EXHIBIT 4

GS MORTGAGE SECURITIES CORP.,

Depositor,

OCWEN LOAN SERVICING, LLC,

Servicer,

U.S. BANK NATIONAL ASSOCIATION,

Custodian,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

Trustee and Custodian

_____________________________________________

POOLING AND SERVICING AGREEMENT

Dated as of August 1, 2006

_____________________________________________

GSAMP TRUST 2006-S5

MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-S5

ARTICLE I DEFINITIONS
Section 1.01	Definitions
ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES
Section 2.01	Conveyance of Mortgage Loans
Section 2.02	Acceptance by the Trustee of the Mortgage Loans
Section 2.03	Representations, Warranties and Covenants of the Servicer and each Custodian
Section 2.04	[RESERVED].
Section 2.05	Execution and Delivery of Certificates
Section 2.06	REMIC Matters
Section 2.07	Representations and Warranties of the Depositor
Section 2.08	Enforcement of Obligations for Breach of Mortgage Loan Representations
Section 2.09	Purposes and Powers of the Trust
ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
Section 3.01	Servicer to Service Mortgage Loans
Section 3.02	Subservicing Agreements between the Servicer and Subservicers
Section 3.03	Successor Subservicers
Section 3.04	Liability of the Servicer
Section 3.05	No Contractual Relationship between Subservicers and the Trustee
Section 3.06	Assumption or Termination of Subservicing Agreements by Trustee
Section 3.07	Collection of Certain Mortgage Loan Payments
Section 3.08	Subservicing Accounts
Section 3.09	[Reserved].
Section 3.10	Collection Account
Section 3.11	Withdrawals from the Collection Account
Section 3.12	Investment of Funds in the Collection Account and the Distribution Account
Section 3.13	Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage
Section 3.14	Enforcement of Due-on-Sale Clauses; Assumption Agreements
Section 3.15	Realization upon Defaulted Mortgage Loans
Section 3.16	Release of Mortgage Files
Section 3.17	Title, Conservation and Disposition of REO Property
Section 3.18	[RESERVED].
Section 3.19	Access to Certain Documentation and Information Regarding the Mortgage Loans
Section 3.20	Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee
Section 3.21	Servicing Compensation
Section 3.22	Annual Statement as to Compliance
Section 3.23	Assessments of Compliance and Attestation Reports
Section 3.24	Trustee to Act as Servicer
Section 3.25	Compensating Interest
Section 3.26	Credit Reporting; Gramm-Leach-Bliley Act
Section 3.27	Excess Reserve Fund Account; Distribution Account
Section 3.28	Optional Purchase of Delinquent Mortgage Loans
ARTICLE IV DISTRIBUTIONS AND ADVANCES BY THE SERVICER
Section 4.01	Advances
Section 4.02	Priorities of Distribution
Section 4.03	Monthly Statements to Certificateholders
Section 4.04	Certain Matters Relating to the Determination of LIBOR
Section 4.05	Allocation of Applied Realized Loss Amounts
Section 4.06	Distributions on the REMIC I Regular Interests.
ARTICLE V THE CERTIFICATES
Section 5.01	The Certificates
Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04	Persons Deemed Owners
Section 5.05	Access to List of Certificateholders’ Names and Addresses
Section 5.06	Maintenance of Office or Agency
ARTICLE VI THE DEPOSITOR AND THE SERVICER
Section 6.01	Respective Liabilities of the Depositor and the Servicer
Section 6.02	Merger or Consolidation of the Depositor or the Servicer
Section 6.03	Limitation on Liability of the Depositor, the Servicer and Others
Section 6.04	Limitation on Resignation of the Servicer
Section 6.05	Additional Indemnification by the Servicer; Third Party Claims
ARTICLE VII DEFAULT
Section 7.01	Events of Default
Section 7.02	Trustee to Act; Appointment of Successor Servicer
Section 7.03	Notification to Certificateholders
ARTICLE VIII CONCERNING THE TRUSTEE
Section 8.01	Duties of the Trustee
Section 8.02	Certain Matters Affecting each Custodian and the Trustee
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans
Section 8.04	Trustee May Own Certificates
Section 8.05	Trustee’s Fees and Expenses
Section 8.06	Eligibility Requirements for the Trustee
Section 8.07	Resignation and Removal of the Trustee
Section 8.08	Successor Trustee
Section 8.09	Merger or Consolidation of the Trustee
Section 8.10	Appointment of Co-Trustee or Separate Trustee
Section 8.11	Tax Matters
Section 8.12	Periodic Filings
Section 8.13	Tax Classification of the Excess Reserve Fund Account
Section 8.14	Intention of the Parties and Interpretation
Section 8.15	Custodian Responsibilities.
Section 8.16	Limitations on Custodial Responsibilities.
ARTICLE IX TERMINATION
Section 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans
Section 9.02	Final Distribution on the Certificates
Section 9.03	Additional Termination Requirements
ARTICLE X MISCELLANEOUS PROVISIONS
Section 10.01	Amendment
Section 10.02	Recordation of Agreement; Counterparts
Section 10.03	Governing Law
Section 10.04	Intention of Parties
Section 10.05	Notices
Section 10.06	Severability of Provisions
Section 10.07	Assignment; Sales; Advance Facilities
Section 10.08	Limitation on Rights of Certificateholders
Section 10.09	Inspection and Audit Rights
Section 10.10	Certificates Nonassessable and Fully Paid
Section 10.11	Waiver of Jury Trial
Section 10.12	Limitation of Damages

SCHEDULES
Schedule I	Mortgage Loan Schedule
Schedule II	Representations and Warranties of Ocwen, as Servicer
Schedule III	Representations and Warranties of U.S. Bank National Association, as Custodian
EXHIBITS
Exhibit A-1	Form of Class A, Class M and Class B Certificates
Exhibit B	Form of Class P Certificate
Exhibit C	Form of Class R Certificate
Exhibit D-1	Form of Class X Certificate
Exhibit D-2	Form of Class X-1 Certificate
Exhibit E	Form of Initial Certification of the [Trustee][Custodian]
Exhibit F	Form of Document Certification and Exception Report of the [Trustee][Custodian]
Exhibit G	Form of Residual Transfer Affidavit
Exhibit H	Form of Transferor Certificate
Exhibit I-1	Form of Rule 144A Letter
Exhibit I-2	Form of Investment Letter (Non Rule 144A)
Exhibit J	Form of Request for Release
Exhibit K	Contents of Each Mortgage File
Exhibit L	[Reserved]
Exhibit M	Form of Certification to be provided with Form 10-K
Exhibit N	Form of Trustee Certification to be provided to Depositor
Exhibit O	Form of Servicer Certification to be provided to Depositor
Exhibit P	Form of Power of Attorney
Exhibit Q-1	Fremont Agreements
Exhibit Q-2	Impac Funding Agreements
Exhibit Q-3	NC Capital Agreements
Exhibit Q-4	Meritage Agreements
Exhibit Q-5	Residential Funding Agreements
Exhibit R	Servicing Criteria to Be Addressed in Assessment of Compliance
Exhibit S	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit T	Yield Maintenance Agreement
Exhibit U	Representations and Warranties Agreement
Exhibit V	Form of Additional Disclosure Notification

THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2006, is among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the “Depositor”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company (“Ocwen” or the “Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank” and the “Custodian”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as trustee (the “Trustee”) and as a custodian.

W I T N E S S E T H:

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Prepayment Premiums, the Excess Reserve Fund Account and the Yield Maintenance Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
I-LTAA	Variable(2)	$ 324,200,289.49	September 25, 2036
I-LTA1	Variable(2)	$ 1,644,160.00	September 25, 2036
I-LTA2	Variable(2)	$ 671,550.00	September 25, 2036
I-LTM1	Variable(2)	$ 277,890.00	September 25, 2036
I-LTM2	Variable(2)	$ 86,010.00	September 25, 2036
I-LTM3	Variable(2)	$ 158,790.00	September 25, 2036
I-LTM4	Variable(2)	$ 76,090.00	September 25, 2036
I-LTM5	Variable(2)	$ 84,360.00	September 25, 2036
I-LTM6	Variable(2)	$ 72,780.00	September 25, 2036
I-LTM7	Variable(2)	$ 49,620.00	September 25, 2036
I-LTB1	Variable(2)	$ 64,510.00	September 25, 2036
I-LTB2	Variable(2)	$ 56,240.00	September 25, 2036
I-LTZZ	Variable(2)	$ 3,374,332.44	September 25, 2036
___________________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates. The Trust Fund will also issue the Class X-1 Certificates and the Class P Certificates, which will not be issued by any REMIC created hereunder.

Designation	Pass-Through Rate	Initial Aggregate Certificate Balance	Latest Possible Maturity Date (1)
Class A-1	Variable(2)	$ 164,416,000.00	September 25, 2036
Class A-2	Variable(2)	$ 67,155,000.00	September 25, 2036
Class M-1	Variable(2)	$ 27,789,000.00	September 25, 2036
Class M-2	Variable(2)	$ 8,601,000.00	September 25, 2036
Class M-3	Variable(2)	$ 15,879,000.00	September 25, 2036
Class M-4	Variable(2)	$ 7,609,000.00	September 25, 2036
Class M-5	Variable(2)	$ 8,436,000.00	September 25, 2036
Class M-6	Variable(2)	$ 7,278,000.00	September 25, 2036
Class M-7	Variable(2)	$ 4,962,000.00	September 25, 2036
Class B-1	Variable(2)	$ 6,451,000.00	September 25, 2036
Class B-2	Variable(2)	$ 5,624,000.00	September 25, 2036
Class X	N/A(3)	$ 6,616,621.93(3)	September 25, 2036
_________________

(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.

(3)
The Class X Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class X Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC I Regular Interests. The Class X Certificates will not accrue interest on their Certificate Balance.

As of the Cut-off Date, the Mortgage Loans had an aggregate Stated Principal Balance equal to approximately $330,816,621.93.

The minimum denomination for each Class of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates will be $25,000 initial Certificate Balance with integral multiples of $1 in excess thereof. The minimum denomination for (a) the Class R Certificates will be a 100% Percentage Interest in each such Class and (b) the Class P and Class X Certificates will be a 1% Percentage Interest in each such Class. The Class X-1 Certificates will be issued as a single Certificate and will not have a Class Certificate Balance.

It is expected that each Class of Certificates will receive its final distribution of principal and interest on or prior to the Final Scheduled Distribution Date.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
Class A Certificates	Class A-1 Certificates and Class A-2 Certificates.
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.
Class B Certificates	Class B-1 Certificates and Class B-2 Certificates.
Class R Certificates	Class R Certificates.
Delay Certificates	The Fixed Rate Certificates (other than the Class A-2 Certificates) and Class X Certificates.
ERISA-Restricted Certificates	Class B-1, Class B-2, Class R, Class P, Class X and Class X-1 Certificates; any Certificate with a rating below the lowest applicable permitted rating under the Underwriters’ Exemption.
Fixed Rate Certificates	Class A-2, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates.
LIBOR Certificates	The Class A-1, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-7 Certificates.
Non-Delay Certificates	LIBOR Certificates and Class A-2 Certificates.
Offered Certificates	All Classes of Certificates other than the Private Certificates.
Physical Certificates	Class P, Class X, Class X-1 and Class R Certificates.
Private Certificates	Class B-1, Class B-2, Class P, Class X, Class X-1 and Class R Certificates.
Rating Agencies	Standard & Poor’s and Moody’s.
Regular Certificates	All Classes of Certificates other than the Class P, Class X-1 and Class R Certificates.
Residual Certificates	Class R Certificates.
Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1 and Class B-2 Certificates.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01 of this Agreement.

Account: Any of the Collection Account, the Distribution Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class’s share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls not covered by Total Monthly Excess Spread for the related Due Period allocated to such Class pursuant to Section 4.02.

Additional Form 10-D Disclosure: As defined in Section 8.12(a)(i).

Additional Form 10-K Disclosure: As defined in Section 8.12(a)(iii).

Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

Advance: Any P&I Advance or Servicing Advance.

Advance Facility: A financing or other facility as described in Section 10.07.

Advance Reimbursement Amounts: As defined in Section 10.07.

Advancing Person: The Person to whom the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Amount Held for Future Distribution: As to the Certificates on any Determination Date, the aggregate amount held in each Collection Account at the close of business on the related Remittance Date on account of (i) Principal Prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds on the Mortgage Loans received after the end of the related Prepayment Period and (ii) all Scheduled Payments on the Mortgage Loans due after the end of the related Due Period.

Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates after distributions of principal and after application of any amounts received under the Yield Maintenance Agreement on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Appraised Value: With respect to any Mortgage Loan, the value, determined pursuant to the applicable Underwriting Guidelines, of the related Mortgaged Property as of the origination of such Second Lien Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

Assessment of Compliance: As defined in Section 3.23.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee’s name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trust.

Attestation Report: As defined in Section 3.23.

Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans received during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith (excluding Prepayment Premiums and Prepayment Interest Excess); (iv) all amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or the Repurchase Price in respect of a Deleted Mortgage Loan or a Mortgage Loan repurchased by Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or the Purchaser, as applicable, as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by (y) all amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans, and other amounts as to which the Servicer, the Depositor, the Trustee (or co-trustee) or the Custodian are entitled to be paid or reimbursed pursuant to this Agreement.

Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

Basis Risk Carry Forward Amount: With respect to the LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of LIBOR Certificates or Class M-5, Class M-6, Class B-1 or Class B-2 Certificates is based upon the WAC Cap, the excess of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had the Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest payable on such Class of Certificates at the WAC Cap, and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date (without giving effect to the WAC Cap).

Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the sum of (a) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments) and (b) and (b) amounts paid pursuant to the Yield Maintenance Agreement available for such purpose.

Best’s: Best’s Key Rating Guide, as the same shall be amended from time to time.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York, Florida and California, (b) the State in which the Servicer’s servicing operations are located, or (c) the State in which the Trustee’s operations are located, are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificate Balance: With respect to any Class of Certificates, other than the Class P, Class R, Class X or Class X-1 Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, and reduced by the amount of any Applied Realized Loss Amounts previously allocated to such Class of Subordinated Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class P, Class R and Class X-1 Certificates have no Certificate Balance. With respect to each Class X Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC I Regular Interests over (B) the then aggregate Class Certificate Balance of the Class A Certificates, Class M Certificates and Class B Certificates then outstanding. The aggregate initial Class Certificate Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

Certification: As defined in Section 8.12(a)(iii).

Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that is 180 days delinquent that has not yet been liquidated, giving rise to a Realized Loss.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A Certificates: As specified in the Preliminary Statement.

Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 31.70% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class B Certificates: As specified in the Preliminary Statement.

Class B-1 Certificates: All Certificates bearing the class designation of “Class B-1.”

Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date) and (I) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 84.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class B-2 Certificates: All Certificates bearing the class designation of “Class B-2.”

Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date), (H) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution Date), (I) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (J) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 87.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class M Certificates: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates.

Class M-1 Certificates: All Certificates bearing the class designation of “Class M-1.”

Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 48.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of  the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-2 Certificates: All Certificates bearing the class designation of “Class M-2.”

Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) the product of (x) 53.70% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of  the Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-3 Certificates: All Certificates bearing the class designation of “Class M-3.”

Class M-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class Certificate Balance of the Class M-3 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 63.30% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-4 Certificates: All Certificates bearing the class designation of “Class M-4.”

Class M-4 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date) and (E) the Class Certificate Balance of the Class M-4 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 67.90% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-5 Certificates: All Certificates bearing the class designation of “Class M-5.”

Class M-5 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date) and (F) the Class Certificate Balance of the Class M-5 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 73.00% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-6 Certificates: All Certificates bearing the class designation of “Class M-6.”

Class M-6 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M-6 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 77.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class M-7 Certificates: All Certificates bearing the class designation of “Class M-7.”

Class M-7 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution Date) and (H) the Class Certificate Balance of the Class M-7 Certificates immediately prior to such Distribution Date, over (ii) the lesser of (A) the product of (x) 80.40% and (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

Class P Certificates: All Certificates bearing the class designation of “Class P.”

Class R Certificates: All Certificates bearing the designation of “Class R” and representing the Residual Interest in REMIC I and REMIC II.

Class X Certificates: All Certificates bearing the class designation of “Class X” (other than the Class X-1 Certificates).

Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

Closing Date: August 18, 2006.

Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Accounts: As defined in Section 3.10(a).

Combined Loan-to-Value Ratio or CLTV: As of the date of origination and as to any Mortgage Loan, the ratio, expressed as a percentage, of (a) the sum of (i) the outstanding principal balance of the Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which are secured by the same Mortgaged Property to (b) the Appraised Value.

Commission: The United States Securities and Exchange Commission.

Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to Principal Prepayments in full occurring during the portion of the related Prepayment Period in the calendar month preceding such Distribution Date, and (b) the Servicing Fee payable to the Servicer for such Distribution Date.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

Conduit Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to its mortgage conduit program and identified as a “Conduit Mortgage Loan” on the Mortgage Loan Schedule.

Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attn: Trust Administration-GS065S, facsimile no. (714) 247-6478 and which is the address to which notices to and correspondence with the Trustee should be directed.

Corresponding Certificate: With respect to each REMIC I Regular Interest listed below, as follows:

REMIC I Regular Interest	Class
REMIC I Regular Interest I-LTA1	A-1
REMIC I Regular Interest I-LTA2	A-2
REMIC I Regular Interest I-LTM1	M-1
REMIC I Regular Interest I-LTM2	M-2
REMIC I Regular Interest I-LTM3	M-3
REMIC I Regular Interest I-LTM4	M-4
REMIC I Regular Interest I-LTM5	M-5
REMIC I Regular Interest I-LTM6	M-6
REMIC I Regular Interest I-LTM7	M-7
REMIC I Regular Interest I-LTB1	B-1
REMIC I Regular Interest I-LTB2	B-2

Cumulative Loss Percentage: As of any date of determination, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses on the Mortgage Loans for the period from the Cut-off Date to the date of determination and the denominator of which is the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Custodian or the Trustee, as applicable, or which at any time comes into the possession of the Custodian or the Trustee, as applicable.

Custodian: U.S. Bank National Association, a national banking association, and its successors in interest, as applicable. The Trustee will also serve as a custodian for certain of the Mortgage Loans.

Custodian Fee: As to each applicable Mortgage Loan and any Distribution Date, any amount payable to the Custodian for such Mortgage Loan pursuant to the Custodian’s fee agreement with the Trustee, as specified in an invoice from the Custodian to the Trustee. The Custodian Fee payable to the Custodian with respect to each Distribution Date shall be payable out of the related Trustee Fee.

Cut-off Date: August 1, 2006.

Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balance of all Mortgage Loans as of the Cut-off Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

Data Tape Information: The information provided by the Original Loan Sellers as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Original Loan Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Combined Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) the type of Mortgage Loan (i.e., fixed rate, second lien); (16) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (17) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (18) the loan credit classification (as described in the Underwriting Guidelines); (19) whether such Mortgage Loan provides for a Prepayment Premium; (20) the Prepayment Premium period of such Mortgage Loan, if applicable; (21) a description of the Prepayment Premium, if applicable; (22) the Mortgage Interest Rate as of origination; (23) the credit risk score (FICO score) at origination; (24) the date of origination; (25) a code indicating whether the Mortgage Loan has been modified; (26)  the current Combined Loan-to-Value Ratio; (27) the Due Date for the first Scheduled Payment; (28) the original Scheduled Payment due; (29) with respect to the related Mortgagor, the debt-to-income ratio; (30) the Appraised Value of the Mortgaged Property; (31) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (32) a code indicating whether a Mortgage Loan is or has been 30 days delinquent; (33) the outstanding principal balance of the related First Lien Mortgage Loan; (34) with respect to each MERS Designated Mortgage Loan, the MERS identification number; and (35) whether such Mortgage Loan is a Fremont Mortgage Loan, Impac Funding Mortgage Loan, NC Capital Mortgage Loans, Meritage Mortgage Loan, Residential Funding Mortgage Loan or Conduit Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Delay Certificates: As specified in the Preliminary Statement.

Deleted Mortgage Loan: As defined in Section 2.03(d).

Delinquent: As used herein, a Mortgage Loan is considered to be: “30 to 59 days” or “30 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the next following monthly scheduled due date; “60 to 89 days” or “60 or more days” delinquent when a payment due on any scheduled due date remains unpaid as of the close of business on the second following monthly scheduled due date; and so on. The determination as to whether a Mortgage Loan falls into these categories is made as of the close of business on the last business day of each month. For example, a Mortgage Loan with a payment due on July 1 that remained unpaid as of the close of business on August 31 would then be considered to be 30 to 59 days delinquent.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody’s, F1+ by Fitch and A-1 by Standard & Poor’s, to the extent they are Rating Agencies hereunder.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of GSAMP Trust 2006-S5 Mortgage Pass-Through Certificates, Series 2006-S5.” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates or, if such day is not a Business Day, the next succeeding Business Day, commencing in September 2006.

Document Certification and Exception Report: The report attached to Exhibit F hereto.

Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated “F-1” by Fitch and “P-1” by Moody’s if rated by such Rating Agency (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Event of Default: As defined in Section 7.01.

Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated “Deutsche Bank National Trust Company in trust for registered holders of GSAMP Trust 2006-S5, Mortgage Pass-Through Certificates, Series 2006-S5.” Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and amounts received under the Yield Maintenance Agreement and available to cover Realized Losses for that Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

Fannie Mae: The Federal National Mortgage Association and its successors in interest.

Fannie Mae Guides: The Fannie Mae Seller’s Guide and the Fannie Mae Servicer’s Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or the Purchaser as contemplated by this Agreement), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in September 2036.

First Lien Mortgage Loan: With respect to each Mortgage Loan, any mortgage loan secured by a first lien Mortgage on the related Mortgaged Property.

Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - GSAMP Trust 2006-S5, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer, the Custodian and the Trustee.

Forbearance: As defined in Section 3.07(a).

Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

Freddie Mac Guides: The Freddie Mac Seller’s & Servicer’s Guide and all amendments or additions thereto.

Fremont: Fremont Investment & Loan, a California industrial bank, and its successors in interest.

Fremont Agreements: Collectively, the Fremont Purchase Agreement, without the mortgage loan schedule exhibits, and the Fremont Assignment Agreement, copies of which are attached hereto as Exhibit Q-1.

Fremont Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 18, 2006, among the Purchaser, the Depositor and Fremont.

Fremont Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Fremont Purchase Agreement and identified as a “Fremont Mortgage Loan” on the Mortgage Loan Schedule.

Fremont Purchase Agreement: The Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreements, dated as of January 1, 2006, by and between Fremont and the Purchaser, solely insofar as the Fremont Purchase Agreement relates to the Fremont Mortgage Loans.

High Cost Mortgage Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as “high cost,” “threshold,” “covered”, or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as “High Cost” or “Covered” pursuant to the then-current version of Appendix E of the Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as “Home Loan” pursuant to the then-current version of Appendix E of Standard & Poor’s Glossary.

Impac Funding: Impac Funding Corporation, a California corporation, and its successors in interest.

Impac Funding Agreements: Collectively, the Impac Funding Purchase Agreement, without the mortgage loan schedule exhibits, and the Impac Funding Assignment Agreement, copies of which are attached hereto as Exhibit Q-2.

Impac Funding Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 18, 2006, among the Purchaser, the Depositor and Impac Funding.

Impac Funding Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Impac Funding Purchase Agreement and identified as a “Impac Funding Mortgage Loan” on the Mortgage Loan Schedule.

Impac Funding Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreements, dated as of April 1, 2006, by and between Impac Funding and the Purchaser, solely insofar as the Impac Funding Purchase Agreement relates to the Impac Funding Mortgage Loans.

Initial Certification: The Initial Certification submitted by the Trustee or the Custodian substantially in the form of Exhibit E.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Accrual Period: With respect to each Class of Non-Delay Certificates and any Distribution Date, the period commencing on the preceding Distribution Date (or, for the initial Distribution Date, the Closing Date) and ending on the day preceding the current Distribution Date, and with respect to the Delay Certificates and the REMIC I Regular Interests and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. For purposes of computing interest accruals on each Class of Non-Delay Certificates (other than the Class A-2 Certificates), each Interest Accrual Period has the actual number of days in such period and each year is assumed to have 360 days. For purposes of computing interest accruals on each Class of Delay Certificates and the Class A-2 Certificates, each month is assumed to have 30 days and each year is assumed to have 360 days.

Interest Remittance Amount: With respect to any Distribution, that portion of Available Funds attributable to interest relating to the Mortgage Loans.

Investment Account: As defined in Section 3.12(a).

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Determination Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

LIBOR Certificates: As specified in the Preliminary Statement.

LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

Liquidated Mortgage Loan: With respect to any Distribution Date, (i) a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination and (ii) any Charged Off Loan.

Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold, transferred or replaced pursuant to or as contemplated by this Agreement or (iv) such Mortgage Loan becomes a Charged Off Loan pursuant to Section 3.15(b). With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

Liquidation Proceeds: The amounts, including Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries in each case, which are remaining after, or not otherwise required to be applied to, the satisfaction of any related First Lien Mortgage Loan.

London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

Marker Rate: With respect to the Class X Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC I Remittance Rate for each of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTZZ, with the rate on each such REMIC I Regular Interest (other than REMIC I Regular Interest I-LTZZ) subject to a cap equal to the related Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC I Regular Interest I-LTZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTM7 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Maximum I-LTZZ Uncertificated Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I Remittance Rate applicable to REMIC I Regular Interest I-LTZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ minus the REMIC I Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTB2 with the rate on each such REMIC I Regular Interest subject to a cap equal to the related Pass-Through Rate for the corresponding Certificate for the purpose of this calculation for such Distribution Date; provided however, each such cap for REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTM7 shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

Meritage: Meritage Mortgage Corporation, an Oregon corporation, and its successors in interest.

Meritage Agreements: Collectively, the Meritage Purchase Agreement, without the mortgage loan schedule exhibits, and the Meritage Assignment Agreement, copies of which are attached hereto as Exhibit Q-4.

Meritage Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 18, 2006, among the Purchaser, the Depositor and Meritage.

Meritage Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Meritage Purchase Agreement and identified as a “Meritage Mortgage Loan” on the Mortgage Loan Schedule.

Meritage Purchase Agreement: The Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreements, dated as of November 1, 2005, by and between Meritage and the Purchaser, solely insofar as the Meritage Purchase Agreement relates to the Meritage Mortgage Loans.

MERS: As defined in Section 2.01(b).

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the applicable Original Loan Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the applicable Original Loan Seller, in accordance with the MERS Procedures Manual and (b) the applicable Original Loan Seller has designated or will designate the Trust as the Investor on the MERS® System.

MERS Procedures Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

Moody’s: Moody’s Investors Service, Inc. and its successor in interest. If Moody’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicer, the Custodian and the Trustee.

Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Original Loan Seller’s Mortgage Loan identifying number; (2) the city, state and zip code of the Mortgaged Property; (3) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (4) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (5) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6)  the Combined Loan-to-Value Ratio, at origination; (7) the Mortgage Interest Rate as of the Cut-off Date; (8) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (9) the stated maturity date; (10) the amount of the Scheduled Payment as of the Cut-off Date; (11) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (14) the type of Mortgage Loan (i.e., fixed rate, second lien); (15) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (16) a code indicating the documentation style (i.e., full, limited or stated income); (17) the loan credit classification (as described in the Underwriting Guidelines); (18) whether such Mortgage Loan provides for a Prepayment Premium; (19) the Prepayment Premium period of such Mortgage Loan, if applicable; (20) a description of the Prepayment Premium, if applicable; (21) the Mortgage Interest Rate as of origination; (22) the credit risk score (FICO score) at origination; (23) the date of origination; (24) a code indicating whether the Mortgage Loan has been modified; (25) the Due Date for the first Scheduled Payment; (26) the original Scheduled Payment due; (27) with respect to the related Mortgagor, the debt-to-income ratio; (28) the Appraised Value of the Mortgaged Property; (29) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (30) a code indicating whether such Mortgage Loan is a Home Loan; (31) a code indicating whether a Mortgage Loan is or has been 30 days delinquent; (32) the outstanding principal balance of the related First Lien Mortgage Loan; (33) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (34) whether the Mortgage Loan is a Fremont Mortgage Loan, Impac Funding Mortgage Loans, NC Capital Mortgage Loan, Meritage Mortgage Loan, Residential Funding Mortgage Loan or Conduit Mortgage Loan and (35) a code indicating the custodian of such Mortgage Loan. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor(s) on a Mortgage Note.

NC Capital: NC Capital Corporation, a California corporation, and its successors in interest.

NC Capital Agreements: Collectively, the NC Capital Purchase Agreement, without the mortgage loan schedule exhibits, and the NC Capital Assignment Agreement, copies of which are attached hereto as Exhibit Q-3.

NC Capital Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 18, 2006, among the Purchaser, the Depositor and NC Capital.

NC Capital Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the NC Capital Purchase Agreement and identified as a “NC Capital Mortgage Loan” on the Mortgage Loan Schedule.

NC Capital Purchase Agreement: The Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreements, dated as of May 1, 2006, by and between NC Capital and the Purchaser, solely insofar as the NC Capital Purchase Agreement relates to the NC Capital Mortgage Loans.

Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to subsection 4.02(a)(iii) (before giving effect to distributions pursuant to such subsection).

Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

NIM Issuer: The entity established as the issuer of the NIM Securities, if any.

NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates that are rated by one or more Rating Agencies.

NIM Trustee: The trustee for the NIM Securities, if any.

90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Non-Delay Certificates: As specified in the Preliminary Statement.

Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

Notice of Final Distribution: The notice to be provided pursuant to Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: With respect to the Class X Certificates and any Distribution Date, the Uncertificated Balance of the REMIC I Regular Interests for such Distribution Date. As of the Closing Date, the Notional Amount of the Class X Certificates is equal to $330,816,621.93.

Notional Balance: With respect to the Class X Certificates for purposes solely of the face thereof, the aggregate Stated Principal Balance of the Mortgage Loans. With respect to each of the Class X-1, Class P and Class R Certificates for purposes solely of the face thereof, $100.

Ocwen: Ocwen Loan Servicing, LLC, a Delaware limited liability company, and its successors in interest.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans required to be serviced by the Servicer and listed on a list delivered to the Trustee pursuant to this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or a Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of either Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must (unless otherwise stated in such Opinion of Counsel) be an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or in an affiliate of the Servicer and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

Optional Termination Date: The date determined as follows:

(i) the Servicer (at the direction of the Majority Class X Certificateholder (as evidenced on the Certificate Register)), pursuant to Section 9.01, shall cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class X Certificates held by such Holder, or unaffiliated Holders in the aggregate, must represent at least a 10% Percentage Interest in the Class X Certificates); and

(ii) the Servicer, pursuant to Section 9.01, individually, may, at its option, cause the Optional Termination Date to occur on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 5% or less of the Cut-off Date Pool Principal Balance.

Original Loan Sellers: With respect to each Fremont Mortgage Loan, Fremont, with respect to each Impac Funding Mortgage Loan, Impac Funding, with respect to each NC Capital Mortgage Loan, NC Capital, with respect to each Meritage Mortgage Loan, Meritage, with respect to each Residential Funding Mortgage Loan, Residential Funding and with respect to each Conduit Mortgage Loan, the Person who sold such Conduit Mortgage Loan to the Purchaser.

Original Sale Date: With regard to each Fremont Mortgage Loan, April 11, 2006, with regard to each Impac Funding Mortgage Loan, April 25, 2006, with regard to each NC Capital Mortgage Loan, May 26, 2006, with regard to each Meritage Mortgage Loan, March 7, 2006 and March 30, 2006, as applicable, with regard to each Residential Funding Mortgage Loan May 24, 2006, and with regard to each Conduit Mortgage Loan, the date on which GSMC acquired such Mortgage Loan from the applicable Original Loan Seller.

OTS: Office of Thrift Supervision, and any successor thereto.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

(ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Class Certificate Balance of the Class A Certificates, Class M Certificates and Class B Certificates to zero, the Overcollateralization Floor shall be zero.

Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Determination Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

Pass-Through Margin: With respect to each Class of LIBOR Certificates, the following percentages: Class A-1, 0.090%; Class M-1, 0.350%; Class M-2, 0.380%; Class M-3, 0.600%; Class M-4, 0.670% and Class M-7, 2.500%. On the first Distribution Date after the Optional Termination Date, the Pass-Through Margins shall increase to: Class A-1, 0.180%; Class M-1, 0.525%; Class M-2, 0.570%; Class M-3, 0.900%; Class M-4, 1.005% and Class M-7, 3.750%.

Pass-Through Rate: With respect to the Class A-1, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-7 Certificates, a rate per annum equal to the lesser of (i) LIBOR plus the related Pass-Through Margin and (ii) the WAC Cap.

With respect to the Class A-2 Certificates, a rate per annum equal to (a) on or prior to the first possible Optional Termination Date, 5.658% or (b) after the first possible Optional Termination Date, 6.158%.

With respect to the Class M-5 Certificates, a rate per annum equal to the lesser of (i) (a) on or prior to the first possible Optional Termination Date 7.488% or (b) after the first possible Optional Termination Date, 7.988% and (ii) the WAC Cap.

With respect to the Class M-6 Certificates, a rate per annum equal to the lesser of (i) (a) on or prior to the first possible Optional Termination Date 7.500% or (b) after the first possible Optional Termination Date, 8.000% and (ii) the WAC Cap.

With respect to the Class B-1 Certificates, a rate per annum equal to the lesser of (i) (a) on or prior to the first possible Optional Termination Date 7.000% or (b) after the first possible Optional Termination Date, 7.500% and (ii) the WAC Cap.

With respect to the Class B-2 Certificates, a rate per annum equal to the lesser of (i) (a) on or prior to the first possible Optional Termination Date 7.000% or (b) after the first possible Optional Termination Date, 7.500% and (ii) the WAC Cap.

With respect to the Class X Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (a) through (m) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTZZ. For purposes of calculating the Pass-Through Rate for the Class X Certificates, the numerator is equal to the sum of the following components:

(a)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTAA;

(b)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA1;

(c)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTA2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTA2;

(d)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM1;

(e)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM2;

(f)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM3;

(g)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM4;

(h)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM5;

(i)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM6;

(j)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTM7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTM7;

(k)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTB1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTB1;

(l)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTB2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTB2; and

(m)  the REMIC I Remittance Rate for REMIC I Regular Interest I-LTZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC I Regular Interest I-LTZZ.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) demand and time deposits in, certificates of deposit of, or bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated P-1 by Moody’s, F-1 by Fitch and A-1+ by Standard & Poor’s (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

(iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated “Aaa” by Moody’s, “AAAm” or “AAAm-G” by Standard & Poor’s and at least “AA” by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing “Aaa” or “AAA” rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an “electing large partnership” within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

Prepayment Interest Excess: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the portion of the Prepayment Period occurring in the same month as such Remittance Date, the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the first day of the calendar month in which such Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period occurring in the calendar month preceding such Remittance Date, the subject of a Principal Prepayment, an amount equal to the product of (a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the last day of the related Prepayment Period.

Prepayment Period: With respect to any Distribution Date and each Principal Prepayment in Full, the period beginning on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs. With respect to any Distribution Date and each partial Principal Prepayment, the calendar month prior to the month of such Distribution Date.

Prepayment Premium: Any prepayment premium or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any voluntary Principal Prepayment pursuant to the terms of the related Mortgage Note.

Principal Distribution Amount: For any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

Principal Prepayment: Any full or partial payment of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. For purposes of this Agreement, a Liquidation Event shall not be treated as a Principal Prepayment.

Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Deleted Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the prior Determination Date through the Determination Date for the current Distribution Date, (v) the portion of all Substitution Adjustment Amounts allocable to principal with respect to the substitutions of Mortgage Loans that occur during the calendar month in which such Distribution Date occurs, and (vi) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

Privacy Laws: Title V of the Gramm-Leach-Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

Private Certificates: As specified in the Preliminary Statement.

Prospectus Supplement: The Prospectus Supplement, dated August 17, 2006, relating to the Offered Certificates.

PTCE 95-60: As defined in Section 5.02(b).

PUD: A planned unit development.

Purchase Agreements: The Fremont Purchase Agreement, the Impac Funding Purchase Agreement, the NC Capital Purchase Agreement, the Meritage Purchage Agreement, the Residential Funding Purchase Agreement or, with respect to any Conduit Mortgage Loans, the purchase agreement by and between the related Original Loan Seller and the Purchaser, as applicable.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest, as purchaser of the Mortgage Loans under the Purchase Agreements.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor, the Trustee and the Servicer.

Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (b) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.15(c) hereof.

Record Date: With respect to any Distribution Date, the close of business on the last day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

Reference Bank: As defined in Section 4.04.

Regular Certificates: As specified in the Preliminary Statement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Released Loan: Any Charged Off Loan that is released by Ocwen to the Class X-1 Certificateholder pursuant to Section 3.15(b). Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest or principal collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act, or any similar state statutes.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I: As specified in the Preliminary Statement.

REMIC I Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker Rate, divided by (b) 12.

REMIC I Overcollateralization Amount: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Balances of the REMIC I Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTB2, in each case as of such date of determination.

REMIC I Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) 1.00% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTB2 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC I Regular Interest I-LTA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTZZ.

REMIC I Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC I Regular Interests are set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTAA: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTAA shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTA1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTA1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTA2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTA2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM2 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM3: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM3 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM4: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM4 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM5: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM5 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM6: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM6 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTM7: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTM7 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTB1: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTB1 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTB2: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTB3 shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Regular Interest I-LTZZ: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC I. REMIC I Regular Interest I-LTZZ shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

REMIC I Remittance Rate: With respect to each REMIC I Regular Interest, a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans.

REMIC I Required Overcollateralization Amount: 1% of the Specified Overcollateralized Amount.

REMIC II: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC II Certificate: Any Regular Certificate.

REMIC II Certificateholder: The Holder of any REMIC II Certificate.

REMIC Opinion: As defined in Section 9.03.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

Remittance Date: With respect to any Distribution Date, no later than 1:00 PM, Central Time on the Business Day immediately preceding such Distribution Date.

REO Disposition: The final sale by the applicable Servicer of any REO Property.

REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Reportable Event: As defined in Section 8.12(a)(ii).

Reporting Date: The 18th day of each calendar month or the immediately following Business Day if the 18th is not a Business Day.

Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of August 18, 2006, by and between the Depositor and the Purchaser, a copy of which is attached hereto as Exhibit U.

Repurchase Price: With respect to any Mortgage Loan repurchased by the Purchaser, an amount equal to the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii)  all unreimbursed Servicing Advances, (iv) (a) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (v) all expenses incurred by the Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of the Trustee’s or Servicer’s enforcement of the Purchaser’s repurchase obligations, to the extent not included in clause (iii).

With respect to any Mortgage Loan repurchased by Fremont, Impac Funding, NC Capital, Meritage and Residential Funding, the Repurchase Price as that term is defined in the related Purchase Agreement.

Request for Release: The Request for Release submitted by the Servicer to the Custodian or the Trustee, substantially in the form of Exhibit J.

Residential Funding: Residential Funding corporation, a Delaware corporation, and its successors in interest.

Residential Funding Agreements: Collectively, the Residential Funding Purchase Agreement, without the mortgage loan schedule exhibits, and the Residential Funding Assignment Agreement, copies of which are attached hereto as Exhibit Q-5.

Residential Funding Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of August 18, 2006, among the Purchaser, the Depositor and Residential Funding.

Residential Funding Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the Residential Funding Purchase Agreement and identified as a “Residential Funding Mortgage Loan” on the Mortgage Loan Schedule.

Residential Funding Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreements, dated as of May 1, 2006, by and between Residential Funding and the Purchaser, solely insofar as the Residential Funding Purchase Agreement relates to the Residential Funding Mortgage Loans.

Residual Certificates: As specified in the Preliminary Statement.

Residual Interest: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Rule 144A Letter: As defined in Section 5.02(b).

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Securities Act: The Securities Act of 1933, as amended.

Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Senior Specified Enhancement Percentage: As of any date of determination, 68.30%.

Servicer: Ocwen.

Servicer Delinquency Trigger: With respect to any Distribution Date, a Servicer Delinquency Trigger exists if (i) the quotient (expressed as a percentage) of (1) the rolling three-month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 15.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period.

Servicer Cumulative Loss Trigger: With respect to any Distribution Date, a Servicer Cumulative Loss Trigger exists if the Cumulative Loss Percentage exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
September 2008 - August 2009	3.05% for the first month, plus an additional 1/12th of 3.10% for each month thereafter
September 2009 - August 2010	6.15% for the first month, plus an additional 1/12th of 3.15% for each month thereafter
September 2010 - August 2011	9.30% for the first month, plus an additional 1/12th of 2.45% for each month thereafter
September 2011 - August 2012	11.75% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
September 2012 and thereafter	12.50%

Servicer Remittance Report: As defined in Section 4.03(d).

Servicing Advances: The reasonable “out-of-pocket” costs and expenses (including legal fees) incurred prior to, on, or after the Cut-off Date by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property, (ii) any enforcement, administrative or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.13 and 3.15 (including the cost of obtaining any broker’s price opinion pursuant thereto). Servicing Advances also include any reasonable “out-of-pocket” costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the Servicer to perform its obligations under this Agreement, including correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position). The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate and (ii) the applicable Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer or as otherwise provided under Section 3.11.

Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Servicing Transfer Costs: All reasonable out-of-pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Servicer appointed pursuant to Section 7.02) to service the Mortgage Loans properly and effectively.

Similar Law: As defined in Section 5.02(b).

60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 6.15% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 12.30% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors in interest. If Standard & Poor’s is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor’s shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Residential Mortgage Surveillance Group - GSAMP Trust 2006-S5, or such other address as Standard & Poor’s may hereafter furnish to the Depositor, the Servicer, the Custodian and the Trustee.

Standard & Poor’s Glossary: Version 5.6 of the Standard & Poor’s LEVELS® Glossary.

Start-up Day: As defined in Section 2.06.

Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero, and (b) the later to occur of (i) the Distribution Date in September 2009, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

Subordinated Certificates: As specified in the Preliminary Statement.

Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan and, in the case of a Charged Off Loan, prior to such Liquidated Mortgage Loan becoming a Released Loan.

Subservicer: As defined in Section 3.02(a).

Subservicing Account: As defined in Section 3.08.

Subservicing Agreements: As defined in Section 3.02(a).

Substitute Mortgage Loan: A Mortgage Loan substituted by Fremont, Impac Funding, NC Capital or the Purchaser for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit J, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a CLTV no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each related representation and warranty set forth in Section 2.03.

Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(g).

Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

Termination Price: As defined in Section 9.01 hereof.

30 Day Delinquency: The failure of the Mortgagor to make any Scheduled Payment due under the Mortgage Note on or prior to the date which is 30 days after such payment’s Due Date.

Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees) over (ii) the sum of amounts payable to the Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transfer Affidavit: As defined in Section 5.02(c).

Transferor Certificate: As defined in Section 5.02(b).

Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 11.71% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Loss Percentage
September 2008 - August 2009	2.65% for the first month, plus an additional 1/12th of 3.30% for each month thereafter
September 2009 - August 2010	5.95% for the first month, plus an additional 1/12th of 3.30% for each month thereafter
September 2010 - August 2011	9.25% for the first month, plus an additional 1/12th of 2.00% for each month thereafter
September 2011 - August 2012	11.25% for the first month, plus an additional 1/12th of 0.75% for each month thereafter
September 2012 and thereafter	12.00%

Trust: The express trust created hereunder in Section 2.01(c).

Trust Fund: The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, the Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise, (iv) the Yield Maintenance Agreement, (v) the Depositor’s rights under the Fremont Agreements, the Impac Funding Agreements, the NC Capital Agreements, the Meritage Agreements, the Residential Funding Agreements and the Representations and Warranties Agreement and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC: Either REMIC I or REMIC II, as applicable.

Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the related Trustee Fee Rate on the outstanding principal balance of such Mortgage Loan as of the last day of the related Due Period for the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date).

Trustee Fee Rate: With respect to each Mortgage Loan, 0.008% per annum.

Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

Uncertificated Balance: The amount of the REMIC I Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest on such Distribution Date pursuant to Section 4.06 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05 and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by interest deferrals as provided in Section 4.06. The Uncertificated Balance of each REMIC I Regular Interest shall never be less than zero.

Uncertificated Interest: With respect to any REMIC I Regular Interest for any Distribution Date, one month’s interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC I Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.25 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC I Regular Interest pursuant to Section 4.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any Uncertificated REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such Uncertificated REMIC Regular Interest pursuant to Section 4.05.

Underwriters’ Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

Underwriting Guidelines: The underwriting guidelines attached to the applicable Purchase Agreement.

Unpaid Interest Amounts: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from prior Distribution Dates remaining unpaid immediately prior to the current Distribution Date and (b) interest on such unpaid amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates (other than the Class R Certificates and Class X-1 Certificates) in proportion to the Certificate Balances of their respective Certificates on such date. The Class R Certificates and Class X-1 Certificates shall have no Voting Rights.

WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (i) the weighted average of the Adjusted Net Mortgage Interest Rates then in effect on the beginning of the related Due Period on the Mortgage Loans and (ii) with respect to each Class of LIBOR Certificates, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date (which, for purposes of the WAC Cap calculation, shall be 31 for the September 2006 Distribution Date). For federal income tax purposes, the equivalent of the foregoing shall be expressed as the weighted average of the REMIC I Remittance Rates on each REMIC I Regular Interest, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

Yield Maintenance Agreement: The yield maintenance agreement dated August 18, 2006, between the Purchaser and the Yield Maintenance Provider, in the form attached hereto as Exhibit T.

Yield Maintenance Payments: An amount equal to the product of (a) the number of basis points by which (i) one-month LIBOR (determined in accordance with the terms of the Yield Maintenance Agreement) exceeds (ii) 6.10%, (b) a notional amount equal to the lesser of (A) the amount set forth as the yield maintenance notional amount on the schedule attached to the Yield Maintenance Agreement and (B) the aggregate Class Certificate Balance of the LIBOR Certificates, and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

Yield Maintenance Provider: Goldman Sachs Mitsui Marine Derivative Products, L.P., a Delaware limited partnership, and its successors in interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund, and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

(b)  In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Custodian or the Trustee, as applicable, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

(i)  the original Mortgage Note (except for up to 0.06% of the Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge unless state law does not so allow and the Trustee has been advised by the Original Loan Seller that state law does not so allow. If the Mortgage Loan was acquired by the Original Loan Seller in a merger, the endorsement must be by “[last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[last endorsee], formerly known as [previous name]”;

(ii)  with respect to any Fremont Mortgage Loan, NC Capital Mortgage Loan, Impac Funding Mortgage Loan or Meritage Mortgage Loan, the original of any guarantee executed in connection with the Mortgage Note;

(iii)  with respect to the Fremont Mortgage Loans, Impac Funding Mortgage Loans, NC Capital Mortgage Loans, Meritage Mortgage Loans, Residential Funding Mortgage Loans and Conduit Mortgage Loans, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, Fremont, Impac Funding, NC Capital, Meritage or GSMC with respect to the Conduit Mortgage Loans, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, Fremont, Impac Funding, NC Capital, Meritage or GSMC with respect to the Conduit Mortgage Loans, as applicable, shall deliver or cause to be delivered to the Custodian or the Trustee, as applicable, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer’s certificate of Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or GSMC with respect to the Conduit Mortgage Loans, as applicable (or evidence of certification on the face of such photocopy of such Mortgage) or in the case of Fremont, Impac Funding, NC Captial, Meritage or GSMC, certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian or the Trustee, as applicable, upon receipt thereof by Fremont, Impac Funding, NC Capital, Meritage or GSMC with respect to the Conduit Mortgage Loans, as applicable; and in the case of Residential Funding, certified by the closing attorney or an officer of the title insurer which issued the related title insurance policy certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located. (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iv)  the originals of all assumption, modification, and except with respect to the Residential Funding Mortgage Loans consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording, unless, in the case of the Residential Funding Mortgage Loans, such originals are unavailable (in which event Residential Funding shall deliver to the Custodian or the Trustee, as applicable, a photocopy of each such original, certified by Residential Funding to be a true and complete copy of the original);

(v)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

(vi)  (A) except with respect to each Residential Funding Mortgage Loan, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the applicable Original Loan Seller shall deliver or cause to be delivered to the Custodian or the Trustee, as applicable, a photocopy of such intervening assignment, together with (1) in the case of a delay caused by the public recording office, an officer’s certificate of the applicable Original Loan Seller (or evidence of certification on the face of such photocopy of such intervening assignment of mortgage) or certified by the title company, escrow agent, or closing attorney stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian or the Trustee, as applicable, upon receipt thereof by the applicable Original Loan Seller; or (2) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment and (B) with respect to each Residential Funding Mortgage Loan, originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to Residential Funding, and (y) if such public recording office retains the original recorded intervening assignment of Mortgage, Residential Funding may deliver or cause to be delivered to the Custodian or the Trustee, as applicable, a certified photocopy from the appropriate recording office of such intervening assignment of Mortgage to be a true and complete copy of the original recorded intervening assignment of Mortgage;

(vii)  (A) except with respect to the Residential Funding Mortgage Loans, the original (or a copy of) the mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company and (B) with respect to the Residential Funding Mortgage Loans, a policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan, is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney’s certificate has been provided as described in the Program Guide; and

(viii)  except with respect to the Residential Funding Mortgage Loans, a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

The Depositor shall use reasonable efforts to assist the Custodian, the Trustee and the Servicer in enforcing the obligations of the Purchaser under the Representations and Warranties Agreement, the obligations of Fremont and the Purchaser under the Fremont Agreements, the obligations of Impac Funding and the Purchaser under the Impac Funding Agreements, the obligations of NC Capital and the Purchaser under the NC Capital Agreements, the obligations of Meritage and the Purchaser under the Meritage Agreements and the obligations of Residential Funding Agreements and Purchaser under the Residential Funding Agreements

Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event one or more lost note affidavits are provided to cover multiple missing Mortgage Notes on the Closing Date, the Depositor shall use reasonable efforts to cause the Purchaser to deliver to the Custodian or the Trustee, as applicable, the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If the Purchaser fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or the Purchaser, as applicable, to take such remedial actions, including, without limitation, the repurchase by Fremont of any Fremont Mortgage Loan, Impac Funding of any Impac Funding Mortgage Loan, NC Capital of any NC Capital Mortgage Loan and Meritage of any Meritage Mortgage Loan within 30 days of the Closing Date, the repurchase by Residential Funding of any Residential Funding Mortgage Loan with 45 days of the Closing Date, or the repurchase by the Purchaser of any Conduit Mortgage Loan within 180 days of the Closing Date.

The Depositor shall use reasonable efforts to cause the Purchaser to deliver to the Custodian or the Trustee, as applicable, the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 180 days from the Closing Date.

If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

The Depositor shall use reasonable efforts to cause the Purchaser to forward to the Custodian or the Trustee, as applicable, additional documents evidencing an assumption, modification, (except in the case of Residential Funding Mortgage Loans, consolidation or extension of a Mortgage Loan approved by the applicable Original Loan Seller in accordance with the terms of the applicable Purchase Agreement. All such mortgage documents held by the Custodian or the Trustee, as applicable, as to each Mortgage Loan shall constitute the “Custodial File.”

On or prior to the Closing Date, the Depositor shall use reasonable efforts to cause the Purchaser to deliver to the applicable Custodian Assignments of Mortgages, in blank, for each applicable Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Depositor shall use reasonable efforts to cause the Purchaser to cause the Assignments of Mortgage with completed recording information to be provided to the Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the fully completed Assignments of Mortgages in recordable form, the Depositor shall promptly submit or cause to be submitted for recording, at the expense of the Purchaser, at no expense to the Trust Fund, the Depositor, the Custodian or the Trustee in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (i) (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive written notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates or (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan; provided, however, each Assignment of Mortgage that is not a MERS Designated Mortgage Loan shall be submitted for recording in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of an Event of Default, (iii) upon receipt of notice from the Servicer, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (iv) upon receipt of notice from the Servicer, any Mortgage Loan that is 90 days or more Delinquent. In the event of (i) through (iv) set forth in the immediately preceding sentence, upon request of the Depositor, the Trustee shall enforce the obligations of the Purchaser to deliver such Assignments of Mortgage for recording as provided above, promptly and in any event within 30 days following receipt of notice by the Purchaser. Notwithstanding the foregoing, if the Purchaser fails to pay the cost of recording the Assignments of Mortgage, such expense will be paid by the Trustee from the assets of the Trust. In the event an Assignment of Mortgage is not recorded, neither the Trustee nor the Servicer will have any liability for its failure to act on notices that were not received and would have been received if such Assignment had been recorded. If the Assignment of Mortgage is to be recorded, the Depositor shall use reasonable efforts to cause the Purchaser to assign the Mortgage, at the Purchaser’s expense, to “Deutsche Bank National Trust Company, as trustee under the Pooling and Servicing Agreement dated as of August 1, 2006, GSAMP Trust 2006-S5.” In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Depositor shall use reasonable efforts to cause the Purchaser to promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded at the expense of the Purchaser.

On or prior to the Closing Date, the Depositor shall deliver to the Custodian, the Trustee and the Servicer a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor, the Servicer, the Custodian and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Custodian, the Trustee and the Servicer, and the Custodian and the Trustee shall promptly, upon receipt of the Mortgage Loan Schedule (or any other mortgage loan schedules received by the Custodian or the Trustee from the Depositor), inform the Depositor of receipt thereof.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Custodian or the Trustee, as applicable, within 90 days following the Closing Date, and in the event that the Purchaser does not cause such failure to be cured within 60 days of discovery of receipt of written notification of such failure from the Depositor, the related Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Purchaser pursuant to the Representations and Warranties Agreement at the price and in the manner specified in Section 2.03. The foregoing repurchase obligation shall not apply in the event that the Purchaser cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Purchaser shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Purchaser confirming that such document has been accepted for recording.

Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Purchaser shall be deemed to have been satisfied upon delivery by the Purchaser to the Custodian or the Trustee, as applicable, prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

(c)  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “GSAMP Trust 2006-S5” and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including the requirement that no Mortgage Loan be a High Cost Mortgage Loan and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 be governed by the Georgia Fair Lending Act.

(d)  The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans, the Fremont Assignment Agreement, the Impac Funding Assignment Agreement, the NC Capital Assignment Agreement, the Meritage Assignment Agreement, the Residential Funding Assignment Agreement and the Representations and Warranties Agreement) pursuant to Section 2.01(a).

Section 2.02  Acceptance by the Trustee of the Mortgage Loans. The Trustee, on behalf of the Trust, hereby accepts the Trust Fund and assumes (i) the obligations of the Depositor under the Representations and Warranties Agreement from and after the Closing Date solely insofar as they relate to the Mortgage Loans, (ii) the obligations of the Depositor under the Fremont Agreements from and after the Closing Date solely insofar as they relate to the Fremont Mortgage Loans, (iii) the obligations of the Depositor under the Impac Funding Agreements from and after the Closing Date solely insofar as they relate to the Impac Funding Mortgage Loans, (iv) the obligations of the Depositor under the NC Capital Agreements from and after the Closing Date solely insofar as they relate to the NC Capital Mortgage Loans, (v) the obligations of the Depositor under the Meritage Agreements from and after the Closing Date solely insofar as they relate to Meritage Mortgage Loans and (vi) the obligations of the Depositor under the Residential Funding Agreements from and after the Closing Date solely insofar as they relate to the Residential Funding Mortgage Loans. For avoidance of doubt, the parties acknowledge that all obligations so assumed are obligations of the Trust and, to the extent such obligations are payment or monetary obligations, are payable solely from the Trust Fund, and not of the Trustee in its individual capacity. The Custodian and the Trustee, as applicable, acknowledge receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and the Trustee declares that the Custodian, on the Trustee’s behalf, holds and will hold such documents and the other documents delivered to the Custodian pursuant to Section 2.01, and that the Trustee holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Custodian acknowledges that it will maintain possession of the related Mortgage Notes in the State of Minnesota unless otherwise permitted by the Rating Agencies. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California unless otherwise permitted by the Rating Agencies.

Prior to and as a condition to the Closing, the Trustee and the Custodian shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee and the Custodian shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

On the Closing Date, the Custodian and the Trustee each shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and the Servicer (and in the case of the Custodian, to the Trustee) an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date (or with respect to any Substitute Mortgage Loan delivered to the Custodian or the Trustee, as applicable, within 30 days after the receipt of the Mortgage File by the Trustee and the Custodian) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1) and (12) of the Mortgage Loan Schedule and items (1), (2) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Custodian and the Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

The Custodian and the Trustee, as applicable, shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Custodian or the Trustee, as applicable, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

The Depositor shall use reasonable efforts to cause the Purchaser to deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Custodian or the Trustee, as applicable, including but not limited to such documents as the title insurance policy and any other Mortgage Loan Documents upon return from the public recording office. The Depositor shall use reasonable efforts to cause the Purchaser to deliver such documents, at the Purchaser’s expense, to the Servicer and in no event shall the Servicer be responsible for any expenses relating to such delivery obligation.

Section 2.03  Representations, Warranties and Covenants of the Servicer and the Custodian. (a) Ocwen hereby makes the representations and warranties set forth in Schedule II hereto to the Depositor and the Trustee as of the Closing Date.

(b)  The Custodian hereby make the representations and warranties set forth in Schedule III hereto to the Depositor, the Servicer and the Trustee.

(c)  It is understood and agreed by the Servicer, the Custodian and the Trustee that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor, and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Depositor, the Trustee, the Custodian or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

(d)  Within 30 days of the earlier of either discovery by or notice to the Purchaser and the Depositor that any Mortgage Loan does not conform to the requirements as determined in the Custodian’s or the Trustee’s review of the related Custodial File, the Depositor and the Purchaser shall each use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File and, if such defect cannot be remedied within 30 days (in the case of a Fremont, Impac Funding, NC Capital and Meritage Mortgage Loan), 45 days (in the case of a Residential Funding Mortgage Loan) or 180 days (in the case of a Conduit Mortgage Loan), (i) (A) in the case of the Fremont Mortgage Loans, Impac Funding Mortgage Loans and NC Capital Mortgage Loans if such 30 day period expires prior to 120 days after the applicable Original Sale Date, pursuant to the related Purchase Agreements or (B) in the case of the Conduit Mortgage Loans, if such 180 day period expires prior to two years after the Closing Date, pursuant to the pursuant to the Representations and Warranties Agreement, Fremont, Impac Funding, NC Capital or the Purchaser, as applicable, may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section 2.03, or (ii) Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or the Purchaser, pursuant to the Fremont Agreements, Impac Funding Agreements, NC Capital Agreements, Meritage Agreements, Residential Funding Agreements or Representations and Warranties Agreement may repurchase such Mortgage Loan at the Repurchase Price; provided, however, that any such substitution pursuant to clause (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.04, if any, and to the Custodian or the Trustee, as applicable, a Request for Release substantially in the form of Exhibit J, and the Mortgage File for any such Substitute Mortgage Loan. Notwithstanding the foregoing, as set forth in the Representations and Warranties Agreement, within 60 days of the earlier of either discovery by, or notice to, the Purchaser of any breach of the representations or warranties set forth in clauses (t), (x), (bb), (cc), (dd) or (ff) of Exhibit I thereto, the Purchaser shall repurchase such affected Mortgage Loan at the Repurchase Price.

(e)  With respect to any Substitute Mortgage Loan or Loans, the Depositor shall deliver or caused to be delivered to the Custodian or the Trustee, as applicable, for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the Due Period of substitution shall not be part of the Trust Fund and will be retained by the applicable Original Loan Seller on the next succeeding Distribution Date. For the Due Period of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the applicable Original Loan Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

(f)  The Depositor shall, based on information provided by the Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or the Purchaser, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Depositor shall deliver the amended Mortgage Loan Schedule to the Servicer, the Custodian and the Trustee. The Depositor shall have no liability with respect to the information provided by Fremont, Impac Funding, NC Capital or the Purchaser related to any Substitute Mortgage Loan. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian or the Trustee, as applicable, shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Purchaser or the applicable Original Loan Seller, as applicable, and the Trustee shall execute and deliver at the direction of the Purchaser or the applicable Original Loan Seller, as applicable, such instruments of transfer or assignment prepared by the Purchaser or the applicable Original Loan Seller, as applicable, in each case without recourse, as shall be necessary to vest title in the Purchaser or the applicable Original Loan Seller, as applicable, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

(g)  For any month in which Fremont, Impac Funding, NC Capital or the Purchaser, as applicable, substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Depositor will determine the amount (if any) by which the aggregate unpaid principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the Scheduled Payments due in the Due Period of substitution). The Depositor shall use reasonable efforts to cause the amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances with respect to such Deleted Mortgage Loans to be remitted, by Fremont or the Purchaser, as applicable, to the Servicer for deposit into the Collection Account on or before the next Remittance Date.

(h)  In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement, the Fremont Agreements, the Impac Funding Agreements, the NC Capital Agreements, the Meritage Agreements, the Residential Funding Agreements or the Representations and Warranties Agreement, the Repurchase Price thereof shall be deposited in the Collection Account by the Servicer pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price, and receipt of a Request for Release in the form of Exhibit J hereto, the Custodian or the Trustee, as applicable, shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing, together with satisfaction of any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicer or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Custodial Files to the Custodian and the Trustee for the benefit of the Certificateholders.

Section 2.04  [RESERVED].

Section 2.05  Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

Section 2.06  REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The “Start-up Day” for purposes of the REMIC Provisions shall be the Closing Date. The “latest possible maturity date” is the Distribution Date in September 2036, which is the Distribution Date following the latest Mortgage Loan maturity date.

Section 2.07  Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a)  The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

(b)  The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

(c)  This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the Servicer, and the Trustee, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d)  No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e)  None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(f)  There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor’s reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

(g)  The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

(h)  Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04, and

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Custodian and the Trustee and shall inure to the benefit of the Trustee.

Section 2.08  Enforcement of Obligations for Breach of Mortgage Loan Representations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by Fremont pursuant to the Fremont Agreements, Impac Funding pursuant to the Impac Funding Agreements, NC Capital pursuant to the NC Capital Agreements, Meritage pursuant to the Meritage Agreements, Residential Funding pursuant to the Residential Funding Agreements, or the Purchaser pursuant to the Representations and Warranties Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and to the Purchaser. The Trustee shall take such action, as directed by the Depositor, with respect to such breach under the Fremont Agreements, Impac Funding Agreements, NC Capital Agreements, Meritage Agreements, Residential Funding Agreements or Representations and Warranties Agreement, as applicable, as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

Section 2.09  Purposes and Powers of the Trust.The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a)  acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b)  to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c)  to make payments on the Certificates;

(d)  to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e)  subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing and as required or authorized by the terms of this Agreement while any Certificate is outstanding.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i)  any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

(ii)  the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii)  the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv)  the amount of the Servicer’s or any Subservicer’s compensation for its services hereunder.

To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the related Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with Accepted Servicing Practices, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the related Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. At the request of the Servicer, the Trustee shall execute a reasonable number of powers of attorney in the form attached hereto as Exhibit P in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney. If the Servicer receives any notice of suit, litigation or proceeding in the name of Deutsche Bank National Trust Company, then the Servicer shall promptly forward a copy of same to the Trustee unless the notice of said suit, litigation or proceeding was provided by the Trustee to the Servicer.

(b)  In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties (to the extent the Servicer has received reasonable timely notice that such taxes or assessments have not been paid by the related Mortgagor or the owner or the servicer of the related First Lien Mortgage Loan), which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding anything in this Agreement to the contrary, however, the Servicer need not make any future advances with respect to a Mortgage Loan if the Servicer makes a good faith determination that such advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as set forth in Section 4.01.

(c)  The Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest or principal payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause either Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the start-up day” under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

(d)  The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

(e)  If the Mortgage relating to a Mortgage Loan had a related First Lien Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the Servicer, in such capacity, may consent to the refinancing of the related First Lien Mortgage Loan, provided that the following requirements are met:

(i)  the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing;

(ii)  the interest rate, or, in the case of an adjustable rate related First Lien Mortgage Loan, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the existing First Lien Mortgage Loan immediately prior to the date of such refinancing; and

(iii)  the loan evidencing the refinanced senior lien is not subject to negative amortization.

Section 3.02  Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with subservicers (each, a “Subservicer”), for the servicing and administration of the Mortgage Loans (“Subservicing Agreements”).

(b)  Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer’s execution and delivery of such instruments.

(c)  As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed.

Section 3.03  Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

Section 3.04  Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Section 3.05  No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer’s compensation pursuant to this Agreement is sufficient to pay such fees.

Section 3.06  Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Servicer if the successor Servicer is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer’s interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to which the predecessor Servicer was a party to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor to the Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced by it and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

Section 3.07  Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension to the extent required by Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or in the judgment of the applicable Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “Forbearance”); provided, however, that the Servicer’s approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the Offered Certificates. The Servicer’s analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of Section 3.01 shall be reflected in writing in the applicable Servicing File or on the Servicer’s servicing records. In addition, notwithstanding the foregoing, the Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in the Servicer’s judgment, maximize recoveries on the related Mortgage Loan or if such Prepayment Premium is (i) not permitted to be collected by applicable law, or the collection thereof would be considered “predatory” pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor’s rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

(b)  The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

Section 3.08  Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the “Subservicing Account”). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer’s receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

Section 3.09  [Reserved].

Section 3.10  Collection Account. (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more segregated Eligible Accounts (each such account or accounts, a “Collection Account”), held in trust for the benefit of the Trustee. Funds in the Collection Account shall not be commingled with any other funds of the Servicer. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the related Cut-off Date but allocable to a Due Period subsequent thereto:

(i)  all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii)  all payments on account of interest (net of the Servicing Fee) on each Mortgage Loan;

(iii)  all Insurance Proceeds and Condemnation Proceeds (to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices) and all Liquidation Proceeds;

(iv)  any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)  any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

(vi)  all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement and any Substitution Adjustment Amount; and

(vii)  all Prepayment Premiums collected by the Servicer.

The foregoing requirements for deposit in the Collection Accounts shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, any Prepayment Interest Excess and payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)  Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

Section 3.11  Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

(i)  on or prior to the Remittance Date, to remit to the Trustee (A) the Trustee Fee (including the Custodian Fees) with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

(ii)  to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

(iii)  to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees (including such unpaid Servicing Fees as provided in Section 3.15) or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan serviced by the Servicer, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

(iv)  to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)  to pay the Purchaser, the applicable Original Loan Seller or the Depositor, as applicable, with respect to each Mortgage Loan that has previously been repurchased or replaced pursuant to this Agreement all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)  to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

(vii)  to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan serviced by the Servicer pursuant to Section 3.15;

(viii)  to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or Section 8.05;

(ix)  to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

(x)  to withdraw any amounts deposited in the Collection Account in error or for which amounts previously deposited are returned due to a “not sufficient funds” or other denial of payment by the related Mortgagor’s banking institution;

(xi)  to withdraw any amounts held in the Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into the Collection Account, to reimburse the Servicer for unreimbursed P&I Advances;

(xii)  to invest funds in Permitted Investments in accordance with Section 3.12;

(xiii)  to pay itself any Prepayment Interest Excess (to the extent deposited in the Collection Account by the Servicer); and

(xiv)  to clear and terminate the Collection Account upon termination of this Agreement.

To the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

(b)  The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (v), (vi), (vii), (viii) and (ix) above. The Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the related Collection Account pursuant to subclauses (a)(vi) and (viii) above.

Section 3.12  Investment of Funds in the Collection Account and the Distribution Account. (a) The Servicer may invest the funds in the Collection Account and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the Collection Account and the Distribution Accounts are referred to as an “Investment Account”), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor’s direction, which shall mature no later than the Business Day immediately preceding the date of required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon in any Account other than the Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

(x)
consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)	demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)  All income and gain realized from the investment of funds deposited in the Collection Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the Collection Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Servicer, except that the Servicer shall not realize any economic benefit from any forced charging of services except as permitted by applicable law. The Servicer shall deposit in the Collection Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(c)  All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall so deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)  Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(e)  The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

(f)  The Trustee shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Trustee Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with this Section 3.12.

Section 3.13  Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) The Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards on all of the Mortgage Loans, which policy shall provide coverage in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property, and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. Any amounts to be collected by the Servicer under any such policy (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11.

In the event that such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a standard hazard insurance policy and there shall have been one or more losses which would have been covered by such policy, the Servicer shall deposit to the Collection Account from its own funds the amount that is not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself and the Trustee, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)  The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer’s obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days’ prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

Section 3.14  Enforcement of Due-on-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof or as otherwise permitted by this Agreement. The Servicer shall notify the Custodian and the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Custodian or the Trustee, as applicable, the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

Section 3.15  Realization upon Defaulted Mortgage Loans. (a) The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

In the event that the related First Lien Mortgage Loan is not being serviced by the Servicer, the Servicer shall have no liability for any losses resulting from a foreclosure on a Mortgage Loan in connection with the foreclosure on the related First Lien Mortgage Loan where the Servicer did not receive notice or otherwise had no actual knowledge regarding such foreclosure on the related First Lien Mortgage Loan; provided, however, if the Servicer is either notified or has actual knowledge that any holder of a First Lien Mortgage Loan intends to accelerate the obligations secured by the First Lien Mortgage Loan, or that any such holder intends to declare a default under the mortgage or promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, the Servicer shall take, on behalf of the Trust, whatever actions are necessary to protect the interests of the Trust in accordance with Accepted Servicing Practices and the REMIC Provisions. The Servicer shall not be required to make a Servicing Advance pursuant to Section 4.01 with respect thereto except to the extent that it determines in its reasonable good faith judgment that such advance would be recoverable from Liquidation Proceeds on the related Mortgage Loan and in no event in an amount that is greater than the then outstanding principal balance of the related Mortgage Loan. The Servicer shall thereafter take such action as is reasonably necessary to recover any amount so advanced and to otherwise reimburse itself as a Servicing Advance from the Collection Account pursuant to Section 3.11.

The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11; third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or 3.17.

The portions of any recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

(b)  Notwithstanding anything to the contrary contained in this Agreement, with respect to any Mortgage Loan that is 180 days delinquent, the Servicer shall charge off such delinquent Mortgage Loan. Once a Mortgage Loan has been charged off, the Servicer will discontinue making P&I Advances, the Servicer will not be entitled to any additional servicing compensation and the Charged Off Loan will give rise to a Realized Loss. Any such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any REMIC, and will be transferred to the Class X-1 Certificateholders, without recourse, and thereafter (i) the Class X-1 Certificateholder will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Class X-1 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Class X-1 Certificateholder may sell any such Released Loan to a third party. Once a Mortgage Loan is charged off pursuant to this Section 3.15(b), the Servicer shall not be obligated to service such Mortgage Loan. The Servicer may cease any collection efforts with respect to such Mortgage Loan, and statements of account may no longer be sent to such Mortgagor. The Servicer shall write off each charged off Mortgage Loan as bad debt.

(c)  Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Depositor or the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Depositor, with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Servicer shall determine consistent with Accepted Servicing Practices, how to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

Section 3.16  Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Custodian and the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release to the Custodian or the Trustee, as applicable. Upon receipt of such certification and Request for Release, the Custodian or the Trustee, as applicable, shall promptly release the related Custodial File to the Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to or reimbursed by the Collection Account.

(b)  From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Custodian or the Trustee, as applicable, shall, upon request of the Servicer and delivery to the Custodian or the Trustee, as applicable, of a Request for Release, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Custodian or the Trustee, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Custodian or the Trustee, as applicable, a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian or the Trustee, as applicable, to the Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Custodian or the Trustee, as applicable, shall deliver the related Custodial File to the Servicer by overnight courier (at the Servicer’s expense, which expense shall be reimbursable as a Servicing Advance.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee’s sale or other documents reasonably necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall execute and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale.

Section 3.17  Title, Conservation and Disposition of REO Property. (a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders, or the Trustee’s nominee.

(b)  The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

(c)  As described in paragraph (h) below, the Servicer shall use its commercially reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless the Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

(d)  The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

(e)  The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

(f)  The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

(g)  Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

(h)  The Servicer shall use its commercially reasonable efforts to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by the Lower-Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property serviced by the Servicer for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) or result in the receipt by the Lower-Tier REMIC of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code or any “net income from foreclosure property” which is subject to taxation under Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as “rents from real property” as defined in Section 856(d) of the Code.

Section 3.18  [RESERVED].

Section 3.19  Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide, or cause the applicable Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof, access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer. Nothing in this Section shall derogate from the obligation of any such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of any such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

Nothing in this Section 3.19 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof. The Servicer, however, may provide copies of information provided to the Trustee or Depositor to any party designated by the Depositor.

Section 3.20  Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or the Distribution Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

Section 3.21  Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections and as otherwise permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except as provided in Section 10.07 or in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

(b)  Additional servicing compensation in the form of Prepayment Interest Excess, proceeds described in Section 3.17(g), assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

(c)  Except as otherwise provided in this Agreement, the Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

Section 3.22  Annual Statement as to Compliance. The Servicer will deliver to the Depositor and the Trustee, not later than March 15 of each calendar year beginning in 2007, an Officers’ Certificate (an “Annual Statement of Compliance”) stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. The Servicer shall deliver a similar Annual Statement of Compliance by any subservicer to which the Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans (unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund and so long as the Trust Fund is subject to the Exchange Act reporting requirements), to the Depositor and the Trustee as described above as and when required with respect to the Servicer.

Section 3.23  Assessments of Compliance and Attestation Reports. Pursuant to Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, the Servicer shall deliver to the Depositor and the Trustee on or before March 15 of each calendar year beginning in 2007, a report regarding the Servicer’s assessment of compliance (an “Assessment of Compliance”) with the Servicing Criteria during the preceding calendar year. As set forth in Regulation AB, the Assessment of Compliance must contain the following:

(a)  A statement by the Servicer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Servicer;

(b)  A statement by the Servicer that it used the Servicing Criteria attached as Exhibit R hereto, and which will also be attached to the Assessment of Compliance, to assess compliance with the Servicing Criteria applicable to the Servicer;

(c)  An assessment by such officer of the Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans;

(d)  A statement that a registered public accounting firm has issued an attestation report on the Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(e)  A statement as to which of the Servicing Criteria, if any, are not applicable to the Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer, that are backed by the same asset type as the Mortgage Loans.

Such report at a minimum shall address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the Servicer.

On or before March 15 of each calendar year beginning in 2007, the Servicer shall furnish to the Depositor and the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Company, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

Unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund and for so long as the Trust Fund is subject to the Exchange Act reporting requirements, the Servicer shall cause any subservicer to which the Servicer delegated any of its responsibilities with respect to the Mortgage Loans determined by the Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an Assessment of Compliance and Attestation Report as and when provided above.

Such Assessment of Compliance, as to any subservicer to which the Servicer delegated any of its responsibilities with respect to the Mortgage Loans, shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to any “primary servicer” to the extent they are applicable to such subservicer. Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Fund.

The Trustee and the Custodian shall also provide to the Depositor an Assessment of Compliance and Attestation Report with respect to itself, as and when provided above by March 15 each year, unless a Form 15 Suspension Notice shall have been filed with respect to the Trust Fund, which shall at a minimum address each of the Servicing Criteria specified on Exhibit R hereto which are indicated as applicable to the “trustee” or “custodian,” as applicable.

Section 3.24  Trustee to Act as Servicer. (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including but not limited to repurchases or substitutions pursuant to Section 2.03, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02.

(b)  Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

(c)  If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

(d)  The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) to which it is a party and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such Subservicing Agreement to the assuming party.

Section 3.25  Compensating Interest. The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to Compensating Interest payable by the Servicer for such Remittance Date.

Section 3.26  Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to the three national credit repositories, on a monthly basis.

(b)  Each party shall comply with all applicable provisions of the Privacy Laws relating to the Mortgage Loans, the related borrowers and any “nonpublic personal information” (as defined in the Privacy Laws) received by such party incidental to it being a party to this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information. Without limitation, the Servicer shall provide all privacy notices required of the Servicer under the Privacy Laws.

Section 3.27  Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment (including any Yield Maintenance Payments) and to pay to the LIBOR Certificateholders and the Class M-5, Class M-6, Class M-7, Class B-1 and Class B-2 Certificates any Basis Risk Carry Forward Amounts.

On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of LIBOR Certificates or Class M-5, Class M-6, Class B-1 or Class B-2 Certificates after application of any payments from the Yield Maintenance Agreement, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(J), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(I)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Sections 4.02(a)(iii)(K). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

The Trustee shall account for the Excess Reserve Fund Account as an outside reserve fund within the meaning of Treasury Regulations Section 1.860G-2(h) and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by REMIC II to the Excess Reserve Fund Account shall be treated as first distributed by the Trustee to the Class X Certificateholders in respect of the Class X Interest, and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account. For federal income tax purposes, the value of the right of the LIBOR Certificateholders and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificateholders to receive payments from the Excess Reserve Fund Account shall be $432,000.00.

Any Basis Risk Carry Forward Amounts paid by the Trustee to the LIBOR Certificateholders and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates shall be accounted for by the Trustee as amounts paid first to the Holders of the Class X Certificates and then to the respective Class or Classes of LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

On each Distribution Date, payments from the Yield Maintenance Agreement will be distributed will be applied as follows:

(i) to the LIBOR Certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in Section 4.02(a)(i)(A), to the extent unpaid from other Available Funds;

(ii) to the Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates, as part of the Extra Principal Distribution Amount, to pay principal as described in Section 4.02(a)(ii)(A) and (B), but only to the extent necessary to maintain or restore the Overcollateralized Amount by covering current period or prior period Realized Losses (prior to distribution of any amounts due);

(iii) to the LIBOR Certificates, to pay any Basis Risk Carry Forward Amounts, in the priority described in Section 4.02(a)(iii)(K); and

(iv) to the Class X Certificates, any remaining amounts.

Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

(b)  The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

(i)  the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

(ii)  any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

(iii)  any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

In the event that the Servicer shall remit any amount not required to be remitted, the Servicer may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

(c)  In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Trustee is required to obtain, verify, and record certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agrees to provide to the Trustee upon its request from time to time such party’s complete name, address, tax identification number and such other identifying information, together with copies of such party’s constituting documentation, securities disclosure documentation and such other identifying documentation as may be available for such party.

Section 3.28  Optional Purchase of Delinquent Mortgage Loans. The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any such 90+ Day Delinquent Mortgage Loan from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer. Upon receipt of such purchase price, the Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

ARTICLE IV

DISTRIBUTIONS AND
ADVANCES BY THE SERVICER

Section 4.01  Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date, plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date. The Servicer shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls or resulting from bankruptcy proceedings of the Mortgagor.

(b)  On each Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

(c)  The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue through the time at which the related Mortgage Loan becomes 180 days delinquent.

(d)  Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officer’s Certificate of the Servicer delivered to the Trustee. In addition the Servicer shall not be required to advance any Relief Act Interest Shortfalls.

(e)  Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

Section 4.02  Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

(i)  to the holders of each Class of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates in the following order of priority:

(A)  from the Interest Remittance Amount, to the Class A Certificates, on a pro rata basis based on their respective entitlements, the Accrued Certificate Interest Distribution Amount for such Classes and Unpaid Interest Amount for such Classes and such Distribution Date;

(B)  from any remaining Interest Remittance Amounts, to the Class M-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(C)  from any remaining Interest Remittance Amounts, to the Class M-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(D)  from any remaining Interest Remittance Amounts, to the Class M-3 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(E)  from any remaining Interest Remittance Amounts, to the Class M-4 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(F)  from any remaining Interest Remittance Amounts, to the Class M-5 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(G)  from any remaining Interest Remittance Amounts, to the Class M-6 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(H)  from any remaining Interest Remittance Amounts, to the Class M-7 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(I)  from any remaining Interest Remittance Amounts, to the Class B-1 Certificates, the Accrued Certificate Interest Distribution Amount for such Class; and

(J)  from any remaining Interest Remittance Amounts, to the Class B-2 Certificates, the Accrued Certificate Interest Distribution Amount for such Class;

(ii)  (A)on each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the holders of the related Class or Classes of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates then entitled to distributions of principal as set forth below, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount sequentially, to the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class B-1 and Class B-2 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero

(B)  on each Distribution Date (a) on and after the Stepdown Date and (b) as long as a Trigger Event is not in effect, to the holders of the related Class or Classes of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates then entitled to distribution of principal, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to, the Principal Distribution Amount in the following amounts and order of priority:

(a)  to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated sequentially to the Class A-1 Certificates and Class A-2 Certificates, in that order, until the respective Class Certificate Balances are reduced to zero;

(b)  to the Class M-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(c)  to the Class M-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above and to the Class M-1 Certificates in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(d)  to the Class M-3 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above and to the Class M-2 Certificates in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(e)  to the Class M-4 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above and to the Class M-3 Certificates in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(f)  to the Class M-5 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above and to the Class M-4 Certificates in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(g)  to the Class M-6 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above and to the Class M-5 Certificates in clause (ii)(B)(f) above and (y) the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(h)  to the Class M-7 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above and to the Class M-6 Certificates in clause (ii)(B)(g) above and (y) the Class M-7 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(i)  to the Class B-1 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above and to the Class M-7 Certificates in clause (ii)(B)(h) above and (y) the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

(j)  to the Class B-2 Certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (ii)(B)(a) above, to the Class M-1 Certificates in clause (ii)(B)(b) above, to the Class M-2 Certificates in clause (ii)(B)(c) above, to the Class M-3 Certificates in clause (ii)(B)(d) above, to the Class M-4 Certificates in clause (ii)(B)(e) above, to the Class M-5 Certificates in clause (ii)(B)(f) above, to the Class M-6 Certificates in clause (ii)(B)(g) above, to the Class M-7 Certificates in clause (ii)(B)(h) above and to the Class B-1 Certificates in clause (ii)(B)(i) above and (y) the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(iii)  any amount remaining after the distributions in clauses (i) and (ii) above, plus as specifically indicated below, from amounts on deposit in the Excess Reserve Account, shall be distributed in the following order of priority:

(A)  to the holders of the Class M-1 Certificates, any Unpaid Interest Amount for such Class;

(B)  to the holders of the Class M-2 Certificates, any Unpaid Interest Amount for such Class;

(C)  to the holders of the Class M-3 Certificates, any Unpaid Interest Amount for such Class;

(D)  to the holders of the Class M-4 Certificates, any Unpaid Interest Amount for such Class;

(E)  to the holders of the Class M-5 Certificates, any Unpaid Interest Amount for such Class;

(F)  to the holders of the Class M-6 Certificates, any Unpaid Interest Amount for such Class;

(G)  to the holders of the Class M-7 Certificates, any Unpaid Interest Amount for such Class;

(H)  to the holders of the Class B-1 Certificates, any Unpaid Interest Amount for such Class;

(I)  to the holders of the Class B-2 Certificates, any Unpaid Interest Amount for such Class;

(J)  to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for such Distribution Date, to the extent not covered, in the case of the LIBOR Certificates, by Yield Maintenance Agreement Payments;

(K)  from funds on deposit in the Excess Reserve Fund Account (not including any Yield Maintenance Agreement Payments included in that account), an amount equal to any Basis Risk Carry Forward Amount with respect to the LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates for that Distribution Date, first, to the Class A-1 Certificates, second, to the Class M-1 Certificates, third, to the Class M-2 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-5 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-7 Certificates, ninth, to the Class B-1 Certificates and tenth, to the Class B-2 Certificates, in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts, in each case to the extent not covered by the Yield Maintenance Agreement Payments;

(L)  to the Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates, any Relief Act Interest Shortfalls, on a pro rata basis;

(M)  to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(L); and

(N)  to the holders of the Class R Certificates (in respect of the Class R-II Interest), any remaining amount.

Notwithstanding the foregoing, if the Stepdown Date is the date on which the aggregate Class Certificate Balance of the Class A Certificates is reduced to zero, any Principal Distribution Amount remaining after distribution thereof to the Class A Certificates will be included as part of the distributions pursuant to clause (ii)(B) above. Notwithstanding the reduction of the aggregate Class Certificate Balance of the Class M, Class B and Class X Certificates to zero, any principal distributions allocated to the Class A Certificates will be allocated concurrently on a pro rata basis by aggregate Class Certificate Balance to the Class A-1 Certificates and Class A-2 Certificates.

If on any Distribution Date, as a result of the foregoing allocation rules, the Class A Certificates do not receive the related Accrued Certificate Interest Distribution Amount or the related Unpaid Interest Amount, if any, then that unpaid amount will be recoverable by the holders of that Class, with interest thereon, on future Distribution Dates, as an Unpaid Interest Amount, subject to the priorities described above. In the event the Class Certificate Balance of any Class of Certificates has been reduced to zero, that Class of Certificates shall no longer be entitled to receive any related unpaid Basis Risk Carry Forward Amounts except to the extent the Class Certificate Balance is increased as a result of any Subsequent Recovery.

(b)  On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

(c)  On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated pro rata, as a reduction of the Accrued Certificate Interest Distribution Amounts for the Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

Section 4.03  Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement, based substantially on information provided by the Servicer, setting forth with respect to the related distribution:

(i)  the amount of Available Funds allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

(ii)  the amount of Available Funds allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

(iii)  if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

(iv)  the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)  the Pool Stated Principal Balance for the following Distribution Date;

(vi)  the amount of the expenses and fees paid to or retained by the Servicer or paid to or retained by the Trustee with respect to such Distribution Date;

(vii)  the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(viii)  the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer (and the Trustee as successor servicer and any other servicer, if applicable) as outstanding (if reported by the Servicer) as of the close of business on the Determination Date immediately preceding such Distribution Date;

(ix)  the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is Delinquent 31 to 60 days, 61 to 90 days, 91 to 120 days, 121 to 150 days, 151 to 180 days and 180+ days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

(x)  for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month;

(xi)  with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the last Business Day of the immediately preceding month;

(xii)  the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;

(xiii)  whether a Trigger Event has occurred and is continuing (including the separate components of the calculation and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

(xiv)  the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

(xv)  in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

(xvi)  the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Applied Realized Loss Amounts and Unpaid Interest Amounts;

(xvii)  the Overcollateralized Amount and Specified Overcollateralized Amount;

(xviii)  Prepayment Premiums collected by or paid by the Servicer;

(xix)  the Cumulative Loss Percentage;

(xx)  the amount distributed on the Class X Certificates;

(xxi)  the amount of any Subsequent Recoveries for such Distribution Date;

(xxii)  the Record Date for such Distribution Date;

(xxiii)  each Mortgage Loan that has been released to the Class X-1 Certificateholder pursuant to Section 3.15(b);

(xxiv)  one-month, three-month and twelve-month CPR;

(xxv)  the cumulative amount of Realized Losses on the Mortgage Loans; and

(xxvi)  the amount of any Yield Maintenance Agreement Payment for such Distribution Date.

(b)  The Trustee’s responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee will provide the above statement via the Trustee’s internet website. The Trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee’s investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request.

(c)  Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

(d)  Not later than the Reporting Date, the Servicer shall furnish to the Trustee a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the “Servicer Remittance Report”).

The Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

(i)  with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on Principal Prepayment amounts remitted in accordance with Section 3.25);

(ii)  with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

(iii)  the amount of servicing compensation received by the Servicer during the prior distribution period;

(iv)  the individual and aggregate Stated Principal Balance of the Mortgage Loans;

(v)  the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

(vi)  the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, (3) 91 to 120 days, (4) 121 to 150 days, (5) 151 to 180 days and (6) 181 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

(vii)  each Mortgage Loan which has been altered, modified or varied during such month, and the reason for such modification (i.e., extension of maturity date, Mortgage Interest Rate);

(viii)  with respect to each Liquidated Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan;

(ix)  each Mortgage Loan that has been released to the Class X-1 Certificateholder pursuant to Section 3.15(d); and

(x)  any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.03(a).

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans as described in the definition of “Delinquent.”

Section 4.04  Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of “LIBOR.” Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 4.05  Allocation of Applied Realized Loss Amounts. Any Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event Applied Realized Loss Amounts are allocated to any Class of Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates, their Class Principal Balances shall be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts (including without limitation Basis Risk Carry Forward Amounts) or with respect to interest on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, the Class Certificate Balance of each Class of Subordinated Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Subordinated Certificates).

All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Balances of the REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTB2 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTB1 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM7 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM7 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM6 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM6 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM5 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM5 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM4 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM4 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM3 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM3 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM2 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM2 has been reduced to zero; and eleventh, to the Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM1 and REMIC I Regular Interest I-LTZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM1 has been reduced to zero.

Section 4.06  Distributions on the REMIC I Regular Interests.

(a)  (1)On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R-I Interest, as the case may be:

(i)  to Holders of REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1, REMIC I Regular Interest I-LTB2 and REMIC I Regular Interest I-LTZZ, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC I Regular Interest I-LTZZ shall be reduced when the REMIC I Overcollateralization Amount is less than the REMIC I Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-LTZZ Uncertificated Interest Deferral Amount and such amount will be payable to REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTB2 in the same proportion as the Overcollateralization Deficiency is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by such amount;

to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A) 98.00% of such remainder to the Holders of REMIC I Regular Interest I-LTAA, until the Uncertificated Balance of such Uncertificated REMIC I Regular Interest is reduced to zero;

(B) 2.00% of such remainder, first, to the Holders of REMIC I Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTB1 and REMIC I Regular Interest I-LTB2, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC I Regular Interests are reduced to zero and second to the Holders of REMIC I Regular Interest I-LTZZ, until the Uncertificated Balance of such REMIC I Regular Interest is reduced to zero; then

(C) any remaining amount to the Holders of the Class R-I Interest;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ, respectively.

ARTICLE V

THE CERTIFICATES

Section 5.01  The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The Depositor hereby directs the Trustee to register the Class X, Class X-1 and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver such Class X Certificates and Class P Certificates to Deutsche Bank National Trust Company, as NIM Trustee, or to such other Person or Persons as the Depositor shall request.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02  Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event the Depositor or its Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee’s customary procedures.

(b)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class X-1, Class P or Class R Certificates, to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the “Transferor Certificate”) and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I-1 (the “Rule 144A Letter”) or Exhibit I-2 (the “Non-Rule 144A Investment Letter”) or (ii) in the case of the Class X Certificates or Class X-1 Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Except with respect to (1) the transfer of the Class R, Class X, Class X-1 or Class P Certificates to the Depositor or an affiliate of the Depositor, (2) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (3) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1, Exhibit I-2 or Exhibit G (in the case of a Residual Certificate)), to the effect that either (A) such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to any federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (B) in the case of an ERISA-Restricted Certificate other than a Residual Certificate, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (ii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase and holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Class P Certificate, Class X Certificate, Class X-1 Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee’s (including an initial acquirer’s) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class B Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of a representation letter or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Residual Certificate to a transferee that does not make the representation in clause (i)(A) above shall be void and of no effect.

The Class R Certificates may not be sold to any employee benefit plan subject to Title I of ERISA, any plan or arrangement subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee or the Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)  Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

(f)  Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer, and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04  Persons Deemed Owners. The Servicer, the Trustee, the Depositor, and any agent of the Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee, the Depositor or any agent of the Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

Section 5.05  Access to List of Certificateholders’ Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06  Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in the United States where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent, for such purposes, located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR AND THE SERVICER

Section 6.01  Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02  Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation, national banking association or limited liability company as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or limited partnership, as applicable, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and meets the requirements of Section 7.02, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Offered Certificates and the Class B-1 Certificates and Class B-2 Certificates.

Section 6.03  Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee, Affiliate or agent of the Depositor and the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.08 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.04  Limitation on Resignation of the Servicer. (a) The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Depositor and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund) to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder.

(b)  Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender. No such pledge shall reduce or otherwise affect the Servicer’s obligations under this Agreement.

Section 6.05  Additional Indemnification by the Servicer; Third Party Claims. The Servicer shall indemnify the Depositor (and any Affiliate, director, officer, employee or agent of the Depositor) and the Trustee and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) any breach by the Servicer of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Depositor and the Trustee in writing if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Depositor, or the Trustee in respect of such claim. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Servicer.

ARTICLE VII

DEFAULT

Section 7.01  Events of Default.“Event of Default,” wherever used herein, means any one of the following events:

(a)  any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

(b)  any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, which continues unremedied for a period of thirty days (except that such number of days shall be five in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22 or 3.23 and a failure to deliver the certification pursuant to Section 8.12(c)) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that (except with respect to the parenthetical above) in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Trustee of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

(c)  a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

(d)  the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)  the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)  any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

(g)  a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

(h)  if a Servicer Cumulative Loss Trigger occurs; or

(i)  if a Servicer Delinquency Trigger occurs; or

(j)  Moody’s reduces its servicer rating to “SQ4” or lower or Standard & Poor’s reduces its servicer ratings to “below average” or lower.

If an Event of Default described in clauses (a) through (j) of this Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (k) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an Event of Default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the default on any Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of the Servicer to make an Advance to the extent required, the Trustee, as successor Servicer, or another successor Servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to the Servicer shall also be given to each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clauses (a) or (f) of this Section 7.01 shall be effective only if taken no later than 8:00 AM Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the Servicer, or (ii) with respect to clause (f) of this Section 7.01, the related Remittance Date. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account of the predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

Section 7.02  Trustee to Act; Appointment of Successor Servicer. On and after the time the Trustee gives, and the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Sections 3.06 and 7.03, and subject to the rights of the Trustee to appoint a successor Servicer, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make P&I Advances and Servicing Advances as successor Servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by the Servicer of the notice of termination pursuant to Section 7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer would have been entitled to charge to the Collection Account if the Servicer had continued to act hereunder including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee as provided herein). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. No such appointment of a successor to the Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing and which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans, which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the terminated Servicer (other than liabilities of the terminated Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to the predecessor Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the predecessor Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Notwithstanding anything to the contrary herein, for a period of 30 days following the date on which the Servicer receives a notice of termination or removal as a Servicer pursuant to Section 7.01 (other than a termination or removal based upon the Event of Default listed as clause (a) or (f) in Section 7.01 above), the Servicer or its designee may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth in this Section 7.02, subject to the consent of the Depositor, which consent shall not be unreasonably withheld or delayed. The successor Servicer appointed by the Servicer or its designee must agree to act as successor Servicer no later than such 30-day period, fully effect the servicing transfer within 90 days following the notice of termination or removal of the Servicer as a Servicer, make all P&I Advances that are otherwise required to be made by the Servicer as of the date of such appointment, and reimburse any expenses that the Trustee may have incurred in connection with the termination or removal of the Servicer and the appointment of a successor Servicer to the Servicer. This 30-day period shall terminate immediately if the Servicer fails to make (or cause to be made) any P&I Advances and all payments under Section 7.01(a).

In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer shall be paid by the successor Servicer (in which case the successor Servicer shall be entitled to reimbursement therefor from the Trust Fund or if the successor Servicer fails to pay, the Trustee pays such amounts from the Trust Fund). If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer’s actions or omissions), such costs shall be paid by the successor Servicer (in which case the successor Servicer shall be entitled to reimbursement therefor from the Trust Fund or if the successor Servicer fails to pay, the Trustee pays such amounts from the Trust Fund) promptly upon presentation of reasonable documentation of such costs.

Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

Section 7.03  Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01  Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

Unless an Event of Default known to the Trustee has occurred and is continuing,

(a)  the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(c)  the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

Section 8.02  Certain Matters Affecting the Custodian and the Trustee. Except as otherwise provided in Section 8.01:

(a)  the Custodian and the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and neither the Trustee nor the Custodian shall have any responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(b)  the Custodian and the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(c)  neither the Trustee nor the Custodian shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement, nor shall either the Trustee or the Custodian be liable for acts or omissions of the other;

(d)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(e)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder; provided that the Trustee shall not be responsible for any act or omission of the Custodian;

(f)  neither the Trustee nor the Custodian shall be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(g)  the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

(h)  the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01;

(i)  the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby;

(j)  the Trustee shall remit the Custodian Fee to the Custodian pursuant to a separate agreement; and

(k)  In no event shall the Trustee or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee’s execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

Section 8.04  Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

Section 8.05  Trustee’s Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee, the Custodian and any director, officer, employee, or agent of the Trustee or the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys’ fees) incurred in connection with any claim or legal action relating to:

(a)  this Agreement,

(b)  the Certificates, or

(c)  the performance of any of the Trustee’s or the Custodian’s duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer’s obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05 or (ii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of its own duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee’s negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

(A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

(B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

(C) printing and engraving expenses in connection with preparing any Definitive Certificates.

Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

Section 8.06  Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its Affiliates or the Servicer and its Affiliates; provided, however, that such entity cannot be an Affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

Section 8.07  Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer, and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

Section 8.08  Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09  Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10  Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by the Servicer of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)  To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)  No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(c)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(d)  The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11  Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

(a)  prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

(b)  within thirty days of the Closing Date, the Trustee will apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)  make an election that each REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)  prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

(e)  provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a “Non-Permitted Transferee”), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(f)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

(g)  not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

(h)  pay, from the sources specified in the second to last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

(i)  cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

(j)  maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

(k)  as and when necessary and appropriate, represent either Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of either Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the LIBOR Certificateholders and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of either Trust REMIC created hereunder, for federal income tax purposes.

To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate and a Class M-5, Class M-6, Class B-1 or Class B-2 Certificates to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of a LIBOR Certificate and a Class M-5, Class M-6, Class B-1 and Class B-2 Certificates acquired by an initial Holder thereof between such right and the related REMIC II Regular Certificate. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

If any tax is imposed on “prohibited transactions” of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of REMIC I as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on any Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, if such tax arises out of or results from the negligence of the Servicer in the performance of any of its obligations under this Agreement, or (iii) the Purchaser if such tax arises out of or results from the Purchaser’s obligation to repurchase a Mortgage Loan pursuant to the Representations and Warranties Agreement, or (iv) in all other cases, or if the Trustee or the Servicer fails to honor its obligations under the preceding clause (i), (ii) or (iii) any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or the Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to either Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

Section 8.12  Periodic Filings. The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.

(a)  (i) Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee and provided to the Trustee in EDGAR-compatible form at the email address set forth in Section 10.05 using Exhibit V, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Trustee shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Trustee’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure. As used in this Agreement, EDGAR-compatible form means an electronic information storage format acceptable to the Trustee and the party providing such information.

Within 5 calendar days after the related Determination Date, each entity that is indicated in Exhibit S as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee.

(ii)  Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Depositor shall prepare and file any Form 8-K, as required by the Exchange Act, in addition to the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit S as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Depositor, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Depositor shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii)  Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to Sections 3.22 and 3.23 (including with respect to any subservicer or subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to Sections 3.22 and 3.23 (including with respect to any subservicer or subcontractor, if required to be filed) and Section 3.23 with respect to the Trustee and the Custodian, and the Form 10-K certification in the form attached hereto as Exhibit M (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Trustee shall receive the items described in the preceding sentence no later than March 15 of each calendar year prior to the filing deadline for the Form 10-K.

Any disclosure or information in addition to that described in the preceding paragraph that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit S as the responsible party for providing that information, if other than the Trustee and provided to the Trustee in EDGAR-compatible form at the email address set forth in Section 10.05 using Exhibit V, and the Trustee will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-K Disclosure.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 10, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1 of each year thereafter, each entity that is indicated in Exhibit S as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Trustee and the Depositor, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Trustee shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25 of the relevant year (or the immediately preceding Business Day if March 25 is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee.

The Servicer shall be responsible for determining the pool concentration applicable to any subservicer to which the Servicer delegated any of its responsibilities with respect to the Mortgage Loans at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Trustee will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Certificateholder upon request. Any expenses incurred by the Trustee in connection with the previous sentence shall be reimbursable to the Trustee out of the Trust Fund.

(b)  The Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K), and the Servicer shall sign a certification solely with respect to the Servicer (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25th for filing on or prior to March 30th of each year (or if not a Business Day, the immediately preceding Business Day).

The Trustee shall indemnify the Depositor and its officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.23, (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N or in the Assessment of Compliance provided pursuant to Section 3.23 or (iii) the failure to timely file any Form 10-D or Form 10-K as required hereunder; provided that the Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself. The Trustee shall not, and shall have no obligation to, indemnify for failure of its accountants to timely deliver the accountants’ attestation required by Section 3.23. Notwithstanding the foregoing, in no event shall the Trustee be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it under Section 3.23.

The Servicer shall indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon (i) a breach of the Servicer’s obligations under this Section 8.12(b), Section 3.22 or Section 3.23 or (ii) any material misstatement or omission in the Certification made in reliance on any material misstatement contained in the certification provided by the Servicer in the form of Exhibit O or in the Officer’s Certificate provided pursuant to Section 3.22 or the Assessment of Compliance provided pursuant to Section 3.23. Notwithstanding the foregoing, in no event shall the Servicer be held liable for any special, indirect, incidental, punitive or consequential damages resulting from any action taken or omitted to be taken by it under Section 3.23.

If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with (a) the failure to deliver its Assessment of Compliance as required by the last paragraph of Section 3.23, (b) any material misstatement or omission in the Certification made in reliance on any material misstatement or omission contained in the certification provided by the Trustee in the form of Exhibit N or in the Assessment of Compliance provided pursuant to Section 3.23 or (c) the failure to timely file any Form 10-D or Form 10-K as required hereunder; provided that the Trustee shall have no liability with respect to any failure to timely file any Form 10-D or Form 10-K resulting from or relating to the Trustee’s inability or failure to obtain any information from a party other than itself, that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and the Servicer on the other in connection with (a) a breach of the Servicer’s obligations under this Section 8.12(b), Section 3.22 or Section 3.23 or (b) any material misstatement or omission in the Certification made in reliance on any material misstatement contained in the certification provided by the Servicer in the form of Exhibit O or in the Officer’s Certificate provided pursuant to Section 3.22 or the Assessment of Compliance provided pursuant to Section 3.23.

(c)  Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

Section 8.13  Tax Classification of the Excess Reserve Fund Account. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account and the Yield Maintenance Agreement as beneficially owned by the holders of the Class X Certificates. The Trustee shall treat the rights that each Class of LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of LIBOR Certificates and the Class M-5, Class M-6, Class B-1 and Class B-2 Certificates will be comprised of two components - a REMIC II Regular Certificate and an interest in an interest rate cap contract, and the Class X Certificateholders will be comprised of two components - a REMIC II Regular Certificate and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the applicable REMIC II Regular Certificates based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a LIBOR Certificate and a Class M-5, Class M-6, Class B-1 and Class B-2 Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial LIBOR Certificateholder and Class M-5, Class M-6, Class B-1 and Class B-2 Certificateholder between such right and the related REMIC II Regular Certificate.

Section 8.14  Intention of the Parties and Interpretation. Each of the parties acknowledges and agrees that the purpose of Sections 3.22, 3.23 and 8.12 of this Agreement is to facilitate compliance by the Purchaser and the Depositor with the provisions of Regulation AB promulgated by the SEC under the 1934 Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with reasonable requests made by the Purchaser or the Depositor for delivery of additional or different information as the Purchaser or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 8.15  Custodian Responsibilities.

(a)  The Custodian shall provide access to the Mortgage Loan Documents in possession of the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Trustee, the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Custodian. The Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at the expense of the person requesting such access.

(b)  The Custodian may resign from its obligations hereunder upon 60 days’ prior written notice to the Trustee, the Depositor and the Servicer. Such resignation shall take effect upon (i) the appointment of a successor Custodian reasonably acceptable to the Depositor within such 60 day period; and (ii) delivery of all Mortgage Loan Files to the successor Custodian. The Trustee shall have the right, but not the obligation, to become the successor Custodian. If no successor Custodian is appointed within 60 days after written notice of such Custodian’s resignation is received by the Trustee, the Custodian may petition a court of competent jurisdiction to appoint a successor Custodian.

(c)  Upon such resignation and appointment of successor Custodian, the Custodian shall, at the Custodian’s expense, promptly transfer to the successor Custodian, as directed in writing by the Trustee, all applicable Mortgage Files being administered under this Agreement. Notwithstanding the foregoing, the Trust Fund, not the Custodian, shall bear the costs relating to the transfer of Mortgage Files if the Custodian shall resign with cause (including the Custodian’s resignation due to the failure of the Custodian to be paid all fees due to the Custodian hereunder).

(d)  For so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Custodian shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without the prior written consent of the Depositor, in its sole discretion.

(e)  The Custodian shall indemnify the Depositor, the Trustee, and their respective officers and directors against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to (i) the failure of the Custodian to deliver when required any assessment of compliance required to be delivered by the Custodian or (ii) any material misstatement or omission contained in any assessment of compliance provided to be delivered by the Custodian. This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Custodian.

(f)  Notwithstanding anything in this Agreement to the contrary, the Custodian shall not be required to deliver, or to cause to be delivered, an assessment of compliance or accountant’s attestation report pursuant to Section 3.23 for any fiscal year of the Trust in which the Custodian’s Weighted Average Percentage is 5% or less. The “Custodian’s Weighted Average Percentage” means, for each fiscal year of the Trust and the Custodian, the quotient, expressed as a percentage, of (A) the aggregate of the Stated Principal Balance for each Distribution Date in such fiscal year of the Mortgage Loans for which the Custodian acted as Custodian divided by (B) the aggregate of the Pool Stated Principal Balance for each Distribution Date in such fiscal year.

Section 8.16  Limitations on Custodial Responsibilities.

(a)  The Custodian shall be under no duty or obligation to inspect, review or examine the Mortgage Files to determine that the contents thereof are appropriate for the represented purpose or that they have been actually recorded or that they are other than what they purport to be on their face.

(b)  The Custodian shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Agreement, other than for the Custodian's compensation or for reimbursement of expenses.

(c)  The Custodian shall not be responsible or liable for, and makes no representation or warranty with respect to, the validity, adequacy or perfection or any lien upon or security interest in any Mortgage File.

(d)  The duties and obligations of the Custodian shall only be such as are expressly set forth in this Agreement or as set forth in a written amendment to this Agreement executed by the parties hereto or their successors and assigns. In the event that any provision of this Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to take the action or refrain from acting. In no event shall the Custodian have any responsibility to ascertain or take action except as expressly provided herein.

(e)  The Custodian makes no representations and shall have no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of any of the Mortgage Loans, and shall not be required to and shall not make any representations as to the validity, value or genuineness of the Mortgage Loans.

(f)  The Custodian shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection therewith, except in the case of its negligent performance or omission or its bad faith or willful misfeasance.

(g)  The Custodian shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any document in the Mortgage File or of any Mortgage Loans or (ii) the collectibility, insurability, effectiveness including the authority or capacity of any Person to execute or issue any document in the Mortgage File, or suitability of any Mortgage Loans unless specified otherwise in this Agreement.

(h)  The Custodian shall have no obligation to verify the receipt of any such documents the existence of which was not made known to the Custodian by receipt of the Mortgage File.

(i)  The Custodian shall have no obligation to determine whether the recordation of any document is necessary.

(j)  In no event shall the Custodian or its directors, affiliates, officers, agents, and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

(k)  Any Person into which the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Custodian shall be a party, or any person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto anything herein to the contrary notwithstanding.

ARTICLE IX

TERMINATION

Section 9.01  Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Sections 9.02 and 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on the Optional Termination Date, of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by (A) the Majority Class X Certificateholder (in the case of an optional termination exercised by the Servicer, acting at the direction of the Majority Class X Certificateholder) or (B) the Servicer (in the case of an optional termination exercised by the Servicer individually), in either case at the expense of such Person, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate (“Termination Price”) and (b) the later of (i) the maturity or other Liquidation Event (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the earlier of (i) the Latest Possible Maturity Date and (ii) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. For purposes of this Agreement, the Person electing to exercise an optional termination on any Optional Termination Date shall be referred to as the “Electing Person.”

Section 9.02  Final Distribution on the Certificates. If on any Remittance Date, the Servicer notifies the Trustee in writing that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly send a Notice of Final Distribution to each Certificateholder. If the Servicer (at the direction of the Majority Class X Certificateholder), or the Servicer, individually, elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, by the 25th day of the month preceding the month of the final distribution, the Electing Person shall notify the Servicer, the Depositor and the Trustee in writing of the date the Electing Person intends to terminate the Trust Fund and of the applicable Termination Price of the Mortgage Loans and REO Properties. The Servicer, when acting at the direction of the Majority Class X Certificateholder, shall be entitled to reasonably rely on a representation from the Majority Class X Certificateholder that it is the Majority Class X Certificateholder and is entitled under this Agreement to direct the Servicer to terminate the Trust Fund.

A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

In the event such Notice of Final Distribution is given and the Electing Person is the Servicer (at the direction of the Majority Class X Certificateholder), the Majority Class X Certificateholder shall remit the applicable Termination Price in immediately available funds to the Servicer at or prior to 1:00 p.m. (Eastern time) on the Business Day immediately prior to the applicable Distribution Date, and, upon receipt of such funds from the Majority Class X Certificateholder, the Servicer shall promptly deposit such funds in the Collection Account. During the time such funds are held in the Collection Account, such funds shall be invested, at the direction of the Majority Class X Certificateholder, in Permitted Investments, and the Majority Class X Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Servicer for all losses from such investments. The Majority Class X Certificateholder shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class X Certificateholder and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Servicer’s termination of the Trust Fund at the direction of the Majority Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer’s negligence, bad faith or willful misconduct. In the event such Notice of Final Distribution is given and the Electing Person is the Servicer, the Servicer shall deposit the Termination Price in the Collection Account at or prior to 1:00 p.m. (Eastern time) on the Business Day immediately prior to the applicable Distribution Date. During the time such funds are held in the Collection Account, such funds may be invested by the Servicer in accordance with Section 3.12. In connection with any such termination of the Trust Fund, the Servicer shall cause all funds in the Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties, to be remitted to the Trustee for deposit in the Distribution Account at or prior to 1:00 p.m. (Eastern time) on the Business Day immediately prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Custodian or the Trustee, as applicable, of a Request for Release therefor, the Custodian or the Trustee, as applicable, shall promptly release to the Majority Class X Certificateholder, or its designee, the Custodial Files for the Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after payment and reimbursement of all amounts due to the Servicer (including all unreimbursed Advances and any Servicing Fees accrued and unpaid as of the date the Termination Price is paid), the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest bearing Certificate and all other amounts to which such Classes are entitled pursuant to Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

Section 9.03  Additional Termination Requirements. In the event an election to terminate the Trust Fund is made as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the electing Person, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any Trust REMIC as defined in Section 860F of the Code, or (ii) cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(a)  The Trustee shall sell all of the assets of the Trust Fund to the Person electing to terminate the Trust Fund, or its designee, and, within 90 days of such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

(b)  The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F 1, the first day of the 90 day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the electing Person.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01  Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer, the Custodian and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Custodian or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any amendment pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Custodian, the Trustee, the Depositor and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on any Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Custodian and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 66 2/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 66 2/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any Trust REMIC or the Certificateholders or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

Section 10.02  Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.04  Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

The Depositor, for the benefit of the Certificateholders, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

Section 10.05  Notices. (a) The Trustee shall provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

1.  Any material change or amendment to this Agreement;

2.  The occurrence of any Event of Default that has not been cured;

3.  The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

4.  The repurchase or substitution of Mortgage Loans pursuant to Sections 2.03, 2.07 or 3.28; and

5.  The final payment to Certificateholders.

(b)  In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

1.  Each report to Certificateholders described in Section 4.03.

2.  Any notice of a purchase of a Mortgage Loan pursuant to Section 3.28.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, to GS Mortgage Securities Corp., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager (and, in the case of the Officer’s Certificate delivered pursuant to Section 3.22, to PricewaterhouseCoopers LLP, 222 Lakeview Avenue, Suite 360, West Palm Beach, Florida 33401, Attention: Jonathan Collman), or such other address as may be hereafter furnished to the Trustee, the Custodian and the Servicer by the Depositor in writing; (b) in the case of Ocwen, to Ocwen Loan Servicing, LLC, 1661 Worthington Road, Suite 100, Centrepark West, West Palm Beach, Florida 33409, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor, the Custodian and the Trustee by Ocwen in writing; (c) in the case of the Trustee, to the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor, the Custodian and the Servicer; provided, however, all reports, statements, certifications and information required to be provided to the Trustee pursuant to Section 8.12 for filing shall be electronically forwarded to DBSec.Notifications@db.com; (d) in the case of J.P. Morgan Trust Company, to J.P. Morgan Trust Company, National Association, 2200 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, Attention D’Ann Robinson, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee in writing, (e) in the case of U.S. Bank National Association, to U.S. Bank National Association, 1133 Rankin Street, St. Paul, Minnesota 55116, Attention: Mark Hess, or such other address as may be hereafter furnished to the Depositor, the Servicer and the Trustee in writing and (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 10.06  Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07  Assignment; Sales; Advance Facilities. (a) Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04, this Agreement may be assigned by the Servicer with the prior written consent of the Depositor and with written notice to the Trustee. In addition, for so long as the Servicer is acting as the Servicer hereunder (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the Servicer sells, assigns or pledges to an Advancing Person the Servicer’s rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood that neither the Trust Fund nor any party hereto shall have a right or claim to an Advance Reimbursement Amount so assigned or to the portion of the Servicing Fee so assigned; it being further understood that upon resignation or termination of the Servicer and reimbursement of all amounts due to the Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement. No consent of the Trustee, Certificateholders, or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on the Servicer's behalf, the Trustee shall have no oversight obligations with respect to such Advance Facility and the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

(b)  Advance reimbursement amounts (“Advance Reimbursement Amounts”) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

(c)  The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)  An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

(e)  Advance Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

(f)  Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the Servicer entering into the Advance Facility but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

Section 10.08  Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.09  Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer’s normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party making the request. The Servicer may impose commercially reasonable restrictions on dissemination of information the Servicer defines as confidential.

Nothing in this Section 10.09 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

Section 10.10  Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

Section 10.11  Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 10.12  Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, PROVIDED, HOWEVER, THAT SUCH LIMITATION SHALL NOT BE APPLICABLE WITH RESPECT TO THIRD PARTY CLAIMS MADE AGAINST A PARTY.

*    *    *    *    *    *    *

IN WITNESS WHEREOF, the Depositor, the Trustee, the Custodian and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

GS MORTGAGE SECURITIES CORP.,
as Depositor

By: /s/ Michelle Gill
Name: Michelle Gill
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
solely as Trustee and as a custodian

By: /s/ Ronaldo Reyes
Name: Ronaldo Reyes
Title: Vice President

By: /s/ Jennifer Hernansader
Name: Jennifer Hernansader
Title: Associate

OCWEN LOAN SERVICING, LLC,
as Servicer

By: /s/ Ronald M. Faris
Name: Ronald M. Faris
Title: President

U.S. BANK NATIONAL ASSOCIATION,
as Custodian

By: /s/ Mark A. Hess
Name: Mark A. Hess
Title: Assistant Vice President

SCHEDULE I

Mortgage Loan Schedule

ANUM              MTM_DOCLIT       OPI          PI           ACTBAL         SCHEDBAL       OBAL            PBAL
----------------------------------------------------------------------------------------------------------------------
   1000001971     FULL DOC           281.71       281.71       18123.71       18045.89          18500        18045.89
   1000001974     FULL DOC           448.23       448.23       48900.88       48880.53          49000        48880.53
   1000002107     FULL DOC           789.81       789.81       82868.64       82837.77          83000        82837.77
   1000002110     STATED DOC         560.03       560.03       50795.19       50795.19          52000        50795.19
   1000002116     FULL DOC          1126.66      1126.66      118184.53      118184.53         118400       118184.53
   1000002119     FULL DOC           498.01       498.01       49919.88       49919.88          50000        49919.88
   1000002122     STATED DOC         464.59       464.59       46070.71       46012.12          46300        46012.12
   1000002128     FULL DOC           278.16       278.16       22124.53       22038.64          22250        22038.64
   1000002130     STATED DOC          411.1        411.1       43900.16       43883.25          43950        43883.25
   1000002133     FULL DOC           224.32       224.32       18058.87       18022.66          18200        18022.66
   1000002135     STATED DOC        1110.91      1110.91      107906.34      107842.33         108000       107842.33
   1000002138     STATED DOC         666.45       666.45       60906.74       60906.74          61000        60906.74
   1000272674     FULL DOC           385.81       385.81       43824.25       43782.13          44000        43782.13
   1000277555     STATED DOC         728.73       728.73       84629.27       84586.39          85000        84586.39
   1000279559     FULL DOC           400.35       400.35       49576.08       49547.14          49800        49547.14
   1000280821     STATED DOC         177.85       177.85       11683.03       11626.88          12150        11626.88
   1000281507     STATED DOC        1336.88      1336.88      138703.81      138601.38         139000       138601.38
   1000283655     FULL DOC           175.76       175.76       11866.52       11751.76          12250        11751.76
   1000284135     FULL DOC          1640.63      1640.63      184375.21      184204.56         185000       184204.56
   1000286489     STATED DOC         583.08       583.08       70696.14       70656.83          71000        70656.83
   1000286988     STATED DOC         429.17       429.17       47260.94       47219.64          47400        47219.64
   1000287461     STATED DOC         341.97       341.97       38857.54       38839.06          39000        38839.06
   1000287938     FULL DOC           191.53       191.53       14945.51       14915.77          15145        14915.77
   1000288003     FULL DOC           271.76       271.76        33253.9        33253.9          33400         33253.9
   1000289991     FULL DOC           328.65       328.65          28486       28351.52          28875        28351.52
   1000290912     STATED DOC          238.2        238.2       21442.66       21336.58          21700        21336.58
   1000292505     FULL DOC           321.21       321.21       31194.82        31185.3          31250         31185.3
   1000292712     STATED DOC         374.57       374.57       41080.41       41062.73          41200        41062.73
   1000292719     STATED DOC         807.37       807.37       91707.86       91664.72          92000        91664.72
   1000292739     FULL DOC           478.42       478.42       57817.17       57785.87          58000        57785.87
   1000292862     FULL DOC           448.07       448.07       50961.17       50913.34          51100        50913.34
   1000293042     STATED DOC         264.81       264.81       26945.49        26936.1          27000         26936.1
   1000293518     FULL DOC           435.95       435.95       33383.04       33255.99          33750        33255.99
   1000293607     FULL DOC           170.29       170.29       11175.14       11118.93          11750        11118.93
   1000293892     FULL DOC           368.44       368.44        36432.1       36420.39          36500        36420.39
   1000294626     STATED DOC          874.2        874.2       94375.49       94336.91          94600        94336.91
   1000295562     FULL DOC           782.12       782.12       80829.21       80799.81          81000        80799.81
   1000295675     FULL DOC           195.89       195.89       18746.78       18644.56          19000        18644.56
   1000295759     STATED DOC         520.92       520.92       51833.41       51815.71          52000        51815.71
   1000296161     FULL DOC           478.62       478.62       57835.48       57835.48          58050        57835.48
   1000296366     STATED DOC         749.36       749.36       78606.69       78577.24          78750        78577.24
   1000296428     FULL DOC           921.23       921.23      110713.81      110655.23         111000       110655.23
   1000298432     FULL DOC           765.09       765.09       92705.07       92654.58          93000        92654.58
   1000298639     FULL DOC           540.49       540.49       63841.72       63776.63          64000        63776.63
   1000298645     FULL DOC           149.44       149.44       10027.84        9935.73          10250         9935.73
   1000298964     STATED DOC        1039.26      1039.26      109628.62      109585.15         110000       109585.15
   1000299032     FULL DOC           831.75       831.75       77871.22       77664.06          79080        77664.06
   1000299139     FULL DOC           261.43       261.43       31402.15        31385.4          31500         31385.4
   1000299573     FULL DOC           681.96       681.96       75163.54       75099.05          75320        75099.05
   1000299668     FULL DOC           169.16       169.16       11586.67       11479.36          11795        11479.36
   1000299925     FULL DOC           261.17       261.17       31303.49       31286.88          31400        31286.88
   1000300059     FULL DOC            215.9        215.9       17590.14       17480.02          17750        17480.02
   1000300089     FULL DOC           121.62       121.62        8412.01        8371.01           8650         8371.01
   1000300174     STATED DOC         535.32       535.32       60834.66        60806.3          61000         60806.3
   1000300175     STATED DOC         756.14       756.14       82819.83       82749.69          83000        82749.69
   1000300346     STATED DOC         951.33       951.33       103789.7      103746.53         104000       103746.53
   1000300380     FULL DOC           411.56       411.56       47687.23       47664.12          47800        47664.12
   1000300384     STATED DOC        1039.59      1039.59      112005.03      111959.48         112270       111959.48
   1000300395     FULL DOC          1150.96      1150.96      115850.31      115734.26         116000       115734.26
   1000300973     FULL DOC           268.66       268.66       32003.76       31985.13          32300        31985.13
   1000301200     FULL DOC           1162.9       1162.9      136494.08       136414.6         138000        136414.6
   1000301227     STATED DOC         751.67       751.67       77862.88       77806.23          78000        77806.23
   1000301253     FULL DOC           459.76       459.76       37131.16       36978.23          37500        36978.23
   1000301277     STATED DOC          570.8        570.8       62299.48        62247.9          62400         62247.9
   1000301371     FULL DOC           589.74       589.74       60474.98       60453.45          60600        60453.45
   1000301388     STATED DOC         794.73       794.73       85830.67        85795.9          86000         85795.9
   1000301401     FULL DOC           261.75       261.75       30313.56       30298.74          30400        30298.74
   1000301457     FULL DOC           255.04       255.04       21032.99       20943.12          21250        20943.12
   1000301474     FULL DOC           228.51       228.51       17411.71       17379.08          17600        17379.08
   1000301800     FULL DOC          1393.99      1393.99      163488.47      163405.79         164000       163405.79
   1000301813     STATED DOC         668.63       668.63       65640.82       65620.39          65740        65620.39
   1000301832     FULL DOC           226.04       226.04       17198.71       17241.56          18100        17241.56
   1000301976     FULL DOC           146.38       146.38        9740.03        9695.11          10000         9695.11
   1000302119     FULL DOC            888.8        888.8      107401.69      107401.69         107800       107401.69
   1000302230     FULL DOC          1355.06      1355.06      130850.27      130811.89         131000       130811.89
   1000302363     STATED DOC         561.18       561.18       63884.22       63825.29          64000        63825.29
   1000302420     STATED DOC         742.44       742.44       81829.68       81794.73          82000        81794.73
   1000302462     FULL DOC           382.89       382.89       43878.18       43857.28          44000        43857.28
   1000302482     STATED DOC         259.59       259.59       21074.99       21074.99          21600        21074.99
   1000302525     STATED DOC         374.15       374.15       39923.73       39908.06          40000        39908.06
   1000302599     FULL DOC           214.37       214.37       14317.14        14128.4          14500         14128.4
   1000302703     FULL DOC          1210.84      1210.84      143640.14      143566.45         144000       143566.45
   1000302819     FULL DOC          1578.46      1578.46      181826.05       181653.4         182163        181653.4
   1000302830     FULL DOC          1026.12      1026.12      105671.94      105634.29         105855       105634.29
   1000302852     FULL DOC           170.44       170.44       11785.11       11674.48          12000        11674.48
   1000303010     FULL DOC          1161.79      1161.79       84353.43       84353.43          87000        84353.43
   1000303057     FULL DOC           211.75       211.75       16803.89       16769.98          17000        16769.98
   1000303094     FULL DOC           437.22       437.22       50660.19       50635.64          50780        50635.64
   1000303119     FULL DOC           189.37       189.37       15285.38       15223.49          15405        15223.49
   1000303133     FULL DOC           409.91       409.91       43904.36       43886.85          44000        43886.85
   1000303176     FULL DOC          1182.63      1182.63      121788.99      121745.59         122000       121745.59
   1000303240     STATED DOC         398.17       398.17        42915.8       42898.51          43000        42898.51
   1000303308     FULL DOC           535.69       535.69       56594.78       56573.16          56700        56573.16
   1000303369     FULL DOC           831.75       831.75       99743.53       99691.03         100000        99691.03
   1000303441     STATED DOC         350.74       350.74        39909.8       39891.31          40000        39891.31
   1000303584     STATED DOC         1222.3       1222.3      134748.74      134633.68         135000       134633.68
   1000303585     STATED DOC         655.62       655.62       64870.24       64829.18          64950        64829.18
   1000303653     FULL DOC           977.43       977.43      112538.09      112484.41         112800       112484.41
   1000303695     STATED DOC        1203.77      1203.77      129735.43      129683.06         130000       129683.06
   1000303698     STATED DOC        1047.74      1047.74      107707.53      107707.53         108000       107707.53
   1000304037     STATED DOC         432.48       432.48       46707.86       46688.94          46800        46688.94
   1000304057     STATED DOC         301.06       301.06       29546.13       29546.13          29600        29546.13
   1000304097     STATED DOC         498.01       498.01       49936.21       49903.39          50000        49903.39
   1000304144     STATED DOC         941.01       941.01       99575.53       99575.53          99800        99575.53
   1000304228     STATED DOC         1061.1       1061.1      115760.85      115712.66         116000       115712.66
   1000304275     STATED DOC         579.74       579.74       56931.54       56896.28          57000        56896.28
   1000304334     STATED DOC         184.13       184.13       16018.55       15981.26          16200        15981.26
   1000304369     FULL DOC           829.41       829.41       97757.56       97708.17          98000        97708.17
   1000304381     FULL DOC           479.29       479.29       56828.39       56828.39          57000        56828.39
   1000304421     STATED DOC         812.04       812.04       81866.42       81838.93          82000        81838.93
   1000304445     FULL DOC           144.49       144.49        5963.21        5883.32           6350         5883.32
   1000304452     STATED DOC          344.4        344.4       37589.36       37558.24          37650        37558.24
   1000304456     FULL DOC           456.58       456.58       53496.57        53443.6          53600         53443.6
   1000304510     FULL DOC           277.49       277.49       32900.61       32900.61          33000        32900.61
   1000304592     STATED DOC         219.98       219.98       19666.68       19618.78          19900        19618.78
   1000304714     STATED DOC        1165.58      1165.58      128785.43      128675.35         129000       128675.35
   1000304814     STATED DOC        1134.28      1134.28      123746.33      123694.83         124000       123694.83
   1000304825     STATED DOC         589.61       589.61       59900.07       59879.51          60000        59879.51
   1000304842     FULL DOC           433.92       433.92        45533.9       45499.93          45600        45499.93
   1000304892     STATED DOC         878.03       878.03       90236.42       90204.36          90400        90204.36
   1000304969     STATED DOC         472.05       472.05       42186.38       42142.35          42400        42142.35
   1000304972     FULL DOC           465.49       465.49       54864.67       54836.95          55000        54836.95
   1000305040     STATED DOC         582.47       582.47       64889.02       64832.36          65000        64832.36
   1000305072     FULL DOC            718.5        718.5       74865.98       74838.43          75000        74838.43
   1000305132     STATED DOC        1085.65      1085.65      113792.99      113750.44         114000       113750.44
   1000305170     FULL DOC            514.4        514.4       59827.64       59827.64          60000        59827.64
   1000305207     STATED DOC         582.26       582.26       61905.39       61857.53          62000        61857.53
   1000305254     FULL DOC           112.48       112.48           7891        7779.36           8000         7779.36
   1000305255     FULL DOC          1555.06      1555.06      169795.54      169726.19         170000       169726.19
   1000305332     STATED DOC        1018.57      1018.57      109828.45      109740.38         110000       109740.38
   1000305357     FULL DOC           1192.3       1192.3      115830.31      115795.35         116000       115795.35
   1000305414     FULL DOC           553.62       553.62       56901.95       56881.79          57000        56881.79
   1000305452     FULL DOC           244.13       244.13       18669.53       18635.43          18803        18635.43
   1000305463     STATED DOC        1076.82      1076.82      116908.08      116767.14         117000       116767.14
   1000305465     FULL DOC           508.02       508.02       51911.03       51892.92          52000        51892.92
   1000305510     FULL DOC           815.82       815.82       86189.75       86156.82          86350        86156.82
   1000305549     FULL DOC           460.18       460.18       49900.49       49880.06          50000        49880.06
   1000305571     STATED DOC         1346.8       1346.8      135778.46      135732.87         136000       135732.87
   1000305574     STATED DOC        1087.82      1087.82      111846.59      111767.71         112000       111767.71
   1000305608     FULL DOC           546.75       546.75        58123.6       58099.96          58336        58099.96
   1000305615     FULL DOC          1314.75      1314.75      131788.47      131744.93         132000       131744.93
   1000305737     FULL DOC           866.08       866.08      102742.64      102689.94         103000       102689.94
   1000305743     FULL DOC           124.77       124.77        8503.62        8463.82           8700         8463.82
   1000305774     STATED DOC         617.38       617.38       64761.92       64737.65          64880        64737.65
   1000305815     FULL DOC          1034.63      1034.63       98505.23       98240.17          99800        98240.17
   1000305824     STATED DOC          285.7        285.7       29898.62       29886.99          30000        29886.99
   1000305864     FULL DOC           1620.1       1620.1      184666.72       184495.9         185000        184495.9
   1000305865     FULL DOC           385.28       385.28       28812.12       28510.93          29400        28510.93
   1000305870     STATED DOC         897.52       897.52       87230.03       87127.63          87255        87127.63
   1000305918     FULL DOC           403.62       403.62          47880       47855.43          48000        47855.43
   1000305931     STATED DOC         984.78       984.78      106787.07      106743.35         107000       106743.35
   1000305999     STATED DOC        1622.97      1622.97      157668.99       157621.4         157900        157621.4
   1000306040     FULL DOC           498.01       498.01       49918.62       49902.12          50000        49902.12
   1000306082     FULL DOC           658.55       658.55       75790.07       75716.89          76000        75716.89
   1000306106     STATED DOC        1502.66      1502.66      144792.97      144750.31         145000       144750.31
   1000306140     STATED DOC         838.54       838.54       78111.84       78052.02          79000        78052.02
   1000306142     STATED DOC        1132.04      1132.04      122755.21      122704.95         123000       122704.95
   1000306152     FULL DOC           1017.8       1017.8      119706.34      119646.19         120000       119646.19
   1000306185     STATED DOC        1233.99      1233.99      126826.23      126736.88         127000       126736.88
   1000306204     FULL DOC           396.96       396.96       41555.31       41524.83          41600        41524.83
   1000306232     STATED DOC        1344.33      1344.33      135528.84      135483.33         135750       135483.33
   1000306233     STATED DOC         270.81       270.81        26837.3       26828.71          26879        26828.71
   1000306295     FULL DOC           678.89       678.89        65923.3       65883.79          66000        65883.79
   1000306375     STATED DOC         966.18       966.18       93862.47       93834.13          94000        93834.13
   1000306443     STATED DOC        1139.34      1139.34      119184.32      119139.99         119400       119139.99
   1000306450     FULL DOC           286.68       286.68        33734.1       33717.29          33800        33717.29
   1000306461     FULL DOC           463.95       463.95       53871.94        53845.7          54000         53845.7
   1000306482     STATED DOC         999.15       999.15      104808.89      104808.89         105000       104808.89
   1000306493     FULL DOC           717.69       717.69       84590.79       84548.06          84800        84548.06
   1000306547     FULL DOC           433.26       433.26        49907.5        49883.9          50000         49883.9
   1000306577     STATED DOC         925.06       925.06        89895.2       89868.34          90000        89868.34
   1000306580     STATED DOC         462.53       462.53       44920.62       44920.62          45000        44920.62
   1000306593     FULL DOC           578.71       578.71       65941.24       65881.49          66000        65881.49
   1000306614     STATED DOC         395.82       395.82       39947.98       39934.66          40000        39934.66
   1000306672     FULL DOC           394.69       394.69        39574.8       39561.84          39626        39561.84
   1000306692     FULL DOC           836.92       836.92       85882.85       85852.87          86000        85852.87
   1000306733     STATED DOC         764.24       764.24       71867.78       71847.67          72000        71847.67
   1000306749     FULL DOC           723.14       723.14       85828.75       85785.09          86000        85785.09
   1000306772     FULL DOC           966.99       966.99      114771.01      114653.78         115000       114653.78
   1000306797     FULL DOC            967.8        967.8      105629.58      105542.12         105800       105542.12
   1000306856     FULL DOC           960.54       960.54       111534.9      111480.58         111800       111480.58
   1000306858     FULL DOC           342.57       342.57        35947.8       35934.45          36000        35934.45
   1000306860     STATED DOC         895.19       895.19       93864.06        93794.2          94000         93794.2
   1000306866     STATED DOC          481.5        481.5       50526.65       50488.96          50600        50488.96
   1000306905     STATED DOC        1797.67      1797.67         166110      166066.87         166319       166066.87
   1000306946     STATED DOC         446.21       446.21       47727.02       47689.54          47800        47689.54
   1000307012     FULL DOC           884.98       884.98       99824.54       99779.75         100000        99779.75
   1000307076     STATED DOC        1942.04      1942.04      179772.56      179725.62         180000       179725.62
   1000307137     STATED DOC          383.5        383.5       40937.76       40921.85          41000        40921.85
   1000307164     FULL DOC           768.39       768.39       83830.11       83795.23          84000        83795.23
   1000307204     STATED DOC         972.78       972.78      103842.09      103801.73         104000       103801.73
   1000307302     STATED DOC         1332.2       1332.2      139745.22      139692.85         140000       139692.85
   1000307303     STATED DOC          577.7        577.7       57907.01       57887.87          58000        57887.87
   1000307423     STATED DOC         974.74       974.74      103842.93      103762.26         104000       103762.26
   1000307431     STATED DOC         946.47       946.47      107705.64      107607.39         107850       107607.39
   1000307444     FULL DOC           730.99       730.99       82436.09       82398.94          82600        82398.94
   1000307454     FULL DOC          1004.32      1004.32      102661.48      102590.24         102800       102590.24
   1000307464     STATED DOC          613.8        613.8       67019.28       66936.42          67100        66936.42
   1000307469     STATED DOC         853.11       853.11       82878.59       82878.59          83000        82878.59
   1000307472     STATED DOC          806.5        806.5       89885.78          89808          90000           89808
   1000307498     STATED DOC        1438.99      1438.99      139836.95      139795.16         140000       139795.16
   1000307525     FULL DOC           306.88       306.88       35331.56       35314.84          35400        35314.84
   1000307532     STATED DOC        1068.39      1068.39      109610.79         109570         110000          109570
   1000307548     STATED DOC          526.1        526.1       59892.27       59864.77          60000        59864.77
   1000307600     STATED DOC         465.81       465.81       49442.81       49423.02          49600        49423.02
   1000307608     STATED DOC         795.83       795.83       86701.18       86701.18          87000        86701.18
   1000307678     FULL DOC           315.63       315.63       13094.97       12918.47          13950        12918.47
   1000307685     STATED DOC        1194.86      1194.86      127754.68      127704.29         128000       127704.29
   1000307714     FULL DOC           840.73       840.73       94828.51       94785.92          95000        94785.92
   1000307722     FULL DOC           823.34       823.34       91265.71       91265.71          91500        91265.71
   1000307799     STATED DOC         378.73       378.73       39713.26       39713.26          39800        39713.26
   1000307836     STATED DOC        1008.67      1008.67      105962.11      105846.36         106000       105846.36
   1000307906     STATED DOC        1059.32      1059.32       99694.49       99640.08          99800        99640.08
   1000307916     STATED DOC         552.22       552.22       59904.86       59880.55          60000        59880.55
   1000307949     STATED DOC        1101.93      1101.93      109861.96      109790.91         110000       109790.91
   1000307967     STATED DOC        1509.32      1509.32      164734.26      164597.88         165000       164597.88
   1000307983     STATED DOC        1101.82      1101.82      112885.72      112807.73         113000       112807.73
   1000308106     STATED DOC        1552.78      1552.78      156544.59      156492.03         156800       156492.03
   1000308111     FULL DOC           421.42       421.42       40937.05       40937.05          41000        40937.05
   1000308115     STATED DOC         567.14       567.14       61899.27       61873.75          62000        61873.75
   1000308131     STATED DOC         710.24       710.24       80927.88       80817.42          81000        80817.42
   1000308152     STATED DOC         528.84       528.84       51738.46       51706.77          51800        51706.77
   1000308174     STATED DOC         208.37       208.37       17053.86       17018.52          17200        17018.52
   1000308198     STATED DOC         959.62       959.62      102682.85       102643.1         102800        102643.1
   1000308200     FULL DOC           697.91       697.91       82630.75          82587          83000           82587
   1000308229     STATED DOC        1058.68      1058.68       108850.7      108773.93         109000       108773.93
   1000308236     FULL DOC           234.18       234.18       16682.28       16601.02          17000        16601.02
   1000308251     FULL DOC           469.72       469.72       55363.46       55335.49          55500        55335.49
   1000308295     FULL DOC           582.76       582.76       59917.81       59896.78          60000        59896.78
   1000308313     FULL DOC           720.15       720.15       83799.78       83758.76          84000        83758.76
   1000308341     FULL DOC           607.59       607.59        63684.1        63684.1          63800         63684.1
   1000308374     FULL DOC           447.57       447.57       50732.66       50707.86          51000        50707.86
   1000308384     FULL DOC              347          347       40899.14       40899.14          41000        40899.14
   1000308438     STATED DOC        1281.79      1281.79      122931.95      122827.27         123000       122827.27
   1000308460     STATED DOC        1078.51      1078.51      122890.48      122722.75         123000       122722.75
   1000308497     FULL DOC           336.72       336.72       34552.86       34540.79          34600        34540.79
   1000308499     FULL DOC           397.38       397.38       47229.49       47205.62          47300        47205.62
   1000308520     FULL DOC           191.29       191.29       17528.69       17484.93          17700        17484.93
   1000308532     FULL DOC          1235.92      1235.92      126676.23      126676.23         127000       126676.23
   1000308538     STATED DOC         687.05       687.05       73419.96       73419.96          73600        73419.96
   1000308551     STATED DOC         1288.5       1288.5       139834.3      139721.38         140000       139721.38
   1000308606     FULL DOC           449.72       449.72       51828.26       51803.96          51900        51803.96
   1000308610     STATED DOC         764.26       764.26       74887.44       74887.44          75000        74887.44
   1000308644     STATED DOC         1045.5       1045.5      111785.35      111741.26         112000       111741.26
   1000308673     STATED DOC         1286.6       1286.6      136794.25      136741.65         137000       136741.65
   1000308681     STATED DOC         456.37       456.37       44287.66        44273.8          44400         44273.8
   1000308701     FULL DOC          1344.16      1344.16      149745.11      149680.02         150000       149680.02
   1000308707     STATED DOC         876.84       876.84       99820.41       99774.57         100000        99774.57
   1000308711     STATED DOC         898.38       898.38       88890.72       88862.73          89000        88862.73
   1000308712     FULL DOC            482.3        482.3       54974.78       54949.46          55074        54949.46
   1000308721     FULL DOC           799.47       799.47        84728.8       84664.57          84823        84664.57
   1000308741     STATED DOC        1064.51      1064.51      109487.92      109372.66         109600       109372.66
   1000308754     FULL DOC           1295.6       1295.6       146208.2      146077.62         146400       146077.62
   1000308781     STATED DOC         434.65       434.65       47324.16       47304.78          47400        47304.78
   1000308782     STATED DOC         872.33       872.33       91425.51       91391.25          91600        91391.25
   1000308785     FULL DOC           612.75       612.75       72221.92       72221.92          72400        72221.92
   1000308795     STATED DOC        1039.81      1039.81      104901.49      104832.15         105000       104832.15
   1000308836     STATED DOC         417.65       417.65       42941.08          42926          43000           42926
   1000308850     FULL DOC            663.5        663.5       66913.09       66890.84          67000        66890.84
   1000308872     STATED DOC        1575.05      1575.05      173672.22      173598.71         173960       173598.71
   1000308883     FULL DOC           861.57       861.57      101600.47      101549.59         101800       101549.59
   1000308884     STATED DOC         1052.2       1052.2      119729.54      119729.54         120000       119729.54
   1000308902     STATED DOC         997.01       997.01        96851.9        96851.9          97000         96851.9
   1000308903     FULL DOC           773.59       773.59        91816.4       91769.69          92000        91769.69
   1000308917     FULL DOC           557.77       557.77       55924.06       55905.72          56000        55905.72
   1000308933     STATED DOC         385.19       385.19       41117.44       41101.45          41180        41101.45
   1000308941     STATED DOC         717.16       717.16       78273.71       78241.44          78400        78241.44
   1000308971     FULL DOC           486.59       486.59       49931.84        49914.4          50000         49914.4
   1000308973     STATED DOC         290.75       290.75       23856.81       23758.91          24000        23758.91
   1000308981     FULL DOC           229.16       229.16       15237.97       15170.71          15500        15170.71
   1000308985     STATED DOC        1103.09      1103.09      117988.63      117942.52         118169       117942.52
   1000308986     STATED DOC         772.43       772.43       77924.49       77872.94          78000        77872.94
   1000309019     STATED DOC         854.93       854.93       86884.65       86855.12          87000        86855.12
   1000309076     FULL DOC           803.54       803.54       94595.02       94547.85          94780        94547.85
   1000309099     STATED DOC         275.56       275.56       29415.28       29403.84          29460        29403.84
   1000309127     STATED DOC         859.77       859.77       80914.36       80892.39          81000        80892.39
   1000309158     FULL DOC          1556.38      1556.38      177341.96      177099.93         177500       177099.93
   1000309185     FULL DOC           380.46       380.46       43918.16       43897.28          44000        43897.28
   1000309188     STATED DOC        1069.74      1069.74      121945.91      121780.92         122000       121780.92
   1000309248     FULL DOC           592.44       592.44       69861.65       69826.65          70000        69826.65
   1000309257     STATED DOC          326.8        326.8       32957.19       32946.23          33000        32946.23
   1000309264     STATED DOC            751          751       75303.81       75279.18          75400        75279.18
   1000309305     FULL DOC           473.84       473.84       51716.55       51695.23          51800        51695.23
   1000309312     STATED DOC         940.06       940.06        94876.5       94844.88          95000        94844.88
   1000309322     STATED DOC         789.07       789.07       76938.56       76892.55          77000        76892.55
   1000309340     FULL DOC          1128.86      1128.86       129760.8      129699.76         130000       129699.76
   1000309351     STATED DOC         493.96       493.96       53913.02        53890.8          54000         53890.8
   1000309365     STATED DOC         409.28       409.28       44131.07       44113.45          44200        44113.45
   1000309372     FULL DOC           708.92       708.92       74392.04       74364.43          74500        74364.43
   1000309391     STATED DOC         705.58       705.58       69814.18        69792.2          69900         69792.2
   1000309396     FULL DOC          1787.21      1787.21      197471.04      197387.02         197800       197387.02
   1000309414     STATED DOC         637.56       637.56       70910.37       70849.33          71000        70849.33
   1000309456     STATED DOC          837.1        837.1        93878.8       93796.28          94000        93796.28
   1000309459     STATED DOC        1136.38      1136.38      116839.74      116798.73         117000       116798.73
   1000309460     STATED DOC         942.19       942.19       102876.1      102791.68         103000       102791.68
   1000309461     FULL DOC          1378.35      1378.35       133883.8      133804.38         134000       133804.38
   1000309470     FULL DOC           702.46       702.46       82837.31       82795.82          83000        82795.82
   1000309475     FULL DOC           260.73       260.73        27360.3       27350.14          27400        27350.14
   1000309500     FULL DOC           942.82       942.82      111181.64      111125.96         111400       111125.96
   1000309505     FULL DOC           231.48       231.48        26926.4       26913.14          27000        26913.14
   1000309512     STATED DOC         653.13       653.13       71314.11       71284.98          71400        71284.98
   1000309531     STATED DOC         503.11       503.11       54888.77       54888.77          55000        54888.77
   1000309535     STATED DOC         918.75       918.75       87926.76       87876.85          88000        87876.85
   1000309538     STATED DOC         342.57       342.57       35917.68       35904.06          36000        35904.06
   1000309556     STATED DOC        1230.26      1230.26      130852.16      130751.98         131000       130751.98
   1000309592     FULL DOC           522.54       522.54       50740.96       50725.83          50800        50725.83
   1000309596     FULL DOC           901.95       901.95      105005.14      104954.17         105205       104954.17
   1000309601     FULL DOC           308.64       308.64       34814.44       34798.82          34875        34798.82
   1000309606     FULL DOC          1417.61      1417.61      164688.29      164608.77         165000       164608.77
   1000309609     STATED DOC         411.08       411.08       43137.39       43121.38          43200        43121.38
   1000309647     STATED DOC          731.8        731.8       79838.19       79838.19          80000        79838.19
   1000309648     STATED DOC         548.83       548.83       59901.34       59876.65          59998        59876.65
   1000309664     STATED DOC        1068.39      1068.39      109849.73      109811.18         110000       109811.18
   1000309665     STATED DOC         907.31       907.31        96852.7       96815.05          97000        96815.05
   1000309678     STATED DOC        1048.17      1048.17      121827.85      121710.74         122000       121710.74
   1000309679     STATED DOC         306.65       306.65       32153.44       32141.53          32200        32141.53
   1000309684     FULL DOC           437.73       437.73        45950.2       45916.24          46000        45916.24
   1000309695     FULL DOC            407.9        407.9       48203.86       48203.86          48510        48203.86
   1000309725     FULL DOC           456.65       456.65       52602.52       52577.65          52700        52577.65
   1000309733     STATED DOC        1766.74      1766.74      168459.69      168412.64         168598       168412.64
   1000309741     STATED DOC         371.89       371.89       39938.29       39922.52          40000        39922.52
   1000309778     STATED DOC        1719.47      1719.47      164815.59      164768.31         165000       164768.31
   1000309783     FULL DOC          1111.17      1111.17       123789.3       123735.5         124000        123735.5
   1000309817     STATED DOC         435.35       435.35       51895.37        51868.7          52000         51868.7
   1000309825     FULL DOC           956.63       956.63      110195.79      110143.68         110400       110143.68
   1000309861     STATED DOC         482.26       482.26       54901.24       54876.03          55000        54876.03
   1000309883     FULL DOC          1548.89      1548.89      151817.63       151771.1         152000        151771.1
   1000309905     FULL DOC            946.2        946.2      111580.87      111524.99         111800       111524.99
   1000309926     STATED DOC          996.8        996.8       94569.29       94459.08          95000        94459.08
   1000309930     FULL DOC           618.52       618.52        64905.8       64881.71          65000        64881.71
   1000309939     FULL DOC           939.43       939.43         110680         110680         111000          110680
   1000309941     STATED DOC         986.08       986.08      104882.27         104802         105000          104802
   1000309950     FULL DOC           343.66       343.66       35961.31       35934.96          36000        35934.96
   1000309971     FULL DOC           331.46       331.46       33567.11       33555.94          33600        33555.94
   1000309975     STATED DOC         747.24       747.24       77917.15       77889.02          78000        77889.02
   1000309980     FULL DOC           789.57       789.57       91726.37       91682.08          91900        91682.08
   1000310048     STATED DOC         368.61       368.61       34563.78       34554.49          34600        34554.49
   1000310055     STATED DOC         1099.8       1099.8       106906.4      106842.83         107000       106842.83
   1000310066     STATED DOC        1110.05      1110.05      118067.45      117977.08         118200       117977.08
   1000310068     FULL DOC           237.21       237.21       20277.13       20277.13          20500        20277.13
   1000310087     STATED DOC         352.07       352.07       36944.35       36930.63          36998        36930.63
   1000310120     FULL DOC            755.1        755.1        89044.2        88999.6          89220         88999.6
   1000310156     FULL DOC           799.96       799.96        83909.3       83878.51          84000        83878.51
   1000310257     STATED DOC         385.05       385.05       40946.69       40931.01          41000        40931.01
   1000310260     FULL DOC           684.15       684.15       79686.77       79648.41          79800        79648.41
   1000310265     FULL DOC           403.81       403.81       46933.67       46888.54          47000        46888.54
   1000310308     STATED DOC         859.16       859.16       93848.26       93809.49          94000        93809.49
   1000310310     STATED DOC         285.13       285.13       30943.32       30918.33          30980        30918.33
   1000310329     FULL DOC           293.99       293.99       33953.75       33921.63          34000        33921.63
   1000310342     FULL DOC           626.29       626.29       73854.94       73854.94          74000        73854.94
   1000310363     STATED DOC         371.47       371.47       33975.46        33967.1          34000         33967.1
   1000310366     STATED DOC         698.96       698.96       77867.47       77833.63          78000        77833.63
   1000310391     STATED DOC         469.57       469.57       49929.92       49910.76          50000        49910.76
   1000310394     FULL DOC           699.13       699.13       78861.42       78826.04          79000        78826.04
   1000310407     FULL DOC           519.91       519.91          59889       59860.68          60000        59860.68
   1000310415     STATED DOC         509.31       509.31       55588.32       55565.41          55678        55565.41
   1000310427     FULL DOC           258.54       258.54       22843.99       22791.05          23000        22791.05
   1000310452     STATED DOC         914.03       914.03      101870.56      101782.41         102000       101782.41
   1000310458     FULL DOC           647.46       647.46       76885.46       76807.59          77000        76807.59
   1000310510     STATED DOC         499.78       499.78       57692.52        57665.1          57800         57665.1
   1000310514     STATED DOC         596.93       596.93       53946.47       53933.51          54000        53933.51
   1000310517     FULL DOC          1212.41      1212.41       136637.7       136637.7         137000        136637.7
   1000310548     FULL DOC           482.84       482.84        50527.2       50508.58          50600        50508.58
   1000310557     STATED DOC        1892.65      1892.65      187210.83      187210.83         187500       187210.83
   1000310566     STATED DOC         432.41       432.41       44489.79        44443.4          44520         44443.4
   1000310572     FULL DOC          1108.61      1108.61      118817.37      118770.69         119000       118770.69
   1000310580     FULL DOC           294.66       294.66       25698.15       25698.15          25725        25698.15
   1000310630     FULL DOC              868          868        87536.3       87507.19          87650        87507.19
   1000310634     STATED DOC         503.53       503.53       49540.07       49524.72          49600        49524.72
   1000310636     STATED DOC        1572.26      1572.26      146368.18      146329.74         146518       146329.74
   1000310660     STATED DOC        1028.29      1028.29       99956.06       99896.64         100043        99896.64
   1000310665     STATED DOC         579.71       579.71       56350.81       56334.14          56400        56334.14
   1000310667     STATED DOC         731.61       731.61       79851.19       79818.28          79980        79818.28
   1000310719     STATED DOC        1280.64      1280.64       139774.5      139716.89         140000       139716.89
   1000310753     STATED DOC         504.08       504.08       53917.58       53896.51          54000        53896.51
   1000310758     STATED DOC         355.44       355.44       37956.92       37927.55          38000        37927.55
   1000310800     STATED DOC         719.61       719.61       81853.07       81815.57          82000        81815.57
   1000310813     FULL DOC           420.56       420.56       43240.68        43225.5          43300         43225.5
   1000310815     STATED DOC         911.08       911.08       97451.02       97412.94          97600        97412.94
   1000310861     FULL DOC           546.84       546.84       59708.09       59659.09          59780        59659.09
   1000310868     STATED DOC          798.8        798.8        90936.4       90894.65          91100        90894.65
   1000310902     FULL DOC           589.71       589.71       68073.16        68040.8          68200         68040.8
   1000310912     FULL DOC            666.1        666.1       69864.02       69864.02          70000        69864.02
   1000310915     STATED DOC        1168.85      1168.85      126798.71      126747.27         127000       126747.27
   1000310919     STATED DOC        1797.65      1797.65      177725.52      177725.52         178089       177725.52
   1000310953     STATED DOC         370.96       370.96       39485.36       39440.65          39500        39440.65
   1000311017     STATED DOC        1540.95      1540.95       143453.1      143415.42         143600       143415.42
   1000311035     FULL DOC           679.09       679.09       78225.02       78188.03          78370        78188.03
   1000311036     STATED DOC         628.53       628.53       72897.52        72827.8          73000         72827.8
   1000311062     STATED DOC        1427.17      1427.17      149872.31      149762.63         149980       149762.63
   1000311066     STATED DOC        1113.08      1113.08      118819.35      118773.17         119000       118773.17
   1000311068     FULL DOC           677.46       677.46       65176.24       65176.24          65250        65176.24
   1000311113     STATED DOC         698.94       698.94       67916.49       67896.15          68000        67896.15
   1000311131     STATED DOC        1624.58      1624.58      177313.95      177240.87         177600       177240.87
   1000311138     FULL DOC           739.96       739.96        87769.9       87724.79          88000        87724.79
   1000311139     FULL DOC           297.75       297.75       33938.74       33923.11          34000        33923.11
   1000311140     STATED DOC         768.39       768.39       83898.95       83864.68          84000        83864.68
   1000311143     STATED DOC         693.21       693.21       69909.28       69886.03          70000        69886.03
   1000311211     FULL DOC          1349.72      1349.72      129853.08      129815.42         130000       129815.42
   1000311221     FULL DOC           849.86       849.86       87410.39       87349.33          87500        87349.33
   1000311260     FULL DOC          1510.55      1510.55      179441.25      179349.78         179800       179349.78
   1000311266     FULL DOC           657.15       657.15       75858.68       75822.62          76000        75822.62
   1000311272     FULL DOC           408.68       408.68       38957.13       38946.14          39000        38946.14
   1000311298     STATED DOC         921.46       921.46      104859.45      104811.82         105000       104811.82
   1000311306     FULL DOC           859.16       859.16       99811.07       99762.87         100000        99762.87
   1000311324     STATED DOC        1075.33      1075.33      119796.09      119744.02         120000       119744.02
   1000311343     FULL DOC           976.49       976.49      113628.51      113628.51         113900       113628.51
   1000311349     STATED DOC        1642.79      1642.79      175784.44      175716.39         175985       175716.39
   1000311410     STATED DOC         765.29       765.29       74335.49        74291.4          74400         74291.4
   1000311415     FULL DOC          1275.21      1275.21      120703.07      120636.78         120800       120636.78
   1000311446     STATED DOC         293.09       293.09       30766.66       30755.34          30800        30755.34
   1000311453     FULL DOC           397.21       397.21       38933.44       38921.51          38980        38921.51
   1000311458     STATED DOC         266.15       266.15       28286.55       28286.55          28340        28286.55
   1000311472     FULL DOC           955.19       955.19          91896       91869.34          92000        91869.34
   1000311500     FULL DOC           628.33       628.33       70875.44       70875.44          71000        70875.44
   1000311505     STATED DOC         688.66       688.66       66921.97       66901.97          67000        66901.97
   1000311512     STATED DOC        1267.69      1267.69      119903.94      119838.24         120000       119838.24
   1000311580     FULL DOC          1343.57      1343.57      146762.74      146702.12         147000       146702.12
   1000311582     FULL DOC           258.83       258.83       20837.15       20795.37          21000        20795.37
   1000311592     FULL DOC          1266.66      1266.66      121826.79      121826.79         122000       121826.79
   1000311598     FULL DOC           533.19       533.19       62876.52       62845.03          63000        62845.03
   1000311607     STATED DOC         589.64       589.64       65688.19       65659.64          65800        65659.64
   1000311622     FULL DOC           929.31       929.31      110776.64       110719.7         111000        110719.7
   1000311705     STATED DOC         886.01       886.01       86103.51       86077.82          86200        86077.82
   1000311706     STATED DOC         814.24       814.24       85376.35       85344.73          85500        85344.73
   1000311708     STATED DOC        1260.89      1260.89      136837.84      136782.83         137000       136782.83
   1000311718     STATED DOC         860.24       860.24       91462.42       91427.25          91600        91427.25
   1000311753     STATED DOC         484.52       484.52       51721.35       51701.24          51800        51701.24
   1000311762     STATED DOC         519.58       519.58       56731.66        56685.1          56800         56685.1
   1000311770     FULL DOC           599.59       599.59        59308.4        59308.4          59400         59308.4
   1000311774     FULL DOC           295.52       295.52       28940.04       28940.04          29000        28940.04
   1000311777     FULL DOC           862.33       862.33      102792.76      102739.92         103000       102739.92
   1000311780     FULL DOC          1593.16      1593.16      154819.51      154773.25         155000       154773.25
   1000311783     STATED DOC         285.48       285.48       29956.48       29945.35          30000        29945.35
   1000311788     FULL DOC           279.44       279.44       25500.31       25473.22          25580        25473.22
   1000311796     STATED DOC         292.48       292.48       31959.85       31946.75          32000        31946.75
   1000311806     STATED DOC        1593.63      1593.63      159847.65      159743.62         160000       159743.62
   1000311810     STATED DOC            764          764       83453.31       83385.45          83520        83385.45
   1000311821     STATED DOC        1131.73      1131.73      107881.28      107850.84         108000       107850.84
   1000311828     STATED DOC        1056.25      1056.25      110839.09      110797.94         111000       110797.94
   1000311829     FULL DOC          1531.88      1531.88      168982.99      168912.11         169192       168912.11
   1000311833     STATED DOC         528.79       528.79       48365.09        48353.2          48400         48353.2
   1000311859     STATED DOC         816.74       816.74       81918.65       81892.08          82000        81892.08
   1000311946     STATED DOC        1952.92      1952.92      184801.11       184750.1         185000        184750.1
   1000311960     STATED DOC         700.12       700.12       74885.49       74856.22          75000        74856.22
   1000311967     FULL DOC           346.86       346.86       32466.21       32457.54          32500        32457.54
   1000311968     STATED DOC         609.49       609.49       63907.45       63883.78          64000        63883.78
   1000311973     FULL DOC            681.1        681.1        80838.7       80797.57          81000        80797.57
   1000312010     STATED DOC         656.07       656.07       69921.09       69894.31          70000        69894.31
   1000312025     FULL DOC           346.76       346.76       39944.77       39907.19          40000        39907.19
   1000312033     FULL DOC           981.75       981.75      115830.15      115772.63         116000       115772.63
   1000312058     FULL DOC           979.85       979.85       97907.69       97876.32          98000        97876.32
   1000312082     STATED DOC         961.44       961.44        87957.9       87893.04          88000        87893.04
   1000312086     STATED DOC         874.14       874.14       89876.73       89845.18          90000        89845.18
   1000312100     STATED DOC         448.04       448.04       48921.09       48901.11          48980        48901.11
   1000312133     STATED DOC         262.97       262.97       23096.68       22991.78          23200        22991.78
   1000312156     FULL DOC          1359.58      1359.58      139836.86      139788.25         139980       139788.25
   1000312162     FULL DOC           140.66       140.66       16783.21       16757.53          16800        16757.53
   1000312179     STATED DOC         1502.6       1502.6      159556.55      159493.28         160000       159493.28
   1000312224     STATED DOC        1000.84      1000.84      106878.71      106837.55         107000       106837.55
   1000312230     FULL DOC           185.93       185.93       15373.89       15341.57          15500        15341.57
   1000312238     STATED DOC         850.92       850.92       98018.33       97971.98          98200        97971.98
   1000312259     STATED DOC         744.01       744.01       70907.59       70887.43          71000        70887.43
   1000312266     FULL DOC           487.31       487.31       55923.44       55871.34          56000        55871.34
   1000312267     FULL DOC           974.54       974.54       91931.59       91882.18          91980        91882.18
   1000312271     STATED DOC         323.54       323.54       33963.19        33950.7          34000         33950.7
   1000312276     FULL DOC           520.98       520.98       56884.48       56884.48          57000        56884.48
   1000312289     FULL DOC            283.2        283.2       31943.83       31929.49          32000        31929.49
   1000312298     FULL DOC           341.78       341.78       35096.29       35072.13          35120        35072.13
   1000312303     FULL DOC           386.22       386.22       38974.96       38949.42          39000        38949.42
   1000312306     FULL DOC           714.73       714.73       84830.76       84787.61          85000        84787.61
   1000312312     STATED DOC         912.91       912.91       99760.34       99639.27          99800        99639.27
   1000312319     STATED DOC         206.78       206.78       16864.99       16830.37          17000        16830.37
   1000312338     FULL DOC           879.74       879.74          90339       90276.85          90400        90276.85
   1000312366     STATED DOC         938.15       938.15       100382.9      100344.01         100500       100344.01
   1000312379     FULL DOC            301.1        301.1       28983.76       28958.78          29000        28958.78
   1000312382     STATED DOC        1161.47      1161.47       112868.4      112834.67         113000       112834.67
   1000312397     STATED DOC         878.19       878.19       86904.35        86877.1          87000         86877.1
   1000312435     STATED DOC         627.28       627.28       69881.04       69850.66          70000        69850.66
   1000312452     FULL DOC            365.2        365.2       37548.48        37535.3          37600         37535.3
   1000312457     STATED DOC         482.04       482.04       45842.49       45828.43          46000        45828.43
   1000312460     FULL DOC          1410.21      1410.21      137045.76      136963.56         137200       136963.56
   1000312464     FULL DOC           263.55       263.55       23148.92       22992.87          23200        22992.87
   1000312467     STATED DOC         607.99       607.99       64901.31       64876.08          65000        64876.08
   1000312484     STATED DOC         806.56       806.56       93105.53       93105.53          93279        93105.53
   1000312518     FULL DOC          1119.13      1119.13      121454.09      121405.27         121598       121405.27
   1000312519     FULL DOC           830.59       830.59       90690.78       90653.73          90800        90653.73
   1000312520     STATED DOC         958.03       958.03      100292.21      100255.61         100400       100255.61
   1000312521     FULL DOC           883.61       883.61      100674.05      100674.05         100900       100674.05
   1000312524     STATED DOC         777.53       777.53       84897.77        84863.1          85000         84863.1
   1000312530     FULL DOC           317.77       317.77       36698.94       36681.64          36750        36681.64
   1000312572     STATED DOC        1280.64      1280.64      139775.16      139775.16         140000       139775.16
   1000312579     FULL DOC           795.56       795.56       93862.35       93815.73          94000        93815.73
   1000312584     STATED DOC        1341.31      1341.31      127965.36      127859.29         128000       127859.29
   1000312597     STATED DOC         770.77       770.77       80941.84       80882.61          81000        80882.61
   1000312615     STATED DOC        1515.29      1515.29      161816.37      161754.06         162000       161754.06
   1000312630     FULL DOC            723.2        723.2       75917.74       75889.82          76000        75889.82
   1000312634     FULL DOC            583.9        583.9       59918.26       59897.34          60000        59897.34
   1000312636     STATED DOC         701.47       701.47        79892.7       79856.34          80000        79856.34
   1000312660     STATED DOC         637.46       637.46       63959.55       63918.32          64000        63918.32
   1000312679     STATED DOC          922.7        922.7       94869.88       94836.59          95000        94836.59
   1000312689     FULL DOC           313.51       313.51       36129.99       36113.05          36180        36113.05
   1000312694     FULL DOC           764.71       764.71       77866.06       77839.46          77970        77839.46
   1000312708     FULL DOC           283.23       283.23       28562.89       28553.39          28600        28553.39
   1000312717     FULL DOC          1297.54      1297.54      138894.87      138787.85         139000       138787.85
   1000312721     FULL DOC           1150.5       1150.5      122860.06      122812.74         123000       122812.74
   1000312726     FULL DOC           978.78       978.78      110405.97      110356.44         110600       110356.44
   1000312769     FULL DOC           428.21       428.21       44934.77       44918.09          45000        44918.09
   1000312785     STATED DOC         202.82       202.82       17562.18       17446.58          17600        17446.58
   1000312791     FULL DOC           675.84       675.84       78887.32       78849.15          79000        78849.15
   1000312796     FULL DOC           705.83       705.83       74923.33       74894.93          75007        74894.93
   1000312816     STATED DOC         818.35       818.35       85906.96       85875.37          86000        85875.37
   1000312822     STATED DOC        1146.24      1146.24       107288.3      107259.65         107400       107259.65
   1000312823     STATED DOC         817.04       817.04       86828.48       86828.48          87000        86828.48
   1000312824     STATED DOC          667.9        667.9       74870.52       74870.52          75000        74870.52
   1000312839     STATED DOC        1120.13      1120.13      124839.66      124785.87         125000       124785.87
   1000312883     FULL DOC           384.73       384.73       44359.27       44317.87          44400        44317.87
   1000312889     FULL DOC           665.56       665.56       75863.07       75863.07          76000        75863.07
   1000312897     STATED DOC        1118.77      1118.77       119663.6      119617.32         119800       119617.32
   1000312914     STATED DOC        1267.82      1267.82      134848.62      134797.25         135000       134797.25
   1000312941     STATED DOC         667.76       667.76       72912.21       72882.43          73000        72882.43
   1000312970     FULL DOC           977.89       977.89      115374.82      115317.52         115544       115317.52
   1000312981     FULL DOC           359.47       359.47       42707.77       42664.87          42750        42664.87
   1000313009     STATED DOC         386.43       386.43       35717.13       35628.05          35980        35628.05
   1000313012     STATED DOC         598.14       598.14       60341.52       60321.65          60400        60321.65
   1000313027     FULL DOC           395.21       395.21       46930.07       46906.39          47000        46906.39
   1000313037     STATED DOC         681.45       681.45       72916.78       72888.54          73000        72888.54
   1000313052     FULL DOC           245.73       245.73       27949.79       27949.79          28000        27949.79
   1000313055     STATED DOC         749.25       749.25       71441.35        71421.4          71500         71421.4
   1000313068     STATED DOC         448.23       448.23       48941.05       48921.05          49000        48921.05
   1000313074     FULL DOC           831.88       831.88       93876.83       93835.08          94000        93835.08
   1000313081     STATED DOC          618.6        618.6       71863.95       71863.95          72000        71863.95
   1000313128     STATED DOC        1742.11      1742.11      169850.95      169800.27         170000       169800.27
   1000313131     STATED DOC         665.04       665.04       72911.24       72881.14          73000        72881.14
   1000313135     STATED DOC         752.34       752.34       78914.71       78885.75          79000        78885.75
   1000313138     STATED DOC         721.56       721.56       78338.41       78275.73          78400        78275.73
   1000313148     STATED DOC         885.67       885.67       92899.58       92865.49          93000        92865.49
   1000313155     STATED DOC         455.55       455.55       49740.08       49719.76          49800        49719.76
   1000313164     FULL DOC           720.14       720.14       73924.75       73899.19          74000        73899.19
   1000313188     STATED DOC         551.72       551.72       57916.42       57895.12          57980        57895.12
   1000313196     FULL DOC           250.98       250.98       21063.38       21018.65          21195        21018.65
   1000313201     FULL DOC           930.23       930.23      105858.13      105810.05         106000       105810.05
   1000313203     STATED DOC        2053.66      2053.66       219833.6      219664.21         220000       219664.21
   1000313206     FULL DOC            587.3        587.3       51355.42       51238.45          51700        51238.45
   1000313220     STATED DOC         382.28       382.28       41136.07       41136.07          41200        41136.07
   1000313222     STATED DOC         585.26       585.26       63903.03       63876.92          63980        63876.92
   1000313225     FULL DOC          1326.36      1326.36      131918.69      131835.78         132000       131835.78
   1000313237     STATED DOC         478.96       478.96       50940.63        50921.2          51000         50921.2
   1000313249     STATED DOC        1183.73      1183.73      134757.58      134757.58         135000       134757.58
   1000313262     STATED DOC         987.63       987.63       105679.4      105638.48         105800       105638.48
   1000313263     STATED DOC         863.39       863.39       83975.91       83902.19          84000        83902.19
   1000313269     STATED DOC         706.59       706.59       69914.06       69914.06          70000        69914.06
   1000313278     STATED DOC        1032.73      1032.73      100342.25      100283.34         100400       100283.34
   1000313286     STATED DOC        1254.99      1254.99      125920.38      125839.22         126000       125839.22
   1000313303     STATED DOC        1739.51      1739.51      165863.34      165817.02         166000       165817.02
   1000313307     STATED DOC        1149.55      1149.55      133547.25      133547.25         133800       133547.25
   1000313309     STATED DOC         813.17       813.17       77536.35        77514.7          77600         77514.7
   1000313339     FULL DOC          1642.93      1642.93      175799.42      175731.36         176000       175731.36
   1000313343     STATED DOC         997.01       997.01        96915.7       96887.04          97000        96887.04
   1000313346     STATED DOC         666.13       666.13       60940.82       60911.01          60970        60911.01
   1000313347     STATED DOC         964.52       964.52      109816.98      109766.69         110000       109766.69
   1000313351     STATED DOC        1278.87      1278.87      136843.87      136790.89         137000       136790.89
   1000313352     STATED DOC         437.02       437.02       39980.86       39961.31          40000        39961.31
   1000313353     FULL DOC          2284.98      2284.98       249698.7       249596.5         250000        249596.5
   1000313355     STATED DOC        1076.82      1076.82      116856.43      116809.41         117000       116809.41
   1000313376     STATED DOC         457.14       457.14       42567.48       42556.41          42600        42556.41
   1000313378     STATED DOC        1489.13      1489.13       161672.9      161543.56         161800       161543.56
   1000313385     FULL DOC           151.42       151.42       14385.38       14347.84          14500        14347.84
   1000313398     STATED DOC          666.4        666.4        75903.9       75799.54          76000        75799.54
   1000313409     STATED DOC        1009.21      1009.21      114846.09      114793.93         115000       114793.93
   1000313415     STATED DOC         1941.2       1941.2      203853.53      203704.37         204000       203704.37
   1000313417     STATED DOC         940.98       940.98      106857.57       106809.3         107000        106809.3
   1000313430     FULL DOC            264.2        264.2       23733.33        23676.8          23900         23676.8
   1000313441     STATED DOC         471.09       471.09       43262.98       43216.41          43400        43216.41
   1000313452     FULL DOC           238.54       238.54        26367.2       26356.08          26400        26356.08
   1000313454     STATED DOC        1445.83      1445.83      145858.67      145810.65         146000       145810.65
   1000313456     STATED DOC         709.79       709.79       75523.75       75466.49          75580        75466.49
   1000313457     STATED DOC        1105.58      1105.58      110894.31       110858.4         111000        110858.4
   1000313461     STATED DOC         706.23       706.23       75144.03       75087.04          75200        75087.04
   1000313496     FULL DOC           430.61       430.61       49373.46       49320.51          49800        49320.51
   1000313512     FULL DOC           225.38       225.38       21326.98       21271.77          21490        21271.77
   1000313514     STATED DOC         901.56       901.56       95964.44       95855.82          96000        95855.82
   1000313521     STATED DOC         860.26       860.26       95878.19       95836.89          96000        95836.89
   1000313524     STATED DOC        1116.96      1116.96       114882.4      114842.46         115000       114842.46
   1000313548     STATED DOC         353.06       353.06       36960.28       36946.79          37000        36946.79
   1000313556     FULL DOC           988.84       988.84      107969.98      107925.88         108100       107925.88
   1000313568     STATED DOC        1147.01      1147.01      127946.32      127782.52         128000       127782.52
   1000313572     FULL DOC           204.91       204.91       16528.81       16496.08          16625        16496.08
   1000313599     STATED DOC         939.25       939.25        91945.9       91890.72          92000        91890.72
   1000313614     FULL DOC           492.53       492.53       56522.63       56496.41          56600        56496.41
   1000313620     STATED DOC         851.94       851.94       81233.32       81210.64          81300        81210.64
   1000313648     STATED DOC        1233.89      1233.89       135832.9      135776.23         136000       135776.23
   1000313667     STATED DOC        1123.55      1123.55      133421.26      133353.96         133620       133353.96
   1000313682     STATED DOC         699.47       699.47       75910.05       75879.54          76000        75879.54
   1000313691     STATED DOC         950.29       950.29      101683.97       101644.6         101800        101644.6
   1000313707     FULL DOC           1578.7       1578.7      183490.71      183402.87         183750       183402.87
   1000313713     STATED DOC        1174.24      1174.24      123266.48      123221.16         123400       123221.16
   1000313714     STATED DOC        1369.51      1369.51      137367.06      137322.57         137498       137322.57
   1000313716     FULL DOC           687.04       687.04       71922.68       71896.43          72000        71896.43
   1000313718     STATED DOC         503.13       503.13       57303.04       57276.96          57380        57276.96
   1000313745     FULL DOC           752.23       752.23       84888.63       84850.88          85000        84850.88
   1000313750     STATED DOC         982.44       982.44      107314.25      107226.99         107400       107226.99
   1000313772     STATED DOC         918.47       918.47       97690.32        97653.1          97800         97653.1
   1000313781     STATED DOC         657.15       657.15       71664.93       71634.85          71840        71634.85
   1000313793     STATED DOC         841.19       841.19       88336.53       88271.89          88400        88271.89
   1000313800     STATED DOC         449.96       449.96       48380.07        48361.1          48436         48361.1
   1000313809     STATED DOC        1201.97      1201.97      131241.96      131188.36         131400       131188.36
   1000313813     STATED DOC         281.84       281.84       27392.16       27368.17          27400        27368.17
   1000313819     FULL DOC          1672.64      1672.64      190915.05      190655.93         191000       190655.93
   1000313844     FULL DOC           999.15       999.15      104886.38      104847.81         105000       104847.81
   1000313851     STATED DOC         575.45       575.45        60337.6        60337.6          60425         60337.6
   1000313861     STATED DOC        1085.66      1085.66      108896.22      108860.95         109000       108860.95
   1000313862     STATED DOC         570.95       570.95        59956.9       59913.01          60000        59913.01
   1000313878     STATED DOC         808.84       808.84       84908.02        84876.8          85000         84876.8
   1000313888     FULL DOC          1013.03      1013.03      120818.11      120756.52         121000       120756.52
   1000313898     STATED DOC         442.31       442.31       41866.39       41854.95          41900        41854.95
   1000313899     STATED DOC        1069.74      1069.74      121891.37      121780.92         122000       121780.92
   1000313905     STATED DOC         489.11       489.11       51344.38        51325.5          51400         51325.5
   1000313910     STATED DOC         1258.7       1258.7      118705.73      118673.66         118800       118673.66
   1000313926     FULL DOC          1744.26      1744.26       167858.3      167810.11         168000       167810.11
   1000313933     STATED DOC         910.95       910.95       96891.24       96854.33          97000        96854.33
   1000313952     FULL DOC           798.82       798.82       94858.13       94810.27          95000        94810.27
   1000313987     STATED DOC         552.22       552.22       59952.85       59904.87          60000        59904.87
   1000314012     STATED DOC         880.24       880.24       83954.29       83907.64          84000        83907.64
   1000314017     FULL DOC          1488.02      1488.02       141883.5      141843.87         142000       141843.87
   1000314051     FULL DOC          1359.62      1359.62      158026.68      157951.03         158250       157951.03
   1000314073     STATED DOC         532.86       532.86       55937.42       55916.85          55998        55916.85
   1000314076     STATED DOC        1734.31      1734.31         188440      188141.35         188440       188141.35
   1000314078     STATED DOC        1046.73      1046.73      109880.98      109840.58         110000       109840.58
   1000314081     STATED DOC         998.83       998.83      106878.05      106836.67         107000       106836.67
   1000314088     FULL DOC           626.29       626.29       73891.64       73854.94          74000        73854.94
   1000314101     STATED DOC         465.43       465.43       42579.61       42558.78          42600        42558.78
   1000314111     STATED DOC        1145.43      1145.43      114890.47      114853.25         115000       114853.25
   3000002068     STATED DOC         721.03       721.03       79633.38       79599.19          79800        79599.19
   3000002079     STATED DOC        1308.08      1308.08      142769.68      142651.47         143000       142651.47
   3000002080     FULL DOC           517.96       517.96       61049.45       61018.61          61200        61018.61
   3000002148     FULL DOC           245.89       245.89       28552.35       28538.45        28620.2        28538.45
   3000002193     STATED DOC        1075.67      1075.67      114262.55      114262.55         115000       114262.55
   3000002342     FULL DOC           562.95       562.95       67767.78       67767.78          67980        67767.78
   3000002488     FULL DOC            412.4        412.4       49670.95       49644.53          49800        49644.53
   3000002536     FULL DOC           573.97       573.97       58899.66       58858.35          58980        58858.35
   3000002967     FULL DOC           440.09       440.09       51872.11       51845.92          52000        51845.92
   3000003003     FULL DOC           867.19       867.19       87259.43       87230.29          87401        87230.29
   3000003014     STATED DOC        1301.49      1301.49      133769.53      133722.13         134000       133722.13
   3000003081     FULL DOC           299.83       299.83       35455.17       35473.43          35580        35473.43
   3000003092     FULL DOC           761.38       761.38       88786.77       88743.08          89000        88743.08
   3000003127     STATED DOC        1165.51      1165.51      119793.62      119751.18         120000       119751.18
   3000003376     STATED DOC         333.05       333.05       34923.24       34910.03          35000        34910.03
   3000003467     STATED DOC         1120.9       1120.9      109834.97      109800.98         110000       109800.98
   3000003537     FULL DOC           336.34       336.34       39899.41       39878.94          40000        39878.94
   3000003548     STATED DOC          685.2        685.2          46928       46707.19          48000        46707.19
   3000003640     STATED DOC         598.97       598.97       67253.14       67223.02          67400        67223.02
   3000003684     FULL DOC           743.46       743.46       85600.82          85560          85800           85560
   3000003822     FULL DOC           777.25       777.25       76881.24       76856.79          77000        76856.79
   3000004219     STATED DOC         568.78       568.78       62079.88       62028.49          62180        62028.49
   3000004220     STATED DOC         475.66       475.66       51894.88        51873.3          52000         51873.3
   3000004561     STATED DOC         679.88       679.88       69879.49       69879.49          70000        69879.49
   3000004652     STATED DOC        1796.24      1796.24      187165.02      187165.02         187500       187165.02
   3000004674     STATED DOC        1586.14      1586.14      107578.14      107078.99         110000       107078.99
   3000004732     FULL DOC           252.53       252.53       29322.85       29308.57          29393        29308.57
   3000004914     FULL DOC           971.46       971.46      113581.59      113525.88         113800       113525.88
   3000005027     STATED DOC         994.67       994.67      110858.85      110714.37         111000       110714.37
   3000005107     STATED DOC         535.67       535.67       51904.55       51889.01          51980        51889.01
   3000005185     STATED DOC         846.72       846.72        91854.2       91816.95          92000        91816.95
   3000005221     FULL DOC           545.77       545.77       61635.13       61635.13          61800        61635.13
   3000005345     FULL DOC           319.25       319.25       36948.34       36930.83          37000        36930.83
   3000005458     FULL DOC           495.05       495.05        51583.7       51564.72          51676        51564.72
   3000005492     FULL DOC           285.36       285.36       24880.62       24855.99          25000        24855.99
   3000005595     FULL DOC           289.39       289.39       29431.95       29390.28          32700        29390.28
   3000006051     STATED DOC         263.79       263.79       27459.92       27435.66          27700        27435.66
   3000006084     FULL DOC           692.86       692.86       82194.12       82151.96          82400        82151.96
   3000006404     STATED DOC          830.6        830.6       79886.39       79862.98          80000        79862.98
   3000006415     STATED DOC        1119.93      1119.93      117430.51      117343.14         117600       117343.14
   3000006493     FULL DOC           689.52       689.52       65709.11       65690.37          65800        65690.37
   3000006778     STATED DOC         657.82       657.82       63944.39       63887.09          64000        63887.09
   3000007132     FULL DOC          1506.25      1506.25      171690.16      171531.35         172000       171531.35
   3000007256     STATED DOC         1638.4       1638.4      116960.72       116377.4         119800        116377.4
   3000007290     FULL DOC           306.89       306.89       34921.13       34904.96          35000        34904.96
   3000007392     FULL DOC          1175.95      1175.95      133759.88       133636.8         134000        133636.8
   3000007461     FULL DOC           830.08       830.08       95730.06       95730.06          96000        95730.06
   3000007508     FULL DOC           461.24       461.24       53697.82       53645.48          53800        53645.48
   3000007564     FULL DOC           474.24       474.24       50504.09       50484.39          50600        50484.39
   3000007575     STATED DOC        1197.49      1197.49      124822.18      124776.69         125000       124776.69
   3000007688     STATED DOC         380.18       380.18       41731.65       41714.19          41800        41714.19
   3000007871     FULL DOC           912.62       912.62       65487.16       64837.78          66800        64837.78
   3000007906     STATED DOC        1089.55      1089.55       82405.19       81969.73          84113        81969.73
   3000007928     STATED DOC         978.18       978.18      104838.88       104797.7         105000        104797.7
   3000008122     FULL DOC           729.96       729.96        76510.8       76482.19          76650        76482.19
   3000008326     FULL DOC           286.64       286.64       24230.34       24177.42          24437        24177.42
   3000008359     FULL DOC           478.56       478.56       51894.55       51873.31          51998        51873.31
   3000008406     FULL DOC           401.17       401.17       44326.16       44288.28          44400        44288.28
   3000008462     FULL DOC          1098.56      1098.56      106675.91      106644.11         106800       106644.11
   3000008656     FULL DOC           457.39       457.39       46924.76       46874.82          47000        46874.82
   3000008907     STATED DOC        1110.35      1110.35      109864.97      109830.38         110000       109830.38
   3000009145     STATED DOC        1309.65      1309.65       127611.4      127572.55         127800       127572.55
   3000009167     FULL DOC           284.07       284.07       29150.22       29140.04          29190        29140.04
   3000009361     FULL DOC           385.37       385.37       39512.99       39512.99          39600        39512.99
   3000009372     STATED DOC          385.7        385.7       27609.34        27342.9          28000         27342.9
   3000009566     STATED DOC        1099.75      1099.75      119787.79      119738.68         119980       119738.68
   3000009726     FULL DOC           318.59       318.59       35935.19       35919.05          36000        35919.05
   3000009748     FULL DOC           330.07       330.07       38923.57       38904.08          39000        38904.08
   3000009931     FULL DOC           253.38       253.38        23612.7       23552.16          23850        23552.16
   3000010104     STATED DOC         289.25       289.25       30753.74       30741.91          30800        30741.91
   3000010160     STATED DOC         893.69       893.69       97383.39       97303.93          97500        97303.93
   3000010240     FULL DOC           404.42       404.42       42454.01       42422.64          42500        42422.64
   3000010319     FULL DOC          1202.42      1202.42       142715.3      142642.71         143000       142642.71
   3000010499     FULL DOC           843.46       843.46       81976.54       81880.33          82000        81880.33
   3000010605     STATED DOC          693.2        693.2       69909.23       69885.99          70000        69885.99
   3000010638     FULL DOC            778.2        778.2       89917.02       89789.97          90000        89789.97
   3000010694     STATED DOC         388.44       388.44       36959.54       36949.17          37000        36949.17
   3000010821     FULL DOC           271.69       271.69       30659.77       30646.13          30700        30646.13
   3000010865     FULL DOC           824.79       824.79       95818.65       95772.39          96000        95772.39
   3000010912     STATED DOC        1169.77      1169.77      129751.22      129695.15         130000       129695.15
   3000010945     STATED DOC         202.98       202.98       14978.68       14903.64          15200        14903.64
   3000011070     STATED DOC        1511.75      1511.75      143882.55       143842.6         144000        143842.6
   3000011229     FULL DOC           331.37       331.37       36629.46       36614.02          36675        36614.02
   3000011310     STATED DOC         736.45       736.45       71914.94       71893.14          72000        71893.14
   3000011423     STATED DOC        1224.62      1224.62      130204.16      130154.09         130400       130154.09
   3000011445     FULL DOC           472.81       472.81       45960.02        45932.7          46000         45932.7
   3000011478     FULL DOC           199.28       199.28       15633.49       15603.57          15750        15603.57
   3000011559     STATED DOC        1790.41      1790.41      173858.79      173806.97         174061       173806.97
   3000011617     FULL DOC           495.15       495.15       49935.14       49918.54          50000        49918.54
   3000011720     FULL DOC           739.69       739.69       87228.72       87185.04          87400        87185.04
   3000012004     STATED DOC         841.45       841.45       91652.92       91615.34          91800        91615.34
   3000012015     FULL DOC           486.77       486.77       49931.96       49914.55          50000        49914.55
   3000012264     STATED DOC         370.78       370.78        38877.7        38863.3          38934         38863.3
   3000012275     FULL DOC           331.28       331.28       32461.21       32461.21          32510        32461.21
   3000012322     FULL DOC           321.21       321.21       38038.22       38018.15          38200        38018.15
   3000012823     FULL DOC           950.07       950.07       89878.42       89878.42          90000        89878.42
   3000012867     STATED DOC         990.29       990.29       99870.33       99837.13         100000        99837.13
   3000012878     STATED DOC        1533.24      1533.24       160767.2      160707.66         161000       160707.66
   3000013425     STATED DOC         901.96       901.96       82918.38       82897.43          83000        82897.43
   3000013470     FULL DOC           431.13       431.13       45912.79       45912.79          46000        45912.79
   3000013620     STATED DOC        1526.51      1526.51      111403.75      110842.74         113600       110842.74
   3000013686     FULL DOC           654.85       654.85       65936.68       65893.31          66000        65893.31
   3000013711     FULL DOC           468.74       468.74        45972.8       45945.06          46000        45945.06
   3000013824     FULL DOC           738.01       738.01       71001.64       70981.04          71082        70981.04
   3000014153     FULL DOC           395.91       395.91       38944.52       38932.38          39000        38932.38
   3000014200     STATED DOC          554.7        554.7       56922.36       56902.49          57000        56902.49
   3000014459     STATED DOC         932.54       932.54       97826.51        97789.9          98000         97789.9
   3000014621     FULL DOC           490.87       490.87       57915.09       57857.35          58000        57857.35
   3000014665     STATED DOC        1732.54      1732.54      185316.73      185244.32         185600       185244.32
   3000014698     FULL DOC           652.12       652.12       69891.69       69864.23          70000        69864.23
   3000014825     FULL DOC           330.07       330.07       38923.57       38904.08          39000        38904.08
   3000015176     STATED DOC        1383.33      1383.33      159686.53      159610.63         159984       159610.63
   3000015347     STATED DOC         506.49       506.49       47928.42       47915.19          47980        47915.19
   3000015449     FULL DOC           752.62       752.62       87434.52       87392.31          87600        87392.31
   3000015928     FULL DOC          1282.43      1282.43      147656.43      147656.43         148000       147656.43
   3000016086     STATED DOC         395.04       395.04       41320.47       41320.47          41400        41320.47
   3000016941     FULL DOC           332.67       332.67        33368.2       33357.39          33400        33357.39
   3000017361     STATED DOC         833.37       833.37       92882.02       92842.02          93000        92842.02
   3000017500     STATED DOC        1051.82      1051.82      111831.79      111788.79         112000       111788.79
   3000017613     STATED DOC         930.85       930.85       93876.12       93844.92          93998        93844.92
   3000017668     STATED DOC        1005.93      1005.93       90821.15       90798.36          91000        90798.36
   3000017679     STATED DOC         914.74       914.74       99797.79       99797.79         100000        99797.79
   3000017920     STATED DOC         466.93       466.93       49904.28       49904.28          50000        49904.28
   3000018011     FULL DOC           448.36       448.36       43947.46          43934          44000           43934
   3000018830     FULL DOC           594.42       594.42       70857.15       70820.73          71000        70820.73
   3000018841     FULL DOC           978.24       978.24       95971.76       95885.35          96000        95885.35
   3000018965     FULL DOC          1076.53      1076.53      127013.78      126887.15         127200       126887.15
   3000018998     FULL DOC           597.13       597.13       69845.54       69811.25          69980        69811.25
   3000019045     STATED DOC        1198.71      1198.71       120921.1      120841.96         121000       120841.96
   3000019158     FULL DOC           898.28       898.28       94297.88       94263.21          94400        94263.21
   3000019465     FULL DOC           507.75       507.75       57875.54       57848.88          57980        57848.88
   3000019524     FULL DOC           289.35       289.35       33683.37          33667          33750           33667
   3000019728     FULL DOC           636.28       636.28       75847.08       75847.08          76000        75847.08
   3000019739     FULL DOC           295.13       295.13       34526.07       34506.43          34872        34506.43
   3000019740     STATED DOC         682.95       682.95       68634.27       68611.92          68700        68611.92
   3000020037     FULL DOC          1113.58      1113.58      126829.68      126771.96         127000       126771.96
   3000020377     FULL DOC          1017.13      1017.13      115791.69      115791.69         116000       115791.69
   3000020561     FULL DOC           482.41       482.41       56888.29        56859.8          57000         56859.8
   3000020914     FULL DOC           558.58       558.58       65870.64       65870.64          66000        65870.64
   3000020925     STATED DOC         306.07       306.07       24608.15       24558.93          24800        24558.93
   3000021016     FULL DOC           371.02       371.02       42939.95       42919.61          43000        42919.61
   3000021378     STATED DOC        1319.67      1319.67      122917.79      122822.01         122980       122822.01
   3000021711     STATED DOC         261.93       261.93       25876.41       25868.39          25900        25868.39
   3000021904     STATED DOC         1190.4       1190.4      124819.26      124773.04         125000       124773.04
   3000022574     STATED DOC         500.81       500.81       36291.71       36291.71          37000        36291.71
   3000022858     STATED DOC         482.03       482.03       45962.31       45949.48          46000        45949.48
   3000023154     FULL DOC           1375.2       1375.2      161764.58      161684.84         162000       161684.84
   3000023622     FULL DOC           444.84       444.84       45753.17       45737.27          45800        45737.27
   3000023859     STATED DOC         492.46       492.46          51943       51923.65          52000        51923.65
   3000024623     STATED DOC         579.92       579.92       61929.74        61905.9          62000         61905.9
   3000024678     FULL DOC           881.33       881.33       103848.2      103796.79         104000       103796.79
   3000024930     FULL DOC           454.21       454.21       47548.88       47531.53          47600        47531.53
   3000025269     STATED DOC         927.68       927.68       97693.27       97657.04          97800        97657.04
   3000025327     FULL DOC           570.94       570.94       59935.09       59913.06          60000        59913.06
   3000025588     STATED DOC         1079.7       1079.7      115113.81      115026.07         115200       115026.07
   3000025704     FULL DOC           1238.5       1238.5      121890.05      121852.67         122000       121852.67
   3000025840     FULL DOC           419.33       419.33       48532.16       48509.18          48600        48509.18
   3000025895     STATED DOC         452.57       452.57        50336.4       50314.84          50400        50314.84
   3000025975     STATED DOC         570.41       570.41       57544.24        57525.3          57600         57525.3
   3000026180     STATED DOC         437.58       437.58       40968.17       40957.34          41000        40957.34
   3000026248     STATED DOC         324.85       324.85       30974.57       30965.92          31000        30965.92
   3000027090     FULL DOC          1636.08      1636.08      181970.07      181892.11         182200       181892.11
   3000027227     STATED DOC         534.76       534.76       53947.72       53929.96          54000        53929.96
   3000027318     STATED DOC        1047.73      1047.73      105697.59       105662.8         105800        105662.8
   3000027999     FULL DOC           637.26       637.26       61964.27       61927.82          62000        61927.82
   3000028126     STATED DOC         401.16       401.16       38966.19       38954.69          39000        38954.69
   3000028581     FULL DOC           780.29       780.29       81911.26       81881.14          82000        81881.14
   3000028876     STATED DOC         632.28       632.28        65929.9        65906.1          66000         65906.1
   3000029003     STATED DOC         828.44       828.44       80553.55       80506.16          80600        80506.16
   3000030288     STATED DOC         910.75       910.75      103769.35      103721.18         104000       103721.18
   3000030585     FULL DOC            309.5        309.5       28977.52       28969.87          29000        28969.87
   3000031531     FULL DOC            543.9        543.9       56959.39       56918.03          57000        56918.03
   3000031586     STATED DOC         583.66       583.66       53959.38       53945.67          54000        53945.67
   3000031848     FULL DOC           285.21       285.21       33633.97       33633.97          33700        33633.97
   3000032177     STATED DOC         785.04       785.04       82380.46       82380.46          82500        82380.46
   3000032337     STATED DOC         472.03       472.03       48567.04       48533.46          48600        48533.46
   3000033361     STATED DOC        1027.64      1027.64       99893.12       99863.58          99980        99863.58
   3000035012     FULL DOC           656.57       656.57        67530.9       67507.43          67600        67507.43
   3000035023     STATED DOC         753.64       753.64       79005.43       79005.43          79200        79005.43
   3100005642     STATED DOC         694.04       694.04       66525.57       66487.21          66600        66487.21
   3100005744     STATED DOC         821.25       821.25       87629.56       87629.56          87800        87629.56
   3100012696     STATED DOC        1069.18      1069.18       114822.6      114777.25         115000       114777.25
   5000003027     STATED DOC         262.57       262.57       28939.76        28927.4          29000         28927.4
   5000003035     FULL DOC            320.2        320.2       34609.44       34595.68          34650        34595.68
   5000003542     STATED DOC         378.27       378.27       37284.87       37261.48          37332        37261.48
   5000003546     STATED DOC         790.43       790.43       82849.27       82818.29          83000        82818.29
   5000003557     FULL DOC           190.16       190.16        7972.39        7863.61           8500         7863.61
   5000003560     FULL DOC           245.55       245.55       28943.19        28928.7          29000         28928.7
   5000172274     STATED DOC         210.14       210.14       13917.55       13849.48          14500        13849.48
   5000173302     FULL DOC           900.38       900.38      111365.79      111299.73         112000       111299.73
   5000174829     FULL DOC           376.94       376.94       47742.95       47713.34          48000        47713.34
   5000174897     FULL DOC           438.33       438.33       48865.81       48783.79          49600        48783.79
   5000175811     FULL DOC           446.69       446.69       59107.21       59066.88          59458        59066.88
   5000176357     STATED DOC         590.55       590.55       66118.96       66078.85          67350        66078.85
   5000180978     STATED DOC         770.77       770.77       80760.87       80729.73          81000        80729.73
   5000182005     STATED DOC         822.63       822.63       91482.59       91441.37          91800        91441.37
   5000182096     STATED DOC         433.16       433.16       49009.51       48984.35          49400        48984.35
   5000184300     FULL DOC            625.6        625.6       74176.01       74137.64          74400        74137.64
   5000184898     FULL DOC           286.03       286.03       31116.35       31103.24          31205        31103.24
   5000185594     FULL DOC           199.92       199.92       25887.37       25887.37          26000        25887.37
   5000185794     FULL DOC           284.95       284.95       28197.31       28179.05          28250        28179.05
   5000186693     FULL DOC           752.13       752.13       82728.73       82658.13          82900        82658.13
   5000187019     FULL DOC           109.35       109.35        7270.01        7235.78           7500         7235.78
   5000188035     STATED DOC         331.28       331.28       34724.48       34711.22          34814        34711.22
   5000188072     FULL DOC           208.72       208.72       17000.66        16961.8          17400         16961.8
   5000188104     FULL DOC           119.49       119.49        7984.07        7984.07           8245         7984.07
   5000188857     STATED DOC         438.74       438.74       46741.88       46721.87          47000        46721.87
   5000188884     STATED DOC         939.02       939.02      109788.88      109570.87         110000       109570.87
   5000188928     STATED DOC         296.05       296.05       24292.07        24235.4          24900         24235.4
   5000188958     FULL DOC           254.04       254.04       31476.12       31457.89          31600        31457.89
   5000189054     FULL DOC           154.62       154.62       10228.97       10182.18          10500        10182.18
   5000189448     FULL DOC            356.4        356.4       34151.98       34132.08          34200        34132.08
   5000189608     STATED DOC         641.01       641.01       71791.98       71759.71          71980        71759.71
   5000189725     STATED DOC         254.55       254.55       22958.51       22958.51          23354        22958.51
   5000189740     FULL DOC            148.9        148.9       12892.64       12892.64          13100        12892.64
   5000189749     FULL DOC           333.13       333.13       34427.23        34414.7          34500         34414.7
   5000189779     FULL DOC           258.98       258.98        30886.8       30870.41          31000        30870.41
   5000189866     FULL DOC            87.48        87.48        5869.94        5816.01           6000         5816.01
   5000189875     FULL DOC           109.35       109.35        7337.42        7270.01           7500         7270.01
   5000189893     STATED DOC          795.5        795.5       91741.25       91696.88          92000        91696.88
   5000189930     FULL DOC           215.92       215.92       17778.11       17739.82          18000        17739.82
   5000190283     FULL DOC           188.35       188.35       17571.94       17571.94          18300        17571.94
   5000190315     STATED DOC         265.68       265.68        28973.2       28961.04          29044        28961.04
   5000190326     FULL DOC           283.57       283.57       29741.69        29730.5          29800         29730.5
   5000190484     STATED DOC         327.94       327.94       37298.41       37280.98          37400        37280.98
   5000190581     FULL DOC           683.32       683.32       84715.54       84666.88          85000        84666.88
   5000190681     STATED DOC         344.01       344.01       38850.39       38850.39          39200        38850.39
   5000190802     FULL DOC           250.39       250.39       19577.73       19539.27          19800        19539.27
   5000191069     FULL DOC           340.29       340.29       37124.75       37093.72          37200        37093.72
   5000191091     FULL DOC             88.9         88.9        5940.42        5912.85           6100         5912.85
   5000191137     FULL DOC           163.22       163.22       15590.08       15547.29          15840        15547.29
   5000191348     FULL DOC           481.51       481.51       58215.71       58184.16          58400        58184.16
   5000191376     STATED DOC         232.33       232.33       21088.74       21035.31          21400        21035.31
   5000191447     FULL DOC            296.5        296.5        35475.9          35457          35600           35457
   5000191462     FULL DOC           265.37       265.37       32089.94       32072.46          32200        32072.46
   5000191513     FULL DOC           284.97       284.97       31718.21       31704.17          31800        31704.17
   5000191680     STATED DOC         662.89       662.89       75429.59       75359.42          75600        75359.42
   5000191722     FULL DOC           130.51       130.51        8856.48        8814.46           9100         8814.46
   5000191803     STATED DOC         316.24       316.24       34401.91       34401.91          34500        34401.91
   5000191880     STATED DOC         861.56       861.56        86782.4        86782.4          87000         86782.4
   5000191882     FULL DOC           240.07       240.07       28711.46       28711.46          28800        28711.46
   5000191935     STATED DOC          231.4        231.4       25337.39       25326.64          25400        25326.64
   5000191959     FULL DOC           217.82       217.82       14605.59       14537.48          15000        14537.48
   5000191984     STATED DOC         622.56       622.56       63470.92       63448.69          63600        63448.69
   5000192169     STATED DOC          725.7        725.7       72882.38       72833.73          73000        72833.73
   5000192187     FULL DOC           170.29       170.29       11441.02       11333.48          11750        11333.48
   5000192227     FULL DOC           353.76       353.76       42863.59       42840.24          43000        42840.24
   5000192245     FULL DOC              101          101        5424.23        5379.73           6900         5379.73
   5000192334     STATED DOC         350.26       350.26       35917.76       35904.98          35992        35904.98
   5000192427     FULL DOC           113.43       113.43        4846.34        4715.68           5100         4715.68
   5000192503     FULL DOC            672.1        672.1       79717.32       79717.32          80000        79717.32
   5000192513     FULL DOC           320.18       320.18       29693.48       29693.48          30000        29693.48
   5000192616     STATED DOC         273.06       273.06       26950.06       26941.45          27000        26941.45
   5000192702     STATED DOC         812.14       812.14       78692.59        78645.2          78807         78645.2
   5000192808     FULL DOC            307.9        307.9       38215.18       38171.81          38300        38171.81
   5000192923     FULL DOC           170.97       170.97       11441.91        11388.7          11750         11388.7
   5000192956     FULL DOC           917.16       917.16       98766.63       98726.52          99000        98726.52
   5000192962     FULL DOC           313.54       313.54       31538.25       31527.61          31600        31527.61
   5000192967     STATED DOC         922.65       922.65      100497.24      100455.62         100700       100455.62
   5000192972     FULL DOC           154.21       154.21       13752.84       13718.97          13950        13718.97
   5000192975     FULL DOC           147.84       147.84        9742.57        9698.24          10000         9698.24
   5000193188     STATED DOC          769.6        769.6       84787.23       84750.69          85000        84750.69
   5000193362     FULL DOC           173.27       173.27         7131.7        7031.23           7745         7031.23
   5000193529     STATED DOC         786.73       786.73       80860.64       80803.05          81000        80803.05
   5000193593     STATED DOC         253.52       253.52        27941.8       27917.82          28000        27917.82
   5000193596     FULL DOC           241.21       241.21       28925.61       28895.03          29000        28895.03
   5000193676     FULL DOC           317.16       317.16       37665.97       37665.97          37800        37665.97
   5000193717     FULL DOC           410.72       410.72       40888.07       40888.07          41000        40888.07
   5000193972     FULL DOC           504.08       504.08       53875.25       53875.25          54000        53875.25
   5000194027     FULL DOC           145.77       145.77       13819.58       13782.64          14000        13782.64
   5000194031     FULL DOC           316.72       316.72       33795.42       33782.15          33860        33782.15
   5000194070     FULL DOC           315.48       315.48       37644.47       37644.47          37780        37644.47
   5000194078     STATED DOC          557.2        557.2       55114.84        55079.6          55200         55079.6
   5000194111     FULL DOC           467.68       467.68       49507.44       49488.42          49600        49488.42
   5000194188     FULL DOC            97.35        97.35        6477.07        6447.19           6650         6447.19
   5000194381     FULL DOC           379.76       379.76       40522.59       40506.69          40600        40506.69
   5000194427     FULL DOC           333.92       333.92       39085.59       39065.98          39200        39065.98
   5000194577     FULL DOC             92.4         92.4        6117.24        6089.84           6250         6089.84
   5000194651     FULL DOC           119.51       119.51        8306.06        8266.15           8500         8266.15
   5000194669     STATED DOC        1504.09      1504.09      151802.42      151700.77         152000       151700.77
   5000194690     FULL DOC           325.78       325.78       39495.75       39474.42          39600        39474.42
   5000194848     FULL DOC           341.62       341.62        35842.8       35815.96          35900        35815.96
   5000194857     FULL DOC           468.93       468.93       56849.93       56819.22          57000        56819.22
   5000194906     FULL DOC            235.2        235.2       15961.14       15885.42          16400        15885.42
   5000194927     STATED DOC         398.38       398.38       43908.62       43889.87          44000        43889.87
   5000195038     FULL DOC            249.9        249.9       29298.99       29298.99          29400        29298.99
   5000195200     FULL DOC           111.87       111.87        7626.91        7591.25           7800         7591.25
   5000195272     FULL DOC           135.59       135.59       11596.48       11569.85          11750        11569.85
   5000195360     STATED DOC         905.41       905.41       99749.68       99706.69         100000        99706.69
   5000195361     FULL DOC           277.73       277.73       23878.38       23823.02          24200        23823.02
   5000195505     STATED DOC        1663.49      1663.49      187089.73      187005.59         187500       187005.59
   5000195689     FULL DOC           410.74       410.74       43932.82       43898.32          44000        43898.32
   5000195716     FULL DOC            866.9        866.9       93775.69       93737.14          94000        93737.14
   5000195753     STATED DOC         421.06       421.06       46502.67        46482.7          46600         46482.7
   5000195847     FULL DOC           418.69       418.69       43919.93       43903.47          44000        43903.47
   5000195968     FULL DOC           425.69       425.69       51021.86       51021.86          51180        51021.86
   5000195985     STATED DOC         421.02       421.02        46403.4       46383.58          46500        46383.58
   5000196061     FULL DOC           658.64       658.64       65848.45       65826.35          66000        65826.35
   5000196093     FULL DOC          1245.11      1245.11      141578.49      141512.02         142000       141512.02
   5000196147     FULL DOC           478.99       478.99       51897.84       51855.67          51980        51855.67
   5000196163     FULL DOC           475.79       475.79       49927.52       49890.28          50000        49890.28
   5000196167     FULL DOC           124.42       124.42        8354.23        8279.05           8500         8279.05
   5000196188     FULL DOC           559.43       559.43       46998.95        46895.8          47500         46895.8
   5000196223     FULL DOC           494.75       494.75        52898.4       52877.53          53000        52877.53
   5000196257     FULL DOC           168.58       168.58       11542.59       11435.75          11750        11435.75
   5000196269     STATED DOC         296.32       296.32        31937.3       31924.42          32000        31924.42
   5000196364     FULL DOC           307.75       307.75       36905.09       36885.66          37000        36885.66
   5000196421     FULL DOC           438.07       438.07       45916.47        45899.3          46000         45899.3
   5000196456     FULL DOC           370.13       370.13       45898.24       45846.26          46000        45846.26
   5000196506     STATED DOC         481.51       481.51       51918.88       51877.24          52000        51877.24
   5000196641     FULL DOC           115.54       115.54        7721.02        7685.91           7893         7685.91
   5000196659     FULL DOC            121.5        121.5        8084.19        8084.19           8300         8084.19
   5000196694     STATED DOC         561.18       561.18       63855.72       63826.14          64000        63826.14
   5000196706     FULL DOC           418.79       418.79       49873.88       49848.05          50000        49848.05
   5000196755     STATED DOC        1304.62      1304.62      128882.43      128761.37         129000       128761.37
   5000196760     STATED DOC          303.2        303.2          29934       29924.53          29980        29924.53
   5000196773     FULL DOC           272.44       272.44       22468.22       22420.46          22700        22420.46
   5000196786     FULL DOC           363.94       363.94       41902.45       41882.46          42000        41882.46
   5000196847     STATED DOC          420.9        420.9       44894.33       44876.73          44980        44876.73
   5000196876     FULL DOC          1112.62      1112.62      109433.74       109399.5         109600        109399.5
   5000197013     STATED DOC         772.04       772.04       84229.34       84194.31          84400        84194.31
   5000197073     FULL DOC           215.92       215.92       17816.02       17778.11          18000        17778.11
   5000197134     STATED DOC         566.39       566.39       61818.27       61767.09          61918        61767.09
   5000197174     FULL DOC          1038.97      1038.97      111034.74      110990.46         111300       110990.46
   5000197238     STATED DOC          937.9        937.9       89873.57       89847.51          90000        89847.51
   5000197266     FULL DOC           303.59       303.59       30431.13       30421.07          30480        30421.07
   5000197298     FULL DOC           423.73       423.73       48786.43       48763.16          48900        48763.16
   5000197333     FULL DOC           338.76       338.76       33967.49       33956.37          34011        33956.37
   5000197345     FULL DOC           297.09       297.09       29961.09       29941.07          30000        29941.07
   5000197435     FULL DOC            78.88        78.88        5377.95         5352.8           5500          5352.8
   5000197662     FULL DOC           257.45       257.45       26931.25       26921.23          26980        26921.23
   5000197726     STATED DOC         736.29       736.29       79840.77       79808.08          80000        79808.08
   5000197759     FULL DOC           274.12       274.12       32518.54       32518.54          32600        32518.54
   5000197771     FULL DOC            253.9        253.9        29911.1        29911.1          30000         29911.1
   5000197794     FULL DOC           194.61       194.61       15872.96       15807.48          16000        15807.48
   5000197817     FULL DOC           290.45       290.45       23952.86       23901.94          24200        23901.94
   5000197820     FULL DOC           241.21       241.21       28426.09        28411.7          28500         28411.7
   5000197824     FULL DOC            84.78        84.78        5747.76        5721.66           5850         5721.66
   5000197833     STATED DOC        1137.32      1137.32      112125.28      112087.72         112500       112087.72
   5000197856     STATED DOC         256.49       256.49        25857.8       25849.11          25900        25849.11
   5000197860     STATED DOC         450.86       450.86       47311.17        47293.6          47380         47293.6
   5000197870     STATED DOC         319.71       319.71       34114.83       34101.44          34180        34101.44
   5000197907     STATED DOC         252.04       252.04       26968.26       26947.27          27000        26947.27
   5000197927     STATED DOC         337.48       337.48       36624.59       36595.01          36668        36595.01
   5000197957     STATED DOC         294.99       294.99       30943.57       30931.97          31000        30931.97
   5000198105     STATED DOC         282.56       282.56       25278.23       25252.14          25380        25252.14
   5000198190     FULL DOC            673.2        673.2       77510.62       77473.65          77691        77473.65
   5000198203     FULL DOC           517.93       517.93       51967.15       51899.53          52000        51899.53
   5000198230     FULL DOC           191.59       191.59       16260.32       16260.32          16400        16260.32
   5000198246     FULL DOC           277.29       277.29       27963.65       27954.34          28000        27954.34
   5000198327     STATED DOC         521.06       521.06       49958.27       49929.74          50000        49929.74
   5000198395     STATED DOC         874.34       874.34       94810.94       94772.12          95000        94772.12
   5000198411     STATED DOC         264.12       264.12       22989.32       22935.74          23250        22935.74
   5000198433     STATED DOC         496.99       496.99       53892.55       53870.49          54000        53870.49
   5000198452     FULL DOC           247.41       247.41       25962.32       25952.68          26000        25952.68
   5000198519     STATED DOC         376.58       376.58       40934.66       40917.96          41000        40917.96
   5000198522     FULL DOC           246.51       246.51       19736.72       19777.22          20000        19777.22
   5000198560     FULL DOC           241.17       241.17       28076.56       28062.93          28130        28062.93
   5000198566     FULL DOC           361.79       361.79       42140.14       42099.42          42200        42099.42
   5000198569     FULL DOC           233.59       233.59       27532.09       27518.18          27600        27518.18
   5000198578     FULL DOC           318.07       318.07       37065.04       37011.54          37100        37011.54
   5000198630     FULL DOC           641.04       641.04       65909.58       65886.44          66000        65886.44
   5000198684     FULL DOC           224.03       224.03        24957.5        24935.7          25000         24935.7
   5000198694     STATED DOC         473.23       473.23       53872.28       53822.59          53970        53822.59
   5000198737     STATED DOC         301.87       301.87       32933.24       32919.54          33000        32919.54
   5000198749     FULL DOC           364.08       364.08        42275.5       42254.91          42376        42254.91
   5000198756     FULL DOC           156.71       156.71       14359.57       14323.72          14500        14323.72
   5000198773     FULL DOC          1153.76      1153.76      132966.04      132840.87         133150       132840.87
   5000198782     FULL DOC           600.27       600.27       58331.97       58314.53          58400        58314.53
   5000198854     FULL DOC           454.11       454.11       48552.73       48533.57          48646        48533.57
   5000198895     STATED DOC        1274.22      1274.22      139016.29      138958.46         139298       138958.46
   5000198953     FULL DOC           380.28       380.28       38350.16        38337.4          38400         38337.4
   5000199084     FULL DOC           231.48       231.48       26935.63       26922.44          27000        26922.44
   5000199098     FULL DOC           349.26       349.26       34546.63       34546.63          34600        34546.63
   5000199146     STATED DOC         293.71       293.71       31340.12       31327.82          31400        31327.82
   5000199182     STATED DOC        1218.98      1218.98      127814.88      127767.54         128000       127767.54
   5000199202     FULL DOC           337.69       337.69       34044.46       34033.03          34100        34033.03
   5000199205     FULL DOC           370.09       370.09       37331.09       37318.45          37400        37318.45
   5000199212     FULL DOC           415.93       415.93       47885.84       47862.97          48000        47862.97
   5000199313     FULL DOC            118.8        118.8       11038.73       10982.12          11150        10982.12
   5000199330     FULL DOC           742.23       742.23       77858.02       77828.84          78000        77828.84
   5000199374     FULL DOC           521.41       521.41       56906.28       56859.11          57000        56859.11
   5000199431     STATED DOC         253.29       253.29       21836.98       21739.39          21980        21739.39
   5000199449     FULL DOC           330.85       330.85       30975.95       30951.14          31000        30951.14
   5000199484     STATED DOC         375.65       375.65       39955.14       39924.56          40000        39924.56
   5000199507     FULL DOC           261.42       261.42        22638.4        22638.4          23000         22638.4
   5000199561     FULL DOC           438.42       438.42       49910.21       49887.29          50000        49887.29
   5000199564     STATED DOC         262.64       262.64       27547.91       27537.56          27600        27537.56
   5000199580     FULL DOC           455.86       455.86       19012.24       18754.42          20262        18754.42
   5000199628     STATED DOC         382.42       382.42       40937.28       40921.25          41000        40921.25
   5000199635     STATED DOC        1474.91      1474.91       157818.9      157696.12         158000       157696.12
   5000199646     FULL DOC          1214.08      1214.08      124784.99      124740.77         125000       124740.77
   5000199705     FULL DOC           248.58       248.58        20554.4       20511.19          20723        20511.19
   5000199735     STATED DOC         600.27       600.27       58312.59       58294.96          58400        58294.96
   5000199740     FULL DOC            465.2        465.2       53699.94       53674.41          53800        53674.41
   5000199745     FULL DOC           359.81       359.81       40926.66       40907.91          41000        40907.91
   5000199758     FULL DOC           445.19       445.19       47905.54       47886.51          47980        47886.51
   5000199792     STATED DOC         503.11       503.11       54911.41       54888.77          55000        54888.77
   5000199808     STATED DOC          541.9        541.9       51941.85       51911.89          52000        51911.89
   5000199840     FULL DOC           242.43       242.43       21061.97       21013.05          21300        21013.05
   5000199864     STATED DOC         514.96       514.96       51932.52       51915.25          52000        51915.25
   5000199893     STATED DOC         381.83       381.83       37366.83       37344.17          37400        37344.17
   5000199895     STATED DOC         662.66       662.66       71914.77       71856.69          72000        71856.69
   5000199918     STATED DOC          320.5        320.5        32952.8       32941.23          32998        32941.23
   5000199962     FULL DOC           228.58       228.58       16267.75       16188.16          16600        16188.16
   5000199971     STATED DOC        1056.69      1056.69      111237.14      111195.49         111400       111195.49
   5000200003     FULL DOC           329.28       329.28       37929.69       37911.75          38000        37911.75
   5000200012     FULL DOC           297.09       297.09       20225.02       20042.84          20500        20042.84
   5000200017     FULL DOC           265.31       265.31       25921.57        25911.7          26134         25911.7
   5000200024     FULL DOC           992.63       992.63      101861.03      101789.57         102000       101789.57
   5000200042     FULL DOC           500.03       500.03       53958.26       53894.24          54000        53894.24
   5000200055     FULL DOC           167.93       167.93       15387.51       15349.09          15538        15349.09
   5000200066     STATED DOC        1141.42      1141.42      123873.24      123773.23         124020       123773.23
   5000200103     FULL DOC          1088.38      1088.38      129711.61      129644.71         130000       129644.71
   5000200141     FULL DOC           310.96       310.96       31359.25       31348.82          31400        31348.82
   5000200154     FULL DOC           216.24       216.24       18278.33        18238.4          18435         18238.4
   5000200199     STATED DOC         754.08       754.08       85845.56       85806.14          86000        85806.14
   5000200209     FULL DOC           504.56       504.56        50883.9       50866.98          50950        50866.98
   5000200231     STATED DOC         995.64       995.64       93700.79       93675.34          93800        93675.34
   5000200245     FULL DOC           519.65       519.65       61278.94       61248.24          61400        61248.24
   5000200257     FULL DOC           339.95       339.95       34964.19       34939.75          35000        34939.75
   5000200283     STATED DOC        1680.27      1680.27      179725.25      179655.02         180000       179655.02
   5000200305     FULL DOC           390.46       390.46       40970.61       40925.51          41000        40925.51
   5000200316     STATED DOC         550.93       550.93        53505.4        53505.4          53600         53505.4
   5000200324     FULL DOC            442.9        442.9       45537.53       45521.54          45600        45521.54
   5000200367     STATED DOC         747.76       747.76       72686.77       72643.56          72750        72643.56
   5000200412     FULL DOC           537.07       537.07       57909.52        57886.4          58000         57886.4
   5000200420     FULL DOC           872.33       872.33       91467.55       91433.67          91600        91433.67
   5000200462     STATED DOC         885.83       885.83       82935.59       82891.53          83000        82891.53
   5000200505     FULL DOC           672.28       672.28       79244.54        79204.9          79400         79204.9
   5000200506     STATED DOC         222.14       222.14       19570.52       19570.52          19900        19570.52
   5000200516     FULL DOC           421.81       421.81       49106.54        49082.7          49200         49082.7
   5000200522     FULL DOC           298.84       298.84       27970.86       27963.38          28000        27963.38
   5000200543     FULL DOC           717.21       717.21       71934.58       71864.79          71980        71864.79
   5000200572     FULL DOC           242.11       242.11       27934.63       27934.63          28000        27934.63
   5000200579     FULL DOC           343.67       343.67       39924.41       39905.13          40000        39905.13
   5000200590     STATED DOC         260.14       260.14       22643.27       22643.27          22900        22643.27
   5000200600     FULL DOC           278.42       278.42        32413.3       32397.56          32475        32397.56
   5000200687     FULL DOC           228.04       228.04       18845.55       18805.97          19000        18805.97
   5000200704     STATED DOC         327.38       327.38       34960.31       34933.26          35000        34933.26
   5000200745     STATED DOC        1389.27      1389.27      151754.65      151691.97         152000       151691.97
   5000200776     FULL DOC           413.25       413.25       41400.31        41386.4          41490         41386.4
   5000200779     STATED DOC         1124.7       1124.7      119818.77      119772.44         120000       119772.44
   5000200824     FULL DOC            334.4        334.4        32900.2          32890          32940           32890
   5000200848     FULL DOC           263.77       263.77       21798.35       21752.56          21977        21752.56
   5000200849     STATED DOC         266.42       266.42       23833.79       23720.52          24000        23720.52
   5000200890     FULL DOC           413.83       413.83       43393.58       43393.58          43489        43393.58
   5000200976     STATED DOC         757.95       757.95       80877.16       80845.76          81000        80845.76
   5000200986     FULL DOC           457.13       457.13       47201.16       47167.83          47250        47167.83
   5000201010     STATED DOC         544.76       544.76       52938.28       52922.46          53000        52922.46
   5000201020     FULL DOC           429.58       429.58       49905.54       49881.44          50000        49881.44
   5000201029     FULL DOC           291.77       291.77       34332.92       34315.81          34400        34315.81
   5000201048     FULL DOC           250.56       250.56       20436.45       20394.51          20600        20394.51
   5000201061     STATED DOC         428.55       428.55       44918.25       44918.25          45000        44918.25
   5000201070     STATED DOC        1337.04      1337.04      152722.93      152652.22         153000       152652.22
   5000201073     FULL DOC            347.2        347.2       23881.24       23663.38          24200        23663.38
   5000201095     STATED DOC         306.41       306.41       32153.32       32141.38          32200        32141.38
   5000201096     FULL DOC           592.76       592.76       64687.86       64661.12          64800        64661.12
   5000201101     STATED DOC         392.07       392.07       41935.87       41919.48          42000        41919.48
   5000201119     FULL DOC           273.08       273.08        26867.6       26859.28          26900        26859.28
   5000201142     FULL DOC           275.96       275.96       28979.17        28947.2          29000         28947.2
   5000201160     FULL DOC           707.18       707.18       70909.39       70886.19          71000        70886.19
   5000201172     STATED DOC         293.68       293.68       31410.66       31398.37          31460        31398.37
   5000201192     STATED DOC          569.5        569.5       57129.34       57107.33          57508        57107.33
   5000201218     FULL DOC            376.5        376.5       37751.76       37739.41          37800        37739.41
   5000201225     FULL DOC              325          325        38324.7        38305.5          38400         38305.5
   5000201230     FULL DOC           315.93       315.93       33139.55       33139.55          33200        33139.55
   5000201243     FULL DOC           261.46       261.46       21562.54       21562.54          21785        21562.54
   5000201290     STATED DOC         667.76       667.76       72882.43       72852.39          73000        72852.39
   5000201296     FULL DOC           561.18       561.18       63885.06       63855.72          64000        63855.72
   5000201298     STATED DOC         317.84       317.84       33941.47        33928.4          33980         33928.4
   5000201309     STATED DOC         224.26       224.26       25454.52       25442.91          25500        25442.91
   5000201314     STATED DOC         292.72       292.72        31947.6       31934.42          32000        31934.42
   5000201315     FULL DOC          1271.36      1271.36      124925.67      124811.39         125000       124811.39
   5000201318     STATED DOC         330.01       330.01       23718.29       23718.29          24180        23718.29
   5000201340     STATED DOC        1029.38      1029.38      111667.81      111577.73         111800       111577.73
   5000201347     FULL DOC           490.88       490.88        57943.6        57857.3          58000         57857.3
   5000201353     FULL DOC           356.75       356.75       38953.09       38937.18          39000        38937.18
   5000201354     STATED DOC         665.48       665.48       67130.33       67085.82          67200        67085.82
   5000201363     FULL DOC           220.92       220.92       18113.65       18076.13          18260        18076.13
   5000201407     FULL DOC           172.86       172.86       14869.24       14835.78          15000        14835.78
   5000201419     FULL DOC           386.93       386.93        26624.2       26381.17          26980        26381.17
   5000201460     FULL DOC           268.61       268.61       23443.22       23336.28          23600        23336.28
   5000201465     FULL DOC           249.52       249.52       26181.02       26171.27          26221        26171.27
   5000201469     FULL DOC           245.44       245.44       28943.15       28928.65          29000        28928.65
   5000201480     FULL DOC           194.33       194.33       16396.58       16325.95          16500        16325.95
   5000201498     FULL DOC           500.32       500.32       59029.45       59000.14       59116.55        59000.14
   5000201501     FULL DOC           1372.1       1372.1      134480.14      134398.24         134600       134398.24
   5000201557     FULL DOC           554.49       554.49       65868.28        65834.7          66000         65834.7
   5000201571     FULL DOC           338.96       338.96       33538.74       33528.18          33580        33528.18
   5000201586     STATED DOC         796.81       796.81       86260.52       86225.68          86400        86225.68
   5000201587     FULL DOC           389.07       389.07       44816.92       44795.72          44900        44795.72
   5000201652     STATED DOC         377.89       377.89       40338.66       40322.98          40400        40322.98
   5000201683     STATED DOC        1296.06      1296.06      125853.59      125816.07         126000       125816.07
   5000201687     FULL DOC           323.54       323.54        33950.7       33938.09          34000        33938.09
   5000201694     STATED DOC          264.7        264.7       25371.58       25371.58          25400        25371.58
   5000201707     FULL DOC           806.52       806.52        95354.1       95301.67          96000        95301.67
   5000201709     FULL DOC            353.3        353.3          34957       34945.99          35000        34945.99
   5000201717     STATED DOC         418.69       418.69        43952.4       43919.93          44000        43919.93
   5000201718     FULL DOC            246.6        246.6       22697.44       22697.44          22980        22697.44
   5000201721     FULL DOC           309.35       309.35       35617.09       35617.09          35700        35617.09
   5000201773     FULL DOC           307.33       307.33       29874.01       29856.24          29900        29856.24
   5000201782     STATED DOC         706.12       706.12       73947.27       73866.34          74000        73866.34
   5000201799     FULL DOC           331.72       331.72       32492.86       32492.86        32541.6        32492.86
   5000201852     FULL DOC           348.08       348.08       39566.86       39566.86          40000        39566.86
   5000201862     FULL DOC           300.99       300.99       30354.58       30344.49          30394        30344.49
   5000201869     STATED DOC         587.25       587.25       59222.73       59203.03          59300        59203.03
   5000201888     FULL DOC           428.88       428.88       49484.22       49484.22          49600        49484.22
   5000201938     STATED DOC         842.84       842.84       81904.48          81880          82000           81880
   5000201946     FULL DOC           198.99       198.99       16479.43       16445.23          16580        16445.23
   5000201956     FULL DOC           292.06       292.06       24200.73       24149.67          24400        24149.67
   5000201975     STATED DOC        1096.05      1096.05         125000      124775.52         125000       124775.52
   5000202126     FULL DOC           1177.2       1177.2      139789.34      139647.71         140000       139647.71
   5000202140     FULL DOC           364.68       364.68       33765.98       33757.25          33800        33757.25
   5000202162     STATED DOC         392.86       392.86       41936.21        41919.9          42000         41919.9
   5000202167     FULL DOC           564.47       564.47       56907.14       56907.14          57000        56907.14
   5000202172     STATED DOC         886.27       886.27       87647.88       87619.83          87800        87619.83
   5000202216     FULL DOC           534.48       534.48       51954.82       51939.46          52000        51939.46
   5000202218     STATED DOC          802.8        802.8       85868.72       85868.72          86000        85868.72
   5000202249     FULL DOC           390.16       390.16       45910.28        45887.4          46000         45887.4
   5000202280     FULL DOC           612.15       612.15       71149.46        71115.4          71250         71115.4
   5000202290     FULL DOC           441.61       441.61       51157.99       51157.99          51400        51157.99
   5000202329     STATED DOC         371.78       371.78        39010.1       38995.59          39070        38995.59
   5000202335     FULL DOC           256.13       256.13       27954.89       27943.37          28000        27943.37
   5000202349     STATED DOC         283.01       283.01       30679.22       30666.57          30750        30666.57
   5000202368     FULL DOC           419.79       419.79       49527.15       49502.55          49600        49502.55
   5000202374     STATED DOC         869.89       869.89        92858.8        92822.7          93000         92822.7
   5000202401     STATED DOC         248.83       248.83       21115.04       21068.56          21300        21068.56
   5000202404     FULL DOC           625.12       625.12       61852.96       61833.48          61929        61833.48
   5000202424     FULL DOC            600.9        600.9       69867.46       69833.65          70000        69833.65
   5000202484     FULL DOC           275.54       275.54       27007.68        26999.4          27040         26999.4
   5000202504     FULL DOC           384.87       384.87       36968.96       36947.73          37000        36947.73
   5000202548     FULL DOC           273.36       273.36       23251.25       23200.71          23400        23200.71
   5000202553     FULL DOC           271.22       271.22       31256.75        31242.1          31300         31242.1
   5000202554     FULL DOC           215.73       215.73       25449.92       25437.15          25500        25437.15
   5000202595     FULL DOC           232.23       232.23       26598.34       26598.34          26800        26598.34
   5000202597     STATED DOC         407.93       407.93       41927.76       41927.76          42000        41927.76
   5000202620     STATED DOC         920.95       920.95       89522.14       89468.93          89600        89468.93
   5000202645     STATED DOC         535.35       535.35       48964.64       48940.43          49000        48940.43
   5000202671     FULL DOC           332.45       332.45       30939.59       30939.59          30980        30939.59
   5000202676     STATED DOC          408.8        408.8       42929.14       42897.72          42960        42897.72
   5000202689     FULL DOC           176.92       176.92       16575.29       16533.04          16700        16533.04
   5000202716     FULL DOC           491.29       491.29       51942.61       51903.48          52000        51903.48
   5000202755     STATED DOC         799.81       799.81       74920.82       74862.06          74940        74862.06
   5000202760     FULL DOC           546.39       546.39       64850.62       64817.63          64980        64817.63
   5000202797     FULL DOC           349.15       349.15       41135.04       41135.04          41254        41135.04
   5000202821     FULL DOC           216.05       216.05        25036.7       25023.55          25200        25023.55
   5000202831     FULL DOC           286.77       286.77       27875.76       27867.52          27900        27867.52
   5000202836     FULL DOC           364.29       364.29       42319.87       42299.43          42400        42299.43
   5000202839     FULL DOC           280.33       280.33       26977.22       26969.47          27000        26969.47
   5000202848     FULL DOC           502.33       502.33       59879.27       59848.49          60000        59848.49
   5000202854     STATED DOC         837.01       837.01       77940.48       77899.75          78000        77899.75
   5000202876     STATED DOC        1485.44      1485.44       149854.8      149755.66         150000       149755.66
   5000202886     STATED DOC         416.99       416.99       45303.57       45284.87          45400        45284.87
   5000202897     FULL DOC          1243.19      1243.19      121891.24      121816.92         122000       121816.92
   5000202908     STATED DOC         748.29       748.29       79909.31       79878.54          80000        79878.54
   5000202957     STATED DOC         474.94       474.94       52932.74       52909.93          53000        52909.93
   5000202973     FULL DOC           319.08       319.08        37884.9        37884.9          37980         37884.9
   5000202980     FULL DOC          1054.51      1054.51      122766.38      122706.79         123000       122706.79
   5000202985     FULL DOC           326.13       326.13       35537.41       35508.41          35580        35508.41
   5000203028     STATED DOC         460.38       460.38       47367.85       47335.08          47400        47335.08
   5000203065     STATED DOC        1311.21      1311.21      134908.41      134767.77         135000       134767.77
   5000203082     FULL DOC            301.8        301.8       28768.32        28760.2          28800         28760.2
   5000203089     FULL DOC           766.29       766.29        77330.3       77279.64          77380        77279.64
   5000203103     FULL DOC          1143.43      1143.43      124794.93      124743.46         125000       124743.46
   5000203108     STATED DOC         299.27       299.27       31392.76       31392.76          31450        31392.76
   5000203131     FULL DOC           515.17       515.17       61339.02       61277.08          61400        61277.08
   5000203144     STATED DOC         358.34       358.34       33573.87       33564.98          33600        33564.98
   5000203235     FULL DOC           431.17       431.17       51421.74       51395.52          51500        51395.52
   5000203257     STATED DOC         447.24       447.24        46983.2       46931.88          47000        46931.88
   5000203268     FULL DOC           196.78       196.78       16304.37        16270.5          16404         16270.5
   5000203333     STATED DOC         634.77       634.77       67922.58       67869.75          68000        67869.75
   5000203343     FULL DOC           260.76       260.76       27458.21       27446.86          27600        27446.86
   5000203399     STATED DOC         255.14       255.14       21701.16       21653.99          21840        21653.99
   5000203408     FULL DOC           387.24       387.24       45566.97       45544.27          45656        45544.27
   5000203416     STATED DOC          524.9        524.9       51952.34       51919.78          52000        51919.78
   5000203426     STATED DOC         245.51       245.51       25751.03       25751.03          25800        25751.03
   5000203431     STATED DOC        1104.43      1104.43      119905.73      119809.79         120000       119809.79
   5000203437     STATED DOC         283.69       283.69       27561.35       27561.35          27600        27561.35
   5000203444     FULL DOC            184.6        184.6       16178.12       16104.92          16250        16104.92
   5000203463     STATED DOC         274.86       274.86       22171.54       22127.63          22300        22127.63
   5000203468     STATED DOC         545.65       545.65       58433.19       58410.52          58500        58410.52
   5000203490     FULL DOC           387.17       387.17       37946.16       37934.66          37980        37934.66
   5000203496     FULL DOC           252.39       252.39       23328.33       23270.15          23500        23270.15
   5000203516     STATED DOC        1049.21      1049.21       113819.3      113773.12         114000       113773.12
   5000203518     FULL DOC           439.93       439.93       51877.96       51877.96          51980        51877.96
   5000203519     FULL DOC            170.4        170.4       14900.01       14866.07          15000        14866.07
   5000203529     FULL DOC           608.87       608.87          71615          71615          71848           71615
   5000203552     FULL DOC           334.32       334.32       38026.71       38009.28          38095        38009.28
   5000203562     STATED DOC         330.96       330.96       34754.94        34729.5          34780         34729.5
   5000203590     STATED DOC         477.67       477.67       49112.63       49095.39          49180        49095.39
   5000203600     FULL DOC           759.36       759.36       79713.63       79684.31          79800        79684.31
   5000203644     FULL DOC           410.73       410.73       47312.31       47312.31          47400        47312.31
   5000203657     FULL DOC           389.32       389.32       45898.88       45875.79          46000        45875.79
   5000203670     FULL DOC           260.58       260.58       24269.17        24207.9          24450         24207.9
   5000203681     FULL DOC           407.26       407.26       46913.07       46890.89          47000        46890.89
   5000203693     STATED DOC         452.32       452.32        41130.4       41117.66          41400        41117.66
   5000203714     FULL DOC            277.7        277.7          32553       32537.08          32600        32537.08
   5000203729     FULL DOC           279.67       279.67       23839.02        23736.1          23940         23736.1
   5000203742     STATED DOC         466.27       466.27       48964.82       48928.99          49000        48928.99
   5000203744     STATED DOC          733.8        733.8       69942.65       69923.14          70000        69923.14
   5000203764     FULL DOC           478.32       478.32       55149.35       55097.87          55200        55097.87
   5000203768     FULL DOC           304.51       304.51        31953.6       31941.73          32000        31941.73
   5000203784     STATED DOC         838.27       838.27       89697.66       89662.93          89800        89662.93
   5000203790     STATED DOC         965.78       965.78       89931.33       89907.96          90000        89907.96
   5000203842     FULL DOC          1386.76      1386.76      142236.53      142236.53         142500       142236.53
   5000203846     STATED DOC         377.93       377.93       41014.18       40981.05          41063        40981.05
   5000203851     FULL DOC           260.39       260.39        29994.4       29980.21          30050        29980.21
   5000203864     STATED DOC         908.52       908.52       95331.65       95262.04          95400        95262.04
   5000203866     FULL DOC           304.34       304.34       36152.71       36134.28          36225        36134.28
   5000203918     FULL DOC           530.32       530.32       59774.24       59695.66          59800        59695.66
   5000203946     STATED DOC         304.51       304.51       31965.36        31953.6          32000         31953.6
   5000203954     STATED DOC         359.67       359.67       38937.03        38921.3          39000         38921.3
   5000203967     FULL DOC            282.1        282.1        23374.2       23276.61          23517        23276.61
   5000203972     STATED DOC          542.4        542.4       56938.31       56917.37          57000        56917.37
   5000203973     FULL DOC           233.87       233.87       19627.36       19585.67          19750        19585.67
   5000203985     STATED DOC         412.99       412.99       43337.07       43320.98          43400        43320.98
   5000203988     FULL DOC           241.22       241.22       22825.52       22766.43          23000        22766.43
   5000203990     FULL DOC           329.28       329.28       37946.76       37928.96          38000        37928.96
   5000203998     STATED DOC         342.57       342.57       35961.03        35947.8          36000         35947.8
   5000204016     FULL DOC           376.94       376.94        43419.5       43398.96          43500        43398.96
   5000204026     STATED DOC         821.47       821.47       87831.32       87831.32          88000        87831.32
   5000204070     FULL DOC           232.99       232.99       25706.82       25720.12          26000        25720.12
   5000204090     FULL DOC           435.93       435.93       41496.15       41496.15          41600        41496.15
   5000204163     STATED DOC         371.12       371.12       38971.98       38943.45          39000        38943.45
   5000204176     FULL DOC            417.8        417.8       40938.44       40938.44          41000        40938.44
   5000204189     FULL DOC           527.45       527.45       60886.57       60886.57          61000        60886.57
   5000204208     FULL DOC           276.94       276.94       31887.03       31871.83          31960        31871.83
   5000204212     STATED DOC        1161.72      1161.72      126795.45      126743.19         127000       126743.19
   5000204228     FULL DOC           298.81       298.81       29971.41       29951.89          30000        29951.89
   5000204245     STATED DOC         322.13       322.13       34944.51       34944.51          35000        34944.51
   5000204248     FULL DOC           466.21       466.21       47940.34       47923.57          48000        47923.57
   5000204254     FULL DOC           331.87       331.87       37244.74       37226.35          37500        37226.35
   5000204284     FULL DOC           269.73       269.73       24987.56       24974.85          25000        24974.85
   5000204285     FULL DOC           329.07       329.07       33196.81       33185.88          33229        33185.88
   5000204291     STATED DOC         864.43       864.43       88878.08       88878.08          89000        88878.08
   5000204295     FULL DOC           277.49       277.49       32934.26       32934.26          33000        32934.26
   5000204329     STATED DOC         262.49       262.49       28486.22       28474.76          28520        28474.76
   5000204357     FULL DOC            308.2        308.2       29058.08       29050.15          29089        29050.15
   5000204365     STATED DOC         237.56       237.56       21351.03       21201.51          21400        21201.51
   5000204393     FULL DOC           294.87       294.87       33953.11       33937.22          34000        33937.22
   5000204410     STATED DOC        1979.11      1979.11      136181.16      135562.73         138000       135562.73
   5000204412     STATED DOC         685.13       685.13        71948.3       71895.65          72000        71895.65
   5000204414     FULL DOC              367          367       38956.49       38941.72          39000        38941.72
   5000204456     FULL DOC           527.29       527.29       51255.41       51240.25          51300        51240.25
   5000204466     STATED DOC         533.62       533.62       57888.11       57864.63          57980        57864.63
   5000204467     FULL DOC           468.32       468.32       47169.85       47139.12          47200        47139.12
   5000204475     STATED DOC         574.23       574.23       62697.95       62672.33          62775        62672.33
   5000204483     STATED DOC          767.3        767.3       78086.12       78086.12          79000        78086.12
   5000204511     FULL DOC           261.98       261.98       24979.48        24972.5          25000         24972.5
   5000204534     FULL DOC           452.61       452.61       42727.45       42704.43          42750        42704.43
   5000204580     STATED DOC         379.98       379.98       38973.76       38947.03          39000        38947.03
   5000204605     FULL DOC           328.09       328.09       38841.64       38822.18          38900        38822.18
   5000204626     FULL DOC           211.57       211.57       19900.62       19799.63          20000        19799.63
   5000204637     STATED DOC         571.11       571.11       58739.86       58719.44          58800        58719.44
   5000204658     STATED DOC         287.23       287.23        31359.9       31347.07          31400        31347.07
   5000204666     FULL DOC          1674.42      1674.42      199699.39       199597.6         200000        199597.6
   5000204680     STATED DOC         276.05       276.05       24192.51       24083.04          24300        24083.04
   5000204700     STATED DOC         193.76       193.76       15659.67       15598.07          15720        15598.07
   5000204754     FULL DOC           613.16       613.16       60382.03       60327.06          60400        60327.06
   5000204772     FULL DOC           209.76       209.76       19848.26       19796.87          20000        19796.87
   5000204788     FULL DOC           172.45       172.45       15527.79       15454.31          15600        15454.31
   5000204851     FULL DOC           267.29       267.29       21282.07        21240.9          21403         21240.9
   5000204872     FULL DOC           287.58       287.58       34149.11       34131.88          34200        34131.88
   5000204973     FULL DOC           372.66       372.66       37165.14       37153.29          37200        37153.29
   5000204992     STATED DOC         423.37       423.37       45963.86       45927.07          46000        45927.07
   5000205002     FULL DOC           269.77       269.77       28319.33       28308.92          28350        28308.92
   5000205004     STATED DOC        1397.92      1397.92       155868.6      155734.95         156000       155734.95
   5000205045     STATED DOC         414.89       414.89       43536.79       43536.79          43600        43536.79
   5000205051     STATED DOC         965.78       965.78       89977.35       89907.95          90000        89907.95
   5000205053     STATED DOC         856.42       856.42       89902.61       89869.55          90000        89869.55
   5000205064     FULL DOC           405.39       405.39       42339.35       42339.35          42400        42339.35
   5000205115     FULL DOC           390.59       390.59       37966.94        37955.7          38000         37955.7
   5000205178     FULL DOC           373.49       373.49       36960.53       36948.95          37000        36948.95
   5000205183     FULL DOC           217.75       217.75       17656.25       17620.95          17760        17620.95
   5000205195     FULL DOC           540.12       540.12        62910.6       62880.32          63000        62880.32
   5000205254     STATED DOC         297.21       297.21       35446.63       35428.56          35500        35428.56
   5000205277     FULL DOC           444.23       444.23       44557.51       44543.07          44600        44543.07
   5000205316     STATED DOC          239.6        239.6       25939.02       25939.02          25980        25939.02
   5000205369     STATED DOC        1169.66      1169.66      108944.85      108888.54         109000       108888.54
   5000205388     STATED DOC         441.39       441.39       46947.29        46929.4          47000         46929.4
   5000205447     STATED DOC         245.89       245.89       22088.89       22036.28          22244        22036.28
   5000205465     STATED DOC        1115.99      1115.99      121803.49      121803.49         122000       121803.49
   5000205468     FULL DOC           276.32       276.32       29566.25       29554.79          29600        29554.79
   5000205505     STATED DOC         349.74       349.74       37955.01       37939.75          38000        37939.75
   5000205541     STATED DOC         513.85       513.85       53961.22       53921.73          54000        53921.73
   5000205580     STATED DOC         296.98       296.98        23815.2        23815.2          24000         23815.2
   5000205586     FULL DOC           261.03       261.03       21165.62        21123.3          21290         21123.3
   5000205599     STATED DOC         402.26       402.26       38556.08       38556.08          38600        38556.08
   5000205643     FULL DOC            253.9        253.9        29941.2        29941.2          30000         29941.2
   5000205670     FULL DOC           183.18       183.18       16016.69        15980.2          16125         15980.2
   5000205893     FULL DOC           202.44       202.44       18811.77       18811.77          19000        18811.77
   5000205958     FULL DOC           683.03       683.03       80482.36       80442.52          80600        80442.52
   5000205966     STATED DOC         824.42       824.42       91922.49       91843.66          92000        91843.66
   5000206402     STATED DOC         524.82       524.82       54940.93       54920.88          55000        54920.88
   6000000596     FULL DOC           324.44       324.44          33933       33920.32          34000        33920.32
   6000000626     STATED DOC         323.63       323.63       31970.83       31940.79          32000        31940.79
   6000000638     FULL DOC           537.41       537.41       59525.56       59474.86          59600        59474.86
   6000000642     STATED DOC         349.46       349.46       35943.21       35918.11          35980        35918.11
   6000001306     STATED DOC         199.26       199.26       17746.18       17702.57          18000        17702.57
   6000001316     FULL DOC           428.49       428.49       49932.93       49885.09          49980        49885.09
   6000001318     STATED DOC         1288.5       1288.5      139890.52       139778.6         140000        139778.6
   6000179732     STATED DOC         702.23       702.23       65917.46          65895          66400           65895
   6000182458     STATED DOC          505.1        505.1       51341.79       51323.37          51500        51323.37
   6000182512     STATED DOC          299.3        299.3       33269.53       33254.41          33400        33254.41
   6000184747     STATED DOC         684.63       684.63       76169.07       76066.14          76400        76066.14
   6000186006     STATED DOC         823.19       823.19        93655.6       93610.92          94000        93610.92
   6000187633     FULL DOC             86.1         86.1        4893.12        4930.33           6025         4930.33
   6000188111     STATED DOC        1370.26      1370.26      143625.15      143570.26         144000       143570.26
   6000188806     FULL DOC            191.1        191.1       16563.81       16524.89          16790        16524.89
   6000191231     STATED DOC         434.91       434.91       49442.18       49418.88          49600        49418.88
   6000191483     STATED DOC         577.98       577.98       65789.32       65758.21          66000        65758.21
   6000192242     STATED DOC        1068.39      1068.39      121667.57      121553.04         122000       121553.04
   6000192590     FULL DOC           101.45       101.45        6878.18        6783.51           7000         6783.51
   6000193180     FULL DOC           285.14       285.14       29805.74       29794.44          29882        29794.44
   6000194783     FULL DOC           795.47       795.47       93111.52       93064.82          93384        93064.82
   6000194951     FULL DOC           355.33       355.33       36722.42       36709.07          36800        36709.07
   6000195274     FULL DOC           272.92       272.92       21950.24       21904.14          22260        21904.14
   6000195495     FULL DOC           123.93       123.93        8070.43        8070.43           8500         8070.43
   6000195998     FULL DOC           183.15       183.15       12581.91       12581.91          13000        12581.91
   6000196143     FULL DOC           256.73       256.73       30293.93       30293.93          30400        30293.93
   6000196513     STATED DOC         455.51       455.51        49876.8       49834.28          50000        49834.28
   6000196583     FULL DOC           257.42       257.42       10425.05       10282.74          11250        10282.74
   6000196621     FULL DOC          1031.55      1031.55      105817.75      105780.45         106000       105780.45
   6000196637     FULL DOC           896.05       896.05       92604.39       92570.72          92800        92570.72
   6000196790     STATED DOC         187.57       187.57       12935.63       12872.83          13300        12872.83
   6000196842     FULL DOC           377.62       377.62       45655.49       45630.75          45800        45630.75
   6000196894     STATED DOC          188.1        188.1       12515.93        12458.2          12850         12458.2
   6000197214     FULL DOC           501.24       501.24       59847.68       59816.49          60000        59816.49
   6000197408     FULL DOC           818.68       818.68       97700.34       97649.01          98000        97649.01
   6000197583     FULL DOC           288.41       288.41       34888.38       34850.73          34980        34850.73
   6000197623     STATED DOC         304.79       304.79       30552.53       30532.26          30600        30532.26
   6000197843     FULL DOC           282.26       282.26       29526.56       29504.49          29580        29504.49
   6000198007     FULL DOC           574.17       574.17       58899.04       58857.32          59000        58857.32
   6000198075     FULL DOC            547.3        547.3       65631.19       65561.81          65800        65561.81
   6000198137     FULL DOC           190.22       190.22       12657.17        12598.8          12995         12598.8
   6000198176     STATED DOC         165.41       165.41       11006.23       10955.47          11300        10955.47
   6000198221     STATED DOC        1240.41      1240.41      136773.37      136598.19         137000       136598.19
   6000198271     STATED DOC         435.21       435.21       46889.05       46869.98          47000        46869.98
   6000198414     FULL DOC           579.93       579.93       61857.51       61833.01          62000        61833.01
   6000198453     FULL DOC           330.66       330.66       40329.67       40307.36          40460        40307.36
   6000198559     FULL DOC           124.93       124.93        8270.43        8195.92           8450         8195.92
   6000198582     FULL DOC           259.11       259.11        21767.9       21671.88          22000        21671.88
   6000198647     FULL DOC            322.9        322.9       33065.29       33053.07          33180        33053.07
   6000198825     STATED DOC         448.91       448.91       49455.85       49434.53          49580        49434.53
   6000198837     STATED DOC        1779.94      1779.94      175674.47      175618.34         176000       175618.34
   6000198891     FULL DOC           313.25       313.25       20938.83       20843.69          21400        20843.69
   6000199007     FULL DOC            84.37        84.37        5463.26        5463.26           5650         5463.26
   6000199176     STATED DOC         467.24       467.24        46114.5       46099.76          46200        46099.76
   6000199271     FULL DOC           251.47       251.47       25795.77       25777.49          25840        25777.49
   6000199272     FULL DOC           102.47       102.47        6805.29         6741.8           7000          6741.8
   6000199352     STATED DOC         272.23       272.23       24445.53       24384.65          24800        24384.65
   6000199390     FULL DOC           469.94       469.94       56325.41       56295.51          56500        56295.51
   6000199483     FULL DOC           134.09       134.09        8921.84        8880.69           9160         8880.69
   6000199558     FULL DOC              271          271       31589.59       31589.59          31800        31589.59
   6000199644     FULL DOC           263.78       263.78       28157.16       28124.01          28200        28124.01
   6000199712     STATED DOC         740.78       740.78       77944.69       77944.69          80000        77944.69
   6000199818     STATED DOC         499.03       499.03       49252.75       49237.01          49344        49237.01
   6000199839     FULL DOC           268.08       268.08       21538.04       21450.13          21750        21450.13
   6000200236     FULL DOC           816.05       816.05       95520.02       95472.11          95800        95472.11
   6000200358     FULL DOC           515.78       515.78        52887.8       52868.94          53000        52868.94
   6000200374     FULL DOC            81.24        81.24        5405.72        5380.79           5550         5380.79
   6000200424     FULL DOC           182.98       182.98          12175       12118.84          12500        12118.84
   6000200479     FULL DOC           649.71       649.71       63902.89       63882.89          64000        63882.89
   6000200483     FULL DOC           291.95       291.95        29938.1       29927.44          30000        29927.44
   6000200565     FULL DOC           545.63       545.63       65362.59       65362.59          65600        65362.59
   6000200620     FULL DOC          1028.72      1028.72       109726.1      109682.63         109980       109682.63
   6000200897     STATED DOC         231.03       231.03       24701.13       24701.13          25000        24701.13
   6000200951     FULL DOC           301.44       301.44       30310.35       30310.35          30380        30310.35
   6000200965     FULL DOC           322.62       322.62       31533.26       31533.26          31600        31533.26
   6000201115     STATED DOC         707.93       707.93       69848.21       69848.21          70000        69848.21
   6000201123     FULL DOC            93.88        93.88        6246.25        6217.44           6413         6217.44
   6000201130     STATED DOC         1222.3       1222.3      134680.93      134564.69         135000       134564.69
   6000201180     FULL DOC             99.8         99.8        6538.75        6538.75           6750         6538.75
   6000201233     FULL DOC           470.22       470.22       55377.99       55347.33          55800        55347.33
   6000201267     FULL DOC           114.25       114.25        7567.03        7567.03           7805         7567.03
   6000201271     FULL DOC           250.98       250.98       21560.87       21414.31          21750        21414.31
   6000201293     FULL DOC            97.27        97.27        6472.25         6442.4           6645          6442.4
   6000201301     STATED DOC        1507.47      1507.47      157636.03      157576.84         157980       157576.84
   6000201315     FULL DOC           390.24       390.24       46873.92       46848.91          47020        46848.91
   6000201396     FULL DOC           262.37       262.37        30710.1       30694.69          30800        30694.69
   6000201405     FULL DOC           109.67       109.67        7159.44        7127.33           7345         7127.33
   6000201567     FULL DOC            282.8        282.8       33912.78       33894.92          34000        33894.92
   6000201572     FULL DOC           247.12       247.12       21645.04       21623.39          21750        21623.39
   6000201585     FULL DOC           261.91       261.91       27935.61       27924.54          28000        27924.54
   6000201694     FULL DOC           150.77       150.77        9939.22        9985.97          10300         9985.97
   6000201749     FULL DOC           219.57       219.57       14742.73       14610.04          15000        14610.04
   6000201820     STATED DOC         491.64       491.64       54164.06       54140.71          54300        54140.71
   6000201888     FULL DOC           447.66       447.66       45872.25       45888.75          46000        45888.75
   6000201936     FULL DOC           226.95       226.95       27200.66       27186.22          27285        27186.22
   6000202035     FULL DOC            322.7        322.7       34430.87       34417.33          34500        34417.33
   6000202060     FULL DOC           607.18       607.18       72774.42       72735.79          73000        72735.79
   6000202094     FULL DOC           358.13       358.13       36724.05       36710.97          36800        36710.97
   6000202117     STATED DOC         571.03       571.03       36737.26       36420.01          37500        36420.01
   6000202277     FULL DOC           733.29       733.29       73084.58       73060.82          73200        73060.82
   6000202322     FULL DOC            95.15        95.15         6359.9           6331           6500            6331
   6000202440     FULL DOC           540.64       540.64       64799.15       64764.75          65000        64764.75
   6000202452     STATED DOC         288.31       288.31       28724.85       28715.41          28780        28715.41
   6000202464     STATED DOC         403.08       403.08       45581.02       45581.02          45738        45581.02
   6000202489     STATED DOC         344.06       344.06       37937.12       37904.86          38000        37904.86
   6000202550     FULL DOC           495.31       495.31       59234.46       59234.46          59550        59234.46
   6000202552     STATED DOC         543.25       543.25       59875.36       59823.98          60000        59823.98
   6000202568     FULL DOC           545.17       545.17          63845       63813.25          64000        63813.25
   6000202612     FULL DOC           249.71       249.71       25615.07       25596.91          25659        25596.91
   6000202641     FULL DOC           120.34       120.34        7596.86        7565.15           7750         7565.15
   6000202696     FULL DOC           269.48       269.48       26848.81       26839.99          26900        26839.99
   6000202745     FULL DOC           181.88       181.88       15790.62       15753.82          15980        15753.82
   6000202752     FULL DOC           773.59       773.59       92118.88       92070.73          92400        92070.73
   6000202792     FULL DOC           212.77       212.77       13889.99       13827.69          14250        13827.69
   6000202826     STATED DOC         657.63       657.63       74796.28       74761.33          75000        74761.33
   6000202846     FULL DOC           221.72       221.72        17786.2        17749.6          17998         17749.6
   6000202856     FULL DOC           402.21       402.21       42918.01       42884.17          43000        42884.17
   6000202888     FULL DOC           798.04       798.04        79538.4       79512.55          79664        79512.55
   6000202898     FULL DOC           147.71       147.71       12631.43        12602.4          12800         12602.4
   6000202923     FULL DOC           407.56       407.56       48846.79       48820.85          49000        48820.85
   6000202930     FULL DOC           133.21       133.21        8856.75        8856.75           9100         8856.75
   6000203000     STATED DOC          409.5        409.5       42921.92       42905.87          43000        42905.87
   6000203053     FULL DOC           622.52       622.52        62399.8       62379.18          62500        62379.18
   6000203103     FULL DOC          1582.77      1582.77      157749.53      157646.46         158000       157646.46
   6000203203     STATED DOC         221.04       221.04       19288.52       19288.52          19555        19288.52
   6000203207     FULL DOC           263.78       263.78       28146.21       28135.16          28200        28135.16
   6000203214     FULL DOC           382.89       382.89        43165.2       43111.42          44000        43111.42
   6000203300     FULL DOC           692.02       692.02       82986.59        82942.9          83200         82942.9
   6000203306     STATED DOC         208.59       208.59       13942.91       13815.55          14250        13815.55
   6000203312     STATED DOC          466.7        466.7       50301.26       50280.98          50400        50280.98
   6000203317     FULL DOC          1272.23      1272.23       126799.4      126758.18         127000       126758.18
   6000203372     STATED DOC         771.75       771.75       74918.49       74895.92          75028        74895.92
   6000203482     FULL DOC           467.69       467.69       49904.65       49885.06          50000        49885.06
   6000203523     STATED DOC         262.57       262.57        28927.4        28927.4          29000         28927.4
   6000203648     FULL DOC           327.28       327.28       23410.06       23174.85          23980        23174.85
   6000203744     STATED DOC         715.64       715.64       78909.23       78875.83          79040        78875.83
   6000203777     FULL DOC           373.87       373.87       39020.77        39005.4          39180         39005.4
   6000203808     FULL DOC           182.59       182.59       12141.21       12033.46          12350        12033.46
   6000203810     FULL DOC           135.51       135.51        9057.47        9016.31           9257         9016.31
   6000203819     FULL DOC           298.53       298.53       29228.56       29228.56          29800        29228.56
   6000203863     STATED DOC         505.67       505.67       49954.43       49923.29          50000        49923.29
   6000203913     STATED DOC        1065.47      1065.47      112883.18      112859.53         113000       112859.53
   6000204070     FULL DOC           328.91       328.91       39853.11       39853.11          39980        39853.11
   6000204077     FULL DOC           157.89       157.89       11290.46       11126.49          11450        11126.49
   6000204087     FULL DOC          1137.62      1137.62      134664.43      134595.71         135000       134595.71
   6000204114     FULL DOC            98.19        98.19        6316.83         6289.7           6448          6289.7
   6000204196     FULL DOC           408.11       408.11       47262.61       47239.49          47400        47239.49
   6000204280     FULL DOC           781.68       781.68       76883.18       76859.12          77000        76859.12
   6000204317     FULL DOC           449.15       449.15       53833.12       53833.12          54000        53833.12
   6000204327     FULL DOC            275.8        275.8       22745.36       22697.01          22980        22697.01
   6000204404     STATED DOC         702.17       702.17        67304.7       67265.89          67380        67265.89
   6000204411     FULL DOC            214.6        214.6       25733.78       25720.23          25800        25720.23
   6000204476     STATED DOC         290.75       290.75       23808.11       23709.22          24000        23709.22
   6000204548     FULL DOC            290.9        290.9       28238.68       28230.17          28280        28230.17
   6000204617     FULL DOC           507.97       507.97       50918.28       50901.46          51000        50901.46
   6000204639     FULL DOC           430.81       430.81       43183.68       43169.41          43253        43169.41
   6000204665     FULL DOC           538.08       538.08       53936.43       53918.61          54023        53918.61
   6000204762     FULL DOC           610.51       610.51       63868.47       63820.82          63980        63820.82
   6000204790     STATED DOC         631.35       631.35       68461.45       68433.42          68598        68433.42
   6000204818     FULL DOC           629.79       629.79       65880.54       65856.03          66000        65856.03
   6000204845     FULL DOC           720.15       720.15       83785.38       83785.38          84000        83785.38
   6000204857     FULL DOC           753.24       753.24       88781.07       88736.23          89000        88736.23
   6000204878     FULL DOC           906.28       906.28      107511.67      107400.94         107780       107400.94
   6000204896     STATED DOC        1006.98      1006.98       67811.54       67198.69          69000        67198.69
   6000204926     FULL DOC           437.24       437.24        50853.5        50853.5          51000         50853.5
   6000204973     FULL DOC            426.3        426.3       42723.89        42709.7          42800         42709.7
   6000204990     FULL DOC           612.61       612.61       64075.03       64051.11          64200        64051.11
   6000205000     FULL DOC           237.27       237.27       18662.39       18619.52          19250        18619.52
   6000205012     FULL DOC           524.82       524.82       54900.65       54880.23          55000        54880.23
   6000205022     STATED DOC         734.45       734.45       79584.18       79584.18          79800        79584.18
   6000205079     STATED DOC         479.37       479.37        45935.4       45922.08          46000        45922.08
   6000205144     FULL DOC           410.32       410.32       42938.12       42922.29          43000        42922.29
   6000205166     STATED DOC         1021.6       1021.6      107121.92      107081.82         107317       107081.82
   6000205318     STATED DOC         298.05       298.05       28547.61       28547.61          28600        28547.61
   6000205335     STATED DOC         823.12       823.12       87832.25       87797.79          88000        87797.79
   6000205371     FULL DOC           328.69       328.69       32957.88       32936.21          33000        32936.21
   6000205440     STATED DOC          830.5        830.5       78982.25       78940.91          80800        78940.91
   6000205460     FULL DOC            220.1        220.1          25341       25328.91          25400        25328.91
   6000205469     STATED DOC         294.99       294.99       26967.15       26967.15          27000        26967.15
   6000205475     FULL DOC          1644.57      1644.57      161754.24      161703.62         162000       161703.62
   6000205591     FULL DOC           627.98       627.98       73997.71       73960.17          74200        73960.17
   6000205600     FULL DOC           488.05       488.05       48953.35       48921.49          49000        48921.49
   6000205687     FULL DOC           546.97       546.97       63589.42       63589.42          63800        63589.42
   6000205700     FULL DOC           339.45       339.45        32951.8       32941.87          33000        32941.87
   6000205708     STATED DOC          415.8        415.8          39855       39843.56          39900        39843.56
   6000205721     FULL DOC           264.29       264.29       30429.16       30414.64          30500        30414.64
   6000205809     FULL DOC           465.49       465.49       54851.97       54824.15          55000        54824.15
   6000205826     FULL DOC           192.74       192.74       18001.14       17865.09          18090        17865.09
   6000205873     STATED DOC         306.38       306.38       29358.71        29350.2          29400         29350.2
   6000205924     FULL DOC           249.67       249.67       29446.81       29417.27          29500        29417.27
   6000205930     FULL DOC           303.79       303.79       30450.03       30439.96          30500        30439.96
   6000206014     FULL DOC           507.97       507.97       50918.28       50901.46          51000        50901.46
   6000206063     STATED DOC         333.98       333.98       34936.74       34923.74          35000        34923.74
   6000206064     STATED DOC         294.52       294.52       31936.29       31923.21          32000        31923.21
   6000206068     STATED DOC         362.66       362.66       34751.09       34741.01          34800        34741.01
   6000206070     FULL DOC           668.71       668.71       77889.36          77776          78000           77776
   6000206078     STATED DOC         727.08       727.08       78842.79       78874.79          79000        78874.79
   6000206087     FULL DOC            339.5        339.5       39486.27       39486.27          39600        39486.27
   6000206133     FULL DOC           266.09       266.09       26680.91       26663.37          26715        26663.37
   6000206135     FULL DOC           198.23       198.23       18415.83       18368.84          18600        18368.84
   6000206157     FULL DOC           562.99       562.99       58915.13       58893.42          59000        58893.42
   6000206213     STATED DOC          343.9        343.9       32944.07       32944.07          33000        32944.07
   6000206224     FULL DOC           199.82       199.82       15940.04       15847.69          16000        15847.69
   6000206227     FULL DOC           473.95       473.95       55837.29       55808.88          56000        55808.88
   6000206295     FULL DOC           459.08       459.08       52856.99       52831.78          52980        52831.78
   6000206484     FULL DOC          1557.06      1557.06      159782.04      159669.97         160000       159669.97
   6000206507     FULL DOC           731.34       731.34       84243.87       84163.87          84400        84163.87
   6000206590     FULL DOC           587.55       587.55       57011.33       56993.89          57120        56993.89
   6000206699     FULL DOC           331.24       331.24       33102.69       33102.69          33256        33102.69
   6000206729     STATED DOC        1568.37      1568.37      150288.64      150245.07         150500       150245.07
   6000206739     FULL DOC           200.29       200.29       15656.89       15656.89          16250        15656.89
   6000206744     FULL DOC           216.63       216.63       24941.94       24930.04          25000        24930.04
   6000206809     STATED DOC         759.96       759.96       79684.59       79655.07          79800        79655.07
   6000206837     FULL DOC           413.96       413.96       27765.84       27282.41          28000        27282.41
   6000206847     FULL DOC           554.29       554.29       55591.94       55537.24          55650        55537.24
   6000206934     FULL DOC           528.57       528.57       60887.18       60858.39          61000        60858.39
   6000206964     STATED DOC         257.13       257.13       26950.95       26940.87          27000        26940.87
   6000207042     STATED DOC         547.59       547.59       57416.84       57374.11          57500        57374.11
   6000207125     STATED DOC         416.64       416.64       39935.29       39923.83          39980        39923.83
   6000207168     STATED DOC         467.57       467.57       48929.51       48911.48          49000        48911.48
   6000207201     FULL DOC           377.25       377.25        35960.4       35950.25          36000        35950.25
   6000207218     STATED DOC         910.95       910.95       96763.67       96725.61          97000        96725.61
   6000207229     FULL DOC          1623.51      1623.51      162738.82      162685.06         163000       162685.06
   6000207239     FULL DOC           236.98       236.98        27931.1        27931.1          28000         27931.1
   6000207325     FULL DOC           283.24       283.24       23408.19       23309.38          23600        23309.38
   6000207330     FULL DOC           652.02       652.02        66883.4       66859.81          67000        66859.81
   6000207338     FULL DOC           252.67       252.67       20300.24       20259.03          20500        20259.03
   6000207349     STATED DOC         317.38       317.38       29868.36       29860.24          29900        29860.24
   6000207392     FULL DOC           440.59       440.59       43360.85       43334.11          43400        43334.11
   6000207393     FULL DOC           442.49       442.49       49867.29       49867.29          50000        49867.29
   6000207435     FULL DOC           394.89       394.89       36941.56       36941.56          37000        36941.56
   6000207509     FULL DOC            627.5        627.5       62939.99       62899.01          63000        62899.01
   6000207545     FULL DOC           594.68       594.68        68440.9       68408.29          68600        68408.29
   6000207551     STATED DOC         500.93       500.93       52523.91       52484.81          52600        52484.81
   6000207606     STATED DOC         478.59       478.59       51938.44       51896.49          52000        51896.49
   6000207648     FULL DOC           913.65       913.65       89862.41       89834.28          90000        89834.28
   6000207717     FULL DOC           280.87       280.87          32340       32324.72          32400        32324.72
   6000207721     FULL DOC           486.54       486.54       47258.97        47216.7          47300         47216.7
   6000207735     STATED DOC         504.36       504.36       54756.95       54690.93          54800        54690.93
   6000207771     FULL DOC           759.12       759.12       73669.14       73669.14          73800        73669.14
   6000207811     FULL DOC           330.16       330.16       34421.23       34393.27          34600        34393.27
   6000207831     STATED DOC         617.73       617.73       63534.96       63490.57          63600        63490.57
   6000207835     STATED DOC         323.06       323.06       30965.32       30956.43          31000        30956.43
   6000207870     STATED DOC         230.09       230.09       24928.52       24928.52          25000        24928.52
   6000207917     FULL DOC             1454         1454      167410.45      167330.61         167800       167330.61
   6000207965     FULL DOC           272.91       272.91       28548.32       28548.32          28600        28548.32
   6000207977     FULL DOC           312.97       312.97       32907.09       32856.69          33400        32856.69
   6000207990     FULL DOC           269.09       269.09       28149.06       28149.06          28200        28149.06
   6000207997     FULL DOC           579.33       579.33       66843.62       66811.57          67000        66811.57
   6000208003     FULL DOC           414.71       414.71       48903.94       48879.44          49000        48879.44
   6000208037     FULL DOC            609.1        609.1       59927.54       59908.98          60000        59908.98
   6000208048     FULL DOC           873.32       873.32      100812.18      100764.26         101000       100764.26
   6000208049     STATED DOC         792.34       792.34       83048.88       83017.82          83200        83017.82
   6000208066     STATED DOC          767.3        767.3       78919.22        78864.1          79000         78864.1
   6000208075     FULL DOC           273.71       273.71       27444.92       27435.94          27480        27435.94
   6000208087     STATED DOC         866.62       866.62       90834.74       90800.77          91000        90800.77
   6000208094     STATED DOC         375.16       375.16       35978.39       35947.69          36000        35947.69
   6000208124     FULL DOC           296.82       296.82       29761.96       29742.38          29800        29742.38
   6000208151     FULL DOC           213.68       213.68       18062.94       18023.49          18217        18023.49
   6000208152     FULL DOC           572.69       572.69       66640.78       66640.78          66800        66640.78
   6000208229     FULL DOC           260.05       260.05       25489.52       25481.71          25520        25481.71
   6000208245     FULL DOC          1795.37      1795.37      184236.69      184172.38         184488       184172.38
   6000208290     STATED DOC         299.23       299.23       24451.88       24400.73          24700        24400.73
   6000208321     FULL DOC            485.8        485.8       57258.78       57229.86          57400        57229.86
   6000208327     STATED DOC         757.65       757.65       80807.69       80807.69          81000        80807.69
   6000208462     STATED DOC         682.91       682.91       74112.16        74052.3          74200         74052.3
   6000208477     FULL DOC           473.12       473.12       54473.21       54447.22          54600        54447.22
   6000208510     FULL DOC           496.97       496.97       49736.81       49720.63          49800        49720.63
   6000208516     FULL DOC           201.29       201.29        17527.6       17487.34          17685        17487.34
   6000208546     FULL DOC           225.73       225.73       17938.11       17902.97          18075        17902.97
   6000208583     STATED DOC         738.16       738.16       75869.27       75842.38          76000        75842.38
   6000208584     STATED DOC         468.55       468.55       49128.83       49110.63          49200        49110.63
   6000208587     STATED DOC         600.26       600.26       57519.08        57502.4          57600         57502.4
   6000208591     STATED DOC         312.64       312.64       29966.43       29949.13          30000        29949.13
   6000208630     STATED DOC         409.51       409.51        43713.5        43696.5          43780         43696.5
   6000208654     FULL DOC           185.63       185.63       17520.27       17474.44          17700        17474.44
   6000208682     FULL DOC           272.95       272.95       31456.37       31426.76          31500        31426.76
   6000208703     FULL DOC           293.01       293.01       24768.73       24714.64          24980        24714.64
   6000208706     FULL DOC           680.01       680.01       76864.18       76829.51          77000        76829.51
   6000208729     STATED DOC         987.24       987.24       91881.77       91881.77          92000        91881.77
   6000208736     STATED DOC         320.62       320.62       33551.66        33539.3          33600         33539.3
   6000208754     FULL DOC           320.72       320.72       32158.92        32148.4          32200         32148.4
   6000208755     FULL DOC           634.75       634.75       74853.01       74815.52          75000        74815.52
   6000208760     STATED DOC        1021.59      1021.59      110824.09      110779.14         111000       110779.14
   6000208764     FULL DOC            133.8        133.8       10912.64       10890.24          11000        10890.24
   6000208770     STATED DOC         496.99       496.99       53914.42       53892.55          54000        53892.55
   6000208774     FULL DOC              496          496       51905.25       51886.13          51980        51886.13
   6000208779     FULL DOC          1537.15      1537.15      164810.94      164682.06         165000       164682.06
   6000208787     STATED DOC         312.64       312.64       29957.82       29957.82          30000        29957.82
   6000208848     FULL DOC           370.96       370.96       35370.95       35351.09          35400        35351.09
   6000208855     FULL DOC           259.96       259.96       29930.31       29930.31          30000        29930.31
   6000208859     STATED DOC         660.69       660.69       70526.75       70499.33          70634        70499.33
   6000208886     FULL DOC           414.95       414.95       48292.67       48269.09          48400        48269.09
   6000208893     STATED DOC         552.32       552.32       52955.78        52910.2          53000         52910.2
   6000208908     STATED DOC        1196.46      1196.46      129897.89      129741.31         130000       129741.31
   6000208913     FULL DOC           190.42       190.42       17819.74       17773.73          18000        17773.73
   6000208925     STATED DOC         771.16       771.16       73917.28       73896.07          74000        73896.07
   6000209048     STATED DOC         475.98       475.98        49907.7       49889.21          49980        49889.21
   6000209058     FULL DOC           837.87       837.87       98805.97       98756.49          99000        98756.49
   6000209065     STATED DOC         685.24       685.24       67439.16       67397.59          67500        67397.59
   6000209071     STATED DOC         573.18       573.18        53942.9       53928.25          54000        53928.25
   6000209078     FULL DOC           400.77       400.77        41939.6       41924.15          42000        41924.15
   6000209082     FULL DOC           190.45       190.45       14629.18       14594.17          15250        14594.17
   6000209088     FULL DOC           256.65       256.65       28948.98       28935.98          29000        28935.98
   6000209100     STATED DOC         710.72       710.72       68143.11       68104.21          68200        68104.21
   6000209114     FULL DOC           274.35       274.35       31954.58       31923.69          32000        31923.69
   6000209115     FULL DOC           466.14       466.14       46740.27       46724.98          46800        46724.98
   6000209236     FULL DOC            677.5        677.5       70897.85       70871.72          71000        70871.72
   6000209304     FULL DOC           415.94       415.94       46917.53       46896.48          47000        46896.48
   6000209318     FULL DOC           615.68       615.68       59232.98        59215.8          59300         59215.8
   6000209337     FULL DOC           418.09       418.09       49278.48       49278.48          49400        49278.48
   6000209379     FULL DOC           514.18       514.18       59229.23       59201.22          59339        59201.22
   6000209396     STATED DOC         614.64       614.64       58914.05       58897.14          58980        58897.14
   6000209403     FULL DOC           265.72       265.72       22005.71       21913.93          22140        21913.93
   6000209404     FULL DOC           369.98       369.98       43912.38       43890.04          44000        43890.04
   6000209410     FULL DOC           284.14       284.14       28490.58       28481.26          28527        28481.26
   6000209415     STATED DOC          870.4        870.4       75538.26       75522.39          75600        75522.39
   6000209418     FULL DOC           350.94       350.94       40425.08       40405.96          40500        40405.96
   6000209429     STATED DOC         893.74       893.74       84109.89       84087.04          84200        84087.04
   6000209444     FULL DOC           336.29       336.29       37933.33       37916.31          38000        37916.31
   6000209457     FULL DOC           450.59       450.59       51903.79       51879.24          52000        51879.24
   6000209484     FULL DOC           241.21       241.21       28444.13       28429.88          28500        28429.88
   6000209493     FULL DOC           281.52       281.52       23796.99       23745.01          24000        23745.01
   6000209516     STATED DOC         1201.8       1201.8      109920.64       109866.3         110000        109866.3
   6000209521     FULL DOC           616.97       616.97       59910.28       59892.41          59980        59892.41
   6000209538     STATED DOC         614.85       614.85       58934.01       58917.09          59000        58917.09
   6000209568     STATED DOC         384.71       384.71       41733.74       41716.81          41800        41716.81
   6000209572     STATED DOC        1804.93      1804.93      173006.39      172956.75         173200       172956.75
   6000209582     FULL DOC           270.83       270.83       31968.88       31937.26          32000        31937.26
   6000209594     FULL DOC           278.73       278.73       26569.76       26562.26          26599        26562.26
   6000209631     FULL DOC           291.44       291.44       28557.06       28557.06          28600        28557.06
   6000209634     FULL DOC           371.52       371.52       37264.47       37240.21          37300        37240.21
   6000209644     STATED DOC         654.76       654.76       69865.78       69865.78          70000        69865.78
   6000209646     FULL DOC           405.28       405.28       39319.54       39319.54          39400        39319.54
   6000209677     STATED DOC         791.51       791.51       85863.68       85828.84          86000        85828.84
   6000209691     FULL DOC           268.62       268.62       30942.65       30928.02          31000        30928.02
   6000209772     FULL DOC           216.38       216.38       17989.65       17951.29          18150        17951.29
   6000209803     STATED DOC         259.12       259.12       28108.48       28097.07          28154        28097.07
   6000209842     STATED DOC         544.73       544.73       57138.25       57096.13          57200        57096.13
   6000209856     FULL DOC          1195.79      1195.79      137744.71      137679.57         138000       137679.57
   6000209902     FULL DOC           221.66       221.66       25518.85       25518.85          25580        25518.85
   6000209920     STATED DOC         420.92       420.92       44931.65       44914.18          45000        44914.18
   6000209944     STATED DOC          456.5        456.5       49521.37       49501.28          49600        49501.28
   6000209947     FULL DOC           175.78       175.78       17239.79        17224.1          17250         17224.1
   6000209951     FULL DOC            498.1        498.1       52124.93       52105.73          52200        52105.73
   6000209969     FULL DOC           650.54       650.54        61334.7       61317.95          61400        61317.95
   6000210037     FULL DOC           835.59       835.59       81926.89       81902.03          82000        81902.03
   6000210040     STATED DOC         412.32       412.32       44728.99       44710.84          44800        44710.84
   6000210041     STATED DOC        1026.99      1026.99        93909.1       93885.76          94000        93885.76
   6000210042     FULL DOC           302.81       302.81       25191.09       25137.57          25400        25137.57
   6000210056     STATED DOC         574.51       574.51       49869.61       49848.77          49900        49848.77
   6000210060     FULL DOC           410.32       410.32       42938.09       42922.26          43000        42922.26
   6000210095     FULL DOC           272.87       272.87       26752.98       26736.65          26778        26736.65
   6000210098     STATED DOC         524.61       524.61       56932.52       56909.63          57000        56909.63
   6000210103     FULL DOC           440.01       440.01       43128.41       43115.19          43180        43115.19
   6000210203     STATED DOC        1311.21      1311.21      134657.73      134608.94         135000       134608.94
   6000210250     FULL DOC           236.45       236.45       26886.74       26873.79          27000        26873.79
   6000210255     FULL DOC           288.18       288.18       30167.54       30145.41          30200        30145.41
   6000210272     STATED DOC         519.97       519.97       54521.04       54500.85          54600        54500.85
   6000210284     FULL DOC           285.88       285.88       23782.79       23732.26          23980        23732.26
   6000210307     FULL DOC           464.33       464.33       53600.14       53574.66          53700        53574.66
   6000210340     FULL DOC           370.83       370.83       34962.78       34953.23          35000        34953.23
   6000210403     FULL DOC           884.36       884.36      102134.94      102038.29         102277       102038.29
   6000210466     FULL DOC           266.06       266.06       25091.05       25077.41          25111        25077.41
   6000210467     STATED DOC         954.07       954.07      101845.16      101805.57         102000       101805.57
   6000210476     FULL DOC           591.21       591.21       55721.99       55706.57          55800        55706.57
   6000210514     FULL DOC            281.7        281.7          24544        24487.8          24750         24487.8
   6000210516     STATED DOC         967.58       967.58      101254.05      101216.74         101400       101216.74
   6000210517     STATED DOC         594.49       594.49       55343.34       55343.34          55400        55343.34
   6000210540     FULL DOC           397.78       397.78       46884.38       46884.38          47000        46884.38
   6000210557     FULL DOC           428.66       428.66       49905.05       49880.83          50000        49880.83
   6000210561     FULL DOC           278.42       278.42       27957.14       27947.23          28060        27947.23
   6000210563     STATED DOC         224.51       224.51          19864       19771.29          20000        19771.29
   6000210575     FULL DOC           232.95       232.95       18851.24       18813.09          19000        18813.09
   6000210594     FULL DOC           324.21       324.21       30566.56        30558.2          30600         30558.2
   6000210614     STATED DOC         475.92       475.92       48932.89       48915.72          49000        48915.72
   6000210617     STATED DOC         856.42       856.42       89869.55       89836.19          90000        89836.19
   6000210627     FULL DOC           387.23       387.23        37966.1       37942.94          38000        37942.94
   6000210641     STATED DOC         403.86       403.86       41551.77       41508.43          41580        41508.43
   6000210682     FULL DOC           387.62       387.62       45710.24       45687.35          45800        45687.35
   6000210800     STATED DOC         249.99       249.99       26202.32       26202.32          26250        26202.32
   6000210811     FULL DOC           388.09       388.09       16186.06       16186.06          17250        16186.06
   6000210814     FULL DOC           552.24       552.24       65122.08       65089.46          65250        65089.46
   6000210817     FULL DOC           365.44       365.44       25034.57       24916.87          25600        24916.87
   6000210823     STATED DOC         278.74       278.74       29754.76       29743.19          29800        29743.19
   6000210861     STATED DOC         523.81       523.81       55914.94        55893.2          56000         55893.2
   6000210879     STATED DOC         246.94       246.94        26359.9       26349.65          26400        26349.65
   6000210896     FULL DOC           855.28       855.28       86116.27       86059.59          86200        86059.59
   6000210913     FULL DOC           443.73       443.73       52947.07       52893.32          53000        52893.32
   6000210917     FULL DOC           284.22       284.22       32736.94       32721.44          32800        32721.44
   6000210942     FULL DOC           883.12       883.12       99823.65       99778.63         100000        99778.63
   6000210990     FULL DOC            468.1        468.1        54496.3       54469.85          54600        54469.85
   6000210991     STATED DOC         667.95       667.95       69899.33       69899.33          70000        69899.33
   6000210993     FULL DOC           776.82       776.82       71964.17       71927.58          72000        71927.58
   6000211031     STATED DOC         284.35       284.35       30353.85       30342.05          30400        30342.05
   6000211051     FULL DOC           246.51       246.51       19844.89        19805.1          20000         19805.1
   6000211054     FULL DOC           283.74       283.74        26744.2        26744.2          26780         26744.2
   6000211058     FULL DOC           467.57       467.57       48929.08       48911.05          49000        48911.05
   6000211121     FULL DOC           247.83       247.83       28573.75       28547.07          28600        28547.07
   6000211132     STATED DOC         401.28       401.28       43574.52       43539.81          43600        43539.81
   6000211143     STATED DOC        1407.06      1407.06      147244.91      147190.66         147457       147190.66
   6000211152     STATED DOC         294.52       294.52       31949.26       31936.29          32000        31936.29
   6000211163     STATED DOC         335.22       335.22          35162       35136.08          35200        35136.08
   6000211178     STATED DOC         338.69       338.69       36756.45       36726.77          36800        36726.77
   6000211192     STATED DOC         772.69       772.69       79291.85       79264.17          79400        79264.17
   6000211229     STATED DOC         513.41       513.41       49853.98       49839.11        49912.8        49839.11
   6000211240     FULL DOC           886.27       886.27       85900.61       85875.14          86000        85875.14
   6000211245     STATED DOC         532.46       532.46       55740.06       55719.71          55800        55719.71
   6000211272     FULL DOC           232.56       232.56       14671.92       14595.25          15730        14595.25
   6000211281     FULL DOC           714.11       714.11        84830.4       84787.16          85000        84787.16
   6000211287     FULL DOC           778.63       778.63       91910.55       91819.67          92000        91819.67
   6000211337     FULL DOC           178.33       178.33       16380.64       16340.18          16500        16340.18
   6000211357     STATED DOC         270.59       270.59       29353.38       29353.38          29400        29353.38
   6000211395     FULL DOC          1184.87      1184.87      139795.01      139725.59         140000       139725.59
   6000211428     STATED DOC         837.01       837.01       77920.22       77899.75          78000        77899.75
   6000211468     FULL DOC           184.88       184.88       14883.68       14853.84          15000        14853.84
   6000211477     FULL DOC           662.36       662.36       64961.55       64902.43          65000        64902.43
   6000211479     STATED DOC         671.86       671.86        72913.6       72854.72          73000        72854.72
   6000211493     FULL DOC            429.4        429.4       44951.67       44918.71          45000        44918.71
   6000211517     FULL DOC           306.35       306.35       32057.13        32045.3          32104         32045.3
   6000211522     FULL DOC           807.41       807.41       95212.98       95165.29          95400        95165.29
   6000211561     STATED DOC         930.88       930.88       93908.99       93878.07          94000        93878.07
   6000211580     STATED DOC         266.42       266.42       23777.41       23720.53          24000        23720.53
   6000211586     STATED DOC         598.23       598.23       64923.07       64896.97          65000        64896.97
   6000211647     FULL DOC          1477.56      1477.56      144914.25      144826.79         145000       144826.79
   6000211668     FULL DOC           413.72       413.72       40511.87       40499.05          40600        40499.05
   6000211671     STATED DOC         504.35       504.35       46964.14        46939.6          47000         46939.6
   6000211676     STATED DOC         515.08       515.08       47950.92       47938.33          48000        47938.33
   6000211685     FULL DOC           815.21       815.21       79904.42       79879.93          80000        79879.93
   6000211724     STATED DOC         380.93       380.93       39942.16       39927.37          40000        39927.37
   6000211727     FULL DOC           328.63       328.63       32221.25       32211.48          32250        32211.48
   6000211753     FULL DOC           312.13       312.13       29436.63       29428.68          29460        29428.68
   6000211784     FULL DOC           242.97       242.97       27988.13        27974.9          28040         27974.9
   6000211814     FULL DOC           532.25       532.25       49562.16       49549.28          49600        49549.28
   6000211836     FULL DOC           368.71       368.71       34781.69          34763          34800           34763
   6000211837     FULL DOC           257.81       257.81       25269.77       25262.03          25300        25262.03
   6000211840     STATED DOC          888.6        888.6       94855.75       94818.88          95000        94818.88
   6000211891     FULL DOC           426.82       426.82        45928.6       45910.35          46000        45910.35
   6000211962     STATED DOC         454.99       454.99       42333.05       42310.18          42400        42310.18
   6000211979     FULL DOC           302.99       302.99       35765.19       35711.93          35800        35711.93
   6000211982     FULL DOC            557.3        557.3       52544.07       52529.73          52600        52529.73
   6000212011     STATED DOC         263.47       263.47       21517.37       21473.11          21690        21473.11
   6000212017     STATED DOC         421.68       421.68       45762.77       45744.37          45817        45744.37
   6000212022     FULL DOC           269.08       269.08       31936.26       31920.01          32000        31920.01
   6000212026     FULL DOC           191.79       191.79       17866.83       17776.19          18000        17776.19
   6000212060     FULL DOC          1017.48      1017.48       97945.18       97860.86          98000        97860.86
   6000212066     FULL DOC           589.23       589.23       67937.62       67874.21          68000        67874.21
   6000212071     STATED DOC         271.99       271.99       21853.71        21767.3          21980         21767.3
   6000212072     FULL DOC           280.52       280.52        25962.8       25949.07          26000        25949.07
   6000212076     FULL DOC           256.16       256.16       17276.07       17199.87          17500        17199.87
   6000212123     FULL DOC           440.81       440.81       50861.01       50861.01          50980        50861.01
   6000212153     FULL DOC           317.51       317.51       31948.14       31948.14          32000        31948.14
   6000212155     FULL DOC           466.39       466.39       54348.75        54270.3          54400         54270.3
   6000212176     FULL DOC           674.86       674.86       64926.54       64907.71          65000        64907.71
   6000212177     FULL DOC           317.15       317.15       36549.41       36532.27          36600        36532.27
   6000212201     FULL DOC           304.68       304.68       35850.54       35850.54          36000        35850.54
   6000212241     FULL DOC           334.48       334.48       38528.57       38510.35          38600        38510.35
   6000212250     FULL DOC           710.84       710.84        81848.5       81809.84          82000        81809.84
   6000212255     STATED DOC         1929.4       1929.4      179709.03      179568.98         179800       179568.98
   6000212313     FULL DOC           249.77       249.77       19886.99       19848.52          20000        19848.52
   6000212347     STATED DOC         907.31       907.31        96852.7        96852.7          97000         96852.7
   6000212390     FULL DOC           258.22       258.22       29758.83       29744.88          29800        29744.88
   6000212395     STATED DOC         906.76       906.76       83684.67       83714.18          84500        83714.18
   6000212400     STATED DOC         524.61       524.61       56909.63       56886.54          57000        56886.54
   6000212403     STATED DOC        1256.42      1256.42       114888.8      114860.25         115000       114860.25
   6000212452     STATED DOC         477.35       477.35       47142.36       47127.59          47200        47127.59
   6000212455     STATED DOC         329.49       329.49       35728.74       35728.74          35800        35728.74
   6000212466     FULL DOC           301.56       301.56       27921.88       27914.66          27950        27914.66
   6000212473     FULL DOC           692.67       692.67        69932.1       69909.03          70000        69909.03
   6000212483     STATED DOC         945.62       945.62       102623.4      102540.53         102745       102540.53
   6000212498     FULL DOC           572.53       572.53        59913.7       59891.63          60000        59891.63
   6000212534     STATED DOC         233.12       233.12       20854.55       20805.21          21000        20805.21
   6000212541     STATED DOC         525.81       525.81        48949.9       48937.04          49000        48937.04
   6000212555     FULL DOC           370.92       370.92       36356.52       36345.38          36400        36345.38
   6000212590     STATED DOC         457.12       457.12       47948.16       47930.56          48000        47930.56
   6000212599     FULL DOC           391.81       391.81       36950.66       36930.58          36980        36930.58
   6000212652     FULL DOC           324.07       324.07       33266.12       33254.61          33300        33254.61
   6000212653     STATED DOC         402.93       402.93       43710.61       43692.88          43780        43692.88
   6000212680     FULL DOC           374.84       374.84       35630.31       35536.06          36000        35536.06
   6000212690     STATED DOC          571.4        571.4       59913.22       59891.02          60000        59891.02
   6000212691     FULL DOC           288.29       288.29       19170.38       19085.78          19500        19085.78
   6000212703     FULL DOC              310          310       35742.17        35708.8          35775         35708.8
   6000212712     STATED DOC         179.59       179.59       15694.76       15659.04          15800        15659.04
   6000212719     FULL DOC           541.66       541.66       63906.28       63874.54          64000        63874.54
   6000212744     FULL DOC           649.89       649.89       74896.13       74861.01          75000        74861.01
   6000212782     STATED DOC         365.68       365.68       37611.51       37598.44          37650        37598.44
   6000212787     STATED DOC         710.98       710.98       77158.56       77127.54          77250        77127.54
   6000212791     FULL DOC           537.24       537.24       61839.92       61839.92          62000        61839.92
   6000212842     FULL DOC           281.72       281.72       26560.69       26553.43          26589        26553.43
   6000212853     FULL DOC           215.82       215.82          25450       25437.25          25500        25437.25
   6000212863     FULL DOC           303.63       303.63       31168.26       31157.48          31200        31157.48
   6000212871     STATED DOC          869.2        869.2       80917.15       80895.89          81000        80895.89
   6000212881     FULL DOC           264.74       264.74       25948.95          25941          25980           25941
   6000212910     FULL DOC           353.06       353.06       36960.28       36946.79          37000        36946.79
   6000212912     STATED DOC         910.95       910.95       96891.24       96817.09          97000        96817.09
   6000212941     STATED DOC         495.21       495.21       51943.87       51924.81          52000        51924.81
   6000212953     STATED DOC         922.85       922.85       85956.49       85912.06          86000        85912.06
   6000212976     FULL DOC           391.57       391.57       36300.73       36284.27          36957        36284.27
   6000212987     STATED DOC        1019.43      1019.43       94976.09       94902.85          95000        94902.85
   6000213040     FULL DOC           528.12       528.12       62308.62       62277.67          62400        62277.67
   6000213052     STATED DOC         392.86       392.86       41936.21        41919.9          42000         41919.9
   6000213056     FULL DOC           429.84       429.84       41353.19       41341.19          41400        41341.19
   6000213062     STATED DOC         551.87       551.87        58933.1        58910.4          59000         58910.4
   6000213095     STATED DOC         304.65       304.65       31754.73       31743.15          31800        31743.15
   6000213096     FULL DOC           536.34       536.34       46795.99        46786.1          46825         46786.1
   6000213119     FULL DOC           434.61       434.61       48080.25       48019.98          48100        48019.98
   6000213130     FULL DOC           536.34       536.34       46795.99        46786.1          46825         46786.1
   6000213141     FULL DOC           649.89       649.89       74861.23       74825.83          75000        74825.83
   6000213170     FULL DOC           233.96       233.96       26962.68       26950.04          27000        26950.04
   6000213181     STATED DOC        1123.75      1123.75      117829.34      117785.69         118000       117785.69
   6000213183     STATED DOC         335.41       335.41       30685.32        30662.7          30700         30662.7
   6000213184     FULL DOC           794.83       794.83       77953.86       77906.81          78000        77906.81
   6000213187     STATED DOC         390.46       390.46       40970.61       40940.68          41000        40940.68
   6000213188     FULL DOC           241.53       241.53       19584.93       19506.22          19700        19506.22
   6000213190     FULL DOC            284.2        284.2        23044.6       22998.53          23180        22998.53
   6000213193     FULL DOC            306.4        306.4       26722.07       26722.07          26750        26722.07
   6000213194     FULL DOC           202.31       202.31       17644.78       17604.58          17775        17604.58
   6000213249     FULL DOC            285.9        285.9       32919.04       32903.49          32980        32903.49
   6000213300     STATED DOC         625.84       625.84       67946.59       67892.23          68000        67892.23
   6000213303     STATED DOC         310.46       310.46       32552.85       32540.79          32600        32540.79
   6000213324     FULL DOC           204.88       204.88        17880.4        17839.8          18000         17839.8
   6000213342     STATED DOC         458.87       458.87       41959.38       41948.95          42000        41948.95
   6000213369     STATED DOC         513.56       513.56       55688.96       55688.96          55800        55688.96
   6000213370     FULL DOC           280.23       280.23       27475.48       27467.14          27500        27467.14
   6000213375     FULL DOC           325.79       325.79       26837.75       26782.57          27000        26782.57
   6000213414     FULL DOC              267          267       25179.19       25172.37          25200        25172.37
   6000213419     STATED DOC         250.02       250.02       27850.59       27850.59          27900        27850.59
   6000213425     FULL DOC          1639.23      1639.23      154876.36      154834.29         155000       154834.29
   6000213434     STATED DOC         314.27       314.27       32952.22       32940.01          33000        32940.01
   6000213443     FULL DOC           466.16       466.16       54999.36       54972.05          55080        54972.05
   6000213445     FULL DOC          1054.38      1054.38        85497.7        85326.8          86000         85326.8
   6000213454     FULL DOC           400.77       400.77       41970.08        41939.6          42000         41939.6
   6000213458     FULL DOC           196.58       196.58       18267.21       18220.57          18450        18220.57
   6000213472     FULL DOC           354.97       354.97       37160.05       37146.49          37200        37146.49
   6000213476     FULL DOC           473.95       473.95          55918       55890.23          56000        55890.23
   6000213535     STATED DOC        1444.23      1444.23      144861.93      144815.01         145000       144815.01
   6000213547     STATED DOC         933.59       933.59       86933.61       86911.01          87000        86911.01
   6000213549     STATED DOC        1049.21      1049.21      113910.44      113819.29         114000       113819.29
   6000213559     FULL DOC           375.63       375.63       40930.97       40914.34          40980        40914.34
   6000213577     FULL DOC            263.4        263.4       21713.31       21624.86          21800        21624.86
   6000213578     FULL DOC           274.35       274.35       31938.53       31938.53          32000        31938.53
   6000213593     FULL DOC           392.02       392.02       36970.63       36960.64          37000        36960.64
   6000213604     FULL DOC            798.4        798.4       73944.47       73925.57          74000        73925.57
   6000213630     STATED DOC          590.2        590.2        54914.7       54929.29          55000        54929.29
   6000213635     STATED DOC         414.16       414.16       44964.65       44928.67          45000        44928.67
   6000213655     STATED DOC         613.55       613.55       61580.63        61521.4          61600         61521.4
   6000213674     FULL DOC            415.3        415.3       39966.26       39954.79          40000        39954.79
   6000213675     STATED DOC         587.79       587.79       53761.18       53747.96          53800        53747.96
   6000213689     STATED DOC         852.03       852.03       79339.42        79318.8          79400         79318.8
   6000213715     FULL DOC           960.98       960.98       90676.25       90603.53          90700        90603.53
   6000213721     STATED DOC         460.38       460.38       47351.54       47335.08          47400        47335.08
   6000213722     FULL DOC          1401.64      1401.64      134886.12      134847.39         135000       134847.39
   6000213744     STATED DOC         465.72       465.72       43366.89       43355.62          43400        43355.62
   6000213850     FULL DOC           444.44       444.44       51304.42       51304.42          51400        51304.42
   6000213908     STATED DOC        1070.61      1070.61      113915.14      113828.75         114000       113828.75
   6000213912     STATED DOC         804.42       804.42        85902.5       85869.41          86000        85869.41
   6000213924     STATED DOC            587          587       54957.31       54942.78          55000        54942.78
   6000213933     FULL DOC           266.33       266.33       22202.88       22156.27          22340        22156.27
   6000213952     FULL DOC           371.81       371.81       38923.16       38894.62          38965        38894.62
   6000213963     STATED DOC         489.33       489.33        45565.2       45553.36          45600        45553.36
   6000213992     FULL DOC           268.91       268.91       25359.84       25352.98          25380        25352.98
   6000214026     STATED DOC         912.99       912.99       93968.26       93871.24          94000        93871.24
   6000214030     STATED DOC         485.09       485.09       44367.97       44357.06          44400        44357.06
   6000214036     STATED DOC         300.02       300.02          32125          32125          32400           32125
   6000214052     FULL DOC            571.9        571.9        65908.8        65877.9          66000         65877.9
   6000214062     STATED DOC         982.13       982.13      104880.98      104840.59         105000       104840.59
   6000214077     STATED DOC         731.85       731.85       68147.95       68112.33          68200        68112.33
   6000214110     STATED DOC         284.74       284.74       27898.88       27864.65          28000        27864.65
   6000214132     FULL DOC            429.4        429.4       44951.67       44935.26          45000        44935.26
   6000214159     STATED DOC         591.62       591.62       61925.03       61902.35          62000        61902.35
   6000214162     FULL DOC           440.76       440.76       41566.98       41555.75          41600        41555.75
   6000214189     FULL DOC          1659.32      1659.32      187254.36       187171.1         187500        187171.1
   6000214190     STATED DOC         308.67       308.67       32962.59        32949.9          33000         32949.9
   6000214227     FULL DOC           349.73       349.73       34289.37       34278.96          34320        34278.96
   6000214280     FULL DOC           343.67       343.67       39962.51       39924.41          40000        39924.41
   6000214283     STATED DOC         531.18       531.18       48990.21       48972.41          49500        48972.41
   6000214317     FULL DOC           359.05       359.05       40963.37       40926.13          41000        40926.13
   6000214344     FULL DOC           220.55       220.55       18386.45       18347.85          18500        18347.85
   6000214366     FULL DOC           274.68       274.68       31671.62       31656.25          31767        31656.25
   6000214374     FULL DOC            274.2        274.2       22858.82       22810.83          23000        22810.83
   6000214378     FULL DOC           526.54       526.54       55140.68       55100.63          55180        55100.63
   6000214391     STATED DOC         316.46       316.46       29467.47        29459.8          29490         29459.8
   6000214443     STATED DOC         530.55       530.55       55540.28       55520.01          55600        55520.01
   6000214491     STATED DOC         383.04       383.04       33399.41       33399.41          33700        33399.41
   6000214500     STATED DOC         220.26       220.26       17697.75       17662.95          17800        17662.95
   6000214513     FULL DOC           763.52       763.52       90863.94       90817.87          91000        90817.87
   6000214543     STATED DOC         663.16       663.16       57576.75       57552.97          57600        57552.97
   6000214584     FULL DOC           351.51       351.51       40941.81        40922.1          41000         40922.1
   6000214660     FULL DOC           469.65       469.65       54099.74       54099.74          54200        54099.74
   6000214676     FULL DOC           227.64       227.64       19867.12       19822.01          20000        19822.01
   6000214695     STATED DOC         326.22       326.22       30376.81       30368.91          30400        30368.91
   6000214701     STATED DOC         504.35       504.35       46964.14       46951.94          47000        46951.94
   6000214708     STATED DOC            414          414       38540.53       38540.53          38580        38540.53
   6000214711     FULL DOC           767.09       767.09       72361.89       72322.99          72400        72322.99
   6000214773     STATED DOC         619.02       619.02       64905.97       64905.97          65000        64905.97
   6000214798     STATED DOC         582.07       582.07       60912.28       60912.28          61000        60912.28
   6000214800     FULL DOC           381.69       381.69       39971.49       39942.45          40000        39942.45
   6000214801     FULL DOC           309.91       309.91        29202.7       29194.55          29250        29194.55
   6000214812     FULL DOC            583.9        583.9       59938.98       59918.26          60000        59918.26
   6000214858     FULL DOC           265.73       265.73       25073.43       25053.31          25080        25053.31
   6000214932     STATED DOC         920.71       920.71        85778.4       85712.24          85800        85712.24
   6000214962     FULL DOC           232.95       232.95       18703.17       18663.49          19000        18663.49
   6000214996     STATED DOC         426.53       426.53       45398.48       45379.59          45600        45379.59
   6000215016     FULL DOC           752.25       752.25       70943.67        70924.5          71000         70924.5
   6000215018     FULL DOC           554.57       554.57       63911.56        63881.6          64000         63881.6
   6000215157     FULL DOC           295.01       295.01       28924.16       28915.38          28950        28915.38
   6000215245     FULL DOC           794.83       794.83       77930.45       77906.81          78000        77906.81
   6000215280     STATED DOC         771.68       771.68       82406.46       82374.72          82500        82374.72
   6000215313     FULL DOC           537.97       537.97       57912.83       57890.04          57980        57890.04
   6000215506     FULL DOC           466.71       466.71       45759.16       45745.28          45800        45745.28
   6000215779     FULL DOC           270.36       270.36       31171.36       31142.25          31200        31142.25
   7000001289     STATED DOC        1209.93      1209.93      131679.97      131624.98         132000       131624.98
   7000001291     FULL DOC           262.76       262.76       26953.78       26934.68          27000        26934.68
   7000001295     STATED DOC         769.96       769.96       83831.01       83796.32          84000        83796.32
   7000001299     STATED DOC         472.39       472.39       49907.22       49888.15          50000        49888.15
   7000001302     FULL DOC           228.42       228.42       15188.82       15121.78          15450        15121.78
   7000001305     FULL DOC           719.23       719.23       79433.76       79399.65          79600        79399.65
   7000001307     STATED DOC         782.34       782.34        78923.5       78871.27          79000        78871.27
   7000001310     FULL DOC           913.87       913.87      107679.73      107625.05         107980       107625.05
   7000001328     FULL DOC           965.57       965.57        92894.9       92867.96          93000        92867.96
   7000001330     FULL DOC           354.24       354.24       35823.09       35823.09          36400        35823.09
   7000001333     STATED DOC        1075.67      1075.67       114825.4       114825.4         115000        114825.4
   7000001338     FULL DOC          1448.66      1448.66      170382.07      170382.07         170800       170382.07
   7000001617     FULL DOC           911.91       911.91      103860.52      103765.58         104000       103765.58
   7000166621     FULL DOC           594.59       594.59        64814.3       64731.18          65000        64731.18
   7000170362     FULL DOC           257.24       257.24       17265.92       17020.48          17750        17020.48
   7000171979     FULL DOC           401.57       401.57       42075.34       42059.11          42200        42059.11
   7000173483     STATED DOC         745.31       745.31       84729.52       84689.58          85000        84689.58
   7000174111     FULL DOC           266.75       266.75       31884.75       31867.76          32000        31867.76
   7000174133     FULL DOC           473.89       473.89       53853.64       53828.53          54000        53828.53
   7000175742     FULL DOC           109.79       109.79         7314.9        7281.31           7500         7281.31
   7000175980     STATED DOC         594.43       594.43       66528.59       66528.59          66750        66528.59
   7000176082     STATED DOC         823.19       823.19       93743.85       93699.91          94000        93699.91
   7000176346     STATED DOC         919.52       919.52      104713.86      104615.28         105000       104615.28
   7000176386     FULL DOC           757.76       757.76       70907.19       70888.05          71000        70888.05
   7000176507     STATED DOC         561.43       561.43       58870.54       58848.27          59000        58848.27
   7000176531     STATED DOC         438.42       438.42       49840.88       49817.39          50000        49817.39
   7000176899     STATED DOC          446.4        446.4        48882.3       48861.58          49000        48861.58
   7000177022     STATED DOC        1011.36      1011.36      108700.09      108655.71         109000       108655.71
   7000177133     STATED DOC          549.1        549.1       52297.64       52282.41          52400        52282.41
   7000177259     FULL DOC           285.16       285.16        27975.4        27975.4          28250         27975.4
   7000177763     FULL DOC           458.93       458.93       47896.01       47878.12          48000        47878.12
   7000177882     FULL DOC           183.67       183.67       12410.92       12352.39          12750        12352.39
   7000177941     STATED DOC         972.78       972.78         106735      106689.48         107000       106689.48
   7000178159     FULL DOC          1642.93      1642.93      175662.69      175452.97         176000       175452.97
   7000178575     FULL DOC           376.16       376.16       44431.86       44386.57          44542        44386.57
   7000178620     STATED DOC        1165.35      1165.35      116734.91      116695.57         117000       116695.57
   7000178644     STATED DOC         827.74       827.74       94143.56       94099.57          94400        94099.57
   7000178781     FULL DOC           832.33       832.33      105428.05      105364.47         105800       105364.47
   7000179292     FULL DOC           439.15       439.15       51845.04       51818.49          52000        51818.49
   7000179372     STATED DOC         940.16       940.16      102626.17      102626.17         103200       102626.17
   7000179394     STATED DOC         927.04       927.04         101552      101466.25         101760       101466.25
   7000179444     FULL DOC           269.36       269.36       27117.61       27108.13          27200        27108.13
   7000179491     FULL DOC           294.29       294.29       29602.05       29592.06          29660        29592.06
   7000179572     STATED DOC         823.93       823.93       90733.05       90733.05          91000        90733.05
   7000179658     FULL DOC           651.14       651.14       64876.45       64855.15          65000        64855.15
   7000179752     FULL DOC          1015.78      1015.78      101976.49      101942.23         102180       101942.23
   7000179772     STATED DOC         244.46       244.46       26932.42       26920.81          27000        26920.81
   7000179853     FULL DOC              399          399       40915.41       40900.84          41000        40900.84
   7000179878     FULL DOC           209.92       209.92       10494.79       10494.79          17500        10494.79
   7000179880     FULL DOC           128.01       128.01        8517.65        8478.37           8745         8478.37
   7000179983     FULL DOC           106.13       106.13        7061.49        7028.92           7250         7028.92
   7000179989     FULL DOC           296.78       296.78       23758.95       23758.95          24400        23758.95
   7000180011     FULL DOC           547.44       547.44       58834.51       58810.45          59000        58810.45
   7000180075     STATED DOC         905.78       905.78      100820.17      100775.56         101080       100775.56
   7000180107     STATED DOC         662.41       662.41       65999.29       65977.62          66125        65977.62
   7000180114     FULL DOC          1277.74      1277.74      149562.35      149487.34         150000       149487.34
   7000180124     STATED DOC         784.62       784.62       79866.04       79810.67          80000        79810.67
   7000180217     FULL DOC          1105.15      1105.15      126648.42      126588.12         127000       126588.12
   7000180237     STATED DOC         258.93       258.93       26346.67       26337.48          26400        26337.48
   7000180244     STATED DOC         989.99       989.99      100771.02      100701.16         100940       100701.16
   7000180249     STATED DOC         454.18       454.18       50843.88       50843.88          51000        50843.88
   7000180357     FULL DOC           251.38       251.38       20978.94       20887.44          21200        20887.44
   7000180461     FULL DOC          1530.42      1530.42      183528.08      183431.47         184000       183431.47
   7000180465     FULL DOC           418.46       418.46       42911.31       42896.04          43000        42896.04
   7000180467     STATED DOC        1113.66      1113.66      121765.81      121765.81         123000       121765.81
   7000180528     FULL DOC            357.3        357.3          42273       42251.24          42400        42251.24
   7000180588     STATED DOC        1771.27      1771.27      180235.47      180172.68         180600       180172.68
   7000180600     FULL DOC            510.9        510.9       50886.29       50886.29          51000        50886.29
   7000180647     FULL DOC            136.3        136.3        9239.96        9196.06           9500         9196.06
   7000180662     FULL DOC           397.48       397.48       45454.45       45432.92          45580        45432.92
   7000180759     STATED DOC        1139.89      1139.89      129383.85      129383.85         130000       129383.85
   7000180783     FULL DOC           781.85       781.85       93709.52       93659.78          94000        93659.78
   7000180844     FULL DOC           398.17       398.17       47084.22       47084.22          47250        47084.22
   7000180872     STATED DOC         359.94       359.94       40096.42       40078.64          40200        40078.64
   7000180918     FULL DOC           138.44       138.44       11774.64       11670.76          11850        11670.76
   7000180923     STATED DOC         106.43       106.43        7159.02        7093.78           7300         7093.78
   7000181031     FULL DOC           344.66       344.66       40777.48       40777.48          40900        40777.48
   7000181061     FULL DOC           539.52       539.52       61828.37       61798.93          62000        61798.93
   7000181088     STATED DOC        1506.88      1506.88      148772.31      148677.74         149000       148677.74
   7000181093     FULL DOC           679.53       679.53       82338.07       82293.23          82600        82293.23
   7000181098     STATED DOC        1259.33      1259.33      135678.98       135623.8         136000        135623.8
   7000181101     FULL DOC            116.3        116.3        7738.35        7702.66           7945         7702.66
   7000181163     FULL DOC           179.27       179.27       12222.64       12107.78          12500        12107.78
   7000181217     FULL DOC           386.23       386.23       39930.05       39915.67          40000        39915.67
   7000181221     FULL DOC           199.05       199.05        8159.25        8159.25           8950         8159.25
   7000181244     FULL DOC          1202.11      1202.11      119771.87      119732.55         120000       119732.55
   7000181264     FULL DOC           1028.9       1028.9      109747.25      109703.79         110000       109703.79
   7000181317     FULL DOC           570.59       570.59       68387.98       68351.67          68600        68351.67
   7000181406     FULL DOC           656.59       656.59       68848.57       68822.52          69000        68822.52
   7000181428     STATED DOC        1213.25      1213.25      133721.68      133664.57         134000       133664.57
   7000181445     FULL DOC          1049.51      1049.51         102615      102583.09         102800       102583.09
   7000181455     FULL DOC           483.83       483.83       55472.25       55446.07          55600        55446.07
   7000181527     FULL DOC           801.73       801.73       95924.27       95823.23          96180        95823.23
   7000181544     FULL DOC           445.37       445.37       47886.04       47866.66          48000        47866.66
   7000181579     FULL DOC           548.96       548.96       65796.04       65761.11          66000        65761.11
   7000181591     FULL DOC           210.45       210.45       19982.72       19928.39          20300        19928.39
   7000181592     STATED DOC        1365.32      1365.32      137336.19      137289.87         137605       137289.87
   7000181599     FULL DOC          1234.34      1234.34      119788.75       119752.3         120000        119752.3
   7000181702     STATED DOC        1349.06      1349.06      148562.97      148562.97         149000       148562.97
   7000181744     FULL DOC          1152.02      1152.02      114781.38       114743.7         115000        114743.7
   7000181751     FULL DOC           554.71       554.71       56902.44       56882.38          57000        56882.38
   7000181762     FULL DOC            511.1        511.1       59854.68       59824.91          60000        59824.91
   7000181806     STATED DOC         1138.1       1138.1      127466.23      127408.94         127800       127408.94
   7000181852     FULL DOC          1277.48      1277.48      128779.57      128736.23         129000       128736.23
   7000181863     FULL DOC          1178.07      1178.07      139452.48      139309.58         139800       139309.58
   7000181871     FULL DOC           523.37       523.37        54879.3       54858.53          55000        54858.53
   7000181877     FULL DOC           715.97       715.97       84701.29       84701.29          85000        84701.29
   7000181916     FULL DOC           562.67       562.67          64481        64450.3          64660         64450.3
   7000181927     FULL DOC            583.9        583.9       59854.81       59854.81          60000        59854.81
   7000181991     FULL DOC           565.59       565.59       67825.59       67753.91          68000        67753.91
   7000181995     FULL DOC            747.9        747.9       87543.75       87499.85          87800        87499.85
   7000182070     STATED DOC            495          495       49615.51       49549.48          50000        49549.48
   7000182092     FULL DOC           834.79       834.79       97714.06       97665.05          98000        97665.05
   7000182117     FULL DOC           741.88       741.88       88726.42       88679.56          89000        88679.56
   7000182194     STATED DOC        1127.24      1127.24      124182.47      124128.89         124500       124128.89
   7000182213     FULL DOC           148.55       148.55         9979.7        9933.03          10250         9933.03
   7000182224     FULL DOC           632.13       632.13       75765.18       75724.97          76000        75724.97
   7000182306     STATED DOC         734.23       734.23       73855.43       73830.52          74000        73830.52
   7000182330     FULL DOC          1109.41      1109.41      113805.28      113724.67         114000       113724.67
   7000182347     FULL DOC           970.22       970.22      110341.32      110289.69         110650       110289.69
   7000182355     STATED DOC         1222.3       1222.3      134719.64      134604.07         135000       134604.07
   7000182371     FULL DOC           291.82       291.82       12030.33       11862.82          13000        11862.82
   7000182432     FULL DOC            551.3        551.3       53919.42       53902.82          54000        53902.82
   7000182435     FULL DOC           667.76       667.76       72791.52       72791.52          73000        72791.52
   7000182502     FULL DOC           340.42       340.42       34894.93       34869.71          34980        34869.71
   7000182576     FULL DOC           641.98       641.98       72718.61       72684.13          73000        72684.13
   7000182634     FULL DOC           155.78       155.78       13323.05       13292.45          13500        13292.45
   7000182639     STATED DOC         602.61       602.61       57321.13       57288.44          57400        57288.44
   7000182662     STATED DOC         936.96       936.96       83793.48       83586.22          85000        83586.22
   7000182680     FULL DOC          1355.76      1355.76      162496.31      162410.05         163000       162410.05
   7000182795     FULL DOC           686.51       686.51        77115.9       77047.13          77250        77047.13
   7000182811     FULL DOC           988.12       988.12      115661.53      115603.52         116000       115603.52
   7000182851     STATED DOC         1356.4       1356.4      138020.86      137972.78         138300       137972.78
   7000182863     STATED DOC         323.24       323.24       35610.58       35595.22          35700        35595.22
   7000182867     FULL DOC           379.21       379.21       44865.22       44842.13          45000        44842.13
   7000182888     FULL DOC           551.99       551.99       54461.06       54443.47          54580        54443.47
   7000182945     FULL DOC          1277.57      1277.57      152965.11      152882.58         153600       152882.58
   7000182969     FULL DOC           691.21       691.21       68913.41       68868.84          69000        68868.84
   7000182977     FULL DOC           650.75       650.75       66885.26       66861.56          67000        66861.56
   7000183000     STATED DOC         653.38       653.38       67680.79       67656.28          67800        67656.28
   7000183002     FULL DOC           148.76       148.76         9592.7        9511.36           9750         9511.36
   7000183027     FULL DOC           520.92       520.92       51934.71       51901.11          52000        51901.11
   7000183075     FULL DOC          1609.64      1609.64      179614.02      179534.84         180000       179534.84
   7000183124     FULL DOC          1184.66      1184.66      143543.31      143465.13         144000       143465.13
   7000183174     FULL DOC           935.37       935.37       99848.16       99770.18         100000        99770.18
   7000183195     STATED DOC        1472.58      1472.58       146862.4      146768.36         147000       146768.36
   7000183204     FULL DOC           239.02       239.02       20717.08        20668.4          21000         20668.4
   7000183216     FULL DOC           587.76       587.76       68832.91       68798.68          69000        68798.68
   7000183268     STATED DOC        1010.19      1010.19      102661.26      102624.21         103000       102624.21
   7000183310     STATED DOC        1430.55      1430.55      157738.59      157671.82         158000       157671.82
   7000183318     STATED DOC          447.6        447.6       46914.61       46897.06          47000        46897.06
   7000183328     STATED DOC         154.76       154.76       13849.72       13782.86          13980        13782.86
   7000183386     STATED DOC         604.97       604.97       65867.22       65839.96          66000        65839.96
   7000183408     FULL DOC           780.19       780.19       93559.37       93460.47          93800        93460.47
   7000183466     STATED DOC         533.29       533.29       52650.09       52633.43          52731        52633.43
   7000183484     STATED DOC         911.07       911.07       91850.13       91819.29          92000        91819.29
   7000183496     FULL DOC           494.06       494.06       57830.77       57830.77          58000        57830.77
   7000183524     FULL DOC           649.15       649.15       69294.61       69240.48          69400        69240.48
   7000183548     FULL DOC           388.68       388.68       38751.31       38726.25          38800        38726.25
   7000183579     FULL DOC           1227.7       1227.7      130221.98       130171.7         130466        130171.7
   7000183580     STATED DOC         1005.2       1005.2       92874.35       92825.66          93000        92825.66
   7000183601     FULL DOC           391.23       391.23       40925.94       40910.72          41000        40910.72
   7000183667     FULL DOC           145.51       145.51        9826.99        9737.79          10000         9737.79
   7000183669     FULL DOC           657.09       657.09       78879.36       78755.87          79000        78755.87
   7000183676     FULL DOC           554.49       554.49        65602.9        65602.9          65800         65602.9
   7000183694     STATED DOC         638.03       638.03        71048.1       71016.94          71200        71016.94
   7000183712     FULL DOC           134.67       134.67        9001.73        8960.83           9200         8960.83
   7000183736     FULL DOC            626.7        626.7       66924.01       66845.98          67000        66845.98
   7000183836     STATED DOC         240.22       240.22       26048.03       26037.36          26100        26037.36
   7000183920     STATED DOC         412.88       412.88       40762.36       40749.46          40825        40749.46
   7000183930     FULL DOC            633.8        633.8       76004.53       75964.52          76200        75964.52
   7000183942     STATED DOC         886.31       886.31       81810.59        81788.4          82000         81788.4
   7000183943     FULL DOC            78.16        78.16        5295.95        5271.41           5415         5271.41
   7000183956     STATED DOC        1060.05      1060.05      109885.03         109846         110000          109846
   7000183961     FULL DOC           233.05       233.05       15903.84        15829.7          16250         15829.7
   7000184064     FULL DOC            706.5        706.5        79858.9       79786.56          80000        79786.56
   7000184072     STATED DOC        1568.87      1568.87      146816.02      146736.54         147000       146736.54
   7000184073     STATED DOC          666.7        666.7        74241.3       74208.74          74400        74208.74
   7000184110     STATED DOC         548.85       548.85       59878.36       59853.45          60000        59853.45
   7000184120     FULL DOC           605.27       605.27       69836.63       69803.15          70000        69803.15
   7000184121     STATED DOC        1334.08      1334.08         124903      124802.94         125000       124802.94
   7000184129     STATED DOC          350.2        350.2       34638.43       34638.43          34900        34638.43
   7000184143     STATED DOC        1438.99      1438.99      139795.16      139752.96         140000       139752.96
   7000184179     STATED DOC         881.76       881.76       88924.51       88865.09          89040        88865.09
   7000184197     FULL DOC           197.96       197.96       12735.78        12681.1          13000         12681.1
   7000184238     STATED DOC        1163.03      1163.03      114823.62       114787.3         115000        114787.3
   7000184258     STATED DOC        1388.91      1388.91      142754.01      142703.42         143000       142703.42
   7000184352     FULL DOC           541.66       541.66       63842.55        63810.3          64000         63810.3
   7000184383     FULL DOC           304.68       304.68       35893.31       35893.31          36000        35893.31
   7000184417     FULL DOC          1357.47      1357.47      157625.36       157548.6         158000        157548.6
   7000184420     STATED DOC         753.77       753.77       81688.48       81688.48          81900        81688.48
   7000184425     FULL DOC           544.91       544.91       51907.28       51892.26          52000        51892.26
   7000184431     STATED DOC         951.57       951.57       99818.02       99780.62         100000        99780.62
   7000184573     STATED DOC        1317.09      1317.09      132738.77      132738.77         133000       132738.77
   7000184577     FULL DOC           271.26       271.26        28944.7       28933.34          29000        28933.34
   7000184608     STATED DOC        1132.69      1132.69      111863.25      111792.84         112000       111792.84
   7000184631     FULL DOC           678.38       678.38       65942.64       65883.54          66000        65883.54
   7000184637     FULL DOC           707.18       707.18       70886.19       70862.77          71000        70862.77
   7000184690     FULL DOC          1218.01      1218.01      127767.06      127719.18         128000       127719.18
   7000184758     FULL DOC            727.9        727.9       80391.77       80357.25          80560        80357.25
   7000184796     FULL DOC           569.23       569.23       64794.39       64794.39          65000        64794.39
   7000184803     FULL DOC           521.94       521.94        59465.2        59465.2          59600         59465.2
   7000184823     FULL DOC           831.53       831.53       98008.29       98008.29          98250        98008.29
   7000184950     STATED DOC        1273.45      1273.45      122028.41      121993.04         122200       121993.04
   7000185024     FULL DOC           491.03       491.03       55829.57       55829.57          56000        55829.57
   7000185091     STATED DOC          571.4        571.4       59935.21       59891.02          60000        59891.02
   7000185114     FULL DOC           558.37       558.37       53902.47       53886.49          53980        53886.49
   7000185118     FULL DOC          1483.64      1483.64      167703.74      167551.85         168000       167551.85
   7000185125     FULL DOC           778.63       778.63       91773.68       91727.33          92000        91727.33
   7000185126     STATED DOC         713.14       713.14       68355.49       68335.87          68432        68335.87
   7000185182     STATED DOC         992.02       992.02      104844.82       104765.1         105000        104765.1
   7000185219     STATED DOC        1089.52      1089.52      105802.23      105769.85         106000       105769.85
   7000185231     STATED DOC        1367.04      1367.04      132845.11      132805.41         133000       132805.41
   7000185234     STATED DOC         669.04       669.04        64091.2        64091.2          64200         64091.2
   7000185250     STATED DOC        1493.51      1493.51      153366.45      153260.95         153470       153260.95
   7000185252     STATED DOC        1042.43      1042.43      110833.29      110790.67         111000       110790.67
   7000185320     STATED DOC        1049.79      1049.79       100501.3       100501.3         104000        100501.3
   7000185342     STATED DOC         822.01       822.01       82396.73       82369.51          82529        82369.51
   7000185351     FULL DOC           255.43       255.43       20790.48       20747.29          21000        20747.29
   7000185361     STATED DOC        1067.61      1067.61      115816.15      115769.17         116000       115769.17
   7000185385     FULL DOC           1193.2       1193.2      115830.64      115795.75         116000       115795.75
   7000185435     STATED DOC        1188.95      1188.95      109917.92      109833.21         110000       109833.21
   7000185447     STATED DOC        1085.02      1085.02      115823.89      115778.87         116000       115778.87
   7000185472     FULL DOC           893.82       893.82      100905.92      100771.21         101000       100771.21
   7000185554     FULL DOC           236.74       236.74       20614.91       20567.57          20800        20567.57
   7000185626     STATED DOC         381.69       381.69       39942.46       39912.89          40000        39912.89
   7000185666     STATED DOC         929.54       929.54       85851.03       85851.03          86000        85851.03
   7000185676     STATED DOC        1734.06      1734.06      166307.95      166166.34         166400       166166.34
   7000185678     FULL DOC           462.92       462.92       45544.91        45530.8          45600         45530.8
   7000185685     STATED DOC        1334.51      1334.51      144711.47      144652.23         145000       144652.23
   7000185713     STATED DOC         876.57       876.57        91402.8        91369.8          91500         91369.8
   7000185789     FULL DOC           544.97       544.97        55904.2        55884.5          56000         55884.5
   7000185795     FULL DOC           782.97       782.97       57543.75       57245.11          59000        57245.11
   7000185817     FULL DOC           353.06       353.06       36933.18       36919.44          37000        36919.44
   7000185818     FULL DOC          1333.99      1333.99      139547.52      139495.62         139800       139495.62
   7000185833     FULL DOC           1698.5       1698.5      177678.53      177612.45         178000       177612.45
   7000185841     STATED DOC          413.4        413.4       43260.67       43244.73          43323        43244.73
   7000185953     FULL DOC            998.7        998.7        92948.4       92923.72          93068        92923.72
   7000185958     STATED DOC        1573.71      1573.71      157849.55      157746.82         158000       157746.82
   7000186009     FULL DOC          1109.93      1109.93      131670.18      131602.64         132000       131602.64
   7000186050     STATED DOC        1030.31      1030.31       91917.75       91875.26          92000        91875.26
   7000186062     FULL DOC           842.34       842.34       93840.28       93799.49          94000        93799.49
   7000186075     STATED DOC        1358.65      1358.65      127898.98       127829.9         128000        127829.9
   7000186076     FULL DOC           265.97       265.97       20600.12       20561.61          20750        20561.61
   7000186078     FULL DOC           269.17       269.17       20848.34       20809.37          21000        20809.37
   7000186096     STATED DOC         854.72       854.72       87848.59       87848.59          88000        87848.59
   7000186128     FULL DOC           968.76       968.76      111296.16      111296.16         111800       111296.16
   7000186132     FULL DOC           402.41       402.41       37441.85       37441.85          37500        37441.85
   7000186133     STATED DOC         761.86       761.86       79884.31       79824.86          80000        79824.86
   7000186151     STATED DOC        1027.85      1027.85       99853.69       99823.54         100000        99823.54
   7000186158     STATED DOC        1161.57      1161.57      117103.92       117064.6         117295        117064.6
   7000186223     STATED DOC        1169.21      1169.21      124779.42      124681.39         125000       124681.39
   7000186231     FULL DOC           350.07       350.07        40305.4       40286.17          40400        40286.17
   7000186245     FULL DOC          1117.15      1117.15      107876.55      107844.91         108000       107844.91
   7000186335     STATED DOC        1286.22      1286.22      118850.47      118819.61         119000       118819.61
   7000186356     FULL DOC          1025.85      1025.85      121695.13       121632.7         122000        121632.7
   7000186357     STATED DOC         726.31       726.31       79272.09       79239.41          79400        79239.41
   7000186386     FULL DOC          1031.15      1031.15      118835.59      118723.72         119000       118723.72
   7000186401     STATED DOC         347.14       347.14       36413.58       36399.93          36480        36399.93
   7000186407     FULL DOC           521.46       521.46       54740.72       54700.28          54800        54700.28
   7000186421     FULL DOC           771.16       771.16       89779.18       89735.61          89950        89735.61
   7000186470     FULL DOC           282.31       282.31       23547.79       23497.52          23744        23497.52
   7000186487     FULL DOC           272.46       272.46       25971.39       25964.05          26000        25964.05
   7000186520     STATED DOC        1262.64      1262.64      129821.95      129776.39         130000       129776.39
   7000186522     FULL DOC           343.86       343.86       40012.37       40012.37          40108        40012.37
   7000186529     FULL DOC           591.62       591.62       61877.76       61854.64          62000        61854.64
   7000186540     STATED DOC        1104.43      1104.43      119761.18      119712.15         120000       119712.15
   7000186541     STATED DOC         514.31       514.31       49911.96       49911.96          50000        49911.96
   7000186610     FULL DOC           215.43       215.43        17085.8       17051.91          17250        17051.91
   7000186611     STATED DOC         884.96       884.96       92865.21       92830.74          93000        92830.74
   7000186613     FULL DOC           309.79       309.79       35545.39       35512.17          35600        35512.17
   7000186614     FULL DOC           294.74       294.74       28650.07       28624.38          28675        28624.38
   7000186623     STATED DOC         498.01       498.01       49952.39       49919.88          50000        49919.88
   7000186628     FULL DOC           833.98       833.98       35157.16       34674.46          37500        34674.46
   7000186639     FULL DOC           864.67       864.67        99766.6        99766.6         100000         99766.6
   7000186649     FULL DOC           508.96       508.96        49437.1       49407.78          49480        49407.78
   7000186670     FULL DOC           333.75       333.75       31466.48       31457.88          31500        31457.88
   7000186672     STATED DOC         600.17       600.17        58301.1       58263.29          60256        58263.29
   7000186675     STATED DOC         219.57       219.57       14742.73       14676.73          15000        14676.73
   7000186676     STATED DOC        1315.25      1315.25      149661.92      149592.61         150000       149592.61
   7000186679     STATED DOC        1518.47      1518.47      165732.63      165664.32         166000       165664.32
   7000186680     FULL DOC           236.03       236.03       15184.11        15118.9          15500         15118.9
   7000186684     STATED DOC         846.73       846.73       91854.16       91816.89          92000        91816.89
   7000186718     FULL DOC           350.29       350.29       39927.94       39909.55          40000        39909.55
   7000186732     FULL DOC           591.17       591.17       66682.78       66622.68          66800        66622.68
   7000186769     FULL DOC           883.84       883.84      101811.33      101763.19         102000       101763.19
   7000186800     STATED DOC         828.53       828.53       86906.06       86841.99          87000        86841.99
   7000186819     STATED DOC         809.48       809.48       84845.64       84813.91          85000        84813.91
   7000186851     FULL DOC           245.44       245.44       28928.65       28928.65          29000        28928.65
   7000186859     FULL DOC           432.02       432.02        41951.2       41938.69          42000        41938.69
   7000186861     FULL DOC           240.69       240.69       25062.96          25028          25200           25028
   7000186874     FULL DOC            294.4        294.4       28973.86          28956          29000           28956
   7000186883     FULL DOC           298.81       298.81        29961.7        29951.9          30000         29951.9
   7000186884     STATED DOC         600.86       600.86       63834.51       63834.51          63980        63834.51
   7000186887     STATED DOC        1029.54      1029.54      105817.66      105780.16         106000       105780.16
   7000186888     FULL DOC           437.87       437.87       49932.71       49886.91          50000        49886.91
   7000186890     FULL DOC           418.95       418.95       39947.21       39924.78          39980        39924.78
   7000186894     FULL DOC           805.01       805.01       92882.71       92838.18          93100        92838.18
   7000186922     FULL DOC           644.71       644.71       75020.74       74984.01          75200        74984.01
   7000186946     FULL DOC           221.76       221.76       14281.77       14211.75          15000        14211.75
   7000186963     FULL DOC           613.92       613.92       70867.97       70800.32          71000        70800.32
   7000186980     FULL DOC           753.24       753.24       88781.01       88781.01          89000        88781.01
   7000186985     STATED DOC         481.33       481.33        51898.9       51878.17          51980        51878.17
   7000186987     STATED DOC        1667.37      1667.37       159720.1      159673.22         160000       159673.22
   7000186997     FULL DOC           644.37       644.37       74822.16       74785.72          75000        74785.72
   7000187008     FULL DOC           495.42       495.42       55305.33       55281.16          55400        55281.16
   7000187010     FULL DOC           498.01       498.01        49935.4       49919.06          50000        49919.06
   7000187027     STATED DOC         545.59       545.59       51345.62       51331.67          51400        51331.67
   7000187034     STATED DOC        1182.42      1182.42      109878.16      109849.46         109990       109849.46
   7000187035     FULL DOC           484.22       484.22       55895.85       55869.28          56000        55869.28
   7000187059     FULL DOC           567.05       567.05       66835.16       66835.16          67000        66835.16
   7000187072     FULL DOC          1545.81      1545.81      149957.31      149782.25         150000       149782.25
   7000187087     FULL DOC           361.44       361.44       41684.33       41684.33          41800        41684.33
   7000187104     FULL DOC           945.62       945.62       91892.85       91865.39          92000        91865.39
   7000187109     STATED DOC         808.84       808.84          84877       84845.49          85000        84845.49
   7000187147     FULL DOC          1170.43      1170.43      122776.16      122776.16         123000       122776.16
   7000187158     STATED DOC         646.11       646.11       61767.37       61747.94          62000        61747.94
   7000187182     STATED DOC         408.18       408.18       44279.69       44261.72          44350        44261.72
   7000187183     FULL DOC          1161.13      1161.13      133752.12      133688.87         134000       133688.87
   7000187186     STATED DOC         1288.6       1288.6      143493.24      143493.24         143800       143493.24
   7000187234     FULL DOC          1347.37      1347.37      158966.89      158808.37         159200       158808.37
   7000187247     STATED DOC         371.22       371.22       15690.08        15482.3          16500         15482.3
   7000187282     FULL DOC          1015.59      1015.59      114797.19      114745.42         115000       114745.42
   7000187306     FULL DOC            408.5        408.5        42917.5       42901.52          42980        42901.52
   7000187308     STATED DOC         977.84       977.84      107821.34      107775.71         108000       107775.71
   7000187314     FULL DOC           521.33       521.33       61907.78       61845.08          62000        61845.08
   7000187369     STATED DOC         371.51       371.51       34962.98       34953.48          35000        34953.48
   7000187417     FULL DOC           537.15       537.15       61875.32       61846.06          61990        61846.06
   7000187440     FULL DOC          1265.86      1265.86      120667.22      120633.17         120800       120633.17
   7000187464     FULL DOC           959.79       959.79       110740.9       110740.9         111000        110740.9
   7000187495     FULL DOC           264.57       264.57       21298.52       21255.81          21465        21255.81
   7000187514     STATED DOC         847.65       847.65       91990.98        91916.7          92100         91916.7
   7000187524     STATED DOC         463.18       463.18       49245.92       49226.98          49320        49226.98
   7000187535     STATED DOC         817.46       817.46       83885.56       83856.27          84000        83856.27
   7000187537     STATED DOC        1005.66      1005.66      105447.27      105408.21         105600       105408.21
   7000187548     STATED DOC        1083.31      1083.31       97908.69       97885.24          98000        97885.24
   7000187553     STATED DOC         835.56       835.56       85772.69       85743.04          85860        85743.04
   7000187567     FULL DOC           1254.4       1254.4       142743.5      142678.03         143000       142678.03
   7000187572     STATED DOC         243.53       243.53       19400.89        19325.7          19500         19325.7
   7000187574     FULL DOC          1362.86      1362.86      153729.85      153660.88         154000       153660.88
   7000187591     STATED DOC          888.6        888.6       94817.67       94817.67          95000        94817.67
   7000187632     FULL DOC          1392.99      1392.99      137916.11      137787.17         138000       137787.17
   7000187640     FULL DOC            385.8        385.8       44914.52       44892.71          45000        44892.71
   7000187657     STATED DOC        1163.17      1163.17      128729.22      128729.22         129000       128729.22
   7000187668     STATED DOC        1138.98      1138.98      119470.88      119382.82         119600       119382.82
   7000187675     FULL DOC           715.16       715.16       84376.25        84292.1          84500         84292.1
   7000187680     FULL DOC            550.9        550.9       62140.78        62112.9          62250         62112.9
   7000187686     FULL DOC           215.82       215.82       25437.25       25437.25          25500        25437.25
   7000187688     FULL DOC           359.74       359.74       37645.78       37631.91          37700        37631.91
   7000187700     FULL DOC           478.94       478.94       46958.08       46943.83          47000        46943.83
   7000187718     FULL DOC          1334.43      1334.43      153715.08      153642.39         154000       153642.39
   7000187734     STATED DOC         956.82       956.82      104388.49      104388.49         104600       104388.49
   7000187737     FULL DOC           237.77       237.77       21629.11       21629.11          22000        21629.11
   7000187759     FULL DOC           592.44       592.44       69931.93       69827.78          70000        69827.78
   7000187764     STATED DOC        1125.13      1125.13      105887.93      105859.18         106000       105859.18
   7000187777     STATED DOC          955.9        955.9       92919.18       92863.94          93000        92863.94
   7000187781     FULL DOC           964.07       964.07       91949.94       91872.92          92000        91872.92
   7000187790     STATED DOC         652.36       652.36       62565.36       62512.08          62600        62512.08
   7000187811     FULL DOC          1404.24      1404.24      134886.77      134809.36         135000       134809.36
   7000187818     STATED DOC         448.21       448.21       44971.57       44927.89          45000        44927.89
   7000187833     FULL DOC           266.49       266.49       26357.19       26357.19          26400        26357.19
   7000187845     FULL DOC           605.69       605.69       69803.43       69737.72          69900        69737.72
   7000187846     STATED DOC         502.32       502.32        54492.5        54470.4          54579         54470.4
   7000187847     FULL DOC           316.53       316.53          37308          37308          37400           37308
   7000187849     FULL DOC            268.6        268.6       22198.09       22151.47          22380        22151.47
   7000187857     STATED DOC         1406.3       1406.3      152557.82      152495.94         152800       152495.94
   7000187885     FULL DOC           788.53       788.53       90831.66       90788.71          91000        90788.71
   7000187887     STATED DOC        1112.07      1112.07       99908.57       99885.09         100000        99885.09
   7000187914     STATED DOC        1494.73      1494.73      156910.04      156794.12         157080       156794.12
   7000187946     FULL DOC          1211.86      1211.86      126817.31      126770.58         127000       126770.58
   7000187947     FULL DOC          1048.48      1048.48      120776.18      120719.07         121000       120719.07
   7000187952     FULL DOC           582.62       582.62       53959.47       53931.73          54000        53931.73
   7000187962     FULL DOC           253.58       253.58       23564.23       23504.07          23800        23504.07
   7000187985     FULL DOC          1188.25      1188.25      138210.21      138210.21         138600       138210.21
   7000187995     FULL DOC           849.25       849.25          88872       88839.26          89000        88839.26
   7000188002     FULL DOC           622.95       622.95       59932.18       59914.79          60000        59914.79
   7000188030     FULL DOC           201.77       201.77       13047.69       12992.71          13250        12992.71
   7000188034     FULL DOC           705.86       705.86       69316.64       69295.28          69400        69295.28
   7000188055     FULL DOC           765.09       765.09       90222.81       90177.62          90400        90177.62
   7000188065     FULL DOC           905.89       905.89        91213.1       91153.08          91301        91153.08
   7000188075     FULL DOC           314.15       314.15       29626.45       29610.35          29650        29610.35
   7000188092     FULL DOC           721.38       721.38       69919.11       69898.38          70000        69898.38
   7000188093     STATED DOC         667.02       667.02       59925.17       59911.08          59980        59911.08
   7000188117     FULL DOC             1292         1292      125553.63      125516.12         125700       125516.12
   7000188123     STATED DOC            958          958       99964.92       99857.72         100000        99857.72
   7000188137     STATED DOC         544.67       544.67       54928.62       54910.35          55000        54910.35
   7000188143     STATED DOC         656.53       656.53       62929.56        62911.5          63000         62911.5
   7000188166     FULL DOC           315.57       315.57       23246.52          23207          23400           23207
   7000188169     FULL DOC           304.63       304.63        30958.9       30948.38          31000        30948.38
   7000188210     FULL DOC            664.9        664.9       64564.89       64545.64          64640        64545.64
   7000188216     STATED DOC        1083.57      1083.57      111790.72      111750.53         112000       111750.53
   7000188245     FULL DOC           244.48       244.48       27762.99       27750.45          27800        27750.45
   7000188267     STATED DOC         1089.7       1089.7      118212.34      118164.39         118400       118164.39
   7000188314     FULL DOC           302.83       302.83       24506.63       24457.04          24700        24457.04
   7000188331     FULL DOC           209.02       209.02       18235.73       18193.72          18400        18193.72
   7000188345     FULL DOC           404.55       404.55          47730        47682.4          47800         47682.4
   7000188376     STATED DOC        1479.74      1479.74      155797.04      155680.33         156000       155680.33
   7000188381     FULL DOC           336.57       336.57       31965.18       31956.25          32000        31956.25
   7000188413     FULL DOC           450.87       450.87       47164.64       47164.64          47250        47164.64
   7000188422     STATED DOC         985.27       985.27      107536.51      107492.18         107710       107492.18
   7000188447     FULL DOC           245.28       245.28       19784.85       19706.07          19900        19706.07
   7000188459     STATED DOC         441.77       441.77       47962.29       47904.48          48000        47904.48
   7000188462     STATED DOC        1427.36      1427.36      149782.59      149726.99         150000       149726.99
   7000188478     FULL DOC           817.82       817.82       75723.76       75704.19          75800        75704.19
   7000188481     FULL DOC          1045.82      1045.82      104933.66      104831.74         105000       104831.74
   7000188528     STATED DOC         781.03       781.03       83437.18       83340.82          83500        83340.82
   7000188561     STATED DOC         945.43       945.43       86914.44       86892.48          87000        86892.48
   7000188589     FULL DOC           407.92       407.92       48079.43       48079.43          48198        48079.43
   7000188597     FULL DOC           637.91       637.91       70482.56       70452.56          70600        70452.56
   7000188610     FULL DOC          1118.97      1118.97      105914.98      105886.05         106000       105886.05
   7000188634     FULL DOC           296.67       296.67       27970.19       27962.55          28000        27962.55
   7000188676     FULL DOC           431.91       431.91       41540.94       41540.94          41600        41540.94
   7000188725     FULL DOC           835.59       835.59       81902.03       81876.93          82000        81876.93
   7000188742     FULL DOC          1065.76      1065.76      111837.68      111796.17         112000       111796.17
   7000188746     FULL DOC           354.19       354.19       33672.58       33663.25          33700        33663.25
   7000188747     FULL DOC           533.17       533.17       55948.78       55928.01          56030        55928.01
   7000188763     FULL DOC           601.16       601.16       62909.37       62886.19          63000        62886.19
   7000188778     STATED DOC         901.56       901.56       95855.83       95818.97          96000        95818.97
   7000188827     STATED DOC         649.47       649.47       70884.01       70854.78          71000        70854.78
   7000188867     FULL DOC          1516.39      1516.39      174676.31      174593.72         175000       174593.72
   7000188908     FULL DOC          1438.77      1438.77      169581.82      169581.82         170000       169581.82
   7000188910     STATED DOC        1214.87      1214.87      131843.78      131737.32         132000       131737.32
   7000188961     FULL DOC           283.74       283.74       32350.03        32335.2          32400         32335.2
   7000189016     FULL DOC           386.51       386.51        44617.9        44596.7          44700         44596.7
   7000189021     FULL DOC           677.07       677.07       79882.85       79843.18          80000        79843.18
   7000189022     STATED DOC         253.57       253.57        26969.7       26959.42          27000        26959.42
   7000189033     STATED DOC        1099.23      1099.23      110856.03      110819.17         111000       110819.17
   7000189044     STATED DOC        1262.64      1262.64      131660.01      131564.52         131800       131564.52
   7000189060     STATED DOC         699.47       699.47       75879.54       75848.76          76000        75848.76
   7000189069     STATED DOC        1169.66      1169.66      108888.54      108859.94         109000       108859.94
   7000189073     FULL DOC           830.09       830.09       95775.92       95775.92          96000        95775.92
   7000189080     STATED DOC         565.31       565.31       53902.75        53887.7          53947         53887.7
   7000189099     FULL DOC          1264.16      1264.16      124873.41      124795.35         125000       124795.35
   7000189106     STATED DOC        1103.82      1103.82       115874.5       115831.9         116000        115831.9
   7000189111     FULL DOC           630.13       630.13       73360.43       73324.83          73500        73324.83
   7000189116     STATED DOC         867.21       867.21       81912.32       81889.83          82000        81889.83
   7000189130     FULL DOC           254.23       254.23       24879.38       24848.55          25000        24848.55
   7000189133     FULL DOC           477.69       477.69       50108.63       50108.63          50200        50108.63
   7000189137     STATED DOC        1285.77      1285.77       124928.1      124817.53         125000       124817.53
   7000189151     FULL DOC           414.71       414.71       48903.94       48879.44          49000        48879.44
   7000189156     STATED DOC         485.44       485.44       49911.52          49894          49980           49894
   7000189157     FULL DOC           737.45       737.45       71684.65       71663.45          71747        71663.45
   7000189178     FULL DOC           863.26       863.26      101850.66       101749.1         102000        101749.1
   7000189276     FULL DOC           340.15       340.15       33340.11       33329.89          33380        33329.89
   7000189297     FULL DOC          1556.41      1556.41      179665.27      179579.87         180000       179579.87
   7000189322     FULL DOC           1197.5       1197.5      124822.14      124776.64         125000       124776.64
   7000189325     FULL DOC            733.2        733.2       85359.57       85318.14          85522        85318.14
   7000189328     FULL DOC           397.75       397.75       45914.46       45892.63          46000        45892.63
   7000189350     FULL DOC           487.68       487.68       56268.34       56268.34          56400        56268.34
   7000189376     STATED DOC         916.31       916.31       66055.79       65735.36          67000        65735.36
   7000189381     STATED DOC         791.44       791.44       76933.09       76887.36          77000        76887.36
   7000189428     FULL DOC           300.89       300.89       33925.13       33925.13          34000        33925.13
   7000189441     FULL DOC           185.93       185.93       15437.57       15373.89          15500        15373.89
   7000189452     STATED DOC          776.9        776.9       77925.71       77900.47          78000        77900.47
   7000189454     STATED DOC         740.07       740.07       79477.16       79445.76          79600        79445.76
   7000189469     STATED DOC          450.7        450.7       50335.71       50291.93          50400        50291.93
   7000189500     FULL DOC           616.13       616.13       72657.31       72657.31          72800        72657.31
   7000189506     FULL DOC           642.72       642.72        74857.4       74821.02          75000        74821.02
   7000189517     STATED DOC        1199.87      1199.87      126812.31      126764.32         127000       126764.32
   7000189524     FULL DOC           853.89       853.89       97419.36       97483.23          99600        97483.23
   7000189556     FULL DOC            500.7        500.7       34417.95       34417.95          35040        34417.95
   7000189589     FULL DOC            311.5        311.5       29368.72        29360.7          29400         29360.7
   7000189615     STATED DOC          674.3        674.3       70106.51       70148.02          71800        70148.02
   7000189631     STATED DOC         892.81       892.81       93579.74       93579.74          93750        93579.74
   7000189661     STATED DOC        1279.29      1279.29      138835.51      138723.41         139000       138723.41
   7000189697     STATED DOC         657.39       657.39        69921.5       69894.86          70000        69894.86
   7000189702     STATED DOC         886.35       886.35      100772.83      100772.83         101000       100772.83
   7000189704     FULL DOC           505.82       505.82       58916.31       58887.96          59000        58887.96
   7000189729     FULL DOC           842.82       842.82       81895.16       81870.61          81998        81870.61
   7000189735     STATED DOC         559.35       559.35        59777.6        59709.2          59800         59709.2
   7000189771     FULL DOC           274.35       274.35       30945.58       30945.58          31000        30945.58
   7000189777     FULL DOC           964.12       964.12       93690.77       93662.78          93800        93662.78
   7000189809     STATED DOC         523.95       523.95       49928.09       49913.82          50000        49913.82
   7000189814     FULL DOC          1120.25      1120.25      117231.13      117187.94         117400       117187.94
   7000189831     FULL DOC           254.54       254.54       29334.41       29320.66          29375        29320.66
   7000189833     FULL DOC          1387.59      1387.59      134842.83      134842.83         135000       134842.83
   7000189843     STATED DOC        1079.24      1079.24      104908.75      104846.39         105000       104846.39
   7000189863     FULL DOC          1633.99      1633.99      164814.62      164705.06         165000       164705.06
   7000189865     FULL DOC           560.66       560.66       53938.94       53938.94          54000        53938.94
   7000189890     STATED DOC        1178.34      1178.34      122780.22      122780.22         123000       122780.22
   7000189892     STATED DOC         786.68       786.68       85896.24       85825.76          86000        85825.76
   7000189905     STATED DOC         936.26       936.26       93910.49       93880.07          94000        93880.07
   7000189909     STATED DOC         519.74       519.74       57901.46       57876.29          58000        57876.29
   7000189912     FULL DOC          1124.07      1124.07      129880.13      129758.28         130000       129758.28
   7000189934     STATED DOC        1643.63      1643.63      145904.31      145871.71         146000       145871.71
   7000189936     STATED DOC        1025.28      1025.28      111268.14      111223.41         111400       111223.41
   7000189938     FULL DOC           289.73       289.73        29162.3       29152.65          29200        29152.65
   7000189944     STATED DOC          239.3        239.3       25979.57       25958.77          26000        25958.77
   7000189947     STATED DOC         920.36       920.36       99960.89       99841.48         100000        99841.48
   7000189965     STATED DOC         846.73       846.73       91787.73       91749.88          92000        91749.88
   7000189970     FULL DOC           825.58       825.58       84815.39       84784.95          85000        84784.95
   7000189992     FULL DOC           865.51       865.51       97666.79       97623.31          97800        97623.31
   7000189995     FULL DOC           647.55       647.55       62945.23       62926.61          63000        62926.61
   7000190044     STATED DOC        1345.07      1345.07      132878.79      132837.59         133000       132837.59
   7000190060     FULL DOC            487.7        487.7        57884.5       57855.05          58000        57855.05
   7000190061     FULL DOC           220.12       220.12        20366.2        20314.1          20600         20314.1
   7000190071     FULL DOC           536.01       536.01       61874.73       61874.73          61990        61874.73
   7000190088     STATED DOC        1348.92      1348.92      149413.19      149349.85         149600       149349.85
   7000190109     STATED DOC         616.51       616.51       59927.85       59892.21          59980        59892.21
   7000190119     FULL DOC           307.22       307.22       36246.84       36228.84          36300        36228.84
   7000190132     FULL DOC           364.72       364.72       42121.41       42101.56          42180        42101.56
   7000190140     STATED DOC         618.43       618.43       64919.67        64895.8          64990         64895.8
   7000190143     STATED DOC         621.24       621.24       67420.11       67393.01          67500        67393.01
   7000190146     FULL DOC           259.96       259.96       29944.48       29944.48          30000        29944.48
   7000190155     STATED DOC         423.69       423.69       38752.01       38742.48          38780        38742.48
   7000190156     FULL DOC           561.04       561.04       51899.57       51885.64          52000        51885.64
   7000190158     STATED DOC         969.45       969.45        93174.2       93095.22          93200        93095.22
   7000190166     STATED DOC         752.26       752.26       76922.56       76896.26          77000        76896.26
   7000190174     FULL DOC          1056.94      1056.94      101684.93      101655.43         101800       101655.43
   7000190204     STATED DOC        1913.22      1913.22      185783.91      185783.91         186000       185783.91
   7000190208     STATED DOC         731.05       731.05       77882.22       77852.11          78000        77852.11
   7000190216     FULL DOC            692.7        692.7       78858.14       78821.93          79000        78821.93
   7000190260     STATED DOC         423.91       423.91       38769.79       38760.23          38800        38760.23
   7000190270     FULL DOC          1313.79      1313.79      123967.54      123868.14         124000       123868.14
   7000190273     FULL DOC           917.08       917.08       84936.22       84914.51          85000        84914.51
   7000190275     FULL DOC           846.65       846.65       86911.54        86881.5          87000         86881.5
   7000190291     STATED DOC         934.15       934.15      105812.06      105764.09         106000       105764.09
   7000190294     STATED DOC        1211.47      1211.47      128855.36      128756.74         129000       128756.74
   7000190311     FULL DOC           236.06       236.06       27262.07       27262.07          27300        27262.07
   7000190318     STATED DOC         926.29       926.29          97161       97125.35          97266        97125.35
   7000190322     STATED DOC         424.23       424.23       45945.84       45927.46          46000        45927.46
   7000190341     STATED DOC         549.42       549.42       51174.09       51147.64          51200        51147.64
   7000190343     STATED DOC         720.03       720.03       69918.67       69897.83          70000        69897.83
   7000190378     STATED DOC         467.07       467.07       41971.35       41961.59          42000        41961.59
   7000190391     FULL DOC           626.14       626.14       65683.27       65683.27          65800        65683.27
   7000190406     FULL DOC            231.1        231.1       18536.14       18536.14          18750        18536.14
   7000190447     STATED DOC        1428.49      1428.49         150000      149783.08         150000       149783.08
   7000190451     STATED DOC         839.71       839.71        87905.5       87873.42          88000        87873.42
   7000190464     FULL DOC           223.43       223.43        20896.6       20791.49          21000        20791.49
   7000190466     STATED DOC         383.82       383.82       35740.71       35731.42          35768        35731.42
   7000190495     STATED DOC         804.39       804.39       87296.56       87261.47          87400        87261.47
   7000190508     FULL DOC          1363.14      1363.14      158774.45      158698.04         159000       158698.04
   7000190517     FULL DOC           178.83       178.83       14907.92       14876.62          15000        14876.62
   7000190537     FULL DOC           428.02       428.02       44931.32        44914.8          44980         44914.8
   7000190568     FULL DOC           325.79       325.79        37927.8        37927.8          38000         37927.8
   7000190597     FULL DOC           685.25       685.25       65899.62       65880.23          66000        65880.23
   7000190603     FULL DOC          1547.84      1547.84      155798.76      155798.76         156000       155798.76
   7000190617     STATED DOC         536.55       536.55       49961.83       49948.84          50000        49948.84
   7000190624     STATED DOC         425.21       425.21       46145.31       46126.76          46200        46126.76
   7000190645     FULL DOC           766.86       766.86       88336.31       88336.31          88500        88336.31
   7000190649     STATED DOC         741.91       741.91       78941.21       78881.35          79000        78881.35
   7000190665     STATED DOC        1038.26      1038.26      110958.43      110831.46         111000       110831.46
   7000190673     FULL DOC          1395.02      1395.02         155801      155733.53         156000       155733.53
   7000190697     STATED DOC        1476.54      1476.54      145697.07      145697.07         146000       145697.07
   7000190741     STATED DOC         499.49       499.49       53339.46       53318.91          53400        53318.91
   7000190758     STATED DOC         830.17       830.17       86906.57       86874.85          87000        86874.85
   7000190761     STATED DOC         453.41       453.41       41470.05       41459.85          41500        41459.85
   7000190773     FULL DOC           990.91       990.91      114440.84      114386.91         114600       114386.91
   7000190789     FULL DOC           430.63       430.63       44200.24       44184.91          44250        44184.91
   7000190792     FULL DOC           245.44       245.44       28943.15       28943.15          29000        28943.15
   7000190798     STATED DOC         652.89       652.89       69720.86       69694.01          69800        69694.01
   7000190805     FULL DOC          1080.84      1080.84      124826.38      124767.56         125000       124767.56
   7000190823     STATED DOC         721.11       721.11        82129.7       82092.32          82240        82092.32
   7000190871     FULL DOC          1179.95      1179.95      123865.83      123820.28         124000       123820.28
   7000190892     FULL DOC            846.9        846.9        88903.7       88871.01          89000        88871.01
   7000190904     STATED DOC         396.32       396.32       42152.66       42136.59          42200        42136.59
   7000190943     FULL DOC            963.3        963.3      109951.08      109801.85         110000       109801.85
   7000190963     FULL DOC          1384.43      1384.43       139664.1      139618.12         139800       139618.12
   7000190968     FULL DOC           271.92       271.92       31321.84       31321.84          31380        31321.84
   7000190998     STATED DOC         398.47       398.47       39376.17       39351.87          39400        39351.87
   7000191019     FULL DOC           474.43       474.43       46956.35        46941.7          47000         46941.7
   7000191082     STATED DOC         785.93       785.93       74959.18       74917.53          75000        74917.53
   7000191093     FULL DOC           476.78       476.78        44964.3       44952.15          45000        44952.15
   7000191116     STATED DOC        1538.83      1538.83      167002.12         166935         167200          166935
   7000191202     FULL DOC           676.06       676.06       77094.11       77058.89          77200        77058.89
   7000191264     FULL DOC           913.22       913.22       107798.1      107691.51         107903       107691.51
   7000191266     STATED DOC        1214.87      1214.87      131896.31      131790.78         132000       131790.78
   7000191327     STATED DOC         983.22       983.22       92726.38       92701.33          92800        92701.33
   7000191370     FULL DOC           677.07       677.07       79882.85       79843.18          80000        79843.18
   7000191397     FULL DOC           1269.5       1269.5      149706.01      149706.01         150000       149706.01
   7000191453     FULL DOC           663.73       663.73       74893.27       74826.23          75000        74826.23
   7000191480     FULL DOC          1143.43      1143.43      124849.66      124798.66         125000       124798.66
   7000191505     FULL DOC           272.49       272.49       27859.47       27859.47          28000        27859.47
   7000191528     STATED DOC          590.2        590.2       54972.16       54943.74          55000        54943.74
   7000191610     FULL DOC           295.48       295.48       24006.62       23911.31          24100        23911.31
   7000191643     FULL DOC          1073.95      1073.95      124941.68      124763.85         125000       124763.85
   7000191648     STATED DOC        1673.43      1673.43      175669.73      175605.14         175860       175605.14
   7000191745     STATED DOC        1126.67      1126.67      115921.29       115841.1         116000        115841.1
   7000191976     FULL DOC           686.61       686.61       73914.29       73885.21          74000        73885.21
   7000192200     STATED DOC         376.83       376.83       39557.13       39542.58          39600        39542.58
   8000061462     FULL DOC           750.22       750.22       89554.36       89505.65          90000        89505.65
   8000061625     FULL DOC           620.24       620.24       64809.55       64784.75          65000        64784.75
   8000061990     FULL DOC           326.07       326.07       21596.29       21490.68          22500        21490.68
   8000063281     STATED DOC        1463.26      1463.26      164489.72      164414.34         165000       164414.34
   8000063452     STATED DOC         634.44       634.44       70586.77       70523.48          70800        70523.48
   8000064103     STATED DOC        1261.05      1261.05      143468.22      143399.75         144000       143399.75
   8000064575     STATED DOC         470.02       470.02       52811.85       52787.43          53000        52787.43
   8000066049     FULL DOC           406.99       406.99       48649.17       48623.27          48825        48623.27
   8000066098     STATED DOC         296.42       296.42        11738.9        11738.9          13250         11738.9
   8000066207     FULL DOC            72.46        72.46        4890.69        4845.39           5000         4845.39
   8000067334     STATED DOC         985.72       985.72       109717.2      109668.65         110000       109668.65
   8000067523     FULL DOC            188.4        188.4       12598.03       12538.23          13000        12538.23
   8000067629     FULL DOC           387.51       387.51       46851.71       46800.74          47000        46800.74
   8000067728     STATED DOC         237.67       237.67       26728.58       26716.43          26800        26716.43
   8000067943     STATED DOC        1021.56      1021.56      113706.94      113656.63         114000       113656.63
   8000067977     FULL DOC           152.17       152.17       10169.33       10120.97          10500        10120.97
   8000069018     STATED DOC         823.19       823.19       92897.56       92846.58          94000        92846.58
   8000069144     FULL DOC           323.53       323.53       37882.05       37844.11          37980        37844.11
   8000069212     STATED DOC         712.33       712.33       78716.95       78716.95          79000        78716.95
   8000069599     FULL DOC           309.47       309.47       31734.39       31723.09          31800        31723.09
   8000069613     STATED DOC         938.34       938.34      102747.21      102703.63         103000       102703.63
   8000069618     STATED DOC         548.43       548.43       61450.51       61395.52          61584        61395.52
   8000069626     FULL DOC           395.76       395.76       47848.55       47822.62          48000        47822.62
   8000069729     STATED DOC         748.05       748.05        83780.6       83742.94          84000        83742.94
   8000070366     STATED DOC         588.35       588.35       65084.91       65027.97          65250        65027.97
   8000070518     FULL DOC           226.57       226.57       17796.16        17760.9          18000         17760.9
   8000070605     STATED DOC         556.69       556.69       56550.29        56473.1          57000         56473.1
   8000070815     FULL DOC           266.52       266.52       17399.06       17321.03          17850        17321.03
   8000070991     STATED DOC         560.12       560.12       49886.61       49764.04          50600        49764.04
   8000071032     FULL DOC           172.77       172.77       11432.58       11432.58          11850        11432.58
   8000071211     FULL DOC           434.08       434.08       51246.86       51220.62          51400        51220.62
   8000071285     FULL DOC           102.06       102.06        6848.27        6785.36           7000         6785.36
   8000071307     STATED DOC         905.41       905.41        99792.3       99706.69         100000        99706.69
   8000071384     STATED DOC        1320.96      1320.96      144642.79      144581.43         145000       144581.43
   8000071511     FULL DOC           732.57       732.57       85748.64       85705.63          86000        85705.63
   8000071599     FULL DOC          1178.56      1178.56      125759.35         125710         126000          125710
   8000071671     FULL DOC           710.08       710.08       84740.08       84695.56          85000        84695.56
   8000071701     STATED DOC          883.9        883.9       87265.95       87238.35          87400        87238.35
   8000071712     STATED DOC         462.16       462.16       46310.31       46294.85          46400        46294.85
   8000071742     STATED DOC        1120.54      1120.54      122697.52      122645.47         123000       122645.47
   8000071746     STATED DOC         567.72       567.72       63583.47       63554.88          63750        63554.88
   8000071761     FULL DOC           481.15       481.15       48305.95       48289.74          48400        48289.74
   8000071796     FULL DOC           111.42       111.42         7578.6        7507.61           7750         7507.61
   8000071860     FULL DOC          1061.21      1061.21      125285.62      125221.47         125660       125221.47
   8000072006     FULL DOC           484.51       484.51        48643.3       48626.98          48738        48626.98
   8000072009     FULL DOC           260.64       260.64       20368.99       20329.01          20600        20329.01
   8000072041     STATED DOC         819.29       819.29       91800.62       91718.48          92000        91718.48
   8000072189     STATED DOC         567.74       567.74        56889.8       56870.81          57000        56870.81
   8000072198     FULL DOC           620.99       620.99       74429.29       74389.78          74660        74389.78
   8000072328     STATED DOC        1005.26      1005.26       99247.54       99184.44          99400        99184.44
   8000072331     FULL DOC           626.29       626.29        62877.6       62856.51          63000        62856.51
   8000072358     STATED DOC        1415.86      1415.86      139785.28      139696.41         140000       139696.41
   8000072418     STATED DOC         1564.9       1564.9      168669.07      168532.54         169000       168532.54
   8000072453     STATED DOC         679.06       679.06       74766.42       74766.42          75000        74766.42
   8000072504     STATED DOC         897.42       897.42       89955.59       89895.86          90100        89895.86
   8000072647     FULL DOC           673.09       673.09       71794.63        71766.2          71960         71766.2
   8000072669     STATED DOC         703.74       703.74       75851.18       75820.62          76000        75820.62
   8000072786     STATED DOC          869.2        869.2       95759.66       95718.38          96000        95718.38
   8000072792     STATED DOC          577.2        577.2       63644.53       63617.59          63750        63617.59
   8000072797     FULL DOC           181.11       181.11       11989.76       11936.04          12250        11936.04
   8000072809     FULL DOC           696.73       696.73       82432.38       82389.96          82680        82389.96
   8000072849     FULL DOC           573.22       573.22       41001.77       40796.71          42000        40796.71
   8000072912     FULL DOC          1342.97      1342.97      137811.99       137666.3         138000        137666.3
   8000072926     FULL DOC           788.26       788.26       80889.67       80804.17          81000        80804.17
   8000072944     STATED DOC        1679.73      1679.73      159780.54      159689.46         160000       159689.46
   8000072948     STATED DOC          301.5        301.5       21371.15       21263.33          22000        21263.33
   8000073098     STATED DOC         851.09       851.09       93804.74       93724.25          94000        93724.25
   8000073118     FULL DOC           867.96       867.96       102659.5       102606.4         103000        102606.4
   8000073151     STATED DOC         778.66       778.66       85821.34        85747.7          86000         85747.7
   8000073206     STATED DOC         814.87       814.87        89851.1       89813.07          90000        89813.07
   8000073482     FULL DOC           422.98       422.98       40053.07       40053.07          40800        40053.07
   8000073514     STATED DOC         805.82       805.82       88777.19       88738.92          89000        88738.92
   8000073516     FULL DOC           378.45       378.45        45359.4       45335.32          45500        45335.32
   8000073520     FULL DOC          1607.48      1607.48      187234.01      187053.07         187500       187053.07
   8000073573     STATED DOC         1365.3       1365.3      134750.28      134707.22         135000       134707.22
   8000073658     FULL DOC           357.89       357.89       23923.13       23814.44          24450        23814.44
   8000073744     FULL DOC           912.07       912.07      107678.23       107623.1         108000        107623.1
   8000073761     STATED DOC         317.04       317.04       32146.52       32135.54          32200        32135.54
   8000073804     STATED DOC         315.54       315.54       31152.68       31132.87          31200        31132.87
   8000073830     FULL DOC           464.39       464.39       54268.95       54215.04          54400        54215.04
   8000073872     STATED DOC         449.81       449.81       49555.61       49534.25          49680        49534.25
   8000073957     STATED DOC         689.02       689.02        75909.5       75876.78          76100        75876.78
   8000073962     FULL DOC           632.13       632.13       75765.18       75724.97          76000        75724.97
   8000073988     STATED DOC         333.53       333.53       32917.98       32907.46          32979        32907.46
   8000074066     FULL DOC            328.8        328.8       37494.45       37460.05          37545        37460.05
   8000074116     FULL DOC           361.04       361.04        35626.1        35626.1          36040         35626.1
   8000074118     STATED DOC         543.01       543.01       58929.86       58906.17          59000        58906.17
   8000074161     FULL DOC           814.18       814.18       91797.38       91755.83          92000        91755.83
   8000074171     FULL DOC            673.6        673.6        79354.1        79354.1          79590         79354.1
   8000074281     STATED DOC         729.88       729.88       74846.28       74819.64          75000        74819.64
   8000074327     STATED DOC         823.93       823.93       90810.97       90772.18          91000        90772.18
   8000074361     FULL DOC           289.34       289.34       23199.04       23151.36          23475        23151.36
   8000074370     FULL DOC           652.02       652.02       66885.15       66837.77          67000        66837.77
   8000074449     FULL DOC           366.67       366.67       39125.23       39109.87          39200        39109.87
   8000074574     FULL DOC           831.75       831.75       99691.03       99638.12         100000        99638.12
   8000074629     STATED DOC         648.71       648.71       62180.42       62144.56          62250        62144.56
   8000074949     FULL DOC           896.97       896.97       93864.78       93795.29          94000        93795.29
   8000074953     STATED DOC         577.11       577.11       60411.58       60411.58          60600        60411.58
   8000074954     FULL DOC           699.23       699.23       69689.94       69644.41          69800        69644.41
   8000074969     FULL DOC            414.6        414.6       49027.41       49027.41          49200        49027.41
   8000075068     FULL DOC           864.17       864.17       88648.07       88616.82          88800        88616.82
   8000075147     FULL DOC           314.85       314.85       29469.28        29461.4          29500         29461.4
   8000075158     FULL DOC           603.36       603.36        61894.3       61872.49          62000        61872.49
   8000075171     FULL DOC          1078.63      1078.63      127746.48      127616.68         128000       127616.68
   8000075212     FULL DOC          1307.93      1307.93      134216.93      134122.79         134400       134122.79
   8000075276     FULL DOC           156.85       156.85       10090.47       10003.32          10300        10003.32
   8000075533     STATED DOC         443.65       443.65       48858.64       48858.64          49000        48858.64
   8000075583     FULL DOC           804.42       804.42       85802.35       85768.36          86000        85768.36
   8000075667     FULL DOC           142.72       142.72        9539.87        9496.52           9750         9496.52
   8000075712     FULL DOC           551.87       551.87        58863.8       58840.48          59000        58840.48
   8000075769     STATED DOC         859.63       859.63       84372.84       84309.09          85000        84309.09
   8000075844     FULL DOC           515.69       515.69       61840.93       61808.37          62000        61808.37
   8000075931     FULL DOC           622.77       622.77       60908.72       60889.96          61000        60889.96
   8000075936     STATED DOC         717.88       717.88       77876.37       77844.78          78000        77844.78
   8000075959     FULL DOC           265.72       265.72       28331.47       28331.47          28408        28331.47
   8000076010     FULL DOC            543.9        543.9       55813.87       55794.39          55890        55794.39
   8000076020     FULL DOC          1023.02      1023.02       119807.2      119747.63         120098       119747.63
   8000076023     FULL DOC           260.46       260.46          25959       25950.56          26000        25950.56
   8000076029     FULL DOC           194.13       194.13       15596.31       15564.64          15750        15564.64
   8000076107     FULL DOC           231.72       231.72       18616.78       18616.78          18800        18616.78
   8000076129     FULL DOC           112.54       112.54        7511.05        7546.24           7750         7546.24
   8000076164     FULL DOC           683.13       683.13       70125.64       70052.23          70197        70052.23
   8000076180     STATED DOC         882.27       882.27       87104.17       87076.61          87238        87076.61
   8000076196     STATED DOC        1657.05      1657.05      173812.14      173684.01         174000       173684.01
   8000076200     FULL DOC           346.18       346.18       30729.83       30708.99          30750        30708.99
   8000076264     STATED DOC         826.35       826.35       86475.45       86443.59          86600        86443.59
   8000076334     FULL DOC           570.72       570.72       66837.77       66804.54          67000        66804.54
   8000076348     STATED DOC         766.71       766.71       82637.84       82604.54          82800        82604.54
   8000076403     FULL DOC           259.38       259.38       20152.64       20152.64          20500        20152.64
   8000076445     STATED DOC          583.4        583.4       63235.93       63235.93          63388        63235.93
   8000076484     FULL DOC            831.1        831.1       97955.71       97906.21          98200        97906.21
   8000076489     STATED DOC        1702.65      1702.65      184631.88       184556.3         185000        184556.3
   8000076490     STATED DOC         359.53       359.53       34451.53       34441.54          34500        34441.54
   8000076498     FULL DOC           192.03       192.03       15836.62       15802.96          16000        15802.96
   8000076517     STATED DOC        1014.06      1014.06      111814.71      111767.38         112000       111767.38
   8000076603     FULL DOC           371.28       371.28        44161.4       44138.81          44250        44138.81
   8000076789     FULL DOC           623.72       623.72       71812.86        71778.6          71980         71778.6
   8000076813     STATED DOC         1099.8       1099.8      106843.44      106811.18         107000       106811.18
   8000076929     STATED DOC         717.05       717.05        77786.5       77754.94          77910        77754.94
   8000076990     STATED DOC          571.4        571.4       59868.61       59868.61          60000        59868.61
   8000077022     STATED DOC        1037.85      1037.85      112541.58       112495.5         112766        112495.5
   8000077029     STATED DOC         906.63       906.63        86859.7        86859.7          87000         86859.7
   8000077109     STATED DOC         761.86       761.86       79884.31       79824.86          80000        79824.86
   8000077162     STATED DOC        1459.39      1459.39      135860.95      135825.27         136000       135825.27
   8000077163     STATED DOC         742.82       742.82       77887.19       77858.34          78000        77858.34
   8000077187     STATED DOC        1076.82      1076.82      116814.53      116767.14         117000       116767.14
   8000077239     FULL DOC           691.83       691.83       78821.34       78784.71          79000        78784.71
   8000077300     STATED DOC        1250.53      1250.53      119865.85      119831.46         120000       119831.46
   8000077305     STATED DOC         205.78       205.78       21958.06       21949.45          22000        21949.45
   8000077590     STATED DOC         709.74       709.74       75913.46       75884.09          76000        75884.09
   8000077629     STATED DOC         675.62       675.62       70857.25       70857.25          71000        70857.25
   8000077653     STATED DOC        1307.27      1307.27      141757.35      141757.35         142040       141757.35
   8000077668     STATED DOC         310.58       310.58       24803.68       24754.57          25000        24754.57
   8000077678     STATED DOC         597.96       597.96       57315.87       57299.43          57380        57299.43
   8000077726     STATED DOC         308.47       308.47       29566.89       29549.83          29600        29549.83
   8000077758     FULL DOC           227.03       227.03       26163.78       26151.51          26200        26151.51
   8000077881     STATED DOC        1104.43      1104.43      119761.18      119761.18         120000       119761.18
   8000077924     FULL DOC           338.54       338.54       39921.58       39901.58          40000        39901.58
   8000078002     FULL DOC           840.18       840.18       97813.87       97766.39          98000        97766.39
   8000078044     STATED DOC         437.69       437.69       41964.95       41953.03          42000        41953.03
   8000078051     STATED DOC         404.96       404.96       43947.92       43912.43          44000        43912.43
   8000078081     FULL DOC           952.31       952.31       99656.45       99619.73          99800        99619.73
   8000078109     FULL DOC           820.63       820.63       85844.65       85812.72          86000        85812.72
   8000078164     STATED DOC         654.76       654.76       69866.54       69866.54          70000        69866.54
   8000078175     STATED DOC         625.27       625.27        59932.9        59915.7          60000         59915.7
   8000078192     STATED DOC        1207.97      1207.97      130988.79      130935.16         131250       130935.16
   8000078226     FULL DOC            299.9        299.9       34930.35       34913.53          34980        34913.53
   8000078257     STATED DOC         428.55       428.55       44967.75       44918.26          45000        44918.26
   8000078260     STATED DOC        1563.16      1563.16      148752.08      148752.08         150000       148752.08
   8000078274     STATED DOC         1390.4       1390.4      145788.85      145734.85         146000       145734.85
   8000078289     FULL DOC           419.39       419.39       48309.85          48287          48400           48287
   8000078330     FULL DOC           678.89       678.89       65903.64       65883.79          66000        65883.79
   8000078349     STATED DOC         883.54       883.54       95847.85       95808.97          96000        95808.97
   8000078387     FULL DOC           461.08       461.08       43951.62       43939.21          44000        43939.21
   8000078392     STATED DOC         994.17       994.17       95242.86       95215.01          95400        95215.01
   8000078491     STATED DOC         789.92       789.92       75715.25       75671.58          75800        75671.58
   8000078512     STATED DOC         614.25       614.25       64406.73       64382.88          64500        64382.88
   8000078556     FULL DOC           641.22       641.22       73863.12       73828.19          74000        73828.19
   8000078570     STATED DOC        1018.26      1018.26      110594.74      110417.84         110638       110417.84
   8000078609     STATED DOC         675.81       675.81       70890.67       70890.67          71020        70890.67
   8000078610     FULL DOC           237.27       237.27         468.12           0.91          19250            0.91
   8000078617     STATED DOC        1095.22      1095.22       118811.4      118763.21         119000       118763.21
   8000078627     STATED DOC        1479.79      1479.79      141800.59      141759.49         142000       141759.49
   8000078634     STATED DOC         335.98       335.98        32194.7        32194.7          32240         32194.7
   8000078675     STATED DOC         521.06       521.06       49813.78       49798.12          50000        49798.12
   8000078721     FULL DOC           448.71       448.71        44132.9       44119.08          44200        44119.08
   8000078732     FULL DOC            903.5        903.5       88892.51       88864.97          89000        88864.97
   8000078733     STATED DOC         752.34       752.34       78914.71       78885.75          79000        78885.75
   8000078743     STATED DOC         685.68       685.68       71922.25       71869.22          72000        71869.22
   8000078766     STATED DOC         629.53       629.53       68291.56       68263.85          68400        68263.85
   8000078825     FULL DOC           946.92       946.92      106859.81      106764.38         107000       106764.38
   8000078826     STATED DOC         828.32       828.32       89857.35        89820.9          90000         89820.9
   8000078829     STATED DOC         504.07       504.07       51928.39       51910.07          52000        51910.07
   8000078897     FULL DOC           672.36       672.36       64925.69       64906.64          65000        64906.64
   8000078924     FULL DOC           667.34       667.34        66914.5       66892.61          67000        66892.61
   8000078935     STATED DOC         979.04       979.04       100731.6      100626.58         100800       100626.58
   8000078941     STATED DOC          735.3        735.3       74129.63       74104.74          74250        74104.74
   8000078994     STATED DOC         838.05       838.05       87904.99       87872.74          88000        87872.74
   8000078998     FULL DOC           841.26       841.26       99131.27       99131.27          99400        99131.27
   8000079026     STATED DOC         873.88       873.88       94728.75       94728.75          94950        94728.75
   8000079034     STATED DOC         914.97       914.97       87651.27       87651.27          87800        87651.27
   8000079044     STATED DOC         487.79       487.79       52915.99       52894.52          53000        52894.52
   8000079054     FULL DOC           666.35       666.35       76793.74       76757.74          76900        76757.74
   8000079055     STATED DOC         572.35       572.35       55268.76       55252.55          55332        55252.55
   8000079074     STATED DOC         559.97       559.97       58714.96       58693.21          58800        58693.21
   8000079081     STATED DOC         827.93       827.93        77909.1       77887.85          78000        77887.85
   8000079102     FULL DOC          1028.62      1028.62       99913.27          99854         100000           99854
   8000079104     STATED DOC        1012.39      1012.39      109869.82      109781.11         110000       109781.11
   8000079107     STATED DOC         752.85       752.85       81703.19       81637.22          81800        81637.22
   8000079108     FULL DOC           649.89       649.89       74805.27       74805.27          75000        74805.27
   8000079120     STATED DOC         904.35       904.35       85109.92       85086.81          85200        85086.81
   8000079125     STATED DOC         934.05       934.05       99828.49       99828.49         100020        99828.49
   8000079174     STATED DOC         773.61       773.61       82713.68       82681.39          82840        82681.39
   8000079175     STATED DOC         911.07       911.07       91880.68       91850.13          92000        91850.13
   8000079176     STATED DOC         872.51       872.51       81981.07       81981.07          82200        81981.07
   8000079184     STATED DOC         993.98       993.98      107828.83      107828.83         108000       107828.83
   8000079187     STATED DOC         872.66       872.66       83693.67        83622.4          83740         83622.4
   8000079189     FULL DOC           626.87       626.87       64327.22       64304.76          64415        64304.76
   8000079204     STATED DOC         478.59       478.59       51896.49       51896.49          52000        51896.49
   8000079210     STATED DOC         454.85       454.85       47730.72          47713          47800           47713
   8000079252     STATED DOC         958.49       958.49       90204.49       90179.99          90300        90179.99
   8000079285     STATED DOC         952.33       952.33       99691.44        99614.1         100000         99614.1
   8000079295     STATED DOC          763.9        763.9        82834.6        82834.6          83000         82834.6
   8000079300     FULL DOC           692.72       692.72       78301.66       78266.35          78440        78266.35
   8000079304     STATED DOC        1260.95      1260.95      120864.75      120830.07         121000       120830.07
   8000079306     STATED DOC          767.3        767.3       78891.79        78864.1          79000         78864.1
   8000079312     STATED DOC         323.79       323.79       33950.84       33938.27          34000        33938.27
   8000079313     FULL DOC           489.11       489.11        51325.5       51306.45          51400        51306.45
   8000079315     STATED DOC         269.53       269.53       23726.93       23671.44          23944        23671.44
   8000079317     STATED DOC          274.4        274.4       22082.33       22082.33          22650        22082.33
   8000079361     STATED DOC         734.48       734.48       68374.98       68357.01          68445        68357.01
   8000079386     STATED DOC         751.76       751.76       77293.98       77266.85          77400        77266.85
   8000079407     FULL DOC           584.71       584.71       57311.45       57293.88          57380        57293.88
   8000079408     STATED DOC         365.17       365.17       38965.56       38965.56          39040        38965.56
   8000079413     STATED DOC          937.9        937.9       89897.31       89871.49          90000        89871.49
   8000079415     STATED DOC         192.59       192.59       15626.11       15594.34          15750        15594.34
   8000079489     STATED DOC        1413.25      1413.25      148239.79      148130.52         148400       148130.52
   8000079500     STATED DOC        1058.05      1058.05      101646.74      101405.76         102000       101405.76
   8000079563     FULL DOC            472.9        472.9        53902.7       53877.87          54000        53877.87
   8000079581     STATED DOC        1561.82      1561.82      163762.82      163702.16         164000       163702.16
   8000079603     FULL DOC           737.06       737.06       73905.57       73881.39          74000        73881.39
   8000079659     STATED DOC        1167.16      1167.16       111874.8       111842.7         112000        111842.7
   8000079677     FULL DOC           428.66       428.66       49880.83       49880.83          50000        49880.83
   8000079712     STATED DOC         786.73       786.73       80945.04       80860.64          81000        80860.64
   8000079716     STATED DOC         777.29       777.29       81501.97       81471.78          81620        81471.78
   8000079727     STATED DOC        1146.32      1146.32      109908.23      109877.02         110000       109877.02
   8000079729     FULL DOC           317.21       317.21       36929.72       36911.79          37000        36911.79
   8000079746     STATED DOC         833.48       833.48       79913.27       79867.65          79980        79867.65
   8000079763     STATED DOC         725.21       725.21       75890.66        75862.7          76000         75862.7
   8000079768     FULL DOC           715.92       715.92       69484.96       69484.96          69600        69484.96
   8000079795     STATED DOC         700.55       700.55        76026.9        75965.5          76117         75965.5
   8000079833     STATED DOC         488.35       488.35       51941.67       51901.91          52000        51901.91
   8000079837     FULL DOC           190.38       190.38       12537.56          12483          12750           12483
   8000079849     STATED DOC         620.24       620.24       64882.61       64882.61          65000        64882.61
   8000079853     STATED DOC         775.98       775.98       82897.58       82801.84          82960        82801.84
   8000079864     STATED DOC         604.98       604.98       63308.78       63285.45          63400        63285.45
   8000079894     STATED DOC         944.72       944.72      100924.02      100807.46         101000       100807.46
   8000079903     STATED DOC         536.55       536.55       49948.84       49935.71          50000        49935.71
   8000079907     STATED DOC        1223.79      1223.79      125827.43      125783.27         126000       125783.27
   8000079950     FULL DOC           290.28       290.28       32771.46       32727.73          32800        32727.73
   8000079977     STATED DOC        1438.79      1438.79       97172.02        96326.6          98000         96326.6
   8000079990     FULL DOC           349.01       349.01       34995.28       34983.83          35040        34983.83
   8000080005     STATED DOC         793.78       793.78       84903.24       84870.41          85000        84870.41
   8000080053     STATED DOC         593.63       593.63       64423.66       64371.64          64500        64371.64
   8000080117     STATED DOC         513.76       513.76       50737.96       50722.07          50800        50722.07
   8000080121     STATED DOC        1057.43      1057.43      114615.46      114568.08         114894       114568.08
   8000080139     STATED DOC            990          990       94893.81       94866.59          95000        94866.59
   8000080140     STATED DOC         647.07       647.07       67951.17       67901.44          68000        67901.44
   8000080155     STATED DOC         765.58       765.58       80302.35       80272.87          80390        80272.87
   8000080162     FULL DOC           925.91       925.91      107742.57      107742.57         108000       107742.57
   8000080171     FULL DOC           696.58       696.58        72481.6       72450.94          73000        72450.94
   8000080232     STATED DOC         469.38       469.38       50939.64       50919.17          51000        50919.17
   8000080240     STATED DOC         855.09       855.09       78190.31       78170.88          78266        78170.88
   8000080248     STATED DOC         761.86       761.86       79912.67       79853.75          80000        79853.75
   8000080251     STATED DOC         965.78       965.78       89884.34       89884.34          90000        89884.34
   8000080258     FULL DOC            253.9        253.9       20480.81       20399.27          20600        20399.27
   8000080301     FULL DOC           344.54       344.54       32374.56       32357.16          32400        32357.16
   8000080302     STATED DOC         952.33       952.33       99964.34       99818.39         100000        99818.39
   8000080319     STATED DOC         864.71       864.71        90668.7       90635.12          90800        90635.12
   8000080379     STATED DOC         907.66       907.66      101326.61      101282.34         101500       101282.34
   8000080380     FULL DOC           521.35       521.35       61479.24       61479.24          61600        61479.24
   8000080390     FULL DOC           713.31       713.31       69937.58       69916.36          70000        69916.36
   8000080402     STATED DOC         954.07       954.07      101884.39      101805.57         102000       101805.57
   8000080422     STATED DOC         681.06       681.06       73882.72       73852.75          74000        73852.75
   8000080443     FULL DOC           666.45       666.45       62368.83       62207.83          63000        62207.83
   8000080473     FULL DOC           381.43       381.43       35981.04       35961.69          36000        35961.69
   8000080479     STATED DOC         879.93       879.93       81916.15       81894.63          82000        81894.63
   8000080489     STATED DOC          763.9        763.9       82901.75       82868.42          83000        82868.42
   8000080538     STATED DOC         676.17       676.17       71918.97       71891.57          72000        71891.57
   8000080560     STATED DOC         303.72       303.72       32960.93       32947.68          33000        32947.68
   8000080569     FULL DOC           456.53       456.53       53174.44       53123.04          53250        53123.04
   8000080600     STATED DOC        1047.61      1047.61      111873.04      111786.49         112000       111786.49
   8000080622     STATED DOC        1073.09      1073.09       99974.83       99871.47         100000        99871.47
   8000080625     FULL DOC           499.82       499.82       52323.75       52304.65          52380        52304.65
   8000080637     FULL DOC           455.75       455.75       53108.92       53058.02          53159        53058.02
   8000080638     STATED DOC         523.92       523.92       54954.34       54934.17          55014        54934.17
   8000080665     STATED DOC         739.61       739.61       75922.69       75869.94          76000        75869.94
   8000080700     STATED DOC          729.7        729.7       67930.44       67912.59          68000        67912.59
   8000080722     STATED DOC        1361.73      1361.73      144837.42      144726.57         145000       144726.57
   8000080744     FULL DOC           317.56       317.56       36558.46       36558.46          37040        36558.46
   8000080758     STATED DOC         845.17       845.17       75965.64       75930.53          76000        75930.53
   8000080762     STATED DOC          596.3        596.3       63702.03       63653.19          63750        63653.19
   8000080765     STATED DOC         239.04       239.04       25054.38       25054.38          25100        25054.38
   8000080814     FULL DOC            339.7        339.7        35548.8        35535.7          35600         35535.7
   8000080815     STATED DOC        1400.79      1400.79      149829.24      149771.29         150000       149771.29
   8000080817     FULL DOC           496.29       496.29       47745.94       47732.08          47800        47732.08
   8000080849     FULL DOC           440.21       440.21       43161.49        43148.4          43200         43148.4
   8000080854     STATED DOC         309.05       309.05       28770.54       28770.54          28800        28770.54
   8000080858     FULL DOC           827.19       827.19       84884.21       84854.58          85000        84854.58
   8000080864     FULL DOC           397.61       397.61       46887.91       46864.43          46980        46864.43
   8000080870     FULL DOC           385.77       385.77       44458.49       44416.64          44520        44416.64
   8000080923     STATED DOC         476.17       476.17       49927.66       49909.16          50000        49909.16
   8000080975     STATED DOC         901.17       901.17       90881.96       90881.96          91000        90881.96
   8000080981     STATED DOC         951.47       951.47       99765.52       99728.57          99910        99728.57
   8000080992     STATED DOC         896.42       896.42       89907.09       89848.43          90000        89848.43
   8000081002     STATED DOC        1157.66      1157.66      110963.81      110931.97         111088       110931.97
   8000081015     STATED DOC        1034.45      1034.45       96301.43       96276.14          96400        96276.14
   8000081057     STATED DOC        1087.45      1087.45      105597.17      105565.69         105720       105565.69
   8000081061     FULL DOC           523.95       523.95       49958.99       49945.04          50000        49945.04
   8000081065     FULL DOC           388.04       388.04        40394.3       40377.38          40665        40377.38
   8000081086     STATED DOC         697.51       697.51       64933.51       64916.45          65000        64916.45
   8000081092     STATED DOC         347.05       347.05       32316.32       32307.92          32341        32307.92
   8000081137     FULL DOC           217.01       217.01       17596.61       17561.43          17700        17561.43
   8000081139     STATED DOC         922.64       922.64       85892.06        85869.5          85980         85869.5
   8000081193     FULL DOC           221.19       221.19          25761          25761          25800           25761
   8000081197     STATED DOC         469.38       469.38       50959.94       50919.17          51000        50919.17
   8000081203     STATED DOC         901.39       901.39       83912.87       83912.87          84000        83912.87
   8000081310     STATED DOC        1657.05      1657.05      173812.14      173748.37         174000       173748.37
   8000081313     STATED DOC         686.39       686.39       73416.32       73359.27          73500        73359.27
   8000081318     STATED DOC         263.69       263.69       28604.56       28604.56          28650        28604.56
   8000081348     FULL DOC          1710.04      1710.04      161228.39      161184.38         161400       161184.38
   8000081371     FULL DOC              347          347       40919.64       40919.64          41000        40919.64
   8000081392     STATED DOC         553.62       553.62       56941.72       56921.93          57000        56921.93
   8000081448     FULL DOC            798.4        798.4       73925.57       73906.47          74000        73906.47
   8000081456     STATED DOC        1196.46      1196.46      129846.16      129793.97         130000       129793.97
   8000081527     STATED DOC         610.44       610.44       64902.35       64902.35          65000        64902.35
   8000081531     STATED DOC         543.01       543.01       58906.48       58906.48          59000        58906.48
   8000081543     STATED DOC        1284.82      1284.82      139434.77      139378.72         139600       139378.72
   8000081547     STATED DOC        1518.63      1518.63      138933.51      138865.59         139000       138865.59
   8000081612     STATED DOC         299.32       299.32       31975.92        31951.4          32000         31951.4
   8000081615     STATED DOC        1048.97      1048.97      107889.56      107852.05         108000       107852.05
   8000081620     FULL DOC              383          383       44118.24       44097.38          44200        44097.38
   8000081625     STATED DOC         853.07       853.07       89336.29       89271.41          89400        89271.41
   8000081631     FULL DOC           341.61       341.61       35774.49       35748.51          35800        35748.51
   8000081649     STATED DOC         384.74       384.74       40341.57       40341.57          40400        40341.57
   8000081653     FULL DOC           957.08       957.08       96367.13       96335.58          96460        96335.58
   8000081695     STATED DOC         748.89       748.89        81273.7       81241.03          81370        81241.03
   8000081709     FULL DOC           268.93       268.93       26974.28       26965.54          27000        26965.54
   8000081711     FULL DOC            272.3        272.3       27951.53       27932.09          27980        27932.09
   8000081775     FULL DOC           856.11       856.11        98663.5       98617.25          98800        98617.25
   8000081793     STATED DOC         643.85       643.85       59954.22       59938.64          60000        59938.64
   8000081881     FULL DOC           280.06       280.06       31922.39       31907.68          31980        31907.68
   8000081950     FULL DOC           953.56       953.56       89904.29       89904.29          90000        89904.29
   8000081956     FULL DOC           225.94       225.94       18621.58       18545.63          18700        18545.63
   8000082001     STATED DOC           1186         1186      126796.13      126746.54         127000       126746.54
   8000082034     STATED DOC          590.2        590.2       54943.73       54929.29          55000        54929.29
   8000082060     STATED DOC         595.41       595.41       63352.81       63304.76          63400        63304.76
   8000082106     FULL DOC           497.81       497.81       57343.74       57343.74          57450        57343.74
   8000082109     STATED DOC         485.69       485.69       50944.92       50926.23          51000        50926.23
   8000082178     STATED DOC         450.78       450.78       47946.18       47927.91          48000        47927.91
   8000082198     STATED DOC         878.02       878.02        95283.1       95244.76          95400        95244.76
   8000082252     STATED DOC         944.72       944.72      100859.53      100820.44         101000       100820.44
   8000082287     STATED DOC         276.18       276.18       28989.65       28958.04          29000        28958.04
   8000082302     STATED DOC         998.46       998.46      102694.89      102659.19         102800       102659.19
   8000082307     STATED DOC        1087.82      1087.82      111885.48      111846.59         112000       111846.59
   8000082309     STATED DOC         917.76       917.76       95698.24        95663.7          95800         95663.7
   8000082365     FULL DOC          1202.81      1202.81       136020.6       135959.8         136200        135959.8
   8000082415     STATED DOC         591.62       591.62       61933.41        61910.8          62000         61910.8
   8000082434     STATED DOC          858.8        858.8       89903.35       89870.54          90000        89870.54
   8000082446     FULL DOC            264.4        264.4       24980.03       24973.24          25000        24973.24
   8000082575     STATED DOC         522.68       522.68       46967.92       46956.99          47000        46956.99
   8000082605     STATED DOC            304          304       32463.13       32450.62          32500        32450.62
   8000082606     FULL DOC           190.33       190.33        15894.3       15827.89          15965        15827.89
   8000082608     FULL DOC           392.33       392.33        31813.1       31749.51          32000        31749.51
   8000082609     STATED DOC         308.19       308.19       26923.45        26897.4          27000         26897.4
   8000082641     FULL DOC           498.15       498.15       47966.65       47925.78          47980        47925.78
   8000082724     STATED DOC         673.47       673.47       71910.07       71854.27          72000        71854.27
   8000082775     STATED DOC        1150.44      1150.44      124852.51      124802.33         125000       124802.33
   8000082778     FULL DOC           360.19       360.19       40470.85       40451.29          40700        40451.29
   8000082803     STATED DOC         670.18       670.18       68929.44       68905.47          69000        68905.47
   8000082829     STATED DOC          600.9        600.9       54960.31        54946.8          55000         54946.8
   8000082931     FULL DOC          1202.81      1202.81       136020.6       135959.8         136200        135959.8
   8000082969     STATED DOC         469.38       469.38       50939.64       50919.17          51000        50919.17
   8000082987     STATED DOC         914.24       914.24       95896.34       95861.15          96000        95861.15
   8000083053     STATED DOC         632.96       632.96       67593.29       67567.26          67670        67567.26
   8000083129     STATED DOC         955.26       955.26      102050.17      101971.95         102127       101971.95
   8000083162     STATED DOC        1119.23      1119.23      104220.41      104193.32         104300       104193.32
   8100046913     FULL DOC           620.25       620.25       57740.86       57710.35          57800        57710.35
   8100073805     STATED DOC         308.67       308.67       32937.09       32924.17          33000        32924.17
   8100075521     STATED DOC         644.25       644.25       69860.69       69860.69          70000        69860.69
   8100076478     FULL DOC           261.91       261.91       27968.24       27935.61          28000        27935.61
   8100077962     FULL DOC           570.69       570.69       65877.34       65846.02          66000        65846.02
   8100079203     STATED DOC         333.98       333.98       34949.64       34936.76          35000        34936.76
   8110076815     STATED DOC        1142.79      1142.79      119826.47      119782.09         120000       119782.09
   1103436814     STATED DOC              0       779.69       75689.35       75666.55          75800        75666.55
   1103442405     STATED DOC              0       735.45       80227.98       80194.52          80400        80194.52
   1103450173     STATED DOC              0       965.22      103201.84      103161.14         103400       103161.14
   1103456086     STATED DOC              0       491.16       48127.68       48112.78          48200        48112.78
   1103459657     STATED DOC              0        398.2       37942.05       37942.05          38000        37942.05
   1103461147     STATED DOC              0       463.53       39411.71       39403.88          39450        39403.88
   1103466979     STATED DOC              0       246.98       26899.99       26888.38          27000        26888.38
   1103470304     STATED DOC              0       439.93        42931.8        42931.8          44000         42931.8
   1103474862     STATED DOC              0        539.4       49994.95       49981.54          50085        49981.54
   1103474884     FULL DOC                0       570.82       63536.25       63508.14          63700        63508.14
   1103476287     STATED DOC              0       359.81       34907.79       34907.79          34980        34907.79
   1103477812     STATED DOC              0       487.37       42502.97       42493.76          42550        42493.76
   1103481593     STATED DOC              0       348.66       36448.41       36426.27          37350        36426.27
   1103481842     STATED DOC              0       524.31       44191.57       44182.83          44250        44182.83
   1103482293     STATED DOC              0       295.68       24720.95       24716.26          24748        24716.26
   1103482641     STATED DOC              0       343.87       37884.96       37868.64          37980        37868.64
   1103484809     STATED DOC              0       534.19       54332.16       54307.33          55000        54307.33
   1103488048     STATED DOC              0       675.59       57431.48       57419.94          57498        57419.94
   1103488154     STATED DOC              0       580.22        46946.2       46938.14          47000        46938.14
   1103488928     STATED DOC              0       699.03       68518.08        68475.9          68600         68475.9
   1103489258     STATED DOC              0       881.89        85674.5       85648.64          85800        85648.64
   1103490538     STATED DOC              0        761.7        66401.7       66387.02          66500        66387.02
   1103492865     FULL DOC                0       330.07       31443.61       31434.53          31498        31434.53
   1103493269     STATED DOC              0       601.09       63576.56       63551.63          63750        63551.63
   1103493332     STATED DOC              0       845.52       82092.09       82067.49          82200        82067.49
   1103493654     FULL DOC                0       321.41       33647.32       33634.34          33750        33634.34
   1103494020     STATED DOC              0       308.08       29359.41       29351.04          29400        29351.04
   1103494788     STATED DOC              0       349.06       31525.68       31518.15          31555        31518.15
   1103496459     STATED DOC              0       364.38       34418.15       34408.71          34455        34408.71
   1103496486     STATED DOC              0      2271.16      218310.75      218245.44         218750       218245.44
   1103497084     STATED DOC              0       639.28        62059.3       62040.61          62150        62040.61
   1103497226     STATED DOC              0       510.92       46564.76          46542          46598           46542
   1103498778     STATED DOC              0       437.53       45891.76       45857.13          45980        45857.13
   1103499660     STATED DOC              0       869.86       86890.23       86862.12          87000        86862.12
   1103499693     FULL DOC                0       433.05       42421.13       42407.87          42498        42407.87
   1103500330     STATED DOC              0       578.61       50023.66       50013.03          50085        50013.03
   1103500439     STATED DOC              0       417.13       42039.25          42025          42122           42025
   1103501556     STATED DOC              0       689.92       54947.37       54938.57          54998        54938.57
   1103501582     STATED DOC              0       441.86       38201.13       38193.01          38248        38193.01
   1103501953     STATED DOC              0       196.15       19959.65        19952.7          20000         19952.7
   1103502006     STATED DOC              0       829.33       78988.45       78965.46          79143        78965.46
   1103503921     STATED DOC              0      1231.97      104728.69      104707.65         104850       104707.65
   1103504013     STATED DOC              0       264.95        26199.2       26190.78          26248        26190.78
   1103504182     STATED DOC              0       516.92       47924.42        47911.7          47998         47911.7
   1103504415     STATED DOC              0       415.86       41121.37       41108.16          41198        41108.16
   1103506264     STATED DOC              0       466.44       48394.65       48376.87          48498        48376.87
   1103507488     STATED DOC              0       474.83       44849.99       44837.68          44898        44837.68
   1103508164     STATED DOC              0      2709.13      262911.59      262831.58         263377       262831.58
   1103508169     STATED DOC              0       726.14       61580.75       61566.64          61800        61566.64
   1103508261     STATED DOC              0       517.12        50325.3       50308.92          50500        50308.92
   1103509874     STATED DOC              0       1182.3      128935.01      128880.89         129250       128880.89
   1103510078     STATED DOC              0       544.28       50917.64       50903.75          50998        50903.75
   1103510098     STATED DOC              0       385.16       43498.26       43498.26          43500        43498.26
   1103510110     STATED DOC              0       277.17       27071.61       27062.34          27200        27062.34
   1103511065     STATED DOC              0       355.22       30703.81       30703.81          30748        30703.81
   1103511546     STATED DOC              0       532.69       41761.71       41755.39          41798        41755.39
   1103511598     STATED DOC              0       409.17       34950.05       34928.07          35000        34928.07
   1103514923     STATED DOC              0       653.55       55557.63       55546.47          55622        55546.47
   1103515243     STATED DOC              0       774.88       77313.11        77287.2          77500         77287.2
   1103515481     STATED DOC              0       231.89       22296.74       22290.14          22335        22290.14
   1103516085     STATED DOC              0       274.97          23567       23562.07          23600        23562.07
   1103516189     STATED DOC              0       229.05       26016.12       26003.87          26100        26003.87
   1103516708     STATED DOC              0       697.41          77850          77850          77850           77850
   1103517545     STATED DOC              0       608.07        61874.9       61853.35          62000        61853.35
   1103518231     STATED DOC              0       602.77       58514.45       58496.82          58600        58496.82
   1103518267     STATED DOC              0       750.18       76595.47       76595.47          81180        76595.47
   1103518371     STATED DOC              0       597.31          56905        56888.6          57000         56888.6
   1103518584     STATED DOC              0       799.87       79847.12       79820.77          80000        79820.77
   1103518724     STATED DOC              0       748.66       75451.52       75425.94          75600        75425.94
   1103519594     STATED DOC              0       356.46       35235.96       35224.52          35313        35224.52
   1103519666     STATED DOC              0       774.34       29029.95        28570.1          70000         28570.1
   1103519827     STATED DOC              0       311.12       24980.38       24976.31          25000        24976.31
   1103519901     STATED DOC              0       834.78       82478.21       82451.03          82700        82451.03
   1103520285     STATED DOC              0       498.88          48385          48385          48500           48385
   1103520403     STATED DOC              0      1328.64      108391.17      108372.26         108500       108372.26
   1103520447     STATED DOC              0       564.79       45705.39       45697.63          45750        45697.63
   1103520747     STATED DOC              0       409.29       36956.79       36938.84          37000        36938.84
   1103520750     FULL DOC                0       384.95       36133.91       36121.59          36400        36121.59
   1103521615     STATED DOC              0       412.35       35954.64       35946.78          36000        35946.78
   1103521760     STATED DOC              0        496.7        47333.6        47320.1          47400         47320.1
   1103521854     STATED DOC              0       450.26          47500          47500          47500           47500
   1103521957     STATED DOC              0       409.74       41664.52       41649.72          41778        41649.72
   1103521964     STATED DOC              0       244.01       26859.26       26847.47          26950        26847.47
   1103522694     STATED DOC              0        587.8       50389.93       50379.51          50450        50379.51
   1103522787     STATED DOC              0      2614.37         267000         267000         267000          267000
   1103522916     STATED DOC              0       354.51       28233.98       28229.45          28260        28229.45
   1103523141     STATED DOC              0       269.68       25335.52       25327.11          25500        25327.11
   1103523370     STATED DOC              0         1180      115626.29      115626.29         115800       115626.29
   1103523584     STATED DOC              0       306.72        31810.3       31798.49          31890        31798.49
   1103523748     STATED DOC              0       641.14       57918.07       57903.89          58000        57903.89
   1103523898     STATED DOC              0       835.97       71664.58       71649.77          71750        71649.77
   1103524326     STATED DOC              0       295.11       29180.59       29171.21          29235        29171.21
   1103524654     STATED DOC              0       598.65       59740.87       59720.96          59875        59720.96
   1103524714     STATED DOC              0       345.61       33540.88       33530.68          33600        33530.68
   1103525373     STATED DOC              0       382.84       34251.01       34242.88          34298        34242.88
   1103525410     STATED DOC              0      1037.07       93617.79       93594.91          93750        93594.91
   1103525519     STATED DOC              0      1054.33      102288.43      102288.43         102500       102288.43
   1103525629     STATED DOC              0       468.36       43052.68       43041.75          43100        43041.75
   1103526584     STATED DOC              0       192.36       19964.64       19950.03          20000        19950.03
   1103526784     STATED DOC              0       274.97          23567       23562.07          23600        23562.07
   1103526860     STATED DOC              0      1359.77      139759.16      139659.64         140000       139659.64
   1103526885     STATED DOC              0        319.8       33720.81       33720.81          33737        33720.81
   1103526920     STATED DOC              0       394.33        37903.7        37903.7          37980         37903.7
   1103526949     STATED DOC              0       358.39       32922.35       32913.76          32980        32913.76
   1103527315     STATED DOC              0       524.31       44191.57       44182.83          44250        44182.83
   1103527489     STATED DOC              0       261.98       24951.13       24943.86          25000        24943.86
   1103527525     STATED DOC              0       213.45       19973.85       19968.46          20000        19968.46
   1103528114     STATED DOC              0          546       48435.37       48424.18          48500        48424.18
   1103528119     STATED DOC              0       506.82       43457.12       43448.25          43500        43448.25
   1103528249     STATED DOC              0        385.8          40700          40700          40700           40700
   1103528344     STATED DOC              0       942.35       87365.84       87342.65          87500        87342.65
   1103528616     STATED DOC              0        647.9       64676.13       64654.78          64800        64654.78
   1103528907     STATED DOC              0       404.32       34947.68       34940.16          34998        34940.16
   1103529021     STATED DOC              0       293.11       29549.78       29529.84          29598        29529.84
   1103529169     STATED DOC              0       207.96       20958.77       20951.66          21000        20951.66
   1103529283     STATED DOC              0       651.03       60870.41       60870.41          61000        60870.41
   1103529328     STATED DOC              0       352.06       27512.92       27458.92          27825        27458.92
   1103529382     STATED DOC              0       445.52        40926.3        40926.3          40998         40926.3
   1103529385     STATED DOC              0       279.12       22956.27       22952.15          22980        22952.15
   1103529621     STATED DOC              0       640.88       58886.58       58871.37          58975        58871.37
   1103529626     STATED DOC              0       409.65       32262.63       32256.26          32398        32256.26
   1103529638     STATED DOC              0       317.27       29957.46       29940.71          30000        29940.71
   1103529674     STATED DOC              0       516.94       52053.66       52053.66          52200        52053.66
   1103529829     STATED DOC              0      1339.68      118841.35      118813.88         119000       118813.88
   1103529861     STATED DOC              0      1414.24      137293.99      137251.55         137500       137251.55
   1103529914     STATED DOC              0       445.63       44911.62       44896.39          45000        44896.39
   1103529961     STATED DOC              0       281.31        26556.9       26549.46          26600        26549.46
   1103531100     STATED DOC              0       737.52       71593.37       71571.78          71700        71571.78
   1103531433     STATED DOC              0        499.6       50350.92       50333.85          50450        50333.85
   1103531701     STATED DOC              0       774.91       65326.42       65313.65          65400        65313.65
   1103531774     STATED DOC              0       576.32        53914.9       53900.19          54000        53900.19
   1103531778     STATED DOC              0       336.63          34905       34891.97          35000        34891.97
   1103531815     STATED DOC              0      1738.98      147828.72      147799.01         148000       147799.01
   1103532141     STATED DOC              0       750.24       65417.52       65403.23          65500        65403.23
   1103532333     STATED DOC              0       361.12       35708.46       35696.99          35775        35696.99
   1103532487     STATED DOC              0       327.51       32384.52       32374.11          32445        32374.11
   1103532591     STATED DOC              0       371.69       33842.37       33842.37          33900        33842.37
   1103532766     STATED DOC              0       493.17       47418.64        47404.6          47500         47404.6
   1103532852     STATED DOC              0       273.61       26525.26        26516.9          26600         26516.9
   1103532901     STATED DOC              0       273.03        25100.3       25081.08          25125        25081.08
   1103532978     STATED DOC              0       369.64       39905.08       39888.77          40000        39888.77
   1103533402     STATED DOC              0       336.17        36627.2        36627.2          36750         36627.2
   1103533863     STATED DOC              0       888.72       86247.92       86221.68          86400        86221.68
   1103534160     STATED DOC              0       826.47       76474.95       76474.95          76740        76474.95
   1103534179     FULL DOC                0       522.96       48935.97       48909.41          49000        48909.41
   1103534311     STATED DOC              0       270.01        22027.9       22024.06          22050        22024.06
   1103534378     STATED DOC              0       314.99       27465.35       27459.35          27500        27459.35
   1103534544     STATED DOC              0       412.38        46377.2       46356.13          46500        46356.13
   1103534573     STATED DOC              0       347.24       34324.97       34324.97          34400        34324.97
   1103534580     STATED DOC              0        480.9       49875.05       49875.05          50000        49875.05
   1103534587     STATED DOC              0       350.55       32508.65       32500.12          32550        32500.12
   1103534728     STATED DOC              0       362.76       35535.19       35524.08          35600        35524.08
   1103534746     STATED DOC              0        351.2       30369.05       30362.67          30400        30362.67
   1103535015     STATED DOC              0       389.77       38204.31        38192.6          38250         38192.6
   1103535208     STATED DOC              0       579.15       49773.29       49773.29          51000        49773.29
   1103535272     STATED DOC              0      2417.34      226022.15      225959.21         226500       225959.21
   1103535281     STATED DOC              0       713.09       67956.04       67936.67          68050        67936.67
   1103535327     STATED DOC              0       883.89       66130.72       66121.68          66225        66121.68
   1103535386     STATED DOC              0      1345.08      131801.98      131761.19         132000       131761.19
   1103535396     STATED DOC              0      1025.29       88659.94       88641.31          88750        88641.31
   1103535413     STATED DOC              0      1317.22      114830.06      114804.68         115000       114804.68
   1103535416     STATED DOC              0      1082.73       98557.06       98557.06          98750        98557.06
   1103535423     STATED DOC              0       675.32       82683.64       82637.06          83000        82637.06
   1103535427     STATED DOC              0       740.25       91640.24       91587.29          92000        91587.29
   1103535429     STATED DOC              0      1168.32      101871.51      101826.73         102000       101826.73
   1103535433     STATED DOC              0       485.68       50888.39       50869.19          51000        50869.19
   1103535438     STATED DOC              0       470.55       53449.78       53424.64          53620        53424.64
   1103535441     STATED DOC              0       446.82        49204.7        49183.3          49350         49183.3
   1103535445     STATED DOC              0       418.67       44728.56       44710.58          44850        44710.58
   1103535449     STATED DOC              0       416.11       41119.77       41119.77          41223        41119.77
   1103535450     STATED DOC              0        573.4       69441.16       69403.04          69700        69403.04
   1103535453     FULL DOC                0       276.31       29519.87       29508.01          29600        29508.01
   1103535454     STATED DOC              0       152.14        13975.5       13971.85          14000        13971.85
   1103535457     FULL DOC                0       555.19       68730.17       68690.46          69000        68690.46
   1103535465     STATED DOC              0       756.61       74092.48       74069.08          74250        74069.08
   1103535468     STATED DOC              0       863.35      110462.31      110462.31         111000       110462.31
   1103535469     STATED DOC              0      1505.07      131200.81      131171.75         131400       131171.75
   1103535470     STATED DOC              0       687.25        59924.4       59898.05          60000        59898.05
   1103535473     FULL DOC                0       667.84       82627.61       82627.61          83000        82627.61
   1103535474     STATED DOC              0       616.04       81626.34       81571.48          82000        81571.48
   1103535476     STATED DOC              0       155.51       16951.42       16944.23          17000        16944.23
   1103535478     STATED DOC              0       142.91       13293.59       13289.15          13390        13289.15
   1103535480     STATED DOC              0       577.09       64206.04       64177.38          64400        64177.38
   1103535483     STATED DOC              0       309.51       27926.87       27926.87          27980        27926.87
   1103535490     FULL DOC                0       236.94       26914.29       26901.64          27000        26901.64
   1103535492     FULL DOC                0        104.2       11955.64       11949.82          12000        11949.82
   1103535493     FULL DOC                0       245.19       24940.85       24932.08          25000        24932.08
   1103535497     STATED DOC              0       732.86       66024.46       66006.86          66250        66006.86
   1103535500     FULL DOC                0        571.9       97167.61       97167.61          98000        97167.61
   1103535502     FULL DOC                0       291.77       33460.89       33444.48          33600        33444.48
   1103535503     STATED DOC              0       215.31       22454.61       22438.12          23300        22438.12
   1103535545     STATED DOC              0       514.65       45235.54       45225.08          45320        45225.08
   1103535560     STATED DOC              0       390.67       37924.55       37913.13          37980        37913.13
   1103535569     STATED DOC              0      1167.71         118000         118000         118000          118000
   1103535600     STATED DOC              0        366.2          44500          44500          44500           44500
   1103535635     STATED DOC              0       663.11       73809.03       73776.37          74000        73776.37
   1103535833     STATED DOC              0       426.45       42181.83       42168.41          42247        42168.41
   1103535837     STATED DOC              0       408.95       35058.24          35051          35100           35051
   1103535843     STATED DOC              0       427.62       38943.41       38933.62          39000        38933.62
   1103535925     STATED DOC              0       417.28       42194.95       42180.28          42300        42180.28
   1103535928     STATED DOC              0       336.19       30560.54       30560.54          31500        30560.54
   1103535983     STATED DOC              0       405.41       36921.38       36921.38          36975        36921.38
   1103536079     STATED DOC              0       266.42       22459.71       22455.32          22485        22455.32
   1103536113     STATED DOC              0       300.14        25953.6       25948.14          25980        25948.14
   1103536132     STATED DOC              0       821.89       64961.72       64941.86          65000        64941.86
   1103536182     STATED DOC              0       253.05       19775.69       19775.69          20000        19775.69
   1103536306     STATED DOC              0       711.44       63647.47       63647.47          63750        63647.47
   1103536383     STATED DOC              0       443.26       36151.94       36145.52          36198        36145.52
   1103536551     STATED DOC              0      1869.12       171743.4      171699.05         172000       171699.05
   1103536645     FULL DOC                0       529.86       50844.19       50817.48          51998        50817.48
   1103536734     STATED DOC              0       515.57       48670.97       48657.32          48750        48657.32
   1103536899     STATED DOC              0      1316.15         133000         133000         133000          133000
   1103536997     STATED DOC              0       699.77       61125.96       60971.23          62600        60971.23
   1103537007     STATED DOC              0       838.27       89447.93       89410.96          89800        89410.96
   1103537012     STATED DOC              0       307.78       28121.77       28056.61          28400        28056.61
   1103537014     STATED DOC              0       341.97       38820.43       38801.64          39000        38801.64
   1103537043     STATED DOC              0       968.45       91626.53       91513.26          92600        91513.26
   1103537047     STATED DOC              0       420.74       41878.45       41864.28          42000        41864.28
   1103537053     STATED DOC              0      1235.26      119679.03      119641.56         120000       119641.56
   1103537059     STATED DOC              0        538.4       48386.25        48317.6          50000         48317.6
   1103537073     STATED DOC              0       256.35       24713.41       24681.54          25000        24681.54
   1103537076     STATED DOC              0      1156.54      127453.72      127396.47         128000       127396.47
   1103537078     STATED DOC              0       420.67       45632.08       45612.59          45800        45612.59
   1103537085     FULL DOC                0       448.49       54174.83       54174.83          55000        54174.83
   1103537086     FULL DOC                0       275.72       30816.26       30801.45          31000        30801.45
   1103537098     FULL DOC                0       341.61       45623.73       45591.98          45900        45591.98
   1103537103     STATED DOC              0       889.31      113970.06      113897.54         114600       113897.54
   1103537129     STATED DOC              0       407.59       46501.94       46478.38          46800        46478.38
   1103537140     STATED DOC              0       473.32       53731.45       53705.44          53980        53705.44
   1103537143     STATED DOC              0      1059.27      115321.26      115271.05         115800       115271.05
   1103537158     STATED DOC              0       797.24       74032.96       73942.12          75000        73942.12
   1103537162     STATED DOC              0      1351.23      138796.09         138716         142000          138716
   1103537165     STATED DOC              0       657.23       67947.24       67921.35          68200        67921.35
   1103537168     STATED DOC              0       799.32       83614.27       83580.72          84000        83580.72
   1103537170     STATED DOC              0       293.27       29422.79       29402.54          29500        29402.54
   1103537171     STATED DOC              0       1345.7      132977.45      132622.68         134336       132622.68
   1103537173     STATED DOC              0       448.08       47809.07       47769.31          48000        47769.31
   1103537185     STATED DOC              0       440.39       44169.02       44153.76          44300        44153.76
   1103537187     STATED DOC              0       709.28       71657.42       71657.42          71900        71657.42
   1103537188     STATED DOC              0       361.03       34558.58       34558.58          35000        34558.58
   1103537192     STATED DOC              0       760.58       76866.98       76839.84          77100        76839.84
   1103537207     STATED DOC              0       470.72       46853.99       46838.14          46990        46838.14
   1103537208     STATED DOC              0       688.02       65979.15       65895.39          66700        65895.39
   1103537215     STATED DOC              0       657.09       73880.95       73880.95          74250        73880.95
   1103537220     STATED DOC              0      1417.61      145139.44      144930.12         147000       144930.12
   1103537224     FULL DOC                0       694.89       82572.42       82572.42          83000        82572.42
   1103537225     FULL DOC                0       366.68       38402.38       38344.84          38900        38344.84
   1103537230     STATED DOC              0       423.15       48765.77       48741.28          49000        48741.28
   1103537234     STATED DOC              0       183.27       24826.76       24826.76          25000        24826.76
   1103537239     FULL DOC                0      1185.72       134421.1      134356.68         135000       134356.68
   1103537242     STATED DOC              0      1261.29      149314.47      149235.25         150000       149235.25
   1103537244     STATED DOC              0       405.71       40382.82       40369.16          40500        40369.16
   1103537251     STATED DOC              0       648.86       73538.73       73538.73          74000        73538.73
   1103537253     FULL DOC                0       214.79       24878.98       24866.33          25000        24866.33
   1103537257     STATED DOC              0       1173.7      107895.13      107768.91         109000       107768.91
   1103537265     STATED DOC              0       834.39       85103.47       84971.89          87000        84971.89
   1103537384     STATED DOC              0       523.95       49930.95       49902.33          50000        49902.33
   1103537391     STATED DOC              0       548.26       50921.41       50907.82          51000        50907.82
   1103537484     STATED DOC              0       666.09        60661.9       60646.66          60750        60646.66
   1103537550     STATED DOC              0       229.28       22171.76       22171.76          22500        22171.76
   1103537657     STATED DOC              0       302.43       32659.33        32682.6          33750         32682.6
   1103537661     FULL DOC                0       278.94       30858.19       30844.12          31000        30844.12
   1103537796     STATED DOC              0          357       36313.87       36313.87          36400        36313.87
   1103537804     STATED DOC              0       272.39       26934.82       26926.17          26985        26926.17
   1103537929     STATED DOC              0       911.97       79386.51       79438.56          82500        79438.56
   1103537954     FULL DOC                0          349       28466.44       28466.44          28500        28466.44
   1103537996     STATED DOC              0       955.31        93580.4       93551.15          93750        93551.15
   1103538004     STATED DOC              0      1686.89      142303.39      142275.52         142464       142275.52
   1103538006     STATED DOC              0       508.71       48927.43       48927.43          48997        48927.43
   1103538109     STATED DOC              0       399.07       40232.36       40218.85          40298        40218.85
   1103538180     STATED DOC              0      1085.47       98881.07       98856.51          99000        98856.51
   1103538223     STATED DOC              0       448.25        41933.8       41922.36          42000        41922.36
   1103538493     STATED DOC              0       647.25       49958.96       49951.81          50000        49951.81
   1103538536     STATED DOC              0       290.79       27703.78       27703.78          27750        27703.78
   1103538556     STATED DOC              0       583.02       47967.34       47950.42          48000        47950.42
   1103538573     STATED DOC              0       439.06       34973.31       34967.77          35000        34967.77
   1103538626     STATED DOC              0       537.61       47877.87       47858.94          48600        47858.94
   1103538645     STATED DOC              0       483.76       34165.14       34062.18          42600        34062.18
   1103538675     STATED DOC              0       451.64       43450.83       43412.63          43500        43412.63
   1103538771     STATED DOC              0       422.17       39160.33       39150.16          39200        39150.16
   1103538780     STATED DOC              0        361.9       30770.45       30764.33          30800        30764.33
   1103538802     STATED DOC              0       440.22       42327.38       42314.84          42400        42314.84
   1103538826     STATED DOC              0      1123.85      102351.41      102325.71         102500       102325.71
   1103538854     STATED DOC              0      1543.71      161872.11      161810.88         162228       161810.88
   1103538889     STATED DOC              0       493.82       44168.24       44157.51          44250        44157.51
   1103538897     STATED DOC              0        517.8        39972.8       39967.15          40000        39967.15
   1103538950     STATED DOC              0       818.45       75222.96       75203.75          75316        75203.75
   1103539049     STATED DOC              0       217.34       19975.28       19970.18          20000        19970.18
   1103539075     FULL DOC                0       486.43       46561.49       46545.53          46851        46545.53
   1103539110     STATED DOC              0        341.5       34428.84       34417.28          34485        34417.28
   1103539112     STATED DOC              0      1115.98       99886.39       99862.92         100000        99862.92
   1103539140     STATED DOC              0       553.23        48249.6       48239.18          48300        48239.18
   1103539217     STATED DOC              0       817.36       77870.06       77847.62          78000        77847.62
   1103539238     STATED DOC              0       781.73       74496.97       74475.73          74600        74475.73
   1103539262     STATED DOC              0      1035.32       98635.42          98607          98800           98607
   1103539441     STATED DOC              0       217.34       19975.28       19970.18          20000        19970.18
   1103539640     STATED DOC              0       507.63       47961.72       47922.24          48000        47922.24
   1103539671     STATED DOC              0       311.16       32588.92        32604.6          33000         32604.6
   1103539712     FULL DOC                0       222.52       20061.24       20061.24          20850        20061.24
   1103539724     STATED DOC              0      1090.84       105854.1       105854.1         106050        105854.1
   1103539725     STATED DOC              0      1778.17      172746.94       172694.8         173000        172694.8
   1103539780     STATED DOC              0       296.62       24202.89       24198.72          24223        24198.72
   1103539785     STATED DOC              0        664.9       65131.92       65131.92          65250        65131.92
   1103539837     STATED DOC              0       246.57       20964.87       20960.71          20985        20960.71
   1103540046     STATED DOC              0       255.51       22470.83       22470.83          22500        22470.83
   1103540269     FULL DOC                0       401.16       38943.08       38931.35          39000        38931.35
   1103540282     STATED DOC              0       469.81       42392.67       42381.76          42500        42381.76
   1103540348     STATED DOC              0       245.15       25961.38       25951.51          26000        25951.51
   1103540389     STATED DOC              0       529.68       51885.93       51885.93          51980        51885.93
   1103540421     STATED DOC              0       560.46       54900.43       54883.26          55000        54883.26
   1103540510     STATED DOC              0       266.51          30100          30100          30100           30100
   1103540600     STATED DOC              0        291.3       26779.63       26772.86          26806        26772.86
   1103540720     STATED DOC              0       652.02       59893.24       59877.59          60000        59877.59
   1103540767     STATED DOC              0       606.04        58289.1        58289.1          58372         58289.1
   1103540812     STATED DOC              0       464.68        36629.2       36622.39          36750        36622.39
   1103540818     STATED DOC              0      1039.38      101846.99      101815.47         102000       101815.47
   1103540877     STATED DOC              0       768.97       65934.93       65921.46          66000        65921.46
   1103540883     STATED DOC              0       562.89       49956.04       49944.75          50000        49944.75
   1103540964     STATED DOC              0       782.53       64954.41        64930.8          65000         64930.8
   1103540987     STATED DOC              0       462.94       42547.32       42536.45          42600        42536.45
   1103540999     STATED DOC              0      1426.71      117399.38      117378.53         117500       117378.53
   1103541072     STATED DOC              0       856.55       82358.73       82358.73          82500        82358.73
   1103541114     STATED DOC              0       528.79        49932.8       49918.94          50000        49918.94
   1103541143     STATED DOC              0       363.39       32803.67       32803.67          32850        32803.67
   1103541193     STATED DOC              0       461.55        37960.8        37960.8          38000         37960.8
   1103541292     STATED DOC              0       580.05       58663.14       58663.14          58800        58663.14
   1103541451     STATED DOC              0       437.58        40946.4       40935.35          41000        40935.35
   1103541491     FULL DOC                0       853.76       89487.19       89453.73          89650        89453.73
   1103541544     STATED DOC              0       423.09        33174.1       33169.14          33198        33169.14
   1103541624     STATED DOC              0      1427.72      134818.64      134781.24         135000       134781.24
   1103541637     STATED DOC              0       405.41       36563.96       36550.85          36975        36550.85
   1103541733     STATED DOC              0      1301.91       99747.69       99734.19          99800        99734.19
   1103541767     STATED DOC              0       217.34       19975.28       19970.18          20000        19970.18
   1103541836     STATED DOC              0       1072.3       95123.11       95101.13          95250        95101.13
   1103541910     STATED DOC              0       236.82       19986.46       19982.65          20000        19982.65
   1103541968     STATED DOC              0       582.02          61400          61400          61400           61400
   1103542207     STATED DOC              0       352.06          28731       28726.11          28750        28726.11
   1103542235     STATED DOC              0       407.38       32951.47       32945.69          32999        32945.69
   1103542496     STATED DOC              0       509.65       46179.29       46167.99          46235        46167.99
   1103542529     STATED DOC              0        262.1       25449.59       25441.77          25500        25441.77
   1103542556     STATED DOC              0       731.69       69728.58        69708.7          69825         69708.7
   1103542653     STATED DOC              0       560.18       46431.07       46422.26          46500        46422.26
   1103542682     STATED DOC              0       479.92       38843.58       38837.07          38875        38837.07
   1103542688     STATED DOC              0       941.33       77433.03       77419.28          77500        77419.28
   1103542709     STATED DOC              0       227.77       22734.76       22724.86          23000        22724.86
   1103542728     STATED DOC              0        298.7       24981.97       24972.63          25000        24972.63
   1103542764     STATED DOC              0       355.34       27435.17       27427.47          27450        27427.47
   1103542904     STATED DOC              0        807.9       83820.99       83820.99          84000        83820.99
   1103542911     STATED DOC              0       276.62       26361.52       26354.01          26398        26354.01
   1103542920     STATED DOC              0       991.61       91137.24       91090.44          91250        91090.44
   1103542994     STATED DOC              0       785.62       77710.01        77685.3          77830         77685.3
   1103543168     STATED DOC              0       304.27       27972.49       27965.43          28000        27965.43
   1103543226     STATED DOC              0       240.54        20959.6       20954.86          21000        20954.86
   1103543227     STATED DOC              0       413.73       35753.77       35745.99          35813        35745.99
   1103543228     STATED DOC              0       588.67       50021.78       50011.49          50100        50011.49
   1103543231     STATED DOC              0       408.33          40000          40000          40000           40000
   1103543233     STATED DOC              0       611.45       58302.14       58252.79          58350        58252.79
   1103543249     STATED DOC              0        597.3       56937.36        56921.3          57000         56921.3
   1103543289     STATED DOC              0       422.41       38469.11       38469.11          38525        38469.11
   1103543315     STATED DOC              0       447.88       37742.37       37734.82          37800        37734.82
   1103543373     STATED DOC              0        359.9       34560.72       34550.75          34600        34550.75
   1103543378     STATED DOC              0       823.55       65599.96       65589.58          65650        65589.58
   1103543430     STATED DOC              0       217.34       19975.28       19970.18          20000        19970.18
   1103543469     STATED DOC              0       476.72       43814.81       43803.62          43869        43803.62
   1103543493     STATED DOC              0       731.77       71726.22       71682.04          71812        71682.04
   1103543538     STATED DOC              0       1661.1      151276.45      151238.42         151500       151238.42
   1103543582     STATED DOC              0      1280.82      100412.68      100412.68         100500       100412.68
   1103543626     FULL DOC                0       665.58          79870          79870          79870           79870
   1103543709     FULL DOC                0      1419.99      150313.97      150313.97         150600       150313.97
   1103543823     STATED DOC              0       352.82       28099.09       28094.58          28125        28094.58
   1103544257     STATED DOC              0        728.2       62437.53       62424.76          62500        62424.76
   1103544279     STATED DOC              0       374.98       34158.92       34150.44          34200        34150.44
   1103544298     STATED DOC              0       272.16       27703.57       27694.02          27750        27694.02
   1103544401     STATED DOC              0       545.42          53980          53980          53980           53980
   1103544461     STATED DOC              0       372.06       36930.47       36930.47          37000        36930.47
   1103544570     STATED DOC              0       564.06       56960.86       56960.86          57000        56960.86
   1103544804     STATED DOC              0       664.48       63908.07       63889.33          64000        63889.33
   1103544898     STATED DOC              0       373.67       33740.56       33732.41          33780        33732.41
   1103544904     STATED DOC              0       1846.4      175956.62      175906.44         176200       175906.44
   1103544913     STATED DOC              0       937.82      107750.58      107699.46         108000       107699.46
   1103544929     STATED DOC              0      1137.48       95928.85       95892.02          96000        95892.02
   1103545141     STATED DOC              0       930.53       96578.97       96543.81          96750        96543.81
   1103545144     STATED DOC              0       391.21       35955.51       35955.51          36000        35955.51
   1103545161     STATED DOC              0       424.87       38712.96       38703.45          38750        38703.45
   1103545181     STATED DOC              0       323.65       28448.91       28442.35          28500        28442.35
   1103545189     STATED DOC              0        648.6       55147.04       55136.08          55200        55136.08
   1103545312     STATED DOC              0       485.63          49914       49896.31          50000        49896.31
   1103545435     STATED DOC              0       705.63       68499.87       68479.24          68600        68479.24
   1103545447     STATED DOC              0       301.56       27668.81       27661.23          27750        27661.23
   1103545498     STATED DOC              0       224.18       21973.68       21966.95          22000        21966.95
   1103545509     STATED DOC              0       759.92       69133.04       69106.85          70000        69106.85
   1103545774     STATED DOC              0       898.49       87222.53       87196.27          87350        87196.27
   1103545805     STATED DOC              0       518.59       54897.39       54876.31          55000        54876.31
   1103545819     STATED DOC              0       547.63       55209.94       55191.41          55300        55191.41
   1103545848     STATED DOC              0       977.38          96730          96730          96730           96730
   1103545909     STATED DOC              0        265.4       26774.05       26756.33          26800        26756.33
   1103545976     STATED DOC              0       551.66        46886.6       46877.07          46950        46877.07
   1103546035     STATED DOC              0      1635.49       158815.3      158720.15         159000       158720.15
   1103546081     FULL DOC                0       394.53       37946.05       37934.93          38000        37934.93
   1103546111     STATED DOC              0       296.11        22859.5       22856.28          22875        22856.28
   1103546202     STATED DOC              0        404.3       35563.72       35555.81          35602        35555.81
   1103546220     STATED DOC              0       848.61       82404.13       82379.56          82500        82379.56
   1103546322     STATED DOC              0       782.26          75939       75916.13          76050        75916.13
   1103546406     STATED DOC              0       703.11       70907.92       70884.34          71000        70884.34
   1103546483     STATED DOC              0       377.63       29387.83       29379.46          29400        29379.46
   1103546519     STATED DOC              0       470.39        47438.4       47422.63          47500        47422.63
   1103546555     STATED DOC              0      1353.46      137687.01      137638.71         138000       137638.71
   1103546584     STATED DOC              0       218.97       23099.88       23099.88          23100        23099.88
   1103546689     STATED DOC              0        649.7       61914.36        61896.7          62000         61896.7
   1103546786     STATED DOC              0       822.89       79883.24       79859.18          80000        79859.18
   1103546808     STATED DOC              0       455.83       42043.56       42069.93          43500        42069.93
   1103546857     STATED DOC              0       428.94       41617.43       41604.66          41700        41604.66
   1103547035     STATED DOC              0       532.75       50307.34       50293.38          50375        50293.38
   1103547102     STATED DOC              0      1576.74      128652.99      128630.81         128760       128630.81
   1103547116     STATED DOC              0       707.33       67425.81       67387.57          67500        67387.57
   1103547230     STATED DOC              0       282.52       21810.19       21807.11          21825        21807.11
   1103547244     STATED DOC              0       1312.5         120000         120000         120000          120000
   1103547342     STATED DOC              0       455.48       37029.02       37005.07          37500        37005.07
   1103547499     STATED DOC              0       568.44       54688.12       54672.26          54750        54672.26
   1103547546     STATED DOC              0        350.5       30558.84       30552.13          30600        30552.13
   1103547550     STATED DOC              0      1151.87      119830.18      119786.74         120000       119786.74
   1103547650     STATED DOC              0      1069.96      104874.57      104842.43         105000       104842.43
   1103547728     STATED DOC              0       994.97       94523.26       94470.78          94600        94470.78
   1103547809     STATED DOC              0       573.75       52759.25       52746.07          52798        52746.07
   1103548009     STATED DOC              0       335.73       30321.79       30314.55          30350        30314.55
   1103548033     STATED DOC              0       345.96        30843.4       30834.79          31000        30834.79
   1103548129     STATED DOC              0       282.94       26970.28       26962.66          27000        26962.66
   1103548222     STATED DOC              0       769.55        75429.8       75406.69          75520        75406.69
   1103548248     STATED DOC              0       799.87       79899.07       79873.22          80000        79873.22
   1103548294     STATED DOC              0       315.41       31794.79       31784.08          31850        31784.08
   1103548304     STATED DOC              0        769.9       77799.68       77799.68          77800        77799.68
   1103548520     STATED DOC              0       674.86       64886.05       64866.81          65000        64866.81
   1103548632     STATED DOC              0        621.5       70687.49       70687.49          70880        70687.49
   1103548694     STATED DOC              0       633.98       60433.49       60416.44          60500        60416.44
   1103548711     STATED DOC              0        617.9        61741.8       61702.06          61800        61702.06
   1103548730     FULL DOC                0       340.86       32982.82       32982.82          33450        32982.82
   1103548780     STATED DOC              0      1288.91      122864.82      122830.16         123000       122830.16
   1103548848     STATED DOC              0       294.25          33000          33000          33000           33000
   1103548929     STATED DOC              0       231.49       25010.71       25000.67          25050        25000.67
   1103548998     STATED DOC              0       730.31       70917.53        70896.4          71000         70896.4
   1103549047     STATED DOC              0       570.98       53400.97       53386.25          53500        53386.25
   1103549057     STATED DOC              0      1366.42      113399.88      113379.14         113500       113379.14
   1103549086     STATED DOC              0       611.41       59831.21       59831.21          60000        59831.21
   1103549157     STATED DOC              0       271.68        24975.4       24969.08          25000        24969.08
   1103549223     STATED DOC              0       733.53       69923.04       69903.31          70000        69903.31
   1103549401     STATED DOC              0       429.78       44188.96       44173.45          44250        44173.45
   1103549414     STATED DOC              0       686.81       63105.52       63089.21          63202        63089.21
   1103549582     STATED DOC              0       929.57       87778.92       87778.92          87897        87778.92
   1103549600     STATED DOC              0       371.63       34164.37       34155.74          34198        34155.74
   1103549621     STATED DOC              0      1985.63      179333.12      179290.27         179500       179290.27
   1103549697     STATED DOC              0       355.07       30444.94       30444.94          30475        30444.94
   1103549857     STATED DOC              0       263.61       23971.34       23971.34          24000        23971.34
   1103549867     STATED DOC              0       316.06       30388.98       30376.56          30750        30376.56
   1103549964     STATED DOC              0       330.49        31216.6       31208.03          31250        31208.03
   1103550181     STATED DOC              0        449.9       41359.26        41348.8          41400         41348.8
   1103550272     STATED DOC              0       341.07       32206.65       32206.65          32250        32206.65
   1103550326     STATED DOC              0       624.58       54952.98        54940.9          55000         54940.9
   1103550387     STATED DOC              0        917.9       82175.63       82156.53          82250        82156.53
   1103550415     STATED DOC              0        360.8       25673.84       25601.87          31500        25601.87
   1103550439     STATED DOC              0       461.07       41180.16       41165.21          41680        41165.21
   1103550462     STATED DOC              0      1647.52      166738.46      166738.46         173000       166738.46
   1103550501     STATED DOC              0       869.75       82885.39       82885.39          83000        82885.39
   1103550589     STATED DOC              0       534.88       51954.91       51939.58          52000        51939.58
   1103550616     STATED DOC              0       264.15       24724.25       24717.64          24750        24717.64
   1103550662     STATED DOC              0       323.73       38397.22       38397.22          38500        38397.22
   1103550824     STATED DOC              0      1079.77      103882.49      103852.37         104000       103852.37
   1103550913     STATED DOC              0       592.16       59101.49       59101.49          59225        59101.49
   1103551136     STATED DOC              0       368.65       35141.32        35131.4          35180         35131.4
   1103551430     STATED DOC              0      1154.42       95866.26       95820.29          98250        95820.29
   1103551480     STATED DOC              0      1121.89       93804.28       93786.54          93900        93786.54
   1103551516     STATED DOC              0       439.08       36715.26       36715.26          36750        36715.26
   1103551561     STATED DOC              0      2081.91      205892.69      205826.81         206250       205826.81
   1103551626     STATED DOC              0       391.39       37308.94       37298.41          37350        37298.41
   1103552054     STATED DOC              0        436.8        38170.2        38170.2          38800         38170.2
   1103552055     STATED DOC              0        254.3       27743.78       27732.24          27800        27732.24
   1103552056     STATED DOC              0       405.28       35984.35       35960.23          36000        35960.23
   1103552057     STATED DOC              0       850.98       97687.89        97640.8          98000         97640.8
   1103552058     STATED DOC              0       197.17       20471.13       20463.74          20500        20463.74
   1103552059     STATED DOC              0       485.63       49884.99       49867.03          50000        49867.03
   1103552060     STATED DOC              0       475.36       46908.65       46848.82          47200        46848.82
   1103552062     STATED DOC              0       277.97       27464.28        27429.6          27600         27429.6
   1103552093     STATED DOC              0       356.53       27915.51       27910.83          27975        27910.83
   1103552284     STATED DOC              0      1821.25         186000         186000         186000          186000
   1103552288     STATED DOC              0       531.45       45417.09       45396.58          46398        45396.58
   1103552712     STATED DOC              0       556.52       46956.09          46947          47000           46947
   1103553159     STATED DOC              0          365       34164.45       34155.33          34200        34155.33
   1103553163     STATED DOC              0       762.87       72719.98       72699.46          72800        72699.46
   1103553446     STATED DOC              0       761.71          72400          72400          72400           72400
   1103553516     STATED DOC              0       755.08       59213.08       59204.33          59247        59204.33
   1103553643     STATED DOC              0       259.77          26250          26250          26250           26250
   1103553645     STATED DOC              0       435.86        34175.4       34170.29          34200        34170.29
   1103553646     STATED DOC              0       429.02       34163.07       34168.54          34200        34168.54
   1103553647     STATED DOC              0       286.75       23978.25       23973.74          24000        23973.74
   1103553648     STATED DOC              0      2532.03      244949.87      244949.87      245529.75       244949.87
   1103553659     STATED DOC              0        623.5       59417.83       59417.83          59500        59417.83
   1103554007     STATED DOC              0       561.87       58914.69       58892.87          59000        58892.87
   1103554810     STATED DOC              0      1443.16      138842.91      138802.64         139000       138802.64
   1103557197     STATED DOC              0       264.15       24724.25       24717.64          24750        24717.64
   1103557602     STATED DOC              0       585.44       48946.44       48937.14          49000        48937.14
   1103557629     STATED DOC              0       266.12       20392.04       20389.32          20400        20389.32
   1103558889     STATED DOC              0      1130.54      111858.05      111822.79         112000       111822.79
   1103559852     STATED DOC              0        273.8       23685.72       23680.85          23700        23680.85
   2503102201     STATED DOC              0       352.36        36946.5        36946.5          37000         36946.5
   2503112159     STATED DOC              0       233.73       21883.02       21877.24          21900        21877.24
   2503127677     FULL DOC                0       237.88          25950          25950          25950           25950
   2503131961     STATED DOC              0       348.52       33530.06       33520.33          33568        33520.33
   2503133633     STATED DOC              0       596.97       48679.28       48670.52          48750        48670.52
   2503134122     STATED DOC              0       291.75        28060.1       28051.87          28100        28051.87
   2503136983     STATED DOC              0       293.89       23980.08       23975.95          24000        23975.95
   2503137067     STATED DOC              0       814.01       68635.98       68622.72          68700        68622.72
   2503137158     STATED DOC              0       366.21       33351.57       33351.57          33400        33351.57
   2503137941     STATED DOC              0      2268.75      246521.11      246521.11         247500       246521.11
   2503138135     STATED DOC              0       407.23        35206.8        35206.8          35250         35206.8
   2503138639     STATED DOC              0       503.85       35723.95       35666.65          36000        35666.65
   2503139403     STATED DOC              0      1108.51      118568.75      118522.42         118750       118522.42
   2503139916     STATED DOC              0        830.6       79909.57       79886.39          80000        79886.39
   2503140048     STATED DOC              0       377.94        37752.3       37740.09          37800        37740.09
   2503140145     STATED DOC              0       199.97        19968.3       19961.77          20000        19961.77
   2503140253     STATED DOC              0       434.09       42536.11       42522.95          42600        42522.95
   2503140421     STATED DOC              0          627          62700          62700          62700           62700
   2503141312     STATED DOC              0       497.17       40566.25       40559.26          40600        40559.26
   2503141340     STATED DOC              0       1231.2       111143.1       111143.1         111300        111143.1
   2503141358     STATED DOC              0        321.5       30350.74       30342.23          30400        30342.23
   2503141397     STATED DOC              0       429.64       40943.36       40931.68          41000        40931.68
   2503141437     STATED DOC              0       284.16       26176.72       26176.72          26625        26176.72
   2503141772     STATED DOC              0        784.2       80158.21       80158.21          80950        80158.21
   2503141793     STATED DOC              0       236.03       21125.97       21125.97          21150        21125.97
   2503141819     STATED DOC              0       331.54       29410.52       29403.72          29450        29403.72
   2503142129     STATED DOC              0        300.1       26110.72       26104.37          26200        26104.37
   2503142277     STATED DOC              0       1495.4      141248.83      141170.89         141400       141170.89
   2503142447     STATED DOC              0       447.45        43423.4        43423.4          43500         43423.4
   2503142482     STATED DOC              0       303.25       26217.89       26217.89          26250        26217.89
   2503142498     STATED DOC              0       268.47       26048.48       26040.49          26100        26040.49
   2503142649     STATED DOC              0      1074.39       92924.93       92905.63          93000        92905.63
   2503142784     STATED DOC              0       735.86       59896.53       59772.11          60500        59772.11
   2503142813     STATED DOC              0       639.77       50949.13       50940.92          51000        50940.92
   2503142895     STATED DOC              0       263.28        23766.4       23760.59          23800        23760.59
   2503143152     STATED DOC              0       600.61       47464.83       47457.53          47500        47457.53
   2503143155     STATED DOC              0       280.62       27708.18       27698.87          27800        27698.87
   2503143179     STATED DOC              0       360.88       25546.24       25546.24          25785        25546.24
   2503143230     STATED DOC              0       270.15        22783.1       22778.75          22800        22778.75
   2503143311     STATED DOC              0       330.69       27393.21       27387.81          27450        27387.81
   2503143340     STATED DOC              0      1792.99      167780.52      167735.24         168000       167735.24
   2503143361     STATED DOC              0       261.45       24564.01       24553.32          24950        24553.32
   2503143377     STATED DOC              0       415.89       35970.95       35963.48          36000        35963.48
   2503143406     STATED DOC              0      1182.03      100503.59      100483.63         100600       100483.63
   2503143414     STATED DOC              0       271.96       27165.67       27156.88          27200        27156.88
   2503143457     STATED DOC              0       304.17       28462.76       28455.08          28500        28455.08
   2503143555     STATED DOC              0          560          48000          48000          48000           48000
   2503143858     STATED DOC              0        325.2       30058.31       30043.09          30750        30043.09
   2503143890     STATED DOC              0       600.37       50204.51       50195.09          50250        50195.09
   2503143931     STATED DOC              0       355.57       26474.46       26427.76          26700        26427.76
   2503143983     STATED DOC              0       410.72        32800.3       32784.55          33650        32784.55
   2503144003     STATED DOC              0       598.36       49255.93       49232.22          50500        49232.22
   2503144233     STATED DOC              0      1173.98      109885.63      109856.29         110000       109856.29
   2503144353     STATED DOC              0       578.25       47380.45       47380.45          48000        47380.45
   2503144450     STATED DOC              0       300.38       27369.42       27369.42          27396        27369.42
   2503144539     STATED DOC              0       320.25       31989.58       31989.58          32030        31989.58
   2503144543     STATED DOC              0       448.01       40452.69       40442.92          40500        40442.92
   2503144563     STATED DOC              0      1847.89       144692.5      144412.11         146050       144412.11
   2503144729     STATED DOC              0       938.42        79126.2       79110.92          79200        79110.92
   2503144800     STATED DOC              0       878.56          86950          86950          86950           86950
   2503144829     STATED DOC              0       645.21          65200          65200          65200           65200
   2503144841     STATED DOC              0      1892.64      187210.88      187151.35         187500       187151.35
   2503144879     STATED DOC              0       419.65       34520.45       34514.33          34550        34514.33
   2503145028     STATED DOC              0       544.52       45143.63       45151.97          45200        45151.97
   2503145108     STATED DOC              0       408.74       36924.38       36915.65          36950        36915.65
   2503145170     STATED DOC              0      1762.48      149856.19      149826.42         150000       149826.42
   2503145194     FULL DOC                0       299.84       29107.46       29098.69          29150        29098.69
   2503145210     STATED DOC              0      1260.05      116851.34      116820.66         117000       116820.66
   2503145223     STATED DOC              0       408.55          43100          43100          43100           43100
   2503145251     STATED DOC              0       645.64       59873.84       59858.12          59950        59858.12
   2503145257     STATED DOC              0       345.28       35416.65        35403.4          35550         35403.4
   2503145389     STATED DOC              0      2074.12      187280.96      187235.72         187500       187235.72
   2503145503     STATED DOC              0       621.09          56250          56250          56250           56250
   2503145664     STATED DOC              0      1980.58      199674.25      199674.25         200000       199674.25
   2503145736     STATED DOC              0       343.91       33709.71       33688.96          33750        33688.96
   2503145749     STATED DOC              0       430.59       34567.22       34567.22          34600        34567.22
   2503145803     STATED DOC              0       219.29       19965.97       19970.99          20000        19970.99
   2503145886     STATED DOC              0       377.24       35736.85       35724.42          36000        35724.42
   2503146045     STATED DOC              0        250.1        25457.3       25448.51          25500        25448.51
   2503146051     STATED DOC              0      1650.81      158865.91      158820.31         159000       158820.31
   2503146080     STATED DOC              0       324.85       30965.92       30948.35          31000        30948.35
   2503146102     STATED DOC              0      1378.67      111489.93         111261         112600          111261
   2503146126     STATED DOC              0      1062.83       91906.67       91887.36          92000        91887.36
   2503146148     STATED DOC              0       275.35          25766       25759.05          25800        25759.05
   2503146194     STATED DOC              0       389.05       32804.42       32798.09          32835        32798.09
   2503146205     FULL DOC                0       349.65       35950.72       35938.11          36000        35938.11
   2503146226     STATED DOC              0       1008.3        91021.5        91021.5          91150         91021.5
   2503146266     STATED DOC              0      1014.83      113057.61      113008.48         113250       113008.48
   2503146366     STATED DOC              0      1036.92       88216.75       88182.73          88250        88182.73
   2503146371     STATED DOC              0       214.12       23844.05        23833.6          23895         23833.6
   2503146374     STATED DOC              0       404.17        33520.5       33514.39          33550        33514.39
   2503146390     STATED DOC              0       361.98       29797.57       29783.23          30550        29783.23
   2503146411     STATED DOC              0       342.73       28424.17       28418.98          28450        28418.98
   2503146450     STATED DOC              0       483.99       40836.84       40828.94          40875        40828.94
   2503146497     STATED DOC              0       706.35        64936.1        64919.7          65000         64919.7
   2503146501     STATED DOC              0       743.98       64310.84       64297.06          64400        64297.06
   2503146630     STATED DOC              0       422.94       40163.94       40163.94          40200        40163.94
   2503146635     STATED DOC              0       235.29       20679.42       20679.42          21150        20679.42
   2503146703     STATED DOC              0       956.29       87333.24       87304.87          88000        87304.87
   2503146711     STATED DOC              0          740          74000          74000          74000           74000
   2503146752     STATED DOC              0      2054.54      182192.24      182149.41         182500       182149.41
   2503146775     STATED DOC              0       796.94       68332.53       68318.57          68400        68318.57
   2503146814     STATED DOC              0      2552.08         250000         250000         250000          250000
   2503146852     STATED DOC              0       614.77        49369.2       49361.26          49400        49361.26
   2503146925     STATED DOC              0       440.84       35901.69       35901.69          36000        35901.69
   2503146943     STATED DOC              0       1260.9      114917.98      114890.05         115000       114890.05
   2503146977     STATED DOC              0       336.31       31774.62       31765.99          31800        31765.99
   2503147009     STATED DOC              0       815.82       73681.45       73663.85          73750        73663.85
   2503147053     STATED DOC              0       400.82       38176.94       38165.84          38250        38165.84
   2503147130     STATED DOC              0       217.34       19744.65       19744.65          20000        19744.65
   2503147149     STATED DOC              0       231.59       21677.46       21671.68          21700        21671.68
   2503147157     STATED DOC              0       372.63       34565.02       34556.04          34600        34556.04
   2503147373     STATED DOC              0       840.41       80089.26       80066.43          80200        80066.43
   2503147420     STATED DOC              0       278.55       26065.93       26065.93          26100        26065.93
   2503147468     STATED DOC              0       542.47       51345.09       51345.09          51700        51345.09
   2503147472     STATED DOC              0       237.76       22687.88       22679.36          22900        22679.36
   2503147548     STATED DOC              0       488.24       43384.63       43384.63          43750        43384.63
   2503147573     STATED DOC              0       898.93       84885.77       84862.22          85000        84862.22
   2503147657     STATED DOC              0       696.08       55017.59       55009.23          55050        55009.23
   2503147676     STATED DOC              0      1710.09      161527.11      161482.77         161700       161482.77
   2503147746     STATED DOC              0        629.9        62920.5       62900.14          63000        62900.14
   2503147761     STATED DOC              0       292.25          25050          25050          25050           25050
   2503147841     STATED DOC              0       495.58       44779.39       44747.64          44800        44747.64
   2503147843     STATED DOC              0      1566.09      129909.03      129885.61         130000       129885.61
   2503147850     STATED DOC              0       295.49       26930.77       26917.61          26950        26917.61
   2503147852     STATED DOC              0      1390.33      123391.48       123363.6         123500        123363.6
   2503148020     STATED DOC              0      1064.97      100592.35      100564.74         100700       100564.74
   2503148030     STATED DOC              0       622.31       60398.28       60379.95          60500        60379.95
   2503148056     STATED DOC              0       481.76       47915.77       47900.19          48000        47900.19
   2503148141     FULL DOC                0       831.69       89858.89       89822.83          90000        89822.83
   2503148152     STATED DOC              0       242.73       21730.32       21725.27          21750        21725.27
   2503148174     STATED DOC              0       2788.4      213694.72      213609.09         213750       213609.09
   2503148239     STATED DOC              0       244.91        19986.8        19983.4          20000         19983.4
   2503148300     STATED DOC              0       699.53       63703.55       63687.51          63800        63687.51
   2503148335     STATED DOC              0        815.2       79904.46       79879.98          80000        79879.98
   2503148371     STATED DOC              0        857.5          84000          84000          84000           84000
   2503148401     STATED DOC              0       225.15       19972.91       19972.91          20000        19972.91
   2503148418     STATED DOC              0       224.56       20281.13       20276.28          20300        20276.28
   2503148432     STATED DOC              0       402.04       35050.52        35042.8          35100         35042.8
   2503148508     STATED DOC              0       653.89        62281.4        62263.3          62400         62263.3
   2503148528     STATED DOC              0       369.08          34200          34200          34200           34200
   2503148532     STATED DOC              0       552.32        42976.1       42969.93          43000        42969.93
   2503148576     STATED DOC              0       468.02       45447.14       45433.59          45500        45433.59
   2503148644     STATED DOC              0      1205.08      114937.44      114841.18         115000       114841.18
   2503148690     STATED DOC              0       544.91        51927.8       51912.99          52000        51912.99
   2503148716     STATED DOC              0       572.59       48372.58       48288.75          55150        48288.75
   2503148737     STATED DOC              0       876.81       73916.75       73916.75          74000        73916.75
   2503148773     STATED DOC              0       296.67       27117.93       27109.39          27300        27109.39
   2503148847     FULL DOC                0      1282.34         141500         141500         141500          141500
   2503148885     STATED DOC              0      1330.29      139597.43      139545.62         139800       139545.62
   2503148893     FULL DOC                0      1360.74      142776.63      142669.86         143000       142669.86
   2503148936     STATED DOC              0       633.79       63916.99       63895.74          64000        63895.74
   2503148955     STATED DOC              0       301.54       33345.72       33362.29          33650        33362.29
   2503149077     STATED DOC              0       631.74       66900.45          66875          67000           66875
   2503149175     STATED DOC              0       523.78       54920.47       54900.13          55000        54900.13
   2503149262     STATED DOC              0       301.97          30840          30840          30840           30840
   2503149321     STATED DOC              0      1037.42       98891.18       98863.27          99000        98863.27
   2503149335     STATED DOC              0      1747.33      169852.29      169802.07         170000       169802.07
   2503149362     STATED DOC              0      1176.65      110135.28      110135.28         110250       110135.28
   2503149392     STATED DOC              0       209.58        19983.6       19978.02          20000        19978.02
   2503149399     STATED DOC              0       402.94       36713.68       36704.65          36750        36704.65
   2503149446     STATED DOC              0        282.5       23433.58       23429.35          23450        23429.35
   2503149583     STATED DOC              0        442.2       44940.36       44925.09          45000        44925.09
   2503149606     STATED DOC              0       690.91       59253.49       59241.53          59300        59241.53
   2503149614     STATED DOC              0       282.93       26962.73       26962.73          27000        26962.73
   2503149732     STATED DOC              0       656.58       68900.02       68874.45          69000        68874.45
   2503149738     STATED DOC              0         1460         146000         146000         146000          146000
   2503149807     STATED DOC              0      1316.88         129000         129000         129000          129000
   2503149867     STATED DOC              0      1321.86      112281.27      112257.66         112500       112257.66
   2503149875     STATED DOC              0       419.16       39954.33       39943.04          40000        39943.04
   2503149983     STATED DOC              0        414.1       38749.29       38759.64          38800        38759.64
   2503150030     STATED DOC              0          750       64024.97       63968.57          67800        63968.57
   2503150085     STATED DOC              0         1490         149000         149000         149000          149000
   2503150122     STATED DOC              0       605.68       57736.48       57720.19          57800        57720.19
   2503150124     STATED DOC              0       528.14       50358.66        50344.6          50400         50344.6
   2503150160     STATED DOC              0       634.38          58000          58000          58000           58000
   2503150166     STATED DOC              0       452.25       43948.77       43935.64          44000        43935.64
   2503150170     STATED DOC              0       230.23       20079.01       20079.01          20100        20079.01
   2503150171     FULL DOC                0       741.91       78911.42       78881.36          79000        78881.36
   2503150241     STATED DOC              0       743.43        73559.6       73536.44          73650        73536.44
   2503150253     STATED DOC              0          730       68292.02        68273.4          68400         68273.4
   2503150271     STATED DOC              0        760.6       73912.23       73890.14          74000        73890.14
   2503150335     STATED DOC              0       817.36       77903.54       77881.45          78000        77881.45
   2503150346     FULL DOC                0       540.07       53034.34       53017.98          53100        53017.98
   2503150356     STATED DOC              0       609.57       50573.61       50555.49          50600        50555.49
   2503150393     STATED DOC              0       354.85       29689.42        29678.6          29700         29678.6
   2503150518     STATED DOC              0       322.23        30716.2       30707.53          30750        30707.53
   2503150530     STATED DOC              0       734.62       61942.23       61942.23          62000        61942.23
   2503150646     STATED DOC              0       211.51       19984.06       19978.64          20000        19978.64
   2503150659     STATED DOC              0      2324.02      208108.63       208060.8         208250        208060.8
   2503150675     STATED DOC              0       845.87       72543.05        72528.4          72600         72528.4
   2503150685     STATED DOC              0       230.42        21561.8        21561.8          21590         21561.8
   2503150687     STATED DOC              0       648.33       59461.49       59461.49          60200        59461.49
   2503150690     STATED DOC              0       831.65        83898.7       83871.08          83980        83871.08
   2503150712     STATED DOC              0       333.13       31466.33        31457.7          31500         31457.7
   2503150715     STATED DOC              0        724.7        62151.2       62138.65          62200        62138.65
   2503150732     STATED DOC              0      1350.93      119894.54      119867.45         120000       119867.45
   2503150741     STATED DOC              0      1287.38      123658.54      123556.22         130000       123556.22
   2503150824     STATED DOC              0        477.6        44220.9        44220.9          44750         44220.9
   2503150851     STATED DOC              0       335.33       31973.75       31964.82          32000        31964.82
   2503150886     STATED DOC              0       572.16       57923.96       57904.49          58000        57904.49
   2503150894     STATED DOC              0       808.39       68752.45       68688.88          69000        68688.88
   2503150925     STATED DOC              0       353.68       29120.54        29106.6          29850         29106.6
   2503150931     STATED DOC              0       221.24       19986.14       19981.42          20000        19981.42
   2503151113     STATED DOC              0       585.01          58277          58277          58550           58277
   2503151115     STATED DOC              0       437.26       35981.76       35975.53          36000        35975.53
   2503151121     STATED DOC              0      1282.33      110910.41      110887.38         111000       110887.38
   2503151125     STATED DOC              0        656.2       58746.84       58733.18          58800        58733.18
   2503151150     STATED DOC              0       922.15       87927.81       87903.26          88000        87903.26
   2503151180     STATED DOC              0       712.57       67963.01       67925.26          68000        67925.26
   2503151194     STATED DOC              0       341.11       30273.37       30266.53          30300        30266.53
   2503151242     STATED DOC              0       1088.6      101865.89      101838.39         102000       101838.39
   2503151271     STATED DOC              0      1375.54      139725.68      139677.53         139980       139677.53
   2503151275     FULL DOC                0       335.94          37500          37500          37500           37500
   2503151288     STATED DOC              0       526.29       47951.22       47939.41          48000        47939.41
   2503151311     STATED DOC              0       485.63       49931.52          49914          50000           49914
   2503151334     STATED DOC              0       567.99       48711.77       48701.94          48750        48701.94
   2503151428     STATED DOC              0       660.71       60724.56       60724.56          60800        60724.56
   2503151429     STATED DOC              0       353.08       35939.72       35939.72          36000        35939.72
   2503151445     STATED DOC              0       1108.7          98934       98911.51          99000        98911.51
   2503151454     STATED DOC              0       248.87       21347.45       21343.19          21360        21343.19
   2503151496     STATED DOC              0       250.96       25068.33       25060.22          25100        25060.22
   2503151579     STATED DOC              0       1110.9      107937.89      107842.38         108000       107842.38
   2503151589     STATED DOC              0      1035.32        98691.4        98691.4          98800         98691.4
   2503151649     STATED DOC              0      1999.82      170036.87      170036.87         170200       170036.87
   2503151696     STATED DOC              0       280.15       26148.91       26138.42          26490        26138.42
   2503151722     STATED DOC              0       473.16       45959.67       45946.11          46000        45946.11
   2503151739     STATED DOC              0       279.61       21591.31       21588.34          21600        21588.34
   2503151775     STATED DOC              0       295.56        23735.2       23731.39          23750        23731.39
   2503151818     STATED DOC              0      1850.12       179789.5      179735.78         180000       179735.78
   2503151890     STATED DOC              0       459.72       45130.39       45130.39          45200        45130.39
   2503151964     STATED DOC              0       920.51        86183.1       86160.33          86250        86160.33
   2503152001     STATED DOC              0       427.74       36080.05       36073.24          36100        36073.24
   2503152014     STATED DOC              0       898.79       81193.65       81174.46          81250        81174.46
   2503152102     STATED DOC              0        530.6       47955.28        47943.8          48000         47943.8
   2503152127     STATED DOC              0        476.2       42262.84       42253.29          42300        42253.29
   2503152144     STATED DOC              0       406.17       33528.92          33523          33550           33523
   2503152221     FULL DOC                0        571.6       52561.42       52548.29          52600        52548.29
   2503152357     STATED DOC              0       688.81       56212.85       56203.28          56250        56203.28
   2503152367     STATED DOC              0       295.45       29518.18       29508.69          29550        29508.69
   2503152382     STATED DOC              0       561.38       52559.19        52545.3          52600         52545.3
   2503152612     STATED DOC              0       577.52       51715.11       51703.22          51750        51703.22
   2503152699     FULL DOC                0        661.1       64941.76       64921.96          65000        64921.96
   2503152735     STATED DOC              0       205.72       19982.67       19976.78          20000        19976.78
   2503152882     STATED DOC              0      1259.36      117851.61      117819.87         118000       117819.87
   2503152948     FULL DOC                0       254.27       24969.98       24969.98          25000        24969.98
   2503152958     STATED DOC              0       701.89       57289.77       57280.13          57318        57280.13
   2503153012     STATED DOC              0       385.01        34177.6       34169.97          34200        34169.97
   2503153017     STATED DOC              0       890.71       84930.29       84906.58          85000        84906.58
   2503153068     STATED DOC              0        328.8       27734.67       27729.44          27750        27729.44
   2503153086     STATED DOC              0       244.38          25500          25500          25500           25500
   2503153247     STATED DOC              0       538.34        46970.9       46960.98          47000        46960.98
   2503153302     STATED DOC              0       710.75       69089.93        69069.5          69150         69069.5
   2503153357     FULL DOC                0       417.52       46341.74       46321.99          46400        46321.99
   2503153383     STATED DOC              0       999.84       99905.82       99873.82         100000        99873.82
   2503153508     STATED DOC              0          525          52500          52500          52500           52500
   2503153526     STATED DOC              0          792          79200          79200          79200           79200
   2503153573     STATED DOC              0       417.67       36758.76        36750.8          36780         36750.8
   2503153595     STATED DOC              0       273.56       24932.21       24926.15          24950        24926.15
   2503153707     STATED DOC              0       486.02       47180.66       47166.45          47250        47166.45
   2503153769     STATED DOC              0      1523.75         159000         159000         159000          159000
   2503153835     STATED DOC              0       990.29       99803.21       99769.37         100000        99769.37
   2503153883     STATED DOC              0       410.01       35229.24       35222.16          35250        35222.16
   2503153938     STATED DOC              0       335.14       37352.55       37336.46          37400        37336.46
   2503154074     STATED DOC              0       573.19       51934.89       51922.16          52000        51922.16
   2503154414     STATED DOC              0       746.68       67437.88       67421.78          67500        67421.78
   2503154450     STATED DOC              0       257.97       25925.16       25916.72          25950        25916.72
   2503154455     STATED DOC              0        464.6       41970.89       41960.97          42000        41960.97
   2503154538     STATED DOC              0      1713.82      152433.35      152365.22         152500       152365.22
   2503154572     STATED DOC              0       506.67       44207.61       44198.28          44235        44198.28
   2503154685     STATED DOC              0       863.44       78693.84       78674.72          78750        78674.72
   2503154814     STATED DOC              0       411.35        39363.6       39352.45          39400        39352.45
   2503155496     STATED DOC              0      1459.21      133702.94      133669.89         133800       133669.89
   2503155741     STATED DOC              0      1415.94      127911.23      127880.99         128000       127880.99
   2503157190     STATED DOC              0      1645.78      159861.28      159814.11         160000       159814.11
   4503040064     FULL DOC                0       305.86       34805.34       34788.07          35000        34788.07
   4503040860     STATED DOC              0      1469.82      142704.17       142660.2         143000        142660.2
   4503041175     FULL DOC                0       2103.9       226496.6      226374.55         230000       226374.55
   4503041388     STATED DOC              0      1419.08      138706.75      138663.18         139000       138663.18
   4503041398     STATED DOC              0       456.75       47876.59       47858.31          48000        47858.31
   4503041532     STATED DOC              0       561.65       63766.75       63766.75          64000        63766.75
   4503041622     FULL DOC                0       929.58       97745.81       97708.16          98000        97708.16
   4503041635     FULL DOC                0       577.69       74873.58       74825.62          75200        74825.62
   4503042240     STATED DOC              0      1912.21      199640.73      199492.35         200000       199492.35
   4503042721     FULL DOC                0       759.32       64161.72       64017.28          65000        64017.28
   4503044140     STATED DOC              0       628.83       61108.78       61090.53          61180        61090.53
   1000250041     FULL DOC           365.05       365.05       36149.83       36149.83          36200        36149.83
   1000250641     FULL DOC           449.89       449.89       44908.85       44893.98          45000        44893.98
   1000248075     FULL DOC           231.42       231.42       22373.91       22366.21          22500        22366.21
   1000248428     STATED DOC        1204.36      1204.36      123742.88      123698.61         124000       123698.61
   1000249895     STATED DOC         920.44       920.44       78919.77       78903.62          79000        78903.62
   1000251378     STATED DOC         939.99       939.99       79923.29       79907.41          80000        79907.41
   1000251011     STATED DOC         529.13       529.13       55741.94       55735.39          55800        55735.39
   1000249380     STATED DOC         929.51       929.51       96875.87       96864.66          97000        96864.66
   1000252298     STATED DOC         700.29       700.29       59786.32       59783.49          59800        59783.49
   1000250277     STATED DOC        1369.71      1369.71      112978.01      112973.45         113000       112973.45
   1000250937     STATED DOC         699.03       699.03       58944.99        58933.6          59000         58933.6
   1000246500     FULL DOC           307.02       307.02       29797.44       29797.44          29850        29797.44
   1000245475     FULL DOC           407.87       407.87        37124.7       37105.49          37200        37105.49
   1000251302     STATED DOC         766.61       766.61       79966.42       79949.15          80000        79949.15
   1000249409     STATED DOC         584.54       584.54       60370.01       60370.01          61000        60370.01
   1000250875     STATED DOC        1216.99      1216.99      126933.06      126919.29         127000       126919.29
   1000251483     FULL DOC          1151.27      1151.27      133682.27      133617.17         134000       133617.17
   1000250588     STATED DOC         336.05       336.05       28561.14       28561.14          28600        28561.14
   1000250787     STATED DOC         289.09       289.09       24377.26       24372.55          24400        24372.55
   1000243095     STATED DOC         757.88       757.88       75536.99       75510.87          75800        75510.87
   1000249936     STATED DOC          492.9        492.9       51945.68       51945.68          51980        51945.68
   1000250078     STATED DOC         451.88       451.88       49249.61       49228.66          49400        49228.66
   1000250389     FULL DOC           360.37       360.37       32561.81       32553.92          32600        32553.92
   1000246402     FULL DOC           137.13       137.13        14348.3        14342.7          14400         14342.7
   1000252100     STATED DOC         632.22       632.22       49955.31       49955.31          50000        49955.31
   1000248620     FULL DOC           330.89       330.89       24961.22       24957.95          24980        24957.95
   1000251396     FULL DOC           238.91       238.91       18586.99       18584.29          18600        18584.29
   1000248916     STATED DOC        1356.84      1356.84      131836.23      131825.22         131900       131825.22
   1000251467     FULL DOC           609.49       609.49       63851.99       63827.81          64000        63827.81
   1000242693     FULL DOC          1042.94      1042.94      101190.65      101159.53         101400       101159.53
   1000252237     FULL DOC           553.39       553.39        53721.5       53705.33          53800        53705.33
   1000251513     FULL DOC           719.82       719.82       69898.71       69856.84          69980        69856.84
   1000249095     FULL DOC           312.61       312.61       30986.55       30983.78          31000        30983.78
   1000250964     FULL DOC           415.47       415.47       41182.13       41178.45          41200        41178.45
   1000248897     STATED DOC        1277.57      1277.57      115337.15      115308.97         115500       115308.97
   1000245331     FULL DOC           173.62       173.62       17168.01       17162.49          17200        17162.49
   1000250465     STATED DOC         267.45       267.45       25484.89       25478.82          25500        25478.82
   1000251818     FULL DOC           304.49       304.49       29590.56        29585.7          29600         29585.7
   1000251707     STATED DOC         687.18       687.18       57967.95       57934.76          58000        57934.76
   1000251837     FULL DOC           187.21       187.21       18178.85       18173.43          18200        18173.43
   1000248527     FULL DOC           360.48       360.48       34332.98       34322.98          34400        34322.98
   1000251702     STATED DOC        1018.01      1018.01      102961.57      102941.78         103000       102941.78
   1000248532     FULL DOC           498.15       498.15       47897.84       47883.66          47980        47883.66
   1000252177     FULL DOC           291.78       291.78       24198.65       24194.23          24220        24194.23
   1000251998     STATED DOC         581.21       581.21       56477.35       56472.68          56500        56472.68
   1000250295     STATED DOC         744.16       744.16       69585.87       69571.29          69600        69571.29
   1000249664     STATED DOC         225.14       225.14       19913.31       19908.03          20000        19908.03
   1000247569     STATED DOC         457.93       457.93       45697.36       45697.36          45800        45697.36
   1000249562     FULL DOC           192.34       192.34       17375.43       17375.43          17400        17375.43
   1000251550     FULL DOC           822.99       822.99       61156.64       61156.64          61200        61156.64
   1000243218     FULL DOC          1375.55      1375.55      134745.76      134703.63         134990       134703.63
   1000250441     STATED DOC          864.1        864.1       83966.32       83959.38          84000        83959.38
   1000250726     FULL DOC           328.91       328.91       29963.93       29956.48          30000        29956.48
   1000250462     FULL DOC           693.79       693.79       68699.38       68692.53          68800        68692.53
   1000250407     STATED DOC         680.37       680.37       70962.55       70954.85          71000        70954.85
   1000247718     FULL DOC           596.55       596.55       57913.04       57895.57          58000        57895.57
   1000251740     FULL DOC           470.28       470.28       45650.14       45636.36          45720        45636.36
   1000250306     STATED DOC         604.27       604.27       51588.17       51585.72          51600        51585.72
   1000248706     STATED DOC         812.32       812.32       60484.59       60269.91          61000        60269.91
   1000252365     STATED DOC         990.15       990.15      108930.31      108915.99         109000       108915.99
   1000251619     STATED DOC         288.69       288.69       26731.83       26700.81          27050        26700.81
   1000246337     FULL DOC           392.02       392.02       30733.27       30728.62          30760        30728.62
   1000252621     STATED DOC         929.99       929.99       86577.05       86566.94          86980        86566.94
   1000252320     STATED DOC         361.36       361.36       30434.38       30428.06          30500        30428.06
   1000252767     STATED DOC         595.81       595.81       49989.46       49987.27          50000        49987.27
   1000247488     FULL DOC           1614.3       1614.3      191520.16       191421.9         192000        191421.9
   1000252717     FULL DOC           154.55       154.55       17758.89       17750.47          17800        17750.47
   1000251793     STATED DOC         1038.8       1038.8       99969.32       99953.51         100000        99953.51
   1000251419     STATED DOC         733.06       733.06       63891.72       63877.44          64000        63877.44
   1000250027     STATED DOC         555.45       555.45       53921.19       53888.55          54000        53888.55
   1000249995     STATED DOC         978.32       978.32       99941.17       99931.03         100000        99931.03
   1000248848     STATED DOC        1243.82      1243.82       129731.6      129717.53         129800       129717.53
   1000250271     FULL DOC           625.22       625.22       61973.11       61967.57          62000        61967.57
   1000250038     STATED DOC         303.89       303.89       28959.95       28951.69          29000        28951.69
   1000251750     STATED DOC         490.89       490.89       46757.89       46754.06          46800        46754.06
   1000245637     STATED DOC        1545.66      1545.66      162910.67       162892.3         163000        162892.3
   1000248332     STATED DOC        1006.29      1006.29      107550.99      107508.18         107800       107508.18
   1000247459     STATED DOC         1397.8       1397.8      139936.85      139923.84         140000       139923.84
   1000250756     FULL DOC           156.77       156.77       16271.19       16265.27          16300        16265.27
   1000243462     STATED DOC         445.06       445.06       35184.54       35168.49          35200        35168.49
   1000251823     FULL DOC            325.3        325.3       28370.33        28364.2          28400         28364.2
   1000250384     FULL DOC           384.37       384.37       37353.06       37346.91          37365        37346.91
   1000252046     STATED DOC         447.58       447.58       39589.36       39587.16          39600        39587.16
   1000249417     FULL DOC           253.02       253.02       24430.49       24421.75          24600        24421.75
   1000247405     STATED DOC          433.5        433.5       44110.78       44095.41          44200        44095.41
   1000247845     FULL DOC           133.71       133.71       12981.02       12977.11          13000        12977.11
   1000249830     FULL DOC           685.52       685.52       67944.47       67938.34          67980        67938.34
   1000250283     STATED DOC        1034.92      1034.92      107811.06       107798.1         108000        107798.1
   1000249600     FULL DOC           1228.5       1228.5      139485.78      139419.55         140000       139419.55
   1000251737     FULL DOC           473.79       473.79       46909.27       46904.57          46980        46904.57
   1000252137     STATED DOC         224.98       224.98       18982.24       18978.56          19000        18978.56
   1000252057     STATED DOC         483.61       483.61       50972.06       50966.31          51000        50966.31
   1000250597     STATED DOC         676.63       676.63       62551.23       62551.23          63980        62551.23
   1000251725     FULL DOC           585.48       585.48       51786.05       51783.16          51800        51783.16
   1000249904     STATED DOC         426.72       426.72       44970.24       44965.12          45000        44965.12
   1000249804     STATED DOC         744.01       744.01        70825.6        70804.6          71000         70804.6
   1000241265     STATED DOC        1034.45      1034.45      105151.11      105114.19         105400       105114.19
   1000250947     STATED DOC          415.3        415.3        39943.2       39931.49          40000        39931.49
   1000247876     FULL DOC           184.11       184.11       17857.97       17852.42          17900        17852.42
   1000250499     STATED DOC         304.48       304.48       25994.02       25992.78          26000        25992.78
   1000250854     FULL DOC           141.62       141.62       12563.23       12563.23          12580        12563.23
   1000249887     STATED DOC         370.46       370.46       34967.53       34964.96          34980        34964.96
   1000244094     FULL DOC           881.14       881.14       90963.25       90953.84          91000        90953.84
   1000251888     STATED DOC         552.54       552.54       47169.21       47166.98          47180        47166.98
   1000251596     FULL DOC           463.87       463.87       45980.05       45975.94          46000        45975.94
   1000251712     FULL DOC           316.11       316.11       24981.49       24977.65          25000        24977.65
   1000252318     FULL DOC           198.51       198.51       19176.56        19169.8          19300         19169.8
   1000251733     STATED DOC         462.91       462.91       44981.96       44978.24          45000        44978.24
   1000252182     STATED DOC        1223.25      1223.25      128929.31      128914.77         129000       128914.77
   1000242588     FULL DOC           396.14       396.14       41524.43        41508.9          41600         41508.9
   1000250336     STATED DOC        1028.67      1028.67      101912.85      101893.67         102000       101893.67
   1000252681     STATED DOC        1016.53      1016.53      107100.96       107088.5         107200        107088.5
   1000252244     STATED DOC         494.19       494.19        42192.3       42190.32          42200        42190.32
   1000252289     STATED DOC         331.89       331.89       34226.62       34237.53          35000        34237.53
   1000252418     FULL DOC           689.91       689.91       54966.65       54958.05          55000        54958.05
   1000252432     STATED DOC         370.33       370.33       35985.55       35982.57          36000        35982.57
   1000253413     STATED DOC          478.3        478.3       50417.99       50412.36          50440        50412.36
   1000252693     FULL DOC           126.05       126.05       13606.66       13599.67          13780        13599.67
   1000252778     FULL DOC           203.78       203.78       21329.44       21329.44          21400        21329.44
   1000253564     STATED DOC         960.27       960.27       81992.62       81981.21          82000        81981.21
   1000252856     FULL DOC           204.73       204.73       21468.92       21460.97          21500        21460.97
   1000252990     FULL DOC            379.2        379.2       28184.41       28180.98          28200        28180.98
   1000251049     STATED DOC         177.61       177.61        14960.8       14954.38          15000        14954.38
   1000252607     STATED DOC          379.3        379.3       39982.56        39978.1          40000         39978.1
   1000253183     STATED DOC         451.04       451.04       42987.31       42984.05          43000        42984.05
   1000253754     STATED DOC         596.64       596.64       57981.12       57976.37          58000        57976.37
   1000253762     FULL DOC            381.8        381.8        31495.1       31493.84          31500        31493.84
   1000252322     STATED DOC         992.14       992.14      116775.12      116756.01         116850       116756.01
   1000253527     FULL DOC           153.49       153.49       13388.86       13385.99          13400        13385.99
   1000249997     STATED DOC         609.87       609.87          64978       64962.99          65000        64962.99
   1000251339     FULL DOC          1383.81      1383.81      162875.59      162848.94         162980       162848.94
   1000253716     FULL DOC           538.77       538.77       43970.92       43963.43          44000        43963.43
   1000254388     FULL DOC           372.58       372.58        31954.9       31948.44          31980        31948.44
   1000253276     STATED DOC         293.05       293.05       32961.88       32957.25          32980        32957.25
   1000251943     STATED DOC         636.51       636.51       54340.13       54337.59          54350        54337.59
   1000252461     STATED DOC          199.1        199.1       17991.73       17978.98          18000        17978.98
   1000254036     STATED DOC          774.5        774.5       64989.09       64986.28          65000        64986.28
   1000254569     FULL DOC           325.49       325.49       26557.89       26557.89          26580        26557.89
   1000253112     STATED DOC         812.54       812.54       86550.65       86550.65          86600        86550.65
   1000254608     FULL DOC           610.02       610.02       62936.66       62936.66          63000        62936.66
   1000253964     FULL DOC           358.72       358.72       27467.65        27463.7          27500         27463.7
   1000254395     FULL DOC           304.53       304.53       31933.74       31921.91          31980        31921.91
   1000254397     FULL DOC           424.76       424.76       42963.96       42959.85          42980        42959.85
   1000253860     FULL DOC           583.93       583.93       50937.68        50926.8          50980         50926.8
   1000252336     STATED DOC         380.61       380.61        36985.2        36985.2          37000         36985.2
   1000254595     STATED DOC         386.79       386.79       37594.05       37584.91          37600        37584.91
   1000252876     STATED DOC          916.1        916.1       95115.94       95081.64          95250        95081.64
   1000251668     STATED DOC         303.88       303.88       26737.15       26731.28          26760        26731.28
   1000254669     FULL DOC           450.34       450.34        33983.2       33978.86          34000        33978.86
   1000253859     FULL DOC           511.03       511.03       46157.03          46146          46200           46146
   1000254125     STATED DOC         188.39       188.39       14893.46       14888.96          14900        14888.96
   1000254251     FULL DOC          1006.93      1006.93      103957.79      103947.04         104000       103947.04
   1000254216     STATED DOC         763.75       763.75       81363.08       81353.63          81400        81353.63
   1000254322     FULL DOC           685.73       685.73       67970.49       67970.49          68000        67970.49
   1000253824     FULL DOC           891.19       891.19       89883.28        89853.4          90000         89853.4
   1000254706     FULL DOC           264.22       264.22       25698.85       25694.65          25705        25694.65
   1000254821     STATED DOC         888.28       888.28       87919.38       87864.31          88000        87864.31
   1000248266     FULL DOC           258.85       258.85       22551.21       22546.04          22600        22546.04
   1000254554     STATED DOC         242.76       242.76       19168.43       19165.26          19200        19165.26
   1000254495     FULL DOC           525.14       525.14       42173.64       42173.64          42200        42173.64
   1000255313     STATED DOC         888.59       888.59       74958.57       74944.43          75000        74944.43
   1000254836     STATED DOC         168.87       168.87       14986.81       14983.42          15000        14983.42
   1000254867     FULL DOC           268.45       268.45       26069.66       26061.88          26100        26061.88
   1000254465     FULL DOC           476.83       476.83       46319.79       46306.12          46360        46306.12
   1000254244     FULL DOC           186.12       186.12        15192.5       15189.94          15200        15189.94
   1000254729     FULL DOC           156.96       156.96       14967.73       14963.55          14980        14963.55
   1000254051     FULL DOC           534.87       534.87       51983.43       51979.18          52000        51979.18
   1000255030     FULL DOC           544.55       544.55       53986.08       53976.56          54000        53976.56
   1000255091     FULL DOC          1193.18      1193.18         115963         115963         116000          115963
   1000254525     FULL DOC           594.97       594.97       58984.79        58974.4          59000         58974.4
   1000254641     FULL DOC           464.01       464.01       49943.03       49936.79          49990        49936.79
   1000252610     FULL DOC           912.51       912.51      109924.04      109904.66         110000       109904.66
   1000252435     STATED DOC        1161.94      1161.94      119893.45      119880.49         120000       119880.49
   1000250522     FULL DOC           209.22       209.22        22595.4        22595.4          22640         22595.4
      9941049     FULL DOC                0       351.03       39758.08       39718.49          40000        39718.49
     10288055     STATED DOC              0       303.03       30213.36       30173.19          30475        30173.19
     10311912     LIMITED DOC             0      2338.67      351531.39      351531.39         356000       351531.39
     10312284     FULL DOC                0       566.36       81619.79       81555.05          82000        81555.05
     10320520     NO DOC                  0       266.17       20538.53       20499.14          20766        20499.14
     10320528     NO RATIO                0       691.56       54045.01       53938.94          54658        53938.94
     10320554     FULL DOC                0       264.79       24107.25       24101.11          24150        24101.11
     10320560     NO RATIO                0         1240      120286.66      120249.53         120550       120249.53
     10320568     NO RATIO                0       678.74       73988.07       73956.73          74200        73956.73
     10320590     NO RATIO                0       725.56        66650.2        66632.8          66767         66632.8
     10320616     NO DOC                  0        128.3       16240.84       16240.84          16308        16240.84
     10320700     NO RATIO                0       347.28       41154.33       41132.86          41300        41132.86
     10320708     NO RATIO                0          508       44294.08       44284.39          44350        44284.39
     10320714     NO RATIO                0       861.75       86778.46       86778.46          87019        86778.46
     10320726     NO RATIO                0       294.05       31414.89       31402.27          31500        31402.27
     10320728     NO DOC                  0       102.87        9727.28        9721.68          10000         9721.68
     10320744     NO DOC                  0       789.52       80337.51       80309.52          80500        80309.52
     10320746     NO RATIO                0       482.38       52076.14       52054.85          52200        52054.85
     10320752     NO DOC                  0       252.37       26451.86       26431.98          26500        26431.98
     10320784     NO DOC                  0       341.91       32276.56        32267.5          32329         32267.5
     10320790     NO RATIO                0       375.94       36540.43       36540.43          37600        36540.43
     10320846     NO RATIO                0       651.26       74754.46       74754.46          74999        74754.46
     10320854     FULL DOC                0       281.96       28146.07       28136.78          28200        28136.78
     10320868     NO DOC                  0          552       49817.43       49805.12          49900        49805.12
     10320886     NO RATIO                0      1328.07      120979.41      120918.96         121125       120918.96
     10320892     FULL DOC                0        450.6       42442.15       42442.15          43000        42442.15
     10320914     NO RATIO                0       374.55       32658.81       32651.67          32700        32651.67
     10320974     NO DOC                  0       201.06       20465.65       20451.46          20500        20451.46
     10321014     NO DOC                  0       885.76       77873.62       77855.83          78000        77855.83
     10353971     NO RATIO                0       250.01        29016.9       28988.29          29100        28988.29
     10354051     NO DOC                  0       242.84       25422.23       25422.23          25500        25422.23
     10354523     NO RATIO                0       102.86        9982.39        9976.29          10000         9976.29
     10354525     NO RATIO                0       102.86        9982.39        9976.29          10000         9976.29
     10354733     NO RATIO                0       523.33       57602.89       57577.58          57800        57577.58
     10354803     NO RATIO                0       745.87       87448.52       87404.06          87750        87404.06
     10354855     NO RATIO                0       195.95       16791.89       16791.89          16796        16791.89
     10354857     NO RATIO                0       198.29        16994.2        16994.2          16996         16994.2
     10355349     NO RATIO                0       234.72        29381.6        29381.6          29500         29381.6
     10355394     NO DOC                  0       282.21       33516.35       33516.35          33929        33516.35
     10355482     NO DOC                  0       747.02       88745.24       88691.54          89813        88691.54
     10355592     STATED DOC              0       293.55       33359.33       33343.77          33450        33343.77
     10355770     STATED DOC              0       275.92       26079.39       25952.88          42000        25952.88
     10356087     NO DOC                  0       256.17          26830          26830          26900           26830
     10356094     STATED DOC              0       365.02       57425.53       57371.56          57750        57371.56
     10356098     FULL DOC                0       233.33       34822.52       34792.32          35070        34792.32
     10356181     NO RATIO                0       365.03       46193.85       46165.65          46400        46165.65
     10356185     NO RATIO                0       327.18       30317.26       30317.26          30380        30317.26
     10356195     NO DOC                  0       860.02        97734.4       97688.83          98000        97688.83
     10356205     NO DOC                  0       180.78       26343.47       26343.47          26500        26343.47
     10357189     NO RATIO                0       532.65       58063.37       58063.37          58230        58063.37
     10382226     NO DOC                  0       428.46       39948.29       39937.62          40000        39937.62
     10391857     NO RATIO                0       286.24       31176.03       31176.03          31292        31176.03
     10392127     NO RATIO                0      1362.19      161507.22      161339.38         162000       161339.38
     10392523     NO RATIO                0       386.59        40874.6       40858.44          41000        40858.44
     10392601     NO RATIO                0       213.73       23773.73       23763.07          23850        23763.07
     10392651     NO RATIO                0       508.26       54838.38       54815.67          55000        54815.67
     10392867     NO RATIO                0       390.52       44350.48       44329.55          44500        44329.55
     10392925     NO RATIO                0       221.59       25152.27       25140.28          25250        25140.28
     10393167     NO RATIO                0       470.82       54555.17       54527.61          54800        54527.61
     10393199     NO RATIO                0       770.46      104570.13       104496.8         105000        104496.8
     10393201     NO RATIO                0      1124.82      112247.93      112210.51         112500       112210.51
     10393255     NO RATIO                0       735.58       74848.61       74822.53          75000        74822.53
     10393443     NO RATIO                0        575.8       73688.57       73642.41          74030        73642.41
     10406455     FULL DOC                0        87.76        9977.49        9972.88          10000         9972.88
     10406473     FULL DOC                0        87.76        9977.49        9972.88          10000         9972.88
     10424663     NO RATIO                0       353.16       41808.07       41785.89          42000        41785.89
     10424729     NO RATIO                0       144.91       13081.54       13078.35          13100        13078.35
     10424819     NO RATIO                0       397.91          43394       43375.79          43500        43375.79
     10424869     NO DOC                  0       259.33       28304.32       28280.88          28350        28280.88
     10424903     NO DOC                  0       225.02       20204.81       20154.48          20500        20154.48
     10424973     NO DOC                  0       484.54       52840.89       52840.89          52970        52840.89
     10425045     NO RATIO                0       496.64       51996.37       51996.37          52150        51996.37
     10425065     NO DOC                  0      1120.02      143568.74      143391.87         144000       143391.87
     10425121     NO RATIO                0       987.88       100521.7      100486.68         100725       100486.68
     10425163     NO DOC                  0        772.4       75662.87       75639.22          75800        75639.22
     10425191     NO RATIO                0        183.7        20022.3       20047.33          20500        20047.33
     10425207     NO DOC                  0       103.51       11761.01       11755.51          11795        11755.51
     10425447     NO RATIO                0       174.67       20843.61       20831.78          21000        20831.78
     10425507     STATED DOC              0       411.63        44906.4       44868.84          45000        44868.84
     10425635     FULL DOC                0       314.28       39364.65        39341.5          39500         39341.5
     10425927     NO RATIO                0       549.23       55906.22       55886.93          56000        55886.93
     10425937     NO RATIO                0       396.08          38800          38800          38800           38800
     10425941     NO RATIO                0       283.28       24499.28       24499.28          24500        24499.28
     10425983     NO RATIO                0       496.55       56428.65       56402.34          56582        56402.34
     10425999     NO RATIO                0       600.82       68275.08       68275.08          69492        68275.08
     10434343     STATED DOC              0       337.66       41387.87       41364.93          41500        41364.93
     10436287     NO RATIO                0       464.72        52848.5        52848.5          53000         52848.5
     10438129     NO RATIO                0      1180.32      105659.64      105400.58         107000       105400.58
     10439207     NO RATIO                0       273.53       24077.79       24043.03          25000        24043.03
     10440769     NO DOC                  0       377.04       40719.64       40703.14          40800        40703.14
     10440871     STATED DOC              0       293.34       30888.08       30876.34          30950        30876.34
     10440929     NO DOC                  0       102.81        9307.25        9289.29          10000         9289.29
     10440953     NO DOC                  0       232.21       24445.67       24445.67          24500        24445.67
     10441713     NO DOC                  0       195.71       21132.41       21120.55          21500        21120.55
     10441905     NO DOC                  0       390.17       41901.71       41884.81          42000        41884.81
     10442129     FULL DOC                0       197.94       27125.45       27145.25          27300        27145.25
     10442285     LIMITED DOC             0       133.05       19427.01       19411.33          19504        19411.33
     10443047     LIMITED DOC             0       102.91       15156.51       15170.92          15468        15170.92
     10445575     NO RATIO                0       141.63       17661.25       17650.24          17800        17650.24
     10446469     FULL DOC                0       142.62       16409.92       16409.92          16600        16409.92
     10446475     FULL DOC                0       207.52        24736.1       24721.83          24950        24721.83
     10446481     FULL DOC                0       114.51       13085.53       13085.53        13187.5        13085.53
     10446493     NO RATIO                0       329.08        37345.7       37363.42          37500        37363.42
     10446513     STATED DOC              0       613.68       78158.47       78106.55          78900        78106.55
     10446549     FULL DOC                0       106.03       14704.21       14693.14          14800        14693.14
     10446579     NO RATIO                0          801       91898.14       91853.39          92250        91853.39
     10446635     NO RATIO                0       454.06       53837.45        53809.6          54000         53809.6
     10446747     NO DOC                  0       234.42       26126.71       26126.71          27285        26126.71
     10446781     NO RATIO                0       773.17       81783.88       81751.88          82000        81751.88
     10448053     NO RATIO                0       793.05       88233.46       88194.07          88500        88194.07
     10448185     NO RATIO                0       162.18       14446.21       14402.91          15200        14402.91
     10449715     STATED DOC              0          639       68906.46       68906.46          70000        68906.46
     10450135     LIMITED DOC             0       426.65       41339.85       41327.46          41400        41327.46
     10450491     NO RATIO                0       292.19        30467.6        30445.5          30500         30445.5
     10450865     NO DOC                  0       288.19       26493.94       26487.25          26520        26487.25
     10451579     NO DOC                  0        397.2        42437.4       42420.37          42550        42420.37
     10451661     NO RATIO                0       228.52       23236.67       23236.67          23300        23236.67
     10451799     NO RATIO                0       642.24        68613.7       68586.12          68800        68586.12
     10451813     NO DOC                  0       430.13       47855.43       47812.52          48000        47812.52
     10451827     FULL DOC                0       136.85          17131          17131          17200           17131
     10451887     FULL DOC                0       250.55       33175.71       33175.71          33350        33175.71
     10452729     NO RATIO                0        175.7       18423.33       18416.51          18450        18416.51
     10453061     NO RATIO                0       204.43       24771.22       24757.73          24850        24757.73
     10453097     FULL DOC                0       236.39       25082.27       25002.64          25500        25002.64
     10453235     STATED DOC              0       462.01       59184.74       59148.12          59400        59148.12
     10453283     NO RATIO                0       221.27       27408.16       27392.45          27500        27392.45
     10453339     NO RATIO                0       309.16       37594.55       37571.27          37997        37571.27
     10453453     LIMITED DOC             0       145.02       19866.01       19866.01          20000        19866.01
     10453883     NO RATIO                0      1632.38      149815.47      149777.38         150000       149777.38
     10458895     NO DOC                  0      1160.26       99138.47       98917.96         100000        98917.96
     10459251     NO DOC                  0       318.33       34641.04       34625.82          34800        34625.82
     10459321     NO RATIO                0       303.26       26223.35       26217.83          26250        26217.83
     10461231     NO DOC                  0       207.39       17786.04       17782.45          17800        17782.45
     10461285     FULL DOC                0       470.14        51771.4       51678.76          53200        51678.76
     10461555     STATED DOC              0       763.82       95782.32       95726.89          96000        95726.89
     10461819     NO DOC                  0       198.07       16983.23       16983.23          17000        16983.23
     10462959     NO RATIO                0       436.72       37041.45       37041.45          37500        37041.45
     10462965     NO RATIO                0       222.29       17665.22       17630.62          17800        17630.62
     10462985     NO RATIO                0       125.64       11398.12       11398.12          11400        11398.12
     10463029     FULL DOC                0       158.57        18257.5        18257.5          18300         18257.5
     10463123     STATED DOC              0       325.86          42970          42970          42970           42970
     10463129     STATED DOC              0       796.47       89798.97       89758.31          90000        89758.31
     10463839     NO DOC                  0       900.22       78858.31       78840.32          79000        78840.32
     10464141     NO RATIO                0       270.19       23978.89       23973.47          24000        23973.47
     10465261     NO DOC                  0       554.63       44561.57       44561.57          45000        44561.57
     10465357     NO DOC                  0       160.11       15224.44       15224.44          15450        15224.44
     10465379     STATED DOC              0       160.67       17571.48       17564.19          17600        17564.19
     10465395     NO DOC                  0        594.7       61265.54       61243.93          61350        61243.93
     10468311     NO RATIO                0       277.58       27960.79       27960.79          28030        27960.79
     10468325     NO RATIO                0       394.28       33806.61        33799.7          33840         33799.7
     10468417     NO RATIO                0       446.45       42938.93       42938.93          43000        42938.93
     10468421     NO DOC                  0          563        47165.8          47157          47200           47157
     10468427     NO DOC                  0       698.84       59908.57       59908.57          59980        59908.57
     10469117     STATED DOC              0       1578.3       179676.8      179594.31         180000       179594.31
     10469161     NO DOC                  0       621.02       52431.55       52421.14          52500        52421.14
     10469509     NO RATIO                0      1207.94       93698.51       93685.23          93750        93685.23
     10469533     NO RATIO                0       943.75       80952.58       80920.06          81000        80920.06
     10474543     NO DOC                  0         1019       99849.97       99849.97         100000        99849.97
     10475509     NO RATIO                0       131.67       15356.66       15356.66          15400        15356.66
     10475521     NO DOC                  0       178.64       17374.49       17374.49          17400        17374.49
     10475603     STATED DOC              0        92.94        10552.4       10547.31          10600        10547.31
     10475613     FULL DOC                0       134.25       12408.68       12346.53          12500        12346.53
     10475621     NO RATIO                0      1356.25         150000         150000         150000          150000
     10475973     NO RATIO                0       183.46       19513.09       19498.15          19535        19498.15
     10476001     STATED DOC              0       536.04          61900          61900          62000           61900
     10477545     NO RATIO                0       458.75       51212.36       51189.98          51300        51189.98
     10477555     NO RATIO                0        87.68        9982.06        9977.48          10000         9977.48
     10477573     NO DOC                  0        87.68        9977.48        9977.48          10000         9977.48
     10477575     NO DOC                  0        87.68        9982.06        9977.48          10000         9977.48
     10477577     NO DOC                  0        87.68        9982.06        9977.48          10000         9977.48
     10477585     FULL DOC                0       198.16       22569.71       22549.09          22600        22549.09
     10478521     STATED DOC              0       425.35       46420.04       46400.87          46500        46400.87
     10478581     NO RATIO                0       691.23       67101.91        67081.7          67200         67081.7
     10478625     NO RATIO                0      1201.54      149665.11      149579.82         150000       149579.82
     10478841     NO DOC                  0       691.63       60149.03       60135.08          60300        60135.08
     10478925     STATED DOC              0       419.16       39956.02       39944.74          40000        39944.74
     10478979     FULL DOC                0       416.29       31511.76       31511.76          31900        31511.76
     10479039     STATED DOC              0       587.37       61687.17       61687.17          61800        61687.17
     10479085     NO RATIO                0          340       29939.97       29939.97          30000        29939.97
     10479089     STATED DOC              0       217.45       24740.18       24728.69          24800        24728.69
     10479181     NO DOC                  0       379.55          41500          41500          41500           41500
     10479211     FULL DOC                0       191.76       19689.88       19689.88          20500        19689.88
     10482675     STATED DOC              0       281.82       31539.49        31511.9          31580         31511.9
     10482969     NO DOC                  0       241.39       29916.81       29916.81          30000        29916.81
     10483015     NO DOC                  0       106.95       12972.72       12965.77          13000        12965.77
     10483035     NO RATIO                0      1246.68      121033.75      120997.41         121200       120997.41
     10483095     NO DOC                  0       372.36       36157.94       36147.16          36200        36147.16
     10483099     NO DOC                  0       617.17       59927.61       59909.72          60000        59909.72
     10483139     NO RATIO                0       196.84        26735.6          26717          26825           26717
     10483161     NO RATIO                0       326.59       31703.63       31694.08          31750        31694.08
     10483215     STATED DOC              0       133.44       16836.67       16814.54          17000        16814.54
     10483229     NO RATIO                0       889.36       74241.98       74241.98          74242        74241.98
     10483259     STATED DOC              0       229.83       27988.51       27988.51          28000        27988.51
     10483263     NO DOC                  0       385.47       38901.65       38901.65          39000        38901.65
     10483425     NO DOC                  0       768.75       74789.55       74767.14          74877        74767.14
     10483485     STATED DOC              0       240.09          29250          29250          29250           29250
     10483599     FULL DOC                0       430.09       48906.56       48906.56          49050        48906.56
     10483851     NO DOC                  0        240.7        25229.1        25229.1          25275         25229.1
     10485007     NO RATIO                0       320.52        32954.8       32943.23          33000        32943.23
     10485505     FULL DOC                0       548.85       59927.82       59878.64          60000        59878.64
     10486439     NO DOC                  0       180.58       18323.44       18336.32          19000        18336.32
     10486519     FULL DOC                0       397.55          42500          42500          42500           42500
     10486521     NO RATIO                0       179.21       13898.67       13872.63          14000        13872.63
     10486541     STATED DOC              0      1496.04      166492.05      166492.05         167000       166492.05
     10487819     STATED DOC              0       497.25       58497.25       58497.25          58500        58497.25
     10488389     NO RATIO                0       292.86       33340.04       33324.74          33400        33324.74
     10488565     NO DOC                  0       193.32       18883.33       18871.94          18900        18871.94
     10488721     STATED DOC              0       626.43       60811.09       60811.09          60900        60811.09
     10489455     NO RATIO                0        87.68         9986.6        9977.48          10000         9977.48
     10489777     NO RATIO                0       416.77       46698.58       46698.58          46800        46698.58
     10490431     NO DOC                  0       888.98       79145.46       79062.77          79600        79062.77
     10491127     NO RATIO                0       832.99        94872.6       94829.42          95000        94829.42
     10491177     STATED DOC              0       574.64          71830          71830          71830           71830
     10491223     STATED DOC              0       359.98       46199.99       46199.99          46200        46199.99
     10491231     FULL DOC                0       300.45       33920.47       33890.44          33950        33890.44
     10491303     NO RATIO                0         94.7       10768.86       10768.86          10800        10768.86
     10491307     STATED DOC              0       692.28          61650          61650          61650           61650
     10491721     NO RATIO                0       358.49       36128.88       36116.63          36200        36116.63
     10491725     NO RATIO                0       326.53        40708.7       40685.45          40800        40685.45
     10491877     STATED DOC              0        334.3       32462.24       32452.56          32500        32452.56
     10491957     NO DOC                  0       703.86       64118.67       64086.66          64150        64086.66
     10493843     STATED DOC              0       101.71       11568.51       11573.87          11600        11573.87
     10493853     NO RATIO                0       467.71       49835.47       49835.47          50000        49835.47
     10493891     NO RATIO                0       789.44       71948.63       71913.46          72000        71913.46
     10493919     FULL DOC                0       204.22          22850          22850          22850           22850
     10493949     NO RATIO                0       942.66       85185.91       84977.98          86000        84977.98
     10493983     NO DOC                  0       206.54          20484       20471.15          20500        20471.15
     10494145     NO RATIO                0       259.53       22139.16       22127.39          22275        22127.39
     10494221     NO RATIO                0       202.71       17820.54       17820.54          17850        17820.54
     10494387     NO DOC                  0       149.42       12345.59       12345.59          12500        12345.59
     10498215     FULL DOC                0          256          32000          32000          32000           32000
     10498303     STATED DOC              0       173.45        18935.3       18927.14          19000        18927.14
     10499995     NO RATIO                0      1043.23       95905.58       95881.35          96000        95881.35
     10500013     NO DOC                  0      1013.25       99871.68        99840.5         100000         99840.5
     10500665     FULL DOC                0        182.6       19759.14       19751.08          19800        19751.08
     10500753     STATED DOC              0       101.16       10733.09       10733.09          10750        10733.09
     10502253     NO RATIO                0       795.28          76500          76500          76500           76500
     10502257     NO DOC                  0       164.27       15981.31       15981.31          16000        15981.31
     10502321     FULL DOC                0       243.84          25500          25500          25500           25500
     10502713     NO RATIO                0      1759.36       161740.8      161699.94         161900       161699.94
     10502779     NO RATIO                0       282.08        25476.3       25470.21          25500        25470.21
     10502801     NO RATIO                0       451.55       51856.69       51856.69          52000        51856.69
     10504943     NO RATIO                0       292.44       25075.48       25065.19          25100        25065.19
     10504951     NO DOC                  0       419.55       41200.44       41200.44          41250        41200.44
     10504957     FULL DOC                0       774.13       76337.38       76126.24          77000        76126.24
     10504987     NO DOC                  0       103.91       11480.87       11480.87          11500        11480.87
     10504997     NO RATIO                0       224.13       23325.35       23316.98          23350        23316.98
     10505025     FULL DOC                0       439.83       44456.69       44441.98          44500        44441.98
     10505115     NO DOC                  0       986.87       91680.13       91680.13          91800        91680.13
     10508731     STATED DOC              0       157.83       17662.35       17662.35          18000        17662.35
     10513085     FULL DOC                0       462.47       46744.45       46728.97          46790        46728.97
     10514127     FULL DOC                0       129.74       14913.95       14913.95          15100        14913.95
     10514139     FULL DOC                0       157.07       18037.98       18027.47          18281        18027.47
     10515241     NO RATIO                0       439.63       45751.61       45735.18          45800        45735.18
     10515315     NO RATIO                0       362.55       35951.84       35940.57          35985        35940.57
     10517057     STATED DOC              0       214.88       23272.58       23263.27          23300        23263.27
     10517083     NO RATIO                0       857.75          73000          73000          73000           73000
     10517155     STATED DOC              0       153.49          19186          19186          19186           19186
     10517185     NO RATIO                0       712.97       63956.62       63941.84          64000        63941.84
     10517199     STATED DOC              0       390.88          53000          53000          53000           53000
     10521091     NO RATIO                0       554.03          49800          49800          49800           49800
     10521129     STATED DOC              0       332.46          39500          39500          39500           39500
     10521243     NO DOC                  0       182.52       17430.71       17425.77          17450        17425.77
   3000917884     STATED DOC              0       671.22       83282.26       83235.66          83420        83235.66
   3000922146     STATED DOC              0      1019.85      114850.12      114799.32         115000       114799.32
   3000924367     STATED DOC              0       450.14       35589.66       35579.06          35600        35579.06
   3000920385     STATED DOC              0       717.22       65951.58        65935.1          66000         65935.1
   3000910301     STATED DOC              0       594.21       50959.98       50959.98          51000        50959.98
   3000910426     NO RATIO                0       898.29      107835.09      107779.26         108000       107779.26
   3000910539     FULL DOC                0       412.26       37499.61       37499.61          37600        37499.61
   3000910738     STATED DOC              0       921.45      104859.48      104811.86         105000       104811.86
   3000910789     FULL DOC                0       348.87       36931.69       36917.51          37000        36917.51
   3000910801     STATED DOC              0       529.36       49548.43       49548.43          49600        49548.43
   3000911304     STATED DOC              0       1592.8      151875.34      151832.93         152000       151832.93
   3000911688     FULL DOC                0       229.29       21084.53       21079.26          21100        21079.26
   3000911705     FULL DOC                0       271.67       24981.68       24975.44          25000        24975.44
   3000911939     STATED DOC              0      1122.86      134793.88       134724.1         135000        134724.1
   3000912298     NO DOC                  0       390.29        40522.9        40522.9          40580         40522.9
   3000912450     STATED DOC              0       922.98      102869.32      102825.02         103000       102825.02
   3000912504     STATED DOC              0        272.6        23186.8        23182.3          23200         23182.3
   3000912700     FULL DOC                0       405.85       29290.95       29287.85          29300        29287.85
   3000912838     STATED DOC              0      1026.41       97795.57       97767.49          97950        97767.49
   3000912981     STATED DOC              0        507.7       48858.77       48844.75          48900        48844.75
   3000913078     STATED DOC              0      1893.51      206751.05      206666.61         207000       206666.61
   3000913141     FULL DOC                0       588.49       52697.45       52685.34          52733        52685.34
   3000913162     FULL DOC                0       323.65       32967.18       32956.03          33000        32956.03
   3000913326     STATED DOC              0       973.59      120732.64      120732.64         121000       120732.64
   3000913431     STATED DOC              0       675.73       76896.96       76862.04          77000        76862.04
   3000913454     STATED DOC              0       858.75       81882.79       81859.93          81950        81859.93
   3000913549     NO RATIO                0       816.25       93870.82       93827.05          94000        93827.05
   3000913624     NO RATIO                0       322.98       31363.54       31363.54          31400        31363.54
   3000913825     STATED DOC              0       738.13       64944.48       64944.48          65000        64944.48
   3000913903     STATED DOC              0        618.8        57919.7        57919.7          57980         57919.7
   3000914373     FULL DOC                0       663.53       55969.04       55958.48          56000        55958.48
   3000914380     FULL DOC                0       509.49       42976.26       42968.16          43000        42968.16
   3000914388     FULL DOC                0        485.8       40952.76       40944.74          41000        40944.74
   3000914478     STATED DOC              0       867.31       97538.07       97493.74          97800        97493.74
   3000915253     STATED DOC              0       759.69       76614.52       76614.52          76714        76614.52
   3000915749     STATED DOC              0       723.43       65932.94       65916.92          65980        65916.92
   3000915922     NO DOC                  0       604.93       49375.67       49367.36          49400        49367.36
   3000916668     STATED DOC              0       619.56       76915.56       76829.85          77000        76829.85
   3000916677     FULL DOC                0       287.58       32710.94       32710.94          32770        32710.94
   3000916695     FULL DOC                0       364.71       41942.28       41922.72          42000        41922.72
   3000917011     STATED DOC              0       286.12       24964.55       24959.28          24980        24959.28
   3000917689     STATED DOC              0       765.21       91859.53       91811.97          92000        91811.97
   3000917717     NO DOC                  0      1125.75      136625.53      136552.94         136840       136552.94
   3000917993     STATED DOC              0       744.24       81354.23       81313.37          82200        81313.37
   3000918103     NO RATIO                0       669.06       82098.72       82053.95          82231        82053.95
   3000918327     STATED DOC              0      1247.53      134841.95      134788.33         135000       134788.33
   3000918422     STATED DOC              0       340.23       39533.95       39514.93          39600        39514.93
   3000918424     NO RATIO                0       772.44       95894.73       95787.87          96000        95787.87
   3000918516     STATED DOC              0      1025.75      110869.79       110825.7         111000        110825.7
   3000918554     STATED DOC              0       830.42       72439.82       72439.82          72500        72439.82
   3000918570     FULL DOC                0        90.39       10286.22       10281.55          10300        10281.55
   3000918877     NO DOC                  0       692.33       56349.18       56314.35          57000        56314.35
   3000919025     STATED DOC              0       759.93       93249.76       93198.92          93400        93198.92
   3000919134     STATED DOC              0       832.67       89056.33       89021.46          89200        89021.46
   3000919207     STATED DOC              0       472.34       50513.11       50493.28          50600        50493.28
   3000919327     STATED DOC              0       968.22      118808.58       118743.8         119000        118743.8
   3000919438     STATED DOC              0      1029.92      127788.67      127717.17         128000       127717.17
   3000919514     STATED DOC              0        665.4       79204.56       79250.81          80000        79250.81
   3000919738     STATED DOC              0          548       49944.35       49932.21          49980        49932.21
   3000919788     STATED DOC              0       267.66       30485.96       30444.79          30500        30444.79
   3000919841     NO RATIO                0        499.2       56217.65       56192.79          56291        56192.79
   3000919912     STATED DOC              0       675.73       76896.96       76862.04          77000        76862.04
   3000919919     STATED DOC              0       158.14       17693.38       17682.68          18020        17682.68
   3000919936     NO RATIO                0       812.67      100846.92      100733.86         101000       100733.86
   3000919984     STATED DOC              0       667.84       82862.96       82816.59          83000        82816.59
   3000920099     STATED DOC              0       217.34       19952.67       19947.33          20000        19947.33
   3000920177     STATED DOC              0      1089.32      109893.53      109857.36         110000       109857.36
   3000920376     STATED DOC              0       473.71       53907.76       53883.28          53980        53883.28
   3000920810     STATED DOC              0      1062.27      124732.63      124732.63         124975       124732.63
   3000920957     STATED DOC              0       948.65      117657.92       117591.7         117900        117591.7
   3000921599     NO DOC                  0       277.31       31501.08       31501.08          31600        31501.08
   3000921715     NO DOC                  0        807.9       83911.74       83881.77          84000        83881.77
   3000921848     STATED DOC              0      1023.71       98516.84       98488.56          98600        98488.56
   3000922442     NO RATIO                0       430.13       47959.57       47918.44          48000        47918.44
   3000922684     NO RATIO                0       214.43       26606.02       26591.14          26650        26591.14
   3000922764     STATED DOC              0      1026.34      112065.06      112019.29         112200       112019.29
   3000923300     FULL DOC                0       447.61       35384.48       35379.18          35400        35379.18
   3000923340     FULL DOC                0        417.5       36427.43       36419.74          36450        36419.74
   3000923734     STATED DOC              0      1047.37       99762.21       99733.25          99950        99733.25
   3000924020     FULL DOC                0       365.37       32717.92        32710.4          32740         32710.4
   3000924061     FULL DOC                0       365.37       32717.92        32710.4          32740         32710.4
   3000924798     NO RATIO                0       301.45       34295.32       34279.66          34350        34279.66
   3000926319     NO RATIO                0       291.11       34946.57       34928.48          35000        34928.48
   3000908001     FULL DOC                0       322.84       32568.44       32557.71          32600        32557.71
   3000921685     NO DOC                  0       930.66       75962.56       75949.78          76000        75949.78
   3000903236     STATED DOC              0      1009.46      105885.58      105846.74         106000       105846.74
   3000919403     NO RATIO                0       491.92       49153.68       49137.94          49200        49137.94
   3000911386     NO RATIO                0       723.62       86866.02       86821.04          87000        86821.04
   3000914096     STATED DOC              0       637.74       61946.24       61927.96          62000        61927.96
   3000915548     STATED DOC              0       811.35       97397.03       97346.59          97547        97346.59
   3000900217     NO RATIO                0       785.92       74896.28       74896.28          75000        74896.28
   3000856252     STATED DOC              0        309.4       36274.94        36256.5          36400         36256.5
   3000910010     STATED DOC              0        263.5       30933.79       30933.79          31000        30933.79
   3000864916     STATED DOC              0       515.49        59828.6       59799.22          60000        59799.22
   3000885392     STATED DOC              0       457.06       40564.34       40545.91          40600        40545.91
   3000892593     STATED DOC              0       639.22       60932.94       60915.74          61000        60915.74
   3000892143     NO RATIO                0       454.23       44838.65       44838.65          45000        44838.65
   3000898506     STATED DOC              0       399.98       41939.16       41923.62          42000        41923.62
   3000900298     FULL DOC                0       229.97       25357.98       25347.25          25400        25347.25
   3000887262     FULL DOC                0       365.82       45919.46       45888.47          46500        45888.47
   3000877839     STATED DOC              0       688.49       80802.86       80762.48          81000        80762.48
   3000883301     STATED DOC              0       1029.8      104860.08      104824.27         105000       104824.27
   3000888852     FULL DOC                0       401.16       38862.22       38849.68          39000        38849.68
   3000893280     NO RATIO                0       741.47       58605.48       58596.58          58640        58596.58
   3000895236     STATED DOC              0       581.64       45972.94       45965.96          46000        45965.96
   3000897966     NO RATIO                0        887.7       85306.57       85280.82          85500        85280.82
   3000901048     STATED DOC              0       717.22        65935.1       65918.44          66000        65918.44
   3000904709     STATED DOC              0       390.36       41322.75       41322.75          41400        41322.75
   3000915504     STATED DOC              0       165.02       16972.62       16966.72          16990        16966.72
   3000913274     STATED DOC              0       120.28       13980.25       13973.56          14000        13973.56
   3000912371     STATED DOC              0        98.08        9774.44        9774.44          10000         9774.44
   3000919465     NO DOC                  0       166.35       14920.53       14870.75          20000        14870.75
   3000922482     STATED DOC              0       217.25          23646       23635.65          23750        23635.65
   3000881374     STATED DOC              0       420.43       33232.38       33227.35          33250        33227.35
   3000892569     STATED DOC              0       391.37       35355.48       35347.13          35380        35347.13
   3000896019     STATED DOC              0       127.25       14480.59       14474.01          14500        14474.01
   3000902344     STATED DOC              0       354.94       35466.58       35455.22          35500        35455.22
   3000904573     STATED DOC              0       235.64       25458.27       25448.04          25500        25448.04
   3000907850     NO RATIO                0       784.66       85676.86       85641.87          85780        85641.87
   3000909574     STATED DOC              0       483.78       50247.14       50229.19          50300        50229.19
   3000911862     STATED DOC              0        186.7       19969.46       19969.46          20000        19969.46
   3000912584     STATED DOC              0        117.4       10991.45       10988.54          11000        10988.54
   3000912970     STATED DOC              0       108.77        10089.8        10089.8          10100         10089.8
   3000913299     STATED DOC              0       108.77        10089.8        10089.8          10100         10089.8
   3000915442     NO DOC                  0      1476.95      122578.93      122514.19         122600       122514.19
   3000915458     STATED DOC              0       761.45       71825.72       71804.97          72000        71804.97
   3000915564     NO RATIO                0       896.84      113801.79      113734.75         114000       113734.75
   3000919742     STATED DOC              0       103.82        9991.58        9988.72          10000         9988.72
   3000919747     STATED DOC              0       103.82        9991.58        9988.72          10000         9988.72
   3000920390     STATED DOC              0       717.22       65951.58        65935.1          66000         65935.1
   3000921104     STATED DOC              0       188.01       21172.37          21163          21200           21163
   3000921938     STATED DOC              0       231.46       23576.52       23568.55          23600        23568.55
   3000922924     STATED DOC              0       516.99       43974.99       43966.46          44000        43966.46
   3000923019     FULL DOC                0       660.46       67897.45       67873.53          68000        67873.53
   3000912946     NO RATIO                0      2018.82      199816.75      199754.47         200000       199754.47
   3000916048     STATED DOC              0       653.59       65936.12       65914.42          66000        65914.42
   3000894210     STATED DOC              0       436.92       37478.05       37470.57          37500        37470.57
   3000894780     STATED DOC              0       566.47       44773.63       44773.63          44800        44773.63
   3000896458     STATED DOC              0       667.45          48884       48878.52          48900        48878.52
   3000902938     FULL DOC                0       231.53       29050.71       29034.03          29100        29034.03
   3000906120     FULL DOC                0       401.86       43000.81       42984.17          43050        42984.17
   3000907601     NO RATIO                0       479.58       42945.03       42935.16          42974        42935.16
   3000909025     STATED DOC              0       583.89       57248.92       57231.56          57300        57231.56
   3000910070     STATED DOC              0       126.44        9995.62        9994.13          10000         9994.13
   3000911216     STATED DOC              0       612.47       48385.36       48377.71          48438        48377.71
   3000912755     STATED DOC              0       267.26       27122.89       27112.73          27250        27112.73
   3000913631     STATED DOC              0       477.96       37783.41       37777.74          37800        37777.74
   3000915538     NO RATIO                0       192.63       21908.29       21908.29          21950        21908.29
   3000915556     STATED DOC              0      1337.26      153788.37      153716.66         154000       153716.66
   3000915585     STATED DOC              0      1203.43       95133.26          95119          95175           95119
   3000915985     FULL DOC                0        354.4        41191.8       41172.08          41250        41172.08
   3000916825     STATED DOC              0       165.86       18874.71       18866.14          18900        18866.14
   3000917297     STATED DOC              0      1027.86       98916.51       98888.12          99000        98888.12
   3000918672     STATED DOC              0       337.31       27784.21       27776.84          28000        27776.84
   3000921300     STATED DOC              0       495.34       50947.87       50930.17          51000        50930.17
   3000921594     STATED DOC              0       302.63       34438.86       34423.22          34485        34423.22
   3000923218     NO RATIO                0       711.25       56216.89       56216.89          56250        56216.89
   3000924054     STATED DOC              0       381.57       27741.18       27738.16          27750        27738.16
   3000909483     STATED DOC              0       375.54       29686.97       29682.52          29700        29682.52
   3000913973     FULL DOC                0       353.49       42435.11       42413.14          42500        42413.14
   3000879270     STATED DOC              0       589.32       43482.32       43477.29          43497        43477.29
   3000888967     STATED DOC              0       792.03       76933.25       76910.55          77000        76910.55
   3000889559     STATED DOC              0      1127.32      108487.42      108456.27         108579       108456.27
   3000891957     FULL DOC                0       409.68       32385.78       32380.92          32400        32380.92
   3000891971     FULL DOC                0       409.68       32385.78       32380.92          32400        32380.92
   3000892641     STATED DOC              0      1035.85        98768.9       98741.32          98850        98741.32
   3000894066     FULL DOC                0       325.77       35935.54       35920.46          35980        35920.46
   3000896320     STATED DOC              0       395.41       34499.61       34492.32          34521        34492.32
   3000897078     STATED DOC              0      1225.79      148339.73      148257.39         149000       148257.39
   3000897404     FULL DOC                0       270.05       21864.53       21860.95          21875        21860.95
   3000898094     STATED DOC              0       895.99       97832.19       97792.23          97950        97792.23
   3000898430     STATED DOC              0       634.68        50976.3        50968.2          51000         50968.2
   3000899909     FULL DOC                0       458.25       35385.75       35380.88          35400        35380.88
   3000901615     STATED DOC              0      1036.89       98896.17       98841.24          98950        98841.24
   3000903105     STATED DOC              0       875.49      102850.78      102800.24         103000       102800.24
   3000903812     STATED DOC              0          521       52560.09       52542.79          52611        52542.79
   3000907313     STATED DOC              0       182.08       14393.68       14391.52          14400        14391.52
   3000907477     STATED DOC              0      1833.82      174856.46      174807.63         175000       174807.63
   3000908145     STATED DOC              0      1140.64      108760.71      108730.34         108850       108730.34
   3000908597     NO RATIO                0       465.88       51924.05       51901.69          51990        51901.69
   3000909282     STATED DOC              0       636.06       57425.83       57411.88          57500        57411.88
   3000909738     NO DOC                  0      1136.88      109306.67      109274.24         109500       109274.24
   3000909814     FULL DOC                0       181.69       15989.82       15986.35          16000        15986.35
   3000913474     STATED DOC              0       849.08       81734.25       81711.03          81780        81711.03
   3000922971     STATED DOC              0       747.54       71959.72       71939.27          72000        71939.27
   3000887683     STATED DOC              0        280.6       38565.08       38537.56          38700        38537.56
   3000907750     NO RATIO                0       676.64       87729.67       87729.67          88000        87729.67
   3000918393     STATED DOC              0       254.58       26970.06       26970.06          27000        26970.06
   3000922724     STATED DOC              0      1348.62      122941.83      122912.27         123000       122912.27
   3000922800     STATED DOC              0      1115.98        99955.3       99932.58         100000        99932.58
   3000923237     NO RATIO                0       267.38       27780.61       27770.78          27800        27770.78
   3000896583     STATED DOC              0       475.52       45761.36       45761.36          45800        45761.36
   3000908495     STATED DOC              0       658.14       79916.74       79874.62          80000        79874.62
   3000876986     STATED DOC              0       429.66       33807.14       33800.07          33980        33800.07
   3000906162     FULL DOC                0       427.36          43955       43939.72          44000        43939.72
   3000908822     FULL DOC                0       983.46       70978.07       70970.56          71000        70970.56
       417009     STATED DOC              0       667.76       64880.65       64842.55          64918        64842.55
       424168     FULL DOC                0       366.64       33415.14       33407.02          33439        33407.02
       428561     NO RATIO                0       328.67       35857.33       35857.33          35930        35857.33
       429975     STATED DOC              0       382.95       37903.24       37891.43          37938        37891.43
       434356     NO RATIO                0       422.79       38845.97       38835.92          38906        38835.92
       436000     STATED DOC              0        163.3       15275.83       15271.65          15300        15271.65
       442901     FULL DOC                0       527.26       53688.34       53688.34          53760        53688.34
       443076     NO RATIO                0       792.67       72871.26       72871.26          72943        72871.26
       452599     STATED DOC              0       490.96       50496.31       50478.75          50548        50478.75
       455664     FULL DOC                0       451.72       44708.96       44695.02          44750        44695.02
       455875     FULL DOC                0       106.64       11752.16       11752.16          11900        11752.16
       460039     NO RATIO                0       555.61       53952.23       53936.14          54015        53936.14
       460730     STATED DOC              0       252.36       24937.13       24928.95          25000        24928.95
       461473     FULL DOC                0        245.2       24966.64       24966.64          25000        24966.64
       462727     STATED DOC              0       325.45       39475.99       39454.83          39559        39454.83
       463218     FULL DOC                0       479.95       67609.77       67559.42          67808        67559.42
       463250     STATED DOC              0       478.89       59418.73       59385.48          59517        59385.48
       465218     NO RATIO                0       327.58       29854.66        29847.4          29876         29847.4
       465893     NO RATIO                0       239.78       26439.18       26439.18          26483        26439.18
       468334     NO RATIO                0       671.44       57582.74        57571.1          57628         57571.1
       468737     STATED DOC              0       226.45       19928.29       19923.96          19941        19923.96
       468778     NO RATIO                0       472.78       45922.13       45908.57          45962        45908.57
       468835     NO RATIO                0       293.09       26711.93       26705.44          26731        26705.44
       469603     FULL DOC                0       389.77        56214.6       56170.32          56432        56170.32
       472083     STATED DOC              0       460.02          59674       59599.08          59827        59599.08
       474812     NO RATIO                0       566.92       53063.75       53049.58          53119        53049.58
       477005     STATED DOC              0       338.35          41461       41437.93          41585        41437.93
       480684     NO RATIO                0       510.97       46973.74       46961.87          47020        46961.87
       483609     STATED DOC              0       458.78       40374.25       40365.47          40400        40365.47
       483793     NO RATIO                0       733.94       69977.78        69958.2          70039         69958.2
       483860     NO RATIO                0       276.55       24976.76       24970.79          25000        24970.79
       483953     NO RATIO                0       276.55       24964.76       24970.79          25000        24970.79
       484165     STATED DOC              0       484.61       45359.79       45347.68          45407        45347.68
       484260     FULL DOC                0       403.67       45936.44       45915.57          45998        45915.57
       485640     STATED DOC              0       254.68       33823.99       33801.85          33900        33801.85
       486471     FULL DOC                0       268.44       25139.05       25125.83          25152        25125.83
       487018     STATED DOC              0       911.75      107109.57      107056.93         107265       107056.93
       487175     NO RATIO                0       414.46       37763.83       37754.54          37800        37754.54
       487455     NO RATIO                0       435.58        41917.6       41905.56          41953        41905.56
       487532     NO RATIO                0       281.45          24978       24972.35          25000        24972.35
       488410     STATED DOC              0       978.84       95943.24       95913.84          96058        95913.84
       488986     STATED DOC              0       324.83       44674.43       44642.78          44799        44642.78
       491057     STATED DOC              0       496.74       63031.19       62994.05          63141        62994.05
       491142     STATED DOC              0       802.97       81789.53       81761.86          81871        81761.86
       492047     STATED DOC              0       429.85       59567.76       59567.76          60000        59567.76
       492667     STATED DOC              0       604.89       77677.83       77584.33          77770        77584.33
       494784     NO RATIO                0       284.91       27942.46       27934.06          27959        27934.06
       495611     STATED DOC              0       650.12       63129.55       63110.73          63203        63110.73
       496011     STATED DOC              0       296.04       24791.97       24738.68          25000        24738.68
       496380     NO RATIO                0       967.93       87439.31       87418.64          87500        87418.64
       496937     STATED DOC              0       610.06       59814.62       59796.48          59868        59796.48
       496972     STATED DOC              0        430.5       32982.67        32978.2          33000         32978.2
       497186     STATED DOC              0       362.93       33068.32       33060.19          33100        33060.19
       498056     STATED DOC              0       346.84       33079.98       33061.59          33098        33061.59
       498366     STATED DOC              0        267.1       26121.16       26112.55          26211        26112.55
       498444     NO RATIO                0       361.53       36495.33       36471.65          36507        36471.65
       498845     FULL DOC                0      1052.93      104073.28       104039.4         104311        104039.4
       498967     NO RATIO                0       496.22        44049.1       44039.26          44078        44039.26
       499706     NO RATIO                0       537.58       53712.91       53695.67          53766        53695.67
       500072     STATED DOC              0       407.05       35514.98       35507.47          35537        35507.47
       500704     STATED DOC              0       554.22       50949.83       50949.83          51000        50949.83
       500948     FULL DOC                0      1016.14      102510.67      102476.92         102610       102476.92
       501081     NO RATIO                0       787.62       67560.43       67546.94          67600        67546.94
       501438     STATED DOC              0       694.34       92243.97       92183.81          92422        92183.81
       501896     STATED DOC              0        621.9       80731.95        80681.9          80880         80681.9
       502034     STATED DOC              0       224.91       26835.66       26835.66          29250        26835.66
       503506     STATED DOC              0       318.38       27732.05       27732.05          32150        27732.05
       503662     FULL DOC                0       324.81       39947.62       39947.62          40823        39947.62
       503671     NO RATIO                0       295.35       27651.51        27644.2          27673         27644.2
       503710     NO RATIO                0       461.08        46530.1       46499.62          46560        46499.62
       503711     NO RATIO                0       286.86       26857.15       26850.05          26878        26850.05
       503761     STATED DOC              0       272.48       24966.19       24966.19          25074        24966.19
       503823     NO RATIO                0       331.73       32222.03       32212.52          32250        32212.52
       503843     NO RATIO                0        298.2        27918.3       27910.92          27940        27910.92
       504101     FULL DOC                0       391.97       41942.15       41925.91          41990        41925.91
       504398     NO RATIO                0       356.21       37736.08       37721.85          37778        37721.85
       504704     NO RATIO                0       538.33       46978.69       46958.94          46998        46958.94
       504947     NO RATIO                0       369.38       32234.75        32221.2          32248         32221.2
       505662     STATED DOC              0        299.8       39143.53       39116.92          39443        39116.92
       505889     STATED DOC              0       511.56       66408.22       66367.05          66530        66367.05
       505938     FULL DOC                0       477.45       65664.92       65664.92          65848        65664.92
       505940     STATED DOC              0      1522.96      149268.67      149222.85         149456       149222.85
       505960     NO RATIO                0       260.88       26822.18       26822.18          26859        26822.18
       505977     STATED DOC              0       256.21       25358.74       25350.83          25382        25350.83
       506555     FULL DOC                0        447.6       60469.56       60425.09          61000        60425.09
       506595     NO RATIO                0       286.36       24984.49       24979.21          25000        24979.21
       506679     NO RATIO                0      1912.84      166861.33      166861.33         167000       166861.33
       507336     NO RATIO                0       706.98       68671.39       68651.12          68731        68651.12
       507360     STATED DOC              0       626.81       54224.33       54213.19          54257        54213.19
       508246     STATED DOC              0       515.38       57440.01       57415.26          57513        57415.26
       508518     STATED DOC              0       330.63       29854.29       29839.79          29888        29839.79
       508577     NO RATIO                0       513.78       53891.76       53871.99          53950        53871.99
       508628     STATED DOC              0       561.68       63253.47       63225.49          63336        63225.49
       508697     STATED DOC              0       304.32       32557.05       32544.39          32600        32544.39
       508845     STATED DOC              0       536.79       48067.56       48067.56          48100        48067.56
       508865     STATED DOC              0       380.72       36638.06       36627.54          36669        36627.54
       508898     NO RATIO                0       437.18       40200.48       40190.43          40230        40190.43
       509254     NO RATIO                0      1113.33      101467.55      101442.88         101540       101442.88
       509296     STATED DOC              0       393.23       51046.37       51014.72          51140        51014.72
       509390     STATED DOC              0       499.89       48555.85       48541.52          48598        48541.52
       509483     STATED DOC              0       457.15       39886.27       39877.84          39911        39877.84
       509543     STATED DOC              0       352.51       34240.27       34230.16          34270        34230.16
       509682     NO RATIO                0      1094.04        96300.3       96258.68          96341        96258.68
       510178     FULL DOC                0       399.23       38065.98       38055.34          38098        38055.34
       510251     STATED DOC              0       757.35       86223.32       86145.35          86300        86145.35
       510268     STATED DOC              0       490.92       45950.16       45950.16          45998        45950.16
       510394     FULL DOC                0       262.09       24531.45       24531.45          24557        24531.45
       510543     STATED DOC              0       372.58       36189.58        36178.9          36221         36178.9
       510828     STATED DOC              0        499.6       35968.69       35911.21          36137        35911.21
       511128     FULL DOC                0       670.06       63890.54        63872.7          63943         63872.7
       511365     NO RATIO                0       655.21       62474.71       62457.26          62526        62457.26
       511417     FULL DOC                0       244.74       32138.52       32118.08          32199        32118.08
       511481     NO RATIO                0       680.92       63733.62       63733.62          63800        63733.62
       511484     NO RATIO                0       438.56       43835.59       43807.65          43863        43807.65
       511771     STATED DOC              0       511.62       48769.31       48769.31          48823        48769.31
       511912     STATED DOC              0       657.07       59342.74       59342.74          59398        59342.74
       512117     STATED DOC              0       544.49        60684.9       60658.76          60762        60658.76
       512144     NO RATIO                0       633.96       59353.89        59338.2          59400         59338.2
       512435     NO RATIO                0       286.36       24338.74       24326.19          25000        24326.19
       512459     NO RATIO                0      1102.04       97826.82       97804.95          97891        97804.95
       512778     STATED DOC              0       489.72       62140.75       62104.14          62249        62104.14
       512841     FULL DOC                0       440.92       38793.81       38793.81          38827        38793.81
       512898     NO RATIO                0       612.55       58948.23        58931.3          58998         58931.3
       512925     FULL DOC                0       463.65       40794.11       40794.11          40829        40794.11
       513309     NO RATIO                0       369.28       34563.99       34563.99          34600        34563.99
       513454     STATED DOC              0       675.32        54832.1       54722.24          55155        54722.24
       513566     FULL DOC                0       530.04       50539.51       50525.39          50581        50525.39
       513715     STATED DOC              0        478.6        43245.1       43234.99          43265        43234.99
       514008     STATED DOC              0       411.73       41938.22       41924.03          41980        41924.03
       514059     STATED DOC              0       492.58       48753.26       48738.06          48798        48738.06
       514797     NO RATIO                0      1005.71       82772.17       82743.66          82800        82743.66
       515138     NO RATIO                0        219.4       24966.52       24955.17          25000        24955.17
   1004483543     FULL DOC           901.96       901.96       95581.41       95543.67          95850        95543.67
   1004978135     FULL DOC           353.76       353.76       40903.81        40884.1          41000         40884.1
   1005201042     FULL DOC          1416.12      1416.12      142767.07      142719.13         143000       142719.13
   1005231858     STATED DOC         563.78       563.78       53879.99       53863.99          54000        53863.99
   1005468237     STATED DOC         658.21       658.21        63824.9       63804.94          63990        63804.94
   1005847033     STATED DOC         885.36       885.36       92406.57       92372.12          92600        92372.12
   1006030966     STATED DOC         1248.7       1248.7      116878.31      116815.55         117000       116815.55
   1006072545     STATED DOC         715.48       715.48       63927.69       63912.75          64000        63912.75
   1006113813     STATED DOC         420.71       420.71       39945.34       39934.07          40000        39934.07
   1006129888     STATED DOC        1213.37      1213.37      122838.74      122797.46         123000       122797.46
   1006149027     FULL DOC           915.24       915.24       93342.62       93310.25          93500        93310.25
   1006178067     STATED DOC         526.76       526.76       45473.06       45463.56          45519        45463.56
   1006188412     STATED DOC         639.24       639.24       57115.39       57102.04          57180        57102.04
   1006245155     STATED DOC         288.18       288.18       33321.66       33305.61          33400        33305.61
   1006268950     FULL DOC           631.74       631.74       66900.45          66875          67000           66875
   1006277307     LIMITED DOC        676.12       676.12       64926.92       64908.19          65000        64908.19
   1006288607     STATED DOC         732.29       732.29       70320.84       70300.55          70400        70300.55
   1006301619     LIMITED DOC        744.81       744.81       79001.53       78971.03          79150        78971.03
   1006304527     FULL DOC          1257.82      1257.82      127830.32      127786.89         128000       127786.89
   1006311715     FULL DOC           944.41       944.41       94846.91        94815.4          95000         94815.4
   1006311779     STATED DOC        1653.59      1653.59      157375.16      157328.11         157800       157328.11
   1006364338     STATED DOC         946.02       946.02       87910.53       87887.57          88000        87887.57
   1006434860     FULL DOC            456.8        456.8       45542.77       45528.11          45600        45528.11
   1006473158     STATED DOC         573.67       573.67       59887.07       59864.86          60000        59864.86
   1006475824     STATED DOC         721.58       721.58       64940.22       64924.86          65000        64924.86
   1006507201     STATED DOC         548.27       548.27       50948.11        50934.8          51000         50934.8
   1003679344     FULL DOC           438.32       438.32       50656.38       50631.75          50800        50631.75
   1003965203     FULL DOC           794.24       794.24       96976.31       96921.51          97400        96921.51
   1004150769     STATED DOC         748.23       748.23       72036.32       72014.46          72200        72014.46
   1004199833     STATED DOC         616.71       616.71       59912.21       59875.85          60000        59875.85
   1004577700     FULL DOC           335.97       335.97       34924.96       34912.05          35000        34912.05
   1004658025     FULL DOC           403.62       403.62       47818.09       47793.03          48000        47793.03
   1004824523     FULL DOC           453.64       453.64       49896.69       49875.49          50000        49875.49
   1004863589     FULL DOC           389.89       389.89       40229.91       40229.91          40300        40229.91
   1004891031     LIMITED DOC        740.11       740.11       73434.13          73410          73600           73410
   1004893495     FULL DOC           287.92       287.92       33684.47       33667.43          33800        33667.43
   1004900245     STATED DOC         507.09       507.09       48614.42       48599.55          48750        48599.55
   1004937938     FULL DOC            372.1        372.1       42285.03       42265.31          42400        42265.31
   1004969243     STATED DOC         781.17       781.17       75865.88       75842.74          76000        75842.74
   1005013479     STATED DOC        1378.25      1378.25      134757.04      134715.13         135000       134715.13
   1005024519     FULL DOC            306.9        306.9       34867.72       34851.09          35000        34851.09
   1005069098     STATED DOC        1263.95      1263.95      117749.48      117716.99         118000       117716.99
   1005099564     STATED DOC         626.99       626.99       60873.78       60855.02          61000        60855.02
   1005112638     STATED DOC          580.3        580.3       53895.37       53880.97          53980        53880.97
   1005145336     FULL DOC           621.45       621.45        61683.8       61663.77          61800        61663.77
   1005235738     STATED DOC        1346.26      1346.26       127789.1      127752.68         128000       127752.68
   1005291114     FULL DOC           395.38       395.38        43274.7        43274.7          43400         43274.7
   1005315937     STATED DOC         525.93       525.93       59789.33       59761.15          59980        59761.15
   1005527619     FULL DOC           323.91       323.91       34911.49       34897.42          34980        34897.42
   1005549310     STATED DOC        1127.19      1127.19      105859.93      105831.04         106000       105831.04
   1005603723     STATED DOC         496.49       496.49       48925.26       48909.87          49000        48909.87
   1005623097     STATED DOC         440.05       440.05       50880.31       50855.78          51000        50855.78
   1005628877     STATED DOC         469.59       469.59       43942.54       43930.68          44000        43930.68
   1005632602     STATED DOC          723.2        723.2       75861.64       75833.21          76000        75833.21
   1005646367     FULL DOC           541.09       541.09       52920.91       52904.62          53000        52904.62
   1005722685     FULL DOC           581.01       581.01       62900.65       62875.26          63000        62875.26
   1005723611     FULL DOC          1247.41      1247.41      124800.75      124759.75         125000       124759.75
   1005739043     STATED DOC        1003.23      1003.23       93902.24       93851.82          94000        93851.82
   1005745508     STATED DOC         637.95       637.95       63102.53       63082.46          63200        63082.46
   1005749648     STATED DOC         356.29       356.29       33943.32       33933.53          34000        33933.53
   1005766012     STATED DOC         1052.2       1052.2      119729.54      119674.09         120000       119674.09
   1005770819     STATED DOC         643.12       643.12       66880.97        66856.5          67000         66856.5
   1005771140     STATED DOC         484.64       484.64       47059.35       47031.12          47115        47031.12
   1005775645     STATED DOC         285.48       285.48       29860.19       29860.19          30000        29860.19
   1005807497     STATED DOC            545          545       45908.25       45807.03          46400        45807.03
   1005809743     STATED DOC         979.58       979.58        95777.3        95777.3          95950         95777.3
   1005813266     FULL DOC           354.43       354.43       33999.68       33988.08          34200        33988.08
   1005815406     FULL DOC           325.55       325.55       32683.33       32683.33          32747        32683.33
   1005819322     STATED DOC         544.76       544.76       52922.46       52906.48          53000        52906.48
   1005820793     FULL DOC           432.21       432.21       47153.43       47133.81          47249        47133.81
   1005846267     STATED DOC         327.13       327.13       30500.52       30492.37          30540        30492.37
   1005897112     STATED DOC         497.27       497.27       50714.45       50696.85          50800        50696.85
   1005903150     STATED DOC         563.78       563.78       53924.58       53909.03          54000        53909.03
   1005909500     FULL DOC           984.79       984.79      102776.07      102776.07         103000       102776.07
   1005926019     STATED DOC         891.56       891.56        88859.7       88830.82          89000        88830.82
   1005932529     STATED DOC         799.81       799.81       73527.62       73509.04          73600        73509.04
   1005936213     STATED DOC          297.4        297.4       30448.08        30437.4          30500         30437.4
   1005939238     STATED DOC         662.33       662.33       68877.36       68852.15          69000        68852.15
   1005949968     STATED DOC         414.33       414.33       41930.79       41916.55          42000        41916.55
   1005952524     STATED DOC         890.12       890.12       86473.29       86473.29          86600        86473.29
   1005953195     STATED DOC         731.28       731.28       72884.93       72861.24          73000        72861.24
   1005956968     STATED DOC         513.85       513.85        53901.7        53881.5          54000         53881.5
   1005961300     FULL DOC           352.52       352.52       34338.78       34338.78          34400        34338.78
   1005978294     STATED DOC         487.54       487.54       49914.89       49897.38          50000        49897.38
   1005981789     STATED DOC         876.05       876.05       83484.51        83460.7          83600         83460.7
   1005985062     STATED DOC         361.01       361.01       33555.58       33468.61          33980        33468.61
   1006010201     STATED DOC        1043.07      1043.07       96279.27       96254.35          96400        96254.35
   1006011228     STATED DOC        1023.97      1023.97      103629.05      103593.87         103800       103593.87
   1006013976     FULL DOC           540.47       540.47       54905.73       54886.86          55000        54886.86
   1006015983     FULL DOC           620.98       620.98       59615.73       59598.36          59700        59598.36
   1006028069     STATED DOC         346.57       346.57       30964.93       30957.68          31000        30957.68
   1006029120     FULL DOC           372.46       372.46       39490.45       39490.45          39580        39490.45
   1006030314     STATED DOC          506.7        506.7       47586.85       47573.86        47649.8        47573.86
   1006033062     STATED DOC         508.56       508.56       57869.29       57842.49          58000        57842.49
   1006035685     FULL DOC           345.77       345.77       39329.37       39311.34          39400        39311.34
   1006037086     STATED DOC         521.98       521.98       56464.98       56464.98          56600        56464.98
   1006037530     STATED DOC          540.9        540.9       51926.53       51911.39          52000        51911.39
   1006037692     FULL DOC            570.5        570.5       54971.38       54955.17          55050        54955.17
   1006038646     STATED DOC         457.99       457.99       45116.84       45116.84          45200        45116.84
   1006039299     STATED DOC         747.09       747.09       69923.61       69885.98          70000        69885.98
   1006039707     STATED DOC         757.27       757.27       70670.24       70650.89          70800        70650.89
   1006042374     STATED DOC         755.33       755.33        75281.1       75256.62          75400        75256.62
   1006043293     FULL DOC           966.71       966.71       89486.74       89463.37          89600        89463.37
   1006044611     STATED DOC         926.31       926.31       94871.28       94838.34          95000        94838.34
   1006045291     FULL DOC           564.18       564.18        55386.3       55369.06          55470        55369.06
   1006046548     STATED DOC        1240.75      1240.75      114854.67      114824.68         115000       114824.68
   1006046584     STATED DOC         996.34       996.34      100833.69      100799.47         101000       100799.47
   1006046628     STATED DOC         845.84       845.84       93801.59       93760.88          94000        93760.88
   1006046744     FULL DOC            995.2        995.2       96279.22       96250.82          96390        96250.82
   1006046833     FULL DOC           856.32       856.32       90864.05       90829.29          91000        90829.29
   1006047271     FULL DOC           511.91       511.91       54318.74          54277          54400           54277
   1006052969     STATED DOC         776.17       776.17       72126.57       72107.73          72200        72107.73
   1006053469     STATED DOC         966.62       966.62       91277.19       91251.87          91400        91251.87
   1006056288     STATED DOC          376.2        376.2       43455.57       43476.71          43600        43476.71
   1006056493     STATED DOC         268.14       268.14       30525.08       30511.06          30580        30511.06
   1006056778     STATED DOC        1301.62      1301.62      139728.78      139673.07         140000       139673.07
   1006058311     FULL DOC           375.03       375.03       39353.86       39339.25          39411        39339.25
   1006060371     FULL DOC            320.4        320.4          35773       35757.21          35850        35757.21
   1006061165     STATED DOC         618.72       618.72       61588.59       61565.23          62000        61565.23
   1006062725     STATED DOC         739.09       739.09       68910.83       68892.43          69000        68892.43
   1006064340     STATED DOC         803.77       803.77        84246.7       84215.19          84400        84215.19
   1006065278     STATED DOC         579.74       579.74          56914       56896.29          57000        56896.29
   1006067427     STATED DOC         945.81       945.81       96834.95          96801          97000           96801
   1006067739     STATED DOC         987.54       987.54       101485.4      101449.29         101675       101449.29
   1006068836     STATED DOC        1389.16      1389.16      160699.03      160622.25         161000       160622.25
   1006069194     STATED DOC         935.24       935.24      100755.02      100713.98         101000       100713.98
   1006069602     STATED DOC          916.1        916.1       83804.27       83782.08          84000        83782.08
   1006069826     FULL DOC           316.58       316.58       34678.94       34664.36          34750        34664.36
   1006071966     FULL DOC           436.31       436.31       44341.12       44326.05          44400        44326.05
   1006073045     STATED DOC        1006.91      1006.91       98850.66        98819.9          99000         98819.9
   1006076033     STATED DOC         971.21       971.21       90881.08       90856.55          91000        90856.55
   1006076603     STATED DOC         866.55       866.55       82860.18       82860.18          83000        82860.18
   1006078790     FULL DOC           389.32       389.32       44320.25        44299.9          44400         44299.9
   1006078825     LIMITED DOC        458.28       458.28       46920.03       46903.58          47000        46903.58
   1006079209     STATED DOC        1552.05      1552.05      150778.13       150732.6         151000        150732.6
   1006079487     FULL DOC              338          338       33933.93       33933.93          34000        33933.93
   1006079502     FULL DOC           353.24       353.24       35623.74       35611.89          35670        35611.89
   1006081429     FULL DOC           438.98       438.98       47524.96       47505.78          47600        47505.78
   1006083105     STATED DOC         601.41       601.41       57086.79       57086.79          57181        57086.79
   1006084774     STATED DOC         910.61       910.61       95823.76       95787.54          96000        95787.54
   1006086317     STATED DOC        1473.08      1473.08      167621.34      167543.71         168000       167543.71
   1006091007     FULL DOC            837.5        837.5       88867.04       88833.05          89000        88833.05
   1006096752     STATED DOC         390.03       390.03       39931.92       39917.92          40000        39917.92
   1006100943     STATED DOC         609.65       609.65       61489.01       61489.01          61800        61489.01
   1006106858     STATED DOC        1819.96      1819.96      168032.38      167945.89         168200       167945.89
   1006107544     STATED DOC         584.13       584.13       49582.89        49573.1        49630.2         49573.1
   1006108213     STATED DOC         631.02       631.02       63616.18       63594.82          63720        63594.82
   1006109882     STATED DOC         731.05       731.05       77852.11       77821.73          78000        77821.73
   1006110424     STATED DOC         901.58       901.58       89858.12       89828.91          90000        89828.91
   1006111806     STATED DOC          582.5        582.5        55920.9        55904.6          56000         55904.6
   1006114411     STATED DOC         548.93       548.93       51929.76       51915.27          52000        51915.27
   1006117258     STATED DOC         396.91       396.91       45891.87       45869.74          46000        45869.74
   1006123786     FULL DOC           565.32       565.32       54935.92        54919.5          55000         54919.5
   1006124339     FULL DOC           594.18       594.18       59902.24       59882.12          60000        59882.12
   1006124838     STATED DOC         686.38       686.38       66630.57        66610.5          66728         66610.5
   1006125365     STATED DOC          704.4        704.4       65913.72       65895.92          66000        65895.92
   1006127693     FULL DOC           529.22       529.22       59668.29       59641.28          59800        59641.28
   1006129682     STATED DOC         560.38       560.38       55349.73       55331.32          55515        55331.32
   1006133613     STATED DOC         347.12       347.12       33949.25       33938.79          34000        33938.79
   1006140115     STATED DOC         311.27       311.27       32231.53       32231.53          32300        32231.53
   1006143611     FULL DOC           384.88       384.88       40823.24       40807.47          40900        40807.47
   1006143648     STATED DOC         411.12       411.12       45880.27       45859.82          46000        45859.82
   1006144763     STATED DOC          318.3        318.3       32212.85       32201.91          32266        32201.91
   1006148304     FULL DOC           376.92       376.92       39383.28       39327.99          39600        39327.99
   1006152977     FULL DOC           648.42       648.42       61118.23       61101.37          61200        61101.37
   1006156964     STATED DOC        1432.48      1432.48      136049.95      136011.98         136198       136011.98
   1006160780     FULL DOC           940.67       940.67      101798.12      101756.67         102000       101756.67
   1006163402     FULL DOC            450.7        450.7       51307.68       51284.12          51400        51284.12
   1006164633     STATED DOC         926.68       926.68      107148.03      107096.39         107400       107096.39
   1006169200     STATED DOC         542.89       542.89       50448.64       50435.46          50500        50435.46
   1006170154     FULL DOC           625.44       625.44        66897.7       66871.55          67000        66871.55
   1006171046     FULL DOC            733.8        733.8       77863.51       77833.73          77980        77833.73
   1006175079     STATED DOC        1081.79      1081.79      103883.08      103853.11         104000       103853.11
   1006175104     FULL DOC           484.08       484.08       54604.04       54554.84          54700        54554.84
   1006180090     STATED DOC         704.37       704.37       69431.57       69409.94          69516        69409.94
   1006182748     STATED DOC         762.53       762.53       76864.47       76838.56          77000        76838.56
   1006185004     STATED DOC         382.45       382.45       39942.13       39927.48          40000        39927.48
   1006187226     STATED DOC         617.72       617.72       63512.91       63490.62          63600        63490.62
   1006187707     FULL DOC           727.87       727.87       73404.66       73380.25          73500        73380.25
   1006191373     STATED DOC         861.51       861.51       85864.43       85836.52          86000        85836.52
   1006192568     STATED DOC         359.51       359.51       40907.55        40888.6          41000         40888.6
   1006194931     STATED DOC         905.85       905.85       93800.82       93800.82          94000        93800.82
   1006195896     FULL DOC           422.71       422.71       48984.29       48959.58          49200        48959.58
   1006202076     FULL DOC           495.15       495.15       49915.47       49898.68          50000        49898.68
   1006206866     FULL DOC           530.77       530.77       51394.83       51394.83          51600        51394.83
   1006207259     FULL DOC           391.74       391.74       42912.08       42894.03          43000        42894.03
   1006207393     STATED DOC         649.71       649.71       59516.06       59501.19          59574        59501.19
   1006210067     STATED DOC         477.45       477.45       47783.29       47767.75          47844        47767.75
   1006210646     FULL DOC           392.75       392.75       44282.28       44262.24          44380        44262.24
   1006214241     FULL DOC           328.29       328.29       33741.85       33741.85          33800        33741.85
   1006214474     FULL DOC           361.37       361.37       34959.76       34949.44          35000        34949.44
   1006216392     STATED DOC         311.45       311.45       36011.29       35993.93          36096        35993.93
   1006218238     FULL DOC           377.25       377.25       37175.21       37163.52          37232        37163.52
   1006225346     FULL DOC           384.97       384.97       44914.09       44870.08          45000        44870.08
   1006225578     STATED DOC         453.94       453.94       44731.63       44731.63          44800        44731.63
   1006228263     STATED DOC         989.35       989.35       92602.29       92577.55          92700        92577.55
   1006235175     STATED DOC         697.11       697.11       77832.47        77798.1          78000         77798.1
   1006235317     FULL DOC           343.41       343.41        39706.6       39687.46          39800        39687.46
   1006237422     STATED DOC         888.29       888.29       87891.94       87864.26          88000        87864.26
   1006238519     STATED DOC          825.7        825.7       81496.63       81468.92          81800        81468.92
   1006241391     FULL DOC           664.01       664.01       71836.83       71807.38          72000        71807.38
   1006243442     FULL DOC           354.76       354.76       37330.61       37316.49          37400        37316.49
   1006247064     STATED DOC        1171.78      1171.78      108889.14       108860.7         109000        108860.7
   1006253181     STATED DOC          868.8        868.8       81890.42       81867.82          82000        81867.82
   1006255278     FULL DOC           397.05       397.05       38550.14       38538.59          38600        38538.59
   1006258033     STATED DOC        1113.99      1113.99       103920.2       103865.6         104000        103865.6
   1006258177     STATED DOC         368.27       368.27       41904.94       41885.53          42000        41885.53
   1006259602     FULL DOC           415.33       415.33       40940.23       40927.48          40990        40927.48
   1006259639     STATED DOC         1201.2       1201.2      118853.91      118816.49         119000       118816.49
   1006259853     FULL DOC           358.42       358.42        40410.8        40392.5          40500         40392.5
   1006261966     LIMITED DOC        338.88       338.88       32662.83        32653.3          32700         32653.3
   1006262082     FULL DOC           508.75       508.75        50338.1       50322.24          50400        50322.24
   1006262135     FULL DOC           912.41       912.41       97165.37       97127.45          97350        97127.45
   1006263777     STATED DOC         854.75       854.75       84894.47       84867.44          85000        84867.44
   1006264419     FULL DOC           441.92       441.92        50881.6       50857.33          51000        50857.33
   1006265720     STATED DOC         429.03       429.03       43925.11       43909.71          44000        43909.71
   1006266541     FULL DOC           523.41       523.41       55262.64        55241.2          55400         55241.2
   1006268095     STATED DOC         493.24       493.24       49917.66       49900.72          50000        49900.72
   1006268111     FULL DOC           349.09       349.09       45288.79        45260.5          45400         45260.5
   1006269986     STATED DOC         477.14       477.14       41764.88       41755.85          41800        41755.85
   1006270000     STATED DOC         317.76       317.76       31560.79       31550.75          31600        31550.75
   1006271036     FULL DOC           270.76       270.76       31306.35       31291.26          31380        31291.26
   1006271125     FULL DOC           632.14       632.14        78976.3       78930.56          79200        78930.56
   1006274435     FULL DOC           538.62       538.62        51343.5       51329.01          51400        51329.01
   1006274462     FULL DOC           426.42       426.42       46902.89       46882.96          47000        46882.96
   1006275817     STATED DOC         498.37       498.37       48926.08       48910.86          49000        48910.86
   1006276246     STATED DOC        1088.96      1088.96      112801.34      112760.49         113000       112760.49
   1006279984     FULL DOC            403.7        403.7       39055.05       39043.53          39100        39043.53
   1006280455     FULL DOC           450.16       450.16       43549.88       43537.03          43600        43537.03
   1006281178     STATED DOC         561.18       561.18       63855.72       63826.14          64000        63826.14
   1006282079     STATED DOC        1184.67      1184.67      109860.19      109831.34         110000       109831.34
   1006282195     LIMITED DOC        1007.4       1007.4       99677.44       99646.05          99800        99646.05
   1006287074     FULL DOC           314.43       314.43        35881.4        35881.4          35980         35881.4
   1006287145     STATED DOC         466.99       466.99       44339.33       44326.82          44400        44326.82
   1006287387     FULL DOC           658.31       658.31       63906.61       63906.61          64000        63906.61
   1006287396     FULL DOC           702.05       702.05       71902.42       71877.45          72000        71877.45
   1006288590     FULL DOC           649.47       649.47       70885.62        70856.4          71000         70856.4
   1006289571     STATED DOC         693.45       693.45       65860.31       65841.93          65932        65841.93
   1006290961     LIMITED DOC       1089.74      1089.74      109025.97      108990.15         109200       108990.15
   1006291201     LIMITED DOC        295.65       295.65       30745.25       30745.25          30800        30745.25
   1006291639     STATED DOC         583.23       583.23       60912.72       60890.39          61000        60890.39
   1006292727     STATED DOC         492.13       492.13       53713.34        53691.2          53800         53691.2
   1006295458     STATED DOC        1651.78      1651.78      151850.52      151773.38         152000       151773.38
   1006295644     STATED DOC         764.29       764.29        71536.8       71517.69          71612        71517.69
   1006296475     STATED DOC         903.88       903.88       84887.68       84887.68          85000        84887.68
   1006296983     STATED DOC         926.19       926.19       84241.81       84221.22          84322        84221.22
   1006297189     STATED DOC        1065.72      1065.72      105795.16      105760.94         105980       105760.94
   1006297544     STATED DOC         757.06       757.06       74884.33       74884.33          75000        74884.33
   1006297571     STATED DOC         744.37       744.37       69926.38        69907.5          70000         69907.5
   1006297928     FULL DOC           666.22       666.22       65884.97       65863.87          66000        65863.87
   1006298516     STATED DOC         996.35       996.35      100813.73      100779.31         101000       100779.31
   1006299409     FULL DOC          1111.57      1111.57      113880.63      113801.87         114000       113801.87
   1006299622     STATED DOC        1050.89      1050.89       94911.68          94889          95000           94889
   1006301192     STATED DOC         504.85       504.85       47934.43       47920.91          48000        47920.91
   1006303458     STATED DOC         479.06       479.06       44990.44       44978.16          45050        44978.16
   1006303859     STATED DOC         768.58       768.58        74889.3        74889.3          75000         74889.3
   1006305385     STATED DOC         507.06       507.06       51718.62       51700.73          51800        51700.73
   1006305811     STATED DOC         688.02       688.02        63934.9        63918.2          64000         63918.2
   1006307114     FULL DOC           424.52       424.52       49084.53       49060.87          49200        49060.87
   1006307374     FULL DOC           613.17       613.17       69740.44       69740.44          69929        69740.44
   1006307935     STATED DOC        1056.59      1056.59       98897.05       98870.64          99000        98870.64
   1006308168     STATED DOC        1209.08      1209.08      123769.83      123726.25         124000       123726.25
   1006309283     FULL DOC           316.29       316.29       30943.18       30933.74          30980        30933.74
   1006309899     STATED DOC        1122.86      1122.86      117785.22      117785.22         118000       117785.22
   1006310182     STATED DOC            302          302       34882.55       34882.55          35000        34882.55
   1006310486     STATED DOC         689.45       689.45       64532.82       64515.59          64600        64515.59
   1006312466     STATED DOC        1020.21      1020.21       96894.55       96867.51          97000        96867.51
   1006313367     STATED DOC         769.46       769.46       77871.52       77845.08          78000        77845.08
   1006313526     STATED DOC         960.54       960.54       89906.39       89882.37          90000        89882.37
   1006314197     LIMITED DOC       1213.77      1213.77      117862.88      117827.74         118000       117827.74
   1006314829     FULL DOC           414.83       414.83       37465.12       37456.16          37500        37456.16
   1006315043     STATED DOC         317.53       317.53        36713.6        36695.9          36800         36695.9
   1006316872     FULL DOC           698.93       698.93        67918.6       67898.29          68000        67898.29
   1006317005     FULL DOC           493.37       493.37       47958.27       47929.75          48000        47929.75
   1006317363     STATED DOC          461.3        461.3       43177.15       43163.81          43380        43163.81
   1006319370     STATED DOC        1002.62      1002.62       89918.19       89897.18          90000        89897.18
   1006320224     STATED DOC         776.73       776.73       80487.16       80458.29          80600        80458.29
   1006320313     STATED DOC        1252.83      1252.83      126833.48      126790.85         127000       126790.85
   1006321303     STATED DOC         505.41       505.41       56900.49       56875.08          57000        56875.08
   1006325675     STATED DOC         686.91       686.91       70901.48       70876.32          71000        70876.32
   1006327664     FULL DOC            922.7        922.7       94902.87       94836.59          95000        94836.59
   1006328832     STATED DOC            901          901       89488.78        89460.3          89600         89460.3
   1006329662     STATED DOC         301.89       301.89       34338.34        34322.6          34400         34322.6
   1006332284     FULL DOC            556.7        556.7       72222.65       72177.53          72400        72177.53
   1006333176     FULL DOC           247.87       247.87       33688.41       33665.13          33780        33665.13
   1006334282     FULL DOC           737.09       737.09       70521.52        70501.4          70600         70501.4
   1006335744     FULL DOC            261.8        261.8       32707.33       32707.33          32800        32707.33
   1006336627     STATED DOC        1205.09      1205.09      114841.14      114841.14         115000       114841.14
   1006336734     STATED DOC         601.23       601.23          57735       57718.34          57800        57718.34
   1006338867     LIMITED DOC        782.84       782.84       80489.58       80461.33          80600        80461.33
   1006339704     FULL DOC           1193.2       1193.2      115865.19      115830.64         116000       115830.64
   1006344887     FULL DOC           593.04       593.04       57801.98       57784.55          57870        57784.55
   1006346910     FULL DOC           676.67       676.67       62863.54       62863.54          62944        62863.54
   1006348534     STATED DOC         238.46       238.46       30349.62       30331.45          30421        30331.45
   1006349123     FULL DOC           673.28       673.28       66618.11       66597.13          66700        66597.13
   1006353858     LIMITED DOC        713.49       713.49       74871.33       74843.54          74980        74843.54
   1006358103     STATED DOC        1081.02      1081.02      111147.55      111108.54         111300       111108.54
   1006362143     FULL DOC          1080.39      1080.39       93922.82       93902.98          94000        93902.98
   1006364454     STATED DOC         893.24       893.24       83911.68       83889.02          84000        83889.02
   1006364695     STATED DOC         569.04       569.04        59690.2        59690.2          59800         59690.2
   1006372007     FULL DOC           432.02       432.02       41950.22        41937.7          42000         41937.7
   1006374041     FULL DOC          1739.69      1739.69      174775.53      174718.05         175000       174718.05
   1006379652     FULL DOC           560.13       560.13        56924.4       56905.05          57000        56905.05
   1006380971     FULL DOC           512.39       512.39       49941.24       49926.18          50000        49926.18
   1006385146     STATED DOC         804.43       804.43       82388.22       82359.61          82500        82359.61
   1006385592     FULL DOC           457.69       457.69        44932.1        44932.1          45000         44932.1
   1006390826     FULL DOC           571.59       571.59        62896.3       62869.81          63000        62869.81
   1006392183     STATED DOC        1360.35      1360.35       126869.4      126835.89         127000       126835.89
   1006392414     STATED DOC         656.59       656.59       68899.98        68874.4          69000         68874.4
   1006392691     FULL DOC           348.98       348.98       39728.54        39710.3          39800         39710.3
   1006396198     FULL DOC           346.22       346.22       33935.83       33935.83          34040        33935.83
   1006402323     STATED DOC         365.28       365.28        31973.1       31966.19          32000        31966.19
   1006404704     FULL DOC           709.75       709.75       68940.15       68899.25          69000        68899.25
   1006404857     FULL DOC           375.07       375.07       36556.99       36545.97          36600        36545.97
   1006408988     STATED DOC         314.14       314.14       30157.16       30148.36          30200        30148.36
   1006411803     STATED DOC         907.17       907.17       84934.06       84888.95          85000        84888.95
   1006412768     FULL DOC            990.3        990.3       99903.18       99837.08         100000        99837.08
   1006415006     FULL DOC           658.18       658.18        74865.6        74831.3          75000         74831.3
   1006419770     FULL DOC           388.73       388.73       43127.35        43108.8          43200         43108.8
   1006421954     FULL DOC          1114.73      1114.73      106652.52      106622.09       106771.2       106622.09
   1006445732     STATED DOC         675.62       675.62       70897.08       70870.76          71000        70870.76
   1006449621     FULL DOC           750.89       750.89       72915.18       72893.44          73000        72893.44
   1006464453     STATED DOC         725.74       725.74       67855.57       67836.66          68000        67836.66
   1006473318     FULL DOC           313.91       313.91       30942.36       30932.72          30980        30932.72
   1006477038     STATED DOC         587.59       587.59       54942.98       54928.35          55000        54928.35
   1006479447     STATED DOC          723.2        723.2       75853.33       75824.82          76000        75824.82
   1006486698     FULL DOC           682.74       682.74       76865.59       76831.28          77000        76831.28
   1006494983     FULL DOC           389.58       389.58       41338.16       41322.35          41400        41322.35
   1006506122     FULL DOC           490.77       490.77       52917.33        52896.2          53000         52896.2
   1006506391     FULL DOC           646.03       646.03       72839.25       72839.25          73000        72839.25
   1006507452     FULL DOC          1014.45      1014.45      109826.59      109782.27         110000       109782.27
   1006510108     FULL DOC           307.43       307.43        29973.7       29955.73          30000        29955.73
   1006517628     STATED DOC         397.18       397.18       39669.81       39669.81          39800        39669.81
   1006525192     STATED DOC         654.34       654.34       67804.94       67780.62          67900        67780.62
   1006526191     FULL DOC           311.83       311.83       31936.65       31925.56          31980        31925.56
   1006526342     FULL DOC           507.23       507.23       54913.26        54891.1          55000         54891.1
   1006536849     FULL DOC           300.27       300.27       34718.33       34718.33          34800        34718.33
   1006540228     FULL DOC           532.88       532.88       55918.84       55898.08          56000        55898.08
   1006555658     FULL DOC           658.71       658.71       69895.42       69868.68          70000        69868.68
   1006557665     STATED DOC        1043.32      1043.32      106855.02      106817.92         107000       106817.92
   1006564149     FULL DOC           457.37       457.37       49919.47        49898.9          50000         49898.9
   1006569386     FULL DOC           382.02       382.02       36957.45       36946.54          37000        36946.54
   1006569867     FULL DOC           471.49       471.49       47916.38        47900.1          47980         47900.1
   1006571836     FULL DOC           529.74       529.74       51440.14        51424.8          51500         51424.8
   1006572443     FULL DOC           551.31       551.31       64873.25       64840.93          65000        64840.93
   1006572666     FULL DOC           978.06       978.06      109411.79      109363.73         109600       109363.73
   1006573567     STATED DOC         652.01       652.01       59302.52       59288.01          59360        59288.01
   1006573665     STATED DOC          702.1        702.1       66907.43       66907.43          67000        66907.43
   1006573674     STATED DOC         663.05       663.05       67884.26       67884.26          68000        67884.26
   1006574478     STATED DOC         433.36       433.36       48587.05       48563.56          48874        48563.56
   1006575985     STATED DOC         285.58       285.58       36314.78       36293.09          36400        36293.09
   1006576975     FULL DOC           607.93       607.93       65816.09       65789.54          65920        65789.54
   1006576984     STATED DOC         901.58       901.58        89841.1       89811.73          90000        89811.73
   1006580470     FULL DOC           324.55       324.55       43088.66       43060.34          43200        43060.34
   1006581148     FULL DOC           258.85       258.85       29943.92       29929.61          30000        29929.61
   1006581291     FULL DOC           367.01       367.01        37011.9       36999.59          37060        36999.59
   1006582682     STATED DOC         372.39       372.39       35759.73       35749.41          35800        35749.41
   1006584298     STATED DOC         542.26       542.26       49850.94       49838.35          49900        49838.35
   1006585000     STATED DOC          461.6        461.6       53397.99       53372.47          53498        53372.47
   1006588098     STATED DOC         879.39       879.39       82911.76       82889.12          83000        82889.12
   1006588524     STATED DOC         728.86       728.86       80863.82       80829.04          81000        80829.04
   1006590968     FULL DOC           617.17       617.17       59930.28       59912.41          60000        59912.41
   1006596016     FULL DOC           567.54       567.54       55732.96       55715.78          55800        55715.78
   1006600671     LIMITED DOC        344.51       344.51       34346.82       34335.76          34390        34335.76
   1006619787     FULL DOC           290.13       290.13       36873.55       36851.37          36980        36851.37
   1006658805     FULL DOC           493.52       493.52       47745.07       47730.99          47800        47730.99
   1005956726     STATED DOC         706.07       706.07       74064.94       74037.18          74200        74037.18
   1006039431     STATED DOC          666.1        666.1       64883.99       64883.99          65000        64883.99
   1006061922     STATED DOC         488.58       488.58       44745.28       44733.98          44800        44733.98
   1006126541     STATED DOC         569.77       569.77       52946.08       52932.24          53000        52932.24
   1006159337     FULL DOC            327.1        327.1       31763.05       31753.58          31800        31753.58
   1006227479     FULL DOC           384.08       384.08       43183.59       43162.97          43400        43162.97
   1006254661     STATED DOC         393.24       393.24        43905.5       43886.12          44000        43886.12
   1006260609     STATED DOC         720.03       720.03       69879.16       69857.92          70000        69857.92
   1006289562     FULL DOC           404.64       404.64       42915.51        42898.9          43000         42898.9
   1006293673     LIMITED DOC        1456.9       1456.9      149741.96      149741.96         150000       149741.96
   1006301539     FULL DOC           374.08       374.08       36724.52       36713.09          36780        36713.09
   1006312901     FULL DOC           487.63       487.63        56863.4        56863.4          57000         56863.4
   1006318576     FULL DOC            526.1        526.1       59892.27       59864.77          60000        59864.77
   1006335165     STATED DOC         730.83       730.83       69902.06       69902.06          70000        69902.06
   1006449373     STATED DOC        1053.78      1053.78      103841.34      103841.34         104000       103841.34
   1006505221     STATED DOC        1174.64      1174.64      119879.96      119798.02         120000       119798.02
   1006583814     STATED DOC         264.82       264.82       30487.86       30472.02          30692        30472.02
   1006192611     STATED DOC         459.42       459.42       45712.29       45769.41        47116.4        45769.41
   1006395439     STATED DOC         710.27       710.27       71905.58       71881.41          72000        71881.41
   1004935789     FULL DOC           415.76       415.76       46677.52       46677.52          46980        46677.52
   1006535458     STATED DOC         519.16       519.16       48961.12       48947.89          49000        48947.89
   1006682556     FULL DOC            421.5        421.5        42359.4       42345.61          42400        42345.61
   1006812933     LIMITED DOC        713.32       713.32       69339.01        69318.5          69400         69318.5
   1006891973     FULL DOC           577.02       577.02       63521.86       63495.36          63600        63495.36
   1007107846     STATED DOC         488.98       488.98       48953.61       48937.85          49000        48937.85
   1007132373     STATED DOC        1291.84      1291.84      127862.75       127822.9         127980        127822.9
   1007148561     STATED DOC        1098.48      1098.48      102919.91      102892.65         103000       102892.65
   1007195206     STATED DOC         411.48       411.48       42157.31       42142.81          42200        42142.81
   1007203135     STATED DOC         512.46       512.46       50721.47       50705.66          50768        50705.66
   1007262151     FULL DOC           569.92       569.92       55152.24       55136.14          55200        55136.14
   1007432405     STATED DOC         978.46       978.46       89716.85       89620.61          90000        89620.61
   1006331338     STATED DOC         1313.2       1313.2      123428.13       123395.5       123492.4        123395.5
   1006499363     STATED DOC         478.81       478.81       47925.91       47910.38          47980        47910.38
   1006698978     FULL DOC           504.46       504.46       53568.32       53548.21          53608        53548.21
   1006699281     STATED DOC         422.55       422.55          43000       42957.45          43000        42957.45
   1006782252     STATED DOC         791.39       791.39       78975.57       78925.99          79000        78925.99
   1006813870     STATED DOC         873.29       873.29       78963.58       78945.07          79000        78945.07
   1006834223     STATED DOC        1219.91      1219.91      125514.78      125471.57         125600       125471.57
   1006882064     FULL DOC            327.1        327.1       31781.71       31772.43          31800        31772.43
   1006966875     FULL DOC           512.98       512.98       51741.72        51724.6          51800         51724.6
   1006973714     FULL DOC           390.69       390.69       38975.76       38963.46          39000        38963.46
   1006977177     FULL DOC           304.69       304.69       32226.39       32214.42          32250        32214.42
   1007015810     FULL DOC           290.92       290.92       32572.24       32558.18          32600        32558.18
   1007019120     STATED DOC         491.47       491.47       51164.09       51145.89          51200        51145.89
   1007022312     STATED DOC          996.5        996.5       102922.3      102886.41         103000       102886.41
   1007032409     FULL DOC           779.28       779.28       84433.99       84400.54          84500        84400.54
   1007083862     FULL DOC           310.82       310.82       34357.28       34357.28          34400        34357.28
   1007096162     STATED DOC         848.38       848.38       85944.14       85915.81          86000        85915.81
   1007123310     LIMITED DOC        1193.2       1193.2      126706.14      126658.57         126800       126658.57
   1007135174     STATED DOC         815.27       815.27       77757.66       77736.17          77800        77736.17
   1007139009     FULL DOC           594.59       594.59       64948.09        64921.8          65000         64921.8
   1007171758     FULL DOC           343.45       343.45       37669.57       37654.16          37700        37654.16
   1007172329     STATED DOC         704.78       704.78       74246.17       74218.89          74300        74218.89
   1007173998     STATED DOC         918.27       918.27        96430.7       96395.57          96500        96395.57
   1007189543     FULL DOC           932.21       932.21       97430.89       97395.86          97500        97395.86
   1007200897     FULL DOC           423.55       423.55       48835.16       48812.47          48880        48812.47
   1007204170     FULL DOC          1830.94      1830.94      177897.61      177845.65         178000       177845.65
   1007206276     STATED DOC        1515.51      1515.51      141926.94      141889.84         142000       141889.84
   1007223248     STATED DOC         608.55       608.55       55958.92       55958.92          56000        55958.92
   1007224452     STATED DOC         509.92       509.92       52464.37        52446.3          52500         52446.3
   1007225727     STATED DOC        1344.75      1344.75      125902.23      125902.23         126000       125902.23
   1007232540     STATED DOC         871.06       871.06       84950.55       84925.46          85000        84925.46
   1007234263     FULL DOC           928.21       928.21       93639.25       93639.25          93730        93639.25
   1007236877     STATED DOC         969.88       969.88       94944.13       94915.78          95000        94915.78
   1007239133     FULL DOC           686.93       686.93       72945.98        72918.6          73000         72918.6
   1007245386     FULL DOC           705.76       705.76          74944       74915.86          75000        74915.86
   1007247419     STATED DOC         791.71       791.71       72046.11        72028.9          72080         72028.9
   1007247749     STATED DOC         779.69       779.69        75756.4       75734.27          75800        75734.27
   1007248098     FULL DOC           853.75       853.75       82952.26       82928.03          83000        82928.03
   1007250146     FULL DOC           562.21       562.21       62946.35       62919.18          63000        62919.18
   1007253580     STATED DOC         400.71       400.71       39975.12        39962.5          40000         39962.5
   1007254080     STATED DOC         692.19       692.19       67760.12       67739.88          67800        67739.88
   1007254437     FULL DOC           393.22       393.22       38206.01       38194.85          38228        38194.85
   1007257620     STATED DOC        1167.55      1167.55      108944.53      108916.36         109000       108916.36
   1007258040     STATED DOC         315.86       315.86       33674.77       33661.98          33700        33661.98
   1007258460     STATED DOC         427.97       427.97       49554.01       49530.73          49600        49530.73
   1007263132     STATED DOC         653.39       653.39       63962.37       63943.27          64000        63943.27
   1007263187     STATED DOC         965.66       965.66       97793.18       97793.18          97889        97793.18
   1007264177     STATED DOC         616.71       616.71       59965.41       59947.85          60000        59947.85
   1007268388     STATED DOC        1247.77      1247.77      125919.07      125878.02         126000       125878.02
   1007271837     FULL DOC           532.68       532.68       56565.09       56543.85          56607        56543.85
   1007272453     FULL DOC           540.88       540.88       60920.45       60920.45          61000        60920.45
   1007272747     STATED DOC          922.7        922.7       94935.55       94902.87          95000        94902.87
   1007275183     STATED DOC         882.61       882.61       82934.88       82934.88          83000        82934.88
   1007276770     FULL DOC           670.03       670.03       67357.19       67335.47          67400        67335.47
   1007279562     FULL DOC           699.67       699.67       71153.24       71129.53          71200        71129.53
   1007279786     STATED DOC         827.31       827.31       77759.53       77738.98          77800        77738.98
   1007280792     FULL DOC           385.07       385.07       41218.78       41202.96          41250        41202.96
   1007281130     FULL DOC           356.56       356.56       36974.34       36961.33          37000        36961.33
   1007281880     STATED DOC        1331.75      1331.75      134912.34      134867.88         135000       134867.88
   1007282111     FULL DOC           390.34       390.34       43146.32       43146.32          43200        43146.32
   1007284011     FULL DOC           627.21       627.21       65529.93       65529.93          65600        65529.93
   1007284495     STATED DOC        1167.63      1167.63      113534.52      113501.29         113600       113501.29
   1007284609     STATED DOC         617.76       617.76        61162.8       61143.93          61200        61143.93
   1007285476     FULL DOC            303.1        303.1       32973.94       32960.74          33000        32960.74
   1007288534     FULL DOC           475.75       475.75       46558.69       46558.69          46600        46558.69
   1007288678     FULL DOC           772.97       772.97       87268.04       87229.58          87344        87229.58
   1007292262     STATED DOC         921.38       921.38       93339.33       93308.56          93400        93308.56
   1007294420     FULL DOC          1079.34      1079.34      102843.95      102814.48         103000       102814.48
   1007294901     STATED DOC          845.1        845.1       85943.53       85914.89          86000        85914.89
   1007299979     STATED DOC         460.81       460.81       45971.41       45956.91          46000        45956.91
   1007300743     STATED DOC         338.46       338.46       36970.45       36955.48          37000        36955.48
   1007301341     FULL DOC           328.82       328.82       35785.92       35757.39          35800        35757.39
   1007304384     FULL DOC           417.01       417.01       40975.62       40963.24          41000        40963.24
   1007304570     STATED DOC         360.74       360.74       33791.34       33773.76          33800        33773.76
   1007304712     STATED DOC         555.46       555.46        53795.7        53778.2          54000         53778.2
   1007305061     STATED DOC         313.71       313.71       31768.86       31768.86          31800        31768.86
   1007308781     FULL DOC           669.28       669.28       69950.38       69925.23          70000        69925.23
   1007312213     FULL DOC           466.21       466.21       47967.43       47950.91          48000        47950.91
   1007312231     STATED DOC        1106.67      1106.67      119906.25      119858.75         120000       119858.75
   1007318440     STATED DOC        1236.52      1236.52       117935.8      117903.21         118000       117903.21
   1007319555     STATED DOC         274.87       274.87       30973.17       30959.58          31000        30959.58
   1007323407     STATED DOC        1068.86      1068.86       101944.5      101916.32         102000       101916.32
   1007325281     STATED DOC         869.76       869.76       89122.58       89092.06          89200        89092.06
   1007325423     FULL DOC           328.96       328.96       31952.25       31952.25          31980        31952.25
   1007325646     STATED DOC         605.92       605.92       59764.05       59745.81          59800        59745.81
   1007325904     FULL DOC           444.88       444.88       43713.97       43700.77          43740        43700.77
   1007328554     STATED DOC         627.46       627.46       60982.54       60947.09          61000        60947.09
   1007328741     STATED DOC         302.27       302.27        30979.2       30968.65          31000        30968.65
   1007329438     STATED DOC         611.81       611.81       58583.96       58551.38          58600        58551.38
   1007330621     STATED DOC         380.31       380.31       36967.83       36967.83          37000        36967.83
   1007330676     FULL DOC            460.3        460.3       45572.26       45558.19          45600        45558.19
   1007330836     STATED DOC          352.4        352.4       35976.09       35963.96          36000        35963.96
   1007331899     STATED DOC        1071.38      1071.38       102971.5      102913.62         103000       102913.62
   1007334896     FULL DOC           829.94       829.94       89922.69       89887.07          89993        89887.07
   1007337358     FULL DOC           713.01       713.01       71953.76       71930.31          72000        71930.31
   1007338231     STATED DOC         775.97       775.97       74558.51       74537.44          74600        74537.44
   1007338464     STATED DOC         945.66       945.66       94341.33       94311.57          94400        94311.57
   1007342244     STATED DOC         693.21       693.21       69955.03       69932.22          70000        69932.22
   1007344625     FULL DOC            918.9        918.9       89348.46        89322.3          89400         89322.3
   1007345376     STATED DOC         328.74       328.74       32181.06       32171.45          32200        32171.45
   1007345615     STATED DOC         998.57       998.57       95946.59       95919.48          96000        95919.48
   1007346339     FULL DOC           589.61       589.61       59960.59       59940.61          60000        59940.61
   1007346491     STATED DOC         873.67       873.67          84951       84926.13          85000        84926.13
   1007353936     FULL DOC           406.84       406.84        39976.2       39964.12          40000        39964.12
   1007354258     FULL DOC           432.03       432.03       42752.17       42738.75          42800        42738.75
   1007355159     FULL DOC           679.29       679.29       58435.39       58423.24          58500        58423.24
   1007356666     STATED DOC         368.58       368.58       37774.62       37761.75          37800        37761.75
   1007356924     STATED DOC         321.77       321.77       32977.86       32966.63          33000        32966.63
   1007358986     FULL DOC           726.78       726.78       71956.23       71934.02          72000        71934.02
   1007361302     FULL DOC           305.81       305.81       30850.08       30850.08          30880        30850.08
   1007362007     FULL DOC            439.8        439.8       49556.66       49534.91          49600        49534.91
   1007362800     STATED DOC        1040.18      1040.18      101141.67      101112.06         101200       101112.06
   1007365139     STATED DOC          327.1        327.1       31781.71       31772.43          31800        31772.43
   1007366094     STATED DOC         296.82       296.82       34368.09       34351.94          34400        34351.94
   1007366316     FULL DOC           581.74       581.74       59161.14       59141.43          59200        59141.43
   1007370846     FULL DOC           451.78       451.78       49914.91       49914.91          50000        49914.91
   1007371925     FULL DOC           514.31       514.31       49971.24       49956.64          50000        49956.64
   1007375431     FULL DOC          1277.47      1277.47      129914.66      129871.38         130000       129871.38
   1007376163     STATED DOC         473.89       473.89       49764.23        49746.1          49800         49746.1
   1007377947     FULL DOC           384.58       384.58       36680.03       36669.89          36700        36669.89
   1007378081     FULL DOC           311.05       311.05       36564.76       36546.93          36600        36546.93
   1007379053     FULL DOC           319.95       319.95       33974.82       33962.06          34000        33962.06
   1007381059     FULL DOC           455.11       455.11       47566.26       47549.16          47600        47549.16
   1007385705     FULL DOC           340.72       340.72       32981.22       32971.69          33000        32971.69
   1007387400     FULL DOC           264.79       264.79       33740.65       33720.76          33780        33720.76
   1007397943     FULL DOC           988.63       988.63      107073.79      107073.79         107200       107073.79
   1007401652     FULL DOC           983.55       983.55       95922.18       95893.86          95978        95893.86
   1007402410     STATED DOC         501.14       501.14          50767       50750.26          50800        50750.26
   1007404445     STATED DOC         832.14       832.14        79955.5       79932.91          80000        79932.91
   1007404784     STATED DOC         474.66       474.66       44776.42       44764.45          44800        44764.45
   1007407816     STATED DOC         478.87       478.87       55474.38       55422.51          55500        55422.51
   1007408619     STATED DOC         591.89       591.89       59961.03       59941.27          60000        59941.27
   1007409066     STATED DOC         770.89       770.89       74956.76       74934.81          75000        74934.81
   1007409477     STATED DOC         800.73       800.73       75260.82       75240.92          75300        75240.92
   1007412454     FULL DOC            345.7        345.7       36273.98       36260.79          36300        36260.79
   1007417057     STATED DOC         648.03       648.03       62963.76       62945.37          63000        62945.37
   1007420962     STATED DOC          361.6        361.6       37972.71       37958.88          38000        37958.88
   1007426582     FULL DOC           431.42       431.42          48707       48685.53        48749.4        48685.53
   1007427126     FULL DOC           463.99       463.99       47352.57       47352.57          47400        47352.57
   1007428777     STATED DOC         384.68       384.68       38376.12       38364.01          38400        38364.01
   1007429561     FULL DOC           676.15       676.15       70949.13       70923.35          71000        70923.35
   1007450616     FULL DOC              612          612       60345.27       60345.27          60400        60345.27
   1007452124     FULL DOC           736.45       736.45        70760.6        70740.6          70800         70740.6
   1007510650     FULL DOC           370.37       370.37       37375.98        37363.8          37400         37363.8
     38842217     FULL DOC           209.88       209.88       20590.48       20575.78          21400        20575.78
     38842225     STATED DOC         505.09       505.09       51431.38       51413.82          51500        51413.82
     38842233     STATED DOC          456.7        456.7       44348.43       44335.21          44400        44335.21
     38842241     STATED DOC         564.08       564.08       46679.01       46581.72          47000        46581.72
     38842258     STATED DOC         318.87       318.87       30802.38       30791.53          31000        30791.53
     38842266     STATED DOC         352.04       352.04       30105.59       30039.55          30300        30039.55
     38842274     STATED DOC         537.69       537.69       57534.14       57511.86          57600        57511.86
     38842282     STATED DOC         493.36       493.36       47972.34       47944.13          48000        47944.13
     38842290     FULL DOC           336.34       336.34       35560.73        35547.4          35600         35547.4
     38842308     FULL DOC            197.3        197.3       19973.76       19967.04          20000        19967.04
     38842316     STATED DOC         450.09       450.09       47231.46       47213.93          47300        47213.93
     38842324     STATED DOC         466.43       466.43       47023.28       47023.28          47100        47023.28
     38842332     STATED DOC         879.38       879.38       88742.97       88684.84          88800        88684.84
     38842340     STATED DOC          493.2        493.2       48317.29       48302.23          48400        48302.23
     38842357     STATED DOC         942.58       942.58       92417.54       92389.51          92500        92389.51
     38842365     STATED DOC         222.52       222.52       22968.14       22959.99          23000        22959.99
     38842373     STATED DOC         425.69       425.69       43939.06       43939.06          44000        43939.06
     38842381     STATED DOC         258.87       258.87       27369.76        27359.5          27400         27359.5
     38842399     STATED DOC         585.43       585.43       63176.33       63143.69          64000        63143.69
     38842407     STATED DOC         445.93       445.93       47112.44       47112.44          47200        47112.44
     38842415     STATED DOC         297.51       297.51       31950.63       31938.01          32000        31938.01
     38842423     STATED DOC         360.05       360.05       39673.34       39656.46          39750        39656.46
     38842431     STATED DOC         450.63       450.63       45341.52       45326.55          45400        45326.55
     38842449     STATED DOC         452.56       452.56       45585.25       45569.55          45700        45569.55
     38842456     STATED DOC          431.1        431.1       42411.79       42385.68          42450        42385.68
     38842464     STATED DOC         738.52       738.52       75199.63       75173.94          75300        75173.94
     38842472     STATED DOC         384.64       384.64        37829.3       37817.59          37875        37817.59
     38842480     STATED DOC         211.59       211.59       19959.82       19954.15          20000        19954.15
     38842498     STATED DOC         450.93       450.93       40089.54       40089.54          40125        40089.54
     38842506     STATED DOC         437.25       437.25          47723          47723          47800           47723
     38842514     FULL DOC           359.12       359.12       38182.19       38167.66          38225        38167.66
     38842522     STATED DOC         466.72       466.72       48412.08       48412.08          49400        48412.08
     38842530     STATED DOC         246.62       246.62       25854.75       25854.75          26000        25854.75
     38842548     STATED DOC        1125.25      1125.25       112358.2       112358.2         112500        112358.2
     38842555     STATED DOC         812.09       812.09       85177.17       85145.87          85275        85145.87
     38842563     FULL DOC            256.9        256.9       23799.23       23739.67          23975        23739.67
     38842571     FULL DOC            503.5        503.5       46204.76       46193.15          46250        46193.15
     38842589     FULL DOC            503.5        503.5       46204.76       46193.15          46250        46193.15
     38842597     STATED DOC         450.79       450.79        43142.2       43130.02          43178        43130.02
     38842605     STATED DOC         565.46       565.46       57155.33       57136.42          57211        57136.42
     38842613     STATED DOC         742.45       742.45       77361.52       77333.05          77500        77333.05
     38842621     STATED DOC         525.81       525.81       57978.35       57929.55          58050        57929.55
     38842639     STATED DOC        1653.79      1653.79      166783.43      166727.98         167000       166727.98
     38842647     STATED DOC         749.35       749.35        78913.8       78855.01          79000        78855.01
     38842654     STATED DOC         841.56       841.56       91851.83       91813.97          92000        91813.97
     38842662     STATED DOC         845.57       845.57       89367.76       89367.76          89500        89367.76
     38842670     STATED DOC         545.18       545.18       59528.33       59504.02          59600        59504.02
     38842688     FULL DOC           454.06       454.06       53865.08       53837.45          54000        53837.45
     38842696     STATED DOC         504.08       504.08       53917.58       53896.51          54000        53896.51
     38842704     STATED DOC         221.61       221.61        24945.2        24945.2          25000         24945.2
     38842712     STATED DOC         333.31       333.31       37501.57       37501.57          37600        37501.57
     38842720     STATED DOC         393.26       393.26       44354.66       44315.35          44400        44315.35
     38842738     STATED DOC         352.81       352.81       39730.48       39712.73          39800        39712.73
     38842746     STATED DOC         372.31       372.31       41926.64       41907.91          42000        41907.91
     38842753     STATED DOC          287.8        287.8       25582.93       25577.18          25600        25577.18
     38842761     STATED DOC         629.19       629.19       71902.62       71869.62          72000        71869.62
     38842779     STATED DOC         306.28       306.28       34534.79       34519.47          34580        34519.47
     38842787     STATED DOC         389.71       389.71       42806.82       42748.45          44000        42748.45
     38842795     STATED DOC         292.28       292.28       32956.87       32942.25          33000        32942.25
     38842803     STATED DOC          380.3        380.3       36956.93       36945.89          37000        36945.89
     38842837     STATED DOC          217.3        217.3        8119.25        7983.68          21000         7983.68
     38842811     STATED DOC         272.59       272.59       24548.04       24605.33          29800        24605.33
     38842829     FULL DOC           408.27       408.27       44925.96       44907.05          45000        44907.05
      3321520     STATED DOC              0       268.83       29899.33       29885.89          30000        29885.89
      3322423     FULL DOC                0       773.52       75112.62       75090.23          75200        75090.23
      3323847     STATED DOC              0       445.46       51253.19       51205.62          51300        51205.62
      3323849     FULL DOC                0       263.36       31257.64       31241.74          31320        31241.74
      3328023     STATED DOC              0       392.16       39559.95       39546.91          39600        39546.91
      3329332     FULL DOC                0       237.83       25968.74       25958.14          26000        25958.14
      3335343     STATED DOC              0        740.6       71937.58       71916.36          72000        71916.36
      3335724     STATED DOC              0       472.38       54299.92       54299.92          54400        54299.92
      3336896     NO RATIO                0       535.06       53941.97       53941.97          54030        53941.97
      3336919     NO RATIO                0       710.84       71662.71       71662.71          71780        71662.71
      3338399     STATED DOC              0       333.07       33914.25       33914.25          34974        33914.25
      3338716     NO RATIO                0       819.92       83516.84       83488.59          83600        83488.59
      3338753     FULL DOC                0       476.74       60447.96       60447.96          60600        60447.96
      3341851     STATED DOC              0       375.99        43240.5       43220.34          43300        43220.34
      3342721     FULL DOC                0       322.95       36765.25       36748.68          36800        36748.68
      3343712     STATED DOC              0       335.12       33004.72       32992.77          33200        32992.77
      3344166     STATED DOC              0       481.88       50545.36       50526.81          50600        50526.81
      3345040     STATED DOC              0       401.16       38954.69       38954.69          39000        38954.69
      3345045     STATED DOC              0       821.42       89690.01       89653.38          89798        89653.38
      3345733     STATED DOC              0       419.02       43945.54       43929.35          44000        43929.35
      3347419     STATED DOC              0       360.01       34969.67       34959.36          35000        34959.36
      3348946     FULL DOC                0      1404.44      144452.18      144401.98         144600       144401.98
      3350099     STATED DOC              0      1690.76      167346.54      167294.38         167500       167294.38
      3351427     STATED DOC              0       615.21       59758.16       59740.53          59810        59740.53
      3352872     STATED DOC              0       465.44        46954.5       46939.04          47000        46939.04
      3352876     STATED DOC              0       612.69       64907.93       64883.47          64980        64883.47
      3352912     STATED DOC              0       765.21       91859.53       91811.97          92000        91811.97
      3352914     STATED DOC              0       447.26       48343.35       48324.13          48400        48324.13
      3353119     STATED DOC              0       341.73       38865.01       38847.16          38940        38847.16
      3353252     STATED DOC              0       440.68       44471.42       44456.92          44500        44456.92
      3354948     STATED DOC              0       408.86       43766.88        43750.1          43800         43750.1
      3355707     FULL DOC                0       240.16       26777.42       26765.98          26800        26765.98
      3358425     STATED DOC              0       472.37       47669.37       47653.83          47700        47653.83
      3358760     FULL DOC                0       219.09          21300       21293.91          21300        21293.91
      3358788     STATED DOC              0       234.52       22780.24       22780.24          22800        22780.24
      3358790     FULL DOC                0       378.53       36778.83       36768.09          36800        36768.09
      3361371     NO RATIO                0      1153.69      116425.18      116387.23         116500       116387.23
      3362311     NO RATIO                0       981.06      107121.01      107077.26         107250       107077.26
      3364648     FULL DOC                0       160.12       19889.13       19867.14          19900        19867.14
      3365735     STATED DOC              0        457.5       53225.16       53200.11          53250        53200.11
      3365739     STATED DOC              0          509       57948.46       57922.36          58000        57922.36
      3367643     STATED DOC              0       502.34        57770.5        57770.5          57850         57770.5
      3371152     STATED DOC              0       197.46       22479.47       22469.34          22500        22469.34
      3371412     STATED DOC              0      1352.61      133918.55      133877.23         134000       133877.23
      3372742     FULL DOC                0       267.44          26000       25992.56          26000        25992.56
      3372744     FULL DOC                0       366.82       41781.51       41762.87          41800        41762.87
      3372841     STATED DOC              0       781.67       79620.71       79620.71          79700        79620.71
      3373801     STATED DOC              0        326.5        37565.7       37548.33          37600        37548.33
      3374412     STATED DOC              0       345.81       32982.04       32982.04          33000        32982.04
      3374569     NO RATIO                0       257.96       28188.79       28177.48          28200        28177.48
      3375266     STATED DOC              0       411.45       39965.32       39965.32          40000        39965.32
      3375458     STATED DOC              0       832.37       85671.07       85641.87          85700        85641.87
      3375719     FULL DOC                0       121.87       13588.55       13582.75          13600        13582.75
      3375725     STATED DOC              0        392.2       45607.23       45585.59          45650        45585.59
      3376007     FULL DOC                0       414.11       48177.52       48154.85          48200        48154.85
      3376038     STATED DOC              0       312.13       32114.19       32103.13          32136        32103.13
      3377129     STATED DOC              0       202.64       19686.38        19680.6          19700         19680.6
      3378463     NO RATIO                0          338       34764.42       34764.42          34800        34764.42
      3379504     STATED DOC              0       498.45       49365.07       49349.99          49380        49349.99
      3379826     STATED DOC              0       294.45       31519.14       31507.05          31543        31507.05
      3380648     STATED DOC              0       306.99       30980.08       30969.98          31000        30969.98
      3382398     FULL DOC                0       623.38       66729.49        66703.9          66780         66703.9
      3382548     NO RATIO                0       411.53       47877.66       47855.14          47900        47855.14
      3383824     STATED DOC              0       339.24       32961.03        32951.4          32980         32951.4
      3392892     STATED DOC              0      1179.56      114621.75      114588.41         114675       114588.41
      3395066     STATED DOC              0       126.13       14992.62       14985.18          15000        14985.18
      3396567     STATED DOC              0        442.5        46188.1       46125.69          46250        46125.69
      3397254     STATED DOC              0       948.78          69000       68992.78          69000        68992.78
      3403727     STATED DOC              0       673.77       70746.66        70721.4          70750         70721.4
      3403730     STATED DOC              0       393.17       35525.66       35517.35          35542        35517.35
      3408561     STATED DOC              0       392.09       29596.41       29592.77          29600        29592.77
      3409322     STATED DOC              0       357.75          26804       26800.84          26804        26800.84
      3411005     NO RATIO                0          501          43000       42991.71          43000        42991.71
      3416121     STATED DOC              0       206.58       16597.46       16597.46          16600        16597.46
      3416128     STATED DOC              0       761.13        64244.4        64244.4          64280         64244.4
      3416132     STATED DOC              0       962.14       76106.52       76106.52          76140        76106.52
      3416164     NO RATIO                0       932.41       95934.87       95934.87          96000        95934.87
      3417255     NO RATIO                0       416.51       43607.17       43573.46          43736        43573.46
      3418868     STATED DOC              0      1795.99         176250      176198.15         176250       176198.15
      3420283     STATED DOC              0       364.01          29250       29245.52          29250        29245.52
      3421966     STATED DOC              0       863.47       64241.64       64234.19          64249        64234.19
      3421968     NO RATIO                0       585.12       51963.77       51952.42          51975        51952.42
      3423253     STATED DOC              0       418.41          48700       48677.28          48700        48677.28
      3423280     STATED DOC              0       403.02          34300       34293.57          34300        34293.57
      3423394     STATED DOC              0       233.69       24043.68       24043.68          24060        24043.68
      3424225     STATED DOC              0       414.97          39600       39589.28          39600        39589.28
      3424226     STATED DOC              0        632.9          67800       67774.48          67800        67774.48
      3424563     FULL DOC                0       387.43       45578.13       45533.86          45600        45533.86
      3424565     STATED DOC              0       609.66       65974.44       65948.65          66000        65948.65
      3424567     STATED DOC              0       269.21       26411.23       26403.38          26419        26403.38
      3424568     NO RATIO                0       1233.5      112446.79      112446.79         112500       112446.79
      3424569     STATED DOC              0       933.04      101959.47      101918.58         102000       101918.58
      3424570     NO RATIO                0       354.98       36535.66        36523.2          36548         36523.2
      3425409     STATED DOC              0      1182.74         171117      171609.78         117171       171609.78
      3425411     STATED DOC              0       744.01       70901.95       70901.95          71000        70901.95
      3425413     FULL DOC                0       308.63       24996.06       24996.06          25000        24996.06
      3425914     STATED DOC              0       623.68       55388.03       55388.03          55400        55388.03
      3426892     STATED DOC              0       468.16        38224.8       38218.52          38231        38218.52
      3426894     STATED DOC              0      1912.44      158722.72      158695.11         158750       158695.11
      3426896     STATED DOC              0       557.17       46242.05          46234          46250           46234
      3429138     STATED DOC              0       590.24          48200       48192.18          48200        48192.18
      3429139     STATED DOC              0       518.66          53400       53381.97          53400        53381.97
      3429976     NO RATIO                0       524.62          56200       56178.84          56200        56178.84
      3432284     STATED DOC              0       704.39          66000       65983.11          66000        65983.11
      3432291     NO DOC                  0       197.69          20925       20917.38          20925        20917.38
      3433546     NO RATIO                0       526.36          38000       37996.14          38000        37996.14
      3435294     STATED DOC              0       775.07          79800       79773.06          79800        79773.06
      3436378     FULL DOC                0       524.02          62320       62258.45          62320        62258.45
      3436380     FULL DOC                0       928.15       93695.05       93695.05          93725        93695.05
      3436625     NO RATIO                0       410.34          38800       38789.79          38800        38789.79
      3436711     FULL DOC                0       686.58          77323        77289.8          77323         77289.8
      3439794     NO DOC                  0       373.78       26982.26       26982.26          26985        26982.26
      3441128     STATED DOC              0       228.61       19777.09       19777.09          19789        19777.09
      3441602     STATED DOC              0      1215.96      109974.79      109974.79         110000       109974.79
      3442168     STATED DOC              0      1439.81      130189.98      130189.98         130250       130189.98
      3442527     STATED DOC              0       189.72          17000       16996.22          17000        16996.22
      3442528     STATED DOC              0       529.83       43972.44       43972.44          43980        43972.44
      3446241     STATED DOC              0       261.75        24736.9        24736.9          24750         24736.9
      3446244     STATED DOC              0        995.5       94974.29       94974.29          95000        94974.29
      3447176     STATED DOC              0       424.79       35868.45       35868.45          35875        35868.45
      3447178     FULL DOC                0       342.74       38583.43       38583.43          38600        38583.43
      3448422     FULL DOC                0        249.9          29400       29385.91          29400        29385.91
      3452132     FULL DOC                0       265.04       21996.22       21996.22          22000        21996.22
      3454099     STATED DOC              0       519.21       42393.12       42393.12          42400        42393.12
      3454101     STATED DOC              0       146.09       10102.24       10102.24        10103.1        10102.24
      3458736     STATED DOC              0       397.31       38613.95       38613.95          38625        38613.95
      3460597     STATED DOC              0       429.78       35662.66       35662.66          35675        35662.66
      3462026     NO DOC                  0       564.97          40200          40200          40200           40200
      3462582     STATED DOC              0       342.14       28395.12       28395.12          28400        28395.12
      3462625     STATED DOC              0       519.22       43092.59       43092.59          43100        43092.59
      3462713     NO RATIO                0       557.73       59129.33       59129.33          59151        59129.33
      3465630     STATED DOC              0       606.06          61200          61200          61200           61200
      3465997     STATED DOC              0        534.7          44385          44385          44385           44385
      3145556     FULL DOC                0      1184.72      134508.06         134315         135000          134315
      3124492     STATED DOC              0       297.08          31000          31000          31000           31000

ANUM              RATE        ORATE       MAXRATE       FACAP       ACAP      LCAP       MINRATE      MARGIN
---------------------------------------------------------------------------------------------------------------
   1000001971       13.5        13.5              0           0         0          0            0            0
   1000001974       10.5        10.5              0           0         0          0            0            0
   1000002107      10.99       10.99              0           0         0          0            0            0
   1000002110     12.625      12.625              0           0         0          0            0            0
   1000002116      10.99       10.99              0           0         0          0            0            0
   1000002119     11.575      11.575              0           0         0          0            0            0
   1000002122     10.575      10.575              0           0         0          0            0            0
   1000002128      12.77       12.77              0           0         0          0            0            0
   1000002130     10.775      10.775              0           0         0          0            0            0
   1000002133       12.5        12.5              0           0         0          0            0            0
   1000002135         12          12              0           0         0          0            0            0
   1000002138     12.825      12.825              0           0         0          0            0            0
   1000272674       9.99        9.99              0           0         0          0            0            0
   1000277555      9.725       9.725              0           0         0          0            0            0
   1000279559       8.99        8.99              0           0         0          0            0            0
   1000280821       12.5        12.5              0           0         0          0            0            0
   1000281507     11.125      11.125              0           0         0          0            0            0
   1000283655         12          12              0           0         0          0            0            0
   1000284135     10.125      10.125              0           0         0          0            0            0
   1000286489       9.23        9.23              0           0         0          0            0            0
   1000286988     10.375      10.375              0           0         0          0            0            0
   1000287461       9.99        9.99              0           0         0          0            0            0
   1000287938      12.99       12.99              0           0         0          0            0            0
   1000288003      9.125       9.125              0           0         0          0            0            0
   1000289991     11.025      11.025              0           0         0          0            0            0
   1000290912     10.375      10.375              0           0         0          0            0            0
   1000292505      11.99       11.99              0           0         0          0            0            0
   1000292712     10.425      10.425              0           0         0          0            0            0
   1000292719         10          10              0           0         0          0            0            0
   1000292739       9.28        9.28              0           0         0          0            0            0
   1000292862       9.99        9.99              0           0         0          0            0            0
   1000293042     11.375      11.375              0           0         0          0            0            0
   1000293518       13.4        13.4              0           0         0          0            0            0
   1000293607      12.25       12.25              0           0         0          0            0            0
   1000293892      11.75       11.75              0           0         0          0            0            0
   1000294626     10.625      10.625              0           0         0          0            0            0
   1000295562     11.175      11.175              0           0         0          0            0            0
   1000295675       9.28        9.28              0           0         0          0            0            0
   1000295759      11.65       11.65              0           0         0          0            0            0
   1000296161      9.275       9.275              0           0         0          0            0            0
   1000296366      10.99       10.99              0           0         0          0            0            0
   1000296428       9.35        9.35              0           0         0          0            0            0
   1000298432       9.25        9.25              0           0         0          0            0            0
   1000298639       9.55        9.55              0           0         0          0            0            0
   1000298645       12.4        12.4              0           0         0          0            0            0
   1000298964       10.9        10.9              0           0         0          0            0            0
   1000299032      9.625       9.625              0           0         0          0            0            0
   1000299139       9.35        9.35              0           0         0          0            0            0
   1000299573     10.375      10.375              0           0         0          0            0            0
   1000299668      11.99       11.99              0           0         0          0            0            0
   1000299925      9.375       9.375              0           0         0          0            0            0
   1000300059      12.25       12.25              0           0         0          0            0            0
   1000300089       11.5        11.5              0           0         0          0            0            0
   1000300174         10          10              0           0         0          0            0            0
   1000300175      10.45       10.45              0           0         0          0            0            0
   1000300346       10.5        10.5              0           0         0          0            0            0
   1000300380      9.775       9.775              0           0         0          0            0            0
   1000300384      10.65       10.65              0           0         0          0            0            0
   1000300395     11.525      11.525              0           0         0          0            0            0
   1000300973      9.375       9.375              0           0         0          0            0            0
   1000301200      9.525       9.525              0           0         0          0            0            0
   1000301227      11.15       11.15              0           0         0          0            0            0
   1000301253       12.4        12.4              0           0         0          0            0            0
   1000301277       10.5        10.5              0           0         0          0            0            0
   1000301371     11.275      11.275              0           0         0          0            0            0
   1000301388     10.625      10.625              0           0         0          0            0            0
   1000301401      9.775       9.775              0           0         0          0            0            0
   1000301457         12          12              0           0         0          0            0            0
   1000301474       13.5        13.5              0           0         0          0            0            0
   1000301800      9.625       9.625              0           0         0          0            0            0
   1000301813      11.85       11.85              0           0         0          0            0            0
   1000301832      12.75       12.75              0           0         0          0            0            0
   1000301976       12.5        12.5              0           0         0          0            0            0
   1000302119      9.275       9.275              0           0         0          0            0            0
   1000302230     12.075      12.075              0           0         0          0            0            0
   1000302363       9.99        9.99              0           0         0          0            0            0
   1000302420     10.375      10.375              0           0         0          0            0            0
   1000302462        9.9         9.9              0           0         0          0            0            0
   1000302482     12.025      12.025              0           0         0          0            0            0
   1000302525     10.775      10.775              0           0         0          0            0            0
   1000302599      12.75       12.75              0           0         0          0            0            0
   1000302703        9.5         9.5              0           0         0          0            0            0
   1000302819       9.85        9.85              0           0         0          0            0            0
   1000302830     11.225      11.225              0           0         0          0            0            0
   1000302852      11.75       11.75              0           0         0          0            0            0
   1000303010      10.25       10.25              0           0         0          0            0            0
   1000303057       12.7        12.7              0           0         0          0            0            0
   1000303094      9.775       9.775              0           0         0          0            0            0
   1000303119      12.45       12.45              0           0         0          0            0            0
   1000303133     10.725      10.725              0           0         0          0            0            0
   1000303176     11.225      11.225              0           0         0          0            0            0
   1000303240      10.65       10.65              0           0         0          0            0            0
   1000303308       10.9        10.9              0           0         0          0            0            0
   1000303369      9.375       9.375              0           0         0          0            0            0
   1000303441       9.99        9.99              0           0         0          0            0            0
   1000303584     10.375      10.375              0           0         0          0            0            0
   1000303585      11.75       11.75              0           0         0          0            0            0
   1000303653       9.85        9.85              0           0         0          0            0            0
   1000303695      10.65       10.65              0           0         0          0            0            0
   1000303698     11.235      11.235              0           0         0          0            0            0
   1000304037     10.625      10.625              0           0         0          0            0            0
   1000304057      11.85       11.85              0           0         0          0            0            0
   1000304097     11.575      11.575              0           0         0          0            0            0
   1000304144     10.875      10.875              0           0         0          0            0            0
   1000304228       10.5        10.5              0           0         0          0            0            0
   1000304275      11.85       11.85              0           0         0          0            0            0
   1000304334         11          11              0           0         0          0            0            0
   1000304369      9.575       9.575              0           0         0          0            0            0
   1000304381        9.5         9.5              0           0         0          0            0            0
   1000304421       11.5        11.5              0           0         0          0            0            0
   1000304445         13          13              0           0         0          0            0            0
   1000304452       10.5        10.5              0           0         0          0            0            0
   1000304456       9.65        9.65              0           0         0          0            0            0
   1000304510        9.5         9.5              0           0         0          0            0            0
   1000304592       10.5        10.5              0           0         0          0            0            0
   1000304714      10.35       10.35              0           0         0          0            0            0
   1000304814       10.5        10.5              0           0         0          0            0            0
   1000304825       11.4        11.4              0           0         0          0            0            0
   1000304842      10.99       10.99              0           0         0          0            0            0
   1000304892      11.25       11.25              0           0         0          0            0            0
   1000304969     12.175      12.175              0           0         0          0            0            0
   1000304972      9.575       9.575              0           0         0          0            0            0
   1000305040      10.25       10.25              0           0         0          0            0            0
   1000305072     11.075      11.075              0           0         0          0            0            0
   1000305132         11          11              0           0         0          0            0            0
   1000305170      9.725       9.725              0           0         0          0            0            0
   1000305207     10.825      10.825              0           0         0          0            0            0
   1000305254       11.5        11.5              0           0         0          0            0            0
   1000305255       10.5        10.5              0           0         0          0            0            0
   1000305332      10.65       10.65              0           0         0          0            0            0
   1000305357      11.99       11.99              0           0         0          0            0            0
   1000305414      11.25       11.25              0           0         0          0            0            0
   1000305452       13.5        13.5              0           0         0          0            0            0
   1000305463     10.575      10.575              0           0         0          0            0            0
   1000305465     11.325      11.325              0           0         0          0            0            0
   1000305510       10.9        10.9              0           0         0          0            0            0
   1000305549     10.575      10.575              0           0         0          0            0            0
   1000305571       11.5        11.5              0           0         0          0            0            0
   1000305574      11.25       11.25              0           0         0          0            0            0
   1000305608       10.8        10.8              0           0         0          0            0            0
   1000305615     11.575      11.575              0           0         0          0            0            0
   1000305737        9.5         9.5              0           0         0          0            0            0
   1000305743      11.99       11.99              0           0         0          0            0            0
   1000305774      10.99       10.99              0           0         0          0            0            0
   1000305815      9.375       9.375              0           0         0          0            0            0
   1000305824         11          11              0           0         0          0            0            0
   1000305864      9.975       9.975              0           0         0          0            0            0
   1000305865        9.8         9.8              0           0         0          0            0            0
   1000305870         12          12              0           0         0          0            0            0
   1000305918        9.5         9.5              0           0         0          0            0            0
   1000305931     10.575      10.575              0           0         0          0            0            0
   1000305999      11.99       11.99              0           0         0          0            0            0
   1000306040     11.575      11.575              0           0         0          0            0            0
   1000306082       9.85        9.85              0           0         0          0            0            0
   1000306106       12.1        12.1              0           0         0          0            0            0
   1000306140     12.425      12.425              0           0         0          0            0            0
   1000306142     10.575      10.575              0           0         0          0            0            0
   1000306152        9.6         9.6              0           0         0          0            0            0
   1000306185     11.255      11.255              0           0         0          0            0            0
   1000306204     11.025      11.025              0           0         0          0            0            0
   1000306232       11.5        11.5              0           0         0          0            0            0
   1000306233     11.725      11.725              0           0         0          0            0            0
   1000306295         12          12              0           0         0          0            0            0
   1000306375      11.99       11.99              0           0         0          0            0            0
   1000306443     11.025      11.025              0           0         0          0            0            0
   1000306450        9.6         9.6              0           0         0          0            0            0
   1000306461       9.75        9.75              0           0         0          0            0            0
   1000306482      10.99       10.99              0           0         0          0            0            0
   1000306493      9.575       9.575              0           0         0          0            0            0
   1000306547       9.85        9.85              0           0         0          0            0            0
   1000306577      11.99       11.99              0           0         0          0            0            0
   1000306580      11.99       11.99              0           0         0          0            0            0
   1000306593       9.99        9.99              0           0         0          0            0            0
   1000306614      11.49       11.49              0           0         0          0            0            0
   1000306672     11.575      11.575              0           0         0          0            0            0
   1000306692     11.275      11.275              0           0         0          0            0            0
   1000306733     12.425      12.425              0           0         0          0            0            0
   1000306749        9.5         9.5              0           0         0          0            0            0
   1000306772        9.5         9.5              0           0         0          0            0            0
   1000306797       10.5        10.5              0           0         0          0            0            0
   1000306856       9.75        9.75              0           0         0          0            0            0
   1000306858      10.99       10.99              0           0         0          0            0            0
   1000306860         11          11              0           0         0          0            0            0
   1000306866      10.99       10.99              0           0         0          0            0            0
   1000306905     12.675      12.675              0           0         0          0            0            0
   1000306946      10.75       10.75              0           0         0          0            0            0
   1000307012       10.1        10.1              0           0         0          0            0            0
   1000307076      12.65       12.65              0           0         0          0            0            0
   1000307137     10.775      10.775              0           0         0          0            0            0
   1000307164       10.5        10.5              0           0         0          0            0            0
   1000307204     10.775      10.775              0           0         0          0            0            0
   1000307302      10.99       10.99              0           0         0          0            0            0
   1000307303     11.575      11.575              0           0         0          0            0            0
   1000307423       10.8        10.8              0           0         0          0            0            0
   1000307431         10          10              0           0         0          0            0            0
   1000307444       10.1        10.1              0           0         0          0            0            0
   1000307454     11.325      11.325              0           0         0          0            0            0
   1000307464       10.5        10.5              0           0         0          0            0            0
   1000307469      11.99       11.99              0           0         0          0            0            0
   1000307472      10.25       10.25              0           0         0          0            0            0
   1000307498      11.99       11.99              0           0         0          0            0            0
   1000307525      9.855       9.855              0           0         0          0            0            0
   1000307532      11.25       11.25              0           0         0          0            0            0
   1000307548       9.99        9.99              0           0         0          0            0            0
   1000307600     10.825      10.825              0           0         0          0            0            0
   1000307608       10.5        10.5              0           0         0          0            0            0
   1000307678      12.75       12.75              0           0         0          0            0            0
   1000307685      10.75       10.75              0           0         0          0            0            0
   1000307714       10.1        10.1              0           0         0          0            0            0
   1000307722       10.3        10.3              0           0         0          0            0            0
   1000307799      10.99       10.99              0           0         0          0            0            0
   1000307836      10.99       10.99              0           0         0          0            0            0
   1000307906     12.425      12.425              0           0         0          0            0            0
   1000307916     10.575      10.575              0           0         0          0            0            0
   1000307949      11.65       11.65              0           0         0          0            0            0
   1000307967       10.5        10.5              0           0         0          0            0            0
   1000307983       11.3        11.3              0           0         0          0            0            0
   1000308106       11.5        11.5              0           0         0          0            0            0
   1000308111      11.99       11.99              0           0         0          0            0            0
   1000308115       10.5        10.5              0           0         0          0            0            0
   1000308131       9.99        9.99              0           0         0          0            0            0
   1000308152       11.9        11.9              0           0         0          0            0            0
   1000308174     12.175      12.175              0           0         0          0            0            0
   1000308198      10.75       10.75              0           0         0          0            0            0
   1000308200        9.5         9.5              0           0         0          0            0            0
   1000308229      11.25       11.25              0           0         0          0            0            0
   1000308236         11          11              0           0         0          0            0            0
   1000308251      9.575       9.575              0           0         0          0            0            0
   1000308295      11.25       11.25              0           0         0          0            0            0
   1000308313      9.725       9.725              0           0         0          0            0            0
   1000308341         11          11              0           0         0          0            0            0
   1000308374         10          10              0           0         0          0            0            0
   1000308384      9.575       9.575              0           0         0          0            0            0
   1000308438     12.175      12.175              0           0         0          0            0            0
   1000308460       9.99        9.99              0           0         0          0            0            0
   1000308497     11.275      11.275              0           0         0          0            0            0
   1000308499       9.49        9.49              0           0         0          0            0            0
   1000308520       10.1        10.1              0           0         0          0            0            0
   1000308532     11.275      11.275              0           0         0          0            0            0
   1000308538      10.75       10.75              0           0         0          0            0            0
   1000308551     10.575      10.575              0           0         0          0            0            0
   1000308606       9.85        9.85              0           0         0          0            0            0
   1000308610     11.875      11.875              0           0         0          0            0            0
   1000308644      10.75       10.75              0           0         0          0            0            0
   1000308673     10.825      10.825              0           0         0          0            0            0
   1000308681      11.99       11.99              0           0         0          0            0            0
   1000308701      10.25       10.25              0           0         0          0            0            0
   1000308707       9.99        9.99              0           0         0          0            0            0
   1000308711      11.75       11.75              0           0         0          0            0            0
   1000308712      9.975       9.975              0           0         0          0            0            0
   1000308721      10.87       10.87              0           0         0          0            0            0
   1000308741      11.25       11.25              0           0         0          0            0            0
   1000308754       10.1        10.1              0           0         0          0            0            0
   1000308781      10.53       10.53              0           0         0          0            0            0
   1000308782         11          11              0           0         0          0            0            0
   1000308785      9.575       9.575              0           0         0          0            0            0
   1000308795       11.5        11.5              0           0         0          0            0            0
   1000308836      11.25       11.25              0           0         0          0            0            0
   1000308850       11.5        11.5              0           0         0          0            0            0
   1000308872     10.375      10.375              0           0         0          0            0            0
   1000308883      9.575       9.575              0           0         0          0            0            0
   1000308884       9.99        9.99              0           0         0          0            0            0
   1000308902      11.99       11.99              0           0         0          0            0            0
   1000308903        9.5         9.5              0           0         0          0            0            0
   1000308917     11.575      11.575              0           0         0          0            0            0
   1000308933     10.775      10.775              0           0         0          0            0            0
   1000308941       10.5        10.5              0           0         0          0            0            0
   1000308971     11.275      11.275              0           0         0          0            0            0
   1000308973     12.175      12.175              0           0         0          0            0            0
   1000308981      12.75       12.75              0           0         0          0            0            0
   1000308985      10.75       10.75              0           0         0          0            0            0
   1000308986       11.5        11.5              0           0         0          0            0            0
   1000309019       11.4        11.4              0           0         0          0            0            0
   1000309076      9.595       9.595              0           0         0          0            0            0
   1000309099     10.775      10.775              0           0         0          0            0            0
   1000309127     12.425      12.425              0           0         0          0            0            0
   1000309158       9.99        9.99              0           0         0          0            0            0
   1000309185      9.825       9.825              0           0         0          0            0            0
   1000309188       9.99        9.99              0           0         0          0            0            0
   1000309248      9.575       9.575              0           0         0          0            0            0
   1000309257       11.5        11.5              0           0         0          0            0            0
   1000309264     11.575      11.575              0           0         0          0            0            0
   1000309305       10.5        10.5              0           0         0          0            0            0
   1000309312      11.49       11.49              0           0         0          0            0            0
   1000309322      11.95       11.95              0           0         0          0            0            0
   1000309340      9.875       9.875              0           0         0          0            0            0
   1000309351       10.5        10.5              0           0         0          0            0            0
   1000309365      10.65       10.65              0           0         0          0            0            0
   1000309372      10.99       10.99              0           0         0          0            0            0
   1000309391      11.75       11.75              0           0         0          0            0            0
   1000309396      10.35       10.35              0           0         0          0            0            0
   1000309414     10.275      10.275              0           0         0          0            0            0
   1000309456     10.175      10.175              0           0         0          0            0            0
   1000309459      11.25       11.25              0           0         0          0            0            0
   1000309460       10.5        10.5              0           0         0          0            0            0
   1000309461         12          12              0           0         0          0            0            0
   1000309470      9.575       9.575              0           0         0          0            0            0
   1000309475      10.99       10.99              0           0         0          0            0            0
   1000309500      9.575       9.575              0           0         0          0            0            0
   1000309505      9.725       9.725              0           0         0          0            0            0
   1000309512       10.5        10.5              0           0         0          0            0            0
   1000309531       10.5        10.5              0           0         0          0            0            0
   1000309535       12.2        12.2              0           0         0          0            0            0
   1000309538      10.99       10.99              0           0         0          0            0            0
   1000309556     10.825      10.825              0           0         0          0            0            0
   1000309592         12          12              0           0         0          0            0            0
   1000309596      9.725       9.725              0           0         0          0            0            0
   1000309601       10.1        10.1              0           0         0          0            0            0
   1000309606       9.75        9.75              0           0         0          0            0            0
   1000309609      10.99       10.99              0           0         0          0            0            0
   1000309647       10.5        10.5              0           0         0          0            0            0
   1000309648       10.5        10.5              0           0         0          0            0            0
   1000309664      11.25       11.25              0           0         0          0            0            0
   1000309665     10.775      10.775              0           0         0          0            0            0
   1000309678       9.75        9.75              0           0         0          0            0            0
   1000309679         11          11              0           0         0          0            0            0
   1000309684      10.99       10.99              0           0         0          0            0            0
   1000309695        9.5         9.5              0           0         0          0            0            0
   1000309725       9.85        9.85              0           0         0          0            0            0
   1000309733      12.25       12.25              0           0         0          0            0            0
   1000309741       10.7        10.7              0           0         0          0            0            0
   1000309778     12.175      12.175              0           0         0          0            0            0
   1000309783      10.25       10.25              0           0         0          0            0            0
   1000309817       9.45        9.45              0           0         0          0            0            0
   1000309825       9.85        9.85              0           0         0          0            0            0
   1000309861       9.99        9.99              0           0         0          0            0            0
   1000309883     11.875      11.875              0           0         0          0            0            0
   1000309905      9.575       9.575              0           0         0          0            0            0
   1000309926      11.25       11.25              0           0         0          0            0            0
   1000309930      10.99       10.99              0           0         0          0            0            0
   1000309939      9.575       9.575              0           0         0          0            0            0
   1000309941     10.825      10.825              0           0         0          0            0            0
   1000309950      11.03       11.03              0           0         0          0            0            0
   1000309971      11.45       11.45              0           0         0          0            0            0
   1000309975     11.075      11.075              0           0         0          0            0            0
   1000309980       9.75        9.75              0           0         0          0            0            0
   1000310048     12.475      12.475              0           0         0          0            0            0
   1000310055      11.99       11.99              0           0         0          0            0            0
   1000310066     10.825      10.825              0           0         0          0            0            0
   1000310068     11.325      11.325              0           0         0          0            0            0
   1000310087      10.99       10.99              0           0         0          0            0            0
   1000310120      9.575       9.575              0           0         0          0            0            0
   1000310156         11          11              0           0         0          0            0            0
   1000310257     10.825      10.825              0           0         0          0            0            0
   1000310260      9.725       9.725              0           0         0          0            0            0
   1000310265       9.75        9.75              0           0         0          0            0            0
   1000310308      10.49       10.49              0           0         0          0            0            0
   1000310310     10.575      10.575              0           0         0          0            0            0
   1000310329      9.825       9.825              0           0         0          0            0            0
   1000310342      9.575       9.575              0           0         0          0            0            0
   1000310363     12.825      12.825              0           0         0          0            0            0
   1000310366      10.25       10.25              0           0         0          0            0            0
   1000310391     10.825      10.825              0           0         0          0            0            0
   1000310394       10.1        10.1              0           0         0          0            0            0
   1000310407       9.85        9.85              0           0         0          0            0            0
   1000310415       10.5        10.5              0           0         0          0            0            0
   1000310427       10.8        10.8              0           0         0          0            0            0
   1000310452      10.25       10.25              0           0         0          0            0            0
   1000310458        9.5         9.5              0           0         0          0            0            0
   1000310510      9.825       9.825              0           0         0          0            0            0
   1000310514      12.99       12.99              0           0         0          0            0            0
   1000310517       10.1        10.1              0           0         0          0            0            0
   1000310548     11.025      11.025              0           0         0          0            0            0
   1000310557      11.75       11.75              0           0         0          0            0            0
   1000310566      11.25       11.25              0           0         0          0            0            0
   1000310572     10.725      10.725              0           0         0          0            0            0
   1000310580       13.5        13.5              0           0         0          0            0            0
   1000310630       11.5        11.5              0           0         0          0            0            0
   1000310634     11.825      11.825              0           0         0          0            0            0
   1000310636     12.575      12.575              0           0         0          0            0            0
   1000310660      11.99       11.99              0           0         0          0            0            0
   1000310665      11.99       11.99              0           0         0          0            0            0
   1000310667       10.5        10.5              0           0         0          0            0            0
   1000310719       10.5        10.5              0           0         0          0            0            0
   1000310753      10.75       10.75              0           0         0          0            0            0
   1000310758     10.775      10.775              0           0         0          0            0            0
   1000310800         10          10              0           0         0          0            0            0
   1000310813      11.25       11.25              0           0         0          0            0            0
   1000310815      10.75       10.75              0           0         0          0            0            0
   1000310861       10.5        10.5              0           0         0          0            0            0
   1000310868       9.99        9.99              0           0         0          0            0            0
   1000310902      9.825       9.825              0           0         0          0            0            0
   1000310912      10.99       10.99              0           0         0          0            0            0
   1000310915     10.575      10.575              0           0         0          0            0            0
   1000310919      11.75       11.75              0           0         0          0            0            0
   1000310953     10.825      10.825              0           0         0          0            0            0
   1000311017     12.575      12.575              0           0         0          0            0            0
   1000311035       9.85        9.85              0           0         0          0            0            0
   1000311036      9.775       9.775              0           0         0          0            0            0
   1000311062      10.99       10.99              0           0         0          0            0            0
   1000311066     10.775      10.775              0           0         0          0            0            0
   1000311068     12.125      12.125              0           0         0          0            0            0
   1000311113      11.99       11.99              0           0         0          0            0            0
   1000311131       10.5        10.5              0           0         0          0            0            0
   1000311138        9.5         9.5              0           0         0          0            0            0
   1000311139      9.975       9.975              0           0         0          0            0            0
   1000311140       10.5        10.5              0           0         0          0            0            0
   1000311143       11.5        11.5              0           0         0          0            0            0
   1000311211     12.125      12.125              0           0         0          0            0            0
   1000311221      11.25       11.25              0           0         0          0            0            0
   1000311260       9.49        9.49              0           0         0          0            0            0
   1000311266      9.825       9.825              0           0         0          0            0            0
   1000311272      12.25       12.25              0           0         0          0            0            0
   1000311298         10          10              0           0         0          0            0            0
   1000311306       9.75        9.75              0           0         0          0            0            0
   1000311324      10.25       10.25              0           0         0          0            0            0
   1000311343      9.725       9.725              0           0         0          0            0            0
   1000311349      10.75       10.75              0           0         0          0            0            0
   1000311410         12          12              0           0         0          0            0            0
   1000311415      12.35       12.35              0           0         0          0            0            0
   1000311446      10.99       10.99              0           0         0          0            0            0
   1000311453     11.875      11.875              0           0         0          0            0            0
   1000311458     10.825      10.825              0           0         0          0            0            0
   1000311472     12.125      12.125              0           0         0          0            0            0
   1000311500       10.1        10.1              0           0         0          0            0            0
   1000311505      11.99       11.99              0           0         0          0            0            0
   1000311512      12.36       12.36              0           0         0          0            0            0
   1000311580      10.49       10.49              0           0         0          0            0            0
   1000311582       12.5        12.5              0           0         0          0            0            0
   1000311592     12.125      12.125              0           0         0          0            0            0
   1000311598      9.575       9.575              0           0         0          0            0            0
   1000311607      10.25       10.25              0           0         0          0            0            0
   1000311622       9.45        9.45              0           0         0          0            0            0
   1000311705      11.99       11.99              0           0         0          0            0            0
   1000311706         11          11              0           0         0          0            0            0
   1000311708     10.575      10.575              0           0         0          0            0            0
   1000311718     10.825      10.825              0           0         0          0            0            0
   1000311753     10.775      10.775              0           0         0          0            0            0
   1000311762       10.5        10.5              0           0         0          0            0            0
   1000311770      11.75       11.75              0           0         0          0            0            0
   1000311774     11.875      11.875              0           0         0          0            0            0
   1000311777       9.45        9.45              0           0         0          0            0            0
   1000311780      11.99       11.99              0           0         0          0            0            0
   1000311783      10.99       10.99              0           0         0          0            0            0
   1000311788     11.875      11.875              0           0         0          0            0            0
   1000311796      10.49       10.49              0           0         0          0            0            0
   1000311806     11.575      11.575              0           0         0          0            0            0
   1000311810       10.5        10.5              0           0         0          0            0            0
   1000311821      12.25       12.25              0           0         0          0            0            0
   1000311828      10.99       10.99              0           0         0          0            0            0
   1000311829     10.375      10.375              0           0         0          0            0            0
   1000311833     12.825      12.825              0           0         0          0            0            0
   1000311859     11.575      11.575              0           0         0          0            0            0
   1000311946      12.35       12.35              0           0         0          0            0            0
   1000311960      10.75       10.75              0           0         0          0            0            0
   1000311967       12.5        12.5              0           0         0          0            0            0
   1000311968         11          11              0           0         0          0            0            0
   1000311973        9.5         9.5              0           0         0          0            0            0
   1000312010       10.8        10.8              0           0         0          0            0            0
   1000312025      9.855       9.855              0           0         0          0            0            0
   1000312033      9.575       9.575              0           0         0          0            0            0
   1000312058     11.625      11.625              0           0         0          0            0            0
   1000312082     12.825      12.825              0           0         0          0            0            0
   1000312086      11.25       11.25              0           0         0          0            0            0
   1000312100       10.5        10.5              0           0         0          0            0            0
   1000312133      10.95       10.95              0           0         0          0            0            0
   1000312156      11.25       11.25              0           0         0          0            0            0
   1000312162       9.45        9.45              0           0         0          0            0            0
   1000312179     10.825      10.825              0           0         0          0            0            0
   1000312224     10.775      10.775              0           0         0          0            0            0
   1000312230      11.99       11.99              0           0         0          0            0            0
   1000312238       9.85        9.85              0           0         0          0            0            0
   1000312259      12.25       12.25              0           0         0          0            0            0
   1000312266        9.9         9.9              0           0         0          0            0            0
   1000312267       12.4        12.4              0           0         0          0            0            0
   1000312271      10.99       10.99              0           0         0          0            0            0
   1000312276      10.49       10.49              0           0         0          0            0            0
   1000312289       10.1        10.1              0           0         0          0            0            0
   1000312298     11.275      11.275              0           0         0          0            0            0
   1000312303       11.5        11.5              0           0         0          0            0            0
   1000312306        9.5         9.5              0           0         0          0            0            0
   1000312312       10.5        10.5              0           0         0          0            0            0
   1000312319      12.25       12.25              0           0         0          0            0            0
   1000312338     11.275      11.275              0           0         0          0            0            0
   1000312366      10.75       10.75              0           0         0          0            0            0
   1000312379     12.125      12.125              0           0         0          0            0            0
   1000312382      11.99       11.99              0           0         0          0            0            0
   1000312397      11.75       11.75              0           0         0          0            0            0
   1000312435      10.25       10.25              0           0         0          0            0            0
   1000312452      11.25       11.25              0           0         0          0            0            0
   1000312457      12.25       12.25              0           0         0          0            0            0
   1000312460      11.99       11.99              0           0         0          0            0            0
   1000312464      10.99       10.99              0           0         0          0            0            0
   1000312467     10.775      10.775              0           0         0          0            0            0
   1000312484      9.825       9.825              0           0         0          0            0            0
   1000312518     10.575      10.575              0           0         0          0            0            0
   1000312519       10.5        10.5              0           0         0          0            0            0
   1000312520     11.025      11.025              0           0         0          0            0            0
   1000312521      9.975       9.975              0           0         0          0            0            0
   1000312524       10.5        10.5              0           0         0          0            0            0
   1000312530      9.825       9.825              0           0         0          0            0            0
   1000312572       10.5        10.5              0           0         0          0            0            0
   1000312579      9.575       9.575              0           0         0          0            0            0
   1000312584      12.25       12.25              0           0         0          0            0            0
   1000312597      10.99       10.99              0           0         0          0            0            0
   1000312615     10.775      10.775              0           0         0          0            0            0
   1000312630      10.99       10.99              0           0         0          0            0            0
   1000312634     11.275      11.275              0           0         0          0            0            0
   1000312636       9.99        9.99              0           0         0          0            0            0
   1000312660     11.575      11.575              0           0         0          0            0            0
   1000312679      11.25       11.25              0           0         0          0            0            0
   1000312689       9.85        9.85              0           0         0          0            0            0
   1000312694     11.375      11.375              0           0         0          0            0            0
   1000312708       11.5        11.5              0           0         0          0            0            0
   1000312717      10.75       10.75              0           0         0          0            0            0
   1000312721     10.775      10.775              0           0         0          0            0            0
   1000312726       10.1        10.1              0           0         0          0            0            0
   1000312769      10.99       10.99              0           0         0          0            0            0
   1000312785      11.25       11.25              0           0         0          0            0            0
   1000312791        9.7         9.7              0           0         0          0            0            0
   1000312796      10.85       10.85              0           0         0          0            0            0
   1000312816      10.99       10.99              0           0         0          0            0            0
   1000312822       12.5        12.5              0           0         0          0            0            0
   1000312823     10.825      10.825              0           0         0          0            0            0
   1000312824     10.175      10.175              0           0         0          0            0            0
   1000312839      10.25       10.25              0           0         0          0            0            0
   1000312883       9.85        9.85              0           0         0          0            0            0
   1000312889      9.975       9.975              0           0         0          0            0            0
   1000312897     10.755      10.755              0           0         0          0            0            0
   1000312914     10.825      10.825              0           0         0          0            0            0
   1000312941       10.5        10.5              0           0         0          0            0            0
   1000312970      9.575       9.575              0           0         0          0            0            0
   1000312981        9.5         9.5              0           0         0          0            0            0
   1000313009       9.99        9.99              0           0         0          0            0            0
   1000313012       11.5        11.5              0           0         0          0            0            0
   1000313027        9.5         9.5              0           0         0          0            0            0
   1000313037      10.75       10.75              0           0         0          0            0            0
   1000313052         10          10              0           0         0          0            0            0
   1000313055      12.25       12.25              0           0         0          0            0            0
   1000313068       10.5        10.5              0           0         0          0            0            0
   1000313074       10.1        10.1              0           0         0          0            0            0
   1000313081       9.75        9.75              0           0         0          0            0            0
   1000313128      11.95       11.95              0           0         0          0            0            0
   1000313131      10.45       10.45              0           0         0          0            0            0
   1000313135         11          11              0           0         0          0            0            0
   1000313138     10.575      10.575              0           0         0          0            0            0
   1000313148         11          11              0           0         0          0            0            0
   1000313155       10.5        10.5              0           0         0          0            0            0
   1000313164     11.275      11.275              0           0         0          0            0            0
   1000313188      10.99       10.99              0           0         0          0            0            0
   1000313196      11.75       11.75              0           0         0          0            0            0
   1000313201         10          10              0           0         0          0            0            0
   1000313203      10.75       10.75              0           0         0          0            0            0
   1000313206      10.99       10.99              0           0         0          0            0            0
   1000313220     10.675      10.675              0           0         0          0            0            0
   1000313222       10.5        10.5              0           0         0          0            0            0
   1000313225      11.69       11.69              0           0         0          0            0            0
   1000313237     10.825      10.825              0           0         0          0            0            0
   1000313249       9.99        9.99              0           0         0          0            0            0
   1000313262      10.75       10.75              0           0         0          0            0            0
   1000313263      11.99       11.99              0           0         0          0            0            0
   1000313269      11.75       11.75              0           0         0          0            0            0
   1000313278         12          12              0           0         0          0            0            0
   1000313286     11.575      11.575              0           0         0          0            0            0
   1000313303      12.25       12.25              0           0         0          0            0            0
   1000313307       9.75        9.75              0           0         0          0            0            0
   1000313309      12.25       12.25              0           0         0          0            0            0
   1000313339      10.75       10.75              0           0         0          0            0            0
   1000313343      11.99       11.99              0           0         0          0            0            0
   1000313346     12.825      12.825              0           0         0          0            0            0
   1000313347       9.99        9.99              0           0         0          0            0            0
   1000313351      10.75       10.75              0           0         0          0            0            0
   1000313352     12.825      12.825              0           0         0          0            0            0
   1000313353      10.49       10.49              0           0         0          0            0            0
   1000313355     10.575      10.575              0           0         0          0            0            0
   1000313376     12.575      12.575              0           0         0          0            0            0
   1000313378     10.575      10.575              0           0         0          0            0            0
   1000313385        9.5         9.5              0           0         0          0            0            0
   1000313398       9.99        9.99              0           0         0          0            0            0
   1000313409         10          10              0           0         0          0            0            0
   1000313415      10.99       10.99              0           0         0          0            0            0
   1000313417     10.025      10.025              0           0         0          0            0            0
   1000313430       10.5        10.5              0           0         0          0            0            0
   1000313441     11.775      11.775              0           0         0          0            0            0
   1000313452      10.35       10.35              0           0         0          0            0            0
   1000313454       11.5        11.5              0           0         0          0            0            0
   1000313456     10.825      10.825              0           0         0          0            0            0
   1000313457     11.575      11.575              0           0         0          0            0            0
   1000313461     10.825      10.825              0           0         0          0            0            0
   1000313496      9.825       9.825              0           0         0          0            0            0
   1000313512      9.575       9.575              0           0         0          0            0            0
   1000313514     10.825      10.825              0           0         0          0            0            0
   1000313521      10.25       10.25              0           0         0          0            0            0
   1000313524      11.25       11.25              0           0         0          0            0            0
   1000313548     11.025      11.025              0           0         0          0            0            0
   1000313556       10.5        10.5              0           0         0          0            0            0
   1000313568      10.25       10.25              0           0         0          0            0            0
   1000313572       12.5        12.5              0           0         0          0            0            0
   1000313599       11.9        11.9              0           0         0          0            0            0
   1000313614        9.9         9.9              0           0         0          0            0            0
   1000313620      12.25       12.25              0           0         0          0            0            0
   1000313648       10.4        10.4              0           0         0          0            0            0
   1000313667        9.5         9.5              0           0         0          0            0            0
   1000313682     10.575      10.575              0           0         0          0            0            0
   1000313691      10.75       10.75              0           0         0          0            0            0
   1000313707       9.75        9.75              0           0         0          0            0            0
   1000313713      10.99       10.99              0           0         0          0            0            0
   1000313714     11.575      11.575              0           0         0          0            0            0
   1000313716     11.025      11.025              0           0         0          0            0            0
   1000313718       9.99        9.99              0           0         0          0            0            0
   1000313745       10.1        10.1              0           0         0          0            0            0
   1000313750       10.5        10.5              0           0         0          0            0            0
   1000313772     10.825      10.825              0           0         0          0            0            0
   1000313781       10.5        10.5              0           0         0          0            0            0
   1000313793      10.99       10.99              0           0         0          0            0            0
   1000313800      10.69       10.69              0           0         0          0            0            0
   1000313809       10.5        10.5              0           0         0          0            0            0
   1000313813         12          12              0           0         0          0            0            0
   1000313819      9.975       9.975              0           0         0          0            0            0
   1000313844      10.99       10.99              0           0         0          0            0            0
   1000313851         11          11              0           0         0          0            0            0
   1000313861     11.575      11.575              0           0         0          0            0            0
   1000313862      10.99       10.99              0           0         0          0            0            0
   1000313878      10.99       10.99              0           0         0          0            0            0
   1000313888       9.45        9.45              0           0         0          0            0            0
   1000313898      12.35       12.35              0           0         0          0            0            0
   1000313899       9.99        9.99              0           0         0          0            0            0
   1000313905      10.99       10.99              0           0         0          0            0            0
   1000313910       12.4        12.4              0           0         0          0            0            0
   1000313926     12.125      12.125              0           0         0          0            0            0
   1000313933     10.825      10.825              0           0         0          0            0            0
   1000313952        9.5         9.5              0           0         0          0            0            0
   1000313987     10.575      10.575              0           0         0          0            0            0
   1000314012      12.25       12.25              0           0         0          0            0            0
   1000314017      12.25       12.25              0           0         0          0            0            0
   1000314051       9.75        9.75              0           0         0          0            0            0
   1000314073      10.99       10.99              0           0         0          0            0            0
   1000314076     10.575      10.575              0           0         0          0            0            0
   1000314078      10.99       10.99              0           0         0          0            0            0
   1000314081      10.75       10.75              0           0         0          0            0            0
   1000314088      9.575       9.575              0           0         0          0            0            0
   1000314101     12.825      12.825              0           0         0          0            0            0
   1000314111     11.575      11.575              0           0         0          0            0            0
   3000002068      10.35       10.35              0           0         0          0            0            0
   3000002079       10.5        10.5              0           0         0          0            0            0
   3000002080      9.575       9.575              0           0         0          0            0            0
   3000002148       9.75        9.75              0           0         0          0            0            0
   3000002193     10.775      10.775              0           0         0          0            0            0
   3000002342      9.325       9.325              0           0         0          0            0            0
   3000002488      9.325       9.325              0           0         0          0            0            0
   3000002536     11.275      11.275              0           0         0          0            0            0
   3000002967      9.575       9.575              0           0         0          0            0            0
   3000003003     11.525      11.525              0           0         0          0            0            0
   3000003014      11.25       11.25              0           0         0          0            0            0
   3000003081      9.525       9.525              0           0         0          0            0            0
   3000003092        9.7         9.7              0           0         0          0            0            0
   3000003127      11.25       11.25              0           0         0          0            0            0
   3000003376      10.99       10.99              0           0         0          0            0            0
   3000003467     11.875      11.875              0           0         0          0            0            0
   3000003537        9.5         9.5              0           0         0          0            0            0
   3000003548     11.875      11.875              0           0         0          0            0            0
   3000003640      10.15       10.15              0           0         0          0            0            0
   3000003684       9.85        9.85              0           0         0          0            0            0
   3000003822      11.75       11.75              0           0         0          0            0            0
   3000004219       10.5        10.5              0           0         0          0            0            0
   3000004220       10.5        10.5              0           0         0          0            0            0
   3000004561      11.25       11.25              0           0         0          0            0            0
   3000004652     11.075      11.075              0           0         0          0            0            0
   3000004674     12.125      12.125              0           0         0          0            0            0
   3000004732       9.75        9.75              0           0         0          0            0            0
   3000004914      9.675       9.675              0           0         0          0            0            0
   3000005027      10.25       10.25              0           0         0          0            0            0
   3000005107     12.025      12.025              0           0         0          0            0            0
   3000005185     10.575      10.575              0           0         0          0            0            0
   3000005221     10.075      10.075              0           0         0          0            0            0
   3000005345        9.8         9.8              0           0         0          0            0            0
   3000005458     11.075      11.075              0           0         0          0            0            0
   3000005492     12.575      12.575              0           0         0          0            0            0
   3000005595       10.1        10.1              0           0         0          0            0            0
   3000006051         11          11              0           0         0          0            0            0
   3000006084        9.5         9.5              0           0         0          0            0            0
   3000006404     12.125      12.125              0           0         0          0            0            0
   3000006415         11          11              0           0         0          0            0            0
   3000006493      12.25       12.25              0           0         0          0            0            0
   3000006778      11.99       11.99              0           0         0          0            0            0
   3000007132      9.975       9.975              0           0         0          0            0            0
   3000007256     10.825      10.825              0           0         0          0            0            0
   3000007290       9.99        9.99              0           0         0          0            0            0
   3000007392         10          10              0           0         0          0            0            0
   3000007461      9.825       9.825              0           0         0          0            0            0
   3000007508      9.725       9.725              0           0         0          0            0            0
   3000007564       10.8        10.8              0           0         0          0            0            0
   3000007575     11.075      11.075              0           0         0          0            0            0
   3000007688      10.43       10.43              0           0         0          0            0            0
   3000007871       10.8        10.8              0           0         0          0            0            0
   3000007906      9.525       9.525              0           0         0          0            0            0
   3000007928     10.725      10.725              0           0         0          0            0            0
   3000008122         11          11              0           0         0          0            0            0
   3000008326     11.575      11.575              0           0         0          0            0            0
   3000008359     10.575      10.575              0           0         0          0            0            0
   3000008406      10.35       10.35              0           0         0          0            0            0
   3000008462         12          12              0           0         0          0            0            0
   3000008656     11.275      11.275              0           0         0          0            0            0
   3000008907      11.75       11.75              0           0         0          0            0            0
   3000009145      11.95       11.95              0           0         0          0            0            0
   3000009167     11.275      11.275              0           0         0          0            0            0
   3000009361     11.275      11.275              0           0         0          0            0            0
   3000009372         11          11              0           0         0          0            0            0
   3000009566     10.525      10.525              0           0         0          0            0            0
   3000009726       10.1        10.1              0           0         0          0            0            0
   3000009748      9.575       9.575              0           0         0          0            0            0
   3000009931        9.8         9.8              0           0         0          0            0            0
   3000010104     10.825      10.825              0           0         0          0            0            0
   3000010160     10.525      10.525              0           0         0          0            0            0
   3000010240      10.99       10.99              0           0         0          0            0            0
   3000010319        9.5         9.5              0           0         0          0            0            0
   3000010499         12          12              0           0         0          0            0            0
   3000010605       11.5        11.5              0           0         0          0            0            0
   3000010638      9.825       9.825              0           0         0          0            0            0
   3000010694     12.275      12.275              0           0         0          0            0            0
   3000010821       10.1        10.1              0           0         0          0            0            0
   3000010865       9.75        9.75              0           0         0          0            0            0
   3000010912       10.3        10.3              0           0         0          0            0            0
   3000010945      10.25       10.25              0           0         0          0            0            0
   3000011070     12.275      12.275              0           0         0          0            0            0
   3000011229      10.35       10.35              0           0         0          0            0            0
   3000011310     11.925      11.925              0           0         0          0            0            0
   3000011423     10.825      10.825              0           0         0          0            0            0
   3000011445      11.99       11.99              0           0         0          0            0            0
   3000011478         13          13              0           0         0          0            0            0
   3000011559         12          12              0           0         0          0            0            0
   3000011617       11.5        11.5              0           0         0          0            0            0
   3000011720      9.575       9.575              0           0         0          0            0            0
   3000012004     10.525      10.525              0           0         0          0            0            0
   3000012015      11.28       11.28              0           0         0          0            0            0
   3000012264         11          11              0           0         0          0            0            0
   3000012275     11.875      11.875              0           0         0          0            0            0
   3000012322        9.5         9.5              0           0         0          0            0            0
   3000012823      12.35       12.35              0           0         0          0            0            0
   3000012867       11.5        11.5              0           0         0          0            0            0
   3000012878         11          11              0           0         0          0            0            0
   3000013425      12.75       12.75              0           0         0          0            0            0
   3000013470       10.8        10.8              0           0         0          0            0            0
   3000013620       10.4        10.4              0           0         0          0            0            0
   3000013686     11.525      11.525              0           0         0          0            0            0
   3000013711     11.875      11.875              0           0         0          0            0            0
   3000013824     12.125      12.125              0           0         0          0            0            0
   3000014153     11.825      11.825              0           0         0          0            0            0
   3000014200     11.275      11.275              0           0         0          0            0            0
   3000014459      10.99       10.99              0           0         0          0            0            0
   3000014621      9.575       9.575              0           0         0          0            0            0
   3000014665      10.75       10.75              0           0         0          0            0            0
   3000014698     10.725      10.725              0           0         0          0            0            0
   3000014825      9.575       9.575              0           0         0          0            0            0
   3000015176      9.825       9.825              0           0         0          0            0            0
   3000015347      12.35       12.35              0           0         0          0            0            0
   3000015449       9.75        9.75              0           0         0          0            0            0
   3000015928       9.85        9.85              0           0         0          0            0            0
   3000016086     11.025      11.025              0           0         0          0            0            0
   3000016941     11.575      11.575              0           0         0          0            0            0
   3000017361      10.25       10.25              0           0         0          0            0            0
   3000017500     10.825      10.825              0           0         0          0            0            0
   3000017613       11.5        11.5              0           0         0          0            0            0
   3000017668      12.99       12.99              0           0         0          0            0            0
   3000017679       10.5        10.5              0           0         0          0            0            0
   3000017920     10.755      10.755              0           0         0          0            0            0
   3000018011     11.875      11.875              0           0         0          0            0            0
   3000018830       9.45        9.45              0           0         0          0            0            0
   3000018841     11.875      11.875              0           0         0          0            0            0
   3000018965      9.575       9.575              0           0         0          0            0            0
   3000018998       9.67        9.67              0           0         0          0            0            0
   3000019045     11.505      11.505              0           0         0          0            0            0
   3000019158      10.99       10.99              0           0         0          0            0            0
   3000019465      9.975       9.975              0           0         0          0            0            0
   3000019524      9.725       9.725              0           0         0          0            0            0
   3000019728       9.45        9.45              0           0         0          0            0            0
   3000019739      9.575       9.575              0           0         0          0            0            0
   3000019740      11.55       11.55              0           0         0          0            0            0
   3000020037       9.99        9.99              0           0         0          0            0            0
   3000020377       9.99        9.99              0           0         0          0            0            0
   3000020561      9.575       9.575              0           0         0          0            0            0
   3000020914      9.575       9.575              0           0         0          0            0            0
   3000020925     12.525      12.525              0           0         0          0            0            0
   3000021016        9.8         9.8              0           0         0          0            0            0
   3000021378     12.575      12.575              0           0         0          0            0            0
   3000021711     11.775      11.775              0           0         0          0            0            0
   3000021904         11          11              0           0         0          0            0            0
   3000022574     10.575      10.575              0           0         0          0            0            0
   3000022858      12.25       12.25              0           0         0          0            0            0
   3000023154       9.61        9.61              0           0         0          0            0            0
   3000023622      11.25       11.25              0           0         0          0            0            0
   3000023859      10.93       10.93              0           0         0          0            0            0
   3000024623     10.775      10.775              0           0         0          0            0            0
   3000024678       9.59        9.59              0           0         0          0            0            0
   3000024930     11.025      11.025              0           0         0          0            0            0
   3000025269      10.95       10.95              0           0         0          0            0            0
   3000025327      10.99       10.99              0           0         0          0            0            0
   3000025588       10.8        10.8              0           0         0          0            0            0
   3000025704     11.825      11.825              0           0         0          0            0            0
   3000025840        9.8         9.8              0           0         0          0            0            0
   3000025895     10.275      10.275              0           0         0          0            0            0
   3000025975       11.5        11.5              0           0         0          0            0            0
   3000026180       12.5        12.5              0           0         0          0            0            0
   3000026248      12.25       12.25              0           0         0          0            0            0
   3000027090     10.275      10.275              0           0         0          0            0            0
   3000027227       11.5        11.5              0           0         0          0            0            0
   3000027318       11.5        11.5              0           0         0          0            0            0
   3000027999      11.99       11.99              0           0         0          0            0            0
   3000028126         12          12              0           0         0          0            0            0
   3000028581      10.99       10.99              0           0         0          0            0            0
   3000028876     11.075      11.075              0           0         0          0            0            0
   3000029003      11.99       11.99              0           0         0          0            0            0
   3000030288      9.975       9.975              0           0         0          0            0            0
   3000030585       12.5        12.5              0           0         0          0            0            0
   3000031531     11.025      11.025              0           0         0          0            0            0
   3000031586     12.675      12.675              0           0         0          0            0            0
   3000031848      9.575       9.575              0           0         0          0            0            0
   3000032177      10.99       10.99              0           0         0          0            0            0
   3000032337      11.25       11.25              0           0         0          0            0            0
   3000033361      11.99       11.99              0           0         0          0            0            0
   3000035012      11.25       11.25              0           0         0          0            0            0
   3000035023      10.99       10.99              0           0         0          0            0            0
   3100005642     12.175      12.175              0           0         0          0            0            0
   3100005744     10.775      10.775              0           0         0          0            0            0
   3100012696       10.7        10.7              0           0         0          0            0            0
   5000003027     10.375      10.375              0           0         0          0            0            0
   5000003035     10.625      10.625              0           0         0          0            0            0
   5000003542       11.8        11.8              0           0         0          0            0            0
   5000003546         11          11              0           0         0          0            0            0
   5000003557      12.25       12.25              0           0         0          0            0            0
   5000003560       9.58        9.58              0           0         0          0            0            0
   5000172274      12.25       12.25              0           0         0          0            0            0
   5000173302       8.99        8.99              0           0         0          0            0            0
   5000174829       8.73        8.73              0           0         0          0            0            0
   5000174897       8.75        8.75              0           0         0          0            0            0
   5000175811       8.25        8.25              0           0         0          0            0            0
   5000176357       9.99        9.99              0           0         0          0            0            0
   5000180978      10.99       10.99              0           0         0          0            0            0
   5000182005      10.25       10.25              0           0         0          0            0            0
   5000182096       9.99        9.99              0           0         0          0            0            0
   5000184300        9.5         9.5              0           0         0          0            0            0
   5000184898     10.525      10.525              0           0         0          0            0            0
   5000185594        8.5         8.5              0           0         0          0            0            0
   5000185794      11.74       11.74              0           0         0          0            0            0
   5000186693       10.4        10.4              0           0         0          0            0            0
   5000187019       12.4        12.4              0           0         0          0            0            0
   5000188035      10.99       10.99              0           0         0          0            0            0
   5000188072      11.99       11.99              0           0         0          0            0            0
   5000188104      12.25       12.25              0           0         0          0            0            0
   5000188857      10.75       10.75              0           0         0          0            0            0
   5000188884      9.675       9.675              0           0         0          0            0            0
   5000188928     11.825      11.825              0           0         0          0            0            0
   5000188958       8.99        8.99              0           0         0          0            0            0
   5000189054      12.65       12.65              0           0         0          0            0            0
   5000189448     12.175      12.175              0           0         0          0            0            0
   5000189608     10.175      10.175              0           0         0          0            0            0
   5000189725      10.25       10.25              0           0         0          0            0            0
   5000189740         11          11              0           0         0          0            0            0
   5000189749     11.175      11.175              0           0         0          0            0            0
   5000189779      9.425       9.425              0           0         0          0            0            0
   5000189866       12.4        12.4              0           0         0          0            0            0
   5000189875       12.4        12.4              0           0         0          0            0            0
   5000189893      9.825       9.825              0           0         0          0            0            0
   5000189930      11.99       11.99              0           0         0          0            0            0
   5000190283       9.25        9.25              0           0         0          0            0            0
   5000190315       10.5        10.5              0           0         0          0            0            0
   5000190326      10.99       10.99              0           0         0          0            0            0
   5000190484       9.99        9.99              0           0         0          0            0            0
   5000190581       8.99        8.99              0           0         0          0            0            0
   5000190681         10          10              0           0         0          0            0            0
   5000190802      12.99       12.99              0           0         0          0            0            0
   5000191069       10.5        10.5              0           0         0          0            0            0
   5000191091      12.39       12.39              0           0         0          0            0            0
   5000191137       9.27        9.27              0           0         0          0            0            0
   5000191348      9.275       9.275              0           0         0          0            0            0
   5000191376      10.18       10.18              0           0         0          0            0            0
   5000191447       9.39        9.39              0           0         0          0            0            0
   5000191462       9.27        9.27              0           0         0          0            0            0
   5000191513      10.25       10.25              0           0         0          0            0            0
   5000191680       9.99        9.99              0           0         0          0            0            0
   5000191722      11.99       11.99              0           0         0          0            0            0
   5000191803     10.525      10.525              0           0         0          0            0            0
   5000191880       11.5        11.5              0           0         0          0            0            0
   5000191882        9.4         9.4              0           0         0          0            0            0
   5000191935      10.45       10.45              0           0         0          0            0            0
   5000191959       12.3        12.3              0           0         0          0            0            0
   5000191984      11.35       11.35              0           0         0          0            0            0
   5000192169      11.55       11.55              0           0         0          0            0            0
   5000192187      12.25       12.25              0           0         0          0            0            0
   5000192227       9.25        9.25              0           0         0          0            0            0
   5000192245       12.5        12.5              0           0         0          0            0            0
   5000192334     11.275      11.275              0           0         0          0            0            0
   5000192427      11.99       11.99              0           0         0          0            0            0
   5000192503       9.49        9.49              0           0         0          0            0            0
   5000192513       12.5        12.5              0           0         0          0            0            0
   5000192616     11.775      11.775              0           0         0          0            0            0
   5000192702     12.025      12.025              0           0         0          0            0            0
   5000192808       8.99        8.99              0           0         0          0            0            0
   5000192923      12.35       12.35              0           0         0          0            0            0
   5000192956     10.656      10.656              0           0         0          0            0            0
   5000192962     11.525      11.525              0           0         0          0            0            0
   5000192967      10.52       10.52              0           0         0          0            0            0
   5000192972       10.5        10.5              0           0         0          0            0            0
   5000192975      12.75       12.75              0           0         0          0            0            0
   5000193188     10.375      10.375              0           0         0          0            0            0
   5000193362      12.25       12.25              0           0         0          0            0            0
   5000193529      11.25       11.25              0           0         0          0            0            0
   5000193593     10.375      10.375              0           0         0          0            0            0
   5000193596      9.375       9.375              0           0         0          0            0            0
   5000193676      9.475       9.475              0           0         0          0            0            0
   5000193717      11.65       11.65              0           0         0          0            0            0
   5000193972      10.75       10.75              0           0         0          0            0            0
   5000194027       9.45        9.45              0           0         0          0            0            0
   5000194031     10.775      10.775              0           0         0          0            0            0
   5000194070       9.42        9.42              0           0         0          0            0            0
   5000194078      11.75       11.75              0           0         0          0            0            0
   5000194111     10.875      10.875              0           0         0          0            0            0
   5000194188       12.5        12.5              0           0         0          0            0            0
   5000194381     10.775      10.775              0           0         0          0            0            0
   5000194427       9.65        9.65              0           0         0          0            0            0
   5000194577      12.75       12.75              0           0         0          0            0            0
   5000194651       11.5        11.5              0           0         0          0            0            0
   5000194669      11.49       11.49              0           0         0          0            0            0
   5000194690       9.25        9.25              0           0         0          0            0            0
   5000194848      10.99       10.99              0           0         0          0            0            0
   5000194857       9.25        9.25              0           0         0          0            0            0
   5000194906      11.99       11.99              0           0         0          0            0            0
   5000194927     10.375      10.375              0           0         0          0            0            0
   5000195038      9.625       9.625              0           0         0          0            0            0
   5000195200      11.99       11.99              0           0         0          0            0            0
   5000195272     11.275      11.275              0           0         0          0            0            0
   5000195360     10.375      10.375              0           0         0          0            0            0
   5000195361     11.175      11.175              0           0         0          0            0            0
   5000195505      10.13       10.13              0           0         0          0            0            0
   5000195689      10.75       10.75              0           0         0          0            0            0
   5000195716       10.6        10.6              0           0         0          0            0            0
   5000195753      10.35       10.35              0           0         0          0            0            0
   5000195847      10.99       10.99              0           0         0          0            0            0
   5000195968      9.375       9.375              0           0         0          0            0            0
   5000195985     10.375      10.375              0           0         0          0            0            0
   5000196061       11.6        11.6              0           0         0          0            0            0
   5000196093       9.99        9.99              0           0         0          0            0            0
   5000196147      10.59       10.59              0           0         0          0            0            0
   5000196163      10.99       10.99              0           0         0          0            0            0
   5000196167       12.5        12.5              0           0         0          0            0            0
   5000196188      11.65       11.65              0           0         0          0            0            0
   5000196223      10.75       10.75              0           0         0          0            0            0
   5000196257         12          12              0           0         0          0            0            0
   5000196269      10.65       10.65              0           0         0          0            0            0
   5000196364      9.375       9.375              0           0         0          0            0            0
   5000196421         11          11              0           0         0          0            0            0
   5000196456          9           9              0           0         0          0            0            0
   5000196506      10.65       10.65              0           0         0          0            0            0
   5000196641       12.5        12.5              0           0         0          0            0            0
   5000196659       12.5        12.5              0           0         0          0            0            0
   5000196694       9.99        9.99              0           0         0          0            0            0
   5000196706      9.455       9.455              0           0         0          0            0            0
   5000196755     11.775      11.775              0           0         0          0            0            0
   5000196760     11.775      11.775              0           0         0          0            0            0
   5000196773         12          12              0           0         0          0            0            0
   5000196786       9.85        9.85              0           0         0          0            0            0
   5000196847      10.78       10.78              0           0         0          0            0            0
   5000196876     11.825      11.825              0           0         0          0            0            0
   5000197013       10.5        10.5              0           0         0          0            0            0
   5000197073      11.99       11.99              0           0         0          0            0            0
   5000197134       10.5        10.5              0           0         0          0            0            0
   5000197174      10.75       10.75              0           0         0          0            0            0
   5000197238     12.175      12.175              0           0         0          0            0            0
   5000197266     11.575      11.575              0           0         0          0            0            0
   5000197298       9.85        9.85              0           0         0          0            0            0
   5000197333     11.575      11.575              0           0         0          0            0            0
   5000197345       11.5        11.5              0           0         0          0            0            0
   5000197435      11.99       11.99              0           0         0          0            0            0
   5000197662     11.025      11.025              0           0         0          0            0            0
   5000197726     10.575      10.575              0           0         0          0            0            0
   5000197759        9.5         9.5              0           0         0          0            0            0
   5000197771      9.575       9.575              0           0         0          0            0            0
   5000197794      12.25       12.25              0           0         0          0            0            0
   5000197817         12          12              0           0         0          0            0            0
   5000197820      9.575       9.575              0           0         0          0            0            0
   5000197824      12.25       12.25              0           0         0          0            0            0
   5000197833      11.77       11.77              0           0         0          0            0            0
   5000197856       11.5        11.5              0           0         0          0            0            0
   5000197860      10.99       10.99              0           0         0          0            0            0
   5000197870     10.775      10.775              0           0         0          0            0            0
   5000197907      10.75       10.75              0           0         0          0            0            0
   5000197927     10.575      10.575              0           0         0          0            0            0
   5000197957      10.99       10.99              0           0         0          0            0            0
   5000198105     12.175      12.175              0           0         0          0            0            0
   5000198190       9.85        9.85              0           0         0          0            0            0
   5000198203     11.575      11.575              0           0         0          0            0            0
   5000198230       11.5        11.5              0           0         0          0            0            0
   5000198246       11.5        11.5              0           0         0          0            0            0
   5000198327     12.175      12.175              0           0         0          0            0            0
   5000198395     10.575      10.575              0           0         0          0            0            0
   5000198411      10.99       10.99              0           0         0          0            0            0
   5000198433     10.575      10.575              0           0         0          0            0            0
   5000198452      10.99       10.99              0           0         0          0            0            0
   5000198519      10.55       10.55              0           0         0          0            0            0
   5000198522       12.5        12.5              0           0         0          0            0            0
   5000198560      9.725       9.725              0           0         0          0            0            0
   5000198566      9.725       9.725              0           0         0          0            0            0
   5000198569      9.575       9.575              0           0         0          0            0            0
   5000198578      9.725       9.725              0           0         0          0            0            0
   5000198630      11.25       11.25              0           0         0          0            0            0
   5000198684      10.25       10.25              0           0         0          0            0            0
   5000198694       9.99        9.99              0           0         0          0            0            0
   5000198737       10.5        10.5              0           0         0          0            0            0
   5000198749       9.75        9.75              0           0         0          0            0            0
   5000198756       10.1        10.1              0           0         0          0            0            0
   5000198773       9.85        9.85              0           0         0          0            0            0
   5000198782      11.99       11.99              0           0         0          0            0            0
   5000198854      10.75       10.75              0           0         0          0            0            0
   5000198895       10.5        10.5              0           0         0          0            0            0
   5000198953       11.5        11.5              0           0         0          0            0            0
   5000199084      9.725       9.725              0           0         0          0            0            0
   5000199098      11.75       11.75              0           0         0          0            0            0
   5000199146     10.775      10.775              0           0         0          0            0            0
   5000199182         11          11              0           0         0          0            0            0
   5000199202       11.5        11.5              0           0         0          0            0            0
   5000199205      11.49       11.49              0           0         0          0            0            0
   5000199212       9.85        9.85              0           0         0          0            0            0
   5000199313       9.85        9.85              0           0         0          0            0            0
   5000199330      10.99       10.99              0           0         0          0            0            0
   5000199374       10.5        10.5              0           0         0          0            0            0
   5000199431      11.25       11.25              0           0         0          0            0            0
   5000199449       12.5        12.5              0           0         0          0            0            0
   5000199484     10.825      10.825              0           0         0          0            0            0
   5000199507         11          11              0           0         0          0            0            0
   5000199561       9.99        9.99              0           0         0          0            0            0
   5000199564      10.99       10.99              0           0         0          0            0            0
   5000199580       12.5        12.5              0           0         0          0            0            0
   5000199628      10.74       10.74              0           0         0          0            0            0
   5000199635      10.75       10.75              0           0         0          0            0            0
   5000199646      11.25       11.25              0           0         0          0            0            0
   5000199705      11.99       11.99              0           0         0          0            0            0
   5000199735      11.99       11.99              0           0         0          0            0            0
   5000199740      9.825       9.825              0           0         0          0            0            0
   5000199745         10          10              0           0         0          0            0            0
   5000199758     10.675      10.675              0           0         0          0            0            0
   5000199792       10.5        10.5              0           0         0          0            0            0
   5000199808     12.175      12.175              0           0         0          0            0            0
   5000199840     11.025      11.025              0           0         0          0            0            0
   5000199864       11.5        11.5              0           0         0          0            0            0
   5000199893       11.9        11.9              0           0         0          0            0            0
   5000199895     10.575      10.575              0           0         0          0            0            0
   5000199918      11.25       11.25              0           0         0          0            0            0
   5000199962      10.99       10.99              0           0         0          0            0            0
   5000199971      10.95       10.95              0           0         0          0            0            0
   5000200003       9.85        9.85              0           0         0          0            0            0
   5000200012      12.25       12.25              0           0         0          0            0            0
   5000200017     11.825      11.825              0           0         0          0            0            0
   5000200024     11.275      11.275              0           0         0          0            0            0
   5000200042      10.65       10.65              0           0         0          0            0            0
   5000200055       10.1        10.1              0           0         0          0            0            0
   5000200066     10.575      10.575              0           0         0          0            0            0
   5000200103       9.45        9.45              0           0         0          0            0            0
   5000200141       11.5        11.5              0           0         0          0            0            0
   5000200154     11.575      11.575              0           0         0          0            0            0
   5000200199       9.99        9.99              0           0         0          0            0            0
   5000200209       11.5        11.5              0           0         0          0            0            0
   5000200231     12.425      12.425              0           0         0          0            0            0
   5000200245      9.575       9.575              0           0         0          0            0            0
   5000200257      11.25       11.25              0           0         0          0            0            0
   5000200283      10.75       10.75              0           0         0          0            0            0
   5000200305         11          11              0           0         0          0            0            0
   5000200316      11.99       11.99              0           0         0          0            0            0
   5000200324      11.25       11.25              0           0         0          0            0            0
   5000200367      11.99       11.99              0           0         0          0            0            0
   5000200412      10.65       10.65              0           0         0          0            0            0
   5000200420         11          11              0           0         0          0            0            0
   5000200462       12.5        12.5              0           0         0          0            0            0
   5000200505       9.58        9.58              0           0         0          0            0            0
   5000200506     10.675      10.675              0           0         0          0            0            0
   5000200516      9.725       9.725              0           0         0          0            0            0
   5000200522       12.5        12.5              0           0         0          0            0            0
   5000200543      11.58       11.58              0           0         0          0            0            0
   5000200572      9.825       9.825              0           0         0          0            0            0
   5000200579       9.75        9.75              0           0         0          0            0            0
   5000200590      10.99       10.99              0           0         0          0            0            0
   5000200600      9.725       9.725              0           0         0          0            0            0
   5000200687         12          12              0           0         0          0            0            0
   5000200704     10.775      10.775              0           0         0          0            0            0
   5000200745      10.49       10.49              0           0         0          0            0            0
   5000200776     11.575      11.575              0           0         0          0            0            0
   5000200779       10.8        10.8              0           0         0          0            0            0
   5000200824     11.825      11.825              0           0         0          0            0            0
   5000200848         12          12              0           0         0          0            0            0
   5000200849     10.575      10.575              0           0         0          0            0            0
   5000200890      10.99       10.99              0           0         0          0            0            0
   5000200976      10.78       10.78              0           0         0          0            0            0
   5000200986       11.2        11.2              0           0         0          0            0            0
   5000201010      11.99       11.99              0           0         0          0            0            0
   5000201020       9.75        9.75              0           0         0          0            0            0
   5000201029        9.6         9.6              0           0         0          0            0            0
   5000201048      12.25       12.25              0           0         0          0            0            0
   5000201061         11          11              0           0         0          0            0            0
   5000201070       9.95        9.95              0           0         0          0            0            0
   5000201073         12          12              0           0         0          0            0            0
   5000201095      10.99       10.99              0           0         0          0            0            0
   5000201096       10.5        10.5              0           0         0          0            0            0
   5000201101      10.75       10.75              0           0         0          0            0            0
   5000201119     11.825      11.825              0           0         0          0            0            0
   5000201142      10.99       10.99              0           0         0          0            0            0
   5000201160     11.575      11.575              0           0         0          0            0            0
   5000201172      10.75       10.75              0           0         0          0            0            0
   5000201192       11.5        11.5              0           0         0          0            0            0
   5000201218     11.575      11.575              0           0         0          0            0            0
   5000201225      9.575       9.575              0           0         0          0            0            0
   5000201230      10.99       10.99              0           0         0          0            0            0
   5000201243         12          12              0           0         0          0            0            0
   5000201290       10.5        10.5              0           0         0          0            0            0
   5000201296       9.99        9.99              0           0         0          0            0            0
   5000201298     10.775      10.775              0           0         0          0            0            0
   5000201309     10.025      10.025              0           0         0          0            0            0
   5000201314       10.5        10.5              0           0         0          0            0            0
   5000201315      11.85       11.85              0           0         0          0            0            0
   5000201318     10.775      10.775              0           0         0          0            0            0
   5000201340      10.58       10.58              0           0         0          0            0            0
   5000201347      9.575       9.575              0           0         0          0            0            0
   5000201353       10.5        10.5              0           0         0          0            0            0
   5000201354       11.5        11.5              0           0         0          0            0            0
   5000201363      12.15       12.15              0           0         0          0            0            0
   5000201407      11.25       11.25              0           0         0          0            0            0
   5000201419      11.99       11.99              0           0         0          0            0            0
   5000201460     11.025      11.025              0           0         0          0            0            0
   5000201465      10.99       10.99              0           0         0          0            0            0
   5000201469      9.575       9.575              0           0         0          0            0            0
   5000201480      11.65       11.65              0           0         0          0            0            0
   5000201498      9.575       9.575              0           0         0          0            0            0
   5000201501      11.88       11.88              0           0         0          0            0            0
   5000201557       9.49        9.49              0           0         0          0            0            0
   5000201571      11.75       11.75              0           0         0          0            0            0
   5000201586       10.6        10.6              0           0         0          0            0            0
   5000201587       9.85        9.85              0           0         0          0            0            0
   5000201652     10.775      10.775              0           0         0          0            0            0
   5000201683         12          12              0           0         0          0            0            0
   5000201687      10.99       10.99              0           0         0          0            0            0
   5000201694     12.175      12.175              0           0         0          0            0            0
   5000201707       9.49        9.49              0           0         0          0            0            0
   5000201709      11.75       11.75              0           0         0          0            0            0
   5000201717      10.99       10.99              0           0         0          0            0            0
   5000201718      9.975       9.975              0           0         0          0            0            0
   5000201721       9.85        9.85              0           0         0          0            0            0
   5000201773      11.99       11.99              0           0         0          0            0            0
   5000201782     11.025      11.025              0           0         0          0            0            0
   5000201799      11.88       11.88              0           0         0          0            0            0
   5000201852        9.9         9.9              0           0         0          0            0            0
   5000201862       11.5        11.5              0           0         0          0            0            0
   5000201869       11.5        11.5              0           0         0          0            0            0
   5000201888      9.825       9.825              0           0         0          0            0            0
   5000201938      11.99       11.99              0           0         0          0            0            0
   5000201946         12          12              0           0         0          0            0            0
   5000201956      11.95       11.95              0           0         0          0            0            0
   5000201975       9.99        9.99              0           0         0          0            0            0
   5000202126        9.5         9.5              0           0         0          0            0            0
   5000202140      12.65       12.65              0           0         0          0            0            0
   5000202162     10.775      10.775              0           0         0          0            0            0
   5000202167       11.5        11.5              0           0         0          0            0            0
   5000202172      11.75       11.75              0           0         0          0            0            0
   5000202216      11.99       11.99              0           0         0          0            0            0
   5000202218      10.75       10.75              0           0         0          0            0            0
   5000202249        9.6         9.6              0           0         0          0            0            0
   5000202280       9.75        9.75              0           0         0          0            0            0
   5000202290       9.75        9.75              0           0         0          0            0            0
   5000202329      10.99       10.99              0           0         0          0            0            0
   5000202335       10.5        10.5              0           0         0          0            0            0
   5000202349     10.575      10.575              0           0         0          0            0            0
   5000202368      9.575       9.575              0           0         0          0            0            0
   5000202374     10.775      10.775              0           0         0          0            0            0
   5000202401       11.5        11.5              0           0         0          0            0            0
   5000202404      11.75       11.75              0           0         0          0            0            0
   5000202424       9.74        9.74              0           0         0          0            0            0
   5000202484     11.875      11.875              0           0         0          0            0            0
   5000202504      12.15       12.15              0           0         0          0            0            0
   5000202548       11.5        11.5              0           0         0          0            0            0
   5000202553       9.85        9.85              0           0         0          0            0            0
   5000202554       9.57        9.57              0           0         0          0            0            0
   5000202595       9.85        9.85              0           0         0          0            0            0
   5000202597      11.25       11.25              0           0         0          0            0            0
   5000202620      11.99       11.99              0           0         0          0            0            0
   5000202645     12.825      12.825              0           0         0          0            0            0
   5000202671     12.575      12.575              0           0         0          0            0            0
   5000202676      10.99       10.99              0           0         0          0            0            0
   5000202689       9.75        9.75              0           0         0          0            0            0
   5000202716       10.9        10.9              0           0         0          0            0            0
   5000202755       12.5        12.5              0           0         0          0            0            0
   5000202760        9.5         9.5              0           0         0          0            0            0
   5000202797      9.575       9.575              0           0         0          0            0            0
   5000202821      9.725       9.725              0           0         0          0            0            0
   5000202831      11.99       11.99              0           0         0          0            0            0
   5000202836       9.75        9.75              0           0         0          0            0            0
   5000202839     12.125      12.125              0           0         0          0            0            0
   5000202848       9.45        9.45              0           0         0          0            0            0
   5000202854     12.575      12.575              0           0         0          0            0            0
   5000202876       11.5        11.5              0           0         0          0            0            0
   5000202886      10.55       10.55              0           0         0          0            0            0
   5000202897     11.875      11.875              0           0         0          0            0            0
   5000202908     10.775      10.775              0           0         0          0            0            0
   5000202957      10.25       10.25              0           0         0          0            0            0
   5000202973       9.49        9.49              0           0         0          0            0            0
   5000202980      9.725       9.725              0           0         0          0            0            0
   5000202985     10.525      10.525              0           0         0          0            0            0
   5000203028      11.25       11.25              0           0         0          0            0            0
   5000203065      11.25       11.25              0           0         0          0            0            0
   5000203082      12.25       12.25              0           0         0          0            0            0
   5000203089       11.5        11.5              0           0         0          0            0            0
   5000203103       10.5        10.5              0           0         0          0            0            0
   5000203108      10.99       10.99              0           0         0          0            0            0
   5000203131      9.475       9.475              0           0         0          0            0            0
   5000203144      12.49       12.49              0           0         0          0            0            0
   5000203235       9.45        9.45              0           0         0          0            0            0
   5000203257      10.99       10.99              0           0         0          0            0            0
   5000203268      11.99       11.99              0           0         0          0            0            0
   5000203333      10.75       10.75              0           0         0          0            0            0
   5000203343       10.9        10.9              0           0         0          0            0            0
   5000203399       11.5        11.5              0           0         0          0            0            0
   5000203408        9.6         9.6              0           0         0          0            0            0
   5000203416      11.75       11.75              0           0         0          0            0            0
   5000203426      10.99       10.99              0           0         0          0            0            0
   5000203431     10.575      10.575              0           0         0          0            0            0
   5000203437      11.99       11.99              0           0         0          0            0            0
   5000203444      10.99       10.99              0           0         0          0            0            0
   5000203463       12.5        12.5              0           0         0          0            0            0
   5000203468      10.74       10.74              0           0         0          0            0            0
   5000203490      11.88       11.88              0           0         0          0            0            0
   5000203496       9.99        9.99              0           0         0          0            0            0
   5000203516     10.575      10.575              0           0         0          0            0            0
   5000203518      9.575       9.575              0           0         0          0            0            0
   5000203519      10.99       10.99              0           0         0          0            0            0
   5000203529       9.59        9.59              0           0         0          0            0            0
   5000203552         10          10              0           0         0          0            0            0
   5000203562      10.99       10.99              0           0         0          0            0            0
   5000203590      11.25       11.25              0           0         0          0            0            0
   5000203600      10.99       10.99              0           0         0          0            0            0
   5000203644       9.85        9.85              0           0         0          0            0            0
   5000203657      9.575       9.575              0           0         0          0            0            0
   5000203670      9.855       9.855              0           0         0          0            0            0
   5000203681       9.85        9.85              0           0         0          0            0            0
   5000203693     12.825      12.825              0           0         0          0            0            0
   5000203714       9.65        9.65              0           0         0          0            0            0
   5000203729       11.5        11.5              0           0         0          0            0            0
   5000203742      10.99       10.99              0           0         0          0            0            0
   5000203744     12.255      12.255              0           0         0          0            0            0
   5000203764       9.85        9.85              0           0         0          0            0            0
   5000203768      10.99       10.99              0           0         0          0            0            0
   5000203784      10.75       10.75              0           0         0          0            0            0
   5000203790     12.575      12.575              0           0         0          0            0            0
   5000203842     11.275      11.275              0           0         0          0            0            0
   5000203846     10.575      10.575              0           0         0          0            0            0
   5000203851       9.85        9.85              0           0         0          0            0            0
   5000203864         11          11              0           0         0          0            0            0
   5000203866       9.49        9.49              0           0         0          0            0            0
   5000203918     10.125      10.125              0           0         0          0            0            0
   5000203946      10.99       10.99              0           0         0          0            0            0
   5000203954       10.6        10.6              0           0         0          0            0            0
   5000203967      11.99       11.99              0           0         0          0            0            0
   5000203972      10.99       10.99              0           0         0          0            0            0
   5000203973      11.75       11.75              0           0         0          0            0            0
   5000203985      10.99       10.99              0           0         0          0            0            0
   5000203988      9.575       9.575              0           0         0          0            0            0
   5000203990       9.85        9.85              0           0         0          0            0            0
   5000203998      10.99       10.99              0           0         0          0            0            0
   5000204016       9.85        9.85              0           0         0          0            0            0
   5000204026      10.75       10.75              0           0         0          0            0            0
   5000204070      10.25       10.25              0           0         0          0            0            0
   5000204090      12.25       12.25              0           0         0          0            0            0
   5000204163      10.99       10.99              0           0         0          0            0            0
   5000204176     11.875      11.875              0           0         0          0            0            0
   5000204189      9.825       9.825              0           0         0          0            0            0
   5000204208       9.85        9.85              0           0         0          0            0            0
   5000204212       10.5        10.5              0           0         0          0            0            0
   5000204228     11.575      11.575              0           0         0          0            0            0
   5000204245     10.575      10.575              0           0         0          0            0            0
   5000204248      11.25       11.25              0           0         0          0            0            0
   5000204254       10.1        10.1              0           0         0          0            0            0
   5000204284      12.65       12.65              0           0         0          0            0            0
   5000204285       11.5        11.5              0           0         0          0            0            0
   5000204291      11.25       11.25              0           0         0          0            0            0
   5000204295        9.5         9.5              0           0         0          0            0            0
   5000204329     10.575      10.575              0           0         0          0            0            0
   5000204357       12.4        12.4              0           0         0          0            0            0
   5000204365     10.575      10.575              0           0         0          0            0            0
   5000204393       9.86        9.86              0           0         0          0            0            0
   5000204410      11.99       11.99              0           0         0          0            0            0
   5000204412      10.99       10.99              0           0         0          0            0            0
   5000204414      10.85       10.85              0           0         0          0            0            0
   5000204456      11.99       11.99              0           0         0          0            0            0
   5000204466     10.575      10.575              0           0         0          0            0            0
   5000204467     11.525      11.525              0           0         0          0            0            0
   5000204475       10.5        10.5              0           0         0          0            0            0
   5000204483      11.25       11.25              0           0         0          0            0            0
   5000204511      12.25       12.25              0           0         0          0            0            0
   5000204534      12.39       12.39              0           0         0          0            0            0
   5000204580      11.29       11.29              0           0         0          0            0            0
   5000204605      9.535       9.535              0           0         0          0            0            0
   5000204626      9.725       9.725              0           0         0          0            0            0
   5000204637      11.25       11.25              0           0         0          0            0            0
   5000204658       10.5        10.5              0           0         0          0            0            0
   5000204666       9.45        9.45              0           0         0          0            0            0
   5000204680      10.99       10.99              0           0         0          0            0            0
   5000204700       12.5        12.5              0           0         0          0            0            0
   5000204754     11.825      11.825              0           0         0          0            0            0
   5000204772      9.575       9.575              0           0         0          0            0            0
   5000204788       10.5        10.5              0           0         0          0            0            0
   5000204851      12.75       12.75              0           0         0          0            0            0
   5000204872        9.5         9.5              0           0         0          0            0            0
   5000204973      11.65       11.65              0           0         0          0            0            0
   5000204992     10.575      10.575              0           0         0          0            0            0
   5000205002      10.99       10.99              0           0         0          0            0            0
   5000205004      10.25       10.25              0           0         0          0            0            0
   5000205045      10.99       10.99              0           0         0          0            0            0
   5000205051     12.575      12.575              0           0         0          0            0            0
   5000205053      10.99       10.99              0           0         0          0            0            0
   5000205064      11.05       11.05              0           0         0          0            0            0
   5000205115      11.99       11.99              0           0         0          0            0            0
   5000205178      11.75       11.75              0           0         0          0            0            0
   5000205183       12.4        12.4              0           0         0          0            0            0
   5000205195      9.725       9.725              0           0         0          0            0            0
   5000205254       9.45        9.45              0           0         0          0            0            0
   5000205277     11.575      11.575              0           0         0          0            0            0
   5000205316       10.6        10.6              0           0         0          0            0            0
   5000205369     12.575      12.575              0           0         0          0            0            0
   5000205388     10.825      10.825              0           0         0          0            0            0
   5000205447       10.5        10.5              0           0         0          0            0            0
   5000205465       10.5        10.5              0           0         0          0            0            0
   5000205468      10.75       10.75              0           0         0          0            0            0
   5000205505     10.575      10.575              0           0         0          0            0            0
   5000205541      10.99       10.99              0           0         0          0            0            0
   5000205580     12.575      12.575              0           0         0          0            0            0
   5000205586       12.4        12.4              0           0         0          0            0            0
   5000205599     12.175      12.175              0           0         0          0            0            0
   5000205643      9.575       9.575              0           0         0          0            0            0
   5000205670      10.99       10.99              0           0         0          0            0            0
   5000205893       9.85        9.85              0           0         0          0            0            0
   5000205958       9.59        9.59              0           0         0          0            0            0
   5000205966      10.25       10.25              0           0         0          0            0            0
   5000206402     11.025      11.025              0           0         0          0            0            0
   6000000596     11.025      11.025              0           0         0          0            0            0
   6000000626     11.775      11.775              0           0         0          0            0            0
   6000000638     10.325      10.325              0           0         0          0            0            0
   6000000642      11.25       11.25              0           0         0          0            0            0
   6000001306     10.525      10.525              0           0         0          0            0            0
   6000001316      9.725       9.725              0           0         0          0            0            0
   6000001318     10.575      10.575              0           0         0          0            0            0
   6000179732     12.375      12.375              0           0         0          0            0            0
   6000182458     11.375      11.375              0           0         0          0            0            0
   6000182512      10.25       10.25              0           0         0          0            0            0
   6000184747      10.25       10.25              0           0         0          0            0            0
   6000186006      9.975       9.975              0           0         0          0            0            0
   6000187633       11.9        11.9              0           0         0          0            0            0
   6000188111      10.99       10.99              0           0         0          0            0            0
   6000188806     11.025      11.025              0           0         0          0            0            0
   6000191231       9.99        9.99              0           0         0          0            0            0
   6000191483      9.975       9.975              0           0         0          0            0            0
   6000192242      9.975       9.975              0           0         0          0            0            0
   6000192590      12.25       12.25              0           0         0          0            0            0
   6000193180     11.025      11.025              0           0         0          0            0            0
   6000194783       9.65        9.65              0           0         0          0            0            0
   6000194951     11.175      11.175              0           0         0          0            0            0
   6000195274       12.4        12.4              0           0         0          0            0            0
   6000195495       12.4        12.4              0           0         0          0            0            0
   6000195998      11.55       11.55              0           0         0          0            0            0
   6000196143       9.55        9.55              0           0         0          0            0            0
   6000196513      10.45       10.45              0           0         0          0            0            0
   6000196583      13.25       13.25              0           0         0          0            0            0
   6000196621     11.275      11.275              0           0         0          0            0            0
   6000196637     11.175      11.175              0           0         0          0            0            0
   6000196790     11.575      11.575              0           0         0          0            0            0
   6000196842      9.275       9.275              0           0         0          0            0            0
   6000196894       12.5        12.5              0           0         0          0            0            0
   6000197214      9.425       9.425              0           0         0          0            0            0
   6000197408      9.425       9.425              0           0         0          0            0            0
   6000197583      9.275       9.275              0           0         0          0            0            0
   6000197623     11.575      11.575              0           0         0          0            0            0
   6000197843     11.025      11.025              0           0         0          0            0            0
   6000198007     11.275      11.275              0           0         0          0            0            0
   6000198075      9.375       9.375              0           0         0          0            0            0
   6000198137       12.5        12.5              0           0         0          0            0            0
   6000198176       12.5        12.5              0           0         0          0            0            0
   6000198221     10.375      10.375              0           0         0          0            0            0
   6000198271      10.65       10.65              0           0         0          0            0            0
   6000198414     10.775      10.775              0           0         0          0            0            0
   6000198453      9.175       9.175              0           0         0          0            0            0
   6000198559      12.75       12.75              0           0         0          0            0            0
   6000198582      11.65       11.65              0           0         0          0            0            0
   6000198647     11.275      11.275              0           0         0          0            0            0
   6000198825     10.375      10.375              0           0         0          0            0            0
   6000198837     11.775      11.775              0           0         0          0            0            0
   6000198891       12.5        12.5              0           0         0          0            0            0
   6000199007         13          13              0           0         0          0            0            0
   6000199176     11.775      11.775              0           0         0          0            0            0
   6000199271     11.275      11.275              0           0         0          0            0            0
   6000199272       12.5        12.5              0           0         0          0            0            0
   6000199352     10.375      10.375              0           0         0          0            0            0
   6000199390      9.375       9.375              0           0         0          0            0            0
   6000199483       12.5        12.5              0           0         0          0            0            0
   6000199558      9.655       9.655              0           0         0          0            0            0
   6000199644     10.775      10.775              0           0         0          0            0            0
   6000199712      10.65       10.65              0           0         0          0            0            0
   6000199818     11.775      11.775              0           0         0          0            0            0
   6000199839       12.5        12.5              0           0         0          0            0            0
   6000200236       9.65        9.65              0           0         0          0            0            0
   6000200358     11.275      11.275              0           0         0          0            0            0
   6000200374       12.5        12.5              0           0         0          0            0            0
   6000200424       12.5        12.5              0           0         0          0            0            0
   6000200479     11.825      11.825              0           0         0          0            0            0
   6000200483     11.275      11.275              0           0         0          0            0            0
   6000200565      9.375       9.375              0           0         0          0            0            0
   6000200620     10.775      10.775              0           0         0          0            0            0
   6000200897     10.625      10.625              0           0         0          0            0            0
   6000200951     11.525      11.525              0           0         0          0            0            0
   6000200965       11.9        11.9              0           0         0          0            0            0
   6000201115     11.775      11.775              0           0         0          0            0            0
   6000201123       12.5        12.5              0           0         0          0            0            0
   6000201130     10.375      10.375              0           0         0          0            0            0
   6000201180      12.75       12.75              0           0         0          0            0            0
   6000201233      9.525       9.525              0           0         0          0            0            0
   6000201267       12.5        12.5              0           0         0          0            0            0
   6000201271     11.275      11.275              0           0         0          0            0            0
   6000201293       12.5        12.5              0           0         0          0            0            0
   6000201301     11.025      11.025              0           0         0          0            0            0
   6000201315       9.35        9.35              0           0         0          0            0            0
   6000201396       9.65        9.65              0           0         0          0            0            0
   6000201405         13          13              0           0         0          0            0            0
   6000201567      9.375       9.375              0           0         0          0            0            0
   6000201572       12.5        12.5              0           0         0          0            0            0
   6000201585     10.775      10.775              0           0         0          0            0            0
   6000201694       12.5        12.5              0           0         0          0            0            0
   6000201749       12.5        12.5              0           0         0          0            0            0
   6000201820     10.375      10.375              0           0         0          0            0            0
   6000201888     11.275      11.275              0           0         0          0            0            0
   6000201936      9.375       9.375              0           0         0          0            0            0
   6000202035     10.775      10.775              0           0         0          0            0            0
   6000202060      9.375       9.375              0           0         0          0            0            0
   6000202094     11.275      11.275              0           0         0          0            0            0
   6000202117       13.5        13.5              0           0         0          0            0            0
   6000202277      11.65       11.65              0           0         0          0            0            0
   6000202322       12.5        12.5              0           0         0          0            0            0
   6000202440      9.375       9.375              0           0         0          0            0            0
   6000202452      11.65       11.65              0           0         0          0            0            0
   6000202464      10.05       10.05              0           0         0          0            0            0
   6000202489     10.375      10.375              0           0         0          0            0            0
   6000202550      9.375       9.375              0           0         0          0            0            0
   6000202552     10.375      10.375              0           0         0          0            0            0
   6000202568       9.65        9.65              0           0         0          0            0            0
   6000202612     11.275      11.275              0           0         0          0            0            0
   6000202641         14          14              0           0         0          0            0            0
   6000202696      11.65       11.65              0           0         0          0            0            0
   6000202745     11.025      11.025              0           0         0          0            0            0
   6000202752       9.45        9.45              0           0         0          0            0            0
   6000202792         13          13              0           0         0          0            0            0
   6000202826       9.99        9.99              0           0         0          0            0            0
   6000202846      12.49       12.49              0           0         0          0            0            0
   6000202856     10.775      10.775              0           0         0          0            0            0
   6000202888      11.65       11.65              0           0         0          0            0            0
   6000202898     11.275      11.275              0           0         0          0            0            0
   6000202923      9.375       9.375              0           0         0          0            0            0
   6000202930       12.5        12.5              0           0         0          0            0            0
   6000203000         11          11              0           0         0          0            0            0
   6000203053     11.575      11.575              0           0         0          0            0            0
   6000203103      11.65       11.65              0           0         0          0            0            0
   6000203203       10.9        10.9              0           0         0          0            0            0
   6000203207     10.775      10.775              0           0         0          0            0            0
   6000203214        9.9         9.9              0           0         0          0            0            0
   6000203300      9.375       9.375              0           0         0          0            0            0
   6000203306       12.5        12.5              0           0         0          0            0            0
   6000203312      10.65       10.65              0           0         0          0            0            0
   6000203317      11.65       11.65              0           0         0          0            0            0
   6000203372         12          12              0           0         0          0            0            0
   6000203482     10.775      10.775              0           0         0          0            0            0
   6000203523     10.375      10.375              0           0         0          0            0            0
   6000203648     10.775      10.775              0           0         0          0            0            0
   6000203744     10.375      10.375              0           0         0          0            0            0
   6000203777     11.025      11.025              0           0         0          0            0            0
   6000203808      12.75       12.75              0           0         0          0            0            0
   6000203810       12.5        12.5              0           0         0          0            0            0
   6000203819      11.65       11.65              0           0         0          0            0            0
   6000203863     11.775      11.775              0           0         0          0            0            0
   6000203913     11.075      10.875              0           0         0          0            0            0
   6000204070       9.25        9.25              0           0         0          0            0            0
   6000204077     11.025      11.025              0           0         0          0            0            0
   6000204087      9.525       9.525              0           0         0          0            0            0
   6000204114       13.5        13.5              0           0         0          0            0            0
   6000204196      9.775       9.775              0           0         0          0            0            0
   6000204280     11.825      11.825              0           0         0          0            0            0
   6000204317      9.375       9.375              0           0         0          0            0            0
   6000204327         12          12              0           0         0          0            0            0
   6000204404     12.175      12.175              0           0         0          0            0            0
   6000204411      9.375       9.375              0           0         0          0            0            0
   6000204476     12.175      12.175              0           0         0          0            0            0
   6000204548         12          12              0           0         0          0            0            0
   6000204617     11.575      11.575              0           0         0          0            0            0
   6000204639     11.575      11.575              0           0         0          0            0            0
   6000204665     11.575      11.575              0           0         0          0            0            0
   6000204762     11.025      11.025              0           0         0          0            0            0
   6000204790     10.575      10.575              0           0         0          0            0            0
   6000204818     11.025      11.025              0           0         0          0            0            0
   6000204845      9.725       9.725              0           0         0          0            0            0
   6000204857      9.575       9.575              0           0         0          0            0            0
   6000204878        9.5         9.5              0           0         0          0            0            0
   6000204896     12.425      12.425              0           0         0          0            0            0
   6000204926      9.725       9.725              0           0         0          0            0            0
   6000204973     11.575      11.575              0           0         0          0            0            0
   6000204990     11.025      11.025              0           0         0          0            0            0
   6000205000       12.5        12.5              0           0         0          0            0            0
   6000205012     11.025      11.025              0           0         0          0            0            0
   6000205022     10.575      10.575              0           0         0          0            0            0
   6000205079     12.175      12.175              0           0         0          0            0            0
   6000205144     11.025      11.025              0           0         0          0            0            0
   6000205166     10.995      10.995              0           0         0          0            0            0
   6000205318     12.175      12.175              0           0         0          0            0            0
   6000205335     10.775      10.775              0           0         0          0            0            0
   6000205371     11.575      11.575              0           0         0          0            0            0
   6000205440      11.99       11.99              0           0         0          0            0            0
   6000205460       9.85        9.85              0           0         0          0            0            0
   6000205469     12.825      12.825              0           0         0          0            0            0
   6000205475     11.825      11.825              0           0         0          0            0            0
   6000205591      9.575       9.575              0           0         0          0            0            0
   6000205600     11.575      11.575              0           0         0          0            0            0
   6000205687      9.725       9.725              0           0         0          0            0            0
   6000205700         12          12              0           0         0          0            0            0
   6000205708     12.175      12.175              0           0         0          0            0            0
   6000205721       9.85        9.85              0           0         0          0            0            0
   6000205809      9.575       9.575              0           0         0          0            0            0
   6000205826       9.85        9.85              0           0         0          0            0            0
   6000205873     12.175      12.175              0           0         0          0            0            0
   6000205924      9.575       9.575              0           0         0          0            0            0
   6000205930     11.575      11.575              0           0         0          0            0            0
   6000206014     11.575      11.575              0           0         0          0            0            0
   6000206063     11.025      11.025              0           0         0          0            0            0
   6000206064     10.575      10.575              0           0         0          0            0            0
   6000206068     12.175      12.175              0           0         0          0            0            0
   6000206070      9.725       9.725              0           0         0          0            0            0
   6000206078     10.575      10.575              0           0         0          0            0            0
   6000206087      9.725       9.725              0           0         0          0            0            0
   6000206133     11.575      11.575              0           0         0          0            0            0
   6000206135      9.855       9.855              0           0         0          0            0            0
   6000206157     11.025      11.025              0           0         0          0            0            0
   6000206213     12.175      12.175              0           0         0          0            0            0
   6000206224      12.75       12.75              0           0         0          0            0            0
   6000206227      9.575       9.575              0           0         0          0            0            0
   6000206295       9.85        9.85              0           0         0          0            0            0
   6000206484     11.275      11.275              0           0         0          0            0            0
   6000206507       9.85        9.85              0           0         0          0            0            0
   6000206590         12          12              0           0         0          0            0            0
   6000206699     11.575      11.575              0           0         0          0            0            0
   6000206729     12.175      12.175              0           0         0          0            0            0
   6000206739       12.5        12.5              0           0         0          0            0            0
   6000206744       9.85        9.85              0           0         0          0            0            0
   6000206809         11          11              0           0         0          0            0            0
   6000206837      12.75       12.75              0           0         0          0            0            0
   6000206847     11.575      11.575              0           0         0          0            0            0
   6000206934       9.85        9.85              0           0         0          0            0            0
   6000206964         11          11              0           0         0          0            0            0
   6000207042         11          11              0           0         0          0            0            0
   6000207125     12.175      12.175              0           0         0          0            0            0
   6000207168     11.025      11.025              0           0         0          0            0            0
   6000207201      12.25       12.25              0           0         0          0            0            0
   6000207218     10.825      10.825              0           0         0          0            0            0
   6000207229     11.575      11.575              0           0         0          0            0            0
   6000207239      9.575       9.575              0           0         0          0            0            0
   6000207325         12          12              0           0         0          0            0            0
   6000207330     11.275      11.275              0           0         0          0            0            0
   6000207338       12.5        12.5              0           0         0          0            0            0
   6000207349     12.425      12.425              0           0         0          0            0            0
   6000207392     11.825      11.825              0           0         0          0            0            0
   6000207393       10.1        10.1              0           0         0          0            0            0
   6000207435       12.5        12.5              0           0         0          0            0            0
   6000207509     11.575      11.575              0           0         0          0            0            0
   6000207545      9.855       9.855              0           0         0          0            0            0
   6000207551         11          11              0           0         0          0            0            0
   6000207606     10.575      10.575              0           0         0          0            0            0
   6000207648     11.825      11.825              0           0         0          0            0            0
   6000207717      9.855       9.855              0           0         0          0            0            0
   6000207721         12          12              0           0         0          0            0            0
   6000207735     10.575      10.575              0           0         0          0            0            0
   6000207771         12          12              0           0         0          0            0            0
   6000207811     11.025      11.025              0           0         0          0            0            0
   6000207831      11.25       11.25              0           0         0          0            0            0
   6000207835     12.175      12.175              0           0         0          0            0            0
   6000207870     10.575      10.575              0           0         0          0            0            0
   6000207917       9.85        9.85              0           0         0          0            0            0
   6000207965     11.025      11.025              0           0         0          0            0            0
   6000207977      9.575       9.575              0           0         0          0            0            0
   6000207990     11.025      11.025              0           0         0          0            0            0
   6000207997      9.825       9.825              0           0         0          0            0            0
   6000208003      9.575       9.575              0           0         0          0            0            0
   6000208037     11.825      11.825              0           0         0          0            0            0
   6000208048      9.825       9.825              0           0         0          0            0            0
   6000208049         11          11              0           0         0          0            0            0
   6000208066      11.25       11.25              0           0         0          0            0            0
   6000208075     11.575      11.575              0           0         0          0            0            0
   6000208087         11          11              0           0         0          0            0            0
   6000208094     12.175      12.175              0           0         0          0            0            0
   6000208124     11.575      11.575              0           0         0          0            0            0
   6000208151     11.575      11.575              0           0         0          0            0            0
   6000208152      9.725       9.725              0           0         0          0            0            0
   6000208229     11.875      11.875              0           0         0          0            0            0
   6000208245     11.275      11.275              0           0         0          0            0            0
   6000208290     12.175      12.175              0           0         0          0            0            0
   6000208321      9.575       9.575              0           0         0          0            0            0
   6000208327     10.775      10.775              0           0         0          0            0            0
   6000208462     10.575      10.575              0           0         0          0            0            0
   6000208477       9.85        9.85              0           0         0          0            0            0
   6000208510       11.6        11.6              0           0         0          0            0            0
   6000208516     11.025      11.025              0           0         0          0            0            0
   6000208546      12.75       12.75              0           0         0          0            0            0
   6000208583      11.25       11.25              0           0         0          0            0            0
   6000208584         11          11              0           0         0          0            0            0
   6000208587     12.175      12.175              0           0         0          0            0            0
   6000208591     12.175      12.175              0           0         0          0            0            0
   6000208630     10.775      10.775              0           0         0          0            0            0
   6000208654      9.575       9.575              0           0         0          0            0            0
   6000208682       9.85        9.85              0           0         0          0            0            0
   6000208703     11.575      11.575              0           0         0          0            0            0
   6000208706     10.075      10.075              0           0         0          0            0            0
   6000208729     12.575      12.575              0           0         0          0            0            0
   6000208736     11.025      11.025              0           0         0          0            0            0
   6000208754     11.575      11.575              0           0         0          0            0            0
   6000208755      9.575       9.575              0           0         0          0            0            0
   6000208760     10.575      10.575              0           0         0          0            0            0
   6000208764      12.25       12.25              0           0         0          0            0            0
   6000208770     10.575      10.575              0           0         0          0            0            0
   6000208774     11.025      11.025              0           0         0          0            0            0
   6000208779     10.725      10.725              0           0         0          0            0            0
   6000208787     12.175      12.175              0           0         0          0            0            0
   6000208848      12.25       12.25              0           0         0          0            0            0
   6000208855       9.85        9.85              0           0         0          0            0            0
   6000208859     10.775      10.775              0           0         0          0            0            0
   6000208886      9.725       9.725              0           0         0          0            0            0
   6000208893     12.175      12.175              0           0         0          0            0            0
   6000208908     10.575      10.575              0           0         0          0            0            0
   6000208913      9.725       9.725              0           0         0          0            0            0
   6000208925     12.175      12.175              0           0         0          0            0            0
   6000209048         11          11              0           0         0          0            0            0
   6000209058      9.575       9.575              0           0         0          0            0            0
   6000209065     11.825      11.825              0           0         0          0            0            0
   6000209071     12.425      12.425              0           0         0          0            0            0
   6000209078     11.025      11.025              0           0         0          0            0            0
   6000209082      12.75       12.75              0           0         0          0            0            0
   6000209088       10.1        10.1              0           0         0          0            0            0
   6000209100     12.175      12.175              0           0         0          0            0            0
   6000209114      9.725       9.725              0           0         0          0            0            0
   6000209115     11.575      11.575              0           0         0          0            0            0
   6000209236     11.025      11.025              0           0         0          0            0            0
   6000209304       10.1        10.1              0           0         0          0            0            0
   6000209318     12.125      12.125              0           0         0          0            0            0
   6000209337      9.575       9.575              0           0         0          0            0            0
   6000209379       9.85        9.85              0           0         0          0            0            0
   6000209396     12.175      12.175              0           0         0          0            0            0
   6000209403         12          12              0           0         0          0            0            0
   6000209404        9.5         9.5              0           0         0          0            0            0
   6000209410     11.575      11.575              0           0         0          0            0            0
   6000209415     13.575      13.575              0           0         0          0            0            0
   6000209418       9.85        9.85              0           0         0          0            0            0
   6000209429     12.425      12.425              0           0         0          0            0            0
   6000209444       10.1        10.1              0           0         0          0            0            0
   6000209457       9.85        9.85              0           0         0          0            0            0
   6000209484      9.575       9.575              0           0         0          0            0            0
   6000209493     11.575      11.575              0           0         0          0            0            0
   6000209516     12.825      12.825              0           0         0          0            0            0
   6000209521         12          12              0           0         0          0            0            0
   6000209538     12.175      12.175              0           0         0          0            0            0
   6000209568     10.575      10.575              0           0         0          0            0            0
   6000209572     12.175      12.175              0           0         0          0            0            0
   6000209582      9.575       9.575              0           0         0          0            0            0
   6000209594      12.25       12.25              0           0         0          0            0            0
   6000209631     11.875      11.875              0           0         0          0            0            0
   6000209634     11.575      11.575              0           0         0          0            0            0
   6000209644     10.775      10.775              0           0         0          0            0            0
   6000209646         12          12              0           0         0          0            0            0
   6000209677     10.575      10.575              0           0         0          0            0            0
   6000209691       9.85        9.85              0           0         0          0            0            0
   6000209772     11.875      11.875              0           0         0          0            0            0
   6000209803     10.575      10.575              0           0         0          0            0            0
   6000209842         11          11              0           0         0          0            0            0
   6000209856       9.85        9.85              0           0         0          0            0            0
   6000209902       9.85        9.85              0           0         0          0            0            0
   6000209920     10.775      10.775              0           0         0          0            0            0
   6000209944     10.575      10.575              0           0         0          0            0            0
   6000209947     11.875      11.875              0           0         0          0            0            0
   6000209951     11.025      11.025              0           0         0          0            0            0
   6000209969       12.4        12.4              0           0         0          0            0            0
   6000210037     11.875      11.875              0           0         0          0            0            0
   6000210040     10.575      10.575              0           0         0          0            0            0
   6000210041     12.825      12.825              0           0         0          0            0            0
   6000210042     11.875      11.875              0           0         0          0            0            0
   6000210056     13.575      13.575              0           0         0          0            0            0
   6000210060     11.025      11.025              0           0         0          0            0            0
   6000210095     11.875      11.875              0           0         0          0            0            0
   6000210098     10.575      10.575              0           0         0          0            0            0
   6000210103     11.875      11.875              0           0         0          0            0            0
   6000210203      11.25       11.25              0           0         0          0            0            0
   6000210250      9.975       9.975              0           0         0          0            0            0
   6000210255     11.025      11.025              0           0         0          0            0            0
   6000210272         11          11              0           0         0          0            0            0
   6000210284     11.875      11.875              0           0         0          0            0            0
   6000210307      9.825       9.825              0           0         0          0            0            0
   6000210340       12.4        12.4              0           0         0          0            0            0
   6000210403      9.825       9.825              0           0         0          0            0            0
   6000210466       12.4        12.4              0           0         0          0            0            0
   6000210467     10.775      10.775              0           0         0          0            0            0
   6000210476       12.4        12.4              0           0         0          0            0            0
   6000210514     11.025      11.025              0           0         0          0            0            0
   6000210516     11.025      11.025              0           0         0          0            0            0
   6000210517     12.575      12.575              0           0         0          0            0            0
   6000210540      9.575       9.575              0           0         0          0            0            0
   6000210557      9.725       9.725              0           0         0          0            0            0
   6000210561     11.525      11.525              0           0         0          0            0            0
   6000210563     10.775      10.775              0           0         0          0            0            0
   6000210575       12.4        12.4              0           0         0          0            0            0
   6000210594       12.4        12.4              0           0         0          0            0            0
   6000210614      11.25       11.25              0           0         0          0            0            0
   6000210617      10.99       10.99              0           0         0          0            0            0
   6000210627     11.875      11.875              0           0         0          0            0            0
   6000210641      11.25       11.25              0           0         0          0            0            0
   6000210682      9.575       9.575              0           0         0          0            0            0
   6000210800         11          11              0           0         0          0            0            0
   6000210811       12.5        12.5              0           0         0          0            0            0
   6000210814      9.575       9.575              0           0         0          0            0            0
   6000210817     11.875      11.875              0           0         0          0            0            0
   6000210823     10.775      10.775              0           0         0          0            0            0
   6000210861     10.775      10.775              0           0         0          0            0            0
   6000210879     10.775      10.775              0           0         0          0            0            0
   6000210896     11.525      11.525              0           0         0          0            0            0
   6000210913       9.45        9.45              0           0         0          0            0            0
   6000210917       9.85        9.85              0           0         0          0            0            0
   6000210942     10.075      10.075              0           0         0          0            0            0
   6000210990      9.725       9.725              0           0         0          0            0            0
   6000210991     11.025      11.025              0           0         0          0            0            0
   6000210993      12.65       12.65              0           0         0          0            0            0
   6000211031     10.775      10.775              0           0         0          0            0            0
   6000211051       12.5        12.5              0           0         0          0            0            0
   6000211054       12.4        12.4              0           0         0          0            0            0
   6000211058     11.025      11.025              0           0         0          0            0            0
   6000211121       9.85        9.85              0           0         0          0            0            0
   6000211132     10.575      10.575              0           0         0          0            0            0
   6000211143     11.025      11.025              0           0         0          0            0            0
   6000211152     10.575      10.575              0           0         0          0            0            0
   6000211163         11          11              0           0         0          0            0            0
   6000211178     10.575      10.575              0           0         0          0            0            0
   6000211192     11.275      11.275              0           0         0          0            0            0
   6000211229         12          12              0           0         0          0            0            0
   6000211240     12.025      12.025              0           0         0          0            0            0
   6000211245     11.025      11.025              0           0         0          0            0            0
   6000211272      12.75       12.75              0           0         0          0            0            0
   6000211281       9.49        9.49              0           0         0          0            0            0
   6000211287      9.575       9.575              0           0         0          0            0            0
   6000211337       10.1        10.1              0           0         0          0            0            0
   6000211357     10.575      10.575              0           0         0          0            0            0
   6000211395      9.575       9.575              0           0         0          0            0            0
   6000211428     12.575      12.575              0           0         0          0            0            0
   6000211468       12.5        12.5              0           0         0          0            0            0
   6000211477     11.875      11.875              0           0         0          0            0            0
   6000211479     10.575      10.575              0           0         0          0            0            0
   6000211493     11.025      11.025              0           0         0          0            0            0
   6000211517     11.025      11.025              0           0         0          0            0            0
   6000211522      9.575       9.575              0           0         0          0            0            0
   6000211561       11.5        11.5              0           0         0          0            0            0
   6000211580     10.575      10.575              0           0         0          0            0            0
   6000211586     10.575      10.575              0           0         0          0            0            0
   6000211647     11.875      11.875              0           0         0          0            0            0
   6000211668     11.875      11.875              0           0         0          0            0            0
   6000211671     12.575      12.575              0           0         0          0            0            0
   6000211676     12.575      12.575              0           0         0          0            0            0
   6000211685     11.875      11.875              0           0         0          0            0            0
   6000211724         11          11              0           0         0          0            0            0
   6000211727     11.875      11.875              0           0         0          0            0            0
   6000211753       12.4        12.4              0           0         0          0            0            0
   6000211784       9.85        9.85              0           0         0          0            0            0
   6000211814     12.575      12.575              0           0         0          0            0            0
   6000211836       12.4        12.4              0           0         0          0            0            0
   6000211837     11.875      11.875              0           0         0          0            0            0
   6000211840     10.775      10.775              0           0         0          0            0            0
   6000211891     10.675      10.675              0           0         0          0            0            0
   6000211962     12.575      12.575              0           0         0          0            0            0
   6000211979      9.575       9.575              0           0         0          0            0            0
   6000211982       12.4        12.4              0           0         0          0            0            0
   6000212011     12.225      12.225              0           0         0          0            0            0
   6000212017     10.575      10.575              0           0         0          0            0            0
   6000212022        9.5         9.5              0           0         0          0            0            0
   6000212026       9.85        9.85              0           0         0          0            0            0
   6000212060     12.125      12.125              0           0         0          0            0            0
   6000212066       9.85        9.85              0           0         0          0            0            0
   6000212071     12.575      12.575              0           0         0          0            0            0
   6000212072      12.65       12.65              0           0         0          0            0            0
   6000212076       12.5        12.5              0           0         0          0            0            0
   6000212123      9.825       9.825              0           0         0          0            0            0
   6000212153     11.525      11.525              0           0         0          0            0            0
   6000212155      9.725       9.725              0           0         0          0            0            0
   6000212176     12.125      12.125              0           0         0          0            0            0
   6000212177       9.85        9.85              0           0         0          0            0            0
   6000212201      9.575       9.575              0           0         0          0            0            0
   6000212241       9.85        9.85              0           0         0          0            0            0
   6000212250      9.855       9.855              0           0         0          0            0            0
   6000212255     12.575      12.575              0           0         0          0            0            0
   6000212313      12.75       12.75              0           0         0          0            0            0
   6000212347     10.775      10.775              0           0         0          0            0            0
   6000212390       9.85        9.85              0           0         0          0            0            0
   6000212395     12.575      12.575              0           0         0          0            0            0
   6000212400     10.575      10.575              0           0         0          0            0            0
   6000212403     12.825      12.825              0           0         0          0            0            0
   6000212452     11.775      11.775              0           0         0          0            0            0
   6000212455     10.575      10.575              0           0         0          0            0            0
   6000212466      12.65       12.65              0           0         0          0            0            0
   6000212473      11.49       11.49              0           0         0          0            0            0
   6000212483     10.575      10.575              0           0         0          0            0            0
   6000212498     11.025      11.025              0           0         0          0            0            0
   6000212534     10.575      10.575              0           0         0          0            0            0
   6000212541     12.575      12.575              0           0         0          0            0            0
   6000212555     11.875      11.875              0           0         0          0            0            0
   6000212590         11          11              0           0         0          0            0            0
   6000212599       12.4        12.4              0           0         0          0            0            0
   6000212652     11.275      11.275              0           0         0          0            0            0
   6000212653     10.575      10.575              0           0         0          0            0            0
   6000212680       9.45        9.45              0           0         0          0            0            0
   6000212690         11          11              0           0         0          0            0            0
   6000212691      12.75       12.75              0           0         0          0            0            0
   6000212703       9.85        9.85              0           0         0          0            0            0
   6000212712         11          11              0           0         0          0            0            0
   6000212719      9.575       9.575              0           0         0          0            0            0
   6000212744       9.85        9.85              0           0         0          0            0            0
   6000212782      11.25       11.25              0           0         0          0            0            0
   6000212787     10.575      10.575              0           0         0          0            0            0
   6000212791       9.85        9.85              0           0         0          0            0            0
   6000212842       12.4        12.4              0           0         0          0            0            0
   6000212853      9.575       9.575              0           0         0          0            0            0
   6000212863     11.275      11.275              0           0         0          0            0            0
   6000212871     12.575      12.575              0           0         0          0            0            0
   6000212881     11.875      11.875              0           0         0          0            0            0
   6000212910     11.025      11.025              0           0         0          0            0            0
   6000212912     10.825      10.825              0           0         0          0            0            0
   6000212941         11          11              0           0         0          0            0            0
   6000212953     12.575      12.575              0           0         0          0            0            0
   6000212976       12.4        12.4              0           0         0          0            0            0
   6000212987     12.575      12.575              0           0         0          0            0            0
   6000213040      9.575       9.575              0           0         0          0            0            0
   6000213052     10.775      10.775              0           0         0          0            0            0
   6000213056     12.125      12.125              0           0         0          0            0            0
   6000213062     10.775      10.775              0           0         0          0            0            0
   6000213095     11.075      11.075              0           0         0          0            0            0
   6000213096       13.5        13.5              0           0         0          0            0            0
   6000213119      10.35       10.35              0           0         0          0            0            0
   6000213130       13.5        13.5              0           0         0          0            0            0
   6000213141       9.85        9.85              0           0         0          0            0            0
   6000213170       9.85        9.85              0           0         0          0            0            0
   6000213181         11          11              0           0         0          0            0            0
   6000213183     12.825      12.825              0           0         0          0            0            0
   6000213184     11.875      11.875              0           0         0          0            0            0
   6000213187         11          11              0           0         0          0            0            0
   6000213188       12.4        12.4              0           0         0          0            0            0
   6000213190       12.4        12.4              0           0         0          0            0            0
   6000213193       13.5        13.5              0           0         0          0            0            0
   6000213194     11.025      11.025              0           0         0          0            0            0
   6000213249      9.855       9.855              0           0         0          0            0            0
   6000213300     10.575      10.575              0           0         0          0            0            0
   6000213303         11          11              0           0         0          0            0            0
   6000213324     11.025      11.025              0           0         0          0            0            0
   6000213342     12.825      12.825              0           0         0          0            0            0
   6000213369     10.575      10.575              0           0         0          0            0            0
   6000213370     11.875      11.875              0           0         0          0            0            0
   6000213375       12.1        12.1              0           0         0          0            0            0
   6000213414       12.4        12.4              0           0         0          0            0            0
   6000213419      10.25       10.25              0           0         0          0            0            0
   6000213425     12.375      12.375              0           0         0          0            0            0
   6000213434         11          11              0           0         0          0            0            0
   6000213443      9.575       9.575              0           0         0          0            0            0
   6000213445       12.4        12.4              0           0         0          0            0            0
   6000213454     11.025      11.025              0           0         0          0            0            0
   6000213458       9.85        9.85              0           0         0          0            0            0
   6000213472     11.025      11.025              0           0         0          0            0            0
   6000213476      9.575       9.575              0           0         0          0            0            0
   6000213535     11.575      11.575              0           0         0          0            0            0
   6000213547     12.575      12.575              0           0         0          0            0            0
   6000213549     10.575      10.575              0           0         0          0            0            0
   6000213559     10.525      10.525              0           0         0          0            0            0
   6000213577     12.125      12.125              0           0         0          0            0            0
   6000213578      9.725       9.725              0           0         0          0            0            0
   6000213593       12.4        12.4              0           0         0          0            0            0
   6000213604      12.65       12.65              0           0         0          0            0            0
   6000213630     12.575      12.575              0           0         0          0            0            0
   6000213635     10.575      10.575              0           0         0          0            0            0
   6000213655     11.575      11.575              0           0         0          0            0            0
   6000213674     12.125      12.125              0           0         0          0            0            0
   6000213675     12.825      12.825              0           0         0          0            0            0
   6000213689     12.575      12.575              0           0         0          0            0            0
   6000213715       12.4        12.4              0           0         0          0            0            0
   6000213721      11.25       11.25              0           0         0          0            0            0
   6000213722     12.125      12.125              0           0         0          0            0            0
   6000213744     12.575      12.575              0           0         0          0            0            0
   6000213850      9.825       9.825              0           0         0          0            0            0
   6000213908     10.825      10.825              0           0         0          0            0            0
   6000213912     10.775      10.775              0           0         0          0            0            0
   6000213924       12.5        12.5              0           0         0          0            0            0
   6000213933     11.875      11.875              0           0         0          0            0            0
   6000213952     11.025      11.025              0           0         0          0            0            0
   6000213963     12.575      12.575              0           0         0          0            0            0
   6000213992       12.4        12.4              0           0         0          0            0            0
   6000214026      11.25       11.25              0           0         0          0            0            0
   6000214030     12.825      12.825              0           0         0          0            0            0
   6000214036      10.65       10.65              0           0         0          0            0            0
   6000214052       9.85        9.85              0           0         0          0            0            0
   6000214062     10.775      10.775              0           0         0          0            0            0
   6000214077     12.575      12.575              0           0         0          0            0            0
   6000214110     10.775      10.775              0           0         0          0            0            0
   6000214132     11.025      11.025              0           0         0          0            0            0
   6000214159     11.025      11.025              0           0         0          0            0            0
   6000214162       12.4        12.4              0           0         0          0            0            0
   6000214189       10.1        10.1              0           0         0          0            0            0
   6000214190     10.775      10.775              0           0         0          0            0            0
   6000214227     11.875      11.875              0           0         0          0            0            0
   6000214280       9.75        9.75              0           0         0          0            0            0
   6000214283     12.575      12.575              0           0         0          0            0            0
   6000214317      9.975       9.975              0           0         0          0            0            0
   6000214344     11.875      11.875              0           0         0          0            0            0
   6000214366      9.825       9.825              0           0         0          0            0            0
   6000214374     11.875      11.875              0           0         0          0            0            0
   6000214378     11.025      11.025              0           0         0          0            0            0
   6000214391     12.575      12.575              0           0         0          0            0            0
   6000214443     11.025      11.025              0           0         0          0            0            0
   6000214491         11          11              0           0         0          0            0            0
   6000214500     12.575      12.575              0           0         0          0            0            0
   6000214513      9.475       9.475              0           0         0          0            0            0
   6000214543     13.575      13.575              0           0         0          0            0            0
   6000214584      9.725       9.725              0           0         0          0            0            0
   6000214660       9.85        9.85              0           0         0          0            0            0
   6000214676     11.025      11.025              0           0         0          0            0            0
   6000214695     12.575      12.575              0           0         0          0            0            0
   6000214701     12.575      12.575              0           0         0          0            0            0
   6000214708     12.575      12.575              0           0         0          0            0            0
   6000214711       12.4        12.4              0           0         0          0            0            0
   6000214773         11          11              0           0         0          0            0            0
   6000214798     11.025      11.025              0           0         0          0            0            0
   6000214800     11.025      11.025              0           0         0          0            0            0
   6000214801       12.4        12.4              0           0         0          0            0            0
   6000214812     11.275      11.275              0           0         0          0            0            0
   6000214858       12.4        12.4              0           0         0          0            0            0
   6000214932     12.575      12.575              0           0         0          0            0            0
   6000214962       12.4        12.4              0           0         0          0            0            0
   6000214996     10.775      10.775              0           0         0          0            0            0
   6000215016       12.4        12.4              0           0         0          0            0            0
   6000215018       9.85        9.85              0           0         0          0            0            0
   6000215157     11.875      11.875              0           0         0          0            0            0
   6000215245     11.875      11.875              0           0         0          0            0            0
   6000215280     10.775      10.775              0           0         0          0            0            0
   6000215313     10.675      10.675              0           0         0          0            0            0
   6000215506     11.875      11.875              0           0         0          0            0            0
   6000215779       9.85        9.85              0           0         0          0            0            0
   7000001289     10.525      10.525              0           0         0          0            0            0
   7000001291     11.275      11.275              0           0         0          0            0            0
   7000001295     10.525      10.525              0           0         0          0            0            0
   7000001299       10.9        10.9              0           0         0          0            0            0
   7000001302      12.75       12.75              0           0         0          0            0            0
   7000001305      10.35       10.35              0           0         0          0            0            0
   7000001307       11.5        11.5              0           0         0          0            0            0
   7000001310      9.575       9.575              0           0         0          0            0            0
   7000001328     12.125      12.125              0           0         0          0            0            0
   7000001330     11.275      11.275              0           0         0          0            0            0
   7000001333     10.775      10.775              0           0         0          0            0            0
   7000001338        9.6         9.6              0           0         0          0            0            0
   7000001617       9.99        9.99              0           0         0          0            0            0
   7000166621       10.5        10.5              0           0         0          0            0            0
   7000170362      12.25       12.25              0           0         0          0            0            0
   7000171979      10.99       10.99              0           0         0          0            0            0
   7000173483       9.99        9.99              0           0         0          0            0            0
   7000174111        9.4         9.4              0           0         0          0            0            0
   7000174133         10          10              0           0         0          0            0            0
   7000175742       12.5        12.5              0           0         0          0            0            0
   7000175980     10.175      10.175              0           0         0          0            0            0
   7000176082      9.975       9.975              0           0         0          0            0            0
   7000176346      9.975       9.975              0           0         0          0            0            0
   7000176386       12.5        12.5              0           0         0          0            0            0
   7000176507      10.99       10.99              0           0         0          0            0            0
   7000176531       9.99        9.99              0           0         0          0            0            0
   7000176899      10.45       10.45              0           0         0          0            0            0
   7000177022     10.675      10.675              0           0         0          0            0            0
   7000177133      12.25       12.25              0           0         0          0            0            0
   7000177259      11.75       11.75              0           0         0          0            0            0
   7000177763      11.05       11.05              0           0         0          0            0            0
   7000177882       12.1        12.1              0           0         0          0            0            0
   7000177941     10.425      10.425              0           0         0          0            0            0
   7000178159      10.75       10.75              0           0         0          0            0            0
   7000178575       9.55        9.55              0           0         0          0            0            0
   7000178620     11.575      11.575              0           0         0          0            0            0
   7000178644       9.99        9.99              0           0         0          0            0            0
   7000178781       8.75        8.75              0           0         0          0            0            0
   7000179292       9.55        9.55              0           0         0          0            0            0
   7000179372      10.45       10.45              0           0         0          0            0            0
   7000179394      10.45       10.45              0           0         0          0            0            0
   7000179444       11.5        11.5              0           0         0          0            0            0
   7000179491     11.525      11.525              0           0         0          0            0            0
   7000179572     10.375      10.375              0           0         0          0            0            0
   7000179658      11.65       11.65              0           0         0          0            0            0
   7000179752      11.55       11.55              0           0         0          0            0            0
   7000179772     10.375      10.375              0           0         0          0            0            0
   7000179853     11.275      11.275              0           0         0          0            0            0
   7000179878      11.99       11.99              0           0         0          0            0            0
   7000179880       12.5        12.5              0           0         0          0            0            0
   7000179983       12.5        12.5              0           0         0          0            0            0
   7000179989      12.25       12.25              0           0         0          0            0            0
   7000180011     10.675      10.675              0           0         0          0            0            0
   7000180075      10.25       10.25              0           0         0          0            0            0
   7000180107      11.65       11.65              0           0         0          0            0            0
   7000180114       9.65        9.65              0           0         0          0            0            0
   7000180124     11.375      11.375              0           0         0          0            0            0
   7000180217        9.9         9.9              0           0         0          0            0            0
   7000180237     11.375      11.375              0           0         0          0            0            0
   7000180244     11.375      11.375              0           0         0          0            0            0
   7000180249     10.175      10.175              0           0         0          0            0            0
   7000180357     11.775      11.775              0           0         0          0            0            0
   7000180461      9.375       9.375              0           0         0          0            0            0
   7000180465     11.275      11.275              0           0         0          0            0            0
   7000180467     10.375      10.375              0           0         0          0            0            0
   7000180528      9.525       9.525              0           0         0          0            0            0
   7000180588     11.375      11.375              0           0         0          0            0            0
   7000180600      11.65       11.65              0           0         0          0            0            0
   7000180647         12          12              0           0         0          0            0            0
   7000180662      9.925       9.925              0           0         0          0            0            0
   7000180759       9.99        9.99              0           0         0          0            0            0
   7000180783      9.375       9.375              0           0         0          0            0            0
   7000180844      9.525       9.525              0           0         0          0            0            0
   7000180872      10.24       10.24              0           0         0          0            0            0
   7000180918       11.5        11.5              0           0         0          0            0            0
   7000180923       12.4        12.4              0           0         0          0            0            0
   7000181031      9.525       9.525              0           0         0          0            0            0
   7000181061        9.9         9.9              0           0         0          0            0            0
   7000181088     11.775      11.775              0           0         0          0            0            0
   7000181093       9.25        9.25              0           0         0          0            0            0
   7000181098      10.65       10.65              0           0         0          0            0            0
   7000181101       12.5        12.5              0           0         0          0            0            0
   7000181163      11.99       11.99              0           0         0          0            0            0
   7000181217     11.175      11.175              0           0         0          0            0            0
   7000181221      11.99       11.99              0           0         0          0            0            0
   7000181244      11.65       11.65              0           0         0          0            0            0
   7000181264     10.775      10.775              0           0         0          0            0            0
   7000181317      9.375       9.375              0           0         0          0            0            0
   7000181406      10.99       10.99              0           0         0          0            0            0
   7000181428     10.375      10.375              0           0         0          0            0            0
   7000181445       11.9        11.9              0           0         0          0            0            0
   7000181455        9.9         9.9              0           0         0          0            0            0
   7000181527        9.4         9.4              0           0         0          0            0            0
   7000181544     10.675      10.675              0           0         0          0            0            0
   7000181579      9.375       9.375              0           0         0          0            0            0
   7000181591      9.375       9.375              0           0         0          0            0            0
   7000181592     11.525      11.525              0           0         0          0            0            0
   7000181599         12          12              0           0         0          0            0            0
   7000181702     10.375      10.375              0           0         0          0            0            0
   7000181744      11.65       11.65              0           0         0          0            0            0
   7000181751     11.275      11.275              0           0         0          0            0            0
   7000181762       9.65        9.65              0           0         0          0            0            0
   7000181806     10.175      10.175              0           0         0          0            0            0
   7000181852       11.5        11.5              0           0         0          0            0            0
   7000181863      9.525       9.525              0           0         0          0            0            0
   7000181871      10.99       10.99              0           0         0          0            0            0
   7000181877       9.52        9.52              0           0         0          0            0            0
   7000181916        9.9         9.9              0           0         0          0            0            0
   7000181927     11.275      11.275              0           0         0          0            0            0
   7000181991      9.375       9.375              0           0         0          0            0            0
   7000181995       9.65        9.65              0           0         0          0            0            0
   7000182070     10.375      10.375              0           0         0          0            0            0
   7000182092       9.65        9.65              0           0         0          0            0            0
   7000182117        9.4         9.4              0           0         0          0            0            0
   7000182194     10.375      10.375              0           0         0          0            0            0
   7000182213      12.25       12.25              0           0         0          0            0            0
   7000182224      9.375       9.375              0           0         0          0            0            0
   7000182306     11.525      11.525              0           0         0          0            0            0
   7000182330     11.275      11.275              0           0         0          0            0            0
   7000182347       9.99        9.99              0           0         0          0            0            0
   7000182355     10.375      10.375              0           0         0          0            0            0
   7000182371       12.4        12.4              0           0         0          0            0            0
   7000182432       11.9        11.9              0           0         0          0            0            0
   7000182435       10.5        10.5              0           0         0          0            0            0
   7000182502     11.275      11.275              0           0         0          0            0            0
   7000182576     10.025      10.025              0           0         0          0            0            0
   7000182634     11.275      11.275              0           0         0          0            0            0
   7000182639     12.275      12.275              0           0         0          0            0            0
   7000182662      10.45       10.45              0           0         0          0            0            0
   7000182680      9.375       9.375              0           0         0          0            0            0
   7000182795      10.15       10.15              0           0         0          0            0            0
   7000182811       9.65        9.65              0           0         0          0            0            0
   7000182851     11.375      11.375              0           0         0          0            0            0
   7000182863     10.375      10.375              0           0         0          0            0            0
   7000182867      9.525       9.525              0           0         0          0            0            0
   7000182888     11.775      11.775              0           0         0          0            0            0
   7000182945      9.375       9.375              0           0         0          0            0            0
   7000182969      11.65       11.65              0           0         0          0            0            0
   7000182977      11.25       11.25              0           0         0          0            0            0
   7000183000      11.15       11.15              0           0         0          0            0            0
   7000183002      13.55       13.55              0           0         0          0            0            0
   7000183027      11.65       11.65              0           0         0          0            0            0
   7000183075     10.225      10.225              0           0         0          0            0            0
   7000183124       9.25        9.25              0           0         0          0            0            0
   7000183174     10.775      10.775              0           0         0          0            0            0
   7000183195      11.65       11.65              0           0         0          0            0            0
   7000183204     11.025      11.025              0           0         0          0            0            0
   7000183216       9.65        9.65              0           0         0          0            0            0
   7000183268     11.375      11.375              0           0         0          0            0            0
   7000183310     10.375      10.375              0           0         0          0            0            0
   7000183318         11          11              0           0         0          0            0            0
   7000183328     10.525      10.525              0           0         0          0            0            0
   7000183386     10.525      10.525              0           0         0          0            0            0
   7000183408      9.375       9.375              0           0         0          0            0            0
   7000183466     11.775      11.775              0           0         0          0            0            0
   7000183484       11.5        11.5              0           0         0          0            0            0
   7000183496       9.65        9.65              0           0         0          0            0            0
   7000183524     10.775      10.775              0           0         0          0            0            0
   7000183548      11.65       11.65              0           0         0          0            0            0
   7000183579      10.85       10.85              0           0         0          0            0            0
   7000183580     12.675      12.675              0           0         0          0            0            0
   7000183601     11.025      11.025              0           0         0          0            0            0
   7000183667      12.35       12.35              0           0         0          0            0            0
   7000183669      9.375       9.375              0           0         0          0            0            0
   7000183676      9.525       9.525              0           0         0          0            0            0
   7000183694      10.25       10.25              0           0         0          0            0            0
   7000183712       12.5        12.5              0           0         0          0            0            0
   7000183736     10.775      10.775              0           0         0          0            0            0
   7000183836     10.575      10.575              0           0         0          0            0            0
   7000183920     11.775      11.775              0           0         0          0            0            0
   7000183930      9.375       9.375              0           0         0          0            0            0
   7000183942     12.675      12.675              0           0         0          0            0            0
   7000183943      12.15       12.15              0           0         0          0            0            0
   7000183956      11.15       11.15              0           0         0          0            0            0
   7000183961      11.99       11.99              0           0         0          0            0            0
   7000184064     10.075      10.075              0           0         0          0            0            0
   7000184072       12.5        12.5              0           0         0          0            0            0
   7000184073      10.25       10.25              0           0         0          0            0            0
   7000184110       10.5        10.5              0           0         0          0            0            0
   7000184120      9.825       9.825              0           0         0          0            0            0
   7000184121       12.5        12.5              0           0         0          0            0            0
   7000184129     10.575      10.575              0           0         0          0            0            0
   7000184143      11.99       11.99              0           0         0          0            0            0
   7000184179       11.5        11.5              0           0         0          0            0            0
   7000184197       13.5        13.5              0           0         0          0            0            0
   7000184238     11.775      11.775              0           0         0          0            0            0
   7000184258      11.25       11.25              0           0         0          0            0            0
   7000184352      9.575       9.575              0           0         0          0            0            0
   7000184383      9.575       9.575              0           0         0          0            0            0
   7000184417       9.75        9.75              0           0         0          0            0            0
   7000184420     10.575      10.575              0           0         0          0            0            0
   7000184425      12.25       12.25              0           0         0          0            0            0
   7000184431      10.99       10.99              0           0         0          0            0            0
   7000184573       11.5        11.5              0           0         0          0            0            0
   7000184577     10.775      10.775              0           0         0          0            0            0
   7000184608     11.775      11.775              0           0         0          0            0            0
   7000184631      11.99       11.99              0           0         0          0            0            0
   7000184637     11.575      11.575              0           0         0          0            0            0
   7000184690      10.99       10.99              0           0         0          0            0            0
   7000184758      10.35       10.35              0           0         0          0            0            0
   7000184796      9.975       9.975              0           0         0          0            0            0
   7000184803      9.975       9.975              0           0         0          0            0            0
   7000184823      9.575       9.575              0           0         0          0            0            0
   7000184950     12.175      12.175              0           0         0          0            0            0
   7000185024       9.99        9.99              0           0         0          0            0            0
   7000185091         11          11              0           0         0          0            0            0
   7000185114     12.075      12.075              0           0         0          0            0            0
   7000185118     10.075      10.075              0           0         0          0            0            0
   7000185125      9.575       9.575              0           0         0          0            0            0
   7000185126     12.175      12.175              0           0         0          0            0            0
   7000185182       10.9        10.9              0           0         0          0            0            0
   7000185219      11.99       11.99              0           0         0          0            0            0
   7000185231      11.99       11.99              0           0         0          0            0            0
   7000185234     12.175      12.175              0           0         0          0            0            0
   7000185250     11.275      11.275              0           0         0          0            0            0
   7000185252     10.825      10.825              0           0         0          0            0            0
   7000185320      11.75       11.75              0           0         0          0            0            0
   7000185342     11.575      11.575              0           0         0          0            0            0
   7000185351      12.25       12.25              0           0         0          0            0            0
   7000185361     10.575      10.575              0           0         0          0            0            0
   7000185385         12          12              0           0         0          0            0            0
   7000185435     12.675      12.675              0           0         0          0            0            0
   7000185447     10.775      10.775              0           0         0          0            0            0
   7000185472       10.1        10.1              0           0         0          0            0            0
   7000185554     11.025      11.025              0           0         0          0            0            0
   7000185626     11.025      11.025              0           0         0          0            0            0
   7000185666     12.675      12.675              0           0         0          0            0            0
   7000185676     12.175      12.175              0           0         0          0            0            0
   7000185678     11.825      11.825              0           0         0          0            0            0
   7000185685     10.575      10.575              0           0         0          0            0            0
   7000185713     11.075      11.075              0           0         0          0            0            0
   7000185789     11.275      11.275              0           0         0          0            0            0
   7000185795       10.1        10.1              0           0         0          0            0            0
   7000185817     11.025      11.025              0           0         0          0            0            0
   7000185818     11.025      11.025              0           0         0          0            0            0
   7000185833     11.025      11.025              0           0         0          0            0            0
   7000185841     11.025      11.025              0           0         0          0            0            0
   7000185953     12.575      12.575              0           0         0          0            0            0
   7000185958     11.575      11.575              0           0         0          0            0            0
   7000186009        9.5         9.5              0           0         0          0            0            0
   7000186050     13.175      13.175              0           0         0          0            0            0
   7000186062      10.25       10.25              0           0         0          0            0            0
   7000186075     12.425      12.425              0           0         0          0            0            0
   7000186076      13.25       13.25              0           0         0          0            0            0
   7000186078      13.25       13.25              0           0         0          0            0            0
   7000186096      11.25       11.25              0           0         0          0            0            0
   7000186128       9.85        9.85              0           0         0          0            0            0
   7000186132     12.575      12.575              0           0         0          0            0            0
   7000186133         11          11              0           0         0          0            0            0
   7000186151      11.99       11.99              0           0         0          0            0            0
   7000186158       11.5        11.5              0           0         0          0            0            0
   7000186223     10.775      10.775              0           0         0          0            0            0
   7000186231       9.85        9.85              0           0         0          0            0            0
   7000186245     12.075      12.075              0           0         0          0            0            0
   7000186335     12.675      12.675              0           0         0          0            0            0
   7000186356        9.5         9.5              0           0         0          0            0            0
   7000186357       10.5        10.5              0           0         0          0            0            0
   7000186386       9.85        9.85              0           0         0          0            0            0
   7000186401      10.99       10.99              0           0         0          0            0            0
   7000186407      10.99       10.99              0           0         0          0            0            0
   7000186421      9.725       9.725              0           0         0          0            0            0
   7000186470     11.825      11.825              0           0         0          0            0            0
   7000186487      12.25       12.25              0           0         0          0            0            0
   7000186520      11.25       11.25              0           0         0          0            0            0
   7000186522      9.725       9.725              0           0         0          0            0            0
   7000186529     11.025      11.025              0           0         0          0            0            0
   7000186540     10.575      10.575              0           0         0          0            0            0
   7000186541         12          12              0           0         0          0            0            0
   7000186610      12.75       12.75              0           0         0          0            0            0
   7000186611      10.99       10.99              0           0         0          0            0            0
   7000186613        9.9         9.9              0           0         0          0            0            0
   7000186614      11.99       11.99              0           0         0          0            0            0
   7000186623     11.575      11.575              0           0         0          0            0            0
   7000186628      11.99       11.99              0           0         0          0            0            0
   7000186639      9.825       9.825              0           0         0          0            0            0
   7000186649         12          12              0           0         0          0            0            0
   7000186670       12.4        12.4              0           0         0          0            0            0
   7000186672     11.575      11.575              0           0         0          0            0            0
   7000186675       12.5        12.5              0           0         0          0            0            0
   7000186676       9.99        9.99              0           0         0          0            0            0
   7000186679       10.5        10.5              0           0         0          0            0            0
   7000186680       13.5        13.5              0           0         0          0            0            0
   7000186684     10.575      10.575              0           0         0          0            0            0
   7000186718      9.975       9.975              0           0         0          0            0            0
   7000186732       10.1        10.1              0           0         0          0            0            0
   7000186769       9.85        9.85              0           0         0          0            0            0
   7000186800         11          11              0           0         0          0            0            0
   7000186819         11          11              0           0         0          0            0            0
   7000186851      9.575       9.575              0           0         0          0            0            0
   7000186859         12          12              0           0         0          0            0            0
   7000186861       9.85        9.85              0           0         0          0            0            0
   7000186874     11.825      11.825              0           0         0          0            0            0
   7000186883     11.575      11.575              0           0         0          0            0            0
   7000186884     10.825      10.825              0           0         0          0            0            0
   7000186887      11.25       11.25              0           0         0          0            0            0
   7000186888      9.975       9.975              0           0         0          0            0            0
   7000186890      12.25       12.25              0           0         0          0            0            0
   7000186894      9.825       9.825              0           0         0          0            0            0
   7000186922      9.725       9.725              0           0         0          0            0            0
   7000186946      12.75       12.75              0           0         0          0            0            0
   7000186963      9.825       9.825              0           0         0          0            0            0
   7000186980      9.575       9.575              0           0         0          0            0            0
   7000186985      10.65       10.65              0           0         0          0            0            0
   7000186987     12.175      12.175              0           0         0          0            0            0
   7000186997       9.75        9.75              0           0         0          0            0            0
   7000187008     10.225      10.225              0           0         0          0            0            0
   7000187010     11.575      11.575              0           0         0          0            0            0
   7000187027     12.425      12.425              0           0         0          0            0            0
   7000187034       12.6        12.6              0           0         0          0            0            0
   7000187035      9.825       9.825              0           0         0          0            0            0
   7000187059      9.575       9.575              0           0         0          0            0            0
   7000187072     12.025      12.025              0           0         0          0            0            0
   7000187087      9.825       9.825              0           0         0          0            0            0
   7000187104      11.99       11.99              0           0         0          0            0            0
   7000187109      10.99       10.99              0           0         0          0            0            0
   7000187147      10.99       10.99              0           0         0          0            0            0
   7000187158     12.175      12.175              0           0         0          0            0            0
   7000187182     10.575      10.575              0           0         0          0            0            0
   7000187183       9.85        9.85              0           0         0          0            0            0
   7000187186      10.25       10.25              0           0         0          0            0            0
   7000187234      9.575       9.575              0           0         0          0            0            0
   7000187247       12.5        12.5              0           0         0          0            0            0
   7000187282     10.075      10.075              0           0         0          0            0            0
   7000187306     10.975      10.975              0           0         0          0            0            0
   7000187308     10.375      10.375              0           0         0          0            0            0
   7000187314        9.5         9.5              0           0         0          0            0            0
   7000187369     12.425      12.425              0           0         0          0            0            0
   7000187417       9.85        9.85              0           0         0          0            0            0
   7000187440      12.25       12.25              0           0         0          0            0            0
   7000187464      9.825       9.825              0           0         0          0            0            0
   7000187495       12.5        12.5              0           0         0          0            0            0
   7000187514     10.575      10.575              0           0         0          0            0            0
   7000187524     10.825      10.825              0           0         0          0            0            0
   7000187535     11.275      11.275              0           0         0          0            0            0
   7000187537         11          11              0           0         0          0            0            0
   7000187548      12.99       12.99              0           0         0          0            0            0
   7000187553     11.275      11.275              0           0         0          0            0            0
   7000187567      9.995       9.995              0           0         0          0            0            0
   7000187572      12.75       12.75              0           0         0          0            0            0
   7000187574       10.1        10.1              0           0         0          0            0            0
   7000187591     10.775      10.775              0           0         0          0            0            0
   7000187632      11.75       11.75              0           0         0          0            0            0
   7000187640      9.725       9.725              0           0         0          0            0            0
   7000187657     10.325      10.325              0           0         0          0            0            0
   7000187668         11          11              0           0         0          0            0            0
   7000187675      9.575       9.575              0           0         0          0            0            0
   7000187680       10.1        10.1              0           0         0          0            0            0
   7000187686      9.575       9.575              0           0         0          0            0            0
   7000187688     11.025      11.025              0           0         0          0            0            0
   7000187700     11.875      11.875              0           0         0          0            0            0
   7000187718       9.85        9.85              0           0         0          0            0            0
   7000187734       10.5        10.5              0           0         0          0            0            0
   7000187737       10.1        10.1              0           0         0          0            0            0
   7000187759      9.575       9.575              0           0         0          0            0            0
   7000187764     12.425      12.425              0           0         0          0            0            0
   7000187777      11.99       11.99              0           0         0          0            0            0
   7000187781      12.25       12.25              0           0         0          0            0            0
   7000187790     12.175      12.175              0           0         0          0            0            0
   7000187811      12.15       12.15              0           0         0          0            0            0
   7000187818     11.575      11.575              0           0         0          0            0            0
   7000187833      11.75       11.75              0           0         0          0            0            0
   7000187845       9.85        9.85              0           0         0          0            0            0
   7000187846     10.575      10.575              0           0         0          0            0            0
   7000187847      9.575       9.575              0           0         0          0            0            0
   7000187849         12          12              0           0         0          0            0            0
   7000187857     10.575      10.575              0           0         0          0            0            0
   7000187885       9.85        9.85              0           0         0          0            0            0
   7000187887     13.075      13.075              0           0         0          0            0            0
   7000187914      10.99       10.99              0           0         0          0            0            0
   7000187946     11.025      11.025              0           0         0          0            0            0
   7000187947       9.85        9.85              0           0         0          0            0            0
   7000187952      12.65       12.65              0           0         0          0            0            0
   7000187962       9.85        9.85              0           0         0          0            0            0
   7000187985      9.725       9.725              0           0         0          0            0            0
   7000187995     11.025      11.025              0           0         0          0            0            0
   7000188002     12.125      12.125              0           0         0          0            0            0
   7000188030       13.5        13.5              0           0         0          0            0            0
   7000188034      11.85       11.85              0           0         0          0            0            0
   7000188055      9.575       9.575              0           0         0          0            0            0
   7000188065     11.525      11.525              0           0         0          0            0            0
   7000188075       12.4        12.4              0           0         0          0            0            0
   7000188092     12.025      12.025              0           0         0          0            0            0
   7000188093     13.075      13.075              0           0         0          0            0            0
   7000188117      11.99       11.99              0           0         0          0            0            0
   7000188123     11.075      11.075              0           0         0          0            0            0
   7000188137       11.5        11.5              0           0         0          0            0            0
   7000188143     12.175      12.175              0           0         0          0            0            0
   7000188166      14.25       14.25              0           0         0          0            0            0
   7000188169       11.4        11.4              0           0         0          0            0            0
   7000188210         12          12              0           0         0          0            0            0
   7000188216       11.2        11.2              0           0         0          0            0            0
   7000188245     10.025      10.025              0           0         0          0            0            0
   7000188267     10.575      10.575              0           0         0          0            0            0
   7000188314       12.4        12.4              0           0         0          0            0            0
   7000188331      10.99       10.99              0           0         0          0            0            0
   7000188345      9.575       9.575              0           0         0          0            0            0
   7000188376      10.95       10.95              0           0         0          0            0            0
   7000188381       12.3        12.3              0           0         0          0            0            0
   7000188413     11.025      11.025              0           0         0          0            0            0
   7000188422       10.5        10.5              0           0         0          0            0            0
   7000188447       12.5        12.5              0           0         0          0            0            0
   7000188459     10.575      10.575              0           0         0          0            0            0
   7000188462      10.99       10.99              0           0         0          0            0            0
   7000188478      12.65       12.65              0           0         0          0            0            0
   7000188481     11.575      11.575              0           0         0          0            0            0
   7000188528     10.775      10.775              0           0         0          0            0            0
   7000188561      12.75       12.75              0           0         0          0            0            0
   7000188589      9.575       9.575              0           0         0          0            0            0
   7000188597      10.35       10.35              0           0         0          0            0            0
   7000188610      12.35       12.35              0           0         0          0            0            0
   7000188634       12.4        12.4              0           0         0          0            0            0
   7000188676     12.125      12.125              0           0         0          0            0            0
   7000188725     11.875      11.875              0           0         0          0            0            0
   7000188742      10.99       10.99              0           0         0          0            0            0
   7000188746      12.29       12.29              0           0         0          0            0            0
   7000188747      10.99       10.99              0           0         0          0            0            0
   7000188763     11.025      11.025              0           0         0          0            0            0
   7000188778     10.825      10.825              0           0         0          0            0            0
   7000188827       10.5        10.5              0           0         0          0            0            0
   7000188867       9.85        9.85              0           0         0          0            0            0
   7000188908      9.575       9.575              0           0         0          0            0            0
   7000188910     10.575      10.575              0           0         0          0            0            0
   7000188961      9.975       9.975              0           0         0          0            0            0
   7000189016      9.825       9.825              0           0         0          0            0            0
   7000189021      9.575       9.575              0           0         0          0            0            0
   7000189022     10.825      10.825              0           0         0          0            0            0
   7000189033       11.5        11.5              0           0         0          0            0            0
   7000189044     11.075      11.075              0           0         0          0            0            0
   7000189060     10.575      10.575              0           0         0          0            0            0
   7000189069     12.575      12.575              0           0         0          0            0            0
   7000189073      9.825       9.825              0           0         0          0            0            0
   7000189080      12.25       12.25              0           0         0          0            0            0
   7000189099     11.775      11.775              0           0         0          0            0            0
   7000189106      10.99       10.99              0           0         0          0            0            0
   7000189111      9.725       9.725              0           0         0          0            0            0
   7000189116     12.375      12.375              0           0         0          0            0            0
   7000189130     10.775      10.775              0           0         0          0            0            0
   7000189133      10.99       10.99              0           0         0          0            0            0
   7000189137         12          12              0           0         0          0            0            0
   7000189151      9.575       9.575              0           0         0          0            0            0
   7000189156      11.25       11.25              0           0         0          0            0            0
   7000189157      11.99       11.99              0           0         0          0            0            0
   7000189178      9.575       9.575              0           0         0          0            0            0
   7000189276     11.875      11.875              0           0         0          0            0            0
   7000189297      9.825       9.825              0           0         0          0            0            0
   7000189322     11.075      11.075              0           0         0          0            0            0
   7000189325      9.725       9.725              0           0         0          0            0            0
   7000189328      9.825       9.825              0           0         0          0            0            0
   7000189350      9.825       9.825              0           0         0          0            0            0
   7000189376     10.825      10.825              0           0         0          0            0            0
   7000189381      11.99       11.99              0           0         0          0            0            0
   7000189428       10.1        10.1              0           0         0          0            0            0
   7000189441      11.99       11.99              0           0         0          0            0            0
   7000189452     11.575      11.575              0           0         0          0            0            0
   7000189454       10.7        10.7              0           0         0          0            0            0
   7000189469     10.225      10.225              0           0         0          0            0            0
   7000189500      9.575       9.575              0           0         0          0            0            0
   7000189506       9.72        9.72              0           0         0          0            0            0
   7000189517       10.9        10.9              0           0         0          0            0            0
   7000189524      9.725       9.725              0           0         0          0            0            0
   7000189556       11.9        11.9              0           0         0          0            0            0
   7000189589       12.4        12.4              0           0         0          0            0            0
   7000189615     10.825      10.825              0           0         0          0            0            0
   7000189631         11          11              0           0         0          0            0            0
   7000189661     10.575      10.575              0           0         0          0            0            0
   7000189697     10.825      10.825              0           0         0          0            0            0
   7000189702         10          10              0           0         0          0            0            0
   7000189704      9.725       9.725              0           0         0          0            0            0
   7000189729      11.99       11.99              0           0         0          0            0            0
   7000189735     10.775      10.775              0           0         0          0            0            0
   7000189771       10.1        10.1              0           0         0          0            0            0
   7000189777      11.99       11.99              0           0         0          0            0            0
   7000189809      12.25       12.25              0           0         0          0            0            0
   7000189814     11.025      11.025              0           0         0          0            0            0
   7000189831       9.85        9.85              0           0         0          0            0            0
   7000189833      11.99       11.99              0           0         0          0            0            0
   7000189843      11.99       11.99              0           0         0          0            0            0
   7000189863       11.5        11.5              0           0         0          0            0            0
   7000189865     12.125      12.125              0           0         0          0            0            0
   7000189890     11.075      11.075              0           0         0          0            0            0
   7000189892       10.5        10.5              0           0         0          0            0            0
   7000189905     11.575      11.575              0           0         0          0            0            0
   7000189909      10.25       10.25              0           0         0          0            0            0
   7000189912      9.825       9.825              0           0         0          0            0            0
   7000189934      13.25       13.25              0           0         0          0            0            0
   7000189936     10.575      10.575              0           0         0          0            0            0
   7000189938     11.525      11.525              0           0         0          0            0            0
   7000189944     10.575      10.575              0           0         0          0            0            0
   7000189947     10.575      10.575              0           0         0          0            0            0
   7000189965     10.575      10.575              0           0         0          0            0            0
   7000189970      11.25       11.25              0           0         0          0            0            0
   7000189992       10.1        10.1              0           0         0          0            0            0
   7000189995      11.99       11.99              0           0         0          0            0            0
   7000190044     11.775      11.775              0           0         0          0            0            0
   7000190060        9.5         9.5              0           0         0          0            0            0
   7000190061        9.9         9.9              0           0         0          0            0            0
   7000190071      9.825       9.825              0           0         0          0            0            0
   7000190088     10.325      10.325              0           0         0          0            0            0
   7000190109      11.99       11.99              0           0         0          0            0            0
   7000190119      9.575       9.575              0           0         0          0            0            0
   7000190132      9.825       9.825              0           0         0          0            0            0
   7000190140      10.99       10.99              0           0         0          0            0            0
   7000190143     10.575      10.575              0           0         0          0            0            0
   7000190146       9.85        9.85              0           0         0          0            0            0
   7000190155     12.825      12.825              0           0         0          0            0            0
   7000190156      12.65       12.65              0           0         0          0            0            0
   7000190158      12.15       12.15              0           0         0          0            0            0
   7000190166     11.325      11.325              0           0         0          0            0            0
   7000190174     12.125      12.125              0           0         0          0            0            0
   7000190204         12          12              0           0         0          0            0            0
   7000190208       10.8        10.8              0           0         0          0            0            0
   7000190216       9.99        9.99              0           0         0          0            0            0
   7000190260     12.825      12.825              0           0         0          0            0            0
   7000190270       12.4        12.4              0           0         0          0            0            0
   7000190273      12.65       12.65              0           0         0          0            0            0
   7000190275     11.275      11.275              0           0         0          0            0            0
   7000190291      10.05       10.05              0           0         0          0            0            0
   7000190294     10.825      10.825              0           0         0          0            0            0
   7000190311      9.825       9.825              0           0         0          0            0            0
   7000190318         11          11              0           0         0          0            0            0
   7000190322       10.6        10.6              0           0         0          0            0            0
   7000190341     12.575      12.575              0           0         0          0            0            0
   7000190343         12          12              0           0         0          0            0            0
   7000190378     13.075      13.075              0           0         0          0            0            0
   7000190391      10.99       10.99              0           0         0          0            0            0
   7000190406       12.5        12.5              0           0         0          0            0            0
   7000190447         11          11              0           0         0          0            0            0
   7000190451     11.025      11.025              0           0         0          0            0            0
   7000190464      9.825       9.825              0           0         0          0            0            0
   7000190466     12.575      12.575              0           0         0          0            0            0
   7000190495     10.575      10.575              0           0         0          0            0            0
   7000190508      9.725       9.725              0           0         0          0            0            0
   7000190517     11.875      11.875              0           0         0          0            0            0
   7000190537      10.99       10.99              0           0         0          0            0            0
   7000190568      9.725       9.725              0           0         0          0            0            0
   7000190597     12.125      12.125              0           0         0          0            0            0
   7000190603     11.525      11.525              0           0         0          0            0            0
   7000190617     12.575      12.575              0           0         0          0            0            0
   7000190624     10.575      10.575              0           0         0          0            0            0
   7000190645       9.85        9.85              0           0         0          0            0            0
   7000190649     10.825      10.825              0           0         0          0            0            0
   7000190665     10.775      10.775              0           0         0          0            0            0
   7000190673     10.225      10.225              0           0         0          0            0            0
   7000190697     11.775      11.775              0           0         0          0            0            0
   7000190741     10.775      10.775              0           0         0          0            0            0
   7000190758     11.025      11.025              0           0         0          0            0            0
   7000190761     12.825      12.825              0           0         0          0            0            0
   7000190773      9.825       9.825              0           0         0          0            0            0
   7000190789     11.275      11.275              0           0         0          0            0            0
   7000190792      9.575       9.575              0           0         0          0            0            0
   7000190798     10.775      10.775              0           0         0          0            0            0
   7000190805      9.825       9.825              0           0         0          0            0            0
   7000190823       9.99        9.99              0           0         0          0            0            0
   7000190871      10.99       10.99              0           0         0          0            0            0
   7000190892      10.99       10.99              0           0         0          0            0            0
   7000190904     10.825      10.825              0           0         0          0            0            0
   7000190943      9.975       9.975              0           0         0          0            0            0
   7000190963       11.5        11.5              0           0         0          0            0            0
   7000190968       9.85        9.85              0           0         0          0            0            0
   7000190998     11.775      11.775              0           0         0          0            0            0
   7000191019      11.75       11.75              0           0         0          0            0            0
   7000191082      12.25       12.25              0           0         0          0            0            0
   7000191093       12.4        12.4              0           0         0          0            0            0
   7000191116     10.575      10.575              0           0         0          0            0            0
   7000191202      9.975       9.975              0           0         0          0            0            0
   7000191264      9.575       9.575              0           0         0          0            0            0
   7000191266     10.575      10.575              0           0         0          0            0            0
   7000191327       12.4        12.4              0           0         0          0            0            0
   7000191370      9.575       9.575              0           0         0          0            0            0
   7000191397      9.575       9.575              0           0         0          0            0            0
   7000191453       10.1        10.1              0           0         0          0            0            0
   7000191480       10.5        10.5              0           0         0          0            0            0
   7000191505     11.275      11.275              0           0         0          0            0            0
   7000191528     12.575      12.575              0           0         0          0            0            0
   7000191610       12.4        12.4              0           0         0          0            0            0
   7000191643       9.75        9.75              0           0         0          0            0            0
   7000191648      10.99       10.99              0           0         0          0            0            0
   7000191745      11.25       11.25              0           0         0          0            0            0
   7000191976     10.675      10.675              0           0         0          0            0            0
   7000192200      10.99       10.99              0           0         0          0            0            0
   8000061462        9.4         9.4              0           0         0          0            0            0
   8000061625     11.025      11.025              0           0         0          0            0            0
   8000061990      12.25       12.25              0           0         0          0            0            0
   8000063281     10.125      10.125              0           0         0          0            0            0
   8000063452      10.25       10.25              0           0         0          0            0            0
   8000064103      9.975       9.975              0           0         0          0            0            0
   8000064575     10.125      10.125              0           0         0          0            0            0
   8000066049        9.4         9.4              0           0         0          0            0            0
   8000066098      12.25       12.25              0           0         0          0            0            0
   8000066207      12.25       12.25              0           0         0          0            0            0
   8000067334      10.25       10.25              0           0         0          0            0            0
   8000067523      12.25       12.25              0           0         0          0            0            0
   8000067629      9.275       9.275              0           0         0          0            0            0
   8000067728     10.125      10.125              0           0         0          0            0            0
   8000067943      10.25       10.25              0           0         0          0            0            0
   8000067977      12.25       12.25              0           0         0          0            0            0
   8000069018      9.975       9.975              0           0         0          0            0            0
   8000069144       9.65        9.65              0           0         0          0            0            0
   8000069212     10.325      10.325              0           0         0          0            0            0
   8000069599     11.275      11.275              0           0         0          0            0            0
   8000069613      10.45       10.45              0           0         0          0            0            0
   8000069618     10.175      10.175              0           0         0          0            0            0
   8000069626      9.275       9.275              0           0         0          0            0            0
   8000069729     10.175      10.175              0           0         0          0            0            0
   8000070366     10.325      10.325              0           0         0          0            0            0
   8000070518       12.9        12.9              0           0         0          0            0            0
   8000070605     10.175      10.175              0           0         0          0            0            0
   8000070815         13          13              0           0         0          0            0            0
   8000070991     10.525      10.525              0           0         0          0            0            0
   8000071032       12.4        12.4              0           0         0          0            0            0
   8000071211       9.55        9.55              0           0         0          0            0            0
   8000071285       12.4        12.4              0           0         0          0            0            0
   8000071307     10.375      10.375              0           0         0          0            0            0
   8000071384      10.45       10.45              0           0         0          0            0            0
   8000071511       9.65        9.65              0           0         0          0            0            0
   8000071599     10.775      10.775              0           0         0          0            0            0
   8000071671      9.425       9.425              0           0         0          0            0            0
   8000071701     11.775      11.775              0           0         0          0            0            0
   8000071712     11.575      11.575              0           0         0          0            0            0
   8000071742      10.45       10.45              0           0         0          0            0            0
   8000071746     10.175      10.175              0           0         0          0            0            0
   8000071761      11.55       11.55              0           0         0          0            0            0
   8000071796      12.05       12.05              0           0         0          0            0            0
   8000071860       9.55        9.55              0           0         0          0            0            0
   8000072006      11.55       11.55              0           0         0          0            0            0
   8000072009         13          13              0           0         0          0            0            0
   8000072041     10.175      10.175              0           0         0          0            0            0
   8000072189     11.575      11.575              0           0         0          0            0            0
   8000072198      9.375       9.375              0           0         0          0            0            0
   8000072328     11.775      11.775              0           0         0          0            0            0
   8000072331      11.55       11.55              0           0         0          0            0            0
   8000072358     11.775      11.775              0           0         0          0            0            0
   8000072418      10.65       10.65              0           0         0          0            0            0
   8000072453     10.375      10.375              0           0         0          0            0            0
   8000072504     11.575      11.575              0           0         0          0            0            0
   8000072647     10.775      10.775              0           0         0          0            0            0
   8000072669      10.65       10.65              0           0         0          0            0            0
   8000072786     10.375      10.375              0           0         0          0            0            0
   8000072792     10.375      10.375              0           0         0          0            0            0
   8000072797      12.75       12.75              0           0         0          0            0            0
   8000072809      9.525       9.525              0           0         0          0            0            0
   8000072849     10.775      10.775              0           0         0          0            0            0
   8000072912     11.275      11.275              0           0         0          0            0            0
   8000072926     11.275      11.275              0           0         0          0            0            0
   8000072944     12.275      12.275              0           0         0          0            0            0
   8000072948     10.875      10.875              0           0         0          0            0            0
   8000073098     10.375      10.375              0           0         0          0            0            0
   8000073118      9.525       9.525              0           0         0          0            0            0
   8000073151     10.375      10.375              0           0         0          0            0            0
   8000073206     10.375      10.375              0           0         0          0            0            0
   8000073482      9.375       9.375              0           0         0          0            0            0
   8000073514     10.375      10.375              0           0         0          0            0            0
   8000073516      9.375       9.375              0           0         0          0            0            0
   8000073520      9.725       9.725              0           0         0          0            0            0
   8000073573     11.775      11.775              0           0         0          0            0            0
   8000073658       12.5        12.5              0           0         0          0            0            0
   8000073744       9.55        9.55              0           0         0          0            0            0
   8000073761     11.425      11.425              0           0         0          0            0            0
   8000073804     11.775      11.775              0           0         0          0            0            0
   8000073830      9.675       9.675              0           0         0          0            0            0
   8000073872     10.375      10.375              0           0         0          0            0            0
   8000073957     10.375      10.375              0           0         0          0            0            0
   8000073962      9.375       9.375              0           0         0          0            0            0
   8000073988     11.775      11.775              0           0         0          0            0            0
   8000074066      9.975       9.975              0           0         0          0            0            0
   8000074116      11.65       11.65              0           0         0          0            0            0
   8000074118     10.575      10.575              0           0         0          0            0            0
   8000074161       10.1        10.1              0           0         0          0            0            0
   8000074171      9.575       9.575              0           0         0          0            0            0
   8000074281     11.275      11.275              0           0         0          0            0            0
   8000074327     10.375      10.375              0           0         0          0            0            0
   8000074361       12.5        12.5              0           0         0          0            0            0
   8000074370     11.275      11.275              0           0         0          0            0            0
   8000074449     10.775      10.775              0           0         0          0            0            0
   8000074574      9.375       9.375              0           0         0          0            0            0
   8000074629     12.175      12.175              0           0         0          0            0            0
   8000074949     11.025      11.025              0           0         0          0            0            0
   8000074953         11          11              0           0         0          0            0            0
   8000074954      11.65       11.65              0           0         0          0            0            0
   8000074969      9.525       9.525              0           0         0          0            0            0
   8000075068     11.275      11.275              0           0         0          0            0            0
   8000075147       12.5        12.5              0           0         0          0            0            0
   8000075158     11.275      11.275              0           0         0          0            0            0
   8000075171      9.525       9.525              0           0         0          0            0            0
   8000075212     11.275      11.275              0           0         0          0            0            0
   8000075276       13.5        13.5              0           0         0          0            0            0
   8000075533     10.375      10.375              0           0         0          0            0            0
   8000075583     10.775      10.775              0           0         0          0            0            0
   8000075667       12.5        12.5              0           0         0          0            0            0
   8000075712     10.775      10.775              0           0         0          0            0            0
   8000075769     11.775      11.775              0           0         0          0            0            0
   8000075844      9.375       9.375              0           0         0          0            0            0
   8000075931       11.9        11.9              0           0         0          0            0            0
   8000075936     10.575      10.575              0           0         0          0            0            0
   8000075959     10.775      10.775              0           0         0          0            0            0
   8000076010     11.275      11.275              0           0         0          0            0            0
   8000076020       9.65        9.65              0           0         0          0            0            0
   8000076023      11.65       11.65              0           0         0          0            0            0
   8000076029       12.5        12.5              0           0         0          0            0            0
   8000076107       12.5        12.5              0           0         0          0            0            0
   8000076129       12.3        12.3              0           0         0          0            0            0
   8000076164     11.275      11.275              0           0         0          0            0            0
   8000076180     11.775      11.775              0           0         0          0            0            0
   8000076196         11          11              0           0         0          0            0            0
   8000076200      13.25       13.25              0           0         0          0            0            0
   8000076264     11.025      11.025              0           0         0          0            0            0
   8000076334       9.65        9.65              0           0         0          0            0            0
   8000076348      10.65       10.65              0           0         0          0            0            0
   8000076403         13          13              0           0         0          0            0            0
   8000076445     10.575      10.575              0           0         0          0            0            0
   8000076484      9.575       9.575              0           0         0          0            0            0
   8000076489     10.575      10.575              0           0         0          0            0            0
   8000076490     12.175      12.175              0           0         0          0            0            0
   8000076498         12          12              0           0         0          0            0            0
   8000076517     10.375      10.375              0           0         0          0            0            0
   8000076603      9.475       9.475              0           0         0          0            0            0
   8000076789       9.85        9.85              0           0         0          0            0            0
   8000076813      11.99       11.99              0           0         0          0            0            0
   8000076929     10.575      10.575              0           0         0          0            0            0
   8000076990         11          11              0           0         0          0            0            0
   8000077022     10.575      10.575              0           0         0          0            0            0
   8000077029     12.175      12.175              0           0         0          0            0            0
   8000077109         11          11              0           0         0          0            0            0
   8000077162     12.575      12.575              0           0         0          0            0            0
   8000077163         11          11              0           0         0          0            0            0
   8000077187     10.575      10.575              0           0         0          0            0            0
   8000077239      9.975       9.975              0           0         0          0            0            0
   8000077300     12.175      12.175              0           0         0          0            0            0
   8000077305     10.775      10.775              0           0         0          0            0            0
   8000077590     10.755      10.755              0           0         0          0            0            0
   8000077629      10.99       10.99              0           0         0          0            0            0
   8000077653     10.575      10.575              0           0         0          0            0            0
   8000077668      12.65       12.65              0           0         0          0            0            0
   8000077678     12.175      12.175              0           0         0          0            0            0
   8000077726     12.175      12.175              0           0         0          0            0            0
   8000077758       9.85        9.85              0           0         0          0            0            0
   8000077881     10.575      10.575              0           0         0          0            0            0
   8000077924      9.575       9.575              0           0         0          0            0            0
   8000078002      9.725       9.725              0           0         0          0            0            0
   8000078044     12.175      12.175              0           0         0          0            0            0
   8000078051     10.575      10.575              0           0         0          0            0            0
   8000078081     11.025      11.025              0           0         0          0            0            0
   8000078109     11.025      11.025              0           0         0          0            0            0
   8000078164     10.775      10.775              0           0         0          0            0            0
   8000078175     12.175      12.175              0           0         0          0            0            0
   8000078192     10.575      10.575              0           0         0          0            0            0
   8000078226      9.725       9.725              0           0         0          0            0            0
   8000078257         11          11              0           0         0          0            0            0
   8000078260     12.175      12.175              0           0         0          0            0            0
   8000078274         11          11              0           0         0          0            0            0
   8000078289       9.85        9.85              0           0         0          0            0            0
   8000078330         12          12              0           0         0          0            0            0
   8000078349     10.575      10.575              0           0         0          0            0            0
   8000078387      12.25       12.25              0           0         0          0            0            0
   8000078392     12.175      12.175              0           0         0          0            0            0
   8000078491     12.175      12.175              0           0         0          0            0            0
   8000078512         11          11              0           0         0          0            0            0
   8000078556       9.85        9.85              0           0         0          0            0            0
   8000078570     10.575      10.575              0           0         0          0            0            0
   8000078609      10.99       10.99              0           0         0          0            0            0
   8000078610       12.5        12.5              0           0         0          0            0            0
   8000078617     10.575      10.575              0           0         0          0            0            0
   8000078627     12.175      12.175              0           0         0          0            0            0
   8000078634     12.175      12.175              0           0         0          0            0            0
   8000078675     12.175      12.175              0           0         0          0            0            0
   8000078721     11.825      11.825              0           0         0          0            0            0
   8000078732     11.825      11.825              0           0         0          0            0            0
   8000078733         11          11              0           0         0          0            0            0
   8000078743         11          11              0           0         0          0            0            0
   8000078766     10.575      10.575              0           0         0          0            0            0
   8000078825       10.1        10.1              0           0         0          0            0            0
   8000078826     10.575      10.575              0           0         0          0            0            0
   8000078829     11.225      11.225              0           0         0          0            0            0
   8000078897     12.075      12.075              0           0         0          0            0            0
   8000078924     11.575      11.575              0           0         0          0            0            0
   8000078935      11.25       11.25              0           0         0          0            0            0
   8000078941       11.5        11.5              0           0         0          0            0            0
   8000078994         11          11              0           0         0          0            0            0
   8000078998      9.575       9.575              0           0         0          0            0            0
   8000079026     10.575      10.575              0           0         0          0            0            0
   8000079034     12.175      12.175              0           0         0          0            0            0
   8000079044     10.575      10.575              0           0         0          0            0            0
   8000079054       9.85        9.85              0           0         0          0            0            0
   8000079055     12.075      12.075              0           0         0          0            0            0
   8000079074         11          11              0           0         0          0            0            0
   8000079081     12.425      12.425              0           0         0          0            0            0
   8000079102         12          12              0           0         0          0            0            0
   8000079104     10.575      10.575              0           0         0          0            0            0
   8000079107     10.575      10.575              0           0         0          0            0            0
   8000079108       9.85        9.85              0           0         0          0            0            0
   8000079120     12.425      12.425              0           0         0          0            0            0
   8000079125     10.755      10.755              0           0         0          0            0            0
   8000079174     10.755      10.755              0           0         0          0            0            0
   8000079175       11.5        11.5              0           0         0          0            0            0
   8000079176     12.425      12.425              0           0         0          0            0            0
   8000079184     10.575      10.575              0           0         0          0            0            0
   8000079187     12.175      12.175              0           0         0          0            0            0
   8000079189     11.275      11.275              0           0         0          0            0            0
   8000079204     10.575      10.575              0           0         0          0            0            0
   8000079210      10.99       10.99              0           0         0          0            0            0
   8000079252     12.425      12.425              0           0         0          0            0            0
   8000079285         11          11              0           0         0          0            0            0
   8000079295     10.575      10.575              0           0         0          0            0            0
   8000079300     10.075      10.075              0           0         0          0            0            0
   8000079304     12.175      12.175              0           0         0          0            0            0
   8000079306      11.25       11.25              0           0         0          0            0            0
   8000079312         11          11              0           0         0          0            0            0
   8000079313      10.99       10.99              0           0         0          0            0            0
   8000079315     10.825      10.825              0           0         0          0            0            0
   8000079317     12.175      12.175              0           0         0          0            0            0
   8000079361     12.575      12.575              0           0         0          0            0            0
   8000079386      11.25       11.25              0           0         0          0            0            0
   8000079407     11.875      11.875              0           0         0          0            0            0
   8000079408     10.775      10.775              0           0         0          0            0            0
   8000079413     12.175      12.175              0           0         0          0            0            0
   8000079415      12.35       12.35              0           0         0          0            0            0
   8000079489         11          11              0           0         0          0            0            0
   8000079500     11.075      11.075              0           0         0          0            0            0
   8000079563      9.975       9.975              0           0         0          0            0            0
   8000079581         11          11              0           0         0          0            0            0
   8000079603     11.575      11.575              0           0         0          0            0            0
   8000079659     12.175      12.175              0           0         0          0            0            0
   8000079677      9.725       9.725              0           0         0          0            0            0
   8000079712      11.25       11.25              0           0         0          0            0            0
   8000079716         11          11              0           0         0          0            0            0
   8000079727     12.175      12.175              0           0         0          0            0            0
   8000079729      9.725       9.725              0           0         0          0            0            0
   8000079746     12.175      12.175              0           0         0          0            0            0
   8000079763     11.025      11.025              0           0         0          0            0            0
   8000079768         12          12              0           0         0          0            0            0
   8000079795     10.575      10.575              0           0         0          0            0            0
   8000079833     10.825      10.825              0           0         0          0            0            0
   8000079837         13          13              0           0         0          0            0            0
   8000079849     11.025      11.025              0           0         0          0            0            0
   8000079853     10.775      10.775              0           0         0          0            0            0
   8000079864     11.025      11.025              0           0         0          0            0            0
   8000079894     10.775      10.775              0           0         0          0            0            0
   8000079903     12.575      12.575              0           0         0          0            0            0
   8000079907      11.25       11.25              0           0         0          0            0            0
   8000079950       10.1        10.1              0           0         0          0            0            0
   8000079977     12.575      12.575              0           0         0          0            0            0
   8000079990     11.575      11.575              0           0         0          0            0            0
   8000080005     10.755      10.755              0           0         0          0            0            0
   8000080053     10.575      10.575              0           0         0          0            0            0
   8000080117     11.775      11.775              0           0         0          0            0            0
   8000080121     10.575      10.575              0           0         0          0            0            0
   8000080139     12.175      12.175              0           0         0          0            0            0
   8000080140      10.99       10.99              0           0         0          0            0            0
   8000080155         11          11              0           0         0          0            0            0
   8000080162      9.725       9.725              0           0         0          0            0            0
   8000080171     11.025      11.025              0           0         0          0            0            0
   8000080232     10.575      10.575              0           0         0          0            0            0
   8000080240     12.825      12.825              0           0         0          0            0            0
   8000080248         11          11              0           0         0          0            0            0
   8000080251     12.575      12.575              0           0         0          0            0            0
   8000080258       12.5        12.5              0           0         0          0            0            0
   8000080301      12.45       12.45              0           0         0          0            0            0
   8000080302         11          11              0           0         0          0            0            0
   8000080319         11          11              0           0         0          0            0            0
   8000080379     10.225      10.225              0           0         0          0            0            0
   8000080380      9.575       9.575              0           0         0          0            0            0
   8000080390     11.875      11.875              0           0         0          0            0            0
   8000080402     10.775      10.775              0           0         0          0            0            0
   8000080422     10.575      10.575              0           0         0          0            0            0
   8000080443      9.725       9.725              0           0         0          0            0            0
   8000080473       12.4        12.4              0           0         0          0            0            0
   8000080479     12.575      12.575              0           0         0          0            0            0
   8000080489     10.575      10.575              0           0         0          0            0            0
   8000080538     10.825      10.825              0           0         0          0            0            0
   8000080560     10.575      10.575              0           0         0          0            0            0
   8000080569      9.725       9.725              0           0         0          0            0            0
   8000080600     10.775      10.775              0           0         0          0            0            0
   8000080622     12.575      12.575              0           0         0          0            0            0
   8000080625     11.025      11.025              0           0         0          0            0            0
   8000080637      9.725       9.725              0           0         0          0            0            0
   8000080638         11          11              0           0         0          0            0            0
   8000080665     11.275      11.275              0           0         0          0            0            0
   8000080700     12.575      12.575              0           0         0          0            0            0
   8000080722     10.825      10.825              0           0         0          0            0            0
   8000080744      9.725       9.725              0           0         0          0            0            0
   8000080758     13.075      13.075              0           0         0          0            0            0
   8000080762     10.775      10.775              0           0         0          0            0            0
   8000080765         11          11              0           0         0          0            0            0
   8000080814     11.025      11.025              0           0         0          0            0            0
   8000080815     10.755      10.755              0           0         0          0            0            0
   8000080817     12.125      12.125              0           0         0          0            0            0
   8000080849     11.875      11.875              0           0         0          0            0            0
   8000080854     12.575      12.575              0           0         0          0            0            0
   8000080858     11.275      11.275              0           0         0          0            0            0
   8000080864      9.575       9.575              0           0         0          0            0            0
   8000080870       9.85        9.85              0           0         0          0            0            0
   8000080923         11          11              0           0         0          0            0            0
   8000080975       11.5        11.5              0           0         0          0            0            0
   8000080981         11          11              0           0         0          0            0            0
   8000080992     11.575      11.575              0           0         0          0            0            0
   8000081002     12.175      12.175              0           0         0          0            0            0
   8000081015     12.575      12.575              0           0         0          0            0            0
   8000081057         12          12              0           0         0          0            0            0
   8000081061      12.25       12.25              0           0         0          0            0            0
   8000081065     11.025      11.025              0           0         0          0            0            0
   8000081086     12.575      12.575              0           0         0          0            0            0
   8000081092     12.575      12.575              0           0         0          0            0            0
   8000081137       12.4        12.4              0           0         0          0            0            0
   8000081139     12.575      12.575              0           0         0          0            0            0
   8000081193      9.725       9.725              0           0         0          0            0            0
   8000081197     10.575      10.575              0           0         0          0            0            0
   8000081203     12.575      12.575              0           0         0          0            0            0
   8000081310         11          11              0           0         0          0            0            0
   8000081313     10.755      10.755              0           0         0          0            0            0
   8000081318     10.575      10.575              0           0         0          0            0            0
   8000081348       12.4        12.4              0           0         0          0            0            0
   8000081371      9.575       9.575              0           0         0          0            0            0
   8000081392      11.25       11.25              0           0         0          0            0            0
   8000081448      12.65       12.65              0           0         0          0            0            0
   8000081456     10.575      10.575              0           0         0          0            0            0
   8000081527     10.825      10.825              0           0         0          0            0            0
   8000081531     10.575      10.575              0           0         0          0            0            0
   8000081543     10.575      10.575              0           0         0          0            0            0
   8000081547     12.825      12.825              0           0         0          0            0            0
   8000081612     10.775      10.775              0           0         0          0            0            0
   8000081615      11.25       11.25              0           0         0          0            0            0
   8000081620       9.85        9.85              0           0         0          0            0            0
   8000081625     11.025      11.025              0           0         0          0            0            0
   8000081631     11.025      11.025              0           0         0          0            0            0
   8000081649         11          11              0           0         0          0            0            0
   8000081653     11.525      11.525              0           0         0          0            0            0
   8000081695     10.575      10.575              0           0         0          0            0            0
   8000081709     11.575      11.575              0           0         0          0            0            0
   8000081711     11.275      11.275              0           0         0          0            0            0
   8000081775       9.85        9.85              0           0         0          0            0            0
   8000081793     12.575      12.575              0           0         0          0            0            0
   8000081881      9.975       9.975              0           0         0          0            0            0
   8000081950       12.4        12.4              0           0         0          0            0            0
   8000081956     12.125      12.125              0           0         0          0            0            0
   8000082001     10.755      10.755              0           0         0          0            0            0
   8000082034     12.575      12.575              0           0         0          0            0            0
   8000082060     10.825      10.825              0           0         0          0            0            0
   8000082106       9.85        9.85              0           0         0          0            0            0
   8000082109         11          11              0           0         0          0            0            0
   8000082178     10.825      10.825              0           0         0          0            0            0
   8000082198     10.575      10.575              0           0         0          0            0            0
   8000082252     10.775      10.775              0           0         0          0            0            0
   8000082287         11          11              0           0         0          0            0            0
   8000082302      11.25       11.25              0           0         0          0            0            0
   8000082307      11.25       11.25              0           0         0          0            0            0
   8000082309     11.075      11.075              0           0         0          0            0            0
   8000082365     10.075      10.075              0           0         0          0            0            0
   8000082415     11.025      11.025              0           0         0          0            0            0
   8000082434     11.025      11.025              0           0         0          0            0            0
   8000082446     12.375      12.375              0           0         0          0            0            0
   8000082575     13.075      13.075              0           0         0          0            0            0
   8000082605     10.775      10.775              0           0         0          0            0            0
   8000082606     11.875      11.875              0           0         0          0            0            0
   8000082608       12.4        12.4              0           0         0          0            0            0
   8000082609     12.575      12.575              0           0         0          0            0            0
   8000082641     12.125      12.125              0           0         0          0            0            0
   8000082724     10.775      10.775              0           0         0          0            0            0
   8000082775     10.575      10.575              0           0         0          0            0            0
   8000082778       10.1        10.1              0           0         0          0            0            0
   8000082803      11.25       11.25              0           0         0          0            0            0
   8000082829     12.825      12.825              0           0         0          0            0            0
   8000082931     10.075      10.075              0           0         0          0            0            0
   8000082969     10.575      10.575              0           0         0          0            0            0
   8000082987         11          11              0           0         0          0            0            0
   8000083053     10.775      10.775              0           0         0          0            0            0
   8000083129     10.775      10.775              0           0         0          0            0            0
   8000083162     12.575      12.575              0           0         0          0            0            0
   8100046913     12.575      12.575              0           0         0          0            0            0
   8100073805     10.775      10.775              0           0         0          0            0            0
   8100075521     10.575      10.575              0           0         0          0            0            0
   8100076478     10.775      10.775              0           0         0          0            0            0
   8100077962      9.825       9.825              0           0         0          0            0            0
   8100079203     11.025      11.025              0           0         0          0            0            0
   8110076815         11          11              0           0         0          0            0            0
   1103436814         12          12              0           0         0          0            0            0
   1103442405       10.5        10.5              0           0         0          0            0            0
   1103450173      10.75       10.75              0           0         0          0            0            0
   1103456086     11.875      11.875              0           0         0          0            0            0
   1103459657      12.25       12.25              0           0         0          0            0            0
   1103461147     13.875      13.875              0           0         0          0            0            0
   1103466979       10.5        10.5              0           0         0          0            0            0
   1103470304     11.625      11.625              0           0         0          0            0            0
   1103474862     12.625      12.625              0           0         0          0            0            0
   1103474884      10.25       10.25              0           0         0          0            0            0
   1103476287         12          12              0           0         0          0            0            0
   1103477812       13.5        13.5              0           0         0          0            0            0
   1103481593      10.75       10.75              0           0         0          0            0            0
   1103481842         14          14              0           0         0          0            0            0
   1103482293     14.125      14.125              0           0         0          0            0            0
   1103482641     10.375      10.375              0           0         0          0            0            0
   1103484809      11.25       11.25              0           0         0          0            0            0
   1103488048     13.875      13.875              0           0         0          0            0            0
   1103488154     14.625      14.625              0           0         0          0            0            0
   1103488928     11.875      11.875              0           0         0          0            0            0
   1103489258      11.99       11.99              0           0         0          0            0            0
   1103490538       13.5        13.5              0           0         0          0            0            0
   1103492865      12.25       12.25              0           0         0          0            0            0
   1103493269     10.875      10.875              0           0         0          0            0            0
   1103493332         12          12              0           0         0          0            0            0
   1103493654         11          11              0           0         0          0            0            0
   1103494020      12.25       12.25              0           0         0          0            0            0
   1103494788         13          13              0           0         0          0            0            0
   1103496459     12.375      12.375              0           0         0          0            0            0
   1103496486     12.125      12.125              0           0         0          0            0            0
   1103497084         12          12              0           0         0          0            0            0
   1103497226     12.875      12.875              0           0         0          0            0            0
   1103498778      10.99       10.99              0           0         0          0            0            0
   1103499660     11.625      11.625              0           0         0          0            0            0
   1103499693     11.875      11.875              0           0         0          0            0            0
   1103500330     13.625      13.625              0           0         0          0            0            0
   1103500439       11.5        11.5              0           0         0          0            0            0
   1103501556     14.875      14.875              0           0         0          0            0            0
   1103501582     13.625      13.625              0           0         0          0            0            0
   1103501953     11.375      11.375              0           0         0          0            0            0
   1103502006      12.25       12.25              0           0         0          0            0            0
   1103503921     13.875      13.875              0           0         0          0            0            0
   1103504013      11.75       11.75              0           0         0          0            0            0
   1103504182     12.625      12.625              0           0         0          0            0            0
   1103504415      11.75       11.75              0           0         0          0            0            0
   1103506264     11.125      11.125              0           0         0          0            0            0
   1103507488     12.375      12.375              0           0         0          0            0            0
   1103508164         12          12              0           0         0          0            0            0
   1103508169     13.875      13.875              0           0         0          0            0            0
   1103508261      11.94       11.94              0           0         0          0            0            0
   1103509874       10.5        10.5              0           0         0          0            0            0
   1103510078       12.5        12.5              0           0         0          0            0            0
   1103510098     10.625      10.625              0           0         0          0            0            0
   1103510110     11.875      11.875              0           0         0          0            0            0
   1103511065     13.625      13.625              0           0         0          0            0            0
   1103511546     15.125      15.125              0           0         0          0            0            0
   1103511598       13.8        13.8              0           0         0          0            0            0
   1103514923     13.875      13.875              0           0         0          0            0            0
   1103515243     11.625      11.625              0           0         0          0            0            0
   1103515481     12.125      12.125              0           0         0          0            0            0
   1103516085      13.75       13.75              0           0         0          0            0            0
   1103516189         10          10              0           0         0          0            0            0
   1103516708      10.75       10.75              0           0         0          0            0            0
   1103517545     11.375      11.375              0           0         0          0            0            0
   1103518231         12          12              0           0         0          0            0            0
   1103518267     10.625      10.625              0           0         0          0            0            0
   1103518371      12.25       12.25              0           0         0          0            0            0
   1103518584     11.625      11.625              0           0         0          0            0            0
   1103518724       11.5        11.5              0           0         0          0            0            0
   1103519594      11.75       11.75              0           0         0          0            0            0
   1103519666         13          13              0           0         0          0            0            0
   1103519827      14.75       14.75              0           0         0          0            0            0
   1103519901      11.75       11.75              0           0         0          0            0            0
   1103520285         12          12              0           0         0          0            0            0
   1103520403       14.5        14.5              0           0         0          0            0            0
   1103520447     14.625      14.625              0           0         0          0            0            0
   1103520747         13          13              0           0         0          0            0            0
   1103520750     12.375      12.375              0           0         0          0            0            0
   1103521615       13.5        13.5              0           0         0          0            0            0
   1103521760      12.25       12.25              0           0         0          0            0            0
   1103521854     11.375      11.375              0           0         0          0            0            0
   1103521957     11.375      11.375              0           0         0          0            0            0
   1103521964     10.375      10.375              0           0         0          0            0            0
   1103522694      13.75       13.75              0           0         0          0            0            0
   1103522787      11.75       11.75              0           0         0          0            0            0
   1103522916     14.875      14.875              0           0         0          0            0            0
   1103523141     12.375      12.375              0           0         0          0            0            0
   1103523370     11.875      11.875              0           0         0          0            0            0
   1103523584     11.125      11.125              0           0         0          0            0            0
   1103523748      12.99       12.99              0           0         0          0            0            0
   1103523898      13.75       13.75              0           0         0          0            0            0
   1103524326      11.75       11.75              0           0         0          0            0            0
   1103524654     11.625      11.625              0           0         0          0            0            0
   1103524714         12          12              0           0         0          0            0            0
   1103525373     13.128      13.128              0           0         0          0            0            0
   1103525410         13          13              0           0         0          0            0            0
   1103525519         12          12              0           0         0          0            0            0
   1103525629      12.75       12.75              0           0         0          0            0            0
   1103526584     11.125      11.125              0           0         0          0            0            0
   1103526784      13.75       13.75              0           0         0          0            0            0
   1103526860      11.25       11.25              0           0         0          0            0            0
   1103526885     11.375      11.375              0           0         0          0            0            0
   1103526920     12.125      12.125              0           0         0          0            0            0
   1103526949      12.75       12.75              0           0         0          0            0            0
   1103527315         14          14              0           0         0          0            0            0
   1103527489      12.25       12.25              0           0         0          0            0            0
   1103527525       12.5        12.5              0           0         0          0            0            0
   1103528114      13.25       13.25              0           0         0          0            0            0
   1103528119      13.75       13.75              0           0         0          0            0            0
   1103528249     11.375      11.375              0           0         0          0            0            0
   1103528344     12.625      12.625              0           0         0          0            0            0
   1103528616     11.625      11.625              0           0         0          0            0            0
   1103528907     13.625      13.625              0           0         0          0            0            0
   1103529021       11.5        11.5              0           0         0          0            0            0
   1103529169       11.5        11.5              0           0         0          0            0            0
   1103529283       12.5        12.5              0           0         0          0            0            0
   1103529328         13          13              0           0         0          0            0            0
   1103529382      12.75       12.75              0           0         0          0            0            0
   1103529385     14.375      14.375              0           0         0          0            0            0
   1103529621      12.75       12.75              0           0         0          0            0            0
   1103529626         15          15              0           0         0          0            0            0
   1103529638     12.375      12.375              0           0         0          0            0            0
   1103529674       11.5        11.5              0           0         0          0            0            0
   1103529829      13.25       13.25              0           0         0          0            0            0
   1103529861      11.99       11.99              0           0         0          0            0            0
   1103529914       11.5        11.5              0           0         0          0            0            0
   1103529961     12.375      12.375              0           0         0          0            0            0
   1103531100         12          12              0           0         0          0            0            0
   1103531433       11.5        11.5              0           0         0          0            0            0
   1103531701         14          14              0           0         0          0            0            0
   1103531774       12.5        12.5              0           0         0          0            0            0
   1103531778     11.125      11.125              0           0         0          0            0            0
   1103531815     13.875      13.875              0           0         0          0            0            0
   1103532141       13.5        13.5              0           0         0          0            0            0
   1103532333      11.75       11.75              0           0         0          0            0            0
   1103532487      11.75       11.75              0           0         0          0            0            0
   1103532591     12.875      12.875              0           0         0          0            0            0
   1103532766     12.125      12.125              0           0         0          0            0            0
   1103532852         12          12              0           0         0          0            0            0
   1103532901      12.75       12.75              0           0         0          0            0            0
   1103532978     10.625      10.625              0           0         0          0            0            0
   1103533402       10.5        10.5              0           0         0          0            0            0
   1103533863         12          12              0           0         0          0            0            0
   1103534160     12.625      12.625              0           0         0          0            0            0
   1103534179       12.5        12.5              0           0         0          0            0            0
   1103534311       14.5        14.5              0           0         0          0            0            0
   1103534378       13.5        13.5              0           0         0          0            0            0
   1103534544     10.125      10.125              0           0         0          0            0            0
   1103534573      11.75       11.75              0           0         0          0            0            0
   1103534580     11.125      11.125              0           0         0          0            0            0
   1103534587     12.625      12.625              0           0         0          0            0            0
   1103534728     11.875      11.875              0           0         0          0            0            0
   1103534746     13.625      13.625              0           0         0          0            0            0
   1103535015     11.875      11.875              0           0         0          0            0            0
   1103535208     13.375      13.375              0           0         0          0            0            0
   1103535272       12.5        12.5              0           0         0          0            0            0
   1103535281      12.25       12.25              0           0         0          0            0            0
   1103535327     15.875      15.875              0           0         0          0            0            0
   1103535386     11.875      11.875              0           0         0          0            0            0
   1103535396     13.625      13.625              0           0         0          0            0            0
   1103535413       13.5        13.5              0           0         0          0            0            0
   1103535416     12.875      12.875              0           0         0          0            0            0
   1103535423      9.125       9.125              0           0         0          0            0            0
   1103535427          9           9              0           0         0          0            0            0
   1103535429       13.5        13.5              0           0         0          0            0            0
   1103535433         11          11              0           0         0          0            0            0
   1103535438         10          10              0           0         0          0            0            0
   1103535441     10.375      10.375              0           0         0          0            0            0
   1103535445      10.75       10.75              0           0         0          0            0            0
   1103535449      11.75       11.75              0           0         0          0            0            0
   1103535450       9.25        9.25              0           0         0          0            0            0
   1103535453      10.75       10.75              0           0         0          0            0            0
   1103535454      12.75       12.75              0           0         0          0            0            0
   1103535457          9           9              0           0         0          0            0            0
   1103535465     11.875      11.875              0           0         0          0            0            0
   1103535468      8.625       8.625              0           0         0          0            0            0
   1103535469       13.5        13.5              0           0         0          0            0            0
   1103535470       13.5        13.5              0           0         0          0            0            0
   1103535473          9           9              0           0         0          0            0            0
   1103535474       8.25        8.25              0           0         0          0            0            0
   1103535476       10.5        10.5              0           0         0          0            0            0
   1103535478       12.5        12.5              0           0         0          0            0            0
   1103535480      10.25       10.25              0           0         0          0            0            0
   1103535483         13          13              0           0         0          0            0            0
   1103535490         10          10              0           0         0          0            0            0
   1103535492      9.875       9.875              0           0         0          0            0            0
   1103535493     11.375      11.375              0           0         0          0            0            0
   1103535497         13          13              0           0         0          0            0            0
   1103535500       5.75        5.75              0           0         0          0            0            0
   1103535502      9.875       9.875              0           0         0          0            0            0
   1103535503     10.625      10.625              0           0         0          0            0            0
   1103535545     13.375      13.375              0           0         0          0            0            0
   1103535560         12          12              0           0         0          0            0            0
   1103535569     11.875      11.875              0           0         0          0            0            0
   1103535600      9.875       9.875              0           0         0          0            0            0
   1103535635      10.25       10.25              0           0         0          0            0            0
   1103535833      11.75       11.75              0           0         0          0            0            0
   1103535837      13.75       13.75              0           0         0          0            0            0
   1103535843     12.875      12.875              0           0         0          0            0            0
   1103535925      11.45       11.45              0           0         0          0            0            0
   1103535928       12.5        12.5              0           0         0          0            0            0
   1103535983     12.875      12.875              0           0         0          0            0            0
   1103536079         14          14              0           0         0          0            0            0
   1103536113     13.625      13.625              0           0         0          0            0            0
   1103536132         15          15              0           0         0          0            0            0
   1103536182         13          13              0           0         0          0            0            0
   1103536306     13.125      13.125              0           0         0          0            0            0
   1103536383       14.5        14.5              0           0         0          0            0            0
   1103536551      12.75       12.75              0           0         0          0            0            0
   1103536645     11.875      11.875              0           0         0          0            0            0
   1103536734     12.375      12.375              0           0         0          0            0            0
   1103536899     11.875      11.875              0           0         0          0            0            0
   1103536997       10.7        10.7              0           0         0          0            0            0
   1103537007      10.75       10.75              0           0         0          0            0            0
   1103537012      11.75       11.75              0           0         0          0            0            0
   1103537014       9.99        9.99              0           0         0          0            0            0
   1103537043       11.2        11.2              0           0         0          0            0            0
   1103537047      11.65       11.65              0           0         0          0            0            0
   1103537053      12.01       12.01              0           0         0          0            0            0
   1103537059      11.65       11.65              0           0         0          0            0            0
   1103537073       10.9        10.9              0           0         0          0            0            0
   1103537076      10.35       10.35              0           0         0          0            0            0
   1103537078      10.55       10.55              0           0         0          0            0            0
   1103537085       9.15        9.15              0           0         0          0            0            0
   1103537086      10.16       10.16              0           0         0          0            0            0
   1103537098       8.15        8.15              0           0         0          0            0            0
   1103537103        8.6         8.6              0           0         0          0            0            0
   1103537129       9.91        9.91              0           0         0          0            0            0
   1103537140       9.99        9.99              0           0         0          0            0            0
   1103537143       10.5        10.5              0           0         0          0            0            0
   1103537158      11.45       11.45              0           0         0          0            0            0
   1103537162      10.99       10.99              0           0         0          0            0            0
   1103537165      11.15       11.15              0           0         0          0            0            0
   1103537168      10.99       10.99              0           0         0          0            0            0
   1103537170      11.55       11.55              0           0         0          0            0            0
   1103537171      10.55       10.55              0           0         0          0            0            0
   1103537173      10.75       10.75              0           0         0          0            0            0
   1103537185      11.55       11.55              0           0         0          0            0            0
   1103537187      11.45       11.45              0           0         0          0            0            0
   1103537188      10.99       10.99              0           0         0          0            0            0
   1103537192      11.45       11.45              0           0         0          0            0            0
   1103537207      11.65       11.65              0           0         0          0            0            0
   1103537208      10.99       10.99              0           0         0          0            0            0
   1103537215       10.1        10.1              0           0         0          0            0            0
   1103537220       9.99        9.99              0           0         0          0            0            0
   1103537224       9.45        9.45              0           0         0          0            0            0
   1103537225       9.66        9.66              0           0         0          0            0            0
   1103537230       9.81        9.81              0           0         0          0            0            0
   1103537234       7.99        7.99              0           0         0          0            0            0
   1103537239      10.01       10.01              0           0         0          0            0            0
   1103537242        9.5         9.5              0           0         0          0            0            0
   1103537244      11.65       11.65              0           0         0          0            0            0
   1103537251       9.99        9.99              0           0         0          0            0            0
   1103537253       9.75        9.75              0           0         0          0            0            0
   1103537257      11.65       11.65              0           0         0          0            0            0
   1103537265       9.91        9.91              0           0         0          0            0            0
   1103537384      12.25       12.25              0           0         0          0            0            0
   1103537391       12.6        12.6              0           0         0          0            0            0
   1103537484     12.875      12.875              0           0         0          0            0            0
   1103537550     11.875      11.875              0           0         0          0            0            0
   1103537657      10.25       10.25              0           0         0          0            0            0
   1103537661       10.3        10.3              0           0         0          0            0            0
   1103537796     11.375      11.375              0           0         0          0            0            0
   1103537804      11.75       11.75              0           0         0          0            0            0
   1103537929      12.99       12.99              0           0         0          0            0            0
   1103537954       14.5        14.5              0           0         0          0            0            0
   1103537996     11.875      11.875              0           0         0          0            0            0
   1103538004      13.99       13.99              0           0         0          0            0            0
   1103538006     12.125      12.125              0           0         0          0            0            0
   1103538109       11.5        11.5              0           0         0          0            0            0
   1103538180     12.875      12.875              0           0         0          0            0            0
   1103538223       12.5        12.5              0           0         0          0            0            0
   1103538493     15.375      15.375              0           0         0          0            0            0
   1103538536      12.25       12.25              0           0         0          0            0            0
   1103538556     14.375      14.375              0           0         0          0            0            0
   1103538573     14.875      14.875              0           0         0          0            0            0
   1103538626         13          13              0           0         0          0            0            0
   1103538645     13.375      13.375              0           0         0          0            0            0
   1103538675     12.125      12.125              0           0         0          0            0            0
   1103538771     12.625      12.625              0           0         0          0            0            0
   1103538780     13.875      13.875              0           0         0          0            0            0
   1103538802     12.125      12.125              0           0         0          0            0            0
   1103538826     12.875      12.875              0           0         0          0            0            0
   1103538854      10.99       10.99              0           0         0          0            0            0
   1103538889     13.125      13.125              0           0         0          0            0            0
   1103538897     15.375      15.375              0           0         0          0            0            0
   1103538950      12.75       12.75              0           0         0          0            0            0
   1103539049      12.75       12.75              0           0         0          0            0            0
   1103539075     12.125      12.125              0           0         0          0            0            0
   1103539110       11.5        11.5              0           0         0          0            0            0
   1103539112     13.125      13.125              0           0         0          0            0            0
   1103539140       13.5        13.5              0           0         0          0            0            0
   1103539217      12.25       12.25              0           0         0          0            0            0
   1103539238      12.25       12.25              0           0         0          0            0            0
   1103539262      12.25       12.25              0           0         0          0            0            0
   1103539441      12.75       12.75              0           0         0          0            0            0
   1103539640     12.375      12.375              0           0         0          0            0            0
   1103539671     10.875      10.875              0           0         0          0            0            0
   1103539712       12.5        12.5              0           0         0          0            0            0
   1103539724         12          12              0           0         0          0            0            0
   1103539725      11.99       11.99              0           0         0          0            0            0
   1103539780       14.5        14.5              0           0         0          0            0            0
   1103539785     11.875      11.875              0           0         0          0            0            0
   1103539837     13.875      13.875              0           0         0          0            0            0
   1103540046     13.375      13.375              0           0         0          0            0            0
   1103540269         12          12              0           0         0          0            0            0
   1103540282      12.99       12.99              0           0         0          0            0            0
   1103540348     10.875      10.875              0           0         0          0            0            0
   1103540389     11.875      11.875              0           0         0          0            0            0
   1103540421     11.875      11.875              0           0         0          0            0            0
   1103540510     10.625      10.625              0           0         0          0            0            0
   1103540600      12.75       12.75              0           0         0          0            0            0
   1103540720      12.75       12.75              0           0         0          0            0            0
   1103540767     12.125      12.125              0           0         0          0            0            0
   1103540812         15          15              0           0         0          0            0            0
   1103540818     11.875      11.875              0           0         0          0            0            0
   1103540877      13.75       13.75              0           0         0          0            0            0
   1103540883      13.25       13.25              0           0         0          0            0            0
   1103540964      14.24       14.24              0           0         0          0            0            0
   1103540987      12.75       12.75              0           0         0          0            0            0
   1103540999      14.37       14.37              0           0         0          0            0            0
   1103541072     12.125      12.125              0           0         0          0            0            0
   1103541114     12.375      12.375              0           0         0          0            0            0
   1103541143         13          13              0           0         0          0            0            0
   1103541193     14.375      14.375              0           0         0          0            0            0
   1103541292      11.45       11.45              0           0         0          0            0            0
   1103541451       12.5        12.5              0           0         0          0            0            0
   1103541491         11          11              0           0         0          0            0            0
   1103541544     15.125      15.125              0           0         0          0            0            0
   1103541624     12.375      12.375              0           0         0          0            0            0
   1103541637     12.875      12.875              0           0         0          0            0            0
   1103541733       15.5        15.5              0           0         0          0            0            0
   1103541767      12.75       12.75              0           0         0          0            0            0
   1103541836      13.25       13.25              0           0         0          0            0            0
   1103541910      13.99       13.99              0           0         0          0            0            0
   1103541968     11.375      11.375              0           0         0          0            0            0
   1103542207       14.5        14.5              0           0         0          0            0            0
   1103542235     14.625      14.625              0           0         0          0            0            0
   1103542496      12.95       12.95              0           0         0          0            0            0
   1103542529      11.99       11.99              0           0         0          0            0            0
   1103542556      12.25       12.25              0           0         0          0            0            0
   1103542653      14.25       14.25              0           0         0          0            0            0
   1103542682     14.625      14.625              0           0         0          0            0            0
   1103542688     14.375      14.375              0           0         0          0            0            0
   1103542709       11.5        11.5              0           0         0          0            0            0
   1103542728     14.125      14.125              0           0         0          0            0            0
   1103542764     15.375      15.375              0           0         0          0            0            0
   1103542904     11.125      11.125              0           0         0          0            0            0
   1103542911      12.25       12.25              0           0         0          0            0            0
   1103542920      12.75       12.75              0           0         0          0            0            0
   1103542994      11.75       11.75              0           0         0          0            0            0
   1103543168      12.75       12.75              0           0         0          0            0            0
   1103543226       13.5        13.5              0           0         0          0            0            0
   1103543227     13.625      13.625              0           0         0          0            0            0
   1103543228     13.875      13.875              0           0         0          0            0            0
   1103543231      12.25       12.25              0           0         0          0            0            0
   1103543233      12.25       12.25              0           0         0          0            0            0
   1103543249      12.25       12.25              0           0         0          0            0            0
   1103543289     12.875      12.875              0           0         0          0            0            0
   1103543315         14          14              0           0         0          0            0            0
   1103543373      12.15       12.15              0           0         0          0            0            0
   1103543378     14.875      14.875              0           0         0          0            0            0
   1103543430      12.75       12.75              0           0         0          0            0            0
   1103543469      12.75       12.75              0           0         0          0            0            0
   1103543493     11.875      11.875              0           0         0          0            0            0
   1103543538     12.875      12.875              0           0         0          0            0            0
   1103543582     15.125      15.125              0           0         0          0            0            0
   1103543626         10          10              0           0         0          0            0            0
   1103543709     10.875      10.875              0           0         0          0            0            0
   1103543823     14.875      14.875              0           0         0          0            0            0
   1103544257      13.75       13.75              0           0         0          0            0            0
   1103544279     12.875      12.875              0           0         0          0            0            0
   1103544298     11.375      11.375              0           0         0          0            0            0
   1103544401     12.125      12.125              0           0         0          0            0            0
   1103544461       11.7        11.7              0           0         0          0            0            0
   1103544570     11.875      11.875              0           0         0          0            0            0
   1103544804     12.125      12.125              0           0         0          0            0            0
   1103544898         13          13              0           0         0          0            0            0
   1103544904      12.25       12.25              0           0         0          0            0            0
   1103544913      9.875       9.875              0           0         0          0            0            0
   1103544929         14          14              0           0         0          0            0            0
   1103545141     11.125      11.125              0           0         0          0            0            0
   1103545144      12.75       12.75              0           0         0          0            0            0
   1103545161     12.875      12.875              0           0         0          0            0            0
   1103545181     13.375      13.375              0           0         0          0            0            0
   1103545189     13.875      13.875              0           0         0          0            0            0
   1103545312      11.25       11.25              0           0         0          0            0            0
   1103545435         12          12              0           0         0          0            0            0
   1103545447      12.75       12.75              0           0         0          0            0            0
   1103545498     11.875      11.875              0           0         0          0            0            0
   1103545509     12.736      12.736              0           0         0          0            0            0
   1103545774         12          12              0           0         0          0            0            0
   1103545805     10.875      10.875              0           0         0          0            0            0
   1103545819       11.5        11.5              0           0         0          0            0            0
   1103545848     12.125      12.125              0           0         0          0            0            0
   1103545909       11.5        11.5              0           0         0          0            0            0
   1103545976     13.875      13.875              0           0         0          0            0            0
   1103546035         12          12              0           0         0          0            0            0
   1103546081     12.125      12.125              0           0         0          0            0            0
   1103546111     15.375      15.375              0           0         0          0            0            0
   1103546202     13.375      13.375              0           0         0          0            0            0
   1103546220         12          12              0           0         0          0            0            0
   1103546322         12          12              0           0         0          0            0            0
   1103546406       11.5        11.5              0           0         0          0            0            0
   1103546483      15.25       15.25              0           0         0          0            0            0
   1103546519       11.5        11.5              0           0         0          0            0            0
   1103546555     11.375      11.375              0           0         0          0            0            0
   1103546584     11.375      11.375              0           0         0          0            0            0
   1103546689      12.25       12.25              0           0         0          0            0            0
   1103546786         12          12              0           0         0          0            0            0
   1103546808      12.25       12.25              0           0         0          0            0            0
   1103546857         12          12              0           0         0          0            0            0
   1103547035     12.375      12.375              0           0         0          0            0            0
   1103547102       14.5        14.5              0           0         0          0            0            0
   1103547116      12.25       12.25              0           0         0          0            0            0
   1103547230     15.375      15.375              0           0         0          0            0            0
   1103547244     13.125      13.125              0           0         0          0            0            0
   1103547342     14.375      14.375              0           0         0          0            0            0
   1103547499     12.125      12.125              0           0         0          0            0            0
   1103547546       13.5        13.5              0           0         0          0            0            0
   1103547550       11.1        11.1              0           0         0          0            0            0
   1103547650     11.875      11.875              0           0         0          0            0            0
   1103547728       12.3        12.3              0           0         0          0            0            0
   1103547809      12.75       12.75              0           0         0          0            0            0
   1103548009         13          13              0           0         0          0            0            0
   1103548033     13.125      13.125              0           0         0          0            0            0
   1103548129      12.25       12.25              0           0         0          0            0            0
   1103548222     11.875      11.875              0           0         0          0            0            0
   1103548248     11.625      11.625              0           0         0          0            0            0
   1103548294       11.5        11.5              0           0         0          0            0            0
   1103548304     11.875      11.875              0           0         0          0            0            0
   1103548520     12.125      12.125              0           0         0          0            0            0
   1103548632       9.99        9.99              0           0         0          0            0            0
   1103548694      12.25       12.25              0           0         0          0            0            0
   1103548711     11.625      11.625              0           0         0          0            0            0
   1103548730     11.875      11.875              0           0         0          0            0            0
   1103548780      12.25       12.25              0           0         0          0            0            0
   1103548848       10.7        10.7              0           0         0          0            0            0
   1103548929     10.625      10.625              0           0         0          0            0            0
   1103548998         12          12              0           0         0          0            0            0
   1103549047       12.5        12.5              0           0         0          0            0            0
   1103549057      14.24       14.24              0           0         0          0            0            0
   1103549086     11.875      11.875              0           0         0          0            0            0
   1103549157      12.75       12.75              0           0         0          0            0            0
   1103549223      12.25       12.25              0           0         0          0            0            0
   1103549401      11.25       11.25              0           0         0          0            0            0
   1103549414      12.75       12.75              0           0         0          0            0            0
   1103549582     12.375      12.375              0           0         0          0            0            0
   1103549600      12.75       12.75              0           0         0          0            0            0
   1103549621         13          13              0           0         0          0            0            0
   1103549697      13.75       13.75              0           0         0          0            0            0
   1103549857       12.9        12.9              0           0         0          0            0            0
   1103549867      11.99       11.99              0           0         0          0            0            0
   1103549964     12.375      12.375              0           0         0          0            0            0
   1103550181      12.75       12.75              0           0         0          0            0            0
   1103550272     12.375      12.375              0           0         0          0            0            0
   1103550326     13.375      13.375              0           0         0          0            0            0
   1103550387     13.125      13.125              0           0         0          0            0            0
   1103550415       13.5        13.5              0           0         0          0            0            0
   1103550439         13          13              0           0         0          0            0            0
   1103550462         11          11              0           0         0          0            0            0
   1103550501      12.25       12.25              0           0         0          0            0            0
   1103550589         12          12              0           0         0          0            0            0
   1103550616       12.5        12.5              0           0         0          0            0            0
   1103550662        9.5         9.5              0           0         0          0            0            0
   1103550824     12.125      12.125              0           0         0          0            0            0
   1103550913     11.625      11.625              0           0         0          0            0            0
   1103551136      12.25       12.25              0           0         0          0            0            0
   1103551430     13.875      13.875              0           0         0          0            0            0
   1103551480     14.125      14.125              0           0         0          0            0            0
   1103551516     14.125      14.125              0           0         0          0            0            0
   1103551561      11.75       11.75              0           0         0          0            0            0
   1103551626      12.25       12.25              0           0         0          0            0            0
   1103552054      13.25       13.25              0           0         0          0            0            0
   1103552055       10.5        10.5              0           0         0          0            0            0
   1103552056      13.25       13.25              0           0         0          0            0            0
   1103552057      9.875       9.875              0           0         0          0            0            0
   1103552058     11.125      11.125              0           0         0          0            0            0
   1103552059      11.25       11.25              0           0         0          0            0            0
   1103552060      10.63       10.63              0           0         0          0            0            0
   1103552062      10.63       10.63              0           0         0          0            0            0
   1103552093     15.125      15.125              0           0         0          0            0            0
   1103552284      11.75       11.75              0           0         0          0            0            0
   1103552288       13.5        13.5              0           0         0          0            0            0
   1103552712      13.99       13.99              0           0         0          0            0            0
   1103553159       12.5        12.5              0           0         0          0            0            0
   1103553163      12.25       12.25              0           0         0          0            0            0
   1103553446     12.625      12.625              0           0         0          0            0            0
   1103553516     15.125      15.125              0           0         0          0            0            0
   1103553643     11.875      11.875              0           0         0          0            0            0
   1103553645     15.125      15.125              0           0         0          0            0            0
   1103553646     14.875      14.875              0           0         0          0            0            0
   1103553647     14.125      14.125              0           0         0          0            0            0
   1103553648     12.375      12.375              0           0         0          0            0            0
   1103553659      12.25       12.25              0           0         0          0            0            0
   1103554007         11          11              0           0         0          0            0            0
   1103554810     12.125      12.125              0           0         0          0            0            0
   1103557197       12.5        12.5              0           0         0          0            0            0
   1103557602     14.125      14.125              0           0         0          0            0            0
   1103557629       15.5        15.5              0           0         0          0            0            0
   1103558889      11.75       11.75              0           0         0          0            0            0
   1103559852     13.625      13.625              0           0         0          0            0            0
   2503102201         11          11              0           0         0          0            0            0
   2503112159       12.5        12.5              0           0         0          0            0            0
   2503127677         11          11              0           0         0          0            0            0
   2503131961     12.125      12.125              0           0         0          0            0            0
   2503133633       14.5        14.5              0           0         0          0            0            0
   2503134122     12.125      12.125              0           0         0          0            0            0
   2503136983       14.5        14.5              0           0         0          0            0            0
   2503137067         14          14              0           0         0          0            0            0
   2503137158     12.875      12.875              0           0         0          0            0            0
   2503137941         11          11              0           0         0          0            0            0
   2503138135     13.625      13.625              0           0         0          0            0            0
   2503138639         15          15              0           0         0          0            0            0
   2503139403      10.75       10.75              0           0         0          0            0            0
   2503139916     12.125      12.125              0           0         0          0            0            0
   2503140048     11.625      11.625              0           0         0          0            0            0
   2503140145     11.625      11.625              0           0         0          0            0            0
   2503140253     11.875      11.875              0           0         0          0            0            0
   2503140421         12          12              0           0         0          0            0            0
   2503141312       14.5        14.5              0           0         0          0            0            0
   2503141340         13          13              0           0         0          0            0            0
   2503141358     12.375      12.375              0           0         0          0            0            0
   2503141397      12.25       12.25              0           0         0          0            0            0
   2503141437       12.5        12.5              0           0         0          0            0            0
   2503141772     11.625      11.625              0           0         0          0            0            0
   2503141793     13.125      13.125              0           0         0          0            0            0
   2503141819      13.25       13.25              0           0         0          0            0            0
   2503142129       13.5        13.5              0           0         0          0            0            0
   2503142277     12.375      12.375              0           0         0          0            0            0
   2503142447         12          12              0           0         0          0            0            0
   2503142482     13.625      13.625              0           0         0          0            0            0
   2503142498         12          12              0           0         0          0            0            0
   2503142649     13.625      13.625              0           0         0          0            0            0
   2503142784      12.25       12.25              0           0         0          0            0            0
   2503142813     14.875      14.875              0           0         0          0            0            0
   2503142895         13          13              0           0         0          0            0            0
   2503143152         15          15              0           0         0          0            0            0
   2503143155      11.75       11.75              0           0         0          0            0            0
   2503143179         15          15              0           0         0          0            0            0
   2503143230         14          14              0           0         0          0            0            0
   2503143311      14.25       14.25              0           0         0          0            0            0
   2503143340       12.5        12.5              0           0         0          0            0            0
   2503143361      12.25       12.25              0           0         0          0            0            0
   2503143377     13.625      13.625              0           0         0          0            0            0
   2503143406     13.875      13.875              0           0         0          0            0            0
   2503143414     11.625      11.625              0           0         0          0            0            0
   2503143457       12.5        12.5              0           0         0          0            0            0
   2503143555         14          14              0           0         0          0            0            0
   2503143858     12.375      12.375              0           0         0          0            0            0
   2503143890     14.125      14.125              0           0         0          0            0            0
   2503143931         14          14              0           0         0          0            0            0
   2503143983      14.45       14.45              0           0         0          0            0            0
   2503144003         14          14              0           0         0          0            0            0
   2503144233       12.5        12.5              0           0         0          0            0            0
   2503144353      14.25       14.25              0           0         0          0            0            0
   2503144450     12.875      12.875              0           0         0          0            0            0
   2503144539     11.625      11.625              0           0         0          0            0            0
   2503144543         13          13              0           0         0          0            0            0
   2503144563         13          13              0           0         0          0            0            0
   2503144729         14          14              0           0         0          0            0            0
   2503144800     12.125      12.125              0           0         0          0            0            0
   2503144829     11.875      11.875              0           0         0          0            0            0
   2503144841      11.75       11.75              0           0         0          0            0            0
   2503144879     14.375      14.375              0           0         0          0            0            0
   2503145028      14.25       14.25              0           0         0          0            0            0
   2503145108         13          13              0           0         0          0            0            0
   2503145170     13.875      13.875              0           0         0          0            0            0
   2503145194         12          12              0           0         0          0            0            0
   2503145210     12.625      12.625              0           0         0          0            0            0
   2503145223     11.375      11.375              0           0         0          0            0            0
   2503145251     12.625      12.625              0           0         0          0            0            0
   2503145257      11.25       11.25              0           0         0          0            0            0
   2503145389         13          13              0           0         0          0            0            0
   2503145503      13.25       13.25              0           0         0          0            0            0
   2503145664       11.5        11.5              0           0         0          0            0            0
   2503145736     11.875      11.875              0           0         0          0            0            0
   2503145749      14.75       14.75              0           0         0          0            0            0
   2503145803     12.875      12.875              0           0         0          0            0            0
   2503145886      12.25       12.25              0           0         0          0            0            0
   2503146045     11.375      11.375              0           0         0          0            0            0
   2503146051     12.125      12.125              0           0         0          0            0            0
   2503146080      12.25       12.25              0           0         0          0            0            0
   2503146102     12.375      12.375              0           0         0          0            0            0
   2503146126     13.625      13.625              0           0         0          0            0            0
   2503146148       12.5        12.5              0           0         0          0            0            0
   2503146194         14          14              0           0         0          0            0            0
   2503146205      11.25       11.25              0           0         0          0            0            0
   2503146226         13          13              0           0         0          0            0            0
   2503146266      10.25       10.25              0           0         0          0            0            0
   2503146366     13.875      13.875              0           0         0          0            0            0
   2503146371      10.25       10.25              0           0         0          0            0            0
   2503146374      14.25       14.25              0           0         0          0            0            0
   2503146390         14          14              0           0         0          0            0            0
   2503146411      14.25       14.25              0           0         0          0            0            0
   2503146450      13.99       13.99              0           0         0          0            0            0
   2503146497      12.75       12.75              0           0         0          0            0            0
   2503146501     13.625      13.625              0           0         0          0            0            0
   2503146630     12.625      12.625              0           0         0          0            0            0
   2503146635      13.35       13.35              0           0         0          0            0            0
   2503146703      12.75       12.75              0           0         0          0            0            0
   2503146711         12          12              0           0         0          0            0            0
   2503146752      13.25       13.25              0           0         0          0            0            0
   2503146775      13.75       13.75              0           0         0          0            0            0
   2503146814      12.25       12.25              0           0         0          0            0            0
   2503146852      14.75       14.75              0           0         0          0            0            0
   2503146925       14.5        14.5              0           0         0          0            0            0
   2503146943     12.875      12.875              0           0         0          0            0            0
   2503146977     12.375      12.375              0           0         0          0            0            0
   2503147009         13          13              0           0         0          0            0            0
   2503147053      12.25       12.25              0           0         0          0            0            0
   2503147130      12.75       12.75              0           0         0          0            0            0
   2503147149       12.5        12.5              0           0         0          0            0            0
   2503147157     12.625      12.625              0           0         0          0            0            0
   2503147373      12.25       12.25              0           0         0          0            0            0
   2503147420       12.5        12.5              0           0         0          0            0            0
   2503147468      11.25       11.25              0           0         0          0            0            0
   2503147472     12.125      12.125              0           0         0          0            0            0
   2503147548     13.125      13.125              0           0         0          0            0            0
   2503147573     12.375      12.375              0           0         0          0            0            0
   2503147657         15          15              0           0         0          0            0            0
   2503147676     12.375      12.375              0           0         0          0            0            0
   2503147746     11.625      11.625              0           0         0          0            0            0
   2503147761         14          14              0           0         0          0            0            0
   2503147841         13          13              0           0         0          0            0            0
   2503147843      14.25       14.25              0           0         0          0            0            0
   2503147850     12.875      12.875              0           0         0          0            0            0
   2503147852      13.25       13.25              0           0         0          0            0            0
   2503148020     12.375      12.375              0           0         0          0            0            0
   2503148030         12          12              0           0         0          0            0            0
   2503148056     11.675      11.675              0           0         0          0            0            0
   2503148141     10.625      10.625              0           0         0          0            0            0
   2503148152     13.125      13.125              0           0         0          0            0            0
   2503148174       15.5        15.5              0           0         0          0            0            0
   2503148239       14.5        14.5              0           0         0          0            0            0
   2503148300     12.875      12.875              0           0         0          0            0            0
   2503148335     11.875      11.875              0           0         0          0            0            0
   2503148371      12.25       12.25              0           0         0          0            0            0
   2503148401      13.25       13.25              0           0         0          0            0            0
   2503148418         13          13              0           0         0          0            0            0
   2503148432       13.5        13.5              0           0         0          0            0            0
   2503148508      12.25       12.25              0           0         0          0            0            0
   2503148528      12.95       12.95              0           0         0          0            0            0
   2503148532      15.25       15.25              0           0         0          0            0            0
   2503148576         12          12              0           0         0          0            0            0
   2503148644      12.25       12.25              0           0         0          0            0            0
   2503148690      12.25       12.25              0           0         0          0            0            0
   2503148716     12.125      12.125              0           0         0          0            0            0
   2503148737         14          14              0           0         0          0            0            0
   2503148773      12.75       12.75              0           0         0          0            0            0
   2503148847     10.875      10.875              0           0         0          0            0            0
   2503148885      10.99       10.99              0           0         0          0            0            0
   2503148893      10.99       10.99              0           0         0          0            0            0
   2503148936       11.5        11.5              0           0         0          0            0            0
   2503148955      10.25       10.25              0           0         0          0            0            0
   2503149077     10.875      10.875              0           0         0          0            0            0
   2503149175         11          11              0           0         0          0            0            0
   2503149262      11.75       11.75              0           0         0          0            0            0
   2503149321      12.25       12.25              0           0         0          0            0            0
   2503149335      11.99       11.99              0           0         0          0            0            0
   2503149362       12.5        12.5              0           0         0          0            0            0
   2503149392      12.25       12.25              0           0         0          0            0            0
   2503149399     12.875      12.875              0           0         0          0            0            0
   2503149446      14.25       14.25              0           0         0          0            0            0
   2503149583       11.4        11.4              0           0         0          0            0            0
   2503149606      13.75       13.75              0           0         0          0            0            0
   2503149614      12.25       12.25              0           0         0          0            0            0
   2503149732      10.99       10.99              0           0         0          0            0            0
   2503149738         12          12              0           0         0          0            0            0
   2503149807      12.25       12.25              0           0         0          0            0            0
   2503149867     13.875      13.875              0           0         0          0            0            0
   2503149875      12.25       12.25              0           0         0          0            0            0
   2503149983       12.5        12.5              0           0         0          0            0            0
   2503150030         13          13              0           0         0          0            0            0
   2503150085         12          12              0           0         0          0            0            0
   2503150122      12.25       12.25              0           0         0          0            0            0
   2503150124      12.25       12.25              0           0         0          0            0            0
   2503150160     13.125      13.125              0           0         0          0            0            0
   2503150166      11.99       11.99              0           0         0          0            0            0
   2503150170       13.5        13.5              0           0         0          0            0            0
   2503150171     10.825      10.825              0           0         0          0            0            0
   2503150241      11.75       11.75              0           0         0          0            0            0
   2503150253       12.5        12.5              0           0         0          0            0            0
   2503150271      11.99       11.99              0           0         0          0            0            0
   2503150335      12.25       12.25              0           0         0          0            0            0
   2503150346      11.85       11.85              0           0         0          0            0            0
   2503150356      14.25       14.25              0           0         0          0            0            0
   2503150393     14.125      14.125              0           0         0          0            0            0
   2503150518      12.25       12.25              0           0         0          0            0            0
   2503150530         14          14              0           0         0          0            0            0
   2503150646     12.375      12.375              0           0         0          0            0            0
   2503150659     13.125      13.125              0           0         0          0            0            0
   2503150675      13.75       13.75              0           0         0          0            0            0
   2503150685       12.5        12.5              0           0         0          0            0            0
   2503150687     12.625      12.625              0           0         0          0            0            0
   2503150690       11.5        11.5              0           0         0          0            0            0
   2503150712     12.375      12.375              0           0         0          0            0            0
   2503150715      13.75       13.75              0           0         0          0            0            0
   2503150732      13.25       13.25              0           0         0          0            0            0
   2503150741       11.5        11.5              0           0         0          0            0            0
   2503150824       12.5        12.5              0           0         0          0            0            0
   2503150851      12.25       12.25              0           0         0          0            0            0
   2503150886      11.45       11.45              0           0         0          0            0            0
   2503150894         13          13              0           0         0          0            0            0
   2503150925         14          14              0           0         0          0            0            0
   2503150931         13          13              0           0         0          0            0            0
   2503151113      11.99       11.99              0           0         0          0            0            0
   2503151115     14.375      14.375              0           0         0          0            0            0
   2503151121     13.625      13.625              0           0         0          0            0            0
   2503151125     13.125      13.125              0           0         0          0            0            0
   2503151150      12.25       12.25              0           0         0          0            0            0
   2503151180      12.25       12.25              0           0         0          0            0            0
   2503151194      13.25       13.25              0           0         0          0            0            0
   2503151242       12.5        12.5              0           0         0          0            0            0
   2503151271       11.4        11.4              0           0         0          0            0            0
   2503151275      10.75       10.75              0           0         0          0            0            0
   2503151288     12.875      12.875              0           0         0          0            0            0
   2503151311      11.25       11.25              0           0         0          0            0            0
   2503151334      13.75       13.75              0           0         0          0            0            0
   2503151428      12.75       12.75              0           0         0          0            0            0
   2503151429     11.375      11.375              0           0         0          0            0            0
   2503151445     13.175      13.175              0           0         0          0            0            0
   2503151454      13.75       13.75              0           0         0          0            0            0
   2503151496     11.625      11.625              0           0         0          0            0            0
   2503151579         12          12              0           0         0          0            0            0
   2503151589      12.25       12.25              0           0         0          0            0            0
   2503151649     13.875      13.875              0           0         0          0            0            0
   2503151696     12.375      12.375              0           0         0          0            0            0
   2503151722         12          12              0           0         0          0            0            0
   2503151739     15.375      15.375              0           0         0          0            0            0
   2503151775      14.75       14.75              0           0         0          0            0            0
   2503151818      11.99       11.99              0           0         0          0            0            0
   2503151890      11.85       11.85              0           0         0          0            0            0
   2503151964       12.5        12.5              0           0         0          0            0            0
   2503152001         14          14              0           0         0          0            0            0
   2503152014         13          13              0           0         0          0            0            0
   2503152102      12.99       12.99              0           0         0          0            0            0
   2503152127      13.25       13.25              0           0         0          0            0            0
   2503152144     14.325      14.325              0           0         0          0            0            0
   2503152221      12.75       12.75              0           0         0          0            0            0
   2503152357       14.5        14.5              0           0         0          0            0            0
   2503152367     11.625      11.625              0           0         0          0            0            0
   2503152382       12.5        12.5              0           0         0          0            0            0
   2503152612     13.125      13.125              0           0         0          0            0            0
   2503152699      11.85       11.85              0           0         0          0            0            0
   2503152735         12          12              0           0         0          0            0            0
   2503152882       12.5        12.5              0           0         0          0            0            0
   2503152948      11.85       11.85              0           0         0          0            0            0
   2503152958       14.5        14.5              0           0         0          0            0            0
   2503153012      13.25       13.25              0           0         0          0            0            0
   2503153017      12.25       12.25              0           0         0          0            0            0
   2503153068         14          14              0           0         0          0            0            0
   2503153086       11.5        11.5              0           0         0          0            0            0
   2503153247       13.5        13.5              0           0         0          0            0            0
   2503153302      11.99       11.99              0           0         0          0            0            0
   2503153357       10.3        10.3              0           0         0          0            0            0
   2503153383     11.625      11.625              0           0         0          0            0            0
   2503153508         12          12              0           0         0          0            0            0
   2503153526         12          12              0           0         0          0            0            0
   2503153573     13.375      13.375              0           0         0          0            0            0
   2503153595     12.875      12.875              0           0         0          0            0            0
   2503153707         12          12              0           0         0          0            0            0
   2503153769       11.5        11.5              0           0         0          0            0            0
   2503153835       11.5        11.5              0           0         0          0            0            0
   2503153883     13.725      13.725              0           0         0          0            0            0
   2503153938      10.25       10.25              0           0         0          0            0            0
   2503154074      12.95       12.95              0           0         0          0            0            0
   2503154414         13          13              0           0         0          0            0            0
   2503154450      11.55       11.55              0           0         0          0            0            0
   2503154455         13          13              0           0         0          0            0            0
   2503154538     13.225      13.225              0           0         0          0            0            0
   2503154572       13.5        13.5              0           0         0          0            0            0
   2503154685     12.875      12.875              0           0         0          0            0            0
   2503154814       12.2        12.2              0           0         0          0            0            0
   2503155496       12.8        12.8              0           0         0          0            0            0
   2503155741         13          13              0           0         0          0            0            0
   2503157190         12          12              0           0         0          0            0            0
   4503040064       9.95        9.95              0           0         0          0            0            0
   4503040860      11.99       11.99              0           0         0          0            0            0
   4503041175       10.5        10.5              0           0         0          0            0            0
   4503041388       11.9        11.9              0           0         0          0            0            0
   4503041398      10.99       10.99              0           0         0          0            0            0
   4503041532         10          10              0           0         0          0            0            0
   4503041622      10.95       10.95              0           0         0          0            0            0
   4503041635       8.49        8.49              0           0         0          0            0            0
   4503042240      11.05       11.05              0           0         0          0            0            0
   4503042721       11.5        11.5              0           0         0          0            0            0
   4503044140      11.99       11.99              0           0         0          0            0            0
   1000250041     11.999      11.999              0           0         0          0            0            0
   1000250641     11.624      11.624              0           0         0          0            0            0
   1000248075     11.999      11.999              0           0         0          0            0            0
   1000248428      11.25       11.25              0           0         0          0            0            0
   1000249895      13.75       13.75              0           0         0          0            0            0
   1000251378     13.875      13.875              0           0         0          0            0            0
   1000251011      11.25       11.25              0           0         0          0            0            0
   1000249380     11.375      11.375              0           0         0          0            0            0
   1000252298     13.999      13.999              0           0         0          0            0            0
   1000250277       14.5        14.5              0           0         0          0            0            0
   1000250937     13.999      13.999              0           0         0          0            0            0
   1000246500     11.999      11.999              0           0         0          0            0            0
   1000245475     12.875      12.875              0           0         0          0            0            0
   1000251302     11.375      11.375              0           0         0          0            0            0
   1000249409     11.375      11.375              0           0         0          0            0            0
   1000250875     11.375      11.375              0           0         0          0            0            0
   1000251483       9.75        9.75              0           0         0          0            0            0
   1000250588     13.875      13.875              0           0         0          0            0            0
   1000250787     13.999      13.999              0           0         0          0            0            0
   1000243095     11.625      11.625              0           0         0          0            0            0
   1000249936      11.25       11.25              0           0         0          0            0            0
   1000250078       10.5        10.5              0           0         0          0            0            0
   1000250389      12.99       12.99              0           0         0          0            0            0
   1000246402         11          11              0           0         0          0            0            0
   1000252100         15          15              0           0         0          0            0            0
   1000248620      15.75       15.75              0           0         0          0            0            0
   1000251396      15.25       15.25              0           0         0          0            0            0
   1000248916      12.25       12.25              0           0         0          0            0            0
   1000251467         11          11              0           0         0          0            0            0
   1000242693     11.999      11.999              0           0         0          0            0            0
   1000252237         12          12              0           0         0          0            0            0
   1000251513         12          12              0           0         0          0            0            0
   1000249095     11.999      11.999              0           0         0          0            0            0
   1000250964     11.999      11.999              0           0         0          0            0            0
   1000248897     12.999      12.999              0           0         0          0            0            0
   1000245331      11.75       11.75              0           0         0          0            0            0
   1000250465     12.499      12.499              0           0         0          0            0            0
   1000251818      12.25       12.25              0           0         0          0            0            0
   1000251707     13.999      13.999              0           0         0          0            0            0
   1000251837         12          12              0           0         0          0            0            0
   1000248527      12.25       12.25              0           0         0          0            0            0
   1000251702      11.75       11.75              0           0         0          0            0            0
   1000248532     12.125      12.125              0           0         0          0            0            0
   1000252177      14.25       14.25              0           0         0          0            0            0
   1000251998      12.25       12.25              0           0         0          0            0            0
   1000250295      12.75       12.75              0           0         0          0            0            0
   1000249664     13.249      13.249              0           0         0          0            0            0
   1000247569     11.625      11.625              0           0         0          0            0            0
   1000249562      12.99       12.99              0           0         0          0            0            0
   1000251550         16          16              0           0         0          0            0            0
   1000243218     11.875      11.875              0           0         0          0            0            0
   1000250441      12.25       12.25              0           0         0          0            0            0
   1000250726     12.874      12.874              0           0         0          0            0            0
   1000250462     11.999      11.999              0           0         0          0            0            0
   1000250407     11.375      11.375              0           0         0          0            0            0
   1000247718     11.999      11.999              0           0         0          0            0            0
   1000251740         12          12              0           0         0          0            0            0
   1000250306     13.999      13.999              0           0         0          0            0            0
   1000248706     13.999      13.999              0           0         0          0            0            0
   1000252365      10.75       10.75              0           0         0          0            0            0
   1000251619       12.5        12.5              0           0         0          0            0            0
   1000246337     15.125      15.125              0           0         0          0            0            0
   1000252621      12.75       12.75              0           0         0          0            0            0
   1000252320     13.999      13.999              0           0         0          0            0            0
   1000252767      14.25       14.25              0           0         0          0            0            0
   1000247488      9.499       9.499         16.499           3       1.5          7        9.499        8.499
   1000252717      9.874       9.874              0           0         0          0            0            0
   1000251793     12.375      12.375              0           0         0          0            0            0
   1000251419       13.5        13.5              0           0         0          0            0            0
   1000250027         12          12              0           0         0          0            0            0
   1000249995     11.625      11.625              0           0         0          0            0            0
   1000248848     11.375      11.375              0           0         0          0            0            0
   1000250271     11.999      11.999              0           0         0          0            0            0
   1000250038      12.25       12.25              0           0         0          0            0            0
   1000251750       12.5        12.5              0           0         0          0            0            0
   1000245637      11.25       11.25              0           0         0          0            0            0
   1000248332      10.75       10.75              0           0         0          0            0            0
   1000247459     11.875      11.875              0           0         0          0            0            0
   1000250756     11.125      11.125              0           0         0          0            0            0
   1000243462     14.999      14.999              0           0         0          0            0            0
   1000251823       13.5        13.5              0           0         0          0            0            0
   1000250384      12.25       12.25              0           0         0          0            0            0
   1000252046       13.5        13.5              0           0         0          0            0            0
   1000249417     11.999      11.999              0           0         0          0            0            0
   1000247405     11.375      11.375              0           0         0          0            0            0
   1000247845     11.999      11.999              0           0         0          0            0            0
   1000249830     11.999      11.999              0           0         0          0            0            0
   1000250283     11.375      11.375              0           0         0          0            0            0
   1000249600      9.999       9.999              0           0         0          0            0            0
   1000251737         12          12              0           0         0          0            0            0
   1000252137      13.99       13.99              0           0         0          0            0            0
   1000252057      11.25       11.25              0           0         0          0            0            0
   1000250597     12.375      12.375              0           0         0          0            0            0
   1000251725       13.5        13.5              0           0         0          0            0            0
   1000249904      11.25       11.25              0           0         0          0            0            0
   1000249804      12.25       12.25              0           0         0          0            0            0
   1000241265     11.384      11.384              0           0         0          0            0            0
   1000250947     12.125      12.125              0           0         0          0            0            0
   1000247876     11.999      11.999              0           0         0          0            0            0
   1000250499     13.999      13.999              0           0         0          0            0            0
   1000250854      13.25       13.25              0           0         0          0            0            0
   1000249887     12.625      12.625              0           0         0          0            0            0
   1000244094       11.5        11.5              0           0         0          0            0            0
   1000251888         14          14              0           0         0          0            0            0
   1000251596     11.999      11.999              0           0         0          0            0            0
   1000251712         15          15              0           0         0          0            0            0
   1000252318     11.999      11.999              0           0         0          0            0            0
   1000251733      12.25       12.25              0           0         0          0            0            0
   1000252182      11.25       11.25              0           0         0          0            0            0
   1000242588     10.999      10.999              0           0         0          0            0            0
   1000250336         12          12              0           0         0          0            0            0
   1000252681      11.25       11.25              0           0         0          0            0            0
   1000252244     13.999      13.999              0           0         0          0            0            0
   1000252289      11.25       11.25              0           0         0          0            0            0
   1000252418     14.874      14.874              0           0         0          0            0            0
   1000252432      12.25       12.25              0           0         0          0            0            0
   1000253413      11.25       11.25              0           0         0          0            0            0
   1000252693       10.5        10.5              0           0         0          0            0            0
   1000252778     10.999      10.999              0           0         0          0            0            0
   1000253564     13.999      13.999              0           0         0          0            0            0
   1000252856     10.999      10.999              0           0         0          0            0            0
   1000252990     15.999      15.999              0           0         0          0            0            0
   1000251049      13.99       13.99              0           0         0          0            0            0
   1000252607      11.25       11.25              0           0         0          0            0            0
   1000253183       12.5        12.5              0           0         0          0            0            0
   1000253754      12.25       12.25              0           0         0          0            0            0
   1000253762     14.499      14.499              0           0         0          0            0            0
   1000252322      9.999       9.999              0           0         0          0            0            0
   1000253527       13.5        13.5              0           0         0          0            0            0
   1000249997     11.125      11.125              0           0         0          0            0            0
   1000251339      9.999       9.999              0           0         0          0            0            0
   1000253716     14.499      14.499              0           0         0          0            0            0
   1000254388     13.749      13.749              0           0         0          0            0            0
   1000253276       10.5        10.5              0           0         0          0            0            0
   1000251943         14          14              0           0         0          0            0            0
   1000252461     12.999      12.999              0           0         0          0            0            0
   1000254036     14.249      14.249              0           0         0          0            0            0
   1000254569       14.5        14.5              0           0         0          0            0            0
   1000253112     11.125      11.125              0           0         0          0            0            0
   1000254608       11.5        11.5              0           0         0          0            0            0
   1000253964     15.499      15.499              0           0         0          0            0            0
   1000254395     10.999      10.999              0           0         0          0            0            0
   1000254397     11.749      11.749              0           0         0          0            0            0
   1000253860       13.5        13.5              0           0         0          0            0            0
   1000252336      12.25       12.25              0           0         0          0            0            0
   1000254595      12.25       12.25              0           0         0          0            0            0
   1000252876     11.125      11.125              0           0         0          0            0            0
   1000251668     13.375      13.375              0           0         0          0            0            0
   1000254669     15.749      15.749              0           0         0          0            0            0
   1000253859     12.999      12.999              0           0         0          0            0            0
   1000254125     14.999      14.999              0           0         0          0            0            0
   1000254251     11.499      11.499              0           0         0          0            0            0
   1000254216     11.125      11.125              0           0         0          0            0            0
   1000254322     11.999      11.999              0           0         0          0            0            0
   1000253824     11.499      11.499              0           0         0          0            0            0
   1000254706      12.24       12.24              0           0         0          0            0            0
   1000254821      11.75       11.75              0           0         0          0            0            0
   1000248266     13.499      13.499              0           0         0          0            0            0
   1000254554     14.999      14.999              0           0         0          0            0            0
   1000254495     14.749      14.749              0           0         0          0            0            0
   1000255313     13.999      13.999              0           0         0          0            0            0
   1000254836      13.25       13.25              0           0         0          0            0            0
   1000254867     11.999      11.999              0           0         0          0            0            0
   1000254465     11.999      11.999              0           0         0          0            0            0
   1000254244     14.499      14.499              0           0         0          0            0            0
   1000254729     12.249      12.249              0           0         0          0            0            0
   1000254051     12.249      12.249              0           0         0          0            0            0
   1000255030     11.999      11.999              0           0         0          0            0            0
   1000255091     12.249      12.249              0           0         0          0            0            0
   1000254525     11.999      11.999              0           0         0          0            0            0
   1000254641     10.999      10.999              0           0         0          0            0            0
   1000252610       9.75        9.75              0           0         0          0            0            0
   1000252435       11.5        11.5              0           0         0          0            0            0
   1000250522     10.625      10.625              0           0         0          0            0            0
      9941049         10           0              0           0         0          0            0            0
     10288055      10.44           0              0           0         0          0            0            0
     10311912      6.875           0              0           0         0          0            0            0
     10312284      7.375           0              0           0         0          0            0            0
     10320520      13.25           0              0           0         0          0            0            0
     10320528         13           0              0           0         0          0            0            0
     10320554     12.875           0              0           0         0          0            0            0
     10320560         12           0              0           0         0          0            0            0
     10320568       10.5           0              0           0         0          0            0            0
     10320590      12.75           0              0           0         0          0            0            0
     10320616       8.75           0              0           0         0          0            0            0
     10320700        9.5           0              0           0         0          0            0            0
     10320708       13.5           0              0           0         0          0            0            0
     10320714       11.5           0              0           0         0          0            0            0
     10320726      10.75           0              0           0         0          0            0            0
     10320728         12           0              0           0         0          0            0            0
     10320744     11.375           0              0           0         0          0            0            0
     10320746     10.625           0              0           0         0          0            0            0
     10320752         11           0              0           0         0          0            0            0
     10320784     12.375           0              0           0         0          0            0            0
     10320790     11.625           0              0           0         0          0            0            0
     10320846      9.875           0              0           0         0          0            0            0
     10320854     11.625           0              0           0         0          0            0            0
     10320868         13           0              0           0         0          0            0            0
     10320886     12.875           0              0           0         0          0            0            0
     10320892      12.25           0              0           0         0          0            0            0
     10320914       13.5           0              0           0         0          0            0            0
     10320974     11.375           0              0           0         0          0            0            0
     10321014     13.375           0              0           0         0          0            0            0
     10353971       9.75           0              0           0         0          0            0            0
     10354051         11           0              0           0         0          0            0            0
     10354523         12           0              0           0         0          0            0            0
     10354525         12           0              0           0         0          0            0            0
     10354733     10.375           0              0           0         0          0            0            0
     10354803      9.625           0              0           0         0          0            0            0
     10354855         14           0              0           0         0          0            0            0
     10354857         14           0              0           0         0          0            0            0
     10355349      8.875           0              0           0         0          0            0            0
     10355394      9.375           0              0           0         0          0            0            0
     10355482      9.375           0              0           0         0          0            0            0
     10355592         10           0              0           0         0          0            0            0
     10355770      6.875           0              0           0         0          0            0            0
     10356087         11           0              0           0         0          0            0            0
     10356094        6.5           0              0           0         0          0            0            0
     10356098          7           0              0           0         0          0            0            0
     10356181       8.75           0              0           0         0          0            0            0
     10356185     12.625           0              0           0         0          0            0            0
     10356195         10           0              0           0         0          0            0            0
     10356205       7.25           0              0           0         0          0            0            0
     10357189       10.5           0              0           0         0          0            0            0
     10382226      12.55           0              0           0         0          0            0            0
     10391857       10.5           0              0           0         0          0            0            0
     10392127        9.5           0              0           0         0          0            0            0
     10392523     10.875           0              0           0         0          0            0            0
     10392601      10.25           0              0           0         0          0            0            0
     10392651     10.625           0              0           0         0          0            0            0
     10392867         10           0              0           0         0          0            0            0
     10392925         10           0              0           0         0          0            0            0
     10393167       9.75           0              0           0         0          0            0            0
     10393199          8           0              0           0         0          0            0            0
     10393201     11.625           0              0           0         0          0            0            0
     10393255     11.375           0              0           0         0          0            0            0
     10393443      8.625           0              0           0         0          0            0            0
     10406455         10           0              0           0         0          0            0            0
     10406473         10           0              0           0         0          0            0            0
     10424663        9.5           0              0           0         0          0            0            0
     10424729         13           0              0           0         0          0            0            0
     10424819       10.5           0              0           0         0          0            0            0
     10424869       10.5           0              0           0         0          0            0            0
     10424903     10.375           0              0           0         0          0            0            0
     10424973       10.5           0              0           0         0          0            0            0
     10425045         11           0              0           0         0          0            0            0
     10425065      8.625           0              0           0         0          0            0            0
     10425121     11.375           0              0           0         0          0            0            0
     10425163     11.875           0              0           0         0          0            0            0
     10425191      10.25           0              0           0         0          0            0            0
     10425207         10           0              0           0         0          0            0            0
     10425447      9.375           0              0           0         0          0            0            0
     10425507       10.5           0              0           0         0          0            0            0
     10425635      8.875           0              0           0         0          0            0            0
     10425927     11.375           0              0           0         0          0            0            0
     10425937      12.25           0              0           0         0          0            0            0
     10425941     13.875           0              0           0         0          0            0            0
     10425983         10           0              0           0         0          0            0            0
     10425999     10.375           0              0           0         0          0            0            0
     10434343      9.125           0              0           0         0          0            0            0
     10436287       9.99           0              0           0         0          0            0            0
     10438129     10.463           0              0           0         0          0            0            0
     10439207       11.9           0              0           0         0          0            0            0
     10440769     10.625           0              0           0         0          0            0            0
     10440871      10.94           0              0           0         0          0            0            0
     10440929      10.94           0              0           0         0          0            0            0
     10440953      10.94           0              0           0         0          0            0            0
     10441713      10.44           0              0           0         0          0            0            0
     10441905      10.69           0              0           0         0          0            0            0
     10442129      7.875           0              0           0         0          0            0            0
     10442285       7.25           0              0           0         0          0            0            0
     10443047          7           0              0           0         0          0            0            0
     10445575      8.875           0              0           0         0          0            0            0
     10446469       9.75           0              0           0         0          0            0            0
     10446475      9.375           0              0           0         0          0            0            0
     10446481      9.875           0              0           0         0          0            0            0
     10446493         10           0              0           0         0          0            0            0
     10446513      8.625           0              0           0         0          0            0            0
     10446549       7.75           0              0           0         0          0            0            0
     10446579      9.875           0              0           0         0          0            0            0
     10446635        9.5           0              0           0         0          0            0            0
     10446747       9.75           0              0           0         0          0            0            0
     10446781     10.875           0              0           0         0          0            0            0
     10448053      10.25           0              0           0         0          0            0            0
     10448185      9.875           0              0           0         0          0            0            0
     10449715       7.25           0              0           0         0          0            0            0
     10450135     12.025           0              0           0         0          0            0            0
     10450491     11.075           0              0           0         0          0            0            0
     10450865      12.75           0              0           0         0          0            0            0
     10451579      10.75           0              0           0         0          0            0            0
     10451661     11.375           0              0           0         0          0            0            0
     10451799      10.75           0              0           0         0          0            0            0
     10451813      10.25           0              0           0         0          0            0            0
     10451827      8.875           0              0           0         0          0            0            0
     10451887       8.25           0              0           0         0          0            0            0
     10452729         11           0              0           0         0          0            0            0
     10453061       9.25           0              0           0         0          0            0            0
     10453097        7.5           0              0           0         0          0            0            0
     10453235      8.625           0              0           0         0          0            0            0
     10453283          9           0              0           0         0          0            0            0
     10453339      9.125           0              0           0         0          0            0            0
     10453453      7.875           0              0           0         0          0            0            0
     10453883      12.77           0              0           0         0          0            0            0
     10458895     11.375           0              0           0         0          0            0            0
     10459251       10.5           0              0           0         0          0            0            0
     10459321     13.625           0              0           0         0          0            0            0
     10461231      13.75           0              0           0         0          0            0            0
     10461285       8.75           0              0           0         0          0            0            0
     10461555      8.875           0              0           0         0          0            0            0
     10461819      13.75           0              0           0         0          0            0            0
     10462959     13.975           0              0           0         0          0            0            0
     10462965      12.75           0              0           0         0          0            0            0
     10462985     13.225           0              0           0         0          0            0            0
     10463029       9.85           0              0           0         0          0            0            0
     10463123        9.1           0              0           0         0          0            0            0
     10463129       10.1           0              0           0         0          0            0            0
     10463839     13.425           0              0           0         0          0            0            0
     10464141      13.25           0              0           0         0          0            0            0
     10465261       12.5           0              0           0         0          0            0            0
     10465357       12.1           0              0           0         0          0            0            0
     10465379     10.475           0              0           0         0          0            0            0
     10465395     11.225           0              0           0         0          0            0            0
     10468311       11.5           0              0           0         0          0            0            0
     10468325      13.75           0              0           0         0          0            0            0
     10468417     12.125           0              0           0         0          0            0            0
     10468421       14.1           0              0           0         0          0            0            0
     10468427      13.75           0              0           0         0          0            0            0
     10469117       9.99           0              0           0         0          0            0            0
     10469161     13.975           0              0           0         0          0            0            0
     10469509       15.3           0              0           0         0          0            0            0
     10469533      13.75           0              0           0         0          0            0            0
     10474543     11.875           0              0           0         0          0            0            0
     10475509         10           0              0           0         0          0            0            0
     10475521     11.975           0              0           0         0          0            0            0
     10475603       9.99           0              0           0         0          0            0            0
     10475613       9.99           0              0           0         0          0            0            0
     10475621      10.85           0              0           0         0          0            0            0
     10475973     10.825           0              0           0         0          0            0            0
     10476001     10.375           0              0           0         0          0            0            0
     10477545     10.225           0              0           0         0          0            0            0
     10477555       9.99           0              0           0         0          0            0            0
     10477573       9.99           0              0           0         0          0            0            0
     10477575       9.99           0              0           0         0          0            0            0
     10477577       9.99           0              0           0         0          0            0            0
     10477585       9.99           0              0           0         0          0            0            0
     10478521       10.5           0              0           0         0          0            0            0
     10478581         12           0              0           0         0          0            0            0
     10478625       8.95           0              0           0         0          0            0            0
     10478841      13.52           0              0           0         0          0            0            0
     10478925      12.25           0              0           0         0          0            0            0
     10478979       13.6           0              0           0         0          0            0            0
     10479039     10.975           0              0           0         0          0            0            0
     10479085       13.6           0              0           0         0          0            0            0
     10479089       9.99           0              0           0         0          0            0            0
     10479181     10.975           0              0           0         0          0            0            0
     10479211     11.225           0              0           0         0          0            0            0
     10482675       10.2           0              0           0         0          0            0            0
     10482969          9           0              0           0         0          0            0            0
     10483015       9.25           0              0           0         0          0            0            0
     10483035         12           0              0           0         0          0            0            0
     10483095         12           0              0           0         0          0            0            0
     10483099         12           0              0           0         0          0            0            0
     10483139          8           0              0           0         0          0            0            0
     10483161         12           0              0           0         0          0            0            0
     10483215      8.725           0              0           0         0          0            0            0
     10483229     14.375           0              0           0         0          0            0            0
     10483259       9.85           0              0           0         0          0            0            0
     10483263     11.475           0              0           0         0          0            0            0
     10483425     11.975           0              0           0         0          0            0            0
     10483485       9.85           0              0           0         0          0            0            0
     10483599       9.99           0              0           0         0          0            0            0
     10483851         11           0              0           0         0          0            0            0
     10485007      11.25           0              0           0         0          0            0            0
     10485505       10.5           0              0           0         0          0            0            0
     10486439     10.975           0              0           0         0          0            0            0
     10486519     11.225           0              0           0         0          0            0            0
     10486521     13.225           0              0           0         0          0            0            0
     10486541      10.75           0              0           0         0          0            0            0
     10487819       10.2           0              0           0         0          0            0            0
     10488389       9.99           0              0           0         0          0            0            0
     10488565     11.925           0              0           0         0          0            0            0
     10488721         12           0              0           0         0          0            0            0
     10489455       9.99           0              0           0         0          0            0            0
     10489777     10.175           0              0           0         0          0            0            0
     10490431     12.225           0              0           0         0          0            0            0
     10491127       9.99           0              0           0         0          0            0            0
     10491177        9.6           0              0           0         0          0            0            0
     10491223       9.35           0              0           0         0          0            0            0
     10491231       10.1           0              0           0         0          0            0            0
     10491303       9.99           0              0           0         0          0            0            0
     10491307     13.475           0              0           0         0          0            0            0
     10491721       11.5           0              0           0         0          0            0            0
     10491725       8.94           0              0           0         0          0            0            0
     10491877         12           0              0           0         0          0            0            0
     10491957     12.875           0              0           0         0          0            0            0
     10493843       9.99           0              0           0         0          0            0            0
     10493853     11.225           0              0           0         0          0            0            0
     10493891     12.875           0              0           0         0          0            0            0
     10493919     10.725           0              0           0         0          0            0            0
     10493949      10.35           0              0           0         0          0            0            0
     10493983     11.725           0              0           0         0          0            0            0
     10494145      13.75           0              0           0         0          0            0            0
     10494221     13.375           0              0           0         0          0            0            0
     10494387     11.925           0              0           0         0          0            0            0
     10498215        9.6           0              0           0         0          0            0            0
     10498303     10.475           0              0           0         0          0            0            0
     10499995      12.75           0              0           0         0          0            0            0
     10500013       11.8           0              0           0         0          0            0            0
     10500665       10.6           0              0           0         0          0            0            0
     10500753      10.85           0              0           0         0          0            0            0
     10502253     12.475           0              0           0         0          0            0            0
     10502257     11.975           0              0           0         0          0            0            0
     10502321     11.475           0              0           0         0          0            0            0
     10502713      12.75           0              0           0         0          0            0            0
     10502779         13           0              0           0         0          0            0            0
     10502801      9.875           0              0           0         0          0            0            0
     10504943      13.75           0              0           0         0          0            0            0
     10504951      11.85           0              0           0         0          0            0            0
     10504957       8.85           0              0           0         0          0            0            0
     10504987      10.35           0              0           0         0          0            0            0
     10504997       11.1           0              0           0         0          0            0            0
     10505025     11.475           0              0           0         0          0            0            0
     10505115       12.6           0              0           0         0          0            0            0
     10508731       9.99           0              0           0         0          0            0            0
     10513085     11.475           0              0           0         0          0            0            0
     10514127       9.75           0              0           0         0          0            0            0
     10514139       9.75           0              0           0         0          0            0            0
     10515241       11.1           0              0           0         0          0            0            0
     10515315     11.725           0              0           0         0          0            0            0
     10517057       10.6           0              0           0         0          0            0            0
     10517083       14.1           0              0           0         0          0            0            0
     10517155        9.6           0              0           0         0          0            0            0
     10517185       13.1           0              0           0         0          0            0            0
     10517199       8.85           0              0           0         0          0            0            0
     10521091      13.35           0              0           0         0          0            0            0
     10521129       10.1           0              0           0         0          0            0            0
     10521243     12.225           0              0           0         0          0            0            0
   3000917884          9           9              0           0         0          0            0            0
   3000922146     10.125      10.125              0           0         0          0            0            0
   3000924367         15          15              0           0         0          0            0            0
   3000920385      12.75       12.75              0           0         0          0            0            0
   3000910301      13.75       13.75              0           0         0          0            0            0
   3000910426      9.375       9.375              0           0         0          0            0            0
   3000910539     12.875      12.875              0           0         0          0            0            0
   3000910738         10          10              0           0         0          0            0            0
   3000910789     10.875      10.875              0           0         0          0            0            0
   3000910801       12.5        12.5              0           0         0          0            0            0
   3000911304      12.25       12.25              0           0         0          0            0            0
   3000911688      12.75       12.75              0           0         0          0            0            0
   3000911705      12.75       12.75              0           0         0          0            0            0
   3000911939      9.375       9.375              0           0         0          0            0            0
   3000912298     11.125      11.125              0           0         0          0            0            0
   3000912450      10.25       10.25              0           0         0          0            0            0
   3000912504     13.875      13.875              0           0         0          0            0            0
   3000912700       16.5        16.5              0           0         0          0            0            0
   3000912838      12.25       12.25              0           0         0          0            0            0
   3000912981     12.125      12.125              0           0         0          0            0            0
   3000913078       10.5        10.5              0           0         0          0            0            0
   3000913141     13.125      13.125              0           0         0          0            0            0
   3000913162     11.375      11.375              0           0         0          0            0            0
   3000913326          9           9              0           0         0          0            0            0
   3000913431         10          10              0           0         0          0            0            0
   3000913454      12.25       12.25              0           0         0          0            0            0
   3000913549      9.875       9.875              0           0         0          0            0            0
   3000913624         12          12              0           0         0          0            0            0
   3000913825     13.375      13.375              0           0         0          0            0            0
   3000913903       12.5        12.5              0           0         0          0            0            0
   3000914373         14          14              0           0         0          0            0            0
   3000914380         14          14              0           0         0          0            0            0
   3000914388         14          14              0           0         0          0            0            0
   3000914478     10.125      10.125              0           0         0          0            0            0
   3000915253       11.5        11.5              0           0         0          0            0            0
   3000915749     12.875      12.875              0           0         0          0            0            0
   3000915922       14.5        14.5              0           0         0          0            0            0
   3000916668          9           9              0           0         0          0            0            0
   3000916677         10          10              0           0         0          0            0            0
   3000916695      9.875       9.875              0           0         0          0            0            0
   3000917011       13.5        13.5              0           0         0          0            0            0
   3000917689      9.375       9.375              0           0         0          0            0            0
   3000917717       9.25        9.25              0           0         0          0            0            0
   3000917993     10.375      10.375              0           0         0          0            0            0
   3000918103      9.125       9.125              0           0         0          0            0            0
   3000918327     10.625      10.625              0           0         0          0            0            0
   3000918422       9.75        9.75              0           0         0          0            0            0
   3000918424          9           9              0           0         0          0            0            0
   3000918516     10.625      10.625              0           0         0          0            0            0
   3000918554       13.5        13.5              0           0         0          0            0            0
   3000918570         10          10              0           0         0          0            0            0
   3000918877     14.375      14.375              0           0         0          0            0            0
   3000919025      9.125       9.125              0           0         0          0            0            0
   3000919134      10.75       10.75              0           0         0          0            0            0
   3000919207      10.75       10.75              0           0         0          0            0            0
   3000919327      9.125       9.125              0           0         0          0            0            0
   3000919438          9           9              0           0         0          0            0            0
   3000919514      9.375       9.375              0           0         0          0            0            0
   3000919738     12.875      12.875              0           0         0          0            0            0
   3000919788         10          10              0           0         0          0            0            0
   3000919841     10.125      10.125              0           0         0          0            0            0
   3000919912         10          10              0           0         0          0            0            0
   3000919919         10          10              0           0         0          0            0            0
   3000919936          9           9              0           0         0          0            0            0
   3000919984          9           9              0           0         0          0            0            0
   3000920099      12.75       12.75              0           0         0          0            0            0
   3000920177       11.5        11.5              0           0         0          0            0            0
   3000920376         10          10              0           0         0          0            0            0
   3000920810      9.625       9.625              0           0         0          0            0            0
   3000920957          9           9              0           0         0          0            0            0
   3000921599         10          10              0           0         0          0            0            0
   3000921715     11.125      11.125              0           0         0          0            0            0
   3000921848     12.125      12.125              0           0         0          0            0            0
   3000922442      10.25       10.25              0           0         0          0            0            0
   3000922684          9           9              0           0         0          0            0            0
   3000922764       10.5        10.5              0           0         0          0            0            0
   3000923300         15          15              0           0         0          0            0            0
   3000923340       13.5        13.5              0           0         0          0            0            0
   3000923734      12.25       12.25              0           0         0          0            0            0
   3000924020     13.125      13.125              0           0         0          0            0            0
   3000924061     13.125      13.125              0           0         0          0            0            0
   3000924798         10          10              0           0         0          0            0            0
   3000926319      9.375       9.375              0           0         0          0            0            0
   3000908001       11.5        11.5              0           0         0          0            0            0
   3000921685       14.5        14.5              0           0         0          0            0            0
   3000903236         11          11              0           0         0          0            0            0
   3000919403     11.625      11.625              0           0         0          0            0            0
   3000911386      9.375       9.375              0           0         0          0            0            0
   3000914096         12          12              0           0         0          0            0            0
   3000915548      9.375       9.375              0           0         0          0            0            0
   3000900217      12.25       12.25              0           0         0          0            0            0
   3000856252      9.625       9.625              0           0         0          0            0            0
   3000910010      9.625       9.625              0           0         0          0            0            0
   3000864916       9.75        9.75              0           0         0          0            0            0
   3000885392      13.25       13.25              0           0         0          0            0            0
   3000892593      12.25       12.25              0           0         0          0            0            0
   3000892143      11.75       11.75              0           0         0          0            0            0
   3000898506         11          11              0           0         0          0            0            0
   3000900298     10.375      10.375              0           0         0          0            0            0
   3000887262       8.75        8.75              0           0         0          0            0            0
   3000877839      9.625       9.625              0           0         0          0            0            0
   3000883301     11.375      11.375              0           0         0          0            0            0
   3000888852         12          12              0           0         0          0            0            0
   3000893280         15          15              0           0         0          0            0            0
   3000895236         15          15              0           0         0          0            0            0
   3000897966     12.125      12.125              0           0         0          0            0            0
   3000901048      12.75       12.75              0           0         0          0            0            0
   3000904709     10.875      10.875              0           0         0          0            0            0
   3000915504      11.25       11.25              0           0         0          0            0            0
   3000913274       9.75        9.75              0           0         0          0            0            0
   3000912371     11.375      11.375              0           0         0          0            0            0
   3000919465      9.375       9.375              0           0         0          0            0            0
   3000922482       10.5        10.5              0           0         0          0            0            0
   3000881374         15          15              0           0         0          0            0            0
   3000892569         13          13              0           0         0          0            0            0
   3000896019         10          10              0           0         0          0            0            0
   3000902344     11.625      11.625              0           0         0          0            0            0
   3000904573     10.625      10.625              0           0         0          0            0            0
   3000907850       10.5        10.5              0           0         0          0            0            0
   3000909574     11.125      11.125              0           0         0          0            0            0
   3000911862      10.75       10.75              0           0         0          0            0            0
   3000912584       12.5        12.5              0           0         0          0            0            0
   3000912970     12.625      12.625              0           0         0          0            0            0
   3000913299     12.625      12.625              0           0         0          0            0            0
   3000915442      14.25       14.25              0           0         0          0            0            0
   3000915458     12.375      12.375              0           0         0          0            0            0
   3000915564       8.75        8.75              0           0         0          0            0            0
   3000919742     12.125      12.125              0           0         0          0            0            0
   3000919747     12.125      12.125              0           0         0          0            0            0
   3000920390      12.75       12.75              0           0         0          0            0            0
   3000921104     10.125      10.125              0           0         0          0            0            0
   3000921938     11.375      11.375              0           0         0          0            0            0
   3000922924     13.875      13.875              0           0         0          0            0            0
   3000923019      11.25       11.25              0           0         0          0            0            0
   3000912946      11.75       11.75              0           0         0          0            0            0
   3000916048       11.5        11.5              0           0         0          0            0            0
   3000894210      13.75       13.75              0           0         0          0            0            0
   3000894780         15          15              0           0         0          0            0            0
   3000896458      16.25       16.25              0           0         0          0            0            0
   3000902938      8.875       8.875              0           0         0          0            0            0
   3000906120      10.75       10.75              0           0         0          0            0            0
   3000907601     13.125      13.125              0           0         0          0            0            0
   3000909025     11.875      11.875              0           0         0          0            0            0
   3000910070         15          15              0           0         0          0            0            0
   3000911216         15          15              0           0         0          0            0            0
   3000912755     11.375      11.375              0           0         0          0            0            0
   3000913631         15          15              0           0         0          0            0            0
   3000915538         10          10              0           0         0          0            0            0
   3000915556      9.875       9.875              0           0         0          0            0            0
   3000915585         15          15              0           0         0          0            0            0
   3000915985       9.75        9.75              0           0         0          0            0            0
   3000916825         10          10              0           0         0          0            0            0
   3000917297     12.125      12.125              0           0         0          0            0            0
   3000918672      14.25       14.25              0           0         0          0            0            0
   3000921300      11.25       11.25              0           0         0          0            0            0
   3000921594         10          10              0           0         0          0            0            0
   3000923218         15          15              0           0         0          0            0            0
   3000924054     16.375      16.375              0           0         0          0            0            0
   3000909483         15          15              0           0         0          0            0            0
   3000913973      9.375       9.375              0           0         0          0            0            0
   3000879270     16.125      16.125              0           0         0          0            0            0
   3000888967         12          12              0           0         0          0            0            0
   3000889559     12.125      12.125              0           0         0          0            0            0
   3000891957         15          15              0           0         0          0            0            0
   3000891971         15          15              0           0         0          0            0            0
   3000892641      12.25       12.25              0           0         0          0            0            0
   3000894066     10.375      10.375              0           0         0          0            0            0
   3000896320       13.5        13.5              0           0         0          0            0            0
   3000897078       9.25        9.25              0           0         0          0            0            0
   3000897404     14.625      14.625              0           0         0          0            0            0
   3000898094       10.5        10.5              0           0         0          0            0            0
   3000898430      14.75       14.75              0           0         0          0            0            0
   3000899909     15.375      15.375              0           0         0          0            0            0
   3000901615      12.25       12.25              0           0         0          0            0            0
   3000903105      9.625       9.625              0           0         0          0            0            0
   3000903812       11.5        11.5              0           0         0          0            0            0
   3000907313         15          15              0           0         0          0            0            0
   3000907477      12.25       12.25              0           0         0          0            0            0
   3000908145      12.25       12.25              0           0         0          0            0            0
   3000908597      10.25       10.25              0           0         0          0            0            0
   3000909282         13          13              0           0         0          0            0            0
   3000909738     12.125      12.125              0           0         0          0            0            0
   3000909814     13.375      13.375              0           0         0          0            0            0
   3000913474     12.125      12.125              0           0         0          0            0            0
   3000922971     12.125      12.125              0           0         0          0            0            0
   3000887683      7.875       7.875              0           0         0          0            0            0
   3000907750        8.5         8.5              0           0         0          0            0            0
   3000918393     10.875      10.875              0           0         0          0            0            0
   3000922724     12.875      12.875              0           0         0          0            0            0
   3000922800     13.125      13.125              0           0         0          0            0            0
   3000923237     11.125      11.125              0           0         0          0            0            0
   3000896583     12.125      12.125              0           0         0          0            0            0
   3000908495       9.25        9.25              0           0         0          0            0            0
   3000876986         15          15              0           0         0          0            0            0
   3000906162      11.25       11.25              0           0         0          0            0            0
   3000908822       16.5        16.5              0           0         0          0            0            0
       417009         12          12              0           0         0          0            0            0
       424168     12.875      12.875              0           0         0          0            0            0
       428561       10.5        10.5              0           0         0          0            0            0
       429975      11.75       11.75              0           0         0          0            0            0
       434356      12.75       12.75              0           0         0          0            0            0
       436000       12.5        12.5              0           0         0          0            0            0
       442901     11.375      11.375              0           0         0          0            0            0
       443076      12.75       12.75              0           0         0          0            0            0
       452599      11.25       11.25              0           0         0          0            0            0
       455664      11.75       11.75              0           0         0          0            0            0
       455875      10.25       10.25              0           0         0          0            0            0
       460039         12          12              0           0         0          0            0            0
       460730      11.75       11.75              0           0         0          0            0            0
       461473     11.375      11.375              0           0         0          0            0            0
       462727       9.25        9.25              0           0         0          0            0            0
       463218      7.625       7.625              0           0         0          0            0            0
       463250          9           9              0           0         0          0            0            0
       465218     12.875      12.875              0           0         0          0            0            0
       465893     10.375      10.375              0           0         0          0            0            0
       468334      13.75       13.75              0           0         0          0            0            0
       468737     13.375      13.375              0           0         0          0            0            0
       468778         12          12              0           0         0          0            0            0
       468835     12.875      12.875              0           0         0          0            0            0
       469603      7.375       7.375              0           0         0          0            0            0
       472083        8.5         8.5              0           0         0          0            0            0
       474812       12.5        12.5              0           0         0          0            0            0
       477005      9.125       9.125              0           0         0          0            0            0
       480684      12.75       12.75              0           0         0          0            0            0
       483609     13.375      13.375              0           0         0          0            0            0
       483793      12.25       12.25              0           0         0          0            0            0
       483860         13          13              0           0         0          0            0            0
       483953         13          13              0           0         0          0            0            0
       484165       12.5        12.5              0           0         0          0            0            0
       484260         10          10              0           0         0          0            0            0
       485640       8.25        8.25              0           0         0          0            0            0
       486471       12.5        12.5              0           0         0          0            0            0
       487018      9.625       9.625              0           0         0          0            0            0
       487175     12.875      12.875              0           0         0          0            0            0
       487455     12.125      12.125              0           0         0          0            0            0
       487532      13.25       13.25              0           0         0          0            0            0
       488410     11.875      11.875              0           0         0          0            0            0
       488986      7.875       7.875              0           0         0          0            0            0
       491057       8.75        8.75              0           0         0          0            0            0
       491142     11.375      11.375              0           0         0          0            0            0
       492047       7.75        7.75              0           0         0          0            0            0
       492667      8.625       8.625              0           0         0          0            0            0
       494784     11.875      11.875              0           0         0          0            0            0
       495611         12          12              0           0         0          0            0            0
       496011      11.75       11.75              0           0         0          0            0            0
       496380         13          13              0           0         0          0            0            0
       496937     11.875      11.875              0           0         0          0            0            0
       496972       15.5        15.5              0           0         0          0            0            0
       497186     12.875      12.875              0           0         0          0            0            0
       498056      12.25       12.25              0           0         0          0            0            0
       498366     11.875      11.875              0           0         0          0            0            0
       498444       11.5        11.5              0           0         0          0            0            0
       498845      11.75       11.75              0           0         0          0            0            0
       498967      13.25       13.25              0           0         0          0            0            0
       499706     11.625      11.625              0           0         0          0            0            0
       500072       13.5        13.5              0           0         0          0            0            0
       500704      12.75       12.75              0           0         0          0            0            0
       500948       11.5        11.5              0           0         0          0            0            0
       501081      13.75       13.75              0           0         0          0            0            0
       501438       8.25        8.25              0           0         0          0            0            0
       501896        8.5         8.5              0           0         0          0            0            0
       502034        8.5         8.5              0           0         0          0            0            0
       503506       11.5        11.5              0           0         0          0            0            0
       503662      8.875       8.875              0           0         0          0            0            0
       503671       12.5        12.5              0           0         0          0            0            0
       503710       11.5        11.5              0           0         0          0            0            0
       503711       12.5        12.5              0           0         0          0            0            0
       503761      12.75       12.75              0           0         0          0            0            0
       503823         12          12              0           0         0          0            0            0
       503843       12.5        12.5              0           0         0          0            0            0
       504101      10.75       10.75              0           0         0          0            0            0
       504398     10.875      10.875              0           0         0          0            0            0
       504704       13.5        13.5              0           0         0          0            0            0
       504947       13.5        13.5              0           0         0          0            0            0
       505662      8.375       8.375              0           0         0          0            0            0
       505889        8.5         8.5              0           0         0          0            0            0
       505938      7.875       7.875              0           0         0          0            0            0
       505940     11.875      11.875              0           0         0          0            0            0
       505960      11.25       11.25              0           0         0          0            0            0
       505977      11.75       11.75              0           0         0          0            0            0
       506555          8           8              0           0         0          0            0            0
       506595       13.5        13.5              0           0         0          0            0            0
       506679       13.5        13.5              0           0         0          0            0            0
       507336         12          12              0           0         0          0            0            0
       507360     13.625      13.625              0           0         0          0            0            0
       508246      10.25       10.25              0           0         0          0            0            0
       508518         13          13              0           0         0          0            0            0
       508577         11          11              0           0         0          0            0            0
       508628     10.125      10.125              0           0         0          0            0            0
       508697      10.75       10.75              0           0         0          0            0            0
       508845     13.125      13.125              0           0         0          0            0            0
       508865     12.125      12.125              0           0         0          0            0            0
       508898      12.75       12.75              0           0         0          0            0            0
       509254     12.875      12.875              0           0         0          0            0            0
       509296        8.5         8.5              0           0         0          0            0            0
       509390         12          12              0           0         0          0            0            0
       509483       13.5        13.5              0           0         0          0            0            0
       509543         12          12              0           0         0          0            0            0
       509682     13.375      13.375              0           0         0          0            0            0
       510178      12.25       12.25              0           0         0          0            0            0
       510251         10          10              0           0         0          0            0            0
       510268       12.5        12.5              0           0         0          0            0            0
       510394       12.5        12.5              0           0         0          0            0            0
       510543         12          12              0           0         0          0            0            0
       510828      14.75       14.75              0           0         0          0            0            0
       511128      12.25       12.25              0           0         0          0            0            0
       511365      12.25       12.25              0           0         0          0            0            0
       511417      8.375       8.375              0           0         0          0            0            0
       511481       12.5        12.5              0           0         0          0            0            0
       511484     11.625      11.625              0           0         0          0            0            0
       511771      12.25       12.25              0           0         0          0            0            0
       511912         13          13              0           0         0          0            0            0
       512117      10.25       10.25              0           0         0          0            0            0
       512144       12.5        12.5              0           0         0          0            0            0
       512435       13.5        13.5              0           0         0          0            0            0
       512459      13.25       13.25              0           0         0          0            0            0
       512778       8.75        8.75              0           0         0          0            0            0
       512841     13.375      13.375              0           0         0          0            0            0
       512898     12.125      12.125              0           0         0          0            0            0
       512925     13.375      13.375              0           0         0          0            0            0
       513309       12.5        12.5              0           0         0          0            0            0
       513454     12.375      12.375              0           0         0          0            0            0
       513566      12.25       12.25              0           0         0          0            0            0
       513715         13          13              0           0         0          0            0            0
       514008     11.375      11.375              0           0         0          0            0            0
       514059      11.75       11.75              0           0         0          0            0            0
       514797     14.375      14.375              0           0         0          0            0            0
       515138         10          10              0           0         0          0            0            0
   1004483543      10.85       10.85              0           0         0          0            0            0
   1004978135        9.8         9.8              0           0         0          0            0            0
   1005201042       11.5        11.5              0           0         0          0            0            0
   1005231858       12.2        12.2              0           0         0          0            0            0
   1005468237         12          12              0           0         0          0            0            0
   1005847033      11.05       11.05              0           0         0          0            0            0
   1006030966       12.5        12.5              0           0         0          0            0            0
   1006072545      13.15       13.15              0           0         0          0            0            0
   1006113813       12.3        12.3              0           0         0          0            0            0
   1006129888      11.45       11.45              0           0         0          0            0            0
   1006149027      11.35       11.35              0           0         0          0            0            0
   1006178067      13.65       13.65              0           0         0          0            0            0
   1006188412      13.15       13.15              0           0         0          0            0            0
   1006245155        9.8         9.8              0           0         0          0            0            0
   1006268950     10.875      10.875              0           0         0          0            0            0
   1006277307      12.15       12.15              0           0         0          0            0            0
   1006288607      12.15       12.15              0           0         0          0            0            0
   1006301619      10.85       10.85              0           0         0          0            0            0
   1006304527       11.4        11.4              0           0         0          0            0            0
   1006311715      11.55       11.55              0           0         0          0            0            0
   1006311779      12.25       12.25              0           0         0          0            0            0
   1006364338       12.6        12.6              0           0         0          0            0            0
   1006434860      11.65       11.65              0           0         0          0            0            0
   1006473158      11.05       11.05              0           0         0          0            0            0
   1006475824      13.05       13.05              0           0         0          0            0            0
   1006507201       12.6        12.6              0           0         0          0            0            0
   1003679344        9.8         9.8              0           0         0          0            0            0
   1003965203       9.15        9.15              0           0         0          0            0            0
   1004150769       12.1        12.1              0           0         0          0            0            0
   1004199833      11.99       11.99              0           0         0          0            0            0
   1004577700       11.1        11.1              0           0         0          0            0            0
   1004658025        9.5         9.5              0           0         0          0            0            0
   1004824523       10.4        10.4              0           0         0          0            0            0
   1004863589       11.2        11.2              0           0         0          0            0            0
   1004891031       11.7        11.7              0           0         0          0            0            0
   1004893495       9.65        9.65              0           0         0          0            0            0
   1004900245      12.15       12.15              0           0         0          0            0            0
   1004937938         10          10              0           0         0          0            0            0
   1004969243      11.99       11.99              0           0         0          0            0            0
   1005013479       11.9        11.9              0           0         0          0            0            0
   1005024519       9.99        9.99              0           0         0          0            0            0
   1005069098      12.55       12.55              0           0         0          0            0            0
   1005099564      11.99       11.99              0           0         0          0            0            0
   1005112638       12.6        12.6              0           0         0          0            0            0
   1005145336       11.7        11.7              0           0         0          0            0            0
   1005235738       12.3        12.3              0           0         0          0            0            0
   1005291114      10.45       10.45              0           0         0          0            0            0
   1005315937       9.99        9.99              0           0         0          0            0            0
   1005527619      10.65       10.65              0           0         0          0            0            0
   1005549310      12.45       12.45              0           0         0          0            0            0
   1005603723       11.8        11.8              0           0         0          0            0            0
   1005623097        9.8         9.8              0           0         0          0            0            0
   1005628877       12.5        12.5              0           0         0          0            0            0
   1005632602      10.99       10.99              0           0         0          0            0            0
   1005646367       11.9        11.9              0           0         0          0            0            0
   1005722685       10.6        10.6              0           0         0          0            0            0
   1005723611       11.6        11.6              0           0         0          0            0            0
   1005739043       12.5        12.5              0           0         0          0            0            0
   1005745508      11.75       11.75              0           0         0          0            0            0
   1005749648      12.25       12.25              0           0         0          0            0            0
   1005766012       9.99        9.99              0           0         0          0            0            0
   1005770819       11.1        11.1              0           0         0          0            0            0
   1005771140         12          12              0           0         0          0            0            0
   1005775645      10.99       10.99              0           0         0          0            0            0
   1005807497       11.6        11.6              0           0         0          0            0            0
   1005809743       11.9        11.9              0           0         0          0            0            0
   1005813266       12.1        12.1              0           0         0          0            0            0
   1005815406      11.55       11.55              0           0         0          0            0            0
   1005819322      11.99       11.99              0           0         0          0            0            0
   1005820793       10.5        10.5              0           0         0          0            0            0
   1005846267      12.55       12.55              0           0         0          0            0            0
   1005897112      11.35       11.35              0           0         0          0            0            0
   1005903150       12.2        12.2              0           0         0          0            0            0
   1005909500      11.05       11.05              0           0         0          0            0            0
   1005926019      11.65       11.65              0           0         0          0            0            0
   1005932529      12.75       12.75              0           0         0          0            0            0
   1005936213       11.3        11.3              0           0         0          0            0            0
   1005939238       11.1        11.1              0           0         0          0            0            0
   1005949968      11.45       11.45              0           0         0          0            0            0
   1005952524      11.99       11.99              0           0         0          0            0            0
   1005953195      11.65       11.65              0           0         0          0            0            0
   1005956968      10.99       10.99              0           0         0          0            0            0
   1005961300      11.95       11.95              0           0         0          0            0            0
   1005978294       11.3        11.3              0           0         0          0            0            0
   1005981789      12.25       12.25              0           0         0          0            0            0
   1005985062        9.8         9.8              0           0         0          0            0            0
   1006010201      12.69       12.69              0           0         0          0            0            0
   1006011228      11.45       11.45              0           0         0          0            0            0
   1006013976       11.4        11.4              0           0         0          0            0            0
   1006015983      12.15       12.15              0           0         0          0            0            0
   1006028069      13.15       13.15              0           0         0          0            0            0
   1006029120      10.85       10.85              0           0         0          0            0            0
   1006030314      12.45       12.45              0           0         0          0            0            0
   1006033062       9.99        9.99              0           0         0          0            0            0
   1006035685         10          10              0           0         0          0            0            0
   1006037086       10.6        10.6              0           0         0          0            0            0
   1006037530      12.15       12.15              0           0         0          0            0            0
   1006037692       12.1        12.1              0           0         0          0            0            0
   1006038646       11.8        11.8              0           0         0          0            0            0
   1006039299       12.5        12.5              0           0         0          0            0            0
   1006039707      12.53       12.53              0           0         0          0            0            0
   1006042374      11.65       11.65              0           0         0          0            0            0
   1006043293      12.65       12.65              0           0         0          0            0            0
   1006044611       11.3        11.3              0           0         0          0            0            0
   1006045291      11.85       11.85              0           0         0          0            0            0
   1006046548      12.65       12.65              0           0         0          0            0            0
   1006046584      11.45       11.45              0           0         0          0            0            0
   1006046628       10.3        10.3              0           0         0          0            0            0
   1006046744      12.05       12.05              0           0         0          0            0            0
   1006046833      10.85       10.85              0           0         0          0            0            0
   1006047271      10.85       10.85              0           0         0          0            0            0
   1006052969       12.6        12.6              0           0         0          0            0            0
   1006053469     12.375      12.375              0           0         0          0            0            0
   1006056288        9.8         9.8              0           0         0          0            0            0
   1006056493       9.99        9.99              0           0         0          0            0            0
   1006056778       10.7        10.7              0           0         0          0            0            0
   1006058311      10.99       10.99              0           0         0          0            0            0
   1006060371     10.218      10.218              0           0         0          0            0            0
   1006061165       11.6        11.6              0           0         0          0            0            0
   1006062725      12.55       12.55              0           0         0          0            0            0
   1006064340         11          11              0           0         0          0            0            0
   1006065278      11.85       11.85              0           0         0          0            0            0
   1006067427       11.3        11.3              0           0         0          0            0            0
   1006067739      11.25       11.25              0           0         0          0            0            0
   1006068836        9.8         9.8              0           0         0          0            0            0
   1006069194      10.65       10.65              0           0         0          0            0            0
   1006069602       12.8        12.8              0           0         0          0            0            0
   1006069826      10.45       10.45              0           0         0          0            0            0
   1006071966       11.4        11.4              0           0         0          0            0            0
   1006073045      11.85       11.85              0           0         0          0            0            0
   1006076033       12.5        12.5              0           0         0          0            0            0
   1006076603       12.2        12.2              0           0         0          0            0            0
   1006078790       9.99        9.99              0           0         0          0            0            0
   1006078825       11.3        11.3              0           0         0          0            0            0
   1006079209      11.99       11.99              0           0         0          0            0            0
   1006079487      11.55       11.55              0           0         0          0            0            0
   1006079502       11.5        11.5              0           0         0          0            0            0
   1006081429       10.6        10.6              0           0         0          0            0            0
   1006083105       12.3        12.3              0           0         0          0            0            0
   1006084774      10.95       10.95              0           0         0          0            0            0
   1006086317       9.99        9.99              0           0         0          0            0            0
   1006091007      10.85       10.85              0           0         0          0            0            0
   1006096752       11.3        11.3              0           0         0          0            0            0
   1006100943      11.45       11.45              0           0         0          0            0            0
   1006106858      12.69       12.69              0           0         0          0            0            0
   1006107544       13.9        13.9              0           0         0          0            0            0
   1006108213       11.5        11.5              0           0         0          0            0            0
   1006109882       10.8        10.8              0           0         0          0            0            0
   1006110424      11.65       11.65              0           0         0          0            0            0
   1006111806      12.15       12.15              0           0         0          0            0            0
   1006114411      12.35       12.35              0           0         0          0            0            0
   1006117258        9.8         9.8              0           0         0          0            0            0
   1006123786      11.99       11.99              0           0         0          0            0            0
   1006124339       11.5        11.5              0           0         0          0            0            0
   1006124838         12          12              0           0         0          0            0            0
   1006125365       12.5        12.5              0           0         0          0            0            0
   1006127693       10.1        10.1              0           0         0          0            0            0
   1006129682      11.75       11.75              0           0         0          0            0            0
   1006133613       11.9        11.9              0           0         0          0            0            0
   1006140115      11.15       11.15              0           0         0          0            0            0
   1006143611      10.85       10.85              0           0         0          0            0            0
   1006143648     10.218      10.218              0           0         0          0            0            0
   1006144763      11.45       11.45              0           0         0          0            0            0
   1006148304        9.8         9.8              0           0         0          0            0            0
   1006152977       12.4        12.4              0           0         0          0            0            0
   1006156964       12.3        12.3              0           0         0          0            0            0
   1006160780       10.6        10.6              0           0         0          0            0            0
   1006163402       9.99        9.99              0           0         0          0            0            0
   1006164633        9.8         9.8              0           0         0          0            0            0
   1006169200       12.6        12.6              0           0         0          0            0            0
   1006170154      10.75       10.75              0           0         0          0            0            0
   1006171046      10.85       10.85              0           0         0          0            0            0
   1006175079      12.15       12.15              0           0         0          0            0            0
   1006175104       10.1        10.1              0           0         0          0            0            0
   1006180090       11.8        11.8              0           0         0          0            0            0
   1006182748       11.5        11.5              0           0         0          0            0            0
   1006185004      11.05       11.05              0           0         0          0            0            0
   1006187226      11.25       11.25              0           0         0          0            0            0
   1006187707       11.5        11.5              0           0         0          0            0            0
   1006191373      11.65       11.65              0           0         0          0            0            0
   1006192568       9.99        9.99              0           0         0          0            0            0
   1006194931      11.15       11.15              0           0         0          0            0            0
   1006195896       9.75        9.75              0           0         0          0            0            0
   1006202076       11.5        11.5              0           0         0          0            0            0
   1006206866         12          12              0           0         0          0            0            0
   1006207259      10.45       10.45              0           0         0          0            0            0
   1006207393       12.8        12.8              0           0         0          0            0            0
   1006210067       11.6        11.6              0           0         0          0            0            0
   1006210646       10.1        10.1              0           0         0          0            0            0
   1006214241      11.25       11.25              0           0         0          0            0            0
   1006214474      12.05       12.05              0           0         0          0            0            0
   1006216392        9.8         9.8              0           0         0          0            0            0
   1006218238       11.8        11.8              0           0         0          0            0            0
   1006225346        9.7         9.7              0           0         0          0            0            0
   1006225578       11.8        11.8              0           0         0          0            0            0
   1006228263       12.5        12.5              0           0         0          0            0            0
   1006235175     10.218      10.218              0           0         0          0            0            0
   1006235317        9.8         9.8              0           0         0          0            0            0
   1006237422      11.75       11.75              0           0         0          0            0            0
   1006238519      11.75       11.75              0           0         0          0            0            0
   1006241391       10.6        10.6              0           0         0          0            0            0
   1006243442      10.95       10.95              0           0         0          0            0            0
   1006247064       12.6        12.6              0           0         0          0            0            0
   1006253181       12.4        12.4              0           0         0          0            0            0
   1006255278         12          12              0           0         0          0            0            0
   1006258033      12.55       12.55              0           0         0          0            0            0
   1006258177       9.99        9.99              0           0         0          0            0            0
   1006259602       11.8        11.8              0           0         0          0            0            0
   1006259639      11.75       11.75              0           0         0          0            0            0
   1006259853       10.1        10.1              0           0         0          0            0            0
   1006261966       12.1        12.1              0           0         0          0            0            0
   1006262082      11.75       11.75              0           0         0          0            0            0
   1006262135       10.8        10.8              0           0         0          0            0            0
   1006263777       11.7        11.7              0           0         0          0            0            0
   1006264419       9.85        9.85              0           0         0          0            0            0
   1006265720       11.3        11.3              0           0         0          0            0            0
   1006266541       10.9        10.9              0           0         0          0            0            0
   1006268095      11.45       11.45              0           0         0          0            0            0
   1006268111        8.5         8.5              0           0         0          0            0            0
   1006269986      13.45       13.45              0           0         0          0            0            0
   1006270000       11.7        11.7              0           0         0          0            0            0
   1006271036        9.8         9.8              0           0         0          0            0            0
   1006271125       8.91        8.91              0           0         0          0            0            0
   1006274435      12.25       12.25              0           0         0          0            0            0
   1006274462       10.4        10.4              0           0         0          0            0            0
   1006275817      11.85       11.85              0           0         0          0            0            0
   1006276246      11.15       11.15              0           0         0          0            0            0
   1006279984      12.05       12.05              0           0         0          0            0            0
   1006280455      12.05       12.05              0           0         0          0            0            0
   1006281178       9.99        9.99              0           0         0          0            0            0
   1006282079     12.625      12.625              0           0         0          0            0            0
   1006282195      11.75       11.75              0           0         0          0            0            0
   1006287074       9.95        9.95              0           0         0          0            0            0
   1006287145       12.3        12.3              0           0         0          0            0            0
   1006287387         12          12              0           0         0          0            0            0
   1006287396       11.3        11.3              0           0         0          0            0            0
   1006288590       10.5        10.5              0           0         0          0            0            0
   1006289571       12.3        12.3              0           0         0          0            0            0
   1006290961       11.6        11.6              0           0         0          0            0            0
   1006291201       11.1        11.1              0           0         0          0            0            0
   1006291639      11.05       11.05              0           0         0          0            0            0
   1006292727       10.5        10.5              0           0         0          0            0            0
   1006295458      12.75       12.75              0           0         0          0            0            0
   1006295644       12.5        12.5              0           0         0          0            0            0
   1006296475      12.45       12.45              0           0         0          0            0            0
   1006296983       12.9        12.9              0           0         0          0            0            0
   1006297189       11.7        11.7              0           0         0          0            0            0
   1006297544      11.75       11.75              0           0         0          0            0            0
   1006297571      12.45       12.45              0           0         0          0            0            0
   1006297928      11.75       11.75              0           0         0          0            0            0
   1006298516      11.45       11.45              0           0         0          0            0            0
   1006299409       11.3        11.3              0           0         0          0            0            0
   1006299622         13          13              0           0         0          0            0            0
   1006301192       12.3        12.3              0           0         0          0            0            0
   1006303458      12.45       12.45              0           0         0          0            0            0
   1006303859      11.95       11.95              0           0         0          0            0            0
   1006305385      11.35       11.35              0           0         0          0            0            0
   1006305811       12.6        12.6              0           0         0          0            0            0
   1006307114        9.8         9.8              0           0         0          0            0            0
   1006307374       9.99        9.99              0           0         0          0            0            0
   1006307935       12.5        12.5              0           0         0          0            0            0
   1006308168       11.3        11.3              0           0         0          0            0            0
   1006309283       11.9        11.9              0           0         0          0            0            0
   1006309899      10.99       10.99              0           0         0          0            0            0
   1006310182        9.8         9.8              0           0         0          0            0            0
   1006310486       12.5        12.5              0           0         0          0            0            0
   1006312466       12.3        12.3              0           0         0          0            0            0
   1006313367      11.45       11.45              0           0         0          0            0            0
   1006313526       12.5        12.5              0           0         0          0            0            0
   1006314197         12          12              0           0         0          0            0            0
   1006314829         13          13              0           0         0          0            0            0
   1006315043        9.8         9.8              0           0         0          0            0            0
   1006316872      11.99       11.99              0           0         0          0            0            0
   1006317005      11.99       11.99              0           0         0          0            0            0
   1006317363      12.45       12.45              0           0         0          0            0            0
   1006319370       13.1        13.1              0           0         0          0            0            0
   1006320224      11.15       11.15              0           0         0          0            0            0
   1006320313      11.45       11.45              0           0         0          0            0            0
   1006321303     10.123      10.123              0           0         0          0            0            0
   1006325675       11.2        11.2              0           0         0          0            0            0
   1006327664      11.25       11.25              0           0         0          0            0            0
   1006328832       11.7        11.7              0           0         0          0            0            0
   1006329662         10          10              0           0         0          0            0            0
   1006332284        8.5         8.5              0           0         0          0            0            0
   1006333176          8           8              0           0         0          0            0            0
   1006334282       12.2        12.2              0           0         0          0            0            0
   1006335744       8.91        8.91              0           0         0          0            0            0
   1006336627      12.25       12.25              0           0         0          0            0            0
   1006336734      12.15       12.15              0           0         0          0            0            0
   1006338867      11.25       11.25              0           0         0          0            0            0
   1006339704         12          12              0           0         0          0            0            0
   1006344887      11.95       11.95              0           0         0          0            0            0
   1006346910       12.6        12.6              0           0         0          0            0            0
   1006348534       8.71        8.71              0           0         0          0            0            0
   1006349123      11.75       11.75              0           0         0          0            0            0
   1006353858      10.99       10.99              0           0         0          0            0            0
   1006358103      11.25       11.25              0           0         0          0            0            0
   1006362143      13.55       13.55              0           0         0          0            0            0
   1006364454      12.45       12.45              0           0         0          0            0            0
   1006364695      10.99       10.99              0           0         0          0            0            0
   1006372007         12          12              0           0         0          0            0            0
   1006374041      11.55       11.55              0           0         0          0            0            0
   1006379652       11.4        11.4              0           0         0          0            0            0
   1006380971      11.95       11.95              0           0         0          0            0            0
   1006385146       11.3        11.3              0           0         0          0            0            0
   1006385592      11.85       11.85              0           0         0          0            0            0
   1006390826       10.4        10.4              0           0         0          0            0            0
   1006392183      12.55       12.55              0           0         0          0            0            0
   1006392414      10.99       10.99              0           0         0          0            0            0
   1006392691       9.99        9.99              0           0         0          0            0            0
   1006396198      11.85       11.85              0           0         0          0            0            0
   1006402323      13.45       13.45              0           0         0          0            0            0
   1006404704         12          12              0           0         0          0            0            0
   1006404857      11.95       11.95              0           0         0          0            0            0
   1006408988      12.15       12.15              0           0         0          0            0            0
   1006411803       12.5        12.5              0           0         0          0            0            0
   1006412768       11.5        11.5              0           0         0          0            0            0
   1006415006         10          10              0           0         0          0            0            0
   1006419770       10.3        10.3              0           0         0          0            0            0
   1006421954       12.2        12.2              0           0         0          0            0            0
   1006445732      10.99       10.99              0           0         0          0            0            0
   1006449621         12          12              0           0         0          0            0            0
   1006464453       12.5        12.5              0           0         0          0            0            0
   1006473318       11.8        11.8              0           0         0          0            0            0
   1006477038     12.514      12.514              0           0         0          0            0            0
   1006479447      10.99       10.99              0           0         0          0            0            0
   1006486698     10.123      10.123              0           0         0          0            0            0
   1006494983      10.85       10.85              0           0         0          0            0            0
   1006506122      10.65       10.65              0           0         0          0            0            0
   1006506391       10.1        10.1              0           0         0          0            0            0
   1006507452       10.6        10.6              0           0         0          0            0            0
   1006510108      11.95       11.95              0           0         0          0            0            0
   1006517628       11.6        11.6              0           0         0          0            0            0
   1006525192      11.15       11.15              0           0         0          0            0            0
   1006526191       11.3        11.3              0           0         0          0            0            0
   1006526342       10.6        10.6              0           0         0          0            0            0
   1006536849        9.8         9.8              0           0         0          0            0            0
   1006540228      10.99       10.99              0           0         0          0            0            0
   1006555658      10.85       10.85              0           0         0          0            0            0
   1006557665       11.3        11.3              0           0         0          0            0            0
   1006564149       10.5        10.5              0           0         0          0            0            0
   1006569386      12.05       12.05              0           0         0          0            0            0
   1006569867       11.4        11.4              0           0         0          0            0            0
   1006571836         12          12              0           0         0          0            0            0
   1006572443        9.6         9.6              0           0         0          0            0            0
   1006572666       10.2        10.2              0           0         0          0            0            0
   1006573567       12.9        12.9              0           0         0          0            0            0
   1006573665      12.25       12.25              0           0         0          0            0            0
   1006573674       11.3        11.3              0           0         0          0            0            0
   1006574478     10.123      10.123              0           0         0          0            0            0
   1006575985       8.72        8.72              0           0         0          0            0            0
   1006576975       10.6        10.6              0           0         0          0            0            0
   1006576984      11.65       11.65              0           0         0          0            0            0
   1006580470       8.25        8.25              0           0         0          0            0            0
   1006581148        9.8         9.8              0           0         0          0            0            0
   1006581291       11.5        11.5              0           0         0          0            0            0
   1006582682      12.15       12.15              0           0         0          0            0            0
   1006584298      12.75       12.75              0           0         0          0            0            0
   1006585000        9.8         9.8              0           0         0          0            0            0
   1006588098       12.4        12.4              0           0         0          0            0            0
   1006588524       10.3        10.3              0           0         0          0            0            0
   1006590968         12          12              0           0         0          0            0            0
   1006596016      11.85       11.85              0           0         0          0            0            0
   1006600671      11.65       11.65              0           0         0          0            0            0
   1006619787       8.72        8.72              0           0         0          0            0            0
   1006658805      12.05       12.05              0           0         0          0            0            0
   1005956726      10.99       10.99              0           0         0          0            0            0
   1006039431      11.95       11.95              0           0         0          0            0            0
   1006061922       12.8        12.8              0           0         0          0            0            0
   1006126541       12.6        12.6              0           0         0          0            0            0
   1006159337         12          12              0           0         0          0            0            0
   1006227479       10.1        10.1              0           0         0          0            0            0
   1006254661     10.218      10.218              0           0         0          0            0            0
   1006260609         12          12              0           0         0          0            0            0
   1006289562      10.85       10.85              0           0         0          0            0            0
   1006293673      11.25       11.25              0           0         0          0            0            0
   1006301539      11.85       11.85              0           0         0          0            0            0
   1006312901        9.7         9.7              0           0         0          0            0            0
   1006318576       9.99        9.99              0           0         0          0            0            0
   1006335165       12.2        12.2              0           0         0          0            0            0
   1006449373       11.8        11.8              0           0         0          0            0            0
   1006505221      11.35       11.35              0           0         0          0            0            0
   1006583814        9.8         9.8              0           0         0          0            0            0
   1006192611       11.3        11.3              0           0         0          0            0            0
   1006395439      11.45       11.45              0           0         0          0            0            0
   1004935789       10.1        10.1              0           0         0          0            0            0
   1006535458       12.4        12.4              0           0         0          0            0            0
   1006682556      11.55       11.55              0           0         0          0            0            0
   1006812933      11.99       11.99              0           0         0          0            0            0
   1006891973       10.4        10.4              0           0         0          0            0            0
   1007107846       11.6        11.6              0           0         0          0            0            0
   1007132373      11.75       11.75              0           0         0          0            0            0
   1007148561      12.49       12.49              0           0         0          0            0            0
   1007195206       11.3        11.3              0           0         0          0            0            0
   1007203135      11.75       11.75              0           0         0          0            0            0
   1007262151      12.05       12.05              0           0         0          0            0            0
   1007432405       11.8        11.8              0           0         0          0            0            0
   1006331338      12.45       12.45              0           0         0          0            0            0
   1006499363       11.6        11.6              0           0         0          0            0            0
   1006698978      10.85       10.85              0           0         0          0            0            0
   1006699281       11.4        11.4              0           0         0          0            0            0
   1006782252      11.65       11.65              0           0         0          0            0            0
   1006813870      12.99       12.99              0           0         0          0            0            0
   1006834223      11.25       11.25              0           0         0          0            0            0
   1006882064         12          12              0           0         0          0            0            0
   1006966875       11.5        11.5              0           0         0          0            0            0
   1006973714      11.65       11.65              0           0         0          0            0            0
   1006977177       10.9        10.9              0           0         0          0            0            0
   1007015810       10.2        10.2              0           0         0          0            0            0
   1007019120       11.1        11.1              0           0         0          0            0            0
   1007022312       11.2        11.2              0           0         0          0            0            0
   1007032409       10.6        10.6              0           0         0          0            0            0
   1007083862      10.35       10.35              0           0         0          0            0            0
   1007096162      11.45       11.45              0           0         0          0            0            0
   1007123310      10.85       10.85              0           0         0          0            0            0
   1007135174      12.25       12.25              0           0         0          0            0            0
   1007139009       10.5        10.5              0           0         0          0            0            0
   1007171758      10.45       10.45              0           0         0          0            0            0
   1007172329      10.95       10.95              0           0         0          0            0            0
   1007173998      10.99       10.99              0           0         0          0            0            0
   1007189543      11.05       11.05              0           0         0          0            0            0
   1007200897       9.85        9.85              0           0         0          0            0            0
   1007204170         12          12              0           0         0          0            0            0
   1007206276       12.5        12.5              0           0         0          0            0            0
   1007223248      12.75       12.75              0           0         0          0            0            0
   1007224452      11.25       11.25              0           0         0          0            0            0
   1007225727       12.5        12.5              0           0         0          0            0            0
   1007232540      11.95       11.95              0           0         0          0            0            0
   1007234263       11.5        11.5              0           0         0          0            0            0
   1007236877       11.9        11.9              0           0         0          0            0            0
   1007239133      10.85       10.85              0           0         0          0            0            0
   1007245386      10.85       10.85              0           0         0          0            0            0
   1007247419       12.9        12.9              0           0         0          0            0            0
   1007247749         12          12              0           0         0          0            0            0
   1007248098         12          12              0           0         0          0            0            0
   1007250146       10.2        10.2              0           0         0          0            0            0
   1007253580      11.65       11.65              0           0         0          0            0            0
   1007254080       11.9        11.9              0           0         0          0            0            0
   1007254437         12          12              0           0         0          0            0            0
   1007257620      12.55       12.55              0           0         0          0            0            0
   1007258040       10.8        10.8              0           0         0          0            0            0
   1007258460        9.8         9.8              0           0         0          0            0            0
   1007263132       11.9        11.9              0           0         0          0            0            0
   1007263187      11.45       11.45              0           0         0          0            0            0
   1007264177      11.99       11.99              0           0         0          0            0            0
   1007268388       11.5        11.5              0           0         0          0            0            0
   1007271837      10.85       10.85              0           0         0          0            0            0
   1007272453     10.123      10.123              0           0         0          0            0            0
   1007272747      11.25       11.25              0           0         0          0            0            0
   1007275183      12.45       12.45              0           0         0          0            0            0
   1007276770      11.55       11.55              0           0         0          0            0            0
   1007279562       11.4        11.4              0           0         0          0            0            0
   1007279786      12.45       12.45              0           0         0          0            0            0
   1007280792      10.75       10.75              0           0         0          0            0            0
   1007281130      11.15       11.15              0           0         0          0            0            0
   1007281880      11.45       11.45              0           0         0          0            0            0
   1007282111      10.35       10.35              0           0         0          0            0            0
   1007284011      11.05       11.05              0           0         0          0            0            0
   1007284495      11.99       11.99              0           0         0          0            0            0
   1007284609      11.75       11.75              0           0         0          0            0            0
   1007285476      10.55       10.55              0           0         0          0            0            0
   1007288534       11.9        11.9              0           0         0          0            0            0
   1007288678       10.1        10.1              0           0         0          0            0            0
   1007292262      11.45       11.45              0           0         0          0            0            0
   1007294420      12.25       12.25              0           0         0          0            0            0
   1007294901       11.4        11.4              0           0         0          0            0            0
   1007299979      11.65       11.65              0           0         0          0            0            0
   1007300743       10.5        10.5              0           0         0          0            0            0
   1007301341      10.55       10.55              0           0         0          0            0            0
   1007304384      11.85       11.85              0           0         0          0            0            0
   1007304570       12.5        12.5              0           0         0          0            0            0
   1007304712         12          12              0           0         0          0            0            0
   1007305061      11.45       11.45              0           0         0          0            0            0
   1007308781      11.05       11.05              0           0         0          0            0            0
   1007312213      11.25       11.25              0           0         0          0            0            0
   1007312231       10.6        10.6              0           0         0          0            0            0
   1007318440      12.25       12.25              0           0         0          0            0            0
   1007319555     10.123      10.123              0           0         0          0            0            0
   1007323407      12.25       12.25              0           0         0          0            0            0
   1007325281       11.3        11.3              0           0         0          0            0            0
   1007325423         12          12              0           0         0          0            0            0
   1007325646       11.8        11.8              0           0         0          0            0            0
   1007325904      11.85       11.85              0           0         0          0            0            0
   1007328554         12          12              0           0         0          0            0            0
   1007328741       11.3        11.3              0           0         0          0            0            0
   1007329438       12.2        12.2              0           0         0          0            0            0
   1007330621      11.99       11.99              0           0         0          0            0            0
   1007330676      11.75       11.75              0           0         0          0            0            0
   1007330836      11.35       11.35              0           0         0          0            0            0
   1007331899      12.15       12.15              0           0         0          0            0            0
   1007334896       10.6        10.6              0           0         0          0            0            0
   1007337358       11.5        11.5              0           0         0          0            0            0
   1007338231      12.15       12.15              0           0         0          0            0            0
   1007338464      11.65       11.65              0           0         0          0            0            0
   1007342244       11.5        11.5              0           0         0          0            0            0
   1007344625      11.99       11.99              0           0         0          0            0            0
   1007345376       11.9        11.9              0           0         0          0            0            0
   1007345615      12.15       12.15              0           0         0          0            0            0
   1007346339       11.4        11.4              0           0         0          0            0            0
   1007346491      11.99       11.99              0           0         0          0            0            0
   1007353936      11.85       11.85              0           0         0          0            0            0
   1007354258      11.75       11.75              0           0         0          0            0            0
   1007355159       13.7        13.7              0           0         0          0            0            0
   1007356666       11.3        11.3              0           0         0          0            0            0
   1007356924       11.3        11.3              0           0         0          0            0            0
   1007358986      11.75       11.75              0           0         0          0            0            0
   1007361302       11.5        11.5              0           0         0          0            0            0
   1007362007     10.123      10.123              0           0         0          0            0            0
   1007362800      11.99       11.99              0           0         0          0            0            0
   1007365139         12          12              0           0         0          0            0            0
   1007366094        9.8         9.8              0           0         0          0            0            0
   1007366316       11.4        11.4              0           0         0          0            0            0
   1007370846      10.35       10.35              0           0         0          0            0            0
   1007371925         12          12              0           0         0          0            0            0
   1007375431       11.4        11.4              0           0         0          0            0            0
   1007376163      10.99       10.99              0           0         0          0            0            0
   1007377947      12.25       12.25              0           0         0          0            0            0
   1007378081      9.623       9.623              0           0         0          0            0            0
   1007379053      10.85       10.85              0           0         0          0            0            0
   1007381059      11.05       11.05              0           0         0          0            0            0
   1007385705      12.05       12.05              0           0         0          0            0            0
   1007387400       8.71        8.71              0           0         0          0            0            0
   1007397943       10.6        10.6              0           0         0          0            0            0
   1007401652      11.95       11.95              0           0         0          0            0            0
   1007402410      11.45       11.45              0           0         0          0            0            0
   1007404445      12.15       12.15              0           0         0          0            0            0
   1007404784       12.4        12.4              0           0         0          0            0            0
   1007407816        9.8         9.8              0           0         0          0            0            0
   1007408619      11.45       11.45              0           0         0          0            0            0
   1007409066      11.99       11.99              0           0         0          0            0            0
   1007409477      12.45       12.45              0           0         0          0            0            0
   1007412454         11          11              0           0         0          0            0            0
   1007417057         12          12              0           0         0          0            0            0
   1007420962      10.99       10.99              0           0         0          0            0            0
   1007426582       10.1        10.1              0           0         0          0            0            0
   1007427126      11.35       11.35              0           0         0          0            0            0
   1007428777      11.65       11.65              0           0         0          0            0            0
   1007429561         11          11              0           0         0          0            0            0
   1007450616       11.8        11.8              0           0         0          0            0            0
   1007452124      12.15       12.15              0           0         0          0            0            0
   1007510650       11.5        11.5              0           0         0          0            0            0
     38842217     11.375      11.375              0           0         0          0            0            0
     38842225     11.375      11.375              0           0         0          0            0            0
     38842233         12          12              0           0         0          0            0            0
     38842241         12          12              0           0         0          0            0            0
     38842258         12          12              0           0         0          0            0            0
     38842266       11.4        11.4              0           0         0          0            0            0
     38842274      10.75       10.75              0           0         0          0            0            0
     38842282      11.99       11.99              0           0         0          0            0            0
     38842290       10.9        10.9              0           0         0          0            0            0
     38842308      11.45       11.45              0           0         0          0            0            0
     38842316      10.99       10.99              0           0         0          0            0            0
     38842324       11.5        11.5              0           0         0          0            0            0
     38842332       11.5        11.5              0           0         0          0            0            0
     38842340     11.875      11.875              0           0         0          0            0            0
     38842357     11.875      11.875              0           0         0          0            0            0
     38842365       11.2        11.2              0           0         0          0            0            0
     38842373       11.2        11.2              0           0         0          0            0            0
     38842381       10.9        10.9              0           0         0          0            0            0
     38842399       10.5        10.5              0           0         0          0            0            0
     38842407       10.9        10.9              0           0         0          0            0            0
     38842415       10.7        10.7              0           0         0          0            0            0
     38842423      10.38       10.38              0           0         0          0            0            0
     38842431      11.53       11.53              0           0         0          0            0            0
     38842449       11.5        11.5              0           0         0          0            0            0
     38842456      11.83       11.83              0           0         0          0            0            0
     38842464     11.375      11.375              0           0         0          0            0            0
     38842472      11.83       11.83              0           0         0          0            0            0
     38842480      12.38       12.38              0           0         0          0            0            0
     38842498     13.225      13.225              0           0         0          0            0            0
     38842506       10.5        10.5              0           0         0          0            0            0
     38842514      10.83       10.83              0           0         0          0            0            0
     38842522       10.9        10.9              0           0         0          0            0            0
     38842530      10.95       10.95              0           0         0          0            0            0
     38842548      11.63       11.63              0           0         0          0            0            0
     38842555         11          11              0           0         0          0            0            0
     38842563       9.95        9.95              0           0         0          0            0            0
     38842571     12.775      12.775              0           0         0          0            0            0
     38842589     12.775      12.775              0           0         0          0            0            0
     38842597       12.2        12.2              0           0         0          0            0            0
     38842605     11.475      11.475              0           0         0          0            0            0
     38842613     11.075      11.075              0           0         0          0            0            0
     38842621      10.38       10.38              0           0         0          0            0            0
     38842639       11.5        11.5              0           0         0          0            0            0
     38842647      10.95       10.95              0           0         0          0            0            0
     38842654       10.5        10.5              0           0         0          0            0            0
     38842662       10.9        10.9              0           0         0          0            0            0
     38842670       10.5        10.5              0           0         0          0            0            0
     38842688        9.5         9.5              0           0         0          0            0            0
     38842696      10.75       10.75              0           0         0          0            0            0
     38842704      10.12       10.12              0           0         0          0            0            0
     38842712      10.12       10.12              0           0         0          0            0            0
     38842720      10.11       10.11              0           0         0          0            0            0
     38842738      10.12       10.12              0           0         0          0            0            0
     38842746      10.12       10.12              0           0         0          0            0            0
     38842753      13.23       13.23              0           0         0          0            0            0
     38842761       9.95        9.95              0           0         0          0            0            0
     38842779      10.11       10.11              0           0         0          0            0            0
     38842787      10.11       10.11              0           0         0          0            0            0
     38842795      10.11       10.11              0           0         0          0            0            0
     38842803      11.99       11.99              0           0         0          0            0            0
     38842837      12.08       12.08              0           0         0          0            0            0
     38842811       10.5        10.5              0           0         0          0            0            0
     38842829       10.4        10.4              0           0         0          0            0            0
      3321520      10.25       10.25              0           0         0          0            0            0
      3322423         12          12              0           0         0          0            0            0
      3323847      9.875       9.875              0           0         0          0            0            0
      3323849        9.5         9.5              0           0         0          0            0            0
      3328023       11.5        11.5              0           0         0          0            0            0
      3329332       10.5        10.5              0           0         0          0            0            0
      3335343         12          12              0           0         0          0            0            0
      3335724      9.875       9.875              0           0         0          0            0            0
      3336896       11.5        11.5              0           0         0          0            0            0
      3336919       11.5        11.5              0           0         0          0            0            0
      3338399         11          11              0           0         0          0            0            0
      3338716     11.375      11.375              0           0         0          0            0            0
      3338753       8.75        8.75              0           0         0          0            0            0
      3341851      9.875       9.875              0           0         0          0            0            0
      3342721         10          10              0           0         0          0            0            0
      3343712      11.75       11.75              0           0         0          0            0            0
      3344166         11          11              0           0         0          0            0            0
      3345040         12          12              0           0         0          0            0            0
      3345045       10.5        10.5              0           0         0          0            0            0
      3345733         11          11              0           0         0          0            0            0
      3347419         12          12              0           0         0          0            0            0
      3348946      11.25       11.25              0           0         0          0            0            0
      3350099      11.75       11.75              0           0         0          0            0            0
      3351427         12          12              0           0         0          0            0            0
      3352872       11.5        11.5              0           0         0          0            0            0
      3352876     10.875      10.875              0           0         0          0            0            0
      3352912      9.375       9.375              0           0         0          0            0            0
      3352914     10.625      10.625              0           0         0          0            0            0
      3353119         10          10              0           0         0          0            0            0
      3353252       11.5        11.5              0           0         0          0            0            0
      3354948      10.75       10.75              0           0         0          0            0            0
      3355707      10.25       10.25              0           0         0          0            0            0
      3358425       11.5        11.5              0           0         0          0            0            0
      3358760         12          12              0           0         0          0            0            0
      3358788         12          12              0           0         0          0            0            0
      3358790         12          12              0           0         0          0            0            0
      3361371       11.5        11.5              0           0         0          0            0            0
      3362311       10.5        10.5              0           0         0          0            0            0
      3364648          9           9              0           0         0          0            0            0
      3365735       9.75        9.75              0           0         0          0            0            0
      3365739         10          10              0           0         0          0            0            0
      3367643      9.875       9.875              0           0         0          0            0            0
      3371152         10          10              0           0         0          0            0            0
      3371412      11.75       11.75              0           0         0          0            0            0
      3372742         12          12              0           0         0          0            0            0
      3372744         10          10              0           0         0          0            0            0
      3372841     11.375      11.375              0           0         0          0            0            0
      3373801      9.875       9.875              0           0         0          0            0            0
      3374412      12.25       12.25              0           0         0          0            0            0
      3374569       10.5        10.5              0           0         0          0            0            0
      3375266         12          12              0           0         0          0            0            0
      3375458      11.25       11.25              0           0         0          0            0            0
      3375719      10.25       10.25              0           0         0          0            0            0
      3375725       9.75        9.75              0           0         0          0            0            0
      3376007       9.75        9.75              0           0         0          0            0            0
      3376038      11.25       11.25              0           0         0          0            0            0
      3377129         12          12              0           0         0          0            0            0
      3378463      11.25       11.25              0           0         0          0            0            0
      3379504      11.75       11.75              0           0         0          0            0            0
      3379826      10.75       10.75              0           0         0          0            0            0
      3380648       11.5        11.5              0           0         0          0            0            0
      3382398      10.75       10.75              0           0         0          0            0            0
      3382548       9.75        9.75              0           0         0          0            0            0
      3383824         12          12              0           0         0          0            0            0
      3392892         12          12              0           0         0          0            0            0
      3395066        9.5         9.5              0           0         0          0            0            0
      3396567      9.875       9.875              0           0         0          0            0            0
      3397254     16.375      16.375              0           0         0          0            0            0
      3403727         11          11              0           0         0          0            0            0
      3403730         13          13              0           0         0          0            0            0
      3408561      15.75       15.75              0           0         0          0            0            0
      3409322     15.875      15.875              0           0         0          0            0            0
      3411005      13.75       13.75              0           0         0          0            0            0
      3416121      14.75       14.75              0           0         0          0            0            0
      3416128      13.99       13.99              0           0         0          0            0            0
      3416132      14.99       14.99              0           0         0          0            0            0
      3416164      11.25       11.25              0           0         0          0            0            0
      3417255         11          11              0           0         0          0            0            0
      3418868     11.875      11.875              0           0         0          0            0            0
      3420283      14.75       14.75              0           0         0          0            0            0
      3421966      15.99       15.99              0           0         0          0            0            0
      3421968      13.25       13.25              0           0         0          0            0            0
      3423253       9.75        9.75              0           0         0          0            0            0
      3423280     13.875      13.875              0           0         0          0            0            0
      3423394      11.25       11.25              0           0         0          0            0            0
      3424225      12.25       12.25              0           0         0          0            0            0
      3424226      10.75       10.75              0           0         0          0            0            0
      3424563       9.62        9.62              0           0         0          0            0            0
      3424565      10.62       10.62              0           0         0          0            0            0
      3424567     11.875      11.875              0           0         0          0            0            0
      3424568     12.875      12.875              0           0         0          0            0            0
      3424569       10.5        10.5              0           0         0          0            0            0
      3424570      11.25       11.25              0           0         0          0            0            0
      3425409      11.75       11.75              0           0         0          0            0            0
      3425411      12.25       12.25              0           0         0          0            0            0
      3425413     14.625      14.625              0           0         0          0            0            0
      3425914      13.25       13.25              0           0         0          0            0            0
      3426892       14.5        14.5              0           0         0          0            0            0
      3426894      14.25       14.25              0           0         0          0            0            0
      3426896      14.25       14.25              0           0         0          0            0            0
      3429138       14.5        14.5              0           0         0          0            0            0
      3429139      11.25       11.25              0           0         0          0            0            0
      3429976      10.75       10.75              0           0         0          0            0            0
      3432284       12.5        12.5              0           0         0          0            0            0
      3432291       10.9        10.9              0           0         0          0            0            0
      3433546       16.5        16.5              0           0         0          0            0            0
      3435294      11.25       11.25              0           0         0          0            0            0
      3436378        9.5         9.5              0           0         0          0            0            0
      3436380       11.5        11.5              0           0         0          0            0            0
      3436625     12.375      12.375              0           0         0          0            0            0
      3436711      10.14       10.14              0           0         0          0            0            0
      3439794       16.5        16.5              0           0         0          0            0            0
      3441128     13.625      13.625              0           0         0          0            0            0
      3441602      12.99       12.99              0           0         0          0            0            0
      3442168      12.99       12.99              0           0         0          0            0            0
      3442527     13.125      13.125              0           0         0          0            0            0
      3442528      14.25       14.25              0           0         0          0            0            0
      3446241     12.375      12.375              0           0         0          0            0            0
      3446244      12.25       12.25              0           0         0          0            0            0
      3447176      13.99       13.99              0           0         0          0            0            0
      3447178      10.14       10.14              0           0         0          0            0            0
      3448422      9.625       9.625              0           0         0          0            0            0
      3452132      14.25       14.25              0           0         0          0            0            0
      3454099       14.5        14.5              0           0         0          0            0            0
      3454101      17.25       17.25              0           0         0          0            0            0
      3458736         12          12              0           0         0          0            0            0
      3460597      14.25       14.25              0           0         0          0            0            0
      3462026      16.75       16.75              0           0         0          0            0            0
      3462582      14.25       14.25              0           0         0          0            0            0
      3462625      14.25       14.25              0           0         0          0            0            0
      3462713     10.875      10.875              0           0         0          0            0            0
      3465630       11.5        11.5              0           0         0          0            0            0
      3465997      14.25       14.25              0           0         0          0            0            0
      3145556         10          10              0           0         0          0            0            0
      3124492       11.5        11.5              0           0         0          0            0            0

ANUM              CITY                                         STATE      COUNTY                 ZIP             UNITS
-----------------------------------------------------------------------------------------------------------------------
   1000001971     San Jacinto                                  CA         Riverside                    92583         1
   1000001974     Boynton Beach                                FL         Palm Beach                   33437         1
   1000002107     Sacramento                                   CA         Sacramento                   95838         1
   1000002110     Los Angeles                                  CA         Los Angeles                  90003         1
   1000002116     Santa Ana                                    CA         Orange                       92704         1
   1000002119     Hollywood                                    FL         Broward                      33024         1
   1000002122     Palmdale                                     CA         Los Angeles                  93591         1
   1000002128     Annapolis                                    MD         Anne Arundel                 21403         1
   1000002130     Dallas                                       GA         Paulding                     30132         1
   1000002133     San Diego                                    CA         San Diego                    92113         1
   1000002135     Norco                                        CA         Riverside                    92860         1
   1000002138     Wellington                                   FL         Palm Beach                   33414         1
   1000272674     Leicester                                    MA         Worcester                     1524         1
   1000277555     Woodbridge                                   VA         Prince William               22191         1
   1000279559     Lawrence                                     MA         Essex                         1841         1
   1000280821     Edmond                                       OK         Oklahoma                     73034         1
   1000281507     Westminster                                  CA         Orange                       92683         2
   1000283655     Stickney                                     IL         Cook                         60402         1
   1000284135     Culver City                                  CA         Los Angeles                  90232         2
   1000286489     Chelsea                                      MA         Suffolk                       2150         1
   1000286988     Pleasant Grove                               UT         Utah                         84062         2
   1000287461     Mesa                                         AZ         Maricopa                     85204         1
   1000287938     Corona                                       CA         Riverside                    92882         1
   1000288003     Banning                                      CA         Riverside                    92220         1
   1000289991     Ft Lauderdale                                FL         Broward                      33311         1
   1000290912     North Miami                                  FL         Miami-Dade                   33181         1
   1000292505     Boston                                       MA         Suffolk                       2128         3
   1000292712     Surprise                                     AZ         Maricopa                     85374         1
   1000292719     Azusa                                        CA         Los Angeles                  91702         1
   1000292739     Margate                                      FL         Broward                      33063         1
   1000292862     San Bernardino                               CA         San Bernardino               92411         1
   1000293042     Miami                                        FL         Miami-Dade                   33179         1
   1000293518     Lake Forest                                  CA         Orange                       92630         1
   1000293607     Lauglin                                      NV         Clark                        89029         1
   1000293892     Orange                                       CA         Orange                       92869         1
   1000294626     Romoland                                     CA         Riverside                    92585         1
   1000295562     El Centro                                    CA         Imperial                     92243         1
   1000295675     Sandston                                     VA         Henrico                      23150         1
   1000295759     Lancaster                                    CA         Los Angeles                  93536         1
   1000296161     Gaithersburg                                 MD         Montgomery                   20878         1
   1000296366     Duarte                                       CA         Los Angeles                  91010         1
   1000296428     Elizabeth                                    NJ         Union                         7202         2
   1000298432     Revere                                       MA         Suffolk                       2151         2
   1000298639     Melbourne                                    FL         Brevard                      32940         1
   1000298645     Calimesa                                     CA         Riverside                    92320         1
   1000298964     Bakersfield                                  CA         Kern                         93309         1
   1000299032     Moreno Valley                                CA         Riverside                    92551         1
   1000299139     Capitol Heights                              MD         Prince Georges               20743         1
   1000299573     Hemet                                        CA         Riverside                    92545         1
   1000299668     West Jordan                                  UT         Salt Lake                    84088         1
   1000299925     Tucson                                       AZ         Pima                         85748         1
   1000300059     Coachella                                    CA         Riverside                    92236         1
   1000300089     North Las Vegas                              NV         Clark                        89030         1
   1000300174     Santa Clarita                                CA         Los Angeles                  91351         1
   1000300175     Wappingers Falls                             NY         Westchester                  12590         1
   1000300346     Corona                                       CA         Riverside                    92882         1
   1000300380     San Diego                                    CA         San Diego                    92113         1
   1000300384     Jersey City                                  NJ         Hudson                        7304         2
   1000300395     Stockton                                     CA         San Joaquin                  95212         1
   1000300973     Tucson                                       AZ         Pima                         85719         1
   1000301200     Washington                                   DC                                      20004         1
   1000301227     Fontana                                      CA         San Bernardino               92335         1
   1000301253     Big Bear Lake                                CA         San Bernardino               92315         1
   1000301277     Baltimore                                    MD         Baltimore City               21230         1
   1000301371     Phoenix                                      AZ         Maricopa                     85051         1
   1000301388     San Diego                                    CA         San Diego                    92113         1
   1000301401     Oro Grande                                   CA         San Bernardino               92368         1
   1000301457     Folsom                                       CA         Sacramento                   95630         1
   1000301474     Saint Augustine                              FL         St Johns                     32092         1
   1000301800     Orange                                       CA         Orange                       92868         2
   1000301813     Bakersfield                                  CA         Kern                         93314         1
   1000301832     Big Bear Lake                                CA         San Bernardino               92315         1
   1000301976     Tucson                                       AZ         Pima                         85746         1
   1000302119     Los Angeles                                  CA         Los Angeles                  91352         1
   1000302230     Manassas                                     VA         Prince William               20112         1
   1000302363     Paramount                                    CA         Los Angeles                  90723         1
   1000302420     Norwalk                                      CT         Fairfield                     6850         1
   1000302462     Las Vegas                                    NV         Clark                        89107         1
   1000302482     Detroit                                      MI         Wayne                        48221         1
   1000302525     Miami                                        FL         Miami-Dade                   33193         1
   1000302599     Buckeye                                      AZ         Maricopa                     85326         1
   1000302703     Fallbrook                                    CA         San Diego                    92028         1
   1000302819     Rancho Cucamonga                             CA         San Bernardino               91739         1
   1000302830     The Villages                                 FL         Sumter                       32162         1
   1000302852     Hartford                                     CT         Hartford                      6114         2
   1000303010     San Diego                                    CA         San Diego                    92110         1
   1000303057     Moreno Valley                                CA         Riverside                    92557         1
   1000303094     Auburndale                                   FL         Polk                         33823         1
   1000303119     Camden Wyoming                               DE         Kent                         19934         1
   1000303133     Reisterstown                                 MD         Baltimore                    21136         1
   1000303176     San Jose                                     CA         Santa Clara                  95122         1
   1000303240     Las Vegas                                    NV         Clark                        89128         1
   1000303308     North Las Vegas                              NV         Clark                        89032         1
   1000303369     Washington                                   DC                                      20002         2
   1000303441     California City                              CA         Kern                         93505         1
   1000303584     Monterey Park                                CA         Los Angeles                  91754         1
   1000303585     Carlsbad                                     CA         San Diego                    92009         1
   1000303653     Los Angeles                                  CA         Los Angeles                  91606         1
   1000303695     Woodbridge                                   VA         Prince William               22193         1
   1000303698     Newark                                       CA         Alameda                      94560         1
   1000304037     Bakersfield                                  CA         Kern                         93304         1
   1000304057     Willowbrook                                  IL         Du Page                      60527         1
   1000304097     San Bernardino                               CA         San Bernardino               92410         1
   1000304144     Vista                                        CA         San Diego                    92083         2
   1000304228     Lakewood                                     CA         Los Angeles                  90712         1
   1000304275     Apple Valley                                 CA         San Bernardino               92307         1
   1000304334     Philadephia                                  PA         Philadelphia                 19120         1
   1000304369     Palmdale                                     CA         Los Angeles                  93551         1
   1000304381     Temple Hills                                 MD         Prince Georges               20748         1
   1000304421     Los Angeles                                  CA         Los Angeles                  90043         1
   1000304445     Springfield                                  MO         Greene                       65804         1
   1000304452     Colton                                       CA         San Bernardino               92324         1
   1000304456     Landcaster                                   CA         Los Angeles                  93505         1
   1000304510     Marlborough                                  MA         Middlesex                     1752         1
   1000304592     Adel                                         GA         Cook                         31620         1
   1000304714     Laguna Hills                                 CA         Orange                       92653         1
   1000304814     Olney                                        MD         Montgomery                   20832         1
   1000304825     Fountain Hills                               AZ         Maricopa                     85268         1
   1000304842     University City                              WA         Pierce                       98467         1
   1000304892     Brentwood                                    NY         Suffolk                      11717         1
   1000304969     Lake Havasu City                             AZ         Mohave                       86406         1
   1000304972     Boca Raton                                   FL         Palm Beach                   33433         1
   1000305040     Baltimore                                    MD         Baltimore                    21222         1
   1000305072     Huntington Park                              CA         Los Angeles                  90255         1
   1000305132     Lawndale                                     CA         Los Angeles                  90260         1
   1000305170     Hallandale Beach                             FL         Broward                      33009         1
   1000305207     Escondido                                    CA         San Diego                    92027         1
   1000305254     Atlanta                                      GA         Fulton                       30314         1
   1000305255     Germantown                                   TN         Shelby                       38138         1
   1000305332     Placentia                                    CA         Orange                       92870         1
   1000305357     Whittier                                     CA         Los Angeles                  90604         1
   1000305414     Boston                                       MA         Suffolk                       2121         1
   1000305452     Lancaster                                    CA         Los Angeles                  93536         1
   1000305463     Brooklyn                                     NY         Kings                        11236         2
   1000305465     District Heights                             MD         Prince Georges               20747         1
   1000305510     Chula Vista                                  CA         San Diego                    91913         1
   1000305549     Columbia                                     MD         Howard                       21044         1
   1000305571     San Fernando                                 CA         Los Angeles                  91340         1
   1000305574     Falls Church                                 VA         Falls Church                 22046         1
   1000305608     Alpharetta                                   GA         Fulton                       30022         1
   1000305615     Antioch                                      CA         Contra Costa                 94531         1
   1000305737     Silver Spring                                MD         Montgomery                   20904         1
   1000305743     Sacramento                                   CA         Sacramento                   95823         1
   1000305774     Victorville                                  CA         San Bernardino               92392         1
   1000305815     Lomita                                       CA         Los Angeles                  90717         1
   1000305824     Panama City                                  FL         Bay                          32405         1
   1000305864     Azusa                                        CA         Los Angeles                  91702         1
   1000305865     Philadelphia                                 PA         Philadelphia                 19120         1
   1000305870     El Centro                                    CA         Imperial                     92243         1
   1000305918     Santee                                       CA         San Diego                    92071         1
   1000305931     Oceanside                                    CA         San Diego                    92054         1
   1000305999     Las Vegas                                    NV         Clark                        89139         1
   1000306040     Windsor Mill                                 MD         Baltimore                    21244         1
   1000306082     Las Vegas                                    NV         Clark                        89130         1
   1000306106     Canoga Park                                  CA         Los Angeles                  91304         1
   1000306140     Fontana                                      CA         San Bernardino               92336         1
   1000306142     Chula Vista                                  CA         San Diego                    91910         1
   1000306152     Los Angeles                                  CA         Los Angeles                  90044         2
   1000306185     Mission Viejo                                CA         Orange                       92691         1
   1000306204     Fitchburg                                    MA         Worcester                     1420         1
   1000306232     Triangle                                     VA         Prince William               22172         1
   1000306233     Port Saint Lucie                             FL         St Lucie                     34953         1
   1000306295     Pleasant Garden                              NC         Guilford                     27313         1
   1000306375     Chandler                                     AZ         Maricopa                     85226         1
   1000306443     La Palma                                     CA         Orange                       90623         1
   1000306450     Warren                                       MI         Macomb                       48093         1
   1000306461     Lancaster                                    CA         Los Angeles                  93535         1
   1000306482     Manalapan                                    NJ         Monmouth                      7726         1
   1000306493     Pomona                                       CA         Los Angeles                  91766         1
   1000306547     Washington                                   DC                                      20032         2
   1000306577     Los Angeles                                  CA         Los Angeles                  90044         1
   1000306580     Las Vegas                                    NV         Clark                        89115         1
   1000306593     Beaumont                                     CA         Riverside                    92223         1
   1000306614     Enfield                                      CT         Hartford                      6082         1
   1000306672     Albuquerque                                  NM         Bernalillo                   89120         1
   1000306692     Hesperia                                     CA         San Bernardino               92345         1
   1000306733     Adelanto                                     CA         San Bernardino               92301         1
   1000306749     Los Angeles                                  CA         Los Angeles                  90023         1
   1000306772     Westminster                                  CA         Orange                       92683         1
   1000306797     Los Angeles                                  CA         Los Angeles                  91306         1
   1000306856     Livermore                                    CA         Alameda                      94550         1
   1000306858     Baltimore                                    MD         Baltimore City               21206         1
   1000306860     Bloomfield                                   NJ         Essex                         7003         2
   1000306866     Suwanee                                      GA         Gwinnett                     30024         1
   1000306905     San Marcos                                   CA         San Diego                    92078         1
   1000306946     Whittier                                     CA         Los Angeles                  90605         1
   1000307012     Compton                                      CA         Los Angeles                  90220         2
   1000307076     Northridge Area                              CA         Los Angeles                  91326         1
   1000307137     East Hartford                                CT         Hartford                      6118         1
   1000307164     West Hills                                   CA         Los Angeles                  91307         1
   1000307204     Winthrop                                     MA         Suffolk                       2152         2
   1000307302     Sylmar                                       CA         Los Angeles                  91342         1
   1000307303     Crestline                                    CA         San Bernardino               92325         1
   1000307423     Santa Rosa                                   CA         Sonoma                       95407         1
   1000307431     Bellflower                                   CA         Los Angeles                  90706         1
   1000307444     Mira Loma                                    CA         Riverside                    91752         1
   1000307454     Bellflower                                   CA         Los Angeles                  90706         1
   1000307464     Murrieta                                     CA         Riverside                    92563         1
   1000307469     Valley Stream                                NY         Nassau                       11580         1
   1000307472     San Diego                                    CA         San Diego                    92126         1
   1000307498     Corona                                       CA         Riverside                    92880         1
   1000307525     Phoenix                                      AZ         Maricopa                     85033         1
   1000307532     Alexandria                                   VA         Fairfax                      22309         1
   1000307548     Las Vegas                                    NV         Clark                        89121         1
   1000307600     Glendale                                     AZ         Maricopa                     85310         1
   1000307608     Menifee                                      CA         Riverside                    92584         1
   1000307678     Hesperia                                     CA         San Bernardino               92345         1
   1000307685     Fairfield                                    CA         Solano                       94534         1
   1000307714     Los Angeles                                  CA         Los Angeles                  90003         2
   1000307722     Tustin                                       CA         Orange                       92780         1
   1000307799     Redlands                                     CA         San Bernardino               92373         1
   1000307836     Dorchester                                   MA         Suffolk                       2124         2
   1000307906     Anthem                                       AZ         Maricopa                     85086         1
   1000307916     San Bernardino                               CA         San Bernardino               92407         1
   1000307949     Los Angeles                                  CA         Los Angeles                  90026         1
   1000307967     Norco                                        CA         Riverside                    92860         1
   1000307983     Lawndale                                     CA         Los Angeles                  90260         1
   1000308106     San Jose                                     CA         Santa Clara                  95132         1
   1000308111     Opa Locka                                    FL         Miami-Dade                   33056         1
   1000308115     Santa Ana                                    CA         Orange                       92701         1
   1000308131     Columbia                                     MD         Howard                       21046         1
   1000308152     Torrance                                     CA         Los Angeles                  90502         1
   1000308174     Belen                                        NM         Valencia                     87002         1
   1000308198     Chelsea                                      MA         Suffolk                       2150         2
   1000308200     Redlands                                     CA         San Bernardino               92373         1
   1000308229     La Puente                                    CA         Los Angeles                  91744         1
   1000308236     Willcox                                      AZ         Cochise                      85643         1
   1000308251     Glendale                                     AZ         Maricopa                     85304         1
   1000308295     Miami                                        FL         Miami-Dade                   33189         1
   1000308313     South Gate                                   CA         Los Angeles                  90280         1
   1000308341     San Diego                                    CA         San Diego                    92108         1
   1000308374     Mesa                                         AZ         Maricopa                     85204         1
   1000308384     Pembroke Pines                               FL         Broward                      33025         1
   1000308438     Surfside                                     FL         Miami-Dade                   33154         1
   1000308460     Highland                                     CA         San Bernardino               92346         1
   1000308497     Fairfield Township                           NJ         Cumberland                    8302         1
   1000308499     Hyattsville                                  MD         Prince Georges               20785         1
   1000308520     Pueblo                                       CO         Pueblo                       81005         1
   1000308532     Anaheim                                      CA         Orange                       92801         1
   1000308538     Los Angeles                                  CA         Los Angeles                  90003         1
   1000308551     Santa Ana                                    CA         Orange                       92701         2
   1000308606     Hartford                                     CT         Hartford                      6114         2
   1000308610     Woodbridge                                   VA         Prince William               22193         1
   1000308644     Anaheim                                      CA         Orange                       92801         1
   1000308673     Orange                                       CA         Orange                       92869         1
   1000308681     Mesa                                         AZ         Maricopa                     85201         1
   1000308701     Buena Park                                   CA         Orange                       90621         1
   1000308707     Wildomar (Area)                              CA         Riverside                    92595         1
   1000308711     Ontario                                      CA         San Bernardino               91764         1
   1000308712     Las Vegas                                    NV         Clark                        89113         1
   1000308721     Bakersfield                                  CA         Kern                         93312         1
   1000308741     Anaheim                                      CA         Orange                       92804         1
   1000308754     Mission Viejo                                CA         Orange                       92691         1
   1000308781     Lynn                                         MA         Essex                         1902         1
   1000308782     Corona                                       CA         Riverside                    92882         1
   1000308785     Moreno Valley                                CA         Riverside                    92553         1
   1000308795     East New York                                NY         Kings                        11207         2
   1000308836     Hialeah                                      FL         Miami-Dade                   33015         1
   1000308850     Moreno Valley                                CA         Riverside                    92553         1
   1000308872     Irvine                                       CA         Orange                       92620         1
   1000308883     Oakland                                      CA         Alameda                      94605         1
   1000308884     Boulder Creek                                CA         Santa Cruz                   95006         1
   1000308902     Fullerton                                    CA         Orange                       92831         1
   1000308903     Cypress                                      CA         Orange                       90630         1
   1000308917     Capitol Heights                              MD         Prince Georges               20743         1
   1000308933     Las Vegas                                    NV         Clark                        89117         1
   1000308941     Garden Grove                                 CA         Orange                       92844         1
   1000308971     Miami                                        FL         Miami-Dade                   33168         1
   1000308973     Rio Rico                                     AZ         Santa Cruz                   85648         1
   1000308981     Rialto                                       CA         San Bernardino               92376         1
   1000308985     Blommington                                  CA         San Bernardino               92316         1
   1000308986     Temecula                                     CA         Riverside                    92591         1
   1000309019     Whittier                                     CA         Los Angeles                  90606         1
   1000309076     Stafford                                     VA         Stafford                     22554         1
   1000309099     Lindon                                       UT         Utah                         84042         1
   1000309127     Norwalk                                      CA         Los Angeles                  90650         1
   1000309158     Calabasas                                    CA         Los Angeles                  91301         1
   1000309185     Spring Grove                                 PA         York                         17362         1
   1000309188     Canoga Park Area                             CA         Los Angeles                  91304         1
   1000309248     Hyattsville                                  MD         Prince Georges               20783         1
   1000309257     Powder Springs                               GA         Cobb                         30127         1
   1000309264     Sacramento                                   CA         Sacramento                   95826         1
   1000309305     Reno                                         NV         Washoe                       89506         1
   1000309312     Norwalk                                      CA         Los Angeles                  90650         1
   1000309322     Bay Shore                                    NY         Suffolk                      11706         1
   1000309340     Highland                                     CA         San Bernardino               92346         1
   1000309351     Downey                                       CA         Los Angeles                  90242         1
   1000309365     Palmer Township                              PA         Northampton                  18045         1
   1000309372     West Orange Township                         NJ         Essex                         7052         1
   1000309391     Palmdale                                     CA         Los Angeles                  93550         1
   1000309396     Los Angeles Area                             CA         Los Angeles                  90043         1
   1000309414     Germantown                                   MD         Montgomery                   20784         1
   1000309456     Rialto                                       CA         San Bernardino               92377         1
   1000309459     Patterson                                    CA         Stanislaus                   95363         1
   1000309460     San Pablo                                    CA         Contra Costa                 94806         1
   1000309461     Orange                                       CA         Orange                       92867         1
   1000309470     Hesperia                                     CA         San Bernardino               92345         1
   1000309475     Lawrenceville                                GA         Gwinnett                     30044         1
   1000309500     Brentwood                                    CA         Contra Costa                 94513         1
   1000309505     Miami                                        FL         Miami-Dade                   33127         1
   1000309512     La Habra                                     CA         Orange                       90631         1
   1000309531     Arlington                                    VA         Arlington                    22207         1
   1000309535     Sylmar                                       CA         Los Angeles                  91342         1
   1000309538     Casa Grande                                  AZ         Pinal                        85222         1
   1000309556     La Mesa                                      CA         San Diego                    91941         1
   1000309592     Palmdale                                     CA         Los Angeles                  93591         1
   1000309596     Corona                                       CA         Riverside                    92880         1
   1000309601     Salt Lake City                               UT         Salt Lake                    84106         1
   1000309606     Anaheim                                      CA         Orange                       92807         1
   1000309609     Phoenix                                      AZ         Maricopa                     85033         1
   1000309647     Washington                                   DC                                      20017         1
   1000309648     Derwood                                      MD         Montgomery                   20855         1
   1000309664     Hawthorne                                    CA         Los Angeles                  90304         2
   1000309665     Phoenix                                      AZ         Maricopa                     85029         1
   1000309678     Anaheim                                      CA         Orange                       92804         1
   1000309679     Kelso                                        WA         Cowlitz                      98626         1
   1000309684     Miami                                        FL         Miami-Dade                   33185         1
   1000309695     Upland                                       CA         San Bernardino               91784         1
   1000309725     Mableton                                     GA         Cobb                         30126         1
   1000309733     Rancho Mirage                                CA         Riverside                    92270         1
   1000309741     Moreno Valley                                CA         Riverside                    92553         1
   1000309778     Encinitas                                    CA         San Diego                    92024         1
   1000309783     Ventura                                      CA         Ventura                      93003         1
   1000309817     Henderson                                    NV         Clark                        89015         1
   1000309825     Los Angeles                                  CA         Los Angeles                  91343         1
   1000309861     Lancaster                                    CA         Los Angeles                  93535         1
   1000309883     Whittier                                     CA         Los Angeles                  90602         1
   1000309905     Los Angeles                                  CA         Los Angeles                  91605         1
   1000309926     Las Vegas                                    NV         Clark                        89110         1
   1000309930     Newark                                       NJ         Essex                         7107         2
   1000309939     Reseda                                       CA         Los Angeles                  91335         1
   1000309941     Vallejo                                      CA         Solano                       94590         1
   1000309950     Belleville                                   MI         Wayne                        48111         1
   1000309971     El Centro                                    CA         Imperial                     92243         1
   1000309975     Los Angeles                                  CA         Los Angeles                  90012         1
   1000309980     Ontario                                      CA         San Bernardino               91761         1
   1000310048     Lawrenceville                                GA         Gwinnett                     30044         1
   1000310055     Moreno Valley                                CA         Riverside                    92555         1
   1000310066     Anaheim                                      CA         Orange                       92805         1
   1000310068     Douglasville                                 GA         Douglas                      30134         1
   1000310087     Phoenix                                      AZ         Maricopa                     85035         1
   1000310120     Bronx                                        NY         Bronx                        10457         2
   1000310156     Meniffe                                      CA         Riverside                    92584         1
   1000310257     Highland                                     CA         San Bernardino               92410         1
   1000310260     Ontario                                      CA         San Bernardino               91764         1
   1000310265     Broomfield                                   CO         Broomfield                   80020         1
   1000310308     Bronx                                        NY         Bronx                        10466         1
   1000310310     Locust Grove                                 GA         Henry                        30248         1
   1000310329     Phoenix                                      AZ         Maricopa                     85040         1
   1000310342     Carson                                       CA         Los Angeles                  90746         1
   1000310363     Denver                                       CO         Denver                       80223         1
   1000310366     Riverside                                    CA         Riverside                    92503         1
   1000310391     Glendale                                     AZ         Maricopa                     85303         1
   1000310394     Baltimore                                    MD         Baltimore City               21224         1
   1000310407     Greensboro                                   NC         Guilford                     27406         1
   1000310415     Port Saint Lucie                             FL         St Lucie                     34952         1
   1000310427     Hapeville                                    GA         Fulton                       30354         1
   1000310452     Oceanside                                    CA         San Diego                    92057         1
   1000310458     Rialto                                       CA         San Bernardino               92376         1
   1000310510     Chino                                        CA         San Bernardino               91710         1
   1000310514     Mesa                                         AZ         Maricopa                     85203         1
   1000310517     Pacifica                                     CA         San Mateo                    94044         1
   1000310548     Tucson                                       AZ         Pima                         85715         1
   1000310557     San Diego                                    CA         San Diego                    92078         1
   1000310566     Green Valley                                 AZ         Pima                         85614         1
   1000310572     Santa Clarita                                CA         Los Angeles                  91354         1
   1000310580     Placentia                                    CA         Orange                       92870         1
   1000310630     Beaumont                                     CA         Riverside                    92223         1
   1000310634     Santa Maria                                  CA         Santa Barbara                93454         1
   1000310636     Henderson                                    NV         Clark                        89015         1
   1000310660     Santa Maria                                  CA         Santa Barbara                93455         1
   1000310665     Rancho Cucamonga                             CA         San Bernardino               91737         1
   1000310667     Chino                                        CA         San Bernardino               91710         1
   1000310719     Diamond Bar                                  CA         Los Angeles                  91765         1
   1000310753     Laurel                                       MD         Prince Georges               20707         1
   1000310758     Tolleson                                     AZ         Maricopa                     85353         1
   1000310800     Moreno Valley                                CA         Riverside                    92557         1
   1000310813     Leigh Acres                                  FL         Lee                          33971         1
   1000310815     San Bernardino                               CA         San Bernardino               92408         2
   1000310861     St. George                                   UT         Washington                   84770         1
   1000310868     Hacienda Heights                             CA         Los Angeles                  91745         1
   1000310902     Mesa                                         AZ         Maricopa                     85209         1
   1000310912     Hazlet                                       NJ         Monmouth                      7730         1
   1000310915     Corona                                       CA         Riverside                    92880         1
   1000310919     Alexandria                                   VA         Fairfax                      22309         1
   1000310953     American Fork                                UT         Utah                         84003         1
   1000311017     Anthem                                       AZ         Maricopa                     85086         1
   1000311035     Ann Arbor                                    MI         Washtenaw                    48103         1
   1000311036     Compton Area                                 CA         Los Angeles                  90221         1
   1000311062     Toms River                                   NJ         Ocean                         8755         1
   1000311066     Escondido                                    CA         San Diego                    92025         2
   1000311068     Ontario                                      CA         San Bernardino               91761         1
   1000311113     Anaheim                                      CA         Orange                       92801         1
   1000311131     Fullerton                                    CA         Orange                       92832         1
   1000311138     Los Angeles                                  CA         Los Angeles                  90011         1
   1000311139     Phoenix                                      AZ         Maricopa                     85009         1
   1000311140     Catonsville                                  MD         Baltimore                    21228         1
   1000311143     Jersey City                                  NJ         Hudson                        7305         2
   1000311211     Murrieta                                     CA         Riverside                    92562         1
   1000311221     Chino Hills                                  CA         San Bernardino               91709         1
   1000311260     Fulton                                       CA         Sonoma                       95439         1
   1000311266     St. George                                   UT         Washington                   84770         2
   1000311272     Sunrise                                      FL         Broward                      33351         1
   1000311298     Lakewood                                     CA         Los Angeles                  90712         1
   1000311306     Fallbrook                                    CA         San Diego                    92028         1
   1000311324     Granada Hills                                CA         Los Angeles                  91344         1
   1000311343     Carson                                       CA         Los Angeles                  90745         1
   1000311349     Fairfield                                    CA         Solano                       94534         1
   1000311410     Los Angeles                                  CA         Los Angeles                  90026         1
   1000311415     Covina                                       CA         Los Angeles                  91723         1
   1000311446     Miami                                        FL         Miami-Dade                   33190         1
   1000311453     Elkton                                       MD         Cecil                        21921         1
   1000311458     Page                                         AZ         Coconino                     86040         1
   1000311472     Miami                                        FL         Miami-Dade                   33133         2
   1000311500     Fontana                                      CA         San Bernardino               92336         1
   1000311505     Hackensack                                   NJ         Bergen                        7601         1
   1000311512     Granada Hills                                CA         Los Angeles                  91344         1
   1000311580     Oceanside                                    CA         San Diego                    92056         1
   1000311582     Bellflower                                   CA         Los Angeles                  90706         1
   1000311592     Chula Vista                                  CA         San Diego                    91915         1
   1000311598     Lake Elsinore                                CA         Riverside                    92530         1
   1000311607     Lancaster                                    CA         Los Angeles                  93535         1
   1000311622     Los Angeles                                  CA         Los Angeles                  90062         1
   1000311705     Fontana                                      CA         San Bernardino               92336         1
   1000311706     South Gate                                   CA         Los Angeles                  90280         2
   1000311708     Washington                                   DC                                      20001         1
   1000311718     Whittier                                     CA         Los Angeles                  90602         1
   1000311753     Las Vegas                                    NV         Clark                        89149         1
   1000311762     North Dartmouth                              MA         Bristol                       2747         1
   1000311770     Indio                                        CA         Riverside                    92201         1
   1000311774     Sebring                                      FL         Highlands                    33083         1
   1000311777     Glendale                                     CA         Los Angeles                  91214         1
   1000311780     Oxnard                                       CA         Ventura                      93030         1
   1000311783     Baltimore                                    MD         Baltimore                    21214         1
   1000311788     Marietta                                     GA         Cobb                         30067         1
   1000311796     Tooele                                       UT         Tooele                       84074         1
   1000311806     Phoenix                                      AZ         Maricopa                     85086         1
   1000311810     Sanger                                       CA         Fresno                       93657         1
   1000311821     Aliso Viejo                                  CA         Orange                       92656         1
   1000311828     Ramona                                       CA         San Diego                    92065         1
   1000311829     Fairfield                                    CA         Solano                       94534         1
   1000311833     Glendale                                     AZ         Maricopa                     85310         1
   1000311859     Phoenix                                      AZ         Maricopa                     85018         1
   1000311946     Camarillo                                    CA         Ventura                      93012         1
   1000311960     Norwalk                                      CA         Los Angeles                  90650         1
   1000311967     Murrieta                                     CA         Riverside                    92562         1
   1000311968     Fresno                                       CA         Fresno                       93725         1
   1000311973     San Jacinto                                  CA         Riverside                    92582         1
   1000312010     Cape Coral                                   FL         Lee                          33991         1
   1000312025     Phoenix                                      AZ         Maricopa                     85029         1
   1000312033     Los Angeles                                  CA         Los Angeles                  91343         1
   1000312058     San Juan Capistrano                          CA         Orange                       92675         1
   1000312082     Westbury                                     NY         Nassau                       11590         1
   1000312086     Corona                                       CA         Riverside                    92883         1
   1000312100     Lehigh Acres                                 FL         Lee                          33972         1
   1000312133     Charlotte                                    NC         Mecklenburg                  28208         1
   1000312156     Ladera Ranch                                 CA         Orange                       92694         1
   1000312162     Palmdale                                     CA         Los Angeles                  93591         1
   1000312179     Monrovia                                     CA         Los Angeles                  91016         1
   1000312224     Walnut                                       CA         Los Angeles                  91789         1
   1000312230     Miami                                        FL         Miami-Dade                   33142         3
   1000312238     Escondido                                    CA         San Diego                    92027         1
   1000312259     Ontario                                      CA         San Bernardino               91762         1
   1000312266     Glenville                                    NY         Schenectady                  12302         1
   1000312267     Carlsbad                                     CA         San Diego                    92009         1
   1000312271     Columbia                                     SC         Richland                     29210         1
   1000312276     Victorville                                  CA         San Bernardino               92392         1
   1000312289     North Las Vegas                              NV         Clark                        89031         1
   1000312298     Easton                                       PA         Northampton                  18042         1
   1000312303     Boca Raton                                   FL         Palm Beach                   33428         1
   1000312306     Los Angeles                                  CA         Los Angeles                  90059         1
   1000312312     Natick                                       MA         Middlesex                     1760         2
   1000312319     Sacramento                                   CA         Sacramento                   95823         1
   1000312338     Lake Forest                                  CA         Orange                       92630         1
   1000312366     Whittier                                     CA         Los Angeles                  90603         1
   1000312379     Norfolk                                      VA         Norfolk                      23513         2
   1000312382     Anaheim                                      CA         Orange                       92805         1
   1000312397     Cathedral City                               CA         Riverside                    92234         1
   1000312435     Bakersfield                                  CA         Kern                         93313         1
   1000312452     Las Vegas                                    NV         Clark                        89129         1
   1000312457     Bakersfield                                  CA         Kern                         93306         2
   1000312460     Torrance                                     CA         Los Angeles                  90504         1
   1000312464     Antioch                                      TN         Davidson                     37013         1
   1000312467     Milwaukie                                    OR         Clackamas                    97222         1
   1000312484     Desert Hot Spring                            CA         Riverside                    92240         2
   1000312518     Corona                                       CA         Riverside                    92880         1
   1000312519     Long Beach                                   CA         Los Angeles                  90805         1
   1000312520     Covina                                       CA         Los Angeles                  91722         1
   1000312521     Riverside                                    CA         Riverside                    92508         1
   1000312524     Moreno Valley                                CA         Riverside                    92553         1
   1000312530     Ivins                                        UT         Washington                   84738         1
   1000312572     Chula Vista                                  CA         San Diego                    91914         1
   1000312579     San Diego                                    CA         San Diego                    92173         1
   1000312584     Van Nuys Area                                CA         Los Angeles                  91405         2
   1000312597     San Diego                                    CA         San Diego                    92131         1
   1000312615     Scottsdale                                   AZ         Maricopa                     85259         1
   1000312630     Canoga Park                                  CA         Los Angeles                  91304         1
   1000312634     Lancaster                                    CA         Los Angeles                  93536         1
   1000312636     Los Angeles                                  CA         Los Angeles                  90044         2
   1000312660     Lancaster                                    CA         Los Angeles                  93534         2
   1000312679     Los Angeles                                  CA         Los Angeles                  90043         1
   1000312689     Mesa                                         AZ         Maricopa                     85204         1
   1000312694     Indio                                        CA         Riverside                    92201         1
   1000312708     Albuquerque                                  NM         Bernalillo                   87112         1
   1000312717     Riverside                                    CA         Riverside                    92503         1
   1000312721     Lake Forest                                  CA         Orange                       92630         1
   1000312726     Temecula                                     CA         Riverside                    92591         1
   1000312769     Phoenix                                      AZ         Maricopa                     85051         1
   1000312785     Kansas City                                  MO         Jackson                      64123         1
   1000312791     Palmdale                                     CA         Los Angeles                  93550         1
   1000312796     Queen Creek                                  AZ         Maricopa                     85242         1
   1000312816     Montclair                                    CA         San Bernardino               91763         1
   1000312822     Sun Valley                                   CA         Los Angeles                  91352         1
   1000312823     Azusa                                        CA         Los Angeles                  91702         1
   1000312824     Indio                                        CA         Riverside                    92201         1
   1000312839     Carson                                       CA         Los Angeles                  90746         1
   1000312883     Bakersfield                                  CA         Kern                         93307         1
   1000312889     Los Angeles                                  CA         Los Angeles                  90044         1
   1000312897     Corona                                       CA         Riverside                    92880         1
   1000312914     Los Angeles                                  CA         Los Angeles                  90019         2
   1000312941     Las Vegas                                    NV         Clark                        89104         1
   1000312970     Portland                                     OR         Washington                   97229         1
   1000312981     Fresno                                       CA         Fresno                       93726         1
   1000313009     Bakersfield                                  CA         Kern                         93301         1
   1000313012     Riverton                                     UT         Salt Lake                    84065         1
   1000313027     Moreno Valley                                CA         Riverside                    92551         1
   1000313037     Pomona                                       CA         Los Angeles                  91768         1
   1000313052     Phoenix                                      AZ         Maricopa                     85009         1
   1000313055     San Bernardino                               CA         San Bernardino               92410         2
   1000313068     Phoenix                                      AZ         Maricopa                     85037         1
   1000313074     Rialto                                       CA         San Bernardino               92377         1
   1000313081     Cathedral City                               CA         Riverside                    92234         1
   1000313128     Bakersfield                                  CA         Kern                         93311         1
   1000313131     Fontana                                      CA         San Bernardino               92337         1
   1000313135     Moreno Valley                                CA         Riverside                    92555         1
   1000313138     Riverside                                    CA         Riverside                    92504         1
   1000313148     Los Angeles                                  CA         Los Angeles                  90037         1
   1000313155     Salton City                                  CA         Imperial                     92275         1
   1000313164     Santa Ana                                    CA         Orange                       92707         1
   1000313188     El Cajon                                     CA         San Diego                    92020         1
   1000313196     Temecula                                     CA         Riverside                    92591         1
   1000313201     Van Vuys                                     CA         Los Angeles                  91405         1
   1000313203     Agua Dulce                                   CA         Los Angeles                  91390         1
   1000313206     San Bernardino                               CA         San Bernardino               92411         1
   1000313220     Bakersfield                                  CA         Kern                         93307         1
   1000313222     Glendale                                     AZ         Maricopa                     85303         1
   1000313225     Lawndale                                     CA         Los Angeles                  90260         2
   1000313237     North Las Vegas                              NV         Clark                        89031         1
   1000313249     Los Angeles                                  CA         Los Angeles                  90019         1
   1000313262     Long Beach                                   CA         Los Angeles                  90806         1
   1000313263     Murrieta                                     CA         Riverside                    92562         1
   1000313269     Moreno Valley                                CA         Riverside                    92563         1
   1000313278     Corona                                       CA         Riverside                    92882         1
   1000313286     Murrieta                                     CA         Riverside                    92562         1
   1000313303     Pleasanton                                   CA         Alameda                      94588         1
   1000313307     Riverside                                    CA         Riverside                    92509         1
   1000313309     Victorville                                  CA         San Bernardino               92392         1
   1000313339     Thousand Oaks                                CA         Ventura                      91360         1
   1000313343     Temecula                                     CA         Riverside                    92591         1
   1000313346     Milford                                      DE         Sussex                       19963         1
   1000313347     Santa Clarita                                CA         Los Angeles                  91350         1
   1000313351     Ontario                                      CA         San Bernardino               91762         1
   1000313352     Glendale                                     AZ         Maricopa                     85306         1
   1000313353     Murrieta                                     CA         Riverside                    92562         1
   1000313355     Santa Ana                                    CA         Orange                       92703         1
   1000313376     Phoenix                                      AZ         Maricopa                     85041         1
   1000313378     Mission Hills                                CA         Los Angeles                  91345         1
   1000313385     Big Bear City                                CA         San Bernardino               92314         1
   1000313398     Henderson                                    NV         Clark                        89015         1
   1000313409     Los Angeles                                  CA         Los Angeles                  90003         2
   1000313415     Woodland Hills                               CA         Los Angeles                  91367         1
   1000313417     Ceres                                        CA         Stanislaus                   95307         1
   1000313430     West Jordan                                  UT         Salt Lake                    84084         1
   1000313441     Apple Valley                                 CA         San Bernardino               92307         1
   1000313452     Phoenix                                      AZ         Maricopa                     85009         1
   1000313454     Chino Hills                                  CA         San Bernardino               91709         1
   1000313456     Gilbert                                      AZ         Maricopa                     85233         1
   1000313457     Temecula                                     CA         Riverside                    92591         1
   1000313461     Glendale                                     AZ         Maricopa                     85805         1
   1000313496     San Bernardino                               CA         San Bernardino               92411         1
   1000313512     San Diegeo                                   CA         San Diego                    92115         1
   1000313514     Santa Ana                                    CA         Orange                       92707         1
   1000313521     Escondido                                    CA         San Diego                    92027         1
   1000313524     Phoenix                                      AZ         Maricopa                     85085         1
   1000313548     Phoenix                                      AZ         Maricopa                     85031         1
   1000313556     Van Nuys                                     CA         Los Angeles                  91406         1
   1000313568     Wesminster                                   CA         Orange                       92683         1
   1000313572     Hudson                                       FL         Pasco                        34667         1
   1000313599     Los Angeles                                  CA         Los Angeles                  90047         1
   1000313614     Sanger                                       CA         Fresno                       93657         1
   1000313620     Long Beach                                   CA         Los Angeles                  90805         1
   1000313648     Redwood City                                 CA         San Mateo                    94061         1
   1000313667     Granada Hills                                CA         Los Angeles                  91344         1
   1000313682     Riverside                                    CA         Riverside                    92504         1
   1000313691     Bakerfield                                   CA         Kern                         93309         1
   1000313707     Simi Valley                                  CA         Ventura                      93063         1
   1000313713     Las Vegas                                    NV         Clark                        89138         1
   1000313714     Las Vegas                                    NV         Clark                        89149         1
   1000313716     Anaheim                                      CA         Orange                       92805         1
   1000313718     Hemet                                        CA         Riverside                    92544         1
   1000313745     Los Angeles                                  CA         Los Angeles                  90056         2
   1000313750     Riverside                                    CA         Riverside                    92503         1
   1000313772     San Diego                                    CA         San Diego                    92105         1
   1000313781     Ventura                                      CA         Ventura                      93003         1
   1000313793     Moreno Valley                                CA         Riverside                    92555         1
   1000313800     Las Vegas                                    NV         Clark                        89115         1
   1000313809     Moreno Valley                                CA         Riverside                    92555         1
   1000313813     Modesto                                      CA         Stanislaus                   95355         1
   1000313819     Morgan Hill                                  CA         Santa Clara                  95037         1
   1000313844     Montclair                                    CA         San Bernardino               91763         1
   1000313851     Henderson                                    NV         Clark                        89015         1
   1000313861     Phoenix                                      AZ         Maricopa                     85032         1
   1000313862     Santa Ana                                    CA         Orange                       92701         1
   1000313878     Riverside                                    CA         Riverside                    92503         1
   1000313888     Glendora                                     CA         Los Angeles                  91740         1
   1000313898     Sun City                                     CA         Riverside                    92586         1
   1000313899     Anaheim                                      CA         Orange                       92802         1
   1000313905     Modesto                                      CA         Stanislaus                   95355         1
   1000313910     Torrance Area                                CA         Los Angeles                  90502         1
   1000313926     Pasadena                                     CA         Los Angeles                  91103         1
   1000313933     Sylmar                                       CA         Los Angeles                  91342         1
   1000313952     Moreno Valley                                CA         Riverside                    92555         1
   1000313987     San Bernardino                               CA         San Bernardino               92411         1
   1000314012     El Monte                                     CA         Los Angeles                  91732         1
   1000314017     Stanton                                      CA         Orange                       90680         1
   1000314051     Chatsworth                                   CA         Los Angeles                  91311         1
   1000314073     Bakersfield                                  CA         Kern                         93307         1
   1000314076     Los Angeles                                  CA         Los Angeles                  91326         1
   1000314078     Stockton                                     CA         San Joaquin                  95206         1
   1000314081     Los Angeles                                  CA         Los Angeles                  90011         2
   1000314088     Los Angeles                                  CA         Los Angeles                  90002         1
   1000314101     Mesa                                         AZ         Maricopa                     85204         1
   1000314111     Thousand Oaks                                CA         Ventura                      91360         1
   3000002068     Desert Hot Springs                           CA         Riverside                    92240         1
   3000002079     Van Nuys                                     CA         Los Angeles                  91406         1
   3000002080     Las Vegas                                    NV         Clark                        89123         1
   3000002148     Washington                                   DC         District Of Columbia         20019         1
   3000002193     Washington                                   DC         District Of Columbia         20018         1
   3000002342     Sterling                                     VA         Loudoun                      20164         1
   3000002488     Margate                                      FL         Broward                      33068         1
   3000002536     Bear                                         DE         New Castle                   19701         1
   3000002967     Tamarac                                      FL         Broward                      33321         1
   3000003003     Bear                                         DE         New Castle                   19701         1
   3000003014     Altadena                                     CA         Los Angeles                  91001         1
   3000003081     Baltimore                                    MD         Baltimore City               21214         1
   3000003092     Miami                                        FL         Miami-Dade                   33134         1
   3000003127     Springfield Gardens                          NY         Queens                       11413         2
   3000003376     Southington (Plantsv                         CT         Hartford                      6479         1
   3000003467     Sacramento                                   CA         Sacramento                   95835         1
   3000003537     Miami                                        FL         Miami-Dade                   33147         1
   3000003548     Capitol Heights                              MD         Prince Georges               20743         1
   3000003640     Germantown                                   MD         Montgomery                   20874         1
   3000003684     Bronx                                        NY         Bronx                        10472         2
   3000003822     North Miami Beach                            FL         Miami-Dade                   33162         1
   3000004219     Moreno Valley                                CA         Riverside                    92553         1
   3000004220     San Juan Capistrano                          CA         Orange                       92675         1
   3000004561     Fontana                                      CA         San Bernardino               92337         1
   3000004652     Staten Island                                NY         Richmond                     10307         2
   3000004674     Chula Vista                                  CA         San Diego                    91911         1
   3000004732     Ogden                                        UT         Weber                        84414         1
   3000004914     Palmetto Bay                                 FL         Miami-Dade                   33157         1
   3000005027     Buena Park                                   CA         Orange                       90620         1
   3000005107     Lehigh Acres                                 FL         Lee                          33936         1
   3000005185     Jersey City                                  NJ         Hudson                        7305         2
   3000005221     Laughlin                                     NV         Clark                        89029         1
   3000005345     Miami                                        FL         Miami-Dade                   33143         1
   3000005458     Suwanee                                      GA         Gwinnett                     30024         1
   3000005492     Blair                                        NE         Washington                   68008         1
   3000005595     Landisville                                  PA         Lancaster                    17538         1
   3000006051     Bonaire                                      GA         Houston                      31005         1
   3000006084     Paterson                                     NJ         Passaic                       7524         2
   3000006404     Woodbridge                                   VA         Prince William               22193         1
   3000006415     Falls Church                                 VA         Falls Church City            22046         1
   3000006493     Odenton                                      MD         Anne Arundel                 21113         1
   3000006778     Adelanto                                     CA         San Bernardino               92301         1
   3000007132     Los Angeles                                  CA         Los Angeles                  90056         1
   3000007256     Saint Paul                                   MN         Ramsey                       55127         1
   3000007290     Miami                                        FL         Miami-Dade                   33193         1
   3000007392     Fort Myers                                   FL         Lee                          33912         1
   3000007461     La Puente                                    CA         Los Angeles                  91744         1
   3000007508     Virginia Beach                               VA         Virginia Beach City          23462         1
   3000007564     Las Vegas                                    NV         Clark                        89142         1
   3000007575     Baldwin Harbor                               NY         Nassau                       11510         1
   3000007688     Tolland                                      CT         Tolland                       6084         1
   3000007871     Seattle                                      WA         King                         98117         1
   3000007906     Aberdeen                                     MD         Harford                      21001         1
   3000007928     Carson                                       CA         Los Angeles                  90746         1
   3000008122     Hesperia                                     CA         San Bernardino               92345         1
   3000008326     Raleigh                                      NC         Wake                         27610         1
   3000008359     Manassas                                     VA         Prince William               20109         1
   3000008406     San Bernardino                               CA         San Bernardino               92410         1
   3000008462     Sterling                                     VA         Loudoun                      20164         1
   3000008656     Kissimmee                                    FL         Osceola                      34758         1
   3000008907     Reseda                                       CA         Los Angeles                  91335         1
   3000009145     La Palma                                     CA         Orange                       90623         1
   3000009167     Deltona                                      FL         Volusia                      32725         1
   3000009361     Leisure City                                 FL         Miami-Dade                   33033         1
   3000009372     Lithonia                                     GA         Dekalb                       30058         1
   3000009566     Huntington Park                              CA         Los Angeles                  90255         2
   3000009726     Windsor Mill                                 MD         Baltimore                    21244         1
   3000009748     Las Vegas                                    NV         Clark                        89102         1
   3000009931     Las Vegas                                    NV         Clark                        89120         1
   3000010104     Gray                                         GA         Jones                        31032         1
   3000010160     Mission Viejo                                CA         Orange                       92692         1
   3000010240     Camano Island                                WA         Island                       98282         1
   3000010319     Syosset                                      NY         Nassau                       11791         1
   3000010499     Palmdale                                     CA         Los Angeles                  93552         1
   3000010605     Miami                                        FL         Miami-Dade                   33186         1
   3000010638     Langhorne                                    PA         Bucks                        19047         1
   3000010694     South Portland                               ME         Cumberland                    4106         1
   3000010821     Fort Mohave                                  AZ         Mohave                       86426         1
   3000010865     Pacoima                                      CA         Los Angeles                  91331         1
   3000010912     Garden Grove                                 CA         Orange                       92843         1
   3000010945     Philadelphia                                 PA         Philadelphia                 19151         1
   3000011070     Dawsonville                                  GA         Dawson                       30534         1
   3000011229     Kingston                                     NY         Ulster                       12401         2
   3000011310     Fort Washington                              MD         Prince Georges               20744         1
   3000011423     Tacoma                                       WA         Pierce                       98446         1
   3000011445     Hesperia                                     CA         San Bernardino               92345         1
   3000011478     Orlando                                      FL         Orange                       32824         1
   3000011559     Chantilly                                    VA         Loudoun                      20152         1
   3000011617     Annandale                                    VA         Fairfax                      22003         1
   3000011720     Miami                                        FL         Miami-Dade                   33165         1
   3000012004     Dorchester                                   MA         Suffolk                       2124         2
   3000012015     Wallingford                                  CT         New Haven                     6492         1
   3000012264     Albuquerque                                  NM         Bernalillo                   87110         1
   3000012275     Federalsburg                                 MD         Caroline                     21632         1
   3000012322     Port Angeles                                 WA         Clallam                      98362         1
   3000012823     Hesperia                                     CA         San Bernardino               92345         1
   3000012867     Englewood                                    NJ         Bergen                        7631         1
   3000012878     Escondido                                    CA         San Diego                    92029         1
   3000013425     Huntington Station                           NY         Suffolk                      11746         1
   3000013470     Phoenix                                      AZ         Maricopa                     85028         1
   3000013620     Clarksville                                  MD         Howard                       21029         1
   3000013686     Hialeah                                      FL         Miami-Dade                   33013         1
   3000013711     Bordentown                                   NJ         Burlington                    8505         1
   3000013824     Hesperia                                     CA         San Bernardino               92345         1
   3000014153     Las Vegas                                    NV         Clark                        89142         1
   3000014200     Las Vegas                                    NV         Clark                        89108         1
   3000014459     Torrance                                     CA         Los Angeles                  90502         1
   3000014621     Hialeah                                      FL         Miami-Dade                   33015         1
   3000014665     Duluth                                       GA         Gwinnett                     30097         1
   3000014698     Moreno Valley                                CA         Riverside                    92553         1
   3000014825     Port Angeles                                 WA         Clallam                      98362         1
   3000015176     Prior Lake                                   MN         Scott                        55372         1
   3000015347     Wethersfield                                 CT         Hartford                      6109         1
   3000015449     Miami                                        FL         Miami-Dade                   33125         1
   3000015928     Downey                                       CA         Los Angeles                  90242         1
   3000016086     Lancaster                                    CA         Los Angeles                  93535         1
   3000016941     Tacoma                                       WA         Pierce                       98418         1
   3000017361     Silver Spring                                MD         Montgomery                   20906         1
   3000017500     Los Angeles                                  CA         Los Angeles                  90003         2
   3000017613     Murrieta                                     CA         Riverside                    92563         1
   3000017668     Gilbert                                      AZ         Maricopa                     85233         1
   3000017679     Vista                                        CA         San Diego                    92084         1
   3000017920     Hicksville                                   NY         Nassau                       11801         1
   3000018011     North Las Vegas                              NV         Clark                        89030         1
   3000018830     North Hills                                  CA         Los Angeles                  91343         1
   3000018841     Pembroke Pines                               FL         Broward                      33024         1
   3000018965     San Jose                                     CA         Santa Clara                  95111         1
   3000018998     Lake Elsinore                                CA         Riverside                    92530         1
   3000019045     Oceanside                                    CA         San Diego                    92057         1
   3000019158     Aliso Viejo                                  CA         Orange                       92656         1
   3000019465     Gaithersburg                                 MD         Montgomery                   20877         1
   3000019524     Las Vegas                                    NV         Clark                        89106         1
   3000019728     Vashon                                       WA         King                         98070         1
   3000019739     Alpharetta                                   GA         Forsyth                      30004         1
   3000019740     Moreno Valley                                CA         Riverside                    92555         1
   3000020037     Anaheim                                      CA         Orange                       92802         1
   3000020377     Woodbridge                                   VA         Prince William               22191         1
   3000020561     Miami                                        FL         Miami-Dade                   33177         1
   3000020914     Riverside                                    CA         Riverside                    92505         1
   3000020925     Lehigh Acres                                 FL         Lee                          33972         1
   3000021016     Tampa                                        FL         Hillsborough                 33614         1
   3000021378     Boston                                       MA         Suffolk                       2132         2
   3000021711     Chester                                      VA         Chesterfield                 23831         1
   3000021904     Claremont                                    CA         Los Angeles                  91711         1
   3000022574     Miami                                        FL         Miami-Dade                   33189         1
   3000022858     Silver Spring                                MD         Montgomery                   20910         1
   3000023154     Tempe                                        AZ         Maricopa                     85284         1
   3000023622     Newark                                       DE         New Castle                   19711         1
   3000023859     Alexandria                                   VA         Fairfax                      22309         1
   3000024623     N. Miami                                     FL         Miami-Dade                   33168         1
   3000024678     San Juan Capistrano                          CA         Orange                       92675         1
   3000024930     Altamonte Springs                            FL         Seminole                     32714         1
   3000025269     Waldorf                                      MD         Charles                      20601         1
   3000025327     Laveen                                       AZ         Maricopa                     85339         1
   3000025588     Springfield                                  VA         Fairfax                      22150         1
   3000025704     La Plata                                     MD         Charles                      20646         1
   3000025840     Reno                                         NV         Washoe                       89506         1
   3000025895     Cape Coral                                   FL         Lee                          33990         1
   3000025975     Bakersfield                                  CA         Kern                         93308         1
   3000026180     West Jordan                                  UT         Salt Lake                    84088         1
   3000026248     Kuna                                         ID         Ada                          83634         1
   3000027090     Santa Clarita                                CA         Los Angeles                  91390         1
   3000027227     Germantown                                   MD         Montgomery                   20874         1
   3000027318     Canyon Lake                                  CA         Riverside                    92587         1
   3000027999     San Bernardino                               CA         San Bernardino               92404         1
   3000028126     Fredericksburg                               VA         Spotsylvania                 22408         1
   3000028581     Higley                                       AZ         Maricopa                     85236         1
   3000028876     Central Islip                                NY         Suffolk                      11722         1
   3000029003     Homestead                                    FL         Miami-Dade                   33033         1
   3000030288     Miami                                        FL         Miami-Dade                   33138         1
   3000030585     River Edge                                   NJ         Bergen                        7661         1
   3000031531     Miami                                        FL         Miami-Dade                   33177         1
   3000031586     Gwynn Oak                                    MD         Baltimore                    21207         1
   3000031848     Coral Springs                                FL         Broward                      33065         1
   3000032177     Miami                                        FL         Miami-Dade                   33177         1
   3000032337     Magnolia                                     DE         Kent                         19962         1
   3000033361     Corona                                       CA         Riverside                    92882         1
   3000035012     Woodbridge                                   VA         Prince William               22192         1
   3000035023     Brentwood                                    NY         Suffolk                      11717         2
   3100005642     West Babylon                                 NY         Suffolk                      11704         1
   3100005744     Elizabeth                                    NJ         Union                         7202         2
   3100012696     San Diego                                    CA         San Diego                    92114         1
   5000003027     Lancaster                                    TX         Dallas                       75146         1
   5000003035     Commerce City                                CO         Adams                        80022         1
   5000003542     Palm Coast                                   FL         Flagler                      32164         1
   5000003546     Baldwin                                      NY         Nassau                       11510         1
   5000003557     Chicago                                      IL         Cook                         60609         2
   5000003560     Lawrenceville                                GA         Gwinnett                     30045         1
   5000172274     Chicago                                      IL         Cook                         60644         2
   5000173302     Charlton                                     MA         Worcester                     1507         1
   5000174829     Randolph                                     MA         Norfolk                       2368         1
   5000174897     Ludlow                                       MA         Hampden                       1056         1
   5000175811     Westminster                                  CO         Adams                        80031         1
   5000176357     Passaic                                      NJ         Passaic                       7055         2
   5000180978     Randolph                                     MA         Norfolk                       2368         2
   5000182005     Minneapolis                                  MN         Hennepin                     55415         1
   5000182096     Decatur                                      GA         De Kalb                      30032         1
   5000184300     Hillside                                     NJ         Union                         7205         1
   5000184898     Chicago                                      IL         Cook                         60609         1
   5000185594     Rochester                                    NY         Monroe                       14606         1
   5000185794     Chicago                                      IL         Cook                         60608         3
   5000186693     North Aurora                                 IL         Kane                         60542         1
   5000187019     Aurora                                       IL         Kane                         60506         1
   5000188035     Chicago                                      IL         Cook                         60625         1
   5000188072     Flower Mound                                 TX         Denton                       75028         1
   5000188104     Poplar Grove                                 IL         Boone                        61065         1
   5000188857     Knoxville                                    TN         Knox                         37918         1
   5000188884     Jamaica                                      NY         Queens                       11433         2
   5000188928     Toledo                                       OH         Lucas                        43606         1
   5000188958     Tacoma                                       WA         Pierce                       98418         1
   5000189054     Chicago                                      IL         Cook                         60618         1
   5000189448     Monroe                                       WI         Green                        53566         1
   5000189608     Stockbridge                                  GA         Henry                        30281         1
   5000189725     Katy                                         TX         Harris                       77449         1
   5000189740     Lincoln                                      MI         Berrien                      49085         1
   5000189749     Chicago                                      IL         Cook                         60651         2
   5000189779     Tampa                                        FL         Hillsborough                 33604         1
   5000189866     Chicago                                      IL         Cook                         60621         1
   5000189875     Chicago                                      IL         Cook                         60636         1
   5000189893     Los Angeles                                  CA         Los Angeles                  90044         1
   5000189930     Oswego                                       IL         Kendall                      60543         1
   5000190283     Cumming                                      GA         Forsyth                      30040         1
   5000190315     Crandall                                     TX         Kaufman                      75114         1
   5000190326     Calumet City                                 IL         Cook                         60409         1
   5000190484     Farmers Branch                               TX         Dallas                       75234         1
   5000190581     Bairstown                                    NJ         Warren                        7825         1
   5000190681     Virginia Beach                               VA         Norfolk                      23462         1
   5000190802     Castle Rock                                  CO         Douglas                      80109         1
   5000191069     Glen Burnie                                  MD         Anne Arundel                 21061         1
   5000191091     Southfield                                   MI         Oakland                      48076         1
   5000191137     Waynesville                                  IL         De Witt                      61778         1
   5000191348     Chicago                                      IL         Cook                         60609         1
   5000191376     Houston                                      TX         Harris                       77002         1
   5000191447     Montgomery                                   IL         Kendall                      60538         1
   5000191462     Houston                                      TX         Harris                       77077         1
   5000191513     Tallmadge                                    OH         Summit                       44278         1
   5000191680     Chicago                                      IL         Cook                         60607         1
   5000191722     Carlinville                                  IL         Macoupin                     62626         1
   5000191803     Malden                                       MA         Middlesex                     2148         1
   5000191880     Queens Village                               NY         Queens                       11427         1
   5000191882     Broken Arrow                                 OK         Tulsa                        74011         1
   5000191935     Hammond                                      IN         Lake                         46323         1
   5000191959     Hartford                                     WI         Washington                   53027         1
   5000191984     West Yarmouth                                MA         Barnstable                    2673         1
   5000192169     Homestead                                    FL         Miami-Dade                   33033         1
   5000192187     Denver                                       CO         Denver                       80239         1
   5000192227     Aurora                                       CO         Arapahoe                     80012         1
   5000192245     Aurora                                       IL         Kane                         60505         1
   5000192334     Brighton                                     CO         Adams                        80601         1
   5000192427     Springbrook                                  WI         Washburn                     54875         1
   5000192503     South Walpole                                MA         Norfolk                       2071         1
   5000192513     Fort Atkinson                                WI         Jefferson                    53538         1
   5000192616     Chicago                                      IL         Cook                         60628         1
   5000192702     North Las Vegas                              NV         Clark                        89081         1
   5000192808     Bay Shore                                    NY         Suffolk                      11706         1
   5000192923     Shorewood                                    IL         Will                         60431         1
   5000192956     Laurelton                                    NY         Queens                       11413         1
   5000192962     Redford                                      MI         Wayne                        48240         1
   5000192967     Wedford                                      NY         Suffolk                      11763         1
   5000192972     Dallas                                       TX         Dallas                       75232         1
   5000192975     Denver                                       CO         Adams                        80221         1
   5000193188     Brooklyn                                     NY         Kings                        11236         2
   5000193362     Memphis                                      TN         Shelby                       38125         1
   5000193529     Washington                                   DC                                      20011         1
   5000193593     Chicago                                      IL         Cook                         60609         2
   5000193596     Chicago                                      IL         Cook                         60629         1
   5000193676     Inwood                                       WV         Berkeley                     25428         1
   5000193717     Columbus                                     OH         Franklin                     43221         1
   5000193972     Sugar Land                                   TX         Fort Bend                    77479         1
   5000194027     Midwest City                                 OK         Oklahoma                     73119         1
   5000194031     Big Lake                                     MN         Sherburne                    55309         1
   5000194070     Rockton                                      IL         Winnebago                    61072         1
   5000194078     Tampa                                        FL         Hillsborough                 33615         1
   5000194111     Chicago                                      IL         Cook                         60653         1
   5000194188     Countryside                                  IL         Cook                         60525         1
   5000194381     East Stroudsburg                             PA         Monroe                       18301         1
   5000194427     Saint Paul                                   MN         Ramsey                       55106         1
   5000194577     Menphis                                      TN         Shelby                       38117         1
   5000194651     Grand Junction                               CO         Mesa                         81506         1
   5000194669     Corona                                       CA         Riverside                    92879         1
   5000194690     Brockton                                     MA         Plymouth                      2302         1
   5000194848     Roscoe                                       IL         Winnebago                    61073         1
   5000194857     Chicago                                      IL         Cook                         60651         2
   5000194906     Frisco                                       TX         Collin                       75034         1
   5000194927     Chicago                                      IL         Cook                         60649         1
   5000195038     St Paul                                      MN         Ramsey                       55101         1
   5000195200     Tallahassee                                  FL         Leon                         32303         1
   5000195272     Wichita                                      KS         Sedgwick                     67210         1
   5000195360     Laurel                                       MD         Howard                       20723         1
   5000195361     Inkster                                      MI         Wayne                        48141         1
   5000195505     Miami Beach                                  FL         Miami-Dade                   33141         1
   5000195689     Parker                                       CO         Jefferson                    80123         1
   5000195716     Mchenry                                      IL         Mchenry                      60050         1
   5000195753     Cicero                                       IL         Cook                         60804         1
   5000195847     Federal Heights                              CO         Adams                        80260         1
   5000195968     North Las Vegas                              NV         Clark                        89032         1
   5000195985     Maywood                                      IL         Cook                         60153         1
   5000196061     Williamsville                                NY         Erie                         14221         1
   5000196093     Pomona                                       NY         Rockland                     10970         1
   5000196147     Oswego                                       IL         Kendall                      60543         1
   5000196163     Hollywood                                    FL         Broward                      33024         1
   5000196167     Newport                                      MN         Washington                   55055         1
   5000196188     Chicago                                      IL         Cook                         60617         2
   5000196223     Covington                                    WA         King                         98042         1
   5000196257     Crystal Lake                                 IL         Mchenry                      60014         1
   5000196269     Calumet Park                                 IL         Cook                         60827         1
   5000196364     Detroit                                      MI         Wayne                        48235         1
   5000196421     Aurora                                       CO         Arapahoe                     80012         1
   5000196456     Maple Grove                                  MN         Hennepin                     55369         1
   5000196506     Chicago                                      IL         Cook                         60651         2
   5000196641     Dallas                                       TX         Dallas                       75228         1
   5000196659     Sugar Land                                   TX         Fort Bend                    77478         1
   5000196694     Windsor Mill                                 MD         Baltimore                    21244         1
   5000196706     Aurora                                       CO         Arapahoe                     80015         1
   5000196755     Brooklyn                                     NY         Kings                        11216         2
   5000196760     Aurora                                       IL         Kane                         60505         1
   5000196773     Mineola                                      TX         Wood                         75773         1
   5000196786     Denver                                       CO         Denver                       80219         2
   5000196847     Brockton                                     MA         Plymouth                     80230         1
   5000196876     Plainfield                                   IL         Will                         60544         1
   5000197013     Las Vegas                                    NV         Clark                        89148         1
   5000197073     Chicago                                      IL         Cook                         60624         2
   5000197134     Commerce City                                CO         Adams                        80022         1
   5000197174     Brooklyn                                     NY         Kings                        11208         2
   5000197238     Cambria Heights                              NY         Queens                       11411         1
   5000197266     Fresno                                       TX         Fort Bend                    77545         1
   5000197298     Minneapolis                                  MN         Hennepin                     55421         2
   5000197333     Kingston                                     IL         De Kalb                      60145         1
   5000197345     Denver                                       CO         Denver                       80239         1
   5000197435     Lewisville                                   TX         Denton                       75067         1
   5000197662     Gurnee                                       IL         Lake                         60031         1
   5000197726     Flatbush                                     NY         Kings                        11203         1
   5000197759     Norton                                       OH         Summit                       44203         1
   5000197771     St Paul                                      MN         Ramsey                       55104         1
   5000197794     Calumet City                                 IL         Cook                         60409         3
   5000197817     Olathe                                       KS         Johnson                      66061         1
   5000197820     Bloomington                                  MN         Hennepin                     55438         1
   5000197824     Park Forest                                  IL         Will                         60466         1
   5000197833     Lithonia                                     GA         De Kalb                      30038         1
   5000197856     Bentonville                                  AR         Benton                       72712         1
   5000197860     Irvington                                    NJ         Essex                         7111         2
   5000197870     Macon                                        GA         Bibb                         31216         1
   5000197907     Denver                                       CO         Denver                       80239         1
   5000197927     Misssouri City                               TX         Fort Bend                    77459         1
   5000197957     Lithonia                                     GA         De Kalb                      30558         1
   5000198105     Roanoke                                      TX         Denton                       76262         1
   5000198190     Aurora                                       CO         Arapahoe                     80016         1
   5000198203     Posen                                        IL         Cook                         60469         1
   5000198230     Lithia Springs                               GA         Douglas                      30122         1
   5000198246     Willis                                       TX         Montgomery                   77318         1
   5000198327     Chicago                                      IL         Cook                         60632         1
   5000198395     Bronx                                        NY         Bronx                        10466         2
   5000198411     Chicago                                      IL         Cook                         60628         1
   5000198433     Chicago                                      IL         Cook                         60638         1
   5000198452     Little Rock                                  AR         Pulaski                      72204         1
   5000198519     Denver                                       CO         Denver                       80205         1
   5000198522     Darien                                       IL         Du Page                      60561         1
   5000198560     Dearborn Heights                             MI         Wayne                        48127         1
   5000198566     Denver                                       CO         Adams                        80221         1
   5000198569     Goshen                                       IN         Elkhart                      46526         1
   5000198578     Chicago                                      IL         Cook                         60629         1
   5000198630     Henderson                                    CO         Adams                        80640         1
   5000198684     Kyle                                         TX         Hays                         78640         1
   5000198694     Highlands Ranch                              CO         Douglas                      80126         1
   5000198737     Douglasville                                 GA         Douglas                      30134         1
   5000198749     Olympia                                      WA         Thurston                     98512         1
   5000198756     Piney Flats                                  TN         Sullivan                     37686         1
   5000198773     Lone Tree                                    CO         Douglas                      80124         1
   5000198782     Chicago                                      IL         Cook                         60639         2
   5000198854     Colorado Springs                             CO         El Paso                      80903         1
   5000198895     Las Vegas                                    NV         Clark                        89178         1
   5000198953     Aurora                                       CO         Arapahoe                     80010         1
   5000199084     Charlotte                                    NC         Mecklenburg                  28215         1
   5000199098     Elkhart                                      IN         Elkhart                      46516         1
   5000199146     Chicago                                      IL         Cook                         60625         1
   5000199182     Franklin Square                              NY         Nassau                       11010         2
   5000199202     Schaumburg                                   IL         Cook                         60193         1
   5000199205     Croswell                                     MI         Sanilac                      48422         1
   5000199212     Woodridge                                    IL         Du Page                      60517         1
   5000199313     St Louis                                     MO         St Louis                     63137         1
   5000199330     Sussex                                       WI         Waukesha                     53089         1
   5000199374     North Plainfield                             NJ         Union                         7060         1
   5000199431     Aurora                                       IL         Kane                         60505         1
   5000199449     Las Vegas                                    NV         Clark                        89131         1
   5000199484     Oxon Hill                                    MD         Prince Georges               20745         1
   5000199507     Round Rock                                   TX         Williamson                   78664         1
   5000199561     Flossmoor                                    IL         Cook                         60422         1
   5000199564     Cardington                                   OH         Morrow                       43315         1
   5000199580     Sugar Land                                   TX         Fort Bend                    77479         1
   5000199628     Grayson                                      GA         Gwinnett                     30017         1
   5000199635     Chicago                                      IL         Cook                         60613         1
   5000199646     Springfield                                  VA         Fairfax                      22151         1
   5000199705     Greenwood                                    IN         Johnson                      46143         1
   5000199735     Reston                                       VA         Fairfax                      20191         1
   5000199740     Chicago                                      IL         Cook                         60628         1
   5000199745     Commerce City                                CO         Adams                        80022         1
   5000199758     Bolingbrook                                  IL         Will                         60440         1
   5000199792     Catonsville                                  MD         Baltimore                    21228         1
   5000199808     East Bridgewater                             MA         Plymouth                      2333         1
   5000199840     Milwaukee                                    WI         Milwaukee                    53214         1
   5000199864     Denver                                       CO         Denver                       80205         1
   5000199893     Hickory Hills                                IL         Cook                         60457         1
   5000199895     Baychester                                   NY         Bronx                        10469         1
   5000199918     Lake Mary                                    FL         Seminole                     32746         1
   5000199962     Clinton                                      MD         Prince Georges               20735         1
   5000199971     Bolingbrook                                  IL         Will                         60490         1
   5000200003     Saint Paul                                   MN         Dakota                       55118         1
   5000200012     Chicago                                      IL         Cook                         60624         3
   5000200017     Lavergne                                     TN         Rutherford                   37086         1
   5000200024     Woodland Hills                               CA         Los Angeles                  91367         1
   5000200042     Maple Grove                                  MN         Hennepin                     55369         1
   5000200055     Ocala                                        FL         Marion                       34479         1
   5000200066     Northport                                    NY         Suffolk                      11768         1
   5000200103     Monument                                     CO         El Paso                      80132         1
   5000200141     Pickerinton                                  OH         Fairfield                    43147         1
   5000200154     Indianapolis                                 IN         Marion                       46217         1
   5000200199     Glendale                                     NY         Queens                       11385         1
   5000200209     Renton                                       WA         King                         98059         1
   5000200231     Chicago                                      IL         Cook                         60641         2
   5000200245     Poughkeepsie                                 NY         Dutchess                     12603         2
   5000200257     Desoto                                       TX         Dallas                       75115         1
   5000200283     Bloomfield Hills                             MI         Oakland                      48304         1
   5000200305     Colorado Springs                             CO         El Paso                      80920         1
   5000200316     Fort Lauderdale                              FL         Broward                      33301         1
   5000200324     North Port                                   FL         Sarasota                     34288         1
   5000200367     Naperville                                   IL         Du Page                      60565         1
   5000200412     Chicago                                      IL         Cook                         60651         2
   5000200420     Oakland                                      CA         Alameda                      94610         1
   5000200462     Sunrise                                      FL         Broward                      33326         1
   5000200505     Chicago                                      IL         Cook                         60630         1
   5000200506     Independence                                 MO         Jackson                      64050         1
   5000200516     Wheeling                                     IL         Cook                         60090         1
   5000200522     Chicago                                      IL         Cook                         60621         2
   5000200543     Dekalb                                       IL         De Kalb                      60115         1
   5000200572     Hialeah Gardens                              FL         Miami-Dade                   33016         1
   5000200579     Aurora                                       CO         Arapahoe                     80010         1
   5000200590     Wyoming                                      MI         Kent                         49519         1
   5000200600     Blaine                                       MN         Anoka                        55434         1
   5000200687     Manitowoc                                    WI         Manitowoc                    54220         1
   5000200704     Fort Worth                                   TX         Tarrant                      76123         1
   5000200745     Duck Key                                     FL         Monroe                       33050         1
   5000200776     Round Rock                                   TX         Williamson                   78681         1
   5000200779     Wilton Manors                                FL         Broward                      33305         1
   5000200824     Minneapolis                                  MN         Hennepin                     55412         1
   5000200848     Houston                                      TX         Harris                       77038         1
   5000200849     Calumet City                                 IL         Cook                         60409         1
   5000200890     Acworth                                      GA         Cobb                         30101         1
   5000200976     Las Vegas                                    NV         Clark                        89119         1
   5000200986     Burien                                       WA         King                         98168         1
   5000201010     Mundelein                                    IL         Lake                         60060         1
   5000201020     Wauconda                                     IL         Lake                         60084         1
   5000201029     Channahon                                    IL         Will                         60410         1
   5000201048     Hamilton                                     OH         Hamilton                     45015         1
   5000201061     Hainsville                                   IL         Lake                         60073         1
   5000201070     Miami                                        FL         Miami-Dade                   33157         1
   5000201073     Fillmore                                     IN         Putnam                       46128         1
   5000201095     Maywood                                      IL         Cook                         60153         1
   5000201096     Burtonsville                                 MD         Montgomery                   20866         1
   5000201101     Minneapolis                                  MN         Hennepin                     55412         1
   5000201119     Rockford                                     IL         Winnebago                    61108         1
   5000201142     Plattsmouth                                  NE         Cass                         68048         1
   5000201160     South Ozone Park                             NY         Queens                       11420         1
   5000201172     Chicago                                      IL         Cook                         60638         1
   5000201192     North Las Vegas                              NV         Clark                        89032         1
   5000201218     Plainville                                   CT         Hartford                      6062         1
   5000201225     North Lauderdale                             FL         Broward                      33068         1
   5000201230     Bellwood                                     IL         Cook                         60104         1
   5000201243     Rockford                                     IL         Winnebago                    61102         1
   5000201290     Bay Shore                                    NY         Suffolk                      11706         1
   5000201296     Chicago                                      IL         Cook                         60637         2
   5000201298     Mundelein                                    IL         Lake                         60060         1
   5000201309     Houston                                      TX         Harris                       77084         1
   5000201314     Olathe                                       KS         Johnson                      66062         1
   5000201315     Littleton                                    CO         Douglas                      80125         1
   5000201318     College Park                                 GA         Fulton                       30349         1
   5000201340     Maple Grove                                  MN         Hennepin                     55369         1
   5000201347     Chicago                                      IL         Cook                         60624         2
   5000201353     Aurora                                       CO         Adams                        80011         1
   5000201354     Littleton                                    CO         Douglas                      80125         1
   5000201363     Carterville                                  IL         Williamson                   62918         1
   5000201407     Lenoir City                                  TN         Loudon                       37771         1
   5000201419     Springfield                                  MA         Hampden                       1109         1
   5000201460     Allentown                                    PA         Lehigh                       18109         1
   5000201465     Houston                                      TX         Harris                       77065         1
   5000201469     Chicago                                      IL         Cook                         60619         1
   5000201480     Spring                                       TX         Harris                       77373         1
   5000201498     Mountsville                                  PA         Lancaster                    17554         1
   5000201501     Potomac                                      MD         Montgomery                   20854         1
   5000201557     Taunton                                      MA         Bristol                       2780         2
   5000201571     Denver                                       CO         Denver                       80239         1
   5000201586     Suffolk                                      NY         Suffolk                      11717         1
   5000201587     Puyallup                                     WA         Pierce                       98374         1
   5000201652     Chicago                                      IL         Cook                         60608         1
   5000201683     Las Vegas                                    NV         Clark                        89156         1
   5000201687     Oakdale                                      MN         Blue Earth                   55128         1
   5000201694     Willowbrook                                  IL         Du Page                      60527         1
   5000201707     Hicksville                                   NY         Nassau                       11801         1
   5000201709     West Chicago                                 IL         Cook                         60185         1
   5000201717     Chicago                                      IL         Cook                         60629         1
   5000201718     Crest Hill                                   IL         Will                         60435         1
   5000201721     Aurora                                       CO         Arapahoe                     80012         1
   5000201773     Baltimore                                    MD         Baltimore                    21206         1
   5000201782     Washington                                   DC                                      20002         1
   5000201799     Katy                                         TX         Harris                       77493         1
   5000201852     Brockton                                     MA         Plymouth                      2301         2
   5000201862     Houston                                      TX         Harris                       77095         1
   5000201869     Maplewood                                    MN         Ramsey                       55119         1
   5000201888     Minooka                                      IL         Grundy                       60447         1
   5000201938     Germantown                                   MD         Montgomery                   20876         1
   5000201946     Jefferson City                               TN         Jefferson                    37760         1
   5000201956     Missouri City                                TX         Fort Bend                    77489         1
   5000201975     Evanston                                     IL         Cook                         60262         2
   5000202126     Prosper                                      TX         Collin                       75078         1
   5000202140     Buffalo Grove                                IL         Lake                         60089         1
   5000202162     S Chicago Heights                            IL         Cook                         60411         1
   5000202167     Castle Rock                                  CO         Douglas                      80104         1
   5000202172     Middletown                                   MD         Frederick                    21769         1
   5000202216     Chicago                                      IL         Cook                         60632         1
   5000202218     Naples                                       FL         Collier                      34112         1
   5000202249     Homestead                                    FL         Miami-Dade                   33033         1
   5000202280     Brooklyn                                     NY         Kings                        11203         2
   5000202290     Cape Coral                                   FL         Lee                          33990         1
   5000202329     Pingree Grove                                IL         Kane                         60140         1
   5000202335     Colorado Springs                             CO         El Paso                      80910         1
   5000202349     Chicago                                      IL         Cook                         60622         1
   5000202368     North Lauderdale                             FL         Broward                      33068         1
   5000202374     Mount Vernon                                 NY         Westchester                  10550         2
   5000202401     Jesup                                        IA         Buchanan                     50648         1
   5000202404     Joliet                                       IL         Kendall                      60431         1
   5000202424     Matteson                                     IL         Cook                         60443         1
   5000202484     Spring                                       TX         Harris                       77373         1
   5000202504     Kennesaw                                     GA         Cobb                         30152         1
   5000202548     Irving                                       TX         Dallas                       75060         1
   5000202553     Lodi                                         WI         Columbia                     53555         1
   5000202554     Land O Lakes                                 FL         Pasco                        34639         1
   5000202595     Eldridge                                     IA         Scott                        52748         1
   5000202597     Chicago                                      IL         Cook                         60632         1
   5000202620     Orlando                                      FL         Orange                       32836         1
   5000202645     Crete                                        IL         Will                         60417         1
   5000202671     Galloway                                     OH         Franklin                     43119         1
   5000202676     Rochester                                    MI         Oakland                      48307         1
   5000202689     Hazel Crest                                  IL         Cook                         60429         1
   5000202716     Owings Mills                                 MD         Baltimore                    21117         1
   5000202755     Kins Park                                    NY         Suffolk                      11754         1
   5000202760     Frederick                                    MD         Frederick                    21702         1
   5000202797     Littleton                                    CO         Arapahoe                     80120         1
   5000202821     Columbus                                     OH         Franklin                     43229         1
   5000202831     Livingston                                   TX         Polk                         77351         1
   5000202836     Las Vegas                                    NV         Clark                        89000         1
   5000202839     Country Club Hills                           IL         Cook                         60478         1
   5000202848     Las Vegas                                    NV         Clark                        89128         1
   5000202854     Riverhead                                    NY         Suffolk                      11901         1
   5000202876     Brooklyln                                    NY         Kings                        11221         2
   5000202886     Farmington                                   MN         Dakota                       55024         1
   5000202897     St John                                      IN         Lake                         46373         1
   5000202908     St. Albans                                   NY         Queens                       11412         1
   5000202957     Frisco                                       TX         Collin                       75034         1
   5000202973     Chicago                                      IL         Cook                         60653         1
   5000202980     Brooklyn                                     NY         Kings                        11208         2
   5000202985     Isanti                                       MN         Isanti                       55040         1
   5000203028     University Park                              IL         Will                         60466         1
   5000203065     Chicago                                      IL         Cook                         60660         1
   5000203082     Cambridge                                    MN         Isanti                       55008         1
   5000203089     Bronx                                        NY         Bronx                        10469         1
   5000203103     Westerville                                  OH         Delaware                     43082         1
   5000203108     Hoffman Estates                              IL         Cook                         60195         1
   5000203131     Chelsea                                      MA         Suffolk                       2150         1
   5000203144     Brooklyn Park                                MN         Hennepin                     55443         1
   5000203235     Grand Haven                                  MI         Ottawa                       49417         1
   5000203257     Providence                                   RI         Providence                    2907         2
   5000203268     Plainfield                                   IL         Will                         60586         1
   5000203333     Las Vegas                                    NV         Clark                        89131         1
   5000203343     Katy                                         TX         Harris                       77450         1
   5000203399     Riverdale                                    IL         Cook                         60827         1
   5000203408     New Haven                                    CT         New Haven                     6512         1
   5000203416     Marietta                                     GA         Cobb                         30064         1
   5000203426     Houston                                      TX         Harris                       77015         1
   5000203431     Minneapolis                                  MN         Hennepin                     55404         1
   5000203437     Iowa City                                    IA         Johnson                      52240         1
   5000203444     Chicago                                      IL         Cook                         60621         2
   5000203463     Port Richey                                  FL         Pasco                        34668         1
   5000203468     Mine Hill                                    NJ         Morris                        7803         1
   5000203490     Madison                                      WI         Dane                         53719         1
   5000203496     Fox River Grove                              IL         Mchenry                      60021         1
   5000203516     Houston                                      TX         Harris                       77006         1
   5000203518     Streamwood                                   IL         Cook                         60107         1
   5000203519     Chicago                                      IL         Cook                         60637         2
   5000203529     Frankfort                                    IL         Will                         60423         1
   5000203552     Blacklick                                    OH         Franklin                     43004         1
   5000203562     Bellwood                                     IL         Cook                         60104         1
   5000203590     Lithonia                                     GA         De Kalb                      30038         1
   5000203600     Chicago                                      IL         Cook                         60634         1
   5000203644     Frankfort                                    IL         Will                         60423         1
   5000203657     Lynn                                         MA         Essex                         1905         1
   5000203670     Waupaca                                      WI         Waupaca                      54981         1
   5000203681     Romeoville                                   IL         Will                         60446         1
   5000203693     Damascus                                     MD         Montgomery                   20872         1
   5000203714     Albany                                       GA         Dougherty                    31721         1
   5000203729     Bridgeport                                   CT         Fairfield                     6604         1
   5000203742     Fort Lauderdale                              FL         Broward                      33311         1
   5000203744     Chicago                                      IL         Cook                         60707         1
   5000203764     Schererville                                 IN         Lake                         46375         1
   5000203768     Colorado Springs                             CO         El Paso                      80910         1
   5000203784     Lynwood                                      CA         Los Angeles                  90262         1
   5000203790     Hollis                                       NY         Queens                       11423         1
   5000203842     Livingston                                   NJ         Essex                         7039         1
   5000203846     Fairburn                                     GA         Fulton                       30213         1
   5000203851     Blacklick                                    OH         Franklin                     43004         1
   5000203864     Brooklyn                                     NY         Kings                        11207         2
   5000203866     Medford                                      MA         Middlesex                     2155         1
   5000203918     Guerneville                                  CA         Sonoma                       95446         1
   5000203946     Salem                                        WI         Kenosha                      53168         1
   5000203954     Bridgeport                                   CT         Fairfield                     6606         1
   5000203967     Houston                                      TX         Harris                       77073         1
   5000203972     Plainfield                                   NJ         Union                         7062         1
   5000203973     Brighton                                     CO         Adams                        80601         1
   5000203985     Port Saint Lucie                             FL         St Lucie                     34953         1
   5000203988     Chicago                                      IL         Cook                         60609         1
   5000203990     Lehigh Acres                                 FL         Lee                          33936         1
   5000203998     Irvington                                    NJ         Essex                         7111         1
   5000204016     Henderson                                    CO         Adams                        80640         1
   5000204026     Mount Vernon                                 NY         Westchester                  10550         1
   5000204070     Lancaster                                    TX         Dallas                       75146         1
   5000204090     Enfield                                      CT         Hartford                      6082         1
   5000204163     Lake Orin                                    MI         Oakland                      48360         1
   5000204176     Miami                                        FL         Miami-Dade                   33173         1
   5000204189     Chicago                                      IL         Cook                         60638         1
   5000204208     St. Paul                                     MN         Ramsey                       55102         1
   5000204212     Jamaica                                      NY         Queens                       11434         2
   5000204228     Orlando                                      FL         Orange                       32806         1
   5000204245     Somerset                                     WI         St Croix                     54025         1
   5000204248     Elk River                                    MN         Sherburne                    55330         1
   5000204254     East Dundee                                  IL         Kane                         60118         1
   5000204284     Indiana                                      PA         Indiana                      15701         1
   5000204285     Ft. Worth                                    TX         Tarrant                      76131         1
   5000204291     Northbrook                                   IL         Cook                         60062         1
   5000204295     Hialeah                                      FL         Miami-Dade                   33016         1
   5000204329     Grain Valley                                 MO         Jackson                      64029         1
   5000204357     Broken Arrow                                 OK         Tulsa                        74012         1
   5000204365     Detroit                                      MI         Wayne                        48219         1
   5000204393     Midlothian                                   IL         Cook                         60445         1
   5000204410     Eden Prairie                                 MN         Hennepin                     55347         1
   5000204412     Greenbelt                                    MD         Prince Georges               20770         1
   5000204414     Miami                                        FL         Miami-Dade                   33172         1
   5000204456     Opa Locka                                    FL         Miami-Dade                   33056         1
   5000204466     Mount Airy                                   MD         Frederick                    21771         1
   5000204467     Punta Gorda                                  FL         Charlotte                    33982         1
   5000204475     Castle Rock                                  CO         Douglas                      80104         1
   5000204483     Chicago                                      IL         Cook                         60629         2
   5000204511     Round Rock                                   TX         Williamson                   78664         1
   5000204534     Minneapolis                                  MN         Hennepin                     55418         1
   5000204580     Cypress                                      TX         Harris                       77429         1
   5000204605     Crestwood                                    IL         Cook                         60445         1
   5000204626     Minneapolis                                  MN         Hennepin                     55407         1
   5000204637     Chicago                                      IL         Cook                         60629         1
   5000204658     Richton Park                                 IL         Will                         60471         1
   5000204666     Potomac                                      MD         Montgomery                   20854         1
   5000204680     Houston                                      TX         Harris                       77072         1
   5000204700     Broken Arrow                                 OK         Tulsa                        74012         1
   5000204754     Waldorf                                      MD         Charles                      20603         1
   5000204772     Grand Prairie                                TX         Dallas                       75052         1
   5000204788     Monticello                                   FL         Jefferson                    32344         1
   5000204851     Marysville                                   WA         Snohomish                    98271         1
   5000204872     Denver                                       CO         Denver                       80249         1
   5000204973     Desoto                                       TX         Dallas                       75115         1
   5000204992     Saint Paul                                   MN         Ramsey                       55104         2
   5000205002     Port Huron                                   MI         St Clair                     48060         1
   5000205004     Washington                                   DC                                      20001         1
   5000205045     Aurora                                       IL         Kane                         60506         1
   5000205051     Queens Village                               NY         Queens                       11429         1
   5000205053     Chicago                                      IL         Cook                         60657         1
   5000205064     Chicago                                      IL         Cook                         60638         1
   5000205115     Noblesville                                  IN         Hamilton                     46060         1
   5000205178     Winston Salem                                NC         Forsyth                      27107         1
   5000205183     Glenpool                                     OK         Tulsa                        74033         1
   5000205195     Miami                                        FL         Miami-Dade                   33157         1
   5000205254     Elgin                                        IL         Kane                         60120         1
   5000205277     Maywood                                      IL         Cook                         60153         1
   5000205316     Taunton                                      MA         Bristol                       2780         1
   5000205369     Ruchmond Hills                               NY         Queens                       11419         1
   5000205388     Oak Forest                                   IL         Cook                         60452         1
   5000205447     Winder                                       GA         Barrow                       30680         1
   5000205465     Pasadena                                     TX         Harris                       77505         1
   5000205468     West Allis                                   WI         Milwaukee                    53219         1
   5000205505     Elwood                                       IL         Will                         60421         1
   5000205541     Miami                                        FL         Miami-Dade                   33177         1
   5000205580     Mcloud                                       OK         Pottawatomie                 74851         1
   5000205586     Sapulpa                                      OK         Creek                        74066         1
   5000205599     Altamonte Springs                            FL         Seminole                     32714         1
   5000205643     Minneapolis                                  MN         Hennepin                     55411         1
   5000205670     Oshkosh                                      WI         Winnebago                    54901         1
   5000205893     Springfield                                  MO         Greene                       65810         1
   5000205958     Miami                                        FL         Miami-Dade                   33185         1
   5000205966     Elmont                                       NY         Nassau                       11003         1
   5000206402     Tampa                                        FL         Hillsborough                 33647         1
   6000000596     Eatonville                                   FL         Orange                       32751         1
   6000000626     Lizella                                      GA         Bibb                         31052         1
   6000000638     Orlando                                      FL         Orange                       32837         1
   6000000642     West Palm Beach                              FL         Palm Beach                   33404         1
   6000001306     Griffin                                      GA         Spalding                     30223         1
   6000001316     New Port Richey                              FL         Pasco                        34654         1
   6000001318     Pembroke Pines                               FL         Broward                      33028         1
   6000179732     Kissimmee                                    FL         Osceola                      34746         1
   6000182458     Conyers                                      GA         Rockdale                     30094         1
   6000182512     Acworth                                      GA         Cobb                         30102         1
   6000184747     Atlanta                                      GA         Fulton                       30315         1
   6000186006     Atlanta                                      GA         Fulton                       30315         1
   6000187633     Lake City                                    FL         Columbia                     32025         1
   6000188111     Boynton Beach                                FL         Palm Beach                   33437         1
   6000188806     West Palm Beach                              FL         Palm Beach                   33409         1
   6000191231     Knoxville                                    TN         Knox                         37923         1
   6000191483     Elizabeth                                    NJ         Union                         7202         1
   6000192242     Port Chester                                 NY         Westchester                  10573         2
   6000192590     Wilmington                                   DE         New Castle                   19802         1
   6000193180     Austell                                      GA         Cobb                         30168         1
   6000194783     Odenton                                      MD         Anne Arundel                 21113         1
   6000194951     Fairburn                                     GA         Fulton                       30213         1
   6000195274     Abingdon                                     MD         Harford                      21009         1
   6000195495     Tampa                                        FL         Hillsborough                 33612         1
   6000195998     Orlando                                      FL         Orange                       32805         1
   6000196143     Tampa                                        FL         Hillsborough                 33615         1
   6000196513     Atlanta                                      GA         Fulton                       30318         1
   6000196583     Kissimmee                                    FL         Polk                         34759         1
   6000196621     Bronx                                        NY         Bronx                        10469         2
   6000196637     Lynn                                         MA         Essex                         1902         2
   6000196790     West Columbia                                SC         Lexington                    29169         1
   6000196842     Bonita Springs                               FL         Lee                          34135         1
   6000196894     Miami                                        FL         Miami-Dade                   33142         1
   6000197214     Brooklyn                                     NY         Kings                        11236         1
   6000197408     Revere                                       MA         Suffolk                       2151         2
   6000197583     Coral Gables                                 FL         Miami-Dade                   33134         1
   6000197623     Lauderdale Lakes                             FL         Broward                      33311         1
   6000197843     Snellville                                   GA         Gwinnett                     33078         1
   6000198007     Jersey City                                  NJ         Hudson                        7306         1
   6000198075     Elmwood Park                                 NJ         Bergen                        7407         1
   6000198137     Covington                                    GA         Newton                       30016         1
   6000198176     Opa Locka                                    FL         Miami-Dade                   33055         1
   6000198221     Mcdonough                                    GA         Henry                        60253         1
   6000198271     Waterbury                                    CT         New Haven                     6708         1
   6000198414     Bayonne                                      NJ         Hudson                        7002         1
   6000198453     Clermont                                     FL         Lake                         34711         1
   6000198559     Atlanta                                      GA         Fulton                       30311         1
   6000198582     Orlando                                      FL         Orange                       32808         1
   6000198647     Hubert                                       NC         Onslow                       28539         1
   6000198825     Bradenton                                    FL         Manatee                      34207         2
   6000198837     Sugarloaf Key                                FL         Monroe                       33042         1
   6000198891     Patchogue                                    NY         Suffolk                      11772         1
   6000199007     Dallas                                       GA         Paulding                     30132         1
   6000199176     Deltona                                      FL         Volusia                      32738         1
   6000199271     Atlanta                                      GA         Fulton                       30350         1
   6000199272     Stone Mountain                               GA         De Kalb                      30087         1
   6000199352     Covington                                    GA         Newton                       30014         1
   6000199390     Wethersfield                                 CT         Hartford                      6109         1
   6000199483     Seffner                                      FL         Hillsborough                 33584         1
   6000199558     Canton                                       GA         Cherokee                     30114         1
   6000199644     Chicago                                      IL         Cook                         60619         1
   6000199712     Brentwood                                    NY         Suffolk                      11717         1
   6000199818     Orlando                                      FL         Orange                       32829         1
   6000199839     Fort Washington                              MD         Prince Georges               20744         1
   6000200236     Conyers                                      GA         Rockdale                     30094         1
   6000200358     Jacksonville                                 FL         Duval                        32218         1
   6000200374     Alburquerque                                 NM         Bernalillo                   87105         1
   6000200424     Wesley Chapel                                FL         Pasco                        33544         1
   6000200479     Coral Springs                                FL         Broward                      33071         1
   6000200483     Tampa                                        FL         Hillsborough                 33604         1
   6000200565     Pompano Beach                                FL         Broward                      33060         1
   6000200620     Bowie                                        MD         Prince Georges               20721         1
   6000200897     Tampa                                        FL         Hillsborough                 33619         1
   6000200951     Miramar                                      FL         Broward                      33025         1
   6000200965     Talking Rock                                 GA         Pickens                      30175         1
   6000201115     Springfield                                  VA         Fairfax                      22153         1
   6000201123     Tobyhanna                                    PA         Monroe                       18466         1
   6000201130     Dania Beach                                  FL         Broward                      33312         1
   6000201180     Sanford                                      FL         Seminole                     32771         1
   6000201233     Clermont                                     FL         Lake                         34714         1
   6000201267     Statesville                                  NC         Iredell                      28625         1
   6000201271     Homestead                                    FL         Miami-Dade                   33035         1
   6000201293     Charlotte                                    NC         Mecklenburg                  28213         1
   6000201301     North Miami Beach                            FL         Miami-Dade                   33179         1
   6000201315     Hyattsville                                  MD         Prince Georges               20785         1
   6000201396     Lakeland                                     FL         Polk                         33809         1
   6000201405     Powder Springs                               GA         Cobb                         30127         1
   6000201567     Troy                                         MI         Oakland                      48084         1
   6000201572     Lawrence                                     MA         Essex                         1841         3
   6000201585     Winter Haven                                 FL         Polk                         33880         1
   6000201694     Locust Grove                                 GA         Henry                        30248         1
   6000201749     Miami                                        FL         Miami-Dade                   33169         1
   6000201820     Sarasota                                     FL         Sarasota                     34234         1
   6000201888     Miami                                        FL         Miami-Dade                   33141         1
   6000201936     Ft. Lauderdale                               FL         Broward                      33309         1
   6000202035     Atlanta                                      GA         Fulton                       30315         1
   6000202060     Miami                                        FL         Miami-Dade                   33182         1
   6000202094     Athens                                       GA         Jackson                      30607         1
   6000202117     West Palm Beach                              FL         Palm Beach                   33401         1
   6000202277     Miami                                        FL         Miami-Dade                   33015         1
   6000202322     Boynton Beach                                FL         Palm Beach                   33435         4
   6000202440     Bowie                                        MD         Prince Georges               20716         1
   6000202452     Oakland Park                                 FL         Broward                      33309         1
   6000202464     Miramar                                      FL         Broward                      33025         1
   6000202489     Florida City                                 FL         Miami-Dade                   33034         1
   6000202550     Durham                                       NC         Durham                       27712         1
   6000202552     Bradenton                                    FL         Manatee                      34207         2
   6000202568     Roosevelt                                    NY         Nassau                       11575         1
   6000202612     Charlotte                                    NC         Mecklenburg                  25214         1
   6000202641     St. Petersburg                               FL         Pinellas                     33702         1
   6000202696     Loganville                                   GA         Walton                       30052         1
   6000202745     St. Petersburg                               FL         Pinellas                     33704         1
   6000202752     Alpharetta                                   GA         Fulton                       30022         1
   6000202792     Athens                                       GA         Clarke                       30606         1
   6000202826     Miami                                        FL         Miami-Dade                   33193         1
   6000202846     Mechanicsville                               VA         Hanover                      23116         1
   6000202856     Kissimmee                                    FL         Polk                         34759         1
   6000202888     Decatur                                      GA         De Kalb                      30032         1
   6000202898     Milledgeville                                GA         Baldwin                      31061         1
   6000202923     Baltimore                                    MD         Baltimore                    21206         1
   6000202930     Kissimmee                                    FL         Osceola                      34744         1
   6000203000     Louisville                                   KY         Jefferson                    40291         1
   6000203053     Homestead                                    FL         Miami-Dade                   33032         1
   6000203103     Boyds                                        MD         Montgomery                   20841         1
   6000203203     Margate                                      FL         Broward                      33063         1
   6000203207     New Carrollton                               MD         Prince Georges               20784         1
   6000203214     Powell                                       TN         Knox                         37849         1
   6000203300     Bayshore                                     NY         Suffolk                      11706         1
   6000203306     Miramar                                      FL         Broward                      33025         1
   6000203312     Baltimore                                    MD         Baltimore City               21224         1
   6000203317     Chliton                                      MD         Prince Georges               20735         1
   6000203372     Miami                                        FL         Miami-Dade                   33190         1
   6000203482     Miramar                                      FL         Broward                      33023         1
   6000203523     Hollywood                                    FL         Broward                      33025         1
   6000203648     Trenton                                      NJ         Mercer                        8618         1
   6000203744     Center Moriches                              NY         Suffolk                      11934         1
   6000203777     Monroe                                       NC         Union                        28110         1
   6000203808     Charlotte                                    NC         Mecklenburg                  28210         1
   6000203810     Murfreesboro                                 TN         Rutherford                   37129         1
   6000203819     Pfafftown                                    NC         Forsyth                      27040         1
   6000203863     Fitchburg                                    MA         Worcester                     1420         2
   6000203913     Far Rockaway                                 NY         Queens                       11691         2
   6000204070     Stuart                                       FL         Martin                       34997         1
   6000204077     Fayetteville                                 GA         Fayette                      30214         1
   6000204087     Clarksburg                                   MD         Montgomery                   20871         1
   6000204114     Fort Mill                                    SC         York                         29715         1
   6000204196     Orlando                                      FL         Orange                       32824         1
   6000204280     Kingsland                                    GA         Camden                       31548         1
   6000204317     Worcester                                    MA         Worcester                     1605         1
   6000204327     Augusta                                      GA         Richmond                     30909         1
   6000204404     Atlanta                                      GA         Fulton                       30318         1
   6000204411     Orlando                                      FL         Orange                       32811         1
   6000204476     Muskegon                                     MI         Muskegon                     49442         1
   6000204548     Dallas                                       GA         Paulding                     30132         1
   6000204617     District Heights                             MD         Prince Georges               20747         1
   6000204639     Braselton                                    GA         Gwinnett                     30517         1
   6000204665     Girffin                                      GA         Spalding                     30223         1
   6000204762     Miami                                        FL         Miami-Dade                   33139         1
   6000204790     Davenport                                    FL         Polk                         33837         1
   6000204818     Laurel                                       MD         Prince Georges               20707         1
   6000204845     Uniondale                                    NY         Nassau                       11553         1
   6000204857     Brooklyn                                     NY         Kings                        11210         2
   6000204878     Miami                                        FL         Miami-Dade                   33131         1
   6000204896     Washington                                   DC                                      20011         1
   6000204926     Homestead                                    FL         Miami-Dade                   33032         1
   6000204973     Fort Lauderdale                              FL         Broward                      33311         1
   6000204990     Belcamp                                      MD         Harford                      21017         1
   6000205000     West Palm Beach                              FL         Palm Beach                   33407         1
   6000205012     Miami                                        FL         Miami-Dade                   33193         1
   6000205022     Coral Springs                                FL         Broward                      33065         2
   6000205079     Groveland                                    FL         Lake                         34736         1
   6000205144     Waterbury                                    CT         New Haven                     6704         1
   6000205166     Kissimmee                                    FL         Osceola                      34744         1
   6000205318     Levant                                       ME         Penobscot                     4456         1
   6000205335     Accokeek                                     MD         Prince Georges               20607         1
   6000205371     New Bern                                     NC         Craven                       28562         1
   6000205440     Essex                                        MD         Baltimore                    21221         1
   6000205460     Pensacola                                    FL         Escambia                     32503         1
   6000205469     Tampa                                        FL         Hillsborough                 33607         1
   6000205475     Windermere                                   FL         Orange                       34786         1
   6000205591     Hialeah                                      FL         Miami-Dade                   33013         1
   6000205600     Opa Locka                                    FL         Miami-Dade                   33056         1
   6000205687     Hagerstown                                   MD         Washington                   21740         1
   6000205700     Columbia                                     MD         Howard                       21044         1
   6000205708     Orlando                                      FL         Orange                       32825         1
   6000205721     Atlanta                                      GA         Fulton                       30310         1
   6000205809     Severn                                       MD         Anne Arundel                 21144         1
   6000205826     Fairburn                                     GA         Fulton                       30213         1
   6000205873     Norcross                                     GA         Gwinnett                     30093         1
   6000205924     Fairburn                                     GA         Fulton                       30213         1
   6000205930     Baltimore                                    MD         Baltimore City               21239         1
   6000206014     Mount Holly                                  NC         Gaston                       28120         1
   6000206063     Miami                                        FL         Miami-Dade                   33127         1
   6000206064     Miami                                        FL         Miami-Dade                   33161         1
   6000206068     Hyattsville                                  MD         Prince Georges               20785         1
   6000206070     Miami                                        FL         Miami-Dade                   33175         1
   6000206078     Laurelton                                    NY         Queens                       11413         1
   6000206087     Virginia Beach                               VA         Virginia Beach               23455         1
   6000206133     Jonesboro                                    GA         Clayton                      30236         1
   6000206135     Gainesville                                  GA         Hall                         30507         1
   6000206157     Homestead                                    FL         Miami-Dade                   33033         1
   6000206213     Holly Hill                                   FL         Volusia                      32117         1
   6000206224     North Miami                                  FL         Miami-Dade                   33179         1
   6000206227     North Lauderdale                             FL         Broward                      33068         1
   6000206295     Deland                                       FL         Volusia                      32724         1
   6000206484     Granger                                      IN         St Joseph                    46530         1
   6000206507     Miami                                        FL         Miami-Dade                   33165         1
   6000206590     Charleston                                   SC         Charleston                   29414         1
   6000206699     Pensacola                                    FL         Escambia                     32526         1
   6000206729     Kissimmee                                    FL         Osceola                      34744         1
   6000206739     Glen Burne                                   MD         Anne Arundel                 21060         1
   6000206744     Winston Salem                                NC         Forsyth                      27127         1
   6000206809     Orlando                                      FL         Orange                       32819         1
   6000206837     Ft Lauderdale                                FL         Broward                      33306         1
   6000206847     Douglasville                                 GA         Douglas                      30135         1
   6000206934     Miramar                                      FL         Broward                      33023         1
   6000206964     Pace                                         FL         Santa Rosa                   32571         1
   6000207042     North Lauderdale                             FL         Broward                      33068         1
   6000207125     Allenton                                     WI         Washington                   53002         1
   6000207168     Washington                                   DC                                      20019         1
   6000207201     West Palm Beach                              FL         Palm Beach                   33406         1
   6000207218     Lebanon                                      NJ         Hunterdon                     8826         1
   6000207229     Mount Pleasant                               SC         Charleston                   29464         1
   6000207239     Orlando                                      FL         Orange                       32822         1
   6000207325     Lexingon                                     NC         Davidson                     27292         1
   6000207330     Lake Wales                                   FL         Polk                         33898         1
   6000207338     Tallahassee                                  FL         Leon                         32308         1
   6000207349     Baltimore                                    MD         Baltimore                    21136         1
   6000207392     East Orange                                  NJ         Essex                         7017         2
   6000207393     Homestead                                    FL         Miami-Dade                   33033         1
   6000207435     Jamaica Plain                                MA         Suffolk                       2130         3
   6000207509     Twinsburg Twp                                OH         Summit                       44236         1
   6000207545     Woodbridge                                   VA         Prince William               22191         1
   6000207551     Miami                                        FL         Miami-Dade                   33133         1
   6000207606     Atlanta                                      GA         Fulton                       30315         1
   6000207648     Atlanta                                      GA         Fulton                       30311         1
   6000207717     Jacksonville                                 FL         Duval                        32216         1
   6000207721     Alpharetta                                   GA         Fulton                       30005         1
   6000207735     Hollywood                                    FL         Broward                      33023         1
   6000207771     Miami                                        FL         Miami-Dade                   33183         1
   6000207811     Atlanta                                      GA         Fulton                       30324         1
   6000207831     Miami                                        FL         Miami-Dade                   33162         1
   6000207835     Loganville                                   GA         Gwinnett                     30084         1
   6000207870     Tampa                                        FL         Hillsborough                 33614         1
   6000207917     Charlotte                                    NC         Mecklenburg                  28277         1
   6000207965     Spring Hill                                  FL         Hernando                     34608         1
   6000207977     Hialeah                                      FL         Miami-Dade                   33016         1
   6000207990     Miami                                        FL         Miami-Dade                   33189         1
   6000207997     Linden                                       NJ         Union                         7036         1
   6000208003     Orlando                                      FL         Orange                       32818         1
   6000208037     Linden                                       NJ         Union                         7036         1
   6000208048     Bowie                                        MD         Prince Georges               20721         1
   6000208049     Lynn                                         MA         Essex                         1902         1
   6000208066     College Park                                 MD         Prince Georges               20740         1
   6000208075     Charlotte                                    NC         Mecklenburg                  28269         1
   6000208087     Miami                                        FL         Miami-Dade                   33175         1
   6000208094     Decatur                                      GA         De Kalb                      30032         1
   6000208124     Louisville                                   KY         Jefferson                    40228         1
   6000208151     Charlotte                                    NC         Mecklenburg                  28269         1
   6000208152     Winter Haven                                 FL         Polk                         33881         1
   6000208229     Snellville                                   GA         Gwinnett                     30039         1
   6000208245     Reisterstown                                 MD         Baltimore                    21136         1
   6000208290     Hollywood                                    FL         Broward                      33023         1
   6000208321     Staten Island                                NY         Richmond                     10301         1
   6000208327     Miami                                        FL         Miami-Dade                   33175         1
   6000208462     Paterson                                     NJ         Passaic                       7501         2
   6000208477     Stockbridge                                  GA         Henry                        30281         1
   6000208510     Tampa                                        FL         Hillsborough                 33624         1
   6000208516     La Vergne                                    TN         Rutherford                   37086         1
   6000208546     Derwood                                      MD         Montgomery                   20855         1
   6000208583     Upper Marlboro                               MD         Prince Georges               20772         1
   6000208584     Kissimmee                                    FL         Osceola                      34744         1
   6000208587     Attleboro                                    MA         Bristol                       2703         2
   6000208591     Lake Placid                                  FL         Highlands                    33852         1
   6000208630     Snellville                                   GA         Gwinnett                     30039         1
   6000208654     Sunrise                                      FL         Broward                      33313         1
   6000208682     Capitol Heights                              MD         Prince Georges               20743         1
   6000208703     Halethorpe                                   MD         Baltimore                    21227         1
   6000208706     Bowie                                        MD         Prince Georges               20720         1
   6000208729     West Palm Beach                              FL         Palm Beach                   33411         1
   6000208736     Orlando                                      FL         Orange                       32808         1
   6000208754     Hollywood                                    FL         Broward                      33021         1
   6000208755     Davenport                                    FL         Polk                         33837         1
   6000208760     Ft.Lauderdale                                FL         Broward                      33312         1
   6000208764     St Petersburg                                FL         Pinellas                     33712         1
   6000208770     Miami                                        FL         Miami-Dade                   33126         1
   6000208774     Mason                                        OH         Warren                       45040         1
   6000208779     Miramar                                      FL         Broward                      33029         1
   6000208787     Miami Gardens                                FL         Miami-Dade                   33056         1
   6000208848     Lakeland                                     FL         Polk                         33813         1
   6000208855     Orlando                                      FL         Orange                       32808         1
   6000208859     Davenport                                    FL         Polk                         33837         1
   6000208886     Auburn                                       MA         Worcester                     1501         1
   6000208893     Tampa                                        FL         Hillsborough                 33614         1
   6000208908     Brooklyn                                     NY         Kings                        11221         2
   6000208913     Douglasville                                 GA         Douglas                      30134         1
   6000208925     Merritt Island                               FL         Brevard                      32953         1
   6000209048     Laurel                                       MD         Anne Arundel                 20724         1
   6000209058     Doral                                        FL         Miami-Dade                   33178         1
   6000209065     Tampa                                        FL         Hillsborough                 33647         1
   6000209071     Kissimmee                                    FL         Osceola                      34741         1
   6000209078     Rosedale                                     NY         Queens                       11422         1
   6000209082     Davenport                                    FL         Polk                         33896         1
   6000209088     New Brunswick                                NJ         Middlesex                     8901         1
   6000209100     Woodbridge                                   VA         Prince William               22193         1
   6000209114     Tampa                                        FL         Hillsborough                 33604         1
   6000209115     Valrico                                      FL         Hillsborough                 33594         1
   6000209236     Homestead                                    FL         Miami-Dade                   33030         1
   6000209304     Temple Hills                                 MD         Prince Georges               20748         1
   6000209318     Owings Mills                                 MD         Baltimore                    21117         1
   6000209337     Cape Coral                                   FL         Lee                          33991         1
   6000209379     Lehigh Acres                                 FL         Lee                          33936         1
   6000209396     Gaithersburg                                 MD         Montgomery                   20879         1
   6000209403     Dallas                                       GA         Paulding                     30157         1
   6000209404     Winter Park                                  FL         Seminole                     32792         1
   6000209410     Charlotte                                    NC         Mecklenburg                  28215         1
   6000209415     Ormond Beach                                 FL         Volusia                      32174         1
   6000209418     Lawrenceville                                GA         Gwinnett                     30044         1
   6000209429     Frederick                                    MD         Frederick                    21702         1
   6000209444     Rosedale                                     MD         Baltimore                    21237         1
   6000209457     Hollywood                                    FL         Broward                      33024         1
   6000209484     Tampa                                        FL         Hillsborough                 33603         1
   6000209493     Menasha                                      WI         Winnebago                    54952         1
   6000209516     Washington                                   DC                                      20011         1
   6000209521     Punta Gorda                                  FL         Charlotte                    33983         1
   6000209538     Lawrenceville                                GA         Gwinnett                     30045         1
   6000209568     Shippensburg                                 PA         Franklin                     17257         1
   6000209572     Hallandale Beach                             FL         Broward                      33009         1
   6000209582     North Miami                                  FL         Miami-Dade                   33168         1
   6000209594     Kansas City                                  MO         Clay                         64155         1
   6000209631     Debary                                       FL         Volusia                      32713         1
   6000209634     Tallahassee                                  FL         Leon                         32308         1
   6000209644     Sunrise                                      FL         Broward                      33351         1
   6000209646     Tampa                                        FL         Hillsborough                 33615         1
   6000209677     Miami                                        FL         Miami-Dade                   33155         1
   6000209691     Winter Haven                                 FL         Polk                         33884         1
   6000209772     Spring Hill                                  FL         Hernando                     34609         1
   6000209803     Charlotte                                    NC         Mecklenburg                  28215         1
   6000209842     Hialeah                                      FL         Miami-Dade                   33013         1
   6000209856     Homestead                                    FL         Miami-Dade                   33031         1
   6000209902     Port Charlotte                               FL         Charlotte                    33952         1
   6000209920     Orlando                                      FL         Orange                       32817         1
   6000209944     Homestead                                    FL         Miami-Dade                   33032         1
   6000209947     Dallas                                       GA         Paulding                     30157         1
   6000209951     District Heights                             MD         Prince Georges               20747         1
   6000209969     Miami                                        FL         Miami-Dade                   33196         1
   6000210037     Miami                                        FL         Miami-Dade                   33183         1
   6000210040     Hialeah                                      FL         Miami-Dade                   33014         1
   6000210041     Fort Washington                              MD         Prince Georges               20744         1
   6000210042     Nashville                                    TN         Davidson                     37208         1
   6000210056     Orlando                                      FL         Orange                       32809         1
   6000210060     Miami                                        FL         Miami-Dade                   33147         1
   6000210095     Atlanta                                      GA         Fulton                       30315         1
   6000210098     Lutz                                         FL         Hillsborough                 33549         1
   6000210103     Greenacres                                   FL         Palm Beach                   33463         1
   6000210203     Homestead                                    FL         Miami-Dade                   33031         1
   6000210250     Midlothia                                    VA         Chesterfield                 23112         1
   6000210255     Newark                                       DE         New Castle                   19702         1
   6000210272     Washington                                   DC                                      20020         1
   6000210284     Stone Mountain                               GA         De Kalb                      30083         1
   6000210307     Owings Mills                                 MD         Baltimore                    21117         1
   6000210340     Phillipsburg                                 NJ         Warren                        8865         1
   6000210403     Waldorf                                      MD         Charles                      20603         1
   6000210466     College Park                                 GA         Fulton                       30349         1
   6000210467     Elmont                                       NY         Nassau                       11003         1
   6000210476     Plymouth                                     MA         Plymouth                      2360         1
   6000210514     Austell                                      GA         Cobb                         30106         1
   6000210516     Gaithersburg                                 MD         Montgomery                   20878         1
   6000210517     Perth Amboy                                  NJ         Middlesex                     8861         1
   6000210540     Miami                                        FL         Miami-Dade                   33183         1
   6000210557     Miami                                        FL         Miami-Dade                   33169         1
   6000210561     Debary                                       FL         Volusia                      32713         1
   6000210563     Lauderhill                                   FL         Broward                      33313         1
   6000210575     Gainesville                                  FL         Alachua                      32641         1
   6000210594     Loganville                                   GA         Walton                       30052         1
   6000210614     Stuart                                       FL         Martin                       34997         1
   6000210617     Bronx                                        NY         Bronx                        10457         2
   6000210627     Mulberry                                     FL         Polk                         33860         1
   6000210641     Spring Grove                                 PA         York                         17362         1
   6000210682     Port Charlotte                               FL         Charlotte                    33952         1
   6000210800     Lawrenceville                                GA         Gwinnett                     30044         1
   6000210811     Naples                                       FL         Collier                      34117         1
   6000210814     Hempstead                                    NY         Nassau                       11550         1
   6000210817     Philadelphia                                 PA         Philadelphia                 19124         1
   6000210823     Boca Raton                                   FL         Palm Beach                   33428         1
   6000210861     Providence                                   RI         Providence                    2909         2
   6000210879     Gainesville                                  GA         Hall                         30501         1
   6000210896     Naples                                       FL         Collier                      34116         1
   6000210913     Miami                                        FL         Miami-Dade                   33150         2
   6000210917     Pinebluff                                    NC         Moore                        28373         1
   6000210942     New Port Richey                              FL         Pasco                        34654         1
   6000210990     Miami                                        FL         Miami-Dade                   33189         1
   6000210991     Jersey City                                  NJ         Hudson                        7305         2
   6000210993     Parlin                                       NJ         Middlesex                     8859         1
   6000211031     Acworth                                      GA         Cherokee                     30102         1
   6000211051     Miami                                        FL         Miami-Dade                   33142         3
   6000211054     Towsend                                      GA         Mc Intosh                    31331         1
   6000211058     Hialeah                                      FL         Miami-Dade                   33016         1
   6000211121     Tampa                                        FL         Hillsborough                 33619         1
   6000211132     St Petersburg                                FL         Pinellas                     33713         1
   6000211143     Waldorf                                      MD         Charles                      20601         1
   6000211152     Fitchburg                                    MA         Worcester                     1420         1
   6000211163     Miami                                        FL         Miami-Dade                   33143         1
   6000211178     Fort Lauderdale                              FL         Broward                      33311         1
   6000211192     Bronx                                        NY         Bronx                        10457         2
   6000211229     Royal Palm Beach                             FL         Palm Beach                   33411         1
   6000211240     Hallandale Beach                             FL         Broward                      33009         1
   6000211245     Port St Lucie                                FL         St Lucie                     34986         1
   6000211272     Ormond Beach                                 FL         Volusia                      32174         1
   6000211281     Paterson                                     NJ         Passaic                       7522         2
   6000211287     Washington                                   DC                                      20010         1
   6000211337     Richmond                                     VA         Henrico                      23227         1
   6000211357     Tampa                                        FL         Hillsborough                 33617         1
   6000211395     Fort Lauderdale                              FL         Broward                      33304         1
   6000211428     Yonkers                                      NY         Westchester                  10701         2
   6000211468     Cape Coral                                   FL         Lee                          33909         2
   6000211477     Hialeah                                      FL         Miami-Dade                   33010         2
   6000211479     Lauderhill                                   FL         Broward                      33319         1
   6000211493     West Palm Beach                              FL         Palm Beach                   33406         1
   6000211517     College Park                                 GA         Fulton                       30349         1
   6000211522     Jamaica                                      NY         Queens                       11413         1
   6000211561     Bronx                                        NY         Bronx                        10465         1
   6000211580     Knoxville                                    TN         Knox                         37932         1
   6000211586     Naples                                       FL         Collier                      34116         1
   6000211647     Plainview                                    NY         Nassau                       11803         1
   6000211668     Kissimmee                                    FL         Osceola                      34759         1
   6000211671     Westminster                                  MD         Carroll                      21157         1
   6000211676     Ft. Myers                                    FL         Lee                          33901         2
   6000211685     Miami                                        FL         Miami-Dade                   33144         1
   6000211724     Ellenwood                                    GA         De Kalb                      30294         1
   6000211727     Miami                                        FL         Miami-Dade                   33147         1
   6000211753     Conyers                                      GA         Rockdale                     30012         1
   6000211784     Social Circle                                GA         Walton                       30025         1
   6000211814     Coconut Creek                                FL         Broward                      33063         1
   6000211836     Clearwater                                   FL         Pinellas                     33756         1
   6000211837     Baltimore                                    MD         Baltimore City               21213         1
   6000211840     Roxbury                                      MA         Suffolk                       2119         2
   6000211891     Melbourne                                    FL         Brevard                      32934         1
   6000211962     Miami                                        FL         Miami-Dade                   33172         1
   6000211979     Kewaskum                                     WI         Washington                   53040         1
   6000211982     Charlotte                                    NC         Cabarrus                     28213         1
   6000212011     Palm Coast                                   FL         Flagler                      32137         1
   6000212017     Cape Coral                                   FL         Lee                          33909         1
   6000212022     Port Richey                                  FL         Pasco                        34668         1
   6000212026     Atlanta                                      GA         Fulton                       30318         1
   6000212060     Bowie                                        MD         Prince Georges               20716         1
   6000212066     Hillside                                     NJ         Union                         7205         1
   6000212071     York                                         SC         York                         29745         1
   6000212072     Brooklyn                                     MD         Anne Arundel                 21225         1
   6000212076     Cape Coral                                   FL         Lee                          33990         1
   6000212123     Miami                                        FL         Miami-Dade                   33172         1
   6000212153     Oakland Park                                 FL         Broward                      33306         1
   6000212155     Hollywood                                    FL         Broward                      33023         1
   6000212176     Cape Coral                                   FL         Lee                          33914         1
   6000212177     Miami                                        FL         Miami-Dade                   33167         1
   6000212201     Lawrenceville                                GA         Gwinnett                     30045         1
   6000212241     Jacksonville                                 FL         Duval                        32222         1
   6000212250     Miami                                        FL         Miami-Dade                   33177         1
   6000212255     Solon                                        OH         Cuyahoga                     44139         1
   6000212313     Hollywood                                    FL         Broward                      33020         1
   6000212347     Miami                                        FL         Miami-Dade                   33133         1
   6000212390     Oakland Park                                 FL         Broward                      33334         1
   6000212395     Sunrise                                      FL         Broward                      33323         1
   6000212400     Lauderdale Lakes                             FL         Broward                      33309         1
   6000212403     Bowie                                        MD         Prince Georges               20721         1
   6000212452     Altamonte Springs                            FL         Seminole                     32714         1
   6000212455     Ocklawaha                                    FL         Marion                       32179         1
   6000212466     Grove City                                   OH         Franklin                     43123         1
   6000212473     Miami                                        FL         Miami-Dade                   33176         1
   6000212483     Atlanta                                      GA         Fulton                       30331         1
   6000212498     Minneapolis                                  MN         Hennepin                     55417         2
   6000212534     Marietta                                     GA         Cobb                         30060         1
   6000212541     Sugar Hill                                   GA         Gwinnett                     30518         1
   6000212555     Lawrenceville                                GA         Gwinnett                     30043         1
   6000212590     Tampa                                        FL         Hillsborough                 33607         1
   6000212599     Lawrenceville                                GA         Gwinnett                     30045         1
   6000212652     Landover                                     MD         Prince Georges               20785         1
   6000212653     Lehigh Acres                                 FL         Lee                          33971         1
   6000212680     Opa Locka                                    FL         Miami-Dade                   33054         1
   6000212690     Sunrise                                      FL         Broward                      33313         1
   6000212691     Union                                        NJ         Union                         7083         1
   6000212703     Wyandanch                                    NY         Suffolk                      11798         1
   6000212712     Jonesboro                                    GA         Clayton                      30236         1
   6000212719     Washington                                   DC                                      20002         1
   6000212744     Miami                                        FL         Miami-Dade                   33183         1
   6000212782     Owings Mills                                 MD         Baltimore                    21117         1
   6000212787     Jersey City                                  NJ         Hudson                        7305         2
   6000212791     Rockland                                     MA         Plymouth                      2370         2
   6000212842     Winterport                                   ME         Waldo                         4496         1
   6000212853     North Lauderdale                             FL         Broward                      33068         1
   6000212863     Orlando                                      FL         Orange                       32808         1
   6000212871     Bowie                                        MD         Prince Georges               20720         1
   6000212881     Mcdonough                                    GA         Henry                        30253         1
   6000212910     Lexington                                    SC         Lexington                    29072         1
   6000212912     Washington                                   DC                                      20011         1
   6000212941     Miramar                                      FL         Broward                      33023         1
   6000212953     Bronx                                        NY         Bronx                        10470         1
   6000212976     Douglasville                                 GA         Douglas                      30135         1
   6000212987     Miramar                                      FL         Broward                      33027         1
   6000213040     Manassas Park                                VA         Prince William               20111         1
   6000213052     Cape Coral                                   FL         Lee                          33914         1
   6000213056     Waldorf                                      MD         Charles                      20602         1
   6000213062     Bonita Springs                               FL         Lee                          34134         1
   6000213095     Orlando                                      FL         Orange                       32818         1
   6000213096     Miami Lakes                                  FL         Miami-Dade                   33016         1
   6000213119     Waldorf                                      MD         Charles                      20603         1
   6000213130     Miami Lakes                                  FL         Miami-Dade                   33016         1
   6000213141     Dorchester                                   MA         Suffolk                       2124         1
   6000213170     Atlanta                                      GA         Fulton                       30344         1
   6000213181     Pembroke Pines                               FL         Broward                      33029         1
   6000213183     Port Richey                                  FL         Pasco                        34668         1
   6000213184     Spring Hill                                  FL         Hernando                     34609         1
   6000213187     Atlanta                                      GA         Fulton                       30318         1
   6000213188     Jonesboro                                    AR         Craighead                    72404         1
   6000213190     Rock Hill                                    SC         York                         29730         1
   6000213193     Clearwate                                    FL         Pinellas                     33767         1
   6000213194     Concord                                      NC         Cabarrus                     28025         1
   6000213249     Bethlehem                                    GA         Barrow                       30620         1
   6000213300     Homestead                                    FL         Miami-Dade                   33033         1
   6000213303     Stone Mountain                               GA         De Kalb                      30088         1
   6000213324     Charlotte                                    NC         Mecklenburg                  28215         1
   6000213342     Germantown                                   MD         Montgomery                   20876         1
   6000213369     Hollywood                                    FL         Broward                      33019         1
   6000213370     Kissimmee                                    FL         Osceola                      34758         1
   6000213375     Clarksville                                  IN         Clark                        47129         1
   6000213414     Stone Mountain                               GA         De Kalb                      30088         1
   6000213419     Norcross                                     GA         Gwinnett                     30093         1
   6000213425     Yonkers                                      NY         Albany                       10703         2
   6000213434     Deltona                                      FL         Volusia                      32738         1
   6000213443     Kissimmee                                    FL         Osceola                      34746         1
   6000213445     Howell                                       NJ         Monmouth                      7731         1
   6000213454     Lawrenceville                                GA         Gwinnett                     30045         1
   6000213458     Winston Salem                                NC         Forsyth                      27105         1
   6000213472     Miami                                        FL         Miami-Dade                   33147         1
   6000213476     Kissimmee                                    FL         Osceola                      34746         1
   6000213535     Dunedin                                      FL         Pinellas                     34698         1
   6000213547     Laurelton                                    NY         Queens                       11413         1
   6000213549     Miami                                        FL         Miami-Dade                   33130         1
   6000213559     Davie                                        FL         Broward                      33024         1
   6000213577     Austin                                       AR         Lonoke                       72007         1
   6000213578     Pylesville                                   MD         Harford                      21132         1
   6000213593     Miami                                        FL         Miami-Dade                   33183         1
   6000213604     Hialeah                                      FL         Miami-Dade                   33012         1
   6000213630     Orlando                                      FL         Orange                       32821         1
   6000213635     Baltimore                                    MD         Baltimore City               21207         1
   6000213655     North Lauderdale                             FL         Broward                      33068         1
   6000213674     Tampa                                        FL         Hillsborough                 33634         1
   6000213675     Pasadena                                     MD         Anne Arundel                 21122         1
   6000213689     Woodbridge                                   VA         Prince William               22193         1
   6000213715     Miami                                        FL         Miami-Dade                   33131         1
   6000213721     Sevierville                                  TN         Sevier                       37876         1
   6000213722     Silver Spring                                MD         Montgomery                   20906         1
   6000213744     North Miami                                  FL         Miami-Dade                   33168         1
   6000213850     Wellington                                   FL         Palm Beach                   33414         1
   6000213908     Clarksburg                                   MD         Montgomery                   20871         1
   6000213912     Sterling                                     VA         Loudoun                      20164         1
   6000213924     Ocoee                                        FL         Orange                       34761         1
   6000213933     Ellenwood                                    GA         De Kalb                      30294         1
   6000213952     Ellenwood                                    GA         Clayton                      30294         1
   6000213963     Boynton Beach                                FL         Palm Beach                   33435         1
   6000213992     Covington                                    GA         Newton                       30016         1
   6000214026     Springdale                                   MD         Prince Georges               20774         1
   6000214030     North Fort Myers                             FL         Lee                          33903         1
   6000214036     Jacksonville                                 FL         Duval                        32244         1
   6000214052     Doral                                        FL         Miami-Dade                   33178         1
   6000214062     Coplague                                     NY         Suffolk                      11726         1
   6000214077     Lutz                                         FL         Hillsborough                 33549         1
   6000214110     Orlando                                      FL         Orange                       32811         1
   6000214132     Tamarac                                      FL         Broward                      33321         1
   6000214159     Miami                                        FL         Miami-Dade                   33161         1
   6000214162     Locust Grove                                 GA         Henry                        30248         1
   6000214189     Cape Coral                                   FL         Lee                          33904         1
   6000214190     Altamonte Springs                            FL         Seminole                     32714         1
   6000214227     Minneapolis                                  MN         Hennepin                     55412         1
   6000214280     Margate                                      FL         Broward                      33063         1
   6000214283     Lilburn                                      GA         Gwinnett                     30047         1
   6000214317     Homestead                                    FL         Miami-Dade                   33033         1
   6000214344     Locust Grove                                 GA         Henry                        30248         1
   6000214366     Loveland                                     CO         Larimer                      80537         1
   6000214374     Atlanta                                      GA         Clayton                      30349         1
   6000214378     Champlin                                     MN         Hennepin                     55316         1
   6000214391     Miami                                        FL         Miami-Dade                   33130         1
   6000214443     Upper Marlboro                               MD         Prince Georges               20772         1
   6000214491     Lithonia                                     GA         De Kalb                      30058         1
   6000214500     Atlanta                                      GA         Fulton                       30344         1
   6000214513     Stafford                                     VA         Stafford                     22554         1
   6000214543     Maitland                                     FL         Orange                       32751         1
   6000214584     Homestead                                    FL         Miami-Dade                   33033         1
   6000214660     Sandy                                        UT         Salt Lake                    84093         1
   6000214676     Miami                                        FL         Miami-Dade                   33142         1
   6000214695     Albany                                       GA         Dougherty                    31707         1
   6000214701     Homestead                                    FL         Miami-Dade                   33033         1
   6000214708     Lawrenceville                                GA         Gwinnett                     30043         1
   6000214711     Hialeah                                      FL         Miami-Dade                   33012         1
   6000214773     Woodbridge                                   VA         Prince William               22191         1
   6000214798     Annapolis                                    MD         Anne Arundel                 21403         1
   6000214800     Tampa                                        FL         Hillsborough                 33618         1
   6000214801     Fairburn                                     GA         Fulton                       30213         1
   6000214812     Valrico                                      FL         Hillsborough                 33594         1
   6000214858     Rex                                          GA         Clayton                      30273         1
   6000214932     Dorchester                                   MA         Suffolk                       2125         2
   6000214962     Milwaukee                                    WI         Milwaukee                    53204         1
   6000214996     Miami                                        FL         Miami-Dade                   33196         1
   6000215016     Miami                                        FL         Miami-Dade                   33177         1
   6000215018     Brockton                                     MA         Plymouth                      2301         2
   6000215157     Jonesboro                                    GA         Clayton                      30236         1
   6000215245     Miami                                        FL         Miami-Dade                   33187         1
   6000215280     Bronx                                        NY         Bronx                        10472         2
   6000215313     Pompano Beach                                FL         Broward                      33064         1
   6000215506     Tampa                                        FL         Hillsborough                 33635         1
   6000215779     Kennesaw                                     GA         Cobb                         30066         1
   7000001289     San Jose                                     CA         Santa Clara                  95127         1
   7000001291     Altanta                                      GA         Fulton                       30344         1
   7000001295     Uniondale                                    NY         Nassau                       11553         1
   7000001299     Miami                                        FL         Miami-Dade                   33142         2
   7000001302     Homestead                                    FL         Miami-Dade                   33033         1
   7000001305     Brentwood                                    NY         Suffolk                      11717         1
   7000001307     Jamaica                                      NY         Queens                       11433         1
   7000001310     Panorama City                                CA         Los Angeles                  91402         1
   7000001328     Vallejo                                      CA         Solano                       94589         1
   7000001330     Phoenix                                      AZ         Maricopa                     85035         1
   7000001333     Alexandria                                   VA         Alexandria                   22150         1
   7000001338     Tracy                                        CA         San Joaquin                  95304         1
   7000001617     Vallejo                                      CA         Solano                       94590         2
   7000166621     Homestead                                    FL         Miami-Dade                   33033         1
   7000170362     Randolph                                     MA         Norfolk                       2368         1
   7000171979     Baltimore                                    MD         Baltimore City               21225         1
   7000173483     Alexandria                                   VA         Fairfax                      22309         1
   7000174111     Bristol                                      CT         Hartford                      6010         1
   7000174133     New Haven                                    CT         New Haven                     6512         1
   7000175742     Newark                                       NJ         Essex                         7104         2
   7000175980     Selden                                       NY         Suffolk                      11784         1
   7000176082     Spring Valley                                NY         Rockland                     10977         1
   7000176346     Richmond                                     CA         Contra Costa                 94801         1
   7000176386     Los Banos                                    CA         Merced                       93635         1
   7000176507     Poughkeepsie                                 NY         Dutchess                     12601         1
   7000176531     Honolulu                                     HI         Honolulu                     96815         1
   7000176899     Little Rock                                  AR         Pulaski                      72204         1
   7000177022     Valley Steam                                 NY         Nassau                       11580         2
   7000177133     Modesto                                      CA         Stanislaus                   95307         1
   7000177259     Pleasant Hill                                CA         Contra Costa                 94523         1
   7000177763     Lehigh Acres                                 FL         Lee                          33971         1
   7000177882     Meridian                                     ID         Ada                          83642         1
   7000177941     Ca                                           CA         San Joaquin                  95330         1
   7000178159     Laurel Hollow                                NY         Nassau                       11791         1
   7000178575     Cambridge                                    MD         Dorchester                   21613         1
   7000178620     Beltsville                                   MD         Prince Georges               20705         1
   7000178644     Richmond                                     CA         Contra Costa                 94801         1
   7000178781     Kailua Kona                                  HI         Hawaii                       96740         1
   7000179292     Montgomery                                   MD         Montgomery                   20874         1
   7000179372     Brooklyn                                     NY         Kings                        11208         2
   7000179394     Staten Island                                NY         Richmond                     10306         1
   7000179444     Beltsville                                   MD         Prince Georges               20705         1
   7000179491     Albuquerque                                  NM         Bernalillo                   87104         1
   7000179572     Waialua                                      HI         Honolulu                     96791         1
   7000179658     Clinton                                      MD         Prince Georges               20735         1
   7000179752     Alameda                                      CA         Alameda                      94501         1
   7000179772     Tampa                                        FL         Hillsborough                 33604         2
   7000179853     Peabody                                      MA         Essex                         1960         1
   7000179878     Lanham                                       MD         Prince Georges               20706         1
   7000179880     Chicago                                      IL         Cook                         60620         1
   7000179983     Edgewood                                     NM         Santa Fe                     87015         1
   7000179989     Modesto                                      CA         Stanislaus                   95355         1
   7000180011     Glen Burnie                                  MD         Anne Arundel                 21061         1
   7000180075     Whitestone                                   NY         Queens                       11357         1
   7000180107     Marysville                                   CA         Yuba                         95901         1
   7000180114     Honolulu                                     HI         Honolulu                     96818         1
   7000180124     Pomona                                       CA         Los Angeles                  91766         1
   7000180217     Fairfax                                      VA         Fairfax                      22032         1
   7000180237     Loganville                                   GA         Walton                       30052         1
   7000180244     Brooklyn                                     NY         Kings                        11208         2
   7000180249     Baltimore                                    MD         Baltimore City               21229         1
   7000180357     Salt Lake City                               UT         Salt Lake                    84104         1
   7000180461     Bayside                                      NY         Queens                       11361         1
   7000180465     Vallejo                                      CA         Solano                       94589         1
   7000180467     Ozone Park                                   NY         Queens                       11417         1
   7000180528     Las Vegas                                    NV         Clark                        89110         1
   7000180588     Kailua Kona                                  HI         Hawaii                       96740         1
   7000180600     Pearl City                                   HI         Honolulu                     96782         1
   7000180647     Lamont                                       CA         Kern                         93241         1
   7000180662     Meridian                                     ID         Ada                          83642         1
   7000180759     Hayward                                      CA         Alameda                      94544         1
   7000180783     Pittsburg                                    CA         Contra Costa                 94565         1
   7000180844     Wakefield                                    RI         Washington                    2879         1
   7000180872     Mount Vernon                                 WA         Skagit                       98273         1
   7000180918     District Heights                             MD         Prince Georges               20747         1
   7000180923     Sheridan                                     OR         Yamhill                      97378         1
   7000181031     Rutland                                      MA         Worcester                     1545         1
   7000181061     Santa Rosa                                   CA         Sonoma                       95401         1
   7000181088     Mount Vernon                                 NY         Westchester                  10552         2
   7000181093     Silver Spring                                MD         Montgomery                   20901         1
   7000181098     Honolulu                                     HI         Honolulu                     96825         1
   7000181101     Rio Rancho                                   NM         Sandoval                     87124         1
   7000181163     District Heights                             MD         Prince Georges               20747         1
   7000181217     Greenbelt                                    MD         Prince Georges               20770         1
   7000181221     North Highlands                              CA         Sacramento                   95660         1
   7000181244     Los Banos                                    CA         Merced                       93635         1
   7000181264     Concord                                      CA         Contra Costa                 94520         1
   7000181317     Gilroy                                       CA         Santa Clara                  95020         1
   7000181406     Woodbridge                                   VA         Prince William               22192         1
   7000181428     Kihei                                        HI         Maui                         96753         1
   7000181445     Spring Valley                                CA         San Diego                    91977         1
   7000181455     Miami                                        FL         Miami-Dade                   33189         1
   7000181527     Kaneohe                                      HI         Honolulu                     96744         1
   7000181544     Windsor Mill                                 MD         Baltimore                    21244         1
   7000181579     Portland                                     OR         Multnomah                    97233         1
   7000181591     Albuquerque                                  NM         Bernalillo                   87105         1
   7000181592     Clovis                                       CA         Fresno                       93611         1
   7000181599     Stockton                                     CA         San Joaquin                  95206         1
   7000181702     Brentwood                                    CA         Contra Costa                 94513         1
   7000181744     Accokeek                                     MD         Prince Georges               20607         1
   7000181751     Alpharetta                                   GA         Fulton                       30004         1
   7000181762     Las Vegas                                    NV         Clark                        89115         1
   7000181806     San Francisco                                CA         San Francisco                94124         1
   7000181852     Salinas                                      CA         Monterey                     93907         1
   7000181863     San Jose                                     CA         Santa Clara                  95125         1
   7000181871     Kent                                         WA         King                         98030         1
   7000181877     Bay Point                                    CA         Contra Costa                 94565         1
   7000181916     Madera                                       CA         Madera                       93637         1
   7000181927     Stockton                                     CA         San Joaquin                  95207         1
   7000181991     Gaithersberg                                 MD         Montgomery                   20886         1
   7000181995     Oakland                                      CA         Alameda                      94603         1
   7000182070     Deltona                                      FL         Volusia                      32738         1
   7000182092     Laurel                                       MD         Prince Georges               20708         1
   7000182117     Park City                                    UT         Summit                       84098         1
   7000182194     Honolulu                                     HI         Honolulu                     96817         1
   7000182213     Orland                                       CA         Glenn                        95963         1
   7000182224     San Bernardino                               CA         San Bernardino               92405         2
   7000182306     Santa Fe                                     NM         Santa Fe                     87501         1
   7000182330     Enterprise                                   FL         Volusia                      32725         1
   7000182347     Hanford                                      CA         Kings                        93230         1
   7000182355     East Palo Alto                               CA         San Mateo                    94303         1
   7000182371     Turlock                                      CA         Stanislaus                   95380         1
   7000182432     Miramar                                      FL         Broward                      33025         1
   7000182435     Miami                                        FL         Miami-Dade                   33177         1
   7000182502     Orange Park                                  FL         Clay                         32065         1
   7000182576     Waianae                                      HI         Honolulu                     96792         1
   7000182634     Baltimore                                    MD         Baltimore City               21206         1
   7000182639     Bayshore                                     NY         Suffolk                      11706         1
   7000182662     Queens Village                               NY         Queens                       11429         1
   7000182680     Vallejo                                      CA         Solano                       94591         1
   7000182795     Valley Cottage                               NY         Rockland                     10989         1
   7000182811     Hyattsville                                  MD         Prince Georges               20783         1
   7000182851     Clovis                                       CA         Fresno                       93611         1
   7000182863     Carson City                                  NV         Carson City                  89701         1
   7000182867     Chicago                                      IL         Cook                         60636         2
   7000182888     Pembroke Pines                               FL         Broward                      33026         1
   7000182945     San Jose                                     CA         Santa Clara                  95136         1
   7000182969     Chicago                                      IL         Cook                         60623         2
   7000182977     San Bernardino                               CA         San Bernardino               92404         1
   7000183000     Bay Point                                    CA         Contra Costa                 94565         1
   7000183002     Beaverton                                    OR         Washington                   97006         1
   7000183027     Mililani                                     HI         Honolulu                     96789         1
   7000183075     Corona                                       NY         Queens                       11368         2
   7000183124     Waipahu                                      HI         Honolulu                     96797         1
   7000183174     Waipahu                                      HI         Honolulu                     96797         1
   7000183195     Kealakekua                                   HI         Hawaii                       96750         1
   7000183204     Pensacola                                    FL         Escambia                     32506         1
   7000183216     Miami Springs                                FL         Miami-Dade                   33166         1
   7000183268     Brentwood                                    CA         Contra Costa                 94513         1
   7000183310     Jackson Heights                              NY         Queens                       11370         2
   7000183318     Buford                                       GA         Gwinnett                     30518         1
   7000183328     Lawton                                       OK         Comanche                     73505         1
   7000183386     Stockton                                     CA         San Joaquin                  95210         1
   7000183408     Silver Spring                                MD         Montgomery                   20903         1
   7000183466     Saint Augustine                              FL         St Johns                     32086         1
   7000183484     Richmond                                     CA         Contra Costa                 94804         1
   7000183496     Reseda                                       CA         Los Angeles                  91335         1
   7000183524     Renton                                       WA         King                         98055         1
   7000183548     Marietta                                     GA         Cobb                         30062         1
   7000183579     El Dorado Hills                              CA         El Dorado                    95762         1
   7000183580     Miami                                        FL         Miami-Dade                   33131         1
   7000183601     Everett                                      WA         Snohomish                    98201         1
   7000183667     Boise                                        ID         Ada                          83702         1
   7000183669     Miami                                        FL         Miami-Dade                   33145         1
   7000183676     Ellicott City                                MD         Howard                       21043         1
   7000183694     Citrus Heights                               CA         Sacramento                   95610         1
   7000183712     Lake Arrowhead                               CA         San Bernardino               92352         1
   7000183736     Mattapan                                     MA         Suffolk                       2126         1
   7000183836     Kaneohe                                      HI         Honolulu                     96744         1
   7000183920     Hanford                                      CA         Kings                        93230         1
   7000183930     Randolph                                     MA         Norfolk                       2368         1
   7000183942     Miami                                        FL         Miami-Dade                   33125         2
   7000183943     Jacksonville                                 FL         Duval                        32219         1
   7000183956     Woodside                                     NY         Queens                       11377         1
   7000183961     Miami                                        FL         Miami-Dade                   33139         1
   7000184064     Oakland                                      CA         Alameda                      94605         1
   7000184072     Mill Valley                                  CA         Marin                        94941         1
   7000184073     Oakland                                      CA         Alameda                      94621         1
   7000184110     Bakersfield                                  CA         Kern                         93309         1
   7000184120     Hialeah                                      FL         Miami-Dade                   33013         1
   7000184121     San Jose                                     CA         Santa Clara                  95127         1
   7000184129     Putnam                                       CT         Windham                       6260         2
   7000184143     Tracy                                        CA         San Joaquin                  95377         1
   7000184179     Brokklyn                                     NY         Kings                        11236         1
   7000184197     Modesto                                      CA         Stanislaus                   95358         1
   7000184238     Riverbank                                    CA         Stanislaus                   95367         1
   7000184258     Queens Village                               NY         Queens                       11429         2
   7000184352     Upper Marlboro                               MD         Prince Georges               20774         1
   7000184383     Pearl City                                   HI         Honolulu                     96782         1
   7000184417     San Jose                                     CA         Santa Clara                  95124         2
   7000184420     Uniondale                                    NY         Nassau                       11553         1
   7000184425     Portland                                     OR         Multnomah                    97230         1
   7000184431     St.Pete Beach                                FL         Pinellas                     33706         1
   7000184573     Lihue                                        HI         Kauai                        96766         1
   7000184577     Lithonia                                     GA         De Kalb                      30058         1
   7000184608     Richmond                                     CA         Contra Costa                 94804         1
   7000184631     Odenton                                      MD         Anne Arundel                 21113         1
   7000184637     Sacramento                                   CA         Sacramento                   95838         1
   7000184690     San Leandro                                  CA         Alameda                      94579         1
   7000184758     Rosedale                                     NY         Queens                       11422         1
   7000184796     Enterprise                                   FL         Volusia                      32725         1
   7000184803     Hialeah                                      FL         Miami-Dade                   33015         1
   7000184823     Stony Brook                                  NY         Suffolk                      11790         1
   7000184950     Camarillo                                    CA         Ventura                      93012         1
   7000185024     Hilo                                         HI         Hawaii                       96720         1
   7000185091     Exeter                                       CA         Tulare                       93221         1
   7000185114     Tucson                                       AZ         Pima                         85747         1
   7000185118     Wilton                                       CT         Fairfield                     6897         1
   7000185125     Oakley                                       CA         Contra Costa                 94561         1
   7000185126     Sacramento                                   CA         Sacramento                   95828         1
   7000185182     San Leandro                                  CA         Alameda                      94577         1
   7000185219     Vacaville                                    CA         Solano                       95687         1
   7000185231     Honolulu                                     HI         Honolulu                     96821         1
   7000185234     Bowie                                        MD         Prince Georges               20721         1
   7000185250     Brooklyn                                     NY         Kings                        11223         2
   7000185252     San Diego                                    CA         San Diego                    92105         2
   7000185320     Elk Grove                                    CA         Sacramento                   95757         1
   7000185342     Waianae                                      HI         Honolulu                     96792         1
   7000185351     Tracy                                        CA         San Joaquin                  95376         1
   7000185361     Brooklyn                                     NY         Queens                       11207         2
   7000185385     Waipahu                                      HI         Honolulu                     96797         1
   7000185435     Ozone Park                                   NY         Queens                       11416         2
   7000185447     Brooklyn                                     NY         Kings                        11221         2
   7000185472     Panorama City                                CA         Los Angeles                  91402         1
   7000185554     Brainerd                                     MN         Crow Wing                    56401         1
   7000185626     Jacksonville                                 FL         Duval                        32250         1
   7000185666     Amityville                                   NY         Suffolk                      11701         1
   7000185676     Bernalillo                                   NM         Sandoval                     87004         1
   7000185678     Sunrise                                      FL         Broward                      33351         1
   7000185685     Santa Rosa                                   CA         Sonoma                       95401         1
   7000185713     Brooklyn                                     NY         Kings                        11233         2
   7000185789     Sunrise                                      FL         Broward                      33320         1
   7000185795     Atlanta                                      GA         Fulton                       30363         1
   7000185817     Baltimore                                    MD         Baltimore City               21206         1
   7000185818     Sebastopol                                   CA         Sonoma                       95472         1
   7000185833     Pacifica                                     CA         San Mateo                    94044         1
   7000185841     Kissimmee                                    FL         Polk                         34759         1
   7000185953     San Diego                                    CA         San Diego                    92101         1
   7000185958     Livermore                                    CA         Alameda                      94550         1
   7000186009     San Jose                                     CA         Santa Clara                  95126         1
   7000186050     Ewa Beach                                    HI         Honolulu                     96706         1
   7000186062     Shirley                                      NY         Suffolk                      11967         1
   7000186075     Brooklyn                                     NY         Kings                        11221         2
   7000186076     Yaphank                                      NY         Suffolk                      11980         1
   7000186078     Yaphank                                      NY         Suffolk                      11980         1
   7000186096     Miami                                        FL         Miami-Dade                   33135         2
   7000186128     Modesto                                      CA         Stanislaus                   95350         1
   7000186132     Epping                                       NH         Rockingham                    3042         1
   7000186133     Honolulu                                     HI         Honolulu                     96813         1
   7000186151     Vallejo                                      CA         Solano                       94589         1
   7000186158     Lathrop                                      CA         San Joaquin                  95330         1
   7000186223     Fremont                                      CA         Alameda                      94538         1
   7000186231     Olivehurst                                   CA         Yuba                         95961         1
   7000186245     Santa Rosa                                   CA         Sonoma                       95401         1
   7000186335     Jamaica                                      NY         Queens                       11433         2
   7000186356     Fremont                                      CA         Alameda                      94538         1
   7000186357     Miramar                                      FL         Broward                      33027         1
   7000186386     Menifee                                      CA         Riverside                    92584         1
   7000186401     Boise                                        ID         Ada                          83704         1
   7000186407     Bowie                                        MD         Prince Georges               20720         1
   7000186421     Martinez                                     CA         Contra Costa                 94553         1
   7000186470     Baltimore                                    MD         Baltimore City               21206         1
   7000186487     Stockton                                     CA         San Joaquin                  95206         1
   7000186520     Walnut                                       CA         Los Angeles                  91789         1
   7000186522     Boise                                        ID         Ada                          83709         1
   7000186529     North Highlands                              CA         Sacramento                   95660         1
   7000186540     San Jose                                     CA         Santa Clara                  95116         1
   7000186541     Selma                                        CA         Fresno                       93662         1
   7000186610     Miami                                        FL         Miami-Dade                   33177         1
   7000186611     Harwood Heights                              IL         Cook                         60706         1
   7000186613     Windsor Mills                                MD         Baltimore                    21244         1
   7000186614     Brooklyn                                     NY         Kings                        11208         2
   7000186623     Kailua Kona                                  HI         Hawaii                       96740         1
   7000186628     Rathdrum                                     ID         Kootenai                     83858         1
   7000186639     Silver Springs                               MD         Montgomery                   20910         1
   7000186649     Antioch                                      CA         Contra Costa                 94509         1
   7000186670     Miami                                        FL         Miami-Dade                   33157         1
   7000186672     Cape Coral                                   FL         Lee                          33993         1
   7000186675     New Bedford                                  MA         Bristol                       2740         2
   7000186676     Honolulu                                     HI         Honolulu                     96821         1
   7000186679     Corona                                       NY         Queens                       11369         2
   7000186680     Miami                                        FL         Miami-Dade                   33131         1
   7000186684     Los Angeles                                  CA         Los Angeles                  90061         2
   7000186718     Pembroke Pines                               FL         Broward                      33025         1
   7000186732     Sacramento                                   CA         Sacramento                   95826         1
   7000186769     Turlock                                      CA         Stanislaus                   95380         2
   7000186800     Tracy                                        CA         San Joaquin                  95377         1
   7000186819     Lathrop                                      CA         San Joaquin                  95330         1
   7000186851     Fort Myers                                   FL         Lee                          33907         1
   7000186859     Phoenix                                      AZ         Maricopa                     85017         1
   7000186861     Lehigh Acres                                 FL         Lee                          33936         1
   7000186874     Hamilton Township                            NJ         Mercer                        8629         1
   7000186883     Atlanta                                      GA         Fulton                       30311         1
   7000186884     Rialto                                       CA         San Bernardino               92376         1
   7000186887     Fort Lauderdale                              FL         Broward                      33319         1
   7000186888     Kissimmee                                    FL         Osceola                      34743         1
   7000186890     Kissimmee                                    FL         Osceola                      34743         1
   7000186894     Oakland                                      CA         Alameda                      94605         1
   7000186922     San Jose                                     CA         Santa Clara                  95122         1
   7000186946     Brick                                        NJ         Ocean                         8724         1
   7000186963     Stockton                                     CA         San Joaquin                  95209         1
   7000186980     Ozone Park                                   NY         Queens                       11417         1
   7000186985     Palm Coast                                   FL         Flagler                      32164         1
   7000186987     Mountain House                               CA         San Joaquin                  95391         1
   7000186997     San Jose                                     CA         Santa Clara                  95127         1
   7000187008     Concord                                      CA         Contra Costa                 94519         1
   7000187010     Mililani                                     HI         Honolulu                     96789         1
   7000187027     Port St. Lucie                               FL         St Lucie                     34984         1
   7000187034     Stockton                                     CA         San Joaquin                  95212         1
   7000187035     Miami                                        FL         Miami-Dade                   33177         1
   7000187059     Gresham                                      OR         Multnomah                    97080         1
   7000187072     Los Angeles                                  CA         Los Angeles                  90019         1
   7000187087     Vancouver                                    WA         Clark                        98682         1
   7000187104     Brooklyn                                     NY         Kings                        11226         1
   7000187109     Stockton                                     CA         San Joaquin                  95212         1
   7000187147     Milpitas                                     CA         Santa Clara                  95035         1
   7000187158     Scottsdale                                   AZ         Maricopa                     85257         1
   7000187182     Tulare                                       CA         Tulare                       93274         1
   7000187183     San Jose                                     CA         Santa Clara                  95148         1
   7000187186     Bronx                                        NY         Bronx                        10465         2
   7000187234     Grass Valley                                 CA         Nevada                       95949         1
   7000187247     Miami Beach                                  FL         Miami-Dade                   33139         1
   7000187282     Brooklyn                                     NY         Kings                        11207         2
   7000187306     Butler                                       WI         Waukesha                     53007         1
   7000187308     Oakland                                      CA         Alameda                      94621         1
   7000187314     Rancho Cordova                               CA         Sacramento                   95670         1
   7000187369     Kansas City                                  MO         Platte                       64151         1
   7000187417     Antioch                                      CA         Contra Costa                 94531         1
   7000187440     Newark                                       CA         Alameda                      94560         1
   7000187464     Bowie                                        MD         Prince Georges               20715         1
   7000187495     Smithtown                                    NY         Suffolk                      11787         2
   7000187514     Oakland                                      CA         Alameda                      94619         1
   7000187524     North Miami                                  FL         Miami-Dade                   33181         1
   7000187535     Jamaica                                      NY         Queens                       11433         1
   7000187537     Vallejo                                      CA         Solano                       94589         1
   7000187548     Tacoma                                       WA         Pierce                       98406         1
   7000187553     Elmont                                       NY         Nassau                       11003         1
   7000187567     Gainesville                                  VA         Prince William               20155         1
   7000187572     Laurel                                       MD         Anne Arundel                 20724         1
   7000187574     Elk Grove                                    CA         Sacramento                   95757         1
   7000187591     Vallejo                                      CA         Solano                       94590         1
   7000187632     Vallejo                                      CA         Solano                       94591         1
   7000187640     Sacramento                                   CA         Sacramento                   95822         1
   7000187657     Encinitas                                    CA         San Diego                    92024         1
   7000187668     Alexandria                                   VA         Fairfax                      22310         1
   7000187675     Chelsea                                      MA         Suffolk                       2150         2
   7000187680     Bowie                                        MD         Prince Georges               20720         1
   7000187686     Jacksonville                                 FL         Duval                        32225         1
   7000187688     Roslindale                                   MA         Suffolk                       2131         1
   7000187700     Miami                                        FL         Miami-Dade                   33147         2
   7000187718     San Leandro                                  CA         Alameda                      94577         1
   7000187734     Kapolei                                      HI         Honolulu                     96707         1
   7000187737     Colorado Springs                             CO         El Paso                      80911         1
   7000187759     Richmond                                     CA         Contra Costa                 94801         1
   7000187764     Bowie                                        MD         Prince Georges               20721         1
   7000187777     Stockton                                     CA         San Joaquin                  95212         1
   7000187781     Spring Valley                                CA         San Diego                    91977         1
   7000187790     Sacramento                                   CA         Sacramento                   95832         1
   7000187811     Livermore                                    CA         Alameda                      94550         1
   7000187818     Sacramento                                   CA         Sacramento                   95817         1
   7000187833     Moses Lake                                   WA         Grant                        98837         1
   7000187845     Glastonbury                                  CT         Hartford                      6033         1
   7000187846     Naples                                       FL         Collier                      34104         1
   7000187847     Worcester                                    MA         Worcester                     1605         1
   7000187849     Idaho Falls                                  ID         Bonneville                   83404         1
   7000187857     Antioch                                      CA         Contra Costa                 94531         1
   7000187885     Malden                                       MA         Middlesex                     2148         2
   7000187887     Middletown                                   NY         Orange                       10941         1
   7000187914     Petaluma                                     CA         Sonoma                       94954         1
   7000187946     Windsor                                      CA         Sonoma                       95492         1
   7000187947     Ozone Park                                   NY         Queens                       11416         2
   7000187952     Minneapolis                                  MN         Hennepin                     55411         2
   7000187962     Springfield                                  OR         Lane                         97477         1
   7000187985     Santa Clara                                  CA         Santa Clara                  95051         1
   7000187995     Stcokton                                     CA         San Joaquin                  95209         1
   7000188002     Cape Coral                                   FL         Lee                          33909         1
   7000188030     Modesto                                      CA         Stanislaus                   95354         1
   7000188034     Sacamento                                    CA         Sacramento                   95821         1
   7000188055     Pittsburg                                    CA         Contra Costa                 94565         1
   7000188065     Ceres                                        CA         Stanislaus                   95307         1
   7000188075     Spartanburg                                  SC         Spartanburg                  29301         1
   7000188092     Las Vegas                                    NV         Clark                        89117         1
   7000188093     Patterson                                    NY         Putnam                       12563         1
   7000188117     Hercules                                     CA         Contra Costa                 94547         1
   7000188123     Bronx                                        NY         Bronx                        10462         2
   7000188137     Middletown                                   NY         Orange                       10940         2
   7000188143     Waldorf                                      MD         Charles                      20602         1
   7000188166     Peyton                                       CO         El Paso                      80831         1
   7000188169     Miami                                        FL         Miami-Dade                   33150         1
   7000188210     Honolulu                                     HI         Honolulu                     96822         1
   7000188216     Irvine                                       CA         Orange                       92620         1
   7000188245     Hanford                                      CA         Kings                        93230         1
   7000188267     Hayward                                      CA         Alameda                      94544         1
   7000188314     Lithonia                                     GA         De Kalb                      30058         1
   7000188331     Spokane                                      WA         Spokane                      99205         1
   7000188345     Portland                                     OR         Multnomah                    97266         1
   7000188376     San Dimas                                    CA         Los Angeles                  92821         1
   7000188381     Visalia                                      CA         Tulare                       93291         1
   7000188413     West Palm Beach                              FL         Palm Beach                   33415         2
   7000188422     Tracy                                        CA         San Joaquin                  95377         1
   7000188447     Rigby                                        ID         Jefferson                    83442         1
   7000188459     Sacramento                                   CA         Sacramento                   95824         1
   7000188462     San Jose                                     CA         Santa Clara                  95139         1
   7000188478     Windermere                                   FL         Orange                       34786         1
   7000188481     Bronx                                        NY         Bronx                        10472         2
   7000188528     Modesto                                      CA         Stanislaus                   95357         1
   7000188561     Newark                                       NJ         Essex                         7112         2
   7000188589     Wood Village                                 OR         Multnomah                    97060         1
   7000188597     Oakland                                      CA         Alameda                      94605         1
   7000188610     Tracy                                        CA         San Joaquin                  95377         1
   7000188634     Phoenix                                      AZ         Maricopa                     85051         1
   7000188676     Titusville                                   FL         Brevard                      32796         1
   7000188725     Vallejo                                      CA         Solano                       94589         1
   7000188742     North Smithfield                             RI         Providence                    2896         1
   7000188746     Meridian                                     ID         Ada                          83642         1
   7000188747     Emmett                                       ID         Gem                          83617         1
   7000188763     Ceres                                        CA         Stanislaus                   95307         1
   7000188778     Maramar                                      FL         Broward                      33027         1
   7000188827     Los Angeles                                  CA         Los Angeles                  90037         1
   7000188867     Mililani                                     HI         Honolulu                     96789         1
   7000188908     Koloa                                        HI         Kauai                        96756         2
   7000188910     San Jose                                     CA         Santa Clara                  95125         1
   7000188961     Round Lake                                   IL         Lake                         60073         1
   7000189016     Hialeah                                      FL         Miami-Dade                   33010         1
   7000189021     Ewa Beach                                    HI         Honolulu                     96706         1
   7000189022     Hialeah                                      FL         Miami-Dade                   33012         1
   7000189033     San Francisco                                CA         San Francisco                94134         1
   7000189044     Rosedale                                     NY         Queens                       11422         2
   7000189060     Ewa Beach                                    HI         Honolulu                     96706         1
   7000189069     Kailua Kona                                  HI         Hawaii                       96740         1
   7000189073     Lorton                                       VA         Fairfax                      22079         1
   7000189080     Deland                                       FL         Volusia                      32724         1
   7000189099     Alexandria                                   VA         Fairfax                      22310         1
   7000189106     Stockton                                     CA         San Joaquin                  95215         1
   7000189111     Hyattsville                                  MD         Prince Georges               20784         1
   7000189116     Paso Robles                                  CA         San Luis Obispo              93446         1
   7000189130     Orlando                                      FL         Orange                       32809         1
   7000189133     Seattle                                      WA         King                         98198         1
   7000189137     Aiea                                         HI         Honolulu                     96701         1
   7000189151     Auburn                                       WA         King                         98002         1
   7000189156     Port Saint Lucie                             FL         St Lucie                     34953         1
   7000189157     Visalia                                      CA         Tulare                       93292         1
   7000189178     Ewa Beach                                    HI         Honolulu                     96706         1
   7000189276     Killingly                                    CT         Windham                       6243         1
   7000189297     San Mateo                                    CA         San Mateo                    94403         1
   7000189322     Hayward                                      CA         Alameda                      94544         1
   7000189325     Moreno Valley                                CA         Riverside                    92551         1
   7000189328     North Las Vegas                              NV         Clark                        89030         1
   7000189350     Miaim                                        FL         Miami-Dade                   33157         1
   7000189376     Rahway                                       NJ         Union                         7065         2
   7000189381     Oakland                                      CA         Alameda                      94607         1
   7000189428     Modesto                                      CA         Stanislaus                   95356         1
   7000189441     Miami                                        FL         Miami-Dade                   33177         1
   7000189452     Mount Vernon                                 NY         Westchester                  10550         2
   7000189454     Miami                                        FL         Miami-Dade                   33184         1
   7000189469     Naples                                       FL         Collier                      34109         1
   7000189500     Woodbridge                                   VA         Prince William               22192         1
   7000189506     Richmond                                     CA         Contra Costa                 94801         1
   7000189517     Valley Cottage                               NY         Rockland                     10989         1
   7000189524     Bothell                                      WA         Snohomish                    98021         1
   7000189556     Boise                                        ID         Ada                          83703         1
   7000189589     Madras                                       OR         Jefferson                    97741         1
   7000189615     Ewa Beach                                    HI         Honolulu                     96706         1
   7000189631     Salinas                                      CA         Monterey                     93906         1
   7000189661     Fairfield                                    CA         Solano                       94534         1
   7000189697     Grain Valley                                 MO         Jackson                      64029         1
   7000189702     Martinez                                     CA         Contra Costa                 94553         1
   7000189704     Miami                                        FL         Miami-Dade                   33055         1
   7000189729     Sacramento                                   CA         Sacramento                   95834         1
   7000189735     Sacramento                                   CA         Sacramento                   95815         1
   7000189771     Hiram                                        ME         Oxford                        4041         1
   7000189777     Washington                                   DC                                      20002         1
   7000189809     Stockton                                     CA         San Joaquin                  95206         1
   7000189814     Ewa Beach                                    HI         Honolulu                     96706         1
   7000189831     Idaho Falls                                  ID         Bonneville                   83404         1
   7000189833     Redwood City                                 CA         San Mateo                    94063         1
   7000189843     Fontana                                      CA         San Bernardino               92335         1
   7000189863     Honolulu                                     HI         Honolulu                     96825         1
   7000189865     Lehigh Acres                                 FL         Lee                          33936         1
   7000189890     Saint Albans                                 NY         Queens                       11412         2
   7000189892     Ceres                                        CA         Stanislaus                   95307         1
   7000189905     Temecula                                     CA         Riverside                    92592         1
   7000189909     Goshen                                       NY         Orange                       10924         1
   7000189912     Castaic                                      CA         Los Angeles                  91384         1
   7000189934     Kihei                                        HI         Maui                         96753         1
   7000189936     Livermore                                    CA         Alameda                      94550         1
   7000189938     Essex                                        MD         Baltimore                    21221         1
   7000189944     Paterson                                     NJ         Passaic                       7522         1
   7000189947     Centreville                                  VA         Fairfax                      20120         1
   7000189965     Elk Grove                                    CA         Sacramento                   95758         1
   7000189970     Carmichael                                   CA         Sacramento                   95608         1
   7000189992     San Pablo                                    CA         Contra Costa                 94806         1
   7000189995     Baltimore                                    MD         Baltimore City               21215         1
   7000190044     Milpitas                                     CA         Santa Clara                  95035         1
   7000190060     Modesto                                      CA         Stanislaus                   95354         1
   7000190061     Idaho Falls                                  ID         Bonneville                   83401         1
   7000190071     Gresham                                      OR         Multnomah                    97080         1
   7000190088     Jacksonville Beach                           FL         Duval                        32250         1
   7000190109     Boca Ratton                                  FL         Palm Beach                   33433         1
   7000190119     Springfield                                  MA         Hampden                       1109         2
   7000190132     Vancouver                                    WA         Clark                        98686         1
   7000190140     Lakewood                                     WA         Pierce                       98499         2
   7000190143     Citrus Heights                               CA         Sacramento                   95621         1
   7000190146     Hagerstown                                   MD         Washington                   21740         1
   7000190155     Opa Locka                                    FL         Miami-Dade                   33054         1
   7000190156     Ashburn                                      VA         Loudoun                      20147         1
   7000190158     Patterson                                    CA         Stanislaus                   95363         1
   7000190166     Washington                                   DC                                      20018         1
   7000190174     San Diego                                    CA         San Diego                    92120         1
   7000190204     San Diego                                    CA         San Diego                    92154         1
   7000190208     Riverbank                                    CA         Stanislaus                   95367         1
   7000190216     Stockton                                     CA         San Joaquin                  95203         1
   7000190260     District Heights                             MD         Prince Georges               20747         1
   7000190270     Concord                                      CA         Contra Costa                 94521         1
   7000190273     Baltimore                                    MD         Baltimore City               21230         1
   7000190275     King City                                    CA         Monterey                     93930         1
   7000190291     Salinas                                      CA         Monterey                     93905         1
   7000190294     Pleasant Hill                                CA         Contra Costa                 94523         1
   7000190311     Kissimmee                                    FL         Osceola                      34741         1
   7000190318     Ceres                                        CA         Stanislaus                   95307         1
   7000190322     Capitol Heights                              MD         Prince Georges               20743         1
   7000190341     Owings Mills                                 MD         Baltimore                    21117         1
   7000190343     Sacramento                                   CA         Sacramento                   95832         1
   7000190378     Newburgh                                     NY         Orange                       12550         2
   7000190391     Germantown                                   MD         Montgomery                   20874         1
   7000190406     Modesto                                      CA         Stanislaus                   95358         1
   7000190447     Watsonville                                  CA         Santa Cruz                   95076         1
   7000190451     West Chester                                 PA         Chester                      19382         1
   7000190464     Shelton                                      WA         Mason                        98584         1
   7000190466     Austell                                      GA         Cobb                         30106         1
   7000190495     Los Banos                                    CA         Merced                       93635         1
   7000190508     San Jose                                     CA         Santa Clara                  95032         1
   7000190517     Avilla                                       IN         Noble                        46710         1
   7000190537     Indian Head                                  MD         Charles                      20640         1
   7000190568     Vancouver                                    WA         Clark                        98686         1
   7000190597     Glen Burnie                                  MD         Anne Arundel                 21061         1
   7000190603     Watsonville                                  CA         Santa Cruz                   95076         1
   7000190617     Honolulu                                     HI         Honolulu                     96706         1
   7000190624     New London                                   CT         New London                    6320         2
   7000190645     Vallejo                                      CA         Solano                       94590         1
   7000190649     Silver Spring                                MD         Montgomery                   20906         1
   7000190665     Annandale                                    VA         Fairfax                      22003         1
   7000190673     Palo Alto                                    CA         Santa Clara                  94306         1
   7000190697     Watsonville                                  CA         Santa Cruz                   95076         1
   7000190741     North  Miami Beach                           FL         Miami-Dade                   33162         1
   7000190758     Clinton                                      MD         Prince Georges               20735         1
   7000190761     Port St Lucie                                FL         St Lucie                     34983         1
   7000190773     Springfield                                  VA         Fairfax                      22150         1
   7000190789     Hialeah                                      FL         Miami-Dade                   33016         1
   7000190792     Pinellas Park                                FL         Pinellas                     33781         1
   7000190798     Chico                                        CA         Butte                        95926         1
   7000190805     Poway                                        CA         San Diego                    92064         1
   7000190823     Laurel                                       MD         Prince Georges               20707         1
   7000190871     Honolulu                                     HI         Honolulu                     96825         1
   7000190892     Silver Spring                                MD         Prince Georges               20904         1
   7000190904     Little Rock                                  AR         Pulaski                      72227         1
   7000190943     Falls Church                                 VA         Fairfax                      22042         1
   7000190963     Wahiawa                                      HI         Honolulu                     96786         1
   7000190968     Eugene                                       OR         Lane                         97402         1
   7000190998     Everett                                      WA         Snohomish                    98204         1
   7000191019     Phoenix                                      AZ         Maricopa                     85025         1
   7000191082     Vacaville                                    CA         Solano                       95687         1
   7000191093     Renton                                       WA         King                         98055         1
   7000191116     Jacksonville                                 FL         St Johns                     32259         1
   7000191202     Antelope                                     CA         Sacramento                   95843         1
   7000191264     Elk Grove                                    CA         Sacramento                   95757         1
   7000191266     Beltsville                                   MD         Prince Georges               20705         1
   7000191327     San Jose                                     CA         Santa Clara                  95133         1
   7000191370     Vallejo                                      CA         Solano                       94589         1
   7000191397     San Jose                                     CA         Santa Clara                  95111         1
   7000191453     Manteca                                      CA         San Joaquin                  95336         1
   7000191480     Antioch                                      CA         Contra Costa                 94531         1
   7000191505     Port Charlotte                               FL         Charlotte                    33952         1
   7000191528     West Palm Beach                              FL         Palm Beach                   33415         1
   7000191610     Lynnwood                                     WA         Snohomish                    98037         1
   7000191643     Hayward                                      CA         Alameda                      94544         1
   7000191648     Leesburg                                     VA         Loudoun                      20176         1
   7000191745     Salinas                                      CA         Monterey                     93905         1
   7000191976     Miami                                        FL         Miami-Dade                   33125         1
   7000192200     Tempe                                        AZ         Maricopa                     85281         1
   8000061462     Dorchester                                   MA         Suffolk                       2122         1
   8000061625     Randolph                                     MA         Norfolk                       2368         1
   8000061990     Lynn                                         MA         Essex                         1902         3
   8000063281     Corona                                       NY         Queens                       11368         2
   8000063452     Lawrence                                     MA         Essex                         1841         2
   8000064103     Elmhurst                                     NY         Queens                       11373         2
   8000064575     Taunton                                      MA         Bristol                       2780         1
   8000066049     Jersey City                                  NJ         Hudson                        7304         2
   8000066098     Jacksonville                                 FL         Duval                        32225         1
   8000066207     Albany                                       NY         Albany                       12206         2
   8000067334     Rosedale                                     NY         Queens                       11413         2
   8000067523     Leominster                                   MA         Worcester                     1453         1
   8000067629     Exeter                                       NH         Rockingham                    3833         1
   8000067728     Jersey City                                  NJ         Hudson                        7305         1
   8000067943     Cliffside Park                               NJ         Bergen                        7010         1
   8000067977     Plainfield                                   NJ         Union                         7060         1
   8000069018     Passaic                                      NJ         Passaic                       7055         2
   8000069144     Avon                                         NY         Livingston                   14414         1
   8000069212     Uniondale                                    NY         Nassau                       11553         1
   8000069599     Bridgeport                                   CT         Fairfield                     6610         1
   8000069613     Woburn                                       MA         Middlesex                     1801         2
   8000069618     Shirley                                      NY         Suffolk                      11967         1
   8000069626     Valatie                                      NY         Columbia                     12184         1
   8000069729     Staten Island                                NY         Richmond                     10305         2
   8000070366     South Boston                                 MA         Suffolk                       2127         1
   8000070518     Seekonk                                      MA         Bristol                       2771         1
   8000070605     Tuckahoe                                     NY         Westchester                  10707         1
   8000070815     Jupiter                                      FL         Palm Beach                   33477         1
   8000070991     Dover                                        NJ         Morris                        7801         1
   8000071032     Hartford                                     CT         Hartford                      6112         3
   8000071211     Millville                                    MA         Worcester                     1529         1
   8000071285     Williamsville                                NY         Erie                         14221         1
   8000071307     Elmont                                       NY         Nassau                       11003         1
   8000071384     Boyds                                        MD         Montgomery                   20841         1
   8000071511     Brooklyn                                     NY         Kings                        11203         2
   8000071599     Cliffside Park                               NJ         Bergen                        7010         1
   8000071671     Scotch Plains                                NJ         Union                         7076         1
   8000071701     Newark                                       NJ         Essex                         7107         2
   8000071712     Manchester                                   NH         Hillsborough                  3103         1
   8000071742     Revere                                       MA         Suffolk                       2151         2
   8000071746     Brooklyn                                     NY         Kings                        11234         1
   8000071761     Fitchburg                                    MA         Worcester                     1420         2
   8000071796     North Lauderdale                             FL         Broward                      33068         1
   8000071860     Elizabeth                                    NJ         Union                         7208         2
   8000072006     North Attleboro                              MA         Bristol                       2760         1
   8000072009     Ozone Park                                   NY         Queens                       11417         2
   8000072041     Far Rockaway                                 NY         Queens                       11691         1
   8000072189     Roxbury                                      NJ         Morris                        7850         1
   8000072198     Coram                                        NY         Suffolk                      11727         1
   8000072328     Brooklyn                                     NY         Kings                        11203         2
   8000072331     Plymouth                                     MA         Plymouth                      2360         1
   8000072358     Brooklyn                                     NY         Kings                        11238         2
   8000072418     Campbell Hall                                NY         Orange                       10916         1
   8000072453     Bay Shore                                    NY         Suffolk                      11706         1
   8000072504     Brooklyn                                     NY         Kings                        11207         2
   8000072647     Worcester                                    MA         Worcester                     1604         1
   8000072669     Copiague                                     NY         Suffolk                      11726         1
   8000072786     W Babylon                                    NY         Suffolk                      11704         1
   8000072792     Baldwin                                      NY         Nassau                       11510         1
   8000072797     Portsmouth                                   VA                                      23703         1
   8000072809     South Ozone Park                             NY         Queens                       11436         1
   8000072849     Wappingers Falls                             NY         Dutchess                     12590         1
   8000072912     Wrentham                                     MA         Norfolk                       2093         1
   8000072926     Paterson                                     NJ         Passaic                       7513         2
   8000072944     East Elmhurst                                NY         Queens                       11369         2
   8000072948     Montgomery                                   NY         Orange                       12549         1
   8000073098     Elizabeth                                    NJ         Union                         7206         2
   8000073118     Elmwood Park                                 NJ         Bergen                        7407         1
   8000073151     Hempstead                                    NY         Nassau                       11550         1
   8000073206     Bronx                                        NY         Bronx                        10457         2
   8000073482     Bridgeport                                   CT         Fairfield                     6606         1
   8000073514     Uniondale                                    NY         Nassau                       11553         1
   8000073516     New Bedford                                  MA         Bristol                       2740         2
   8000073520     Huntington                                   NY         Suffolk                      11743         1
   8000073573     Mahopac                                      NY         Putnam                       10541         1
   8000073658     White Plains                                 NY         Westchester                  10603         1
   8000073744     Bellmore                                     NY         Nassau                       11710         1
   8000073761     Clermont                                     FL         Lake                         34711         1
   8000073804     Baltimore                                    MD         Baltimore                    21239         1
   8000073830     Brockton                                     MA         Plymouth                      2301         2
   8000073872     West Haven                                   CT         New Haven                     6516         2
   8000073957     Union                                        NJ         Union                         7083         1
   8000073962     Milford                                      MA         Worcester                     1757         1
   8000073988     East Haven                                   CT         New Haven                     6513         1
   8000074066     Baltimore                                    MD         Baltimore City               21201         2
   8000074116     Bordentown                                   NJ         Burlington                    8620         1
   8000074118     Lindenhurst                                  NY         Suffolk                      11757         1
   8000074161     Ozone Park                                   NY         Queens                       11416         1
   8000074171     West Orange                                  NJ         Essex                         7052         1
   8000074281     Brentwood                                    NY         Suffolk                      11717         1
   8000074327     Roosevelt                                    NY         Nassau                       11575         1
   8000074361     Stafford Twp                                 NJ         Ocean                         8050         1
   8000074370     Taunton                                      MA         Bristol                       2780         2
   8000074449     Brunswick                                    MD         Frederick                    21716         1
   8000074574     Valley Steam                                 NY         Nassau                       11580         1
   8000074629     Naples                                       FL         Collier                      34120         1
   8000074949     Passaic                                      NJ         Passaic                       7055         2
   8000074953     Rocky Point                                  NY         Suffolk                      11778         1
   8000074954     Hyannis                                      MA         Barnstable                    2601         1
   8000074969     Bridgeport                                   CT         Fairfield                     6606         1
   8000075068     Rocky Point                                  NY         Suffolk                      11778         1
   8000075147     Far Rockaway                                 NY         Queens                       11691         3
   8000075158     Hyannis                                      MA         Barnstable                    2601         1
   8000075171     Fall River                                   MA         Bristol                       2720         1
   8000075212     South Brunswick                              NJ         Middlesex                     8824         1
   8000075276     Snellville                                   GA         Gwinnett                     30039         1
   8000075533     Jamaica                                      NY         Queens                       11436         1
   8000075583     Avon                                         MA         Norfolk                       2322         2
   8000075667     Chicopee                                     MA         Hampden                       1013         1
   8000075712     Severn                                       MD         Anne Arundel                 21144         1
   8000075769     Bergenfield                                  NJ         Bergen                        7621         1
   8000075844     Cinnaminson                                  NJ         Burlington                    8077         1
   8000075931     West Hartford                                CT         Hartford                      6119         2
   8000075936     St Albans                                    NY         Queens                       11412         1
   8000075959     Tampa                                        FL         Hillsborough                 33612         1
   8000076010     West Orange                                  NJ         Essex                         7052         1
   8000076020     College Point                                NY         Queens                       11356         2
   8000076023     West Seneca                                  NY         Erie                         14224         1
   8000076029     Plainfield                                   NJ         Union                         7062         1
   8000076107     Yorktown Heights                             NY         Westchester                  10598         2
   8000076129     Waterbury                                    CT         New Haven                     6710         1
   8000076164     Freeport                                     NY         Nassau                       11520         2
   8000076180     Inwood                                       NY         Nassau                       11096         2
   8000076196     East Elmhurst                                NY         Queens                       11369         2
   8000076200     Mount Vernon                                 NY         Westchester                  10550         4
   8000076264     Newark                                       NJ         Essex                         7103         2
   8000076334     Roslindale                                   MA         Suffolk                       2131         1
   8000076348     Newark                                       NJ         Essex                         7103         2
   8000076403     Waretown                                     NJ         Ocean                         8758         1
   8000076445     Bellport                                     NY         Suffolk                      11713         1
   8000076484     Crownsville                                  MD         Anne Arundel                 21032         1
   8000076489     Dobbs Ferry                                  NY         Westchester                  10522         1
   8000076490     Saylorsburg                                  PA         Monroe                       18353         1
   8000076498     Milwaukee                                    WI         Milwaukee                    53206         2
   8000076517     Richmond Hill                                NY         Queens                       11418         2
   8000076603     Monroe                                       NY         Orange                       10950         1
   8000076789     Naples                                       FL         Collier                      34117         1
   8000076813     Emerson                                      NJ         Bergen                        7630         1
   8000076929     Huntington Station                           NY         Suffolk                      11746         1
   8000076990     Lynn                                         MA         Essex                         1902         2
   8000077022     Brooklyn                                     NY         Kings                        11208         2
   8000077029     Brentwood                                    NY         Suffolk                      11717         1
   8000077109     Los Angeles                                  CA         Los Angeles                  90011         1
   8000077162     Brooklyn                                     NY         Kings                        11234         2
   8000077163     Woodhaven                                    NY         Queens                       11421         1
   8000077187     Yaphank                                      NY         Suffolk                      11980         1
   8000077239     Brookline                                    MA         Norfolk                       2446         1
   8000077300     Brooklyn                                     NY         Kings                        11234         2
   8000077305     Plainsboro                                   NJ         Middlesex                     8536         1
   8000077590     Jamaica                                      NY         Queens                       11419         1
   8000077629     Rosedale                                     NY         Queens                       11422         1
   8000077653     East Hampton                                 NY         Suffolk                      11937         1
   8000077668     Newark                                       NJ         Essex                         7104         1
   8000077678     Nassau                                       NY         Rensselaer                   12123         1
   8000077726     Holiday                                      FL         Pasco                        34691         1
   8000077758     Old Forge                                    PA         Lackawanna                   18518         2
   8000077881     Brewster                                     NY         Putnam                       10509         1
   8000077924     Deltona                                      FL         Volusia                      32738         1
   8000078002     Brooklyn                                     NY         Kings                        11236         2
   8000078044     Miami                                        FL         Miami-Dade                   33127         2
   8000078051     Jersey City                                  NJ         Hudson                        7304         1
   8000078081     Brooklyn                                     NY         Kings                        11207         2
   8000078109     Bronx                                        NY         Bronx                        10457         2
   8000078164     Parsippany-Troy Hill                         NJ         Morris                        7834         1
   8000078175     Passaic                                      NJ         Passaic                       7055         1
   8000078192     Bronx                                        NY         Bronx                        10465         2
   8000078226     Niskayuna                                    NY         Schenectady                  12309         1
   8000078257     Springfield                                  MA         Hampden                       1109         1
   8000078260     Bronx                                        NY         Bronx                        10465         2
   8000078274     North Merrick                                NY         Nassau                       11566         1
   8000078289     Worcester                                    MA         Worcester                     1604         1
   8000078330     Westfield                                    MA         Hampden                       1085         1
   8000078349     Jamaica                                      NY         Queens                       11433         2
   8000078387     Monroe Township                              NJ         Middlesex                     8831         1
   8000078392     North Babylon                                NY         Suffolk                      11703         1
   8000078491     Taunton                                      MA         Bristol                       2780         2
   8000078512     Richmond Hill                                NY         Queens                       11418         1
   8000078556     Lowell                                       MA         Middlesex                     1852         2
   8000078570     Westbury                                     NY         Nassau                       11590         1
   8000078609     Deer Park                                    NY         Suffolk                      11729         1
   8000078610     Spring Valley                                NY         Rockland                     10977         2
   8000078617     Brooklyn                                     NY         Kings                        11236         2
   8000078627     Stoneham                                     MA         Middlesex                     2180         1
   8000078634     Lancaster                                    NY         Erie                         14086         1
   8000078675     Fort Washington                              MD         Prince Georges               20744         1
   8000078721     Clementon                                    NJ         Camden                        8021         1
   8000078732     Sayreville                                   NJ         Middlesex                     8859         1
   8000078733     Bronx                                        NY         Bronx                        10452         1
   8000078743     Malden                                       MA         Middlesex                     2148         1
   8000078766     Methuen                                      MA         Essex                         1844         1
   8000078825     Queens Village                               NY         Queens                       11427         1
   8000078826     Bay Shore                                    NY         Suffolk                      11706         1
   8000078829     Bridgeport                                   CT         Fairfield                     6608         2
   8000078897     Queensbury                                   NY         Warren                       12804         1
   8000078924     Miami                                        FL         Miami-Dade                   33189         1
   8000078935     Paterson                                     NJ         Passaic                       7514         2
   8000078941     Uniondale                                    NY         Nassau                       11553         1
   8000078994     Brooklyn                                     NY         Kings                        11236         1
   8000078998     White Plains                                 NY         Westchester                  10606         1
   8000079026     East Hampton                                 NY         Suffolk                      11937         1
   8000079034     Arlington                                    VA         Arlington                    22204         1
   8000079044     Raynham                                      MA         Bristol                       2767         1
   8000079054     Valley Stream                                NY         Nassau                       11580         1
   8000079055     Staten Island                                NY         Richmond                     10312         1
   8000079074     Peoria                                       AZ         Maricopa                     85345         1
   8000079081     Garfield                                     NJ         Bergen                        7026         2
   8000079102     Bronx                                        NY         Bronx                        10469         2
   8000079104     Jamaica                                      NY         Queens                       11433         2
   8000079107     Woodbridge                                   NJ         Middlesex                     7095         1
   8000079108     Auburn                                       MA         Worcester                     1501         1
   8000079120     Freehold                                     NJ         Monmouth                      7728         1
   8000079125     Aston                                        PA         Delaware                     19014         1
   8000079174     Staten Island                                NY         Richmond                     10304         2
   8000079175     Levittown                                    NY         Nassau                       11756         1
   8000079176     Linden                                       NJ         Union                         7036         1
   8000079184     Far Rockaway                                 NY         Queens                       11691         2
   8000079187     Long Beach                                   NY         Nassau                       11561         1
   8000079189     York                                         PA         York                         17404         1
   8000079204     Lehigh Acres                                 FL         Lee                          33971         1
   8000079210     New Milford                                  CT         Litchfield                    6776         1
   8000079252     Secaucus                                     NJ         Hudson                        7094         1
   8000079285     Bronx                                        NY         Bronx                        10469         2
   8000079295     Mt. Vernon                                   NY         Westchester                  10553         1
   8000079300     Levittown                                    NY         Nassau                       11756         1
   8000079304     Ridgewood                                    NY         Queens                       11385         2
   8000079306     Bayonne                                      NJ         Hudson                        7002         2
   8000079312     Fort Mitchell                                KY         Kenton                       41017         1
   8000079313     Westerly                                     RI         Washington                    2891         1
   8000079315     Coatesville                                  PA         Chester                      19320         1
   8000079317     Philadelphia                                 PA         Philadelphia                 19124         1
   8000079361     Ranson                                       WV         Jefferson                    25438         1
   8000079386     Hillside                                     NJ         Union                         7205         1
   8000079407     Cape Coral                                   FL         Lee                          33914         1
   8000079408     Fitchburg                                    MA         Worcester                     1420         2
   8000079413     Brooklyn                                     NY         Kings                        11207         2
   8000079415     Bridgeport                                   CT         Fairfield                     6606         2
   8000079489     South Ozone Park                             NY         Queens                       11420         2
   8000079500     Brooklyn                                     NY         Kings                        11226         2
   8000079563     Newark                                       NJ         Essex                         7112         2
   8000079581     Port Washington                              NY         Nassau                       11050         1
   8000079603     Washington                                   DC                                      20019         1
   8000079659     Hollis                                       NY         Queens                       11423         2
   8000079677     West Haven                                   CT         New Haven                     6516         2
   8000079712     Paterson City                                NJ         Passaic                       7513         2
   8000079716     Woodhaven                                    NY         Queens                       11421         1
   8000079727     Brooklyn                                     NY         Kings                        11207         2
   8000079729     Milwaukee                                    WI         Milwaukee                    53222         1
   8000079746     Mount Pleasant                               SC         Charleston                   29464         1
   8000079763     Elizabeth                                    NJ         Union                         7202         2
   8000079768     Bridgeport                                   CT         Fairfield                     6605         2
   8000079795     Union                                        NJ         Union                         7083         1
   8000079833     Elizabeth                                    NJ         Union                         7206         2
   8000079837     Cottage Grove                                MN         Washington                   55016         1
   8000079849     Hillside                                     NJ         Union                         7205         1
   8000079853     Jamaica                                      NY         Queens                       11434         1
   8000079864     Bowie                                        MD         Prince Georges               20715         1
   8000079894     Brentwood                                    NY         Suffolk                      11717         1
   8000079903     West Yarmouth                                MA         Barnstable                    2673         1
   8000079907     Belle Mead                                   NJ         Somerset                      8502         1
   8000079950     York                                         PA         York                         17406         1
   8000079977     Vauxhall                                     NJ         Union                         7088         2
   8000079990     Meriden                                      CT         New Haven                     6450         2
   8000080005     Morristown                                   NJ         Morris                        7960         1
   8000080053     Rosedale                                     NY         Queens                       11422         1
   8000080117     Lehigh Acres                                 FL         Lee                          33972         1
   8000080121     Woodhaven                                    NY         Queens                       11421         2
   8000080139     Brooklyn                                     NY         Kings                        11207         2
   8000080140     Hempstead                                    NY         Nassau                       11550         1
   8000080155     Springfield Gardens                          NY         Queens                       11413         1
   8000080162     Everett                                      MA         Middlesex                     2149         2
   8000080171     Roxbury                                      NJ         Morris                        7852         1
   8000080232     Brooklyn                                     NY         Kings                        11208         2
   8000080240     West Orange                                  NJ         Essex                         7052         1
   8000080248     Yonkers                                      NY         Westchester                  10701         2
   8000080251     Selden                                       NY         Suffolk                      11784         1
   8000080258     Bronx                                        NY         Bronx                        10466         1
   8000080301     Clarksville                                  IN         Clark                        47129         1
   8000080302     Commack                                      NY         Suffolk                      11725         1
   8000080319     North Babylon                                NY         Suffolk                      11703         1
   8000080379     Marco Island                                 FL         Collier                      34145         1
   8000080380     Stoughton                                    MA         Norfolk                       2072         1
   8000080390     Staten Island                                NY         Richmond                     10303         1
   8000080402     Jamaica                                      NY         Queens                       11436         2
   8000080422     Paterson                                     NJ         Passaic                       7522         2
   8000080443     Bronx                                        NY         Bronx                        10469         1
   8000080473     Newark                                       NJ         Essex                         7112         2
   8000080479     Hempstead                                    NY         Nassau                       11550         1
   8000080489     Uniondale                                    NY         Nassau                       11553         1
   8000080538     Newark                                       NJ         Essex                         7105         2
   8000080560     Pittsfield                                   MA         Berkshire                     1201         2
   8000080569     Springfield Gardens                          NY         Queens                       11413         1
   8000080600     South Ozone Park                             NY         Queens                       11420         1
   8000080622     Hempstead                                    NY         Nassau                       11550         1
   8000080625     Milford                                      CT         New Haven                     6460         1
   8000080637     Central Islip                                NY         Suffolk                      11722         1
   8000080638     Easton                                       PA         Northampton                  18042         1
   8000080665     Greenlawn                                    NY         Suffolk                      11740         1
   8000080700     Roosevelt                                    NY         Nassau                       11575         1
   8000080722     Jackson                                      NJ         Ocean                         8527         1
   8000080744     Hooksett                                     NH         Merrimack                     3106         1
   8000080758     Central Islip                                NY         Suffolk                      11722         1
   8000080762     Jersey City                                  NJ         Hudson                        7307         2
   8000080765     Albany                                       NY         Albany                       12203         2
   8000080814     Chicopee                                     MA         Hampden                       1013         2
   8000080815     Corona                                       NY         Queens                       11368         2
   8000080817     Galloway                                     NJ         Atlantic                      8205         1
   8000080849     Worcester                                    MA         Worcester                     1603         1
   8000080854     Schenectady                                  NY         Schenectady                  12305         2
   8000080858     Hillside                                     NJ         Union                         7205         2
   8000080864     Village Of Baltic                            CT         New London                    6330         2
   8000080870     Albany                                       NY         Albany                       12208         2
   8000080923     North Providence                             RI         Providence                    2904         1
   8000080975     Jamaica                                      NY         Queens                       11434         2
   8000080981     Ridgewood                                    NY         Queens                       11385         2
   8000080992     Springfield                                  VA         Fairfax                      22150         1
   8000081002     Jamaica                                      NY         Queens                       11436         2
   8000081015     Medford                                      MA         Middlesex                     2155         2
   8000081057     Gainesville                                  VA         Prince William               20155         1
   8000081061     Little Egg Harbor                            NJ         Ocean                         8087         1
   8000081065     Philadelphia                                 PA         Philadelphia                 19128         1
   8000081086     Hopewell                                     VA         Prince George                23860         1
   8000081092     Troy                                         NY         Rensselaer                   12180         1
   8000081137     Eden                                         NY         Erie                         14057         1
   8000081139     Revere                                       MA         Suffolk                       2151         2
   8000081193     West Haven                                   CT         New Haven                     6516         1
   8000081197     Cumberland                                   RI         Providence                    2864         1
   8000081203     Lowell                                       MA         Middlesex                     1854         1
   8000081310     Upper Saddle River                           NJ         Bergen                        7458         1
   8000081313     Teaneck                                      NJ         Bergen                        7666         1
   8000081318     Stonington                                   CT         New London                    6378         1
   8000081348     Grafton                                      MA         Worcester                     1536         1
   8000081371     Vero Beach                                   FL         Indian River                 32962         1
   8000081392     Paterson                                     NJ         Passaic                       7513         1
   8000081448     Franklin                                     MA         Norfolk                       2038         1
   8000081456     Brooklyn                                     NY         Kings                        11233         2
   8000081527     Bound Brook                                  NJ         Somerset                      8805         1
   8000081531     Woodbridge                                   VA         Prince William               22193         1
   8000081543     Ozone Park                                   NY         Queens                       11417         2
   8000081547     Frankfort                                    IL         Will                         60423         1
   8000081612     Audubon                                      NJ         Camden                        8106         1
   8000081615     Bloomfield                                   NJ         Essex                         7003         2
   8000081620     Orlando                                      FL         Orange                       32822         1
   8000081625     Newark                                       NJ         Essex                         7103         2
   8000081631     Archbald                                     PA         Lackawanna                   18403         1
   8000081649     Myrtle Beach                                 SC         Horry                        29579         1
   8000081653     Valley Stream                                NY         Nassau                       11580         1
   8000081695     Jamaica                                      NY         Queens                       11435         2
   8000081709     Ware                                         MA         Hampshire                     1082         1
   8000081711     Cumberland                                   MD         Allegany                     21502         1
   8000081775     Bloomfield                                   NJ         Essex                         7003         2
   8000081793     Brentwood                                    NY         Suffolk                      11717         1
   8000081881     Irvington                                    NJ         Essex                         7111         1
   8000081950     Bronx                                        NY         Bronx                        10459         2
   8000081956     Lemoyne                                      PA         Cumberland                   17043         1
   8000082001     Elmhurst                                     NY         Queens                       11373         1
   8000082034     Lawrence                                     MA         Essex                         1841         2
   8000082060     Elizabeth                                    NJ         Union                         7206         2
   8000082106     West Palm Beach                              FL         Palm Beach                   33401         1
   8000082109     Cranston                                     RI         Providence                    2920         1
   8000082178     East Orange                                  NJ         Essex                         7017         1
   8000082198     College Point                                NY         Queens                       11356         2
   8000082252     Bronx                                        NY         Bronx                        10469         2
   8000082287     Swedesboro                                   NJ         Gloucester                    8085         1
   8000082302     South Orange                                 NJ         Essex                         7079         1
   8000082307     Ashburn                                      VA         Loudoun                      20148         1
   8000082309     Brooklyn                                     NY         Kings                        11236         2
   8000082365     Rockaway Park                                NY         Queens                       11694         2
   8000082415     Irvington                                    NJ         Essex                         7111         2
   8000082434     Woodbridge                                   VA         Prince William               22193         1
   8000082446     Coatesville                                  PA         Chester                      19320         1
   8000082575     Elmont                                       NY         Nassau                       11003         1
   8000082605     Waterbury                                    VT         Washington                    5676         1
   8000082606     Winston Salem                                NC         Forsyth                      27105         1
   8000082608     Milwaukee                                    WI         Milwaukee                    53216         2
   8000082609     Brooklyn                                     NY         Kings                        11207         1
   8000082641     Windham                                      NH         Rockingham                    3087         1
   8000082724     Richmond Hill                                NY         Queens                       11419         1
   8000082775     Brooklyn                                     NY         Kings                        11235         2
   8000082778     Waldorf                                      MD         Charles                      20602         1
   8000082803     Absecon                                      NJ         Atlantic                      8205         1
   8000082829     New Brunswick                                NJ         Middlesex                     8901         1
   8000082931     Rockaway Park                                NY         Queens                       11694         2
   8000082969     Cranston                                     RI         Providence                    2920         1
   8000082987     Sterling                                     VA         Loudoun                      20164         1
   8000083053     Herndon                                      VA         Fairfax                      20170         1
   8000083129     Arverne                                      NY         Queens                       11692         2
   8000083162     Roslindale                                   MA         Suffolk                       2131         2
   8100046913     Woodbridge                                   VA         Prince William               22191         1
   8100073805     Delmar                                       NY         Albany                       12054         1
   8100075521     Cambria Heights                              NY         Queens                       11411         1
   8100076478     Bridgeport                                   CT         Fairfield                     6610         1
   8100077962     North Plainfield                             NJ         Somerset                      7060         1
   8100079203     Trenton                                      NJ         Mercer                        8629         2
   8110076815     Alexandria                                   VA         Fairfax                      22309         1
   1103436814     COACHELLA                                    CA                                      92236         1
   1103442405     COACHELLA                                    CA                                      92236         1
   1103450173     PERRIS                                       CA                                      92570         1
   1103456086     BEAUMONT                                     CA                                      92223         1
   1103459657     PHOENIX                                      AZ                                      85043         1
   1103461147     PHOENIX                                      AZ                                      85043         1
   1103466979     CHICAGO                                      IL                                      60609         1
   1103470304     HOMESTEAD                                    FL                                      33030         2
   1103474862     STUART                                       FL                                      34994         1
   1103474884     STUART                                       FL                                      34994         1
   1103476287     ROYAL PALM BEACH                             FL                                      33411         1
   1103477812     PHOENIX                                      AZ                                      85043         1
   1103481593     CHICAGO RIDGE                                IL                                      60415         1
   1103481842     KISSIMMEE                                    FL                                      34758         2
   1103482293     MIAMI                                        FL                                      33176         1
   1103482641     ROYAL PALM BEACH                             FL                                      33411         1
   1103484809     RENO                                         NV                                      89506         1
   1103488048     MIRAMAR                                      FL                                      33025         1
   1103488154     STUART                                       FL                                      34994         1
   1103488928     BEAUMONT                                     CA                                      92223         1
   1103489258     LAKE ELSINORE                                CA                                      92530         1
   1103490538     HEMET                                        CA                                      92545         1
   1103492865     SANFORD                                      FL                                      32771         1
   1103493269     STUART                                       FL                                      34994         1
   1103493332     LAKE ELSINORE                                CA                                      92530         1
   1103493654     LAKELAND                                     FL                                      33803         1
   1103494020     NORTH MIAMI BEACH                            FL                                      33162         1
   1103494788     MIAMI                                        FL                                      33032         1
   1103496459     MIAMI                                        FL                                      33032         1
   1103496486     COTO DE CAZA                                 CA                                      92679         1
   1103497084     VICTORVILLE                                  CA                                      92392         1
   1103497226     MIRAMAR                                      FL                                      33025         1
   1103498778     DAYTON                                       OH                                      45429         3
   1103499660     PALMDALE                                     CA                                      93551         1
   1103499693     MIAMI                                        FL                                      33176         1
   1103500330     STUART                                       FL                                      34994         1
   1103500439     SANFORD                                      FL                                      32771         1
   1103501556     CORAL SPRINGS                                FL                                      33067         1
   1103501582     CORAL SPRINGS                                FL                                      33067         1
   1103501953     PHOENIX                                      AZ                                      85020         2
   1103502006     LAS VEGAS                                    NV                                      89109         1
   1103503921     SPRING VALLEY                                CA                                      91977         2
   1103504013     MIAMI                                        FL                                      33176         1
   1103504182     MIRAMAR                                      FL                                      33025         1
   1103504415     MIRAMAR                                      FL                                      33025         1
   1103506264     MIRAMAR                                      FL                                      33025         1
   1103507488     MIRAMAR                                      FL                                      33025         1
   1103508164     CHULA VISTA                                  CA                                      91915         1
   1103508169     PROVIDENCE                                   RI                                       2907         2
   1103508261     MORENO VALLEY                                CA                                      92555         1
   1103509874     PARKER                                       AZ                                      85344         1
   1103510078     MIRAMAR                                      FL                                      33027         1
   1103510098     WOODLAND HILLS                               CA                                      91367         1
   1103510110     BEAUMONT                                     CA                                      92223         1
   1103511065     MIAMI                                        FL                                      33176         1
   1103511546     MIRAMAR                                      FL                                      33025         1
   1103511598     MIAMI                                        FL                                      33127         1
   1103514923     MIRAMAR                                      FL                                      33025         1
   1103515243     SAINT CLOUD                                  FL                                      34772         1
   1103515481     POMPANO BEACH                                FL                                      33069         1
   1103516085     CHARLOTTE                                    NC                                      28278         1
   1103516189     BRADENTON                                    FL                                      34202         1
   1103516708     TURLOCK                                      CA                                      95382         1
   1103517545     KERMAN                                       CA                                      93630         1
   1103518231     BLYTHE                                       CA                                      92225         1
   1103518267     LAS VEGAS                                    NV                                      89109         1
   1103518371     HIALEAH                                      FL                                      33016         1
   1103518584     KERMAN                                       CA                                      93630         1
   1103518724     KERMAN                                       CA                                      93630         1
   1103519594     DENVER                                       CO                                      80218         1
   1103519666     GULF BREEZE                                  FL                                      32563         1
   1103519827     MIAMI                                        FL                                      33155         1
   1103519901     MENIFEE                                      CA                                      92584         1
   1103520285     FALLBROOK                                    CA                                      92028         1
   1103520403     OVIEDO                                       FL                                      32765         1
   1103520447     HENDERSON                                    NV                                      89015         1
   1103520747     LAS VEGAS                                    NV                                      89102         1
   1103520750     WAXAHACIE                                    TX                                      75165         1
   1103521615     HOMESTEAD                                    FL                                      33030         1
   1103521760     PHOENIX                                      AZ                                      85018         1
   1103521854     SACRAMENTO                                   CA                                      95834         2
   1103521957     CEDAR CITY                                   UT                                      84720         1
   1103521964     RADCLIFF                                     KY                                      40159         1
   1103522694     SARATOGA SPRINGS                             UT                                      84043         1
   1103522787     WALNUT GREEK                                 CA                                      94598         1
   1103522916     KISSIMMEE                                    FL                                      34741         1
   1103523141     PALMDALE                                     CA                                      93550         1
   1103523370     SAN DIEGO                                    CA                                      92104         2
   1103523584     SANGER                                       CA                                      93657         1
   1103523748     PROVIDENCE                                   RI                                       2907         2
   1103523898     MERIDIAN                                     ID                                      83642         1
   1103524326     RANCHO CORDOVA                               CA                                      95670         1
   1103524654     FERNLEY                                      NV                                      89408         1
   1103524714     BARSTOW                                      CA                                      92311         1
   1103525373     PLANTATION                                   FL                                      33324         1
   1103525410     PORT ST. LUCIE                               FL                                      34953         1
   1103525519     WESTON                                       FL                                      33327         1
   1103525629     TOLLESON                                     AZ                                      85353         1
   1103526584     SILVER SPRING                                MD                                      20902         1
   1103526784     CHARLOTTE                                    NC                                      28278         1
   1103526860     LOS ANGELES                                  CA                                      90029         3
   1103526885     SAINT AUGUSTINE                              FL                                      32092         1
   1103526920     GOLDEN VALLEY                                AZ                                      86413         1
   1103526949     TALLAHASSEE                                  FL                                      32303         1
   1103527315     KISSIMMEE                                    FL                                      34758         1
   1103527489     PINELLAS PARK                                FL                                      33781         1
   1103527525     TAMPA                                        FL                                      33604         1
   1103528114     ST AUGUSTINE                                 GA                                      32092         1
   1103528119     MIAMI                                        FL                                      33126         1
   1103528249     RANCHO CUCAMONGA                             CA                                      91730         1
   1103528344     COLTON                                       CA                                      92324         1
   1103528616     KERMAN                                       CA                                      93630         1
   1103528907     MIAMI                                        FL                                      33176         1
   1103529021     TAMPA                                        FL                                      33605         1
   1103529169     LANCASTER                                    CA                                      93534         1
   1103529283     LAS VEGAS                                    NV                                      89123         1
   1103529328     PHILADELPHIA                                 PA                                      19104         1
   1103529382     MIAMI                                        FL                                      33176         1
   1103529385     POMPANO BEACH                                FL                                      33069         1
   1103529621     BANNING                                      CA                                      92220         1
   1103529626     MIAMI                                        FL                                      33176         1
   1103529638     HILLSBORO                                    OR                                      97123         2
   1103529674     PORT ST. LUCIE                               FL                                      34953         1
   1103529829     FORT MYERS                                   FL                                      33905         1
   1103529861     VISTA                                        CA                                      92081         1
   1103529914     LONG BEACH                                   CA                                      90807         1
   1103529961     HIALEAH                                      FL                                      33013         1
   1103531100     VICTORVILLE                                  CA                                      92392         1
   1103531433     BUCKEYE                                      AZ                                      85326         1
   1103531701     HARTFORD                                     CT                                       6105         3
   1103531774     HOMESTEAD                                    FL                                      33035         1
   1103531778     STOCKTON                                     CA                                      95215         1
   1103531815     PORT TOBACCO                                 MD                                      20677         1
   1103532141     CONCORD                                      CA                                      94521         1
   1103532333     OAKLAND                                      CA                                      94607         1
   1103532487     CAPE CORAL                                   FL                                      33990         1
   1103532591     ST. JOSEPH                                   MN                                      56374         1
   1103532766     SACRAMENTO                                   CA                                      95834         2
   1103532852     PRAIRIE CITY                                 IA                                      50228         1
   1103532901     FORT LAUDERDALE                              FL                                      33311         1
   1103532978     SANTA ROSA                                   CA                                      95401         1
   1103533402     HOLLYWOOD                                    FL                                      33020         2
   1103533863     COACHELLA                                    CA                                      92236         1
   1103534160     ALDIE                                        VA                                      20105         1
   1103534179     LAS VEGAS                                    NV                                      89121         1
   1103534311     NORTH MIAMI BEACH                            FL                                      33162         1
   1103534378     DETROIT                                      MI                                      48235         1
   1103534544     CALEXICO                                     CA                                      92231         3
   1103534573     CALEXICO                                     CA                                      92231         1
   1103534580     MERCED                                       CA                                      95340         1
   1103534587     KERMAN                                       CA                                      93630         1
   1103534728     TWENTYNINE PALMS                             CA                                      92277         1
   1103534746     KALAMAZOO                                    MI                                      49009         1
   1103535015     MIAMI                                        FL                                      33142         3
   1103535208     SANTA ANA                                    CA                                      92707         1
   1103535272     LAS VEGAS                                    NV                                      89129         1
   1103535281     PLUMAS LAKE                                  CA                                      95961         1
   1103535327     OCEANSIDE                                    CA                                      92057         1
   1103535386     SAN JOSE                                     CA                                      95127         1
   1103535396     SPRING VALLEY                                CA                                      91977         2
   1103535413     NEWARK                                       NJ                                       7104         2
   1103535416     TORRINGTON                                   CT                                       6790         1
   1103535423     JERSEY CITY                                  NJ                                       7307         2
   1103535427     HALEDON                                      NJ                                       7508         2
   1103535429     JAMAICA                                      NY                                      11435         3
   1103535433     MIAMI BEACH                                  FL                                      33141         1
   1103535438     JERSEY CITY                                  NJ                                       7305         3
   1103535441     PATERSON                                     NJ                                       7524         3
   1103535445     NEWARK                                       NJ                                       7103         2
   1103535449     EWING                                        NJ                                       8618         1
   1103535450     NEWARK                                       NJ                                       7107         2
   1103535453     NORTH ADAMS                                  MA                                       1247         3
   1103535454     INDIANAPOLIS                                 IN                                      46201         1
   1103535457     WOONSOCKET                                   RI                                       2895         3
   1103535465     NEWARK                                       NJ                                       7108         3
   1103535468     SPRINGFIELD                                  VA                                      22152         1
   1103535469     DUMONT                                       NJ                                       7628         1
   1103535470     NEW LONDON                                   CT                                       6320         3
   1103535473     PASSIAC                                      NJ                                       7055         2
   1103535474     ENGLEWOOD                                    NJ                                       7631         1
   1103535476     WEST PALM BEACH                              FL                                      33407         1
   1103535478     PITTSBURGH                                   PA                                      15235         2
   1103535480     LINDENHURST                                  NY                                      11757         1
   1103535483     VIRGINIA BEACH                               VA                                      23452         1
   1103535490     TAPPAHANNOCK                                 VA                                      22560         1
   1103535492     JEANETTE                                     PA                                      15644         1
   1103535493     HARRISBURG                                   PA                                      17110         3
   1103535497     FORT LAUDERDALE                              FL                                      33311         1
   1103535500     SPRINGFIELD                                  NJ                                       7081         1
   1103535502     DUTTON                                       VA                                      23050         1
   1103535503     PETERSBURG                                   VA                                      23805         1
   1103535545     STUART                                       FL                                      34997         2
   1103535560     POMPANO BEACH                                FL                                      33069         1
   1103535569     BROOKLYN                                     NY                                      11212         3
   1103535600     OAKLAND                                      CA                                      94609         1
   1103535635     ARCADIA                                      CA                                      91007         1
   1103535833     MIAMI                                        FL                                      33176         1
   1103535837     PEORIA                                       AZ                                      85382         1
   1103535843     NORTH LAUDERDALE                             FL                                      33068         1
   1103535925     LAS VEGAS                                    NV                                      89148         1
   1103535928     DENVER                                       CO                                      80204         1
   1103535983     FORT MEADE                                   FL                                      33841         1
   1103536079     INDIANAPOLIS                                 IN                                      46254         1
   1103536113     WEST PALM BEACH                              FL                                      33409         1
   1103536132     MIAMI                                        FL                                      33181         1
   1103536182     WINTER PARK                                  FL                                      32792         1
   1103536306     GILBERT                                      AZ                                      85296         1
   1103536383     KISSIMMEE                                    FL                                      34747         1
   1103536551     PALM CITY                                    FL                                      34990         1
   1103536645     DORAL                                        FL                                      33178         1
   1103536734     TUCSON                                       AZ                                      85746         1
   1103536899     BROOKLYN                                     NY                                      11208         3
   1103536997     LAS VEGAS                                    NV                                      89122         1
   1103537007     AZUSA                                        CA                                      91702         1
   1103537012     DIMONDALE                                    MI                                      48821         1
   1103537014     FRESNO                                       CA                                      93703         1
   1103537043     DAMASCUS                                     MD                                      20872         1
   1103537047     DELTONA                                      FL                                      32725         1
   1103537053     DOWNEY                                       CA                                      90241         1
   1103537059     LAS VEGAS                                    NV                                      89104         1
   1103537073     PORSTMOUTH                                   VA                                      23704         1
   1103537076     SAN JOSE                                     CA                                      95131         1
   1103537078     CICERO                                       IL                                      60804         1
   1103537085     BLOOMINGTON AREA                             CA                                      92316         1
   1103537086     STONE MOUNTAIN                               GA                                      30087         1
   1103537098     LEMONT                                       IL                                      60439         1
   1103537103     LOS ANGELES                                  CA                                      91406         1
   1103537129     ALPHARETTA                                   GA                                      30022         1
   1103537140     LAKE LOS ANGELES                             CA                                      93535         1
   1103537143     FULLERTON                                    CA                                      92833         1
   1103537158     WOODBRIDGE                                   VA                                      22193         1
   1103537162     COSTA MESA                                   CA                                      92626         1
   1103537165     MORENO VALLEY                                CA                                      92553         1
   1103537168     FONTANA                                      CA                                      92337         1
   1103537170     FOREST PARK                                  GA                                      30297         1
   1103537171     WOODBRIDGE                                   VA                                      22191         1
   1103537173     APPLE VALLEY                                 CA                                      92308         1
   1103537185     ROUND LAKE                                   IL                                      60073         1
   1103537187     STOCKTON                                     CA                                      95209         1
   1103537188     LAS VEGAS                                    NV                                      89107         1
   1103537192     LOS BANOS                                    CA                                      93635         1
   1103537207     FRESNO                                       CA                                      93726         1
   1103537208     ROXBURY                                      MA                                       2119         1
   1103537215     EMERYVILLE                                   CA                                      94608         1
   1103537220     LAKE FOREST                                  CA                                      92630         1
   1103537224     TRABUCO                                      CA                                      92679         1
   1103537225     EVANS                                        CO                                      80620         1
   1103537230     CANTON                                       GA                                      30114         1
   1103537234     HAMBURG                                      NY                                      14085         1
   1103537239     SOUTH OZONE PARK                             NY                                      11436         2
   1103537242     VISTA                                        CA                                      92084         1
   1103537244     PLAINFIELD                                   IL                                      60544         1
   1103537251     RIVERSIDE                                    CA                                      92504         1
   1103537253     JOLIET                                       IL                                      60431         1
   1103537257     BROOKLYN                                     NY                                      11221         2
   1103537265     ELLICOTT CITY                                MD                                      21043         1
   1103537384     MORENO VALLEY                                CA                                      92555         1
   1103537391     PLANTATION                                   FL                                      33322         1
   1103537484     GLENDALE                                     AZ                                      85310         1
   1103537550     FORT WORTH                                   TX                                      76179         1
   1103537657     STOCKTON                                     CA                                      95206         1
   1103537661     NAVARRE                                      FL                                      32566         1
   1103537796     FAIRFIELD                                    CA                                      94533         1
   1103537804     FRESNO                                       CA                                      93702         1
   1103537929     BOWIE                                        MD                                      20721         1
   1103537954     TUCSON                                       AZ                                      85741         1
   1103537996     RIVERSIDE                                    CA                                      92506         1
   1103538004     TRIANGLE                                     VA                                      22172         1
   1103538006     KISSIMMEE                                    FL                                      34747         1
   1103538109     MIRAMAR                                      FL                                      33025         1
   1103538180     PARKLAND                                     FL                                      33076         1
   1103538223     DENAIR                                       CA                                      95316         1
   1103538493     TAMPA                                        FL                                      33611         1
   1103538536     BAKERSFIELD                                  CA                                      93305         1
   1103538556     FT PIERCE                                    FL                                      34946         1
   1103538573     MIAMI                                        FL                                      33147         1
   1103538626     LAS VEGAS                                    NV                                      89149         1
   1103538645     MIAMI                                        FL                                      33178         1
   1103538675     EL CENTRO                                    CA                                      92243         1
   1103538771     MIAMI                                        FL                                      33196         1
   1103538780     BOCA RATON                                   FL                                      33428         1
   1103538802     KINGMAN                                      AZ                                      86401         1
   1103538826     BOCA RATON                                   FL                                      33496         1
   1103538854     FAIR OAKS RANCH                              CA                                      91321         1
   1103538889     APPLE VALLEY                                 CA                                      92307         1
   1103538897     OXON HILL                                    MD                                      20745         1
   1103538950     GREENFIELD                                   CA                                      93927         1
   1103539049     MIAMI                                        FL                                      33127         1
   1103539075     ROMEOVILLE                                   IL                                      60446         1
   1103539110     ADELANTO                                     CA                                      92301         1
   1103539112     IRVINE                                       CA                                      92620         1
   1103539140     CLARKSVILLE                                  TN                                      37043         3
   1103539217     CHATSWORTH                                   CA                                      91311         1
   1103539238     VICTORVILLE                                  CA                                      92392         1
   1103539262     SAN JOSE                                     CA                                      95128         1
   1103539441     TALLAHASSEE                                  FL                                      32308         1
   1103539640     OCEANSIDE                                    CA                                      92056         1
   1103539671     ST PETERSBURG                                FL                                      33703         1
   1103539712     MIAMI                                        FL                                      33137         1
   1103539724     PERRIS                                       CA                                      92570         1
   1103539725     LOS ANGELES                                  CA                                      90008         1
   1103539780     MIAMI                                        FL                                      33176         1
   1103539785     VISTA                                        CA                                      92081         1
   1103539837     MIAMI                                        FL                                      33165         1
   1103540046     KISSIMMEE                                    FL                                      34741         1
   1103540269     BAKERSFIELD                                  CA                                      93307         1
   1103540282     CHESTER                                      VA                                      23831         1
   1103540348     MEDFORD                                      OR                                      97501         2
   1103540389     APPLE VALLEY                                 CA                                      92308         1
   1103540421     RESTON                                       VA                                      20191         1
   1103540510     RENO                                         NV                                      89503         1
   1103540600     MIAMI                                        FL                                      33015         1
   1103540720     BALTIMORE                                    MD                                      21217         3
   1103540767     MARIMAR                                      FL                                      33025         1
   1103540812     SARASOTA                                     FL                                      34236         1
   1103540818     LYNWOOD                                      CA                                      90262         2
   1103540877     WINDSOR                                      CO                                      80528         1
   1103540883     OAK ISLAND                                   NC                                      28465         1
   1103540964     STOCKTON                                     CA                                      95204         2
   1103540987     CAMDEN WYOMING                               DE                                      19934         1
   1103540999     CHARLOTTE                                    NC                                      28207         1
   1103541072     THOUSAND OAKS                                CA                                      91360         1
   1103541114     OCALA                                        FL                                      34473         1
   1103541143     PATTERSON                                    NY                                      12563         1
   1103541193     MIAMI                                        FL                                      33184         1
   1103541292     VAN NUYS                                     CA                                      91405         1
   1103541451     EL MONTE                                     CA                                      91731         1
   1103541491     CHOWCHILLA                                   CA                                      93610         1
   1103541544     MIAMI                                        FL                                      33015         1
   1103541624     SAN PABLO                                    CA                                      94606         1
   1103541637     FORT MEADE                                   FL                                      33841         1
   1103541733     ELK GROVE                                    CA                                      95624         2
   1103541767     MIAMI                                        FL                                      33165         1
   1103541836     WHITE PLAINS                                 NY                                      10601         1
   1103541910     FORT WORTH                                   TX                                      76120         1
   1103541968     CHICAGO                                      IL                                      60645         3
   1103542207     DECATUR                                      GA                                      30035         1
   1103542235     PHOENIX                                      AZ                                      85041         1
   1103542496     MIDLOTHIAN                                   VA                                      23112         1
   1103542529     CHICAGO                                      IL                                      60619         1
   1103542556     MERCED                                       CA                                      95340         1
   1103542653     SAINT GEORGE                                 UT                                      84790         1
   1103542682     FAIRBAULT                                    MN                                      55021         1
   1103542688     DEERFIELD BEACH                              FL                                      33442         1
   1103542709     PENSACOLA                                    FL                                      32526         1
   1103542728     HIALEAH                                      FL                                      33012         1
   1103542764     WEST JORDAN                                  UT                                      84088         1
   1103542904     LUDINGTON                                    MI                                      49431         1
   1103542911     PLANTATION                                   FL                                      33324         1
   1103542920     PORT SAINT LUCIE                             FL                                      34953         1
   1103542994     SAN JACINTO                                  CA                                      92583         1
   1103543168     PHOENIX                                      AZ                                      85029         1
   1103543226     CORAL SPRINGS                                FL                                      33065         1
   1103543227     PORT SAINT LUCIE                             FL                                      34953         1
   1103543228     CLEARWATER                                   FL                                      33764         1
   1103543231     OROVILLE                                     CA                                      95965         1
   1103543233     DESERT HOT SPRINGS                           CA                                      92240         1
   1103543249     STOCKTON                                     CA                                      95210         1
   1103543289     MIAMI                                        FL                                      33150         1
   1103543315     SALTON CITY                                  CA                                      92275         1
   1103543373     HAMPTON                                      VA                                      23663         1
   1103543378     COCONUT CREEK                                FL                                      33073         1
   1103543430     MIAMI                                        FL                                      33127         1
   1103543469     FORT MYERS                                   FL                                      33916         1
   1103543493     LINCOLN UNIVERSITY                           PA                                      19352         1
   1103543538     UPPER MARLBORO                               MD                                      20772         1
   1103543582     ORLANDO                                      FL                                      32836         1
   1103543626     LONG BEACH                                   CA                                      90807         1
   1103543709     LONG BEACH                                   CA                                      90805         3
   1103543823     SAINT PETERSBURG                             FL                                      33705         1
   1103544257     MESA                                         AZ                                      85203         1
   1103544279     MESA                                         AZ                                      85203         1
   1103544298     CINCINNATI                                   OH                                      45240         1
   1103544401     EL CAJON                                     CA                                      92020         1
   1103544461     ROSEDALE                                     MD                                      21237         1
   1103544570     COLTON                                       CA                                      92324         1
   1103544804     MORENO VALLEY                                CA                                      92555         1
   1103544898     LAS VEGAS                                    NV                                      89117         1
   1103544904     APTOS                                        CA                                      95003         1
   1103544913     SAN DIEGO                                    CA                                      92102         1
   1103544929     NUEVO                                        CA                                      92567         1
   1103545141     BRADENTON                                    FL                                      34212         1
   1103545144     YAKIMA                                       WA                                      98903         2
   1103545161     WINTER GARDEN                                FL                                      34787         1
   1103545181     WINTON                                       CA                                      95388         1
   1103545189     MESA                                         AZ                                      85212         1
   1103545312     FREDERICKSBURG                               VA                                      22408         1
   1103545435     SANTA ANA                                    CA                                      92706         1
   1103545447     HIALEAH                                      FL                                      33010         1
   1103545498     VERNON                                       CT                                       6066         3
   1103545509     CENTRAL FALLS                                RI                                       2863         3
   1103545774     CERES                                        CA                                      95307         1
   1103545805     NORWALK                                      CA                                      90650         1
   1103545819     FRESNO                                       CA                                      93722         1
   1103545848     BROOKLYN                                     NY                                      11213         2
   1103545909     COLUMBUS                                     MS                                      39705         1
   1103545976     SAN BERNARDINO                               CA                                      92411         1
   1103546035     MISSION VIEJO                                CA                                      92691         1
   1103546081     TUCSON                                       AZ                                      85730         1
   1103546111     ROCK SPRINGS                                 WY                                      82935         1
   1103546202     LUSBY                                        MD                                      20657         1
   1103546220     LOS ANGELES                                  CA                                      90059         2
   1103546322     CHOWCHILLA                                   CA                                      93610         1
   1103546406     SAN PABLO                                    CA                                      94806         1
   1103546483     MIAMI                                        FL                                      33147         1
   1103546519     WINTER PARK                                  CO                                      80482         1
   1103546555     SACRAMENTO                                   CA                                      95835         1
   1103546584     SANTA FE                                     NM                                      87507         1
   1103546689     SACRAMENTO                                   CA                                      95820         1
   1103546786     NORTH LAS VEGAS                              NV                                      89084         1
   1103546808     LOS ANGELES                                  CA                                      91342         1
   1103546857     NAPLES                                       FL                                      34104         1
   1103547035     HYATTSVILLE                                  MD                                      20785         2
   1103547102     IRVINE                                       CA                                      92612         1
   1103547116     VALLEJO                                      CA                                      94590         1
   1103547230     CHEYENNE                                     WY                                      82007         1
   1103547244     SAN ANSELMO                                  CA                                      94960         1
   1103547342     GILBERT                                      AZ                                      85234         1
   1103547499     RIVERSIDE                                    CA                                      92501         1
   1103547546     AUSTIN                                       TX                                      78702         1
   1103547550     SAN FRANCISCO                                CA                                      94114         1
   1103547650     SUITLAND                                     MD                                      20746         1
   1103547728     SAN DIEGO                                    CA                                      92114         1
   1103547809     MIRAMAR                                      FL                                      33025         1
   1103548009     SUN CITY WEST                                AZ                                      85375         1
   1103548033     WHITMORE LAKE                                MI                                      48189         1
   1103548129     HOLIDAY                                      FL                                      34690         1
   1103548222     FREDERICK                                    MD                                      21701         1
   1103548248     SANTA ANA                                    CA                                      92705         1
   1103548294     ELGIN                                        IL                                      60123         1
   1103548304     DIXON                                        CA                                      95620         1
   1103548520     REEDLEY                                      CA                                      93654         1
   1103548632     AVENTURA                                     FL                                      33160         1
   1103548694     STOCKTON                                     CA                                      95210         1
   1103548711     LAKE FOREST                                  CA                                      92630         1
   1103548730     TAMPA                                        FL                                      33604         1
   1103548780     LONG BEACH                                   CA                                      90805         3
   1103548848     NIPOMO                                       CA                                      93444         1
   1103548929     SAN BERNARDINO                               CA                                      92405         1
   1103548998     LOS ANGELES                                  CA                                      90003         1
   1103549047     FALLON                                       NV                                      59406         1
   1103549057     (TORRANCE AREA) CITY OF LOS ANGELES          CA                                      90501         1
   1103549086     KISSIMMEE                                    FL                                      34759         2
   1103549157     SACRAMENTO                                   CA                                      95815         1
   1103549223     CONCORD                                      CA                                      94520         1
   1103549401     RIVERSIDE                                    CA                                      92507         1
   1103549414     JACKSONVILLE                                 FL                                      32218         1
   1103549582     MIRAMAR                                      FL                                      33025         1
   1103549600     MIRAMAR                                      FL                                      33025         1
   1103549621     MISSION VIEJO                                CA                                      92691         1
   1103549697     TALLAHASSEE                                  FL                                      32301         1
   1103549857     PENSACOLA                                    FL                                      32506         1
   1103549867     SEATTLE                                      WA                                      98178         1
   1103549964     GOODYEAR                                     AZ                                      85338         1
   1103550181     SAN DIEGO                                    CA                                      92122         1
   1103550272     BONITA SPRINGS                               FL                                      34135         1
   1103550326     SHOW LOW                                     AZ                                      85901         1
   1103550387     MIRA LOMA                                    CA                                      91752         1
   1103550415     PHOENIX                                      AZ                                      85006         2
   1103550439     JENSEN BEACH                                 FL                                      34957         1
   1103550462     KING CITY                                    CA                                      93930         1
   1103550501     RAMONA                                       CA                                      92065         1
   1103550589     OAKLAND                                      CA                                      94605         1
   1103550616     DEARBORN                                     MI                                      48126         1
   1103550662     LINDENHURST                                  NY                                      11757         1
   1103550824     LOS ANGELES                                  CA                                      90044         1
   1103550913     FORY MYERS                                   FL                                      33912         1
   1103551136     HOLLYWOOD                                    FL                                      33021         1
   1103551430     MIAMI BEACH                                  FL                                      33140         1
   1103551480     CLERMONT                                     FL                                      34711         1
   1103551516     TEMPE                                        AZ                                      85281         1
   1103551561     LAS VEGAS                                    NV                                      89109         1
   1103551626     VICTORVILLE                                  CA                                      92394         1
   1103552054     ARVADA                                       CO                                      80004         1
   1103552055     NAPLES                                       FL                                      34104         1
   1103552056     AURORA                                       CO                                      80013         1
   1103552057     MIAMI                                        FL                                      33176         1
   1103552058     AURORA                                       CO                                      80011         1
   1103552059     WEST PALM BEACH                              FL                                      33409         1
   1103552060     PALM BAY                                     FL                                      32909         1
   1103552062     THORNTON                                     CO                                      80229         1
   1103552093     DUNDALK                                      MD                                      21222         2
   1103552284     KIHEI                                        HI                                      96753         1
   1103552288     MIAMI                                        FL                                      33170         1
   1103552712     ASHEVILLE                                    NC                                      28804         1
   1103553159     BANNING                                      CA                                      92220         1
   1103553163     CONCORD                                      CA                                      94521         1
   1103553446     LAUDERHILL                                   FL                                      33313         3
   1103553516     MIAMI                                        FL                                      33170         1
   1103553643     RIDGEFIELD                                   WA                                      98642         1
   1103553645     STUART                                       FL                                      34997         1
   1103553646     STUART                                       FL                                      34997         1
   1103553647     DELTONA                                      FL                                      32725         1
   1103553648     NORTH REDINGTON BEACH                        FL                                      33708         1
   1103553659     KISSIMMEE                                    FL                                      34759         1
   1103554007     BAKERSFIELD                                  CA                                      93307         1
   1103554810     SAN JOSE                                     CA                                      95148         1
   1103557197     JACKSONVILLE                                 FL                                      32207         1
   1103557602     KISSIMMEE                                    FL                                      34759         1
   1103557629     JACKSONVILLE                                 FL                                      32246         1
   1103558889     OXNARD                                       CA                                      93033         1
   1103559852     COLORADO SPRINGS                             CO                                      80916         1
   2503102201     LOCKPORT                                     IL                                      60441         1
   2503112159     FORT PIERCE                                  FL                                      34952         1
   2503127677     LAUDERHILL                                   FL                                      33313         1
   2503131961     PORT SAINT LUCIE                             FL                                      34953         1
   2503133633     PLANTATION                                   FL                                      33317         1
   2503134122     LOMBARD                                      IL                                      60148         1
   2503136983     MIAMI                                        FL                                      33189         1
   2503137067     KIHEI                                        HI                                      96753         1
   2503137158     VERO BEACH                                   FL                                      32986         1
   2503137941     OXNARD AREA                                  CA                                      93035         1
   2503138135     PORT SAINT LUCIE                             FL                                      34953         1
   2503138639     NORTH PALM BEACH                             FL                                      33403         1
   2503139403     GLENVIEW                                     IL                                      60025         1
   2503139916     ELMHURST                                     IL                                      60126         1
   2503140048     TAMPA                                        FL                                      33624         1
   2503140145     TALLAHASSEE                                  FL                                      32303         1
   2503140253     MIAMI                                        FL                                      33161         1
   2503140421     NORTH FORT MYERS                             FL                                      33903         1
   2503141312     PEMBROKE PINES                               FL                                      33025         1
   2503141340     BRONX                                        NY                                      10460         3
   2503141358     LEHIGH ACRES                                 FL                                      33971         1
   2503141397     CALUMET CITY                                 IL                                      60409         1
   2503141437     TALLAHASSEE                                  FL                                      32308         1
   2503141772     LAS VEGAS                                    NV                                      89814         1
   2503141793     HENDERSON                                    NV                                      89015         1
   2503141819     MERIDIAN                                     ID                                      83642         1
   2503142129     TALLAHASSEE                                  FL                                      32303         1
   2503142277     RIDGEWOOD                                    NY                                      11385         3
   2503142447     LAKE IN THE HILLS                            IL                                      60156         1
   2503142482     FORT EDWARD                                  NY                                      12828         2
   2503142498     MAGNA                                        UT                                      84044         2
   2503142649     HILLSIDE                                     NJ                                       7205         3
   2503142784     CHICAGO                                      IL                                      60614         1
   2503142813     BRENTWOOD                                    NY                                      11717         1
   2503142895     PEVELY                                       MO                                      63070         1
   2503143152     BAKERSFIELD                                  CA                                      93313         1
   2503143155     OCALA                                        FL                                      34471         1
   2503143179     ROYAL PALM BEACH                             FL                                      33411         1
   2503143230     ATLANTA                                      GA                                      30310         1
   2503143311     SARASOTA                                     FL                                      34234         1
   2503143340     RICHMOND HILL                                NY                                      11419         3
   2503143361     PORTAGE                                      MI                                      49204         1
   2503143377     CAPE CORAL                                   FL                                      33909         1
   2503143406     GIBSONTON                                    FL                                      33534         1
   2503143414     COCONUT CREEK                                FL                                      33073         1
   2503143457     EASTON                                       PA                                      18045         1
   2503143555     TAMPA                                        FL                                      33615         1
   2503143858     RIVERVIEW                                    FL                                      33569         1
   2503143890     MIAMI                                        FL                                      33179         1
   2503143931     KISSIMMEE                                    FL                                      34741         1
   2503143983     SARATOGA SPRINGS                             UT                                      84043         1
   2503144003     SAINT PETERSBURG                             FL                                      33712         1
   2503144233     BRONX                                        NY                                      10458         3
   2503144353     AREA OF CANOGA PARK                          CA                                      91304         1
   2503144450     TAMPA                                        FL                                      33624         1
   2503144539     TAMPA                                        FL                                      33624         1
   2503144543     LITCHFIELD PARK                              AZ                                      85340         1
   2503144563     BROOKLYN                                     NY                                      11221         3
   2503144729     CORAL SPRINGS                                FL                                      33065         2
   2503144800     LAS VEGAS                                    NV                                      89141         1
   2503144829     LAS VEGAS                                    NV                                      89141         1
   2503144841     MIAMI BEACH                                  FL                                      33141         1
   2503144879     PORTLAND                                     OR                                      97211         1
   2503145028     CHANDLER                                     AZ                                      85225         1
   2503145108     TAMPA                                        FL                                      33624         1
   2503145170     DOWNEY                                       CA                                      90240         1
   2503145194     COTTONWOOD                                   AZ                                      86326         1
   2503145210     BROOKLYN                                     NY                                      11208         3
   2503145223     CORONA                                       CA                                      92879         1
   2503145251     SAINT PETERSBURG                             FL                                      33705         1
   2503145257     TACOMA                                       WA                                      98407         1
   2503145389     BROOKLYN                                     NY                                      11220         2
   2503145503     NORTH PORT                                   FL                                      34288         1
   2503145664     BROOKLYN                                     NY                                      11238         3
   2503145736     MIRAMAR                                      FL                                      33025         1
   2503145749     POMPANO BEACH                                FL                                      33064         1
   2503145803     PEMBROKE PINES                               FL                                      33025         1
   2503145886     CHICAGO                                      IL                                      22311         2
   2503146045     PEMBROKE PINES                               FL                                      33025         1
   2503146051     GAINESVILLE                                  VA                                      20155         1
   2503146080     CHICAGO                                      IL                                      60651         1
   2503146102     MIAMI                                        FL                                      33133         1
   2503146126     RESEDA AREA                                  CA                                      91345         1
   2503146148     ROYAL PALM BEACH                             FL                                      33411         1
   2503146194     HOMESTEAD                                    FL                                      33033         1
   2503146205     LAKE IN THE HILLS                            IL                                      60156         1
   2503146226     QUEENS VILLAGE                               NY                                      11429         1
   2503146266     EWA BEACH                                    HI                                      96706         2
   2503146366     LEXINGTON PARK                               MD                                      20653         1
   2503146371     SCOTTSDALE                                   AZ                                      85260         1
   2503146374     LANSING                                      MI                                      48911         1
   2503146390     PEMBROKE PINES                               FL                                      33025         1
   2503146411     KINGMAN                                      AZ                                      86401         1
   2503146450     CANYON COUNTRY AREA                          CA                                      91351         1
   2503146497     ORLANDO                                      FL                                      32828         1
   2503146501     NORTH PORT                                   FL                                      34286         1
   2503146630     DENVER                                       CO                                      80239         1
   2503146635     HIALEAH                                      FL                                      33015         1
   2503146703     WOODBRIDGE                                   VA                                      22191         1
   2503146711     ROYAL PALM BEACH                             FL                                      33411         1
   2503146752     TENAFLY                                      NJ                                       7670         2
   2503146775     HEMPSTEAD                                    NY                                      11550         2
   2503146814     LIBERTYVILLE                                 IL                                      60048         1
   2503146852     PHOENIX                                      AZ                                      85017         1
   2503146925     WOODVILLE                                    OH                                      43469         1
   2503146943     BRONX                                        NY                                      10467         3
   2503146977     SOUTHFIELD                                   MI                                      48075         1
   2503147009     TAMARAC                                      FL                                      33321         1
   2503147053     WINTER GARDEN                                FL                                      34787         1
   2503147130     PORTLAND                                     OR                                      97236         1
   2503147149     DAVIE                                        FL                                      33328         1
   2503147157     TALLAHASSEE                                  FL                                      32311         1
   2503147373     WOODBRIDGE                                   VA                                      22191         1
   2503147420     PENSACOLA                                    FL                                      32503         1
   2503147468     LAS VEGAS                                    NV                                      89134         1
   2503147472     CHICAGO                                      IL                                      60623         2
   2503147548     PEMBROOKE PINES                              FL                                      33024         1
   2503147573     GARDEN GROVE                                 CA                                      92843         1
   2503147657     BOYNTON BEACH                                FL                                      33426         1
   2503147676     CORONA                                       CA                                      92882         1
   2503147746     RICHMOND HILL                                NY                                      11419         2
   2503147761     BARSTOW                                      CA                                      92311         1
   2503147841     OPALOCKA                                     FL                                      33056         1
   2503147843     MIAMI                                        FL                                      33185         1
   2503147850     HIALEAH                                      FL                                      33012         1
   2503147852     CLEARWATER                                   FL                                      33764         1
   2503148020     ST ALBANS                                    NY                                      11412         2
   2503148030     AREA OF NORTH HOLLYWOOD                      CA                                      91606         1
   2503148056     SACRAMENTO                                   CA                                      95823         1
   2503148141     ANAHEIM                                      CA                                      92804         1
   2503148152     STONE MOUNTAIN                               GA                                      30087         1
   2503148174     KEY WEST                                     FL                                      33040         1
   2503148239     DANDRIDGE                                    TN                                      37725         1
   2503148300     PORT SAINT LUCIE                             FL                                      34953         1
   2503148335     BAKERSFIELD                                  CA                                      93311         1
   2503148371     CHICAGO                                      IL                                      60651         3
   2503148401     POMPANO BEACH                                FL                                      33069         1
   2503148418     HIALEAH                                      FL                                      33012         1
   2503148432     MIAMI                                        FL                                      33145         1
   2503148508     SAN MARCOS                                   CA                                      92078         1
   2503148528     WEST PALM BEACH                              FL                                      33409         1
   2503148532     PORT RICHEY                                  FL                                      34668         1
   2503148576     RESEDA AREA                                  CA                                      91335         1
   2503148644     SANTA PAULA                                  CA                                      93060         1
   2503148690     EL DORADO HILLS                              CA                                      95762         1
   2503148716     BATAVIA                                      IL                                      60510         1
   2503148737     PHOENIXVILLE                                 PA                                      19460         1
   2503148773     MESA                                         AZ                                      85208         1
   2503148847     OXNARD                                       CA                                      93030         1
   2503148885     OXNARD                                       CA                                      93030         1
   2503148893     DOWNEY                                       CA                                      90240         1
   2503148936     PHOENIX                                      AZ                                      85024         1
   2503148955     CAPE CORAL                                   FL                                      33991         1
   2503149077     TULALIP                                      WA                                      98271         1
   2503149175     VERO BEACH                                   FL                                      32966         1
   2503149262     LONG BEACH                                   CA                                      90804         1
   2503149321     NORCO                                        CA                                      92860         1
   2503149335     SHERMAN OAKS AREA                            CA                                      91403         1
   2503149362     FLUSHING                                     NY                                      11358         1
   2503149392     MIAMI                                        FL                                      33125         1
   2503149399     BECKER                                       MN                                      55308         1
   2503149446     EDINA                                        MN                                      55435         1
   2503149583     NORTH MIAMI                                  FL                                      33168         1
   2503149606     PHILADELPHIA                                 PA                                      19146         1
   2503149614     CHICAGO                                      IL                                      60651         1
   2503149732     CHICAGO                                      IL                                      60609         2
   2503149738     YORBA LINDA                                  CA                                      92886         1
   2503149807     LAKE ELSINORE                                CA                                      92532         1
   2503149867     SEATTLE                                      WA                                      98122         2
   2503149875     AURORA                                       IL                                      60505         2
   2503149983     TAMPA                                        FL                                      33605         1
   2503150030     ANTELOPE                                     CA                                      95843         1
   2503150085     SANTA ANA                                    CA                                      92705         1
   2503150122     QUARTZ HILLS AREA                            CA                                      93536         1
   2503150124     STREAMWOOD                                   IL                                      60107         1
   2503150160     NEW BRITAIN                                  CT                                       6051         3
   2503150166     GREENACRES                                   FL                                      33413         1
   2503150170     MAPLETON                                     MN                                      56065         1
   2503150171     HUNTINGTON PARK AREA                         CA                                      90255         1
   2503150241     MOORPARK                                     CA                                      93021         1
   2503150253     EVERETT                                      WA                                      98208         1
   2503150271     HERCULES                                     CA                                      94547         1
   2503150335     FONTANA                                      CA                                      92337         1
   2503150346     ODENTON                                      MD                                      21113         1
   2503150356     SELLERSVILLE                                 PA                                      18960         1
   2503150393     OAKLAND                                      CA                                      94605         1
   2503150518     GREENACRES                                   FL                                      33413         1
   2503150530     PEMBROKE PINES                               FL                                      33023         1
   2503150646     KNOXVILLE                                    TN                                      37721         1
   2503150659     GOODYEAR                                     AZ                                      85338         1
   2503150675     FAIRFAX                                      VA                                      22180         1
   2503150685     HALLANDALE BEACH                             FL                                      33009         1
   2503150687     PHOENIX                                      AZ                                      85041         1
   2503150690     LOS ANGELES                                  CA                                      90062         1
   2503150712     WEST COVINA                                  CA                                      91791         1
   2503150715     PORT SAINT LUCIE                             FL                                      34983         1
   2503150732     BROOKLYN                                     NY                                      11221         2
   2503150741     REDLANDS                                     CA                                      92373         1
   2503150824     JOSHUA TREE                                  CA                                      92252         1
   2503150851     MIAMI                                        FL                                      33147         1
   2503150886     LAS VEGAS                                    NV                                      89110         1
   2503150894     SAN RAMON                                    CA                                      94583         1
   2503150925     CHANDLER                                     AZ                                      85225         2
   2503150931     MIRAMAR                                      FL                                      33025         1
   2503151113     CHINO VALLEY                                 AZ                                      86323         1
   2503151115     AVONDALE                                     AZ                                      85323         1
   2503151121     SANTA CLARITA                                CA                                      91351         1
   2503151125     LEHIGH ACRES                                 FL                                      33971         1
   2503151150     LA MESA                                      CA                                      91941         1
   2503151180     SAINT AUGUSTINE                              FL                                      32095         1
   2503151194     TACOMA                                       WA                                      98445         1
   2503151242     SPRING CITY                                  PA                                      19475         1
   2503151271     OAKDALE                                      CA                                      95361         1
   2503151275     LAUGHLIN                                     NV                                      89029         1
   2503151288     QUEEN CREEK                                  AZ                                      85242         1
   2503151311     YUCAIPA                                      CA                                      92399         1
   2503151334     SAN BERNARDINO                               CA                                      92410         2
   2503151428     WELLINGTON                                   FL                                      33414         1
   2503151429     COCOA                                        FL                                      32927         1
   2503151445     JAMAICA                                      NY                                      11435         2
   2503151454     POMPANO BEACH                                FL                                      33064         1
   2503151496     WASHINGTON                                   UT                                      84780         1
   2503151579     LOS ANGELES                                  CA                                      90037         2
   2503151589     BAY POINT                                    CA                                      94565         1
   2503151649     MINNEAPOLIS                                  MN                                      55403         2
   2503151696     COCONUT CREEK                                FL                                      33073         1
   2503151722     KISSIMMEE                                    FL                                      34759         1
   2503151739     MAGNA                                        UT                                      84044         1
   2503151775     ORACLE                                       AZ                                      85623         1
   2503151818     ORANGE                                       CA                                      92867         1
   2503151890     SACRAMENTO                                   CA                                      95822         1
   2503151964     BRONX                                        NY                                      10459         3
   2503152001     LAWRENCEVILLE                                GA                                      30045         1
   2503152014     LA QUINTA                                    CA                                      92253         1
   2503152102     MESA                                         AZ                                      85213         2
   2503152127     MIDVALE                                      UT                                      84047         1
   2503152144     MIRAMAR                                      FL                                      33025         1
   2503152221     STAMFORD                                     CT                                       6907         1
   2503152357     LEHIGH ACRES                                 FL                                      33971         2
   2503152367     CEDAR PARK                                   TX                                      78613         1
   2503152382     HOLLYWOOD                                    FL                                      33023         1
   2503152612     MINNEAPOLIS                                  MN                                      55404         1
   2503152699     CRESTLINE                                    CA                                      92325         1
   2503152735     PHOENIX                                      AZ                                      85033         1
   2503152882     BROOKLYN                                     NY                                      11234         1
   2503152948     BALTIMORE                                    MD                                      21216         1
   2503152958     TUCSON                                       AZ                                      85757         1
   2503153012     WASHINGTON                                   DC                                      20020         1
   2503153017     PALM SPRINGS                                 CA                                      92262         1
   2503153068     CAPITOL HEIGHTS                              MD                                      20743         1
   2503153086     JACKSONVILLE                                 FL                                      32221         1
   2503153247     HOMESTEAD                                    FL                                      33033         1
   2503153302     WHITTIER                                     CA                                      90605         1
   2503153357     BAKERSFIELD                                  CA                                      93306         1
   2503153383     DIAMOND BAR                                  CA                                      91765         1
   2503153508     AREA OF RIVERSIDE                            CA                                      92509         1
   2503153526     GARDEN GROVE                                 CA                                      92843         1
   2503153573     FRISCO                                       TX                                      75035         1
   2503153595     LAUDERHILL                                   FL                                      33313         1
   2503153707     CHICAGO                                      IL                                      60617         1
   2503153769     SANTA CRUZ                                   CA                                      95065         1
   2503153835     SOUTH RICHMOND HILL                          NY                                      11419         1
   2503153883     KISSIMMEE                                    FL                                      34759         1
   2503153938     LANCASTER                                    CA                                      93536         1
   2503154074     APPLE VALLEY                                 MN                                      55124         1
   2503154414     QUEENS                                       NY                                      11040         1
   2503154450      LAUDERHILL                                  FL                                      33313         1
   2503154455     DENVER                                       CO                                      80212         1
   2503154538     BROOKLYN                                     NY                                      11208         3
   2503154572     LEESBURG                                     VA                                      20175         1
   2503154685     SAN DIEGO                                    CA                                      92128         1
   2503154814     NEW HAVEN                                    MI                                      48048         1
   2503155496     WEST PALM BEACH                              FL                                      33411         1
   2503155741     JAMAICA                                      NY                                      11434         2
   2503157190     CHICAGO                                      IL                                      60611         1
   4503040064     PORTAGE                                      MI                                      49002         1
   4503040860     LADERA RANCH                                 CA                                      92694         1
   4503041175     BETHESDA                                     MD                                      20817         1
   4503041388     AUBURN                                       CA                                      95602         1
   4503041398     SELMA                                        CA                                      93662         1
   4503041532     MORENO VALLEY                                CA                                      92553         1
   4503041622     HESPERIA                                     CA                                      92344         1
   4503041635     SACRAMENTO                                   CA                                      95833         1
   4503042240     WEST COVINA                                  CA                                      91791         1
   4503042721     SUITLAND                                     MD                                      20746         1
   4503044140     DUNEDIN                                      FL                                      34698         1
   1000250041     GOODYEAR                                     AZ         MARICOPA                     85338         1
   1000250641     PHOENIX                                      AZ         MARICOPA                     85041         1
   1000248075     SALT LAKE CITY                               UT         SALT LAKE              84104-              1
   1000248428     LOS ANGELES                                  CA         LOS ANGELES                  90018         3
   1000249895     PORTLAND                                     ME         CUMBERLAND                    4101         3
   1000251378     NORTH LAS VEGAS                              NV         CLARK                        89084         1
   1000251011     STOCKTON                                     CA         SAN JOAQUIN                  95210         1
   1000249380     CAMERON PARK                                 CA         EL DORADO              95682-4040          1
   1000252298     DENVER                                       CO         DENVER                 80210-              1
   1000250277     SOLON                                        OH         CUYAHOGA                     44139         1
   1000250937     FORT MYERS                                   FL         LEE                          33912         1
   1000246500     MIDWEST CITY                                 OK         OKLAHOMA                     73130         1
   1000245475     ROCHESTER                                    WA         THURSTON                     98579         1
   1000251302     MENIFEE                                      CA         RIVERSIDE              92584-              1
   1000249409     HEMET                                        CA         RIVERSIDE                    92544         1
   1000250875     LOS GATOS                                    CA         SANTA CRUZ                   95033         1
   1000251483     FAIRFIELD                                    CA         SOLANO                       94533         1
   1000250588     CLEARWATER                                   FL         PINELLAS                     33756         1
   1000250787     NORTH LAS VEGAS                              NV         CLARK                        89030         1
   1000243095     VISTA                                        CA         SAN DIEGO                    92084         2
   1000249936     ENUMCLAW                                     WA         KING                         98022         1
   1000250078     SALT LAKE CITY                               UT         SALT LAKE              84105-              1
   1000250389     SALEM                                        OR         MARION                       97305         1
   1000246402     DES MOINES                                   IA         POLK                         50317         1
   1000252100     OLIVE BRANCH                                 MS         DE SOTO                      38654         1
   1000248620     GREENWICH                                    OH         HURON                        44837         1
   1000251396     WICHITA                                      KS         SEDGWICK                     67217         1
   1000248916     HENDERSON                                    NV         CLARK                        89052         1
   1000251467     COMMERCE TOWNSHIP                            MI         OAKLAND                      48382         1
   1000242693     VAL VERDE AREA                               CA         LOS ANGELES                  91384         1
   1000252237     CHICAGO                                      IL         COOK                         60609         4
   1000251513     CLINTON                                      MD         PRINCE GEORGE'S              20735         1
   1000249095     NORTHGLENN                                   CO         ADAMS                  80233-              1
   1000250964     BRIGHTON                                     CO         ADAMS                        80601         1
   1000248897     MATTAPAN                                     MA         SUFFOLK                       2126         4
   1000245331     PENSACOLA                                    FL         ESCAMBIA                     32505         1
   1000250465     SPRINGFIELD                                  MA         HAMPDEN                       1119         1
   1000251818     STONE MOUNTAIN                               GA         DE KALB                30088-              1
   1000251707     AVONDALE                                     AZ         MARICOPA                     85323         1
   1000251837     FREMONT                                      OH         SANDUSKY                     43420         1
   1000248527     ALBUQUERQUE                                  NM         BERNALILLO             87120-              1
   1000251702     LOS ANGELES                                  CA         LOS ANGELES                  90047         3
   1000248532     CHICAGO                                      IL         COOK                         60652         1
   1000252177     MAGNA                                        UT         SALT LAKE                    84044         1
   1000251998     MESA                                         AZ         MARICOPA                     85205         1
   1000250295     NEWARK                                       NJ         HUDSON                 07103-              3
   1000249664     FOREST PARK                                  GA         CLAYTON                      30297         1
   1000247569     TUCSON                                       AZ         PIMA                         85706         1
   1000249562     CLYDE                                        OH         SANDUSKY                     43410         1
   1000251550     PROVIDENCE                                   RI         PROVIDENCE                    2904         3
   1000243218     SACRAMENTO                                   CA         SACRAMENTO                   95829         1
   1000250441     MIAMI                                        FL         DADE                         33144         1
   1000250726     LAKE HAVASU CITY                             AZ         MOHAVE                 86403-              1
   1000250462     MOLALLA                                      OR         CLACKAMAS                    97038         1
   1000250407     GALT                                         CA         SACRAMENTO                   95632         1
   1000247718     HENDERSON                                    NV         CLARK                        89015         1
   1000251740     REYNOLDSBURG                                 OH         LICKING                      43068         1
   1000250306     ORLANDO                                      FL         ORANGE                       32837         1
   1000248706     MESA                                         AZ         MARICOPA                     85208         1
   1000252365     POMONA                                       CA         LOS ANGELES                  91766         4
   1000251619     ATLANTA                                      GA         FULTON                       30314         1
   1000246337     PLEASANT PLAIN                               OH         WARREN                       45162         1
   1000252621     ERIE                                         CO         WELD                         80516         1
   1000252320     PORTLAND                                     OR         MULTNOMAH                    97216         1
   1000252767     BOCA RATON                                   FL         PALM BEACH                   33433         1
   1000247488     SAN JOSE                                     CA         SANTA CLARA                  95128         4
   1000252717     MIDDLETOWN                                   CT         MIDDLESEX                     6457         1
   1000251793     LITHONIA                                     GA         DE KALB                      30058         1
   1000251419     BRIDGEPORT                                   CT         FAIRFIELD                     6604         3
   1000250027     CHICAGO                                      IL         COOK                         60621         3
   1000249995     SAN JOSE                                     CA         SANTA CLARA                  95127         1
   1000248848     DIXON                                        CA         SOLANO                       95620         1
   1000250271     ORLANDO                                      FL         ORANGE                       32837         1
   1000250038     TAMPA                                        FL         HILLSBOROUGH                 33619         1
   1000251750     AVONDALE                                     AZ         MARICOPA                     85323         1
   1000245637     MEDFORD                                      OR         JACKSON                      97504         1
   1000248332     REDLANDS                                     CA         SAN BERNARDINO               92374         1
   1000247459     OAKLAND                                      CA         ALAMEDA                      94607         4
   1000250756     LANSING                                      MI         INGHAM                 48906-              1
   1000243462     YPSILANTI TOWNSHIP                           MI         WASHTENAW                    48197         1
   1000251823     WEST VALLEY CITY                             UT         SALT LAKE                    84128         1
   1000250384     BUCKEYE                                      AZ         MARICOPA                     85326         1
   1000252046     CLACKAMAS                                    OR         CLACKAMAS                    97015         1
   1000249417     SALT LAKE CITY                               UT         SALT LAKE                    84116         1
   1000247405     BAKERSFIELD                                  CA         KERN                         93305         1
   1000247845     ARDMORE                                      OK         CARTER                 73401-              1
   1000249830     LAND O LAKES                                 FL         PASCO                        34638         1
   1000250283     TRACY                                        CA         SAN JOAQUIN                  95377         1
   1000249600     LOS ANGELES                                  CA         LOS ANGELES                  90008         3
   1000251737     PEORIA                                       AZ         MARICOPA                     85345         1
   1000252137     JACKSONVILLE                                 FL         DUVAL                        32244         1
   1000252057     BEAVERTON                                    OR         WASHINGTON                   97005         1
   1000250597     ORLANDO                                      FL         ORANGE                       32837         1
   1000251725     PAHRUMP                                      NV         NYE                          89060         1
   1000249904     NORTH LAS VEGAS                              NV         CLARK                        89030         1
   1000249804     CRANSTON                                     RI         PROVIDENCE                    2905         3
   1000241265     BROOKLYN                                     NY         KINGS                  11233-              2
   1000250947     CHICAGO                                      IL         COOK                         60620         1
   1000247876     ASHLAND                                      OH         ASHLAND                      44805         1
   1000250499     CASTLE ROCK                                  WA         COWLITZ                      98611         1
   1000250854     BUTLER                                       IN         DE KALB                      46721         1
   1000249887     LONGS                                        SC         HORRY                        29568         1
   1000244094     MATTESON                                     IL         COOK                         60443         1
   1000251888     ORLANDO                                      FL         ORANGE                       32822         1
   1000251596     FORT COLLINS                                 CO         LARIMER                      80525         1
   1000251712     LA SALLE                                     MI         MONROE                       48145         1
   1000252318     OGDEN                                        UT         WEBER                        84404         1
   1000251733     LAS VEGAS                                    NV         CLARK                  89122-              1
   1000252182     CORONA                                       CA         RIVERSIDE                    92882         1
   1000242588     BEAVERTON                                    OR         WASHINGTON             97006-              1
   1000250336     HAWAIIAN GARDENS                             CA         LOS ANGELES                  90716         2
   1000252681     BAKERSFIELD                                  CA         KERN                         93306         1
   1000252244     SPARKS                                       NV         WASHOE                       89434         1
   1000252289     ORLANDO                                      FL         ORANGE                       32810         1
   1000252418     LAS VEGAS                                    NV         CLARK                  89107-              1
   1000252432     PHOENIX                                      AZ         MARICOPA                     85029         1
   1000253413     CASSELBERRY                                  FL         SEMINOLE                     32707         1
   1000252693     FORT WAYNE                                   IN         ALLEN                        46807         1
   1000252778     QUINCY                                       WA         GRANT                        98848         1
   1000253564     CLINTON                                      MD         PRINCE GEORGE'S              20735         1
   1000252856     BLUE SPRINGS                                 MO         JACKSON                      64015         1
   1000252990     WICHITA                                      KS         SEDGWICK                     67212         1
   1000251049     BALTIMORE                                    MD         BALTIMORE CITY               21216         1
   1000252607     DENVER                                       CO         DENVER                       80249         1
   1000253183     SAINT PETERSBURG                             FL         PINELLAS                     33703         1
   1000253754     MARGATE                                      FL         BROWARD                      33068         1
   1000253762     BASEHOR                                      KS         LEAVENWORTH                  66007         1
   1000252322     BRENTWOOD                                    CA         CONTRA COSTA                 94513         1
   1000253527     LYNCHBURG                                    VA         LYNCHBURG                    24501         1
   1000249997     INGLEWOOD                                    CA         LOS ANGELES                  90305         1
   1000251339     TUCSON                                       AZ         PIMA                         85749         1
   1000253716     LEHIGH ACRES                                 FL         LEE                          33936         1
   1000254388     KERNERSVILLE                                 NC         FORSYTH                      27284         1
   1000253276     FRESNO                                       CA         FRESNO                       93705         1
   1000251943     LAVEEN                                       AZ         MARICOPA               85339-              1
   1000252461     JACKSONVILLE                                 AR         PULASKI                      72076         1
   1000254036     MIAMI                                        FL         DADE                         33178         1
   1000254569     PECULIAR                                     MO         CASS                         64078         1
   1000253112     RICHMOND                                     CA         CONTRA COSTA                 94801         1
   1000254608     ORLANDO                                      FL         ORANGE                       32835         1
   1000253964     RUSSELL                                      KS         RUSSELL                      67665         1
   1000254395     GRAIN VALLEY                                 MO         JACKSON                      64029         1
   1000254397     BELLWOOD                                     IL         COOK                         60104         1
   1000253860     COLORADO SPRINGS                             CO         EL PASO                      80922         1
   1000252336     AVONDALE                                     AZ         MARICOPA               85323-              1
   1000254595     DENVER                                       CO         DENVER                       80219         1
   1000252876     MOUNT VERNON                                 NY         WESTCHESTER                  10550         3
   1000251668     ALBUQUERQUE                                  NM         BERNALILLO                   87114         1
   1000254669     OWASSO                                       OK         TULSA                        74055         1
   1000253859     DENVER                                       CO         ADAMS                        80234         1
   1000254125     KNOXVILLE                                    TN         KNOX                         37914         1
   1000254251     MORENO VALLEY                                CA         RIVERSIDE                    92557         1
   1000254216     SUISUN CITY                                  CA         SOLANO                       94585         1
   1000254322     RIVERDALE                                    UT         WEBER                        84405         1
   1000253824     TURLOCK                                      CA         STANISLAUS                   95382         1
   1000254706     DOUGLASVILLE                                 GA         DOUGLAS                      30134         1
   1000254821     WASHINGTON                                   DC         DISTRICT OF COL              20001         1
   1000248266     OGDEN                                        UT         WEBER                  84404-              1
   1000254554     PHILADELPHIA                                 PA         PHILADELPHIA                 19151         1
   1000254495     CHAGRIN FALLS                                OH         GEAUGA                       44023         1
   1000255313     ELKRIDGE                                     MD         HOWARD                       21075         1
   1000254836     HOHENWALD                                    TN         LEWIS                        38462         1
   1000254867     COUNCIL BLUFFS                               IA         POTTAWATTAMIE                51503         1
   1000254465     BRIGHTON                                     CO         ADAMS                        80601         1
   1000254244     HASTINGS                                     NE         ADAMS                        68901         1
   1000254729     DES MOINES                                   IA         POLK                         50316         1
   1000254051     CALUMET CITY                                 IL         COOK                         60409         2
   1000255030     CHANDLER                                     AZ         MARICOPA                     85225         1
   1000255091     PALM HARBOR                                  FL         PINELLAS                     34684         1
   1000254525     CASA GRANDE                                  AZ         PINAL                        85222         1
   1000254641     PORTERVILLE                                  CA         TULARE                       93257         1
   1000252610     NORTHBROOK                                   IL         COOK                         60062         1
   1000252435     SAN DIEGO                                    CA         SAN DIEGO                    92102         2
   1000250522     NIXA                                         MO         CHRISTIAN                    65714         1
      9941049     Sugar Land                                   TX                                      77479         1
     10288055     Red Oak                                      TX                                      75154         1
     10311912     RIVER FOREST                                 IL                                      60305         1
     10312284     ELK GROVE                                    CA                                      95624         1
     10320520     MYRTLE BEACH                                 SC                                      29579         1
     10320528     MURRELLS INLET                               SC                                      29576         1
     10320554     ROUND ROCK                                   TX                                      78664         1
     10320560     WAXHAW                                       NC                                      28173         1
     10320568     FAIRFAX                                      VA                                      22030         1
     10320590     ORANGE PARK                                  FL                                      32003         1
     10320616     SAN ANTONIO                                  TX                                      78253         1
     10320700     PORT ST LUCIE                                FL                                      34953         1
     10320708     ROSWELL                                      GA                                      30075         1
     10320714     FRESNO                                       CA                                      93727         1
     10320726     RIO RANCHO                                   NM                                      87144         1
     10320728     RIO RANCHO                                   NM                                      87144         1
     10320744     NORTH LAS VEGAS                              NV                                      89085         1
     10320746     NORTH LAS VEGAS                              NV                                      89081         1
     10320752     PORTERVILLE                                  CA                                      93257         1
     10320784     JACKSONVILLE                                 FL                                      32220         1
     10320790     GARLAND                                      TX                                      75043         1
     10320846     NORWALK                                      CT                                       6851         1
     10320854     IRVING                                       TX                                      75061         1
     10320868     STANWOOD                                     WA                                      98292         1
     10320886     CAMBRIDGE                                    MA                                       2138         1
     10320892     DAPHNE                                       AL                                      36526         1
     10320914     SUN CITY                                     AZ                                      85351         1
     10320974     FORT LUPTON                                  CO                                      80621         1
     10321014     RIVERTON                                     UT                                      84065         1
     10353971     CORAL SPRINGS                                FL                                      33071         1
     10354051     LAWRENCEVILLE                                GA                                      30043         1
     10354523     HOCKLEY                                      TX                                      77447         1
     10354525     HOCKLEY                                      TX                                      77447         1
     10354733     NORTH LAS VEGAS                              NV                                      89084         1
     10354803     ANTIOCH                                      CA                                      94531         1
     10354855     NOVI                                         MI                                      48375         1
     10354857     NOVI                                         MI                                      48375         1
     10355349     Las Vegas                                    NV                                      89104         1
     10355394     FT. WORTH                                    TX                                      76179         1
     10355482     CLOVIS                                       CA                                      93611         1
     10355592     NORTH LAS VEGAS                              NV                                      89081         1
     10355770     SAN ANTONIO                                  TX                                      78217         1
     10356087     Las Vegas                                    NV                                      89108         1
     10356094     GLENWOOD SPRINGS                             CO                                      81601         1
     10356098     CORNVILLE                                    AZ                                      86325         1
     10356181     Fort Worth                                   TX                                      76123         1
     10356185     Las Vegas                                    NV                                      89178         1
     10356195     Las Vegas                                    NV                                      89117         1
     10356205     Las Vegas                                    NV                                      89128         1
     10357189     Las Vegas                                    NV                                      89166         1
     10382226     Lee                                          NH                                       3824         1
     10391857     INVER GROVE HEIGHTS                          MN                                      55076         1
     10392127     SAN DIMAS                                    CA                                      91773         1
     10392523     IRA TOWNSHIP                                 MI                                      48023         1
     10392601     MINERVA                                      NY                                      12851         1
     10392651     BALTIMORE                                    MD                                      21224         1
     10392867     WANTAGH                                      NY                                      11793         1
     10392925     LITHONIA                                     GA                                      30038         1
     10393167     BAYFIELD                                     CO                                      81122         1
     10393199     JERSEY CITY                                  NJ                                       7304         2
     10393201     SAN GABRIEL                                  CA                                      91776         1
     10393255     WATERLOO                                     IA                                      50702         1
     10393443     LAS VEGAS                                    NV                                      89178         1
     10406455     Robinson                                     TX                                      76706         2
     10406473     Robinson                                     TX                                      76706         2
     10424663     LUTZ                                         FL                                      33558         1
     10424729     MORTON                                       IL                                      61550         1
     10424819     CLERMONT                                     FL                                      34711         1
     10424869     FREDERICK                                    CO                                      80530         1
     10424903     COLUMBIA                                     SC                                      29223         1
     10424973     HOFFMAN ESTATES                              IL                                      60192         1
     10425045     FORT MYERS                                   FL                                      33913         1
     10425065     MIAMI                                        FL                                      33176         1
     10425121     HOPEWELL JUNCTION                            NY                                      12533         1
     10425163     PLYMOUTH                                     MA                                       2360         1
     10425191     NEWPORT NEWS                                 VA                                      23602         1
     10425207     EMMAUS                                       PA                                      18049         1
     10425447     PORTSMOUTH                                   VA                                      23703         1
     10425507     VON ORMY                                     TX                                      78073         1
     10425635     STAFFORD                                     VA                                      22556         1
     10425927     WESTON                                       FL                                      33327         1
     10425937     SALEM                                        MA                                       1970         1
     10425941     FALLS CHURCH                                 VA                                      22044         1
     10425983     STAFFORD                                     VA                                      22554         1
     10425999     KEARNEYSVILLE                                WV                                      25430         1
     10434343     West Sacramento                              CA                                      95691         1
     10436287     NEWARK                                       TX                                      76071         1
     10438129     San Leandro                                  CA                                      94579         1
     10439207     Broken Arrow                                 OK                                      74014         1
     10440769     Pomona                                       CA                                      91768         1
     10440871     Sacramento                                   CA                                      95828         1
     10440929     Phoenix                                      AZ                                      85051         1
     10440953     Las Vegas                                    NV                                      89110         1
     10441713     Marysville                                   CA                                      95901         1
     10441905     Los Banos                                    CA                                      93635         1
     10442129     Cornelius                                    NC                                      28031         1
     10442285     Myrtle Beach                                 SC                                      29588         1
     10443047     Missouri City                                TX                                      77459         1
     10445575     PLANO                                        TX                                      75023         1
     10446469     Denham Springs                               LA                                      70726         1
     10446475     Del Valle                                    TX                                      78617         1
     10446481     Atlanta                                      GA                                      30309         1
     10446493     Leonia                                       NJ                                       7605         1
     10446513     Hanover                                      MD                                      21076         1
     10446549     Guin                                         AL                                      35563         1
     10446579     Simi Valley                                  CA                                      93063         1
     10446635     Higley                                       AZ                                      85236         1
     10446747     Salem                                        OR                                      97301         1
     10446781     Vancouver                                    WA                                      98684         1
     10448053     Everett                                      MA                                       2149         3
     10448185     White Settlement                             TX                                      76108         1
     10449715     COLLEYVILLE                                  TX                                      76034         1
     10450135     Mesa                                         AZ                                      85212         1
     10450491     Phoenix                                      AZ                                      85041         1
     10450865     North Branch                                 MN                                      55056         1
     10451579     Yuma                                         AZ                                      85367         1
     10451661     Longview                                     WA                                      98632         1
     10451799     Las Vegas                                    NV                                      89141         1
     10451813     Laredo                                       TX                                      78041         1
     10451827     Clearwater                                   FL                                      33755         1
     10451887     Tallahassee                                  FL                                      32311         1
     10452729     NEPTUNE                                      NJ                                       7753         1
     10453061     Cumming                                      GA                                      30041         1
     10453097     Van Alstyne                                  TX                                      75495         1
     10453235     The Woodlands                                TX                                      77068         1
     10453283     Ackworth                                     GA                                      30101         1
     10453339     Austin                                       TX                                      78748         1
     10453453     Houston                                      TX                                      77095         1
     10453883     Littleton                                    CO                                      80124         1
     10458895     SWANNANOA                                    NC                                      28778         1
     10459251     Pinehurst                                    NC                                      28374         1
     10459321     Salisbury                                    NC                                      28146         1
     10461231     Beulaville                                   NC                                      28518         1
     10461285     Plainfield                                   IL                                      60302         1
     10461555     Rancho Santa Margarita                       CA                                      92688         1
     10461819     Whispering Pines                             NC                                      28327         1
     10462959     ORLANDO                                      FL                                      32821         1
     10462965     SWANSBORO                                    NC                                      28584         1
     10462985     LYNCHBURG                                    VA                                      24502         1
     10463029     WATERFORD                                    MI                                      48328         1
     10463123     PLACERVILLE                                  CA                                      95667         1
     10463129     BOCA RATON                                   FL                                      33487         1
     10463839     Clarksburg                                   MD                                      20871         1
     10464141     Rochester Hills                              MI                                      48307         1
     10465261     TAMPA                                        FL                                      33625         1
     10465357     COLORADO CITY                                CO                                      81019         1
     10465379     GRAND JUNCTION                               CO                                      81504         1
     10465395     SACRAMENTO                                   CA                                      95825         1
     10468311     Miami                                        FL                                      33032         1
     10468325     Homestead                                    FL                                      33035         1
     10468417     Kissimmee                                    FL                                      34743         1
     10468421     Cedar Rapids                                 IA                                      52411         1
     10468427     North Miami                                  FL                                      33161         1
     10469117     HOUSTON                                      TX                                      77079         1
     10469161     CEDAR HILLS                                  UT                                      84043         1
     10469509     Cohasset                                     MA                                       2025         3
     10469533     Lake Worth                                   FL                                      33467         1
     10474543     Barrington                                   RI                                       2806         1
     10475509     NEW ORLEANS                                  LA                                      70130         1
     10475521     BATON ROUGE                                  LA                                      70805         1
     10475603     HOUSTON                                      TX                                      77083         1
     10475613     HOUSTON                                      TX                                      77064         1
     10475621     LITTLETON                                    CO                                      80123         1
     10475973     Palm Bay                                     FL                                      32908         1
     10476001     Santa Ana                                    CA                                      92703         1
     10477545     NORTH PORT                                   FL                                      34286         1
     10477555     FORT WORTH                                   TX                                      76112         1
     10477573     FORT WORTH                                   TX                                      76119         1
     10477575     FORT WORTH                                   TX                                      76119         1
     10477577     FORT WORTH                                   TX                                      76103         1
     10477585     LA PORTE                                     TX                                      77571         2
     10478521     Pittsburgh                                   CA                                      94565         1
     10478581     Sacramento                                   CA                                      95828         1
     10478625     Norwalk                                      CT                                       6850         1
     10478841     Duvall                                       WA                                      98019         1
     10478925     La Puente                                    CA                                      91744         1
     10478979     ACWORTH                                      GA                                      30102         1
     10479039     POMPANO BEACH                                FL                                      33060         1
     10479085     KEIZER                                       OR                                      97303         4
     10479089     FRISCO                                       TX                                      75034         1
     10479181     EAST BRUNSWICK                               NJ                                       8816         1
     10479211     MARYSVILLE                                   WA                                      98270         1
     10482675     Surprise                                     AZ                                      85379         1
     10482969     Apopka                                       FL                                      32712         1
     10483015     Galloway Township                            NJ                                       8205         1
     10483035     Town Of Brookhaven                           NY                                      11779         1
     10483095     Richmond                                     VA                                      23226         1
     10483099     Clovis                                       CA                                      93611         1
     10483139     Elgin                                        IL                                      60123         1
     10483161     Mundy Twp                                    MI                                      48507         1
     10483215     FRISCO                                       TX                                      75034         1
     10483229     FT. MYERS                                    FL                                      33913         1
     10483259     SPRING HILL                                  FL                                      34608         1
     10483263     KENILWORTH                                   NJ                                       7083         1
     10483425     HIGHLANDS RANCH                              CO                                      80130         1
     10483485     PITTSBURG                                    CA                                      94565         1
     10483599     HOUSTON                                      TX                                      77008         1
     10483851     Newnan                                       GA                                      30265         1
     10485007     Eastpointe                                   MI                                      48021         1
     10485505     Las Vegas                                    NV                                      89138         1
     10486439     ST CLAIR SHORES                              MI                                      48081         1
     10486519     FORT COLLINS                                 CO                                      80526         1
     10486521     SEBEWAING                                    MI                                      48759         1
     10486541     VIRGINIA BEACH                               VA                                      23454         1
     10487819     San Diego                                    CA                                      92111         1
     10488389     MANSFIELD                                    TX                                      76063         1
     10488565     Sugar Land                                   TX                                      77478         1
     10488721     Ventura                                      CA                                      93004         1
     10489455     FORT WORTH                                   TX                                      76119         1
     10489777     Phoenix                                      AZ                                      85041         1
     10490431     Parkville                                    MD                                      21234         1
     10491127     DALLAS                                       TX                                      75230         1
     10491177     FAIRFAX                                      VA                                      22033         1
     10491223     COALINGA                                     CA                                      93210         1
     10491231     PLANTATION                                   FL                                      33317         1
     10491303     GALVESTON                                    TX                                      77550         1
     10491307     HOMESTEAD                                    FL                                      33033         1
     10491721     Philadelphia                                 PA                                      19146         1
     10491725     Brnetwood                                    TN                                      37027         1
     10491877     Palmdale                                     CA                                      93552         1
     10491957     Holly                                        MI                                      48442         1
     10493843     TERRELL                                      TX                                      75160         1
     10493853     BRONX                                        NY                                      10461         2
     10493891     MONROE                                       GA                                      30656         1
     10493919     GRAND RAPIDS                                 MI                                      49508         4
     10493949     MURRIETA                                     CA                                      92562         1
     10493983     TRENTON                                      IL                                      62293         1
     10494145     Greensboro                                   NC                                      27405         1
     10494221     Sebring                                      FL                                      33570         1
     10494387     Nampa                                        ID                                      83651         1
     10498215     ATLANTA                                      GA                                      30311         1
     10498303     BATTLE GROUND                                WA                                      98604         1
     10499995     Herndon                                      VA                                      20171         1
     10500013     Germantown                                   MD                                      20874         1
     10500665     IDAHO FALLS                                  ID                                      83404         1
     10500753     MIAMI                                        FL                                      33186         1
     10502253     SAN DIEGO                                    CA                                      92123         1
     10502257     MESA                                         AZ                                      85210         1
     10502321     GILBERT                                      AZ                                      85233         1
     10502713     Miramar                                      FL                                      33027         1
     10502779     Stuart                                       FL                                      34997         1
     10502801     Pembroke Pines                               FL                                      33026         1
     10504943     PUEBLO                                       CO                                      81005         1
     10504951     EATON                                        CO                                      80615         1
     10504957     BEULAH                                       CO                                      81023         1
     10504987     BREMEN                                       IN                                      46506         3
     10504997     MEDFORD                                      OR                                      97504         1
     10505025     RIVERSIDE                                    CA                                      92507         1
     10505115     SALEM                                        OR                                      97306         1
     10508731     GRANBURY                                     TX                                      76049         1
     10513085     LAGUNA NIGUEL                                CA                                      92677         1
     10514127     Minneapolis                                  MN                                      55412         1
     10514139     Burnsville                                   MN                                      55337         1
     10515241     BELTSVILLE                                   MD                                      20705         1
     10515315     CRESTVIEW                                    FL                                      32536         1
     10517057     TOLLESON                                     AZ                                      85353         1
     10517083     MESA                                         AZ                                      85201         1
     10517155     PORT SAINT LUCIE                             FL                                      34953         1
     10517185     ARLINGTON                                    VA                                      22204         1
     10517199     CHICAGO                                      IL                                      60640         2
     10521091     GLEN ALLEN                                   VA                                      23060         1
     10521129     HEMET                                        CA                                      92545         1
     10521243     CINCINNATI                                   OH                                      45243         1
   3000917884     WOODSTOCK                                    GA         CHEROKEE                     30188         1
   3000922146     DELRAY BEACH                                 FL         PALM BEACH                   33483         1
   3000924367     SUMMERVILLE                                  SC         DORCHESTER                   29485         1
   3000920385     TEMPE                                        AZ         MARICOPA                     85281         4
   3000910301     LAKEWOOD                                     WA         PIERCE                       98498         1
   3000910426     NAPA                                         CA         NAPA                         94558         1
   3000910539     AURORA                                       CO         ARAPAHOE                     80014         1
   3000910738     LA VERNE                                     CA         LOS ANGELES                  91750         2
   3000910789     COLUMBUS                                     IN         BARTHOLOMEW                  47201         1
   3000910801     LAS VEGAS                                    NV         CLARK                        89107         1
   3000911304     SANTA ROSA                                   CA         SONOMA                       95404         1
   3000911688     RALEIGH                                      NC         WAKE                         27610         1
   3000911705     GARNER                                       NC         WAKE                         27529         1
   3000911939     SALINAS                                      CA         MONTEREY                     93906         1
   3000912298     WOODS CROSS                                  UT         DAVIS                        84087         1
   3000912450     BRONX                                        NY         BRONX                        10472         2
   3000912504     BURNSIDE                                     KY         PULASKI                      42519         1
   3000912700     FAIRFIELD                                    OH         BUTLER                       45014         1
   3000912838     LAKE ELSINORE                                CA         RIVERSIDE                    92532         1
   3000912981     CHICAGO                                      IL         COOK                         60611         1
   3000913078     SACRAMENTO                                   CA         SACRAMENTO                   95835         1
   3000913141     BAKERSFIELD                                  CA         KERN                         93313         1
   3000913162     LOVELAND                                     CO         LARIMER                      80537         1
   3000913326     FONTANA                                      CA         SAN BERNARDINO               92336         1
   3000913431     MODESTO                                      CA         STANISLAUS                   95351         1
   3000913454     LAKE ELSINORE                                CA         RIVERSIDE                    92532         1
   3000913549     DALLAS                                       TX         DALLAS                       75254         1
   3000913624     PORT ORANGE                                  FL         VOLUSIA                      32127         1
   3000913825     HYATTSVILLE                                  MD         PRINCE GEORGES               20783         1
   3000913903     WINTON                                       CA         MERCED                       95388         1
   3000914373     NEW HAVEN                                    CT         NEW HAVEN                     6511         3
   3000914380     NEW HAVEN                                    CT         NEW HAVEN                     6511         3
   3000914388     NEW HAVEN                                    CT         NEW HAVEN                     6511         3
   3000914478     DUMFRIES                                     VA         PRINCE WILLIAM               22026         1
   3000915253     MADERA                                       CA         MADERA                       93637         1
   3000915749     LAUREL                                       MD         PRINCE GEORGES               20707         1
   3000915922     WEST WARWICK                                 RI         KENT                          2893         1
   3000916668     ALEXANDRIA                                   VA         FAIRFAX                      22303         1
   3000916677     ROSHARON                                     TX         BRAZORIA                     77583         1
   3000916695     TUCSON                                       AZ         PIMA                         85730         1
   3000917011     THE WOODLAND                                 TX         MONTGOMERY                   77380         1
   3000917689     CHULA VISTA                                  CA         SAN DIEGO                    91910         1
   3000917717     FORT LAUDERDALE                              FL         BROWARD                      33301         1
   3000917993     VENTURA                                      CA         VENTURA                      93003         1
   3000918103     NORTH LAS VEGAS                              NV         CLARK                        89081         1
   3000918327     TRACY                                        CA         SAN JOAQUIN                  95377         1
   3000918422     CANTON                                       TX         VAN ZANDT                    75103         1
   3000918424     LEESBURG                                     VA         LOUDOUN                      20176         1
   3000918516     CANOGA PARK AREA                             CA         LOS ANGELES                  91303         1
   3000918554     LOXAHATCHEE                                  FL         PALM BEACH                   33470         1
   3000918570     SHEPHERD                                     TX         SAN JACINTO                  77371         1
   3000918877     NEW CASTLE                                   DE         NEW CASTLE                   19720         1
   3000919025     VACAVILLE                                    CA         SOLANO                       95687         1
   3000919134     FORT WASHINGTON                              MD         PRINCE GEORGES               20744         1
   3000919207     NAMPA                                        ID         CANYON                       83687         1
   3000919327     LAS VEGAS                                    NV         CLARK                        89135         1
   3000919438     PARADISE                                     CA         BUTTE                        95969         1
   3000919514     EDMONDS                                      WA         SNOHOMISH                    98026         1
   3000919738     SALEM                                        UT         UTAH                         84653         1
   3000919788     AUSTIN                                       TX         TRAVIS                       78748         1
   3000919841     EAGLE LAKE                                   FL         POLK                         33839         1
   3000919912     EAST GREENWICH                               RI         KENT                          2818         1
   3000919919     HUMBLE                                       TX         HARRIS                       77346         1
   3000919936     WOODBRIDGE                                   VA         PRINCE WILLIAM               22193         1
   3000919984     LA PUENTE AREA                               CA         LOS ANGELES                  91744         1
   3000920099     IDAHO FALLS                                  ID         BONNEVILLE                   83402         1
   3000920177     BRISTOW                                      VA         PRINCE WILLIAM               20136         1
   3000920376     SPRING LAKE PARK                             MN         ANOKA                        55432         1
   3000920810     PORTLAND                                     OR         MULTNOMAH                    97212         1
   3000920957     ISSAQUAH                                     WA         KING                         98027         1
   3000921599     MARIETTA                                     GA         COBB                         30066         1
   3000921715     DRAPER                                       UT         SALT LAKE                    84020         1
   3000921848     LAKE IN THE HILLS                            IL         MCHENRY                      60156         1
   3000922442     ORANGE CITY                                  FL         VOLUSIA                      32763         1
   3000922684     MANOR                                        TX         TRAVIS                       78653         1
   3000922764     HIGHLAND                                     UT         UTAH                         84003         1
   3000923300     SALT LAKE CITY                               UT         SALT LAKE                    84111         2
   3000923340     FORT WORTH                                   TX         TARRANT                      76179         1
   3000923734     RIVERSIDE                                    CA         RIVERSIDE                    92508         1
   3000924020     OVERLAND PARK                                KS         JOHNSON                      66204         2
   3000924061     OVERLAND PARK                                KS         JOHNSON                      66204         2
   3000924798     ROUND ROCK                                   TX         WILLIAMSON                   78664         1
   3000926319     DENVER                                       CO         DENVER                       80204         1
   3000908001     BOISE                                        ID         ADA                          83709         1
   3000921685     TEMPLE HILLS                                 MD         PRINCE GEORGES               20748         1
   3000903236     HILLSDALE                                    MI         HILLSDALE                    49242         1
   3000919403     CASA GRANDE                                  AZ         PINAL                        85222         1
   3000911386     MANASSAS                                     VA         PRINCE WILLIAM               20109         1
   3000914096     MIAMI                                        FL         MIAMI-DADE                   33193         1
   3000915548     LAS VEGAS                                    NV         CLARK                        89179         1
   3000900217     LAS VEGAS                                    NV         CLARK                        89148         1
   3000856252     SANDY                                        UT         SALT LAKE                    84070         2
   3000910010     HENDERSON                                    NV         CLARK                        89074         1
   3000864916     MINNEAPOLIS                                  MN         HENNEPIN                     55407         2
   3000885392     MCKINNEY                                     TX         COLLIN                       75071         1
   3000892593     GERMANTOWN                                   MD         MONTGOMERY                   20876         1
   3000892143     SALT LAKE CITY                               UT         SALT LAKE                    84102         1
   3000898506     LAND O LAKES                                 FL         PASCO                        34638         1
   3000900298     MERIDIAN                                     ID         ADA                          83642         1
   3000887262     SANGER                                       TX         DENTON                       76266         1
   3000877839     SOUTH LAKE TAHOE                             CA         EL DORADO                    96150         1
   3000883301     BOTHELL                                      WA         SNOHOMISH                    98012         1
   3000888852     EASTPOINTE                                   MI         MACOMB                       48021         1
   3000893280     WILMINGTON                                   NC         NEW HANOVER                  28401         1
   3000895236     BOLINGBROOK                                  IL         WILL                         60440         1
   3000897966     HANOVER PARK                                 IL         COOK                         60133         1
   3000901048     PALM HARBOR                                  FL         PINELLAS                     34683         1
   3000904709     BOISE                                        ID         ADA                          83709         1
   3000915504     PHOENIX                                      AZ         MARICOPA                     85007         1
   3000913274     ALLEN                                        TX         COLLIN                       75002         1
   3000912371     OGDEN                                        UT         WEBER                        84404         2
   3000919465     RIVERTON                                     UT         SALT LAKE                    84065         1
   3000922482     EAGLE                                        ID         ADA                          83616         1
   3000881374     MOUNT PLEASANT                               SC         CHARLESTON                   29464         1
   3000892569     FORT MYERS                                   FL         LEE                          33907         1
   3000896019     FORT WORTH                                   TX         TARRANT                      76108         1
   3000902344     BOISE                                        ID         ADA                          83706         2
   3000904573     ATLANTA                                      GA         FULTON                       30310         1
   3000907850     CLERMONT                                     FL         LAKE                         34711         1
   3000909574     TAMPA                                        FL         HILLSBOROUGH                 33607         1
   3000911862     BARTONSVILLE                                 PA         MONROE                       18321         1
   3000912584     CALIFORNIA CITY                              CA         KERN                         93505         1
   3000912970     TYLER                                        TX         SMITH                        75708         1
   3000913299     TYLER                                        TX         SMITH                        75708         1
   3000915442     FLAGLER BEACH                                FL         FLAGLER                      32136         1
   3000915458     FILLMORE                                     CA         VENTURA                      93015         4
   3000915564     VISALIA                                      CA         TULARE                       93291         1
   3000919742     FORT WORTH                                   TX         TARRANT                      76105         1
   3000919747     FORT WORTH                                   TX         TARRANT                      76105         1
   3000920390     TEMPE                                        AZ         MARICOPA                     85281         4
   3000921104     MODESTO                                      CA         STANISLAUS                   95356         1
   3000921938     SALT LAKE CITY                               UT         SALT LAKE                    84124         1
   3000922924     COLORADO SPRINGS                             CO         EL PASO                      80903         2
   3000923019     HESPERIA                                     CA         SAN BERNARDINO               92345         1
   3000912946     WESTMINSTER                                  CO         ADAMS                        80234         1
   3000916048     MODESTO                                      CA         STANISLAUS                   95356         1
   3000894210     LAKELAND                                     FL         POLK                         33803         2
   3000894780     FORT LAUDERDALE                              FL         BROWARD                      33315         1
   3000896458     MESA                                         AZ         MARICOPA                     85201         4
   3000902938     KEYSTONE                                     CO         SUMMIT                       80435         1
   3000906120     SOUTH JORDAN                                 UT         SALT LAKE                    84095         1
   3000907601     BAKERSFIELD                                  CA         KERN                         93311         1
   3000909025     NAMPA                                        ID         CANYON                       83686         1
   3000910070     LUBBOCK                                      TX         LUBBOCK                      79414         1
   3000911216     ORLANDO                                      FL         ORANGE                       32832         1
   3000912755     PALATINE                                     IL         COOK                         60074         1
   3000913631     HEMET                                        CA         RIVERSIDE                    92543         1
   3000915538     HOUSTON                                      TX         HARRIS                       77095         1
   3000915556     WEST HILLS AREA                              CA         LOS ANGELES                  91304         1
   3000915585     CASTLE ROCK                                  CO         DOUGLAS                      80108         1
   3000915985     AVON                                         CO         EAGLE                        81620         1
   3000916825     CARROLLTON                                   TX         DENTON                       75007         1
   3000917297     CHICAGO                                      IL         COOK                         60659         3
   3000918672     LAND O LAKES                                 FL         PASCO                        34638         1
   3000921300     NEW ORLEANS                                  LA         ORLEANS                      70118         1
   3000921594     SAINT PAUL                                   MN         RAMSEY                       55101         2
   3000923218     SAINT PETERSBURG                             FL         PINELLAS                     33713         1
   3000924054     SAINT PETERSBURG                             FL         PINELLAS                     33713         1
   3000909483     PLANO                                        IL         KENDALL                      60545         1
   3000913973     SLATERVILLE                                  UT         WEBER                        84404         1
   3000879270     FOX LAKE                                     IL         LAKE                         60020         1
   3000888967     GLENN DALE                                   MD         PRINCE GEORGES               20769         1
   3000889559     MANTECA                                      CA         SAN JOAQUIN                  95337         1
   3000891957     VALDOSTA                                     GA         LOWNDES                      31601         2
   3000891971     VALDOSTA                                     GA         LOWNDES                      31601         2
   3000892641     LAKE ELSINORE                                CA         RIVERSIDE                    92532         1
   3000894066     BATAVIA                                      OH         CLERMONT                     45103         1
   3000896320     LITTLE ELM                                   TX         DENTON                       75068         1
   3000897078     ROCKVILLE                                    MD         MONTGOMERY                   20852         1
   3000897404     DALLAS                                       TX         DALLAS                       75241         1
   3000898094     RIVERSIDE                                    CA         RIVERSIDE                    92508         1
   3000898430     KISSIMMEE                                    FL         OSCEOLA                      34744         1
   3000899909     BOLINGBROOK                                  IL         WILL                         60440         1
   3000901615     RIVERSIDE                                    CA         RIVERSIDE                    92508         1
   3000903105     GALT                                         CA         SACRAMENTO                   95632         2
   3000903812     BAKERSFIELD                                  CA         KERN                         93311         1
   3000907313     AYDEN                                        NC         PITT                         28513         1
   3000907477     ALPINE                                       CA         SAN DIEGO                    91901         1
   3000908145     LAKE ELSINORE                                CA         RIVERSIDE                    92532         1
   3000908597     GRAND ISLAND                                 FL         LAKE                         32735         1
   3000909282     ALEXANDRIA                                   VA         ALEXANDRIA CITY              22304         1
   3000909738     CHICAGO                                      IL         COOK                         60626         1
   3000909814     BRYAN                                        TX         BRAZOS                       77801         2
   3000913474     BERWYN                                       IL         COOK                         60402         3
   3000922971     CHICAGO                                      IL         COOK                         60641         1
   3000887683     STERLING                                     VA         LOUDOUN                      20164         1
   3000907750     LAS VEGAS                                    NV         CLARK                        89156         1
   3000918393     WOODBRIDGE                                   VA         PRINCE WILLIAM               22191         1
   3000922724     LAUDERDALE BY THE SEA                        FL         BROWARD                      33308         2
   3000922800     LAUDERDALE BY THE SEA                        FL         BROWARD                      33308         1
   3000923237     GARLAND                                      TX         DALLAS                       75043         1
   3000896583     CHICAGO                                      IL         COOK                         60626         1
   3000908495     FORT LAUDERDALE                              FL         BROWARD                      33304         1
   3000876986     KILLEEN                                      TX         BELL                         76543         4
   3000906162     WORCESTER                                    MA         WORCESTER                     1603         1
   3000908822     JERSEY CITY                                  NJ         HUDSON                        7307         2
       417009     Hemet                                        CA         Riverside                    92545         1
       424168     Fife                                         WA         Pierce                       98424         1
       428561     Charlotte                                    NC         Mecklenburg                  28273         1
       429975     Rio Rancho                                   NM         Sandoval                     87124         1
       434356     Jacksonville                                 FL         Duval                        32226         1
       436000     Rio Rancho                                   NM         Sandoval                     87144         1
       442901     Rio Rancho                                   NM         Sandoval                     87124         1
       443076     Aurora                                       CO         Arapahoe                     80016         1
       452599     Heber                                        CA         Imperial                     92249         1
       455664     Queen Creek                                  AZ         Pinal                        85243         1
       455875     Jacksonville                                 FL         Duval                        32210         1
       460039     Moreno Valley                                CA         Riverside                    92555         1
       460730     Frisco                                       TX         Collin                       75035         1
       461473     San Antonio                                  TX         Bexar                        78245         1
       462727     Moreno Valley                                CA         Riverside                    92555         1
       463218     Moreno Valley                                CA         Riverside                    92555         1
       463250     Heber                                        CA         Imperial                     92249         1
       465218     Rio Rancho                                   NM         Sandoval                     87144         1
       465893     Fort Worth                                   TX         Tarrant                      76177         1
       468334     Waianae                                      HI         Honolulu                     96792         1
       468737     Queen Creek                                  AZ         Pinal                        85243         1
       468778     Sanford                                      FL         Seminole                     32771         1
       468835     Jacksonville                                 FL         Duval                        32208         1
       469603     Elk Grove                                    CA         Sacramento                   95624         1
       472083     Elk Grove                                    CA         Sacramento                   95757         1
       474812     Olivehurst                                   CA         Yuba                         95961         1
       477005     Murrieta                                     CA         Riverside                    92563         1
       480684     Kissimmee                                    FL         Osceola                      34744         1
       483609     Lakewood                                     CO         Jefferson                    80228         1
       483793     Bend                                         OR         Deschutes                    97701         1
       483860     Albuquerque                                  NM         Bernalillo                   87114         1
       483953     St. Augustine                                FL         Saint Johns                  32092         1
       484165     Sanford                                      FL         Seminole                     32771         1
       484260     Sanford                                      FL         Seminole                     32773         1
       485640     Sparks                                       NV         Washoe                       89436         1
       486471     Rio Rancho                                   NM         Sandoval                     87124         1
       487018     Lincoln                                      CA         Placer                       95648         1
       487175     North Las Vegas                              NV         Clark                        89031         1
       487455     Saint Augustine                              FL         Saint Johns                  32092         1
       487532     Round Rock                                   TX         Williamson                   78681         1
       488410     Simi Valley                                  CA         Ventura                      93065         1
       488986     Rancho Cordova                               CA         Sacramento                   95742         1
       491057     Lincoln                                      CA         Placer                       95648         1
       491142     Menifee                                      CA         Riverside                    92584         1
       492047     Sparks                                       NV         Washoe                       89436         1
       492667     San Rafael                                   CA         Marin                        94903         1
       494784     San Antonio                                  TX         Bexar                        78254         1
       495611     Moreno Valley                                CA         Riverside                    92555         1
       496011     Myrtle Beach                                 SC         Horry                        29579         1
       496380     New Baltimore                                VA         Fauquier                     20187         1
       496937     Indio                                        CA         Riverside                    92203         1
       496972     Copper Mountain                              CO         Summit                       80443         1
       497186     Orange                                       VA         Orange                       22960         1
       498056     McKinney                                     TX         Collin                       75002         1
       498366     Lincoln                                      CA         Placer                       95648         1
       498444     Cumming                                      GA         Forsyth                      30040         1
       498845     San Rafael                                   CA         Marin                        94903         1
       498967     Fowler                                       CA         Fresno                       93625         1
       499706     Homestead                                    FL         Dade                         33032         1
       500072     Jacksonville                                 FL         Duval                        32256         1
       500704     North Las Vegas                              NV         Clark                        89031         1
       500948     Temecula                                     CA         Riverside                    92592         1
       501081     Chowchilla                                   CA         Madera                       93610         1
       501438     Brentwood                                    CA         Contra Costa                 94513         1
       501896     Temecula                                     CA         Riverside                    92592         1
       502034     Frisco                                       TX         Denton                       75034         1
       503506     Indio                                        CA         Riverside                    92203         1
       503662     San Diego                                    CA         San Diego                    92130         1
       503671     Charlotte                                    NC         Mecklenburg                  28214         1
       503710     San Antonio                                  TX         Bexar                        78247         1
       503711     Huntersville                                 NC         Mecklenburg                  28078         1
       503761     Frisco                                       TX         Collin                       75035         1
       503823     Frederick                                    CO         Weld                         80530         1
       503843     Huntersville                                 NC         Mecklenburg                  28078         1
       504101     Greenwood Village                            CO         Arapahoe                     80111         1
       504398     Canton                                       GA         Cherokee                     30115         1
       504704     Kissimmee                                    FL         Osceola                      34746         1
       504947     Kissimmee                                    FL         Osceola                      34746         1
       505662     Sparks                                       NV         Washoe                       89436         1
       505889     Murrieta                                     CA         Riverside                    92562         1
       505938     Rancho Cordova                               CA         Sacramento                   95742         1
       505940     Santa Clarita                                CA         Los Angeles                  91321         1
       505960     San Antonio                                  TX         Bexar                        78254         1
       505977     Las Vegas                                    NV         Clark                        89141         1
       506555     Albuquerque                                  NM         Bernalillo                   87113         1
       506595     Jacksonville                                 FL         Duval                        32257         1
       506679     Henderson                                    NV         Clark                        89052         1
       507336     Brentwood                                    CA         Contra Costa                 94513         1
       507360     Homestead                                    FL         Dade                         33032         1
       508246     Miami Gardens                                FL         Dade                         33169         1
       508518     Charlotte                                    NC         Mecklenburg                  28214         1
       508577     Frederick                                    CO         Weld                         80504         1
       508628     Murrieta                                     CA         Riverside                    92562         1
       508697     Acworth                                      GA         Cobb                         30101         1
       508845     Bellevue                                     WA         King                         98004         1
       508865     Indio                                        CA         Riverside                    92203         1
       508898     Fort Worth                                   TX         Tarrant                      76123         1
       509254     Woodbridge                                   VA         Prince William               22191         1
       509296     Temecula                                     CA         Riverside                    92592         1
       509390     Davenport                                    FL         Harris                       33896         1
       509483     Albuquerque                                  NM         Bernalillo                   87114         1
       509543     Fort Worth                                   TX         Tarrant                      76177         1
       509682     Miami Gardens                                FL         Dade                         33169         1
       510178     Union City                                   GA         Fulton                       30291         1
       510251     Lakeville                                    MN         Dakota                       55044         1
       510268     Sanford                                      FL         Seminole                     32773         1
       510394     Converse                                     TX         Bexar                        78109         1
       510543     Indio                                        CA         Riverside                    92203         1
       510828     Myrtle Beach                                 SC         Horry                        29579         1
       511128     Erie                                         CO         Boulder                      80516         1
       511365     Indio                                        CA         Riverside                    92203         1
       511417     Sacramento                                   CA         Sacramento                   95834         1
       511481     Frederick                                    CO         Weld                         80504         1
       511484     Pingree Grove                                IL         Kane                         60140         1
       511771     Temecula                                     CA         Riverside                    92592         1
       511912     Kissimmee                                    FL         Osceola                      34746         1
       512117     Heber                                        CA         Imperial                     92249         1
       512144     Firestone                                    CO         Weld                         80504         1
       512435     Durham                                       NC         Durham                       27703         1
       512459     West Palm Beach                              FL         Palm Beach                   33413         1
       512778     Rancho Cordova                               CA         Sacramento                   95742         1
       512841     McKinney                                     TX         Collin                       75070         1
       512898     Murrieta                                     CA         Riverside                    92562         1
       512925     McKinney                                     TX         Collin                       75070         1
       513309     Mcleansville                                 NC         Guilford                     27301         1
       513454     Lake Elsinore                                CA         Riverside                    92530         1
       513566     Lake Elsinore                                CA         Riverside                    92530         1
       513715     Queen Creek                                  AZ         Pinal                        85243         1
       514008     Lakeside                                     CA         San Diego                    92040         1
       514059     Sanford                                      FL         Seminole                     32773         1
       514797     St. Petersburg                               FL         Pinellas                     33703         1
       515138     Otsego                                       MN         Wright                       55301         1
   1004483543     COMPTON                                      CA                                      90221         1
   1004978135     DESOTO                                       TX                                      75115         1
   1005201042     LOS ANGELES                                  CA                                      91325         1
   1005231858     CHICAGO                                      IL                                      60652         1
   1005468237     PORT HUENEME                                 CA                                      93041         1
   1005847033     REVERE                                       MA                                       2151         2
   1006030966     VAN NUYS AREA                                CA                                      91401         1
   1006072545     ATLANTA                                      GA                                      30317         1
   1006113813     SAINT PETERSBURG                             FL                                      33708         1
   1006129888     RAMONA                                       CA                                      92065         1
   1006149027     LANCASTER                                    CA                                      93535         1
   1006178067     ZEPHYRHILLS                                  FL                                      33540         1
   1006188412     PHOENIX                                      AZ                                      85032         1
   1006245155     BUDA                                         TX                                      78610         1
   1006268950     TUCSON                                       AZ                                      85737         1
   1006277307     FT. LAUDERDALE                               FL                                      33334         2
   1006288607     DELRAY BEACH                                 FL                                      33444         1
   1006301619     LOVELAND                                     CO                                      80538         1
   1006304527     JAMAICA                                      NY                                      11436         2
   1006311715     CANYON LAKE                                  CA                                      92587         1
   1006311779     LAS VEGAS                                    NV                                      89123         1
   1006364338     SPRINGFIELD GARDENS                          NY                                      11434         1
   1006434860     CHARLOTTE                                    NC                                      28227         1
   1006473158     DEDHAM                                       MA                                       2026         2
   1006475824     SEATAC                                       WA                                      98188         1
   1006507201     TOMS RIVER                                   NJ                                       8757         1
   1003679344     BEAUMONT                                     TX                                      77706         1
   1003965203     WEST NEW YORK                                NJ                                       7093         2
   1004150769     MORENO VALLEY                                CA                                      92551         1
   1004199833     SANTA CLARITA                                CA                                      91351         1
   1004577700     NORTHGLEN                                    CO                                      80233         1
   1004658025     EAST BOSTON                                  MA                                       2128         1
   1004824523     KEANSBURG                                    NJ                                       7734         1
   1004863589     WESTMINSTER                                  CO                                      80021         1
   1004891031     LONG BEACH                                   CA                                      90805         1
   1004893495     GLOUCESTER TWP                               NJ                                       8012         1
   1004900245     SAN BERNARDINO                               CA                                      92410         2
   1004937938     AURORA                                       CO                                      80015         1
   1004969243     LOS ANGELES                                  CA                                      91402         1
   1005013479     COSTA MESA                                   CA                                      92626         1
   1005024519     PHOENIX                                      AZ                                      85015         1
   1005069098     VAN NUYS                                     CA                                      91405         2
   1005099564     LANCASTER                                    CA                                      93534         1
   1005112638     QUARTZ HILL AREA                             CA                                      93536         1
   1005145336     SAN JACINTO                                  CA                                      92583         1
   1005235738     THOUSAND OAKS                                CA                                      91360         1
   1005291114     NORTH PORT                                   FL                                      34286         1
   1005315937     MESA                                         AZ                                      85209         1
   1005527619     DENVER                                       CO                                      80222         1
   1005549310     HESPERIA                                     CA                                      92344         1
   1005603723     HESPERIA                                     CA                                      92345         1
   1005623097     SHADY SHORES                                 TX                                      76208         1
   1005628877     PLEASANTVILLE                                NJ                                       8232         1
   1005632602     PARAMOUNT                                    CA                                      90723         1
   1005646367     LANCASTER                                    CA                                      93535         1
   1005722685     BROCKTON                                     MA                                       2302         1
   1005723611     BOWIE                                        MD                                      20720         1
   1005739043     GREENFIELD                                   CA                                      93927         1
   1005745508     NORTH HIGHLANDS                              CA                                      95660         1
   1005749648     ATLANTA                                      GA                                      30318         1
   1005766012     SAN JOSE                                     CA                                      95121         1
   1005770819     FAR ROCKAWAY                                 NY                                      11691         1
   1005771140     CALIFORNIA CITY                              CA                                      93505         1
   1005775645     OLYMPIA                                      WA                                      98502         1
   1005807497     PORTERVILLE                                  CA                                      93257         1
   1005809743     MARTINEZ                                     CA                                      94553         1
   1005813266     WINSTON                                      GA                                      30187         1
   1005815406     BROKEN ARROW                                 OK                                      74014         1
   1005819322     PUEBLO WEST                                  CO                                      81007         1
   1005820793     CASTLE ROCK                                  CO                                      80108         1
   1005846267     AIKEN                                        SC                                      29803         1
   1005897112     BELL                                         CA                                      90201         1
   1005903150     BESSEMER                                     AL                                      35022         1
   1005909500     LOS ANGELES                                  CA                                      90047         1
   1005926019     EL MONTE                                     CA                                      91732         1
   1005932529     PALMDALE                                     CA                                      93551         1
   1005936213     PATTERSON                                    NY                                      12563         1
   1005939238     PATERSON                                     NJ                                       7524         2
   1005949968     MODESTO                                      CA                                      95351         1
   1005952524     TEMECULA                                     CA                                      92592         1
   1005953195     COACHELLA                                    CA                                      92236         1
   1005956968     SUN CITY                                     CA                                      92586         1
   1005961300     CREST HILL                                   IL                                      60435         1
   1005978294     FRESNO                                       CA                                      93722         1
   1005981789     LAKE ELSINORE                                CA                                      92530         1
   1005985062     STAFFORD                                     TX                                      77477         1
   1006010201     ALISO VIEJO                                  CA                                      92656         1
   1006011228     SOUTH GATE                                   CA                                      90280         1
   1006013976     LESLIE                                       MI                                      49251         1
   1006015983     DAMASCUS                                     MD                                      20872         1
   1006028069     NEWNAN                                       GA                                      30265         1
   1006029120     HOOKSETT                                     NH                                       3106         1
   1006030314     PALM COAST                                   FL                                      32164         1
   1006033062     BRIDGEPORT                                   CT                                       6606         1
   1006035685     LAS VEGAS                                    NV                                      89108         1
   1006037086     RIVERBANK                                    CA                                      95367         1
   1006037530     DELHI                                        CA                                      95315         1
   1006037692     WEST SACRAMENTO                              CA                                      95691         1
   1006038646     SPOKANE                                      WA                                      99208         1
   1006039299     RIVERSIDE                                    CA                                      92507         1
   1006039707     ANTELOPE                                     CA                                      95843         1
   1006042374     DELHI                                        CA                                      95315         1
   1006043293     MORENO VALLEY                                CA                                      92557         1
   1006044611     UNION CITY                                   NJ                                       7087         2
   1006045291     ORANGE PARK                                  FL                                      32073         1
   1006046548     ANAHEIM                                      CA                                      92804         1
   1006046584     LOS ANGELES                                  CA                                      90037         2
   1006046628     OAKLAND                                      CA                                      94605         1
   1006046744     MONTCLAIR                                    CA                                      91763         1
   1006046833     PARKER                                       CO                                      80134         1
   1006047271     LITTLEROCK                                   CA                                      93543         1
   1006052969     HOPATCONG                                    NJ                                       7843         1
   1006053469     JERSEY CITY                                  NJ                                       7302         2
   1006056288     CYPRESS                                      TX                                      77433         1
   1006056493     PHOENIX                                      AZ                                      85008         1
   1006056778     SAN JOSE                                     CA                                      95112         2
   1006058311     LARGO                                        FL                                      33773         1
   1006060371     COON RAPIDS                                  MN                                      55433         1
   1006061165     LAS VEGAS                                    NV                                      89135         1
   1006062725     STOCKTON                                     CA                                      95210         1
   1006064340     NORTH BERGEN                                 NJ                                       7047         2
   1006065278     SPRINGFIELD                                  OR                                      97477         1
   1006067427     SAN DIEGO                                    CA                                      92102         2
   1006067739     CHINO                                        CA                                      91710         1
   1006068836     DALLAS                                       TX                                      75231         1
   1006069194     RESEDA                                       CA                                      91335         1
   1006069602     HANFORD                                      CA                                      93230         1
   1006069826     CHARLOTTE                                    NC                                      28215         1
   1006071966     LOCKPORT                                     NY                                      14094         1
   1006073045     BELFORD                                      NJ                                       7718         1
   1006076033     POMONA                                       CA                                      91767         1
   1006076603     HYDE PARK                                    MA                                       2136         1
   1006078790     LAS VEGAS                                    NV                                      89147         1
   1006078825     CONCORD                                      CA                                      94521         1
   1006079209     MENLO PARK                                   CA                                      94025         1
   1006079487     ROY                                          UT                                      84067         1
   1006079502     FLORENCE                                     CO                                      81226         1
   1006081429     BEVERLY                                      MA                                       1915         1
   1006083105     KISSIMMEE                                    FL                                      34744         1
   1006084774     LOS ANGELES                                  CA                                      90037         2
   1006086317     PEORIA                                       AZ                                      85381         1
   1006091007     SAN DIEGO                                    CA                                      92115         1
   1006096752     DENVER                                       CO                                      80219         1
   1006100943     DOVER                                        NJ                                       7801         1
   1006106858     BURBANK                                      CA                                      91501         1
   1006107544     PALM COAST                                   FL                                      32137         1
   1006108213     LAS VEGAS                                    NV                                      89148         1
   1006109882     VISTA                                        CA                                      92084         1
   1006110424     LOS ANGELES                                  CA                                      90011         2
   1006111806     PAHOA                                        HI                                      96778         1
   1006114411     WEST WARWICK                                 RI                                       2893         2
   1006117258     DALLAS                                       TX                                      75249         1
   1006123786     LONG BEACH                                   CA                                      90813         1
   1006124339     FLOSSMOOR                                    IL                                      60422         1
   1006124838     MARYSVILLE                                   CA                                      95901         1
   1006125365     TAUNTON                                      MA                                       2780         1
   1006127693     WYNANTSKILL                                  NY                                      12198         1
   1006129682     FERNLEY                                      NV                                      89408         1
   1006133613     WORCESTER                                    MA                                       1604         1
   1006140115     ELLSWORTH                                    ME                                       4605         1
   1006143611     ARVADA                                       CO                                      80002         1
   1006143648     MANKATO                                      MN                                      56001         1
   1006144763     INDIANAPOLIS                                 IN                                      46278         1
   1006148304     LONGVIEW                                     TX                                      75604         1
   1006152977     GRAND RAPIDS                                 MI                                      49546         1
   1006156964     MIAMI                                        FL                                      33157         1
   1006160780     WEST HAVERSTRAW                              NY                                      10993         1
   1006163402     PAHRUMP                                      NV                                      89048         1
   1006164633     MIDLOTHIAN                                   TX                                      76065         1
   1006169200     LEHIGH ACRES                                 FL                                      33971         1
   1006170154     COLORADO SPRINGS                             CO                                      80925         1
   1006171046     OLD BRIDGE                                   NJ                                       8857         1
   1006175079     FLEMINGTON                                   NJ                                       8822         1
   1006175104     JAMAICA PLAIN                                MA                                       2130         1
   1006180090     WEST PALM BEACH                              FL                                      33411         1
   1006182748     SAN BERNARDINO                               CA                                      92407         1
   1006185004     CHICOPEE                                     MA                                       1020         1
   1006187226     PHELAN                                       CA                                      92371         1
   1006187707     BOLINGBROOK                                  IL                                      60490         1
   1006191373     WOODBRIDGE                                   VA                                      22193         1
   1006192568     MESA                                         AZ                                      85206         1
   1006194931     PERTH AMBOY                                  NJ                                       8861         1
   1006195896     MARYSVILLE                                   WA                                      98270         1
   1006202076     TALLAHASSEE                                  FL                                      32317         1
   1006206866     PORTLAND                                     OR                                      97203         1
   1006207259     ATHENS                                       GA                                      30605         1
   1006207393     ROSLINDALE                                   MA                                       2131         1
   1006210067     WASHOUGAL                                    WA                                      98671         1
   1006210646     GARDNER                                      MA                                       1440         1
   1006214241     AURORA                                       CO                                      80011         1
   1006214474     LANCASTER                                    PA                                      17601         1
   1006216392     RICHMOND                                     TX                                      77469         1
   1006218238     TOPEKA                                       KS                                      66614         1
   1006225346     KISSIMMEE                                    FL                                      34758         1
   1006225578     BALTIMORE                                    MD                                      21224         1
   1006228263     SACRAMENTO                                   CA                                      95835         1
   1006235175     NORTH BRANCH                                 MN                                      55056         1
   1006235317     KELLER                                       TX                                      76248         1
   1006237422     OAKLAND                                      CA                                      94621         1
   1006238519     LOS ANGELES                                  CA                                      90003         1
   1006241391     HYDE PARK                                    MA                                       2136         1
   1006243442     ALBANY                                       GA                                      31721         1
   1006247064     BERGENFIELD                                  NJ                                       7621         1
   1006253181     ANAHEIM                                      CA                                      92807         1
   1006255278     AURORA                                       CO                                      80013         1
   1006258033     CORONA                                       CA                                      92883         1
   1006258177     AVONDALE                                     AZ                                      85323         1
   1006259602     SPANAWAY                                     WA                                      98321         1
   1006259639     OAKLAND                                      CA                                      94611         1
   1006259853     SPRINGFIELD                                  MA                                       1118         1
   1006261966     RINGGOLD                                     GA                                      30736         1
   1006262082     HAVERHILL                                    MA                                       1835         1
   1006262135     ROSEDALE                                     NY                                      11412         1
   1006263777     WASHINGTON                                   DC                                      20011         1
   1006264419     REDMOND                                      WA                                      98052         1
   1006265720     GRAND JUNCTION                               CO                                      81504         1
   1006266541     FREDERICK                                    MD                                      21703         1
   1006268095     ANTIOCH                                      CA                                      94509         1
   1006268111     SEARCY                                       AR                                      72143         1
   1006269986     MESA                                         AZ                                      85203         1
   1006270000     WINDER                                       GA                                      30680         1
   1006271036     CORPUS CHRISTI                               TX                                      78415         1
   1006271125     HENDERSONVILLE                               TN                                      37075         1
   1006274435     OFALLON                                      MO                                      63366         1
   1006274462     CHAMBERSBURG                                 PA                                      17201         1
   1006275817     EAST POINT                                   GA                                      30344         1
   1006276246     MILILANI                                     HI                                      96789         1
   1006279984     ERIE                                         PA                                      16509         1
   1006280455     WINDSOR                                      CT                                       6095         1
   1006281178     RENO                                         NV                                      89502         1
   1006282079     SANTA BARBARA                                CA                                      93101         1
   1006282195     WHITTIER                                     CA                                      90604         1
   1006287074     TAMPA                                        FL                                      33614         1
   1006287145     PHOENIX                                      AZ                                      85051         1
   1006287387     SAHUARITA                                    AZ                                      85629         1
   1006287396     MASHPEE                                      MA                                       2649         1
   1006288590     GLENN DALE                                   MD                                      20769         1
   1006289571     LAGUNA NIGUEL                                CA                                      92677         1
   1006290961     WHITMORE LAKE                                MI                                      48189         1
   1006291201     SAGINAW                                      MI                                      48603         2
   1006291639     RIVERBANK                                    CA                                      95367         1
   1006292727     BAKERSFIELD                                  CA                                      93307         1
   1006295458     RIVERSIDE                                    CA                                      92505         1
   1006295644     BAKERSFIELD                                  CA                                      93311         1
   1006296475     LOS ANGELES                                  CA                                      90002         1
   1006296983     LAKEWOOD                                     NJ                                       8701         1
   1006297189     FONTANA                                      CA                                      92337         1
   1006297544     COLTON                                       CA                                      92324         1
   1006297571     COVINA                                       CA                                      91724         1
   1006297928     WEST SACRAMENTO                              CA                                      95605         1
   1006298516     BROOKLYN                                     NY                                      11207         2
   1006299409     SAN JOSE                                     CA                                      95127         1
   1006299622     PEARL CITY                                   HI                                      96782         1
   1006301192     PEORIA                                       AZ                                      85345         1
   1006303458     GIBSONTON                                    FL                                      33534         1
   1006303859     ONTARIO                                      CA                                      91761         1
   1006305385     FALL RIVER                                   MA                                       2720         1
   1006305811     SAN JACINTO                                  CA                                      92583         1
   1006307114     DESOTO                                       TX                                      75115         1
   1006307374     LAS VEGAS                                    NV                                      89144         1
   1006307935     KELSEYVILLE                                  CA                                      95451         1
   1006308168     LATHROP                                      CA                                      95330         1
   1006309283     AUBURN                                       ME                                       4210         1
   1006309899     LAS VEGAS                                    NV                                      89117         1
   1006310182     RICHMOND                                     TX                                      77469         1
   1006310486     CARMICHAEL                                   CA                                      95608         1
   1006312466     STOCKTON                                     CA                                      95212         1
   1006313367     LOS ANGELES                                  CA                                      90043         1
   1006313526     SANTA MARIA                                  CA                                      93455         1
   1006314197     CORONA                                       CA                                      92881         1
   1006314829     PORTLAND                                     OR                                      97236         1
   1006315043     DALLAS                                       TX                                      75218         1
   1006316872     GALT                                         CA                                      95632         1
   1006317005     LANCASTER                                    CA                                      93535         1
   1006317363     ANCHORAGE                                    AK                                      99507         1
   1006319370     WALDORF                                      MD                                      20602         1
   1006320224     PATERSON                                     NJ                                       7505         2
   1006320313     FREEDOM                                      CA                                      95019         1
   1006321303     LONSDALE                                     MN                                      55046         1
   1006325675     MERCED                                       CA                                      95340         1
   1006327664     OAKLEY                                       CA                                      94561         1
   1006328832     BALDWIN PARK                                 CA                                      91706         1
   1006329662     TUCSON                                       AZ                                      85712         1
   1006332284     NORTH LITTLE ROCK                            AR                                      72116         1
   1006333176     MAUMELLE                                     AR                                      72113         1
   1006334282     CULPEPER                                     VA                                      22701         1
   1006335744     NASHVILLE                                    TN                                      37217         1
   1006336627     STANTON                                      CA                                      90680         1
   1006336734     LANCASTER                                    CA                                      93534         1
   1006338867     RIALTO                                       CA                                      92376         1
   1006339704     ANAHEIM                                      CA                                      92801         1
   1006344887     PAWTUCKET                                    RI                                       2860         2
   1006346910     LITTLESTOWN                                  PA                                      17340         1
   1006348534     HERMITAGE                                    TN                                      37076         1
   1006349123     PLYMOUTH                                     MA                                       2360         1
   1006353858     THORNTON                                     CO                                      80602         1
   1006358103     SAINT ALBANS                                 NY                                      11412         2
   1006362143     RALEIGH                                      NC                                      27614         1
   1006364454     SAN JOSE                                     CA                                      95127         1
   1006364695     LAS VEGAS                                    NV                                      89107         1
   1006372007     COLORADO SPRINGS                             CO                                      80906         1
   1006374041     ANTIOCH                                      CA                                      94531         1
   1006379652     MIAMI                                        FL                                      33157         1
   1006380971     ORLAND PARK                                  IL                                      60462         1
   1006385146     UNION                                        NJ                                       7083         1
   1006385592     KISSIMMEE                                    FL                                      34759         1
   1006390826     LANHAM                                       MD                                      20706         1
   1006392183     NEWARK                                       CA                                      94560         1
   1006392414     HESPERIA                                     CA                                      92345         1
   1006392691     PHOENIX                                      AZ                                      85015         1
   1006396198     HOMESTEAD                                    FL                                      33033         1
   1006402323     PHOENIX                                      AZ                                      85051         1
   1006404704     MENIFEE                                      CA                                      92584         1
   1006404857     AURORA                                       IL                                      60505         1
   1006408988     FRESNO                                       CA                                      93703         1
   1006411803     LOS ANGELES                                  CA                                      90037         2
   1006412768     LOS ANGELES                                  CA                                      90062         2
   1006415006     LAS VEGAS                                    NV                                      89139         1
   1006419770     JOHNSTON                                     RI                                       2919         1
   1006421954     MOSELEY                                      VA                                      23120         1
   1006445732     FORDS                                        NJ                                       8863         1
   1006449621     TEMPLE HILLS                                 MD                                      20748         1
   1006464453     SACRAMENTO                                   CA                                      95815         1
   1006473318     PLOVER                                       WI                                      54467         1
   1006477038     LIVINGSTON                                   CA                                      95334         1
   1006479447     ESPARTO                                      CA                                      95627         1
   1006486698     SHAKOPEE                                     MN                                      55379         1
   1006494983     RENO                                         NV                                      89506         1
   1006506122     DISTRICT HEIGHTS                             MD                                      20747         1
   1006506391     LAWRENCE                                     MA                                       1841         2
   1006507452     BROOKLYN                                     NY                                      11221         1
   1006510108     CALUMET CITY                                 IL                                      60409         1
   1006517628     REEDLEY                                      CA                                      93654         1
   1006525192     SAINT PETERSBURG                             FL                                      33710         1
   1006526191     HOLYOKE                                      MA                                       1040         2
   1006526342     LAKE FOREST                                  CA                                      92630         1
   1006536849     LAREDO                                       TX                                      78045         1
   1006540228     WILMINGTON                                   NC                                      28409         1
   1006555658     SACRAMENTO                                   CA                                      95823         1
   1006557665     MIAMI                                        FL                                      33187         1
   1006564149     NICEVILLE                                    FL                                      32578         1
   1006569386     WILMINGTON                                   DE                                      19802         1
   1006569867     NORTH PORT                                   FL                                      34286         1
   1006571836     NORTH LAS VEGAS                              NV                                      89031         1
   1006572443     CENTRAL                                      UT                                      84722         1
   1006572666     DUNEDIN                                      FL                                      34698         1
   1006573567     SOUTH JAMAICA                                NY                                      11433         1
   1006573665     SAN JACINTO                                  CA                                      92583         1
   1006573674     CONCORD                                      CA                                      94520         1
   1006574478     BROOKLYN PARK                                MN                                      55443         1
   1006575985     KNOXVILLE                                    TN                                      37919         1
   1006576975     BALDWIN                                      NY                                      11510         1
   1006576984     FONTANA                                      CA                                      92337         1
   1006580470     LITTLE ROCK                                  AR                                      72223         1
   1006581148     AUBREY                                       TX                                      76227         1
   1006581291     ANCHORAGE                                    AK                                      99515         1
   1006582682     ANCHORAGE                                    AK                                      99507         1
   1006584298     TEMPE                                        AZ                                      85282         1
   1006585000     MCKINNEY                                     TX                                      75070         1
   1006588098     ORANGE                                       CA                                      92868         1
   1006588524     MAYWOOD                                      CA                                      90270         1
   1006590968     LANCASTER                                    CA                                      93534         1
   1006596016     CHERRY HILL                                  NJ                                       8002         1
   1006600671     DURHAM                                       NC                                      27704         1
   1006619787     HIXSON                                       TN                                      37343         1
   1006658805     NEW STANTON                                  PA                                      15672         1
   1005956726     STOCKTON                                     CA                                      95203         1
   1006039431     MORENO VALLEY                                CA                                      92551         1
   1006061922     GWYNN OAK                                    MD                                      21207         1
   1006126541     AMERICAN CANYON                              CA                                      94503         1
   1006159337     RAYMOND                                      NH                                       3077         1
   1006227479     LINCOLN                                      NE                                      68506         1
   1006254661     COON RAPIDS                                  MN                                      55448         1
   1006260609     HONOLULU                                     HI                                      96815         1
   1006289562     LAKE HAVASU CITY                             AZ                                      86403         1
   1006293673     FOUNTAIN VALLEY                              CA                                      92708         1
   1006301539     LEHIGH ACRES                                 FL                                      33936         1
   1006312901     KANEOHE                                      HI                                      96744         1
   1006318576     LAS VEGAS                                    NV                                      89123         1
   1006335165     OAKLAND                                      CA                                      94621         1
   1006449373     CLINTON                                      MD                                      20735         1
   1006505221     EL MONTE                                     CA                                      91732         1
   1006583814     AUBREY                                       TX                                      76227         1
   1006192611     RIO RANCHO                                   NM                                      87124         1
   1006395439     HANFORD                                      CA                                      93230         1
   1004935789     CHICAGO                                      IL                                      60620         2
   1006535458     FRESNO                                       CA                                      93702         1
   1006682556     PEORIA                                       AZ                                      85382         1
   1006812933     BONSALL                                      CA                                      92003         1
   1006891973     LEONARDTOWN                                  MD                                      20650         1
   1007107846     CHINO                                        CA                                      91710         1
   1007132373     SIMI VALLEY                                  CA                                      93065         1
   1007148561     LOS ANGELES                                  CA                                      93536         1
   1007195206     RALEIGH                                      NC                                      27610         1
   1007203135     BAKERSFIELD                                  CA                                      93305         1
   1007262151     WALDORF                                      MD                                      20603         1
   1007432405     DRESHER                                      PA                                      19025         1
   1006331338     WINCHESTER                                   CA                                      92596         1
   1006499363     RIDGEFIELD                                   WA                                      98642         1
   1006698978     LAVEEN                                       AZ                                      85339         1
   1006699281     DENVER                                       CO                                      80221         1
   1006782252     VICTORVILLE                                  CA                                      92394         1
   1006813870     ELK GROVE                                    CA                                      95624         1
   1006834223     UNION CITY                                   CA                                      94587         1
   1006882064     EAST WENATCHEE                               WA                                      98802         1
   1006966875     COLORADO SPRINGS                             CO                                      80915         1
   1006973714     WASHINGTON                                   NH                                       3280         1
   1006977177     CATONSVILLE                                  MD                                      21228         1
   1007015810     MIRAMAR                                      FL                                      33025         1
   1007019120     DELANO                                       CA                                      93215         1
   1007022312     LOS ANGELES                                  CA                                      90011         2
   1007032409     MIDDLETOWN                                   NY                                      10941         1
   1007083862     ALBUQUERQUE                                  NM                                      87108         1
   1007096162     WEST NEW YORK                                NJ                                       7093         2
   1007123310     LOS ANGELES                                  CA                                      91306         1
   1007135174     RIVERSIDE                                    CA                                      92504         1
   1007139009     MODESTO                                      CA                                      95350         1
   1007171758     LAWRENCEVILLE                                GA                                      30043         1
   1007172329     RIVERSIDE                                    CA                                      92504         1
   1007173998     LOS BANOS                                    CA                                      93635         1
   1007189543     STOCKTON                                     CA                                      95215         1
   1007200897     VANCOUVER                                    WA                                      98662         1
   1007204170     AZUSA                                        CA                                      91702         1
   1007206276     VENTURA                                      CA                                      93001         1
   1007223248     PHOENIX                                      AZ                                      85041         1
   1007224452     LANCASTER                                    CA                                      93534         1
   1007225727     WESTMINSTER                                  CA                                      92683         1
   1007232540     LOS ANGELES                                  CA                                      90044         1
   1007234263     COMMACK                                      NY                                      11725         1
   1007236877     SAN JOSE                                     CA                                      95111         1
   1007239133     LAS VEGAS                                    NV                                      89123         1
   1007245386     RIVERSIDE                                    CA                                      92509         1
   1007247419     BAY SHORE                                    NY                                      11706         1
   1007247749     JACKSONVILLE                                 FL                                      32256         1
   1007248098     PELHAM                                       NH                                       3076         1
   1007250146     HOLLYWOOD                                    FL                                      33024         1
   1007253580     DINUBA                                       CA                                      93618         1
   1007254080     MODESTO                                      CA                                      95355         1
   1007254437     FORT MILL                                    SC                                      29715         1
   1007257620     INGLEWOOD                                    CA                                      90301         2
   1007258040     TAFT                                         CA                                      93268         1
   1007258460     MANOR                                        TX                                      78653         1
   1007263132     CINCINNATI                                   OH                                      45241         1
   1007263187     STOCKTON                                     CA                                      95212         1
   1007264177     SACRAMENTO                                   CA                                      95823         1
   1007268388     SALINAS                                      CA                                      93906         1
   1007271837     GOLD BAR                                     WA                                      98251         1
   1007272453     MINNEAPOLIS                                  MN                                      55411         1
   1007272747     SAN LEANDRO                                  CA                                      94578         1
   1007275183     MANTECA                                      CA                                      95336         1
   1007276770     ALBUQUERQUE                                  NM                                      87114         1
   1007279562     PATTERSON                                    CA                                      95363         1
   1007279786     MIAMI                                        FL                                      33185         1
   1007280792     KISSIMMEE                                    FL                                      34758         1
   1007281130     SAINT LOUIS                                  MO                                      63139         1
   1007281880     BROOKLYN                                     NY                                      11234         2
   1007282111     SPRINGFIELD                                  OR                                      97477         1
   1007284011     MOUNT VERNON                                 WA                                      98273         1
   1007284495     HAYWARD                                      CA                                      94541         1
   1007284609     PALMDALE                                     CA                                      93550         1
   1007285476     TUCSON                                       AZ                                      85706         1
   1007288534     BUXTON                                       ME                                       4093         1
   1007288678     CAMBRIA HEIGHTS                              NY                                      11411         1
   1007292262     NORTH BABYLON                                NY                                      11703         1
   1007294420     TEMECULA                                     CA                                      92592         1
   1007294901     FRANKFORT                                    IL                                      60423         1
   1007299979     RIALTO                                       CA                                      92376         1
   1007300743     SCOTTSDALE                                   AZ                                      85257         1
   1007301341     TUCSON                                       AZ                                      85730         1
   1007304384     KISSIMMEE                                    FL                                      34759         1
   1007304570     ATLANTA                                      GA                                      30311         1
   1007304712     PEMBROKE PINES                               FL                                      33027         1
   1007305061     INVERNESS                                    FL                                      34453         1
   1007308781     SHORELINE                                    WA                                      98155         1
   1007312213     CENTRAL POINT                                OR                                      97502         1
   1007312231     SAN LEANDRO                                  CA                                      94579         1
   1007318440     LAS VEGAS                                    NV                                      89117         1
   1007319555     STAPLES                                      MN                                      56479         1
   1007323407     SAN DIEGO                                    CA                                      92114         1
   1007325281     BAY SHORE                                    NY                                      11706         1
   1007325423     MERRILLVILLE                                 IN                                      46410         1
   1007325646     GERMANTOWN                                   MD                                      20874         1
   1007325904     RIVERVIEW                                    FL                                      33569         1
   1007328554     CAPE CORAL                                   FL                                      33904         1
   1007328741     FRESNO                                       CA                                      93702         1
   1007329438     HIGHLAND                                     CA                                      92410         1
   1007330621     PORTLAND                                     OR                                      97236         1
   1007330676     NEW BEDFORD                                  MA                                       2740         2
   1007330836     OMAHA                                        NE                                      68144         1
   1007331899     PASO ROBLES                                  CA                                      93446         1
   1007334896     LINCOLN                                      CA                                      95648         1
   1007337358     SELDEN                                       NY                                      11784         1
   1007338231     PALMDALE                                     CA                                      93552         1
   1007338464     CHESAPEAKE                                   VA                                      23321         1
   1007342244     STOCKTON                                     CA                                      95210         1
   1007344625     TEMECULA                                     CA                                      92592         1
   1007345376     BRUNSWICK                                    OH                                      44212         1
   1007345615     WHITTIER                                     CA                                      90606         1
   1007346339     VALRICO                                      FL                                      33594         1
   1007346491     VALLEJO                                      CA                                      94591         1
   1007353936     ORLANDO                                      FL                                      32829         1
   1007354258     SALT LAKE CITY                               UT                                      84107         1
   1007355159     CARTERET                                     NJ                                       7008         1
   1007356666     LINDSAY                                      CA                                      93247         1
   1007356924     ATHENS                                       GA                                      30601         1
   1007358986     WESTERVILLE                                  OH                                      43082         1
   1007361302     PORTLAND                                     OR                                      97233         1
   1007362007     RAMSEY                                       MN                                      55303         1
   1007362800     CLOVERDALE                                   CA                                      95425         1
   1007365139     ATLANTA                                      GA                                      30310         1
   1007366094     MESQUITE                                     TX                                      75181         1
   1007366316     CAPE CORAL                                   FL                                      33991         1
   1007370846     LAS VEGAS                                    NV                                      89156         1
   1007371925     TUCSON                                       AZ                                      85730         1
   1007375431     SOUTH PLAINFIELD                             NJ                                       7080         1
   1007376163     SACRAMENTO                                   CA                                      95828         1
   1007377947     NEWNAN                                       GA                                      30265         1
   1007378081     MAPLE GROVE                                  MN                                      55369         1
   1007379053     LAS VEGAS                                    NV                                      89121         1
   1007381059     EUGENE                                       OR                                      97402         1
   1007385705     DOLTON                                       IL                                      60419         1
   1007387400     BRIGHTON                                     TN                                      38011         1
   1007397943     BROOKLYN                                     NY                                      11208         2
   1007401652     LANSING                                      IL                                      60438         1
   1007402410     STOCKTON                                     CA                                      95205         1
   1007404445     SACRAMENTO                                   CA                                      95823         1
   1007404784     OAK LAWN                                     IL                                      60453         1
   1007407816     HOUSTON                                      TX                                      77009         1
   1007408619     LANCASTER                                    CA                                      93535         1
   1007409066     MONUMENT                                     CO                                      80132         1
   1007409477     STOCKTON                                     CA                                      95210         1
   1007412454     EOLA                                         IL                                      60519         1
   1007417057     INDIO                                        CA                                      92201         1
   1007420962     TUCSON                                       AZ                                      85746         1
   1007426582     BELLPORT                                     NY                                      11713         1
   1007427126     JACKSON                                      MS                                      39272         1
   1007428777     TWENTY NINE PALMS                            CA                                      92277         1
   1007429561     HENDERSON                                    NV                                      89014         1
   1007450616     APPLE VALLEY                                 CA                                      92308         1
   1007452124     TEMPLE HILLS                                 MD                                      20748         1
   1007510650     LOUISVILLE                                   KY                                      40218         1
     38842217     SAN ANTONIO                                  TX                                      78254         1
     38842225     SAN ANTONIO                                  TX                                      78023         1
     38842233     WYLIE                                        TX                                      75098         1
     38842241     RED OAK                                      TX                                      75154         1
     38842258     HUTTO                                        TX                                      78634         1
     38842266     CIBOLO                                       TX                                      78108         1
     38842274     QUEEN CREEK                                  AZ                                      85242         1
     38842282     SAN ANTONIO                                  TX                                      78255         1
     38842290     KYLE                                         TX                                      78640         1
     38842308     CYPRESS                                      TX                                      77433         1
     38842316     SPICEWOOD                                    TX                                      78669         1
     38842324     STEPHENS CITY                                VA                                      22655         1
     38842332     GOODYEAR                                     AZ                                      85340         1
     38842340     MONROE                                       OH                                      45050         1
     38842357     BRISTOW                                      VA                                      20136         1
     38842365     HOUSTON                                      TX                                      77009         1
     38842373     SUGAR LAND                                   TX                                      77478         1
     38842381     MANSFIELD                                    TX                                      76063         1
     38842399     BOYNTON BEACH                                FL                                      33437         1
     38842407     FT. LAUDERDALE                               FL                                      33317         1
     38842415     MIRAMAR                                      FL                                      33025         1
     38842423     MIAMI                                        FL                                      33147         1
     38842431     CAPE CORAL                                   FL                                      33914         1
     38842449     PORT ST. LUCIE                               FL                                      34953         1
     38842456     LAS VEGAS                                    NV                                      89119         1
     38842464     PHOENIX                                      AZ                                      85085         1
     38842472     LAS VEGAS                                    NV                                      89110         1
     38842480     DEMING                                       NM                                      88030         1
     38842498     LAS VEGAS                                    NV                                      89121         1
     38842506     LAS VEGAS                                    NV                                      89110         1
     38842514     PAHRUMP                                      NV                                      89048         1
     38842522     LAS VEGAS                                    NV                                      89147         1
     38842530     HOUSTON                                      TX                                      77015         1
     38842548     LAS VEGAS                                    NV                                      89110         1
     38842555     NORTH LAS VEGAS                              NV                                      89086         1
     38842563     MEMPHIS                                      TN                                      38134         1
     38842571     DENVER                                       CO                                      80220         2
     38842589     DENVER                                       CO                                      80220         2
     38842597     NAPLES                                       FL                                      34114         1
     38842605     NAPLES                                       FL                                      34114         1
     38842613     BIG BEAR LAKE                                CA                                      92315         1
     38842621     TRACY                                        CA                                      95376         1
     38842639     NORTHRIDGE                                   CA                                      91325         1
     38842647     CHINO HILLS                                  CA                                      91709         1
     38842654     SANTA ANA                                    CA                                      92701         1
     38842662     RANCHO CUCAMONG                              CA                                      91730         1
     38842670     ORANGEVALE                                   CA                                      95662         1
     38842688     BYRON CENTER                                 MI                                      49315         1
     38842696     SKOKIE                                       IL                                      60076         1
     38842704     GLENCOE                                      MN                                      55336         1
     38842712     AITKIN                                       MN                                      56431         1
     38842720     SAVAGE                                       MN                                      55378         1
     38842738     JORDAN                                       MN                                      55352         1
     38842746     COLUMBIA HEIGHT                              MN                                      55421         1
     38842753     GRAND RAPIDS                                 MI                                      49506         1
     38842761     CHICAGO                                      IL                                      60641         1
     38842779     BLOOMINGTON                                  MN                                      55437         1
     38842787     MINNEAPOLIS                                  MN                                      55408         1
     38842795     SAINT PAUL                                   MN                                      55104         1
     38842803     MERIDEN                                      CT                                       6451         2
     38842837     BENSALEM                                     PA                                      19020         1
     38842811     WATERBURY                                    CT                                       6706         1
     38842829     PROVO                                        UT                                      84604         1
      3321520     SAN DIEGO                                    CA                                      92119         1
      3322423     ST. MICHAEL                                  MN                                      55376         1
      3323847     MADISON                                      MS                                      39110         1
      3323849     ZIMMERMAN                                    MN                                      55398         1
      3328023     OLYMPIA                                      WA                                      98506         1
      3329332     MORROW                                       GA                                      30260         1
      3335343     WEST PALM BEACH                              FL                                      33405         1
      3335724     PORT SAINT LUCIE                             FL                                      34983         1
      3336896     MIAMI                                        FL                                      33157         1
      3336919     FRESNO                                       CA                                      93710         1
      3338399     SAN ANTONIO                                  TX                                      78259         1
      3338716     LANCASTER                                    CA                                      93536         1
      3338753     ELK GROVE VILLAGE                            IL                                      60007         1
      3341851     TOMBALL                                      TX                                      77377         1
      3342721     THE COLONY                                   TX                                      75056         1
      3343712     Plano                                        TX                                      75023         1
      3344166     ANNETTA SOUTH                                TX                                      76008         1
      3345040     SAINT CHARLES                                MO                                      63303         1
      3345045     SAN DIEGO                                    CA                                      92113         1
      3345733     COON RAPIDS                                  MN                                      55448         1
      3347419     ORLANDO                                      FL                                      32818         1
      3348946     HARVEY CEDARS                                NJ                                       8008         1
      3350099     SANDY SPRINGS                                GA                                      30342         1
      3351427     ATLANTA                                      GA                                      30331         1
      3352872     LAS VEGAS                                    NV                                      89108         1
      3352876     RENO                                         NV                                      89506         1
      3352912     RIVERSIDE                                    CA                                      92505         1
      3352914     PHOENIX                                      AZ                                      85037         1
      3353119     COON RAPIDS                                  MN                                      55448         1
      3353252     BUFFALO                                      MN                                      55313         1
      3354948     OLYMPIA                                      WA                                      98501         1
      3355707     DELAVAN                                      WI                                      53115         1
      3358425     WYOMING                                      MN                                      55092         1
      3358760     BROOKLYN PARK                                MN                                      55445         1
      3358788     DALLAS                                       TX                                      75287         1
      3358790     BROOKLYN PARK                                MN                                      55428         1
      3361371     LONG BEACH                                   CA                                      90807         1
      3362311     BOXFORD                                      MA                                       1921         1
      3364648     MINNEAPOLIS                                  MN                                      55407         1
      3365735     FRISCO                                       TX                                      75034         1
      3365739     FARMINGTON                                   MN                                      55024         1
      3367643     WYLIE                                        TX                                      75098         1
      3371152     ANDOVER                                      MN                                      55304         1
      3371412     ALPINE                                       CA                                      91901         1
      3372742     THOMPSON                                     ND                                      58278         1
      3372744     MOUND                                        MN                                      55364         1
      3372841     OXON HILL                                    MD                                      20745         1
      3373801     HOUSTON                                      TX                                      77069         1
      3374412     CHICAGO                                      IL                                      60623         2
      3374569     SUPERIOR                                     WI                                      54880         1
      3375266     ST PAUL                                      MN                                      55104         1
      3375458     OLYMPIA                                      WA                                      98501         1
      3375719     MILWAUKEE                                    WI                                      53212         2
      3375725     GLENN HEIGHTS                                TX                                      75154         1
      3376007     FORT WORTH                                   TX                                      76123         1
      3376038     CUDAHY                                       WI                                      53110         1
      3377129     MILWAUKEE                                    WI                                      53216         2
      3378463     GLENCOE                                      MN                                      55336         1
      3379504     MAHTOMEDI                                    MN                                      55115         1
      3379826     MANSFIELD                                    TX                                      76063         1
      3380648     NEENAH                                       WI                                      54956         1
      3382398     ABILENE                                      TX                                      79606         1
      3382548     GLENN HEIGHTS                                TX                                      75154         1
      3383824     PLYMOUTH                                     MN                                      55447         1
      3392892     NEW BRIGHTON                                 MN                                      55112         1
      3395066     KANSAS CITY                                  MO                                      64155         1
      3396567     ROWLETT                                      TX                                      75089         1
      3397254     ST. PAUL                                     MN                                      55117         2
      3403727     LAKE ALFRED                                  FL                                      33850         1
      3403730     ORLANDO                                      FL                                      32828         1
      3408561     CAMBRIDGE                                    MN                                      55008         1
      3409322     INVER GROVE HEIGHTS                          MN                                      55076         1
      3411005     BECKER                                       MN                                      55308         1
      3416121     DETROIT                                      MI                                      48219         1
      3416128     POMONA                                       CA                                      91766         1
      3416132     LOS ANGELES                                  CA                                      90047         1
      3416164     WOODBRIDGE                                   VA                                      22191         1
      3417255     SANFORD                                      FL                                      32771         1
      3418868     SAN DIEGO                                    CA                                      92104         1
      3420283     MINNEAPOLIS                                  MN                                      55411         2
      3421966     ANTIOCH                                      TN                                      37013         1
      3421968     STEPHENS CITY                                VA                                      22655         1
      3423253     GLENN HEIGHTS                                TX                                      75154         1
      3423280     OLATHE                                       KS                                      66062         1
      3423394     SALT LAKE CITY                               UT                                      84118         1
      3424225     ISANTI                                       MN                                      55040         1
      3424226     BROOKFIELD                                   WI                                      53045         2
      3424563     WALDORF                                      MD                                      20601         1
      3424565     POMPANO BEACH                                FL                                      33064         1
      3424567     FIFTY LAKES                                  MN                                      56448         1
      3424568     BLOOMINGTON                                  MN                                      55438         1
      3424569     VICTORIA                                     MN                                      55386         1
      3424570     ROSEMOUNT                                    MN                                      55068         1
      3425409     BOTHELL                                      WA                                      98021         1
      3425411     DUMFRIES                                     VA                                      22026         1
      3425413     PROCTOR                                      MN                                      55810         1
      3425914     NEW BRIGHTON                                 MN                                      55112         1
      3426892     WAKE FOREST                                  NC                                      27587         1
      3426894     GILBERT                                      AZ                                      85296         1
      3426896     CENTRAL FALLS                                RI                                       2863         2
      3429138     MINNEAPOLIS                                  MN                                      55411         1
      3429139     CHICAGO                                      IL                                      60639         1
      3429976     LOMBARD                                      IL                                      60148         1
      3432284     RICHMOND                                     VA                                      23220         1
      3432291     SHAWNEE                                      OK                                      74804         1
      3433546     FARMINGTON                                   MN                                      55024         1
      3435294     DES PLAINES                                  IL                                      60016         1
      3436378     CLINTON                                      MS                                      39056         1
      3436380     GAINESVILLE                                  VA                                      20155         1
      3436625     ROBBINSDALE                                  MN                                      55422         1
      3436711     MATTHEWS                                     NC                                      28104         1
      3439794     MINNEAPOLIS                                  MN                                      55411         1
      3441128     LANCASTER                                    TX                                      75134         1
      3441602     JACKSONVILLE                                 FL                                      32223         1
      3442168     SOUTHFIELD                                   MI                                      48034         1
      3442527     HOPKINS                                      MN                                      55343         1
      3442528     LAKEVILLE                                    MN                                      55044         1
      3446241     COLORADO SPRINGS                             CO                                      80911         1
      3446244     COPIAGUE                                     NY                                      11726         1
      3447176     PITTSFIELD                                   MA                                       1201         4
      3447178     DACULA                                       GA                                      30019         1
      3448422     ZION                                         IL                                      60099         1
      3452132     ST PAUL                                      MN                                      55101         1
      3454099     STATEN ISLAND                                NY                                      10301         2
      3454101     CHARLOTTE                                    NC                                      28210         1
      3458736     FARMINGTON                                   MN                                      55024         1
      3460597     FARMINGTON                                   MN                                      55024         1
      3462026     MONROE                                       NC                                      28110         1
      3462582     RACINE                                       WI                                      53402         2
      3462625     SAVAGE                                       MN                                      55378         1
      3462713     HUDSON                                       WI                                      54016         1
      3465630     GILBERT                                      AZ                                      85296         1
      3465997     SOMERSET                                     WI                                      54025         1
      3145556     ATLANTA                                      GA                                      30305         1
      3124492     NORTH LAS VEGAS                              NV                                      89032         1

ANUM              INDEXLIT     LIEN     OTERM       OATERM       DTI         GRADE       PPOTERM
---------------------------------------------------------------------------------------------------
   1000001971                     2         120          120      44.623     A+XP                0
   1000001974                     2         360          360      38.318     XTA+               24
   1000002107                     2         360          360      33.254     XTA+               24
   1000002110                     2         360          360      33.149     XTA+               24
   1000002116                     2         360          360      45.643     XTA+               24
   1000002119                     2         360          360      46.747     XTA+               36
   1000002122                     2         240          240      49.967     XTA+               24
   1000002128                     2         180          180      49.975     BXP                 0
   1000002130                     2         360          360      41.033     XTA+                0
   1000002133                     2         180          180      49.274     A+XP               24
   1000002135                     2         360          360      42.373     XTA+               12
   1000002138                     2         360          360      47.303     XTA+               24
   1000272674                     2         360          360      48.552     XTA+                0
   1000277555                     2         360          360       44.59     XTA+                0
   1000279559                     2         360          360      46.051     XTA+                0
   1000280821                     2         120          120      33.844     A+XP               24
   1000281507                     2         360          360      42.221     XTA+               24
   1000283655                     2         120          120      50.657     A+XP                0
   1000284135                     2         360          360      49.273     XTA+                0
   1000286489                     2         360          360      42.184     XTA+                0
   1000286988                     2         360          360      45.231     XTA+               24
   1000287461                     2         360          360       32.06     XTA+               24
   1000287938                     2         180          180      37.005     A+XP                0
   1000288003                     2         360          360      44.302     XTA+               24
   1000289991                     2         180          180      42.512     XTA+               24
   1000290912                     2         180          180      29.407     XTA+               24
   1000292505                     2         360          360      42.857     AXP                 0
   1000292712                     2         360          360      24.952     XTA+               24
   1000292719                     2         360          360      47.659     XTA+               24
   1000292739                     2         360          360      49.675     XTA+               24
   1000292862                     2         360          360      45.422     XTA+               36
   1000293042                     2         360          360        22.1     XTA+               24
   1000293518                     2         180          180      37.418     AXP                 0
   1000293607                     2         120          120      42.415     A+XP               24
   1000293892                     2         360          360      50.696     A+XP               24
   1000294626                     2         360          360      42.647     XTA+               24
   1000295562                     2         360          360       45.97     XTA+               24
   1000295675                     2         180          180      44.056     XTA+                0
   1000295759                     2         360          360      46.294     XTA+                0
   1000296161                     2         360          360      40.511     XTA+                0
   1000296366                     2         360          360      45.526     XTA+               36
   1000296428                     2         360          360      49.974     XTA+                0
   1000298432                     2         360          360      48.147     XTA+                0
   1000298639                     2         360          360      29.235     XTA+               24
   1000298645                     2         120          120        19.6     A+XP               24
   1000298964                     2         360          360      49.872     XTA+               24
   1000299032                     2         180          180      44.746     XTA+               24
   1000299139                     2         360          360      44.136     XTA+                0
   1000299573                     2         360          360      42.535     XTA+               36
   1000299668                     2         120          120      34.174     A+XP               24
   1000299925                     2         360          360      38.462     XTA+               36
   1000300059                     2         180          180      38.513     A+XP               12
   1000300089                     2         120          120      44.226     A+XP               24
   1000300174                     2         360          360       48.25     XTA+               24
   1000300175                     2         360          360      47.168     XTA+                0
   1000300346                     2         360          360      42.667     XTA+               24
   1000300380                     2         360          360       49.25     XTA+               24
   1000300384                     2         360          360      42.848     XTA+                0
   1000300395                     2         360          360      46.955     XTA+               24
   1000300973                     2         360          360      46.497     XTA+               24
   1000301200                     2         360          360      19.788     XTA+               24
   1000301227                     2         360          360      45.257     XTA+               12
   1000301253                     2         180          180      34.291     A+XP               24
   1000301277                     2         360          360      47.985     XTA+                0
   1000301371                     2         360          360      34.684     XTA                12
   1000301388                     2         360          360      45.094     XTA+               24
   1000301401                     2         360          360      44.995     XTA+               24
   1000301457                     2         180          180      35.082     CXP                24
   1000301474                     2         180          180      52.327     BXP                24
   1000301800                     2         360          360      41.427     XTA+               24
   1000301813                     2         360          360       37.04     XTA+               24
   1000301832                     2         180          180      25.547     A+XP               24
   1000301976                     2         120          120      31.067     A+XP               24
   1000302119                     2         360          360      49.144     XTA+               36
   1000302230                     2         360          360      36.503     XTA                 0
   1000302363                     2         360          360      45.988     XTA+               36
   1000302420                     2         360          360      49.347     XTA+               24
   1000302462                     2         360          360      46.894     XTA+               24
   1000302482                     2         180          180      43.513     XTA+               24
   1000302525                     2         360          360      45.693     XTA+               24
   1000302599                     2         120          120      47.832     A+XP               24
   1000302703                     2         360          360      48.126     XTA+               24
   1000302819                     2         360          360       43.27     XTA+               36
   1000302830                     2         360          360      49.721     XTA+               36
   1000302852                     2         120          120      49.015     A+XP               24
   1000303010                     2         120          120      40.848     XTA+               24
   1000303057                     2         180          180      45.753     A+XP               12
   1000303094                     2         360          360      49.445     XTA+               24
   1000303119                     2         180          180      45.458     A+XP               24
   1000303133                     2         360          360      45.958     XTA+                0
   1000303176                     2         360          360      45.847     XTA+               24
   1000303240                     2         360          360      34.057     XTA+               36
   1000303308                     2         360          360      44.877     XTA+               24
   1000303369                     2         360          360      46.687     XTA+               24
   1000303441                     2         360          360      48.575     XTA+               24
   1000303584                     2         360          360      41.536     XTA+               24
   1000303585                     2         360          360      48.178     XTA+               24
   1000303653                     2         360          360      46.269     XTA+               36
   1000303695                     2         360          360      49.536     XTA+                0
   1000303698                     2         360          360      42.241     XTA+                0
   1000304037                     2         360          360      44.953     XTA+               24
   1000304057                     2         360          360      46.762     XTA+                0
   1000304097                     2         360          360      50.363     XTA+                0
   1000304144                     2         360          360      46.543     XTA+               24
   1000304228                     2         360          360       45.13     XTA+               24
   1000304275                     2         360          360          50     XTA+               24
   1000304334                     2         180          180      39.673     XTA+                0
   1000304369                     2         360          360      38.949     XTA+               24
   1000304381                     2         360          360      50.584     XTA+                0
   1000304421                     2         360          360      49.654     XTA+               24
   1000304445                     2          60           60      49.825     AXP                24
   1000304452                     2         360          360      43.464     XTA+               36
   1000304456                     2         360          360      49.289     XTA+               24
   1000304510                     2         360          360      48.287     XTA+                0
   1000304592                     2         180          180      24.539     XTA+                0
   1000304714                     2         360          360      49.973     XTA+               24
   1000304814                     2         360          360      49.422     XTA+                0
   1000304825                     2         360          360      43.309     XTA+               12
   1000304842                     2         360          360      48.942     XTA+               36
   1000304892                     2         360          360      45.178     XTA+                0
   1000304969                     2         240          240      40.691     XTA+               24
   1000304972                     2         360          360       42.78     XTA+               24
   1000305040                     2         360          360       36.54     XTA+                0
   1000305072                     2         360          360      22.742     XTA+               24
   1000305132                     2         360          360       49.52     XTA+               36
   1000305170                     2         360          360      44.351     XTA+               24
   1000305207                     2         360          360      46.528     XTA+               24
   1000305254                     2         120          120      30.978     A+XP               36
   1000305255                     2         360          360      50.086     XTA+               24
   1000305332                     2         360          360      49.862     XTA+               36
   1000305357                     2         360          360      23.192     XTA+               12
   1000305414                     2         360          360       50.56     XTA+                0
   1000305452                     2         180          180      37.189     A+XP                0
   1000305463                     2         360          360      48.236     XTA+                0
   1000305465                     2         360          360      49.448     XTA+                0
   1000305510                     2         360          360      43.552     XTA+               24
   1000305549                     2         360          360      45.167     XTA+                0
   1000305571                     2         360          360      45.636     XTA+               24
   1000305574                     2         360          360      31.333     XTA+                0
   1000305608                     2         360          360      46.399     XTA+                0
   1000305615                     2         360          360      32.266     XTA+               24
   1000305737                     2         360          360      42.795     XTA+                0
   1000305743                     2         120          120       43.94     A+XP               24
   1000305774                     2         360          360      39.933     XTA+               24
   1000305815                     2         180          180        42.2     XTA+               24
   1000305824                     2         360          360      39.096     XTA+               24
   1000305864                     2         360          360      43.555     XTA                36
   1000305865                     2         120          120      44.057     XTA+                0
   1000305870                     2         360          360      37.763     XTA+                0
   1000305918                     2         360          360       49.63     XTA+               36
   1000305931                     2         360          360       47.06     XTA+               24
   1000305999                     2         360          360      46.713     XTA+                0
   1000306040                     2         360          360      39.397     XTA+                0
   1000306082                     2         360          360      23.865     XTA+               36
   1000306106                     2         360          360      49.972     XTA+               12
   1000306140                     2         360          360       47.59     XTA+               24
   1000306142                     2         360          360      42.075     XTA+               12
   1000306152                     2         360          360        45.8     XTA+               24
   1000306185                     2         360          360      44.929     XTA+               36
   1000306204                     2         360          360      38.918     XTA+                0
   1000306232                     2         360          360      49.166     XTA+                0
   1000306233                     2         360          360      44.363     XTA+               12
   1000306295                     2         360          360      11.096     XTA+                0
   1000306375                     2         360          360      49.524     XTA+               12
   1000306443                     2         360          360      44.069     XTA+               24
   1000306450                     2         360          360      49.156     XTA+               24
   1000306461                     2         360          360       46.31     XTA+               12
   1000306482                     2         360          360      37.717     XTA+                0
   1000306493                     2         360          360      39.964     XTA+               36
   1000306547                     2         360          360      48.945     XTA+               24
   1000306577                     2         360          360      47.284     XTA+                0
   1000306580                     2         360          360      35.467     XTA+               24
   1000306593                     2         360          360      46.291     XTA+               24
   1000306614                     2         360          360      49.924     XTA+               24
   1000306672                     2         360          360        30.2     XTA+                0
   1000306692                     2         360          360      47.485     XTA+               24
   1000306733                     2         360          360      48.411     XTA+               24
   1000306749                     2         360          360      48.912     XTA+               24
   1000306772                     2         360          360      12.156     XTA+               36
   1000306797                     2         360          360      49.034     XTA+               36
   1000306856                     2         360          360      49.909     XTA+               12
   1000306858                     2         360          360      46.127     XTA+                0
   1000306860                     2         360          360      43.952     XTA+                0
   1000306866                     2         360          360        39.5     XTA+                0
   1000306905                     2         360          360      48.145     XTA+                0
   1000306946                     2         360          360      43.372     XTA+               24
   1000307012                     2         360          360       47.35     XTA+               24
   1000307076                     2         360          360      43.958     XTA+                0
   1000307137                     2         360          360      41.617     XTA+               24
   1000307164                     2         360          360      46.984     XTA+               24
   1000307204                     2         360          360      45.369     XTA+                0
   1000307302                     2         360          360      44.553     XTA+               24
   1000307303                     2         360          360      42.733     XTA+                0
   1000307423                     2         360          360      49.299     XTA+               24
   1000307431                     2         360          360      45.415     XTA+               36
   1000307444                     2         360          360      43.694     XTA+               24
   1000307454                     2         360          360        49.3     XTA+               24
   1000307464                     2         360          360      32.161     XTA+               24
   1000307469                     2         360          360      34.922     XTA+                0
   1000307472                     2         360          360      47.952     XTA+               36
   1000307498                     2         360          360      42.559     XTA+               24
   1000307525                     2         360          360      49.419     XTA+               24
   1000307532                     2         360          360      38.032     XTA+                0
   1000307548                     2         360          360      42.409     XTA+               24
   1000307600                     2         360          360      48.593     XTA+               24
   1000307608                     2         360          360      48.319     XTA+               24
   1000307678                     2          60           60      12.556     A+XP               24
   1000307685                     2         360          360      41.627     XTA+               24
   1000307714                     2         360          360      40.553     XTA+               24
   1000307722                     2         360          360      34.953     XTA+               24
   1000307799                     2         360          360      41.667     XTA+               24
   1000307836                     2         360          360      34.763     XTA+                0
   1000307906                     2         360          360      48.543     XTA+               24
   1000307916                     2         360          360      43.669     XTA+               24
   1000307949                     2         360          360      48.548     XTA+               24
   1000307967                     2         360          360      34.996     XTA+               24
   1000307983                     2         360          360      49.898     XTA+               36
   1000308106                     2         360          360      48.893     XTA+               24
   1000308111                     2         360          360      49.922     XTA+               24
   1000308115                     2         360          360      46.947     XTA+               36
   1000308131                     2         360          360      42.783     XTA+                0
   1000308152                     2         360          360      34.773     XTA+               24
   1000308174                     2         180          180      45.267     XTA+                0
   1000308198                     2         360          360      46.042     XTA+                0
   1000308200                     2         360          360      23.857     XTA+               24
   1000308229                     2         360          360      45.384     XTA+               24
   1000308236                     2         120          120      33.494     XTA+               24
   1000308251                     2         360          360      29.704     XTA+               36
   1000308295                     2         360          360      38.049     XTA+               36
   1000308313                     2         360          360      42.082     XTA+               24
   1000308341                     2         360          360      39.842     XTA+               24
   1000308374                     2         360          360      49.972     XTA+               24
   1000308384                     2         360          360      39.658     XTA+               24
   1000308438                     2         360          360      44.835     XTA+               24
   1000308460                     2         360          360      49.961     XTA+               36
   1000308497                     2         360          360      44.313     XTA+                0
   1000308499                     2         360          360      50.344     XTA+                0
   1000308520                     2         180          180      49.554     XTA+                0
   1000308532                     2         360          360      44.422     XTA+               24
   1000308538                     2         360          360      40.366     XTA+               24
   1000308551                     2         360          360      39.815     XTA+                0
   1000308606                     2         360          360      35.772     XTA+               24
   1000308610                     2         360          360      40.834     XTA+                0
   1000308644                     2         360          360      46.343     XTA+               24
   1000308673                     2         360          360      48.252     XTA+               24
   1000308681                     2         360          360      47.646     XTA+               24
   1000308701                     2         360          360      46.382     XTA                12
   1000308707                     2         360          360      49.773     XTA+               36
   1000308711                     2         360          360      37.757     XTA+               24
   1000308712                     2         360          360      48.443     XTA+               24
   1000308721                     2         360          360      47.854     XTA+               24
   1000308741                     2         360          360      48.552     XTA+               36
   1000308754                     2         360          360      26.882     XTA+               12
   1000308781                     2         360          360      41.704     XTA+                0
   1000308782                     2         360          360      45.053     XTA+               24
   1000308785                     2         360          360      36.894     XTA+               36
   1000308795                     2         360          360      46.912     XTA+                0
   1000308836                     2         360          360      47.873     XTA+               24
   1000308850                     2         360          360      29.481     XTA+               24
   1000308872                     2         360          360      49.618     XTA+               24
   1000308883                     2         360          360      44.521     XTA+                0
   1000308884                     2         360          360      49.943     XTA+               24
   1000308902                     2         360          360       47.09     XTA+               24
   1000308903                     2         360          360      46.523     XTA+               36
   1000308917                     2         360          360      45.318     XTA+                0
   1000308933                     2         360          360      41.717     XTA+               24
   1000308941                     2         360          360      46.156     XTA+               24
   1000308971                     2         360          360      41.853     XTA+               24
   1000308973                     2         180          180       45.25     XTA+               24
   1000308981                     2         120          120      41.614     A+XP               24
   1000308985                     2         360          360      38.484     XTA+               24
   1000308986                     2         360          360       41.07     XTA+               24
   1000309019                     2         360          360      49.767     XTA+               36
   1000309076                     2         360          360      44.185     XTA+                0
   1000309099                     2         360          360        47.9     XTA+               36
   1000309127                     2         360          360      48.474     XTA+               24
   1000309158                     2         360          360      48.767     XTA+               24
   1000309185                     2         360          360      49.671     XTA+                0
   1000309188                     2         360          360      47.017     XTA+               24
   1000309248                     2         360          360      46.501     XTA+                0
   1000309257                     2         360          360      43.961     XTA+                0
   1000309264                     2         360          360      49.732     XTA+                0
   1000309305                     2         360          360      49.964     XTA+                0
   1000309312                     2         360          360      46.653     XTA+                0
   1000309322                     2         360          360       41.18     XTA+                0
   1000309340                     2         360          360      46.932     XTA+               24
   1000309351                     2         360          360      43.688     XTA+               24
   1000309365                     2         360          360       39.33     XTA+                0
   1000309372                     2         360          360      47.988     XTA+                0
   1000309391                     2         360          360      44.306     XTA+               24
   1000309396                     2         360          360      49.249     XTA                24
   1000309414                     2         360          360      48.853     XTA+                0
   1000309456                     2         360          360      49.588     XTA+               24
   1000309459                     2         360          360      49.848     XTA+               24
   1000309460                     2         360          360      49.965     XTA+               24
   1000309461                     2         360          360      44.538     XTA+                0
   1000309470                     2         360          360      49.625     XTA+               24
   1000309475                     2         360          360      49.423     XTA+                0
   1000309500                     2         360          360      37.444     XTA+               24
   1000309505                     2         360          360       36.67     XTA+               24
   1000309512                     2         360          360      37.313     XTA+               36
   1000309531                     2         360          360      44.274     XTA+                0
   1000309535                     2         360          360       41.73     XTA+                0
   1000309538                     2         360          360      44.414     XTA+               24
   1000309556                     2         360          360      43.361     XTA+               24
   1000309592                     2         360          360      50.931     XTA+               24
   1000309596                     2         360          360      45.892     XTA+               24
   1000309601                     2         360          360      43.256     XTA+               24
   1000309606                     2         360          360      39.812     XTA+               12
   1000309609                     2         360          360      46.667     XTA+               24
   1000309647                     2         360          360       43.72     XTA+               24
   1000309648                     2         360          360      36.967     XTA+                0
   1000309664                     2         360          360      48.218     XTA+               24
   1000309665                     2         360          360      47.759     XTA+               24
   1000309678                     2         360          360       48.41     XTA+               36
   1000309679                     2         360          360      40.846     XTA+               24
   1000309684                     2         360          360      40.873     XTA+               24
   1000309695                     2         360          360      47.168     XTA+               36
   1000309725                     2         360          360      36.564     XTA+                0
   1000309733                     2         360          360      20.917     XTA+                0
   1000309741                     2         360          360        48.5     XTA+               24
   1000309778                     2         360          360      43.877     XTA+               24
   1000309783                     2         360          360      48.352     XTA+               24
   1000309817                     2         360          360      49.957     XTA+               36
   1000309825                     2         360          360      40.978     XTA+               24
   1000309861                     2         360          360      44.064     XTA+               24
   1000309883                     2         360          360      48.583     XTA+               36
   1000309905                     2         360          360      40.665     XTA+               24
   1000309926                     2         240          240      48.898     XTA+               24
   1000309930                     2         360          360      49.242     XTA+                0
   1000309939                     2         360          360      43.295     XTA+               24
   1000309941                     2         360          360       49.85     XTA+               24
   1000309950                     2         360          360      47.073     XTA+               24
   1000309971                     2         360          360      49.965     XTA+               24
   1000309975                     2         360          360      44.866     XTA+               12
   1000309980                     2         360          360      43.742     XTA+               24
   1000310048                     2         360          360      49.959     XTA+                0
   1000310055                     2         360          360      42.081     XTA+               24
   1000310066                     2         360          360       32.32     XTA+               24
   1000310068                     2         180          180      31.546     XTA+                0
   1000310087                     2         360          360      49.844     XTA+               24
   1000310120                     2         360          360      49.538     XTA+                0
   1000310156                     2         360          360      19.891     XTA+                0
   1000310257                     2         360          360      48.769     XTA+               24
   1000310260                     2         360          360      15.616     XTA+               24
   1000310265                     2         360          360      48.882     XTA+                0
   1000310308                     2         360          360      45.379     XTA+                0
   1000310310                     2         360          360       31.25     XTA+                0
   1000310329                     2         360          360      43.468     XTA+               24
   1000310342                     2         360          360       48.75     XTA+               36
   1000310363                     2         360          360      36.985     XTA+                0
   1000310366                     2         360          360      40.731     XTA+               24
   1000310391                     2         360          360      45.363     XTA+               24
   1000310394                     2         360          360      49.125     XTA+                0
   1000310407                     2         360          360      46.714     XTA+                0
   1000310415                     2         360          360      37.713     XTA+               24
   1000310427                     2         180          180      46.907     XTA+                0
   1000310452                     2         360          360      47.232     XTA+               24
   1000310458                     2         360          360      49.702     XTA                36
   1000310510                     2         360          360      49.086     XTA+               24
   1000310514                     2         360          360      47.683     XTA+                0
   1000310517                     2         360          360      48.149     XTA+               36
   1000310548                     2         360          360      39.224     XTA+               24
   1000310557                     2         360          360       44.66     XTA+                0
   1000310566                     2         360          360      48.921     XTA+                0
   1000310572                     2         360          360      42.418     XTA+                0
   1000310580                     2         360          360      47.041     A+XP                0
   1000310630                     2         360          360      49.468     XTA+               36
   1000310634                     2         360          360      41.667     XTA+               24
   1000310636                     2         360          360      47.473     XTA+               24
   1000310660                     2         360          360      48.936     XTA+               24
   1000310665                     2         360          360      44.114     XTA+               24
   1000310667                     2         360          360      49.309     XTA+               24
   1000310719                     2         360          360      47.207     XTA+               24
   1000310753                     2         360          360      37.471     XTA+                0
   1000310758                     2         360          360      40.414     XTA+               24
   1000310800                     2         360          360      48.494     XTA+               24
   1000310813                     2         360          360      44.927     XTA+               24
   1000310815                     2         360          360      43.978     XTA+               36
   1000310861                     2         360          360      48.727     XTA                24
   1000310868                     2         360          360       49.28     XTA+               24
   1000310902                     2         360          360      49.404     XTA+               24
   1000310912                     2         360          360      49.943     XTA+                0
   1000310915                     2         360          360      47.596     XTA+               24
   1000310919                     2         360          360      46.732     XTA+                0
   1000310953                     2         360          360          51     XTA+               24
   1000311017                     2         360          360      49.561     XTA+               12
   1000311035                     2         360          360      24.091     XTA+               36
   1000311036                     2         360          360      49.414     XTA+               36
   1000311062                     2         360          360      48.423     XTA+                0
   1000311066                     2         360          360      47.659     XTA+               36
   1000311068                     2         360          360          50     XTA+               24
   1000311113                     2         360          360      45.914     XTA+               24
   1000311131                     2         360          360       49.68     XTA+               24
   1000311138                     2         360          360      38.252     XTA+               24
   1000311139                     2         360          360      45.083     XTA                24
   1000311140                     2         360          360       44.37     XTA+                0
   1000311143                     2         360          360      44.486     XTA+                0
   1000311211                     2         360          360      49.207     XTA+               24
   1000311221                     2         360          360      49.526     XTA+               36
   1000311260                     2         360          360      44.158     XTA+               24
   1000311266                     2         360          360      26.057     XTA+               24
   1000311272                     2         360          360      39.231     XTA+               24
   1000311298                     2         360          360      51.208     XTA+               24
   1000311306                     2         360          360      37.028     XTA+               24
   1000311324                     2         360          360      42.589     XTA+               24
   1000311343                     2         360          360      52.525     XTA+               24
   1000311349                     2         360          360      48.529     XTA+               12
   1000311410                     2         360          360      45.579     XTA+                0
   1000311415                     2         360          360      49.125     XTA                 0
   1000311446                     2         360          360      29.936     XTA+               24
   1000311453                     2         360          360      49.369     XTA+                0
   1000311458                     2         360          360        45.4     XTA+               24
   1000311472                     2         360          360      48.587     XTA+               24
   1000311500                     2         360          360       43.06     XTA+               24
   1000311505                     2         360          360      46.607     XTA+                0
   1000311512                     2         360          360      48.385     XTA+               36
   1000311580                     2         360          360      34.516     XTA                12
   1000311582                     2         180          180      32.706     A+XP                0
   1000311592                     2         360          360      48.594     XTA+               24
   1000311598                     2         360          360      35.423     XTA+               24
   1000311607                     2         360          360      37.603     XTA+               24
   1000311622                     2         360          360      49.887     XTA+               36
   1000311705                     2         360          360      40.325     XTA+               24
   1000311706                     2         360          360       49.11     XTA+               36
   1000311708                     2         360          360      45.886     XTA+               24
   1000311718                     2         360          360      38.455     XTA+               24
   1000311753                     2         360          360      32.284     XTA+               36
   1000311762                     2         360          360        42.6     XTA+                0
   1000311770                     2         360          360      40.332     XTA+               24
   1000311774                     2         360          360      33.389     XTA+               24
   1000311777                     2         360          360      49.947     XTA+               24
   1000311780                     2         360          360      48.925     XTA+               24
   1000311783                     2         360          360        36.5     XTA+                0
   1000311788                     2         240          240      43.764     XTA+                0
   1000311796                     2         360          360      47.061     XTA+               24
   1000311806                     2         360          360      48.328     XTA+                0
   1000311810                     2         360          360      47.388     XTA+               12
   1000311821                     2         360          360      48.476     XTA+               24
   1000311828                     2         360          360      49.246     XTA+               12
   1000311829                     2         360          360      19.308     XTA+                0
   1000311833                     2         360          360      49.811     XTA+               24
   1000311859                     2         360          360      49.935     XTA+                0
   1000311946                     2         360          360      49.209     XTA+                0
   1000311960                     2         360          360      49.969     XTA+               24
   1000311967                     2         360          360      32.335     A+XP                0
   1000311968                     2         360          360      43.893     XTA+               24
   1000311973                     2         360          360      49.709     XTA+               24
   1000312010                     2         360          360      43.592     XTA+               24
   1000312025                     2         360          360      48.722     XTA+               24
   1000312033                     2         360          360      48.077     XTA+               24
   1000312058                     2         360          360      48.629     XTA+               36
   1000312082                     2         360          360      49.211     XTA+                0
   1000312086                     2         360          360      49.952     XTA+               24
   1000312100                     2         360          360      45.882     XTA+               24
   1000312133                     2         180          180      35.232     XTA+                0
   1000312156                     2         360          360      46.001     XTA+               24
   1000312162                     2         360          360      32.892     A+XP               24
   1000312179                     2         360          360      46.103     XTA+                0
   1000312224                     2         360          360      42.008     XTA+               36
   1000312230                     2         180          180      42.544     A+XP               24
   1000312238                     2         360          360      49.607     XTA+               24
   1000312259                     2         360          360      44.906     XTA+               36
   1000312266                     2         360          360      48.648     XTA+                0
   1000312267                     2         360          360      35.751     XTA+               12
   1000312271                     2         360          360      49.102     XTA+                0
   1000312276                     2         360          360      49.163     XTA+               36
   1000312289                     2         360          360      47.873     XTA+               24
   1000312298                     2         360          360      39.672     XTA+                0
   1000312303                     2         360          360      41.225     XTA+               24
   1000312306                     2         360          360      45.325     XTA+               24
   1000312312                     2         360          360      49.489     XTA+                0
   1000312319                     2         180          180      43.381     A+XP               24
   1000312338                     2         360          360      42.105     XTA+               24
   1000312366                     2         360          360      43.425     XTA+               24
   1000312379                     2         360          360      46.719     XTA+                0
   1000312382                     2         360          360      48.571     XTA+               24
   1000312397                     2         360          360      46.557     XTA+               24
   1000312435                     2         360          360      30.491     XTA+               24
   1000312452                     2         360          360      48.832     XTA+               24
   1000312457                     2         360          360      42.468     XTA+               36
   1000312460                     2         360          360      47.231     XTA+               12
   1000312464                     2         180          180        41.2     XTA+               24
   1000312467                     2         360          360      50.598     XTA+                0
   1000312484                     2         360          360      42.446     XTA+               24
   1000312518                     2         360          360      26.663     XTA+                0
   1000312519                     2         360          360       39.85     XTA+               24
   1000312520                     2         360          360      49.222     XTA+               24
   1000312521                     2         360          360      49.884     XTA+                0
   1000312524                     2         360          360      38.682     XTA+               36
   1000312530                     2         360          360      49.974     XTA+               24
   1000312572                     2         360          360      46.963     XTA+               36
   1000312579                     2         360          360      50.989     XTA+               36
   1000312584                     2         360          360      48.911     XTA+               24
   1000312597                     2         360          360      47.452     XTA+               36
   1000312615                     2         360          360      36.748     XTA+                0
   1000312630                     2         360          360      44.791     XTA+               24
   1000312634                     2         360          360      43.238     XTA+               24
   1000312636                     2         360          360      48.929     XTA+               24
   1000312660                     2         360          360      41.413     XTA+                0
   1000312679                     2         360          360      38.378     XTA+               24
   1000312689                     2         360          360      46.067     XTA+               24
   1000312694                     2         360          360      40.313     XTA+               24
   1000312708                     2         360          360      40.448     XTA+                0
   1000312717                     2         360          360      46.903     XTA+               24
   1000312721                     2         360          360      42.145     XTA+               24
   1000312726                     2         360          360      49.558     XTA+               24
   1000312769                     2         360          360      42.874     XTA+               24
   1000312785                     2         180          180      35.158     XTA+               24
   1000312791                     2         360          360      47.404     XTA+               24
   1000312796                     2         360          360      48.765     XTA+                0
   1000312816                     2         360          360      42.858     XTA+               24
   1000312822                     2         360          360       43.07     XTA+               24
   1000312823                     2         360          360      39.318     XTA+               24
   1000312824                     2         360          360      46.797     XTA+               24
   1000312839                     2         360          360      49.771     XTA+               12
   1000312883                     2         360          360      52.646     XTA+               24
   1000312889                     2         360          360      46.972     XTA+               24
   1000312897                     2         360          360      39.969     XTA+               24
   1000312914                     2         360          360      46.873     XTA+               24
   1000312941                     2         360          360      46.373     XTA+               24
   1000312970                     2         360          360      39.608     XTA+               24
   1000312981                     2         360          360      32.977     XTA+               24
   1000313009                     2         180          180      46.151     XTA+               24
   1000313012                     2         360          360      44.184     XTA+                0
   1000313027                     2         360          360      49.935     XTA+               36
   1000313037                     2         360          360      49.947     XTA+               24
   1000313052                     2         360          360      46.647     XTA+               12
   1000313055                     2         360          360      46.996     XTA+               24
   1000313068                     2         360          360       49.81     XTA+               24
   1000313074                     2         360          360      28.295     XTA+               24
   1000313081                     2         360          360       42.55     XTA+               12
   1000313128                     2         360          360      49.826     XTA+               12
   1000313131                     2         360          360      42.738     XTA+               24
   1000313135                     2         360          360      47.733     XTA+               24
   1000313138                     2         360          360      49.111     XTA+               24
   1000313148                     2         360          360      36.564     XTA+               24
   1000313155                     2         360          360      49.874     XTA+               24
   1000313164                     2         360          360      41.338     XTA+               24
   1000313188                     2         360          360      47.449     XTA+               36
   1000313196                     2         180          180      28.518     A+XP               24
   1000313201                     2         360          360      44.976     XTA+                0
   1000313203                     2         360          360      37.267     XTA+               24
   1000313206                     2         180          180      37.915     XTA+                0
   1000313220                     2         360          360      49.475     XTA+               24
   1000313222                     2         360          360      49.928     XTA+               24
   1000313225                     2         360          360      49.264     XTA+               24
   1000313237                     2         360          360      35.769     XTA+               24
   1000313249                     2         360          360      45.691     XTA+               12
   1000313262                     2         360          360      47.929     XTA+               24
   1000313263                     2         360          360      47.639     XTA+               24
   1000313269                     2         360          360      46.167     XTA+               24
   1000313278                     2         360          360      46.946     XTA+               24
   1000313286                     2         360          360      49.969     XTA+                0
   1000313303                     2         360          360       49.71     XTA+               24
   1000313307                     2         360          360      43.059     XTA+               24
   1000313309                     2         360          360       49.68     XTA+               24
   1000313339                     2         360          360      32.324     XTA+               24
   1000313343                     2         360          360      42.783     XTA+               36
   1000313346                     2         360          360      48.664     XTA+               24
   1000313347                     2         360          360      44.393     XTA+               24
   1000313351                     2         360          360      48.419     XTA+               24
   1000313352                     2         360          360        49.7     XTA+               24
   1000313353                     2         360          360      40.951     XTA+                0
   1000313355                     2         360          360       37.23     XTA+                0
   1000313376                     2         360          360        40.4     XTA+               36
   1000313378                     2         360          360      42.428     XTA+               24
   1000313385                     2         180          180      38.263     A+XP               24
   1000313398                     2         360          360        49.4     XTA+               24
   1000313409                     2         360          360      45.699     XTA+               24
   1000313415                     2         360          360      47.519     XTA+                0
   1000313417                     2         360          360      45.224     XTA+               24
   1000313430                     2         180          180      49.497     XTA+               36
   1000313441                     2         240          240      36.858     XTA+                0
   1000313452                     2         360          360      35.006     XTA+               12
   1000313454                     2         360          360      45.893     XTA+               24
   1000313456                     2         360          360      40.058     XTA+               24
   1000313457                     2         360          360      48.314     XTA+                0
   1000313461                     2         360          360      43.478     XTA+               24
   1000313496                     2         360          360      24.713     XTA+               24
   1000313512                     2         180          180      46.733     XTA+               24
   1000313514                     2         360          360      46.248     XTA+               24
   1000313521                     2         360          360      31.785     XTA+               36
   1000313524                     2         360          360      44.023     XTA+               24
   1000313548                     2         360          360      45.844     XTA+               24
   1000313556                     2         360          360       44.62     XTA+               24
   1000313568                     2         360          360      48.633     XTA+               36
   1000313572                     2         180          180      38.114     A+XP               24
   1000313599                     2         360          360      41.518     XTA+               24
   1000313614                     2         360          360      48.862     XTA+               36
   1000313620                     2         360          360      45.442     XTA+               24
   1000313648                     2         360          360      47.233     XTA+               24
   1000313667                     2         360          360      49.597     XTA+               36
   1000313682                     2         360          360      34.786     XTA+               24
   1000313691                     2         360          360      40.321     XTA+               36
   1000313707                     2         360          360      47.281     XTA+                0
   1000313713                     2         360          360      44.933     XTA+               24
   1000313714                     2         360          360      49.003     XTA+                0
   1000313716                     2         360          360       38.21     XTA+               36
   1000313718                     2         360          360      41.181     XTA+               24
   1000313745                     2         360          360         6.4     XTA+               24
   1000313750                     2         360          360      46.218     XTA+               24
   1000313772                     2         360          360      49.753     XTA+               24
   1000313781                     2         360          360      47.819     XTA+               24
   1000313793                     2         360          360      45.583     XTA+               36
   1000313800                     2         360          360      49.476     XTA+               24
   1000313809                     2         360          360      44.627     XTA+               24
   1000313813                     2         360          360      33.055     A+XP               36
   1000313819                     2         360          360      46.404     XTA+               24
   1000313844                     2         360          360      16.207     XTA+               24
   1000313851                     2         360          360      42.875     XTA+               24
   1000313861                     2         360          360      48.953     XTA+                0
   1000313862                     2         360          360      47.185     XTA+               36
   1000313878                     2         360          360      43.448     XTA+                0
   1000313888                     2         360          360      38.579     XTA+               24
   1000313898                     2         360          360      38.766     XTA+               24
   1000313899                     2         360          360      39.359     XTA+               36
   1000313905                     2         360          360      47.576     XTA+               24
   1000313910                     2         360          360      43.068     XTA+               24
   1000313926                     2         360          360      46.112     XTA+               24
   1000313933                     2         360          360      38.243     XTA+               24
   1000313952                     2         360          360      39.502     XTA+               24
   1000313987                     2         360          360       26.06     XTA+               36
   1000314012                     2         360          360      49.868     XTA+               24
   1000314017                     2         360          360      48.271     XTA+                0
   1000314051                     2         360          360      27.075     XTA+               24
   1000314073                     2         360          360      46.739     XTA+               24
   1000314076                     2         360          360      41.328     XTA+               24
   1000314078                     2         360          360      48.669     XTA+               24
   1000314081                     2         360          360      45.134     XTA+               24
   1000314088                     2         360          360      45.147     XTA+               24
   1000314101                     2         360          360      46.975     XTA+               24
   1000314111                     2         360          360      33.676     XTA+                0
   3000002068                     2         360          360       35.88     A+XP               24
   3000002079                     2         360          360      42.543     A+XP               24
   3000002080                     2         360          360      41.975     A+XP               24
   3000002148                     2         360          360      30.092     A+XP               24
   3000002193                     2         360          360      49.898     A+XP               24
   3000002342                     2         360          360      49.912     A+XP                0
   3000002488                     2         360          360      48.155     A+XP               36
   3000002536                     2         360          360        35.5     A+XP               24
   3000002967                     2         360          360      42.055     A+XP               36
   3000003003                     2         360          360      49.546     A+XP               24
   3000003014                     2         360          360      48.124     A+XP               24
   3000003081                     2         360          360      43.394     A+XP                0
   3000003092                     2         360          360      43.501     A+XP               24
   3000003127                     2         360          360      38.998     A+XP                0
   3000003376                     2         360          360      34.359     A+XP               24
   3000003467                     2         360          360      46.481     A+XP               24
   3000003537                     2         360          360      49.962     A+XP               36
   3000003548                     2         120          120       44.76     A+XP                0
   3000003640                     2         360          360      41.228     A+XP                0
   3000003684                     2         360          360      36.571     A+XP                0
   3000003822                     2         360          360      45.214     A+XP               24
   3000004219                     2         360          360      43.953     A+XP               24
   3000004220                     2         360          360      40.082     A+XP               24
   3000004561                     2         360          360      48.932     A-XP               24
   3000004652                     2         360          360      45.823     A+XP                0
   3000004674                     2         120          120      41.663     A+XP               24
   3000004732                     2         360          360      44.408     A+XP               24
   3000004914                     2         360          360      44.221     A+XP               24
   3000005027                     2         360          360      43.606     A+XP               24
   3000005107                     2         360          360      40.749     A+XP                0
   3000005185                     2         360          360      41.354     A+XP                0
   3000005221                     2         360          360      25.953     A+XP               12
   3000005345                     2         360          360      49.884     A+XP               24
   3000005458                     2         360          360      46.915     A+XP                0
   3000005492                     2         240          240       36.63     A+XP                0
   3000005595                     2         360          360      39.786     A+XP                0
   3000006051                     2         360          360      39.058     A+XP                0
   3000006084                     2         360          360      43.372     A+XP                0
   3000006404                     2         360          360      45.305     A+XP                0
   3000006415                     2         360          360      48.716     A+XP                0
   3000006493                     2         360          360      25.673     A+XP                0
   3000006778                     2         360          360      38.702     A+XP               24
   3000007132                     2         360          360      39.354     A+XP               24
   3000007256                     2         120          120       47.71     A+XP               24
   3000007290                     2         360          360       34.66     A+XP               24
   3000007392                     2         360          360      42.073     A+XP               36
   3000007461                     2         360          360      49.365     A+XP               24
   3000007508                     2         360          360      49.415     A+XP                0
   3000007564                     2         360          360      37.226     A+XP               24
   3000007575                     2         360          360      47.626     A+XP                0
   3000007688                     2         360          360      39.591     A+XP               24
   3000007871                     2         120          120      49.986     A+XP               36
   3000007906                     2         120          120      31.421     A+XP                0
   3000007928                     2         360          360      49.961     A+XP               24
   3000008122                     2         360          360      49.605     A+XP               36
   3000008326                     2         180          180      41.326     A+XP                0
   3000008359                     2         360          360      45.086     A+XP                0
   3000008406                     2         360          360      48.642     AXP                24
   3000008462                     2         360          360      46.417     AXP                 0
   3000008656                     2         360          360      29.424     A+XP               24
   3000008907                     2         360          360      41.107     A+XP               24
   3000009145                     2         360          360      46.334     A+XP               24
   3000009167                     2         360          360      32.998     A+XP               24
   3000009361                     2         360          360       46.83     A+XP               24
   3000009372                     2         120          120      44.268     A+XP                0
   3000009566                     2         360          360      46.992     A+XP               24
   3000009726                     2         360          360      46.566     A+XP                0
   3000009748                     2         360          360        38.3     A+XP               24
   3000009931                     2         180          180       49.85     A+XP               24
   3000010104                     2         360          360      40.971     A-XP                0
   3000010160                     2         360          360      39.101     A+XP               24
   3000010240                     2         360          360       49.46     A+XP               24
   3000010319                     2         360          360      36.369     A+XP               12
   3000010499                     2         360          360      30.986     A+XP               36
   3000010605                     2         360          360      37.476     A+XP               24
   3000010638                     2         360          360      49.384     A+XP                0
   3000010694                     2         360          360      39.952     A+XP                0
   3000010821                     2         360          360      42.123     A+XP               24
   3000010865                     2         360          360      24.035     A+XP               24
   3000010912                     2         360          360      35.127     A+XP               24
   3000010945                     2         120          120       31.44     A+XP                0
   3000011070                     2         360          360      49.198     A+XP                0
   3000011229                     2         360          360      46.284     CXP                 0
   3000011310                     2         360          360      42.559     A+XP                0
   3000011423                     2         360          360      36.602     A+XP               24
   3000011445                     2         360          360      42.437     CXP                24
   3000011478                     2         180          180      48.396     AXP                24
   3000011559                     2         360          360      49.389     A+XP                0
   3000011617                     2         360          360       47.09     A+XP                0
   3000011720                     2         360          360      49.913     A+XP               24
   3000012004                     2         360          360      35.946     A+XP                0
   3000012015                     2         360          360      48.059     A+XP               24
   3000012264                     2         360          360      41.985     A+XP                0
   3000012275                     2         360          360      44.849     A+XP                0
   3000012322                     2         360          360      26.035     A+XP               24
   3000012823                     2         360          360      35.221     A+XP               24
   3000012867                     2         360          360      40.907     A+XP                0
   3000012878                     2         360          360      41.374     A+XP               24
   3000013425                     2         360          360      45.138     A+XP                0
   3000013470                     2         360          360      49.628     A-XP               24
   3000013620                     2         120          120       45.37     A+XP                0
   3000013686                     2         360          360      38.216     AXP                24
   3000013711                     2         360          360      33.323     A+XP                0
   3000013824                     2         360          360      43.316     A+XP               24
   3000014153                     2         360          360      46.683     A+XP               24
   3000014200                     2         360          360      40.522     A+XP               24
   3000014459                     2         360          360      45.395     A+XP               12
   3000014621                     2         360          360      44.099     A+XP               36
   3000014665                     2         360          360      49.918     A+XP                0
   3000014698                     2         360          360      44.843     A+XP                0
   3000014825                     2         360          360      47.109     A+XP               24
   3000015176                     2         360          360      49.914     A+XP               24
   3000015347                     2         360          360      39.444     A+XP               24
   3000015449                     2         360          360      49.053     A+XP               24
   3000015928                     2         360          360       41.01     A+XP               24
   3000016086                     2         360          360      47.885     A+XP               24
   3000016941                     2         360          360      49.899     A+XP               24
   3000017361                     2         360          360      44.205     A+XP                0
   3000017500                     2         360          360      48.288     A+XP               24
   3000017613                     2         360          360      39.987     A+XP               24
   3000017668                     2         360          360      41.516     A+XP                0
   3000017679                     2         360          360      45.847     A+XP               24
   3000017920                     2         360          360      49.362     A+XP                0
   3000018011                     2         360          360      50.792     A+XP               36
   3000018830                     2         360          360      48.479     A+XP               24
   3000018841                     2         360          360       37.31     A+XP               36
   3000018965                     2         360          360      41.407     A+XP               24
   3000018998                     2         360          360      38.236     A+XP               24
   3000019045                     2         360          360      47.164     A+XP                0
   3000019158                     2         360          360      49.357     A+XP               24
   3000019465                     2         360          360      37.306     A+XP                0
   3000019524                     2         360          360      44.548     A+XP               24
   3000019728                     2         360          360      43.574     A+XP               36
   3000019739                     2         360          360       32.82     A+XP                0
   3000019740                     2         360          360      49.647     A+XP                0
   3000020037                     2         360          360      35.423     A+XP               24
   3000020377                     2         360          360      35.897     AXP                 0
   3000020561                     2         360          360      36.853     A+XP               24
   3000020914                     2         360          360       36.74     A+XP               24
   3000020925                     2         180          180      45.249     A+XP               24
   3000021016                     2         360          360      37.728     A+XP               24
   3000021378                     2         360          360      47.776     A+XP                0
   3000021711                     2         360          360       33.72     A+XP                0
   3000021904                     2         360          360       48.93     A+XP                0
   3000022574                     2         120          120      40.509     A+XP               24
   3000022858                     2         360          360      43.442     A+XP                0
   3000023154                     2         360          360      45.407     A+XP               24
   3000023622                     2         360          360      49.881     A+XP               24
   3000023859                     2         360          360      44.973     A+XP                0
   3000024623                     2         360          360      40.151     A+XP               36
   3000024678                     2         360          360       39.77     A+XP               24
   3000024930                     2         360          360      43.287     A+XP               24
   3000025269                     2         360          360       49.39     A+XP                0
   3000025327                     2         360          360       34.34     A+XP               24
   3000025588                     2         360          360      38.358     A+XP                0
   3000025704                     2         360          360      36.877     A+XP                0
   3000025840                     2         360          360      48.344     A+XP               24
   3000025895                     2         360          360      39.731     A+XP               36
   3000025975                     2         360          360       23.33     A+XP                0
   3000026180                     2         360          360      48.668     A+XP               24
   3000026248                     2         360          360       43.96     A+XP               24
   3000027090                     2         360          360      35.629     A+XP               24
   3000027227                     2         360          360      43.368     A+XP                0
   3000027318                     2         360          360      48.841     A+XP                0
   3000027999                     2         360          360      44.564     A+XP               24
   3000028126                     2         360          360      44.004     A+XP                0
   3000028581                     2         360          360      49.909     A+XP               24
   3000028876                     2         360          360      49.053     A+XP                0
   3000029003                     2         360          360      48.562     A+XP               24
   3000030288                     2         360          360      41.521     A+XP               24
   3000030585                     2         360          360      32.532     A+XP                0
   3000031531                     2         360          360      40.904     A+XP               24
   3000031586                     2         360          360      43.419     A+XP                0
   3000031848                     2         360          360      42.095     A+XP               36
   3000032177                     2         360          360      47.196     A+XP               24
   3000032337                     2         360          360      49.188     A+XP               24
   3000033361                     2         360          360        47.2     A+XP               24
   3000035012                     2         360          360      45.871     A+XP                0
   3000035023                     2         360          360      40.885     A+XP                0
   3100005642                     2         360          360      46.853     A+XP               12
   3100005744                     2         360          360      42.518     A+XP                0
   3100012696                     2         360          360      44.916     A+XP               24
   5000003027                     2         360          360      47.269     XTA+                0
   5000003035                     2         360          360      49.835     XTA+                0
   5000003542                     2         360          360      47.562     XTA+                0
   5000003546                     2         360          360      39.992     XTA+                0
   5000003557                     2          60           60      44.948     A+XP                0
   5000003560                     2         360          360      41.057     XTA+                0
   5000172274                     2         120          120      40.858     A+XP                0
   5000173302                     2         360          360      40.017     XTA+                0
   5000174829                     2         360          360      42.416     XTA+                0
   5000174897                     2         240          240       50.02     XTA+                0
   5000175811                     2         360          360      49.807     XTA+                0
   5000176357                     2         360          360      41.147     XTA+                0
   5000180978                     2         360          360      47.858     XTA+                0
   5000182005                     2         360          360      47.936     XTA+               24
   5000182096                     2         360          360      21.168     XTA+                0
   5000184300                     2         360          360        49.7     XTA+                0
   5000184898                     2         360          360      33.615     XTA+                0
   5000185594                     2         360          360      34.119     XTA+               12
   5000185794                     2         360          360      11.197     A+XP                0
   5000186693                     2         360          360      39.243     XTA                 0
   5000187019                     2         120          120      23.814     A+XP                0
   5000188035                     2         360          360      39.018     XTA+                0
   5000188072                     2         180          180      38.706     A+XP                0
   5000188104                     2         120          120      41.346     A+XP                0
   5000188857                     2         360          360        47.6     XTA+               24
   5000188884                     2         360          360      48.893     XTA+                0
   5000188928                     2         180          180      49.444     XTA+               24
   5000188958                     2         360          360      50.256     XTA+               24
   5000189054                     2         120          120      25.933     AXP                 0
   5000189448                     2         360          360      43.519     XTA+                0
   5000189608                     2         360          360      44.162     XTA+                0
   5000189725                     2         180          180      39.263     XTA+                0
   5000189740                     2         180          180      49.164     XTA+               24
   5000189749                     2         360          360      48.609     XTA+                0
   5000189779                     2         360          360      47.048     XTA+               24
   5000189866                     2         120          120      47.897     A+XP                0
   5000189875                     2         120          120      48.979     A+XP                0
   5000189893                     2         360          360        35.6     XTA+               24
   5000189930                     2         180          180      40.091     A-XP                0
   5000190283                     2         180          180      18.355     XTA+                0
   5000190315                     2         360          360      44.583     XTA+                0
   5000190326                     2         360          360      41.856     XTA+                0
   5000190484                     2         360          360      37.104     XTA+                0
   5000190581                     2         360          360      48.612     XTA+                0
   5000190681                     2         360          360      49.818     XTA+                0
   5000190802                     2         180          180      45.801     BXP                 0
   5000191069                     2         360          360      47.493     XTA+                0
   5000191091                     2         120          120      38.429     A+XP               24
   5000191137                     2         180          180      47.832     XTA+                0
   5000191348                     2         360          360      18.586     XTA+                0
   5000191376                     2         180          180        45.9     XTA+                0
   5000191447                     2         360          360      44.877     XTA+                0
   5000191462                     2         360          360      41.485     XTA+                0
   5000191513                     2         360          360       49.08     XTA+               36
   5000191680                     2         360          360      47.108     XTA+                0
   5000191722                     2         120          120      38.103     A+XP                0
   5000191803                     2         360          360      46.272     XTA+                0
   5000191880                     2         360          360      43.697     XTA+                0
   5000191882                     2         360          360      45.069     XTA+               36
   5000191935                     2         360          360      28.711     XTA+               24
   5000191959                     2         120          120      50.442     A+XP                0
   5000191984                     2         360          360      49.685     XTA+                0
   5000192169                     2         360          360      48.674     XTA+               24
   5000192187                     2         120          120      47.715     AXP                 0
   5000192227                     2         360          360      44.275     XTA+                0
   5000192245                     2         120          120      32.096     A+XP                0
   5000192334                     2         360          360      49.071     XTA+                0
   5000192427                     2          60           60      42.953     AXP                 0
   5000192503                     2         360          360      47.486     XTA+                0
   5000192513                     2         360          360      47.869     XTA                 0
   5000192616                     2         360          360       32.22     XTA+                0
   5000192702                     2         360          360      47.215     XTA+               24
   5000192808                     2         360          360      49.831     XTA+                0
   5000192923                     2         120          120       49.98     A+XP                0
   5000192956                     2         360          360      41.615     XTA+                0
   5000192962                     2         360          360      49.896     XTA+               24
   5000192967                     2         360          360      48.008     XTA+                0
   5000192972                     2         180          180      41.779     XTA+                0
   5000192975                     2         120          120      48.624     AXP                 0
   5000193188                     2         360          360      42.756     XTA+                0
   5000193362                     2          60           60       33.51     A+XP               24
   5000193529                     2         360          360        45.4     XTA+               24
   5000193593                     2         360          360      42.025     XTA+                0
   5000193596                     2         360          360      15.059     XTA+                0
   5000193676                     2         360          360      48.899     XTA+               24
   5000193717                     2         360          360      36.954     XTA+               24
   5000193972                     2         360          360      45.366     XTA+                0
   5000194027                     2         180          180       37.02     XTA+               24
   5000194031                     2         360          360      48.436     XTA+               24
   5000194070                     2         360          360      27.093     XTA+                0
   5000194078                     2         360          360      39.055     XTA+               24
   5000194111                     2         360          360          50     XTA+                0
   5000194188                     2         120          120      49.703     A+XP                0
   5000194381                     2         360          360      36.379     XTA+                0
   5000194427                     2         360          360       47.56     XTA+               36
   5000194577                     2         120          120      49.892     AXP                24
   5000194651                     2         120          120      46.346     AXP                 0
   5000194669                     2         360          360      48.183     XTA+               12
   5000194690                     2         360          360      48.208     XTA+                0
   5000194848                     2         360          360       49.81     XTA+                0
   5000194857                     2         360          360      49.358     XTA+                0
   5000194906                     2         120          120      38.701     A+XP                0
   5000194927                     2         360          360      37.917     XTA+                0
   5000195038                     2         360          360      43.158     XTA+               24
   5000195200                     2         120          120      34.179     A+XP               24
   5000195272                     2         180          180      44.295     XTA+                0
   5000195360                     2         360          360      49.476     XTA+                0
   5000195361                     2         180          180      47.469     XTA+               36
   5000195505                     2         360          360      40.672     XTA+               12
   5000195689                     2         360          360      45.538     XTA+                0
   5000195716                     2         360          360      49.143     XTA+                0
   5000195753                     2         360          360      41.908     XTA+                0
   5000195847                     2         360          360      44.441     XTA+                0
   5000195968                     2         360          360      46.759     XTA+               24
   5000195985                     2         360          360      41.695     XTA+                0
   5000196061                     2         360          360      49.123     XTA+                0
   5000196093                     2         360          360      49.609     XTA+               12
   5000196147                     2         360          360      39.326     XTA+                0
   5000196163                     2         360          360      46.627     XTA+               24
   5000196167                     2         120          120      37.669     A+XP               36
   5000196188                     2         180          180      46.884     XTA+                0
   5000196223                     2         360          360      40.271     XTA+               24
   5000196257                     2         120          120      48.249     A+XP                0
   5000196269                     2         360          360      47.039     XTA+                0
   5000196364                     2         360          360      42.055     XTA+               36
   5000196421                     2         360          360      43.281     XTA+                0
   5000196456                     2         360          360      46.589     XTA+               36
   5000196506                     2         360          360      47.786     XTA+                0
   5000196641                     2         120          120      45.598     A+XP                0
   5000196659                     2         120          120          50     A+XP                0
   5000196694                     2         360          360      47.052     XTA+                0
   5000196706                     2         360          360      42.088     XTA+                0
   5000196755                     2         360          360      40.191     XTA+                0
   5000196760                     2         360          360      38.583     XTA+                0
   5000196773                     2         180          180      33.212     XTA+                0
   5000196786                     2         360          360       43.51     XTA+                0
   5000196847                     2         360          360      48.628     XTA+                0
   5000196876                     2         360          360      49.727     XTA                 0
   5000197013                     2         360          360        42.8     XTA+               24
   5000197073                     2         180          180      49.791     A+XP                0
   5000197134                     2         360          360      49.296     XTA+                0
   5000197174                     2         360          360      49.975     XTA+                0
   5000197238                     2         360          360      46.921     XTA+                0
   5000197266                     2         360          360      49.508     XTA+                0
   5000197298                     2         360          360      44.094     XTA+               24
   5000197333                     2         360          360      42.364     XTA+                0
   5000197345                     2         360          360       48.86     XTA                 0
   5000197435                     2         120          120      46.025     A+XP                0
   5000197662                     2         360          360      47.807     XTA+                0
   5000197726                     2         360          360      39.892     XTA+                0
   5000197759                     2         360          360      23.438     XTA+               24
   5000197771                     2         360          360      37.979     XTA+               24
   5000197794                     2         180          180      49.069     A+XP                0
   5000197817                     2         180          180      48.433     XTA+                0
   5000197820                     2         360          360      19.093     XTA+               24
   5000197824                     2         120          120      45.911     A+XP                0
   5000197833                     2         360          360      44.586     XTA+                0
   5000197856                     2         360          360      43.929     XTA+               24
   5000197860                     2         360          360      41.215     XTA+                0
   5000197870                     2         360          360      48.917     XTA+                0
   5000197907                     2         360          360      34.702     XTA+                0
   5000197927                     2         360          360        48.7     XTA+                0
   5000197957                     2         360          360      48.063     XTA+                0
   5000198105                     2         240          240      48.043     XTA+                0
   5000198190                     2         360          360      48.046     XTA+                0
   5000198203                     2         360          360      40.853     XTA+                0
   5000198230                     2         180          180      35.156     XTA+                0
   5000198246                     2         360          360      15.519     XTA+                0
   5000198327                     2         360          360      41.297     XTA+                0
   5000198395                     2         360          360      50.197     XTA+                0
   5000198411                     2         180          180      49.375     XTA+                0
   5000198433                     2         360          360      46.782     XTA+                0
   5000198452                     2         360          360      48.743     XTA+               24
   5000198519                     2         360          360      37.792     XTA+                0
   5000198522                     2         180          180      16.904     A+XP                0
   5000198560                     2         360          360       45.88     XTA+               36
   5000198566                     2         360          360      47.012     XTA+                0
   5000198569                     2         360          360      46.494     XTA+               24
   5000198578                     2         360          360      49.918     XTA+                0
   5000198630                     2         360          360      48.876     XTA                 0
   5000198684                     2         360          360      48.013     XTA+                0
   5000198694                     2         360          360      46.147     XTA+                0
   5000198737                     2         360          360      41.731     XTA+                0
   5000198749                     2         360          360      48.428     XTA+               24
   5000198756                     2         180          180      44.636     XTA+               24
   5000198773                     2         360          360      50.556     XTA+                0
   5000198782                     2         360          360      45.249     XTA+                0
   5000198854                     2         360          360      40.189     XTA+                0
   5000198895                     2         360          360      46.359     XTA+                0
   5000198953                     2         360          360      40.427     XTA+                0
   5000199084                     2         360          360      30.728     XTA+                0
   5000199098                     2         360          360      48.906     XTA                24
   5000199146                     2         360          360       42.57     XTA+                0
   5000199182                     2         360          360      47.626     XTA+                0
   5000199202                     2         360          360      30.445     XTA+                0
   5000199205                     2         360          360      49.423     XTA+               24
   5000199212                     2         360          360      43.486     XTA+                0
   5000199313                     2         180          180      31.293     XTA+               24
   5000199330                     2         360          360      48.397     XTA+                0
   5000199374                     2         360          360      49.951     XTA+                0
   5000199431                     2         180          180       31.96     XTA+                0
   5000199449                     2         360          360      37.993     A+XP                0
   5000199484                     2         360          360       48.94     XTA+                0
   5000199507                     2         180          180      47.681     XTA+                0
   5000199561                     2         360          360      42.559     XTA+                0
   5000199564                     2         360          360      41.295     XTA+               36
   5000199580                     2          60           60      42.308     A+XP                0
   5000199628                     2         360          360      46.908     XTA+                0
   5000199635                     2         360          360      46.438     XTA+                0
   5000199646                     2         360          360      37.958     XTA+                0
   5000199705                     2         180          180      46.638     XTA+               24
   5000199735                     2         360          360      49.983     XTA+                0
   5000199740                     2         360          360      33.232     XTA+                0
   5000199745                     2         360          360      34.025     XTA+                0
   5000199758                     2         360          360      48.715     XTA+                0
   5000199792                     2         360          360        46.2     XTA+                0
   5000199808                     2         360          360      39.133     XTA+                0
   5000199840                     2         180          180      48.145     XTA+                0
   5000199864                     2         360          360      42.827     XTA+                0
   5000199893                     2         360          360      39.391     XTA+                0
   5000199895                     2         360          360      37.629     XTA+                0
   5000199918                     2         360          360       49.41     XTA+               24
   5000199962                     2         120          120      41.236     AXP                 0
   5000199971                     2         360          360       42.35     XTA+                0
   5000200003                     2         360          360      49.973     XTA+               36
   5000200012                     2         120          120      46.993     A+XP                0
   5000200017                     2         360          360      49.678     XTA+               24
   5000200024                     2         360          360      39.836     XTA+               24
   5000200042                     2         360          360      47.368     XTA+               24
   5000200055                     2         180          180      49.918     XTA+               24
   5000200066                     2         360          360      32.414     XTA+                0
   5000200103                     2         360          360      41.304     XTA+                0
   5000200141                     2         360          360      48.643     XTA                36
   5000200154                     2         180          180      38.462     XTA+               24
   5000200199                     2         360          360      47.555     XTA+                0
   5000200209                     2         360          360      48.996     XTA+               24
   5000200231                     2         360          360      49.082     XTA+                0
   5000200245                     2         360          360      45.117     XTA+                0
   5000200257                     2         360          360      49.804     XTA+                0
   5000200283                     2         360          360      36.233     XTA+               36
   5000200305                     2         360          360      47.623     XTA+                0
   5000200316                     2         360          360      46.318     XTA+               24
   5000200324                     2         360          360      45.425     XTA+               24
   5000200367                     2         360          360       44.26     XTA+                0
   5000200412                     2         360          360       46.76     XTA+                0
   5000200420                     2         360          360      49.809     XTA+               36
   5000200462                     2         360          360      48.862     XTA+                0
   5000200505                     2         360          360       48.81     XTA+                0
   5000200506                     2         180          180      42.971     XTA+               24
   5000200516                     2         360          360      44.332     XTA+                0
   5000200522                     2         360          360      45.244     XTA                 0
   5000200543                     2         360          360      49.528     XTA+                0
   5000200572                     2         360          360       47.28     XTA+               24
   5000200579                     2         360          360      46.052     XTA+                0
   5000200590                     2         180          180        41.8     XTA+               24
   5000200600                     2         360          360      40.945     XTA+               36
   5000200687                     2         180          180      46.434     XTA+                0
   5000200704                     2         360          360      49.883     XTA+                0
   5000200745                     2         360          360      22.265     XTA+               24
   5000200776                     2         360          360      23.951     XTA+                0
   5000200779                     2         360          360      43.256     XTA+               12
   5000200824                     2         360          360      49.255     XTA+               24
   5000200848                     2         180          180      40.453     XTA+                0
   5000200849                     2         180          180      49.619     XTA+                0
   5000200890                     2         360          360      50.661     XTA+                0
   5000200976                     2         360          360          38     XTA+               24
   5000200986                     2         360          360      41.478     XTA+               24
   5000201010                     2         360          360      48.763     XTA+                0
   5000201020                     2         360          360       49.02     XTA+                0
   5000201029                     2         360          360      50.128     XTA+                0
   5000201048                     2         180          180      42.137     XTA+               24
   5000201061                     2         360          360      45.697     XTA+                0
   5000201070                     2         360          360      43.827     XTA+               24
   5000201073                     2         120          120       38.79     XTA+               24
   5000201095                     2         360          360      40.496     XTA+                0
   5000201096                     2         360          360      46.032     XTA+                0
   5000201101                     2         360          360       42.36     XTA+               36
   5000201119                     2         360          360      33.657     XTA+                0
   5000201142                     2         360          360      43.623     XTA+               24
   5000201160                     2         360          360       42.99     XTA+                0
   5000201172                     2         360          360      47.024     XTA+                0
   5000201192                     2         360          360      38.974     XTA+               24
   5000201218                     2         360          360      48.368     XTA+               24
   5000201225                     2         360          360      48.551     XTA+               24
   5000201230                     2         360          360      47.269     XTA+                0
   5000201243                     2         180          180      19.846     XTA+                0
   5000201290                     2         360          360      49.822     XTA+                0
   5000201296                     2         360          360      49.827     XTA+                0
   5000201298                     2         360          360      42.243     XTA+                0
   5000201309                     2         360          360      28.167     XTA+                0
   5000201314                     2         360          360      49.927     XTA+                0
   5000201315                     2         360          360      49.891     XTA+                0
   5000201318                     2         120          120      26.175     XTA+                0
   5000201340                     2         360          360      46.044     XTA+               24
   5000201347                     2         360          360      40.525     XTA+                0
   5000201353                     2         360          360          50     XTA+                0
   5000201354                     2         360          360       47.91     XTA+                0
   5000201363                     2         180          180      36.532     XTA+                0
   5000201407                     2         180          180      33.422     XTA+               36
   5000201419                     2         120          120      48.104     XTA+                0
   5000201460                     2         180          180      48.966     XTA                 0
   5000201465                     2         360          360      44.005     XTA+                0
   5000201469                     2         360          360      31.737     XTA+                0
   5000201480                     2         180          180       39.05     XTA+                0
   5000201498                     2         360          360      48.291     XTA+                0
   5000201501                     2         360          360      49.864     XTA+                0
   5000201557                     2         360          360      48.822     XTA+                0
   5000201571                     2         360          360      46.008     XTA+                0
   5000201586                     2         360          360      47.906     XTA+                0
   5000201587                     2         360          360      33.579     XTA+               24
   5000201652                     2         360          360      48.022     XTA+                0
   5000201683                     2         360          360      47.106     XTA+               12
   5000201687                     2         360          360      49.985     XTA+               24
   5000201694                     2         360          360      40.796     XTA+                0
   5000201707                     2         360          360      44.633     XTA+                0
   5000201709                     2         360          360      48.638     XTA+                0
   5000201717                     2         360          360      41.849     XTA+                0
   5000201718                     2         180          180      39.564     XTA+                0
   5000201721                     2         360          360      45.616     XTA+                0
   5000201773                     2         360          360      49.025     XTA                 0
   5000201782                     2         360          360       49.99     XTA+               24
   5000201799                     2         360          360      37.714     XTA+                0
   5000201852                     2         360          360      44.589     XTA+                0
   5000201862                     2         360          360        28.9     XTA+                0
   5000201869                     2         360          360      48.386     XTA+               24
   5000201888                     2         360          360      38.365     XTA+                0
   5000201938                     2         360          360      45.434     XTA+                0
   5000201946                     2         180          180      43.975     XTA+               24
   5000201956                     2         180          180      44.883     XTA+                0
   5000201975                     2         360          360      46.733     XTA+                0
   5000202126                     2         360          360      48.743     XTA+                0
   5000202140                     2         360          360      31.605     XTA+                0
   5000202162                     2         360          360      26.826     XTA+                0
   5000202167                     2         360          360      41.072     XTA+                0
   5000202172                     2         360          360      46.345     XTA+                0
   5000202216                     2         360          360      49.099     XTA+                0
   5000202218                     2         360          360      49.171     XTA+               24
   5000202249                     2         360          360      50.516     XTA+               24
   5000202280                     2         360          360      44.955     XTA+                0
   5000202290                     2         360          360      48.895     XTA+                0
   5000202329                     2         360          360      45.156     XTA+                0
   5000202335                     2         360          360      49.582     XTA+                0
   5000202349                     2         360          360      47.296     XTA+                0
   5000202368                     2         360          360      49.947     XTA+               24
   5000202374                     2         360          360      41.668     XTA+                0
   5000202401                     2         180          180      49.867     XTA+                0
   5000202404                     2         360          360      36.851     XTA+                0
   5000202424                     2         360          360      45.741     XTA+                0
   5000202484                     2         360          360      44.957     XTA+                0
   5000202504                     2         360          360      42.483     XTA+                0
   5000202548                     2         180          180      46.765     XTA+                0
   5000202553                     2         360          360      48.896     XTA+               36
   5000202554                     2         360          360      51.824     XTA+               36
   5000202595                     2         360          360      30.947     XTA+                0
   5000202597                     2         360          360      36.205     XTA+                0
   5000202620                     2         360          360      47.273     XTA+                0
   5000202645                     2         360          360       42.98     XTA+                0
   5000202671                     2         360          360      47.333     XTA+               24
   5000202676                     2         360          360      43.177     XTA+               24
   5000202689                     2         180          180      20.279     XTA+                0
   5000202716                     2         360          360      47.029     XTA+                0
   5000202755                     2         360          360      46.878     XTA+                0
   5000202760                     2         360          360      40.549     XTA+                0
   5000202797                     2         360          360      31.641     XTA+                0
   5000202821                     2         360          360      39.023     XTA+               36
   5000202831                     2         360          360       40.29     XTA+                0
   5000202836                     2         360          360      49.954     XTA+               24
   5000202839                     2         360          360      42.407     XTA+                0
   5000202848                     2         360          360          50     XTA+               24
   5000202854                     2         360          360      44.008     XTA+                0
   5000202876                     2         360          360      48.584     XTA+                0
   5000202886                     2         360          360      47.867     XTA+               24
   5000202897                     2         360          360      44.792     XTA+               24
   5000202908                     2         360          360      48.064     XTA+                0
   5000202957                     2         360          360      49.812     XTA+                0
   5000202973                     2         360          360      42.166     XTA+                0
   5000202980                     2         360          360      38.503     XTA+                0
   5000202985                     2         360          360      49.975     XTA+               36
   5000203028                     2         360          360      43.664     XTA+                0
   5000203065                     2         360          360      48.371     XTA+                0
   5000203082                     2         360          360      49.368     XTA+               24
   5000203089                     2         360          360      39.643     XTA+                0
   5000203103                     2         360          360      49.538     XTA+               36
   5000203108                     2         360          360      45.787     XTA+                0
   5000203131                     2         360          360       49.99     XTA                 0
   5000203144                     2         360          360      44.585     XTA+                0
   5000203235                     2         360          360      49.082     XTA+               24
   5000203257                     2         360          360      46.754     XTA+               12
   5000203268                     2         180          180        49.6     BXP                 0
   5000203333                     2         360          360      47.969     XTA+               24
   5000203343                     2         360          360      17.722     XTA+                0
   5000203399                     2         180          180      40.774     XTA+                0
   5000203408                     2         360          360      49.903     XTA+               24
   5000203416                     2         360          360      47.691     XTA+                0
   5000203426                     2         360          360      48.575     XTA+                0
   5000203431                     2         360          360        38.8     XTA+               24
   5000203437                     2         360          360      40.092     XTA+                0
   5000203444                     2         180          180      39.695     A+XP                0
   5000203463                     2         180          180       49.63     XTA+               24
   5000203468                     2         360          360      49.776     XTA+                0
   5000203490                     2         360          360      49.163     XTA+                0
   5000203496                     2         180          180      48.259     XTA+                0
   5000203516                     2         360          360      41.519     XTA+                0
   5000203518                     2         360          360      41.223     XTA+                0
   5000203519                     2         180          180      50.453     A+XP                0
   5000203529                     2         360          360      40.805     XTA+                0
   5000203552                     2         360          360      49.794     XTA+               36
   5000203562                     2         360          360      44.676     XTA+                0
   5000203590                     2         360          360      49.595     XTA+                0
   5000203600                     2         360          360      46.669     XTA+                0
   5000203644                     2         360          360      39.162     XTA+                0
   5000203657                     2         360          360      45.754     XTA+                0
   5000203670                     2         180          180      34.341     XTA+                0
   5000203681                     2         360          360      26.393     XTA                 0
   5000203693                     2         360          360      38.493     XTA+                0
   5000203714                     2         360          360      45.671     XTA+                0
   5000203729                     2         180          180       41.57     XTA+                0
   5000203742                     2         360          360      43.289     XTA+               24
   5000203744                     2         360          360       49.12     XTA+                0
   5000203764                     2         360          360      50.731     XTA+               24
   5000203768                     2         360          360      45.667     XTA+                0
   5000203784                     2         360          360      41.796     XTA+               24
   5000203790                     2         360          360      44.358     XTA+                0
   5000203842                     2         360          360      49.992     XTA+                0
   5000203846                     2         360          360      46.819     XTA+                0
   5000203851                     2         360          360      27.914     XTA+               36
   5000203864                     2         360          360      48.225     XTA+                0
   5000203866                     2         360          360      43.848     XTA+                0
   5000203918                     2         360          360      47.399     XTA+                0
   5000203946                     2         360          360       50.19     XTA+                0
   5000203954                     2         360          360      45.311     XTA+               24
   5000203967                     2         180          180      47.049     XTA+                0
   5000203972                     2         360          360       49.48     XTA+                0
   5000203973                     2         180          180       8.223     A+XP                0
   5000203985                     2         360          360      49.616     XTA+               24
   5000203988                     2         180          180      30.824     XTA+                0
   5000203990                     2         360          360      45.358     XTA+               24
   5000203998                     2         360          360      42.625     XTA+                0
   5000204016                     2         360          360      49.831     XTA+                0
   5000204026                     2         360          360      43.868     XTA+                0
   5000204070                     2         360          360      49.777     XTA+                0
   5000204090                     2         360          360      42.296     XTA+               24
   5000204163                     2         360          360      32.167     XTA+               36
   5000204176                     2         360          360      48.709     XTA+               36
   5000204189                     2         360          360      43.322     XTA+                0
   5000204208                     2         360          360      46.886     XTA+               24
   5000204212                     2         360          360       49.66     XTA+                0
   5000204228                     2         360          360      35.599     XTA+               24
   5000204245                     2         360          360      41.248     XTA+                0
   5000204248                     2         360          360      49.062     XTA+               36
   5000204254                     2         360          360      24.107     XTA+                0
   5000204284                     2         360          360      47.208     XTA+                0
   5000204285                     2         360          360      48.668     XTA+                0
   5000204291                     2         360          360      49.076     XTA+                0
   5000204295                     2         360          360      45.414     XTA+               36
   5000204329                     2         360          360      28.346     XTA+               24
   5000204357                     2         360          360      48.783     XTA+               24
   5000204365                     2         180          180      44.471     XTA+               36
   5000204393                     2         360          360      46.664     XTA+                0
   5000204410                     2         120          120      47.034     XTA+               24
   5000204412                     2         360          360      44.633     XTA+                0
   5000204414                     2         360          360      19.356     XTA+                0
   5000204456                     2         360          360      43.393     XTA+               36
   5000204466                     2         360          360      47.686     XTA+                0
   5000204467                     2         360          360       6.873     XTA+               12
   5000204475                     2         360          360       33.09     XTA+                0
   5000204483                     2         360          360      46.225     XTA+                0
   5000204511                     2         360          360       27.73     XTA+                0
   5000204534                     2         360          360      49.405     XTA                36
   5000204580                     2         360          360      39.288     XTA+                0
   5000204605                     2         360          360      48.974     XTA+                0
   5000204626                     2         180          180      47.142     XTA+               36
   5000204637                     2         360          360      46.759     XTA+                0
   5000204658                     2         360          360      43.714     XTA+                0
   5000204666                     2         360          360      49.358     XTA+                0
   5000204680                     2         180          180      47.688     XTA+                0
   5000204700                     2         180          180      43.226     XTA+               24
   5000204754                     2         360          360      49.792     XTA+                0
   5000204772                     2         180          180       18.45     XTA+                0
   5000204788                     2         180          180      49.952     XTA+               24
   5000204851                     2         180          180      11.904     A+XP               24
   5000204872                     2         360          360      49.431     XTA+                0
   5000204973                     2         360          360      38.401     XTA+                0
   5000204992                     2         360          360       47.02     XTA+               36
   5000205002                     2         360          360       48.11     XTA+               36
   5000205004                     2         360          360       46.29     XTA+               24
   5000205045                     2         360          360      47.539     XTA+                0
   5000205051                     2         360          360      41.875     XTA+                0
   5000205053                     2         360          360      45.311     XTA+                0
   5000205064                     2         360          360       41.65     XTA+                0
   5000205115                     2         360          360      41.783     XTA+               24
   5000205178                     2         360          360      49.686     XTA+                0
   5000205183                     2         180          180      31.525     XTA+               24
   5000205195                     2         360          360      37.341     XTA+               24
   5000205254                     2         360          360      31.461     XTA+                0
   5000205277                     2         360          360      35.761     XTA+                0
   5000205316                     2         360          360       46.25     XTA+                0
   5000205369                     2         360          360      42.992     XTA+                0
   5000205388                     2         360          360      34.808     XTA+                0
   5000205447                     2         180          180      46.612     XTA+                0
   5000205465                     2         360          360      36.591     XTA+                0
   5000205468                     2         360          360      47.001     XTA+                0
   5000205505                     2         360          360       44.25     XTA+                0
   5000205541                     2         360          360      40.916     XTA+               24
   5000205580                     2         180          180       32.96     XTA+               24
   5000205586                     2         180          180      43.091     XTA+               36
   5000205599                     2         360          360      41.533     XTA+               24
   5000205643                     2         360          360      38.662     XTA+               36
   5000205670                     2         180          180      49.843     XTA+                0
   5000205893                     2         180          180      51.859     XTA+               24
   5000205958                     2         360          360      50.372     XTA+               24
   5000205966                     2         360          360       42.77     XTA+                0
   5000206402                     2         360          360      42.278     XTA+               24
   6000000596                     2         360          360      44.035     XTA+               24
   6000000626                     2         360          360       43.33     XTA+                0
   6000000638                     2         360          360      36.202     XTA+                0
   6000000642                     2         360          360      48.951     XTA+               24
   6000001306                     2         180          180        44.2     XTA+                0
   6000001316                     2         360          360      40.447     XTA+               24
   6000001318                     2         360          360      47.476     XTA+               24
   6000179732                     2         360          360       44.92     XTA+                0
   6000182458                     2         360          360      15.527     XTA+                0
   6000182512                     2         360          360        38.6     XTA+                0
   6000184747                     2         360          360      45.812     XTA+                0
   6000186006                     2         360          360      39.356     XTA+                0
   6000187633                     2         120          120      15.196     A+XP               36
   6000188111                     2         360          360      25.808     XTA+               24
   6000188806                     2         180          180      40.095     XTA+               24
   6000191231                     2         360          360       25.47     XTA+               24
   6000191483                     2         360          360      49.915     XTA+                0
   6000192242                     2         360          360      40.056     XTA+                0
   6000192590                     2         120          120       49.97     A+XP               36
   6000193180                     2         360          360      47.196     XTA+                0
   6000194783                     2         360          360      38.104     XTA+                0
   6000194951                     2         360          360      28.618     XTA+                0
   6000195274                     2         180          180      46.975     A+XP                0
   6000195495                     2         120          120      24.569     A+XP               24
   6000195998                     2         120          120      37.817     XTA+               24
   6000196143                     2         360          360      36.086     XTA+               24
   6000196513                     2         360          360      46.934     XTA+                0
   6000196583                     2          60           60      13.328     AXP                12
   6000196621                     2         360          360      49.472     XTA                 0
   6000196637                     2         360          360      44.739     XTA+                0
   6000196790                     2         120          120      46.962     XTA+                0
   6000196842                     2         360          360      40.404     XTA+               24
   6000196894                     2         120          120      51.773     A+XP               24
   6000197214                     2         360          360        47.7     XTA+                0
   6000197408                     2         360          360      47.072     XTA+                0
   6000197583                     2         360          360        29.7     XTA+               24
   6000197623                     2         360          360      45.952     XTA+               36
   6000197843                     2         360          360      36.931     XTA                 0
   6000198007                     2         360          360      46.826     XTA+                0
   6000198075                     2         360          360      45.952     XTA+                0
   6000198137                     2         120          120      39.307     A+XP                0
   6000198176                     2         120          120      49.929     A+XP               36
   6000198221                     2         360          360      47.913     XTA+                0
   6000198271                     2         360          360      44.673     XTA+               24
   6000198414                     2         360          360      49.987     XTA+                0
   6000198453                     2         360          360      42.217     XTA+               36
   6000198559                     2         120          120      43.463     A+XP               24
   6000198582                     2         180          180      34.301     XTA+               24
   6000198647                     2         360          360      48.552     XTA+                0
   6000198825                     2         360          360      42.755     XTA+               24
   6000198837                     2         360          360      29.946     XTA+               24
   6000198891                     2         120          120      41.561     A+XP               12
   6000199007                     2         120          120      47.897     A-XP                0
   6000199176                     2         360          360      42.661     XTA+               24
   6000199271                     2         360          360      44.572     XTA+                0
   6000199272                     2         120          120      47.642     A+XP                0
   6000199352                     2         180          180      37.764     XTA+                0
   6000199390                     2         360          360       43.27     XTA+               24
   6000199483                     2         120          120       48.48     A+XP               24
   6000199558                     2         360          360      43.748     XTA+                0
   6000199644                     2         360          360      35.803     XTA+                0
   6000199712                     2         360          360      48.986     XTA+                0
   6000199818                     2         360          360       48.75     XTA+               24
   6000199839                     2         180          180      51.179     A+XP                0
   6000200236                     2         360          360      30.833     XTA+                0
   6000200358                     2         360          360      44.235     XTA+               24
   6000200374                     2         120          120      40.161     A+XP                0
   6000200424                     2         120          120      43.208     A+XP               24
   6000200479                     2         360          360      49.898     XTA                24
   6000200483                     2         360          360      49.465     XTA+               24
   6000200565                     2         360          360      45.198     XTA+               24
   6000200620                     2         360          360      39.577     XTA+                0
   6000200897                     2         360          360      34.579     XTA+               24
   6000200951                     2         360          360       46.19     XTA+               24
   6000200965                     2         360          360      39.653     XTA                 0
   6000201115                     2         360          360      40.468     XTA+                0
   6000201123                     2         120          120      45.561     A+XP                0
   6000201130                     2         360          360      41.067     XTA+               24
   6000201180                     2         120          120       46.81     A+XP               24
   6000201233                     2         360          360      46.936     XTA+                0
   6000201267                     2         120          120        53.7     A+XP                0
   6000201271                     2         180          180       31.89     XTA+               24
   6000201293                     2         120          120      39.888     A+XP                0
   6000201301                     2         360          360      43.002     XTA+               12
   6000201315                     2         360          360      36.736     XTA+                0
   6000201396                     2         360          360      40.304     XTA+               24
   6000201405                     2         120          120      33.149     A-XP                0
   6000201567                     2         360          360      36.806     XTA+               24
   6000201572                     2         240          240      51.788     A+XP                0
   6000201585                     2         360          360      42.688     XTA+               24
   6000201694                     2         120          120      49.371     A+XP               24
   6000201749                     2         120          120      48.645     A+XP               24
   6000201820                     2         360          360      32.893     XTA+               36
   6000201888                     2         360          360      28.397     XTA+               24
   6000201936                     2         360          360       37.62     XTA+                0
   6000202035                     2         360          360      46.876     XTA+                0
   6000202060                     2         360          360      49.977     XTA+               24
   6000202094                     2         360          360      40.674     XTA+                0
   6000202117                     2         120          120       36.78     A+XP                0
   6000202277                     2         360          360      36.769     XTA+               24
   6000202322                     2         120          120      27.998     A+XP               24
   6000202440                     2         360          360      38.944     XTA+                0
   6000202452                     2         360          360      46.446     XTA+                0
   6000202464                     2         360          360      46.269     XTA+               36
   6000202489                     2         360          360      47.327     XTA+               24
   6000202550                     2         360          360      49.852     XTA+                0
   6000202552                     2         360          360       49.62     XTA+               24
   6000202568                     2         360          360      29.843     XTA+               12
   6000202612                     2         360          360      21.472     XTA+                0
   6000202641                     2         120          120      49.857     A-XP                0
   6000202696                     2         360          360      49.813     XTA+                0
   6000202745                     2         180          180      43.099     XTA+               24
   6000202752                     2         360          360      43.388     XTA+                0
   6000202792                     2         120          120      36.461     A-XP                0
   6000202826                     2         360          360      44.152     XTA+               36
   6000202846                     2         180          180      40.294     A+XP                0
   6000202856                     2         360          360      23.575     XTA+               24
   6000202888                     2         360          360      41.543     XTA+                0
   6000202898                     2         180          180      46.144     XTA+                0
   6000202923                     2         360          360      37.073     XTA+                0
   6000202930                     2         120          120      32.711     A+XP               36
   6000203000                     2         360          360      48.664     XTA+               24
   6000203053                     2         360          360      46.122     XTA+               24
   6000203103                     2         360          360      49.997     XTA+                0
   6000203203                     2         180          180      48.275     XTA+               24
   6000203207                     2         360          360      32.563     XTA+                0
   6000203214                     2         360          360      46.926     XTA                36
   6000203300                     2         360          360      48.233     XTA+               12
   6000203306                     2         120          120      54.745     A+XP                0
   6000203312                     2         360          360      40.026     XTA+                0
   6000203317                     2         360          360      48.375     XTA+                0
   6000203372                     2         360          360      31.035     XTA+                0
   6000203482                     2         360          360       49.73     XTA+               24
   6000203523                     2         360          360      46.325     XTA+               24
   6000203648                     2         120          120      36.172     XTA+                0
   6000203744                     2         360          360      49.492     XTA+                0
   6000203777                     2         360          360       29.24     XTA                 0
   6000203808                     2         120          120      31.416     AXP                 0
   6000203810                     2         120          120      30.543     A+XP               24
   6000203819                     2         360          360      45.522     XTA+                0
   6000203863                     2         360          360      48.686     XTA+                0
   6000203913                     2         360          360      46.067     XTA+                0
   6000204070                     2         360          360      24.157     XTA+               36
   6000204077                     2         120          120      44.924     XTA+                0
   6000204087                     2         360          360      43.706     XTA+                0
   6000204114                     2         120          120      48.925     BXP                 0
   6000204196                     2         360          360      42.389     XTA+               24
   6000204280                     2         360          360      46.342     XTA                 0
   6000204317                     2         360          360       32.85     XTA+                0
   6000204327                     2         180          180      47.087     XTA+                0
   6000204404                     2         360          360      49.588     XTA+                0
   6000204411                     2         360          360      32.521     XTA+               24
   6000204476                     2         180          180      47.971     XTA+               36
   6000204548                     2         360          360      49.306     XTA+                0
   6000204617                     2         360          360      49.632     XTA+                0
   6000204639                     2         360          360       43.91     XTA+                0
   6000204665                     2         360          360      46.857     XTA+                0
   6000204762                     2         360          360      35.868     XTA+               24
   6000204790                     2         360          360      42.059     XTA+               36
   6000204818                     2         360          360       44.43     XTA+                0
   6000204845                     2         360          360      42.985     XTA+                0
   6000204857                     2         360          360      50.983     XTA+               12
   6000204878                     2         360          360      47.596     XTA+               24
   6000204896                     2         120          120      48.138     XTA+               24
   6000204926                     2         360          360      34.752     XTA+               36
   6000204973                     2         360          360      46.174     XTA+               24
   6000204990                     2         360          360      24.961     XTA+                0
   6000205000                     2         180          180       18.24     A+XP               24
   6000205012                     2         360          360      42.617     XTA+               24
   6000205022                     2         360          360      49.871     XTA+               24
   6000205079                     2         360          360      39.343     XTA+               24
   6000205144                     2         360          360      49.937     XTA+               24
   6000205166                     2         360          360      45.529     XTA+               12
   6000205318                     2         360          360      44.775     XTA+                0
   6000205335                     2         360          360      49.937     XTA+                0
   6000205371                     2         360          360      35.096     XTA+                0
   6000205440                     2         360          360      40.735     XTA+                0
   6000205460                     2         360          360      48.417     XTA+               24
   6000205469                     2         360          360       36.82     XTA+               24
   6000205475                     2         360          360      41.946     XTA+               24
   6000205591                     2         360          360      41.693     XTA+               24
   6000205600                     2         360          360      46.866     XTA+               24
   6000205687                     2         360          360      43.451     XTA+                0
   6000205700                     2         360          360      28.973     XTA+                0
   6000205708                     2         360          360      49.225     XTA+               24
   6000205721                     2         360          360      47.622     XTA+                0
   6000205809                     2         360          360      42.752     XTA+                0
   6000205826                     2         180          180          50     XTA+                0
   6000205873                     2         360          360      32.818     XTA+                0
   6000205924                     2         360          360      49.905     XTA+                0
   6000205930                     2         360          360      49.237     XTA+                0
   6000206014                     2         360          360      48.723     XTA+                0
   6000206063                     2         360          360      37.942     XTA+               24
   6000206064                     2         360          360      26.794     XTA+               24
   6000206068                     2         360          360      43.532     XTA+                0
   6000206070                     2         360          360      49.444     XTA+               24
   6000206078                     2         360          360      44.584     XTA+                0
   6000206087                     2         360          360      49.976     XTA+                0
   6000206133                     2         360          360      37.357     XTA+                0
   6000206135                     2         180          180      47.791     XTA+                0
   6000206157                     2         360          360      47.287     XTA+               24
   6000206213                     2         360          360      39.983     XTA+               24
   6000206224                     2         180          180      44.393     A+XP                0
   6000206227                     2         360          360       47.04     XTA+               36
   6000206295                     2         360          360      10.689     XTA+               24
   6000206484                     2         360          360      49.416     XTA                36
   6000206507                     2         360          360      42.152     XTA+               24
   6000206590                     2         360          360      46.888     XTA+                0
   6000206699                     2         360          360      49.375     XTA+               24
   6000206729                     2         360          360      49.696     XTA+               24
   6000206739                     2         180          180       7.019     A+XP                0
   6000206744                     2         360          360      47.625     XTA+                0
   6000206809                     2         360          360      49.803     XTA+               24
   6000206837                     2         120          120      50.457     A+XP               24
   6000206847                     2         360          360      46.832     XTA+                0
   6000206934                     2         360          360      44.751     XTA+               24
   6000206964                     2         360          360      42.748     XTA+               24
   6000207042                     2         360          360      49.928     XTA+               24
   6000207125                     2         360          360      48.526     XTA+                0
   6000207168                     2         360          360      26.229     XTA+               24
   6000207201                     2         360          360      48.415     XTA                24
   6000207218                     2         360          360      34.722     XTA+                0
   6000207229                     2         360          360      34.277     XTA+                0
   6000207239                     2         360          360      37.582     XTA+               24
   6000207325                     2         180          180       39.84     XTA+                0
   6000207330                     2         360          360      47.894     XTA+               24
   6000207338                     2         180          180       49.37     A+XP               24
   6000207349                     2         360          360      44.494     XTA+                0
   6000207392                     2         360          360      42.895     XTA+                0
   6000207393                     2         360          360      41.983     XTA+               24
   6000207435                     2         360          360      49.912     A+XP                0
   6000207509                     2         360          360      49.828     XTA+               24
   6000207545                     2         360          360      46.362     XTA+                0
   6000207551                     2         360          360       49.48     XTA+               24
   6000207606                     2         360          360        43.7     XTA+                0
   6000207648                     2         360          360      48.952     XTA                 0
   6000207717                     2         360          360      38.616     XTA+               24
   6000207721                     2         360          360      49.254     XTA+                0
   6000207735                     2         360          360          50     XTA+               24
   6000207771                     2         360          360      49.698     XTA+               36
   6000207811                     2         360          360       46.21     XTA+                0
   6000207831                     2         360          360      49.732     XTA+               24
   6000207835                     2         360          360      33.868     XTA+                0
   6000207870                     2         360          360      25.539     XTA+               24
   6000207917                     2         360          360       1.906     XTA+               30
   6000207965                     2         360          360      49.836     XTA+               24
   6000207977                     2         240          240      39.236     XTA+               24
   6000207990                     2         360          360       44.91     XTA+               24
   6000207997                     2         360          360      49.548     XTA+                0
   6000208003                     2         360          360      32.769     XTA+               24
   6000208037                     2         360          360       49.65     XTA+                0
   6000208048                     2         360          360      40.008     XTA+                0
   6000208049                     2         360          360      48.636     XTA+                0
   6000208066                     2         360          360       42.49     XTA+                0
   6000208075                     2         360          360      49.451     XTA+                0
   6000208087                     2         360          360      45.279     XTA+               24
   6000208094                     2         360          360      43.225     XTA+                0
   6000208124                     2         360          360      49.836     XTA+               24
   6000208151                     2         180          180          50     XTA+                0
   6000208152                     2         360          360      42.618     XTA+               24
   6000208229                     2         360          360        39.2     XTA+                0
   6000208245                     2         360          360      23.106     XTA+                0
   6000208290                     2         180          180      48.577     XTA+               24
   6000208321                     2         360          360      48.309     XTA+                0
   6000208327                     2         360          360       49.46     XTA+               24
   6000208462                     2         360          360      33.137     XTA+                0
   6000208477                     2         360          360      47.406     XTA+                0
   6000208510                     2         360          360      43.364     XTA+               24
   6000208516                     2         180          180      37.968     XTA+               24
   6000208546                     2         180          180      48.867     A+XP                0
   6000208583                     2         360          360      43.411     XTA+                0
   6000208584                     2         360          360          43     XTA+               24
   6000208587                     2         360          360      43.529     XTA+                0
   6000208591                     2         360          360      43.762     XTA+               24
   6000208630                     2         360          360      46.328     XTA+                0
   6000208654                     2         180          180      40.903     XTA+               24
   6000208682                     2         360          360      37.359     XTA+                0
   6000208703                     2         180          180      45.056     XTA+                0
   6000208706                     2         360          360      49.424     XTA                 0
   6000208729                     2         360          360      49.843     XTA+               12
   6000208736                     2         360          360      49.875     XTA+               24
   6000208754                     2         360          360      38.453     XTA+               24
   6000208755                     2         360          360      34.335     XTA+               24
   6000208760                     2         360          360      43.928     XTA+               24
   6000208764                     2         180          180      45.503     XTA                24
   6000208770                     2         360          360      49.844     XTA+               36
   6000208774                     2         360          360      33.668     XTA+               36
   6000208779                     2         360          360      35.302     XTA+                0
   6000208787                     2         360          360      39.579     XTA+               24
   6000208848                     2         360          360      26.078     XTA+               24
   6000208855                     2         360          360      49.207     XTA+               24
   6000208859                     2         360          360       42.76     XTA+               24
   6000208886                     2         360          360      49.935     XTA+                0
   6000208893                     2         360          360      49.726     XTA+               24
   6000208908                     2         360          360      48.192     XTA+                0
   6000208913                     2         180          180      49.329     XTA+                0
   6000208925                     2         360          360      34.211     XTA+               24
   6000209048                     2         360          360      38.492     XTA+                0
   6000209058                     2         360          360      48.382     XTA+               24
   6000209065                     2         360          360        49.9     XTA+               36
   6000209071                     2         360          360      44.265     XTA+               24
   6000209078                     2         360          360      37.591     XTA+                0
   6000209082                     2         180          180      40.028     A+XP               24
   6000209088                     2         360          360      49.754     XTA+                0
   6000209100                     2         360          360      45.733     XTA+                0
   6000209114                     2         360          360      41.306     XTA+               24
   6000209115                     2         360          360      49.907     XTA+               24
   6000209236                     2         360          360      40.639     XTA+               24
   6000209304                     2         360          360      42.231     XTA+                0
   6000209318                     2         360          360      49.992     XTA                 0
   6000209337                     2         360          360       36.38     XTA+               24
   6000209379                     2         360          360      49.948     XTA+               24
   6000209396                     2         360          360      47.251     XTA+                0
   6000209403                     2         180          180      39.476     XTA+                0
   6000209404                     2         360          360          50     XTA+               36
   6000209410                     2         360          360      46.028     XTA+                0
   6000209415                     2         360          360      34.441     XTA+                0
   6000209418                     2         360          360      48.857     XTA+                0
   6000209429                     2         360          360      48.044     XTA+                0
   6000209444                     2         360          360      31.425     XTA+                0
   6000209457                     2         360          360      30.288     XTA+               24
   6000209484                     2         360          360      42.534     XTA+               24
   6000209493                     2         180          180      43.299     XTA+                0
   6000209516                     2         360          360      48.933     XTA+               24
   6000209521                     2         360          360      45.489     XTA+               24
   6000209538                     2         360          360      47.669     XTA+                0
   6000209568                     2         360          360      44.481     XTA+                0
   6000209572                     2         360          360      49.211     XTA+               24
   6000209582                     2         360          360      43.988     XTA+               24
   6000209594                     2         360          360       40.64     XTA+               24
   6000209631                     2         360          360      35.659     XTA+               24
   6000209634                     2         360          360      31.087     XTA+               24
   6000209644                     2         360          360      36.611     XTA+               24
   6000209646                     2         360          360      27.292     XTA+               24
   6000209677                     2         360          360      39.257     XTA+               24
   6000209691                     2         360          360      37.045     XTA+               24
   6000209772                     2         180          180      46.229     XTA+               24
   6000209803                     2         360          360      43.895     XTA+                0
   6000209842                     2         360          360      43.147     XTA+               24
   6000209856                     2         360          360      33.458     XTA+               24
   6000209902                     2         360          360      44.417     XTA+               24
   6000209920                     2         360          360       49.95     XTA+               24
   6000209944                     2         360          360      48.043     XTA+               24
   6000209947                     2         360          360      24.757     XTA+                0
   6000209951                     2         360          360       45.34     XTA+                0
   6000209969                     2         360          360      49.993     XTA+               24
   6000210037                     2         360          360      46.529     XTA+               24
   6000210040                     2         360          360      49.975     XTA+               24
   6000210041                     2         360          360      37.731     XTA+                0
   6000210042                     2         180          180      36.623     XTA+               24
   6000210056                     2         360          360       37.96     XTA+                0
   6000210060                     2         360          360      37.877     XTA+               36
   6000210095                     2         360          360      46.079     XTA+                0
   6000210098                     2         360          360      42.575     XTA+               12
   6000210103                     2         360          360      48.206     XTA+               24
   6000210203                     2         360          360      43.583     XTA+               24
   6000210250                     2         360          360      30.786     XTA+                0
   6000210255                     2         360          360      35.846     XTA+               24
   6000210272                     2         360          360      43.367     XTA+               24
   6000210284                     2         180          180      49.913     XTA+                0
   6000210307                     2         360          360      45.747     XTA+                0
   6000210340                     2         360          360      31.965     XTA+                0
   6000210403                     2         360          360       34.51     XTA+                0
   6000210466                     2         360          360      30.027     XTA+                0
   6000210467                     2         360          360      49.961     XTA+                0
   6000210476                     2         360          360      46.854     XTA+                0
   6000210514                     2         180          180      48.198     XTA+                0
   6000210516                     2         360          360      49.876     XTA+                0
   6000210517                     2         360          360      46.593     XTA+                0
   6000210540                     2         360          360      46.112     XTA+               24
   6000210557                     2         360          360       49.99     XTA+               24
   6000210561                     2         360          360      54.672     XTA+               36
   6000210563                     2         180          180        45.2     XTA+                0
   6000210575                     2         180          180      27.129     XTA+               24
   6000210594                     2         360          360      29.622     XTA+                0
   6000210614                     2         360          360        47.7     XTA+               24
   6000210617                     2         360          360      48.632     XTA+               12
   6000210627                     2         360          360      41.776     XTA+               24
   6000210641                     2         360          360       47.26     XTA+                0
   6000210682                     2         360          360      30.966     XTA+               24
   6000210800                     2         360          360      49.894     XTA+                0
   6000210811                     2          60           60      45.177     A+XP               24
   6000210814                     2         360          360      43.645     XTA+               12
   6000210817                     2         120          120       46.35     XTA+                0
   6000210823                     2         360          360      43.638     XTA+               24
   6000210861                     2         360          360      48.531     XTA+               12
   6000210879                     2         360          360      49.327     XTA+                0
   6000210896                     2         360          360      42.839     XTA+               12
   6000210913                     2         360          360       49.99     XTA+               36
   6000210917                     2         360          360      27.644     XTA+                0
   6000210942                     2         360          360       9.425     XTA+               12
   6000210990                     2         360          360      35.029     XTA+               24
   6000210991                     2         360          360      49.425     XTA+                0
   6000210993                     2         360          360      32.535     XTA+                0
   6000211031                     2         360          360        34.5     XTA+                0
   6000211051                     2         180          180      47.232     A+XP               24
   6000211054                     2         360          360      41.872     XTA+                0
   6000211058                     2         360          360      43.693     XTA+               24
   6000211121                     2         360          360       49.55     XTA+               24
   6000211132                     2         360          360        43.3     XTA+               24
   6000211143                     2         360          360      47.194     XTA+                0
   6000211152                     2         360          360          24     XTA+                0
   6000211163                     2         360          360      49.766     XTA+                0
   6000211178                     2         360          360       35.74     XTA+                0
   6000211192                     2         360          360      49.815     XTA+                0
   6000211229                     2         360          360      46.055     XTA+                0
   6000211240                     2         360          360      42.458     XTA+                0
   6000211245                     2         360          360      49.867     XTA+               24
   6000211272                     2         120          120       36.74     A+XP               24
   6000211281                     2         360          360      37.278     XTA+                0
   6000211287                     2         360          360      40.705     XTA+               24
   6000211337                     2         180          180      42.186     XTA+                0
   6000211357                     2         360          360       29.87     XTA+               24
   6000211395                     2         360          360      41.504     XTA+               24
   6000211428                     2         360          360      46.825     XTA+                0
   6000211468                     2         180          180      47.434     A+XP               24
   6000211477                     2         360          360      43.096     XTA+               24
   6000211479                     2         360          360      49.977     XTA+               24
   6000211493                     2         360          360       38.05     XTA+               24
   6000211517                     2         360          360      45.394     XTA+                0
   6000211522                     2         360          360      49.964     XTA+               12
   6000211561                     2         360          360      48.075     XTA+                0
   6000211580                     2         180          180      40.667     XTA+               36
   6000211586                     2         360          360      42.337     XTA+               24
   6000211647                     2         360          360      45.247     XTA+                0
   6000211668                     2         360          360      49.985     XTA+               24
   6000211671                     2         360          360       48.49     XTA+                0
   6000211676                     2         360          360      44.405     XTA+               24
   6000211685                     2         360          360      37.452     XTA+               24
   6000211724                     2         360          360      43.301     XTA+                0
   6000211727                     2         360          360      39.505     XTA+               24
   6000211753                     2         360          360      50.308     XTA+                0
   6000211784                     2         360          360      27.988     XTA+                0
   6000211814                     2         360          360      47.417     XTA+               24
   6000211836                     2         360          360      49.983     XTA+               24
   6000211837                     2         360          360      32.191     XTA+                0
   6000211840                     2         360          360      49.942     XTA+                0
   6000211891                     2         360          360      49.906     XTA+               36
   6000211962                     2         360          360      43.552     XTA+               24
   6000211979                     2         360          360      32.238     XTA+               24
   6000211982                     2         360          360      30.619     XTA+                0
   6000212011                     2         180          180      23.198     XTA+               36
   6000212017                     2         360          360      43.212     XTA+               24
   6000212022                     2         360          360      49.292     XTA+               36
   6000212026                     2         180          180      43.445     XTA+                0
   6000212060                     2         360          360      40.311     XTA+                0
   6000212066                     2         360          360      48.006     XTA+                0
   6000212071                     2         180          180      37.474     XTA+                0
   6000212072                     2         360          360      17.677     XTA+                0
   6000212076                     2         120          120       47.41     A+XP               24
   6000212123                     2         360          360      45.076     XTA+               24
   6000212153                     2         360          360      49.924     XTA+               36
   6000212155                     2         360          360          50     XTA+               24
   6000212176                     2         360          360      44.282     XTA+               24
   6000212177                     2         360          360      46.083     XTA+               24
   6000212201                     2         360          360       47.44     XTA+                0
   6000212241                     2         360          360      49.779     XTA+               24
   6000212250                     2         360          360      41.181     XTA+               24
   6000212255                     2         360          360      49.585     XTA+               24
   6000212313                     2         180          180      49.824     A+XP               24
   6000212347                     2         360          360      48.964     XTA+               24
   6000212390                     2         360          360      40.065     XTA+               24
   6000212395                     2         360          360      42.008     XTA+               24
   6000212400                     2         360          360      48.661     XTA+               24
   6000212403                     2         360          360      49.909     XTA+                0
   6000212452                     2         360          360      30.778     XTA+                0
   6000212455                     2         360          360      34.761     XTA+               24
   6000212466                     2         360          360      39.706     XTA                36
   6000212473                     2         360          360      43.878     XTA+               24
   6000212483                     2         360          360      49.413     XTA+                0
   6000212498                     2         360          360       49.97     XTA+               36
   6000212534                     2         180          180      34.447     XTA+                0
   6000212541                     2         360          360      42.512     XTA+                0
   6000212555                     2         360          360      44.943     XTA+                0
   6000212590                     2         360          360      36.501     XTA+               24
   6000212599                     2         360          360      47.419     XTA+                0
   6000212652                     2         360          360      49.621     XTA+                0
   6000212653                     2         360          360      31.113     XTA+               24
   6000212680                     2         180          180      35.701     XTA+               36
   6000212690                     2         360          360      49.922     XTA+               24
   6000212691                     2         120          120      49.976     A+XP                0
   6000212703                     2         360          360       29.05     XTA+               12
   6000212712                     2         180          180      44.182     XTA+                0
   6000212719                     2         360          360      49.793     XTA+               24
   6000212744                     2         360          360       28.46     XTA+               24
   6000212782                     2         360          360          42     XTA+                0
   6000212787                     2         360          360       31.96     XTA+                0
   6000212791                     2         360          360      34.394     XTA+                0
   6000212842                     2         360          360      39.401     XTA+                0
   6000212853                     2         360          360      39.613     XTA+               24
   6000212863                     2         360          360      40.624     XTA+               24
   6000212871                     2         360          360      48.619     XTA+                0
   6000212881                     2         360          360      41.153     XTA+                0
   6000212910                     2         360          360      49.642     XTA+                0
   6000212912                     2         360          360      47.812     XTA+               24
   6000212941                     2         360          360        44.3     XTA+               24
   6000212953                     2         360          360      47.552     XTA+                0
   6000212976                     2         360          360      49.334     XTA+                0
   6000212987                     2         360          360      49.984     XTA+               36
   6000213040                     2         360          360      46.354     XTA+                0
   6000213052                     2         360          360      23.621     XTA+               24
   6000213056                     2         360          360       49.25     XTA+                0
   6000213062                     2         360          360      48.183     XTA+               24
   6000213095                     2         360          360       41.66     XTA+               12
   6000213096                     2         360          360      32.727     A+XP                0
   6000213119                     2         360          360          50     XTA                 0
   6000213130                     2         360          360      32.727     A+XP                0
   6000213141                     2         360          360      48.275     XTA+                0
   6000213170                     2         360          360      46.581     XTA+                0
   6000213181                     2         360          360      48.764     XTA+               24
   6000213183                     2         360          360      46.392     XTA+               24
   6000213184                     2         360          360      49.896     XTA+               36
   6000213187                     2         360          360      38.423     XTA+                0
   6000213188                     2         180          180      46.964     XTA+               24
   6000213190                     2         180          180      24.463     XTA+                0
   6000213193                     2         360          360      22.138     A+XP                0
   6000213194                     2         180          180      28.063     XTA+                0
   6000213249                     2         360          360      39.525     XTA+                0
   6000213300                     2         360          360      43.656     XTA+               24
   6000213303                     2         360          360      47.757     XTA+                0
   6000213324                     2         180          180      49.693     XTA+                0
   6000213342                     2         360          360      49.836     XTA+                0
   6000213369                     2         360          360      43.854     XTA+               24
   6000213370                     2         360          360      44.258     XTA+               24
   6000213375                     2         180          180      27.161     XTA+               24
   6000213414                     2         360          360      48.595     XTA+                0
   6000213419                     2         360          360      40.667     XTA+                0
   6000213425                     2         360          360      13.737     XTA+                0
   6000213434                     2         360          360      47.957     XTA+               24
   6000213443                     2         360          360      40.447     XTA+               24
   6000213445                     2         180          180       49.13     XTA+                0
   6000213454                     2         360          360      41.323     XTA+                0
   6000213458                     2         180          180      46.424     XTA+                0
   6000213472                     2         360          360      49.634     XTA+               24
   6000213476                     2         360          360      49.482     XTA+               24
   6000213535                     2         360          360      38.983     XTA+                0
   6000213547                     2         360          360      45.793     XTA+                0
   6000213549                     2         360          360      43.004     XTA+               24
   6000213559                     2         360          360      34.433     XTA+               24
   6000213577                     2         180          180      48.171     XTA+               24
   6000213578                     2         360          360      39.772     XTA+                0
   6000213593                     2         360          360      49.648     XTA+               24
   6000213604                     2         360          360      43.619     XTA+               24
   6000213630                     2         360          360      49.961     XTA+               24
   6000213635                     2         360          360      48.456     XTA+                0
   6000213655                     2         360          360      49.694     XTA+                0
   6000213674                     2         360          360      49.469     XTA+               24
   6000213675                     2         360          360      33.622     XTA+                0
   6000213689                     2         360          360      46.516     XTA+                0
   6000213715                     2         360          360      48.162     XTA+               24
   6000213721                     2         360          360      31.653     XTA+               24
   6000213722                     2         360          360      48.204     XTA+                0
   6000213744                     2         360          360       45.05     XTA+               36
   6000213850                     2         360          360       43.35     XTA+               24
   6000213908                     2         360          360      40.198     XTA+                0
   6000213912                     2         360          360      45.363     XTA+                0
   6000213924                     2         360          360      48.692     XTA+               24
   6000213933                     2         180          180      38.514     XTA+                0
   6000213952                     2         360          360      43.469     XTA+                0
   6000213963                     2         360          360      43.835     XTA+               24
   6000213992                     2         360          360      43.574     XTA+                0
   6000214026                     2         360          360      49.871     XTA+                0
   6000214030                     2         360          360      49.563     XTA+               24
   6000214036                     2         360          360       39.54     XTA+               36
   6000214052                     2         360          360      46.301     XTA+               24
   6000214062                     2         360          360      44.525     XTA+                0
   6000214077                     2         360          360      41.616     XTA+               36
   6000214110                     2         240          240      32.066     XTA+               24
   6000214132                     2         360          360      42.392     XTA+               24
   6000214159                     2         360          360       40.02     XTA+               24
   6000214162                     2         360          360      40.947     XTA+                0
   6000214189                     2         360          360       39.12     XTA+               24
   6000214190                     2         360          360      48.509     XTA+               24
   6000214227                     2         360          360      36.484     XTA+               36
   6000214280                     2         360          360       34.97     XTA                36
   6000214283                     2         360          360      49.816     XTA+                0
   6000214317                     2         360          360      49.192     XTA+               24
   6000214344                     2         180          180      31.934     XTA+                0
   6000214366                     2         360          360      47.871     XTA+                0
   6000214374                     2         180          180      32.844     XTA+                0
   6000214378                     2         360          360      49.711     XTA+               24
   6000214391                     2         360          360      32.391     XTA+                0
   6000214443                     2         360          360      45.121     XTA+                0
   6000214491                     2         180          180      28.874     XTA+                0
   6000214500                     2         180          180      46.913     XTA+                0
   6000214513                     2         360          360      38.904     XTA+                0
   6000214543                     2         360          360        42.8     XTA+                0
   6000214584                     2         360          360      49.525     XTA+               36
   6000214660                     2         360          360      23.836     XTA+               24
   6000214676                     2         180          180      40.511     XTA+               24
   6000214695                     2         360          360      44.649     XTA+                0
   6000214701                     2         360          360      46.291     XTA+               24
   6000214708                     2         360          360      35.424     XTA+                0
   6000214711                     2         360          360      43.815     XTA+               24
   6000214773                     2         360          360      46.627     XTA+                0
   6000214798                     2         360          360      49.038     XTA+                0
   6000214800                     2         360          360      39.911     XTA+               24
   6000214801                     2         360          360      49.948     XTA+                0
   6000214812                     2         360          360      28.979     XTA+               24
   6000214858                     2         360          360      45.376     XTA+                0
   6000214932                     2         360          360      44.743     XTA+                0
   6000214962                     2         180          180      49.775     XTA+                0
   6000214996                     2         360          360      42.283     XTA+               24
   6000215016                     2         360          360      46.018     XTA+               24
   6000215018                     2         360          360      30.589     XTA+                0
   6000215157                     2         360          360      37.125     XTA+                0
   6000215245                     2         360          360      39.021     XTA+               24
   6000215280                     2         360          360      38.387     XTA+                0
   6000215313                     2         360          360      49.547     XTA+               36
   6000215506                     2         360          360      49.545     XTA+               24
   6000215779                     2         360          360      47.025     XTA+                0
   7000001289                     2         360          360       46.48     XTA+               24
   7000001291                     2         360          360      36.014     XTA+                0
   7000001295                     2         360          360      49.833     XTA+                0
   7000001299                     2         360          360      33.263     XTA+               24
   7000001302                     2         120          120      42.864     A+XP               24
   7000001305                     2         360          360      46.248     XTA+                0
   7000001307                     2         360          360       49.62     XTA+                0
   7000001310                     2         360          360      38.416     XTA+               24
   7000001328                     2         360          360      47.338     XTA+               24
   7000001330                     2         360          360      49.524     XTA+               24
   7000001333                     2         360          360       46.36     XTA+                0
   7000001338                     2         360          360      43.242     XTA+               24
   7000001617                     2         360          360      37.573     XTA+               12
   7000166621                     2         360          360       45.64     XTA+               24
   7000170362                     2         120          120      49.483     A+XP                0
   7000171979                     2         360          360       49.84     XTA+                0
   7000173483                     2         360          360      48.924     XTA+                0
   7000174111                     2         360          360      35.395     XTA+               24
   7000174133                     2         360          360       50.12     XTA+               24
   7000175742                     2         120          120      46.644     A+XP                0
   7000175980                     2         360          360      49.853     XTA+                0
   7000176082                     2         360          360      47.816     XTA+                0
   7000176346                     2         360          360      45.285     XTA+               24
   7000176386                     2         360          360      46.905     XTA+               12
   7000176507                     2         360          360      43.155     XTA+                0
   7000176531                     2         360          360      43.571     XTA+               24
   7000176899                     2         360          360      37.363     XTA+               24
   7000177022                     2         360          360      50.585     XTA+                0
   7000177133                     2         360          360      49.167     XTA+                0
   7000177259                     2         360          360      36.209     A+XP               24
   7000177763                     2         360          360      34.682     XTA+               24
   7000177882                     2         120          120      29.292     A+XP               24
   7000177941                     2         360          360       43.63     XTA+               24
   7000178159                     2         360          360      44.069     XTA+                0
   7000178575                     2         360          360      38.783     XTA+                0
   7000178620                     2         360          360      48.143     XTA+                0
   7000178644                     2         360          360      47.174     XTA+               24
   7000178781                     2         360          360      49.668     XTA+               24
   7000179292                     2         360          360      43.188     XTA+                0
   7000179372                     2         360          360      38.791     XTA+                0
   7000179394                     2         360          360      37.518     XTA+                0
   7000179444                     2         360          360      49.843     XTA+                0
   7000179491                     2         360          360      39.422     XTA                 0
   7000179572                     2         360          360      46.907     XTA+               24
   7000179658                     2         360          360       38.08     XTA+                0
   7000179752                     2         360          360       49.47     XTA+               24
   7000179772                     2         360          360      29.015     XTA+               24
   7000179853                     2         360          360      40.814     XTA+                0
   7000179878                     2         180          180      37.943     A+XP                0
   7000179880                     2         120          120      48.879     A+XP                0
   7000179983                     2         120          120      40.589     A+XP                0
   7000179989                     2         180          180      40.815     BXP                 0
   7000180011                     2         360          360      46.104     XTA+                0
   7000180075                     2         360          360      48.682     XTA+                0
   7000180107                     2         360          360       39.54     XTA+                0
   7000180114                     2         360          360      39.111     XTA+               24
   7000180124                     2         360          360      47.591     XTA+                0
   7000180217                     2         360          360      36.464     XTA+                0
   7000180237                     2         360          360      49.158     XTA+                0
   7000180244                     2         360          360      39.365     XTA+                0
   7000180249                     2         360          360      29.771     XTA+                0
   7000180357                     2         180          180      49.582     XTA+                0
   7000180461                     2         360          360      45.963     XTA+                0
   7000180465                     2         360          360      21.008     XTA+               36
   7000180467                     2         360          360      49.386     XTA+                0
   7000180528                     2         360          360      49.893     XTA+               24
   7000180588                     2         360          360      44.129     XTA+                0
   7000180600                     2         360          360      35.793     XTA+               24
   7000180647                     2         120          120      23.343     A-XP               24
   7000180662                     2         360          360      46.306     XTA+               12
   7000180759                     2         360          360      38.838     XTA+               24
   7000180783                     2         360          360      39.667     XTA+               24
   7000180844                     2         360          360      49.968     XTA+               12
   7000180872                     2         360          360      43.627     XTA+               24
   7000180918                     2         180          180      48.139     A+XP                0
   7000180923                     2         120          120      43.636     A+XP               24
   7000181031                     2         360          360      44.164     XTA+                0
   7000181061                     2         360          360      46.868     XTA+               24
   7000181088                     2         360          360      46.837     XTA+                0
   7000181093                     2         360          360      49.502     XTA+                0
   7000181098                     2         360          360      49.708     XTA+               24
   7000181101                     2         120          120      52.359     A+XP                0
   7000181163                     2         120          120      42.975     A+XP                0
   7000181217                     2         360          360      43.793     XTA+                0
   7000181221                     2          60           60      49.937     A+XP               24
   7000181244                     2         360          360      41.301     XTA+               24
   7000181264                     2         360          360      48.929     XTA+               24
   7000181317                     2         360          360      46.084     XTA+               24
   7000181406                     2         360          360      48.744     XTA+                0
   7000181428                     2         360          360      48.487     XTA+               12
   7000181445                     2         360          360      46.707     XTA+               24
   7000181455                     2         360          360      49.694     XTA+               24
   7000181527                     2         360          360       46.65     XTA+               24
   7000181544                     2         360          360      46.613     XTA+                0
   7000181579                     2         360          360      46.154     XTA+               24
   7000181591                     2         180          180      31.122     XTA+                0
   7000181592                     2         360          360      49.432     XTA+                0
   7000181599                     2         360          360      48.277     XTA                12
   7000181702                     2         360          360      48.314     XTA+               24
   7000181744                     2         360          360      43.727     XTA+                0
   7000181751                     2         360          360      45.946     XTA+                0
   7000181762                     2         360          360        43.7     XTA+               24
   7000181806                     2         360          360      42.917     XTA+               24
   7000181852                     2         360          360      46.301     XTA+               24
   7000181863                     2         360          360      40.673     XTA+               24
   7000181871                     2         360          360       46.54     XTA+               24
   7000181877                     2         360          360      40.402     XTA                36
   7000181916                     2         360          360      45.105     XTA+               24
   7000181927                     2         360          360        40.4     XTA+               36
   7000181991                     2         360          360      40.557     XTA+                0
   7000181995                     2         360          360      41.843     XTA+               24
   7000182070                     2         240          240       41.13     XTA+               24
   7000182092                     2         360          360      50.993     XTA+                0
   7000182117                     2         360          360      40.665     XTA+                0
   7000182194                     2         360          360      41.049     XTA+               24
   7000182213                     2         120          120      41.234     A+XP               24
   7000182224                     2         360          360      23.542     XTA+               24
   7000182306                     2         360          360      48.378     XTA+                0
   7000182330                     2         360          360      42.182     XTA+               24
   7000182347                     2         360          360       42.35     XTA+               12
   7000182355                     2         360          360      48.792     XTA+               24
   7000182371                     2          60           60      52.976     A+XP               24
   7000182432                     2         360          360      42.873     XTA+               24
   7000182435                     2         360          360      48.095     XTA+               24
   7000182502                     2         360          360      49.717     XTA+               24
   7000182576                     2         360          360      47.678     XTA+               12
   7000182634                     2         180          180      45.867     XTA+                0
   7000182639                     2         360          360       41.88     XTA+                0
   7000182662                     2         180          180      49.947     XTA+                0
   7000182680                     2         360          360      49.796     XTA+                0
   7000182795                     2         360          360      41.879     XTA+                0
   7000182811                     2         360          360      18.818     XTA+                0
   7000182851                     2         360          360      49.645     XTA+                0
   7000182863                     2         360          360      21.697     XTA+               24
   7000182867                     2         360          360      41.678     XTA+                0
   7000182888                     2         360          360      43.982     XTA+                0
   7000182945                     2         360          360      43.959     XTA+                0
   7000182969                     2         360          360      38.741     XTA+                0
   7000182977                     2         360          360      44.545     XTA+               24
   7000183000                     2         360          360      44.047     XTA+               12
   7000183002                     2         120          120      45.283     CXP                24
   7000183027                     2         360          360      43.706     XTA+               24
   7000183075                     2         360          360      49.821     XTA+                0
   7000183124                     2         360          360      49.333     XTA+               24
   7000183174                     2         360          360      45.434     XTA+               36
   7000183195                     2         360          360      49.717     XTA+                0
   7000183204                     2         180          180      21.811     XTA+               24
   7000183216                     2         360          360      51.882     XTA+               24
   7000183268                     2         360          360      41.365     XTA+                0
   7000183310                     2         360          360      49.884     XTA+                0
   7000183318                     2         360          360      46.329     XTA+                0
   7000183328                     2         180          180      34.255     XTA+               24
   7000183386                     2         360          360          49     XTA+               24
   7000183408                     2         360          360      46.701     XTA+                0
   7000183466                     2         360          360       36.43     XTA+                0
   7000183484                     2         360          360      45.878     XTA+               24
   7000183496                     2         360          360      43.972     XTA+               24
   7000183524                     2         360          360      46.941     XTA+               24
   7000183548                     2         360          360      37.781     XTA+                0
   7000183579                     2         360          360      35.083     XTA+                0
   7000183580                     2         360          360      49.701     XTA+               12
   7000183601                     2         360          360      49.732     XTA+               24
   7000183667                     2         120          120      49.868     A-XP                0
   7000183669                     2         360          360       27.99     XTA+               24
   7000183676                     2         360          360       45.34     XTA+                0
   7000183694                     2         360          360      48.563     XTA+               24
   7000183712                     2         120          120       49.76     A+XP               24
   7000183736                     2         360          360      36.522     XTA+                0
   7000183836                     2         360          360      47.473     XTA+               36
   7000183920                     2         360          360      18.506     XTA+               24
   7000183930                     2         360          360      46.475     XTA+                0
   7000183942                     2         360          360      46.093     XTA+               12
   7000183943                     2         120          120      32.946     A+XP               36
   7000183956                     2         360          360       49.05     XTA+                0
   7000183961                     2         120          120        43.6     A+XP               12
   7000184064                     2         360          360      47.891     XTA+               12
   7000184072                     2         360          360      39.221     XTA+               24
   7000184073                     2         360          360      48.529     XTA+               24
   7000184110                     2         360          360      29.634     XTA+               24
   7000184120                     2         360          360      49.982     XTA+               24
   7000184121                     2         360          360      49.842     XTA+               36
   7000184129                     2         240          240        47.5     XTA+               24
   7000184143                     2         360          360      49.321     XTA+                0
   7000184179                     2         360          360      49.641     XTA+                0
   7000184197                     2         120          120      17.782     A+XP                0
   7000184238                     2         360          360       49.75     XTA+                0
   7000184258                     2         360          360      43.085     XTA+               12
   7000184352                     2         360          360      47.948     XTA+                0
   7000184383                     2         360          360      49.906     XTA+               24
   7000184417                     2         360          360      46.233     XTA+               24
   7000184420                     2         360          360       43.22     XTA+               12
   7000184425                     2         360          360      41.234     XTA+               24
   7000184431                     2         360          360      35.016     XTA+               24
   7000184573                     2         360          360      49.516     XTA+               12
   7000184577                     2         360          360      39.383     XTA+                0
   7000184608                     2         360          360      42.793     XTA+                0
   7000184631                     2         360          360      49.099     XTA+                0
   7000184637                     2         360          360      46.931     XTA+               24
   7000184690                     2         360          360      44.344     XTA+               12
   7000184758                     2         360          360      39.737     XTA+                0
   7000184796                     2         360          360      44.134     XTA+               24
   7000184803                     2         360          360      40.483     XTA+               24
   7000184823                     2         360          360      48.537     XTA+               12
   7000184950                     2         360          360      48.286     XTA+               12
   7000185024                     2         360          360      34.529     XTA+               12
   7000185091                     2         360          360      49.187     XTA+               24
   7000185114                     2         360          360      49.572     XTA                24
   7000185118                     2         360          360      44.215     XTA+                0
   7000185125                     2         360          360      42.126     XTA+               24
   7000185126                     2         360          360      46.049     XTA+               24
   7000185182                     2         360          360      46.355     XTA+               24
   7000185219                     2         360          360       44.03     XTA+               24
   7000185231                     2         360          360      49.608     XTA+                0
   7000185234                     2         360          360      47.644     XTA+                0
   7000185250                     2         360          360      47.477     XTA+                0
   7000185252                     2         360          360       44.49     XTA+               24
   7000185320                     2         360          360      44.263     XTA+               24
   7000185342                     2         360          360      45.737     XTA+                0
   7000185351                     2         180          180      40.938     A+XP               24
   7000185361                     2         360          360      47.486     XTA+               12
   7000185385                     2         360          360      40.775     XTA+               24
   7000185435                     2         360          360      44.141     XTA+                0
   7000185447                     2         360          360      45.993     XTA+                0
   7000185472                     2         360          360       32.48     XTA+               24
   7000185554                     2         180          180        44.9     XTA+               36
   7000185626                     2         360          360      45.947     XTA+               24
   7000185666                     2         360          360      49.442     XTA+                0
   7000185676                     2         360          360      48.818     XTA+                0
   7000185678                     2         360          360      44.547     XTA+               24
   7000185685                     2         360          360      45.547     XTA+               12
   7000185713                     2         360          360      44.739     XTA+                0
   7000185789                     2         360          360      39.015     XTA+               24
   7000185795                     2         120          120       32.55     XTA                 0
   7000185817                     2         360          360      44.205     XTA+                0
   7000185818                     2         360          360      36.667     XTA+               24
   7000185833                     2         360          360      49.515     XTA+               24
   7000185841                     2         360          360      35.844     XTA+               24
   7000185953                     2         360          360      41.224     XTA+                0
   7000185958                     2         360          360      47.377     XTA+                0
   7000186009                     2         360          360       34.96     XTA+               36
   7000186050                     2         360          360      46.644     XTA+                0
   7000186062                     2         360          360      49.968     XTA+                0
   7000186075                     2         360          360      47.775     XTA+                0
   7000186076                     2         180          180      30.585     AXP                 0
   7000186078                     2         180          180      30.695     AXP                 0
   7000186096                     2         360          360      41.467     XTA+               24
   7000186128                     2         360          360      44.769     XTA+               24
   7000186132                     2         360          360      49.746     XTA+                0
   7000186133                     2         360          360      46.436     XTA+               24
   7000186151                     2         360          360      47.883     XTA+               24
   7000186158                     2         360          360      49.742     XTA+               24
   7000186223                     2         360          360      43.763     XTA+               36
   7000186231                     2         360          360      49.813     XTA+               24
   7000186245                     2         360          360       49.35     XTA+               12
   7000186335                     2         360          360      48.405     XTA+                0
   7000186356                     2         360          360      39.679     XTA+               24
   7000186357                     2         360          360      46.528     XTA+               24
   7000186386                     2         360          360      47.027     XTA+               24
   7000186401                     2         360          360       47.67     XTA+               24
   7000186407                     2         360          360      47.081     XTA+                0
   7000186421                     2         360          360      36.193     XTA+               24
   7000186470                     2         180          180      25.816     XTA+                0
   7000186487                     2         360          360          50     A-XP               24
   7000186520                     2         360          360      47.901     XTA+               24
   7000186522                     2         360          360      46.279     XTA+               24
   7000186529                     2         360          360      49.314     XTA+               24
   7000186540                     2         360          360      47.766     XTA+               24
   7000186541                     2         360          360      38.354     XTA+               24
   7000186610                     2         180          180      38.327     A+XP               24
   7000186611                     2         360          360      48.846     XTA+                0
   7000186613                     2         360          360      43.201     XTA+                0
   7000186614                     2         360          360      49.751     A-XP                0
   7000186623                     2         360          360      45.672     XTA+                0
   7000186628                     2          60           60        32.6     A+XP               24
   7000186639                     2         360          360      40.432     XTA+                0
   7000186649                     2         360          360      36.602     XTA+               24
   7000186670                     2         360          360      35.048     XTA+               24
   7000186672                     2         360          360      42.113     XTA+                0
   7000186675                     2         120          120      47.365     A+XP                0
   7000186676                     2         360          360      49.903     XTA+               24
   7000186679                     2         360          360      44.653     XTA+                0
   7000186680                     2         120          120      49.938     A+XP                0
   7000186684                     2         360          360      48.579     XTA+               24
   7000186718                     2         360          360      33.322     XTA+               24
   7000186732                     2         360          360      16.313     XTA+               24
   7000186769                     2         360          360      42.466     XTA+               24
   7000186800                     2         360          360      41.713     XTA+               24
   7000186819                     2         360          360      46.375     XTA+               12
   7000186851                     2         360          360      49.459     XTA+               24
   7000186859                     2         360          360      49.031     XTA                24
   7000186861                     2         240          240      27.682     XTA+               24
   7000186874                     2         360          360      49.701     XTA+                0
   7000186883                     2         360          360      25.068     XTA+                0
   7000186884                     2         360          360      49.773     XTA+               24
   7000186887                     2         360          360       45.04     XTA+               24
   7000186888                     2         360          360      34.496     XTA+               24
   7000186890                     2         360          360       49.29     XTA+               24
   7000186894                     2         360          360      37.484     XTA+               24
   7000186922                     2         360          360      43.003     XTA+               24
   7000186946                     2         120          120      42.124     AXP                 0
   7000186963                     2         360          360       16.26     XTA+               24
   7000186980                     2         360          360       49.67     XTA+               12
   7000186985                     2         360          360      43.854     XTA+               36
   7000186987                     2         360          360      48.891     XTA+               24
   7000186997                     2         360          360      41.478     XTA+               24
   7000187008                     2         360          360       39.29     XTA+               12
   7000187010                     2         360          360      41.311     XTA+               36
   7000187027                     2         360          360      42.548     XTA+               24
   7000187034                     2         360          360      37.839     XTA+               12
   7000187035                     2         360          360      35.413     XTA+               24
   7000187059                     2         360          360       49.02     XTA+               24
   7000187072                     2         360          360      31.076     XTA+                0
   7000187087                     2         360          360      41.539     XTA+               24
   7000187104                     2         360          360      46.754     XTA+               12
   7000187109                     2         360          360      44.256     XTA+               12
   7000187147                     2         360          360      41.277     XTA+               24
   7000187158                     2         360          360      46.416     XTA+               24
   7000187182                     2         360          360      47.739     XTA+               24
   7000187183                     2         360          360      49.953     XTA+                0
   7000187186                     2         360          360      40.618     XTA+                0
   7000187234                     2         360          360      24.658     XTA+               24
   7000187247                     2          60           60       36.56     AXP                24
   7000187282                     2         360          360        49.1     XTA+                0
   7000187306                     2         360          360      47.973     XTA                 0
   7000187308                     2         360          360      46.182     XTA+               24
   7000187314                     2         360          360      35.629     XTA+               24
   7000187369                     2         360          360      49.708     XTA+               24
   7000187417                     2         360          360       45.75     XTA+               24
   7000187440                     2         360          360      43.539     XTA+               24
   7000187464                     2         360          360       46.46     XTA+                0
   7000187495                     2         180          180      19.156     AXP                 0
   7000187514                     2         360          360       36.46     XTA+               24
   7000187524                     2         360          360      49.859     XTA+               24
   7000187535                     2         360          360      43.045     XTA+                0
   7000187537                     2         360          360      48.009     XTA+               24
   7000187548                     2         360          360       34.23     XTA+                0
   7000187553                     2         360          360       34.92     XTA+                0
   7000187567                     2         360          360      41.559     XTA+                0
   7000187572                     2         180          180       48.46     A+XP                0
   7000187574                     2         360          360      41.681     XTA+               24
   7000187591                     2         360          360      48.343     XTA+               24
   7000187632                     2         360          360      46.221     XTA+               24
   7000187640                     2         360          360      46.752     XTA+               24
   7000187657                     2         360          360      49.904     XTA+               24
   7000187668                     2         360          360      41.944     XTA+                0
   7000187675                     2         360          360      48.734     XTA+                0
   7000187680                     2         360          360      49.867     XTA+                0
   7000187686                     2         360          360      33.058     XTA+               24
   7000187688                     2         360          360      48.803     XTA+                0
   7000187700                     2         360          360      42.168     XTA+               24
   7000187718                     2         360          360      42.648     XTA+               24
   7000187734                     2         360          360      50.621     XTA+               24
   7000187737                     2         180          180      44.177     XTA+                0
   7000187759                     2         360          360      37.158     XTA+               24
   7000187764                     2         360          360      42.746     XTA+                0
   7000187777                     2         360          360      40.176     XTA+               24
   7000187781                     2         360          360      49.958     XTA                24
   7000187790                     2         360          360       49.68     XTA+               36
   7000187811                     2         360          360      46.606     XTA+                0
   7000187818                     2         360          360      40.303     XTA+                0
   7000187833                     2         360          360      42.898     XTA+               24
   7000187845                     2         360          360      35.274     XTA+               24
   7000187846                     2         360          360      49.489     XTA+               24
   7000187847                     2         360          360      48.937     XTA+                0
   7000187849                     2         180          180      47.141     XTA+               24
   7000187857                     2         360          360      36.463     XTA+               12
   7000187885                     2         360          360      49.052     XTA+                0
   7000187887                     2         360          360      48.232     XTA+                0
   7000187914                     2         360          360      49.908     XTA+               24
   7000187946                     2         360          360      45.024     XTA+               24
   7000187947                     2         360          360      48.279     XTA+               12
   7000187952                     2         360          360       45.91     XTA+               24
   7000187962                     2         180          180      21.421     XTA+               24
   7000187985                     2         360          360      32.444     XTA+               36
   7000187995                     2         360          360      49.991     XTA+               36
   7000188002                     2         360          360      19.985     XTA+               24
   7000188030                     2         120          120      55.447     A+XP                0
   7000188034                     2         360          360      49.537     XTA+               24
   7000188055                     2         360          360      37.924     XTA+               36
   7000188065                     2         360          360      49.475     XTA+               12
   7000188075                     2         360          360       48.61     XTA+                0
   7000188092                     2         360          360      36.074     XTA+                0
   7000188093                     2         360          360      42.972     XTA+                0
   7000188117                     2         360          360      48.202     XTA                24
   7000188123                     2         360          360      39.883     XTA+                0
   7000188137                     2         360          360      41.174     XTA+                0
   7000188143                     2         360          360      46.907     XTA+                0
   7000188166                     2         180          180      40.414     CXP                 0
   7000188169                     2         360          360       45.59     XTA+               24
   7000188210                     2         360          360      27.194     XTA+               24
   7000188216                     2         360          360      46.759     XTA+               24
   7000188245                     2         360          360      38.053     XTA+               24
   7000188267                     2         360          360      46.813     XTA+               24
   7000188314                     2         180          180      44.707     XTA+                0
   7000188331                     2         180          180      47.706     XTA+               24
   7000188345                     2         360          360      44.175     XTA+               24
   7000188376                     2         360          360      43.151     XTA+               24
   7000188381                     2         360          360      49.969     XTA+               24
   7000188413                     2         360          360      51.992     XTA+               24
   7000188422                     2         360          360       46.56     XTA+               24
   7000188447                     2         180          180       10.39     A+XP               24
   7000188459                     2         360          360      30.512     XTA+               24
   7000188462                     2         360          360      44.659     XTA+               12
   7000188478                     2         360          360      48.481     XTA+               24
   7000188481                     2         360          360      46.948     XTA+                0
   7000188528                     2         360          360      49.615     XTA+               24
   7000188561                     2         360          360      46.639     XTA+                0
   7000188589                     2         360          360      42.543     XTA+               24
   7000188597                     2         360          360      45.309     XTA+               12
   7000188610                     2         360          360      36.612     XTA+               24
   7000188634                     2         360          360      40.839     XTA+               24
   7000188676                     2         360          360      49.484     XTA+               24
   7000188725                     2         360          360      49.516     XTA+               24
   7000188742                     2         360          360      19.238     XTA+               12
   7000188746                     2         360          360      44.761     XTA                 0
   7000188747                     2         360          360      50.122     XTA                 0
   7000188763                     2         360          360      30.655     XTA+               24
   7000188778                     2         360          360      46.464     XTA+               24
   7000188827                     2         360          360      49.152     XTA+               24
   7000188867                     2         360          360       36.25     XTA+               24
   7000188908                     2         360          360      41.446     XTA+               24
   7000188910                     2         360          360      45.009     XTA+               24
   7000188961                     2         360          360      42.492     XTA+                0
   7000189016                     2         360          360      49.307     XTA+               24
   7000189021                     2         360          360      48.085     XTA+               24
   7000189022                     2         360          360      25.913     XTA+               24
   7000189033                     2         360          360      43.133     XTA+                0
   7000189044                     2         360          360      49.886     XTA+                0
   7000189060                     2         360          360      36.644     XTA+               24
   7000189069                     2         360          360      45.983     XTA+               24
   7000189073                     2         360          360      43.848     XTA+                0
   7000189080                     2         360          360      48.151     XTA+                0
   7000189099                     2         360          360      46.448     XTA+                0
   7000189106                     2         360          360      44.904     XTA+               24
   7000189111                     2         360          360      46.553     XTA+                0
   7000189116                     2         360          360      47.887     XTA+               24
   7000189130                     2         240          240      46.303     XTA+               24
   7000189133                     2         360          360      47.078     XTA+               24
   7000189137                     2         360          360      39.752     XTA+                0
   7000189151                     2         360          360      39.205     XTA+               24
   7000189156                     2         360          360      43.307     XTA+                0
   7000189157                     2         360          360      25.531     XTA+               24
   7000189178                     2         360          360       48.01     XTA+               24
   7000189276                     2         360          360      39.002     XTA+               24
   7000189297                     2         360          360      41.064     XTA+               24
   7000189322                     2         360          360      48.761     XTA+               12
   7000189325                     2         360          360      43.508     XTA+               36
   7000189328                     2         360          360      35.596     XTA+               24
   7000189350                     2         360          360      38.633     XTA+               24
   7000189376                     2         120          120      51.173     XTA+                0
   7000189381                     2         360          360      44.414     XTA+               24
   7000189428                     2         360          360      37.889     XTA+               24
   7000189441                     2         180          180       44.61     A+XP               36
   7000189452                     2         360          360       43.34     XTA+                0
   7000189454                     2         360          360      49.435     XTA+               24
   7000189469                     2         360          360       45.03     XTA+               36
   7000189500                     2         360          360      40.343     XTA+                0
   7000189506                     2         360          360      38.878     XTA+               24
   7000189517                     2         360          360       38.64     XTA+                0
   7000189524                     2         360          360      49.106     XTA+               24
   7000189556                     2         120          120      20.756     XTA+               24
   7000189589                     2         360          360      41.227     XTA                24
   7000189615                     2         360          360      38.044     XTA+               12
   7000189631                     2         360          360      48.336     XTA+               36
   7000189661                     2         360          360      49.983     XTA+               24
   7000189697                     2         360          360      47.848     XTA+               24
   7000189702                     2         360          360      45.155     XTA+               24
   7000189704                     2         360          360      47.741     XTA+               24
   7000189729                     2         360          360      48.092     XTA+               36
   7000189735                     2         360          360       43.79     XTA+               24
   7000189771                     2         360          360      37.794     XTA+                0
   7000189777                     2         360          360      47.648     XTA+               24
   7000189809                     2         360          360      14.267     XTA+               24
   7000189814                     2         360          360      49.143     XTA+               24
   7000189831                     2         360          360      47.515     XTA+               24
   7000189833                     2         360          360      46.194     XTA+               24
   7000189843                     2         360          360      38.503     XTA+               24
   7000189863                     2         360          360      49.749     XTA+               24
   7000189865                     2         360          360       47.78     XTA+               24
   7000189890                     2         360          360       47.11     XTA+                0
   7000189892                     2         360          360      40.694     XTA+               24
   7000189905                     2         360          360      45.229     XTA+                0
   7000189909                     2         360          360      45.488     XTA+                0
   7000189912                     2         360          360      42.484     XTA+               24
   7000189934                     2         360          360      47.304     XTA+                0
   7000189936                     2         360          360      24.874     XTA+               24
   7000189938                     2         360          360       48.33     XTA+                0
   7000189944                     2         360          360      48.908     XTA+                0
   7000189947                     2         360          360      46.245     XTA+                0
   7000189965                     2         360          360      38.059     XTA+               24
   7000189970                     2         360          360      42.766     XTA+               24
   7000189992                     2         360          360      47.282     XTA+               24
   7000189995                     2         360          360      48.035     XTA+                0
   7000190044                     2         360          360      45.868     XTA+                0
   7000190060                     2         360          360      31.789     XTA+               24
   7000190061                     2         180          180       49.64     XTA+               24
   7000190071                     2         360          360      41.305     XTA+               24
   7000190088                     2         360          360      44.129     XTA+               24
   7000190109                     2         360          360      49.831     XTA+               24
   7000190119                     2         360          360      46.405     XTA+                0
   7000190132                     2         360          360      36.637     XTA+               24
   7000190140                     2         360          360      46.662     XTA+               24
   7000190143                     2         360          360      49.671     XTA+               24
   7000190146                     2         360          360      36.133     XTA+                0
   7000190155                     2         360          360      47.241     XTA+               24
   7000190156                     2         360          360      36.743     XTA+                0
   7000190158                     2         360          360       48.53     XTA+               36
   7000190166                     2         360          360        45.4     XTA+                0
   7000190174                     2         360          360      42.237     XTA+               24
   7000190204                     2         360          360      47.291     XTA+                0
   7000190208                     2         360          360      49.235     XTA+               36
   7000190216                     2         360          360      48.229     XTA+                0
   7000190260                     2         360          360      49.625     XTA+                0
   7000190270                     2         360          360      44.067     XTA+                0
   7000190273                     2         360          360      25.926     XTA+                0
   7000190275                     2         360          360       47.82     XTA+               24
   7000190291                     2         360          360      42.848     XTA+               24
   7000190294                     2         360          360      47.471     XTA+               24
   7000190311                     2         360          360      39.955     XTA+               24
   7000190318                     2         360          360      52.275     XTA+               24
   7000190322                     2         360          360      48.142     XTA+                0
   7000190341                     2         360          360      43.324     XTA+                0
   7000190343                     2         360          360      41.989     XTA+                0
   7000190378                     2         360          360      40.329     XTA+                0
   7000190391                     2         360          360      47.524     XTA+                0
   7000190406                     2         180          180      29.087     A+XP               24
   7000190447                     2         360          360      48.273     XTA+               24
   7000190451                     2         360          360      38.512     XTA+                0
   7000190464                     2         180          180      36.577     XTA+               24
   7000190466                     2         360          360      48.167     XTA+                0
   7000190495                     2         360          360      44.553     XTA+               24
   7000190508                     2         360          360       9.245     XTA+               24
   7000190517                     2         180          180       26.86     XTA+               24
   7000190537                     2         360          360      48.458     XTA+                0
   7000190568                     2         360          360      41.548     XTA+               24
   7000190597                     2         360          360      44.183     XTA+                0
   7000190603                     2         360          360      45.337     XTA+               12
   7000190617                     2         360          360      49.154     XTA+               24
   7000190624                     2         360          360      44.866     XTA+               24
   7000190645                     2         360          360      48.775     XTA+               24
   7000190649                     2         360          360      39.488     XTA+                0
   7000190665                     2         360          360      43.398     XTA+                0
   7000190673                     2         360          360       34.18     XTA+               12
   7000190697                     2         360          360      47.431     XTA+                0
   7000190741                     2         360          360      44.053     XTA+               24
   7000190758                     2         360          360      39.475     XTA+                0
   7000190761                     2         360          360      36.362     XTA+               24
   7000190773                     2         360          360      38.404     XTA+                0
   7000190789                     2         360          360      44.797     XTA+               24
   7000190792                     2         360          360      27.509     XTA+               24
   7000190798                     2         360          360      38.715     XTA+                0
   7000190805                     2         360          360      49.804     XTA+               24
   7000190823                     2         360          360      44.053     XTA+                0
   7000190871                     2         360          360       45.83     XTA+               12
   7000190892                     2         360          360       48.12     XTA+                0
   7000190904                     2         360          360      47.899     XTA+               24
   7000190943                     2         360          360      47.383     XTA+                0
   7000190963                     2         360          360      38.664     XTA+               24
   7000190968                     2         360          360      45.475     XTA+               24
   7000190998                     2         360          360      37.359     XTA+                0
   7000191019                     2         360          360      49.529     XTA+               24
   7000191082                     2         360          360      39.957     XTA+               24
   7000191093                     2         360          360      48.426     XTA+               24
   7000191116                     2         360          360      38.956     XTA+               12
   7000191202                     2         360          360      31.745     XTA                 0
   7000191264                     2         360          360      49.019     XTA+               24
   7000191266                     2         360          360      26.447     XTA+                0
   7000191327                     2         360          360      43.509     XTA+               24
   7000191370                     2         360          360      45.906     XTA+               24
   7000191397                     2         360          360      45.395     XTA+               24
   7000191453                     2         360          360      48.822     XTA+               24
   7000191480                     2         360          360      48.945     XTA+               36
   7000191505                     2         360          360       49.85     XTA+               24
   7000191528                     2         360          360      37.573     XTA+               24
   7000191610                     2         180          180      49.981     XTA+               24
   7000191643                     2         360          360      37.906     XTA+               24
   7000191648                     2         360          360      49.828     XTA+                0
   7000191745                     2         360          360      46.305     XTA+               24
   7000191976                     2         360          360      43.323     XTA+               36
   7000192200                     2         360          360      46.161     XTA+               24
   8000061462                     2         360          360      48.805     XTA+                0
   8000061625                     2         360          360      46.635     XTA+                0
   8000061990                     2         120          120      51.228     A+XP                0
   8000063281                     2         360          360      50.106     XTA+                0
   8000063452                     2         360          360      11.763     XTA+                0
   8000064103                     2         360          360      45.711     XTA+               12
   8000064575                     2         360          360      40.597     XTA+                0
   8000066049                     2         360          360       48.35     XTA+                0
   8000066098                     2          60           60      34.849     A+XP               24
   8000066207                     2         120          120      46.713     A+XP                0
   8000067334                     2         360          360      45.641     XTA+               12
   8000067523                     2         120          120      51.482     A+XP                0
   8000067629                     2         360          360        49.8     XTA+               24
   8000067728                     2         360          360      41.595     XTA+                0
   8000067943                     2         360          360      37.954     XTA+                0
   8000067977                     2         120          120      49.835     A+XP                0
   8000069018                     2         360          360      41.109     XTA+                0
   8000069144                     2         360          360      48.662     XTA+               12
   8000069212                     2         360          360      45.476     XTA+                0
   8000069599                     2         360          360      43.568     XTA+               24
   8000069613                     2         360          360      47.381     XTA+                0
   8000069618                     2         360          360      41.307     XTA+               12
   8000069626                     2         360          360      44.155     XTA+               12
   8000069729                     2         360          360       47.94     XTA+               12
   8000070366                     2         360          360      41.269     XTA+                0
   8000070518                     2         180          180      14.383     A-XP                0
   8000070605                     2         240          240      39.209     XTA+                0
   8000070815                     2         120          120      20.076     AXP                24
   8000070991                     2         180          180      46.479     XTA+                0
   8000071032                     2         120          120      44.812     A+XP               24
   8000071211                     2         360          360      41.006     XTA+                0
   8000071285                     2         120          120      43.702     A+XP               12
   8000071307                     2         360          360      47.018     XTA+                0
   8000071384                     2         360          360       39.51     XTA+                0
   8000071511                     2         360          360      40.545     XTA+               12
   8000071599                     2         360          360      52.757     XTA+                0
   8000071671                     2         360          360      40.813     XTA+                0
   8000071701                     2         360          360      49.881     XTA+                0
   8000071712                     2         360          360      49.041     XTA+               24
   8000071742                     2         360          360      49.898     XTA+                0
   8000071746                     2         360          360      35.825     XTA+               12
   8000071761                     2         360          360      48.273     XTA+                0
   8000071796                     2         120          120      49.611     A+XP               36
   8000071860                     2         360          360      45.222     XTA+                0
   8000072006                     2         360          360      29.417     XTA+                0
   8000072009                     2         180          180      42.761     A-XP                0
   8000072041                     2         360          360      43.996     XTA+                0
   8000072189                     2         360          360      34.543     XTA+                0
   8000072198                     2         360          360      49.994     XTA+               12
   8000072328                     2         360          360      42.943     XTA+               12
   8000072331                     2         360          360      50.203     XTA+                0
   8000072358                     2         360          360       44.36     XTA+                0
   8000072418                     2         360          360      42.252     XTA+               12
   8000072453                     2         360          360       44.32     XTA+               12
   8000072504                     2         360          360      46.467     XTA+                0
   8000072647                     2         360          360      40.679     XTA+                0
   8000072669                     2         360          360      44.773     XTA+                0
   8000072786                     2         360          360      40.483     XTA+                0
   8000072792                     2         360          360      43.593     XTA+               12
   8000072797                     2         120          120      42.886     A+XP               24
   8000072809                     2         360          360      44.434     XTA+                0
   8000072849                     2         120          120        45.7     XTA+               12
   8000072912                     2         360          360      38.117     XTA+                0
   8000072926                     2         360          360      40.265     XTA+                0
   8000072944                     2         360          360      49.473     XTA+                0
   8000072948                     2         120          120      17.073     XTA+                0
   8000073098                     2         360          360      43.917     XTA+                0
   8000073118                     2         360          360        42.2     XTA+                0
   8000073151                     2         360          360      41.978     XTA+               12
   8000073206                     2         360          360      46.168     XTA+                0
   8000073482                     2         180          180      37.276     XTA+               24
   8000073514                     2         360          360      45.338     XTA+                0
   8000073516                     2         360          360      29.461     XTA+                0
   8000073520                     2         360          360      35.234     XTA+               12
   8000073573                     2         360          360      48.172     XTA+               12
   8000073658                     2         120          120      54.931     A+XP                0
   8000073744                     2         360          360      44.957     XTA+               12
   8000073761                     2         360          360      49.676     XTA+               36
   8000073804                     2         360          360      49.756     XTA+                0
   8000073830                     2         360          360      39.135     XTA                 0
   8000073872                     2         360          360      28.995     XTA+               24
   8000073957                     2         360          360      46.946     XTA+                0
   8000073962                     2         360          360      26.683     XTA+                0
   8000073988                     2         360          360      46.836     XTA+               24
   8000074066                     2         360          360      49.694     XTA+                0
   8000074116                     2         360          360      44.588     XTA+                0
   8000074118                     2         360          360        34.8     XTA+                0
   8000074161                     2         360          360      45.405     XTA                12
   8000074171                     2         360          360      45.008     XTA+                0
   8000074281                     2         360          360      48.797     XTA+                0
   8000074327                     2         360          360      45.072     XTA+                0
   8000074361                     2         180          180       7.274     A+XP                0
   8000074370                     2         360          360      40.893     XTA+                0
   8000074449                     2         360          360      49.424     XTA+                0
   8000074574                     2         360          360      39.174     XTA+               12
   8000074629                     2         360          360      38.413     XTA+               24
   8000074949                     2         360          360      51.408     XTA+                0
   8000074953                     2         360          360      37.326     XTA+               12
   8000074954                     2         360          360      49.514     XTA+                0
   8000074969                     2         360          360      47.042     XTA+               24
   8000075068                     2         360          360       45.42     XTA+               12
   8000075147                     2         360          360      46.601     A+XP                0
   8000075158                     2         360          360      49.078     XTA+                0
   8000075171                     2         360          360      39.071     XTA+                0
   8000075212                     2         360          360      50.077     XTA+                0
   8000075276                     2         120          120      47.992     A+XP                0
   8000075533                     2         360          360      29.907     XTA+                0
   8000075583                     2         360          360      39.939     XTA+                0
   8000075667                     2         120          120      48.423     A+XP                0
   8000075712                     2         360          360      48.418     XTA+                0
   8000075769                     2         360          360      43.297     XTA+                0
   8000075844                     2         360          360      42.205     XTA+                0
   8000075931                     2         360          360      49.948     XTA                 0
   8000075936                     2         360          360      49.895     XTA+                0
   8000075959                     2         360          360      47.642     XTA+               24
   8000076010                     2         360          360      49.627     XTA+                0
   8000076020                     2         360          360      48.473     XTA+                0
   8000076023                     2         360          360      48.689     XTA+                0
   8000076029                     2         180          180      43.689     A+XP                0
   8000076107                     2         180          180      44.472     A+XP               12
   8000076129                     2         120          120      39.822     A+XP               24
   8000076164                     2         360          360        49.9     XTA+                0
   8000076180                     2         360          360      49.531     XTA+                0
   8000076196                     2         360          360      49.119     XTA+                0
   8000076200                     2         360          360      45.488     AXP                 0
   8000076264                     2         360          360       47.69     XTA+                0
   8000076334                     2         360          360      46.931     XTA+                0
   8000076348                     2         360          360      30.738     XTA+                0
   8000076403                     2         180          180      42.362     A-XP                0
   8000076445                     2         360          360      43.972     XTA+                0
   8000076484                     2         360          360      44.704     XTA+                0
   8000076489                     2         360          360      44.286     XTA+                0
   8000076490                     2         360          360      42.318     XTA+                0
   8000076498                     2         180          180      40.321     XTA+                0
   8000076517                     2         360          360      47.753     XTA+                0
   8000076603                     2         360          360      43.622     XTA+               12
   8000076789                     2         360          360      49.454     XTA+               24
   8000076813                     2         360          360      41.896     XTA+                0
   8000076929                     2         360          360      41.727     XTA+                0
   8000076990                     2         360          360      46.134     XTA+                0
   8000077022                     2         360          360      43.839     XTA+                0
   8000077029                     2         360          360      49.888     XTA+                0
   8000077109                     2         360          360       39.38     XTA+               24
   8000077162                     2         360          360        51.1     XTA+                0
   8000077163                     2         360          360      49.481     XTA+                0
   8000077187                     2         360          360      42.468     XTA+                0
   8000077239                     2         360          360      36.433     XTA                 0
   8000077300                     2         360          360      47.083     XTA+                0
   8000077305                     2         360          360       42.98     XTA+                0
   8000077590                     2         360          360      39.005     XTA+                0
   8000077629                     2         360          360      20.387     XTA+                0
   8000077653                     2         360          360      46.327     XTA+               12
   8000077668                     2         180          180      38.184     XTA+                0
   8000077678                     2         360          360      44.311     XTA+                0
   8000077726                     2         360          360        39.4     XTA+                0
   8000077758                     2         360          360      42.615     XTA+                0
   8000077881                     2         360          360      45.037     XTA+                0
   8000077924                     2         360          360      44.046     XTA+               24
   8000078002                     2         360          360      45.194     XTA+               12
   8000078044                     2         360          360      42.462     XTA+                0
   8000078051                     2         360          360      24.891     XTA+                0
   8000078081                     2         360          360      48.754     XTA+                0
   8000078109                     2         360          360      41.304     XTA+                0
   8000078164                     2         360          360      44.847     XTA+                0
   8000078175                     2         360          360      48.684     XTA+                0
   8000078192                     2         360          360      49.097     XTA+                0
   8000078226                     2         360          360      35.735     XTA+                0
   8000078257                     2         360          360       39.96     XTA+                0
   8000078260                     2         360          360      40.161     XTA+                0
   8000078274                     2         360          360      49.858     XTA+                0
   8000078289                     2         360          360      33.955     XTA+                0
   8000078330                     2         360          360       46.01     XTA+                0
   8000078349                     2         360          360      49.943     XTA+                0
   8000078387                     2         360          360      49.488     XTA+                0
   8000078392                     2         360          360      52.287     XTA+                0
   8000078491                     2         360          360      47.201     XTA+                0
   8000078512                     2         360          360      44.144     XTA+                0
   8000078556                     2         360          360      49.676     XTA+                0
   8000078570                     2         360          360      47.677     XTA+                0
   8000078609                     2         360          360      42.078     XTA+                0
   8000078610                     2         180          180      41.124     A+XP               12
   8000078617                     2         360          360      49.122     XTA+                0
   8000078627                     2         360          360      49.014     XTA+                0
   8000078634                     2         360          360      46.479     XTA+                0
   8000078675                     2         360          360      41.369     XTA+                0
   8000078721                     2         360          360      40.508     XTA+                0
   8000078732                     2         360          360      33.083     XTA+                0
   8000078733                     2         360          360      49.803     XTA+                0
   8000078743                     2         360          360      40.291     XTA+                0
   8000078766                     2         360          360      44.761     XTA+                0
   8000078825                     2         360          360      49.422     XTA                12
   8000078826                     2         360          360      47.942     XTA+                0
   8000078829                     2         360          360      48.942     XTA+               24
   8000078897                     2         360          360        1.29     XTA+                0
   8000078924                     2         360          360      41.532     XTA+                0
   8000078935                     2         360          360      47.403     XTA+                0
   8000078941                     2         360          360      41.517     XTA+                0
   8000078994                     2         360          360      49.766     XTA+                0
   8000078998                     2         360          360      44.258     XTA+               12
   8000079026                     2         360          360       49.67     XTA+                0
   8000079034                     2         360          360      31.642     XTA+                0
   8000079044                     2         360          360      47.175     XTA+                0
   8000079054                     2         360          360      46.886     XTA+                0
   8000079055                     2         360          360      31.295     XTA+               12
   8000079074                     2         360          360      48.435     XTA+               24
   8000079081                     2         360          360      45.123     XTA+                0
   8000079102                     2         360          360      50.871     XTA+                0
   8000079104                     2         360          360       47.37     XTA+                0
   8000079107                     2         360          360      48.225     XTA+                0
   8000079108                     2         360          360      49.301     XTA+                0
   8000079120                     2         360          360       45.88     XTA+                0
   8000079125                     2         360          360        42.7     XTA+                0
   8000079174                     2         360          360      49.733     XTA+                0
   8000079175                     2         360          360      46.132     XTA+                0
   8000079176                     2         360          360          46     XTA+                0
   8000079184                     2         360          360      45.764     XTA+                0
   8000079187                     2         360          360      45.659     XTA+                0
   8000079189                     2         360          360      49.854     XTA+                0
   8000079204                     2         360          360      33.567     XTA+               24
   8000079210                     2         360          360      43.397     XTA+                0
   8000079252                     2         360          360      42.653     XTA+                0
   8000079285                     2         360          360       46.93     XTA+               12
   8000079295                     2         360          360      44.657     XTA+                0
   8000079300                     2         360          360       43.37     XTA+                0
   8000079304                     2         360          360      46.548     XTA+                0
   8000079306                     2         360          360      47.665     XTA+                0
   8000079312                     2         360          360      46.761     XTA+               24
   8000079313                     2         360          360      46.194     XTA+               12
   8000079315                     2         180          180      45.705     XTA+                0
   8000079317                     2         180          180      22.949     XTA+                0
   8000079361                     2         360          360      41.753     XTA+               24
   8000079386                     2         360          360       39.75     XTA+                0
   8000079407                     2         360          360      13.113     XTA+               24
   8000079408                     2         360          360      38.968     XTA+                0
   8000079413                     2         360          360      44.238     XTA+                0
   8000079415                     2         180          180      33.304     BXP                12
   8000079489                     2         360          360      39.071     XTA+                0
   8000079500                     2         240          240      46.905     XTA+                0
   8000079563                     2         360          360      49.361     XTA                 0
   8000079581                     2         360          360      44.336     XTA+               12
   8000079603                     2         360          360      49.907     XTA+               24
   8000079659                     2         360          360      40.044     XTA+               12
   8000079677                     2         360          360       45.49     XTA+               24
   8000079712                     2         360          360      49.051     XTA+                0
   8000079716                     2         360          360      49.776     XTA+                0
   8000079727                     2         360          360      48.107     XTA+                0
   8000079729                     2         360          360        45.8     XTA+                0
   8000079746                     2         360          360      46.007     XTA+                0
   8000079763                     2         360          360      44.653     XTA+                0
   8000079768                     2         360          360      26.254     XTA+               24
   8000079795                     2         360          360      37.435     XTA+                0
   8000079833                     2         360          360      34.686     XTA+                0
   8000079837                     2         120          120      49.778     A-XP               24
   8000079849                     2         360          360      48.633     XTA+                0
   8000079853                     2         360          360      43.142     XTA+                0
   8000079864                     2         360          360      39.972     XTA+                0
   8000079894                     2         360          360      46.849     XTA+                0
   8000079903                     2         360          360      40.011     XTA+                0
   8000079907                     2         360          360      37.736     XTA+                0
   8000079950                     2         360          360      44.125     XTA+                0
   8000079977                     2         120          120      44.754     XTA+                0
   8000079990                     2         360          360      49.799     XTA+               24
   8000080005                     2         360          360       40.66     XTA+                0
   8000080053                     2         360          360      48.281     XTA+               12
   8000080117                     2         360          360      38.706     XTA+                0
   8000080121                     2         360          360      40.307     XTA+                0
   8000080139                     2         360          360      40.945     XTA+                0
   8000080140                     2         360          360      40.175     XTA+                0
   8000080155                     2         360          360       43.09     XTA+                0
   8000080162                     2         360          360      46.933     XTA+                0
   8000080171                     2         360          360       4.531     XTA+                0
   8000080232                     2         360          360      45.024     XTA+               12
   8000080240                     2         360          360      47.959     XTA+                0
   8000080248                     2         360          360      45.041     XTA+                0
   8000080251                     2         360          360      42.664     XTA+               12
   8000080258                     2         180          180      29.009     A+XP                0
   8000080301                     2         360          360      50.616     XTA                36
   8000080302                     2         360          360      49.436     XTA+                0
   8000080319                     2         360          360      48.571     XTA+               12
   8000080379                     2         360          360      49.345     XTA+               36
   8000080380                     2         360          360      36.994     XTA+                0
   8000080390                     2         360          360      47.957     XTA+                0
   8000080402                     2         360          360       39.72     XTA+                0
   8000080422                     2         360          360      49.812     XTA+                0
   8000080443                     2         180          180      41.402     XTA+               12
   8000080473                     2         360          360      38.914     XTA+                0
   8000080479                     2         360          360      53.447     XTA+                0
   8000080489                     2         360          360      46.962     XTA+               12
   8000080538                     2         360          360      46.382     XTA+                0
   8000080560                     2         360          360      49.295     XTA+                0
   8000080569                     2         360          360      34.951     XTA+                0
   8000080600                     2         360          360      48.513     XTA+                0
   8000080622                     2         360          360       42.24     XTA+                0
   8000080625                     2         360          360      31.355     XTA+               24
   8000080637                     2         360          360      42.646     XTA+                0
   8000080638                     2         360          360      46.746     XTA+                0
   8000080665                     2         360          360      47.898     XTA+                0
   8000080700                     2         360          360      46.296     XTA+                0
   8000080722                     2         360          360      37.356     XTA+                0
   8000080744                     2         360          360      41.999     XTA+               24
   8000080758                     2         360          360      38.167     XTA+                0
   8000080762                     2         360          360      47.379     XTA+                0
   8000080765                     2         360          360          25     XTA+                0
   8000080814                     2         360          360      49.351     XTA+                0
   8000080815                     2         360          360      48.979     XTA+               12
   8000080817                     2         360          360      37.169     XTA+                0
   8000080849                     2         360          360      50.741     XTA+                0
   8000080854                     2         360          360      48.233     XTA+                0
   8000080858                     2         360          360      44.862     XTA+                0
   8000080864                     2         360          360      41.814     XTA+               36
   8000080870                     2         360          360      35.229     XTA+                0
   8000080923                     2         360          360      39.473     XTA+               12
   8000080975                     2         360          360      49.367     XTA+                0
   8000080981                     2         360          360       49.31     XTA+                0
   8000080992                     2         360          360       38.12     XTA+                0
   8000081002                     2         360          360      49.003     XTA+                0
   8000081015                     2         360          360      44.214     XTA+                0
   8000081057                     2         360          360      48.191     XTA+                0
   8000081061                     2         360          360      37.492     XTA+                0
   8000081065                     2         360          360      37.472     XTA+                0
   8000081086                     2         360          360      43.664     XTA+                0
   8000081092                     2         360          360      37.879     XTA+                0
   8000081137                     2         180          180      47.317     XTA+                0
   8000081139                     2         360          360      41.654     XTA+                0
   8000081193                     2         360          360      46.174     XTA+               24
   8000081197                     2         360          360      44.321     XTA+                0
   8000081203                     2         360          360      46.909     XTA+                0
   8000081310                     2         360          360      48.527     XTA+                0
   8000081313                     2         360          360      49.165     XTA+                0
   8000081318                     2         360          360      38.929     XTA+               24
   8000081348                     2         360          360      49.271     XTA+                0
   8000081371                     2         360          360      33.736     XTA+               24
   8000081392                     2         360          360      49.035     XTA+                0
   8000081448                     2         360          360      49.152     XTA                 0
   8000081456                     2         360          360      48.609     XTA+                0
   8000081527                     2         360          360      49.323     XTA+                0
   8000081531                     2         360          360      42.824     XTA+                0
   8000081543                     2         360          360      50.101     XTA+               12
   8000081547                     2         360          360      46.577     XTA+                0
   8000081612                     2         360          360      26.097     XTA+                0
   8000081615                     2         360          360      43.811     XTA+                0
   8000081620                     2         360          360      49.792     XTA+               24
   8000081625                     2         360          360       45.19     XTA+                0
   8000081631                     2         360          360      45.854     XTA+                0
   8000081649                     2         360          360       44.48     XTA+                0
   8000081653                     2         360          360      35.283     XTA+                0
   8000081695                     2         360          360      47.676     XTA+                0
   8000081709                     2         360          360      50.186     XTA+                0
   8000081711                     2         360          360      41.743     XTA+                0
   8000081775                     2         360          360      41.246     XTA+                0
   8000081793                     2         360          360      45.292     XTA+                0
   8000081881                     2         360          360       49.88     XTA                 0
   8000081950                     2         360          360      32.615     XTA+                0
   8000081956                     2         180          180       47.61     XTA+                0
   8000082001                     2         360          360          46     XTA+                0
   8000082034                     2         360          360       48.14     XTA+                0
   8000082060                     2         360          360      46.356     XTA+                0
   8000082106                     2         360          360      52.501     XTA+               24
   8000082109                     2         360          360      45.573     XTA+               12
   8000082178                     2         360          360      40.928     XTA+                0
   8000082198                     2         360          360      40.406     XTA+               12
   8000082252                     2         360          360      47.804     XTA+                0
   8000082287                     2         360          360       42.42     XTA+                0
   8000082302                     2         360          360      39.345     XTA+                0
   8000082307                     2         360          360      47.382     XTA+                0
   8000082309                     2         360          360      48.075     XTA+                0
   8000082365                     2         360          360      49.502     XTA+                0
   8000082415                     2         360          360       49.71     XTA+                0
   8000082434                     2         360          360      47.636     XTA+                0
   8000082446                     2         360          360      49.458     XTA                 0
   8000082575                     2         360          360      40.347     XTA+                0
   8000082605                     2         360          360      47.462     XTA+               24
   8000082606                     2         180          180      47.692     XTA+                0
   8000082608                     2         180          180      46.779     XTA+               36
   8000082609                     2         240          240      46.475     XTA+               12
   8000082641                     2         360          360      45.498     XTA+               24
   8000082724                     2         360          360      46.559     XTA+                0
   8000082775                     2         360          360      49.326     XTA+               12
   8000082778                     2         360          360      49.407     XTA+                0
   8000082803                     2         360          360      45.042     XTA+                0
   8000082829                     2         360          360      44.389     XTA+                0
   8000082931                     2         360          360      44.547     XTA+                0
   8000082969                     2         360          360      49.143     XTA+               12
   8000082987                     2         360          360      46.489     XTA+                0
   8000083053                     2         360          360      49.973     XTA+                0
   8000083129                     2         360          360      48.316     XTA+               12
   8000083162                     2         360          360      41.956     XTA+                0
   8100046913                     2         360          360      38.514     XTA+                0
   8100073805                     2         360          360      30.336     XTA+                0
   8100075521                     2         360          360      36.231     XTA+                0
   8100076478                     2         360          360      44.188     XTA+               24
   8100077962                     2         360          360      47.585     XTA+                0
   8100079203                     2         360          360      35.679     XTA+                0
   8110076815                     2         360          360      34.943     XTA+                0
   1103436814                     2         180          360          39                        36
   1103442405                     2         180          360          49                        12
   1103450173                     2         180          360          40                        12
   1103456086                     2         180          360          45                         0
   1103459657                     2         180          360          49                         6
   1103461147                     2         180          360          41                        12
   1103466979                     2         180          360       55.12                         0
   1103470304                     2         180          360          50                        24
   1103474862                     2         180          360       44.63                         0
   1103474884                     2         180          360       48.18                         0
   1103476287                     2         180          360          40                        24
   1103477812                     2         180          360          38                         0
   1103481593                     2         180          360       33.41                         0
   1103481842                     2         180          360       34.83                        12
   1103482293                     2         180          360       31.63                        12
   1103482641                     2         180          360       42.81                         0
   1103484809                     2         180          360       48.47                        12
   1103488048                     2         180          360       49.44                         0
   1103488154                     2         180          360       49.34                         0
   1103488928                     2         180          360          45                         0
   1103489258                     2         180          360          46                        12
   1103490538                     2         180          360          42                         0
   1103492865                     2         180          360       48.01                         0
   1103493269                     2         180          360       47.15                        12
   1103493332                     2         180          360          45                         0
   1103493654                     2         360          360       38.87                        12
   1103494020                     2         180          360       48.72                         0
   1103494788                     2         180          360       48.28                         0
   1103496459                     2         180          360          45                         0
   1103496486                     2         180          360       45.22                        12
   1103497084                     2         180          360          45                        12
   1103497226                     2         180          360       49.66                         0
   1103498778                     2         180          337       40.53                         0
   1103499660                     2         180          360       49.43                        24
   1103499693                     2         180          360       46.99                         0
   1103500330                     2         180          360       47.67                         0
   1103500439                     2         180          360          45                         0
   1103501556                     2         180          360       41.14                         0
   1103501582                     2         180          360          48                         0
   1103501953                     2         180          360       46.75                        24
   1103502006                     2         180          360          27                         6
   1103503921                     2         180          360       42.42                        24
   1103504013                     2         180          360        49.3                         0
   1103504182                     2         180          360        44.8                         0
   1103504415                     2         180          360       35.05                        12
   1103506264                     2         180          360       46.62                         0
   1103507488                     2         180          360       32.49                         0
   1103508164                     2         180          360       42.95                        36
   1103508169                     2         180          360        32.8                         0
   1103508261                     2         180          360          45                        24
   1103509874                     2         360          360       49.02                         0
   1103510078                     2         180          360          45                         0
   1103510098                     2         180          360       46.14                         0
   1103510110                     2         180          360          35                         0
   1103511065                     2         180          360          35                         0
   1103511546                     2         180          360       43.85                         0
   1103511598                     2         180          360          50                         0
   1103514923                     2         180          360       49.43                        12
   1103515243                     2         180          360       21.97                        36
   1103515481                     2         180          360       37.21                        12
   1103516085                     2         180          360          30                         0
   1103516189                     2         180          360          45                        12
   1103516708                     2         180          360       49.88                         6
   1103517545                     2         180          360       32.54                        24
   1103518231                     2         180          360        49.7                        24
   1103518267                     2         180          360       39.32                        24
   1103518371                     2         180          360       38.29                        24
   1103518584                     2         180          360       40.58                        24
   1103518724                     2         180          360       40.77                        24
   1103519594                     2         180          360       36.33                         0
   1103519666                     2         360          360       33.01                         0
   1103519827                     2         180          360       43.87                        12
   1103519901                     2         180          360          49                        12
   1103520285                     2         180          360       40.92                         0
   1103520403                     2         180          360       31.97                        12
   1103520447                     2         360          360       47.82                        24
   1103520747                     2         180          360       23.51                         0
   1103520750                     2         180          360          39                         0
   1103521615                     2         180          360       38.34                        12
   1103521760                     2         180          360       39.31                         0
   1103521854                     2         360          360          35                         0
   1103521957                     2         180          360       40.54                         0
   1103521964                     2         180          360       43.04                         0
   1103522694                     2         180          360       16.45                         0
   1103522787                     2         180          360       46.98                        12
   1103522916                     2         180          360          45                         0
   1103523141                     2         180          360       47.85                        12
   1103523370                     2         180          360       49.39                        24
   1103523584                     2         180          360       48.83                        12
   1103523748                     2         180          360       41.58                        36
   1103523898                     2         180          360       22.08                         0
   1103524326                     2         180          360       19.09                        24
   1103524654                     2         360          360       49.59                        12
   1103524714                     2         180          360       47.78                        36
   1103525373                     2         180          360       32.84                         0
   1103525410                     2         180          360       47.73                         0
   1103525519                     2         180          360       48.23                         0
   1103525629                     2         180          360       43.05                         0
   1103526584                     2         180          360          39                         0
   1103526784                     2         180          360       14.49                         0
   1103526860                     2         180          360       49.57                        24
   1103526885                     2         180          360        24.3                        12
   1103526920                     2         180          360       24.73                         0
   1103526949                     2         180          360          38                         0
   1103527315                     2         180          360       33.59                        12
   1103527489                     2         180          360       45.69                        24
   1103527525                     2         180          360       35.53                         0
   1103528114                     2         180          360          50                         6
   1103528119                     2         180          360       40.15                         0
   1103528249                     2         180          360       49.68                        24
   1103528344                     2         180          360          39                        36
   1103528616                     2         180          360       31.88                        24
   1103528907                     2         180          360       45.43                         0
   1103529021                     2         180          360       32.67                        12
   1103529169                     2         180          360       44.72                        12
   1103529283                     2         180          360       46.85                        24
   1103529328                     2         180          180       26.22                         0
   1103529382                     2         180          360       39.84                         0
   1103529385                     2         180          360       44.42                         0
   1103529621                     2         180          360       41.89                         0
   1103529626                     2         180          360        44.5                         0
   1103529638                     2         180          360        40.5                         0
   1103529674                     2         180          360       40.07                        24
   1103529829                     2         180          360       39.78                         0
   1103529861                     2         180          358          50                        12
   1103529914                     2         180          360       38.63                         0
   1103529961                     2         180          360       48.33                         0
   1103531100                     2         180          360          45                        12
   1103531433                     2         180          360          43                         0
   1103531701                     2         180          360       42.12                         0
   1103531774                     2         360          360       36.76                        24
   1103531778                     2         180          360       34.17                        36
   1103531815                     2         180          360       30.07                         0
   1103532141                     2         180          360       35.86                        12
   1103532333                     2         180          360       28.91                        24
   1103532487                     2         180          360       41.93                        24
   1103532591                     2         360          360       31.29                         0
   1103532766                     2         180          360       42.74                        12
   1103532852                     2         180          360          39                         0
   1103532901                     2         180          360          40                        12
   1103532978                     2         360          360       37.21                        12
   1103533402                     2         180          360       25.79                        36
   1103533863                     2         180          360       47.11                        24
   1103534160                     2         180          360       33.84                         0
   1103534179                     2         180          360       49.34                         0
   1103534311                     2         180          360       37.07                         0
   1103534378                     2         180          360          50                         0
   1103534544                     2         180          360       45.31                        24
   1103534573                     2         180          360       41.44                        24
   1103534580                     2         180          360       39.48                        36
   1103534587                     2         180          360       43.46                        12
   1103534728                     2         180          360       44.61                        24
   1103534746                     2         180          360       32.77                        24
   1103535015                     2         180          360       19.93                        36
   1103535208                     2         180          360       43.54                        24
   1103535272                     2         180          360       45.12                        12
   1103535281                     2         180          360       48.11                        12
   1103535327                     2         180          360       44.62                        12
   1103535386                     2         180          360        42.4                        24
   1103535396                     2         180          360       42.83                         0
   1103535413                     2         180          360       42.22                         0
   1103535416                     2         360          360       48.99                         0
   1103535423                     2         180          360       33.69                         0
   1103535427                     2         360          360       44.55                         0
   1103535429                     2         180          360       53.38                         0
   1103535433                     2         180          360       54.98                        36
   1103535438                     2         180          360       38.86                         0
   1103535441                     2         180          360       48.44                         0
   1103535445                     2         180          360       39.97                         0
   1103535449                     2         180          360      39.414                         0
   1103535450                     2         180          360       48.58                         0
   1103535453                     2         180          360       33.24                         0
   1103535454                     2         180          360      38.872                         0
   1103535457                     2         180          360       50.51                         0
   1103535465                     2         180          360       49.39                         0
   1103535468                     2         180          360       34.17                         0
   1103535469                     2         180          360       37.68                         0
   1103535470                     2         180          360       47.61                         0
   1103535473                     2         180          360       39.14                         0
   1103535474                     2         180          360        35.1                         0
   1103535476                     2         180          360       41.75                         0
   1103535478                     2         180          360        49.2                         0
   1103535480                     2         180          360       51.01                         0
   1103535483                     2         180          360       33.51                         0
   1103535490                     2         180          360       27.63                        24
   1103535492                     2         180          360       35.14                         0
   1103535493                     2         180          360       42.73                         0
   1103535497                     2         180          360       40.27                         0
   1103535500                     2         180          360       39.75                         0
   1103535502                     2         180          360        21.1                         0
   1103535503                     2         180          360       30.79                        36
   1103535545                     2         180          360       34.27                        36
   1103535560                     2         180          360       37.07                         0
   1103535569                     2         360          360       40.25                         0
   1103535600                     2         180          360          45                        12
   1103535635                     2         180          360          46                        24
   1103535833                     2         180          360       45.68                         0
   1103535837                     2         360          360       35.59                        36
   1103535843                     2         180          360       50.66                        12
   1103535925                     2         360          360          50                        36
   1103535928                     2         180          360       36.18                         0
   1103535983                     2         180          360          48                        36
   1103536079                     2         180          360       36.49                         0
   1103536113                     2         180          360       38.34                         0
   1103536132                     2         360          360       47.26                        24
   1103536182                     2         180          180       35.76                         0
   1103536306                     2         180          360       34.19                         0
   1103536383                     2         180          360          48                         0
   1103536551                     2         180          360       32.25                        12
   1103536645                     2         180          360       46.53                         0
   1103536734                     2         180          360       21.25                        24
   1103536899                     2         360          360       39.63                        12
   1103536997                     2         180          180       45.79                        24
   1103537007                     2         180          360       43.73                        24
   1103537012                     2         240          240       19.41                        24
   1103537014                     2         180          360      48.381                        24
   1103537043                     2         240          240       40.62                         0
   1103537047                     2         180          360       47.12                        24
   1103537053                     2         180          360       40.63                         0
   1103537059                     2         240          240        45.3                        24
   1103537073                     2         240          240       18.26                         0
   1103537076                     2         180          360       43.06                        24
   1103537078                     2         180          360       40.47                         0
   1103537085                     2         180          360       36.21                        24
   1103537086                     2         180          360        46.3                         0
   1103537098                     2         180          360        43.5                         0
   1103537103                     2         180          360       49.51                        12
   1103537129                     2         180          360       14.08                         0
   1103537140                     2         180          360       29.22                        24
   1103537143                     2         180          360       38.29                        12
   1103537158                     2         240          240       60.82                         0
   1103537162                     2         180          360       43.66                        24
   1103537165                     2         180          360       52.81                        24
   1103537168                     2         180          360       44.63                        24
   1103537170                     2         180          360       47.38                         0
   1103537171                     2         240          240       19.41                         0
   1103537173                     2         180          360        48.3                        24
   1103537185                     2         180          360       45.33                         0
   1103537187                     2         180          360      40.699                        24
   1103537188                     2         240          240       43.64                        24
   1103537192                     2         180          360        46.3                        24
   1103537207                     2         180          360       43.41                        24
   1103537208                     2         240          240       45.54                         0
   1103537215                     2         180          360       43.15                        36
   1103537220                     2         240          240       44.09                        24
   1103537224                     2         180          360       34.58                        24
   1103537225                     2         240          240       45.51                        24
   1103537230                     2         180          360       40.02                         0
   1103537234                     2         180          360       41.32                         0
   1103537239                     2         180          360       36.69                         0
   1103537242                     2         180          360       27.77                        36
   1103537244                     2         180          360       44.85                         0
   1103537251                     2         180          360       47.85                        24
   1103537253                     2         180          360       49.16                         0
   1103537257                     2         240          240      48.886                         0
   1103537265                     2         240          240       44.24                         0
   1103537384                     2         180          360       44.46                        36
   1103537391                     2         180          360          50                         0
   1103537484                     2         180          360       31.04                         0
   1103537550                     2         180          360       35.24                         0
   1103537657                     2         180          360       42.51                         0
   1103537661                     2         180          360       30.73                         0
   1103537796                     2         180          360       36.41                        24
   1103537804                     2         180          360       28.34                        36
   1103537929                     2         180          360       24.61                        12
   1103537954                     2         180          360          47                         0
   1103537996                     2         180          360       39.62                         6
   1103538004                     2         180          360       42.18                        24
   1103538006                     2         180          360       31.92                         0
   1103538109                     2         180          360       45.92                        12
   1103538180                     2         180          360       49.79                        36
   1103538223                     2         180          360       30.93                        24
   1103538493                     2         180          360       43.68                         0
   1103538536                     2         180          360       43.95                         0
   1103538556                     2         180          360       47.48                        24
   1103538573                     2         180          360          50                        12
   1103538626                     2         180          360       28.37                        12
   1103538645                     2         180          360       37.14                        12
   1103538675                     2         180          360       33.62                        12
   1103538771                     2         180          360        48.8                         0
   1103538780                     2         360          360       36.03                        36
   1103538802                     2         180          360       46.47                        24
   1103538826                     2         180          360       40.29                        24
   1103538854                     2         180          360      35.246                        12
   1103538889                     2         360          360       45.37                         0
   1103538897                     2         180          360        38.3                         0
   1103538950                     2         180          360       48.91                        24
   1103539049                     2         180          360       18.89                        12
   1103539075                     2         180          360       43.46                         0
   1103539110                     2         180          360       43.83                        24
   1103539112                     2         180          360       39.73                        24
   1103539140                     2         180          360       48.06                        24
   1103539217                     2         180          360       26.75                         0
   1103539238                     2         180          360          45                        24
   1103539262                     2         180          360       44.35                         0
   1103539441                     2         180          360       42.56                         0
   1103539640                     2         180          360       43.22                        24
   1103539671                     2         180          360         4.7                        36
   1103539712                     2         360          360       31.96                        12
   1103539724                     2         180          360          40                        12
   1103539725                     2         180          360       65.31                         0
   1103539780                     2         180          360       37.88                         0
   1103539785                     2         180          360       44.04                        12
   1103539837                     2         180          360       49.51                         0
   1103540046                     2         180          360       38.99                        12
   1103540269                     2         180          360       46.03                         0
   1103540282                     2         180          360        42.6                        12
   1103540348                     2         180          360       38.63                        24
   1103540389                     2         180          360          50                        36
   1103540421                     2         180          360       48.75                        24
   1103540510                     2         360          360       47.09                         0
   1103540600                     2         180          360          40                         0
   1103540720                     2         180          360       34.51                         0
   1103540767                     2         180          360          42                         0
   1103540812                     2         180          360       47.79                         0
   1103540818                     2         180          360          50                        36
   1103540877                     2         180          360        38.8                         0
   1103540883                     2         180          360          25                        36
   1103540964                     2         180          360       48.87                        24
   1103540987                     2         180          360       24.35                        12
   1103540999                     2         180          360       45.85                         0
   1103541072                     2         180          360       38.91                        24
   1103541114                     2         180          360       35.49                        24
   1103541143                     2         180          360          35                         0
   1103541193                     2         180          360       46.57                        12
   1103541292                     2         180          360       48.13                        24
   1103541451                     2         180          360        49.6                        24
   1103541491                     2         180          360          35                         0
   1103541544                     2         180          360       44.35                        12
   1103541624                     2         180          360       39.29                        24
   1103541637                     2         180          360       37.83                        36
   1103541733                     2         180          360       42.57                         0
   1103541767                     2         180          360       29.84                        12
   1103541836                     2         180          360          50                         0
   1103541910                     2         180          360          50                         0
   1103541968                     2         180          360          50                         0
   1103542207                     2         180          360          42                         0
   1103542235                     2         180          360       39.19                        24
   1103542496                     2         180          360       43.17                        36
   1103542529                     2         180          360       45.31                         0
   1103542556                     2         180          360       47.13                        12
   1103542653                     2         180          360       37.87                        12
   1103542682                     2         180          360       29.82                         0
   1103542688                     2         180          360       45.76                        36
   1103542709                     2         180          360          40                        36
   1103542728                     2         180          360       31.02                        24
   1103542764                     2         180          360       44.72                         0
   1103542904                     2         180          360       38.21                        36
   1103542911                     2         180          360       27.95                         0
   1103542920                     2         180          360       46.83                        36
   1103542994                     2         180          360       23.58                        36
   1103543168                     2         180          360          50                         0
   1103543226                     2         180          360      42.427                        24
   1103543227                     2         180          360      48.963                        24
   1103543228                     2         180          360      49.559                        36
   1103543231                     2         180          360       58.85                         6
   1103543233                     2         180          360       39.36                        12
   1103543249                     2         180          360       43.48                        24
   1103543289                     2         180          360       40.47                        12
   1103543315                     2         180          360       34.98                         0
   1103543373                     2         180          360       49.19                        36
   1103543378                     2         180          360       39.28                         0
   1103543430                     2         180          360           6                        12
   1103543469                     2         180          360        40.8                         0
   1103543493                     2         180          360       42.32                        36
   1103543538                     2         180          360          50                         0
   1103543582                     2         180          360          50                        36
   1103543626                     2         180          360       43.69                         0
   1103543709                     2         180          360       26.26                        36
   1103543823                     2         360          360       17.23                        24
   1103544257                     2         180          360       44.68                        24
   1103544279                     2         180          360        27.5                         0
   1103544298                     2         360          360       34.97                         0
   1103544401                     2         180          180       33.16                        12
   1103544461                     2         180          360          50                         0
   1103544570                     2         360          360       44.31                        24
   1103544804                     2         180          360          45                        24
   1103544898                     2         180          360        36.9                        12
   1103544904                     2         180          360       40.22                         0
   1103544913                     2         180          360       43.41                        36
   1103544929                     2         180          360       43.86                        36
   1103545141                     2         180          360       38.08                         0
   1103545144                     2         180          360        48.7                         0
   1103545161                     2         180          360        38.3                        36
   1103545181                     2         180          360        16.1                         0
   1103545189                     2         180          360       22.01                         0
   1103545312                     2         180          360       49.53                        36
   1103545435                     2         180          360       44.24                        24
   1103545447                     2         180          360        28.7                        36
   1103545498                     2         180          360       40.58                         0
   1103545509                     2         180          360       48.61                        24
   1103545774                     2         180          360          48                         0
   1103545805                     2         180          360       49.21                        24
   1103545819                     2         180          360       46.74                        36
   1103545848                     2         360          360       45.55                        12
   1103545909                     2         180          360        35.6                        24
   1103545976                     2         180          360       42.95                        24
   1103546035                     2         180          360        44.9                        36
   1103546081                     2         180          360       53.05                         0
   1103546111                     2         360          360       40.98                         0
   1103546202                     2         180          360       40.21                         0
   1103546220                     2         180          360       22.41                        12
   1103546322                     2         180          360          45                         0
   1103546406                     2         180          360          50                        12
   1103546483                     2         360          360       35.43                        12
   1103546519                     2         180          360       44.76                         0
   1103546555                     2         180          360       47.49                        24
   1103546584                     2         180          360       44.19                         0
   1103546689                     2         180          360       40.15                        24
   1103546786                     2         180          360          50                         0
   1103546808                     2         180          360          49                        24
   1103546857                     2         180          360       35.43                        24
   1103547035                     2         180          360       44.74                        36
   1103547102                     2         180          360          43                         0
   1103547116                     2         180          360       27.77                         0
   1103547230                     2         180          360       48.02                         0
   1103547244                     2         180          180       29.39                         6
   1103547342                     2         180          360          42                         0
   1103547499                     2         180          360       44.26                        36
   1103547546                     2         180          360       37.07                         0
   1103547550                     2         180          360       45.39                         0
   1103547650                     2         180          360       46.04                        12
   1103547728                     2         180          360       45.18                        36
   1103547809                     2         180          360       42.09                         0
   1103548009                     2         180          360          35                         6
   1103548033                     2         180          360       35.33                        36
   1103548129                     2         180          360       44.16                        24
   1103548222                     2         180          360       42.67                        36
   1103548248                     2         180          360       45.23                        24
   1103548294                     2         360          360       41.12                         0
   1103548304                     2         180          360        48.3                        12
   1103548520                     2         180          360       49.02                        24
   1103548632                     2         180          360       30.64                        36
   1103548694                     2         180          360          35                        12
   1103548711                     2         180          360       48.45                         0
   1103548730                     2         180          360       38.32                         0
   1103548780                     2         180          360       49.75                        24
   1103548848                     2         360          360       43.24                        12
   1103548929                     2         180          360        4.82                         0
   1103548998                     2         180          360       46.85                        24
   1103549047                     2         180          360        37.7                        12
   1103549057                     2         180          360       47.02                        36
   1103549086                     2         180          360       41.95                        36
   1103549157                     2         180          360        48.8                         0
   1103549223                     2         180          360          50                        12
   1103549401                     2         180          360       43.33                        36
   1103549414                     2         180          360          50                         6
   1103549582                     2         180          360        40.6                         0
   1103549600                     2         180          360        35.7                        12
   1103549621                     2         180          360       49.18                         0
   1103549697                     2         180          360        30.8                         0
   1103549857                     2         180          360       17.81                         0
   1103549867                     2         180          360          27                         0
   1103549964                     2         180          360       48.28                        24
   1103550181                     2         180          360       42.78                        12
   1103550272                     2         180          360        27.4                        36
   1103550326                     2         180          360       35.97                         0
   1103550387                     2         180          360       46.17                        24
   1103550415                     2         180          360       33.02                        36
   1103550439                     2         180          360       36.78                        12
   1103550462                     2         180          360       46.75                        12
   1103550501                     2         180          360       34.98                         0
   1103550589                     2         180          360       36.93                        12
   1103550616                     2         180          360       39.68                        24
   1103550662                     2         360          360       43.26                        12
   1103550824                     2         180          360       44.71                        24
   1103550913                     2         180          360        38.9                         0
   1103551136                     2         180          360          35                         0
   1103551430                     2         360          360       27.81                         0
   1103551480                     2         180          360          50                        12
   1103551516                     2         180          360       46.27                        24
   1103551561                     2         180          360          50                         6
   1103551626                     2         180          360       42.88                         0
   1103552054                     2         180          360       45.21                         0
   1103552055                     2         180          360       31.68                         0
   1103552056                     2         180          360       43.78                         0
   1103552057                     2         360          360       33.27                         0
   1103552058                     2         180          360       24.58                         0
   1103552059                     2         360          360       31.08                         0
   1103552060                     2         240          240       32.42                         0
   1103552062                     2         240          240        31.1                         0
   1103552093                     2         180          360       46.86                         0
   1103552284                     2         180          360          44                        24
   1103552288                     2         180          360          50                        12
   1103552712                     2         180          360       44.33                         0
   1103553159                     2         360          360       43.36                        24
   1103553163                     2         180          360          50                        12
   1103553446                     2         180          360          50                        12
   1103553516                     2         180          360       35.06                         0
   1103553643                     2         180          360      30.572                        36
   1103553645                     2         180          360      46.783                        12
   1103553646                     2         180          360      45.951                        12
   1103553647                     2         180          360      46.992                        12
   1103553648                     2         180          180      36.858                         0
   1103553659                     2         180          360       32.98                        36
   1103554007                     2         180          360          50                        36
   1103554810                     2         180          360          44                         0
   1103557197                     2         180          360       23.42                         0
   1103557602                     2         180          360        48.8                        12
   1103557629                     2         180          360       45.06                         6
   1103558889                     2         180          360       43.65                        24
   1103559852                     2         180          360          44                        12
   2503102201                     2         180          360       32.92                         0
   2503112159                     2         180          360       43.12                        12
   2503127677                     2         360          360       38.04                         0
   2503131961                     2         180          360       33.02                         0
   2503133633                     2         180          360       40.35                         0
   2503134122                     2         180          360       40.83                         0
   2503136983                     2         180          360       24.75                        24
   2503137067                     2         180          360       30.35                         0
   2503137158                     2         180          360       43.77                         0
   2503137941                     2         180          360          45                         0
   2503138135                     2         180          360       47.87                         0
   2503138639                     2         180          180       41.83                         0
   2503139403                     2         180          360       42.83                         0
   2503139916                     2         180          360        36.7                         0
   2503140048                     2         180          360        30.4                         0
   2503140145                     2         180          360       28.81                        24
   2503140253                     2         180          360          50                         0
   2503140421                     2         180          360        47.5                         0
   2503141312                     2         180          360       35.01                        24
   2503141340                     2         360          360       45.89                        12
   2503141358                     2         180          360          17                        12
   2503141397                     2         360          360       33.94                         0
   2503141437                     2         180          360       35.01                         0
   2503141772                     2         180          180       28.98                         0
   2503141793                     2         180          360          30                        24
   2503141819                     2         180          360       28.11                         0
   2503142129                     2         360          360          50                         0
   2503142277                     2         360          360          45                         0
   2503142447                     2         180          360          50                         0
   2503142482                     2         180          360       13.99                        12
   2503142498                     2         180          360       23.13                         0
   2503142649                     2         180          360          25                         0
   2503142784                     2         180          180       40.01                         0
   2503142813                     2         360          360       38.29                        12
   2503142895                     2         180          360       20.68                         0
   2503143152                     2         180          360       40.01                        12
   2503143155                     2         360          360          50                        36
   2503143179                     2         180          180          50                         0
   2503143230                     2         180          360       42.39                         0
   2503143311                     2         180          360          35                         0
   2503143340                     2         360          360       36.58                        12
   2503143361                     2         360          360       31.76                        36
   2503143377                     2         180          360       48.54                         0
   2503143406                     2         180          360          45                         0
   2503143414                     2         180          360       34.59                        24
   2503143457                     2         180          360          46                         0
   2503143555                     2         180          360          50                        24
   2503143858                     2         180          360       31.13                         0
   2503143890                     2         180          360       32.58                         0
   2503143931                     2         180          180       32.32                        12
   2503143983                     2         180          360       43.47                         0
   2503144003                     2         180          360       39.46                         0
   2503144233                     2         360          360       27.97                        12
   2503144353                     2         180          360          45                        12
   2503144450                     2         180          360       29.46                        12
   2503144539                     2         180          360       28.75                         0
   2503144543                     2         180          360       28.04                        24
   2503144563                     2         180          180       43.36                        12
   2503144729                     2         180          360       33.52                         0
   2503144800                     2         180          180       38.99                         0
   2503144829                     2         180          180       38.58                         0
   2503144841                     2         180          360       35.01                         0
   2503144879                     2         180          360       38.13                         0
   2503145028                     2         360          360       48.68                        24
   2503145108                     2         180          360          40                        12
   2503145170                     2         180          360       30.93                         0
   2503145194                     2         180          360        33.7                         0
   2503145210                     2         360          360          50                        12
   2503145223                     2         180          360        3.81                        24
   2503145251                     2         180          360       25.14                        12
   2503145257                     2         180          360       30.22                         0
   2503145389                     2         180          360          50                        12
   2503145503                     2         180          360          35                         0
   2503145664                     2         360          360          45                        12
   2503145736                     2         180          360          33                         0
   2503145749                     2         180          360       38.52                        12
   2503145803                     2         180          360       30.98                        12
   2503145886                     2         180          360        31.9                         0
   2503146045                     2         180          360          50                        24
   2503146051                     2         180          360        34.5                         0
   2503146080                     2         180          360       42.73                         0
   2503146102                     2         180          180       38.41                         0
   2503146126                     2         180          360       41.33                         0
   2503146148                     2         180          360          50                        12
   2503146194                     2         180          360       46.56                         0
   2503146205                     2         180          360       45.23                         0
   2503146226                     2         360          360          40                        12
   2503146266                     2         180          360       33.57                         0
   2503146366                     2         180          360          45                         0
   2503146371                     2         180          360       31.39                        24
   2503146374                     2         180          360       43.01                         0
   2503146390                     2         180          360       39.16                         0
   2503146411                     2         180          360       40.74                         0
   2503146450                     2         180          360       35.57                         0
   2503146497                     2         360          360       25.01                        36
   2503146501                     2         180          360       23.65                         0
   2503146630                     2         180          180          40                         0
   2503146635                     2         360          360       32.65                         0
   2503146703                     2         180          360       49.01                         0
   2503146711                     2         180          360       49.48                         0
   2503146752                     2         180          360       41.17                         0
   2503146775                     2         180          360       48.07                        12
   2503146814                     2         360          360       47.89                         0
   2503146852                     2         180          360       47.23                        24
   2503146925                     2         360          360        36.9                         0
   2503146943                     2         180          360       38.56                        12
   2503146977                     2         180          360        47.1                         0
   2503147009                     2         360          360       36.21                        36
   2503147053                     2         180          360       40.01                         0
   2503147130                     2         180          360       43.58                         0
   2503147149                     2         180          360       41.42                         0
   2503147157                     2         180          360       16.37                         0
   2503147373                     2         360          360       45.76                         0
   2503147420                     2         180          360       33.69                        24
   2503147468                     2         240          240       32.78                        12
   2503147472                     2         180          360       29.86                         0
   2503147548                     2         360          360       36.06                        36
   2503147573                     2         180          360       36.32                         0
   2503147657                     2         180          360       49.99                         0
   2503147676                     2         180          360       47.74                        12
   2503147746                     2         180          360          28                        12
   2503147761                     2         180          360          50                        12
   2503147841                     2         180          360       30.93                        24
   2503147843                     2         180          360          50                        12
   2503147850                     2         180          360        47.5                         0
   2503147852                     2         180          360       34.74                         0
   2503148020                     2         360          360       38.42                         0
   2503148030                     2         180          360       46.95                         0
   2503148056                     2         180          360       32.41                        12
   2503148141                     2         180          360       49.57                        12
   2503148152                     2         180          360       42.26                         0
   2503148174                     2         180          360       38.51                         0
   2503148239                     2         180          360       48.91                        12
   2503148300                     2         180          360       35.55                        12
   2503148335                     2         180          360       45.48                        12
   2503148371                     2         180          360       48.69                         0
   2503148401                     2         180          360       38.49                         0
   2503148418                     2         180          360          50                        24
   2503148432                     2         180          360       32.69                        12
   2503148508                     2         180          360       42.68                        24
   2503148528                     2         180          360       46.71                         0
   2503148532                     2         360          360       34.96                         0
   2503148576                     2         180          360       44.01                         0
   2503148644                     2         180          360          50                         0
   2503148690                     2         180          360       34.25                         0
   2503148716                     2         180          360        48.9                         0
   2503148737                     2         180          360          50                         0
   2503148773                     2         360          360       30.79                         0
   2503148847                     2         180          360       37.45                        36
   2503148885                     2         180          360       44.39                        36
   2503148893                     2         180          360       42.83                        24
   2503148936                     2         180          360       28.66                        36
   2503148955                     2         180          360          34                        24
   2503149077                     2         180          360       43.98                         0
   2503149175                     2         180          360       33.37                        36
   2503149262                     2         180          360        27.6                        12
   2503149321                     2         180          360       40.37                        12
   2503149335                     2         180          360       49.89                        24
   2503149362                     2         180          360       31.91                        12
   2503149392                     2         180          360       36.77                         0
   2503149399                     2         360          360          50                        36
   2503149446                     2         180          360       31.41                         0
   2503149583                     2         180          360       48.74                        24
   2503149606                     2         360          360       48.31                         0
   2503149614                     2         180          360          50                         0
   2503149732                     2         360          360       42.28                         0
   2503149738                     2         180          360       35.57                        12
   2503149807                     2         180          360       41.62                        24
   2503149867                     2         360          360       47.93                         0
   2503149875                     2         180          360          36                         0
   2503149983                     2         180          360       42.65                         0
   2503150030                     2         180          360       36.72                        36
   2503150085                     2         180          360       39.95                        12
   2503150122                     2         180          360       38.73                         0
   2503150124                     2         360          360       34.48                         0
   2503150160                     2         180          360       38.08                        12
   2503150166                     2         180          360       49.81                        24
   2503150170                     2         180          360       19.34                         0
   2503150171                     2         180          360       13.01                        24
   2503150241                     2         360          360       35.21                         0
   2503150253                     2         180          360       43.49                         0
   2503150271                     2         360          360       48.49                        12
   2503150335                     2         360          360          39                        24
   2503150346                     2         180          360       49.84                         0
   2503150356                     2         360          360       33.83                         0
   2503150393                     2         180          360       27.44                        12
   2503150518                     2         360          360       47.99                         0
   2503150530                     2         180          360        38.3                        24
   2503150646                     2         360          360       35.76                         0
   2503150659                     2         180          360       40.95                        12
   2503150675                     2         180          360       44.08                         0
   2503150685                     2         180          360       38.08                         0
   2503150687                     2         180          360       43.72                         0
   2503150690                     2         180          360       44.78                        24
   2503150712                     2         180          360       32.33                         0
   2503150715                     2         180          360       38.36                        12
   2503150732                     2         360          360       48.99                        12
   2503150741                     2         180          360          50                        24
   2503150824                     2         180          360       50.62                         0
   2503150851                     2         180          360       38.38                        24
   2503150886                     2         180          360       49.98                        24
   2503150894                     2         240          240       29.39                         0
   2503150925                     2         180          360       39.91                         0
   2503150931                     2         180          360       40.27                        36
   2503151113                     2         180          360          34                         0
   2503151115                     2         180          360       36.11                         0
   2503151121                     2         360          360       44.81                         0
   2503151125                     2         180          360       37.56                        24
   2503151150                     2         180          360          50                         0
   2503151180                     2         180          360       42.43                        36
   2503151194                     2         360          360       45.46                         0
   2503151242                     2         180          360          36                         0
   2503151271                     2         180          360       41.01                         0
   2503151275                     2         180          360       21.83                        12
   2503151288                     2         180          360       44.67                        24
   2503151311                     2         180          360       46.36                        24
   2503151334                     2         180          360       45.62                        24
   2503151428                     2         180          360       47.76                         0
   2503151429                     2         180          360       21.67                        12
   2503151445                     2         180          360       39.63                        12
   2503151454                     2         180          360          50                         0
   2503151496                     2         180          360       26.44                         0
   2503151579                     2         180          360          50                        36
   2503151589                     2         180          360       48.68                        24
   2503151649                     2         180          360       31.15                         0
   2503151696                     2         180          360       41.67                        36
   2503151722                     2         180          360       49.09                        24
   2503151739                     2         180          360       41.59                         0
   2503151775                     2         360          360          50                         0
   2503151818                     2         180          360          50                        36
   2503151890                     2         180          360       42.59                        24
   2503151964                     2         360          360       28.69                        12
   2503152001                     2         180          360       25.31                         0
   2503152014                     2         180          360       32.92                         0
   2503152102                     2         180          360       45.02                        24
   2503152127                     2         180          360       32.99                         0
   2503152144                     2         180          360       38.82                         0
   2503152221                     2         180          360        31.6                         0
   2503152357                     2         180          360       33.21                         0
   2503152367                     2         180          360       24.93                         0
   2503152382                     2         180          360       46.97                         0
   2503152612                     2         180          360       37.24                        36
   2503152699                     2         180          360       46.88                        24
   2503152735                     2         360          360       36.77                        36
   2503152882                     2         180          360        47.3                        12
   2503152948                     2         180          360       42.04                         0
   2503152958                     2         180          360       48.73                         0
   2503153012                     2         180          360       38.68                         0
   2503153017                     2         360          360       38.03                         0
   2503153068                     2         180          360       48.39                         0
   2503153086                     2         180          360       33.65                        24
   2503153247                     2         180          360       48.16                        24
   2503153302                     2         180          360       48.86                         0
   2503153357                     2         180          360       49.15                        24
   2503153383                     2         180          360        37.3                         0
   2503153508                     2         180          360       30.38                         0
   2503153526                     2         180          360       39.62                        12
   2503153573                     2         180          360       48.54                         0
   2503153595                     2         180          360       38.01                        24
   2503153707                     2         180          360       23.25                         0
   2503153769                     2         180          360          43                        24
   2503153835                     2         180          360       47.16                        12
   2503153883                     2         360          360       47.17                        24
   2503153938                     2         180          360       43.31                        12
   2503154074                     2         180          360       48.25                         0
   2503154414                     2         180          360       25.43                         0
   2503154450                     2         180          360        26.4                        36
   2503154455                     2         180          360       27.22                         0
   2503154538                     2         360          360       44.93                         0
   2503154572                     2         180          360       39.83                         0
   2503154685                     2         180          360       41.48                        12
   2503154814                     2         180          360       46.17                        24
   2503155496                     2         180          360       39.13                         0
   2503155741                     2         180          360       44.22                        12
   2503157190                     2         360          360       36.05                         0
   4503040064                     2         180          360          50                        24
   4503040860                     2         180          360       50.86                        36
   4503041175                     2         180          360       31.43                         0
   4503041388                     2         180          360       43.48                        24
   4503041398                     2         180          360       41.27                        36
   4503041532                     2         180          360        45.7                        24
   4503041622                     2         180          360       37.41                        24
   4503041635                     2         180          360       27.47                        12
   4503042240                     2         180          360       37.37                        24
   4503042721                     2         180          180       21.86                         0
   4503044140                     2         180          360          31                        24
   1000250041                     2         180          480       47.83           0            24
   1000250641                     2         180          360       45.05           0            24
   1000248075                     2         180          360       54.77           0            24
   1000248428                     2         180          360       41.98           0            24
   1000249895                     2         180          360          46           0            24
   1000251378                     2         180          360       41.53           0            24
   1000251011                     2         180          480       42.66           0            24
   1000249380                     2         180          480       42.55           0            24
   1000252298                     2         180          480       42.17           0            24
   1000250277                     2         180          480       50.44           0            24
   1000250937                     2         180          360          45           0            24
   1000246500                     2         180          360       23.68           0            24
   1000245475                     2         180          360       54.52           0            24
   1000251302                     2         180          480       44.17           0            24
   1000249409                     2         180          480       40.38           0            24
   1000250875                     2         180          480       41.07           0            24
   1000251483                     2         180          360       48.36           0            24
   1000250588                     2         180          360       41.87           0             0
   1000250787                     2         180          360       42.54           0            24
   1000243095                     2         180          360       47.21           0            24
   1000249936                     2         180          480          45           0            24
   1000250078                     2         180          360       41.43           0            12
   1000250389                     2         180          360       44.03           0            24
   1000246402                     2         180          360       50.38           0            24
   1000252100                     2         180          360       41.52           0            24
   1000248620                     2         180          360       42.42           0            24
   1000251396                     2         180          360       49.19           0            12
   1000248916                     2         180          480       45.53           0            24
   1000251467                     2         180          360       31.54           0            24
   1000242693                     2         180          360        54.3           0            24
   1000252237                     2         180          360          55           0            24
   1000251513                     2         180          360       51.27           0            24
   1000249095                     2         180          480        54.5           0            24
   1000250964                     2         180          480       52.99           0            24
   1000248897                     2         180          360       48.73           0             0
   1000245331                     2         180          360       42.89           0            24
   1000250465                     2         180          480       40.28           0             0
   1000251818                     2         180          480       50.31           0             0
   1000251707                     2         180          360          45           0            24
   1000251837                     2         180          360       14.35           0            24
   1000248527                     2         180          360       24.57           0             0
   1000251702                     2         180          480       42.99           0            24
   1000248532                     2         180          360        39.6           0            12
   1000252177                     2         180          360       33.25           0            12
   1000251998                     2         180          480       43.14           0            24
   1000250295                     2         180          480       40.87           0             0
   1000249664                     2         180          360       28.11           0             0
   1000247569                     2         180          360        44.3           0            12
   1000249562                     2         180          360       27.25           0            24
   1000251550                     2         180          360       50.47           0            24
   1000243218                     2         180          360       46.45           0            24
   1000250441                     2         180          480       42.68           0            24
   1000250726                     2         180          360       54.08           0            24
   1000250462                     2         180          480       15.84           0            24
   1000250407                     2         180          480        40.6           0            24
   1000247718                     2         180          360       49.76           0            24
   1000251740                     2         180          360       49.38           0            24
   1000250306                     2         180          480       47.04           0            24
   1000248706                     2         180          180       36.02           0            24
   1000252365                     2         180          480       49.46           0            36
   1000251619                     2         180          360       34.99           0             0
   1000246337                     2         180          360       43.94           0            24
   1000252621                     2         180          480        42.7           0            24
   1000252320                     2         180          360       31.65           0            24
   1000252767                     2         180          480        36.2           0            12
   1000247488                     2         180          360       50.25           0            24
   1000252717                     2         180          360       44.43           0            24
   1000251793                     2         180          480       43.65           0            24
   1000251419                     2         180          360       43.03           0            24
   1000250027                     2         180          360       40.71           0             0
   1000249995                     2         180          480       40.56           0            12
   1000248848                     2         180          480       39.48           0            24
   1000250271                     2         180          480        55.2           0            24
   1000250038                     2         180          360        39.1           0            24
   1000251750                     2         180          480       44.14           0            12
   1000245637                     2         180          480       39.41           0            24
   1000248332                     2         180          360       49.98           0            24
   1000247459                     2         180          480       44.22           0            24
   1000250756                     2         180          360       31.76           0            36
   1000243462                     2         180          360       49.66           0            24
   1000251823                     2         180          360       42.31           0            24
   1000250384                     2         180          480        47.9           0            12
   1000252046                     2         180          480       44.88           0            24
   1000249417                     2         180          360       35.94           0            24
   1000247405                     2         180          360       40.84           0            24
   1000247845                     2         180          360       34.03           0            24
   1000249830                     2         180          480       38.65           0            24
   1000250283                     2         180          480       41.81           0            24
   1000249600                     2         180          360          47           0            24
   1000251737                     2         180          480       50.91           0            24
   1000252137                     2         180          360       27.73           0            24
   1000252057                     2         180          480       40.23           0            24
   1000250597                     2         180          360       34.21           0            24
   1000251725                     2         180          480       55.14           0            24
   1000249904                     2         180          480       44.99           0            24
   1000249804                     2         180          360       41.43           0            12
   1000241265                     2         180          360        19.8           0            24
   1000250947                     2         180          360       39.51           0            12
   1000247876                     2         180          360       48.17           0            24
   1000250499                     2         180          480       38.54           0            24
   1000250854                     2         180          360       16.92                        24
   1000249887                     2         180          480       43.83                         0
   1000244094                     2         180          480       54.97                         0
   1000251888                     2         180          480       48.93                        24
   1000251596                     2         180          480       51.44                        24
   1000251712                     2         180          360       31.41                        24
   1000252318                     2         180          360       49.74                        24
   1000251733                     2         180          480       43.04                        24
   1000252182                     2         180          480       33.45                        24
   1000242588                     2         180          360       37.82                        24
   1000250336                     2         180          480       40.67                         0
   1000252681                     2         180          480       47.49                        24
   1000252244                     2         180          480        46.7                        24
   1000252289                     2         180          480       44.01                        24
   1000252418                     2         180          360       47.38                        24
   1000252432                     2         180          480       42.51                        24
   1000253413                     2         180          480       43.37                        24
   1000252693                     2         180          360       16.99                        24
   1000252778                     2         180          360       50.05                        24
   1000253564                     2         180          480       43.64                        24
   1000252856                     2         180          360       30.35                        36
   1000252990                     2         180          360       41.38                        12
   1000251049                     2         180          360       45.05                        24
   1000252607                     2         180          480       44.29                        24
   1000253183                     2         180          480       39.49                        12
   1000253754                     2         180          480       49.68                        24
   1000253762                     2         180          480       47.55                        24
   1000252322                     2         180          480       49.93                        24
   1000253527                     2         180          360       48.44                        24
   1000249997                     2         180          480       40.22                        24
   1000251339                     2         180          480       45.73                        12
   1000253716                     2         180          360       37.51                        24
   1000254388                     2         180          360       49.87                         0
   1000253276                     2         180          480       47.69                        24
   1000251943                     2         180          480        47.6                        24
   1000252461                     2         180          360       39.18                        24
   1000254036                     2         180          480       49.38                        24
   1000254569                     2         180          360       45.53                        24
   1000253112                     2         180          480        47.2                        24
   1000254608                     2         180          480       51.44                         0
   1000253964                     2         180          360       50.33                        24
   1000254395                     2         180          360       30.03                        24
   1000254397                     2         180          480       42.07                        24
   1000253860                     2         180          360       48.26                        24
   1000252336                     2         180          480       40.86                        24
   1000254595                     2         180          480       43.78                        24
   1000252876                     2         180          360       51.69                        24
   1000251668                     2         180          360       33.96                         0
   1000254669                     2         180          360       34.75                        24
   1000253859                     2         180          360       42.37                        24
   1000254125                     2         180          360       37.94                        24
   1000254251                     2         180          480       48.94                        24
   1000254216                     2         180          480        44.8                        24
   1000254322                     2         180          480       45.21                        24
   1000253824                     2         180          360       40.34                         0
   1000254706                     2         180          480        53.8                         0
   1000254821                     2         180          360       46.53                        24
   1000248266                     2         180          360       43.55                        24
   1000254554                     2         180          360       44.38                        24
   1000254495                     2         180          360       39.56                        24
   1000255313                     2         180          360       43.42                        24
   1000254836                     2         180          360       22.91                        24
   1000254867                     2         180          360        35.9                        24
   1000254465                     2         180          360       49.81                        24
   1000254244                     2         180          360       50.44                        24
   1000254729                     2         180          360       45.43                        12
   1000254051                     2         180          480       49.04                        24
   1000255030                     2         180          480       52.71                        24
   1000255091                     2         180          480        2.73                        12
   1000254525                     2         180          480       42.16                        24
   1000254641                     2         180          480       44.89                        24
   1000252610                     2         180          480       50.56                        24
   1000252435                     2         180          480       38.36                        24
   1000250522                     2         180          360       32.87                        12
      9941049                     2         180          360      30.254     A3                  0
     10288055                     2         240          240      19.163     A3                  0
     10311912                     2         180          360          37     A1                  0
     10312284                     2         180          360          48     A2                  0
     10320520                     2         180          180           0     A2                  0
     10320528                     2         180          180           0     A3                  0
     10320554                     2         180          360      44.245     D                   0
     10320560                     2         180          360           0     A3                  0
     10320568                     2         180          360           0     A3                  0
     10320590                     2         180          360           0     A2                  0
     10320616                     2         180          360           0     A2                  0
     10320700                     2         180          360           0     A3                  0
     10320708                     2         180          360           0     A3                  0
     10320714                     2         180          360           0     A3                  0
     10320726                     2         180          360           0     A3                  0
     10320728                     2         180          360           0     A2                  0
     10320744                     2         180          360          45     A3                  0
     10320746                     2         180          360           0     A2                  0
     10320752                     2         180          360           0     A3                  0
     10320784                     2         180          360           0     A2                  0
     10320790                     2         180          360           0     A2                  0
     10320846                     2         180          360           0     A2                  0
     10320854                     2         180          360      45.973     D                   0
     10320868                     2         180          360          44     A3                  0
     10320886                     2         180          360           0     A3                  0
     10320892                     2         180          360      49.076     D                   0
     10320914                     2         180          360          50     A3                  0
     10320974                     2         180          360           0     A2                  0
     10321014                     2         180          360          46     A2                  0
     10353971                     2         180          360           0     A3                  0
     10354051                     2         180          360           0     A3                  0
     10354523                     2         180          360           0     A2                  0
     10354525                     2         180          360           0     A2                  0
     10354733                     2         180          360           0     A2                  0
     10354803                     2         180          360           0     A3                 12
     10354855                     2         300          300           0     A2                 12
     10354857                     2         300          300           0     A2                 12
     10355349                     2         180          360           0     A2                  0
     10355394                     2         180          360          48     A2                  0
     10355482                     2         180          360          27     A2                  0
     10355592                     2         180          360          36     A1                  0
     10355770                     2         180          360          26     A3                  0
     10356087                     2         180          360           0     A2                  0
     10356094                     2         180          360      34.461     A2                  0
     10356098                     2         180          360          46     A1                  0
     10356181                     2         180          360           0     A3                  0
     10356185                     2         180          360           0     A3                  0
     10356195                     2         180          360           0     A2                 60
     10356205                     2         180          360           0     A2                  0
     10357189                     2         180          360           0     A2                  6
     10382226                     2         180          360           0     A2                 36
     10391857                     2         180          360           0     A2                  0
     10392127                     2         180          360           0     A3                  0
     10392523                     2         180          360           0     A3                  0
     10392601                     2         180          360           0     A2                  0
     10392651                     2         180          360           0     A3                  0
     10392867                     2         180          360           0     A3                  0
     10392925                     2         180          360           0     A2                  0
     10393167                     2         180          360           0     A3                  0
     10393199                     2         180          360           0     A2                  0
     10393201                     2         180          360           0     A2                  0
     10393255                     2         180          360           0     A3                  0
     10393443                     2         180          360           0     A3                  0
     10406455                     2         180          360          37     A1                  0
     10406473                     2         180          360          37     A1                  0
     10424663                     2         180          360           0     A3                 12
     10424729                     2         180          360           0     A3                  0
     10424819                     2         180          360           0     A2                  0
     10424869                     2         180          360           0     A2                  0
     10424903                     2         180          180           0     A2                  0
     10424973                     2         180          360           0     A2                  0
     10425045                     2         180          360           0     A3                  0
     10425065                     2         180          360           0     A2                 24
     10425121                     2         180          360           0     A2                  0
     10425163                     2         180          360           0     A3                  0
     10425191                     2         180          360           0     A2                  0
     10425207                     2         180          360           0     A3                  0
     10425447                     2         180          360           0     A2                 12
     10425507                     2         180          360          39     A2                  0
     10425635                     2         180          360          41     B                  24
     10425927                     2         180          360           0     A3                 12
     10425937                     2         300          300           0     A3                  0
     10425941                     2         300          300           0     A2                  0
     10425983                     2         180          360           0     A2                  0
     10425999                     2         300          300           0     A2                  0
     10434343                     2         180          360          47     A3                  0
     10436287                     2         180          360           0     A2                  0
     10438129                     2         180          180           0     A2                 36
     10439207                     2         240          240           0     A2                  0
     10440769                     2         180          360           0     A3                  0
     10440871                     2         180          360          44     A3                  0
     10440929                     2         240          240          36     A3                  0
     10440953                     2         180          360          32     A3                  0
     10441713                     2         180          360          41     A2                  0
     10441905                     2         180          360          45     A3                  0
     10442129                     2         180          360      54.761     D                   0
     10442285                     2         180          360      45.656     D                   0
     10443047                     2         180          360          29     A2                  0
     10445575                     2         180          360           0     A3                  0
     10446469                     2         180          360       29.93     A2                  0
     10446475                     2         180          360          45     A1                  0
     10446481                     2         360          360          38     A3                  0
     10446493                     2         180          360           0     A2                  0
     10446513                     2         360          360      47.046     A1                  0
     10446549                     2         360          360      45.319     D                   0
     10446579                     2         180          360           0     A3                  0
     10446635                     2         360          360           0     A3                  0
     10446747                     2         360          360           0     A3                  0
     10446781                     2         180          360           0     A3                  0
     10448053                     2         360          360           0     A3                  0
     10448185                     2         180          180           0     A2                  0
     10449715                     2         180          180      38.805     A1                  0
     10450135                     2         180          360          33     A2                 12
     10450491                     2         180          360           0     A2                  0
     10450865                     2         180          360           0     A3                  0
     10451579                     2         180          360           0     A2                  0
     10451661                     2         360          360           0     A3                  0
     10451799                     2         180          360           0     A3                  0
     10451813                     2         180          360           0     A3                  0
     10451827                     2         180          360      50.481     D                   0
     10451887                     2         360          360      52.415     D                   0
     10452729                     2         180          360           0     A3                  0
     10453061                     2         180          360           0     A2                  0
     10453097                     2         180          180      35.661     A2                  0
     10453235                     2         180          360      38.326     A2                  0
     10453283                     2         180          360           0     A2                  0
     10453339                     2         180          360           0     A2                  0
     10453453                     2         180          360          44     A1                  0
     10453883                     2         180          360           0     A3                  0
     10458895                     2         180          180           0     A2                  0
     10459251                     2         180          360           0     A3                  0
     10459321                     2         360          360           0     A3                  0
     10461231                     2         360          360          36     A2                  0
     10461285                     2         240          240        39.7     D                   0
     10461555                     2         180          360          45     A2                  0
     10461819                     2         360          360           0     A3                  6
     10462959                     2         300          300           0     A2                  0
     10462965                     2         180          180           0     A3                  0
     10462985                     2         300          300           0     A3                  0
     10463029                     2         180          360          39     A2                  0
     10463123                     2         300          300          43     A2                  0
     10463129                     2         180          360          39     A3                  0
     10463839                     2         180          360           0     A3                  0
     10464141                     2         180          360           0     A2                 36
     10465261                     2         180          180           0     A2                  0
     10465357                     2         180          360           0     A2                  0
     10465379                     2         180          360          40     A3                  0
     10465395                     2         180          360           0     A2                  0
     10468311                     2         360          360           0     A2                  0
     10468325                     2         180          360           0     A3                  0
     10468417                     2         180          360           0     A2                  6
     10468421                     2         180          360           0     A3                  0
     10468427                     2         180          360           0     A3                  0
     10469117                     2         180          360          41     A2                  0
     10469161                     2         180          360           0     A3                  0
     10469509                     2         180          360           0     A2                  0
     10469533                     2         180          360           0     A3                  0
     10474543                     2         180          360           0     A2                  0
     10475509                     2         300          300           0     A2                  0
     10475521                     2         180          360           0     A2                  0
     10475603                     2         180          360          39     A3                  0
     10475613                     2         180          180          22     A2                  0
     10475621                     2         300          300           0     A3                  0
     10475973                     2         180          360           0     A2                  0
     10476001                     2         300          300          40     A3                 36
     10477545                     2         180          360           0     A2                  0
     10477555                     2         180          360           0     A1                  0
     10477573                     2         180          360           0     A1                  0
     10477575                     2         180          360           0     A1                  0
     10477577                     2         180          360           0     A1                  0
     10477585                     2         180          360          37     A1                  0
     10478521                     2         180          360          40     A3                 36
     10478581                     2         180          360           0     A3                 36
     10478625                     2         180          360           0     A2                 12
     10478841                     2         180          360           0     A3                  0
     10478925                     2         180          360          42     A2                  0
     10478979                     2         180          180          24     A3                  0
     10479039                     2         180          360          45     A2                  0
     10479085                     2         300          300           0     A3                  0
     10479089                     2         180          360          40     A3                  0
     10479181                     2         300          300           0     A3                  0
     10479211                     2         300          300          38     A3                  0
     10482675                     2         180          360          45     A2                 36
     10482969                     2         180          360           0     A2                  0
     10483015                     2         180          360           0     A3                  0
     10483035                     2         180          360           0     A3                  0
     10483095                     2         180          360           0     A3                  0
     10483099                     2         180          360           0     A3                  0
     10483139                     2         180          360           0     A3                  0
     10483161                     2         180          360           0     A3                  0
     10483215                     2         180          360          43     A1                  0
     10483229                     2         300          300           0     A2                  0
     10483259                     2         300          300          45     A1                 36
     10483263                     2         180          360           0     A2                  0
     10483425                     2         180          360           0     A2                  0
     10483485                     2         300          300          43     A1                 36
     10483599                     2         180          360          39     A1                  0
     10483851                     2         180          360           0     A2                  0
     10485007                     2         180          360           0     A3                  0
     10485505                     2         180          360          20     A2                 12
     10486439                     2         180          360           0     A3                  0
     10486519                     2         300          300          30     A3                  0
     10486521                     2         180          180           0     A3                  0
     10486541                     2         300          300          41     A2                  0
     10487819                     2         300          300          43     A2                 36
     10488389                     2         180          360           0     A2                  0
     10488565                     2         180          360           0     A2                  0
     10488721                     2         180          360          31     A3                 12
     10489455                     2         180          360           0     A1                  0
     10489777                     2         180          360           0     A3                  0
     10490431                     2         240          240           0     A3                  0
     10491127                     2         180          360           0     A2                  0
     10491177                     2         300          300          33     A1                  0
     10491223                     2         300          300          38     A3                 36
     10491231                     2         180          360          37     A2                  0
     10491303                     2         180          360           0     A2                  0
     10491307                     2         300          300          45     A3                  0
     10491721                     2         180          360           0     A3                  0
     10491725                     2         180          360           0     A3                  0
     10491877                     2         180          360          38     A3                 36
     10491957                     2         180          357           0     A3                 36
     10493843                     2         180          360          37     A2                  0
     10493853                     2         300          300           0     A3                  0
     10493891                     2         180          360           0     A3                  0
     10493919                     2         300          300          35     A2                  0
     10493949                     2         180          180           0     A3                  0
     10493983                     2         180          360           0     A2                  0
     10494145                     2         360          360           0     A3                  0
     10494221                     2         180          360           0     A2                  0
     10494387                     2         180          180           0     A3                  0
     10498215                     2         300          300          28     A1                 36
     10498303                     2         180          360          37     A3                  0
     10499995                     2         180          360           0     A2                  0
     10500013                     2         180          360           0     A2                  0
     10500665                     2         180          360          41     A2                  0
     10500753                     2         180          360          30     A2                  0
     10502253                     2         300          300           0     A3                  0
     10502257                     2         180          360           0     A2                  0
     10502321                     2         300          300          35     A3                  0
     10502713                     2         180          360           0     A2                  0
     10502779                     2         180          360           0     A2                  0
     10502801                     2         180          360           0     A3                  0
     10504943                     2         180          360           0     A3                  0
     10504951                     2         180          360           0     A2                  0
     10504957                     2         180          180          48     A3                  0
     10504987                     2         180          360           0     A2                  0
     10504997                     2         180          360           0     A3                  0
     10505025                     2         180          360          33     A3                  0
     10505115                     2         180          360           0     A2                  0
     10508731                     2         180          360          35     A1                  0
     10513085                     2         180          360          30     A3                  0
     10514127                     2         180          360      42.842     A1                  0
     10514139                     2         180          360          34     A1                  0
     10515241                     2         180          360           0     A3                  0
     10515315                     2         180          360           0     A2                  0
     10517057                     2         180          360          38     A2                  0
     10517083                     2         300          300           0     A3                 36
     10517155                     2         300          300          37     A3                  0
     10517185                     2         180          360           0     A2                  0
     10517199                     2         300          300          32     A3                  0
     10521091                     2         300          300           0     A2                  0
     10521129                     2         300          300          42     A1                  0
     10521243                     2         180          360           0     A2                  0
   3000917884                     2         180          360       47.16                         0
   3000922146                     2         180          360       45.67                         0
   3000924367                     2         180          360          31                         0
   3000920385                     2         360          360       34.55                         0
   3000910301                     2         180          360       44.85                         0
   3000910426                     2         180          360           0                         0
   3000910539                     2         180          360        49.1                         0
   3000910738                     2         180          360          44                         0
   3000910789                     2         360          360       34.86                         0
   3000910801                     2         180          360       44.89                         0
   3000911304                     2         360          360       42.38                         0
   3000911688                     2         360          360        49.2                         0
   3000911705                     2         360          360       43.35                         0
   3000911939                     2         360          360          45                         0
   3000912298                     2         180          360           0                         0
   3000912450                     2         180          360      38.603                         0
   3000912504                     2         180          360          39                         0
   3000912700                     2         360          360       44.64                         0
   3000912838                     2         180          360          49                         0
   3000912981                     2         180          360          44                         0
   3000913078                     2         180          360          39                         0
   3000913141                     2         180          360          50                         0
   3000913162                     2         180          360          43                         0
   3000913326                     2         180          360          45                         0
   3000913431                     2         180          360       48.53                         0
   3000913454                     2         180          360          46                         0
   3000913549                     2         180          360           0                         0
   3000913624                     2         180          360           0                         0
   3000913825                     2         180          360       42.86                         0
   3000913903                     2         180          360       43.22                         0
   3000914373                     2         180          360       43.39                         0
   3000914380                     2         180          360       43.39                         0
   3000914388                     2         180          360       43.38                         0
   3000914478                     2         180          360        43.7                         0
   3000915253                     2         360          360          45                         0
   3000915749                     2         180          360        39.9                         0
   3000915922                     2         180          360           0                         0
   3000916668                     2         180          360          34                         0
   3000916677                     2         360          360          47                         0
   3000916695                     2         180          360       49.31                         0
   3000917011                     2         180          360          46                         0
   3000917689                     2         180          360       39.38                         0
   3000917717                     2         180          360           0                         0
   3000917993                     2         180          360       44.93                         0
   3000918103                     2         180          360           0                         0
   3000918327                     2         180          360       38.55                         0
   3000918422                     2         180          360       47.49                         0
   3000918424                     2         360          360           0                         0
   3000918516                     2         180          360       44.95                         0
   3000918554                     2         180          360       49.89                         0
   3000918570                     2         360          360       37.37                         0
   3000918877                     2         180          360           0                         0
   3000919025                     2         360          360      41.039                         0
   3000919134                     2         180          360       46.09                         0
   3000919207                     2         180          360       42.23                         0
   3000919327                     2         360          360       34.43                         0
   3000919438                     2         180          360       40.83                         0
   3000919514                     2         360          360          43                         0
   3000919738                     2         180          360          41                         0
   3000919788                     2         180          360       31.02                         0
   3000919841                     2         180          360           0                         0
   3000919912                     2         180          360          45                         0
   3000919919                     2         180          360          26                         0
   3000919936                     2         180          360           0                         0
   3000919984                     2         180          360       43.96                         0
   3000920099                     2         360          360       41.63                         0
   3000920177                     2         180          360      41.147                         0
   3000920376                     2         180          360       39.01                         0
   3000920810                     2         180          360       37.93                         0
   3000920957                     2         180          360       42.01                         0
   3000921599                     2         180          360           0                         0
   3000921715                     2         180          360           0                         0
   3000921848                     2         180          360          45                         0
   3000922442                     2         360          360           0                         0
   3000922684                     2         180          360           0                         0
   3000922764                     2         360          360      38.256                         0
   3000923300                     2         180          360       32.66                         0
   3000923340                     2         360          360       44.79                         0
   3000923734                     2         180          360          41                         0
   3000924020                     2         180          360       37.96                         0
   3000924061                     2         180          360       37.96                         0
   3000924798                     2         360          360          28                         0
   3000926319                     2         180          360           0                         0
   3000908001                     2         180          360       39.05                         0
   3000921685                     2         180          360           0                         0
   3000903236                     2         180          360        44.2                         0
   3000919403                     2         360          360           0                         0
   3000911386                     2         360          360           0                         0
   3000914096                     2         360          360       41.33                         0
   3000915548                     2         180          360        43.6                         0
   3000900217                     2         360          360           0                         0
   3000856252                     2         180          360          25                         0
   3000910010                     2         180          360      38.001                         0
   3000864916                     2         180          360       32.86                         0
   3000885392                     2         180          360        39.3                         0
   3000892593                     2         180          360        44.8                         0
   3000892143                     2         180          360           0                         0
   3000898506                     2         180          360       49.59                         0
   3000900298                     2         180          360          41                         0
   3000887262                     2         360          360          45                         0
   3000877839                     2         180          360          43                         0
   3000883301                     2         180          360       43.41                         0
   3000888852                     2         180          360       39.82                         0
   3000893280                     2         180          360           0                         0
   3000895236                     2         180          360          44                         0
   3000897966                     2         180          360          52                         0
   3000901048                     2         180          360          37                         0
   3000904709                     2         180          360       42.43                         0
   3000915504                     2         360          360       37.76                         0
   3000913274                     2         180          360       41.29                         0
   3000912371                     2         360          360          30                         0
   3000919465                     2         180          360           0                         0
   3000922482                     2         180          360       42.28                         0
   3000881374                     2         360          360          24                         0
   3000892569                     2         360          360          53                         0
   3000896019                     2         360          360       37.98                         0
   3000902344                     2         180          360       25.65                         0
   3000904573                     2         360          360       34.29                         0
   3000907850                     2         180          360           0                         0
   3000909574                     2         180          360       29.75                         0
   3000911862                     2         180          360        32.5                         0
   3000912584                     2         180          360          42                         0
   3000912970                     2         180          360       37.17                         0
   3000913299                     2         180          360       37.17                         0
   3000915442                     2         360          360           0                         0
   3000915458                     2         180          360       43.04                         0
   3000915564                     2         180          360           1                         0
   3000919742                     2         180          360       40.13                         0
   3000919747                     2         360          360       40.13                         0
   3000920390                     2         360          360       34.55                         0
   3000921104                     2         180          360       44.66                         0
   3000921938                     2         360          360      36.381                         0
   3000922924                     2         180          360        40.9                         0
   3000923019                     2         180          360          49                         0
   3000912946                     2         180          360           0                         0
   3000916048                     2         360          360       44.58                         0
   3000894210                     2         180          360          38                         0
   3000894780                     2         360          360       33.31                         0
   3000896458                     2         180          360          22                         0
   3000902938                     2         180          360       39.15                         0
   3000906120                     2         180          360       48.96                         0
   3000907601                     2         180          360           0                         0
   3000909025                     2         180          360       39.06                         0
   3000910070                     2         180          360          13                         0
   3000911216                     2         180          360          43                         0
   3000912755                     2         360          360          36                         0
   3000913631                     2         180          360       30.45                         0
   3000915538                     2         180          360           0                         0
   3000915556                     2         180          360       45.01                         0
   3000915585                     2         180          360        38.9                         0
   3000915985                     2         180          360        40.5                         0
   3000916825                     2         180          360       40.28                         0
   3000917297                     2         180          360          44                         0
   3000918672                     2         180          360          49                         0
   3000921300                     2         180          360          40                         0
   3000921594                     2         180          360          50                         0
   3000923218                     2         360          360           0                         0
   3000924054                     2         360          360          49                         0
   3000909483                     2         180          360          36                         0
   3000913973                     2         180          360       47.69                         0
   3000879270                     2         180          360          33                         0
   3000888967                     2         180          360        46.7                         0
   3000889559                     2         360          360          44                         0
   3000891957                     2         180          360       48.42                         0
   3000891971                     2         180          360       48.42                         0
   3000892641                     2         180          360       40.46                         0
   3000894066                     2         180          360       40.94                         0
   3000896320                     2         180          360       46.32                         0
   3000897078                     2         180          360        30.9                         0
   3000897404                     2         180          360       32.79                         0
   3000898094                     2         180          360          43                         0
   3000898430                     2         180          360          39                         0
   3000899909                     2         180          360          43                         0
   3000901615                     2         360          360          44                         0
   3000903105                     2         180          360       44.07                         0
   3000903812                     2         180          360       46.72                         0
   3000907313                     2         360          360          40                         0
   3000907477                     2         180          360          34                         0
   3000908145                     2         180          360       49.48                         0
   3000908597                     2         360          360           0                         0
   3000909282                     2         180          360          41                         0
   3000909738                     2         180          360           0                         0
   3000909814                     2         360          360        43.3                         0
   3000913474                     2         180          360          42                         0
   3000922971                     2         360          360          43                         0
   3000887683                     2         180          360        29.9                         0
   3000907750                     2         180          360           0                         0
   3000918393                     2         180          360       49.83                         0
   3000922724                     2         180          360       34.99                         0
   3000922800                     2         180          360       19.75                         0
   3000923237                     2         180          360           0                         0
   3000896583                     2         360          360          26                         0
   3000908495                     2         180          360       44.07                         0
   3000876986                     2         180          360       46.94                         0
   3000906162                     2         180          360        49.4                         0
   3000908822                     2         360          360       37.04                         0
       417009                     2         180          360      45.262                         0
       424168                     2         180          360        43.6                         0
       428561                     2         180          360           0                         0
       429975                     2         180          360      42.134                         0
       434356                     2         180          360           0                         0
       436000                     2         180          360      20.384                         0
       442901                     2         180          360      35.672                         0
       443076                     2         180          360           0                         0
       452599                     2         180          360      26.681                         0
       455664                     2         180          360      46.901                         0
       455875                     2         180          360      32.347                         0
       460039                     2         180          360           0                         0
       460730                     2         180          360      49.933                         0
       461473                     2         180          360      46.316                         0
       462727                     2         180          360      17.619                         0
       463218                     2         180          360      29.958                         0
       463250                     2         180          360      46.693                         0
       465218                     2         180          360           0                         0
       465893                     2         180          360           0                         0
       468334                     2         180          360           0                         0
       468737                     2         180          360      36.584                         0
       468778                     2         180          360           0                         0
       468835                     2         180          360           0                         0
       469603                     2         180          360      39.963                         0
       472083                     2         180          360      40.625                         0
       474812                     2         180          360           0                         0
       477005                     2         180          360      35.777                         0
       480684                     2         180          360           0                         0
       483609                     2         180          360      45.899                         0
       483793                     2         180          360           0                         0
       483860                     2         180          360           0                         0
       483953                     2         180          360           0                         0
       484165                     2         180          360      48.458                         0
       484260                     2         180          360      49.447                         0
       485640                     2         180          360      44.862                         0
       486471                     2         180          360      35.138                         0
       487018                     2         180          360      41.297                         0
       487175                     2         180          360           0                         0
       487455                     2         180          360           0                         0
       487532                     2         180          360           0                         0
       488410                     2         180          360      36.251                         0
       488986                     2         180          360      41.413                         0
       491057                     2         180          360      41.873                         0
       491142                     2         180          360      48.502                         0
       492047                     2         180          360      42.384                         0
       492667                     2         180          360      35.778                         0
       494784                     2         180          360           0                         0
       495611                     2         180          360       39.72                         0
       496011                     2         180          180      39.066                         0
       496380                     2         180          360           0                         0
       496937                     2         180          360      43.269                         0
       496972                     2         180          360      44.612                         0
       497186                     2         180          360      38.165                         0
       498056                     2         180          360      40.122                         0
       498366                     2         180          360      44.652                         0
       498444                     2         180          360           0                         0
       498845                     2         180          360      49.203                         0
       498967                     2         180          360           0                         0
       499706                     2         180          360           0                         0
       500072                     2         180          360      48.266                         0
       500704                     2         180          360      39.108                         0
       500948                     2         180          360       47.97                         0
       501081                     2         180          360           0                         0
       501438                     2         180          360      45.777                         0
       501896                     2         180          360      42.507                         0
       502034                     2         180          360      14.998                         0
       503506                     2         180          360      41.289                         0
       503662                     2         180          360      42.705                         0
       503671                     2         180          360           0                         0
       503710                     2         180          360           0                         0
       503711                     2         180          360           0                         0
       503761                     2         180          360      26.953                         0
       503823                     2         180          360           0                         0
       503843                     2         180          360           0                         0
       504101                     2         180          360      30.791                         0
       504398                     2         180          360           0                         0
       504704                     2         180          360           0                         0
       504947                     2         180          360           0                         0
       505662                     2         180          360      40.741                         0
       505889                     2         180          360      43.496                         0
       505938                     2         180          360      35.122                         0
       505940                     2         180          360      32.368                         0
       505960                     2         180          360           0                         0
       505977                     2         180          360      36.407                         0
       506555                     2         180          360      49.197                         0
       506595                     2         180          360           0                         0
       506679                     2         180          360           0                         0
       507336                     2         180          360           0                         0
       507360                     2         180          360      46.582                         0
       508246                     2         180          360      44.645                         0
       508518                     2         180          360      24.494                         0
       508577                     2         180          360           0                         0
       508628                     2         180          360      47.348                         0
       508697                     2         180          360      38.946                         0
       508845                     2         180          360      40.553                         0
       508865                     2         180          360      42.932                         0
       508898                     2         180          360           0                         0
       509254                     2         180          360           0                         0
       509296                     2         180          360      36.852                         0
       509390                     2         180          360      31.381                         0
       509483                     2         180          360      40.285                         0
       509543                     2         180          360      49.817                         0
       509682                     2         180          360           0                         0
       510178                     2         180          360      46.147                         0
       510251                     2         180          360      38.254                         0
       510268                     2         180          360       45.47                         0
       510394                     2         180          360      46.152                         0
       510543                     2         180          360      39.008                         0
       510828                     2         180          180      33.425                         0
       511128                     2         180          360      30.283                         0
       511365                     2         180          360           0                         0
       511417                     2         180          360      44.542                         0
       511481                     2         180          360           0                         0
       511484                     2         180          360           0                         0
       511771                     2         180          360      41.294                         0
       511912                     2         180          360      48.522                         0
       512117                     2         180          360      40.311                         0
       512144                     2         180          360           0                         0
       512435                     2         180          360           0                         0
       512459                     2         180          360           0                         0
       512778                     2         180          360      40.557                         0
       512841                     2         180          360      43.835                         0
       512898                     2         180          360           0                         0
       512925                     2         180          360      43.835                         0
       513309                     2         180          360           0                         0
       513454                     2         180          180       47.08                         0
       513566                     2         180          360      47.072                         0
       513715                     2         180          360       31.39                         0
       514008                     2         180          360      43.959                         0
       514059                     2         180          360      49.483                         0
       514797                     2         180          360           0                         0
       515138                     2         180          360           0                         0
   1004483543                     2         360          360      34.048                        24
   1004978135                     2         360          360      44.817                         0
   1005201042                     2         360          360      40.569                        24
   1005231858                     2         360          360      44.644                         0
   1005468237                     2         360          360      35.862                        24
   1005847033                     2         360          360      41.218                         0
   1006030966                     2         360          360      46.548                         0
   1006072545                     2         360          360      44.586                         0
   1006113813                     2         360          360      22.136                         0
   1006129888                     2         360          360      42.411                        24
   1006149027                     2         360          360      42.347                        24
   1006178067                     2         360          360      47.793                        12
   1006188412                     2         360          360       43.82                         0
   1006245155                     2         360          360      42.667                         0
   1006268950                     2         360          360      49.885                        24
   1006277307                     2         360          360      36.327                        12
   1006288607                     2         360          360      31.694                         0
   1006301619                     2         360          360      15.641                         0
   1006304527                     2         360          360       37.55                         0
   1006311715                     2         360          360      33.862                        24
   1006311779                     2         360          360      42.992                         0
   1006364338                     2         360          360      44.068                         0
   1006434860                     2         360          360      54.022                        36
   1006473158                     2         360          360      49.366                         0
   1006475824                     2         360          360      40.378                         0
   1006507201                     2         360          360      45.316                         0
   1003679344                     2         360          360      30.795                         0
   1003965203                     2         360          360       51.31                         0
   1004150769                     2         360          360      45.468                         0
   1004199833                     2         360          360      44.885                        24
   1004577700                     2         360          360      25.048                         0
   1004658025                     2         360          360      47.007                         0
   1004824523                     2         360          360      50.043                         0
   1004863589                     2         360          360      39.962                         0
   1004891031                     2         360          360      43.143                        24
   1004893495                     2         360          360      40.369                         0
   1004900245                     2         360          360       43.81                         0
   1004937938                     2         360          360      49.955                         0
   1004969243                     2         360          360      49.089                         0
   1005013479                     2         360          360      48.953                         0
   1005024519                     2         360          360      42.866                        24
   1005069098                     2         360          360      44.914                         0
   1005099564                     2         360          360      43.676                         0
   1005112638                     2         360          360      45.267                         0
   1005145336                     2         360          360      45.948                        24
   1005235738                     2         360          360      49.203                        24
   1005291114                     2         360          360      42.344                        36
   1005315937                     2         360          360      43.497                        24
   1005527619                     2         360          360      31.041                         0
   1005549310                     2         360          360      40.138                        36
   1005603723                     2         360          360      43.037                        24
   1005623097                     2         360          360      34.141                         0
   1005628877                     2         360          360      49.269                         0
   1005632602                     2         360          360      44.786                        24
   1005646367                     2         360          360      44.511                        24
   1005722685                     2         360          360      49.512                         0
   1005723611                     2         360          360      49.711                         0
   1005739043                     2         360          360      45.261                        24
   1005745508                     2         360          360      39.588                        36
   1005749648                     2         360          360      49.362                         0
   1005766012                     2         360          360      46.387                        24
   1005770819                     2         360          360      47.492                         0
   1005771140                     2         360          360      42.433                        24
   1005775645                     2         360          360       40.57                         0
   1005807497                     2         180          180      40.812                        24
   1005809743                     2         360          360      40.935                        36
   1005813266                     2         360          360      49.826                         0
   1005815406                     2         360          360      37.428                         0
   1005819322                     2         360          360      32.781                         0
   1005820793                     2         360          360      46.254                         0
   1005846267                     2         360          360      37.217                         0
   1005897112                     2         360          360      44.548                        24
   1005903150                     2         360          360       46.72                         0
   1005909500                     2         360          360      41.106                        24
   1005926019                     2         360          360       40.96                        36
   1005932529                     2         360          360      39.485                        24
   1005936213                     2         360          360      49.613                         0
   1005939238                     2         360          360      42.021                         0
   1005949968                     2         360          360      43.287                        24
   1005952524                     2         360          360      40.999                        12
   1005953195                     2         360          360      37.352                        36
   1005956968                     2         360          360      41.746                        24
   1005961300                     2         360          360      43.007                         0
   1005978294                     2         360          360      39.893                        24
   1005981789                     2         360          360      45.306                        24
   1005985062                     2         180          180      45.195                         0
   1006010201                     2         360          360      48.744                        24
   1006011228                     2         360          360      49.606                        24
   1006013976                     2         360          360      41.088                        24
   1006015983                     2         360          360      47.615                         0
   1006028069                     2         360          360      39.887                         0
   1006029120                     2         360          360      34.722                        24
   1006030314                     2         360          360      45.802                         0
   1006033062                     2         360          360      47.266                        24
   1006035685                     2         360          360      47.759                        24
   1006037086                     2         360          360      42.281                        24
   1006037530                     2         360          360      48.516                        24
   1006037692                     2         360          360      49.742                        24
   1006038646                     2         360          360      43.829                         0
   1006039299                     2         360          360      43.606                        24
   1006039707                     2         360          360       41.67                        24
   1006042374                     2         360          360      40.921                        36
   1006043293                     2         360          360      45.548                        12
   1006044611                     2         360          360      42.159                         0
   1006045291                     2         360          360      27.876                        24
   1006046548                     2         360          360      42.026                        24
   1006046584                     2         360          360      44.363                        24
   1006046628                     2         360          360      26.681                        24
   1006046744                     2         360          360      38.405                        12
   1006046833                     2         360          360      44.193                         0
   1006047271                     2         360          360      51.887                        24
   1006052969                     2         360          360       35.64                         0
   1006053469                     2         360          360      47.623                         0
   1006056288                     2         360          360          47                         0
   1006056493                     2         360          360       27.92                        24
   1006056778                     2         360          360      47.192                        36
   1006058311                     2         360          360      26.898                         0
   1006060371                     2         360          360      29.858                        36
   1006061165                     2         360          360      42.336                        24
   1006062725                     2         360          360      41.064                        24
   1006064340                     2         360          360      49.107                         0
   1006065278                     2         360          360      46.361                        24
   1006067427                     2         360          360      46.874                        24
   1006067739                     2         360          360      35.945                        36
   1006068836                     2         360          360      44.173                         0
   1006069194                     2         360          360      46.411                        36
   1006069602                     2         360          360       42.19                        24
   1006069826                     2         360          360      50.164                         0
   1006071966                     2         360          360      46.664                         0
   1006073045                     2         360          360      47.167                         0
   1006076033                     2         360          360      47.192                        24
   1006076603                     2         360          360      43.259                         0
   1006078790                     2         360          360      38.136                        24
   1006078825                     2         360          360      44.743                        36
   1006079209                     2         360          360       48.17                        24
   1006079487                     2         360          360      44.384                         0
   1006079502                     2         360          360      38.234                         0
   1006081429                     2         360          360      46.247                         0
   1006083105                     2         360          360      39.321                        24
   1006084774                     2         360          360      43.858                        36
   1006086317                     2         360          360       33.66                        36
   1006091007                     2         360          360      37.807                        24
   1006096752                     2         360          360      41.178                         0
   1006100943                     2         360          360      42.552                         0
   1006106858                     2         360          360      46.063                         0
   1006107544                     2         360          360      45.127                         0
   1006108213                     2         360          360      45.352                         0
   1006109882                     2         360          360      49.441                        36
   1006110424                     2         360          360      41.366                        36
   1006111806                     2         360          360      34.786                         0
   1006114411                     2         360          360      38.002                         0
   1006117258                     2         360          360      39.781                         0
   1006123786                     2         360          360      35.919                        24
   1006124339                     2         360          360      47.938                         0
   1006124838                     2         360          360      42.994                        12
   1006125365                     2         360          360      45.831                         0
   1006127693                     2         360          360      25.971                         0
   1006129682                     2         360          360      43.534                        24
   1006133613                     2         360          360      48.162                         0
   1006140115                     2         360          360      47.823                         0
   1006143611                     2         360          360      29.317                         0
   1006143648                     2         360          360      41.499                        36
   1006144763                     2         360          360      18.854                        24
   1006148304                     2         240          240      22.209                         0
   1006152977                     2         360          360      54.613                        36
   1006156964                     2         360          360      40.676                         0
   1006160780                     2         360          360      48.878                         0
   1006163402                     2         360          360      44.818                        24
   1006164633                     2         360          360      50.789                         0
   1006169200                     2         360          360      50.714                        24
   1006170154                     2         360          360      48.523                         0
   1006171046                     2         360          360      46.541                         0
   1006175079                     2         360          360      42.918                         0
   1006175104                     2         360          360      27.899                         0
   1006180090                     2         360          360      42.497                        36
   1006182748                     2         360          360      40.876                        24
   1006185004                     2         360          360        35.5                         0
   1006187226                     2         360          360       43.13                        12
   1006187707                     2         360          360      35.072                         0
   1006191373                     2         360          360      33.834                        24
   1006192568                     2         360          360      44.044                        24
   1006194931                     2         360          360      34.229                         0
   1006195896                     2         360          360      46.057                         0
   1006202076                     2         360          360      49.066                        36
   1006206866                     2         360          360      43.964                        24
   1006207259                     2         360          360      49.333                         0
   1006207393                     2         360          360      49.035                         0
   1006210067                     2         360          360      43.677                         0
   1006210646                     2         360          360      41.661                         0
   1006214241                     2         360          360      27.626                         0
   1006214474                     2         360          360        33.9                         0
   1006216392                     2         360          360      44.433                         0
   1006218238                     2         360          360      38.062                         0
   1006225346                     2         360          360      49.261                        36
   1006225578                     2         360          360      36.921                         0
   1006228263                     2         360          360      44.305                        24
   1006235175                     2         360          360      39.854                        24
   1006235317                     2         360          360      47.231                         0
   1006237422                     2         360          360      37.159                        24
   1006238519                     2         360          360       47.15                        36
   1006241391                     2         360          360      46.451                         0
   1006243442                     2         360          360       28.62                         0
   1006247064                     2         360          360      44.745                         0
   1006253181                     2         360          360       44.05                        24
   1006255278                     2         360          360      46.643                         0
   1006258033                     2         360          360      44.614                        36
   1006258177                     2         360          360      48.729                         0
   1006259602                     2         360          360      48.796                         0
   1006259639                     2         360          360      41.603                        24
   1006259853                     2         360          360      45.211                         0
   1006261966                     2         360          360      37.771                         0
   1006262082                     2         360          360      48.356                         0
   1006262135                     2         360          360      46.985                         0
   1006263777                     2         360          360      19.551                        36
   1006264419                     2         360          360      48.954                         0
   1006265720                     2         360          360      46.647                         0
   1006266541                     2         360          360      48.503                         0
   1006268095                     2         360          360      38.188                        24
   1006268111                     2         360          360      41.047                        24
   1006269986                     2         360          360      40.482                         0
   1006270000                     2         360          360      31.086                         0
   1006271036                     2         360          360      32.051                         0
   1006271125                     2         360          360      48.866                        24
   1006274435                     2         360          360      42.975                        24
   1006274462                     2         360          360      49.615                         0
   1006275817                     2         360          360      48.299                         0
   1006276246                     2         360          360      38.999                        24
   1006279984                     2         360          360      39.964                         0
   1006280455                     2         360          360      46.256                        24
   1006281178                     2         360          360      41.598                        24
   1006282079                     2         360          360      45.371                         0
   1006282195                     2         360          360      47.491                        24
   1006287074                     2         360          360      42.456                        24
   1006287145                     2         360          360      47.178                         0
   1006287387                     2         360          360       49.85                        24
   1006287396                     2         360          360      47.857                         0
   1006288590                     2         360          360      53.748                         0
   1006289571                     2         360          360      43.929                         0
   1006290961                     2         360          360      27.782                        24
   1006291201                     2         360          360      38.985                        36
   1006291639                     2         360          360      43.156                        24
   1006292727                     2         360          360      28.112                        36
   1006295458                     2         360          360      49.188                        24
   1006295644                     2         360          360      45.016                        24
   1006296475                     2         360          360       38.77                        24
   1006296983                     2         360          360      45.313                         0
   1006297189                     2         360          360      40.871                        36
   1006297544                     2         360          360      42.536                        24
   1006297571                     2         360          360      45.398                         0
   1006297928                     2         360          360      49.414                        24
   1006298516                     2         360          360      25.698                         0
   1006299409                     2         360          360      46.544                        24
   1006299622                     2         360          360      30.469                         0
   1006301192                     2         360          360      37.826                         0
   1006303458                     2         360          360      40.135                         0
   1006303859                     2         360          360      44.911                        36
   1006305385                     2         360          360      40.959                         0
   1006305811                     2         360          360      46.049                        12
   1006307114                     2         360          360      46.237                         0
   1006307374                     2         360          360      44.225                        24
   1006307935                     2         360          360      49.949                        24
   1006308168                     2         360          360      48.752                        24
   1006309283                     2         360          360       49.83                         0
   1006309899                     2         360          360      46.072                        24
   1006310182                     2         360          360      32.198                         0
   1006310486                     2         360          360      43.059                        24
   1006312466                     2         360          360      49.307                         0
   1006313367                     2         360          360      47.637                        24
   1006313526                     2         360          360       45.83                        24
   1006314197                     2         360          360      44.583                        24
   1006314829                     2         360          360       36.31                         0
   1006315043                     2         360          360      44.121                         0
   1006316872                     2         360          360      45.729                        24
   1006317005                     2         360          360      40.766                        24
   1006317363                     2         360          360      44.492                         0
   1006319370                     2         360          360      41.594                         0
   1006320224                     2         360          360      23.824                         0
   1006320313                     2         360          360      49.431                        24
   1006321303                     2         360          360      47.263                        24
   1006325675                     2         360          360      49.172                        24
   1006327664                     2         360          360      48.881                        24
   1006328832                     2         360          360      45.074                        36
   1006329662                     2         360          360      36.962                         0
   1006332284                     2         360          360      49.344                        24
   1006333176                     2         360          360      40.687                        36
   1006334282                     2         360          360      49.963                        24
   1006335744                     2         360          360      44.523                        24
   1006336627                     2         360          360      43.199                        36
   1006336734                     2         360          360      42.302                        24
   1006338867                     2         360          360      36.236                        24
   1006339704                     2         360          360      45.946                        24
   1006344887                     2         360          360      44.923                         0
   1006346910                     2         360          360      47.581                        36
   1006348534                     2         360          360      42.182                        36
   1006349123                     2         360          360       19.81                         0
   1006353858                     2         360          360      22.358                         0
   1006358103                     2         360          360      40.662                         0
   1006362143                     2         360          360        49.7                         0
   1006364454                     2         360          360      41.454                        24
   1006364695                     2         360          360      47.841                         0
   1006372007                     2         360          360      44.373                         0
   1006374041                     2         360          360       44.35                        24
   1006379652                     2         360          360      40.907                        24
   1006380971                     2         360          360      48.038                         0
   1006385146                     2         360          360      46.828                         0
   1006385592                     2         360          360      47.337                        24
   1006390826                     2         360          360      48.789                         0
   1006392183                     2         360          360      38.847                        36
   1006392414                     2         360          360      36.809                        36
   1006392691                     2         360          360      49.483                        24
   1006396198                     2         360          360      47.393                        24
   1006402323                     2         360          360      41.086                         0
   1006404704                     2         360          360      51.844                        24
   1006404857                     2         360          360      43.598                         0
   1006408988                     2         360          360      44.672                        24
   1006411803                     2         360          360      38.437                         0
   1006412768                     2         360          360      45.546                        36
   1006415006                     2         360          360      42.924                        24
   1006419770                     2         360          360      47.455                         0
   1006421954                     2         360          360      44.672                        24
   1006445732                     2         360          360      41.005                         0
   1006449621                     2         360          360      40.683                         0
   1006464453                     2         360          360      39.591                        24
   1006473318                     2         360          360      49.901                         0
   1006477038                     2         360          360      42.179                        24
   1006479447                     2         360          360      39.224                        24
   1006486698                     2         360          360      39.936                        24
   1006494983                     2         360          360       34.72                        24
   1006506122                     2         360          360      48.084                         0
   1006506391                     2         360          360      26.921                         0
   1006507452                     2         360          360       48.45                         0
   1006510108                     2         360          360      38.235                         0
   1006517628                     2         360          360      40.907                        24
   1006525192                     2         360          360      46.669                        24
   1006526191                     2         360          360      48.425                         0
   1006526342                     2         360          360      47.705                        24
   1006536849                     2         360          360      32.875                         0
   1006540228                     2         360          360      49.593                         0
   1006555658                     2         360          360      47.964                        24
   1006557665                     2         360          360      38.588                        24
   1006564149                     2         360          360      49.888                        24
   1006569386                     2         360          360      49.641                        24
   1006569867                     2         360          360      49.359                        24
   1006571836                     2         360          360      48.743                        24
   1006572443                     2         360          360      46.014                        36
   1006572666                     2         360          360      50.425                        36
   1006573567                     2         360          360      40.334                         0
   1006573665                     2         360          360      39.851                        36
   1006573674                     2         360          360      47.352                        24
   1006574478                     2         360          360       40.36                        24
   1006575985                     2         360          360      40.182                        24
   1006576975                     2         360          360      35.076                         0
   1006576984                     2         360          360      48.825                        24
   1006580470                     2         360          360      41.311                        36
   1006581148                     2         360          360      49.296                         0
   1006581291                     2         360          360      46.705                         0
   1006582682                     2         360          360       42.01                         0
   1006584298                     2         360          360      47.473                        24
   1006585000                     2         360          360      37.876                         0
   1006588098                     2         360          360      38.798                        36
   1006588524                     2         360          360      30.104                        24
   1006590968                     2         360          360      37.836                        24
   1006596016                     2         360          360      44.828                         0
   1006600671                     2         360          360      42.747                         0
   1006619787                     2         360          360      21.119                        24
   1006658805                     2         360          360      43.694                         0
   1005956726                     2         360          360      47.414                        24
   1006039431                     2         360          360      39.185                        24
   1006061922                     2         360          360      36.248                         0
   1006126541                     2         360          360      39.823                        12
   1006159337                     2         360          360       48.22                        24
   1006227479                     2         360          360      47.644                        36
   1006254661                     2         360          360      49.507                        24
   1006260609                     2         360          360      35.245                         0
   1006289562                     2         360          360       32.82                        24
   1006293673                     2         360          360      42.883                        24
   1006301539                     2         360          360      49.697                        24
   1006312901                     2         360          360      45.576                        36
   1006318576                     2         360          360      36.124                        24
   1006335165                     2         360          360      43.659                        24
   1006449373                     2         360          360      38.446                         0
   1006505221                     2         360          360      41.778                        24
   1006583814                     2         360          360      42.877                         0
   1006192611                     2         360          360      37.882                         0
   1006395439                     2         360          360      43.679                        36
   1004935789                     2         360          360      46.922                         0
   1006535458                     2         360          360       40.25                        24
   1006682556                     2         360          360      49.665                        24
   1006812933                     2         360          360      48.516                        24
   1006891973                     2         360          360      40.739                         0
   1007107846                     2         360          360      43.776                        24
   1007132373                     2         360          360      41.597                        24
   1007148561                     2         360          360      41.002                        12
   1007195206                     2         360          360      32.503                         0
   1007203135                     2         360          360      42.223                        24
   1007262151                     2         360          360      47.514                         0
   1007432405                     2         240          240      43.688                        24
   1006331338                     2         360          360      41.983                        24
   1006499363                     2         360          360      43.359                         0
   1006698978                     2         360          360      42.882                         0
   1006699281                     2         360          360      36.797                         0
   1006782252                     2         360          360      41.514                        24
   1006813870                     2         360          360      49.658                        24
   1006834223                     2         360          360      41.077                        36
   1006882064                     2         360          360      33.226                         0
   1006966875                     2         360          360      45.847                         0
   1006973714                     2         360          360      47.379                        24
   1006977177                     2         360          360      40.127                         0
   1007015810                     2         360          360      45.254                        36
   1007019120                     2         360          360      38.233                        24
   1007022312                     2         360          360      41.797                        24
   1007032409                     2         360          360      40.779                         0
   1007083862                     2         360          360      46.381                         0
   1007096162                     2         360          360      38.681                         0
   1007123310                     2         360          360      34.033                        24
   1007135174                     2         360          360      47.658                        24
   1007139009                     2         360          360      48.684                        24
   1007171758                     2         360          360      48.166                        36
   1007172329                     2         360          360      44.182                        24
   1007173998                     2         360          360      47.822                        24
   1007189543                     2         360          360      48.422                        24
   1007200897                     2         360          360      47.252                         0
   1007204170                     2         360          360      28.827                        24
   1007206276                     2         360          360      39.404                         0
   1007223248                     2         360          360      45.777                         0
   1007224452                     2         360          360      48.889                        36
   1007225727                     2         360          360      46.702                        12
   1007232540                     2         360          360      46.482                        36
   1007234263                     2         360          360      46.355                         0
   1007236877                     2         360          360      45.348                        24
   1007239133                     2         360          360      37.893                        24
   1007245386                     2         360          360      49.847                        24
   1007247419                     2         360          360      47.637                         0
   1007247749                     2         360          360      46.672                        24
   1007248098                     2         360          360      51.969                        24
   1007250146                     2         360          360      43.854                        24
   1007253580                     2         360          360      37.845                        36
   1007254080                     2         360          360       47.96                        12
   1007254437                     2         360          360      46.086                         0
   1007257620                     2         360          360      49.622                        12
   1007258040                     2         360          360      34.201                        36
   1007258460                     2         360          360      43.887                         0
   1007263132                     2         360          360      40.481                         0
   1007263187                     2         360          360      39.363                        24
   1007264177                     2         360          360      39.792                        24
   1007268388                     2         360          360      49.975                        36
   1007271837                     2         360          360      41.907                         0
   1007272453                     2         360          360      38.014                        24
   1007272747                     2         360          360      43.802                        36
   1007275183                     2         360          360      39.732                        24
   1007276770                     2         360          360      39.621                         0
   1007279562                     2         360          360      45.993                        24
   1007279786                     2         360          360      49.811                         0
   1007280792                     2         360          360       23.92                        24
   1007281130                     2         360          360      49.269                        36
   1007281880                     2         360          360      41.404                         0
   1007282111                     2         360          360      53.988                        24
   1007284011                     2         360          360      47.882                         0
   1007284495                     2         360          360      41.341                        24
   1007284609                     2         360          360      42.731                        36
   1007285476                     2         360          360      46.156                        24
   1007288534                     2         360          360      39.405                         0
   1007288678                     2         360          360      46.336                         0
   1007292262                     2         360          360      47.867                         0
   1007294420                     2         360          360      47.433                        24
   1007294901                     2         360          360      35.705                         0
   1007299979                     2         360          360      38.548                        36
   1007300743                     2         360          360      39.998                        36
   1007301341                     2         360          360      41.739                        24
   1007304384                     2         360          360      31.657                        24
   1007304570                     2         360          360        28.9                         0
   1007304712                     2         360          360      39.632                        24
   1007305061                     2         360          360      36.328                        24
   1007308781                     2         360          360      34.678                         0
   1007312213                     2         360          360      47.469                        24
   1007312231                     2         360          360      43.314                        24
   1007318440                     2         360          360      20.342                        36
   1007319555                     2         360          360      39.843                        24
   1007323407                     2         360          360      43.587                         0
   1007325281                     2         360          360       47.47                         0
   1007325423                     2         360          360       49.79                        24
   1007325646                     2         360          360      37.399                         0
   1007325904                     2         360          360      49.576                        24
   1007328554                     2         360          360      35.698                        24
   1007328741                     2         360          360      42.484                        24
   1007329438                     2         360          360       40.33                        24
   1007330621                     2         360          360      43.442                         0
   1007330676                     2         360          360      48.926                         0
   1007330836                     2         360          360      42.651                        24
   1007331899                     2         360          360      43.003                        24
   1007334896                     2         360          360      45.899                        24
   1007337358                     2         360          360      48.772                         0
   1007338231                     2         360          360      41.578                        24
   1007338464                     2         360          360       38.18                        24
   1007342244                     2         360          360      47.395                        24
   1007344625                     2         360          360        36.7                        24
   1007345376                     2         360          360       35.43                         0
   1007345615                     2         360          360      46.222                        24
   1007346339                     2         360          360      29.816                        24
   1007346491                     2         360          360      45.019                        36
   1007353936                     2         360          360      41.667                        24
   1007354258                     2         360          360      23.089                         0
   1007355159                     2         360          360      48.176                         0
   1007356666                     2         360          360      49.732                        24
   1007356924                     2         360          360      21.556                        36
   1007358986                     2         360          360       49.53                         0
   1007361302                     2         360          360      50.318                        24
   1007362007                     2         360          360      50.557                        24
   1007362800                     2         360          360      45.797                        24
   1007365139                     2         360          360      37.416                         0
   1007366094                     2         360          360      35.278                         0
   1007366316                     2         360          360      47.022                        24
   1007370846                     2         360          360      43.698                        24
   1007371925                     2         360          360       46.01                        36
   1007375431                     2         360          360      43.564                         0
   1007376163                     2         360          360      31.314                        24
   1007377947                     2         360          360      49.865                         0
   1007378081                     2         360          360      42.974                        36
   1007379053                     2         360          360      47.915                        24
   1007381059                     2         360          360      27.011                        36
   1007385705                     2         360          360      41.589                         0
   1007387400                     2         360          360      42.037                        24
   1007397943                     2         360          360      43.819                         0
   1007401652                     2         360          360      49.627                         0
   1007402410                     2         360          360      43.855                        24
   1007404445                     2         360          360      39.242                        24
   1007404784                     2         360          360      43.379                         0
   1007407816                     2         360          360      42.981                         0
   1007408619                     2         360          360      42.615                        24
   1007409066                     2         360          360      40.233                         0
   1007409477                     2         360          360      45.425                         0
   1007412454                     2         360          360      46.122                         0
   1007417057                     2         360          360      48.282                        36
   1007420962                     2         360          360       25.05                        24
   1007426582                     2         360          360      36.373                         0
   1007427126                     2         360          360      43.856                        36
   1007428777                     2         360          360      49.131                        36
   1007429561                     2         360          360      49.934                        24
   1007450616                     2         360          360      49.693                        24
   1007452124                     2         360          360      48.818                         0
   1007510650                     2         360          360      32.715                        36
     38842217                     2         180          360        32.8                         0
     38842225                     2         180          360        49.7                         0
     38842233                     2         180          360        40.8                         0
     38842241                     2         180          180        44.7                         0
     38842258                     2         180          360        41.9                         0
     38842266                     2         180          180        44.4                         0
     38842274                     2         180          360          24                         0
     38842282                     2         180          360        42.6                         0
     38842290                     2         180          360        45.6                         0
     38842308                     2         180          360        45.6                         0
     38842316                     2         180          360        43.7                         0
     38842324                     2         180          360        45.7                         0
     38842332                     2         180          360        44.6                         0
     38842340                     2         180          360        46.3                         0
     38842357                     2         180          360        38.6                         0
     38842365                     2         180          360        38.4                         0
     38842373                     2         180          360        43.8                         0
     38842381                     2         180          360          47                         0
     38842399                     2         180          360        43.9                        36
     38842407                     2         180          360        44.4                        36
     38842415                     2         180          360        44.8                        36
     38842423                     2         180          360        39.5                        36
     38842431                     2         180          360        43.7                        36
     38842449                     2         180          360        42.8                        36
     38842456                     2         180          360        45.5                        36
     38842464                     2         180          360          44                        36
     38842472                     2         180          360          40                        36
     38842480                     2         180          360        38.6                         0
     38842498                     2         180          360        48.1                        36
     38842506                     2         180          360          41                        36
     38842514                     2         180          360          38                        36
     38842522                     2         180          360        42.4                        36
     38842530                     2         180          360        45.5                         0
     38842548                     2         180          360        44.1                        36
     38842555                     2         180          360          53                         0
     38842563                     2         180          180        45.3                        24
     38842571                     2         180          360        41.4                         0
     38842589                     2         180          360        41.4                         0
     38842597                     2         180          360        34.4                        24
     38842605                     2         180          360        43.1                        36
     38842613                     2         180          360        40.7                        36
     38842621                     2         180          360        47.9                        36
     38842639                     2         180          360          45                        36
     38842647                     2         180          360        44.6                         0
     38842654                     2         180          360        33.6                        36
     38842662                     2         180          360        42.3                        36
     38842670                     2         180          360        44.6                        36
     38842688                     2         180          360        32.4                         0
     38842696                     2         180          360        44.8                         0
     38842704                     2         180          360        44.7                         0
     38842712                     2         180          360        39.5                         0
     38842720                     2         360          360        41.7                         0
     38842738                     2         360          360        33.1                         0
     38842746                     2         180          360        38.7                         0
     38842753                     2         180          360        40.3                         0
     38842761                     2         180          360        42.4                         0
     38842779                     2         180          360        35.1                         0
     38842787                     2         180          360          34                         0
     38842795                     2         180          360        41.3                         0
     38842803                     2         180          360        41.1                        36
     38842837                     2         180          360        29.6                         0
     38842811                     2         180          360        32.1                        36
     38842829                     2         180          360        34.1                         0
      3321520                     2         180          360       39.19                        12
      3322423                     2         360          360       43.58                         0
      3323847                     2         180          360       40.23                         0
      3323849                     2         180          360       41.96                         0
      3328023                     2         360          360       42.55                         0
      3329332                     2         180          360       35.47                        36
      3335343                     2         180          360       23.73                        36
      3335724                     2         360          360       21.52                         0
      3336896                     2         180          360           0                        36
      3336919                     2         180          360           0                        12
      3338399                     2         180          360       39.54                         0
      3338716                     2         180          360           0                        12
      3338753                     2         180          360       40.49                         0
      3341851                     2         360          360       43.52                        36
      3342721                     2         180          360       47.76                         0
      3343712                     2         180          360       30.01                         0
      3344166                     2         180          360       33.67                         0
      3345040                     2         180          360       49.05                         0
      3345045                     2         180          360       46.22                         0
      3345733                     2         360          360       44.19                         0
      3347419                     2         180          360       43.62                        36
      3348946                     2         180          360          49                         0
      3350099                     2         180          360       42.75                         0
      3351427                     2         180          360       34.42                        36
      3352872                     2         180          360       34.26                         0
      3352876                     2         180          360       35.48                         0
      3352912                     2         180          360        42.7                         0
      3352914                     2         180          360       41.92                         0
      3353119                     2         180          360       44.06                         0
      3353252                     2         360          360       45.65                         0
      3354948                     2         360          360       43.05                         0
      3355707                     2         180          360       49.73                         0
      3358425                     2         360          360        45.2                         0
      3358760                     2         180          360       46.64                         0
      3358788                     2         180          360       22.79                         0
      3358790                     2         180          360       48.82                         0
      3361371                     2         180          360           0                        36
      3362311                     2         360          360           0                         0
      3364648                     2         180          360       47.92                         0
      3365735                     2         360          360       25.86                         0
      3365739                     2         180          360       42.74                        36
      3367643                     2         180          360       44.36                         0
      3371152                     2         180          360        40.3                         0
      3371412                     2         180          360       43.53                         0
      3372742                     2         360          360       56.23                         0
      3372744                     2         360          360       55.59                         0
      3372841                     2         360          360       43.43                        12
      3373801                     2         360          360       40.47                        36
      3374412                     2         180          360       41.98                         0
      3374569                     2         360          360           0                         0
      3375266                     2         180          360       45.31                         0
      3375458                     2         360          360       44.87                         0
      3375719                     2         180          360       39.12                         0
      3375725                     2         360          360       38.38                         0
      3376007                     2         360          360       37.58                         0
      3376038                     2         180          360       47.43                        36
      3377129                     2         180          360       43.08                         0
      3378463                     2         360          360           0                        36
      3379504                     2         360          360       42.18                        36
      3379826                     2         360          360       35.87                         0
      3380648                     2         180          360       43.76                         0
      3382398                     2         180          360        47.3                         0
      3382548                     2         360          360           0                         0
      3383824                     2         180          360       44.95                         0
      3392892                     2         180          360       47.33                         0
      3395066                     2         180          360       40.28                        36
      3396567                     2         240          240       35.09                         0
      3397254                     2         360          360       31.54                         0
      3403727                     2         180          360       34.03                         0
      3403730                     2         180          360       45.78                        36
      3408561                     2         360          360       36.62                         0
      3409322                     2         360          360        41.2                         0
      3411005                     2         360          360           0                         0
      3416121                     2         360          360       45.91                         0
      3416128                     2         180          360       58.96                         6
      3416132                     2         180          360       49.34                        24
      3416164                     2         180          360           0                        36
      3417255                     2         180          360           0                         0
      3418868                     2         180          360       46.44                         0
      3420283                     2         360          360        44.7                         0
      3421966                     2         180          360       27.21                         0
      3421968                     2         180          360           0                        36
      3423253                     2         180          360       48.18                         0
      3423280                     2         180          360       43.66                         0
      3423394                     2         180          360       37.77                        36
      3424225                     2         360          360       40.46                        36
      3424226                     2         360          360       38.79                         0
      3424563                     2         180          360       39.99                         0
      3424565                     2         180          360       48.55                        36
      3424567                     2         360          360       38.14                        36
      3424568                     2         360          360           0                         0
      3424569                     2         360          360       37.06                         0
      3424570                     2         360          360           0                        36
      3425409                     2         180          360       32.37                        36
      3425411                     2         180          360        46.9                        36
      3425413                     2         360          360       47.25                         0
      3425914                     2         360          360       50.89                         0
      3426892                     2         180          360       45.69                        36
      3426894                     2         180          360       39.31                         0
      3426896                     2         180          360       38.85                         0
      3429138                     2         360          360       44.55                         0
      3429139                     2         360          360       46.06                         0
      3429976                     2         360          360           0                         0
      3432284                     2         180          360       44.47                        36
      3432291                     2         180          360           0                         0
      3433546                     2         360          360           0                         0
      3435294                     2         360          360       49.23                         0
      3436378                     2         180          360       49.27                        36
      3436380                     2         180          360       50.55                         0
      3436625                     2         360          360           0                         0
      3436711                     2         180          360       40.55                         0
      3439794                     2         360          360           0                         0
      3441128                     2         360          360       35.62                         0
      3441602                     2         360          360       28.18                        36
      3442168                     2         180          360       44.31                         0
      3442527                     2         360          360       49.55                         0
      3442528                     2         360          360       36.34                         0
      3446241                     2         360          360       49.03                        36
      3446244                     2         180          360       42.08                         0
      3447176                     2         180          360       34.37                        36
      3447178                     2         180          180       35.53                        36
      3448422                     2         360          360       42.04                         0
      3452132                     2         360          360       38.64                         0
      3454099                     2         180          360       42.37                         0
      3454101                     2         180          360       40.22                         0
      3458736                     2         360          360       48.74                         0
      3460597                     2         360          360       41.76                         0
      3462026                     2         180          360           0                        36
      3462582                     2         360          360       31.39                        36
      3462625                     2         360          360       44.71                         0
      3462713                     2         360          360           0                        36
      3465630                     2         360          360       41.07                        36
      3465997                     2         360          360        42.8                         0
      3145556                     2         180          360       47.67                         0
      3124492                     2         360          360       39.09                         0

ANUM              PPLIT                                                            FDUEDATE        MDATE          FRCDT
-----------------------------------------------------------------------------------------------------------------------------
   1000001971                                                                        3/1/2006        2/1/2016     00/00/0000
   1000001974                                                                        3/1/2006        2/1/2036     00/00/0000
   1000002107                                                                        4/1/2006        3/1/2036     00/00/0000
   1000002110                                                                        4/1/2006        3/1/2036     00/00/0000
   1000002116                                                                        4/1/2006        3/1/2036     00/00/0000
   1000002119                                                                        4/1/2006        3/1/2036     00/00/0000
   1000002122                                                                        4/1/2006        3/1/2026     00/00/0000
   1000002128                                                                        4/1/2006        3/1/2021     00/00/0000
   1000002130                                                                        5/1/2006        4/1/2036     00/00/0000
   1000002133                                                                        4/1/2006        3/1/2021     00/00/0000
   1000002135                                                                        4/1/2006        3/1/2036     00/00/0000
   1000002138                                                                        5/1/2006        4/1/2036     00/00/0000
   1000272674                                                                       11/1/2005       10/1/2035     00/00/0000
   1000277555                                                                       11/1/2005       10/1/2035     00/00/0000
   1000279559                                                                       12/1/2005       11/1/2035     00/00/0000
   1000280821                                                                       11/1/2005       10/1/2015     00/00/0000
   1000281507                                                                        1/1/2006       12/1/2035     00/00/0000
   1000283655                                                                       12/1/2005       11/1/2015     00/00/0000
   1000284135                                                                       12/1/2005       11/1/2035     00/00/0000
   1000286489                                                                       12/1/2005       11/1/2035     00/00/0000
   1000286988                                                                       12/1/2005       11/1/2035     00/00/0000
   1000287461                                                                       12/1/2005       11/1/2035     00/00/0000
   1000287938                                                                        1/1/2006       12/1/2020     00/00/0000
   1000288003                                                                        1/1/2006       12/1/2035     00/00/0000
   1000289991                                                                        1/1/2006       12/1/2020     00/00/0000
   1000290912                                                                        2/1/2006        1/1/2021     00/00/0000
   1000292505                                                                        2/1/2006        1/1/2036     00/00/0000
   1000292712                                                                        1/1/2006       12/1/2035     00/00/0000
   1000292719                                                                        1/1/2006       12/1/2035     00/00/0000
   1000292739                                                                        2/1/2006        1/1/2036     00/00/0000
   1000292862                                                                        1/1/2006       12/1/2035     00/00/0000
   1000293042                                                                        2/1/2006        1/1/2036     00/00/0000
   1000293518                                                                        1/1/2006       12/1/2020     00/00/0000
   1000293607                                                                        1/1/2006       12/1/2015     00/00/0000
   1000293892                                                                        2/1/2006        1/1/2036     00/00/0000
   1000294626                                                                        2/1/2006        1/1/2036     00/00/0000
   1000295562                                                                        2/1/2006        1/1/2036     00/00/0000
   1000295675                                                                        2/1/2006        1/1/2021     00/00/0000
   1000295759                                                                        2/1/2006        1/1/2036     00/00/0000
   1000296161                                                                        2/1/2006        1/1/2036     00/00/0000
   1000296366                                                                        3/1/2006        2/1/2036     00/00/0000
   1000296428                                                                        3/1/2006        2/1/2036     00/00/0000
   1000298432                                                                        2/1/2006        1/1/2036     00/00/0000
   1000298639                                                                        2/1/2006        1/1/2036     00/00/0000
   1000298645                                                                        2/1/2006        1/1/2016     00/00/0000
   1000298964                                                                        2/1/2006        1/1/2036     00/00/0000
   1000299032                                                                        2/1/2006        1/1/2021     00/00/0000
   1000299139                                                                        2/1/2006        1/1/2036     00/00/0000
   1000299573                                                                        2/1/2006        1/1/2036     00/00/0000
   1000299668                                                                        3/1/2006        2/1/2016     00/00/0000
   1000299925                                                                        3/1/2006        2/1/2036     00/00/0000
   1000300059                                                                        2/1/2006        1/1/2021     00/00/0000
   1000300089                                                                        2/1/2006        1/1/2016     00/00/0000
   1000300174                                                                        2/1/2006        1/1/2036     00/00/0000
   1000300175                                                                        3/1/2006        2/1/2036     00/00/0000
   1000300346                                                                        3/1/2006        2/1/2036     00/00/0000
   1000300380                                                                        3/1/2006        2/1/2036     00/00/0000
   1000300384                                                                        2/1/2006        1/1/2036     00/00/0000
   1000300395                                                                        2/1/2006        1/1/2036     00/00/0000
   1000300973                                                                        2/1/2006        1/1/2036     00/00/0000
   1000301200                                                                        2/1/2006        1/1/2036     00/00/0000
   1000301227                                                                        2/1/2006        1/1/2036     00/00/0000
   1000301253                                                                        2/1/2006        1/1/2021     00/00/0000
   1000301277                                                                        3/1/2006        2/1/2036     00/00/0000
   1000301371                                                                        2/1/2006        1/1/2036     00/00/0000
   1000301388                                                                        3/1/2006        2/1/2036     00/00/0000
   1000301401                                                                        2/1/2006        1/1/2036     00/00/0000
   1000301457                                                                        2/1/2006        1/1/2021     00/00/0000
   1000301474                                                                        2/1/2006        1/1/2021     00/00/0000
   1000301800                                                                        2/1/2006        1/1/2036     00/00/0000
   1000301813                                                                        3/1/2006        2/1/2036     00/00/0000
   1000301832                                                                        3/1/2006        2/1/2021     00/00/0000
   1000301976                                                                        2/1/2006        1/1/2016     00/00/0000
   1000302119                                                                        2/1/2006        1/1/2036     00/00/0000
   1000302230                                                                        4/1/2006        3/1/2036     00/00/0000
   1000302363                                                                        3/1/2006        2/1/2036     00/00/0000
   1000302420                                                                        3/1/2006        2/1/2036     00/00/0000
   1000302462                                                                        2/1/2006        1/1/2036     00/00/0000
   1000302482                                                                        3/1/2006        2/1/2021     00/00/0000
   1000302525                                                                        3/1/2006        2/1/2036     00/00/0000
   1000302599                                                                        3/1/2006        2/1/2016     00/00/0000
   1000302703                                                                        3/1/2006        2/1/2036     00/00/0000
   1000302819                                                                        3/1/2006        2/1/2036     00/00/0000
   1000302830                                                                        3/1/2006        2/1/2036     00/00/0000
   1000302852                                                                        3/1/2006        2/1/2016     00/00/0000
   1000303010                                                                        3/1/2006        2/1/2016     00/00/0000
   1000303057                                                                        2/1/2006        1/1/2021     00/00/0000
   1000303094                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303119                                                                        3/1/2006        2/1/2021     00/00/0000
   1000303133                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303176                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303240                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303308                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303369                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303441                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303584                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303585                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303653                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303695                                                                        3/1/2006        2/1/2036     00/00/0000
   1000303698                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304037                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304057                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304097                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304144                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304228                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304275                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304334                                                                        3/1/2006        2/1/2021     00/00/0000
   1000304369                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304381                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304421                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304445                                                                        3/1/2006        2/1/2011     00/00/0000
   1000304452                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304456                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304510                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304592                                                                        3/1/2006        2/1/2021     00/00/0000
   1000304714                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304814                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304825                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304842                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304892                                                                        3/1/2006        2/1/2036     00/00/0000
   1000304969                                                                        3/1/2006        2/1/2026     00/00/0000
   1000304972                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305040                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305072                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305132                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305170                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305207                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305254                                                                        3/1/2006        2/1/2016     00/00/0000
   1000305255                                                                        5/1/2006        4/1/2036     00/00/0000
   1000305332                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305357                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305414                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305452                                                                        4/1/2006        3/1/2021     00/00/0000
   1000305463                                                                        4/1/2006        3/1/2036     00/00/0000
   1000305465                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305510                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305549                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305571                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305574                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305608                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305615                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305737                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305743                                                                        3/1/2006        2/1/2016     00/00/0000
   1000305774                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305815                                                                        3/1/2006        2/1/2021     00/00/0000
   1000305824                                                                        4/1/2006        3/1/2036     00/00/0000
   1000305864                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305865                                                                        3/1/2006        2/1/2016     00/00/0000
   1000305870                                                                        4/1/2006        3/1/2036     00/00/0000
   1000305918                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305931                                                                        3/1/2006        2/1/2036     00/00/0000
   1000305999                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306040                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306082                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306106                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306140                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306142                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306152                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306185                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306204                                                                        4/1/2006        3/1/2036     00/00/0000
   1000306232                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306233                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306295                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306375                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306443                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306450                                                                        4/1/2006        3/1/2036     00/00/0000
   1000306461                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306482                                                                        4/1/2006        3/1/2036     00/00/0000
   1000306493                                                                        3/1/2006        2/1/2036     00/00/0000
   1000306547                                                                        4/1/2006        3/1/2036     00/00/0000
   1000306577                                                                        4/1/2006        3/1/2036     00/00/0000
   1000306580                                                                        3/1/2006        2/1/2036     00/00/0000
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   5000201419                                                                        4/1/2006        3/1/2016     00/00/0000
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   6000179732                                                                       11/1/2005       10/1/2035     00/00/0000
   6000182458                                                                       11/1/2005       10/1/2035     00/00/0000
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   6000187633                                                                       12/1/2005       11/1/2015     00/00/0000
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   6000192590                                                                        2/1/2006        1/1/2016     00/00/0000
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   7000166621                                                                       11/1/2005       10/1/2035     00/00/0000
   7000170362                                                                       12/1/2005       11/1/2015     00/00/0000
   7000171979                                                                       12/1/2005       11/1/2035     00/00/0000
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   7000183002                                                                        3/1/2006        2/1/2016     00/00/0000
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   7000185795                                                                        3/1/2006        2/1/2016     00/00/0000
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   7000186076                                                                        4/1/2006        3/1/2021     00/00/0000
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   7000186470                                                                        4/1/2006        3/1/2021     00/00/0000
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   7000186628                                                                        3/1/2006        2/1/2011     00/00/0000
   7000186639                                                                        4/1/2006        3/1/2036     00/00/0000
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   7000186675                                                                        4/1/2006        3/1/2016     00/00/0000
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   7000186680                                                                        3/1/2006        2/1/2016     00/00/0000
   7000186684                                                                        4/1/2006        3/1/2036     00/00/0000
   7000186718                                                                        4/1/2006        3/1/2036     00/00/0000
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   7000186946                                                                        3/1/2006        2/1/2016     00/00/0000
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   7000187247                                                                        4/1/2006        3/1/2011     00/00/0000
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   7000188030                                                                        4/1/2006        3/1/2016     00/00/0000
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   7000189376                                                                        5/1/2006        4/1/2016     00/00/0000
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   7000189556                                                                        5/1/2006        4/1/2016     00/00/0000
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   1103538854                                                                       12/1/2005       11/1/2020     00/00/0000
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   2503146943                                                                        5/1/2006        4/1/2021     00/00/0000
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   2503147420                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503147573                                                                        3/1/2006        2/1/2021     00/00/0000
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   2503148020                                                                        4/1/2006        3/1/2036     00/00/0000
   2503148030                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503148576                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503148716                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503148847                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503148893                                                                        4/1/2006        3/1/2021     00/00/0000
   2503148936                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503149399                                                                        4/1/2006        3/1/2036     00/00/0000
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   2503149614                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503149738                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503149875                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503150124                                                                        5/1/2006        4/1/2036     00/00/0000
   2503150160                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503150170                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503150675                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503150712                                                                        4/1/2006        3/1/2021     00/00/0000
   2503150715                                                                        4/1/2006        3/1/2021     00/00/0000
   2503150732                                                                        4/1/2006        3/1/2036     00/00/0000
   2503150741                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503150894                                                                        4/1/2006        3/1/2026     00/00/0000
   2503150925                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503151113                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503151150                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151180                                                                        5/1/2006        4/1/2021     00/00/0000
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   2503151242                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151271                                                                        4/1/2006        3/1/2021     00/00/0000
   2503151275                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151288                                                                        4/1/2006        3/1/2021     00/00/0000
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   2503151496                                                                        4/1/2006        3/1/2021     00/00/0000
   2503151579                                                                        4/1/2006        3/1/2021     00/00/0000
   2503151589                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151649                                                                        4/1/2006        3/1/2021     00/00/0000
   2503151696                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151722                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151739                                                                        5/1/2006        4/1/2021     00/00/0000
   2503151775                                                                        4/1/2006        3/1/2036     00/00/0000
   2503151818                                                                        4/1/2006        3/1/2021     00/00/0000
   2503151890                                                                        4/1/2006        3/1/2021     00/00/0000
   2503151964                                                                        5/1/2006        4/1/2036     00/00/0000
   2503152001                                                                        5/1/2006        4/1/2021     00/00/0000
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   2503152144                                                                        5/1/2006        4/1/2021     00/00/0000
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   2503152357                                                                        4/1/2006        3/1/2021     00/00/0000
   2503152367                                                                        5/1/2006        4/1/2021     00/00/0000
   2503152382                                                                        5/1/2006        4/1/2021     00/00/0000
   2503152612                                                                        5/1/2006        4/1/2021     00/00/0000
   2503152699                                                                        5/1/2006        4/1/2021     00/00/0000
   2503152735                                                                        5/1/2006        4/1/2036     00/00/0000
   2503152882                                                                        4/1/2006        3/1/2021     00/00/0000
   2503152948                                                                        5/1/2006        4/1/2021     00/00/0000
   2503152958                                                                        5/1/2006        4/1/2021     00/00/0000
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   2503153017                                                                        5/1/2006        4/1/2036     00/00/0000
   2503153068                                                                        5/1/2006        4/1/2021     00/00/0000
   2503153086                                                                        5/1/2006        4/1/2021     00/00/0000
   2503153247                                                                        5/1/2006        4/1/2021     00/00/0000
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     10446469                                                                        4/1/2005        3/1/2020     00/00/0000
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     10446549                                                                       12/1/2005       11/1/2035     00/00/0000
     10446579                                                                       12/1/2005       11/1/2020     00/00/0000
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     10451799                                                                        1/1/2006       12/1/2020     00/00/0000
     10451813                                                                       12/1/2005       11/1/2020     00/00/0000
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   1006449373                                                                        4/1/2006        3/1/2036     00/00/0000
   1006505221                                                                        4/1/2006        3/1/2036     00/00/0000
   1006583814                                                                        4/1/2006        3/1/2036     00/00/0000
   1006192611                                                                        4/1/2006        3/1/2036     00/00/0000
   1006395439                                                                        4/1/2006        3/1/2036     00/00/0000
   1004935789                                                                        2/1/2006        1/1/2036     00/00/0000
   1006535458                                                                        5/1/2006        4/1/2036     00/00/0000
   1006682556                                                                        5/1/2006        4/1/2036     00/00/0000
   1006812933                                                                        5/1/2006        4/1/2036     00/00/0000
   1006891973                                                                        5/1/2006        4/1/2036     00/00/0000
   1007107846                                                                        5/1/2006        4/1/2036     00/00/0000
   1007132373                                                                        5/1/2006        4/1/2036     00/00/0000
   1007148561                                                                        5/1/2006        4/1/2036     00/00/0000
   1007195206                                                                        5/1/2006        4/1/2036     00/00/0000
   1007203135                                                                        5/1/2006        4/1/2036     00/00/0000
   1007262151                                                                        5/1/2006        4/1/2036     00/00/0000
   1007432405                                                                        5/1/2006        4/1/2026     00/00/0000
   1006331338                                                                        6/1/2006        5/1/2036     00/00/0000
   1006499363                                                                        6/1/2006        5/1/2036     00/00/0000
   1006698978                                                                        6/1/2006        5/1/2036     00/00/0000
   1006699281                                                                        6/1/2006        5/1/2036     00/00/0000
   1006782252                                                                        6/1/2006        5/1/2036     00/00/0000
   1006813870                                                                        6/1/2006        5/1/2036     00/00/0000
   1006834223                                                                        6/1/2006        5/1/2036     00/00/0000
   1006882064                                                                        6/1/2006        5/1/2036     00/00/0000
   1006966875                                                                        6/1/2006        5/1/2036     00/00/0000
   1006973714                                                                        6/1/2006        5/1/2036     00/00/0000
   1006977177                                                                        6/1/2006        5/1/2036     00/00/0000
   1007015810                                                                        6/1/2006        5/1/2036     00/00/0000
   1007019120                                                                        6/1/2006        5/1/2036     00/00/0000
   1007022312                                                                        6/1/2006        5/1/2036     00/00/0000
   1007032409                                                                        6/1/2006        5/1/2036     00/00/0000
   1007083862                                                                        6/1/2006        5/1/2036     00/00/0000
   1007096162                                                                        6/1/2006        5/1/2036     00/00/0000
   1007123310                                                                        6/1/2006        5/1/2036     00/00/0000
   1007135174                                                                        6/1/2006        5/1/2036     00/00/0000
   1007139009                                                                        6/1/2006        5/1/2036     00/00/0000
   1007171758                                                                        6/1/2006        5/1/2036     00/00/0000
   1007172329                                                                        6/1/2006        5/1/2036     00/00/0000
   1007173998                                                                        6/1/2006        5/1/2036     00/00/0000
   1007189543                                                                        6/1/2006        5/1/2036     00/00/0000
   1007200897                                                                        6/1/2006        5/1/2036     00/00/0000
   1007204170                                                                        6/1/2006        5/1/2036     00/00/0000
   1007206276                                                                        6/1/2006        5/1/2036     00/00/0000
   1007223248                                                                        6/1/2006        5/1/2036     00/00/0000
   1007224452                                                                        6/1/2006        5/1/2036     00/00/0000
   1007225727                                                                        6/1/2006        5/1/2036     00/00/0000
   1007232540                                                                        6/1/2006        5/1/2036     00/00/0000
   1007234263                                                                        6/1/2006        5/1/2036     00/00/0000
   1007236877                                                                        6/1/2006        5/1/2036     00/00/0000
   1007239133                                                                        6/1/2006        5/1/2036     00/00/0000
   1007245386                                                                        6/1/2006        5/1/2036     00/00/0000
   1007247419                                                                        6/1/2006        5/1/2036     00/00/0000
   1007247749                                                                        6/1/2006        5/1/2036     00/00/0000
   1007248098                                                                        6/1/2006        5/1/2036     00/00/0000
   1007250146                                                                        6/1/2006        5/1/2036     00/00/0000
   1007253580                                                                        6/1/2006        5/1/2036     00/00/0000
   1007254080                                                                        6/1/2006        5/1/2036     00/00/0000
   1007254437                                                                        6/1/2006        5/1/2036     00/00/0000
   1007257620                                                                        6/1/2006        5/1/2036     00/00/0000
   1007258040                                                                        6/1/2006        5/1/2036     00/00/0000
   1007258460                                                                        6/1/2006        5/1/2036     00/00/0000
   1007263132                                                                        6/1/2006        5/1/2036     00/00/0000
   1007263187                                                                        6/1/2006        5/1/2036     00/00/0000
   1007264177                                                                        6/1/2006        5/1/2036     00/00/0000
   1007268388                                                                        6/1/2006        5/1/2036     00/00/0000
   1007271837                                                                        6/1/2006        5/1/2036     00/00/0000
   1007272453                                                                        6/1/2006        5/1/2036     00/00/0000
   1007272747                                                                        6/1/2006        5/1/2036     00/00/0000
   1007275183                                                                        6/1/2006        5/1/2036     00/00/0000
   1007276770                                                                        6/1/2006        5/1/2036     00/00/0000
   1007279562                                                                        6/1/2006        5/1/2036     00/00/0000
   1007279786                                                                        6/1/2006        5/1/2036     00/00/0000
   1007280792                                                                        6/1/2006        5/1/2036     00/00/0000
   1007281130                                                                        6/1/2006        5/1/2036     00/00/0000
   1007281880                                                                        6/1/2006        5/1/2036     00/00/0000
   1007282111                                                                        6/1/2006        5/1/2036     00/00/0000
   1007284011                                                                        6/1/2006        5/1/2036     00/00/0000
   1007284495                                                                        6/1/2006        5/1/2036     00/00/0000
   1007284609                                                                        6/1/2006        5/1/2036     00/00/0000
   1007285476                                                                        6/1/2006        5/1/2036     00/00/0000
   1007288534                                                                        6/1/2006        5/1/2036     00/00/0000
   1007288678                                                                        6/1/2006        5/1/2036     00/00/0000
   1007292262                                                                        6/1/2006        5/1/2036     00/00/0000
   1007294420                                                                        6/1/2006        5/1/2036     00/00/0000
   1007294901                                                                        6/1/2006        5/1/2036     00/00/0000
   1007299979                                                                        6/1/2006        5/1/2036     00/00/0000
   1007300743                                                                        6/1/2006        5/1/2036     00/00/0000
   1007301341                                                                        6/1/2006        5/1/2036     00/00/0000
   1007304384                                                                        6/1/2006        5/1/2036     00/00/0000
   1007304570                                                                        6/1/2006        5/1/2036     00/00/0000
   1007304712                                                                        6/1/2006        5/1/2036     00/00/0000
   1007305061                                                                        6/1/2006        5/1/2036     00/00/0000
   1007308781                                                                        6/1/2006        5/1/2036     00/00/0000
   1007312213                                                                        6/1/2006        5/1/2036     00/00/0000
   1007312231                                                                        6/1/2006        5/1/2036     00/00/0000
   1007318440                                                                        6/1/2006        5/1/2036     00/00/0000
   1007319555                                                                        6/1/2006        5/1/2036     00/00/0000
   1007323407                                                                        6/1/2006        5/1/2036     00/00/0000
   1007325281                                                                        6/1/2006        5/1/2036     00/00/0000
   1007325423                                                                        6/1/2006        5/1/2036     00/00/0000
   1007325646                                                                        6/1/2006        5/1/2036     00/00/0000
   1007325904                                                                        6/1/2006        5/1/2036     00/00/0000
   1007328554                                                                        6/1/2006        5/1/2036     00/00/0000
   1007328741                                                                        6/1/2006        5/1/2036     00/00/0000
   1007329438                                                                        6/1/2006        5/1/2036     00/00/0000
   1007330621                                                                        6/1/2006        5/1/2036     00/00/0000
   1007330676                                                                        6/1/2006        5/1/2036     00/00/0000
   1007330836                                                                        6/1/2006        5/1/2036     00/00/0000
   1007331899                                                                        6/1/2006        5/1/2036     00/00/0000
   1007334896                                                                        6/1/2006        5/1/2036     00/00/0000
   1007337358                                                                        6/1/2006        5/1/2036     00/00/0000
   1007338231                                                                        6/1/2006        5/1/2036     00/00/0000
   1007338464                                                                        6/1/2006        5/1/2036     00/00/0000
   1007342244                                                                        6/1/2006        5/1/2036     00/00/0000
   1007344625                                                                        6/1/2006        5/1/2036     00/00/0000
   1007345376                                                                        6/1/2006        5/1/2036     00/00/0000
   1007345615                                                                        6/1/2006        5/1/2036     00/00/0000
   1007346339                                                                        6/1/2006        5/1/2036     00/00/0000
   1007346491                                                                        6/1/2006        5/1/2036     00/00/0000
   1007353936                                                                        6/1/2006        5/1/2036     00/00/0000
   1007354258                                                                        6/1/2006        5/1/2036     00/00/0000
   1007355159                                                                        6/1/2006        5/1/2036     00/00/0000
   1007356666                                                                        6/1/2006        5/1/2036     00/00/0000
   1007356924                                                                        6/1/2006        5/1/2036     00/00/0000
   1007358986                                                                        6/1/2006        5/1/2036     00/00/0000
   1007361302                                                                        6/1/2006        5/1/2036     00/00/0000
   1007362007                                                                        6/1/2006        5/1/2036     00/00/0000
   1007362800                                                                        6/1/2006        5/1/2036     00/00/0000
   1007365139                                                                        6/1/2006        5/1/2036     00/00/0000
   1007366094                                                                        6/1/2006        5/1/2036     00/00/0000
   1007366316                                                                        6/1/2006        5/1/2036     00/00/0000
   1007370846                                                                        6/1/2006        5/1/2036     00/00/0000
   1007371925                                                                        6/1/2006        5/1/2036     00/00/0000
   1007375431                                                                        6/1/2006        5/1/2036     00/00/0000
   1007376163                                                                        6/1/2006        5/1/2036     00/00/0000
   1007377947                                                                        6/1/2006        5/1/2036     00/00/0000
   1007378081                                                                        6/1/2006        5/1/2036     00/00/0000
   1007379053                                                                        6/1/2006        5/1/2036     00/00/0000
   1007381059                                                                        6/1/2006        5/1/2036     00/00/0000
   1007385705                                                                        6/1/2006        5/1/2036     00/00/0000
   1007387400                                                                        6/1/2006        5/1/2036     00/00/0000
   1007397943                                                                        6/1/2006        5/1/2036     00/00/0000
   1007401652                                                                        6/1/2006        5/1/2036     00/00/0000
   1007402410                                                                        6/1/2006        5/1/2036     00/00/0000
   1007404445                                                                        6/1/2006        5/1/2036     00/00/0000
   1007404784                                                                        6/1/2006        5/1/2036     00/00/0000
   1007407816                                                                        6/1/2006        5/1/2036     00/00/0000
   1007408619                                                                        6/1/2006        5/1/2036     00/00/0000
   1007409066                                                                        6/1/2006        5/1/2036     00/00/0000
   1007409477                                                                        6/1/2006        5/1/2036     00/00/0000
   1007412454                                                                        6/1/2006        5/1/2036     00/00/0000
   1007417057                                                                        6/1/2006        5/1/2036     00/00/0000
   1007420962                                                                        6/1/2006        5/1/2036     00/00/0000
   1007426582                                                                        6/1/2006        5/1/2036     00/00/0000
   1007427126                                                                        6/1/2006        5/1/2036     00/00/0000
   1007428777                                                                        6/1/2006        5/1/2036     00/00/0000
   1007429561                                                                        6/1/2006        5/1/2036     00/00/0000
   1007450616                                                                        6/1/2006        5/1/2036     00/00/0000
   1007452124                                                                        6/1/2006        5/1/2036     00/00/0000
   1007510650                                                                        6/1/2006        5/1/2036     00/00/0000
     38842217     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842225     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842233     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842241     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842258     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842266     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842274     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842282     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842290     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842308     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842316     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842324     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842332     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842340     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842357     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842365     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842373     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842381     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842399     5% of amt prepd                                                   11/1/2005       10/1/2020     00/00/0000
     38842407     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842415     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842423     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842431     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842449     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842456     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842464     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842472     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842480     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842498     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842506     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842514     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842522     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842530     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842548     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842555     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842563     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842571     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842589     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842597     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842605     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842613     6 mos interest on amt prepd in 12 mos that is less than 20% of UPB 3/1/2006        2/1/2021     00/00/0000
     38842621     6 mos interest on amt prepd in 12 mos that is less than 20% of UPB 4/1/2006        3/1/2021     00/00/0000
     38842639     6 mos interest on amt prepd in 12 mos that is less than 20% of UPB 4/1/2006        3/1/2021     00/00/0000
     38842647     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842654     6 mos interest on amt prepd in 12 mos that is less than 20% of UPB 4/1/2006        3/1/2021     00/00/0000
     38842662     6 mos interest on amt prepd in 12 mos that is less than 20% of UPB 5/1/2006        4/1/2021     00/00/0000
     38842670     6 mos interest on amt prepd in 12 mos that is less than 20% of UPB 5/1/2006        4/1/2021     00/00/0000
     38842688     NONE                                                               3/1/2006        2/1/2021     00/00/0000
     38842696     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842704     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842712     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842720     NONE                                                               5/1/2006        4/1/2036     00/00/0000
     38842738     NONE                                                               4/1/2006        3/1/2036     00/00/0000
     38842746     NONE                                                               4/1/2006        3/1/2021     00/00/0000
     38842753     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842761     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842779     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842787     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842795     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842803     5% of amt prepd                                                    4/1/2006        3/1/2021     00/00/0000
     38842837     NONE                                                               5/1/2006        4/1/2021     00/00/0000
     38842811     5% of amt prepd                                                    5/1/2006        4/1/2021     00/00/0000
     38842829     NONE                                                               4/1/2006        3/1/2021     00/00/0000
      3321520     6 Months Max Prepay 20%                                           5/1/2006        4/1/2021       5/1/2006
      3322423     NA                                                                 4/1/2006        3/1/2036       4/1/2006
      3323847     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3323849     NA                                                                 4/1/2006        3/1/2021       4/1/2006
      3328023     NA                                                                 5/1/2006        4/1/2036       5/1/2006
      3329332     1 % Unpaid                                                         5/1/2006        4/1/2021       5/1/2006
      3335343     6 Months Max Prepay 20%                                           5/1/2006        4/1/2021       5/1/2006
      3335724     NA                                                                 5/1/2006        4/1/2036       5/1/2006
      3336896     6 Months Max Prepay 20%                                           4/1/2006        3/1/2021       4/1/2006
      3336919     6 Months Max Prepay 20%                                           4/1/2006        3/1/2021       4/1/2006
      3338399     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3338716     6 Months Max Prepay 20%                                           5/1/2006        4/1/2021       5/1/2006
      3338753     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3341851     6 Months Max Prepay 20%                                           5/1/2006        4/1/2036       5/1/2006
      3342721     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3343712     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3344166     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3345040     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3345045     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3345733     NA                                                                 5/1/2006        4/1/2036       5/1/2006
      3347419     6 Months Max Prepay 20%                                           5/1/2006        4/1/2021       5/1/2006
      3348946     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3350099     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3351427     1 % Unpaid Max Prepay 20%                                         5/1/2006        4/1/2021       5/1/2006
      3352872     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3352876     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3352912     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3352914     NA                                                                 5/1/2006        4/1/2021       5/1/2006
      3353119     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3353252     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3354948     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3355707     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3358425     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3358760     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3358788     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3358790     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3361371     6 Months Max Prepay 20%                                           6/1/2006        5/1/2021       6/1/2006
      3362311     NA                                                                 5/1/2006        4/1/2036       5/1/2006
      3364648     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3365735     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3365739     2 Months Max Prepay 20%                                           6/1/2006        5/1/2021       6/1/2006
      3367643     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3371152     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3371412     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3372742     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3372744     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3372841     5 % Unpaid                                                         6/1/2006        5/1/2036       6/1/2006
      3373801     6 Months Max Prepay 20%                                           6/1/2006        5/1/2036       6/1/2006
      3374412     NA                                                                 7/1/2006        6/1/2021       7/1/2006
      3374569     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3375266     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3375458     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3375719     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3375725     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3376007     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3376038     2 Months Max Prepay 20%                                           6/1/2006        5/1/2021       6/1/2006
      3377129     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3378463     2 % Unpaid                                                         6/1/2006        5/1/2036       6/1/2006
      3379504     2 % Unpaid                                                         7/1/2006        6/1/2036       7/1/2006
      3379826     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3380648     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3382398     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3382548     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3383824     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3392892     NA                                                                 7/1/2006        6/1/2021       7/1/2006
      3395066     2 % Unpaid                                                         7/1/2006        6/1/2021       7/1/2006
      3396567     NA                                                                 7/1/2006        6/1/2026       7/1/2006
      3397254     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3403727     NA                                                                 6/1/2006        5/1/2021       6/1/2006
      3403730     6 Months Max Prepay 20%                                           6/1/2006        5/1/2021       6/1/2006
      3408561     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3409322     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3411005     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3416121     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3416128     6 Months Max Prepay 20%                                           6/1/2006        5/1/2021       6/1/2006
      3416132     6 Months Max Prepay 20%                                           6/1/2006        5/1/2021       6/1/2006
      3416164     6 Months Max Prepay 20%                                           7/1/2006        6/1/2021       7/1/2006
      3417255     NA                                                               11/15/2005      10/15/2020     11/15/2005
      3418868     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3420283     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3421966     NA                                                                 7/1/2006        6/1/2021       7/1/2006
      3421968     6 Months Max Prepay 20%                                           7/1/2006        6/1/2021       7/1/2006
      3423253     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3423280     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3423394     6 Months Max Prepay 20%                                           7/1/2006        6/1/2021       7/1/2006
      3424225     6 Months Max Prepay 20%                                           7/1/2006        6/1/2036       7/1/2006
      3424226     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3424563     NA                                                                6/17/2006       5/17/2021      6/17/2006
      3424565     5 % Unpaid                                                         7/1/2006        6/1/2021       7/1/2006
      3424567     2 % Unpaid                                                         7/1/2006        6/1/2036       7/1/2006
      3424568     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3424569     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3424570     2 % Unpaid                                                         7/1/2006        6/1/2036       7/1/2006
      3425409     6 Months Max Prepay 20%                                           7/1/2006        6/1/2021       7/1/2006
      3425411     1 % Unpaid                                                         4/1/2006        3/1/2021       4/1/2006
      3425413     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3425914     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3426892     6 Months Max Prepay 20%                                           7/1/2006        6/1/2021       7/1/2006
      3426894     NA                                                                 7/1/2006        6/1/2021       7/1/2006
      3426896     NA                                                                 7/1/2006        6/1/2021       7/1/2006
      3429138     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3429139     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3429976     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3432284     6 Months Max Prepay 20%                                           8/1/2006        7/1/2021       8/1/2006
      3432291     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3433546     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3435294     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3436378     3 % Unpaid Max Prepay 20%                                         7/9/2006        6/9/2021       7/9/2006
      3436380     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3436625     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3436711     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3439794     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3441128     NA                                                                 6/1/2006        5/1/2036       6/1/2006
      3441602     5 % Unpaid                                                         8/1/2006        7/1/2036       8/1/2006
      3442168     NA                                                                 7/1/2006        6/1/2021       7/1/2006
      3442527     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3442528     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3446241     5 % Unpaid                                                         7/1/2006        6/1/2036       7/1/2006
      3446244     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3447176     6 Months Max Prepay 20%                                           8/1/2006        7/1/2021       8/1/2006
      3447178     1 % Unpaid                                                         8/1/2006        7/1/2021       8/1/2006
      3448422     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3452132     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3454099     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3454101     NA                                                                 8/1/2006        7/1/2021       8/1/2006
      3458736     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3460597     NA                                                                 7/1/2006        6/1/2036       7/1/2006
      3462026     1 % Unpaid                                                         9/1/2006        8/1/2021       9/1/2006
      3462582     2 Months Max Prepay 20%                                           8/1/2006        7/1/2036       8/1/2006
      3462625     NA                                                                 8/1/2006        7/1/2036       8/1/2006
      3462713     2 Months Max Prepay 20%                                           8/1/2006        7/1/2036       8/1/2006
      3465630     6 Months Max Prepay 20%                                           9/1/2006        8/1/2036       9/1/2006
      3465997     NA                                                                 9/1/2006        8/1/2036       9/1/2006
      3145556     NA                                                                10/1/2005        9/1/2020      10/1/2005
      3124492     NA                                                                 8/1/2005        7/1/2035       8/1/2005

ANUM              ODATE          DUEDATE       ASOFDATE        NRCDT          NPCDT      PDATE         FICO      EMPLOY
--------------------------------------------------------------------------------------------------------------------------
   1000001971       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       749     Y
   1000001974      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1000002107       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1000002110      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       626     N
   1000002116      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       641     Y
   1000002119      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       615     N
   1000002122      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   1000002128      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     Y
   1000002130       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   1000002133      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1000002135      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     N
   1000002138      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   1000272674      9/22/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   1000277555      9/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   1000279559     10/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1000280821      9/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1000281507     10/24/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     Y
   1000283655     10/25/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       564     Y
   1000284135     10/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       734     Y
   1000286489     10/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   1000286988     10/31/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       670     Y
   1000287461     10/25/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   1000287938      11/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   1000288003      11/3/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       694     N
   1000289991     11/14/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       602     N
   1000290912      12/5/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       715     N
   1000292505      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     Y
   1000292712     11/17/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       772     Y
   1000292719     11/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   1000292739      12/6/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1000292862     11/16/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       574     Y
   1000293042      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000293518     11/16/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     Y
   1000293607     11/17/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       570     N
   1000293892     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       563     N
   1000294626      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     N
   1000295562     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   1000295675      12/6/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       689     N
   1000295759     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1000296161     12/19/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       702     N
   1000296366       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     Y
   1000296428       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1000298432     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   1000298639     12/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     N
   1000298645     12/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       579     Y
   1000298964     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   1000299032     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   1000299139     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1000299573     12/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       613     Y
   1000299668       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       566     N
   1000299925       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   1000300059     12/15/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       606     N
   1000300089     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       566     N
   1000300174     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000300175      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     Y
   1000300346       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       772     N
   1000300380       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1000300384     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   1000300395     12/16/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       615     N
   1000300973     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   1000301200     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1000301227     12/27/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   1000301253     12/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     Y
   1000301277       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       673     N
   1000301371     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   1000301388       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   1000301401     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1000301457     12/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       576     N
   1000301474     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       566     N
   1000301800     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   1000301813      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1000301832       1/3/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       669     Y
   1000301976     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       576     N
   1000302119     12/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       675     N
   1000302230      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     Y
   1000302363      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       689     N
   1000302420      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       776     N
   1000302462     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1000302482      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       637     N
   1000302525      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1000302599       1/5/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       562     N
   1000302703       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     Y
   1000302819      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   1000302830      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   1000302852     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       563     N
   1000303010       1/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       632     N
   1000303057     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       758     Y
   1000303094      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1000303119       1/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       576     N
   1000303133      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1000303176       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     Y
   1000303240       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1000303308       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       579     N
   1000303369      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1000303441      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1000303584      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       729     N
   1000303585       1/4/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       620     N
   1000303653      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1000303695      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000303698       1/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     N
   1000304037       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   1000304057      1/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     N
   1000304097      1/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   1000304144       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       755     N
   1000304228       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1000304275       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       621     Y
   1000304334       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1000304369      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   1000304381      1/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       641     N
   1000304421      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1000304445      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   1000304452      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   1000304456      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       640     N
   1000304510      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     N
   1000304592      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1000304714      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       708     N
   1000304814      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   1000304825      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     Y
   1000304842      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   1000304892      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1000304969      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1000304972       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   1000305040      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       698     N
   1000305072       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     Y
   1000305132      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1000305170      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       671     Y
   1000305207      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       686     Y
   1000305254      1/18/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       619     N
   1000305255       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   1000305332      1/18/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       646     N
   1000305357      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   1000305414      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   1000305452       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     Y
   1000305463      2/21/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       730     N
   1000305465      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1000305510      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1000305549      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       768     N
   1000305571      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   1000305574      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     Y
   1000305608      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     Y
   1000305615      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     Y
   1000305737      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     Y
   1000305743      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       561     N
   1000305774      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     Y
   1000305815      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   1000305824      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1000305864      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       672     N
   1000305865      1/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   1000305870       2/6/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       657     N
   1000305918      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000305931      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   1000305999      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1000306040      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1000306082      1/18/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     Y
   1000306106      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     Y
   1000306140      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     N
   1000306142      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       793     N
   1000306152      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
   1000306185      1/19/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     N
   1000306204       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     Y
   1000306232      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1000306233      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   1000306295      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       575     Y
   1000306375      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1000306443      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   1000306450      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1000306461      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1000306482       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       646     N
   1000306493      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       780     Y
   1000306547      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   1000306577      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1000306580      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       652     N
   1000306593       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   1000306614      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1000306672       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   1000306692       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1000306733      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1000306749      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     Y
   1000306772      1/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       670     N
   1000306797      1/18/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     Y
   1000306856      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   1000306858       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1000306860      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       655     N
   1000306866      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   1000306905      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   1000306946      1/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       646     N
   1000307012       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1000307076      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1000307137      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   1000307164      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       573     N
   1000307204       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   1000307302      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   1000307303      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1000307423      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       688     N
   1000307431       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       669     Y
   1000307444      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1000307454      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       616     N
   1000307464      1/26/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       719     Y
   1000307469       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     Y
   1000307472       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       650     Y
   1000307498      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     Y
   1000307525       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1000307532      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1000307548       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     N
   1000307600       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1000307608      1/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       727     N
   1000307678      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     Y
   1000307685      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1000307714       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1000307722       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       611     Y
   1000307799      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
   1000307836       3/6/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       648     Y
   1000307906      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     Y
   1000307916      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1000307949      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   1000307967      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       658     Y
   1000307983       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       639     Y
   1000308106      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1000308111       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     N
   1000308115       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       721     N
   1000308131       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       711     Y
   1000308152      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   1000308174      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     Y
   1000308198       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   1000308200       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000308229      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       656     N
   1000308236       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1000308251      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   1000308295      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1000308313      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
   1000308341       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       616     Y
   1000308374      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000308384       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       730     N
   1000308438      2/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       636     N
   1000308460       2/2/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       654     N
   1000308497      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1000308499      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1000308520       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   1000308532      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       626     N
   1000308538      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     Y
   1000308551       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       735     N
   1000308606       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1000308610      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       633     N
   1000308644      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1000308673       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       728     N
   1000308681       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1000308701       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1000308707      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1000308711       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1000308712       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1000308721       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     N
   1000308741      1/30/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       622     Y
   1000308754       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       654     Y
   1000308781       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1000308782      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1000308785       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       705     N
   1000308795      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       656     N
   1000308836      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000308850      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1000308872       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1000308883       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     Y
   1000308884       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       672     N
   1000308902       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     N
   1000308903      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1000308917      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   1000308933      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1000308941      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1000308971      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1000308973       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   1000308981       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1000308985       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1000308986       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       636     N
   1000309019       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   1000309076       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   1000309099       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1000309127       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1000309158       2/3/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       633     Y
   1000309185      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
   1000309188       3/2/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       681     Y
   1000309248      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   1000309257      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000309264      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     Y
   1000309305       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1000309312       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   1000309322       2/4/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     Y
   1000309340       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1000309351      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1000309365       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       781     N
   1000309372      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1000309391       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   1000309396      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   1000309414      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       676     N
   1000309456      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   1000309459       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1000309460      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     N
   1000309461      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       617     N
   1000309470       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1000309475      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1000309500       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1000309505      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1000309512      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1000309531       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
   1000309535      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     Y
   1000309538       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1000309556       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       768     N
   1000309592      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1000309596      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1000309601       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   1000309606      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     Y
   1000309609      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1000309647      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
   1000309648      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     Y
   1000309664       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1000309665       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     Y
   1000309678       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       696     Y
   1000309679      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1000309684      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   1000309695       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       610     N
   1000309725      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   1000309733       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1000309741      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1000309778      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000309783       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000309817      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1000309825      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1000309861       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       774     N
   1000309883      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     Y
   1000309905       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       741     N
   1000309926       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   1000309930      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1000309939      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       755     N
   1000309941      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       767     N
   1000309950      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     N
   1000309971       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1000309975      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   1000309980       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   1000310048       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000310055       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     N
   1000310066      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       680     Y
   1000310068      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       601     N
   1000310087      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1000310120      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1000310156       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   1000310257       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1000310260      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1000310265      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     N
   1000310308      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   1000310310      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     Y
   1000310329      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     N
   1000310342       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       683     N
   1000310363       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1000310366       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     Y
   1000310391      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     Y
   1000310394      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000310407       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1000310415      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     Y
   1000310427      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000310452       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       681     Y
   1000310458       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     Y
   1000310510      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   1000310514      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000310517      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       610     N
   1000310548      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1000310557      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   1000310566      2/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       653     N
   1000310572      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1000310580      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     Y
   1000310630      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     Y
   1000310634      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1000310636      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   1000310660      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   1000310665      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1000310667      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   1000310719       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   1000310753      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1000310758      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   1000310800      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     Y
   1000310813      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1000310815      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1000310861      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       606     N
   1000310868      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   1000310902      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   1000310912       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       623     N
   1000310915      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   1000310919      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     Y
   1000310953      2/28/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       759     N
   1000311017      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1000311035      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000311036      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     Y
   1000311062       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       753     N
   1000311066      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   1000311068       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       614     Y
   1000311113      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1000311131      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1000311138      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1000311139      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1000311140       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   1000311143      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1000311211      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1000311221      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   1000311260      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1000311266      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   1000311272      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1000311298      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1000311306      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     Y
   1000311324      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     Y
   1000311343      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
   1000311349       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   1000311410      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   1000311415      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       639     Y
   1000311446      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   1000311453      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   1000311458      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       722     N
   1000311472      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   1000311500       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     Y
   1000311505      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1000311512      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       639     N
   1000311580      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   1000311582      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1000311592      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     Y
   1000311598      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1000311607      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     Y
   1000311622      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     Y
   1000311705      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1000311706      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1000311708       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   1000311718      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       741     N
   1000311753      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   1000311762      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       810     N
   1000311770      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       600     N
   1000311774      3/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       611     N
   1000311777      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     Y
   1000311780      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     Y
   1000311783      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1000311788      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1000311796       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1000311806      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       706     Y
   1000311810       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       654     N
   1000311821      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000311828      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1000311829       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     Y
   1000311833      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000311859       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   1000311946      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   1000311960      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     Y
   1000311967      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   1000311968      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1000311973      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   1000312010      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     Y
   1000312025      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     N
   1000312033      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1000312058       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     Y
   1000312082      2/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       627     N
   1000312086      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1000312100       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     Y
   1000312133      3/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       661     N
   1000312156       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1000312162      2/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       643     N
   1000312179      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
   1000312224       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     Y
   1000312230      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1000312238      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     N
   1000312259       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1000312266      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       640     N
   1000312267       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       579     N
   1000312271       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1000312276      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       623     N
   1000312289      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   1000312298       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     Y
   1000312303       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       621     N
   1000312306      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1000312312       3/6/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       796     Y
   1000312319      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   1000312338       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     Y
   1000312366       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1000312379      2/24/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       616     Y
   1000312382      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   1000312397      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1000312435      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1000312452      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1000312457      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000312460      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       600     N
   1000312464       3/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       601     N
   1000312467       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1000312484       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     Y
   1000312518      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   1000312519       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     Y
   1000312520       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1000312521       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       669     N
   1000312524       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
   1000312530       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1000312572       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       715     Y
   1000312579       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   1000312584       3/2/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       639     Y
   1000312597      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       650     N
   1000312615      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1000312630       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     N
   1000312634      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1000312636       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1000312660       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       714     N
   1000312679      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1000312689       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1000312694      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1000312708      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1000312717       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       601     N
   1000312721       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1000312726      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   1000312769      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1000312785      3/29/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       641     N
   1000312791       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   1000312796      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000312816      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1000312822      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1000312823       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     Y
   1000312824       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       759     Y
   1000312839       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     Y
   1000312883       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   1000312889       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       660     Y
   1000312897       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1000312914       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   1000312941       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1000312970      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     Y
   1000312981      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       704     Y
   1000313009       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     Y
   1000313012       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1000313027       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     Y
   1000313037      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1000313052       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       649     N
   1000313055       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   1000313068       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1000313074       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     Y
   1000313081       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       713     N
   1000313128       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   1000313131       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     N
   1000313135       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1000313138       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       656     Y
   1000313148       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   1000313155       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1000313164      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     Y
   1000313188       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   1000313196      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1000313201      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     Y
   1000313203       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     Y
   1000313206      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000313220       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       734     N
   1000313222       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1000313225       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       606     Y
   1000313237       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     N
   1000313249       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       745     N
   1000313262      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   1000313263      3/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       622     N
   1000313269       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     N
   1000313278       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       636     Y
   1000313286       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       704     N
   1000313303       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000313307      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     Y
   1000313309       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1000313339      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1000313343       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1000313346       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   1000313347       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   1000313351       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1000313352       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   1000313353       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
   1000313355       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     Y
   1000313376       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1000313378      3/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       791     N
   1000313385       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     Y
   1000313398      3/21/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       708     Y
   1000313409      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   1000313415      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       701     N
   1000313417       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     Y
   1000313430       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   1000313441       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1000313452      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1000313454       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   1000313456       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   1000313457      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   1000313461       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       690     Y
   1000313496       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       716     Y
   1000313512      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1000313514      3/21/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       692     Y
   1000313521       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     Y
   1000313524       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1000313548      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1000313556      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     Y
   1000313568       3/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       647     Y
   1000313572      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       778     N
   1000313599      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   1000313614       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
   1000313620      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1000313648      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     Y
   1000313667      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     Y
   1000313682      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       740     N
   1000313691      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1000313707      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
   1000313713       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1000313714      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   1000313716      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1000313718       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     Y
   1000313745      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1000313750      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       696     N
   1000313772      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   1000313781      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   1000313793      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   1000313800      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   1000313809      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1000313813      3/15/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       670     Y
   1000313819       3/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       668     N
   1000313844       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     Y
   1000313851      3/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       644     N
   1000313861      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     Y
   1000313862      3/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     Y
   1000313878      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       732     N
   1000313888      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1000313898      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   1000313899      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       651     Y
   1000313905      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000313910      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1000313926      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     Y
   1000313933      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     Y
   1000313952      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   1000313987      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       788     Y
   1000314012      3/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     N
   1000314017      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   1000314051      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   1000314073      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1000314076      3/10/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       738     N
   1000314078      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1000314081      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   1000314088      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   1000314101      3/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   1000314111      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000002068      1/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       764     N
   3000002079      1/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       754     N
   3000002080      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   3000002148      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   3000002193      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       676     N
   3000002342      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
   3000002488      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   3000002536      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   3000002967      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   3000003003      1/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   3000003014      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   3000003081      1/24/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       688     N
   3000003092      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   3000003127      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   3000003376      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   3000003467      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   3000003537      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   3000003548      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   3000003640      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   3000003684      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
   3000003822      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   3000004219      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   3000004220      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   3000004561      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       654     N
   3000004652       2/4/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       713     N
   3000004674      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   3000004732      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   3000004914      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   3000005027      1/18/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       661     N
   3000005107      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   3000005185       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
   3000005221      1/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     N
   3000005345       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   3000005458      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   3000005492      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   3000005595      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   3000006051      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   3000006084      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   3000006404      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   3000006415      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   3000006493      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       594     N
   3000006778      1/25/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       631     N
   3000007132      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       670     Y
   3000007256      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     Y
   3000007290      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   3000007392      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       687     N
   3000007461      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       720     N
   3000007508      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       669     N
   3000007564      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   3000007575      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   3000007688       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   3000007871      1/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   3000007906       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   3000007928       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   3000008122      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   3000008326      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   3000008359      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     N
   3000008406      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       654     N
   3000008462       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   3000008656      1/31/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       627     N
   3000008907       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   3000009145      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   3000009167      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   3000009361       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       627     N
   3000009372      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       646     N
   3000009566      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   3000009726       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   3000009748       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   3000009931       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   3000010104       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       808     N
   3000010160       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       726     N
   3000010240       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   3000010319      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     Y
   3000010499       2/3/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       583     N
   3000010605      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   3000010638      2/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       684     N
   3000010694      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   3000010821       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   3000010865       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   3000010912       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     N
   3000010945       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   3000011070       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   3000011229       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   3000011310      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   3000011423       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     Y
   3000011445      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   3000011478      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   3000011559       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   3000011617      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   3000011720      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   3000012004      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   3000012015      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   3000012264      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   3000012275      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       617     N
   3000012322       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   3000012823       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       573     N
   3000012867      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   3000012878      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   3000013425      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   3000013470      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     N
   3000013620      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   3000013686      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   3000013711       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       613     N
   3000013824      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   3000014153      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   3000014200      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   3000014459       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   3000014621      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       717     N
   3000014665      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   3000014698      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   3000014825      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   3000015176      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   3000015347      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   3000015449      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   3000015928      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       656     Y
   3000016086      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     N
   3000016941      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     Y
   3000017361       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   3000017500      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   3000017613      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   3000017668      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   3000017679      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       738     N
   3000017920      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     N
   3000018011      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   3000018830      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   3000018841       3/3/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       609     Y
   3000018965      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       685     N
   3000018998      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   3000019045      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       673     N
   3000019158      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   3000019465      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   3000019524      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   3000019728       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       698     Y
   3000019739       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     Y
   3000019740       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   3000020037      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   3000020377       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       641     N
   3000020561      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   3000020914       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       746     N
   3000020925      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   3000021016       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   3000021378      2/28/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       635     N
   3000021711       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   3000021904      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   3000022574       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       724     N
   3000022858       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   3000023154       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   3000023622       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   3000023859       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   3000024623       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   3000024678       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   3000024930       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   3000025269       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   3000025327       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   3000025588       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       677     N
   3000025704       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   3000025840       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   3000025895       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   3000025975       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     Y
   3000026180       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   3000026248       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   3000027090       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   3000027227       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   3000027318       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     Y
   3000027999       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   3000028126       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   3000028581       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   3000028876       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     N
   3000029003       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     Y
   3000030288      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   3000030585      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   3000031531       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     N
   3000031586      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   3000031848      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       693     N
   3000032177      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       665     Y
   3000032337       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     N
   3000033361       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   3000035012      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   3000035023       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     N
   3100005642      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   3100005744       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     N
   3100012696      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   5000003027      1/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   5000003035      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   5000003542       1/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       674     N
   5000003546      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   5000003557      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   5000003560       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       729     N
   5000172274      9/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   5000173302      8/31/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     Y
   5000174829      9/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     N
   5000174897      9/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   5000175811      9/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   5000176357     11/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   5000180978     10/18/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   5000182005     10/24/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   5000182096     10/24/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   5000184300      12/1/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   5000184898     11/10/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   5000185594      12/2/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       716     N
   5000185794     11/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       760     Y
   5000186693      12/5/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       601     N
   5000187019     11/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     Y
   5000188035     11/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   5000188072       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     Y
   5000188104      12/2/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       616     N
   5000188857     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   5000188884      12/1/2005      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       689     N
   5000188928     11/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   5000188958     11/18/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   5000189054     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     Y
   5000189448      12/1/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       614     Y
   5000189608     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   5000189725      12/6/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       667     Y
   5000189740      12/2/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       604     N
   5000189749     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     Y
   5000189779     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   5000189866     12/27/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       617     N
   5000189875     12/27/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       617     N
   5000189893      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   5000189930     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       570     Y
   5000190283      12/8/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       617     Y
   5000190315     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   5000190326       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   5000190484      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   5000190581     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   5000190681      12/1/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       711     N
   5000190802      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       566     Y
   5000191069     12/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       618     N
   5000191091     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   5000191137     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       769     N
   5000191348     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   5000191376     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       749     Y
   5000191447      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   5000191462      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       728     N
   5000191513     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   5000191680     12/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       695     N
   5000191722     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       565     N
   5000191803     12/13/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     Y
   5000191880     12/28/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       657     N
   5000191882      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       663     N
   5000191935     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   5000191959     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       564     N
   5000191984     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   5000192169     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   5000192187     12/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       577     N
   5000192227     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   5000192245     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   5000192334     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   5000192427       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       600     N
   5000192503     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     N
   5000192513     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       610     N
   5000192616     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   5000192702     12/14/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     N
   5000192808       1/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     N
   5000192923     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       579     N
   5000192956     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000192962     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   5000192967      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   5000192972     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   5000192975     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   5000193188       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       784     N
   5000193362     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       561     N
   5000193529     12/20/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     N
   5000193593     12/22/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     Y
   5000193596     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       705     N
   5000193676     12/23/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       779     N
   5000193717     12/21/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       582     N
   5000193972       1/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       637     N
   5000194027       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   5000194031      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   5000194070     12/27/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     Y
   5000194078     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       641     N
   5000194111       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   5000194188     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   5000194381      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   5000194427     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   5000194577     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       573     N
   5000194651       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       561     Y
   5000194669       1/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     Y
   5000194690     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   5000194848      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       608     N
   5000194857      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   5000194906     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       561     N
   5000194927      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   5000195038     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       714     N
   5000195200       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     Y
   5000195272     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     N
   5000195360     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     Y
   5000195361     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   5000195505      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   5000195689       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       613     N
   5000195716       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   5000195753      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   5000195847      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   5000195968       1/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       676     N
   5000195985      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   5000196061      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   5000196093      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   5000196147      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     N
   5000196163      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       601     N
   5000196167      1/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       573     Y
   5000196188       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   5000196223       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   5000196257      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       561     N
   5000196269      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   5000196364      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       781     N
   5000196421      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   5000196456      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   5000196506      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     N
   5000196641       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       579     N
   5000196659       1/5/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       575     N
   5000196694       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   5000196706       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   5000196755      1/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       629     N
   5000196760      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   5000196773      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   5000196786      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   5000196847      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   5000196876      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   5000197013      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   5000197073      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       569     N
   5000197134      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   5000197174      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   5000197238      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   5000197266      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     N
   5000197298      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   5000197333      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   5000197345      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   5000197435      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       783     N
   5000197662      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   5000197726      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   5000197759      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       707     Y
   5000197771      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       720     N
   5000197794      1/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   5000197817      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       581     N
   5000197820      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   5000197824      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   5000197833      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   5000197856      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   5000197860      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   5000197870      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   5000197907      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     Y
   5000197927       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       736     Y
   5000197957      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   5000198105       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   5000198190      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   5000198203      1/25/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       618     N
   5000198230       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       617     Y
   5000198246      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       590     Y
   5000198327       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     N
   5000198395       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   5000198411      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000198433      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   5000198452       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   5000198519       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   5000198522      1/18/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       657     Y
   5000198560       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000198566       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       668     N
   5000198569      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   5000198578       2/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       690     N
   5000198630       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     N
   5000198684      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   5000198694      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       679     N
   5000198737      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
   5000198749      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   5000198756       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   5000198773       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       656     Y
   5000198782      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   5000198854      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   5000198895      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   5000198953       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   5000199084      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   5000199098      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       582     N
   5000199146      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   5000199182       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000199202      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       589     N
   5000199205       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   5000199212       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     Y
   5000199313      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     N
   5000199330      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   5000199374      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       612     N
   5000199431      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       658     N
   5000199449      1/24/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       671     Y
   5000199484      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     N
   5000199507       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       619     N
   5000199561      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   5000199564      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000199580      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       595     N
   5000199628      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   5000199635      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       665     Y
   5000199646      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     Y
   5000199705       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       582     Y
   5000199735      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   5000199740       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   5000199745       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   5000199758       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   5000199792      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   5000199808       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     Y
   5000199840      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   5000199864       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     Y
   5000199893       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   5000199895      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   5000199918      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   5000199962       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       570     N
   5000199971       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     Y
   5000200003       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   5000200012       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       656     N
   5000200017       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   5000200024      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     Y
   5000200042      2/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       629     Y
   5000200055      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   5000200066      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       775     Y
   5000200103      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   5000200141      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   5000200154       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   5000200199      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       736     N
   5000200209       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   5000200231       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   5000200245      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   5000200257      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       593     N
   5000200283      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     Y
   5000200305       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       607     N
   5000200316       2/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   5000200324      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   5000200367       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   5000200412       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   5000200420       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       596     N
   5000200462       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   5000200505      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   5000200506       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       737     N
   5000200516      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   5000200522      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     Y
   5000200543      2/21/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       600     N
   5000200572       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
   5000200579       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   5000200590       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
   5000200600      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   5000200687      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     N
   5000200704       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       664     N
   5000200745      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   5000200776       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   5000200779       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   5000200824      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   5000200848       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   5000200849      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       711     N
   5000200890       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     N
   5000200976      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   5000200986       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       614     N
   5000201010       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     Y
   5000201020      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   5000201029      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   5000201048       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     N
   5000201061      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       641     N
   5000201070       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   5000201073      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       580     N
   5000201095       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   5000201096       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   5000201101       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   5000201119      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     Y
   5000201142       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       628     N
   5000201160       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   5000201172      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   5000201192       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   5000201218      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   5000201225      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   5000201230      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       633     N
   5000201243      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       605     N
   5000201290      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       740     N
   5000201296      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   5000201298       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
   5000201309      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   5000201314      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   5000201315      2/14/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       585     Y
   5000201318       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       678     N
   5000201340      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       717     Y
   5000201347      2/28/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       733     N
   5000201353       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   5000201354      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   5000201363       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   5000201407      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   5000201419      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       583     N
   5000201460      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     N
   5000201465      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       589     N
   5000201469      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   5000201480      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       584     Y
   5000201498      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   5000201501      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       600     N
   5000201557      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   5000201571      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   5000201586      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   5000201587      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000201652      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   5000201683      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   5000201687      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   5000201694       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       625     N
   5000201707      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   5000201709      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       598     N
   5000201717      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       651     N
   5000201718      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
   5000201721      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       664     N
   5000201773      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       602     N
   5000201782      2/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       679     N
   5000201799      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       615     N
   5000201852      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       652     N
   5000201862      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       581     N
   5000201869      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   5000201888      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       697     N
   5000201938      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   5000201946       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   5000201956       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       589     N
   5000201975       3/7/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       693     N
   5000202126      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       692     Y
   5000202140      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   5000202162       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     Y
   5000202167      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       580     Y
   5000202172      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   5000202216       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     Y
   5000202218       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     Y
   5000202249      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   5000202280      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   5000202290      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       644     N
   5000202329      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   5000202335      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   5000202349      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   5000202368       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   5000202374      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   5000202401      2/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   5000202404      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     Y
   5000202424      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   5000202484      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   5000202504      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       593     N
   5000202548       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   5000202553       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   5000202554      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       743     N
   5000202595       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       654     N
   5000202597      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       657     N
   5000202620      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     Y
   5000202645      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     N
   5000202671      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     N
   5000202676       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     N
   5000202689       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   5000202716      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       620     N
   5000202755       3/7/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       637     N
   5000202760      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   5000202797      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       717     N
   5000202821      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   5000202831       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   5000202836      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   5000202839       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   5000202848      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   5000202854      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   5000202876      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   5000202886      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   5000202897      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       602     Y
   5000202908      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   5000202957      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   5000202973      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       685     N
   5000202980      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   5000202985      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   5000203028      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       644     N
   5000203065      2/24/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       652     N
   5000203082      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   5000203089       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       582     N
   5000203103      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   5000203108      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     N
   5000203131       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     Y
   5000203144       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   5000203235       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   5000203257       3/6/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       643     N
   5000203268       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   5000203333      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       734     Y
   5000203343       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   5000203399       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   5000203408      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   5000203416       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     Y
   5000203426       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       649     N
   5000203431       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       751     N
   5000203437       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     N
   5000203444       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     N
   5000203463       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   5000203468       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   5000203490       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   5000203496       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   5000203516      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   5000203518      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       724     N
   5000203519       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       579     N
   5000203529       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     Y
   5000203552       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   5000203562       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       654     N
   5000203590       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   5000203600       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   5000203644       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       658     N
   5000203657      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   5000203670       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   5000203681      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   5000203693      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   5000203714      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   5000203729       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       581     N
   5000203742       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     N
   5000203744       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   5000203764       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       657     N
   5000203768      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   5000203784       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   5000203790       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   5000203842       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     Y
   5000203846      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       743     N
   5000203851      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   5000203864       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       687     N
   5000203866       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   5000203918       3/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       639     Y
   5000203946       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   5000203954      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   5000203967      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       600     N
   5000203972       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   5000203973       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   5000203985       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   5000203988      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     N
   5000203990       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   5000203998       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   5000204016       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   5000204026       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       640     N
   5000204070       3/6/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       609     N
   5000204090      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       587     N
   5000204163      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     N
   5000204176       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     N
   5000204189       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       712     N
   5000204208      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000204212       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   5000204228      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       601     N
   5000204245       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       721     N
   5000204248       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   5000204254       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   5000204284       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       580     Y
   5000204285      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       580     N
   5000204291       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       647     Y
   5000204295       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
   5000204329       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       744     N
   5000204357       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       590     N
   5000204365      3/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       743     N
   5000204393       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   5000204410       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     Y
   5000204412       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       695     N
   5000204414      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   5000204456      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   5000204466       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
   5000204467       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       620     Y
   5000204475       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   5000204483      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       654     N
   5000204511      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       588     Y
   5000204534       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       591     N
   5000204580      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   5000204605       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       741     N
   5000204626       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       674     N
   5000204637       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   5000204658       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   5000204666       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   5000204680       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       670     Y
   5000204700      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     Y
   5000204754      3/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       611     N
   5000204772      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     Y
   5000204788      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     N
   5000204851       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
   5000204872      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   5000204973       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       581     N
   5000204992       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       698     N
   5000205002       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   5000205004       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       692     Y
   5000205045       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       651     N
   5000205051       3/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       640     N
   5000205053      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   5000205064      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       633     N
   5000205115       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       580     Y
   5000205178       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   5000205183      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       588     N
   5000205195       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   5000205254      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   5000205277      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   5000205316      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       739     N
   5000205369       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     N
   5000205388      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   5000205447      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   5000205465      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       635     Y
   5000205468      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     N
   5000205505      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   5000205541      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   5000205580      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   5000205586      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       581     N
   5000205599      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       637     N
   5000205643      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       733     N
   5000205670      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   5000205893      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       650     N
   5000205958      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   5000205966      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     Y
   5000206402      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   6000000596      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   6000000626      1/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       633     N
   6000000638       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       688     N
   6000000642       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   6000001306     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   6000001316       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       662     N
   6000001318       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   6000179732      9/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   6000182458      9/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     Y
   6000182512      9/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   6000184747      10/4/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       643     N
   6000186006     10/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     Y
   6000187633     10/21/2005     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       740     Y
   6000188111      11/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   6000188806      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   6000191231      11/4/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   6000191483     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   6000192242     11/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       686     N
   6000192590     12/21/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       584     N
   6000193180     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   6000194783     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   6000194951     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   6000195274     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   6000195495     11/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       569     Y
   6000195998     11/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       585     N
   6000196143     12/14/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       646     N
   6000196513     11/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       651     N
   6000196583     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       574     N
   6000196621      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   6000196637      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   6000196790     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   6000196842     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   6000196894      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   6000197214      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   6000197408      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   6000197583     12/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       712     N
   6000197623     12/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       630     N
   6000197843      12/7/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     N
   6000198007     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       608     N
   6000198075     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       685     N
   6000198137      12/5/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   6000198176     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   6000198221      12/5/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       693     N
   6000198271     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     Y
   6000198414     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   6000198453      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   6000198559     12/20/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   6000198582     12/19/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     N
   6000198647      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   6000198825      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   6000198837      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
   6000198891      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   6000199007     12/22/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       599     N
   6000199176     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   6000199271      12/9/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       606     N
   6000199272     12/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   6000199352     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   6000199390     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   6000199483      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   6000199558     12/16/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       641     N
   6000199644     12/20/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       621     N
   6000199712     12/15/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   6000199818     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   6000199839     12/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       630     N
   6000200236     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   6000200358      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   6000200374     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       583     N
   6000200424     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       567     N
   6000200479      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   6000200483     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   6000200565     12/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
   6000200620     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000200897       1/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       736     Y
   6000200951     12/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     N
   6000200965     12/19/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       587     N
   6000201115     12/27/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   6000201123     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   6000201130     12/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       733     N
   6000201180     12/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
   6000201233     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   6000201267       1/4/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       572     N
   6000201271     12/30/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       608     N
   6000201293     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       568     N
   6000201301       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     Y
   6000201315     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   6000201396     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   6000201405     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     N
   6000201567      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   6000201572       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   6000201585     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000201694     12/29/2005     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       684     N
   6000201749       1/4/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       654     N
   6000201820     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   6000201888     12/27/2005     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       614     N
   6000201936     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       778     N
   6000202035     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000202060     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     N
   6000202094     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   6000202117     12/22/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       581     Y
   6000202277       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       585     Y
   6000202322      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     Y
   6000202440     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   6000202452     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   6000202464     12/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   6000202489       1/4/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       701     N
   6000202550     12/27/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       732     N
   6000202552     12/27/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       682     N
   6000202568      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   6000202612     12/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       614     N
   6000202641       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       571     N
   6000202696     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   6000202745       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   6000202752     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   6000202792       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       564     N
   6000202826     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   6000202846     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       562     N
   6000202856     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     Y
   6000202888       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     N
   6000202898       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   6000202923     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   6000202930       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       662     N
   6000203000      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   6000203053      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   6000203103       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       586     N
   6000203203      1/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       645     N
   6000203207       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000203214      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       651     Y
   6000203300      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     N
   6000203306     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   6000203312      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   6000203317      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       585     Y
   6000203372      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   6000203482       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000203523       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       771     N
   6000203648     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   6000203744       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   6000203777      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   6000203808       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       565     N
   6000203810      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       564     N
   6000203819      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       585     N
   6000203863       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       621     N
   6000203913      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   6000204070      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       646     N
   6000204077      1/12/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       632     N
   6000204087      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   6000204114      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   6000204196       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   6000204280       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   6000204317      1/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     N
   6000204327      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   6000204404      1/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     N
   6000204411       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   6000204476      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   6000204548      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       583     N
   6000204617      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   6000204639       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   6000204665      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     Y
   6000204762      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   6000204790      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       773     N
   6000204818      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000204845       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       664     N
   6000204857      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       772     N
   6000204878      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       689     N
   6000204896      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   6000204926      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       666     N
   6000204973      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   6000204990      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   6000205000      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   6000205012      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000205022      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       705     N
   6000205079      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000205144      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000205166      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   6000205318      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       631     N
   6000205335      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   6000205371      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       608     N
   6000205440      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
   6000205460      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   6000205469      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       628     N
   6000205475      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     Y
   6000205591      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   6000205600      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       611     N
   6000205687      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       662     N
   6000205700      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       583     Y
   6000205708       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000205721      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   6000205809      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       725     Y
   6000205826      2/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       645     N
   6000205873      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   6000205924      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       730     N
   6000205930      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   6000206014      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   6000206063      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   6000206064      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       743     Y
   6000206068      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   6000206070      1/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       667     N
   6000206078      3/10/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       706     Y
   6000206087      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     N
   6000206133      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       603     N
   6000206135      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   6000206157       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   6000206213      1/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       632     N
   6000206224      2/16/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       564     N
   6000206227      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   6000206295      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   6000206484      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   6000206507      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       657     Y
   6000206590      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       594     Y
   6000206699      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     N
   6000206729      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   6000206739      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       590     N
   6000206744      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   6000206809       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   6000206837      1/26/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       603     Y
   6000206847      1/30/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       615     N
   6000206934       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   6000206964      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   6000207042      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   6000207125      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000207168      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   6000207201       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     N
   6000207218       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   6000207229      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     Y
   6000207239      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     N
   6000207325      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     N
   6000207330      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   6000207338      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       589     N
   6000207349       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   6000207392       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       604     N
   6000207393      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       651     N
   6000207435      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       754     N
   6000207509      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       614     N
   6000207545      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   6000207551      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       658     N
   6000207606       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   6000207648      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   6000207717      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   6000207721      1/30/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       582     N
   6000207735       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       739     N
   6000207771      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       581     N
   6000207811       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       621     N
   6000207831       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     N
   6000207835       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     Y
   6000207870       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     Y
   6000207917      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   6000207965      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       629     N
   6000207977       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   6000207990      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   6000207997      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   6000208003       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   6000208037      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   6000208048       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   6000208049      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   6000208066       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     Y
   6000208075      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   6000208087      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   6000208094       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       632     Y
   6000208124       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       603     N
   6000208151      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   6000208152       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       671     Y
   6000208229      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   6000208245      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   6000208290       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000208321      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   6000208327       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       663     Y
   6000208462       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       728     N
   6000208477      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   6000208510      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     Y
   6000208516       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000208546       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     Y
   6000208583       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   6000208584      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   6000208587      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   6000208591      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     Y
   6000208630       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   6000208654       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   6000208682       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       653     N
   6000208703      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   6000208706       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   6000208729       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       625     Y
   6000208736       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   6000208754      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   6000208755      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   6000208760      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   6000208764       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       581     N
   6000208770      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       789     N
   6000208774      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     Y
   6000208779      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     Y
   6000208787       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       635     N
   6000208848       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       599     N
   6000208855       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       657     N
   6000208859       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   6000208886       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   6000208893      1/31/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       624     N
   6000208908       2/8/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       690     N
   6000208913      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   6000208925      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   6000209048      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   6000209058       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   6000209065      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     Y
   6000209071       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000209078       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   6000209082       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       761     Y
   6000209088      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   6000209100       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     N
   6000209114       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       669     N
   6000209115       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   6000209236       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000209304       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   6000209318      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   6000209337      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       702     N
   6000209379      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   6000209396       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   6000209403      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       586     N
   6000209404      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   6000209410      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   6000209415       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   6000209418      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   6000209429      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   6000209444       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   6000209457       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   6000209484      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   6000209493      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   6000209516       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   6000209521      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   6000209538      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   6000209568       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   6000209572      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   6000209582      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   6000209594      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     N
   6000209631      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       605     Y
   6000209634      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   6000209644       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       663     N
   6000209646      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       598     Y
   6000209677       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   6000209691      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   6000209772      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   6000209803       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   6000209842      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     N
   6000209856      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   6000209902      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       646     N
   6000209920       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   6000209944      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       756     N
   6000209947      2/16/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       606     N
   6000209951      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   6000209969      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   6000210037       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     Y
   6000210040      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       770     N
   6000210041      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   6000210042      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   6000210056      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     Y
   6000210060       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000210095      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       610     N
   6000210098       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   6000210103      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     Y
   6000210203      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   6000210250      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   6000210255      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   6000210272      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   6000210284      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   6000210307      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   6000210340      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   6000210403      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       681     N
   6000210466      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       593     N
   6000210467      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   6000210476      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     N
   6000210514      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   6000210516      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   6000210517       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   6000210540      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       698     N
   6000210557      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   6000210561      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   6000210563      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     N
   6000210575      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       594     N
   6000210594      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   6000210614      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   6000210617       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   6000210627      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       603     N
   6000210641      2/22/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       656     N
   6000210682      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   6000210800      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   6000210811      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     Y
   6000210814      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   6000210817      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   6000210823      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   6000210861       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   6000210879      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   6000210896      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       620     N
   6000210913       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       677     N
   6000210917      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   6000210942      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     Y
   6000210990      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   6000210991       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     N
   6000210993       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       590     N
   6000211031      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   6000211051      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     Y
   6000211054      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       586     N
   6000211058      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   6000211121      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       651     N
   6000211132       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       758     Y
   6000211143      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
   6000211152      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     Y
   6000211163       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       641     N
   6000211178      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       747     N
   6000211192      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   6000211229      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   6000211240      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000211245       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
   6000211272      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     Y
   6000211281      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
   6000211287       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       731     N
   6000211337       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   6000211357       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       773     N
   6000211395       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   6000211428      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000211468      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   6000211477      2/21/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       618     N
   6000211479      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       720     N
   6000211493      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   6000211517      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000211522       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   6000211561       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   6000211580      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   6000211586       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   6000211647      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       607     Y
   6000211668      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   6000211671      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   6000211676      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   6000211685      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   6000211724      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   6000211727      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   6000211753      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     N
   6000211784      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   6000211814      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
   6000211836       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       595     N
   6000211837       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   6000211840      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   6000211891       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   6000211962      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   6000211979      2/28/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       681     N
   6000211982      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     Y
   6000212011      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   6000212017       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   6000212022      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   6000212026       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       655     N
   6000212060      2/23/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       613     N
   6000212066       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       643     Y
   6000212071      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       625     N
   6000212072       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       581     N
   6000212076       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     Y
   6000212123       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       693     N
   6000212153       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       612     N
   6000212155      2/24/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       667     N
   6000212176      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   6000212177       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   6000212201      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       716     N
   6000212241      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   6000212250      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   6000212255      2/28/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       626     Y
   6000212313       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   6000212347       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     Y
   6000212390       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   6000212395      2/27/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       623     Y
   6000212400      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   6000212403      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   6000212452      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   6000212455       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       709     N
   6000212466      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     N
   6000212473       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     Y
   6000212483      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       784     N
   6000212498      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   6000212534      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
   6000212541      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     Y
   6000212555      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   6000212590      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   6000212599      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       585     Y
   6000212652       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   6000212653      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     N
   6000212680      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   6000212690      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   6000212691      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     Y
   6000212703      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       640     N
   6000212712       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   6000212719       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   6000212744       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   6000212782       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   6000212787      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     Y
   6000212791      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     Y
   6000212842      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     N
   6000212853      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   6000212863      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   6000212871      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000212881      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   6000212910       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   6000212912      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       707     N
   6000212941       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   6000212953       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   6000212976       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   6000212987      3/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       630     N
   6000213040       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   6000213052      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   6000213056       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   6000213062       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   6000213095      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     Y
   6000213096       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   6000213119       3/3/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       642     N
   6000213130       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   6000213141       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   6000213170       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   6000213181      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   6000213183       3/3/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       630     N
   6000213184       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       619     N
   6000213187       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     Y
   6000213188      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     N
   6000213190      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     N
   6000213193      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       678     Y
   6000213194       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   6000213249       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   6000213300       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       756     N
   6000213303       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   6000213324       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   6000213342      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   6000213369       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
   6000213370       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   6000213375       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     N
   6000213414       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     Y
   6000213419       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       728     N
   6000213425       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     Y
   6000213434       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   6000213443       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   6000213445       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     N
   6000213454       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     N
   6000213458      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   6000213472       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   6000213476       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     Y
   6000213535       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     Y
   6000213547      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   6000213549       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       766     N
   6000213559      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   6000213577       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   6000213578       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       672     N
   6000213593       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   6000213604       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   6000213630       3/6/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       634     N
   6000213635       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       689     Y
   6000213655       3/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       686     Y
   6000213674      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   6000213675       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   6000213689       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   6000213715       3/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       584     Y
   6000213721       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   6000213722       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   6000213744       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   6000213850       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       730     N
   6000213908       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       772     Y
   6000213912       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     Y
   6000213924       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   6000213933      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     N
   6000213952       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   6000213963       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   6000213992       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       582     Y
   6000214026       3/3/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       651     N
   6000214030       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000214036       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     Y
   6000214052      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   6000214062       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   6000214077       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       626     N
   6000214110       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   6000214132      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   6000214159      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     Y
   6000214162       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     N
   6000214189       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   6000214190       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
   6000214227      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   6000214280       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       644     N
   6000214283      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   6000214317      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       666     N
   6000214344      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   6000214366      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   6000214374       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   6000214378       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   6000214391      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   6000214443       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   6000214491       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       653     N
   6000214500      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   6000214513       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   6000214543       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     N
   6000214584      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   6000214660      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       651     N
   6000214676       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   6000214695      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   6000214701       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   6000214708       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     Y
   6000214711      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       591     Y
   6000214773      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     N
   6000214798      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       665     Y
   6000214800       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       634     N
   6000214801       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     N
   6000214812       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   6000214858      3/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       583     N
   6000214932      3/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       623     Y
   6000214962      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     N
   6000214996      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   6000215016       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     N
   6000215018       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     Y
   6000215157       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   6000215245      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   6000215280      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
   6000215313      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   6000215506      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   6000215779      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       646     Y
   7000001289     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   7000001291     12/26/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       608     N
   7000001295       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   7000001299      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   7000001302      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       566     N
   7000001305      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   7000001307       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       657     Y
   7000001310      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     N
   7000001328      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     Y
   7000001330      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     N
   7000001333       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       666     N
   7000001338      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       667     N
   7000001617      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       725     N
   7000166621      9/27/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       623     N
   7000170362     10/11/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       577     N
   7000171979     10/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   7000173483     11/10/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   7000174111     11/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   7000174133     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   7000175742     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   7000175980     12/15/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       734     Y
   7000176082     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   7000176346     11/21/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       722     Y
   7000176386      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       596     Y
   7000176507     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   7000176531     11/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   7000176899     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   7000177022     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   7000177133     11/17/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   7000177259      12/1/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     N
   7000177763     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       598     N
   7000177882     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     N
   7000177941     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       758     N
   7000178159     11/30/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       624     N
   7000178575      12/2/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       653     N
   7000178620     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   7000178644     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   7000178781      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   7000179292      12/5/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000179372     12/22/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       652     N
   7000179394     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       641     Y
   7000179444     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       582     N
   7000179491     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   7000179572      12/6/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       702     Y
   7000179658     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       588     N
   7000179752      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     N
   7000179772     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   7000179853     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   7000179878      1/11/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       705     N
   7000179880     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   7000179983     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   7000179989     12/12/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       606     N
   7000180011      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   7000180075     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   7000180107     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   7000180114     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   7000180124     12/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       687     N
   7000180217     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000180237     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   7000180244     12/12/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   7000180249     12/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       713     N
   7000180357     12/14/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   7000180461       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     Y
   7000180465      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     Y
   7000180467       1/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       746     N
   7000180528     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   7000180588      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   7000180600     12/16/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       598     N
   7000180647     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   7000180662     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   7000180759     12/14/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       802     N
   7000180783     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     Y
   7000180844     12/14/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       668     N
   7000180872     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
   7000180918     12/14/2005      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       569     N
   7000180923       1/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       602     N
   7000181031      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       675     N
   7000181061     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   7000181088     12/21/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       636     Y
   7000181093     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   7000181098     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   7000181101     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       570     N
   7000181163     12/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       582     N
   7000181217     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   7000181221     12/15/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       683     N
   7000181244     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     Y
   7000181264     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   7000181317     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   7000181406     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   7000181428       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   7000181445     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       588     Y
   7000181455      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   7000181527     12/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       655     N
   7000181544     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   7000181579     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   7000181591     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   7000181592     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   7000181599     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   7000181702     12/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       737     N
   7000181744     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   7000181751      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   7000181762      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   7000181806     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   7000181852       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     Y
   7000181863     12/19/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       677     Y
   7000181871     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   7000181877     12/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     Y
   7000181916     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000181927     12/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       607     Y
   7000181991     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       668     N
   7000181995     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   7000182070     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   7000182092     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   7000182117     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   7000182194     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     Y
   7000182213     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   7000182224     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     Y
   7000182306     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   7000182330     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       604     N
   7000182347     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   7000182355     12/21/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       696     Y
   7000182371     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   7000182432       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       580     N
   7000182435     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       629     N
   7000182502     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       597     N
   7000182576     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   7000182634     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   7000182639     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     Y
   7000182662     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   7000182680     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     N
   7000182795      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       653     N
   7000182811     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     Y
   7000182851     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   7000182863     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     Y
   7000182867       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   7000182888     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   7000182945     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   7000182969       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     N
   7000182977       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   7000183000       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   7000183002       1/4/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     N
   7000183027       1/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       591     N
   7000183075      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     Y
   7000183124     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   7000183174       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       639     Y
   7000183195      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       646     N
   7000183204     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   7000183216      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   7000183268     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   7000183310       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       746     N
   7000183318      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   7000183328      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       676     N
   7000183386       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   7000183408     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       702     N
   7000183466       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     Y
   7000183484      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   7000183496      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       645     N
   7000183524       1/4/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       636     Y
   7000183548       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       600     N
   7000183579       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   7000183580      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       637     N
   7000183601       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   7000183667       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     Y
   7000183669      1/11/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       701     N
   7000183676      1/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       669     N
   7000183694       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   7000183712       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       796     N
   7000183736       1/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       634     N
   7000183836       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     N
   7000183920       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   7000183930      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       769     N
   7000183942      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   7000183943      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   7000183956       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   7000183961      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   7000184064      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   7000184072       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       659     Y
   7000184073      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       775     N
   7000184110      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   7000184120      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   7000184121      1/11/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       657     Y
   7000184129      1/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       731     Y
   7000184143       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   7000184179      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       644     N
   7000184197      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     Y
   7000184238       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   7000184258      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   7000184352      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   7000184383      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       771     Y
   7000184417      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   7000184420      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       710     N
   7000184425      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   7000184431      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   7000184573      1/11/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       646     Y
   7000184577      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   7000184608      1/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       668     N
   7000184631      1/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       585     N
   7000184637      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       596     Y
   7000184690      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   7000184758      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   7000184796      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       675     N
   7000184803       2/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     N
   7000184823      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       745     Y
   7000184950      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   7000185024      1/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       660     Y
   7000185091       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       643     N
   7000185114      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     Y
   7000185118      1/18/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       733     Y
   7000185125      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     Y
   7000185126       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   7000185182      1/18/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       685     Y
   7000185219      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   7000185231      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   7000185234      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       637     N
   7000185250       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     N
   7000185252       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   7000185320      1/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       668     N
   7000185342      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   7000185351      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       573     N
   7000185361      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   7000185385      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       595     N
   7000185435      1/24/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       639     Y
   7000185447       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   7000185472       2/7/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       651     Y
   7000185554       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   7000185626      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       671     Y
   7000185666      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       622     N
   7000185676      2/23/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       626     Y
   7000185678      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   7000185685      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   7000185713       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   7000185789      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   7000185795      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   7000185817      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   7000185818      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     Y
   7000185833      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   7000185841       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   7000185953      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     Y
   7000185958       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       724     N
   7000186009      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
   7000186050      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   7000186062      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       585     N
   7000186075       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   7000186076      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
   7000186078      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
   7000186096      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   7000186128      1/25/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       644     N
   7000186132       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       617     N
   7000186133      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     Y
   7000186151      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   7000186158      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   7000186223      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       678     N
   7000186231      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   7000186245       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   7000186335      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   7000186356      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   7000186357       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   7000186386      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     Y
   7000186401      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   7000186407       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       625     N
   7000186421       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   7000186470      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   7000186487       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     N
   7000186520       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   7000186522       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     Y
   7000186529      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   7000186540      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     Y
   7000186541      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       708     N
   7000186610      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     Y
   7000186611      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   7000186613      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   7000186614      1/26/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       593     N
   7000186623      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       694     Y
   7000186628      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       596     Y
   7000186639       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       716     N
   7000186649       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       584     N
   7000186670      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       590     N
   7000186672      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     Y
   7000186675      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   7000186676      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   7000186679      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   7000186680      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       577     N
   7000186684      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   7000186718       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   7000186732      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       650     N
   7000186769      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   7000186800       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   7000186819      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   7000186851      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       676     N
   7000186859       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       579     N
   7000186861       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   7000186874       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     Y
   7000186883      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   7000186884      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       736     N
   7000186887      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   7000186888      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       665     Y
   7000186890       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       589     N
   7000186894      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
   7000186922      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   7000186946      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       582     N
   7000186963      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       745     Y
   7000186980       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       747     N
   7000186985      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   7000186987       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   7000186997      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   7000187008       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   7000187010       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   7000187027      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   7000187034       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   7000187035       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   7000187059       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     N
   7000187072      2/24/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       623     N
   7000187087       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       688     N
   7000187104      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       583     N
   7000187109       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   7000187147       2/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     N
   7000187158       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     Y
   7000187182       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   7000187183       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   7000187186       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       797     Y
   7000187234       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     Y
   7000187247      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     Y
   7000187282       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       764     N
   7000187306       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   7000187308      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   7000187314       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       690     N
   7000187369       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   7000187417       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   7000187440       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       595     Y
   7000187464      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
   7000187495      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     Y
   7000187514       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       763     N
   7000187524       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   7000187535      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   7000187537       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   7000187548       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   7000187553       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   7000187567       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   7000187572       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       597     N
   7000187574       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   7000187591       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       662     N
   7000187632       2/7/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       601     N
   7000187640       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   7000187657       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       740     Y
   7000187668      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   7000187675      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       681     Y
   7000187680      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   7000187686      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       702     N
   7000187688      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   7000187700       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   7000187718       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   7000187734       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       758     N
   7000187737       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     N
   7000187759       2/7/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       699     N
   7000187764       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   7000187777       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   7000187781      2/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       587     N
   7000187790       2/7/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       620     Y
   7000187811       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     Y
   7000187818       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       753     N
   7000187833       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       614     N
   7000187845       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     N
   7000187846      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   7000187847      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
   7000187849      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       598     N
   7000187857      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   7000187885      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   7000187887      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   7000187914      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   7000187946       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   7000187947      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000187952      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       598     N
   7000187962       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
   7000187985       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     Y
   7000187995      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   7000188002      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     Y
   7000188030      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   7000188034      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       592     Y
   7000188055       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     Y
   7000188065       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   7000188075      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       581     N
   7000188092      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   7000188093      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   7000188117       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   7000188123       3/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       696     N
   7000188137      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   7000188143      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     Y
   7000188166      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       590     N
   7000188169      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   7000188210      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     Y
   7000188216      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   7000188245       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   7000188267      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     Y
   7000188314      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       596     N
   7000188331      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   7000188345      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       685     Y
   7000188376      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     N
   7000188381      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       586     N
   7000188413      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       627     Y
   7000188422      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   7000188447      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       595     Y
   7000188459      2/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       631     N
   7000188462      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   7000188478      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       583     N
   7000188481      2/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       605     N
   7000188528      2/21/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       661     N
   7000188561      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     Y
   7000188589      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       724     N
   7000188597      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   7000188610       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       584     Y
   7000188634      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       589     N
   7000188676      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       613     N
   7000188725      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   7000188742      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     Y
   7000188746       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       595     Y
   7000188747      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     Y
   7000188763      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   7000188778      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   7000188827      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   7000188867      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   7000188908      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       688     Y
   7000188910      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       665     Y
   7000188961      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   7000189016       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   7000189021       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   7000189022       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   7000189033      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   7000189044      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       784     N
   7000189060      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       800     Y
   7000189069      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   7000189073      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       733     N
   7000189080       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   7000189099      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       601     N
   7000189106       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   7000189111      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   7000189116      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   7000189130      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   7000189133      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       614     N
   7000189137      2/16/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       640     N
   7000189151      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     Y
   7000189156      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   7000189157       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   7000189178      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       759     N
   7000189276      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     Y
   7000189297      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   7000189322      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   7000189325      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   7000189328      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   7000189350      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       788     N
   7000189376      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   7000189381      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       643     N
   7000189428      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       646     N
   7000189441       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     Y
   7000189452       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   7000189454      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   7000189469       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       687     N
   7000189500       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       701     N
   7000189506      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   7000189517      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   7000189524      2/21/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       679     Y
   7000189556       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       599     N
   7000189589      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   7000189615      2/23/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       716     N
   7000189631      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     Y
   7000189661      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       703     N
   7000189697       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   7000189702      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
   7000189704       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   7000189729      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     N
   7000189735       3/2/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       660     N
   7000189771      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     N
   7000189777      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   7000189809      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   7000189814      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   7000189831       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000189833       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       604     N
   7000189843      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     Y
   7000189863       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       618     N
   7000189865       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       616     N
   7000189890      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       710     N
   7000189892      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       772     N
   7000189905       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       732     N
   7000189909      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   7000189912       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       686     N
   7000189934       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   7000189936       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     Y
   7000189938      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   7000189944      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       719     N
   7000189947       3/7/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       689     N
   7000189965       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   7000189970      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   7000189992       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   7000189995      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   7000190044       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   7000190060      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       813     N
   7000190061      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   7000190071       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
   7000190088       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   7000190109      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       622     Y
   7000190119      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   7000190132       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   7000190140       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000190143       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   7000190146       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     N
   7000190155      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   7000190156       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       589     N
   7000190158       3/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       630     N
   7000190166       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   7000190174      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     Y
   7000190204       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       653     N
   7000190208      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   7000190216      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   7000190260      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   7000190270       3/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       600     N
   7000190273       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     Y
   7000190275       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   7000190291       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   7000190294      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       683     N
   7000190311       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
   7000190318       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   7000190322       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   7000190341       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     N
   7000190343      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   7000190378      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   7000190391      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       628     Y
   7000190406       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       596     Y
   7000190447       3/3/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       643     Y
   7000190451       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     Y
   7000190464       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   7000190466       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   7000190495       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   7000190508       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
   7000190517       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   7000190537      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   7000190568       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       713     N
   7000190597       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   7000190603       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     Y
   7000190617       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   7000190624      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   7000190645       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     N
   7000190649       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       795     N
   7000190665       3/6/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       667     N
   7000190673       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   7000190697       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     Y
   7000190741       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   7000190758       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     Y
   7000190761       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   7000190773       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   7000190789       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   7000190792      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       698     N
   7000190798       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   7000190805       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     Y
   7000190823       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   7000190871       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   7000190892       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   7000190904       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     N
   7000190943       3/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       661     N
   7000190963       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   7000190968       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       652     N
   7000190998       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       669     Y
   7000191019       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   7000191082       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   7000191093       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       590     N
   7000191116       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     Y
   7000191202       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   7000191264       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       688     N
   7000191266      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       755     Y
   7000191327       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   7000191370       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   7000191397       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       669     N
   7000191453       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     N
   7000191480       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   7000191505       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       630     N
   7000191528      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     N
   7000191610       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       589     N
   7000191643       3/8/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       696     N
   7000191648      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   7000191745      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       640     Y
   7000191976      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   7000192200      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   8000061462      9/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   8000061625      10/1/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   8000061990      9/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   8000063281     11/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   8000063452     10/18/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     Y
   8000064103     10/31/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   8000064575     10/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   8000066049     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   8000066098     10/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     N
   8000066207      12/1/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       700     N
   8000067334      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   8000067523      11/4/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       560     N
   8000067629     11/21/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     N
   8000067728      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   8000067943      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   8000067977     11/18/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     N
   8000069018     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   8000069144     12/20/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       653     N
   8000069212     11/23/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       667     N
   8000069599     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     Y
   8000069613     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   8000069618     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       695     N
   8000069626     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   8000069729     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     N
   8000070366     11/18/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     N
   8000070518      12/6/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       571     Y
   8000070605     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   8000070815     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       591     Y
   8000070991     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   8000071032     11/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       618     Y
   8000071211     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   8000071285     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       607     N
   8000071307     12/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       736     N
   8000071384     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     Y
   8000071511      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   8000071599       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   8000071671     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   8000071701       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   8000071712     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   8000071742      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   8000071746     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   8000071761     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       590     N
   8000071796     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       616     N
   8000071860     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   8000072006     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     N
   8000072009     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   8000072041      12/2/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       724     N
   8000072189     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   8000072198     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   8000072328     12/19/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   8000072331     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   8000072358     12/19/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       639     N
   8000072418     12/21/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       644     Y
   8000072453     12/21/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       754     N
   8000072504     12/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   8000072647     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   8000072669       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   8000072786     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
   8000072792       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   8000072797       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   8000072809     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   8000072849       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   8000072912     12/16/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       611     N
   8000072926     12/29/2005      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       605     N
   8000072944     12/27/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       620     N
   8000072948     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
   8000073098     12/21/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       681     Y
   8000073118     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   8000073151     12/27/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       702     N
   8000073206       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   8000073482     12/21/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
   8000073514     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   8000073516     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     Y
   8000073520       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       672     Y
   8000073573     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   8000073658      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   8000073744     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   8000073761     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   8000073804     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   8000073830     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     N
   8000073872     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   8000073957     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   8000073962     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   8000073988     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   8000074066       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       676     N
   8000074116     12/23/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       590     N
   8000074118      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   8000074161      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   8000074171      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       698     N
   8000074281     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   8000074327       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       738     Y
   8000074361     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   8000074370     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       615     N
   8000074449      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   8000074574     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     Y
   8000074629      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     Y
   8000074949      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     Y
   8000074953      1/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       656     N
   8000074954     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       596     N
   8000074969     12/28/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       640     Y
   8000075068      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   8000075147      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   8000075158      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     Y
   8000075171     12/30/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       669     Y
   8000075212       1/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       604     N
   8000075276     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       655     N
   8000075533     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       726     N
   8000075583     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   8000075667     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       570     N
   8000075712     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   8000075769       1/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   8000075844       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   8000075931      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       598     N
   8000075936       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       770     N
   8000075959     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     Y
   8000076010      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   8000076020      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   8000076023      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   8000076029      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       598     N
   8000076107      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       579     N
   8000076129      1/10/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       580     N
   8000076164      1/11/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       604     N
   8000076180      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   8000076196      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     N
   8000076200      1/16/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       613     N
   8000076264      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   8000076334      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   8000076348      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   8000076403      1/25/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       610     Y
   8000076445      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       702     N
   8000076484      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
   8000076489      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     Y
   8000076490      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   8000076498       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       581     N
   8000076517      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   8000076603      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   8000076789      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   8000076813      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   8000076929      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   8000076990      1/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       652     N
   8000077022      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   8000077029       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       632     N
   8000077109      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       655     N
   8000077162      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   8000077163      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   8000077187      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     Y
   8000077239      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   8000077300       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   8000077305      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   8000077590       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   8000077629      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       653     Y
   8000077653       2/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       734     N
   8000077668       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   8000077678      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   8000077726      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   8000077758      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   8000077881      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       720     Y
   8000077924      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     Y
   8000078002      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   8000078044       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   8000078051      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       750     Y
   8000078081       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   8000078109      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   8000078164      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       663     N
   8000078175       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   8000078192      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   8000078226      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   8000078257       2/3/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       641     Y
   8000078260       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       627     Y
   8000078274       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
   8000078289       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   8000078330      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     N
   8000078349       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   8000078387       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       598     N
   8000078392      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   8000078491      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     Y
   8000078512      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   8000078556      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   8000078570       2/8/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       680     N
   8000078609      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       701     N
   8000078610      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       680     Y
   8000078617      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   8000078627      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   8000078634      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       626     N
   8000078675      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   8000078721      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   8000078732       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   8000078733       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   8000078743       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       654     Y
   8000078766       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     Y
   8000078825      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       651     Y
   8000078826      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   8000078829       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       721     N
   8000078897      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   8000078924      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     Y
   8000078935      2/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       642     N
   8000078941      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   8000078994       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   8000078998      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     N
   8000079026      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       722     N
   8000079034      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     N
   8000079044       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       741     N
   8000079054      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   8000079055      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   8000079074      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   8000079081       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   8000079102      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       592     N
   8000079104       2/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       708     N
   8000079107      2/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       731     N
   8000079108      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       644     N
   8000079120      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   8000079125      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       675     Y
   8000079174       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   8000079175       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   8000079176      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       635     N
   8000079184       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       741     N
   8000079187       2/9/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       637     Y
   8000079189      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   8000079204       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       722     N
   8000079210      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   8000079252      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   8000079285      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     Y
   8000079295      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       704     N
   8000079300      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   8000079304      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   8000079306       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   8000079312      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   8000079313      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   8000079315       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
   8000079317       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       638     Y
   8000079361       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   8000079386      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   8000079407      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   8000079408      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     Y
   8000079413      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   8000079415       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       588     N
   8000079489      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     N
   8000079500      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       756     N
   8000079563       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   8000079581      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   8000079603       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   8000079659      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   8000079677      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       662     N
   8000079712      2/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       640     N
   8000079716      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   8000079727      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   8000079729      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   8000079746      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   8000079763      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   8000079768       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       585     Y
   8000079795      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       690     N
   8000079833      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       693     N
   8000079837      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       593     Y
   8000079849      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       666     N
   8000079853      2/22/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       677     N
   8000079864      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   8000079894      2/13/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       661     N
   8000079903       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   8000079907      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   8000079950      2/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       641     N
   8000079977      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   8000079990      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   8000080005       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   8000080053      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       710     N
   8000080117      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   8000080121       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   8000080139      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   8000080140      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       644     N
   8000080155       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   8000080162      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       667     Y
   8000080171      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   8000080232       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     Y
   8000080240      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   8000080248      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     N
   8000080251      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   8000080258       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   8000080301      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       582     N
   8000080302      2/14/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       646     N
   8000080319      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   8000080379      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   8000080380       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       688     Y
   8000080390       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   8000080402      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       677     N
   8000080422       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   8000080443      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   8000080473      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       597     N
   8000080479      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   8000080489       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
   8000080538       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     Y
   8000080560       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   8000080569      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     N
   8000080600      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       665     N
   8000080622      2/23/2006      5/1/2006       8/1/2006      00/00/0000                 4/1/2006       623     N
   8000080625      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   8000080637       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       666     N
   8000080638       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   8000080665       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       664     N
   8000080700      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   8000080722      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       737     Y
   8000080744      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     N
   8000080758      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     Y
   8000080762       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     N
   8000080765      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   8000080814      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   8000080815      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   8000080817      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   8000080849       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   8000080854      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   8000080858      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   8000080864      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   8000080870      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       650     N
   8000080923      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   8000080975       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       651     N
   8000080981      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   8000080992      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       732     N
   8000081002      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   8000081015      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   8000081057      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   8000081061       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       585     N
   8000081065      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   8000081086      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   8000081092       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   8000081137      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       587     N
   8000081139      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   8000081193       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       662     N
   8000081197      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       734     Y
   8000081203      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       633     N
   8000081310       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   8000081313      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       664     N
   8000081318      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     Y
   8000081348       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       597     Y
   8000081371      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     N
   8000081392       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   8000081448      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       582     N
   8000081456       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   8000081527       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       696     N
   8000081531       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       732     N
   8000081543       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   8000081547      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       625     N
   8000081612      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       665     N
   8000081615       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   8000081620       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   8000081625      3/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       672     N
   8000081631       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   8000081649       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     N
   8000081653       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   8000081695      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   8000081709       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   8000081711       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     N
   8000081775      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   8000081793       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   8000081881      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   8000081950      3/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       593     Y
   8000081956       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       608     N
   8000082001       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   8000082034       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   8000082060      3/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       746     Y
   8000082106       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     N
   8000082109      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   8000082178       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       770     N
   8000082198      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   8000082252      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   8000082287      3/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       650     N
   8000082302      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   8000082307      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   8000082309       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     N
   8000082365      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       725     N
   8000082415       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   8000082434       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   8000082446      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   8000082575       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   8000082605       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   8000082606      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       611     N
   8000082608       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       599     N
   8000082609      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   8000082641      3/15/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       605     N
   8000082724       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       671     N
   8000082775      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
   8000082778      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   8000082803      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   8000082829      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   8000082931      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       778     N
   8000082969       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     N
   8000082987      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   8000083053      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   8000083129      3/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       668     N
   8000083162      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   8100046913      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       613     Y
   8100073805      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   8100075521      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       741     Y
   8100076478      1/18/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       620     N
   8100077962      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   8100079203      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     Y
   8110076815       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     Y
   1103436814      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1103442405      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1103450173       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       741     N
   1103456086      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       728     N
   1103459657       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     N
   1103461147      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1103466979      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   1103470304      1/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       754     Y
   1103474862       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     Y
   1103474884      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   1103476287      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     Y
   1103477812      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1103481593      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1103481842      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   1103482293      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1103482641      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   1103484809     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   1103488048      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   1103488154      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   1103488928       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     Y
   1103489258       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1103490538      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1103492865      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   1103493269      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       725     N
   1103493332      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1103493654       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1103494020      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       775     N
   1103494788      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1103496459      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       786     N
   1103496486       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       721     Y
   1103497084      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   1103497226       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       670     Y
   1103498778      1/18/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       696     N
   1103499660       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   1103499693      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       782     N
   1103500330      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1103500439      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
   1103501556      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   1103501582      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   1103501953      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   1103502006       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     Y
   1103503921      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   1103504013      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   1103504182      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   1103504415      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   1103506264       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   1103507488       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     Y
   1103508164      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1103508169      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     Y
   1103508261       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1103509874       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       732     Y
   1103510078      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   1103510098      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       725     N
   1103510110      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1103511065      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       654     Y
   1103511546      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1103511598      2/15/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       650     Y
   1103514923      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       758     N
   1103515243      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
   1103515481      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       774     Y
   1103516085      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     Y
   1103516189      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       729     N
   1103516708       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   1103517545      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     N
   1103518231      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1103518267     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       766     Y
   1103518371      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1103518584      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       754     Y
   1103518724      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       754     Y
   1103519594       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       801     Y
   1103519666      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   1103519827       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   1103519901      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   1103520285       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       737     Y
   1103520403      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1103520447      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1103520747      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       650     Y
   1103520750      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1103521615      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1103521760       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   1103521854       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     Y
   1103521957      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1103521964      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     N
   1103522694      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     Y
   1103522787      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       784     N
   1103522916      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   1103523141      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1103523370       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       767     N
   1103523584      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
   1103523748      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   1103523898      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     N
   1103524326      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1103524654      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
   1103524714      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1103525373      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1103525410      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   1103525519      1/11/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     Y
   1103525629      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   1103526584       3/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   1103526784      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     Y
   1103526860      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       690     N
   1103526885       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       738     Y
   1103526920      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       718     Y
   1103526949      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1103527315      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       740     Y
   1103527489      1/12/2006      8/8/2006       8/1/2006      00/00/0000                 7/8/2006       710     Y
   1103527525       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1103528114      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   1103528119       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1103528249      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
   1103528344      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   1103528616      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   1103528907      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       787     N
   1103529021      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     N
   1103529169      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   1103529283      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   1103529328      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   1103529382      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
   1103529385      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     Y
   1103529621       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1103529626       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1103529638       2/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     Y
   1103529674      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       664     N
   1103529829      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1103529861      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     Y
   1103529914      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       736     Y
   1103529961       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1103531100      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1103531433       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1103531701      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1103531774       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1103531778      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1103531815      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   1103532141       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1103532333      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       741     N
   1103532487      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1103532591      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       703     N
   1103532766      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       756     Y
   1103532852       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   1103532901      1/11/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       724     N
   1103532978      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     Y
   1103533402      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       676     N
   1103533863       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   1103534160      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       732     N
   1103534179      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       763     N
   1103534311      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   1103534378      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     N
   1103534544      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   1103534573      1/25/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       736     N
   1103534580      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       680     N
   1103534587      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       779     N
   1103534728      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1103534746       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   1103535015      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1103535208      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       696     N
   1103535272      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     Y
   1103535281      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1103535327       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1103535386      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       760     Y
   1103535396       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       725     Y
   1103535413      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1103535416      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     N
   1103535423      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       754     N
   1103535427       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1103535429      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       722     N
   1103535433      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       744     N
   1103535438       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1103535441      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1103535445      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1103535449      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       745     N
   1103535450      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1103535453      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1103535454      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   1103535457      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       769     N
   1103535465      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
   1103535468      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     N
   1103535469      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1103535470      2/14/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       666     N
   1103535473      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
   1103535474      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1103535476      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1103535478      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1103535480      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1103535483      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       776     N
   1103535490      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1103535492      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1103535493      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       764     N
   1103535497      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1103535500      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       638     N
   1103535502      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     Y
   1103535503      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   1103535545      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     Y
   1103535560      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     Y
   1103535569      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       790     N
   1103535600      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   1103535635      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   1103535833      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1103535837      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   1103535843      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   1103535925      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     Y
   1103535928      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     Y
   1103535983      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       718     N
   1103536079      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     Y
   1103536113       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1103536132       2/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       627     N
   1103536182       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       684     N
   1103536306      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       744     N
   1103536383      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1103536551      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1103536645      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       760     Y
   1103536734      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   1103536899       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       732     N
   1103536997      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1103537007       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1103537012      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       625     N
   1103537014      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1103537043      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1103537047      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1103537053      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   1103537059      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1103537073      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       749     N
   1103537076      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   1103537078      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   1103537085      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     N
   1103537086      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1103537098      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       773     N
   1103537103      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   1103537129      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1103537140      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1103537143      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1103537158      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1103537162      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   1103537165      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1103537168      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1103537170      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       629     N
   1103537171      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       636     N
   1103537173      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       636     N
   1103537185      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1103537187      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       632     N
   1103537188      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     N
   1103537192      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1103537207      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1103537208      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   1103537215      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
   1103537220      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1103537224      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       632     N
   1103537225      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   1103537230      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1103537234      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       816     N
   1103537239      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1103537242      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1103537244      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1103537251      1/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       626     N
   1103537253      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1103537257      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1103537265      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   1103537384      1/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   1103537391      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1103537484      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     Y
   1103537550       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       743     N
   1103537657      1/10/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       683     N
   1103537661       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1103537796      1/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       725     N
   1103537804      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   1103537929      1/19/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       702     Y
   1103537954      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     N
   1103537996      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   1103538004      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1103538006      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       754     N
   1103538109      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       763     N
   1103538180      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   1103538223       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1103538493      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   1103538536      1/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       763     Y
   1103538556       2/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       630     N
   1103538573      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1103538626      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1103538645      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1103538675      1/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       704     Y
   1103538771      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1103538780       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   1103538802      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1103538826      1/26/2006      8/6/2006       8/1/2006      00/00/0000                 7/6/2006       661     N
   1103538854       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1103538889      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   1103538897       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1103538950       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     Y
   1103539049      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     Y
   1103539075      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   1103539110      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   1103539112       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   1103539140      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     N
   1103539217      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     Y
   1103539238       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1103539262      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   1103539441       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       761     N
   1103539640      2/28/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       726     Y
   1103539671       2/9/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       724     Y
   1103539712      1/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
   1103539724      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     N
   1103539725      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       721     N
   1103539780       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1103539785      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       725     N
   1103539837       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   1103540046      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     N
   1103540269      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       805     N
   1103540282      1/26/2006      8/3/2006       8/1/2006      00/00/0000                 7/3/2006       708     N
   1103540348      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1103540389      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       700     N
   1103540421      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   1103540510      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       770     N
   1103540600       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1103540720      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     Y
   1103540767      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       778     Y
   1103540812      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   1103540818      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       758     N
   1103540877      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1103540883       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       764     N
   1103540964      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       684     N
   1103540987       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     N
   1103540999       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     Y
   1103541072      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       716     Y
   1103541114       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   1103541143      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       672     Y
   1103541193       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       647     Y
   1103541292      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       715     N
   1103541451       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1103541491      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1103541544       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     Y
   1103541624      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   1103541637      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1103541733       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     Y
   1103541767      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1103541836      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       761     N
   1103541910      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   1103541968       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   1103542207      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   1103542235       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1103542496      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1103542529      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1103542556       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   1103542653      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     Y
   1103542682       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   1103542688       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1103542709      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   1103542728      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       664     Y
   1103542764      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       640     N
   1103542904      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       645     N
   1103542911       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       766     Y
   1103542920      2/16/2006     7/19/2006       8/1/2006      00/00/0000                6/19/2006       686     Y
   1103542994      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     N
   1103543168      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       728     N
   1103543226      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1103543227      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   1103543228      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1103543231      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       796     N
   1103543233      2/16/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       695     N
   1103543249       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1103543289       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       740     Y
   1103543315      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     Y
   1103543373      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1103543378       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     N
   1103543430      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
   1103543469      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   1103543493      2/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       639     Y
   1103543538      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     Y
   1103543582       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       647     N
   1103543626      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   1103543709       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       709     Y
   1103543823       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     Y
   1103544257      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   1103544279      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       759     Y
   1103544298      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1103544401      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       723     N
   1103544461      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       712     Y
   1103544570      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   1103544804      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1103544898       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   1103544904      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1103544913      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       771     N
   1103544929       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     N
   1103545141       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   1103545144       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       765     N
   1103545161      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1103545181      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       803     Y
   1103545189      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   1103545312      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1103545435      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1103545447      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   1103545498      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   1103545509      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       729     Y
   1103545774       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1103545805      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   1103545819      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     N
   1103545848      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     N
   1103545909      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       771     N
   1103545976       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1103546035       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   1103546081       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1103546111      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     Y
   1103546202       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   1103546220      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   1103546322       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1103546406      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   1103546483      3/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       677     Y
   1103546519      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       738     Y
   1103546555       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   1103546584      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     Y
   1103546689      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1103546786      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1103546808      2/13/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       690     Y
   1103546857      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       766     Y
   1103547035       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     Y
   1103547102      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   1103547116      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       773     Y
   1103547230       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1103547244      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       763     N
   1103547342      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       686     Y
   1103547499      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   1103547546      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   1103547550       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
   1103547650       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   1103547728      3/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   1103547809      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1103548009      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   1103548033       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1103548129       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     Y
   1103548222       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       738     N
   1103548248      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     Y
   1103548294      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   1103548304      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       746     N
   1103548520       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   1103548632      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       775     Y
   1103548694      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1103548711       3/2/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     N
   1103548730       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       754     N
   1103548780      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   1103548848      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   1103548929      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1103548998      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   1103549047      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
   1103549057      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       721     N
   1103549086       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       676     N
   1103549157      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     Y
   1103549223       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   1103549401      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   1103549414      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1103549582       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       752     N
   1103549600      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1103549621      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   1103549697      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       656     Y
   1103549857       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     Y
   1103549867      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     N
   1103549964      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     Y
   1103550181      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   1103550272      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       707     Y
   1103550326      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   1103550387       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1103550415      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   1103550439      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     Y
   1103550462       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       678     N
   1103550501      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       722     N
   1103550589      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1103550616      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1103550662      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       742     N
   1103550824       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1103550913       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       684     Y
   1103551136       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
   1103551430       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   1103551480      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1103551516      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       664     N
   1103551561      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     Y
   1103551626       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   1103552054      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       656     N
   1103552055      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   1103552056      2/27/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       638     N
   1103552057      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       752     N
   1103552058      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1103552059      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     N
   1103552060      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1103552062      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   1103552093       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     Y
   1103552284       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     Y
   1103552288      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1103552712       3/9/2006     8/17/2006       8/1/2006      00/00/0000                7/17/2006       675     Y
   1103553159      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1103553163       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     Y
   1103553446       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     N
   1103553516      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1103553643      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1103553645      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1103553646      3/10/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       738     N
   1103553647      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   1103553648      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     N
   1103553659      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       751     N
   1103554007       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   1103554810      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1103557197      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     Y
   1103557602      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1103557629      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1103558889      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   1103559852      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   2503102201       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       765     N
   2503112159       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       766     N
   2503127677       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       731     N
   2503131961      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     N
   2503133633      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   2503134122      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   2503136983      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   2503137067      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   2503137158      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       746     N
   2503137941      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     N
   2503138135      1/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       739     N
   2503138639      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   2503139403      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   2503139916       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   2503140048      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       781     N
   2503140145      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   2503140253      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   2503140421      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       707     N
   2503141312      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   2503141340       1/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     N
   2503141358     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   2503141397       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   2503141437       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       794     N
   2503141772       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       734     N
   2503141793      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       741     N
   2503141819      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       796     N
   2503142129      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   2503142277      1/12/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       721     N
   2503142447      1/11/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       635     N
   2503142482      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       706     N
   2503142498      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   2503142649       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   2503142784      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   2503142813      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   2503142895       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       783     N
   2503143152      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   2503143155     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   2503143179      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   2503143230      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   2503143311       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   2503143340      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   2503143361       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   2503143377       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   2503143406       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     N
   2503143414      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     N
   2503143457      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   2503143555      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   2503143858       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   2503143890       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   2503143931       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   2503143983      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   2503144003       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       754     N
   2503144233       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       756     N
   2503144353       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
   2503144450       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       764     N
   2503144539       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       764     N
   2503144543      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   2503144563      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   2503144729      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   2503144800       2/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       742     N
   2503144829      1/30/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       742     N
   2503144841      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   2503144879      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   2503145028      1/23/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       632     N
   2503145108      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       781     N
   2503145170      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   2503145194      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   2503145210      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   2503145223      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       752     N
   2503145251      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   2503145257      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   2503145389      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   2503145503      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     N
   2503145664      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       649     N
   2503145736      1/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       753     N
   2503145749      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
   2503145803      1/19/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       696     N
   2503145886      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   2503146045      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       779     N
   2503146051       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   2503146080      1/26/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     N
   2503146102      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   2503146126      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     N
   2503146148      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   2503146194      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       732     N
   2503146205      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   2503146226      1/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     N
   2503146266      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   2503146366       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       666     N
   2503146371      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       770     N
   2503146374      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   2503146390      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   2503146411      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   2503146450      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   2503146497      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   2503146501      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       766     N
   2503146630      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       783     N
   2503146635      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   2503146703      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     N
   2503146711      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   2503146752      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       778     N
   2503146775      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   2503146814      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   2503146852      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   2503146925      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       622     N
   2503146943       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   2503146977       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
   2503147009       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   2503147053      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   2503147130       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       720     N
   2503147149       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       781     N
   2503147157       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   2503147373      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   2503147420       2/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       628     N
   2503147468       2/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       724     N
   2503147472      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   2503147548       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       650     N
   2503147573      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   2503147657       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   2503147676      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   2503147746       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   2503147761      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   2503147841       2/6/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       623     N
   2503147843      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   2503147850      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   2503147852      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   2503148020      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   2503148030       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   2503148056       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   2503148141       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   2503148152      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   2503148174      2/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       659     N
   2503148239      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   2503148300       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   2503148335      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       764     N
   2503148371       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   2503148401      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       801     N
   2503148418      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     N
   2503148432      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   2503148508       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   2503148528      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   2503148532      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   2503148576      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
   2503148644      2/16/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       674     N
   2503148690       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   2503148716      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     N
   2503148737      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       700     N
   2503148773      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   2503148847      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       758     N
   2503148885      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     N
   2503148893       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       628     N
   2503148936      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   2503148955      2/21/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       715     N
   2503149077      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   2503149175      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   2503149262      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   2503149321      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   2503149335       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   2503149362       3/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       657     N
   2503149392       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   2503149399      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   2503149446      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
   2503149583      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   2503149606      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   2503149614      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       671     N
   2503149732      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
   2503149738       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       782     N
   2503149807      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       772     N
   2503149867      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   2503149875      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   2503149983       3/8/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       684     N
   2503150030      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     N
   2503150085      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     N
   2503150122      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   2503150124       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   2503150160      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       761     N
   2503150166      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   2503150170      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       756     N
   2503150171      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   2503150241      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   2503150253      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   2503150271      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
   2503150335      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   2503150346      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   2503150356      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   2503150393      3/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       727     N
   2503150518      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   2503150530      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     N
   2503150646       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   2503150659       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   2503150675      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       786     N
   2503150685      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       790     N
   2503150687      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     N
   2503150690       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   2503150712      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   2503150715      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   2503150732      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       729     N
   2503150741       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   2503150824      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       764     N
   2503150851       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   2503150886      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   2503150894      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       785     N
   2503150925       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   2503150931       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   2503151113      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   2503151115      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   2503151121      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     N
   2503151125       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   2503151150       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     N
   2503151180       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       674     N
   2503151194       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   2503151242       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   2503151271      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   2503151275       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       809     N
   2503151288       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   2503151311      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
   2503151334       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   2503151428      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       714     N
   2503151429      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       720     N
   2503151445      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   2503151454       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   2503151496      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   2503151579       3/1/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       726     N
   2503151589       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   2503151649      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       748     N
   2503151696       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     N
   2503151722      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   2503151739      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   2503151775       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   2503151818       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   2503151890       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   2503151964      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   2503152001      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   2503152014       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       728     N
   2503152102       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   2503152127       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       794     N
   2503152144      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   2503152221       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   2503152357      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   2503152367       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       752     N
   2503152382       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   2503152612       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   2503152699      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   2503152735       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   2503152882      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       754     N
   2503152948      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       626     N
   2503152958      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   2503153012      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   2503153017      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   2503153068      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     N
   2503153086      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       748     N
   2503153247       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   2503153302      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   2503153357       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   2503153383      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   2503153508       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       776     N
   2503153526      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       754     N
   2503153573      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   2503153595      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   2503153707       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   2503153769      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       722     N
   2503153835       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   2503153883      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   2503153938       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     N
   2503154074      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   2503154414      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
   2503154450      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       736     N
   2503154455       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     N
   2503154538      3/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       712     N
   2503154572       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   2503154685      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       771     N
   2503154814      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   2503155496      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   2503155741      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   2503157190      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   4503040064     11/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   4503040860     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   4503041175     11/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   4503041388     11/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   4503041398      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   4503041532     11/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       702     N
   4503041622     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   4503041635     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     N
   4503042240     12/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       674     Y
   4503042721     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   4503044140      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1000250041      1/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       623     N
   1000250641      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     Y
   1000248075     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   1000248428       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
   1000249895      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   1000251378      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1000251011      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   1000249380       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1000252298      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1000250277      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1000250937      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000246500       1/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       608     N
   1000245475      12/6/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       675     N
   1000251302      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   1000249409       1/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       636     N
   1000250875      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1000251483      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   1000250588       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       655     N
   1000250787      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1000243095     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1000249936      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     N
   1000250078       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     N
   1000250389      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1000246402      12/5/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1000252100      1/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       627     N
   1000248620     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1000251396      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   1000248916       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   1000251467      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     Y
   1000242693      11/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1000252237      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1000251513      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       612     N
   1000249095       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1000250964      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1000248897     12/19/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1000245331     12/13/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1000250465      1/10/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       636     N
   1000251818      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   1000251707      1/26/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       631     N
   1000251837      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1000248527      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   1000251702      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     Y
   1000248532     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1000252177      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1000251998      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1000250295      1/11/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       657     N
   1000249664      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
   1000247569       1/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       768     N
   1000249562      1/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   1000251550      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     N
   1000243218     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   1000250441      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   1000250726      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1000250462       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     Y
   1000250407      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1000247718      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   1000251740      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1000250306      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1000248706       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       647     N
   1000252365      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   1000251619      1/26/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       655     N
   1000246337     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1000252621      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1000252320      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1000252767      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1000247488       1/6/2006      8/1/2006       8/1/2006        2/1/2008                 7/1/2006       715     Y
   1000252717      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       790     N
   1000251793      1/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       683     N
   1000251419      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1000250027     12/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
   1000249995       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1000248848      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   1000250271      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1000250038       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1000251750      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   1000245637      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
   1000248332       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1000247459      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1000250756       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1000243462      1/30/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       635     N
   1000251823      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1000250384      1/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       619     N
   1000252046      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1000249417       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1000247405       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     Y
   1000247845      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1000249830       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   1000250283       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1000249600      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       743     N
   1000251737      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1000252137      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   1000252057      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1000250597      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     Y
   1000251725      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   1000249904     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1000249804      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
   1000241265     11/10/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   1000250947      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   1000247876       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1000250499      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1000250854      1/26/2006      9/1/2006       8/1/2006        2/1/2006                 8/1/2006       618     N
   1000249887      1/24/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       718     N
   1000244094       2/1/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       615     N
   1000251888       2/1/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       632     N
   1000251596      1/27/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       643     N
   1000251712       2/2/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       619     N
   1000252318      1/27/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       611     N
   1000251733      1/26/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       678     N
   1000252182      1/26/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       629     Y
   1000242588      1/26/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       641     N
   1000250336      1/19/2006      7/1/2006       8/1/2006        2/1/2006                 6/1/2006       628     N
   1000252681       2/1/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       673     N
   1000252244       2/3/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       631     N
   1000252289       2/8/2006     10/1/2006       8/1/2006        3/1/2006                 9/1/2006       701     N
   1000252418       2/3/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       646     N
   1000252432      1/27/2006      8/1/2006       8/1/2006        2/1/2006                 7/1/2006       651     Y
   1000253413      2/13/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       696     N
   1000252693      2/10/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       654     N
   1000252778       2/3/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       655     N
   1000253564      2/10/2006      6/1/2006       8/1/2006        3/1/2006                 5/1/2006       626     Y
   1000252856      2/10/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       638     N
   1000252990      2/10/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       603     N
   1000251049      2/10/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       643     N
   1000252607       2/6/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       690     N
   1000253183      2/13/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       656     N
   1000253754      2/13/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       650     N
   1000253762      2/14/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       630     N
   1000252322      1/31/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       755     N
   1000253527      2/14/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       650     N
   1000249997       2/9/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       639     N
   1000251339      2/10/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       694     N
   1000253716      2/17/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       619     N
   1000254388      2/21/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       600     N
   1000253276      2/14/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       766     N
   1000251943      2/13/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       633     N
   1000252461      2/21/2006      6/1/2006       8/1/2006        3/1/2006                 5/1/2006       627     N
   1000254036      2/22/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       627     N
   1000254569      2/23/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       643     N
   1000253112       2/6/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       662     N
   1000254608      2/24/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       671     N
   1000253964      2/23/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       624     Y
   1000254395      2/24/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       629     N
   1000254397      2/23/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       633     N
   1000253860      2/24/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       669     N
   1000252336      2/21/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       653     N
   1000254595      2/28/2006      6/1/2006       8/1/2006        3/1/2006                 5/1/2006       657     N
   1000252876      2/28/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       739     N
   1000251668      2/16/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       664     N
   1000254669      2/28/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       603     N
   1000253859      2/28/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       629     N
   1000254125      2/28/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       635     N
   1000254251      2/22/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       643     N
   1000254216      2/16/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       653     N
   1000254322      2/24/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       624     N
   1000253824      2/16/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       612     N
   1000254706       3/1/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       606     N
   1000254821       3/1/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       687     N
   1000248266      2/23/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       602     N
   1000254554       3/1/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       626     N
   1000254495       3/2/2006      9/1/2006       8/1/2006        4/1/2006                 8/1/2006       644     N
   1000255313       3/3/2006      8/1/2006       8/1/2006        4/1/2006                 7/1/2006       632     Y
   1000254836       3/3/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       678     Y
   1000254867       3/3/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       604     N
   1000254465       3/3/2006      8/1/2006       8/1/2006        4/1/2006                 7/1/2006       601     N
   1000254244       3/3/2006      8/1/2006       8/1/2006        4/1/2006                 7/1/2006       636     N
   1000254729       3/3/2006      8/1/2006       8/1/2006        4/1/2006                 7/1/2006       603     N
   1000254051       3/3/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       637     N
   1000255030      2/28/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       607     N
   1000255091       3/3/2006      9/1/2006       8/1/2006        4/1/2006                 8/1/2006       614     N
   1000254525      2/23/2006      7/1/2006       8/1/2006        3/1/2006                 6/1/2006       614     N
   1000254641      2/24/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       636     N
   1000252610      2/27/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       697     N
   1000252435      2/27/2006      8/1/2006       8/1/2006        3/1/2006                 7/1/2006       641     Y
   1000250522      2/28/2006      9/1/2006       8/1/2006        3/1/2006                 8/1/2006       683     Y
      9941049      4/22/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       625     N
     10288055      11/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
     10311912     12/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       801     N
     10312284      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
     10320520     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
     10320528      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
     10320554     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
     10320560     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
     10320568     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
     10320590     11/10/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
     10320616     12/27/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       694     N
     10320700     11/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
     10320708     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
     10320714     11/17/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       680     N
     10320726     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
     10320728     11/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
     10320744      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
     10320746      12/6/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
     10320752      12/6/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       668     N
     10320784      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
     10320790     11/16/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       693     N
     10320846     12/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       690     N
     10320854     12/27/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
     10320868     11/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
     10320886     12/29/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       665     N
     10320892     11/28/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       658     N
     10320914      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
     10320974      12/6/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     N
     10321014     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
     10353971     11/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       673     N
     10354051      12/7/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       664     N
     10354523     11/10/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       693     N
     10354525     11/10/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       693     N
     10354733     11/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
     10354803     11/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
     10354855     10/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
     10354857     10/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
     10355349      12/6/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
     10355394      12/5/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       695     Y
     10355482      12/6/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
     10355592      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       738     N
     10355770     10/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
     10356087      12/6/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       699     N
     10356094       3/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     Y
     10356098      2/18/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       759     N
     10356181     11/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
     10356185     11/16/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       631     N
     10356195      12/5/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
     10356205      12/1/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
     10357189     12/12/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       695     N
     10382226       2/7/2006     8/14/2006       8/1/2006      00/00/0000                7/14/2006       683     N
     10391857     10/26/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       684     N
     10392127     10/28/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       658     N
     10392523     11/10/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
     10392601     11/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
     10392651     11/10/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
     10392867     11/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
     10392925      11/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
     10393167     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
     10393199      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
     10393201     11/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
     10393255      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
     10393443     11/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
     10406455       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     Y
     10406473       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       720     Y
     10424663      9/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
     10424729      12/6/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
     10424819     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
     10424869      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       686     N
     10424903     12/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
     10424973      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       690     N
     10425045     11/20/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     N
     10425065     12/15/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       682     N
     10425121     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
     10425163     12/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
     10425191      1/11/2006     11/1/2006       8/1/2006      00/00/0000                10/1/2006       688     N
     10425207     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
     10425447       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
     10425507       1/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       687     Y
     10425635     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
     10425927       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
     10425937      12/5/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       651     Y
     10425941     11/23/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     N
     10425983     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
     10425999       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
     10434343      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
     10436287       2/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       696     N
     10438129      1/20/2006      8/6/2006       8/1/2006      00/00/0000                 7/6/2006       698     N
     10439207      1/19/2006     8/26/2006       8/1/2006      00/00/0000                7/26/2006       690     N
     10440769       1/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
     10440871      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
     10440929       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     Y
     10440953      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
     10441713      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
     10441905     12/22/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
     10442129       1/9/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       738     N
     10442285       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
     10443047      1/12/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       719     N
     10445575     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
     10446469      2/14/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       711     N
     10446475       2/4/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       752     N
     10446481      3/25/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       656     N
     10446493     12/28/2005     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       698     Y
     10446513      3/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       740     N
     10446549     10/20/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
     10446579     10/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
     10446635     12/15/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
     10446747     11/22/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     N
     10446781      11/1/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
     10448053     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
     10448185      11/3/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
     10449715       2/4/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       734     N
     10450135      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     N
     10450491       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     Y
     10450865       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
     10451579     12/14/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
     10451661     11/17/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     Y
     10451799     11/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
     10451813     10/26/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     N
     10451827     12/13/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
     10451887     11/10/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       793     N
     10452729       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
     10453061     12/21/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
     10453097       1/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     N
     10453235     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     Y
     10453283      12/5/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
     10453339      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
     10453453      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       801     N
     10453883       2/2/2006      8/8/2006       8/1/2006      00/00/0000                 7/8/2006       678     N
     10458895      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
     10459251      7/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
     10459321       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
     10461231       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
     10461285     12/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       778     N
     10461555      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
     10461819      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       664     N
     10462959      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       699     N
     10462965      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
     10462985      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       671     N
     10463029      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     N
     10463123       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     N
     10463129      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
     10463839       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
     10464141      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
     10465261      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       683     N
     10465357      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       683     N
     10465379      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
     10465395      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
     10468311      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     N
     10468325      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
     10468417       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       693     N
     10468421      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
     10468427      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
     10469117      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     Y
     10469161      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
     10469509       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
     10469533       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     N
     10474543      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       685     N
     10475509      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
     10475521      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     N
     10475603      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
     10475613      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       690     N
     10475621      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       648     N
     10475973      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     Y
     10476001      2/13/2006     6/30/2006       8/1/2006      00/00/0000                5/30/2006       679     N
     10477545      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
     10477555      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
     10477573      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       739     N
     10477575      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
     10477577      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
     10477585      2/21/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       729     N
     10478521       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
     10478581      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
     10478625      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     Y
     10478841      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
     10478925      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     N
     10478979      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       630     N
     10479039      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       694     N
     10479085      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       671     N
     10479089      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
     10479181      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
     10479211      2/24/2006     8/27/2006       8/1/2006      00/00/0000                7/27/2006       646     N
     10482675      2/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       689     Y
     10482969      2/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       686     N
     10483015      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
     10483035      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
     10483095      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
     10483099      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
     10483139      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
     10483161       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
     10483215      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       722     N
     10483229      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       699     Y
     10483259      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       794     N
     10483263      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
     10483425      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
     10483485      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       748     N
     10483599      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       757     N
     10483851      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       687     Y
     10485007      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
     10485505      2/15/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       708     Y
     10486439      2/24/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       663     N
     10486519       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
     10486521      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
     10486541      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
     10487819      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
     10488389       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
     10488565      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       686     N
     10488721      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     N
     10489455      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       739     N
     10489777      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       675     N
     10490431       2/8/2006     8/15/2006       8/1/2006      00/00/0000                7/15/2006       663     N
     10491127       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
     10491177      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     N
     10491223      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       663     N
     10491231       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       698     N
     10491303       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       731     N
     10491307       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
     10491721     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
     10491725      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
     10491877      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
     10491957      2/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       660     N
     10493843       3/6/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       689     N
     10493853       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     N
     10493891      2/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       678     N
     10493919       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
     10493949      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
     10493983       3/1/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       691     N
     10494145      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       643     N
     10494221      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       685     N
     10494387       3/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     N
     10498215       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       732     Y
     10498303      2/28/2006      8/7/2006       8/1/2006      00/00/0000                 7/7/2006       668     N
     10499995      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
     10500013      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
     10500665       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
     10500753       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       707     N
     10502253       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
     10502257       3/2/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
     10502321       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
     10502713      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
     10502779      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
     10502801      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     N
     10504943      3/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       674     N
     10504951      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       685     N
     10504957       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
     10504987      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       693     N
     10504997       3/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
     10505025       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
     10505115       3/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       697     N
     10508731       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       787     N
     10513085       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
     10514127      7/13/2004      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       766     N
     10514139      6/30/2004      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       763     N
     10515241      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
     10515315      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
     10517057      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
     10517083      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
     10517155      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
     10517185      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
     10517199      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
     10521091      3/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       697     N
     10521129      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       759     N
     10521243      3/17/2006     8/17/2006       8/1/2006      00/00/0000                7/17/2006       690     N
   3000917884      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   3000922146      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   3000924367      3/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   3000920385      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     Y
   3000910301      3/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   3000910426      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   3000910539      3/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       634     N
   3000910738      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     Y
   3000910789      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   3000910801      3/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     N
   3000911304      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
   3000911688      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   3000911705      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   3000911939      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   3000912298      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       697     N
   3000912450      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     N
   3000912504      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       758     N
   3000912700      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   3000912838      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     Y
   3000912981      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000913078      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       708     N
   3000913141      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
   3000913162      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   3000913326      3/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       739     Y
   3000913431      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   3000913454      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000913549      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   3000913624      3/29/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       688     N
   3000913825      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       640     N
   3000913903      3/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       627     N
   3000914373      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       765     N
   3000914380      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       765     N
   3000914388      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       765     N
   3000914478      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     Y
   3000915253      3/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
   3000915749      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   3000915922      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   3000916668      3/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       756     Y
   3000916677      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       657     N
   3000916695      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   3000917011      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   3000917689      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     Y
   3000917717      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   3000917993      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   3000918103      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       757     N
   3000918327      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   3000918422      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   3000918424      3/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       739     N
   3000918516      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
   3000918554      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       678     N
   3000918570      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   3000918877      3/29/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       669     N
   3000919025      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
   3000919134      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   3000919207      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   3000919327      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       770     Y
   3000919438      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   3000919514      3/27/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       707     N
   3000919738      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   3000919788      3/30/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       710     N
   3000919841      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
   3000919912      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       750     Y
   3000919919      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   3000919936      3/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       733     N
   3000919984      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       756     N
   3000920099      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000920177      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   3000920376       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
   3000920810      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       806     N
   3000920957      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       782     N
   3000921599      3/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       750     Y
   3000921715      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   3000921848      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   3000922442      3/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       696     N
   3000922684      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       766     N
   3000922764      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
   3000923300      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
   3000923340      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
   3000923734      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   3000924020       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
   3000924061       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
   3000924798       4/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   3000926319       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       707     N
   3000908001      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   3000921685      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   3000903236      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     Y
   3000919403      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   3000911386      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       710     N
   3000914096      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000915548      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
   3000900217      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       669     N
   3000856252     11/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   3000910010      3/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       653     N
   3000864916     12/12/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   3000885392      1/27/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       690     N
   3000892593       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   3000892143      2/21/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       727     Y
   3000898506      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   3000900298      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   3000887262       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     Y
   3000877839      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   3000883301      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   3000888852      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   3000893280      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     Y
   3000895236      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   3000897966      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   3000901048      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   3000904709      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       645     N
   3000915504      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   3000913274      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   3000912371      3/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       693     N
   3000919465      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     Y
   3000922482      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000881374      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   3000892569      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   3000896019      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     Y
   3000902344      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       738     Y
   3000904573      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   3000907850      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   3000909574      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   3000911862      3/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       670     Y
   3000912584      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     N
   3000912970      3/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       732     Y
   3000913299      3/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       732     Y
   3000915442      3/22/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       635     N
   3000915458      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   3000915564      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       749     Y
   3000919742      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   3000919747      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     N
   3000920390      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       737     Y
   3000921104      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
   3000921938       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   3000922924      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   3000923019      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   3000912946      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     Y
   3000916048      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   3000894210      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   3000894780      3/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       703     Y
   3000896458      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
   3000902938      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     N
   3000906120      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   3000907601      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   3000909025      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   3000910070      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   3000911216      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   3000912755      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000913631      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   3000915538      3/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       699     N
   3000915556      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   3000915585      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   3000915985      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   3000916825      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   3000917297      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   3000918672      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   3000921300       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   3000921594      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   3000923218      3/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       722     N
   3000924054      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     N
   3000909483      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       744     Y
   3000913973      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   3000879270      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   3000888967      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   3000889559      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   3000891957       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   3000891971       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   3000892641      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       664     N
   3000894066      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   3000896320      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       728     Y
   3000897078      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       729     N
   3000897404      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   3000898094      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   3000898430      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
   3000899909      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
   3000901615      3/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       673     N
   3000903105      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       715     Y
   3000903812      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   3000907313      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   3000907477      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   3000908145      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   3000908597      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   3000909282      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
   3000909738      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   3000909814      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   3000913474       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   3000922971       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   3000887683      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
   3000907750      2/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       755     N
   3000918393      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       647     N
   3000922724       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     Y
   3000922800       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     Y
   3000923237       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       768     N
   3000896583       4/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       660     Y
   3000908495       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       771     N
   3000876986      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   3000906162      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   3000908822      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       724     N
       417009      3/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       645     Y
       424168       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
       428561      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       688     Y
       429975      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
       434356      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       733     N
       436000     11/29/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     Y
       442901      3/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     N
       443076      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       760     N
       452599      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
       455664      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
       455875     11/29/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       786     N
       460039       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
       460730     10/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     N
       461473      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       703     N
       462727       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
       463218       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       746     N
       463250      3/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     Y
       465218      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
       465893      3/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       780     N
       468334      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
       468737      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
       468778      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       696     N
       468835      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
       469603       1/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       788     N
       472083      3/19/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       732     Y
       474812      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       763     N
       477005      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
       480684      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
       483609      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
       483793      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       768     N
       483860      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       731     N
       483953      2/16/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       626     Y
       484165      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
       484260      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     N
       485640      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     Y
       486471       3/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       791     N
       487018      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
       487175      2/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     Y
       487455      3/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       739     N
       487532       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     N
       488410       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
       488986       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       763     Y
       491057       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       775     Y
       491142      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
       492047      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       725     Y
       492667       3/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       700     Y
       494784       4/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
       495611      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
       496011      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
       496380      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
       496937      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     Y
       496972      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
       497186      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
       498056       3/3/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       695     Y
       498366      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
       498444      3/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       643     N
       498845      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
       498967      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
       499706      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
       500072      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
       500704      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       696     Y
       500948      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       726     N
       501081       3/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
       501438       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       794     Y
       501896      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       794     Y
       502034      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       736     Y
       503506      3/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       757     Y
       503662      3/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       682     N
       503671      3/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       745     Y
       503710      3/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       788     N
       503711      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       734     Y
       503761      3/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       730     Y
       503823      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
       503843      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       753     N
       504101      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
       504398      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       735     N
       504704      3/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       667     Y
       504947      3/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       667     Y
       505662      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       762     Y
       505889      3/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     Y
       505938      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       709     N
       505940      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
       505960      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       753     N
       505977      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     Y
       506555      3/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       781     N
       506595      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
       506679      3/29/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       758     N
       507336      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
       507360      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       723     Y
       508246      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
       508518      3/25/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       771     N
       508577      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
       508628      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     Y
       508697      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
       508845       4/5/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       724     Y
       508865      3/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     Y
       508898      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
       509254      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       742     N
       509296      3/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
       509390      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       719     Y
       509483      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     Y
       509543      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
       509682      3/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       754     N
       510178      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
       510251      3/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       658     Y
       510268      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       650     Y
       510394      3/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       736     N
       510543      3/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       761     Y
       510828      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
       511128      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
       511365      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
       511417      3/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       746     N
       511481      3/29/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       803     Y
       511484      3/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
       511771      3/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       715     Y
       511912      3/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       628     Y
       512117      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     Y
       512144      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
       512435      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       714     N
       512459      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
       512778      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     Y
       512841      3/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
       512898      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
       512925      3/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       691     N
       513309      3/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       647     Y
       513454      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
       513566      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
       513715      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       716     Y
       514008      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
       514059      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       727     Y
       514797      3/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       746     Y
       515138      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     Y
   1004483543     12/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1004978135      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1005201042      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   1005231858      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1005468237     11/16/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   1005847033       1/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   1006030966      1/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       638     Y
   1006072545      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       636     N
   1006113813      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1006129888      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1006149027      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006178067      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   1006188412      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1006245155      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1006268950      1/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1006277307      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1006288607      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1006301619      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     Y
   1006304527       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1006311715      1/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006311779      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   1006364338       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   1006434860      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1006473158      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       706     Y
   1006475824      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1006507201      2/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   1003679344      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1003965203     10/26/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     N
   1004150769      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
   1004199833     12/10/2005      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     N
   1004577700      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1004658025      12/1/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   1004824523      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1004863589       2/1/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       604     N
   1004891031     11/24/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     Y
   1004893495     11/17/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1004900245      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1004937938      12/2/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   1004969243     11/28/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1005013479     12/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       687     N
   1005024519     11/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1005069098      12/8/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1005099564     11/24/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     N
   1005112638      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1005145336      12/9/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   1005235738      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1005291114     12/15/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       623     N
   1005315937      12/7/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   1005527619      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1005549310      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1005603723     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   1005623097       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
   1005628877       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   1005632602      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
   1005646367       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   1005722685      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1005723611       1/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   1005739043       1/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       631     Y
   1005745508      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1005749648     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1005766012      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     Y
   1005770819       1/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     N
   1005771140       1/7/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       616     N
   1005775645       1/4/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       709     N
   1005807497      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   1005809743      1/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     Y
   1005813266      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       618     N
   1005815406      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       625     N
   1005819322      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   1005820793      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1005846267      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   1005897112     12/30/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1005903150      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1005909500     12/30/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   1005926019      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   1005932529       2/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     Y
   1005936213      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   1005939238      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1005949968      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     Y
   1005952524      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       631     N
   1005953195      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1005956968      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   1005961300      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       605     N
   1005978294      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       703     Y
   1005981789      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     Y
   1005985062      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1006010201      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1006011228      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     Y
   1006013976      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   1006015983      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   1006028069       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     N
   1006029120      1/26/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       650     N
   1006030314      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
   1006033062      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   1006035685       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1006037086      1/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       697     Y
   1006037530      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1006037692      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1006038646      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       705     Y
   1006039299      1/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     Y
   1006039707      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1006042374      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     Y
   1006043293      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1006044611       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   1006045291      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1006046548      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006046584      1/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     Y
   1006046628      1/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   1006046744      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1006046833      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   1006047271      1/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       657     N
   1006052969       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1006053469      1/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     Y
   1006056288      1/27/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       632     N
   1006056493      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1006056778      1/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     Y
   1006058311      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1006060371      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1006061165      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     N
   1006062725      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1006064340      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     Y
   1006065278      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     Y
   1006067427      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       688     Y
   1006067739      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       668     N
   1006068836       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   1006069194      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     Y
   1006069602      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     N
   1006069826      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1006071966       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1006073045      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
   1006076033      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     Y
   1006076603      1/20/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   1006078790       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   1006078825      1/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   1006079209      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
   1006079487      1/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     N
   1006079502       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1006081429      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   1006083105      1/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       658     N
   1006084774      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     Y
   1006086317      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1006091007       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1006096752      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1006100943      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       672     N
   1006106858      1/16/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       646     Y
   1006107544      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1006108213      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   1006109882      1/25/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     Y
   1006110424      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     Y
   1006111806      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
   1006114411      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1006117258      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       675     Y
   1006123786       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   1006124339      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       628     N
   1006124838      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1006125365      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1006127693      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1006129682      1/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1006133613      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1006140115      1/27/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       719     Y
   1006143611      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1006143648      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
   1006144763      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1006148304      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     Y
   1006152977      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1006156964      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     Y
   1006160780      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1006163402      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1006164633      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1006169200       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1006170154      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     N
   1006171046      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1006175079       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1006175104      1/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       663     Y
   1006180090      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1006182748      1/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       667     N
   1006185004       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       709     Y
   1006187226       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     Y
   1006187707      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     N
   1006191373      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     Y
   1006192568      1/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   1006194931      1/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     Y
   1006195896       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
   1006202076      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1006206866      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       609     N
   1006207259      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   1006207393      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1006210067       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     N
   1006210646      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   1006214241      2/22/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       606     N
   1006214474       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     Y
   1006216392      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1006218238      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1006225346      1/31/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       670     N
   1006225578      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     N
   1006228263       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       634     Y
   1006235175      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   1006235317      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1006237422       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     N
   1006238519       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1006241391      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   1006243442      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1006247064      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     Y
   1006253181       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1006255278      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       606     N
   1006258033       2/9/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       632     N
   1006258177       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1006259602      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006259639       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1006259853      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     N
   1006261966      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   1006262082      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   1006262135      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1006263777      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1006264419      1/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   1006265720      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     Y
   1006266541      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1006268095       1/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
   1006268111       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   1006269986       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1006270000      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     N
   1006271036      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1006271125      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
   1006274435      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1006274462       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   1006275817      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1006276246      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     Y
   1006279984      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1006280455      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1006281178      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
   1006282079      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   1006282195       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   1006287074      1/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       689     N
   1006287145      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       695     Y
   1006287387       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       610     N
   1006287396      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1006288590      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1006289571       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1006290961      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   1006291201       2/8/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       621     N
   1006291639      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   1006292727       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       718     Y
   1006295458      1/28/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       635     Y
   1006295644      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   1006296475       2/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       659     N
   1006296983      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1006297189      1/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   1006297544       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       668     N
   1006297571       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   1006297928       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   1006298516      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       679     N
   1006299409       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       623     N
   1006299622      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     Y
   1006301192      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     Y
   1006303458      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       702     N
   1006303859       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       651     N
   1006305385      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     N
   1006305811      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1006307114      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1006307374       2/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       692     Y
   1006307935      1/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   1006308168       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   1006309283      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       601     N
   1006309899      1/30/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       626     Y
   1006310182       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       625     Y
   1006310486      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1006312466      2/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       691     Y
   1006313367      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1006313526       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     Y
   1006314197       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1006314829       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     Y
   1006315043      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     Y
   1006316872       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     Y
   1006317005       2/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       606     N
   1006317363       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1006319370       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1006320224      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
   1006320313      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   1006321303       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       677     N
   1006325675      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   1006327664      1/30/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       630     N
   1006328832       2/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1006329662       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1006332284      1/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
   1006333176      2/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   1006334282      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1006335744      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       619     Y
   1006336627      1/31/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       625     Y
   1006336734       2/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1006338867       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1006339704      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1006344887      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1006346910      2/24/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       618     N
   1006348534      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1006349123      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     Y
   1006353858      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006358103      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1006362143      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1006364454       2/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1006364695      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       680     Y
   1006372007       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1006374041       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   1006379652       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1006380971      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1006385146      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       705     N
   1006385592      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       602     N
   1006390826       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
   1006392183       2/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     N
   1006392414      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1006392691       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     N
   1006396198      2/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       618     N
   1006402323      2/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1006404704      2/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       607     N
   1006404857      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1006408988       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   1006411803       2/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       649     N
   1006412768      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       602     N
   1006415006       2/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1006419770       2/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     N
   1006421954      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     Y
   1006445732      2/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   1006449621      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       612     N
   1006464453      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1006473318      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006477038      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1006479447      2/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       665     N
   1006486698      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1006494983      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
   1006506122      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   1006506391      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       663     Y
   1006507452      2/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1006510108      2/23/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       605     N
   1006517628      2/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       710     N
   1006525192      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     Y
   1006526191      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006526342      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1006536849      2/15/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       624     N
   1006540228      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     N
   1006555658      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     N
   1006557665      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1006564149      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       610     N
   1006569386      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   1006569867      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1006571836      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     Y
   1006572443      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       692     N
   1006572666      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       659     N
   1006573567      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       639     N
   1006573665      2/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       620     N
   1006573674      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       681     Y
   1006574478      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
   1006575985      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1006576975      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1006576984      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
   1006580470      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       614     N
   1006581148      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       661     N
   1006581291      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   1006582682      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1006584298      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   1006585000      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1006588098      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1006588524      2/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1006590968      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1006596016      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       617     N
   1006600671      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       627     N
   1006619787      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     N
   1006658805      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   1005956726      1/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     Y
   1006039431      1/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       649     Y
   1006061922      1/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1006126541       2/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       632     N
   1006159337      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1006227479      1/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1006254661      1/26/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     Y
   1006260609       2/9/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       678     Y
   1006289562       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
   1006293673       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       632     N
   1006301539      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       604     N
   1006312901       2/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       677     N
   1006318576       2/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     N
   1006335165      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       644     N
   1006449373      2/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       668     N
   1006505221      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       687     N
   1006583814      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       666     N
   1006192611       2/3/2006     11/1/2006       8/1/2006      00/00/0000                10/1/2006       705     Y
   1006395439       2/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     N
   1004935789      12/7/2005      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       660     N
   1006535458       3/2/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   1006682556      3/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     N
   1006812933      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   1006891973      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1007107846      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       701     N
   1007132373      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     Y
   1007148561      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1007195206       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     Y
   1007203135      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1007262151       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1007432405      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     N
   1006331338      3/30/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1006499363      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
   1006698978       4/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     N
   1006699281      4/17/2006      6/1/2006       8/1/2006      00/00/0000                 5/1/2006       709     N
   1006782252       4/5/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       648     Y
   1006813870       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1006834223      4/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     Y
   1006882064       4/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   1006966875      4/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1006973714      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1006977177      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1007015810      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   1007019120       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       700     Y
   1007022312      3/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     Y
   1007032409      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     N
   1007083862      4/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       665     N
   1007096162      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   1007123310       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
   1007135174       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   1007139009      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
   1007171758      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1007172329       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1007173998      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       697     Y
   1007189543      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1007200897      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
   1007204170       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1007206276       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   1007223248      4/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       633     Y
   1007224452      4/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1007225727       4/6/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       630     Y
   1007232540      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1007234263      4/19/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       639     N
   1007236877       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       641     Y
   1007239133       4/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     N
   1007245386      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
   1007247419       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     N
   1007247749      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1007248098      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
   1007250146      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1007253580      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1007254080      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       699     Y
   1007254437      4/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1007257620       4/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
   1007258040       4/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     Y
   1007258460      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       635     Y
   1007263132      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     Y
   1007263187       4/4/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     Y
   1007264177       4/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1007268388      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     Y
   1007271837       4/4/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       647     N
   1007272453      4/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       625     N
   1007272747       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       624     Y
   1007275183       4/4/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       650     N
   1007276770      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     Y
   1007279562       4/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       625     N
   1007279786      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
   1007280792      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
   1007281130      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1007281880      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
   1007282111      4/11/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       679     N
   1007284011      4/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       635     N
   1007284495      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1007284609       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     Y
   1007285476      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       633     N
   1007288534      4/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       612     Y
   1007288678      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       671     Y
   1007292262      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1007294420       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1007294901      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     Y
   1007299979      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     Y
   1007300743       4/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       712     Y
   1007301341      4/11/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       624     N
   1007304384      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1007304570      4/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       633     Y
   1007304712      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       655     Y
   1007305061      4/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       680     N
   1007308781      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       621     N
   1007312213      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       613     N
   1007312231      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       682     N
   1007318440       4/5/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1007319555      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     Y
   1007323407      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     Y
   1007325281      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
   1007325423      4/17/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       614     N
   1007325646      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
   1007325904      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     N
   1007328554      4/19/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       652     Y
   1007328741      4/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     Y
   1007329438      4/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       641     N
   1007330621      4/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       710     Y
   1007330676      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1007330836      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       670     Y
   1007331899       4/8/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       642     Y
   1007334896      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       648     N
   1007337358      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       631     N
   1007338231      4/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     Y
   1007338464      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       672     Y
   1007342244      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1007344625      4/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       616     N
   1007345376      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
   1007345615      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       644     Y
   1007346339      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       623     Y
   1007346491       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       630     Y
   1007353936      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       609     N
   1007354258      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       600     Y
   1007355159      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       602     N
   1007356666      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       684     Y
   1007356924      4/11/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       689     Y
   1007358986      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       605     N
   1007361302      4/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       604     N
   1007362007      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       615     N
   1007362800       4/7/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       620     Y
   1007365139      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     N
   1007366094      4/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       638     Y
   1007366316      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     N
   1007370846      4/12/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       675     N
   1007371925      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
   1007375431      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       626     N
   1007376163      4/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1007377947      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       619     N
   1007378081      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       622     N
   1007379053       4/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1007381059      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       637     Y
   1007385705      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       611     N
   1007387400      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       656     N
   1007397943      4/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       642     N
   1007401652      4/19/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     Y
   1007402410      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     Y
   1007404445      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       651     Y
   1007404784      4/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
   1007407816      4/13/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       650     N
   1007408619      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       660     Y
   1007409066      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1007409477      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     Y
   1007412454      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     Y
   1007417057      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       629     Y
   1007420962      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       680     N
   1007426582      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       674     N
   1007427126      4/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       600     N
   1007428777      4/13/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     Y
   1007429561      4/12/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       607     N
   1007450616      4/13/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       622     N
   1007452124      4/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       603     N
   1007510650      4/18/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       608     N
     38842217      2/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       704     N
     38842225       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       717     Y
     38842233      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
     38842241      3/10/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       640     N
     38842258      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     Y
     38842266      3/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       662     N
     38842274      3/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       652     Y
     38842282       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       656     N
     38842290      3/29/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     N
     38842308      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       642     N
     38842316      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       663     N
     38842324      2/23/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       653     N
     38842332       3/6/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       658     N
     38842340      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       646     N
     38842357      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       645     N
     38842365      2/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
     38842373      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       674     Y
     38842381      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       676     N
     38842399      9/23/2005      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       669     N
     38842407      2/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       673     N
     38842415      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       751     N
     38842423      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       698     N
     38842431      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       711     N
     38842449       3/6/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       649     N
     38842456      2/22/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       779     N
     38842464      2/17/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       657     N
     38842472      2/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     N
     38842480      2/24/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       683     N
     38842498       3/9/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       793     N
     38842506      3/10/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       705     N
     38842514       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       755     N
     38842522      3/14/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       661     N
     38842530      3/16/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       726     N
     38842548      3/18/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       650     N
     38842555      3/15/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       693     N
     38842563      3/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       763     N
     38842571       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
     38842589       2/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       658     Y
     38842597      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       780     N
     38842605      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       783     N
     38842613      1/27/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       744     Y
     38842621      2/10/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       698     N
     38842639      2/14/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       686     N
     38842647      2/24/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       731     N
     38842654      2/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       681     N
     38842662       3/7/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       672     N
     38842670      3/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       694     N
     38842688      1/31/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       713     Y
     38842696      2/20/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       685     N
     38842704       3/3/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       671     N
     38842712      2/28/2006      9/1/2006       8/1/2006      00/00/0000                 8/1/2006       644     Y
     38842720      3/20/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       703     N
     38842738       3/3/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       673     Y
     38842746      2/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       650     Y
     38842753       3/8/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       747     Y
     38842761      3/21/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       749     N
     38842779      3/16/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       690     N
     38842787      3/17/2006      7/1/2006       8/1/2006      00/00/0000                 6/1/2006       705     N
     38842795      3/28/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       643     N
     38842803       3/1/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       653     N
     38842837      3/23/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       730     Y
     38842811      3/29/2006     10/1/2006       8/1/2006      00/00/0000                 9/1/2006       716     N
     38842829      2/22/2006      8/1/2006       8/1/2006      00/00/0000                 7/1/2006       654     Y
      3321520      3/13/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       689     N
      3322423      2/24/2006      8/1/2006       8/1/2006        4/1/2006                 7/1/2006       658     N
      3323847      3/10/2006      7/1/2006       8/1/2006        5/1/2006                 6/1/2006       733     N
      3323849       3/3/2006      8/1/2006       8/1/2006        4/1/2006                 7/1/2006       703     N
      3328023       3/9/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       684     Y
      3329332       3/6/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       681     N
      3335343       3/7/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       682     Y
      3335724      3/24/2006      9/1/2006       8/1/2006        5/1/2006                 8/1/2006       699     Y
      3336896      2/27/2006      9/1/2006       8/1/2006        4/1/2006                 8/1/2006       644     N
      3336919      2/17/2006      9/1/2006       8/1/2006        4/1/2006                 8/1/2006       671     N
      3338399      3/24/2006      9/1/2006       8/1/2006        5/1/2006                 8/1/2006       685     N
      3338716      3/10/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       668     N
      3338753      4/26/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       723     N
      3341851      3/29/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       676     N
      3342721       4/5/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       662     N
      3343712      3/22/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       659     Y
      3344166      3/23/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       655     N
      3345040      3/16/2006      9/1/2006       8/1/2006        5/1/2006                 8/1/2006       703     N
      3345045      3/21/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       724     N
      3345733      3/27/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       658     N
      3347419      3/29/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       630     N
      3348946      3/31/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       671     Y
      3350099      3/30/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       630     Y
      3351427      3/27/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       633     N
      3352872       3/6/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       737     Y
      3352876      3/10/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       740     N
      3352912       3/9/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       706     N
      3352914       3/9/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       703     N
      3353119      4/27/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       740     N
      3353252       4/7/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       668     N
      3354948      4/18/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       684     N
      3355707      4/28/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       672     N
      3358425      4/28/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       673     N
      3358760       4/5/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       620     N
      3358788      4/13/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       646     Y
      3358790      4/27/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       640     N
      3361371      4/17/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       665     N
      3362311       4/7/2006      8/1/2006       8/1/2006        5/1/2006                 7/1/2006       807     N
      3364648      4/13/2006      7/1/2006       8/1/2006        6/1/2006                 6/1/2006       702     N
      3365735      5/11/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       756     N
      3365739      4/21/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       706     Y
      3367643      4/12/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       650     N
      3371152      4/21/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       646     N
      3371412      4/27/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       675     N
      3372742       5/5/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       645     N
      3372744      5/30/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       707     N
      3372841      4/24/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       713     N
      3373801      4/24/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       624     N
      3374412      4/28/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       634     N
      3374569      5/26/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       740     Y
      3375266       5/1/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       621     N
      3375458      5/11/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       707     N
      3375719      4/28/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       664     N
      3375725      4/20/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       624     N
      3376007       5/5/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       659     N
      3376038      4/21/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       655     N
      3377129      4/24/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       623     N
      3378463       5/1/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       674     N
      3379504      5/12/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       679     N
      3379826      4/26/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       726     Y
      3380648      4/14/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       673     N
      3382398       5/2/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       694     N
      3382548      5/24/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       660     N
      3383824       5/5/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       652     N
      3392892      5/15/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       650     Y
      3395066       5/9/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       661     N
      3396567      5/12/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       793     Y
      3397254      5/31/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       700     N
      3403727       5/4/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       770     N
      3403730      4/28/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       698     N
      3408561      5/31/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       681     Y
      3409322       6/8/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       702     N
      3411005      6/12/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       699     N
      3416121       6/6/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       659     N
      3416128      4/12/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       733     N
      3416132      4/12/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       714     N
      3416164      5/18/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       664     N
      3417255      9/30/2005     7/15/2006       8/1/2006      11/15/2005                6/15/2006       721     Y
      3418868       6/6/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       724     N
      3420283      6/12/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       738     N
      3421966      5/30/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       716     Y
      3421968      5/30/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       683     N
      3423253       6/9/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       644     N
      3423280       6/1/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       765     N
      3423394      5/17/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       706     Y
      3424225      5/12/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       644     N
      3424226      4/28/2006      8/1/2006       8/1/2006        6/1/2006                 7/1/2006       734     N
      3424563      5/12/2006     7/17/2006       8/1/2006       6/17/2006                6/17/2006       721     N
      3424565      5/31/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       661     Y
      3424567       6/2/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       674     Y
      3424568      5/24/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       665     N
      3424569      5/17/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       661     Y
      3424570      5/23/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       775     N
      3425409      5/22/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       667     N
      3425411      2/16/2006      9/1/2006       8/1/2006        4/1/2006                 8/1/2006       652     N
      3425413      6/26/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       638     N
      3425914      6/13/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       663     Y
      3426892      5/30/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       713     N
      3426894      5/30/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       676     Y
      3426896      5/31/2006      8/1/2006       8/1/2006        7/1/2006                 7/1/2006       766     N
      3429138      6/27/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       736     N
      3429139       6/9/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       711     N
      3429976      6/13/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       787     N
      3432284       6/2/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       668     N
      3432291      6/15/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       661     N
      3433546      6/22/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       708     Y
      3435294      6/14/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       718     N
      3436378       6/5/2006      7/9/2006       8/1/2006        7/9/2006                 6/9/2006       729     N
      3436380      6/12/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       773     N
      3436625      6/15/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       705     N
      3436711      6/21/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       696     N
      3439794      6/27/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       730     N
      3441128      4/10/2006      9/1/2006       8/1/2006        6/1/2006                 8/1/2006       667     Y
      3441602      6/27/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       653     Y
      3442168      5/31/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       730     N
      3442527      6/19/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       706     N
      3442528      6/19/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       798     N
      3446241      5/26/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       632     N
      3446244      6/26/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       679     N
      3447176       6/9/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       787     N
      3447178      6/23/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       680     N
      3448422      6/20/2006      8/1/2006       8/1/2006        8/1/2006                 7/1/2006       779     N
      3452132      6/28/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       711     N
      3454099      6/30/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       683     Y
      3454101      6/29/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       723     Y
      3458736      6/29/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       670     N
      3460597      5/30/2006      9/1/2006       8/1/2006        7/1/2006                 8/1/2006       630     N
      3462026       7/5/2006      9/1/2006       8/1/2006        9/1/2006                 8/1/2006       706     N
      3462582      6/30/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       702     N
      3462625      6/30/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       742     N
      3462713      6/29/2006      9/1/2006       8/1/2006        8/1/2006                 8/1/2006       705     N
      3465630       7/5/2006      9/1/2006       8/1/2006        9/1/2006                 8/1/2006       717     N
      3465997       7/7/2006      9/1/2006       8/1/2006        9/1/2006                 8/1/2006       805     N
      3145556      8/11/2005      6/1/2006       8/1/2006       10/1/2005                 5/1/2006       622     N
      3124492      6/15/2005      8/1/2006       8/1/2006        8/1/2005                 7/1/2006       773     N

ANUM              LOOKBACK        RADJPER      FRADJPER       RTERM       ATERM      AGE       MTR      PPRTERM       ARMFLAG
--------------------------------------------------------------------------------------------------------------------------------
   1000001971                            0              0         114        114         6        0             0     FIXED
   1000001974                            0              0         354        354         6        0            18     FIXED
   1000002107                            0              0         355        355         5        0            19     FIXED
   1000002110                            0              0         355        295         5        0            19     FIXED
   1000002116                            0              0         355        355         5        0            19     FIXED
   1000002119                            0              0         355        355         5        0            31     FIXED
   1000002122                            0              0         235        235         5        0            19     FIXED
   1000002128                            0              0         175        175         5        0             0     FIXED
   1000002130                            0              0         356        356         4        0             0     FIXED
   1000002133                            0              0         175        175         5        0            19     FIXED
   1000002135                            0              0         355        355         5        0             7     FIXED
   1000002138                            0              0         356        354         4        0            20     FIXED
   1000272674                            0              0         350        349        10        0             0     FIXED
   1000277555                            0              0         350        350        10        0             0     FIXED
   1000279559                            0              0         351        351         9        0             0     FIXED
   1000280821                            0              0         110        110        10        0            14     FIXED
   1000281507                            0              0         352        352         8        0            16     FIXED
   1000283655                            0              0         111        111         9        0             0     FIXED
   1000284135                            0              0         351        350         9        0             0     FIXED
   1000286489                            0              0         351        351         9        0             0     FIXED
   1000286988                            0              0         351        351         9        0            15     FIXED
   1000287461                            0              0         351        351         9        0            15     FIXED
   1000287938                            0              0         172        172         8        0             0     FIXED
   1000288003                            0              0         352        352         8        0            16     FIXED
   1000289991                            0              0         172        172         8        0            16     FIXED
   1000290912                            0              0         173        173         7        0            17     FIXED
   1000292505                            0              0         353        353         7        0             0     FIXED
   1000292712                            0              0         352        352         8        0            16     FIXED
   1000292719                            0              0         352        352         8        0            16     FIXED
   1000292739                            0              0         353        353         7        0            17     FIXED
   1000292862                            0              0         352        352         8        0            28     FIXED
   1000293042                            0              0         353        353         7        0            17     FIXED
   1000293518                            0              0         172        172         8        0             0     FIXED
   1000293607                            0              0         112        108         8        0            16     FIXED
   1000293892                            0              0         353        353         7        0            17     FIXED
   1000294626                            0              0         353        353         7        0            17     FIXED
   1000295562                            0              0         353        353         7        0            17     FIXED
   1000295675                            0              0         173        173         7        0             0     FIXED
   1000295759                            0              0         353        349         7        0             0     FIXED
   1000296161                            0              0         353        353         7        0             0     FIXED
   1000296366                            0              0         354        354         6        0            30     FIXED
   1000296428                            0              0         354        354         6        0             0     FIXED
   1000298432                            0              0         353        353         7        0             0     FIXED
   1000298639                            0              0         353        353         7        0            17     FIXED
   1000298645                            0              0         113        113         7        0            17     FIXED
   1000298964                            0              0         353        350         7        0            17     FIXED
   1000299032                            0              0         173        173         7        0            17     FIXED
   1000299139                            0              0         353        353         7        0             0     FIXED
   1000299573                            0              0         353        353         7        0            29     FIXED
   1000299668                            0              0         114        114         6        0            18     FIXED
   1000299925                            0              0         354        353         6        0            30     FIXED
   1000300059                            0              0         173        172         7        0             5     FIXED
   1000300089                            0              0         113        113         7        0            17     FIXED
   1000300174                            0              0         353        353         7        0            17     FIXED
   1000300175                            0              0         354        353         6        0             0     FIXED
   1000300346                            0              0         354        354         6        0            18     FIXED
   1000300380                            0              0         354        354         6        0            18     FIXED
   1000300384                            0              0         353        353         7        0             0     FIXED
   1000300395                            0              0         353        353         7        0            17     FIXED
   1000300973                            0              0         353        342         7        0            17     FIXED
   1000301200                            0              0         353        338         7        0            17     FIXED
   1000301227                            0              0         353        353         7        0             5     FIXED
   1000301253                            0              0         173        173         7        0            17     FIXED
   1000301277                            0              0         354        354         6        0             0     FIXED
   1000301371                            0              0         353        353         7        0             5     FIXED
   1000301388                            0              0         354        354         6        0            18     FIXED
   1000301401                            0              0         353        353         7        0            17     FIXED
   1000301457                            0              0         173        173         7        0            17     FIXED
   1000301474                            0              0         173        173         7        0            17     FIXED
   1000301800                            0              0         353        353         7        0            17     FIXED
   1000301813                            0              0         354        354         6        0            18     FIXED
   1000301832                            0              0         174        157         6        0            18     FIXED
   1000301976                            0              0         113        113         7        0            17     FIXED
   1000302119                            0              0         353        353         7        0            29     FIXED
   1000302230                            0              0         355        355         5        0             0     FIXED
   1000302363                            0              0         354        354         6        0            30     FIXED
   1000302420                            0              0         354        354         6        0            18     FIXED
   1000302462                            0              0         353        353         7        0            17     FIXED
   1000302482                            0              0         174        168         6        0            18     FIXED
   1000302525                            0              0         354        354         6        0            18     FIXED
   1000302599                            0              0         114        114         6        0            18     FIXED
   1000302703                            0              0         354        354         6        0            18     FIXED
   1000302819                            0              0         354        354         6        0            30     FIXED
   1000302830                            0              0         354        354         6        0            30     FIXED
   1000302852                            0              0         114        114         6        0            18     FIXED
   1000303010                            0              0         114        114         6        0            18     FIXED
   1000303057                            0              0         173        173         7        0             5     FIXED
   1000303094                            0              0         354        354         6        0            18     FIXED
   1000303119                            0              0         174        174         6        0            18     FIXED
   1000303133                            0              0         354        353         6        0             0     FIXED
   1000303176                            0              0         354        354         6        0            18     FIXED
   1000303240                            0              0         354        354         6        0            30     FIXED
   1000303308                            0              0         354        354         6        0            18     FIXED
   1000303369                            0              0         354        354         6        0            18     FIXED
   1000303441                            0              0         354        354         6        0            18     FIXED
   1000303584                            0              0         354        354         6        0            18     FIXED
   1000303585                            0              0         354        354         6        0            18     FIXED
   1000303653                            0              0         354        354         6        0            30     FIXED
   1000303695                            0              0         354        354         6        0             0     FIXED
   1000303698                            0              0         354        352         6        0             0     FIXED
   1000304037                            0              0         354        354         6        0            18     FIXED
   1000304057                            0              0         354        354         6        0             0     FIXED
   1000304097                            0              0         354        354         6        0             0     FIXED
   1000304144                            0              0         354        354         6        0            18     FIXED
   1000304228                            0              0         354        354         6        0            18     FIXED
   1000304275                            0              0         354        354         6        0            18     FIXED
   1000304334                            0              0         174        174         6        0             0     FIXED
   1000304369                            0              0         354        354         6        0            18     FIXED
   1000304381                            0              0         354        354         6        0             0     FIXED
   1000304421                            0              0         354        354         6        0            18     FIXED
   1000304445                            0              0          54         54         6        0            18     FIXED
   1000304452                            0              0         354        354         6        0            30     FIXED
   1000304456                            0              0         354        354         6        0            18     FIXED
   1000304510                            0              0         354        354         6        0             0     FIXED
   1000304592                            0              0         174        174         6        0             0     FIXED
   1000304714                            0              0         354        354         6        0            18     FIXED
   1000304814                            0              0         354        354         6        0             0     FIXED
   1000304825                            0              0         354        354         6        0             6     FIXED
   1000304842                            0              0         354        354         6        0            30     FIXED
   1000304892                            0              0         354        354         6        0             0     FIXED
   1000304969                            0              0         234        234         6        0            18     FIXED
   1000304972                            0              0         354        354         6        0            18     FIXED
   1000305040                            0              0         354        354         6        0             0     FIXED
   1000305072                            0              0         354        354         6        0            18     FIXED
   1000305132                            0              0         354        354         6        0            30     FIXED
   1000305170                            0              0         354        354         6        0            18     FIXED
   1000305207                            0              0         354        354         6        0            18     FIXED
   1000305254                            0              0         114        114         6        0            30     FIXED
   1000305255                            0              0         356        356         4        0            20     FIXED
   1000305332                            0              0         354        354         6        0            30     FIXED
   1000305357                            0              0         354        354         6        0             6     FIXED
   1000305414                            0              0         354        354         6        0             0     FIXED
   1000305452                            0              0         175        175         5        0             0     FIXED
   1000305463                            0              0         355        355         5        0             0     FIXED
   1000305465                            0              0         354        354         6        0             0     FIXED
   1000305510                            0              0         354        354         6        0            18     FIXED
   1000305549                            0              0         354        354         6        0             0     FIXED
   1000305571                            0              0         354        354         6        0            18     FIXED
   1000305574                            0              0         354        354         6        0             0     FIXED
   1000305608                            0              0         354        350         6        0             0     FIXED
   1000305615                            0              0         354        354         6        0            18     FIXED
   1000305737                            0              0         354        354         6        0             0     FIXED
   1000305743                            0              0         114        114         6        0            18     FIXED
   1000305774                            0              0         354        354         6        0            18     FIXED
   1000305815                            0              0         174        174         6        0            18     FIXED
   1000305824                            0              0         355        350         5        0            19     FIXED
   1000305864                            0              0         354        354         6        0            30     FIXED
   1000305865                            0              0         114        114         6        0             0     FIXED
   1000305870                            0              0         355        355         5        0             0     FIXED
   1000305918                            0              0         354        354         6        0            30     FIXED
   1000305931                            0              0         354        354         6        0            18     FIXED
   1000305999                            0              0         354        354         6        0             0     FIXED
   1000306040                            0              0         354        354         6        0             0     FIXED
   1000306082                            0              0         354        352         6        0            30     FIXED
   1000306106                            0              0         354        354         6        0             6     FIXED
   1000306140                            0              0         354        322         6        0            18     FIXED
   1000306142                            0              0         354        354         6        0             6     FIXED
   1000306152                            0              0         354        354         6        0            18     FIXED
   1000306185                            0              0         354        354         6        0            30     FIXED
   1000306204                            0              0         355        355         5        0             0     FIXED
   1000306232                            0              0         354        354         6        0             0     FIXED
   1000306233                            0              0         354        354         6        0             6     FIXED
   1000306295                            0              0         354        354         6        0             0     FIXED
   1000306375                            0              0         354        354         6        0             6     FIXED
   1000306443                            0              0         354        354         6        0            18     FIXED
   1000306450                            0              0         355        355         5        0            19     FIXED
   1000306461                            0              0         354        354         6        0             6     FIXED
   1000306482                            0              0         355        355         5        0             0     FIXED
   1000306493                            0              0         354        354         6        0            30     FIXED
   1000306547                            0              0         355        355         5        0            19     FIXED
   1000306577                            0              0         355        355         5        0             0     FIXED
   1000306580                            0              0         354        354         6        0            18     FIXED
   1000306593                            0              0         356        356         4        0            20     FIXED
   1000306614                            0              0         355        355         5        0            19     FIXED
   1000306672                            0              0         355        355         5        0             0     FIXED
   1000306692                            0              0         355        355         5        0            19     FIXED
   1000306733                            0              0         354        352         6        0            18     FIXED
   1000306749                            0              0         355        355         5        0            19     FIXED
   1000306772                            0              0         354        354         6        0            30     FIXED
   1000306797                            0              0         354        354         6        0            30     FIXED
   1000306856                            0              0         354        354         6        0             6     FIXED
   1000306858                            0              0         355        355         5        0             0     FIXED
   1000306860                            0              0         354        354         6        0             0     FIXED
   1000306866                            0              0         354        354         6        0             0     FIXED
   1000306905                            0              0         354        354         6        0             0     FIXED
   1000306946                            0              0         354        354         6        0            18     FIXED
   1000307012                            0              0         355        355         5        0            19     FIXED
   1000307076                            0              0         354        354         6        0             0     FIXED
   1000307137                            0              0         355        355         5        0            19     FIXED
   1000307164                            0              0         354        354         6        0            18     FIXED
   1000307204                            0              0         355        355         5        0             0     FIXED
   1000307302                            0              0         354        354         6        0            18     FIXED
   1000307303                            0              0         354        354         6        0             0     FIXED
   1000307423                            0              0         354        354         6        0            18     FIXED
   1000307431                            0              0         355        355         5        0            31     FIXED
   1000307444                            0              0         355        354         5        0            19     FIXED
   1000307454                            0              0         354        354         6        0            18     FIXED
   1000307464                            0              0         354        354         6        0            18     FIXED
   1000307469                            0              0         355        355         5        0             0     FIXED
   1000307472                            0              0         355        355         5        0            31     FIXED
   1000307498                            0              0         355        355         5        0            19     FIXED
   1000307525                            0              0         355        355         5        0            19     FIXED
   1000307532                            0              0         354        349         6        0             0     FIXED
   1000307548                            0              0         355        355         5        0            19     FIXED
   1000307600                            0              0         355        351         5        0            19     FIXED
   1000307608                            0              0         354        352         6        0            18     FIXED
   1000307678                            0              0          54         54         6        0            18     FIXED
   1000307685                            0              0         354        354         6        0            18     FIXED
   1000307714                            0              0         355        355         5        0            19     FIXED
   1000307722                            0              0         355        354         5        0            19     FIXED
   1000307799                            0              0         354        354         6        0            18     FIXED
   1000307836                            0              0         356        356         4        0             0     FIXED
   1000307906                            0              0         354        354         6        0            18     FIXED
   1000307916                            0              0         355        355         5        0            19     FIXED
   1000307949                            0              0         354        354         6        0            18     FIXED
   1000307967                            0              0         354        354         6        0            18     FIXED
   1000307983                            0              0         355        355         5        0            31     FIXED
   1000308106                            0              0         354        354         6        0            18     FIXED
   1000308111                            0              0         355        355         5        0            19     FIXED
   1000308115                            0              0         355        355         5        0            31     FIXED
   1000308131                            0              0         355        355         5        0             0     FIXED
   1000308152                            0              0         354        354         6        0            18     FIXED
   1000308174                            0              0         175        175         5        0             0     FIXED
   1000308198                            0              0         356        356         4        0             0     FIXED
   1000308200                            0              0         355        350         5        0            19     FIXED
   1000308229                            0              0         354        354         6        0            18     FIXED
   1000308236                            0              0         115        115         5        0            19     FIXED
   1000308251                            0              0         354        354         6        0            30     FIXED
   1000308295                            0              0         355        355         5        0            31     FIXED
   1000308313                            0              0         354        354         6        0            18     FIXED
   1000308341                            0              0         355        355         5        0            19     FIXED
   1000308374                            0              0         355        348         5        0            19     FIXED
   1000308384                            0              0         355        355         5        0            19     FIXED
   1000308438                            0              0         355        355         5        0            19     FIXED
   1000308460                            0              0         355        355         5        0            31     FIXED
   1000308497                            0              0         355        355         5        0             0     FIXED
   1000308499                            0              0         356        356         4        0             0     FIXED
   1000308520                            0              0         175        175         5        0             0     FIXED
   1000308532                            0              0         354        353         6        0            18     FIXED
   1000308538                            0              0         354        354         6        0            18     FIXED
   1000308551                            0              0         355        355         5        0             0     FIXED
   1000308606                            0              0         356        356         4        0            20     FIXED
   1000308610                            0              0         355        355         5        0             0     FIXED
   1000308644                            0              0         354        354         6        0            18     FIXED
   1000308673                            0              0         355        355         5        0            19     FIXED
   1000308681                            0              0         355        350         5        0            19     FIXED
   1000308701                            0              0         355        355         5        0             7     FIXED
   1000308707                            0              0         355        355         5        0            31     FIXED
   1000308711                            0              0         355        355         5        0            19     FIXED
   1000308712                            0              0         355        355         5        0            19     FIXED
   1000308721                            0              0         355        355         5        0            19     FIXED
   1000308741                            0              0         354        354         6        0            30     FIXED
   1000308754                            0              0         355        355         5        0             7     FIXED
   1000308781                            0              0         355        355         5        0             0     FIXED
   1000308782                            0              0         354        354         6        0            18     FIXED
   1000308785                            0              0         355        355         5        0            31     FIXED
   1000308795                            0              0         355        355         5        0             0     FIXED
   1000308836                            0              0         355        355         5        0            19     FIXED
   1000308850                            0              0         355        355         5        0            19     FIXED
   1000308872                            0              0         355        355         5        0            19     FIXED
   1000308883                            0              0         355        355         5        0             0     FIXED
   1000308884                            0              0         355        355         5        0            19     FIXED
   1000308902                            0              0         355        355         5        0            19     FIXED
   1000308903                            0              0         355        355         5        0            31     FIXED
   1000308917                            0              0         355        355         5        0             0     FIXED
   1000308933                            0              0         355        355         5        0            19     FIXED
   1000308941                            0              0         355        355         5        0            19     FIXED
   1000308971                            0              0         355        355         5        0            19     FIXED
   1000308973                            0              0         175        175         5        0            19     FIXED
   1000308981                            0              0         115        115         5        0            19     FIXED
   1000308985                            0              0         355        355         5        0            19     FIXED
   1000308986                            0              0         355        355         5        0            19     FIXED
   1000309019                            0              0         355        355         5        0            31     FIXED
   1000309076                            0              0         355        355         5        0             0     FIXED
   1000309099                            0              0         355        355         5        0            31     FIXED
   1000309127                            0              0         355        355         5        0            19     FIXED
   1000309158                            0              0         355        355         5        0            19     FIXED
   1000309185                            0              0         355        355         5        0             0     FIXED
   1000309188                            0              0         356        356         4        0            20     FIXED
   1000309248                            0              0         355        355         5        0             0     FIXED
   1000309257                            0              0         355        355         5        0             0     FIXED
   1000309264                            0              0         355        355         5        0             0     FIXED
   1000309305                            0              0         355        355         5        0             0     FIXED
   1000309312                            0              0         355        355         5        0             0     FIXED
   1000309322                            0              0         355        355         5        0             0     FIXED
   1000309340                            0              0         355        355         5        0            19     FIXED
   1000309351                            0              0         355        355         5        0            19     FIXED
   1000309365                            0              0         355        355         5        0             0     FIXED
   1000309372                            0              0         355        355         5        0             0     FIXED
   1000309391                            0              0         355        355         5        0            19     FIXED
   1000309396                            0              0         355        355         5        0            19     FIXED
   1000309414                            0              0         355        355         5        0             0     FIXED
   1000309456                            0              0         355        355         5        0            19     FIXED
   1000309459                            0              0         355        355         5        0            19     FIXED
   1000309460                            0              0         355        355         5        0            19     FIXED
   1000309461                            0              0         355        355         5        0             0     FIXED
   1000309470                            0              0         355        355         5        0            19     FIXED
   1000309475                            0              0         355        355         5        0             0     FIXED
   1000309500                            0              0         355        355         5        0            19     FIXED
   1000309505                            0              0         356        353         4        0            20     FIXED
   1000309512                            0              0         356        356         4        0            32     FIXED
   1000309531                            0              0         355        355         5        0             0     FIXED
   1000309535                            0              0         355        355         5        0             0     FIXED
   1000309538                            0              0         355        353         5        0            19     FIXED
   1000309556                            0              0         355        355         5        0            19     FIXED
   1000309592                            0              0         355        355         5        0            19     FIXED
   1000309596                            0              0         355        355         5        0            19     FIXED
   1000309601                            0              0         355        355         5        0            19     FIXED
   1000309606                            0              0         355        355         5        0             7     FIXED
   1000309609                            0              0         355        355         5        0            19     FIXED
   1000309647                            0              0         355        355         5        0            19     FIXED
   1000309648                            0              0         355        355         5        0             0     FIXED
   1000309664                            0              0         355        355         5        0            19     FIXED
   1000309665                            0              0         355        355         5        0            19     FIXED
   1000309678                            0              0         355        355         5        0            31     FIXED
   1000309679                            0              0         355        355         5        0            19     FIXED
   1000309684                            0              0         355        355         5        0            19     FIXED
   1000309695                            0              0         355        348         5        0            31     FIXED
   1000309725                            0              0         355        355         5        0             0     FIXED
   1000309733                            0              0         356        356         4        0             0     FIXED
   1000309741                            0              0         355        355         5        0            19     FIXED
   1000309778                            0              0         355        355         5        0            19     FIXED
   1000309783                            0              0         355        355         5        0            19     FIXED
   1000309817                            0              0         355        355         5        0            31     FIXED
   1000309825                            0              0         355        355         5        0            19     FIXED
   1000309861                            0              0         355        355         5        0            19     FIXED
   1000309883                            0              0         355        355         5        0            31     FIXED
   1000309905                            0              0         355        355         5        0            19     FIXED
   1000309926                            0              0         235        235         5        0            19     FIXED
   1000309930                            0              0         355        355         5        0             0     FIXED
   1000309939                            0              0         355        354         5        0            19     FIXED
   1000309941                            0              0         355        355         5        0            19     FIXED
   1000309950                            0              0         355        355         5        0            19     FIXED
   1000309971                            0              0         356        356         4        0            20     FIXED
   1000309975                            0              0         356        356         4        0             8     FIXED
   1000309980                            0              0         355        355         5        0            19     FIXED
   1000310048                            0              0         355        355         5        0             0     FIXED
   1000310055                            0              0         355        355         5        0            19     FIXED
   1000310066                            0              0         355        355         5        0            19     FIXED
   1000310068                            0              0         175        175         5        0             0     FIXED
   1000310087                            0              0         355        355         5        0            19     FIXED
   1000310120                            0              0         355        355         5        0             0     FIXED
   1000310156                            0              0         356        356         4        0             0     FIXED
   1000310257                            0              0         355        355         5        0            19     FIXED
   1000310260                            0              0         356        356         4        0            20     FIXED
   1000310265                            0              0         355        355         5        0             0     FIXED
   1000310308                            0              0         355        355         5        0             0     FIXED
   1000310310                            0              0         355        355         5        0             0     FIXED
   1000310329                            0              0         355        355         5        0            19     FIXED
   1000310342                            0              0         356        356         4        0            32     FIXED
   1000310363                            0              0         356        356         4        0             0     FIXED
   1000310366                            0              0         355        355         5        0            19     FIXED
   1000310391                            0              0         355        355         5        0            19     FIXED
   1000310394                            0              0         355        355         5        0             0     FIXED
   1000310407                            0              0         355        355         5        0             0     FIXED
   1000310415                            0              0         355        355         5        0            19     FIXED
   1000310427                            0              0         176        176         4        0             0     FIXED
   1000310452                            0              0         355        355         5        0            19     FIXED
   1000310458                            0              0         355        355         5        0            31     FIXED
   1000310510                            0              0         355        355         5        0            19     FIXED
   1000310514                            0              0         355        355         5        0             0     FIXED
   1000310517                            0              0         355        354         5        0            31     FIXED
   1000310548                            0              0         355        355         5        0            19     FIXED
   1000310557                            0              0         355        355         5        0             0     FIXED
   1000310566                            0              0         355        355         5        0             0     FIXED
   1000310572                            0              0         355        355         5        0             0     FIXED
   1000310580                            0              0         355        355         5        0             0     FIXED
   1000310630                            0              0         355        355         5        0            31     FIXED
   1000310634                            0              0         355        355         5        0            19     FIXED
   1000310636                            0              0         355        355         5        0            19     FIXED
   1000310660                            0              0         355        355         5        0            19     FIXED
   1000310665                            0              0         355        356         5        0            19     FIXED
   1000310667                            0              0         355        355         5        0            19     FIXED
   1000310719                            0              0         355        355         5        0            19     FIXED
   1000310753                            0              0         355        355         5        0             0     FIXED
   1000310758                            0              0         355        355         5        0            19     FIXED
   1000310800                            0              0         355        355         5        0            19     FIXED
   1000310813                            0              0         355        355         5        0            19     FIXED
   1000310815                            0              0         355        355         5        0            31     FIXED
   1000310861                            0              0         355        355         5        0            19     FIXED
   1000310868                            0              0         355        355         5        0            19     FIXED
   1000310902                            0              0         355        355         5        0            19     FIXED
   1000310912                            0              0         356        355         4        0             0     FIXED
   1000310915                            0              0         355        355         5        0            19     FIXED
   1000310919                            0              0         355        353         5        0             0     FIXED
   1000310953                            0              0         356        356         4        0            20     FIXED
   1000311017                            0              0         355        355         5        0             7     FIXED
   1000311035                            0              0         355        355         5        0            31     FIXED
   1000311036                            0              0         355        355         5        0            31     FIXED
   1000311062                            0              0         356        356         4        0             0     FIXED
   1000311066                            0              0         355        355         5        0            31     FIXED
   1000311068                            0              0         356        356         4        0            20     FIXED
   1000311113                            0              0         355        355         5        0            19     FIXED
   1000311131                            0              0         355        355         5        0            19     FIXED
   1000311138                            0              0         355        354         5        0            19     FIXED
   1000311139                            0              0         355        355         5        0            19     FIXED
   1000311140                            0              0         356        356         4        0             0     FIXED
   1000311143                            0              0         355        355         5        0             0     FIXED
   1000311211                            0              0         355        355         5        0            19     FIXED
   1000311221                            0              0         355        355         5        0            31     FIXED
   1000311260                            0              0         355        355         5        0            19     FIXED
   1000311266                            0              0         355        355         5        0            19     FIXED
   1000311272                            0              0         355        355         5        0            19     FIXED
   1000311298                            0              0         356        356         4        0            20     FIXED
   1000311306                            0              0         355        355         5        0            19     FIXED
   1000311324                            0              0         355        355         5        0            19     FIXED
   1000311343                            0              0         355        355         5        0            19     FIXED
   1000311349                            0              0         356        356         4        0             8     FIXED
   1000311410                            0              0         355        355         5        0             0     FIXED
   1000311415                            0              0         355        355         5        0             0     FIXED
   1000311446                            0              0         356        356         4        0            20     FIXED
   1000311453                            0              0         355        355         5        0             0     FIXED
   1000311458                            0              0         355        355         5        0            19     FIXED
   1000311472                            0              0         355        355         5        0            19     FIXED
   1000311500                            0              0         356        356         4        0            20     FIXED
   1000311505                            0              0         355        355         5        0             0     FIXED
   1000311512                            0              0         355        355         5        0            31     FIXED
   1000311580                            0              0         355        355         5        0             7     FIXED
   1000311582                            0              0         175        175         5        0             0     FIXED
   1000311592                            0              0         355        355         5        0            19     FIXED
   1000311598                            0              0         355        355         5        0            19     FIXED
   1000311607                            0              0         355        355         5        0            19     FIXED
   1000311622                            0              0         355        355         5        0            31     FIXED
   1000311705                            0              0         356        355         4        0            20     FIXED
   1000311706                            0              0         355        355         5        0            31     FIXED
   1000311708                            0              0         356        356         4        0            20     FIXED
   1000311718                            0              0         355        355         5        0            19     FIXED
   1000311753                            0              0         355        355         5        0            31     FIXED
   1000311762                            0              0         355        355         5        0             0     FIXED
   1000311770                            0              0         355        355         5        0            19     FIXED
   1000311774                            0              0         356        353         4        0            20     FIXED
   1000311777                            0              0         355        355         5        0            19     FIXED
   1000311780                            0              0         355        355         5        0            19     FIXED
   1000311783                            0              0         355        355         5        0             0     FIXED
   1000311788                            0              0         236        236         4        0             0     FIXED
   1000311796                            0              0         356        356         4        0            20     FIXED
   1000311806                            0              0         355        355         5        0             0     FIXED
   1000311810                            0              0         356        356         4        0             8     FIXED
   1000311821                            0              0         355        355         5        0            19     FIXED
   1000311828                            0              0         355        355         5        0             7     FIXED
   1000311829                            0              0         356        356         4        0             0     FIXED
   1000311833                            0              0         356        356         4        0            20     FIXED
   1000311859                            0              0         356        356         4        0             0     FIXED
   1000311946                            0              0         355        355         5        0             0     FIXED
   1000311960                            0              0         355        355         5        0            19     FIXED
   1000311967                            0              0         355        355         5        0             0     FIXED
   1000311968                            0              0         355        355         5        0            19     FIXED
   1000311973                            0              0         355        355         5        0            19     FIXED
   1000312010                            0              0         356        356         4        0            20     FIXED
   1000312025                            0              0         355        355         5        0            19     FIXED
   1000312033                            0              0         356        356         4        0            20     FIXED
   1000312058                            0              0         356        356         4        0            32     FIXED
   1000312082                            0              0         355        355         5        0             0     FIXED
   1000312086                            0              0         355        355         5        0            19     FIXED
   1000312100                            0              0         356        356         4        0            20     FIXED
   1000312133                            0              0         176        176         4        0             0     FIXED
   1000312156                            0              0         356        356         4        0            20     FIXED
   1000312162                            0              0         355        355         5        0            19     FIXED
   1000312179                            0              0         355        352         5        0             0     FIXED
   1000312224                            0              0         356        356         4        0            32     FIXED
   1000312230                            0              0         175        175         5        0            19     FIXED
   1000312238                            0              0         355        355         5        0            19     FIXED
   1000312259                            0              0         356        354         4        0            32     FIXED
   1000312266                            0              0         355        355         5        0             0     FIXED
   1000312267                            0              0         356        356         4        0             8     FIXED
   1000312271                            0              0         356        356         4        0             0     FIXED
   1000312276                            0              0         355        355         5        0            31     FIXED
   1000312289                            0              0         355        355         5        0            19     FIXED
   1000312298                            0              0         356        356         4        0             0     FIXED
   1000312303                            0              0         356        356         4        0            20     FIXED
   1000312306                            0              0         355        355         5        0            19     FIXED
   1000312312                            0              0         356        356         4        0             0     FIXED
   1000312319                            0              0         175        175         5        0            19     FIXED
   1000312338                            0              0         356        356         4        0            20     FIXED
   1000312366                            0              0         356        356         4        0            20     FIXED
   1000312379                            0              0         355        355         5        0             0     FIXED
   1000312382                            0              0         355        355         5        0            19     FIXED
   1000312397                            0              0         355        355         5        0            19     FIXED
   1000312435                            0              0         355        355         5        0            19     FIXED
   1000312452                            0              0         355        355         5        0            19     FIXED
   1000312457                            0              0         355        347         5        0            31     FIXED
   1000312460                            0              0         355        354         5        0             7     FIXED
   1000312464                            0              0         176        176         4        0            20     FIXED
   1000312467                            0              0         355        355         5        0             0     FIXED
   1000312484                            0              0         356        356         4        0            20     FIXED
   1000312518                            0              0         356        356         4        0             0     FIXED
   1000312519                            0              0         356        356         4        0            20     FIXED
   1000312520                            0              0         356        356         4        0            20     FIXED
   1000312521                            0              0         356        355         4        0             0     FIXED
   1000312524                            0              0         356        356         4        0            32     FIXED
   1000312530                            0              0         356        356         4        0            20     FIXED
   1000312572                            0              0         356        356         4        0            32     FIXED
   1000312579                            0              0         356        356         4        0            32     FIXED
   1000312584                            0              0         356        356         4        0            20     FIXED
   1000312597                            0              0         356        356         4        0            32     FIXED
   1000312615                            0              0         356        356         4        0             0     FIXED
   1000312630                            0              0         356        356         4        0            20     FIXED
   1000312634                            0              0         355        355         5        0            19     FIXED
   1000312636                            0              0         356        356         4        0            20     FIXED
   1000312660                            0              0         356        356         4        0             0     FIXED
   1000312679                            0              0         355        355         5        0            19     FIXED
   1000312689                            0              0         356        356         4        0            20     FIXED
   1000312694                            0              0         355        355         5        0            19     FIXED
   1000312708                            0              0         355        355         5        0             0     FIXED
   1000312717                            0              0         356        356         4        0            20     FIXED
   1000312721                            0              0         356        356         4        0            20     FIXED
   1000312726                            0              0         355        355         5        0            19     FIXED
   1000312769                            0              0         355        355         5        0            19     FIXED
   1000312785                            0              0         176        176         4        0            20     FIXED
   1000312791                            0              0         356        356         4        0            20     FIXED
   1000312796                            0              0         356        356         4        0             0     FIXED
   1000312816                            0              0         356        356         4        0            20     FIXED
   1000312822                            0              0         355        355         5        0            19     FIXED
   1000312823                            0              0         356        355         4        0            20     FIXED
   1000312824                            0              0         356        356         4        0            20     FIXED
   1000312839                            0              0         356        356         4        0             8     FIXED
   1000312883                            0              0         356        356         4        0            20     FIXED
   1000312889                            0              0         356        356         4        0            20     FIXED
   1000312897                            0              0         356        356         4        0            20     FIXED
   1000312914                            0              0         356        356         4        0            20     FIXED
   1000312941                            0              0         356        356         4        0            20     FIXED
   1000312970                            0              0         356        356         4        0            20     FIXED
   1000312981                            0              0         356        356         4        0            20     FIXED
   1000313009                            0              0         176        176         4        0            20     FIXED
   1000313012                            0              0         356        356         4        0             0     FIXED
   1000313027                            0              0         356        356         4        0            32     FIXED
   1000313037                            0              0         356        356         4        0            20     FIXED
   1000313052                            0              0         356        356         4        0             8     FIXED
   1000313055                            0              0         356        356         4        0            20     FIXED
   1000313068                            0              0         356        356         4        0            20     FIXED
   1000313074                            0              0         356        356         4        0            20     FIXED
   1000313081                            0              0         356        356         4        0             8     FIXED
   1000313128                            0              0         356        356         4        0             8     FIXED
   1000313131                            0              0         356        356         4        0            20     FIXED
   1000313135                            0              0         356        356         4        0            20     FIXED
   1000313138                            0              0         356        356         4        0            20     FIXED
   1000313148                            0              0         356        356         4        0            20     FIXED
   1000313155                            0              0         356        356         4        0            20     FIXED
   1000313164                            0              0         356        356         4        0            20     FIXED
   1000313188                            0              0         356        356         4        0            32     FIXED
   1000313196                            0              0         176        176         4        0            20     FIXED
   1000313201                            0              0         356        356         4        0             0     FIXED
   1000313203                            0              0         356        356         4        0            20     FIXED
   1000313206                            0              0         176        176         4        0             0     FIXED
   1000313220                            0              0         356        356         4        0            20     FIXED
   1000313222                            0              0         356        356         4        0            20     FIXED
   1000313225                            0              0         356        356         4        0            20     FIXED
   1000313237                            0              0         356        356         4        0            20     FIXED
   1000313249                            0              0         356        356         4        0             8     FIXED
   1000313262                            0              0         356        356         4        0            20     FIXED
   1000313263                            0              0         356        356         4        0            20     FIXED
   1000313269                            0              0         356        356         4        0            20     FIXED
   1000313278                            0              0         356        356         4        0            20     FIXED
   1000313286                            0              0         356        356         4        0             0     FIXED
   1000313303                            0              0         356        356         4        0            20     FIXED
   1000313307                            0              0         356        356         4        0            20     FIXED
   1000313309                            0              0         356        356         4        0            20     FIXED
   1000313339                            0              0         356        356         4        0            20     FIXED
   1000313343                            0              0         356        356         4        0            32     FIXED
   1000313346                            0              0         356        356         4        0            20     FIXED
   1000313347                            0              0         356        355         4        0            20     FIXED
   1000313351                            0              0         356        356         4        0            20     FIXED
   1000313352                            0              0         356        356         4        0            20     FIXED
   1000313353                            0              0         356        356         4        0             0     FIXED
   1000313355                            0              0         356        356         4        0             0     FIXED
   1000313376                            0              0         356        356         4        0            32     FIXED
   1000313378                            0              0         356        356         4        0            20     FIXED
   1000313385                            0              0         176        176         4        0            20     FIXED
   1000313398                            0              0         356        354         4        0            20     FIXED
   1000313409                            0              0         356        356         4        0            20     FIXED
   1000313415                            0              0         356        356         4        0             0     FIXED
   1000313417                            0              0         356        356         4        0            20     FIXED
   1000313430                            0              0         176        176         4        0            32     FIXED
   1000313441                            0              0         236        236         4        0             0     FIXED
   1000313452                            0              0         356        356         4        0             8     FIXED
   1000313454                            0              0         356        356         4        0            20     FIXED
   1000313456                            0              0         356        356         4        0            20     FIXED
   1000313457                            0              0         356        356         4        0             0     FIXED
   1000313461                            0              0         356        356         4        0            20     FIXED
   1000313496                            0              0         356        341         4        0            20     FIXED
   1000313512                            0              0         176        176         4        0            20     FIXED
   1000313514                            0              0         356        356         4        0            20     FIXED
   1000313521                            0              0         356        356         4        0            32     FIXED
   1000313524                            0              0         356        356         4        0            20     FIXED
   1000313548                            0              0         356        356         4        0            20     FIXED
   1000313556                            0              0         356        356         4        0            20     FIXED
   1000313568                            0              0         356        356         4        0            32     FIXED
   1000313572                            0              0         176        176         4        0            20     FIXED
   1000313599                            0              0         356        356         4        0            20     FIXED
   1000313614                            0              0         356        356         4        0            32     FIXED
   1000313620                            0              0         356        356         4        0            20     FIXED
   1000313648                            0              0         356        356         4        0            20     FIXED
   1000313667                            0              0         356        356         4        0            32     FIXED
   1000313682                            0              0         356        356         4        0            20     FIXED
   1000313691                            0              0         356        356         4        0            32     FIXED
   1000313707                            0              0         356        356         4        0             0     FIXED
   1000313713                            0              0         356        356         4        0            20     FIXED
   1000313714                            0              0         356        356         4        0             0     FIXED
   1000313716                            0              0         356        356         4        0            32     FIXED
   1000313718                            0              0         356        356         4        0            20     FIXED
   1000313745                            0              0         356        356         4        0            20     FIXED
   1000313750                            0              0         356        356         4        0            20     FIXED
   1000313772                            0              0         356        356         4        0            20     FIXED
   1000313781                            0              0         356        353         4        0            20     FIXED
   1000313793                            0              0         356        356         4        0            32     FIXED
   1000313800                            0              0         356        356         4        0            20     FIXED
   1000313809                            0              0         356        356         4        0            20     FIXED
   1000313813                            0              0         356        356         4        0            32     FIXED
   1000313819                            0              0         356        356         4        0            20     FIXED
   1000313844                            0              0         356        356         4        0            20     FIXED
   1000313851                            0              0         356        356         4        0            20     FIXED
   1000313861                            0              0         356        356         4        0             0     FIXED
   1000313862                            0              0         356        356         4        0            32     FIXED
   1000313878                            0              0         356        356         4        0             0     FIXED
   1000313888                            0              0         356        356         4        0            20     FIXED
   1000313898                            0              0         356        356         4        0            20     FIXED
   1000313899                            0              0         356        356         4        0            32     FIXED
   1000313905                            0              0         356        356         4        0            20     FIXED
   1000313910                            0              0         356        356         4        0            20     FIXED
   1000313926                            0              0         356        356         4        0            20     FIXED
   1000313933                            0              0         356        356         4        0            20     FIXED
   1000313952                            0              0         356        356         4        0            20     FIXED
   1000313987                            0              0         356        356         4        0            32     FIXED
   1000314012                            0              0         356        356         4        0            20     FIXED
   1000314017                            0              0         356        356         4        0             0     FIXED
   1000314051                            0              0         356        356         4        0            20     FIXED
   1000314073                            0              0         356        356         4        0            20     FIXED
   1000314076                            0              0         356        356         4        0            20     FIXED
   1000314078                            0              0         356        356         4        0            20     FIXED
   1000314081                            0              0         356        356         4        0            20     FIXED
   1000314088                            0              0         356        356         4        0            20     FIXED
   1000314101                            0              0         356        356         4        0            20     FIXED
   1000314111                            0              0         356        356         4        0             0     FIXED
   3000002068                            0              0         354        354         6        0            18     FIXED
   3000002079                            0              0         354        354         6        0            18     FIXED
   3000002080                            0              0         354        354         6        0            18     FIXED
   3000002148                            0              0         354        354         6        0            18     FIXED
   3000002193                            0              0         354        344         6        0            18     FIXED
   3000002342                            0              0         354        354         6        0             0     FIXED
   3000002488                            0              0         354        354         6        0            30     FIXED
   3000002536                            0              0         354        354         6        0            18     FIXED
   3000002967                            0              0         354        354         6        0            30     FIXED
   3000003003                            0              0         354        354         6        0            18     FIXED
   3000003014                            0              0         354        354         6        0            18     FIXED
   3000003081                            0              0         354        354         6        0             0     FIXED
   3000003092                            0              0         354        354         6        0            18     FIXED
   3000003127                            0              0         354        354         6        0             0     FIXED
   3000003376                            0              0         354        353         6        0            18     FIXED
   3000003467                            0              0         354        354         6        0            18     FIXED
   3000003537                            0              0         354        354         6        0            30     FIXED
   3000003548                            0              0         114        114         6        0             0     FIXED
   3000003640                            0              0         354        354         6        0             0     FIXED
   3000003684                            0              0         354        354         6        0             0     FIXED
   3000003822                            0              0         354        354         6        0            18     FIXED
   3000004219                            0              0         354        354         6        0            18     FIXED
   3000004220                            0              0         354        354         6        0            18     FIXED
   3000004561                            0              0         355        355         5        0            19     FIXED
   3000004652                            0              0         355        355         5        0             0     FIXED
   3000004674                            0              0         114        114         6        0            18     FIXED
   3000004732                            0              0         354        354         6        0            18     FIXED
   3000004914                            0              0         355        355         5        0            19     FIXED
   3000005027                            0              0         354        354         6        0            18     FIXED
   3000005107                            0              0         354        354         6        0             0     FIXED
   3000005185                            0              0         355        355         5        0             0     FIXED
   3000005221                            0              0         354        354         6        0             6     FIXED
   3000005345                            0              0         356        356         4        0            20     FIXED
   3000005458                            0              0         354        354         6        0             0     FIXED
   3000005492                            0              0         234        234         6        0             0     FIXED
   3000005595                            0              0         354        230         6        0             0     FIXED
   3000006051                            0              0         354        336         6        0             0     FIXED
   3000006084                            0              0         354        354         6        0             0     FIXED
   3000006404                            0              0         354        354         6        0             0     FIXED
   3000006415                            0              0         354        354         6        0             0     FIXED
   3000006493                            0              0         354        354         6        0             0     FIXED
   3000006778                            0              0         354        354         6        0            18     FIXED
   3000007132                            0              0         354        354         6        0            18     FIXED
   3000007256                            0              0         114        114         6        0            18     FIXED
   3000007290                            0              0         354        354         6        0            18     FIXED
   3000007392                            0              0         354        354         6        0            30     FIXED
   3000007461                            0              0         354        354         6        0            18     FIXED
   3000007508                            0              0         354        354         6        0             0     FIXED
   3000007564                            0              0         354        354         6        0            18     FIXED
   3000007575                            0              0         355        355         5        0             0     FIXED
   3000007688                            0              0         355        355         5        0            19     FIXED
   3000007871                            0              0         114        114         6        0            30     FIXED
   3000007906                            0              0         115        115         5        0             0     FIXED
   3000007928                            0              0         355        355         5        0            19     FIXED
   3000008122                            0              0         354        354         6        0            30     FIXED
   3000008326                            0              0         175        175         5        0             0     FIXED
   3000008359                            0              0         354        354         6        0             0     FIXED
   3000008406                            0              0         354        354         6        0            18     FIXED
   3000008462                            0              0         355        355         5        0             0     FIXED
   3000008656                            0              0         354        352         6        0            18     FIXED
   3000008907                            0              0         355        355         5        0            19     FIXED
   3000009145                            0              0         354        354         6        0            18     FIXED
   3000009167                            0              0         355        355         5        0            19     FIXED
   3000009361                            0              0         355        354         5        0            19     FIXED
   3000009372                            0              0         115        115         5        0             0     FIXED
   3000009566                            0              0         355        355         5        0            19     FIXED
   3000009726                            0              0         355        355         5        0             0     FIXED
   3000009748                            0              0         355        355         5        0            19     FIXED
   3000009931                            0              0         175        175         5        0            19     FIXED
   3000010104                            0              0         355        355         5        0             0     FIXED
   3000010160                            0              0         355        355         5        0            19     FIXED
   3000010240                            0              0         355        355         5        0            19     FIXED
   3000010319                            0              0         355        355         5        0             7     FIXED
   3000010499                            0              0         355        355         5        0            31     FIXED
   3000010605                            0              0         355        355         5        0            19     FIXED
   3000010638                            0              0         355        355         5        0             0     FIXED
   3000010694                            0              0         355        355         5        0             0     FIXED
   3000010821                            0              0         356        356         4        0            20     FIXED
   3000010865                            0              0         355        355         5        0            19     FIXED
   3000010912                            0              0         355        354         5        0            19     FIXED
   3000010945                            0              0         116        116         4        0             0     FIXED
   3000011070                            0              0         356        356         4        0             0     FIXED
   3000011229                            0              0         356        356         4        0             0     FIXED
   3000011310                            0              0         355        355         5        0             0     FIXED
   3000011423                            0              0         355        355         5        0            19     FIXED
   3000011445                            0              0         355        355         5        0            19     FIXED
   3000011478                            0              0         175        175         5        0            19     FIXED
   3000011559                            0              0         355        355         5        0             0     FIXED
   3000011617                            0              0         355        355         5        0             0     FIXED
   3000011720                            0              0         355        355         5        0            19     FIXED
   3000012004                            0              0         355        355         5        0             0     FIXED
   3000012015                            0              0         355        355         5        0            19     FIXED
   3000012264                            0              0         355        355         5        0             0     FIXED
   3000012275                            0              0         355        355         5        0             0     FIXED
   3000012322                            0              0         355        351         5        0            19     FIXED
   3000012823                            0              0         355        355         5        0            19     FIXED
   3000012867                            0              0         355        355         5        0             0     FIXED
   3000012878                            0              0         355        355         5        0            19     FIXED
   3000013425                            0              0         355        355         5        0             0     FIXED
   3000013470                            0              0         355        355         5        0            19     FIXED
   3000013620                            0              0         115        115         5        0             0     FIXED
   3000013686                            0              0         355        355         5        0            19     FIXED
   3000013711                            0              0         356        356         4        0             0     FIXED
   3000013824                            0              0         355        355         5        0            19     FIXED
   3000014153                            0              0         355        354         5        0            19     FIXED
   3000014200                            0              0         355        355         5        0            19     FIXED
   3000014459                            0              0         356        354         4        0             8     FIXED
   3000014621                            0              0         355        355         5        0            31     FIXED
   3000014665                            0              0         355        355         5        0             0     FIXED
   3000014698                            0              0         355        355         5        0             0     FIXED
   3000014825                            0              0         355        355         5        0            19     FIXED
   3000015176                            0              0         355        355         5        0            19     FIXED
   3000015347                            0              0         355        355         5        0            19     FIXED
   3000015449                            0              0         355        355         5        0            19     FIXED
   3000015928                            0              0         355        355         5        0            19     FIXED
   3000016086                            0              0         355        355         5        0            19     FIXED
   3000016941                            0              0         356        356         4        0            20     FIXED
   3000017361                            0              0         356        356         4        0             0     FIXED
   3000017500                            0              0         355        355         5        0            19     FIXED
   3000017613                            0              0         355        355         5        0            19     FIXED
   3000017668                            0              0         355        351         5        0             0     FIXED
   3000017679                            0              0         355        355         5        0            19     FIXED
   3000017920                            0              0         355        355         5        0             0     FIXED
   3000018011                            0              0         355        355         5        0            31     FIXED
   3000018830                            0              0         355        355         5        0            19     FIXED
   3000018841                            0              0         356        356         4        0            32     FIXED
   3000018965                            0              0         355        355         5        0            19     FIXED
   3000018998                            0              0         355        355         5        0            19     FIXED
   3000019045                            0              0         356        356         4        0             0     FIXED
   3000019158                            0              0         356        356         4        0            20     FIXED
   3000019465                            0              0         355        355         5        0             0     FIXED
   3000019524                            0              0         355        355         5        0            19     FIXED
   3000019728                            0              0         356        356         4        0            32     FIXED
   3000019739                            0              0         356        340         4        0             0     FIXED
   3000019740                            0              0         356        356         4        0             0     FIXED
   3000020037                            0              0         356        356         4        0            20     FIXED
   3000020377                            0              0         356        356         4        0             0     FIXED
   3000020561                            0              0         355        355         5        0            19     FIXED
   3000020914                            0              0         356        356         4        0            20     FIXED
   3000020925                            0              0         175        175         5        0            19     FIXED
   3000021016                            0              0         356        356         4        0            20     FIXED
   3000021378                            0              0         355        355         5        0             0     FIXED
   3000021711                            0              0         356        356         4        0             0     FIXED
   3000021904                            0              0         355        355         5        0             0     FIXED
   3000022574                            0              0         116        116         4        0            20     FIXED
   3000022858                            0              0         356        356         4        0             0     FIXED
   3000023154                            0              0         356        356         4        0            20     FIXED
   3000023622                            0              0         356        356         4        0            20     FIXED
   3000023859                            0              0         356        356         4        0             0     FIXED
   3000024623                            0              0         356        356         4        0            32     FIXED
   3000024678                            0              0         356        356         4        0            20     FIXED
   3000024930                            0              0         356        356         4        0            20     FIXED
   3000025269                            0              0         356        356         4        0             0     FIXED
   3000025327                            0              0         356        356         4        0            20     FIXED
   3000025588                            0              0         356        356         4        0             0     FIXED
   3000025704                            0              0         356        356         4        0             0     FIXED
   3000025840                            0              0         356        356         4        0            20     FIXED
   3000025895                            0              0         356        356         4        0            32     FIXED
   3000025975                            0              0         356        356         4        0             0     FIXED
   3000026180                            0              0         356        356         4        0            20     FIXED
   3000026248                            0              0         356        356         4        0            20     FIXED
   3000027090                            0              0         356        356         4        0            20     FIXED
   3000027227                            0              0         356        356         4        0             0     FIXED
   3000027318                            0              0         356        356         4        0             0     FIXED
   3000027999                            0              0         356        356         4        0            20     FIXED
   3000028126                            0              0         356        356         4        0             0     FIXED
   3000028581                            0              0         356        356         4        0            20     FIXED
   3000028876                            0              0         356        356         4        0             0     FIXED
   3000029003                            0              0         356        356         4        0            20     FIXED
   3000030288                            0              0         356        354         4        0            20     FIXED
   3000030585                            0              0         356        356         4        0             0     FIXED
   3000031531                            0              0         356        356         4        0            20     FIXED
   3000031586                            0              0         356        356         4        0             0     FIXED
   3000031848                            0              0         356        356         4        0            32     FIXED
   3000032177                            0              0         356        356         4        0            20     FIXED
   3000032337                            0              0         356        356         4        0            20     FIXED
   3000033361                            0              0         356        356         4        0            20     FIXED
   3000035012                            0              0         356        356         4        0             0     FIXED
   3000035023                            0              0         356        353         4        0             0     FIXED
   3100005642                            0              0         354        354         6        0             6     FIXED
   3100005744                            0              0         355        355         5        0             0     FIXED
   3100012696                            0              0         355        355         5        0            19     FIXED
   5000003027                            0              0         354        354         6        0             0     FIXED
   5000003035                            0              0         356        356         4        0             0     FIXED
   5000003542                            0              0         354        354         6        0             0     FIXED
   5000003546                            0              0         354        354         6        0             0     FIXED
   5000003557                            0              0          54         54         6        0             0     FIXED
   5000003560                            0              0         355        355         5        0             0     FIXED
   5000172274                            0              0         110        110        10        0             0     FIXED
   5000173302                            0              0         349        349        11        0             0     FIXED
   5000174829                            0              0         350        350        10        0             0     FIXED
   5000174897                            0              0         230        230        10        0             0     FIXED
   5000175811                            0              0         350        350        10        0             0     FIXED
   5000176357                            0              0         352        323         8        0             0     FIXED
   5000180978                            0              0         351        351         9        0             0     FIXED
   5000182005                            0              0         351        351         9        0            15     FIXED
   5000182096                            0              0         351        342         9        0             0     FIXED
   5000184300                            0              0         353        353         7        0             0     FIXED
   5000184898                            0              0         352        352         8        0             0     FIXED
   5000185594                            0              0         353        353         7        0             5     FIXED
   5000185794                            0              0         352        352         8        0             0     FIXED
   5000186693                            0              0         353        353         7        0             0     FIXED
   5000187019                            0              0         112        112         8        0             0     FIXED
   5000188035                            0              0         352        352         8        0             0     FIXED
   5000188072                            0              0         174        168         6        0             0     FIXED
   5000188104                            0              0         113        113         7        0             0     FIXED
   5000188857                            0              0         353        345         7        0            17     FIXED
   5000188884                            0              0         352        352         8        0             0     FIXED
   5000188928                            0              0         172        168         8        0            16     FIXED
   5000188958                            0              0         352        352         8        0            16     FIXED
   5000189054                            0              0         113        113         7        0             0     FIXED
   5000189448                            0              0         353        353         7        0             0     FIXED
   5000189608                            0              0         353        353         7        0             0     FIXED
   5000189725                            0              0         173        173         7        0             0     FIXED
   5000189740                            0              0         173        173         7        0            17     FIXED
   5000189749                            0              0         353        353         7        0             0     FIXED
   5000189779                            0              0         352        352         8        0            16     FIXED
   5000189866                            0              0         113        113         7        0             0     FIXED
   5000189875                            0              0         113        113         7        0             0     FIXED
   5000189893                            0              0         353        353         7        0            17     FIXED
   5000189930                            0              0         173        173         7        0             0     FIXED
   5000190283                            0              0         173        165         7        0             0     FIXED
   5000190315                            0              0         353        353         7        0             0     FIXED
   5000190326                            0              0         354        354         6        0             0     FIXED
   5000190484                            0              0         353        353         7        0             0     FIXED
   5000190581                            0              0         353        353         7        0             0     FIXED
   5000190681                            0              0         352        341         8        0             0     FIXED
   5000190802                            0              0         173        173         7        0             0     FIXED
   5000191069                            0              0         353        353         7        0             0     FIXED
   5000191091                            0              0         113        113         7        0            17     FIXED
   5000191137                            0              0         173        173         7        0             0     FIXED
   5000191348                            0              0         353        353         7        0             0     FIXED
   5000191376                            0              0         173        173         7        0             0     FIXED
   5000191447                            0              0         353        352         7        0             0     FIXED
   5000191462                            0              0         353        353         7        0             0     FIXED
   5000191513                            0              0         353        353         7        0            29     FIXED
   5000191680                            0              0         353        353         7        0             0     FIXED
   5000191722                            0              0         113        113         7        0             0     FIXED
   5000191803                            0              0         353        353         7        0             0     FIXED
   5000191880                            0              0         353        352         7        0             0     FIXED
   5000191882                            0              0         354        354         6        0            30     FIXED
   5000191935                            0              0         353        353         7        0            17     FIXED
   5000191959                            0              0         113        113         7        0             0     FIXED
   5000191984                            0              0         353        353         7        0             0     FIXED
   5000192169                            0              0         353        353         7        0            17     FIXED
   5000192187                            0              0         113        112         7        0             0     FIXED
   5000192227                            0              0         353        353         7        0             0     FIXED
   5000192245                            0              0         113         78         7        0             0     FIXED
   5000192334                            0              0         353        353         7        0             0     FIXED
   5000192427                            0              0          54         54         6        0             0     FIXED
   5000192503                            0              0         353        353         7        0             0     FIXED
   5000192513                            0              0         354        326         6        0             0     FIXED
   5000192616                            0              0         353        353         7        0             0     FIXED
   5000192702                            0              0         353        353         7        0            17     FIXED
   5000192808                            0              0         354        354         6        0             0     FIXED
   5000192923                            0              0         113        113         7        0             0     FIXED
   5000192956                            0              0         353        353         7        0             0     FIXED
   5000192962                            0              0         353        353         7        0            17     FIXED
   5000192967                            0              0         354        354         6        0             0     FIXED
   5000192972                            0              0         173        173         7        0             0     FIXED
   5000192975                            0              0         113        113         7        0             0     FIXED
   5000193188                            0              0         353        353         7        0             0     FIXED
   5000193362                            0              0          53         53         7        0            17     FIXED
   5000193529                            0              0         353        353         7        0            17     FIXED
   5000193593                            0              0         353        353         7        0             0     FIXED
   5000193596                            0              0         353        353         7        0             0     FIXED
   5000193676                            0              0         353        353         7        0            17     FIXED
   5000193717                            0              0         353        351         7        0            17     FIXED
   5000193972                            0              0         354        354         6        0             0     FIXED
   5000194027                            0              0         174        174         6        0            18     FIXED
   5000194031                            0              0         354        354         6        0            18     FIXED
   5000194070                            0              0         353        353         7        0             0     FIXED
   5000194078                            0              0         353        353         7        0            17     FIXED
   5000194111                            0              0         354        354         6        0             0     FIXED
   5000194188                            0              0         113        113         7        0             0     FIXED
   5000194381                            0              0         354        354         6        0             0     FIXED
   5000194427                            0              0         353        353         7        0            29     FIXED
   5000194577                            0              0         114        114         6        0            18     FIXED
   5000194651                            0              0         114        114         6        0             0     FIXED
   5000194669                            0              0         354        354         6        0             6     FIXED
   5000194690                            0              0         354        354         6        0             0     FIXED
   5000194848                            0              0         354        354         6        0             0     FIXED
   5000194857                            0              0         354        354         6        0             0     FIXED
   5000194906                            0              0         113        113         7        0             0     FIXED
   5000194927                            0              0         354        354         6        0             0     FIXED
   5000195038                            0              0         353        353         7        0            17     FIXED
   5000195200                            0              0         114        114         6        0            18     FIXED
   5000195272                            0              0         173        173         7        0             0     FIXED
   5000195360                            0              0         353        353         7        0             0     FIXED
   5000195361                            0              0         173        173         7        0            29     FIXED
   5000195505                            0              0         354        354         6        0             6     FIXED
   5000195689                            0              0         354        354         6        0             0     FIXED
   5000195716                            0              0         353        353         7        0             0     FIXED
   5000195753                            0              0         354        354         6        0             0     FIXED
   5000195847                            0              0         354        354         6        0             0     FIXED
   5000195968                            0              0         354        354         6        0            18     FIXED
   5000195985                            0              0         354        354         6        0             0     FIXED
   5000196061                            0              0         354        352         6        0             0     FIXED
   5000196093                            0              0         355        352         5        0             7     FIXED
   5000196147                            0              0         354        354         6        0             0     FIXED
   5000196163                            0              0         354        354         6        0            18     FIXED
   5000196167                            0              0         114        114         6        0            30     FIXED
   5000196188                            0              0         174        174         6        0             0     FIXED
   5000196223                            0              0         354        354         6        0            18     FIXED
   5000196257                            0              0         114        114         6        0             0     FIXED
   5000196269                            0              0         354        354         6        0             0     FIXED
   5000196364                            0              0         354        354         6        0            30     FIXED
   5000196421                            0              0         354        354         6        0             0     FIXED
   5000196456                            0              0         354        354         6        0            30     FIXED
   5000196506                            0              0         354        354         6        0             0     FIXED
   5000196641                            0              0         114        114         6        0             0     FIXED
   5000196659                            0              0         114        114         6        0             0     FIXED
   5000196694                            0              0         354        354         6        0             0     FIXED
   5000196706                            0              0         354        354         6        0             0     FIXED
   5000196755                            0              0         354        354         6        0             0     FIXED
   5000196760                            0              0         354        354         6        0             0     FIXED
   5000196773                            0              0         174        174         6        0             0     FIXED
   5000196786                            0              0         354        354         6        0             0     FIXED
   5000196847                            0              0         354        354         6        0             0     FIXED
   5000196876                            0              0         354        354         6        0             0     FIXED
   5000197013                            0              0         354        354         6        0            18     FIXED
   5000197073                            0              0         174        174         6        0             0     FIXED
   5000197134                            0              0         354        354         6        0             0     FIXED
   5000197174                            0              0         354        353         6        0             0     FIXED
   5000197238                            0              0         354        354         6        0             0     FIXED
   5000197266                            0              0         354        354         6        0             0     FIXED
   5000197298                            0              0         354        354         6        0            18     FIXED
   5000197333                            0              0         354        355         6        0             0     FIXED
   5000197345                            0              0         354        354         6        0             0     FIXED
   5000197435                            0              0         114        114         6        0             0     FIXED
   5000197662                            0              0         354        354         6        0             0     FIXED
   5000197726                            0              0         354        354         6        0             0     FIXED
   5000197759                            0              0         355        355         5        0            19     FIXED
   5000197771                            0              0         354        354         6        0            18     FIXED
   5000197794                            0              0         174        174         6        0             0     FIXED
   5000197817                            0              0         174        174         6        0             0     FIXED
   5000197820                            0              0         354        354         6        0            18     FIXED
   5000197824                            0              0         115        115         5        0             0     FIXED
   5000197833                            0              0         354        348         6        0             0     FIXED
   5000197856                            0              0         354        354         6        0            18     FIXED
   5000197860                            0              0         355        355         5        0             0     FIXED
   5000197870                            0              0         354        354         6        0             0     FIXED
   5000197907                            0              0         355        355         5        0             0     FIXED
   5000197927                            0              0         355        355         5        0             0     FIXED
   5000197957                            0              0         354        354         6        0             0     FIXED
   5000198105                            0              0         235        235         5        0             0     FIXED
   5000198190                            0              0         354        354         6        0             0     FIXED
   5000198203                            0              0         354        354         6        0             0     FIXED
   5000198230                            0              0         176        176         4        0             0     FIXED
   5000198246                            0              0         355        355         5        0             0     FIXED
   5000198327                            0              0         355        355         5        0             0     FIXED
   5000198395                            0              0         354        354         6        0             0     FIXED
   5000198411                            0              0         174        174         6        0             0     FIXED
   5000198433                            0              0         354        354         6        0             0     FIXED
   5000198452                            0              0         355        355         5        0            19     FIXED
   5000198519                            0              0         355        355         5        0             0     FIXED
   5000198522                            0              0         174        174         6        0             0     FIXED
   5000198560                            0              0         355        355         5        0            31     FIXED
   5000198566                            0              0         355        355         5        0             0     FIXED
   5000198569                            0              0         354        354         6        0            18     FIXED
   5000198578                            0              0         355        355         5        0             0     FIXED
   5000198630                            0              0         355        355         5        0             0     FIXED
   5000198684                            0              0         354        354         6        0             0     FIXED
   5000198694                            0              0         354        354         6        0             0     FIXED
   5000198737                            0              0         354        354         6        0             0     FIXED
   5000198749                            0              0         354        354         6        0            18     FIXED
   5000198756                            0              0         175        175         5        0            19     FIXED
   5000198773                            0              0         355        355         5        0             0     FIXED
   5000198782                            0              0         355        355         5        0             0     FIXED
   5000198854                            0              0         354        354         6        0             0     FIXED
   5000198895                            0              0         354        354         6        0             0     FIXED
   5000198953                            0              0         355        355         5        0             0     FIXED
   5000199084                            0              0         354        354         6        0             0     FIXED
   5000199098                            0              0         355        355         5        0            19     FIXED
   5000199146                            0              0         354        354         6        0             0     FIXED
   5000199182                            0              0         355        355         5        0             0     FIXED
   5000199202                            0              0         354        354         6        0             0     FIXED
   5000199205                            0              0         355        353         5        0            19     FIXED
   5000199212                            0              0         355        354         5        0             0     FIXED
   5000199313                            0              0         174        174         6        0            18     FIXED
   5000199330                            0              0         354        354         6        0             0     FIXED
   5000199374                            0              0         355        354         5        0             0     FIXED
   5000199431                            0              0         175        175         5        0             0     FIXED
   5000199449                            0              0         354        354         6        0             0     FIXED
   5000199484                            0              0         355        355         5        0             0     FIXED
   5000199507                            0              0         176        173         4        0             0     FIXED
   5000199561                            0              0         355        355         5        0             0     FIXED
   5000199564                            0              0         354        354         6        0            30     FIXED
   5000199580                            0              0          54         54         6        0             0     FIXED
   5000199628                            0              0         355        355         5        0             0     FIXED
   5000199635                            0              0         355        355         5        0             0     FIXED
   5000199646                            0              0         354        354         6        0             0     FIXED
   5000199705                            0              0         175        175         5        0            19     FIXED
   5000199735                            0              0         354        354         6        0             0     FIXED
   5000199740                            0              0         355        355         5        0             0     FIXED
   5000199745                            0              0         355        355         5        0             0     FIXED
   5000199758                            0              0         355        355         5        0             0     FIXED
   5000199792                            0              0         355        355         5        0             0     FIXED
   5000199808                            0              0         354        354         6        0             0     FIXED
   5000199840                            0              0         174        174         6        0             0     FIXED
   5000199864                            0              0         355        355         5        0             0     FIXED
   5000199893                            0              0         355        355         5        0             0     FIXED
   5000199895                            0              0         355        355         5        0             0     FIXED
   5000199918                            0              0         355        355         5        0            19     FIXED
   5000199962                            0              0         115        115         5        0             0     FIXED
   5000199971                            0              0         355        355         5        0             0     FIXED
   5000200003                            0              0         355        355         5        0            31     FIXED
   5000200012                            0              0         115        115         5        0             0     FIXED
   5000200017                            0              0         355        335         5        0            19     FIXED
   5000200024                            0              0         354        354         6        0            18     FIXED
   5000200042                            0              0         355        355         5        0            19     FIXED
   5000200055                            0              0         175        175         5        0            19     FIXED
   5000200066                            0              0         355        355         5        0             0     FIXED
   5000200103                            0              0         355        355         5        0             0     FIXED
   5000200141                            0              0         355        355         5        0            31     FIXED
   5000200154                            0              0         175        175         5        0            19     FIXED
   5000200199                            0              0         355        355         5        0             0     FIXED
   5000200209                            0              0         355        355         5        0            19     FIXED
   5000200231                            0              0         355        355         5        0             0     FIXED
   5000200245                            0              0         355        355         5        0             0     FIXED
   5000200257                            0              0         355        355         5        0             0     FIXED
   5000200283                            0              0         355        355         5        0            31     FIXED
   5000200305                            0              0         355        355         5        0             0     FIXED
   5000200316                            0              0         354        354         6        0            18     FIXED
   5000200324                            0              0         355        355         5        0            19     FIXED
   5000200367                            0              0         355        355         5        0             0     FIXED
   5000200412                            0              0         355        355         5        0             0     FIXED
   5000200420                            0              0         355        355         5        0            31     FIXED
   5000200462                            0              0         355        355         5        0             0     FIXED
   5000200505                            0              0         355        355         5        0             0     FIXED
   5000200506                            0              0         174        173         6        0            18     FIXED
   5000200516                            0              0         355        355         5        0             0     FIXED
   5000200522                            0              0         355        355         5        0             0     FIXED
   5000200543                            0              0         355        355         5        0             0     FIXED
   5000200572                            0              0         355        355         5        0            19     FIXED
   5000200579                            0              0         355        355         5        0             0     FIXED
   5000200590                            0              0         175        175         5        0            19     FIXED
   5000200600                            0              0         355        355         5        0            31     FIXED
   5000200687                            0              0         175        175         5        0             0     FIXED
   5000200704                            0              0         355        355         5        0             0     FIXED
   5000200745                            0              0         355        355         5        0            19     FIXED
   5000200776                            0              0         355        352         5        0             0     FIXED
   5000200779                            0              0         355        355         5        0             7     FIXED
   5000200824                            0              0         355        355         5        0            19     FIXED
   5000200848                            0              0         175        175         5        0             0     FIXED
   5000200849                            0              0         175        175         5        0             0     FIXED
   5000200890                            0              0         354        354         6        0             0     FIXED
   5000200976                            0              0         355        355         5        0            19     FIXED
   5000200986                            0              0         355        355         5        0            19     FIXED
   5000201010                            0              0         355        355         5        0             0     FIXED
   5000201020                            0              0         355        355         5        0             0     FIXED
   5000201029                            0              0         355        355         5        0             0     FIXED
   5000201048                            0              0         175        175         5        0            19     FIXED
   5000201061                            0              0         355        355         5        0             0     FIXED
   5000201070                            0              0         355        355         5        0            19     FIXED
   5000201073                            0              0         115        115         5        0            19     FIXED
   5000201095                            0              0         355        355         5        0             0     FIXED
   5000201096                            0              0         355        355         5        0             0     FIXED
   5000201101                            0              0         355        355         5        0            31     FIXED
   5000201119                            0              0         355        355         5        0             0     FIXED
   5000201142                            0              0         355        355         5        0            19     FIXED
   5000201160                            0              0         355        355         5        0             0     FIXED
   5000201172                            0              0         355        355         5        0             0     FIXED
   5000201192                            0              0         355        340         5        0            19     FIXED
   5000201218                            0              0         355        355         5        0            19     FIXED
   5000201225                            0              0         355        355         5        0            19     FIXED
   5000201230                            0              0         355        355         5        0             0     FIXED
   5000201243                            0              0         175        175         5        0             0     FIXED
   5000201290                            0              0         355        355         5        0             0     FIXED
   5000201296                            0              0         355        355         5        0             0     FIXED
   5000201298                            0              0         356        356         4        0             0     FIXED
   5000201309                            0              0         355        355         5        0             0     FIXED
   5000201314                            0              0         355        355         5        0             0     FIXED
   5000201315                            0              0         355        355         5        0             0     FIXED
   5000201318                            0              0         116        116         4        0             0     FIXED
   5000201340                            0              0         355        355         5        0            19     FIXED
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   5000201353                            0              0         356        356         4        0             0     FIXED
   5000201354                            0              0         355        355         5        0             0     FIXED
   5000201363                            0              0         175        175         5        0             0     FIXED
   5000201407                            0              0         175        175         5        0            31     FIXED
   5000201419                            0              0         115        115         5        0             0     FIXED
   5000201460                            0              0         175        175         5        0             0     FIXED
   5000201465                            0              0         355        355         5        0             0     FIXED
   5000201469                            0              0         355        355         5        0             0     FIXED
   5000201480                            0              0         175        175         5        0             0     FIXED
   5000201498                            0              0         356        356         4        0             0     FIXED
   5000201501                            0              0         355        355         5        0             0     FIXED
   5000201557                            0              0         355        355         5        0             0     FIXED
   5000201571                            0              0         355        355         5        0             0     FIXED
   5000201586                            0              0         355        355         5        0             0     FIXED
   5000201587                            0              0         355        355         5        0            19     FIXED
   5000201652                            0              0         355        355         5        0             0     FIXED
   5000201683                            0              0         355        355         5        0             7     FIXED
   5000201687                            0              0         355        355         5        0            19     FIXED
   5000201694                            0              0         356        356         4        0             0     FIXED
   5000201707                            0              0         355        346         5        0             0     FIXED
   5000201709                            0              0         355        355         5        0             0     FIXED
   5000201717                            0              0         355        355         5        0             0     FIXED
   5000201718                            0              0         175        175         5        0             0     FIXED
   5000201721                            0              0         355        355         5        0             0     FIXED
   5000201773                            0              0         355        355         5        0             0     FIXED
   5000201782                            0              0         355        355         5        0            19     FIXED
   5000201799                            0              0         355        355         5        0             0     FIXED
   5000201852                            0              0         356        338         4        0             0     FIXED
   5000201862                            0              0         355        355         5        0             0     FIXED
   5000201869                            0              0         355        355         5        0            19     FIXED
   5000201888                            0              0         355        355         5        0             0     FIXED
   5000201938                            0              0         355        355         5        0             0     FIXED
   5000201946                            0              0         176        176         4        0            20     FIXED
   5000201956                            0              0         175        175         5        0             0     FIXED
   5000201975                            0              0         356        356         4        0             0     FIXED
   5000202126                            0              0         355        355         5        0             0     FIXED
   5000202140                            0              0         355        355         5        0             0     FIXED
   5000202162                            0              0         355        355         5        0             0     FIXED
   5000202167                            0              0         355        355         5        0             0     FIXED
   5000202172                            0              0         355        353         5        0             0     FIXED
   5000202216                            0              0         356        356         4        0             0     FIXED
   5000202218                            0              0         356        356         4        0            20     FIXED
   5000202249                            0              0         355        355         5        0            19     FIXED
   5000202280                            0              0         356        356         4        0             0     FIXED
   5000202290                            0              0         355        350         5        0             0     FIXED
   5000202329                            0              0         355        355         5        0             0     FIXED
   5000202335                            0              0         355        355         5        0             0     FIXED
   5000202349                            0              0         355        353         5        0             0     FIXED
   5000202368                            0              0         356        356         4        0            20     FIXED
   5000202374                            0              0         355        355         5        0             0     FIXED
   5000202401                            0              0         175        175         5        0             0     FIXED
   5000202404                            0              0         355        355         5        0             0     FIXED
   5000202424                            0              0         355        355         5        0             0     FIXED
   5000202484                            0              0         355        355         5        0             0     FIXED
   5000202504                            0              0         355        355         5        0             0     FIXED
   5000202548                            0              0         176        176         4        0             0     FIXED
   5000202553                            0              0         356        356         4        0            32     FIXED
   5000202554                            0              0         355        355         5        0            31     FIXED
   5000202595                            0              0         356        344         4        0             0     FIXED
   5000202597                            0              0         355        355         5        0             0     FIXED
   5000202620                            0              0         355        355         5        0             0     FIXED
   5000202645                            0              0         355        355         5        0             0     FIXED
   5000202671                            0              0         355        355         5        0            19     FIXED
   5000202676                            0              0         356        356         4        0            20     FIXED
   5000202689                            0              0         176        176         4        0             0     FIXED
   5000202716                            0              0         355        355         5        0             0     FIXED
   5000202755                            0              0         356        356         4        0             0     FIXED
   5000202760                            0              0         355        355         5        0             0     FIXED
   5000202797                            0              0         355        354         5        0             0     FIXED
   5000202821                            0              0         355        346         5        0            31     FIXED
   5000202831                            0              0         356        356         4        0             0     FIXED
   5000202836                            0              0         355        355         5        0            19     FIXED
   5000202839                            0              0         356        356         4        0             0     FIXED
   5000202848                            0              0         355        355         5        0            19     FIXED
   5000202854                            0              0         355        355         5        0             0     FIXED
   5000202876                            0              0         355        355         5        0             0     FIXED
   5000202886                            0              0         355        354         5        0            19     FIXED
   5000202897                            0              0         355        355         5        0            19     FIXED
   5000202908                            0              0         356        356         4        0             0     FIXED
   5000202957                            0              0         356        356         4        0             0     FIXED
   5000202973                            0              0         355        355         5        0             0     FIXED
   5000202980                            0              0         355        355         5        0             0     FIXED
   5000202985                            0              0         355        355         5        0            31     FIXED
   5000203028                            0              0         356        356         4        0             0     FIXED
   5000203065                            0              0         355        355         5        0             0     FIXED
   5000203082                            0              0         355        355         5        0            19     FIXED
   5000203089                            0              0         356        356         4        0             0     FIXED
   5000203103                            0              0         355        355         5        0            31     FIXED
   5000203108                            0              0         355        355         5        0             0     FIXED
   5000203131                            0              0         356        356         4        0             0     FIXED
   5000203144                            0              0         356        356         4        0             0     FIXED
   5000203235                            0              0         356        356         4        0            20     FIXED
   5000203257                            0              0         356        356         4        0             8     FIXED
   5000203268                            0              0         176        176         4        0             0     FIXED
   5000203333                            0              0         355        355         5        0            19     FIXED
   5000203343                            0              0         356        346         4        0             0     FIXED
   5000203399                            0              0         176        176         4        0             0     FIXED
   5000203408                            0              0         355        355         5        0            19     FIXED
   5000203416                            0              0         355        355         5        0             0     FIXED
   5000203426                            0              0         355        355         5        0             0     FIXED
   5000203431                            0              0         356        356         4        0            20     FIXED
   5000203437                            0              0         356        355         4        0             0     FIXED
   5000203444                            0              0         176        176         4        0             0     FIXED
   5000203463                            0              0         176        176         4        0            20     FIXED
   5000203468                            0              0         356        356         4        0             0     FIXED
   5000203490                            0              0         356        356         4        0             0     FIXED
   5000203496                            0              0         176        176         4        0             0     FIXED
   5000203516                            0              0         355        355         5        0             0     FIXED
   5000203518                            0              0         356        356         4        0             0     FIXED
   5000203519                            0              0         176        176         4        0             0     FIXED
   5000203529                            0              0         356        353         4        0             0     FIXED
   5000203552                            0              0         355        355         5        0            31     FIXED
   5000203562                            0              0         356        356         4        0             0     FIXED
   5000203590                            0              0         355        355         5        0             0     FIXED
   5000203600                            0              0         356        356         4        0             0     FIXED
   5000203644                            0              0         356        356         4        0             0     FIXED
   5000203657                            0              0         355        354         5        0             0     FIXED
   5000203670                            0              0         176        176         4        0             0     FIXED
   5000203681                            0              0         355        355         5        0             0     FIXED
   5000203693                            0              0         355        335         5        0             0     FIXED
   5000203714                            0              0         356        356         4        0             0     FIXED
   5000203729                            0              0         176        176         4        0             0     FIXED
   5000203742                            0              0         356        356         4        0            20     FIXED
   5000203744                            0              0         356        356         4        0             0     FIXED
   5000203764                            0              0         356        356         4        0            20     FIXED
   5000203768                            0              0         355        355         5        0             0     FIXED
   5000203784                            0              0         356        356         4        0            20     FIXED
   5000203790                            0              0         356        356         4        0             0     FIXED
   5000203842                            0              0         356        355         4        0             0     FIXED
   5000203846                            0              0         355        355         5        0             0     FIXED
   5000203851                            0              0         355        355         5        0            31     FIXED
   5000203864                            0              0         356        356         4        0             0     FIXED
   5000203866                            0              0         355        355         5        0             0     FIXED
   5000203918                            0              0         356        356         4        0             0     FIXED
   5000203946                            0              0         356        356         4        0             0     FIXED
   5000203954                            0              0         355        355         5        0            19     FIXED
   5000203967                            0              0         175        175         5        0             0     FIXED
   5000203972                            0              0         356        356         4        0             0     FIXED
   5000203973                            0              0         176        176         4        0             0     FIXED
   5000203985                            0              0         355        355         5        0            19     FIXED
   5000203988                            0              0         176        176         4        0             0     FIXED
   5000203990                            0              0         356        356         4        0            20     FIXED
   5000203998                            0              0         356        356         4        0             0     FIXED
   5000204016                            0              0         355        355         5        0             0     FIXED
   5000204026                            0              0         355        355         5        0             0     FIXED
   5000204070                            0              0         356        337         4        0             0     FIXED
   5000204090                            0              0         356        351         4        0            20     FIXED
   5000204163                            0              0         356        356         4        0            32     FIXED
   5000204176                            0              0         355        355         5        0            31     FIXED
   5000204189                            0              0         356        356         4        0             0     FIXED
   5000204208                            0              0         355        354         5        0            19     FIXED
   5000204212                            0              0         355        355         5        0             0     FIXED
   5000204228                            0              0         355        355         5        0            19     FIXED
   5000204245                            0              0         356        356         4        0             0     FIXED
   5000204248                            0              0         356        355         4        0            32     FIXED
   5000204254                            0              0         356        344         4        0             0     FIXED
   5000204284                            0              0         356        356         4        0             0     FIXED
   5000204285                            0              0         356        356         4        0             0     FIXED
   5000204291                            0              0         356        356         4        0             0     FIXED
   5000204295                            0              0         356        356         4        0            32     FIXED
   5000204329                            0              0         356        356         4        0            20     FIXED
   5000204357                            0              0         355        355         5        0            19     FIXED
   5000204365                            0              0         176        176         4        0            32     FIXED
   5000204393                            0              0         356        356         4        0             0     FIXED
   5000204410                            0              0         116        116         4        0            20     FIXED
   5000204412                            0              0         356        356         4        0             0     FIXED
   5000204414                            0              0         356        356         4        0             0     FIXED
   5000204456                            0              0         356        356         4        0            32     FIXED
   5000204466                            0              0         355        355         5        0             0     FIXED
   5000204467                            0              0         356        356         4        0             8     FIXED
   5000204475                            0              0         356        356         4        0             0     FIXED
   5000204483                            0              0         356        330         4        0             0     FIXED
   5000204511                            0              0         356        356         4        0             0     FIXED
   5000204534                            0              0         356        356         4        0            32     FIXED
   5000204580                            0              0         356        356         4        0             0     FIXED
   5000204605                            0              0         356        356         4        0             0     FIXED
   5000204626                            0              0         176        176         4        0            32     FIXED
   5000204637                            0              0         356        356         4        0             0     FIXED
   5000204658                            0              0         356        356         4        0             0     FIXED
   5000204666                            0              0         356        356         4        0             0     FIXED
   5000204680                            0              0         176        176         4        0             0     FIXED
   5000204700                            0              0         176        176         4        0            20     FIXED
   5000204754                            0              0         356        356         4        0             0     FIXED
   5000204772                            0              0         176        176         4        0             0     FIXED
   5000204788                            0              0         176        176         4        0            20     FIXED
   5000204851                            0              0         176        176         4        0            20     FIXED
   5000204872                            0              0         356        356         4        0             0     FIXED
   5000204973                            0              0         356        356         4        0             0     FIXED
   5000204992                            0              0         356        356         4        0            32     FIXED
   5000205002                            0              0         356        356         4        0            32     FIXED
   5000205004                            0              0         356        356         4        0            20     FIXED
   5000205045                            0              0         356        356         4        0             0     FIXED
   5000205051                            0              0         356        356         4        0             0     FIXED
   5000205053                            0              0         356        356         4        0             0     FIXED
   5000205064                            0              0         356        356         4        0             0     FIXED
   5000205115                            0              0         356        356         4        0            20     FIXED
   5000205178                            0              0         356        355         4        0             0     FIXED
   5000205183                            0              0         176        176         4        0            20     FIXED
   5000205195                            0              0         356        356         4        0            20     FIXED
   5000205254                            0              0         356        356         4        0             0     FIXED
   5000205277                            0              0         356        356         4        0             0     FIXED
   5000205316                            0              0         356        356         4        0             0     FIXED
   5000205369                            0              0         356        356         4        0             0     FIXED
   5000205388                            0              0         356        356         4        0             0     FIXED
   5000205447                            0              0         176        176         4        0             0     FIXED
   5000205465                            0              0         356        356         4        0             0     FIXED
   5000205468                            0              0         356        356         4        0             0     FIXED
   5000205505                            0              0         356        356         4        0             0     FIXED
   5000205541                            0              0         356        356         4        0            20     FIXED
   5000205580                            0              0         176        176         4        0            20     FIXED
   5000205586                            0              0         176        176         4        0            32     FIXED
   5000205599                            0              0         356        356         4        0            20     FIXED
   5000205643                            0              0         356        356         4        0            32     FIXED
   5000205670                            0              0         176        176         4        0             0     FIXED
   5000205893                            0              0         176        176         4        0            20     FIXED
   5000205958                            0              0         356        356         4        0            20     FIXED
   5000205966                            0              0         356        356         4        0             0     FIXED
   5000206402                            0              0         356        356         4        0            20     FIXED
   6000000596                            0              0         354        353         6        0            18     FIXED
   6000000626                            0              0         354        354         6        0             0     FIXED
   6000000638                            0              0         355        355         5        0             0     FIXED
   6000000642                            0              0         355        355         5        0            19     FIXED
   6000001306                            0              0         173        173         7        0             0     FIXED
   6000001316                            0              0         356        356         4        0            20     FIXED
   6000001318                            0              0         356        356         4        0            20     FIXED
   6000179732                            0              0         350        335        10        0             0     FIXED
   6000182458                            0              0         350        350        10        0             0     FIXED
   6000182512                            0              0         350        350        10        0             0     FIXED
   6000184747                            0              0         350        350        10        0             0     FIXED
   6000186006                            0              0         351        351         9        0             0     FIXED
   6000187633                            0              0         111         85         9        0            27     FIXED
   6000188111                            0              0         352        352         8        0            16     FIXED
   6000188806                            0              0         173        173         7        0            17     FIXED
   6000191231                            0              0         352        352         8        0            16     FIXED
   6000191483                            0              0         352        352         8        0             0     FIXED
   6000192242                            0              0         352        352         8        0             0     FIXED
   6000192590                            0              0         113        113         7        0            29     FIXED
   6000193180                            0              0         352        352         8        0             0     FIXED
   6000194783                            0              0         353        353         7        0             0     FIXED
   6000194951                            0              0         353        353         7        0             0     FIXED
   6000195274                            0              0         172        172         8        0             0     FIXED
   6000195495                            0              0         112        109         8        0            16     FIXED
   6000195998                            0              0         113        113         7        0            17     FIXED
   6000196143                            0              0         353        353         7        0            17     FIXED
   6000196513                            0              0         352        352         8        0             0     FIXED
   6000196583                            0              0          53         53         7        0             5     FIXED
   6000196621                            0              0         354        354         6        0             0     FIXED
   6000196637                            0              0         353        353         7        0             0     FIXED
   6000196790                            0              0         113        113         7        0             0     FIXED
   6000196842                            0              0         353        353         7        0            17     FIXED
   6000196894                            0              0         113        113         7        0            17     FIXED
   6000197214                            0              0         354        354         6        0             0     FIXED
   6000197408                            0              0         353        353         7        0             0     FIXED
   6000197583                            0              0         353        353         7        0            17     FIXED
   6000197623                            0              0         353        353         7        0            29     FIXED
   6000197843                            0              0         353        353         7        0             0     FIXED
   6000198007                            0              0         353        353         7        0             0     FIXED
   6000198075                            0              0         353        353         7        0             0     FIXED
   6000198137                            0              0         113        113         7        0             0     FIXED
   6000198176                            0              0         113        113         7        0            29     FIXED
   6000198221                            0              0         353        353         7        0             0     FIXED
   6000198271                            0              0         353        353         7        0            17     FIXED
   6000198414                            0              0         353        353         7        0             0     FIXED
   6000198453                            0              0         353        353         7        0            29     FIXED
   6000198559                            0              0         113        113         7        0            17     FIXED
   6000198582                            0              0         173        173         7        0            17     FIXED
   6000198647                            0              0         352        349         8        0             0     FIXED
   6000198825                            0              0         353        353         7        0            17     FIXED
   6000198837                            0              0         353        353         7        0            17     FIXED
   6000198891                            0              0         114        114         6        0             6     FIXED
   6000199007                            0              0         113        112         7        0             0     FIXED
   6000199176                            0              0         353        353         7        0            17     FIXED
   6000199271                            0              0         353        353         7        0             0     FIXED
   6000199272                            0              0         113        112         7        0             0     FIXED
   6000199352                            0              0         173        173         7        0             0     FIXED
   6000199390                            0              0         353        353         7        0            17     FIXED
   6000199483                            0              0         113        113         7        0            17     FIXED
   6000199558                            0              0         353        347         7        0             0     FIXED
   6000199644                            0              0         353        353         7        0             0     FIXED
   6000199712                            0              0         353        307         7        0             0     FIXED
   6000199818                            0              0         353        353         7        0            17     FIXED
   6000199839                            0              0         173        173         7        0             0     FIXED
   6000200236                            0              0         353        353         7        0             0     FIXED
   6000200358                            0              0         354        353         6        0            18     FIXED
   6000200374                            0              0         113        113         7        0             0     FIXED
   6000200424                            0              0         113        113         7        0            17     FIXED
   6000200479                            0              0         354        354         6        0            18     FIXED
   6000200483                            0              0         353        353         7        0            17     FIXED
   6000200565                            0              0         353        353         7        0            17     FIXED
   6000200620                            0              0         353        353         7        0             0     FIXED
   6000200897                            0              0         354        333         6        0            18     FIXED
   6000200951                            0              0         353        353         7        0            17     FIXED
   6000200965                            0              0         353        353         7        0             0     FIXED
   6000201115                            0              0         353        353         7        0             0     FIXED
   6000201123                            0              0         113        113         7        0             0     FIXED
   6000201130                            0              0         353        352         7        0            17     FIXED
   6000201180                            0              0         113        113         7        0            17     FIXED
   6000201233                            0              0         353        344         7        0             0     FIXED
   6000201267                            0              0         113        113         7        0             0     FIXED
   6000201271                            0              0         173        173         7        0            17     FIXED
   6000201293                            0              0         113        113         7        0             0     FIXED
   6000201301                            0              0         353        353         7        0             5     FIXED
   6000201315                            0              0         353        353         7        0             0     FIXED
   6000201396                            0              0         353        353         7        0            17     FIXED
   6000201405                            0              0         113        113         7        0             0     FIXED
   6000201567                            0              0         354        354         6        0            18     FIXED
   6000201572                            0              0         234        234         6        0             0     FIXED
   6000201585                            0              0         353        353         7        0            17     FIXED
   6000201694                            0              0         113        113         7        0            17     FIXED
   6000201749                            0              0         114        114         6        0            18     FIXED
   6000201820                            0              0         353        353         7        0            29     FIXED
   6000201888                            0              0         353        353         7        0            17     FIXED
   6000201936                            0              0         353        353         7        0             0     FIXED
   6000202035                            0              0         353        354         7        0             0     FIXED
   6000202060                            0              0         353        353         7        0            17     FIXED
   6000202094                            0              0         353        353         7        0             0     FIXED
   6000202117                            0              0         113        113         7        0             0     FIXED
   6000202277                            0              0         354        354         6        0            18     FIXED
   6000202322                            0              0         114        114         6        0            18     FIXED
   6000202440                            0              0         353        353         7        0             0     FIXED
   6000202452                            0              0         353        353         7        0             0     FIXED
   6000202464                            0              0         353        352         7        0            29     FIXED
   6000202489                            0              0         354        354         6        0            18     FIXED
   6000202550                            0              0         353        350         7        0             0     FIXED
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   6000203648                            0              0         113        113         7        0             0     FIXED
   6000203744                            0              0         355        355         5        0             0     FIXED
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   6000203808                            0              0         114        114         6        0             0     FIXED
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   6000204070                            0              0         354        354         6        0            30     FIXED
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   6000204196                            0              0         353        353         7        0            17     FIXED
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   6000204476                            0              0         174        174         6        0            30     FIXED
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   6000205000                            0              0         174        164         6        0            18     FIXED
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   6000205460                            0              0         354        354         6        0            18     FIXED
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   6000205475                            0              0         354        354         6        0            18     FIXED
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   6000205600                            0              0         355        355         5        0            19     FIXED
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   6000205873                            0              0         354        354         6        0             0     FIXED
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   6000206135                            0              0         175        175         5        0             0     FIXED
   6000206157                            0              0         355        355         5        0            19     FIXED
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   6000206729                            0              0         354        354         6        0            18     FIXED
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   6000206744                            0              0         354        354         6        0             0     FIXED
   6000206809                            0              0         355        355         5        0            19     FIXED
   6000206837                            0              0         114        114         6        0            18     FIXED
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   6000206964                            0              0         354        354         6        0            18     FIXED
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   6000207325                            0              0         174        174         6        0             0     FIXED
   6000207330                            0              0         354        354         6        0            18     FIXED
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   6000207509                            0              0         355        355         5        0            19     FIXED
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   6000207606                            0              0         355        355         5        0             0     FIXED
   6000207648                            0              0         354        354         6        0             0     FIXED
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   6000207771                            0              0         354        354         6        0            30     FIXED
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   6000207831                            0              0         355        355         5        0            19     FIXED
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   6000207870                            0              0         354        353         6        0            18     FIXED
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   6000207965                            0              0         355        355         5        0            19     FIXED
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   6000207997                            0              0         354        354         6        0             0     FIXED
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   6000208087                            0              0         354        354         6        0            18     FIXED
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   6000208654                            0              0         175        175         5        0            19     FIXED
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   6000210037                            0              0         356        356         4        0            20     FIXED
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   6000210042                            0              0         175        175         5        0            19     FIXED
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   6000211031                            0              0         355        355         5        0             0     FIXED
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   6000211287                            0              0         356        356         4        0            20     FIXED
   6000211337                            0              0         176        176         4        0             0     FIXED
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   6000211580                            0              0         175        175         5        0            31     FIXED
   6000211586                            0              0         356        356         4        0            20     FIXED
   6000211647                            0              0         356        356         4        0             0     FIXED
   6000211668                            0              0         355        352         5        0            19     FIXED
   6000211671                            0              0         355        355         5        0             0     FIXED
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   6000211685                            0              0         355        355         5        0            19     FIXED
   6000211724                            0              0         355        355         5        0             0     FIXED
   6000211727                            0              0         356        356         4        0            20     FIXED
   6000211753                            0              0         356        356         4        0             0     FIXED
   6000211784                            0              0         355        355         5        0             0     FIXED
   6000211814                            0              0         356        356         4        0            20     FIXED
   6000211836                            0              0         356        356         4        0            20     FIXED
   6000211837                            0              0         355        355         5        0             0     FIXED
   6000211840                            0              0         355        355         5        0             0     FIXED
   6000211891                            0              0         355        355         5        0            31     FIXED
   6000211962                            0              0         356        352         4        0            20     FIXED
   6000211979                            0              0         355        355         5        0            19     FIXED
   6000211982                            0              0         355        355         5        0             0     FIXED
   6000212011                            0              0         175        175         5        0            31     FIXED
   6000212017                            0              0         356        356         4        0            20     FIXED
   6000212022                            0              0         355        355         5        0            31     FIXED
   6000212026                            0              0         175        175         5        0             0     FIXED
   6000212060                            0              0         355        355         5        0             0     FIXED
   6000212066                            0              0         356        356         4        0             0     FIXED
   6000212071                            0              0         175        175         5        0             0     FIXED
   6000212072                            0              0         356        352         4        0             0     FIXED
   6000212076                            0              0         116        116         4        0            20     FIXED
   6000212123                            0              0         355        355         5        0            19     FIXED
   6000212153                            0              0         355        355         5        0            31     FIXED
   6000212155                            0              0         355        355         5        0            19     FIXED
   6000212176                            0              0         355        355         5        0            19     FIXED
   6000212177                            0              0         356        356         4        0            20     FIXED
   6000212201                            0              0         355        352         5        0             0     FIXED
   6000212241                            0              0         355        355         5        0            19     FIXED
   6000212250                            0              0         355        355         5        0            19     FIXED
   6000212255                            0              0         355        355         5        0            19     FIXED
   6000212313                            0              0         176        176         4        0            20     FIXED
   6000212347                            0              0         356        356         4        0            20     FIXED
   6000212390                            0              0         356        356         4        0            20     FIXED
   6000212395                            0              0         355        329         5        0            19     FIXED
   6000212400                            0              0         355        355         5        0            19     FIXED
   6000212403                            0              0         355        355         5        0             0     FIXED
   6000212452                            0              0         355        355         5        0             0     FIXED
   6000212455                            0              0         355        355         5        0            19     FIXED
   6000212466                            0              0         355        355         5        0            31     FIXED
   6000212473                            0              0         356        356         4        0            20     FIXED
   6000212483                            0              0         355        355         5        0             0     FIXED
   6000212498                            0              0         355        355         5        0            31     FIXED
   6000212534                            0              0         176        176         4        0             0     FIXED
   6000212541                            0              0         355        355         5        0             0     FIXED
   6000212555                            0              0         355        355         5        0             0     FIXED
   6000212590                            0              0         356        356         4        0            20     FIXED
   6000212599                            0              0         355        355         5        0             0     FIXED
   6000212652                            0              0         356        356         4        0             0     FIXED
   6000212653                            0              0         355        355         5        0            19     FIXED
   6000212680                            0              0         175        175         5        0            31     FIXED
   6000212690                            0              0         355        355         5        0            19     FIXED
   6000212691                            0              0         115        115         5        0             0     FIXED
   6000212703                            0              0         356        356         4        0             8     FIXED
   6000212712                            0              0         176        176         4        0             0     FIXED
   6000212719                            0              0         356        356         4        0            20     FIXED
   6000212744                            0              0         356        356         4        0            20     FIXED
   6000212782                            0              0         356        356         4        0             0     FIXED
   6000212787                            0              0         356        356         4        0             0     FIXED
   6000212791                            0              0         355        354         5        0             0     FIXED
   6000212842                            0              0         355        355         5        0             0     FIXED
   6000212853                            0              0         355        355         5        0            19     FIXED
   6000212863                            0              0         356        356         4        0            20     FIXED
   6000212871                            0              0         355        355         5        0             0     FIXED
   6000212881                            0              0         355        355         5        0             0     FIXED
   6000212910                            0              0         356        356         4        0             0     FIXED
   6000212912                            0              0         355        355         5        0            19     FIXED
   6000212941                            0              0         356        356         4        0            20     FIXED
   6000212953                            0              0         356        356         4        0             0     FIXED
   6000212976                            0              0         355        307         5        0             0     FIXED
   6000212987                            0              0         356        356         4        0            32     FIXED
   6000213040                            0              0         356        356         4        0             0     FIXED
   6000213052                            0              0         355        355         5        0            19     FIXED
   6000213056                            0              0         355        355         5        0             0     FIXED
   6000213062                            0              0         356        356         4        0            20     FIXED
   6000213095                            0              0         355        355         5        0             7     FIXED
   6000213096                            0              0         356        356         4        0             0     FIXED
   6000213119                            0              0         356        356         4        0             0     FIXED
   6000213130                            0              0         356        356         4        0             0     FIXED
   6000213141                            0              0         355        355         5        0             0     FIXED
   6000213170                            0              0         356        356         4        0             0     FIXED
   6000213181                            0              0         355        355         5        0            19     FIXED
   6000213183                            0              0         355        355         5        0            19     FIXED
   6000213184                            0              0         356        356         4        0            32     FIXED
   6000213187                            0              0         356        356         4        0             0     FIXED
   6000213188                            0              0         175        175         5        0            19     FIXED
   6000213190                            0              0         176        176         4        0             0     FIXED
   6000213193                            0              0         355        355         5        0             0     FIXED
   6000213194                            0              0         176        176         4        0             0     FIXED
   6000213249                            0              0         355        355         5        0             0     FIXED
   6000213300                            0              0         356        356         4        0            20     FIXED
   6000213303                            0              0         355        355         5        0             0     FIXED
   6000213324                            0              0         176        176         4        0             0     FIXED
   6000213342                            0              0         355        355         5        0             0     FIXED
   6000213369                            0              0         355        355         5        0            19     FIXED
   6000213370                            0              0         356        356         4        0            20     FIXED
   6000213375                            0              0         176        176         4        0            20     FIXED
   6000213414                            0              0         356        356         4        0             0     FIXED
   6000213419                            0              0         356        356         4        0             0     FIXED
   6000213425                            0              0         356        356         4        0             0     FIXED
   6000213434                            0              0         355        355         5        0            19     FIXED
   6000213443                            0              0         356        356         4        0            20     FIXED
   6000213445                            0              0         176        176         4        0             0     FIXED
   6000213454                            0              0         356        356         4        0             0     FIXED
   6000213458                            0              0         175        175         5        0             0     FIXED
   6000213472                            0              0         356        356         4        0            20     FIXED
   6000213476                            0              0         356        356         4        0            20     FIXED
   6000213535                            0              0         356        356         4        0             0     FIXED
   6000213547                            0              0         356        356         4        0             0     FIXED
   6000213549                            0              0         356        356         4        0            20     FIXED
   6000213559                            0              0         356        356         4        0            20     FIXED
   6000213577                            0              0         176        176         4        0            20     FIXED
   6000213578                            0              0         356        356         4        0             0     FIXED
   6000213593                            0              0         356        356         4        0            20     FIXED
   6000213604                            0              0         356        356         4        0            20     FIXED
   6000213630                            0              0         355        355         5        0            19     FIXED
   6000213635                            0              0         356        356         4        0             0     FIXED
   6000213655                            0              0         356        356         4        0             0     FIXED
   6000213674                            0              0         356        356         4        0            20     FIXED
   6000213675                            0              0         356        356         4        0             0     FIXED
   6000213689                            0              0         356        356         4        0             0     FIXED
   6000213715                            0              0         356        356         4        0            20     FIXED
   6000213721                            0              0         356        356         4        0            20     FIXED
   6000213722                            0              0         356        356         4        0             0     FIXED
   6000213744                            0              0         356        356         4        0            32     FIXED
   6000213850                            0              0         356        356         4        0            20     FIXED
   6000213908                            0              0         356        356         4        0             0     FIXED
   6000213912                            0              0         355        356         5        0             0     FIXED
   6000213924                            0              0         356        356         4        0            20     FIXED
   6000213933                            0              0         176        176         4        0             0     FIXED
   6000213952                            0              0         355        355         5        0             0     FIXED
   6000213963                            0              0         356        356         4        0            20     FIXED
   6000213992                            0              0         356        356         4        0             0     FIXED
   6000214026                            0              0         356        356         4        0             0     FIXED
   6000214030                            0              0         356        356         4        0            20     FIXED
   6000214036                            0              0         356        340         4        0            32     FIXED
   6000214052                            0              0         356        356         4        0            20     FIXED
   6000214062                            0              0         356        356         4        0             0     FIXED
   6000214077                            0              0         355        355         5        0            31     FIXED
   6000214110                            0              0         236        236         4        0            20     FIXED
   6000214132                            0              0         356        356         4        0            20     FIXED
   6000214159                            0              0         356        356         4        0            20     FIXED
   6000214162                            0              0         356        356         4        0             0     FIXED
   6000214189                            0              0         356        356         4        0            20     FIXED
   6000214190                            0              0         356        356         4        0            20     FIXED
   6000214227                            0              0         356        356         4        0            32     FIXED
   6000214280                            0              0         356        356         4        0            32     FIXED
   6000214283                            0              0         356        325         4        0             0     FIXED
   6000214317                            0              0         356        356         4        0            20     FIXED
   6000214344                            0              0         176        176         4        0             0     FIXED
   6000214366                            0              0         356        353         4        0             0     FIXED
   6000214374                            0              0         176        176         4        0             0     FIXED
   6000214378                            0              0         356        356         4        0            20     FIXED
   6000214391                            0              0         356        356         4        0             0     FIXED
   6000214443                            0              0         356        356         4        0             0     FIXED
   6000214491                            0              0         176        176         4        0             0     FIXED
   6000214500                            0              0         176        176         4        0             0     FIXED
   6000214513                            0              0         356        356         4        0             0     FIXED
   6000214543                            0              0         356        356         4        0             0     FIXED
   6000214584                            0              0         356        356         4        0            32     FIXED
   6000214660                            0              0         356        356         4        0            20     FIXED
   6000214676                            0              0         176        176         4        0            20     FIXED
   6000214695                            0              0         356        356         4        0             0     FIXED
   6000214701                            0              0         356        356         4        0            20     FIXED
   6000214708                            0              0         356        356         4        0             0     FIXED
   6000214711                            0              0         356        356         4        0            20     FIXED
   6000214773                            0              0         356        356         4        0             0     FIXED
   6000214798                            0              0         356        356         4        0             0     FIXED
   6000214800                            0              0         356        356         4        0            20     FIXED
   6000214801                            0              0         355        353         5        0             0     FIXED
   6000214812                            0              0         356        356         4        0            20     FIXED
   6000214858                            0              0         356        356         4        0             0     FIXED
   6000214932                            0              0         356        356         4        0             0     FIXED
   6000214962                            0              0         176        171         4        0             0     FIXED
   6000214996                            0              0         356        348         4        0            20     FIXED
   6000215016                            0              0         356        356         4        0            20     FIXED
   6000215018                            0              0         356        356         4        0             0     FIXED
   6000215157                            0              0         356        356         4        0             0     FIXED
   6000215245                            0              0         356        356         4        0            20     FIXED
   6000215280                            0              0         356        356         4        0             0     FIXED
   6000215313                            0              0         356        356         4        0            32     FIXED
   6000215506                            0              0         356        356         4        0            20     FIXED
   6000215779                            0              0         356        356         4        0             0     FIXED
   7000001289                            0              0         353        353         7        0            17     FIXED
   7000001291                            0              0         353        353         7        0             0     FIXED
   7000001295                            0              0         354        354         6        0             0     FIXED
   7000001299                            0              0         354        354         6        0            18     FIXED
   7000001302                            0              0         115        115         5        0            19     FIXED
   7000001305                            0              0         354        354         6        0             0     FIXED
   7000001307                            0              0         355        355         5        0             0     FIXED
   7000001310                            0              0         355        353         5        0            19     FIXED
   7000001328                            0              0         355        355         5        0            19     FIXED
   7000001330                            0              0         355        321         5        0            19     FIXED
   7000001333                            0              0         356        356         4        0             0     FIXED
   7000001338                            0              0         355        355         5        0            19     FIXED
   7000001617                            0              0         355        355         5        0             7     FIXED
   7000166621                            0              0         350        350        10        0            14     FIXED
   7000170362                            0              0         111        111         9        0             0     FIXED
   7000171979                            0              0         351        351         9        0             0     FIXED
   7000173483                            0              0         352        352         8        0             0     FIXED
   7000174111                            0              0         352        352         8        0            16     FIXED
   7000174133                            0              0         353        353         7        0            17     FIXED
   7000175742                            0              0         113        113         7        0             0     FIXED
   7000175980                            0              0         353        352         7        0             0     FIXED
   7000176082                            0              0         353        353         7        0             0     FIXED
   7000176346                            0              0         352        352         8        0            16     FIXED
   7000176386                            0              0         354        354         6        0             6     FIXED
   7000176507                            0              0         353        353         7        0             0     FIXED
   7000176531                            0              0         352        352         8        0            16     FIXED
   7000176899                            0              0         353        353         7        0            17     FIXED
   7000177022                            0              0         352        352         8        0             0     FIXED
   7000177133                            0              0         352        352         8        0             0     FIXED
   7000177259                            0              0         353        332         7        0            17     FIXED
   7000177763                            0              0         353        353         7        0            17     FIXED
   7000177882                            0              0         113        113         7        0            17     FIXED
   7000177941                            0              0         353        353         7        0            17     FIXED
   7000178159                            0              0         352        352         8        0             0     FIXED
   7000178575                            0              0         353        353         7        0             0     FIXED
   7000178620                            0              0         352        352         8        0             0     FIXED
   7000178644                            0              0         353        353         7        0            17     FIXED
   7000178781                            0              0         353        353         7        0            17     FIXED
   7000179292                            0              0         353        353         7        0             0     FIXED
   7000179372                            0              0         353        347         7        0             0     FIXED
   7000179394                            0              0         353        353         7        0             0     FIXED
   7000179444                            0              0         353        350         7        0             0     FIXED
   7000179491                            0              0         353        353         7        0             0     FIXED
   7000179572                            0              0         353        353         7        0            17     FIXED
   7000179658                            0              0         353        353         7        0             0     FIXED
   7000179752                            0              0         353        353         7        0            17     FIXED
   7000179772                            0              0         353        353         7        0            17     FIXED
   7000179853                            0              0         353        353         7        0             0     FIXED
   7000179878                            0              0         174         70         6        0             0     FIXED
   7000179880                            0              0         113        113         7        0             0     FIXED
   7000179983                            0              0         113        113         7        0             0     FIXED
   7000179989                            0              0         173        167         7        0             0     FIXED
   7000180011                            0              0         353        352         7        0             0     FIXED
   7000180075                            0              0         353        353         7        0             0     FIXED
   7000180107                            0              0         353        353         7        0             0     FIXED
   7000180114                            0              0         353        353         7        0            17     FIXED
   7000180124                            0              0         353        353         7        0             0     FIXED
   7000180217                            0              0         353        353         7        0             0     FIXED
   7000180237                            0              0         353        353         7        0             0     FIXED
   7000180244                            0              0         353        353         7        0             0     FIXED
   7000180249                            0              0         353        353         7        0             0     FIXED
   7000180357                            0              0         173        173         7        0             0     FIXED
   7000180461                            0              0         354        354         6        0             0     FIXED
   7000180465                            0              0         353        353         7        0            29     FIXED
   7000180467                            0              0         354        338         6        0             0     FIXED
   7000180528                            0              0         353        353         7        0            17     FIXED
   7000180588                            0              0         353        353         7        0             0     FIXED
   7000180600                            0              0         353        353         7        0            17     FIXED
   7000180647                            0              0         113        113         7        0            17     FIXED
   7000180662                            0              0         353        353         7        0             5     FIXED
   7000180759                            0              0         353        350         7        0            17     FIXED
   7000180783                            0              0         353        353         7        0            17     FIXED
   7000180844                            0              0         353        353         7        0             5     FIXED
   7000180872                            0              0         353        353         7        0            17     FIXED
   7000180918                            0              0         173        173         7        0             0     FIXED
   7000180923                            0              0         114        114         6        0            18     FIXED
   7000181031                            0              0         354        354         6        0             0     FIXED
   7000181061                            0              0         353        353         7        0            17     FIXED
   7000181088                            0              0         353        353         7        0             0     FIXED
   7000181093                            0              0         353        353         7        0             0     FIXED
   7000181098                            0              0         353        353         7        0            17     FIXED
   7000181101                            0              0         113        113         7        0             0     FIXED
   7000181163                            0              0         113        113         7        0             0     FIXED
   7000181217                            0              0         353        354         7        0             0     FIXED
   7000181221                            0              0          53         53         7        0            17     FIXED
   7000181244                            0              0         353        353         7        0            17     FIXED
   7000181264                            0              0         353        353         7        0            17     FIXED
   7000181317                            0              0         353        353         7        0            17     FIXED
   7000181406                            0              0         353        353         7        0             0     FIXED
   7000181428                            0              0         354        354         6        0             6     FIXED
   7000181445                            0              0         353        353         7        0            17     FIXED
   7000181455                            0              0         354        354         6        0            18     FIXED
   7000181527                            0              0         353        353         7        0            17     FIXED
   7000181544                            0              0         353        353         7        0             0     FIXED
   7000181579                            0              0         353        353         7        0            17     FIXED
   7000181591                            0              0         173        173         7        0             0     FIXED
   7000181592                            0              0         353        353         7        0             0     FIXED
   7000181599                            0              0         353        353         7        0             5     FIXED
   7000181702                            0              0         353        353         7        0            17     FIXED
   7000181744                            0              0         353        353         7        0             0     FIXED
   7000181751                            0              0         354        354         6        0             0     FIXED
   7000181762                            0              0         354        354         6        0            18     FIXED
   7000181806                            0              0         353        353         7        0            17     FIXED
   7000181852                            0              0         354        354         6        0            18     FIXED
   7000181863                            0              0         353        353         7        0            17     FIXED
   7000181871                            0              0         353        353         7        0            17     FIXED
   7000181877                            0              0         353        353         7        0            29     FIXED
   7000181916                            0              0         353        353         7        0            17     FIXED
   7000181927                            0              0         353        353         7        0            29     FIXED
   7000181991                            0              0         353        353         7        0             0     FIXED
   7000181995                            0              0         353        353         7        0            17     FIXED
   7000182070                            0              0         233        233         7        0            17     FIXED
   7000182092                            0              0         353        353         7        0             0     FIXED
   7000182117                            0              0         353        353         7        0             0     FIXED
   7000182194                            0              0         353        353         7        0            17     FIXED
   7000182213                            0              0         113        113         7        0            17     FIXED
   7000182224                            0              0         353        353         7        0            17     FIXED
   7000182306                            0              0         353        353         7        0             0     FIXED
   7000182330                            0              0         353        353         7        0            17     FIXED
   7000182347                            0              0         353        353         7        0             5     FIXED
   7000182355                            0              0         353        353         7        0            17     FIXED
   7000182371                            0              0          53         53         7        0            17     FIXED
   7000182432                            0              0         354        354         6        0            18     FIXED
   7000182435                            0              0         353        353         7        0            17     FIXED
   7000182502                            0              0         353        351         7        0            17     FIXED
   7000182576                            0              0         353        350         7        0             5     FIXED
   7000182634                            0              0         173        173         7        0             0     FIXED
   7000182639                            0              0         353        353         7        0             0     FIXED
   7000182662                            0              0         173        173         7        0             0     FIXED
   7000182680                            0              0         353        353         7        0             0     FIXED
   7000182795                            0              0         354        354         6        0             0     FIXED
   7000182811                            0              0         353        353         7        0             0     FIXED
   7000182851                            0              0         353        353         7        0             0     FIXED
   7000182863                            0              0         353        353         7        0            17     FIXED
   7000182867                            0              0         353        353         7        0             0     FIXED
   7000182888                            0              0         353        352         7        0             0     FIXED
   7000182945                            0              0         353        351         7        0             0     FIXED
   7000182969                            0              0         354        354         6        0             0     FIXED
   7000182977                            0              0         354        354         6        0            18     FIXED
   7000183000                            0              0         354        354         6        0             6     FIXED
   7000183002                            0              0         114        114         6        0            18     FIXED
   7000183027                            0              0         354        354         6        0            18     FIXED
   7000183075                            0              0         354        354         6        0             0     FIXED
   7000183124                            0              0         353        353         7        0            17     FIXED
   7000183174                            0              0         354        354         6        0            30     FIXED
   7000183195                            0              0         355        355         5        0             0     FIXED
   7000183204                            0              0         173        173         7        0            17     FIXED
   7000183216                            0              0         354        354         6        0            18     FIXED
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   7000183943                            0              0         114        114         6        0            30     FIXED
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   7000184803                            0              0         355        355         5        0            19     FIXED
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   7000185351                            0              0         174        174         6        0            18     FIXED
   7000185361                            0              0         355        355         5        0             7     FIXED
   7000185385                            0              0         354        354         6        0            18     FIXED
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   7000185554                            0              0         175        175         5        0            31     FIXED
   7000185626                            0              0         354        354         6        0            18     FIXED
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   7000185685                            0              0         354        354         6        0             6     FIXED
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   7000185789                            0              0         354        354         6        0            18     FIXED
   7000185795                            0              0         114        114         6        0             0     FIXED
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   7000185953                            0              0         354        354         6        0             0     FIXED
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   7000186128                            0              0         354        350         6        0            18     FIXED
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   7000186223                            0              0         354        353         6        0            30     FIXED
   7000186231                            0              0         354        354         6        0            18     FIXED
   7000186245                            0              0         355        355         5        0             7     FIXED
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   7000186386                            0              0         355        355         5        0            19     FIXED
   7000186401                            0              0         354        354         6        0            18     FIXED
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   7000186470                            0              0         175        175         5        0             0     FIXED
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   7000186610                            0              0         174        174         6        0            18     FIXED
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   7000186628                            0              0          54         54         6        0            18     FIXED
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   7000186672                            0              0         355        287         5        0             0     FIXED
   7000186675                            0              0         115        115         5        0             0     FIXED
   7000186676                            0              0         354        354         6        0            18     FIXED
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   7000186680                            0              0         114        114         6        0             0     FIXED
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   7000186861                            0              0         235        235         5        0            19     FIXED
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   7000189322                            0              0         355        355         5        0             7     FIXED
   7000189325                            0              0         355        355         5        0            31     FIXED
   7000189328                            0              0         355        355         5        0            19     FIXED
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   7000189376                            0              0         116        116         4        0             0     FIXED
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   7000189441                            0              0         176        176         4        0            32     FIXED
   7000189452                            0              0         356        356         4        0             0     FIXED
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   7000189469                            0              0         355        355         5        0            31     FIXED
   7000189500                            0              0         356        356         4        0             0     FIXED
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   7000189524                            0              0         355        321         5        0            19     FIXED
   7000189556                            0              0         116        116         4        0            20     FIXED
   7000189589                            0              0         355        355         5        0            19     FIXED
   7000189615                            0              0         355        310         5        0             7     FIXED
   7000189631                            0              0         355        355         5        0            31     FIXED
   7000189661                            0              0         355        355         5        0            19     FIXED
   7000189697                            0              0         356        356         4        0            20     FIXED
   7000189702                            0              0         355        355         5        0            19     FIXED
   7000189704                            0              0         356        356         4        0            20     FIXED
   7000189729                            0              0         355        355         5        0            31     FIXED
   7000189735                            0              0         356        356         4        0            20     FIXED
   7000189771                            0              0         356        356         4        0             0     FIXED
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   7000191976                            0              0         356        356         4        0            32     FIXED
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   8000061462                            0              0         350        349        10        0             0     FIXED
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   8000080765                            0              0         355        355         5        0             0     FIXED
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   8000080864                            0              0         355        355         5        0            31     FIXED
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   8000081139                            0              0         355        355         5        0             0     FIXED
   8000081193                            0              0         356        357         4        0            20     FIXED
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   8000081543                            0              0         356        356         4        0             8     FIXED
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   8000081711                            0              0         355        355         5        0             0     FIXED
   8000081775                            0              0         356        356         4        0             0     FIXED
   8000081793                            0              0         356        356         4        0             0     FIXED
   8000081881                            0              0         355        355         5        0             0     FIXED
   8000081950                            0              0         356        356         4        0             0     FIXED
   8000081956                            0              0         176        176         4        0             0     FIXED
   8000082001                            0              0         356        355         4        0             0     FIXED
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   8000082060                            0              0         356        356         4        0             0     FIXED
   8000082106                            0              0         356        356         4        0            20     FIXED
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   8000082198                            0              0         356        356         4        0             8     FIXED
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   8000082302                            0              0         356        356         4        0             0     FIXED
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   8000082446                            0              0         356        356         4        0             0     FIXED
   8000082575                            0              0         356        356         4        0             0     FIXED
   8000082605                            0              0         356        356         4        0            20     FIXED
   8000082606                            0              0         176        176         4        0             0     FIXED
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   8000082641                            0              0         356        356         4        0            20     FIXED
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   8000082775                            0              0         356        356         4        0             8     FIXED
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   8000082803                            0              0         356        356         4        0             0     FIXED
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   8000082969                            0              0         356        356         4        0             8     FIXED
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   8000083053                            0              0         356        356         4        0             0     FIXED
   8000083129                            0              0         356        356         4        0             8     FIXED
   8000083162                            0              0         356        356         4        0             0     FIXED
   8100046913                            0              0         354        354         6        0             0     FIXED
   8100073805                            0              0         354        354         6        0             0     FIXED
   8100075521                            0              0         355        355         5        0             0     FIXED
   8100076478                            0              0         354        354         6        0            18     FIXED
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   8100079203                            0              0         355        355         5        0             0     FIXED
   8110076815                            0              0         355        355         5        0             0     FIXED
   1103436814                            0              0         174        354         6        0            30     FIXED
   1103442405                            0              0         174        354         6        0             6     FIXED
   1103450173                            0              0         174        354         6        0             6     FIXED
   1103456086                            0              0         174        354         6        0             0     FIXED
   1103459657                            0              0         175        354         5        0             1     FIXED
   1103461147                            0              0         174        354         6        0             6     FIXED
   1103466979                            0              0         170        350        10        0             0     FIXED
   1103470304                            0              0         174        302         6        0            18     FIXED
   1103474862                            0              0         172        352         8        0             0     FIXED
   1103474884                            0              0         173        353         7        0             0     FIXED
   1103476287                            0              0         173        353         7        0            17     FIXED
   1103477812                            0              0         174        354         6        0             0     FIXED
   1103481593                            0              0         170        308        10        0             0     FIXED
   1103481842                            0              0         172        352         8        0             4     FIXED
   1103482293                            0              0         173        353         7        0             5     FIXED
   1103482641                            0              0         173        353         7        0             0     FIXED
   1103484809                            0              0         170        328        10        0             2     FIXED
   1103488048                            0              0         173        353         7        0             0     FIXED
   1103488154                            0              0         172        352         8        0             0     FIXED
   1103488928                            0              0         174        354         6        0             0     FIXED
   1103489258                            0              0         174        354         6        0             6     FIXED
   1103490538                            0              0         172        352         8        0             0     FIXED
   1103492865                            0              0         173        353         7        0             0     FIXED
   1103493269                            0              0         173        352         7        0             5     FIXED
   1103493332                            0              0         175        354         5        0             0     FIXED
   1103493654                            0              0         352        351         8        0             4     FIXED
   1103494020                            0              0         174        354         6        0             0     FIXED
   1103494788                            0              0         175        355         5        0             0     FIXED
   1103496459                            0              0         175        355         5        0             0     FIXED
   1103496486                            0              0         171        352         9        0             3     FIXED
   1103497084                            0              0         174        354         6        0             6     FIXED
   1103497226                            0              0         175        355         5        0             0     FIXED
   1103498778                            0              0         171        353         9        0             0     FIXED
   1103499660                            0              0         175        355         5        0            19     FIXED
   1103499693                            0              0         173        353         7        0             0     FIXED
   1103500330                            0              0         173        353         7        0             0     FIXED
   1103500439                            0              0         173        353         7        0             0     FIXED
   1103501556                            0              0         173        353         7        0             0     FIXED
   1103501582                            0              0         173        353         7        0             0     FIXED
   1103501953                            0              0         173        353         7        0            17     FIXED
   1103502006                            0              0         172        352         8        0             0     FIXED
   1103503921                            0              0         173        353         7        0            17     FIXED
   1103504013                            0              0         173        353         7        0             0     FIXED
   1103504182                            0              0         173        353         7        0             0     FIXED
   1103504415                            0              0         173        353         7        0             5     FIXED
   1103506264                            0              0         173        353         7        0             0     FIXED
   1103507488                            0              0         175        355         5        0             0     FIXED
   1103508164                            0              0         173        353         7        0            29     FIXED
   1103508169                            0              0         173        342         7        0             0     FIXED
   1103508261                            0              0         174        348         6        0            18     FIXED
   1103509874                            0              0         353        353         7        0             0     FIXED
   1103510078                            0              0         173        353         7        0             0     FIXED
   1103510098                            0              0         173          0         7        0             0     FIXED
   1103510110                            0              0         172        344         8        0             0     FIXED
   1103511065                            0              0         173        353         7        0             0     FIXED
   1103511546                            0              0         173        353         7        0             0     FIXED
   1103511598                            0              0         172        350         8        0             0     FIXED
   1103514923                            0              0         173        353         7        0             5     FIXED
   1103515243                            0              0         173        351         7        0            29     FIXED
   1103515481                            0              0         173        353         7        0             5     FIXED
   1103516085                            0              0         172        352         8        0             0     FIXED
   1103516189                            0              0         172        352         8        0             4     FIXED
   1103516708                            0              0         173          0         7        0             0     FIXED
   1103517545                            0              0         173        353         7        0            17     FIXED
   1103518231                            0              0         174        354         6        0            18     FIXED
   1103518267                            0              0         172        266         8        0            16     FIXED
   1103518371                            0              0         173        353         7        0            17     FIXED
   1103518584                            0              0         173        353         7        0            17     FIXED
   1103518724                            0              0         173        353         7        0            17     FIXED
   1103519594                            0              0         172        352         8        0             0     FIXED
   1103519666                            0              0         353         47         7        0             0     FIXED
   1103519827                            0              0         174        354         6        0             6     FIXED
   1103519901                            0              0         172        350         8        0             4     FIXED
   1103520285                            0              0         172        352         8        0             0     FIXED
   1103520403                            0              0         173        353         7        0             5     FIXED
   1103520447                            0              0         353        353         7        0            17     FIXED
   1103520747                            0              0         173        353         7        0             0     FIXED
   1103520750                            0              0         173        334         7        0             0     FIXED
   1103521615                            0              0         173        353         7        0             5     FIXED
   1103521760                            0              0         172        354         8        0             0     FIXED
   1103521854                            0              0         353          0         7        0             0     FIXED
   1103521957                            0              0         171        351         9        0             0     FIXED
   1103521964                            0              0         171        351         9        0             0     FIXED
   1103522694                            0              0         173        353         7        0             0     FIXED
   1103522787                            0              0         173          0         7        0             5     FIXED
   1103522916                            0              0         173        353         7        0             0     FIXED
   1103523141                            0              0         173        337         7        0             5     FIXED
   1103523370                            0              0         175        355         5        0            19     FIXED
   1103523584                            0              0         172        352         8        0             4     FIXED
   1103523748                            0              0         173        353         7        0            29     FIXED
   1103523898                            0              0         173        353         7        0             0     FIXED
   1103524326                            0              0         173        353         7        0            17     FIXED
   1103524654                            0              0         352        352         8        0             4     FIXED
   1103524714                            0              0         173        353         7        0            29     FIXED
   1103525373                            0              0         173        353         7        0             0     FIXED
   1103525410                            0              0         173        353         7        0             0     FIXED
   1103525519                            0              0         173        353         7        0             0     FIXED
   1103525629                            0              0         175        355         5        0             0     FIXED
   1103526584                            0              0         173        353         7        0             0     FIXED
   1103526784                            0              0         172        352         8        0             0     FIXED
   1103526860                            0              0         173        353         7        0            17     FIXED
   1103526885                            0              0         173          0         7        0             5     FIXED
   1103526920                            0              0         173        353         7        0             0     FIXED
   1103526949                            0              0         172        352         8        0             0     FIXED
   1103527315                            0              0         172        352         8        0             4     FIXED
   1103527489                            0              0         172        352         8        0            16     FIXED
   1103527525                            0              0         174        354         6        0             0     FIXED
   1103528114                            0              0         173        353         7        0             0     FIXED
   1103528119                            0              0         174        354         6        0             0     FIXED
   1103528249                            0              0         173          0         7        0            17     FIXED
   1103528344                            0              0         173        353         7        0            29     FIXED
   1103528616                            0              0         173        353         7        0            17     FIXED
   1103528907                            0              0         172        352         8        0             0     FIXED
   1103529021                            0              0         173        353         7        0             5     FIXED
   1103529169                            0              0         173        353         7        0             5     FIXED
   1103529283                            0              0         172        352         8        0            16     FIXED
   1103529328                            0              0         173        173         7        0             0     FIXED
   1103529382                            0              0         173        353         7        0             0     FIXED
   1103529385                            0              0         173        353         7        0             0     FIXED
   1103529621                            0              0         173        353         7        0             0     FIXED
   1103529626                            0              0         173        334         7        0             0     FIXED
   1103529638                            0              0         173        353         7        0             0     FIXED
   1103529674                            0              0         173        351         7        0            17     FIXED
   1103529829                            0              0         173        353         7        0             0     FIXED
   1103529861                            0              0         173        352         7        0             5     FIXED
   1103529914                            0              0         173        353         7        0             0     FIXED
   1103529961                            0              0         173        353         7        0             0     FIXED
   1103531100                            0              0         174        354         6        0             6     FIXED
   1103531433                            0              0         173        353         7        0             0     FIXED
   1103531701                            0              0         173        353         7        0             0     FIXED
   1103531774                            0              0         353        353         7        0            17     FIXED
   1103531778                            0              0         173        351         7        0            29     FIXED
   1103531815                            0              0         173        353         7        0             0     FIXED
   1103532141                            0              0         173        353         7        0             5     FIXED
   1103532333                            0              0         173        353         7        0            17     FIXED
   1103532487                            0              0         173        353         7        0            17     FIXED
   1103532591                            0              0         353        353         7        0             0     FIXED
   1103532766                            0              0         173        353         7        0             5     FIXED
   1103532852                            0              0         173        350         7        0             0     FIXED
   1103532901                            0              0         173        353         7        0             5     FIXED
   1103532978                            0              0         353        353         7        0             5     FIXED
   1103533402                            0              0         173        352         7        0            29     FIXED
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   1103534160                            0              0         173        347         7        0             0     FIXED
   1103534179                            0              0         173        353         7        0             0     FIXED
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   1103534378                            0              0         173        353         7        0             0     FIXED
   1103534544                            0              0         173        353         7        0            17     FIXED
   1103534573                            0              0         173        353         7        0            17     FIXED
   1103534580                            0              0         173        353         7        0            29     FIXED
   1103534587                            0              0         174        354         6        0             6     FIXED
   1103534728                            0              0         173        353         7        0            17     FIXED
   1103534746                            0              0         174        354         6        0            18     FIXED
   1103535015                            0              0         175        355         5        0            31     FIXED
   1103535208                            0              0         173        286         7        0            17     FIXED
   1103535272                            0              0         173        351         7        0             5     FIXED
   1103535281                            0              0         174        354         6        0             6     FIXED
   1103535327                            0              0         173        348         7        0             5     FIXED
   1103535386                            0              0         174        354         6        0            18     FIXED
   1103535396                            0              0         174        354         6        0             0     FIXED
   1103535413                            0              0         172        352         8        0             0     FIXED
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   1103535423                            0              0         172        352         8        0             0     FIXED
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   1103535429                            0              0         172        352         8        0             0     FIXED
   1103535433                            0              0         172        353         8        0            28     FIXED
   1103535438                            0              0         172        352         8        0             0     FIXED
   1103535441                            0              0         172        352         8        0             0     FIXED
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   1103535465                            0              0         172        352         8        0             0     FIXED
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   1103535478                            0              0         172        334         8        0             0     FIXED
   1103535480                            0              0         172        352         8        0             0     FIXED
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   1103535490                            0              0         172        352         8        0            16     FIXED
   1103535492                            0              0         172        351         8        0             0     FIXED
   1103535493                            0              0         172        352         8        0             0     FIXED
   1103535497                            0              0         172        345         8        0             0     FIXED
   1103535500                            0              0         172        352         8        0             0     FIXED
   1103535502                            0              0         172        350         8        0             0     FIXED
   1103535503                            0              0         172        290         8        0            28     FIXED
   1103535545                            0              0         173        350         7        0            29     FIXED
   1103535560                            0              0         174        354         6        0             0     FIXED
   1103535569                            0              0         353          0         7        0             0     FIXED
   1103535600                            0              0         173          0         7        0             5     FIXED
   1103535635                            0              0         174        353         6        0            18     FIXED
   1103535833                            0              0         174        354         6        0             0     FIXED
   1103535837                            0              0         353        353         7        0            29     FIXED
   1103535843                            0              0         173        353         7        0             5     FIXED
   1103535925                            0              0         353        352         7        0            29     FIXED
   1103535928                            0              0         174        283         6        0             0     FIXED
   1103535983                            0              0         174        354         6        0            30     FIXED
   1103536079                            0              0         173        353         7        0             0     FIXED
   1103536113                            0              0         174        354         6        0             0     FIXED
   1103536132                            0              0         354        354         6        0            18     FIXED
   1103536182                            0              0         174        174         6        0             0     FIXED
   1103536306                            0              0         173        353         7        0             0     FIXED
   1103536383                            0              0         175        352         5        0             0     FIXED
   1103536551                            0              0         173        353         7        0             5     FIXED
   1103536645                            0              0         173        302         7        0             0     FIXED
   1103536734                            0              0         173        353         7        0            17     FIXED
   1103536899                            0              0         354          0         6        0             6     FIXED
   1103536997                            0              0         169        169        11        0            13     FIXED
   1103537007                            0              0         169        349        11        0            13     FIXED
   1103537012                            0              0         229        229        11        0            13     FIXED
   1103537014                            0              0         169        349        11        0            13     FIXED
   1103537043                            0              0         230        230        10        0             0     FIXED
   1103537047                            0              0         170        350        10        0            14     FIXED
   1103537053                            0              0         170        350        10        0             0     FIXED
   1103537059                            0              0         230        212        10        0            14     FIXED
   1103537073                            0              0         230        230        10        0             0     FIXED
   1103537076                            0              0         169        349        11        0            13     FIXED
   1103537078                            0              0         170        350        10        0             0     FIXED
   1103537085                            0              0         169        334        11        0            13     FIXED
   1103537086                            0              0         170        346        10        0             0     FIXED
   1103537098                            0              0         170        350        10        0             0     FIXED
   1103537103                            0              0         170        350        10        0             2     FIXED
   1103537129                            0              0         170        346        10        0             0     FIXED
   1103537140                            0              0         169        349        11        0            13     FIXED
   1103537143                            0              0         169        349        11        0             1     FIXED
   1103537158                            0              0         229        228        11        0             0     FIXED
   1103537162                            0              0         170        309        10        0            14     FIXED
   1103537165                            0              0         170        349        10        0            14     FIXED
   1103537168                            0              0         170        347        10        0            14     FIXED
   1103537170                            0              0         170        350        10        0             0     FIXED
   1103537171                            0              0         230        230        10        0             0     FIXED
   1103537173                            0              0         169        348        11        0            13     FIXED
   1103537185                            0              0         170        350        10        0             0     FIXED
   1103537187                            0              0         170        350        10        0            14     FIXED
   1103537188                            0              0         230        230        10        0            14     FIXED
   1103537192                            0              0         170        350        10        0            14     FIXED
   1103537207                            0              0         170        350        10        0            14     FIXED
   1103537208                            0              0         230        230        10        0             0     FIXED
   1103537215                            0              0         169        349        11        0            25     FIXED
   1103537220                            0              0         230        230        10        0            14     FIXED
   1103537224                            0              0         170        350        10        0            14     FIXED
   1103537225                            0              0         230        230        10        0            14     FIXED
   1103537230                            0              0         169        349        11        0             0     FIXED
   1103537234                            0              0         170        350        10        0             0     FIXED
   1103537239                            0              0         170        350        10        0             0     FIXED
   1103537242                            0              0         170        350        10        0            26     FIXED
   1103537244                            0              0         170        350        10        0             0     FIXED
   1103537251                            0              0         169        347        11        0            13     FIXED
   1103537253                            0              0         169        349        11        0             0     FIXED
   1103537257                            0              0         230        230        10        0             0     FIXED
   1103537265                            0              0         229        224        11        0             0     FIXED
   1103537384                            0              0         173        353         7        0            29     FIXED
   1103537391                            0              0         173        353         7        0             0     FIXED
   1103537484                            0              0         173        353         7        0             0     FIXED
   1103537550                            0              0         173        319         7        0             0     FIXED
   1103537657                            0              0         173        302         7        0             0     FIXED
   1103537661                            0              0         173        348         7        0             0     FIXED
   1103537796                            0              0         173        353         7        0            17     FIXED
   1103537804                            0              0         173        353         7        0            29     FIXED
   1103537929                            0              0         173        266         7        0             5     FIXED
   1103537954                            0              0         173        353         7        0             0     FIXED
   1103537996                            0              0         173        353         7        0             0     FIXED
   1103538004                            0              0         173        353         7        0            17     FIXED
   1103538006                            0              0         175        355         5        0             0     FIXED
   1103538109                            0              0         174        354         6        0             6     FIXED
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   1103538223                            0              0         173        353         7        0            17     FIXED
   1103538493                            0              0         173        353         7        0             0     FIXED
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   1103538626                            0              0         173        310         7        0             5     FIXED
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   1103538780                            0              0         354        354         6        0            30     FIXED
   1103538802                            0              0         173        353         7        0            17     FIXED
   1103538826                            0              0         173        353         7        0            17     FIXED
   1103538854                            0              0         171        353         9        0             3     FIXED
   1103538889                            0              0         351        351         9        0             0     FIXED
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   1103539075                            0              0         173        339         7        0             0     FIXED
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   1103539671                            0              0         173        331         7        0            29     FIXED
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   1103542994                            0              0         174        354         6        0            30     FIXED
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   1103543228                            0              0         171        351         9        0            27     FIXED
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   1103544898                            0              0         174        354         6        0             6     FIXED
   1103544904                            0              0         174        354         6        0             0     FIXED
   1103544913                            0              0         174        354         6        0            30     FIXED
   1103544929                            0              0         174        354         6        0            30     FIXED
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   1103545181                            0              0         174        351         6        0             0     FIXED
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   1103545312                            0              0         174        354         6        0            30     FIXED
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   1103545447                            0              0         174        348         6        0            30     FIXED
   1103545498                            0              0         175        355         5        0             0     FIXED
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   1103545774                            0              0         174        354         6        0             0     FIXED
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   1103545819                            0              0         174        354         6        0            30     FIXED
   1103545848                            0              0         354          0         6        0             6     FIXED
   1103545909                            0              0         175        355         5        0            19     FIXED
   1103545976                            0              0         175        352         5        0            19     FIXED
   1103546035                            0              0         174        354         6        0            30     FIXED
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   1103546808                            0              0         174        281         6        0            18     FIXED
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   1103548730                            0              0         175        321         5        0             0     FIXED
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   1103548848                            0              0         355          0         5        0             7     FIXED
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   1103548998                            0              0         175        355         5        0            19     FIXED
   1103549047                            0              0         174        352         6        0             6     FIXED
   1103549057                            0              0         174        354         6        0            30     FIXED
   1103549086                            0              0         175        351         5        0            31     FIXED
   1103549157                            0              0         175        355         5        0             0     FIXED
   1103549223                            0              0         175        355         5        0             7     FIXED
   1103549401                            0              0         175        355         5        0            31     FIXED
   1103549414                            0              0         175        353         5        0             1     FIXED
   1103549582                            0              0         175        355         5        0             0     FIXED
   1103549600                            0              0         175        355         5        0             7     FIXED
   1103549621                            0              0         175        355         5        0             0     FIXED
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   1103549857                            0              0         175        355         5        0             0     FIXED
   1103549867                            0              0         174        325         6        0             0     FIXED
   1103549964                            0              0         175        355         5        0            19     FIXED
   1103550181                            0              0         175        355         5        0             7     FIXED
   1103550272                            0              0         175        355         5        0            31     FIXED
   1103550326                            0              0         175        355         5        0             0     FIXED
   1103550387                            0              0         175        355         5        0            19     FIXED
   1103550415                            0              0         175        143         5        0            31     FIXED
   1103550439                            0              0         175        317         5        0             7     FIXED
   1103550462                            0              0         175        288         5        0             7     FIXED
   1103550501                            0              0         175        355         5        0             0     FIXED
   1103550589                            0              0         176        356         4        0             8     FIXED
   1103550616                            0              0         175        355         5        0            19     FIXED
   1103550662                            0              0         355        355         5        0             7     FIXED
   1103550824                            0              0         175        355         5        0            19     FIXED
   1103550913                            0              0         175        353         5        0             0     FIXED
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   1103551430                            0              0         355        279         5        0             0     FIXED
   1103551480                            0              0         175        353         5        0             7     FIXED
   1103551516                            0              0         175        355         5        0            19     FIXED
   1103551561                            0              0         175        353         5        0             1     FIXED
   1103551626                            0              0         175        355         5        0             0     FIXED
   1103552054                            0              0         174        305         6        0             0     FIXED
   1103552055                            0              0         174        354         6        0             0     FIXED
   1103552056                            0              0         175        355         5        0             0     FIXED
   1103552057                            0              0         354        352         6        0             0     FIXED
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   1103552059                            0              0         354        352         6        0             0     FIXED
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   1103552093                            0              0         175        345         5        0             0     FIXED
   1103552284                            0              0         175          0         5        0            19     FIXED
   1103552288                            0              0         175        290         5        0             7     FIXED
   1103552712                            0              0         174        354         6        0             0     FIXED
   1103553159                            0              0         355        355         5        0            19     FIXED
   1103553163                            0              0         175        355         5        0             7     FIXED
   1103553446                            0              0         175          0         5        0             7     FIXED
   1103553516                            0              0         175        355         5        0             0     FIXED
   1103553643                            0              0         174          0         6        0            30     FIXED
   1103553645                            0              0         174        354         6        0             6     FIXED
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   1103553659                            0              0         175        355         5        0            31     FIXED
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   1103557602                            0              0         173        353         7        0             5     FIXED
   1103557629                            0              0         176        356         4        0             2     FIXED
   1103558889                            0              0         175        355         5        0            19     FIXED
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   2503112159                            0              0         176        356         4        0             8     FIXED
   2503127677                            0              0         355          0         5        0             0     FIXED
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   2503134122                            0              0         174        354         6        0             0     FIXED
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   2503141793                            0              0         175        355         5        0            19     FIXED
   2503141819                            0              0         174        353         6        0             0     FIXED
   2503142129                            0              0         354        344         6        0             0     FIXED
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   2503142649                            0              0         175        355         5        0             0     FIXED
   2503142784                            0              0         174        174         6        0             0     FIXED
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   2503142895                            0              0         173        353         7        0             0     FIXED
   2503143152                            0              0         174        354         6        0             6     FIXED
   2503143155                            0              0         353        349         7        0            29     FIXED
   2503143179                            0              0         174        174         6        0             0     FIXED
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   2503143340                            0              0         354        354         6        0             6     FIXED
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   2503143890                            0              0         174        354         6        0             0     FIXED
   2503143931                            0              0         174        174         6        0             6     FIXED
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   2503144233                            0              0         355        355         5        0             7     FIXED
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   2503144543                            0              0         174        354         6        0            18     FIXED
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   2503145108                            0              0         176        356         4        0             8     FIXED
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   2503145223                            0              0         174          0         6        0            18     FIXED
   2503145251                            0              0         174        354         6        0             6     FIXED
   2503145257                            0              0         174        348         6        0             0     FIXED
   2503145389                            0              0         174        354         6        0             6     FIXED
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   2503145664                            0              0         355        355         5        0             7     FIXED
   2503145736                            0              0         174        354         6        0             0     FIXED
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   2503146080                            0              0         174        354         6        0             0     FIXED
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   2503146371                            0              0         174        354         6        0            18     FIXED
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   2503146497                            0              0         355        355         5        0            31     FIXED
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   2503146703                            0              0         174        332         6        0             0     FIXED
   2503146711                            0              0         175          0         5        0             0     FIXED
   2503146752                            0              0         174        351         6        0             0     FIXED
   2503146775                            0              0         174        354         6        0             6     FIXED
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   2503146852                            0              0         175        355         5        0            19     FIXED
   2503146925                            0              0         354        345         6        0             0     FIXED
   2503146943                            0              0         176        356         4        0             8     FIXED
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   2503147009                            0              0         355        355         5        0            31     FIXED
   2503147053                            0              0         174        352         6        0             0     FIXED
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   2503147149                            0              0         175        355         5        0             0     FIXED
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   2503147373                            0              0         354        354         6        0             0     FIXED
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   2503147548                            0              0         356        328         4        0            32     FIXED
   2503147573                            0              0         174        354         6        0             0     FIXED
   2503147657                            0              0         175        355         5        0             0     FIXED
   2503147676                            0              0         175        355         5        0             7     FIXED
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   2503147841                            0              0         175        355         5        0            19     FIXED
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   2503148030                            0              0         175        353         5        0             0     FIXED
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   2503148690                            0              0         174        354         6        0             0     FIXED
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   4503041635                            0              0         172        352         8        0             4     FIXED
   4503042240                            0              0         173        353         7        0            17     FIXED
   4503042721                            0              0         173        173         7        0             0     FIXED
   4503044140                            0              0         175        355         5        0            19     FIXED
   1000250041                            0              0         174        465         6        0            18     FIXED
   1000250641                            0              0         174        353         6        0            18     FIXED
   1000248075                            0              0         173        341         7        0            17     FIXED
   1000248428                            0              0         173        353         7        0            17     FIXED
   1000249895                            0              0         174        354         6        0            18     FIXED
   1000251378                            0              0         174        354         6        0            18     FIXED
   1000251011                            0              0         174        470         6        0            18     FIXED
   1000249380                            0              0         174        467         6        0            18     FIXED
   1000252298                            0              0         174        474         6        0            18     FIXED
   1000250277                            0              0         174        474         6        0            18     FIXED
   1000250937                            0              0         174        354         6        0            18     FIXED
   1000246500                            0              0         174        354         6        0            18     FIXED
   1000245475                            0              0         172        350         8        0            16     FIXED
   1000251302                            0              0         174        474         6        0            18     FIXED
   1000249409                            0              0         173        409         7        0            17     FIXED
   1000250875                            0              0         174        474         6        0            18     FIXED
   1000251483                            0              0         174        354         6        0            18     FIXED
   1000250588                            0              0         173        353         7        0             0     FIXED
   1000250787                            0              0         174        354         6        0            18     FIXED
   1000243095                            0              0         173        348         7        0            17     FIXED
   1000249936                            0              0         174        474         6        0            18     FIXED
   1000250078                            0              0         173        352         7        0             5     FIXED
   1000250389                            0              0         174        354         6        0            18     FIXED
   1000246402                            0              0         173        349         7        0            17     FIXED
   1000252100                            0              0         174        354         6        0            18     FIXED
   1000248620                            0              0         173        353         7        0            17     FIXED
   1000251396                            0              0         174        354         6        0             6     FIXED
   1000248916                            0              0         173        473         7        0            17     FIXED
   1000251467                            0              0         174        353         6        0            18     FIXED
   1000242693                            0              0         172        352         8        0            16     FIXED
   1000252237                            0              0         174        354         6        0            18     FIXED
   1000251513                            0              0         174        354         6        0            18     FIXED
   1000249095                            0              0         174        474         6        0            18     FIXED
   1000250964                            0              0         174        474         6        0            18     FIXED
   1000248897                            0              0         173        353         7        0             0     FIXED
   1000245331                            0              0         173        353         7        0            17     FIXED
   1000250465                            0              0         174        469         6        0             0     FIXED
   1000251818                            0              0         174        474         6        0             0     FIXED
   1000251707                            0              0         174        354         6        0            18     FIXED
   1000251837                            0              0         174        355         6        0            18     FIXED
   1000248527                            0              0         174        352         6        0             0     FIXED
   1000251702                            0              0         174        474         6        0            18     FIXED
   1000248532                            0              0         173        353         7        0             5     FIXED
   1000252177                            0              0         174        354         6        0             6     FIXED
   1000251998                            0              0         174        474         6        0            18     FIXED
   1000250295                            0              0         174        474         6        0             0     FIXED
   1000249664                            0              0         174        341         6        0             0     FIXED
   1000247569                            0              0         173        353         7        0             5     FIXED
   1000249562                            0              0         174        354         6        0            18     FIXED
   1000251550                            0              0         174        354         6        0            18     FIXED
   1000243218                            0              0         173        353         7        0            17     FIXED
   1000250441                            0              0         174        474         6        0            18     FIXED
   1000250726                            0              0         174        354         6        0            18     FIXED
   1000250462                            0              0         174        463         6        0            18     FIXED
   1000250407                            0              0         174        474         6        0            18     FIXED
   1000247718                            0              0         174        354         6        0            18     FIXED
   1000251740                            0              0         174        354         6        0            18     FIXED
   1000250306                            0              0         174        474         6        0            18     FIXED
   1000248706                            0              0         173        173         7        0            17     FIXED
   1000252365                            0              0         174        474         6        0            30     FIXED
   1000251619                            0              0         174        319         6        0             0     FIXED
   1000246337                            0              0         173        353         7        0            17     FIXED
   1000252621                            0              0         174        427         6        0            18     FIXED
   1000252320                            0              0         174        348         6        0            18     FIXED
   1000252767                            0              0         174        474         6        0             6     FIXED
   1000247488                            6             24         174        354         6       18            18     ARM
   1000252717                            0              0         174        354         6        0            18     FIXED
   1000251793                            0              0         174        474         6        0            18     FIXED
   1000251419                            0              0         174        351         6        0            18     FIXED
   1000250027                            0              0         173        353         7        0             0     FIXED
   1000249995                            0              0         173        473         7        0             5     FIXED
   1000248848                            0              0         174        474         6        0            18     FIXED
   1000250271                            0              0         174        474         6        0            18     FIXED
   1000250038                            0              0         174        354         6        0            18     FIXED
   1000251750                            0              0         174        467         6        0             6     FIXED
   1000245637                            0              0         174        474         6        0            18     FIXED
   1000248332                            0              0         173        353         7        0            17     FIXED
   1000247459                            0              0         174        474         6        0            18     FIXED
   1000250756                            0              0         174        354         6        0            30     FIXED
   1000243462                            0              0         174        354         6        0            18     FIXED
   1000251823                            0              0         174        354         6        0            18     FIXED
   1000250384                            0              0         174        474         6        0             6     FIXED
   1000252046                            0              0         174        474         6        0            18     FIXED
   1000249417                            0              0         174        337         6        0            18     FIXED
   1000247405                            0              0         173        353         7        0            17     FIXED
   1000247845                            0              0         174        354         6        0            18     FIXED
   1000249830                            0              0         173        473         7        0            17     FIXED
   1000250283                            0              0         174        463         6        0            18     FIXED
   1000249600                            0              0         174        351         6        0            18     FIXED
   1000251737                            0              0         174        463         6        0            18     FIXED
   1000252137                            0              0         174        354         6        0            18     FIXED
   1000252057                            0              0         174        474         6        0            18     FIXED
   1000250597                            0              0         174        299         6        0            18     FIXED
   1000251725                            0              0         174        474         6        0            18     FIXED
   1000249904                            0              0         173        473         7        0            17     FIXED
   1000249804                            0              0         174        350         6        0             6     FIXED
   1000241265                            0              0         172        352         8        0            16     FIXED
   1000250947                            0              0         174        354         6        0             6     FIXED
   1000247876                            0              0         174        351         6        0            18     FIXED
   1000250499                            0              0         174        474         6        0            18     FIXED
   1000250854                            0              0         174        354         6        0            18     FIXED
   1000249887                            0              0         174        474         6        0             0     FIXED
   1000244094                            0              0         175        475         5        0             0     FIXED
   1000251888                            0              0         174        474         6        0            18     FIXED
   1000251596                            0              0         174        474         6        0            18     FIXED
   1000251712                            0              0         174        354         6        0            18     FIXED
   1000252318                            0              0         174        339         6        0            18     FIXED
   1000251733                            0              0         174        474         6        0            18     FIXED
   1000252182                            0              0         174        474         6        0            18     FIXED
   1000242588                            0              0         174        354         6        0            18     FIXED
   1000250336                            0              0         174        468         6        0             0     FIXED
   1000252681                            0              0         175        471         5        0            19     FIXED
   1000252244                            0              0         175        475         5        0            19     FIXED
   1000252289                            0              0         175        366         5        0            19     FIXED
   1000252418                            0              0         175        355         5        0            19     FIXED
   1000252432                            0              0         174        474         6        0            18     FIXED
   1000253413                            0              0         175        475         5        0            19     FIXED
   1000252693                            0              0         175        331         5        0            19     FIXED
   1000252778                            0              0         175        351         5        0            19     FIXED
   1000253564                            0              0         175        475         5        0            19     FIXED
   1000252856                            0              0         175        355         5        0            31     FIXED
   1000252990                            0              0         175        354         5        0             7     FIXED
   1000251049                            0              0         175        345         5        0            19     FIXED
   1000252607                            0              0         175        475         5        0            19     FIXED
   1000253183                            0              0         175        475         5        0             7     FIXED
   1000253754                            0              0         175        475         5        0            19     FIXED
   1000253762                            0              0         175        475         5        0            19     FIXED
   1000252322                            0              0         175        475         5        0            19     FIXED
   1000253527                            0              0         175        355         5        0            19     FIXED
   1000249997                            0              0         175        475         5        0            19     FIXED
   1000251339                            0              0         175        475         5        0             7     FIXED
   1000253716                            0              0         175        355         5        0            19     FIXED
   1000254388                            0              0         175        355         5        0             0     FIXED
   1000253276                            0              0         175        475         5        0            19     FIXED
   1000251943                            0              0         175        475         5        0            19     FIXED
   1000252461                            0              0         175        355         5        0            19     FIXED
   1000254036                            0              0         175        475         5        0            19     FIXED
   1000254569                            0              0         175        355         5        0            19     FIXED
   1000253112                            0              0         175        475         5        0            19     FIXED
   1000254608                            0              0         175        470         5        0             0     FIXED
   1000253964                            0              0         175        350         5        0            19     FIXED
   1000254395                            0              0         175        355         5        0            19     FIXED
   1000254397                            0              0         175        475         5        0            19     FIXED
   1000253860                            0              0         175        355         5        0            19     FIXED
   1000252336                            0              0         175        475         5        0            19     FIXED
   1000254595                            0              0         175        475         5        0            19     FIXED
   1000252876                            0              0         175        355         5        0            19     FIXED
   1000251668                            0              0         175        355         5        0             0     FIXED
   1000254669                            0              0         175        355         5        0            19     FIXED
   1000253859                            0              0         175        355         5        0            19     FIXED
   1000254125                            0              0         175        355         5        0            19     FIXED
   1000254251                            0              0         175        475         5        0            19     FIXED
   1000254216                            0              0         175        475         5        0            19     FIXED
   1000254322                            0              0         175        475         5        0            19     FIXED
   1000253824                            0              0         175        355         5        0             0     FIXED
   1000254706                            0              0         175        475         5        0             0     FIXED
   1000254821                            0              0         175        355         5        0            19     FIXED
   1000248266                            0              0         175        349         5        0            19     FIXED
   1000254554                            0              0         175        348         5        0            19     FIXED
   1000254495                            0              0         176        356         4        0            20     FIXED
   1000255313                            0              0         176        356         4        0            20     FIXED
   1000254836                            0              0         175        355         5        0            19     FIXED
   1000254867                            0              0         175        355         5        0            19     FIXED
   1000254465                            0              0         176        356         4        0            20     FIXED
   1000254244                            0              0         176        356         4        0            20     FIXED
   1000254729                            0              0         176        356         4        0             8     FIXED
   1000254051                            0              0         175        475         5        0            19     FIXED
   1000255030                            0              0         175        475         5        0            19     FIXED
   1000255091                            0              0         176        476         4        0             8     FIXED
   1000254525                            0              0         175        475         5        0            19     FIXED
   1000254641                            0              0         175        471         5        0            19     FIXED
   1000252610                            0              0         175        475         5        0            19     FIXED
   1000252435                            0              0         175        470         5        0            19     FIXED
   1000250522                            0              0         175        355         5        0             7     FIXED
      9941049                            0              0         165        345        15        0             0     FIXED
     10288055                            0              0         232        232         8        0             0     FIXED
     10311912                            0              0         173        346         7        0             0     FIXED
     10312284                            0              0         173        353         7        0             0     FIXED
     10320520                            0              0         173        173         7        0             0     FIXED
     10320528                            0              0         173        173         7        0             0     FIXED
     10320554                            0              0         173        352         7        0             0     FIXED
     10320560                            0              0         173        352         7        0             0     FIXED
     10320568                            0              0         172        352         8        0             0     FIXED
     10320590                            0              0         172        352         8        0             0     FIXED
     10320616                            0              0         173        353         7        0             0     FIXED
     10320700                            0              0         172        352         8        0             0     FIXED
     10320708                            0              0         173        353         7        0             0     FIXED
     10320714                            0              0         172        352         8        0             0     FIXED
     10320726                            0              0         173        352         7        0             0     FIXED
     10320728                            0              0         172        292         8        0             0     FIXED
     10320744                            0              0         173        353         7        0             0     FIXED
     10320746                            0              0         173        353         7        0             0     FIXED
     10320752                            0              0         173        353         7        0             0     FIXED
     10320784                            0              0         173        353         7        0             0     FIXED
     10320790                            0              0         172        295         8        0             0     FIXED
     10320846                            0              0         173        353         7        0             0     FIXED
     10320854                            0              0         173        353         7        0             0     FIXED
     10320868                            0              0         172        352         8        0             0     FIXED
     10320886                            0              0         173        353         7        0             0     FIXED
     10320892                            0              0         172        321         8        0             0     FIXED
     10320914                            0              0         173        353         7        0             0     FIXED
     10320974                            0              0         173        353         7        0             0     FIXED
     10321014                            0              0         173        352         7        0             0     FIXED
     10353971                            0              0         172        352         8        0             0     FIXED
     10354051                            0              0         173        352         7        0             0     FIXED
     10354523                            0              0         172        352         8        0             0     FIXED
     10354525                            0              0         172        352         8        0             0     FIXED
     10354733                            0              0         172        351         8        0             0     FIXED
     10354803                            0              0         172        352         8        0             4     FIXED
     10354855                            0              0         291          0         9        0             3     FIXED
     10354857                            0              0         291          0         9        0             3     FIXED
     10355349                            0              0         173        353         7        0             0     FIXED
     10355394                            0              0         173        338         7        0             0     FIXED
     10355482                            0              0         173        337         7        0             0     FIXED
     10355592                            0              0         173        353         7        0             0     FIXED
     10355770                            0              0         171        136         9        0             0     FIXED
     10356087                            0              0         173        353         7        0             0     FIXED
     10356094                            0              0         173        353         7        0             0     FIXED
     10356098                            0              0         175        351         5        0             0     FIXED
     10356181                            0              0         172        351         8        0             0     FIXED
     10356185                            0              0         172        352         8        0             0     FIXED
     10356195                            0              0         173        353         7        0            53     FIXED
     10356205                            0              0         173        353         7        0             0     FIXED
     10357189                            0              0         173        353         7        0             0     FIXED
     10382226                            0              0         174        354         6        0            30     FIXED
     10391857                            0              0         171        351         9        0             0     FIXED
     10392127                            0              0         172        352         8        0             0     FIXED
     10392523                            0              0         172        351         8        0             0     FIXED
     10392601                            0              0         172        351         8        0             0     FIXED
     10392651                            0              0         172        352         8        0             0     FIXED
     10392867                            0              0         172        352         8        0             0     FIXED
     10392925                            0              0         172        350         8        0             0     FIXED
     10393167                            0              0         173        350         7        0             0     FIXED
     10393199                            0              0         173        353         7        0             0     FIXED
     10393201                            0              0         172        352         8        0             0     FIXED
     10393255                            0              0         173        353         7        0             0     FIXED
     10393443                            0              0         172        351         8        0             0     FIXED
     10406455                            0              0         174        354         6        0             0     FIXED
     10406473                            0              0         174        354         6        0             0     FIXED
     10424663                            0              0         170        350        10        0             2     FIXED
     10424729                            0              0         173        353         7        0             0     FIXED
     10424819                            0              0         173        353         7        0             0     FIXED
     10424869                            0              0         174        354         6        0             0     FIXED
     10424903                            0              0         173        173         7        0             0     FIXED
     10424973                            0              0         174        354         6        0             0     FIXED
     10425045                            0              0         172        352         8        0             0     FIXED
     10425065                            0              0         173        353         7        0            17     FIXED
     10425121                            0              0         173        353         7        0             0     FIXED
     10425163                            0              0         173        353         7        0             0     FIXED
     10425191                            0              0         174        316         6        0             0     FIXED
     10425207                            0              0         173        353         7        0             0     FIXED
     10425447                            0              0         174        345         6        0             6     FIXED
     10425507                            0              0         174        353         6        0             0     FIXED
     10425635                            0              0         173        353         7        0            17     FIXED
     10425927                            0              0         174        354         6        0             6     FIXED
     10425937                            0              0         292          0         8        0             0     FIXED
     10425941                            0              0         292          0         8        0             0     FIXED
     10425983                            0              0         173        353         7        0             0     FIXED
     10425999                            0              0         294        470         6        0             0     FIXED
     10434343                            0              0         174        354         6        0             0     FIXED
     10436287                            0              0         174        354         6        0             0     FIXED
     10438129                            0              0         174        174         6        0            30     FIXED
     10439207                            0              0         233        208         7        0             0     FIXED
     10440769                            0              0         174        354         6        0             0     FIXED
     10440871                            0              0         174        354         6        0             0     FIXED
     10440929                            0              0         234        191         6        0             0     FIXED
     10440953                            0              0         174        354         6        0             0     FIXED
     10441713                            0              0         174        323         6        0             0     FIXED
     10441905                            0              0         173        353         7        0             0     FIXED
     10442129                            0              0         174        352         6        0             0     FIXED
     10442285                            0              0         174        354         6        0             0     FIXED
     10443047                            0              0         174        338         6        0             0     FIXED
     10445575                            0              0         173        346         7        0             0     FIXED
     10446469                            0              0         163        338        17        0             0     FIXED
     10446475                            0              0         163        343        17        0             0     FIXED
     10446481                            0              0         344        344        16        0             0     FIXED
     10446493                            0              0         172        352         8        0             0     FIXED
     10446513                            0              0         344        344        16        0             0     FIXED
     10446549                            0              0         351        350         9        0             0     FIXED
     10446579                            0              0         171        351         9        0             0     FIXED
     10446635                            0              0         353        353         7        0             0     FIXED
     10446747                            0              0         352        292         8        0             0     FIXED
     10446781                            0              0         172        352         8        0             0     FIXED
     10448053                            0              0         352        352         8        0             0     FIXED
     10448185                            0              0         171        160         9        0             0     FIXED
     10449715                            0              0         175        175         5        0             0     FIXED
     10450135                            0              0         174        354         6        0             6     FIXED
     10450491                            0              0         175        355         5        0             0     FIXED
     10450865                            0              0         175        355         5        0             0     FIXED
     10451579                            0              0         173        352         7        0             0     FIXED
     10451661                            0              0         352        352         8        0             0     FIXED
     10451799                            0              0         172        352         8        0             0     FIXED
     10451813                            0              0         171        351         9        0             0     FIXED
     10451827                            0              0         173        353         7        0             0     FIXED
     10451887                            0              0         352        352         8        0             0     FIXED
     10452729                            0              0         175        355         5        0             0     FIXED
     10453061                            0              0         173        353         7        0             0     FIXED
     10453097                            0              0         174        174         6        0             0     FIXED
     10453235                            0              0         173        353         7        0             0     FIXED
     10453283                            0              0         173        353         7        0             0     FIXED
     10453339                            0              0         173        340         7        0             0     FIXED
     10453453                            0              0         174        350         6        0             0     FIXED
     10453883                            0              0         174        354         6        0             0     FIXED
     10458895                            0              0         175        175         5        0             0     FIXED
     10459251                            0              0         168        348        12        0             0     FIXED
     10459321                            0              0         354        354         6        0             0     FIXED
     10461231                            0              0         355        355         5        0             0     FIXED
     10461285                            0              0         233        223         7        0             0     FIXED
     10461555                            0              0         175        355         5        0             0     FIXED
     10461819                            0              0         355        355         5        0             1     FIXED
     10462959                            0              0         295        380         5        0             0     FIXED
     10462965                            0              0         175        175         5        0             0     FIXED
     10462985                            0              0         295          0         5        0             0     FIXED
     10463029                            0              0         175        355         5        0             0     FIXED
     10463123                            0              0         295          0         5        0             0     FIXED
     10463129                            0              0         175        354         5        0             0     FIXED
     10463839                            0              0         174        351         6        0             0     FIXED
     10464141                            0              0         175        355         5        0            31     FIXED
     10465261                            0              0         175        175         5        0             0     FIXED
     10465357                            0              0         175        318         5        0             0     FIXED
     10465379                            0              0         175        355         5        0             0     FIXED
     10465395                            0              0         175        355         5        0             0     FIXED
     10468311                            0              0         354        352         6        0             0     FIXED
     10468325                            0              0         174        354         6        0             0     FIXED
     10468417                            0              0         175        355         5        0             1     FIXED
     10468421                            0              0         175        355         5        0             0     FIXED
     10468427                            0              0         174        354         6        0             0     FIXED
     10469117                            0              0         175        355         5        0             0     FIXED
     10469161                            0              0         175        352         5        0             0     FIXED
     10469509                            0              0         175        355         5        0             0     FIXED
     10469533                            0              0         175        355         5        0             0     FIXED
     10474543                            0              0         175        355         5        0             0     FIXED
     10475509                            0              0         295        430         5        0             0     FIXED
     10475521                            0              0         175        355         5        0             0     FIXED
     10475603                            0              0         175        349         5        0             0     FIXED
     10475613                            0              0         175        175         5        0             0     FIXED
     10475621                            0              0         295          0         5        0             0     FIXED
     10475973                            0              0         175        355         5        0             0     FIXED
     10476001                            0              0         294          0         6        0            30     FIXED
     10477545                            0              0         175        355         5        0             0     FIXED
     10477555                            0              0         175        355         5        0             0     FIXED
     10477573                            0              0         175        355         5        0             0     FIXED
     10477575                            0              0         175        355         5        0             0     FIXED
     10477577                            0              0         175        355         5        0             0     FIXED
     10477585                            0              0         175        355         5        0             0     FIXED
     10478521                            0              0         175        355         5        0            31     FIXED
     10478581                            0              0         174        354         6        0            30     FIXED
     10478625                            0              0         175        355         5        0             7     FIXED
     10478841                            0              0         175        347         5        0             0     FIXED
     10478925                            0              0         175        355         5        0             0     FIXED
     10478979                            0              0         175        173         5        0             0     FIXED
     10479039                            0              0         175        355         5        0             0     FIXED
     10479085                            0              0         295        551         5        0             0     FIXED
     10479089                            0              0         175        354         5        0             0     FIXED
     10479181                            0              0         295          0         5        0             0     FIXED
     10479211                            0              0         294        347         6        0             0     FIXED
     10482675                            0              0         175        355         5        0            31     FIXED
     10482969                            0              0         175        355         5        0             0     FIXED
     10483015                            0              0         175        355         5        0             0     FIXED
     10483035                            0              0         175        354         5        0             0     FIXED
     10483095                            0              0         175        355         5        0             0     FIXED
     10483099                            0              0         175        355         5        0             0     FIXED
     10483139                            0              0         175        354         5        0             0     FIXED
     10483161                            0              0         174        354         6        0             0     FIXED
     10483215                            0              0         175        342         5        0             0     FIXED
     10483229                            0              0         295          0         5        0             0     FIXED
     10483259                            0              0         295          0         5        0            31     FIXED
     10483263                            0              0         175        352         5        0             0     FIXED
     10483425                            0              0         175        355         5        0             0     FIXED
     10483485                            0              0         295          0         5        0            31     FIXED
     10483599                            0              0         175        354         5        0             0     FIXED
     10483851                            0              0         175        355         5        0             0     FIXED
     10485007                            0              0         175        355         5        0             0     FIXED
     10485505                            0              0         175        355         5        0             7     FIXED
     10486439                            0              0         175        290         5        0             0     FIXED
     10486519                            0              0         295          0         5        0             0     FIXED
     10486521                            0              0         175        175         5        0             0     FIXED
     10486541                            0              0         296          0         4        0             0     FIXED
     10487819                            0              0         295          0         5        0            31     FIXED
     10488389                            0              0         175        355         5        0             0     FIXED
     10488565                            0              0         175        355         5        0             0     FIXED
     10488721                            0              0         175        355         5        0             7     FIXED
     10489455                            0              0         175        355         5        0             0     FIXED
     10489777                            0              0         175        355         5        0             0     FIXED
     10490431                            0              0         234        233         6        0             0     FIXED
     10491127                            0              0         176        356         4        0             0     FIXED
     10491177                            0              0         296          0         4        0             0     FIXED
     10491223                            0              0         295          0         5        0            31     FIXED
     10491231                            0              0         176        356         4        0             0     FIXED
     10491303                            0              0         175        354         5        0             0     FIXED
     10491307                            0              0         295          0         5        0             0     FIXED
     10491721                            0              0         173        353         7        0             0     FIXED
     10491725                            0              0         175        355         5        0             0     FIXED
     10491877                            0              0         175        355         5        0            31     FIXED
     10491957                            0              0         176        353         4        0            32     FIXED
     10493843                            0              0         175        355         5        0             0     FIXED
     10493853                            0              0         295          0         5        0             0     FIXED
     10493891                            0              0         175        355         5        0             0     FIXED
     10493919                            0              0         295          0         5        0             0     FIXED
     10493949                            0              0         175        175         5        0             0     FIXED
     10493983                            0              0         176        355         4        0             0     FIXED
     10494145                            0              0         355        331         5        0             0     FIXED
     10494221                            0              0         175        352         5        0             0     FIXED
     10494387                            0              0         176        174         4        0             0     FIXED
     10498215                            0              0         296          0         4        0            32     FIXED
     10498303                            0              0         175        351         5        0             0     FIXED
     10499995                            0              0         174        355         6        0             0     FIXED
     10500013                            0              0         175        355         5        0             0     FIXED
     10500665                            0              0         176        354         4        0             0     FIXED
     10500753                            0              0         176        356         4        0             0     FIXED
     10502253                            0              0         295          0         5        0             0     FIXED
     10502257                            0              0         176        356         4        0             0     FIXED
     10502321                            0              0         296          0         4        0             0     FIXED
     10502713                            0              0         175        355         5        0             0     FIXED
     10502779                            0              0         175        355         5        0             0     FIXED
     10502801                            0              0         175        354         5        0             0     FIXED
     10504943                            0              0         176        353         4        0             0     FIXED
     10504951                            0              0         176        356         4        0             0     FIXED
     10504957                            0              0         176        176         4        0             0     FIXED
     10504987                            0              0         176        356         4        0             0     FIXED
     10504997                            0              0         176        356         4        0             0     FIXED
     10505025                            0              0         176        356         4        0             0     FIXED
     10505115                            0              0         176        355         4        0             0     FIXED
     10508731                            0              0         176        324         4        0             0     FIXED
     10513085                            0              0         176        356         4        0             0     FIXED
     10514127                            0              0         156        336        24        0             0     FIXED
     10514139                            0              0         155        333        25        0             0     FIXED
     10515241                            0              0         176        356         4        0             0     FIXED
     10515315                            0              0         176        356         4        0             0     FIXED
     10517057                            0              0         176        356         4        0             0     FIXED
     10517083                            0              0         296          0         4        0            32     FIXED
     10517155                            0              0         296          0         4        0             0     FIXED
     10517185                            0              0         176        356         4        0             0     FIXED
     10517199                            0              0         296          0         4        0             0     FIXED
     10521091                            0              0         296          0         4        0             0     FIXED
     10521129                            0              0         296          0         4        0             0     FIXED
     10521243                            0              0         175        355         5        0             0     FIXED
   3000917884                            0              0         176        356         4        0             0     FIXED
   3000922146                            0              0         176        356         4        0             0     FIXED
   3000924367                            0              0         176        356         4        0             0     FIXED
   3000920385                            0              0         356        356         4        0             0     FIXED
   3000910301                            0              0         176        356         4        0             0     FIXED
   3000910426                            0              0         176        356         4        0             0     FIXED
   3000910539                            0              0         176        349         4        0             0     FIXED
   3000910738                            0              0         176        356         4        0             0     FIXED
   3000910789                            0              0         356        354         4        0             0     FIXED
   3000910801                            0              0         176        356         4        0             0     FIXED
   3000911304                            0              0         356        356         4        0             0     FIXED
   3000911688                            0              0         356        356         4        0             0     FIXED
   3000911705                            0              0         356        356         4        0             0     FIXED
   3000911939                            0              0         356        356         4        0             0     FIXED
   3000912298                            0              0         176        356         4        0             0     FIXED
   3000912450                            0              0         176        356         4        0             0     FIXED
   3000912504                            0              0         176        356         4        0             0     FIXED
   3000912700                            0              0         356        356         4        0             0     FIXED
   3000912838                            0              0         176        353         4        0             0     FIXED
   3000912981                            0              0         176        356         4        0             0     FIXED
   3000913078                            0              0         176        356         4        0             0     FIXED
   3000913141                            0              0         176        356         4        0             0     FIXED
   3000913162                            0              0         176        356         4        0             0     FIXED
   3000913326                            0              0         176        356         4        0             0     FIXED
   3000913431                            0              0         176        356         4        0             0     FIXED
   3000913454                            0              0         176        356         4        0             0     FIXED
   3000913549                            0              0         176        356         4        0             0     FIXED
   3000913624                            0              0         176        356         4        0             0     FIXED
   3000913825                            0              0         176        356         4        0             0     FIXED
   3000913903                            0              0         176        356         4        0             0     FIXED
   3000914373                            0              0         176        356         4        0             0     FIXED
   3000914380                            0              0         176        356         4        0             0     FIXED
   3000914388                            0              0         176        353         4        0             0     FIXED
   3000914478                            0              0         176        353         4        0             0     FIXED
   3000915253                            0              0         356        356         4        0             0     FIXED
   3000915749                            0              0         176        356         4        0             0     FIXED
   3000915922                            0              0         176        356         4        0             0     FIXED
   3000916668                            0              0         176        356         4        0             0     FIXED
   3000916677                            0              0         356        356         4        0             0     FIXED
   3000916695                            0              0         176        356         4        0             0     FIXED
   3000917011                            0              0         176        356         4        0             0     FIXED
   3000917689                            0              0         176        356         4        0             0     FIXED
   3000917717                            0              0         176        356         4        0             0     FIXED
   3000917993                            0              0         176        336         4        0             0     FIXED
   3000918103                            0              0         176        356         4        0             0     FIXED
   3000918327                            0              0         176        356         4        0             0     FIXED
   3000918422                            0              0         176        355         4        0             0     FIXED
   3000918424                            0              0         356        356         4        0             0     FIXED
   3000918516                            0              0         176        356         4        0             0     FIXED
   3000918554                            0              0         176        356         4        0             0     FIXED
   3000918570                            0              0         356        356         4        0             0     FIXED
   3000918877                            0              0         176        308         4        0             0     FIXED
   3000919025                            0              0         356        356         4        0             0     FIXED
   3000919134                            0              0         176        355         4        0             0     FIXED
   3000919207                            0              0         176        355         4        0             0     FIXED
   3000919327                            0              0         356        356         4        0             0     FIXED
   3000919438                            0              0         176        356         4        0             0     FIXED
   3000919514                            0              0         356        343         4        0             0     FIXED
   3000919738                            0              0         176        356         4        0             0     FIXED
   3000919788                            0              0         176        356         4        0             0     FIXED
   3000919841                            0              0         176        356         4        0             0     FIXED
   3000919912                            0              0         176        356         4        0             0     FIXED
   3000919919                            0              0         176        324         4        0             0     FIXED
   3000919936                            0              0         176        355         4        0             0     FIXED
   3000919984                            0              0         176        356         4        0             0     FIXED
   3000920099                            0              0         356        350         4        0             0     FIXED
   3000920177                            0              0         176        356         4        0             0     FIXED
   3000920376                            0              0         176        356         4        0             0     FIXED
   3000920810                            0              0         176        356         4        0             0     FIXED
   3000920957                            0              0         176        355         4        0             0     FIXED
   3000921599                            0              0         176        353         4        0             0     FIXED
   3000921715                            0              0         176        356         4        0             0     FIXED
   3000921848                            0              0         176        356         4        0             0     FIXED
   3000922442                            0              0         356        356         4        0             0     FIXED
   3000922684                            0              0         176        356         4        0             0     FIXED
   3000922764                            0              0         356        356         4        0             0     FIXED
   3000923300                            0              0         176        356         4        0             0     FIXED
   3000923340                            0              0         356        356         4        0             0     FIXED
   3000923734                            0              0         176        352         4        0             0     FIXED
   3000924020                            0              0         176        356         4        0             0     FIXED
   3000924061                            0              0         176        356         4        0             0     FIXED
   3000924798                            0              0         356        355         4        0             0     FIXED
   3000926319                            0              0         176        356         4        0             0     FIXED
   3000908001                            0              0         176        356         4        0             0     FIXED
   3000921685                            0              0         176        356         4        0             0     FIXED
   3000903236                            0              0         176        356         4        0             0     FIXED
   3000919403                            0              0         356        356         4        0             0     FIXED
   3000911386                            0              0         356        356         4        0             0     FIXED
   3000914096                            0              0         356        356         4        0             0     FIXED
   3000915548                            0              0         176        356         4        0             0     FIXED
   3000900217                            0              0         355        355         5        0             0     FIXED
   3000856252                            0              0         172        352         8        0             0     FIXED
   3000910010                            0              0         176        356         4        0             0     FIXED
   3000864916                            0              0         173        353         7        0             0     FIXED
   3000885392                            0              0         174        354         6        0             0     FIXED
   3000892593                            0              0         175        355         5        0             0     FIXED
   3000892143                            0              0         175        349         5        0             0     FIXED
   3000898506                            0              0         175        355         5        0             0     FIXED
   3000900298                            0              0         175        355         5        0             0     FIXED
   3000887262                            0              0         354        339         6        0             0     FIXED
   3000877839                            0              0         174        354         6        0             0     FIXED
   3000883301                            0              0         175        355         5        0             0     FIXED
   3000888852                            0              0         175        347         5        0             0     FIXED
   3000893280                            0              0         175        355         5        0             0     FIXED
   3000895236                            0              0         175        355         5        0             0     FIXED
   3000897966                            0              0         175        351         5        0             0     FIXED
   3000901048                            0              0         175        355         5        0             0     FIXED
   3000904709                            0              0         175        355         5        0             0     FIXED
   3000915504                            0              0         356        356         4        0             0     FIXED
   3000913274                            0              0         176        356         4        0             0     FIXED
   3000912371                            0              0         356        307         4        0             0     FIXED
   3000919465                            0              0         176        154         4        0             0     FIXED
   3000922482                            0              0         176        348         4        0             0     FIXED
   3000881374                            0              0         356        355         4        0             0     FIXED
   3000892569                            0              0         356        356         4        0             0     FIXED
   3000896019                            0              0         356        356         4        0             0     FIXED
   3000902344                            0              0         176        356         4        0             0     FIXED
   3000904573                            0              0         356        355         4        0             0     FIXED
   3000907850                            0              0         176        356         4        0             0     FIXED
   3000909574                            0              0         176        356         4        0             0     FIXED
   3000911862                            0              0         176        356         4        0             0     FIXED
   3000912584                            0              0         176        356         4        0             0     FIXED
   3000912970                            0              0         176        356         4        0             0     FIXED
   3000913299                            0              0         176        356         4        0             0     FIXED
   3000915442                            0              0         356        356         4        0             0     FIXED
   3000915458                            0              0         176        350         4        0             0     FIXED
   3000915564                            0              0         176        356         4        0             0     FIXED
   3000919742                            0              0         176        356         4        0             0     FIXED
   3000919747                            0              0         356        356         4        0             0     FIXED
   3000920390                            0              0         356        356         4        0             0     FIXED
   3000921104                            0              0         176        356         4        0             0     FIXED
   3000921938                            0              0         356        356         4        0             0     FIXED
   3000922924                            0              0         176        356         4        0             0     FIXED
   3000923019                            0              0         176        355         4        0             0     FIXED
   3000912946                            0              0         176        356         4        0             0     FIXED
   3000916048                            0              0         356        356         4        0             0     FIXED
   3000894210                            0              0         176        356         4        0             0     FIXED
   3000894780                            0              0         356        356         4        0             0     FIXED
   3000896458                            0              0         176        356         4        0             0     FIXED
   3000902938                            0              0         176        356         4        0             0     FIXED
   3000906120                            0              0         176        356         4        0             0     FIXED
   3000907601                            0              0         176        356         4        0             0     FIXED
   3000909025                            0              0         176        356         4        0             0     FIXED
   3000910070                            0              0         176        356         4        0             0     FIXED
   3000911216                            0              0         176        352         4        0             0     FIXED
   3000912755                            0              0         356        346         4        0             0     FIXED
   3000913631                            0              0         176        356         4        0             0     FIXED
   3000915538                            0              0         176        356         4        0             0     FIXED
   3000915556                            0              0         176        356         4        0             0     FIXED
   3000915585                            0              0         176        356         4        0             0     FIXED
   3000915985                            0              0         176        356         4        0             0     FIXED
   3000916825                            0              0         176        356         4        0             0     FIXED
   3000917297                            0              0         176        356         4        0             0     FIXED
   3000918672                            0              0         176        323         4        0             0     FIXED
   3000921300                            0              0         176        356         4        0             0     FIXED
   3000921594                            0              0         176        356         4        0             0     FIXED
   3000923218                            0              0         356        356         4        0             0     FIXED
   3000924054                            0              0         356        356         4        0             0     FIXED
   3000909483                            0              0         176        356         4        0             0     FIXED
   3000913973                            0              0         176        356         4        0             0     FIXED
   3000879270                            0              0         176        356         4        0             0     FIXED
   3000888967                            0              0         176        356         4        0             0     FIXED
   3000889559                            0              0         356        356         4        0             0     FIXED
   3000891957                            0              0         176        356         4        0             0     FIXED
   3000891971                            0              0         176        356         4        0             0     FIXED
   3000892641                            0              0         176        356         4        0             0     FIXED
   3000894066                            0              0         176        356         4        0             0     FIXED
   3000896320                            0              0         176        356         4        0             0     FIXED
   3000897078                            0              0         176        351         4        0             0     FIXED
   3000897404                            0              0         176        356         4        0             0     FIXED
   3000898094                            0              0         176        356         4        0             0     FIXED
   3000898430                            0              0         176        356         4        0             0     FIXED
   3000899909                            0              0         176        356         4        0             0     FIXED
   3000901615                            0              0         356        356         4        0             0     FIXED
   3000903105                            0              0         176        356         4        0             0     FIXED
   3000903812                            0              0         176        356         4        0             0     FIXED
   3000907313                            0              0         356        356         4        0             0     FIXED
   3000907477                            0              0         176        356         4        0             0     FIXED
   3000908145                            0              0         176        356         4        0             0     FIXED
   3000908597                            0              0         356        356         4        0             0     FIXED
   3000909282                            0              0         176        354         4        0             0     FIXED
   3000909738                            0              0         176        353         4        0             0     FIXED
   3000909814                            0              0         356        356         4        0             0     FIXED
   3000913474                            0              0         177        357         3        0             0     FIXED
   3000922971                            0              0         357        357         3        0             0     FIXED
   3000887683                            0              0         174        354         6        0             0     FIXED
   3000907750                            0              0         175        355         5        0             0     FIXED
   3000918393                            0              0         177        357         3        0             0     FIXED
   3000922724                            0              0         177        357         3        0             0     FIXED
   3000922800                            0              0         177        357         3        0             0     FIXED
   3000923237                            0              0         177        357         3        0             0     FIXED
   3000896583                            0              0         357        357         3        0             0     FIXED
   3000908495                            0              0         177        357         3        0             0     FIXED
   3000876986                            0              0         174        330         6        0             0     FIXED
   3000906162                            0              0         176        356         4        0             0     FIXED
   3000908822                            0              0         356        356         4        0             0     FIXED
       417009                            0              0         176        356         4        0             0     FIXED
       424168                            0              0         176        356         4        0             0     FIXED
       428561                            0              0         175        355         5        0             0     FIXED
       429975                            0              0         176        356         4        0             0     FIXED
       434356                            0              0         175        353         5        0             0     FIXED
       436000                            0              0         173        353         7        0             0     FIXED
       442901                            0              0         176        356         4        0             0     FIXED
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       455664                            0              0         176        356         4        0             0     FIXED
       455875                            0              0         172        333         8        0             0     FIXED
       460039                            0              0         175        355         5        0             0     FIXED
       460730                            0              0         171        351         9        0             0     FIXED
       461473                            0              0         176        356         4        0             0     FIXED
       462727                            0              0         175        355         5        0             0     FIXED
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       463250                            0              0         176        356         4        0             0     FIXED
       465218                            0              0         176        356         4        0             0     FIXED
       465893                            0              0         176        356         4        0             0     FIXED
       468334                            0              0         175        355         5        0             0     FIXED
       468737                            0              0         176        356         4        0             0     FIXED
       468778                            0              0         176        356         4        0             0     FIXED
       468835                            0              0         176        356         4        0             0     FIXED
       469603                            0              0         174        354         6        0             0     FIXED
       472083                            0              0         176        354         4        0             0     FIXED
       474812                            0              0         175        355         5        0             0     FIXED
       477005                            0              0         174        353         6        0             0     FIXED
       480684                            0              0         175        355         5        0             0     FIXED
       483609                            0              0         176        356         4        0             0     FIXED
       483793                            0              0         176        356         4        0             0     FIXED
       483860                            0              0         175        355         5        0             0     FIXED
       483953                            0              0         175        355         5        0             0     FIXED
       484165                            0              0         175        355         5        0             0     FIXED
       484260                            0              0         176        356         4        0             0     FIXED
       485640                            0              0         176        356         4        0             0     FIXED
       486471                            0              0         176        356         4        0             0     FIXED
       487018                            0              0         176        356         4        0             0     FIXED
       487175                            0              0         175        355         5        0             0     FIXED
       487455                            0              0         176        356         4        0             0     FIXED
       487532                            0              0         175        355         5        0             0     FIXED
       488410                            0              0         175        355         5        0             0     FIXED
       488986                            0              0         175        355         5        0             0     FIXED
       491057                            0              0         176        356         4        0             0     FIXED
       491142                            0              0         176        356         4        0             0     FIXED
       492047                            0              0         175        350         5        0             0     FIXED
       492667                            0              0         176        356         4        0             0     FIXED
       494784                            0              0         177        357         3        0             0     FIXED
       495611                            0              0         175        355         5        0             0     FIXED
       496011                            0              0         175        175         5        0             0     FIXED
       496380                            0              0         176        356         4        0             0     FIXED
       496937                            0              0         176        356         4        0             0     FIXED
       496972                            0              0         175        355         5        0             0     FIXED
       497186                            0              0         175        355         5        0             0     FIXED
       498056                            0              0         176        356         4        0             0     FIXED
       498366                            0              0         176        348         4        0             0     FIXED
       498444                            0              0         177        357         3        0             0     FIXED
       498845                            0              0         176        352         4        0             0     FIXED
       498967                            0              0         176        356         4        0             0     FIXED
       499706                            0              0         176        356         4        0             0     FIXED
       500072                            0              0         176        356         4        0             0     FIXED
       500704                            0              0         176        356         4        0             0     FIXED
       500948                            0              0         176        356         4        0             0     FIXED
       501081                            0              0         176        356         4        0             0     FIXED
       501438                            0              0         176        356         4        0             0     FIXED
       501896                            0              0         176        356         4        0             0     FIXED
       502034                            0              0         176        264         4        0             0     FIXED
       503506                            0              0         176        189         4        0             0     FIXED
       503662                            0              0         176        326         4        0             0     FIXED
       503671                            0              0         176        356         4        0             0     FIXED
       503710                            0              0         176        356         4        0             0     FIXED
       503711                            0              0         176        356         4        0             0     FIXED
       503761                            0              0         176        344         4        0             0     FIXED
       503823                            0              0         176        356         4        0             0     FIXED
       503843                            0              0         176        356         4        0             0     FIXED
       504101                            0              0         176        356         4        0             0     FIXED
       504398                            0              0         176        356         4        0             0     FIXED
       504704                            0              0         176        356         4        0             0     FIXED
       504947                            0              0         176        356         4        0             0     FIXED
       505662                            0              0         176        347         4        0             0     FIXED
       505889                            0              0         176        356         4        0             0     FIXED
       505938                            0              0         176        356         4        0             0     FIXED
       505940                            0              0         176        355         4        0             0     FIXED
       505960                            0              0         176        356         4        0             0     FIXED
       505977                            0              0         176        356         4        0             0     FIXED
       506555                            0              0         176        347         4        0             0     FIXED
       506595                            0              0         176        356         4        0             0     FIXED
       506679                            0              0         176        356         4        0             0     FIXED
       507336                            0              0         176        356         4        0             0     FIXED
       507360                            0              0         176        356         4        0             0     FIXED
       508246                            0              0         176        356         4        0             0     FIXED
       508518                            0              0         176        353         4        0             0     FIXED
       508577                            0              0         176        356         4        0             0     FIXED
       508628                            0              0         176        356         4        0             0     FIXED
       508697                            0              0         176        355         4        0             0     FIXED
       508845                            0              0         177        357         3        0             0     FIXED
       508865                            0              0         176        356         4        0             0     FIXED
       508898                            0              0         176        356         4        0             0     FIXED
       509254                            0              0         176        356         4        0             0     FIXED
       509296                            0              0         176        356         4        0             0     FIXED
       509390                            0              0         176        356         4        0             0     FIXED
       509483                            0              0         176        356         4        0             0     FIXED
       509543                            0              0         176        356         4        0             0     FIXED
       509682                            0              0         176        356         4        0             0     FIXED
       510178                            0              0         176        356         4        0             0     FIXED
       510251                            0              0         176        356         4        0             0     FIXED
       510268                            0              0         176        356         4        0             0     FIXED
       510394                            0              0         176        356         4        0             0     FIXED
       510543                            0              0         176        356         4        0             0     FIXED
       510828                            0              0         176        176         4        0             0     FIXED
       511128                            0              0         176        356         4        0             0     FIXED
       511365                            0              0         176        356         4        0             0     FIXED
       511417                            0              0         176        356         4        0             0     FIXED
       511481                            0              0         176        356         4        0             0     FIXED
       511484                            0              0         176        356         4        0             0     FIXED
       511771                            0              0         176        356         4        0             0     FIXED
       511912                            0              0         176        356         4        0             0     FIXED
       512117                            0              0         176        356         4        0             0     FIXED
       512144                            0              0         176        356         4        0             0     FIXED
       512435                            0              0         176        279         4        0             0     FIXED
       512459                            0              0         176        356         4        0             0     FIXED
       512778                            0              0         176        356         4        0             0     FIXED
       512841                            0              0         176        356         4        0             0     FIXED
       512898                            0              0         176        356         4        0             0     FIXED
       512925                            0              0         176        356         4        0             0     FIXED
       513309                            0              0         176        356         4        0             0     FIXED
       513454                            0              0         176        176         4        0             0     FIXED
       513566                            0              0         176        356         4        0             0     FIXED
       513715                            0              0         177        357         3        0             0     FIXED
       514008                            0              0         176        356         4        0             0     FIXED
       514059                            0              0         176        356         4        0             0     FIXED
       514797                            0              0         176        356         4        0             0     FIXED
       515138                            0              0         176        356         4        0             0     FIXED
   1004483543                            0              0         353        352         7        0            17     FIXED
   1004978135                            0              0         354        354         6        0             0     FIXED
   1005201042                            0              0         354        354         6        0            18     FIXED
   1005231858                            0              0         353        351         7        0             0     FIXED
   1005468237                            0              0         352        350         8        0            16     FIXED
   1005847033                            0              0         354        353         6        0             0     FIXED
   1006030966                            0              0         354        354         6        0             0     FIXED
   1006072545                            0              0         354        354         6        0             0     FIXED
   1006113813                            0              0         354        354         6        0             0     FIXED
   1006129888                            0              0         355        355         5        0            19     FIXED
   1006149027                            0              0         354        354         6        0            18     FIXED
   1006178067                            0              0         354        354         6        0             6     FIXED
   1006188412                            0              0         354        354         6        0             0     FIXED
   1006245155                            0              0         354        354         6        0             0     FIXED
   1006268950                            0              0         355        355         5        0            19     FIXED
   1006277307                            0              0         355        355         5        0             7     FIXED
   1006288607                            0              0         355        355         5        0             0     FIXED
   1006301619                            0              0         354        354         6        0             0     FIXED
   1006304527                            0              0         355        355         5        0             0     FIXED
   1006311715                            0              0         354        354         6        0            18     FIXED
   1006311779                            0              0         355        349         5        0             0     FIXED
   1006364338                            0              0         355        355         5        0             0     FIXED
   1006434860                            0              0         355        355         5        0            31     FIXED
   1006473158                            0              0         355        354         5        0             0     FIXED
   1006475824                            0              0         355        355         5        0             0     FIXED
   1006507201                            0              0         355        355         5        0             0     FIXED
   1003679344                            0              0         353        353         7        0             0     FIXED
   1003965203                            0              0         351        351         9        0             0     FIXED
   1004150769                            0              0         353        351         7        0             0     FIXED
   1004199833                            0              0         353        353         7        0            17     FIXED
   1004577700                            0              0         353        353         7        0             0     FIXED
   1004658025                            0              0         352        351         8        0             0     FIXED
   1004824523                            0              0         354        354         6        0             0     FIXED
   1004863589                            0              0         355        355         5        0             0     FIXED
   1004891031                            0              0         352        352         8        0            16     FIXED
   1004893495                            0              0         352        352         8        0             0     FIXED
   1004900245                            0              0         353        349         7        0             0     FIXED
   1004937938                            0              0         353        353         7        0             0     FIXED
   1004969243                            0              0         353        353         7        0             0     FIXED
   1005013479                            0              0         353        353         7        0             0     FIXED
   1005024519                            0              0         352        351         8        0            16     FIXED
   1005069098                            0              0         353        351         7        0             0     FIXED
   1005099564                            0              0         352        352         8        0             0     FIXED
   1005112638                            0              0         353        353         7        0             0     FIXED
   1005145336                            0              0         353        353         7        0            17     FIXED
   1005235738                            0              0         353        353         7        0            17     FIXED
   1005291114                            0              0         353        353         7        0            29     FIXED
   1005315937                            0              0         353        352         7        0            17     FIXED
   1005527619                            0              0         354        354         6        0             0     FIXED
   1005549310                            0              0         354        354         6        0            30     FIXED
   1005603723                            0              0         354        354         6        0            18     FIXED
   1005623097                            0              0         354        354         6        0             0     FIXED
   1005628877                            0              0         354        354         6        0             0     FIXED
   1005632602                            0              0         354        354         6        0            18     FIXED
   1005646367                            0              0         354        354         6        0            18     FIXED
   1005722685                            0              0         355        355         5        0             0     FIXED
   1005723611                            0              0         354        354         6        0             0     FIXED
   1005739043                            0              0         354        354         6        0            18     FIXED
   1005745508                            0              0         354        354         6        0            30     FIXED
   1005749648                            0              0         353        353         7        0             0     FIXED
   1005766012                            0              0         354        354         6        0            18     FIXED
   1005770819                            0              0         354        354         6        0             0     FIXED
   1005771140                            0              0         354        354         6        0            18     FIXED
   1005775645                            0              0         354        348         6        0             0     FIXED
   1005807497                            0              0         174        174         6        0            18     FIXED
   1005809743                            0              0         354        354         6        0            30     FIXED
   1005813266                            0              0         354        340         6        0             0     FIXED
   1005815406                            0              0         354        354         6        0             0     FIXED
   1005819322                            0              0         354        354         6        0             0     FIXED
   1005820793                            0              0         354        354         6        0             0     FIXED
   1005846267                            0              0         354        354         6        0             0     FIXED
   1005897112                            0              0         354        354         6        0            18     FIXED
   1005903150                            0              0         354        354         6        0             0     FIXED
   1005909500                            0              0         354        354         6        0            18     FIXED
   1005926019                            0              0         354        354         6        0            30     FIXED
   1005932529                            0              0         355        355         5        0            19     FIXED
   1005936213                            0              0         354        354         6        0             0     FIXED
   1005939238                            0              0         354        354         6        0             0     FIXED
   1005949968                            0              0         354        354         6        0            18     FIXED
   1005952524                            0              0         355        355         5        0             7     FIXED
   1005953195                            0              0         354        354         6        0            30     FIXED
   1005956968                            0              0         354        354         6        0            18     FIXED
   1005961300                            0              0         354        354         6        0             0     FIXED
   1005978294                            0              0         354        354         6        0            18     FIXED
   1005981789                            0              0         354        354         6        0            18     FIXED
   1005985062                            0              0         174        174         6        0             0     FIXED
   1006010201                            0              0         354        354         6        0            18     FIXED
   1006011228                            0              0         354        354         6        0            18     FIXED
   1006013976                            0              0         354        354         6        0            18     FIXED
   1006015983                            0              0         354        354         6        0             0     FIXED
   1006028069                            0              0         354        354         6        0             0     FIXED
   1006029120                            0              0         354        354         6        0            18     FIXED
   1006030314                            0              0         354        354         6        0             0     FIXED
   1006033062                            0              0         354        354         6        0            18     FIXED
   1006035685                            0              0         355        355         5        0            19     FIXED
   1006037086                            0              0         354        354         6        0            18     FIXED
   1006037530                            0              0         354        354         6        0            18     FIXED
   1006037692                            0              0         354        354         6        0            18     FIXED
   1006038646                            0              0         354        354         6        0             0     FIXED
   1006039299                            0              0         354        354         6        0            18     FIXED
   1006039707                            0              0         354        352         6        0            18     FIXED
   1006042374                            0              0         354        354         6        0            30     FIXED
   1006043293                            0              0         354        354         6        0             6     FIXED
   1006044611                            0              0         355        355         5        0             0     FIXED
   1006045291                            0              0         354        354         6        0            18     FIXED
   1006046548                            0              0         354        354         6        0            18     FIXED
   1006046584                            0              0         354        354         6        0            18     FIXED
   1006046628                            0              0         354        354         6        0            18     FIXED
   1006046744                            0              0         355        355         5        0             7     FIXED
   1006046833                            0              0         355        355         5        0             0     FIXED
   1006047271                            0              0         354        354         6        0            18     FIXED
   1006052969                            0              0         355        355         5        0             0     FIXED
   1006053469                            0              0         354        354         6        0             0     FIXED
   1006056288                            0              0         354        354         6        0             0     FIXED
   1006056493                            0              0         355        355         5        0            19     FIXED
   1006056778                            0              0         354        354         6        0            30     FIXED
   1006058311                            0              0         355        355         5        0             0     FIXED
   1006060371                            0              0         354        354         6        0            30     FIXED
   1006061165                            0              0         354        340         6        0            18     FIXED
   1006062725                            0              0         354        354         6        0            18     FIXED
   1006064340                            0              0         354        354         6        0             0     FIXED
   1006065278                            0              0         354        354         6        0            18     FIXED
   1006067427                            0              0         354        354         6        0            18     FIXED
   1006067739                            0              0         355        354         5        0            31     FIXED
   1006068836                            0              0         355        355         5        0             0     FIXED
   1006069194                            0              0         354        353         6        0            30     FIXED
   1006069602                            0              0         354        350         6        0            18     FIXED
   1006069826                            0              0         354        354         6        0             0     FIXED
   1006071966                            0              0         355        355         5        0             0     FIXED
   1006073045                            0              0         354        354         6        0             0     FIXED
   1006076033                            0              0         354        354         6        0            18     FIXED
   1006076603                            0              0         354        354         6        0             0     FIXED
   1006078790                            0              0         355        355         5        0            19     FIXED
   1006078825                            0              0         354        354         6        0            30     FIXED
   1006079209                            0              0         354        354         6        0            18     FIXED
   1006079487                            0              0         354        354         6        0             0     FIXED
   1006079502                            0              0         355        355         5        0             0     FIXED
   1006081429                            0              0         355        355         5        0             0     FIXED
   1006083105                            0              0         354        354         6        0            18     FIXED
   1006084774                            0              0         354        354         6        0            30     FIXED
   1006086317                            0              0         354        354         6        0            30     FIXED
   1006091007                            0              0         355        355         5        0            19     FIXED
   1006096752                            0              0         354        354         6        0             0     FIXED
   1006100943                            0              0         354        345         6        0             0     FIXED
   1006106858                            0              0         354        354         6        0             0     FIXED
   1006107544                            0              0         354        354         6        0             0     FIXED
   1006108213                            0              0         354        354         6        0             0     FIXED
   1006109882                            0              0         354        354         6        0            30     FIXED
   1006110424                            0              0         354        354         6        0            30     FIXED
   1006111806                            0              0         354        354         6        0             0     FIXED
   1006114411                            0              0         354        354         6        0             0     FIXED
   1006117258                            0              0         354        354         6        0             0     FIXED
   1006123786                            0              0         355        355         5        0            19     FIXED
   1006124339                            0              0         354        354         6        0             0     FIXED
   1006124838                            0              0         354        354         6        0             6     FIXED
   1006125365                            0              0         354        354         6        0             0     FIXED
   1006127693                            0              0         354        354         6        0             0     FIXED
   1006129682                            0              0         354        350         6        0            18     FIXED
   1006133613                            0              0         354        354         6        0             0     FIXED
   1006140115                            0              0         354        354         6        0             0     FIXED
   1006143611                            0              0         354        354         6        0             0     FIXED
   1006143648                            0              0         354        353         6        0            30     FIXED
   1006144763                            0              0         354        354         6        0            18     FIXED
   1006148304                            0              0         235        235         5        0             0     FIXED
   1006152977                            0              0         354        354         6        0            30     FIXED
   1006156964                            0              0         355        355         5        0             0     FIXED
   1006160780                            0              0         354        354         6        0             0     FIXED
   1006163402                            0              0         355        355         5        0            19     FIXED
   1006164633                            0              0         354        354         6        0             0     FIXED
   1006169200                            0              0         355        355         5        0            19     FIXED
   1006170154                            0              0         355        355         5        0             0     FIXED
   1006171046                            0              0         355        355         5        0             0     FIXED
   1006175079                            0              0         355        355         5        0             0     FIXED
   1006175104                            0              0         354        354         6        0             0     FIXED
   1006180090                            0              0         355        355         5        0            31     FIXED
   1006182748                            0              0         354        354         6        0            18     FIXED
   1006185004                            0              0         355        355         5        0             0     FIXED
   1006187226                            0              0         355        355         5        0             7     FIXED
   1006187707                            0              0         355        355         5        0             0     FIXED
   1006191373                            0              0         354        354         6        0            18     FIXED
   1006192568                            0              0         354        354         6        0            18     FIXED
   1006194931                            0              0         354        354         6        0             0     FIXED
   1006195896                            0              0         355        350         5        0             0     FIXED
   1006202076                            0              0         355        354         5        0            31     FIXED
   1006206866                            0              0         355        347         5        0            19     FIXED
   1006207259                            0              0         354        354         6        0             0     FIXED
   1006207393                            0              0         355        355         5        0             0     FIXED
   1006210067                            0              0         355        355         5        0             0     FIXED
   1006210646                            0              0         354        354         6        0             0     FIXED
   1006214241                            0              0         355        355         5        0             0     FIXED
   1006214474                            0              0         355        355         5        0             0     FIXED
   1006216392                            0              0         354        354         6        0             0     FIXED
   1006218238                            0              0         354        354         6        0             0     FIXED
   1006225346                            0              0         354        354         6        0            30     FIXED
   1006225578                            0              0         355        355         5        0             0     FIXED
   1006228263                            0              0         355        355         5        0            19     FIXED
   1006235175                            0              0         354        354         6        0            18     FIXED
   1006235317                            0              0         354        354         6        0             0     FIXED
   1006237422                            0              0         355        355         5        0            19     FIXED
   1006238519                            0              0         355        347         5        0            31     FIXED
   1006241391                            0              0         354        353         6        0             0     FIXED
   1006243442                            0              0         354        354         6        0             0     FIXED
   1006247064                            0              0         355        355         5        0             0     FIXED
   1006253181                            0              0         354        354         6        0            18     FIXED
   1006255278                            0              0         355        355         5        0             0     FIXED
   1006258033                            0              0         355        355         5        0            31     FIXED
   1006258177                            0              0         355        354         5        0             0     FIXED
   1006259602                            0              0         355        355         5        0             0     FIXED
   1006259639                            0              0         355        355         5        0            19     FIXED
   1006259853                            0              0         354        354         6        0             0     FIXED
   1006261966                            0              0         355        355         5        0             0     FIXED
   1006262082                            0              0         355        355         5        0             0     FIXED
   1006262135                            0              0         354        354         6        0             0     FIXED
   1006263777                            0              0         355        355         5        0            31     FIXED
   1006264419                            0              0         354        354         6        0             0     FIXED
   1006265720                            0              0         354        354         6        0             0     FIXED
   1006266541                            0              0         354        352         6        0             0     FIXED
   1006268095                            0              0         354        354         6        0            18     FIXED
   1006268111                            0              0         355        355         5        0            19     FIXED
   1006269986                            0              0         355        355         5        0             0     FIXED
   1006270000                            0              0         355        355         5        0             0     FIXED
   1006271036                            0              0         354        354         6        0             0     FIXED
   1006271125                            0              0         354        354         6        0            18     FIXED
   1006274435                            0              0         355        355         5        0            19     FIXED
   1006274462                            0              0         354        354         6        0             0     FIXED
   1006275817                            0              0         354        354         6        0             0     FIXED
   1006276246                            0              0         354        354         6        0            18     FIXED
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   1006313367                            0              0         354        354         6        0            18     FIXED
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   1006315043                            0              0         354        354         6        0             0     FIXED
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   1006333176                            0              0         355        355         5        0            31     FIXED
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   1006336627                            0              0         355        355         5        0            31     FIXED
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   1006344887                            0              0         355        355         5        0             0     FIXED
   1006346910                            0              0         355        355         5        0            31     FIXED
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   1006362143                            0              0         355        355         5        0             0     FIXED
   1006364454                            0              0         355        355         5        0            19     FIXED
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   1006372007                            0              0         355        355         5        0             0     FIXED
   1006374041                            0              0         355        355         5        0            19     FIXED
   1006379652                            0              0         355        355         5        0            19     FIXED
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   1006385146                            0              0         355        355         5        0             0     FIXED
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   1006392183                            0              0         355        355         5        0            31     FIXED
   1006392414                            0              0         355        355         5        0            31     FIXED
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   1006396198                            0              0         355        350         5        0            19     FIXED
   1006402323                            0              0         355        355         5        0             0     FIXED
   1006404704                            0              0         355        355         5        0            19     FIXED
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   1006408988                            0              0         355        354         5        0            19     FIXED
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   1006412768                            0              0         355        355         5        0            31     FIXED
   1006415006                            0              0         355        355         5        0            19     FIXED
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   1006517628                            0              0         355        350         5        0            19     FIXED
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   1006555658                            0              0         355        355         5        0            19     FIXED
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   1006572443                            0              0         355        355         5        0            31     FIXED
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   1006573665                            0              0         355        355         5        0            31     FIXED
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   1006574478                            0              0         355        346         5        0            19     FIXED
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   1006576975                            0              0         355        355         5        0             0     FIXED
   1006576984                            0              0         355        353         5        0            19     FIXED
   1006580470                            0              0         355        355         5        0            31     FIXED
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   1006584298                            0              0         355        355         5        0            19     FIXED
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   1006588098                            0              0         355        355         5        0            31     FIXED
   1006588524                            0              0         355        355         5        0            19     FIXED
   1006590968                            0              0         355        355         5        0            19     FIXED
   1006596016                            0              0         355        355         5        0             0     FIXED
   1006600671                            0              0         355        355         5        0             0     FIXED
   1006619787                            0              0         355        354         5        0            19     FIXED
   1006658805                            0              0         355        355         5        0             0     FIXED
   1005956726                            0              0         354        354         6        0            18     FIXED
   1006039431                            0              0         354        354         6        0            18     FIXED
   1006061922                            0              0         354        354         6        0             0     FIXED
   1006126541                            0              0         355        355         5        0             7     FIXED
   1006159337                            0              0         355        355         5        0            19     FIXED
   1006227479                            0              0         354        348         6        0            30     FIXED
   1006254661                            0              0         354        354         6        0            18     FIXED
   1006260609                            0              0         355        353         5        0             0     FIXED
   1006289562                            0              0         355        354         5        0            19     FIXED
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   1006301539                            0              0         354        354         6        0            18     FIXED
   1006312901                            0              0         355        355         5        0            31     FIXED
   1006318576                            0              0         355        355         5        0            19     FIXED
   1006335165                            0              0         355        355         5        0            19     FIXED
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   1006583814                            0              0         355        345         5        0             0     FIXED
   1006192611                            0              0         355        297         5        0             0     FIXED
   1006395439                            0              0         355        355         5        0            31     FIXED
   1004935789                            0              0         353        346         7        0             0     FIXED
   1006535458                            0              0         356        356         4        0            20     FIXED
   1006682556                            0              0         356        356         4        0            20     FIXED
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   1006891973                            0              0         356        356         4        0             0     FIXED
   1007107846                            0              0         356        356         4        0            20     FIXED
   1007132373                            0              0         356        356         4        0            20     FIXED
   1007148561                            0              0         356        356         4        0             8     FIXED
   1007195206                            0              0         356        356         4        0             0     FIXED
   1007203135                            0              0         356        356         4        0            20     FIXED
   1007262151                            0              0         356        356         4        0             0     FIXED
   1007432405                            0              0         236        236         4        0            20     FIXED
   1006331338                            0              0         357        357         3        0            21     FIXED
   1006499363                            0              0         357        355         3        0             0     FIXED
   1006698978                            0              0         357        357         3        0             0     FIXED
   1006699281                            0              0         357        357         3        0             0     FIXED
   1006782252                            0              0         357        357         3        0            21     FIXED
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   1006834223                            0              0         357        357         3        0            33     FIXED
   1006882064                            0              0         357        357         3        0             0     FIXED
   1006966875                            0              0         357        355         3        0             0     FIXED
   1006973714                            0              0         357        357         3        0            21     FIXED
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   1007015810                            0              0         357        357         3        0            33     FIXED
   1007019120                            0              0         357        357         3        0            21     FIXED
   1007022312                            0              0         357        357         3        0            21     FIXED
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   1007123310                            0              0         357        357         3        0            21     FIXED
   1007135174                            0              0         357        357         3        0            21     FIXED
   1007139009                            0              0         357        357         3        0            21     FIXED
   1007171758                            0              0         357        357         3        0            33     FIXED
   1007172329                            0              0         357        357         3        0            21     FIXED
   1007173998                            0              0         357        357         3        0            21     FIXED
   1007189543                            0              0         357        357         3        0            21     FIXED
   1007200897                            0              0         357        357         3        0             0     FIXED
   1007204170                            0              0         357        357         3        0            21     FIXED
   1007206276                            0              0         357        357         3        0             0     FIXED
   1007223248                            0              0         357        357         3        0             0     FIXED
   1007224452                            0              0         357        357         3        0            33     FIXED
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   1007232540                            0              0         357        357         3        0            33     FIXED
   1007234263                            0              0         357        357         3        0             0     FIXED
   1007236877                            0              0         357        357         3        0            21     FIXED
   1007239133                            0              0         357        357         3        0            21     FIXED
   1007245386                            0              0         357        357         3        0            21     FIXED
   1007247419                            0              0         357        357         3        0             0     FIXED
   1007247749                            0              0         357        357         3        0            21     FIXED
   1007248098                            0              0         357        357         3        0            21     FIXED
   1007250146                            0              0         357        357         3        0            21     FIXED
   1007253580                            0              0         357        357         3        0            33     FIXED
   1007254080                            0              0         357        357         3        0             9     FIXED
   1007254437                            0              0         357        357         3        0             0     FIXED
   1007257620                            0              0         357        357         3        0             9     FIXED
   1007258040                            0              0         357        357         3        0            33     FIXED
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   1007263132                            0              0         357        357         3        0             0     FIXED
   1007263187                            0              0         357        357         3        0            21     FIXED
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   1007268388                            0              0         357        357         3        0            33     FIXED
   1007271837                            0              0         357        357         3        0             0     FIXED
   1007272453                            0              0         357        357         3        0            21     FIXED
   1007272747                            0              0         357        357         3        0            33     FIXED
   1007275183                            0              0         357        357         3        0            21     FIXED
   1007276770                            0              0         357        357         3        0             0     FIXED
   1007279562                            0              0         357        357         3        0            21     FIXED
   1007279786                            0              0         357        357         3        0             0     FIXED
   1007280792                            0              0         357        357         3        0            21     FIXED
   1007281130                            0              0         357        357         3        0            33     FIXED
   1007281880                            0              0         357        357         3        0             0     FIXED
   1007282111                            0              0         357        357         3        0            21     FIXED
   1007284011                            0              0         357        357         3        0             0     FIXED
   1007284495                            0              0         357        357         3        0            21     FIXED
   1007284609                            0              0         357        357         3        0            33     FIXED
   1007285476                            0              0         357        357         3        0            21     FIXED
   1007288534                            0              0         357        357         3        0             0     FIXED
   1007288678                            0              0         357        357         3        0             0     FIXED
   1007292262                            0              0         357        357         3        0             0     FIXED
   1007294420                            0              0         357        354         3        0            21     FIXED
   1007294901                            0              0         357        357         3        0             0     FIXED
   1007299979                            0              0         357        357         3        0            33     FIXED
   1007300743                            0              0         357        357         3        0            33     FIXED
   1007301341                            0              0         357        357         3        0            21     FIXED
   1007304384                            0              0         357        357         3        0            21     FIXED
   1007304570                            0              0         357        357         3        0             0     FIXED
   1007304712                            0              0         357        346         3        0            21     FIXED
   1007305061                            0              0         357        357         3        0            21     FIXED
   1007308781                            0              0         357        357         3        0             0     FIXED
   1007312213                            0              0         357        357         3        0            21     FIXED
   1007312231                            0              0         357        357         3        0            21     FIXED
   1007318440                            0              0         357        357         3        0            33     FIXED
   1007319555                            0              0         357        357         3        0            21     FIXED
   1007323407                            0              0         357        357         3        0             0     FIXED
   1007325281                            0              0         357        356         3        0             0     FIXED
   1007325423                            0              0         357        357         3        0            21     FIXED
   1007325646                            0              0         357        357         3        0             0     FIXED
   1007325904                            0              0         357        357         3        0            21     FIXED
   1007328554                            0              0         357        357         3        0            21     FIXED
   1007328741                            0              0         357        357         3        0            21     FIXED
   1007329438                            0              0         357        357         3        0            21     FIXED
   1007330621                            0              0         357        357         3        0             0     FIXED
   1007330676                            0              0         357        357         3        0             0     FIXED
   1007330836                            0              0         357        357         3        0            21     FIXED
   1007331899                            0              0         357        357         3        0            21     FIXED
   1007334896                            0              0         357        357         3        0            21     FIXED
   1007337358                            0              0         357        357         3        0             0     FIXED
   1007338231                            0              0         357        357         3        0            21     FIXED
   1007338464                            0              0         357        357         3        0            21     FIXED
   1007342244                            0              0         357        357         3        0            21     FIXED
   1007344625                            0              0         357        357         3        0            21     FIXED
   1007345376                            0              0         357        357         3        0             0     FIXED
   1007345615                            0              0         357        357         3        0            21     FIXED
   1007346339                            0              0         357        357         3        0            21     FIXED
   1007346491                            0              0         357        357         3        0            33     FIXED
   1007353936                            0              0         357        357         3        0            21     FIXED
   1007354258                            0              0         357        355         3        0             0     FIXED
   1007355159                            0              0         357        353         3        0             0     FIXED
   1007356666                            0              0         357        357         3        0            21     FIXED
   1007356924                            0              0         357        357         3        0            33     FIXED
   1007358986                            0              0         357        357         3        0             0     FIXED
   1007361302                            0              0         357        357         3        0            21     FIXED
   1007362007                            0              0         357        357         3        0            21     FIXED
   1007362800                            0              0         357        357         3        0            21     FIXED
   1007365139                            0              0         357        357         3        0             0     FIXED
   1007366094                            0              0         357        357         3        0             0     FIXED
   1007366316                            0              0         357        357         3        0            21     FIXED
   1007370846                            0              0         357        356         3        0            21     FIXED
   1007371925                            0              0         357        357         3        0            33     FIXED
   1007375431                            0              0         357        357         3        0             0     FIXED
   1007376163                            0              0         357        357         3        0            21     FIXED
   1007377947                            0              0         357        357         3        0             0     FIXED
   1007378081                            0              0         357        357         3        0            33     FIXED
   1007379053                            0              0         357        357         3        0            21     FIXED
   1007381059                            0              0         357        357         3        0            33     FIXED
   1007385705                            0              0         357        357         3        0             0     FIXED
   1007387400                            0              0         357        357         3        0            21     FIXED
   1007397943                            0              0         357        357         3        0             0     FIXED
   1007401652                            0              0         357        357         3        0             0     FIXED
   1007402410                            0              0         357        357         3        0            21     FIXED
   1007404445                            0              0         357        357         3        0            21     FIXED
   1007404784                            0              0         357        357         3        0             0     FIXED
   1007407816                            0              0         357        357         3        0             0     FIXED
   1007408619                            0              0         357        357         3        0            21     FIXED
   1007409066                            0              0         357        357         3        0             0     FIXED
   1007409477                            0              0         357        357         3        0             0     FIXED
   1007412454                            0              0         357        357         3        0             0     FIXED
   1007417057                            0              0         357        357         3        0            33     FIXED
   1007420962                            0              0         357        357         3        0            21     FIXED
   1007426582                            0              0         357        357         3        0             0     FIXED
   1007427126                            0              0         357        357         3        0            33     FIXED
   1007428777                            0              0         357        357         3        0            33     FIXED
   1007429561                            0              0         357        357         3        0            21     FIXED
   1007450616                            0              0         357        357         3        0            21     FIXED
   1007452124                            0              0         357        357         3        0             0     FIXED
   1007510650                            0              0         357        357         3        0            33     FIXED
     38842217                            0              0         175        281         5        0             0     FIXED
     38842225                            0              0         175        355         5        0             0     FIXED
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     38842241                            0              0         176        176         4        0             0     FIXED
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     38842266                            0              0         176        176         4        0             0     FIXED
     38842274                            0              0         176        356         4        0             0     FIXED
     38842282                            0              0         176        356         4        0             0     FIXED
     38842290                            0              0         176        356         4        0             0     FIXED
     38842308                            0              0         175        355         5        0             0     FIXED
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     38842332                            0              0         176        356         4        0             0     FIXED
     38842340                            0              0         175        353         5        0             0     FIXED
     38842357                            0              0         176        356         4        0             0     FIXED
     38842365                            0              0         175        355         5        0             0     FIXED
     38842373                            0              0         176        356         4        0             0     FIXED
     38842381                            0              0         176        356         4        0             0     FIXED
     38842399                            0              0         170        330        10        0            26     FIXED
     38842407                            0              0         175        355         5        0            31     FIXED
     38842415                            0              0         175        355         5        0            31     FIXED
     38842423                            0              0         175        354         5        0            31     FIXED
     38842431                            0              0         175        355         5        0            31     FIXED
     38842449                            0              0         176        351         4        0            32     FIXED
     38842456                            0              0         175        355         5        0            31     FIXED
     38842464                            0              0         175        355         5        0            31     FIXED
     38842472                            0              0         175        355         5        0            31     FIXED
     38842480                            0              0         175        352         5        0             0     FIXED
     38842498                            0              0         176        356         4        0            32     FIXED
     38842506                            0              0         176        356         4        0            32     FIXED
     38842514                            0              0         176        356         4        0            32     FIXED
     38842522                            0              0         176        315         4        0            32     FIXED
     38842530                            0              0         176        345         4        0             0     FIXED
     38842548                            0              0         176        356         4        0            32     FIXED
     38842555                            0              0         176        356         4        0             0     FIXED
     38842563                            0              0         176        176         4        0            20     FIXED
     38842571                            0              0         175        355         5        0             0     FIXED
     38842589                            0              0         175        355         5        0             0     FIXED
     38842597                            0              0         176        356         4        0            20     FIXED
     38842605                            0              0         176        356         4        0            32     FIXED
     38842613                            0              0         174        354         6        0            30     FIXED
     38842621                            0              0         175        355         5        0            31     FIXED
     38842639                            0              0         175        355         5        0            31     FIXED
     38842647                            0              0         175        355         5        0             0     FIXED
     38842654                            0              0         175        355         5        0            31     FIXED
     38842662                            0              0         176        356         4        0            32     FIXED
     38842670                            0              0         176        356         4        0            32     FIXED
     38842688                            0              0         174        354         6        0             0     FIXED
     38842696                            0              0         175        355         5        0             0     FIXED
     38842704                            0              0         175        355         5        0             0     FIXED
     38842712                            0              0         175        354         5        0             0     FIXED
     38842720                            0              0         356        356         4        0             0     FIXED
     38842738                            0              0         355        355         5        0             0     FIXED
     38842746                            0              0         175        355         5        0             0     FIXED
     38842753                            0              0         176        356         4        0             0     FIXED
     38842761                            0              0         176        356         4        0             0     FIXED
     38842779                            0              0         176        356         4        0             0     FIXED
     38842787                            0              0         176        307         4        0             0     FIXED
     38842795                            0              0         176        356         4        0             0     FIXED
     38842803                            0              0         175        355         5        0            31     FIXED
     38842837                            0              0         176         46         4        0             0     FIXED
     38842811                            0              0         176        179         4        0            32     FIXED
     38842829                            0              0         175        355         5        0             0     FIXED
      3321520                            0              0         176        351         4        0             8     FIXED
      3322423                            0              0         355        355         5        0             0     FIXED
      3323847                            0              0         176        356         4        0             0     FIXED
      3323849                            0              0         175        355         5        0             0     FIXED
      3328023                            0              0         356        356         4        0             0     FIXED
      3329332                            0              0         176        356         4        0            32     FIXED
      3335343                            0              0         176        356         4        0            32     FIXED
      3335724                            0              0         356        356         4        0             0     FIXED
      3336896                            0              0         175        355         5        0            31     FIXED
      3336919                            0              0         175        355         5        0             7     FIXED
      3338399                            0              0         176        297         4        0             0     FIXED
      3338716                            0              0         176        356         4        0             8     FIXED
      3338753                            0              0         177        356         3        0             0     FIXED
      3341851                            0              0         356        356         4        0            32     FIXED
      3342721                            0              0         177        357         3        0             0     FIXED
      3343712                            0              0         176        341         4        0             0     FIXED
      3344166                            0              0         176        356         4        0             0     FIXED
      3345040                            0              0         176        356         4        0             0     FIXED
      3345045                            0              0         176        356         4        0             0     FIXED
      3345733                            0              0         356        356         4        0             0     FIXED
      3347419                            0              0         176        356         4        0            32     FIXED
      3348946                            0              0         176        356         4        0             0     FIXED
      3350099                            0              0         176        356         4        0             0     FIXED
      3351427                            0              0         176        356         4        0            32     FIXED
      3352872                            0              0         176        356         4        0             0     FIXED
      3352876                            0              0         176        356         4        0             0     FIXED
      3352912                            0              0         176        356         4        0             0     FIXED
      3352914                            0              0         176        356         4        0             0     FIXED
      3353119                            0              0         177        355         3        0             0     FIXED
      3353252                            0              0         357        357         3        0             0     FIXED
      3354948                            0              0         357        357         3        0             0     FIXED
      3355707                            0              0         177        357         3        0             0     FIXED
      3358425                            0              0         357        357         3        0             0     FIXED
      3358760                            0              0         177        359         3        0             0     FIXED
      3358788                            0              0         177        357         3        0             0     FIXED
      3358790                            0              0         177        357         3        0             0     FIXED
      3361371                            0              0         177        357         3        0            33     FIXED
      3362311                            0              0         356        356         4        0             0     FIXED
      3364648                            0              0         177        357         3        0             0     FIXED
      3365735                            0              0         358        358         2        0             0     FIXED
      3365739                            0              0         177        357         3        0            33     FIXED
      3367643                            0              0         177        357         3        0             0     FIXED
      3371152                            0              0         177        357         3        0             0     FIXED
      3371412                            0              0         177        357         3        0             0     FIXED
      3372742                            0              0         358        359         2        0             0     FIXED
      3372744                            0              0         358        358         2        0             0     FIXED
      3372841                            0              0         357        357         3        0             9     FIXED
      3373801                            0              0         357        357         3        0            33     FIXED
      3374412                            0              0         178        358         2        0             0     FIXED
      3374569                            0              0         358        358         2        0             0     FIXED
      3375266                            0              0         177        357         3        0             0     FIXED
      3375458                            0              0         358        358         2        0             0     FIXED
      3375719                            0              0         177        357         3        0             0     FIXED
      3375725                            0              0         357        357         3        0             0     FIXED
      3376007                            0              0         358        358         2        0             0     FIXED
      3376038                            0              0         177        357         3        0            33     FIXED
      3377129                            0              0         177        357         3        0             0     FIXED
      3378463                            0              0         357        357         3        0            33     FIXED
      3379504                            0              0         358        358         2        0            34     FIXED
      3379826                            0              0         357        357         3        0             0     FIXED
      3380648                            0              0         177        357         3        0             0     FIXED
      3382398                            0              0         177        357         3        0             0     FIXED
      3382548                            0              0         358        358         2        0             0     FIXED
      3383824                            0              0         177        357         3        0             0     FIXED
      3392892                            0              0         178        357         2        0             0     FIXED
      3395066                            0              0         178        358         2        0            34     FIXED
      3396567                            0              0         238        238         2        0             0     FIXED
      3397254                            0              0         358        359         2        0             0     FIXED
      3403727                            0              0         177        359         3        0             0     FIXED
      3403730                            0              0         177        357         3        0            33     FIXED
      3408561                            0              0         358        358         2        0             0     FIXED
      3409322                            0              0         359        359         1        0             0     FIXED
      3411005                            0              0         359        359         1        0             0     FIXED
      3416121                            0              0         359        359         1        0             0     FIXED
      3416128                            0              0         177        357         3        0             3     FIXED
      3416132                            0              0         177        357         3        0            21     FIXED
      3416164                            0              0         178        358         2        0            34     FIXED
      3417255                            0              0         170        350        10        0             0     FIXED
      3418868                            0              0         179        359         1        0             0     FIXED
      3420283                            0              0         359        359         1        0             0     FIXED
      3421966                            0              0         178        358         2        0             0     FIXED
      3421968                            0              0         178        358         2        0            34     FIXED
      3423253                            0              0         179        359         1        0             0     FIXED
      3423280                            0              0         179        359         1        0             0     FIXED
      3423394                            0              0         178        358         2        0            34     FIXED
      3424225                            0              0         358        359         2        0            34     FIXED
      3424226                            0              0         357        359         3        0             0     FIXED
      3424563                            0              0         177        357         3        0             0     FIXED
      3424565                            0              0         178        358         2        0            34     FIXED
      3424567                            0              0         358        358         2        0            34     FIXED
      3424568                            0              0         358        358         2        0             0     FIXED
      3424569                            0              0         358        358         2        0             0     FIXED
      3424570                            0              0         358        358         2        0            34     FIXED
      3425409                            0              0         178          0         2        0            34     FIXED
      3425411                            0              0         175        355         5        0            31     FIXED
      3425413                            0              0         359        359         1        0             0     FIXED
      3425914                            0              0         359        359         1        0             0     FIXED
      3426892                            0              0         178        358         2        0            34     FIXED
      3426894                            0              0         178        358         2        0             0     FIXED
      3426896                            0              0         178        358         2        0             0     FIXED
      3429138                            0              0         359        359         1        0             0     FIXED
      3429139                            0              0         359        359         1        0             0     FIXED
      3429976                            0              0         359        359         1        0             0     FIXED
      3432284                            0              0         179        359         1        0            35     FIXED
      3432291                            0              0         179        359         1        0             0     FIXED
      3433546                            0              0         359        359         1        0             0     FIXED
      3435294                            0              0         359        359         1        0             0     FIXED
      3436378                            0              0         178        358         2        0            34     FIXED
      3436380                            0              0         179        359         1        0             0     FIXED
      3436625                            0              0         359        359         1        0             0     FIXED
      3436711                            0              0         179        359         1        0             0     FIXED
      3439794                            0              0         359        359         1        0             0     FIXED
      3441128                            0              0         357        357         3        0             0     FIXED
      3441602                            0              0         359        359         1        0            35     FIXED
      3442168                            0              0         178        358         2        0             0     FIXED
      3442527                            0              0         359        359         1        0             0     FIXED
      3442528                            0              0         359        359         1        0             0     FIXED
      3446241                            0              0         358        358         2        0            34     FIXED
      3446244                            0              0         179        359         1        0             0     FIXED
      3447176                            0              0         179        359         1        0            35     FIXED
      3447178                            0              0         179        359         1        0            35     FIXED
      3448422                            0              0         359        359         1        0             0     FIXED
      3452132                            0              0         359        359         1        0             0     FIXED
      3454099                            0              0         179        359         1        0             0     FIXED
      3454101                            0              0         179        359         1        0             0     FIXED
      3458736                            0              0         359        359         1        0             0     FIXED
      3460597                            0              0         358        358         2        0             0     FIXED
      3462026                            0              0         180        360         0        0            36     FIXED
      3462582                            0              0         359        359         1        0            35     FIXED
      3462625                            0              0         359        359         1        0             0     FIXED
      3462713                            0              0         359        359         1        0            35     FIXED
      3465630                            0              0         360        360         0        0            36     FIXED
      3465997                            0              0         360        360         0        0             0     FIXED
      3145556                            0              0         169        349        11        0             0     FIXED
      3124492                            0              0         347          0        13        0             0     FIXED

ANUM              BALLFLAG       IOFLAG      IOTERM      SRLIEN          SUBLIEN      APPR           PRICE          BASE
-------------------------------------------------------------------------------------------------------------------------------
   1000001971     N              N                 0         333000            0          370000         370000         370000
   1000001974     N              N                 0         196000            0          245000         245000         245000
   1000002107     N              N                 0         332000            0          415000         415000         415000
   1000002110     N              N                 0         208000            0          260000         260000         260000
   1000002116     N              N                 0         473600            0          592000         592000         592000
   1000002119     N              N                 0         200000            0          250000         250000         250000
   1000002122     N              N                 0       209595.4            0          262000              0         262000
   1000002128     N              N                 0         400500            0          445000              0         445000
   1000002130     N              N                 0       175424.4            0          219792         219792         219792
   1000002133     N              N                 0       325015.6            0          364000              0         364000
   1000002135     N              N                 0         432000            0          540000         540000         540000
   1000002138     N              N                 0         244000            0          305000         305000         305000
   1000272674     N              N                 0         176000            0          220000              0         220000
   1000277555     N              N                 0         340000            0          425000         425000         425000
   1000279559     N              N                 0         199200            0          249000              0         249000
   1000280821     N              N                 0         213840            0          243000              0         243000
   1000281507     N              N                 0         556000            0          695000         695000         695000
   1000283655     N              N                 0         220500            0          245000              0         245000
   1000284135     N              N                 0         740000            0          925000         925000         925000
   1000286489     N              N                 0         284000            0          355000              0         355000
   1000286988     N              N                 0         189600            0          237000         237000         237000
   1000287461     N              N                 0         156000            0          195000         195000         195000
   1000287938     N              N                 0         272610            0          302900         302900         302900
   1000288003     N              N                 0         133600            0          167000         167000         167000
   1000289991     N              N                 0         163625            0          192500         192500         192500
   1000290912     N              N                 0         173600            0          217000         217000         217000
   1000292505     N              N                 0         562500            0          625000              0         625000
   1000292712     N              N                 0         164800            0          206000         206000         206000
   1000292719     N              N                 0         368000            0          460000         460000         460000
   1000292739     N              N                 0         232000            0          290000              0         290000
   1000292862     N              N                 0         204400            0          255500              0         255500
   1000293042     N              N                 0         108000            0          135000              0         135000
   1000293518     N              N                 0         607500            0          675000         675000         675000
   1000293607     N              N                 0         211500            0          235000              0         235000
   1000293892     N              N                 0         657000            0          730000              0         730000
   1000294626     N              N                 0         378400            0          473000         473000         473000
   1000295562     N              N                 0         324000            0          405000              0         405000
   1000295675     N              N                 0         171000            0          190000              0         190000
   1000295759     N              N                 0         208000            0          260000         260000         260000
   1000296161     N              N                 0         328950            0          387000         387000         387000
   1000296366     N              N                 0         420000            0          525000         525000         525000
   1000296428     N              N                 0         444000            0          555000         555000         555000
   1000298432     N              N                 0         372000            0          465000              0         465000
   1000298639     N              N                 0         256000            0          320000              0         320000
   1000298645     N              N                 0         174250            0          205000         205000         205000
   1000298964     N              N                 0         440000            0          550000              0         550000
   1000299032     N              N                 0         316320            0          395400         395400         395400
   1000299139     N              N                 0         178500            0          210000              0         210000
   1000299573     N              N                 0         301279            0          376599         376599         376599
   1000299668     N              N                 0      212303.35            0          235893         235893         235893
   1000299925     N              N                 0         125600            0          157000              0         157000
   1000300059     N              N                 0         319500            0          355000              0         355000
   1000300089     N              N                 0         155700            0          173000              0         173000
   1000300174     N              N                 0         244000            0          305000         305000         305000
   1000300175     N              N                 0         332000            0          415000         415000         415000
   1000300346     N              N                 0         416000            0          520000         520000         520000
   1000300380     N              N                 0         191200            0          239000         239000         239000
   1000300384     N              N                 0         449080            0          561350         561350         561350
   1000300395     N              N                 0         464000            0          580000              0         580000
   1000300973     N              N                 0         129200            0          161500         161500         161500
   1000301200     N              N                 0         552000            0          690000         690000         690000
   1000301227     N              N                 0         312000            0          390000         390000         390000
   1000301253     N              N                 0         675000            0          750000         750000         750000
   1000301277     N              N                 0         249600            0          312000         315000         312000
   1000301371     N              N                 0         242400            0          303000         303000         303000
   1000301388     N              N                 0         344000            0          430000         430000         430000
   1000301401     N              N                 0         121600            0          152000         152000         152000
   1000301457     N              N                 0         361250            0          425000              0         425000
   1000301474     N              N                 0         316800            0          352000              0         352000
   1000301800     N              N                 0         656000            0          820000         820000         820000
   1000301813     N              N                 0         262960            0          328700         328700         328700
   1000301832     N              N                 0         325800            0          362000         362000         362000
   1000301976     N              N                 0         180000            0          200000              0         200000
   1000302119     N              N                 0         431200            0          539000         539000         539000
   1000302230     N              N                 0         524000            0          655000              0         655000
   1000302363     N              N                 0         256000            0          320000         320000         320000
   1000302420     N              N                 0         328000            0          410000         410000         410000
   1000302462     N              N                 0         176000            0          220000         220000         220000
   1000302482     N              N                 0          86400            0          108000         108000         108000
   1000302525     N              N                 0         160000            0          200000         200000         200000
   1000302599     N              N                 0         261000            0          290000              0         290000
   1000302703     N              N                 0         576000            0          720000              0         720000
   1000302819     N              N                 0         728650            0          910813         910813         910813
   1000302830     N              N                 0         423422            0          529277         529277         529277
   1000302852     N              N                 0         216000            0          240000              0         240000
   1000303010     N              N                 0         348000            0          435000              0         435000
   1000303057     N              N                 0         306000            0          340000              0         340000
   1000303094     N              N                 0         203120            0          253900         253900         253900
   1000303119     N              N                 0      277296.65            0          308107         308107         308107
   1000303133     N              N                 0         176000            0          220000         220000         220000
   1000303176     N              N                 0         488000            0          610000         610000         610000
   1000303240     N              N                 0         172000            0          215000              0         215000
   1000303308     N              N                 0         226800            0          283500              0         283500
   1000303369     N              N                 0       749956.5            0          985000              0         985000
   1000303441     N              N                 0         160000            0          200000         200000         200000
   1000303584     N              N                 0         540000            0          675000         695000         675000
   1000303585     N              N                 0         346400            0          433000         433000         433000
   1000303653     N              N                 0         451200            0          564000         564000         564000
   1000303695     N              N                 0         520000            0          650000              0         650000
   1000303698     N              N                 0         432000            0          540000         540000         540000
   1000304037     N              N                 0         187200            0          234000         234000         234000
   1000304057     N              N                 0         118400            0          148000         148000         148000
   1000304097     N              N                 0         200000            0          250000         250000         250000
   1000304144     N              N                 0         399200            0          499000         499000         499000
   1000304228     N              N                 0         464000            0          580000              0         580000
   1000304275     N              N                 0         228000            0          285000         285000         285000
   1000304334     N              N                 0          64800            0           81000          81000          81000
   1000304369     N              N                 0         392000            0          490000              0         490000
   1000304381     N              N                 0         240000            0          300000              0         300000
   1000304421     N              N                 0         328000            0          410000         410000         410000
   1000304445     N              N                 0         114300            0          127000         127000         127000
   1000304452     N              N                 0         200800            0          251000              0         251000
   1000304456     N              N                 0         214400            0          268000         268000         268000
   1000304510     N              N                 0         132000            0          165000         165000         165000
   1000304592     N              N                 0          79600            0           99500          99500          99500
   1000304714     N              N                 0         516000            0          645000         645000         645000
   1000304814     N              N                 0         496000            0          620000              0         620000
   1000304825     N              N                 0         480000            0          600000         600000         600000
   1000304842     N              N                 0         182400            0          228000         228000         228000
   1000304892     N              N                 0         361600            0          452000         452000         452000
   1000304969     N              N                 0         169600            0          212000         212000         212000
   1000304972     N              N                 0         220000            0          275000         275000         275000
   1000305040     N              N                 0         260000            0          325000         325000         325000
   1000305072     N              N                 0         300000            0          375000         375000         375000
   1000305132     N              N                 0         456000            0          570000         570000         570000
   1000305170     N              N                 0         240000            0          300000         300000         300000
   1000305207     N              N                 0         248000            0          310000              0         310000
   1000305254     N              N                 0         144000            0          160000         160000         160000
   1000305255     N              N                 0         680000            0          850000              0         850000
   1000305332     N              N                 0         467980            0          585000              0         585000
   1000305357     N              N                 0         464000            0          580000         580000         580000
   1000305414     N              N                 0         228000            0          285000         285000         285000
   1000305452     N              N                 0      338449.25            0          376055         376055         376055
   1000305463     N              N                 0         468000            0          585000         585000         585000
   1000305465     N              N                 0         208000            0          260000         260000         260000
   1000305510     N              N                 0         345400            0          431750         431750         431750
   1000305549     N              N                 0         200000            0          250000         250000         250000
   1000305571     N              N                 0         544000            0          680000         680000         680000
   1000305574     N              N                 0         448000            0          560000              0         560000
   1000305608     N              N                 0         233344            0          291680         291680         291680
   1000305615     N              N                 0         528000            0          660000              0         660000
   1000305737     N              N                 0         412000            0          515000         515000         515000
   1000305743     N              N                 0         156600            0          174000         174000         174000
   1000305774     N              N                 0         259520            0          324400         324400         324400
   1000305815     N              N                 0         399200            0          499000         499000         499000
   1000305824     N              N                 0         120000            0          150000              0         150000
   1000305864     N              N                 0         740000            0          925000         925000         925000
   1000305865     N              N                 0         117600            0          147000         147000         147000
   1000305870     N              N                 0         349019            0          436274         436274         436274
   1000305918     N              N                 0       400795.8            0          501000              0         501000
   1000305931     N              N                 0         428000            0          535000         535000         535000
   1000305999     N              N                 0      631737.64            0       789637.64      789637.64      789637.64
   1000306040     N              N                 0         200000            0          250000         250000         250000
   1000306082     N              N                 0         304000            0          380000         380000         380000
   1000306106     N              N                 0         580000            0          725000         725000         725000
   1000306140     N              N                 0         316000            0          395000              0         395000
   1000306142     N              N                 0         492000            0          615000         615000         615000
   1000306152     N              N                 0         480000            0          600000         600000         600000
   1000306185     N              N                 0         508000            0          635000         635000         635000
   1000306204     N              N                 0         166400            0          208000         208000         208000
   1000306232     N              N                 0         724000            0          905000              0         905000
   1000306233     N              N                 0         215032            0          268790         268790         268790
   1000306295     N              N                 0         264000            0          330000              0         330000
   1000306375     N              N                 0         376000            0          470000              0         470000
   1000306443     N              N                 0         477600            0          597000         597000         597000
   1000306450     N              N                 0         135200            0          169000              0         169000
   1000306461     N              N                 0         216000            0          270000         270000         270000
   1000306482     N              N                 0         420000            0          525000         525000         525000
   1000306493     N              N                 0         339200            0          424000         424000         424000
   1000306547     N              N                 0         200000            0          250000         250000         250000
   1000306577     N              N                 0         360000            0          450000         450000         450000
   1000306580     N              N                 0         180000            0          225000              0         225000
   1000306593     N              N                 0         264000            0          330000         330000         330000
   1000306614     N              N                 0         160000            0          200000         200000         200000
   1000306672     N              N                 0         158502            0          198128         198128         198128
   1000306692     N              N                 0         344000            0          430000         430000         430000
   1000306733     N              N                 0         288000            0          360000         360000         360000
   1000306749     N              N                 0         344000            0          430000         430000         430000
   1000306772     N              N                 0         503975            0          630000              0         630000
   1000306797     N              N                 0         423200            0          529000         529000         529000
   1000306856     N              N                 0         447200            0          559000         559000         559000
   1000306858     N              N                 0         144000            0          180000         180000         180000
   1000306860     N              N                 0         376000            0          470000         470000         470000
   1000306866     N              N                 0         202400            0          253000         253000         253000
   1000306905     N              N                 0         665279            0          831598         831598         831598
   1000306946     N              N                 0         191200            0          239000         239000         239000
   1000307012     N              N                 0         400000            0          500000         500000         500000
   1000307076     N              N                 0         720000            0          900000         900000         900000
   1000307137     N              N                 0         164000            0          205000         205000         205000
   1000307164     N              N                 0         336000            0          420000         420000         420000
   1000307204     N              N                 0         416000            0          520000         520000         520000
   1000307302     N              N                 0         560000            0          700000              0         700000
   1000307303     N              N                 0         232000            0          290000         290000         290000
   1000307423     N              N                 0         416000            0          520000         520000         520000
   1000307431     N              N                 0         575200            0          719000         719000         719000
   1000307444     N              N                 0         330400            0          413000         413000         413000
   1000307454     N              N                 0         411200            0          514000         514000         514000
   1000307464     N              N                 0         268400            0          335500         335500         335500
   1000307469     N              N                 0         332000            0          415000         415000         415000
   1000307472     N              N                 0         360000            0          450000         450000         450000
   1000307498     N              N                 0         560000            0          700000              0         700000
   1000307525     N              N                 0         141600            0          177000         177000         177000
   1000307532     N              N                 0         440000            0          550000              0         550000
   1000307548     N              N                 0         240000            0          300000         300000         300000
   1000307600     N              N                 0         198400            0          248000         248000         248000
   1000307608     N              N                 0         348000            0          435000         435000         435000
   1000307678     N              N                 0         251100            0          279000         279000         279000
   1000307685     N              N                 0         512000            0          640000              0         640000
   1000307714     N              N                 0         380000            0          475000         475000         475000
   1000307722     N              N                 0         366000            0          457500         457500         457500
   1000307799     N              N                 0         159200            0          199000         199000         199000
   1000307836     N              N                 0         424000            0          530000         530000         530000
   1000307906     N              N                 0         399200            0          499000         499000         499000
   1000307916     N              N                 0         240000            0          300000         300000         300000
   1000307949     N              N                 0         440000            0          550000         550000         550000
   1000307967     N              N                 0         660000            0          825000              0         825000
   1000307983     N              N                 0         452000            0          565000         565000         565000
   1000308106     N              N                 0         640000            0          800000              0         800000
   1000308111     N              N                 0         164000            0          205000              0         205000
   1000308115     N              N                 0         248000            0          310000         310000         310000
   1000308131     N              N                 0         324000            0          405000         405000         405000
   1000308152     N              N                 0         207200            0          259000         259000         259000
   1000308174     N              N                 0          68800            0           86000          86000          86000
   1000308198     N              N                 0         411200            0          514000         514000         514000
   1000308200     N              N                 0         332000            0          415000              0         415000
   1000308229     N              N                 0         436000            0          545000         545000         545000
   1000308236     N              N                 0          68000            0           85000          85000          85000
   1000308251     N              N                 0         222000            0          277500         277500         277500
   1000308295     N              N                 0         340000            0          400000              0         400000
   1000308313     N              N                 0         336000            0          420000         420000         420000
   1000308341     N              N                 0         255200            0          319000         319000         319000
   1000308374     N              N                 0         204000            0          255000         255000         255000
   1000308384     N              N                 0         164000            0          205000         205000         205000
   1000308438     N              N                 0         492000            0          615000         615000         615000
   1000308460     N              N                 0         492000            0          615000              0         615000
   1000308497     N              N                 0         138400            0          173000         173000         173000
   1000308499     N              N                 0         189200            0          236500              0         236500
   1000308520     N              N                 0         100300            0          118000         118000         118000
   1000308532     N              N                 0         508000            0          635000         635000         635000
   1000308538     N              N                 0         294400            0          368000         368000         368000
   1000308551     N              N                 0         560000            0          700000              0         700000
   1000308606     N              N                 0         207600            0          259500         259500         259500
   1000308610     N              N                 0         300000            0          375000         375000         375000
   1000308644     N              N                 0         448000            0          560000         560000         560000
   1000308673     N              N                 0         548000            0          685000         685000         685000
   1000308681     N              N                 0         177600            0          222000         222000         222000
   1000308701     N              N                 0         600000            0          750000         750000         750000
   1000308707     N              N                 0         400000            0          500000         500000         500000
   1000308711     N              N                 0         356000            0          445000         445000         445000
   1000308712     N              N                 0         220293            0          275367         275367         275367
   1000308721     N              N                 0         339292            0          424115         424115         424115
   1000308741     N              N                 0         438400            0          548000         548000         548000
   1000308754     N              N                 0         585600            0          732000         732000         732000
   1000308781     N              N                 0         189600            0          237000              0         237000
   1000308782     N              N                 0         366400            0          458000         458000         458000
   1000308785     N              N                 0         289600            0          362000         362000         362000
   1000308795     N              N                 0         420000            0          525000         525000         525000
   1000308836     N              N                 0         172000            0          215000         215000         215000
   1000308850     N              N                 0         268000            0          335000         335000         335000
   1000308872     N              N                 0         695840            0          869800         869800         869800
   1000308883     N              N                 0         407200            0          509000         509000         509000
   1000308884     N              N                 0         480000            0          600000              0         600000
   1000308902     N              N                 0         388000            0          485000         485000         485000
   1000308903     N              N                 0         368000            0          460000              0         460000
   1000308917     N              N                 0         224000            0          280000         280000         280000
   1000308933     N              N                 0         164720            0          205900         205900         205900
   1000308941     N              N                 0         313600            0          392000         392000         392000
   1000308971     N              N                 0         200000            0          250000         250000         250000
   1000308973     N              N                 0          96000            0          120000              0         120000
   1000308981     N              N                 0         279000            0          310000         310000         310000
   1000308985     N              N                 0         472676            0          590845         590845         590845
   1000308986     N              N                 0         312000            0          390000         390000         390000
   1000309019     N              N                 0         348000            0          435000         435000         435000
   1000309076     N              N                 0         379120            0          473900         473900         473900
   1000309099     N              N                 0         117840            0          147300         147300         147300
   1000309127     N              N                 0         324000            0          405000         405000         405000
   1000309158     N              N                 0       822435.6            0         1028000              0        1028000
   1000309185     N              N                 0         176000            0          220000              0         220000
   1000309188     N              N                 0         488000            0          610000         610000         610000
   1000309248     N              N                 0         280000            0          350000         350000         350000
   1000309257     N              N                 0         132000            0          165000         165000         165000
   1000309264     N              N                 0         301600            0          377000         377000         377000
   1000309305     N              N                 0         207200            0          259000         259000         259000
   1000309312     N              N                 0         380000            0          475000         475000         475000
   1000309322     N              N                 0         308000            0          385000         385000         385000
   1000309340     N              N                 0         520000            0          650000         670000         650000
   1000309351     N              N                 0         432000            0          540000         540000         540000
   1000309365     N              N                 0         176800            0          221000         221000         221000
   1000309372     N              N                 0         298000            0          372500         372500         372500
   1000309391     N              N                 0         279600            0          349500         349500         349500
   1000309396     N              N                 0         791200            0          989000         989000         989000
   1000309414     N              N                 0         284000            0          355000         355000         355000
   1000309456     N              N                 0         376000            0          470000         470000         470000
   1000309459     N              N                 0         468000            0          585000         585000         585000
   1000309460     N              N                 0         412000            0          515000         515000         515000
   1000309461     N              N                 0         536000            0          670000         670000         670000
   1000309470     N              N                 0         332000            0          415000         415000         415000
   1000309475     N              N                 0         109600            0          137000         137000         137000
   1000309500     N              N                 0         445600            0          557000         557000         557000
   1000309505     N              N                 0         153000            0          180000              0         180000
   1000309512     N              N                 0         285600            0          357000         357000         357000
   1000309531     N              N                 0         220000            0          275000         275000         275000
   1000309535     N              N                 0         352000            0          440000         440000         440000
   1000309538     N              N                 0         144000            0          180000         180000         180000
   1000309556     N              N                 0         524000            0          655000         655000         655000
   1000309592     N              N                 0         203200            0          254000         260000         254000
   1000309596     N              N                 0         420824            0          526029         526029         526029
   1000309601     N              N                 0         186000            0          232500         232500         232500
   1000309606     N              N                 0         660000            0          825000         825000         825000
   1000309609     N              N                 0         172800            0          216000              0         216000
   1000309647     N              N                 0         320000            0          400000         400000         400000
   1000309648     N              N                 0         239992            0          299990         299990         299990
   1000309664     N              N                 0         440000            0          550000         550000         550000
   1000309665     N              N                 0         388000            0          485000         485000         485000
   1000309678     N              N                 0         488000            0          610000         610000         610000
   1000309679     N              N                 0         128800            0          161000              0         161000
   1000309684     N              N                 0         184000            0          230000         230000         230000
   1000309695     N              N                 0         480030            0          600000              0         600000
   1000309725     N              N                 0         210800            0          263500         263500         263500
   1000309733     N              N                 0      674394.99            0          893569         893569         893569
   1000309741     N              N                 0         160000            0          200000         210000         200000
   1000309778     N              N                 0         660000            0          825000              0         825000
   1000309783     N              N                 0         496000            0          620000              0         620000
   1000309817     N              N                 0         208000            0          260000              0         260000
   1000309825     N              N                 0         441600            0          552000         552000         552000
   1000309861     N              N                 0         220000            0          275000         275000         275000
   1000309883     N              N                 0         663973            0          830000              0         830000
   1000309905     N              N                 0         447200            0          559000         559000         559000
   1000309926     N              N                 0         380000            0          475000         475000         475000
   1000309930     N              N                 0         260000            0          325000         325000         325000
   1000309939     N              N                 0         444000            0          555000         555000         555000
   1000309941     N              N                 0         420000            0          525000         525000         525000
   1000309950     N              N                 0         144000            0          180000         180000         180000
   1000309971     N              N                 0         134400            0          168000         168000         168000
   1000309975     N              N                 0         312000            0          390000         390000         390000
   1000309980     N              N                 0         367600            0          459500         459500         459500
   1000310048     N              N                 0         138400            0          173000         173000         173000
   1000310055     N              N                 0         428000            0          535000         535000         535000
   1000310066     N              N                 0         472800            0          591000              0         591000
   1000310068     N              N                 0          82000            0          102500         102500         102500
   1000310087     N              N                 0         147992            0          184990         184990         184990
   1000310120     N              N                 0         356880            0          446100         446100         446100
   1000310156     N              N                 0         336000            0          420000         420000         420000
   1000310257     N              N                 0         164000            0          205000         205000         205000
   1000310260     N              N                 0      452286.79            0          532140         532140         532140
   1000310265     N              N                 0         188000            0          235000              0         235000
   1000310308     N              N                 0         376000            0          470000         470000         470000
   1000310310     N              N                 0         123920            0          154900         154900         154900
   1000310329     N              N                 0         136000            0          170000         170000         170000
   1000310342     N              N                 0         296000            0          370000         370000         370000
   1000310363     N              N                 0         136000            0          170000         170000         170000
   1000310366     N              N                 0         312000            0          390000         390000         390000
   1000310391     N              N                 0         200000            0          250000         250000         250000
   1000310394     N              N                 0         316000            0          395000              0         395000
   1000310407     N              N                 0         240000            0          300000              0         300000
   1000310415     N              N                 0         222712            0          278390         278390         278390
   1000310427     N              N                 0          92000            0          115000         115000         115000
   1000310452     N              N                 0         408000            0          510000              0         510000
   1000310458     N              N                 0         311986            0          390000              0         390000
   1000310510     N              N                 0         231200            0          289000         289000         289000
   1000310514     N              N                 0         216000            0          270000              0         270000
   1000310517     N              N                 0         548000            0          685000              0         685000
   1000310548     N              N                 0         202400            0          253000              0         253000
   1000310557     N              N                 0       750034.5            0          945000         945000         945000
   1000310566     N              N                 0         178080            0          222600         222600         222600
   1000310572     N              N                 0         476000            0          595000         595000         595000
   1000310580     N              N                 0         463050            0          514500         514500         514500
   1000310630     N              N                 0         350600            0          438250         438250         438250
   1000310634     N              N                 0         198400            0          248000              0         248000
   1000310636     N              N                 0         586070            0          732588         732588         732588
   1000310660     N              N                 0         400172            0          500215         500215         500215
   1000310665     N              N                 0         225600            0          282000         282000         282000
   1000310667     N              N                 0         319920            0          399900         399900         399900
   1000310719     N              N                 0         560000            0          700000         700000         700000
   1000310753     N              N                 0         216000            0          270000         270000         270000
   1000310758     N              N                 0         152000            0          190000         190000         190000
   1000310800     N              N                 0         328000            0          410000         410000         410000
   1000310813     N              N                 0         173200            0          216500         216500         216500
   1000310815     N              N                 0         390400            0          488000         488000         488000
   1000310861     N              N                 0         239120            0          298900         298900         298900
   1000310868     N              N                 0         364400            0          455500         455500         455500
   1000310902     N              N                 0         272800            0          341000         341000         341000
   1000310912     N              N                 0         280000            0          350000              0         350000
   1000310915     N              N                 0         508000            0          635000         635000         635000
   1000310919     N              N                 0         712356            0          890445         890445         890445
   1000310953     N              N                 0         158000            0          197500         197500         197500
   1000311017     N              N                 0         574400            0          718000              0         718000
   1000311035     N              N                 0         313480            0          391850         391850         391850
   1000311036     N              N                 0         292000            0          365000         365600         365000
   1000311062     N              N                 0         599920            0          749900         749900         749900
   1000311066     N              N                 0         476000            0          595000         595000         595000
   1000311068     N              N                 0         348000            0          435000              0         435000
   1000311113     N              N                 0         272000            0          340000         340000         340000
   1000311131     N              N                 0         710400            0          888000         888000         888000
   1000311138     N              N                 0         331980            0          440000         440000         440000
   1000311139     N              N                 0         136000            0          170000         170000         170000
   1000311140     N              N                 0         336000            0          420000              0         420000
   1000311143     N              N                 0         280000            0          350000         350000         350000
   1000311211     N              N                 0         520000            0          650000         650000         650000
   1000311221     N              N                 0         350000            0          437500         437500         437500
   1000311260     N              N                 0         719200            0          899000         899000         899000
   1000311266     N              N                 0         304000            0          380000         380000         380000
   1000311272     N              N                 0         156000            0          195000         195000         195000
   1000311298     N              N                 0         420000            0          525000         525000         525000
   1000311306     N              N                 0         472005            0          590000              0         590000
   1000311324     N              N                 0         480000            0          600000         600000         600000
   1000311343     N              N                 0         455600            0          569500         569500         569500
   1000311349     N              N                 0         703943            0          879928         879928         879928
   1000311410     N              N                 0         396800            0          496000         496000         496000
   1000311415     N              N                 0         483200            0          604000              0         604000
   1000311446     N              N                 0         123200            0          154000         154000         154000
   1000311453     N              N                 0         155920            0          194900         194900         194900
   1000311458     N              N                 0         113360            0          141700         141700         141700
   1000311472     N              N                 0         368000            0          460000         460000         460000
   1000311500     N              N                 0         284000            0          355000         355000         355000
   1000311505     N              N                 0         268000            0          335000         335000         335000
   1000311512     N              N                 0         480000            0          600000         600000         600000
   1000311580     N              N                 0         588000            0          735000              0         735000
   1000311582     N              N                 0         378000            0          420000         420000         420000
   1000311592     N              N                 0         488000            0          610000         610000         610000
   1000311598     N              N                 0         304004            0          380000         380000         380000
   1000311607     N              N                 0         263200            0          329000         329000         329000
   1000311622     N              N                 0         444000            0          555000         555000         555000
   1000311705     N              N                 0         344800            0          431000         431000         431000
   1000311706     N              N                 0         342000            0          427500         427500         427500
   1000311708     N              N                 0         548000            0          685000         685000         685000
   1000311718     N              N                 0         366400            0          458000         458000         458000
   1000311753     N              N                 0         207200            0          259000         259000         259000
   1000311762     N              N                 0         227200            0          284000         284000         284000
   1000311770     N              N                 0         237600            0          297000         297000         297000
   1000311774     N              N                 0         116000            0          145000         145000         145000
   1000311777     N              N                 0         412000            0          515000         515000         515000
   1000311780     N              N                 0         620000            0          775000              0         775000
   1000311783     N              N                 0         120000            0          150000         150000         150000
   1000311788     N              N                 0         102320            0          127900         127900         127900
   1000311796     N              N                 0         128000            0          160000         160000         160000
   1000311806     N              N                 0         640000            0          800000              0         800000
   1000311810     N              N                 0         334080            0          417600         417611         417600
   1000311821     N              N                 0         432000            0          540000              0         540000
   1000311828     N              N                 0         444000            0          555000         555000         555000
   1000311829     N              N                 0         676771            0          845963         845963         845963
   1000311833     N              N                 0         193600            0          242000         242000         242000
   1000311859     N              N                 0         344001            0          430000         430000         430000
   1000311946     N              N                 0         740000            0          925000              0         925000
   1000311960     N              N                 0         300000            0          375000         375000         375000
   1000311967     N              N                 0         585000            0          650000              0         650000
   1000311968     N              N                 0         256000            0          320000         320000         320000
   1000311973     N              N                 0         324000            0          405000              0         405000
   1000312010     N              N                 0         280000            0          350000              0         350000
   1000312025     N              N                 0         160000            0          200000         200000         200000
   1000312033     N              N                 0         464000            0          580000         580000         580000
   1000312058     N              N                 0         392000            0          490000         490000         490000
   1000312082     N              N                 0         352000            0          440000         440000         440000
   1000312086     N              N                 0         360000            0          450000         450000         450000
   1000312100     N              N                 0         195920            0          244900         244900         244900
   1000312133     N              N                 0          92800            0          116000         116000         116000
   1000312156     N              N                 0         559920            0          699900         699900         699900
   1000312162     N              N                 0         302400            0          336000              0         336000
   1000312179     N              N                 0         640000            0          800000              0         800000
   1000312224     N              N                 0         428000            0          535000         535000         535000
   1000312230     N              N                 0         279000            0          310000         310000         310000
   1000312238     N              N                 0         392800            0          491000         491000         491000
   1000312259     N              N                 0         284000            0          355000         355000         355000
   1000312266     N              N                 0         224000            0          280000         280000         280000
   1000312267     N              N                 0         367920            0          459900         459900         459900
   1000312271     N              N                 0         136000            0          170000         170000         170000
   1000312276     N              N                 0         228000            0          285000              0         285000
   1000312289     N              N                 0         288000            0          320000         320000         320000
   1000312298     N              N                 0         140480            0          175600         175600         175600
   1000312303     N              N                 0         156000            0          195000         195000         195000
   1000312306     N              N                 0         340000            0          425000         425000         425000
   1000312312     N              N                 0         399200            0          499000         499000         499000
   1000312319     N              N                 0         306000            0          340000              0         340000
   1000312338     N              N                 0         361600            0          452000         452000         452000
   1000312366     N              N                 0         402000            0          502500         502500         502500
   1000312379     N              N                 0         116000            0          145000         145000         145000
   1000312382     N              N                 0         452000            0          565000         565000         565000
   1000312397     N              N                 0         348000            0          435000         435000         435000
   1000312435     N              N                 0         280000            0          350000         350000         350000
   1000312452     N              N                 0         150400            0          188000         188000         188000
   1000312457     N              N                 0       184004.8            0          232000         236000         232000
   1000312460     N              N                 0         548800            0          686000         686000         686000
   1000312464     N              N                 0          92800            0          116000         116000         116000
   1000312467     N              N                 0         260000            0          325000              0         325000
   1000312484     N              N                 0         373119            0          466398         466398         466398
   1000312518     N              N                 0         486392            0          607990         607990         607990
   1000312519     N              N                 0         363200            0          454000         454000         454000
   1000312520     N              N                 0         401600            0          502000         502000         502000
   1000312521     N              N                 0         403999            0          505000         505000         505000
   1000312524     N              N                 0         340000            0          425000         425000         425000
   1000312530     N              N                 0         196000            0          245000              0         245000
   1000312572     N              N                 0         560000            0          700000         700000         700000
   1000312579     N              N                 0         376000            0          470000              0         470000
   1000312584     N              N                 0         512000            0          640000         640000         640000
   1000312597     N              N                 0         324000            0          405000         405000         405000
   1000312615     N              N                 0         648000            0          810000              0         810000
   1000312630     N              N                 0         304000            0          380000         380000         380000
   1000312634     N              N                 0         240000            0          300000         300000         300000
   1000312636     N              N                 0         320000            0          400000         400000         400000
   1000312660     N              N                 0         256000            0          320000         320000         320000
   1000312679     N              N                 0         704995            0          950000              0         950000
   1000312689     N              N                 0         144720            0          180900         180900         180900
   1000312694     N              N                 0         311880            0          389850         389850         389850
   1000312708     N              N                 0         114400            0          143000         143000         143000
   1000312717     N              N                 0         556000            0          695000         695000         695000
   1000312721     N              N                 0         492000            0          615000         615000         615000
   1000312726     N              N                 0         442400            0          553000         553000         553000
   1000312769     N              N                 0         180000            0          225000         225000         225000
   1000312785     N              N                 0          70400            0           88000          88000          88000
   1000312791     N              N                 0         316000            0          395000         395000         395000
   1000312796     N              N                 0         300025            0          375032         375032         375032
   1000312816     N              N                 0         344000            0          430000         430000         430000
   1000312822     N              N                 0         429600            0          537000         537000         537000
   1000312823     N              N                 0         348000            0          435000         435000         435000
   1000312824     N              N                 0         300000            0          375000         375000         375000
   1000312839     N              N                 0         500000            0          625000         625000         625000
   1000312883     N              N                 0         236800            0          296000              0         296000
   1000312889     N              N                 0         304000            0          380000         380000         380000
   1000312897     N              N                 0         479200            0          599000         599000         599000
   1000312914     N              N                 0         540000            0          675000         675000         675000
   1000312941     N              N                 0         292000            0          365000         365000         365000
   1000312970     N              N                 0         462176            0          577720         577720         577720
   1000312981     N              N                 0         228000            0          285000              0         285000
   1000313009     N              N                 0         143920            0          179900         179900         179900
   1000313012     N              N                 0         241600            0          302000         302000         302000
   1000313027     N              N                 0         335998            0          420000              0         420000
   1000313037     N              N                 0         292000            0          365000         365000         365000
   1000313052     N              N                 0         112000            0          140000         140000         140000
   1000313055     N              N                 0         286000            0          357500         357500         357500
   1000313068     N              N                 0         196000            0          245000         245000         245000
   1000313074     N              N                 0         376000            0          470000         470000         470000
   1000313081     N              N                 0         288000            0          360000         360000         360000
   1000313128     N              N                 0       679986.2            0          854000              0         854000
   1000313131     N              N                 0         292000            0          365000         365000         365000
   1000313135     N              N                 0         316000            0          395000         395000         395000
   1000313138     N              N                 0         313600            0          392000         392000         392000
   1000313148     N              N                 0         372000            0          465000         465000         465000
   1000313155     N              N                 0         199200            0          249000         249000         249000
   1000313164     N              N                 0         296000            0          370000         370000         370000
   1000313188     N              N                 0         231920            0          289900         289900         289900
   1000313196     N              N                 0      381514.75            0          423905         423905         423905
   1000313201     N              N                 0         424000            0          530000              0         530000
   1000313203     N              N                 0         880000            0         1100000              0        1100000
   1000313206     N              N                 0         206800            0          258500         258500         258500
   1000313220     N              N                 0         164800            0          206000         206000         206000
   1000313222     N              N                 0         255920            0          319900         319900         319900
   1000313225     N              N                 0         528000            0          660000              0         660000
   1000313237     N              N                 0         204000            0          255000         255000         255000
   1000313249     N              N                 0         540000            0          675000         675000         675000
   1000313262     N              N                 0         423200            0          529000         529000         529000
   1000313263     N              N                 0         336000            0          420000              0         420000
   1000313269     N              N                 0         280000            0          350000         350000         350000
   1000313278     N              N                 0         401600            0          502000         502000         502000
   1000313286     N              N                 0         504000            0          630000         630000         630000
   1000313303     N              N                 0         664000            0          830000              0         830000
   1000313307     N              N                 0         535200            0          669000         669000         669000
   1000313309     N              N                 0         310400            0          388000         388000         388000
   1000313339     N              N                 0         704000            0          880000         880000         880000
   1000313343     N              N                 0         388000            0          485000              0         485000
   1000313346     N              N                 0         243880            0          304850         304850         304850
   1000313347     N              N                 0         440000            0          550000              0         550000
   1000313351     N              N                 0         548000            0          685000         685000         685000
   1000313352     N              N                 0         160000            0          200000         200000         200000
   1000313353     N              N                 0      999966.17            0         1268100              0        1268100
   1000313355     N              N                 0       468824.2            0          586000         586000         586000
   1000313376     N              N                 0         170400            0          213000         213000         213000
   1000313378     N              N                 0         647200            0          809000         809000         809000
   1000313385     N              N                 0         261000            0          290000              0         290000
   1000313398     N              N                 0         304000            0          380000         380000         380000
   1000313409     N              N                 0         460000            0          575000         575000         575000
   1000313415     N              N                 0         816000            0         1020000        1020000        1020000
   1000313417     N              N                 0         428000            0          535000         535000         535000
   1000313430     N              N                 0          95600            0          119500         119500         119500
   1000313441     N              N                 0         173600            0          217000         217000         217000
   1000313452     N              N                 0         105600            0          132000         132000         132000
   1000313454     N              N                 0         584000            0          730000              0         730000
   1000313456     N              N                 0         302320            0          377900         377900         377900
   1000313457     N              N                 0         444000            0          555000         555000         555000
   1000313461     N              N                 0         300800            0          376000         376000         376000
   1000313496     N              N                 0         199200            0          249000         249000         249000
   1000313512     N              N                 0         193410            0          214900         214900         214900
   1000313514     N              N                 0         384000            0          480000         480000         480000
   1000313521     N              N                 0         384000            0          480000         480000         480000
   1000313524     N              N                 0         460000            0          575000              0         575000
   1000313548     N              N                 0         148000            0          185000         185000         185000
   1000313556     N              N                 0         432400            0          540500         540500         540500
   1000313568     N              N                 0         512000            0          640000              0         640000
   1000313572     N              N                 0         299250            0          332500         332500         332500
   1000313599     N              N                 0         368000            0          460000         460000         460000
   1000313614     N              N                 0         226400            0          283000              0         283000
   1000313620     N              N                 0         325200            0          406500         406500         406500
   1000313648     N              N                 0         544000            0          680000         680000         680000
   1000313667     N              N                 0         534560            0          668180         668180         668180
   1000313682     N              N                 0         304000            0          380000         380000         380000
   1000313691     N              N                 0         407200            0          509000              0         509000
   1000313707     N              N                 0         980000            0         1225000        1225000        1225000
   1000313713     N              N                 0         493600            0          617000         617000         617000
   1000313714     N              N                 0       551216.4            0          688990         688990         688990
   1000313716     N              N                 0         288000            0          360000         360000         360000
   1000313718     N              N                 0         229520            0          286900         286900         286900
   1000313745     N              N                 0         765000            0          850000              0         850000
   1000313750     N              N                 0         429600            0          537000         537000         537000
   1000313772     N              N                 0         391200            0          489000         489000         489000
   1000313781     N              N                 0         287360            0          359200         359200         359200
   1000313793     N              N                 0         353600            0          442000              0         442000
   1000313800     N              N                 0         193744            0          242180         242180         242180
   1000313809     N              N                 0         525600            0          657000         657000         657000
   1000313813     N              N                 0         493200            0          548000         548000         548000
   1000313819     N              N                 0         764000            0          955000         955000         955000
   1000313844     N              N                 0         420000            0          525000         525000         525000
   1000313851     N              N                 0         241700            0          302125         302125         302125
   1000313861     N              N                 0         436000            0          545000         545000         545000
   1000313862     N              N                 0         240000            0          300000         300000         300000
   1000313878     N              N                 0         340000            0          425000         425000         425000
   1000313888     N              N                 0         484000            0          605000         605000         605000
   1000313898     N              N                 0         167600            0          209500         209500         209500
   1000313899     N              N                 0         488000            0          610000         610000         610000
   1000313905     N              N                 0         205600            0          257000         257000         257000
   1000313910     N              N                 0         475200            0          594000         594000         594000
   1000313926     N              N                 0         672000            0          840000              0         840000
   1000313933     N              N                 0         388000            0          485000         485000         485000
   1000313952     N              N                 0         380000            0          475000         475000         475000
   1000313987     N              N                 0         240000            0          300000         300000         300000
   1000314012     N              N                 0         336000            0          420000         420000         420000
   1000314017     N              N                 0         568000            0          710000              0         710000
   1000314051     N              N                 0         844000            0         1055000        1055000        1055000
   1000314073     N              N                 0         224002            0          280000         280000         280000
   1000314076     N              N                 0         753760            0          942200         942200         942200
   1000314078     N              N                 0         440000            0          550000         550000         550000
   1000314081     N              N                 0         428000            0          535000         535000         535000
   1000314088     N              N                 0         296000            0          370000         370000         370000
   1000314101     N              N                 0         170400            0          213000         213000         213000
   1000314111     N              N                 0       799969.5            0         1145000              0        1145000
   3000002068     N              N                 0         319200            0          400000         399000         399000
   3000002079     N              N                 0         572000            0          715000         715000         715000
   3000002080     N              N                 0         346800            0          409000         408000         408000
   3000002148     N              N                 0       114480.8            0          150000         143101         143101
   3000002193     N              N                 0         460000            0          575000              0         575000
   3000002342     N              N                 0         271920            0          339900         339900         339900
   3000002488     N              N                 0         199200            0          250000         249000         249000
   3000002536     N              N                 0         235920            0          297000         294900         294900
   3000002967     N              N                 0         208000            0          260000         260000         260000
   3000003003     N              N                 0         349606            0          439000         437007         437007
   3000003014     N              N                 0         536000            0          670000              0         670000
   3000003081     N              N                 0         142331            0          178000              0         178000
   3000003092     N              N                 0         356000            0          445000         445000         445000
   3000003127     N              N                 0         480000            0          600000         600000         600000
   3000003376     N              N                 0         140000            0          180000         175000         175000
   3000003467     N              N                 0         440000            0          550000              0         550000
   3000003537     N              N                 0         160000            0          200000         200000         200000
   3000003548     N              N                 0         192000            0          240000         240000         240000
   3000003640     N              N                 0         269600            0          337000              0         337000
   3000003684     N              N                 0         343200            0          429000         429000         429000
   3000003822     N              N                 0         308000            0          385000         385000         385000
   3000004219     N              N                 0         248720            0          310900         310900         310900
   3000004220     N              N                 0         208000            0          260000              0         260000
   3000004561     N              N                 0         280000            0          350000         350000         350000
   3000004652     N              N                 0         750055            0          950000              0         950000
   3000004674     N              N                 0         440000            0          550000              0         550000
   3000004732     N              N                 0         117572            0          153000         146965         146965
   3000004914     N              N                 0         455200            0          571000         569000         569000
   3000005027     N              N                 0         444000            0          555000         555000         555000
   3000005107     N              N                 0         207920            0          268000         259900         259900
   3000005185     N              N                 0         368000            0          464000         460000         460000
   3000005221     N              N                 0      247220.02            0          362000         312710         312710
   3000005345     N              N                 0         150900            0          187900         187900         187900
   3000005458     N              N                 0         207057            0          260000         258733         258733
   3000005492     N              N                 0         100000            0          125000              0         125000
   3000005595     N              N                 0         294300            0          338900         327000         327000
   3000006051     N              N                 0         110800            0          140000         138500         138500
   3000006084     N              N                 0         329600            0          412000              0         412000
   3000006404     N              N                 0         320000            0          405000         400000         400000
   3000006415     N              N                 0         470400            0          600000         588000         588000
   3000006493     N              N                 0      263398.27            0          329330         329810         329330
   3000006778     N              N                 0         256000            0          320000         320000         320000
   3000007132     N              N                 0         688000            0          860000         860000         860000
   3000007256     N              N                 0      479522.08            0          599400         599400         599400
   3000007290     N              N                 0         140000            0          176000         175000         175000
   3000007392     N              N                 0         536000            0          670000         670000         670000
   3000007461     N              N                 0         384000            0          480000         480000         480000
   3000007508     N              N                 0         215200            0          269000              0         269000
   3000007564     N              N                 0         202400            0          253000         253000         253000
   3000007575     N              N                 0         500000            0          625000         625000         625000
   3000007688     N              N                 0         167200            0          209000              0         209000
   3000007871     N              N                 0         267200            0          335000         334000         334000
   3000007906     N              N                 0         336455            0          438000         420568         420568
   3000007928     N              N                 0         420000            0          525000         525000         525000
   3000008122     N              N                 0         306600            0          385000         383250         383250
   3000008326     N              N                 0          97748            0          123000         122185         122185
   3000008359     N              N                 0         207992            0          267000         259990         259990
   3000008406     N              N                 0         314500            0          370000              0         370000
   3000008462     N              N                 0         427200            0          562300         534000         534000
   3000008656     N              N                 0         188000            0          235000         235000         235000
   3000008907     N              N                 0         440000            0          550000         550000         550000
   3000009145     N              N                 0         511200            0          660000         639000         639000
   3000009167     N              N                 0         116760            0          150000         145950         145950
   3000009361     N              N                 0         158400            0          198000              0         198000
   3000009372     N              N                 0         112000            0          140000              0         140000
   3000009566     N              N                 0         479920            0          600000         599900         599900
   3000009726     N              N                 0         144000            0          180000              0         180000
   3000009748     N              N                 0         156000            0          195000              0         195000
   3000009931     N              N                 0         135150            0          159000         159000         159000
   3000010104     N              N                 0         123200            0          154000         154000         154000
   3000010160     N              N                 0         520000            0          650000              0         650000
   3000010240     N              N                 0         170000            0          217000         212500         212500
   3000010319     N              N                 0         572000            0          715000              0         715000
   3000010499     N              N                 0         328000            0          410000         410000         410000
   3000010605     N              N                 0         280000            0          350000         350000         350000
   3000010638     N              N                 0         360000            0          450000         450000         450000
   3000010694     N              N                 0         148000            0          185000         185000         185000
   3000010821     N              N                 0         122800            0          156000         153500         153500
   3000010865     N              N                 0         384000            0          480000         480000         480000
   3000010912     N              N                 0         520000            0          650000         650000         650000
   3000010945     N              N                 0          60800            0           76000          76000          76000
   3000011070     N              N                 0         576000            0          720000              0         720000
   3000011229     N              N                 0         195600            0          244500         244500         244500
   3000011310     N              N                 0         288000            0          360000         360000         360000
   3000011423     N              N                 0         521600            0          652000              0         652000
   3000011445     N              N                 0         184000            0          235000         230000         230000
   3000011478     N              N                 0         283500            0          315000              0         315000
   3000011559     N              N                 0         696246            0          875000         870307         870307
   3000011617     N              N                 0         200000            0          250000         250000         250000
   3000011720     N              N                 0         349600            0          437000         437000         437000
   3000012004     N              N                 0         367200            0          460000         459000         459000
   3000012015     N              N                 0         200000            0          255000         250000         250000
   3000012264     N              N                 0         155736            0          209000         194670         194670
   3000012275     N              N                 0         130040            0          165000         162550         162550
   3000012322     N              N                 0         152800            0          191000         191000         191000
   3000012823     N              N                 0         465000            0          555000              0         555000
   3000012867     N              N                 0         400000            0          500000         500000         500000
   3000012878     N              N                 0         644000            0          805000         805000         805000
   3000013425     N              N                 0         332000            0          430000         415000         415000
   3000013470     N              N                 0         184000            0          230000         230000         230000
   3000013620     N              N                 0         454400            0          568000              0         568000
   3000013686     N              N                 0         264000            0          340000         330000         330000
   3000013711     N              N                 0         184000            0          230000         230000         230000
   3000013824     N              N                 0         284328            0          355410         355410         355410
   3000014153     N              N                 0         221000            0          260000         260000         260000
   3000014200     N              N                 0         228000            0          285000         285000         285000
   3000014459     N              N                 0         392000            0          494000         490000         490000
   3000014621     N              N                 0         232000            0          290000         295000         290000
   3000014665     N              N                 0         742400            0          950000         928000         928000
   3000014698     N              N                 0         280000            0          350000         350000         350000
   3000014825     N              N                 0         156000            0          195000         195000         195000
   3000015176     N              N                 0         639936            0          800000         799920         799920
   3000015347     N              N                 0         191920            0          243000         239900         239900
   3000015449     N              N                 0         350400            0          438000         438000         438000
   3000015928     N              N                 0         592000            0          740000              0         740000
   3000016086     N              N                 0         165600            0          207000         207000         207000
   3000016941     N              N                 0         133600            0          176000         167000         167000
   3000017361     N              N                 0         372000            0          465000              0         465000
   3000017500     N              N                 0         448000            0          560000         570000         560000
   3000017613     N              N                 0         375992            0          469990         469990         469990
   3000017668     N              N                 0         364000            0          455000              0         455000
   3000017679     N              N                 0         400000            0          500000         500000         500000
   3000017920     N              N                 0         400000            0          500000         500000         500000
   3000018011     N              N                 0         176000            0          220000         220000         220000
   3000018830     N              N                 0         284000            0          355000              0         355000
   3000018841     N              N                 0         384000            0          480000              0         480000
   3000018965     N              N                 0         508800            0          636000         636000         636000
   3000018998     N              N                 0         279920            0          350000         349900         349900
   3000019045     N              N                 0         484000            0          605000         605000         605000
   3000019158     N              N                 0         377600            0          472000         472000         472000
   3000019465     N              N                 0         231920            0          294000         289900         289900
   3000019524     N              N                 0         191250            0          234000         225000         225000
   3000019728     N              N                 0         304000            0          400500         380000         380000
   3000019739     N              N                 0         139492            0          175000         174364         174364
   3000019740     N              N                 0         274800            0          343500         347000         343500
   3000020037     N              N                 0         508000            0          635000              0         635000
   3000020377     N              N                 0         464000            0          580000              0         580000
   3000020561     N              N                 0         228000            0          285000         285000         285000
   3000020914     N              N                 0         264000            0          400000         330000         330000
   3000020925     N              N                 0          99200            0          140000         124000         124000
   3000021016     N              N                 0         172000            0          215000         215000         215000
   3000021378     N              N                 0         491920            0          620000         614900         614900
   3000021711     N              N                 0         207200            0          259000         265000         259000
   3000021904     N              N                 0         500000            0          625000         625000         625000
   3000022574     N              N                 0         148000            0          185000         185000         185000
   3000022858     N              N                 0         184000            0          232000         230000         230000
   3000023154     N              N                 0         648000            0          825000         810000         810000
   3000023622     N              N                 0         183200            0          230000         229000         229000
   3000023859     N              N                 0         208000            0          260000         260000         260000
   3000024623     N              N                 0         248000            0          323000         310000         310000
   3000024678     N              N                 0         416000            0          520000         520000         520000
   3000024930     N              N                 0         190400            0          240000         238000         238000
   3000025269     N              N                 0         391200            0          491000         489000         489000
   3000025327     N              N                 0         240000            0          309000         300000         300000
   3000025588     N              N                 0         460800            0          576000              0         576000
   3000025704     N              N                 0         488000            0          615000         610000         610000
   3000025840     N              N                 0         194400            0          243000              0         243000
   3000025895     N              N                 0         201600            0          260000         252000         252000
   3000025975     N              N                 0         230400            0          288000         288000         288000
   3000026180     N              N                 0         164000            0          205000         205000         205000
   3000026248     N              N                 0         124000            0          155000              0         155000
   3000027090     N              N                 0         728800            0          911000         911000         911000
   3000027227     N              N                 0         216000            0          274000         270000         270000
   3000027318     N              N                 0         423200            0          529000         529000         529000
   3000027999     N              N                 0         248000            0          310000         310000         310000
   3000028126     N              N                 0         156000            0          215000         195000         195000
   3000028581     N              N                 0      357776.48            0          470000         447200         447200
   3000028876     N              N                 0         264000            0          330000         330000         330000
   3000029003     N              N                 0         322400            0          403000         403000         403000
   3000030288     N              N                 0         416000            0          520000         520000         520000
   3000030585     N              N                 0         522000            0          592000         580000         580000
   3000031531     N              N                 0         228000            0          285000         285000         285000
   3000031586     N              N                 0         216000            0          270000         270000         270000
   3000031848     N              N                 0         134800            0          169000         168500         168500
   3000032177     N              N                 0         330000            0          415000         412500         412500
   3000032337     N              N                 0         194400            0          244000         243000         243000
   3000033361     N              N                 0         399920            0          512000         499900         499900
   3000035012     N              N                 0         270400            0          338000         338000         338000
   3000035023     N              N                 0      316829.25            0          400000         397500         397500
   3100005642     N              N                 0         266400            0          333000         333000         333000
   3100005744     N              N                 0         351200            0          441000         439000         439000
   3100012696     N              N                 0         460000            0          590000         575000         575000
   5000003027     N              N                 0         116000            0          145000         145000         145000
   5000003035     N              N                 0         196350            0          231000         231000         231000
   5000003542     N              N                 0         149331            0          186663         186663         186663
   5000003546     N              N                 0         332000            0          415000         415000         415000
   5000003557     N              N                 0         153000            0          170000         170000         170000
   5000003560     N              N                 0         116000            0          145000         145000         145000
   5000172274     N              N                 0         232000            0          290000         290000         290000
   5000173302     N              N                 0         448000            0          560000              0         560000
   5000174829     N              N                 0         256000            0          320000              0         320000
   5000174897     N              N                 0         198400            0          248000              0         248000
   5000175811     N              N                 0         237832            0          297290         297290         297290
   5000176357     N              N                 0         359200            0          449000         449000         449000
   5000180978     N              N                 0         368006            0          460000              0         460000
   5000182005     N              N                 0         367200            0          459000         459000         459000
   5000182096     N              N                 0         197600            0          247000         247000         247000
   5000184300     N              N                 0         297600            0          372000              0         372000
   5000184898     N              N                 0         124820            0          156025         156025         156025
   5000185594     N              N                 0         104000            0          130000              0         130000
   5000185794     N              N                 0         508500            0          565000         565000         565000
   5000186693     N              N                 0         331600            0          414500         414500         414500
   5000187019     N              N                 0         135000            0          150000              0         150000
   5000188035     N              N                 0         139256            0          174070         174070         174070
   5000188072     N              N                 0         313200            0          348000         348000         348000
   5000188104     N              N                 0         148410            0          164900         164900         164900
   5000188857     N              N                 0         188000            0          235000              0         235000
   5000188884     N              N                 0         440000            0          550000         550000         550000
   5000188928     N              N                 0          99600            0          124500         124500         124500
   5000188958     N              N                 0         126400            0          158000         158000         158000
   5000189054     N              N                 0         178500            0          210000         210000         210000
   5000189448     N              N                 0         136800            0          171000         171000         171000
   5000189608     N              N                 0         287920            0          359900         359900         359900
   5000189725     N              N                 0          93415            0          116769         116769         116769
   5000189740     N              N                 0         117900            0          131000         131000         131000
   5000189749     N              N                 0         310500            0          345000         345000         345000
   5000189779     N              N                 0         124000            0          155000              0         155000
   5000189866     N              N                 0         108000            0          120000              0         120000
   5000189875     N              N                 0         135000            0          150000              0         150000
   5000189893     N              N                 0         368000            0          460000         460000         460000
   5000189930     N              N                 0         324000            0          360000              0         360000
   5000190283     N              N                 0         164700            0          183000         183000         183000
   5000190315     N              N                 0         116176            0          145220         145220         145220
   5000190326     N              N                 0         119200            0          149000         149000         149000
   5000190484     N              N                 0         149600            0          187000         187000         187000
   5000190581     N              N                 0         340000            0          425000         425000         425000
   5000190681     N              N                 0         156800            0          196000         196000         196000
   5000190802     N              N                 0         356400            0          396000              0         396000
   5000191069     N              N                 0         148800            0          186000         186000         186000
   5000191091     N              N                 0         109800            0          122000              0         122000
   5000191137     N              N                 0          63360            0           79200          79200          79200
   5000191348     N              N                 0         233600            0          292000         292000         292000
   5000191376     N              N                 0          85600            0          107000         107000         107000
   5000191447     N              N                 0         142400            0          178000         178000         178000
   5000191462     N              N                 0         128800            0          161000         161000         161000
   5000191513     N              N                 0         127200            0          159000              0         159000
   5000191680     N              N                 0         302400            0          378000         378000         378000
   5000191722     N              N                 0         163800            0          182000         182000         182000
   5000191803     N              N                 0         276000            0          345000              0         345000
   5000191880     N              N                 0         348000            0          435000         435000         435000
   5000191882     N              N                 0         115200            0          144000         144000         144000
   5000191935     N              N                 0         101600            0          127000         127000         127000
   5000191959     N              N                 0         270000            0          300000         300000         300000
   5000191984     N              N                 0         254400            0          318000         318000         318000
   5000192169     N              N                 0         292000            0          365000         365000         365000
   5000192187     N              N                 0         211500            0          235000              0         235000
   5000192227     N              N                 0         172000            0          215000              0         215000
   5000192245     N              N                 0         124200            0          138000         138000         138000
   5000192334     N              N                 0         143968            0          179960         179960         179960
   5000192427     N              N                 0          86700            0          102000              0         102000
   5000192503     N              N                 0         320000            0          400000         400000         400000
   5000192513     N              N                 0         120000            0          150000              0         150000
   5000192616     N              N                 0         108000            0          135000         135000         135000
   5000192702     N              N                 0         315196            0          394003         394003         394003
   5000192808     N              N                 0         344700            0          383000         383000         383000
   5000192923     N              N                 0         211500            0          235000              0         235000
   5000192956     N              N                 0         396000            0          495000         495000         495000
   5000192962     N              N                 0         126400            0          158000         158000         158000
   5000192967     N              N                 0         402800            0          503500         503500         503500
   5000192972     N              N                 0          79050            0           93000          93000          93000
   5000192975     N              N                 0         180000            0          200000              0         200000
   5000193188     N              N                 0         340000            0          425000         425000         425000
   5000193362     N              N                 0         139410            0          154900         154900         154900
   5000193529     N              N                 0         324000            0          405000         405000         405000
   5000193593     N              N                 0         112000            0          140000         140000         140000
   5000193596     N              N                 0         116000            0          145000         145000         145000
   5000193676     N              N                 0         151200            0          189000              0         189000
   5000193717     N              N                 0         164000            0          205000              0         205000
   5000193972     N              N                 0         216000            0          270000         270000         270000
   5000194027     N              N                 0        56001.9            0           79000          79000          79000
   5000194031     N              N                 0         135440            0          169300         169300         169300
   5000194070     N              N                 0         151120            0          188900         188900         188900
   5000194078     N              N                 0         220800            0          276000         276000         276000
   5000194111     N              N                 0         198400            0          248000         248000         248000
   5000194188     N              N                 0         119700            0          133000         133000         133000
   5000194381     N              N                 0         162400            0          203000         206000         203000
   5000194427     N              N                 0         156800            0          196000              0         196000
   5000194577     N              N                 0         112500            0          125000              0         125000
   5000194651     N              N                 0       153007.5            0          175000              0         175000
   5000194669     N              N                 0         608000            0          760000              0         760000
   5000194690     N              N                 0       250410.4            0          314000              0         314000
   5000194848     N              N                 0         143600            0          179500         179500         179500
   5000194857     N              N                 0         228000            0          285000         285000         285000
   5000194906     N              N                 0         295200            0          328000         328000         328000
   5000194927     N              N                 0         176000            0          220000         220000         220000
   5000195038     N              N                 0         166600            0          196000         196000         196000
   5000195200     N              N                 0         140400            0          156000         156000         156000
   5000195272     N              N                 0         105750            0          117500         117500         117500
   5000195360     N              N                 0         400000            0          500000         500000         500000
   5000195361     N              N                 0          96800            0          121000              0         121000
   5000195505     N              N                 0         750000            0          937500         937500         937500
   5000195689     N              N                 0         176000            0          220000         220000         220000
   5000195716     N              N                 0         376000            0          470000         470000         470000
   5000195753     N              N                 0         186400            0          233000         233000         233000
   5000195847     N              N                 0         176000            0          220000         220000         220000
   5000195968     N              N                 0         204720            0          255900         255900         255900
   5000195985     N              N                 0         186000            0          232500         232500         232500
   5000196061     N              N                 0         264000            0          330000         330000         330000
   5000196093     N              N                 0         568000            0          710000              0         710000
   5000196147     N              N                 0         207920            0          259900         259900         259900
   5000196163     N              N                 0         200000            0          250000         250000         250000
   5000196167     N              N                 0         153000            0          170000         170000         170000
   5000196188     N              N                 0         190000            0          237500              0         237500
   5000196223     N              N                 0         212000            0          265000         265000         265000
   5000196257     N              N                 0         211500            0          235000              0         235000
   5000196269     N              N                 0         128000            0          160000         160000         160000
   5000196364     N              N                 0         148000            0          185000         185000         185000
   5000196421     N              N                 0         184000            0          230000              0         230000
   5000196456     N              N                 0         184000            0          230000         230000         230000
   5000196506     N              N                 0         208000            0          260000         260000         260000
   5000196641     N              N                 0       142064.5            0          157850         157850         157850
   5000196659     N              N                 0         149400            0          166000         166000         166000
   5000196694     N              N                 0         256000            0          320000              0         320000
   5000196706     N              N                 0         200000            0          250000         250000         250000
   5000196755     N              N                 0         516000            0          645000         645000         645000
   5000196760     N              N                 0         119920            0          149900         149900         149900
   5000196773     N              N                 0          90800            0          113500         113500         113500
   5000196786     N              N                 0         168000            0          210000         210000         210000
   5000196847     N              N                 0         179920            0          224900         224900         224900
   5000196876     N              N                 0         438400            0          548000         548019         548000
   5000197013     N              N                 0         337600            0          422000         422000         422000
   5000197073     N              N                 0         324000            0          360000         360000         360000
   5000197134     N              N                 0         247668            0          309586         309586         309586
   5000197174     N              N                 0         445200            0          556500         556500         556500
   5000197238     N              N                 0         360000            0          450000              0         450000
   5000197266     N              N                 0         121920            0          152400         152400         152400
   5000197298     N              N                 0         195600            0          244500         244500         244500
   5000197333     N              N                 0         136045            0          170056         170056         170056
   5000197345     N              N                 0         160000            0          200000              0         200000
   5000197435     N              N                 0          99000            0          110000         110000         110000
   5000197662     N              N                 0         107920            0          134900         134900         134900
   5000197726     N              N                 0         320000            0          400000         400000         400000
   5000197759     N              N                 0         130400            0          163000              0         163000
   5000197771     N              N                 0         120000            0          150000         150000         150000
   5000197794     N              N                 0         288000            0          320000         320000         320000
   5000197817     N              N                 0          96800            0          121000              0         121000
   5000197820     N              N                 0         161500            0          190000         190000         190000
   5000197824     N              N                 0         105300            0          117000              0         117000
   5000197833     N              N                 0         600000            0          750000              0         750000
   5000197856     N              N                 0         103600            0          129500         129500         129500
   5000197860     N              N                 0      189259.41            0          236900         236900         236900
   5000197870     N              N                 0         136720            0          170900         170900         170900
   5000197907     N              N                 0         108000            0          135000         135000         135000
   5000197927     N              N                 0         146672            0          183340         183340         183340
   5000197957     N              N                 0         124000            0          155000         155000         155000
   5000198105     N              N                 0         101520            0          126900         126900         126900
   5000198190     N              N                 0         310754            0          388445         388445         388445
   5000198203     N              N                 0         208000            0          260000         260000         260000
   5000198230     N              N                 0          65600            0           82000              0          82000
   5000198246     N              N                 0         112000            0          140000         142475         140000
   5000198327     N              N                 0         200002            0          255000              0         255000
   5000198395     N              N                 0         380000            0          475000         475000         475000
   5000198411     N              N                 0         124000            0          155000              0         155000
   5000198433     N              N                 0         216000            0          270000         270000         270000
   5000198452     N              N                 0         104000            0          130000         130000         130000
   5000198519     N              N                 0         164000            0          205000         205000         205000
   5000198522     N              N                 0         360000            0          400000         490000         400000
   5000198560     N              N                 0         112520            0          140650         140650         140650
   5000198566     N              N                 0         168800            0          211000              0         211000
   5000198569     N              N                 0         110400            0          138000         138000         138000
   5000198578     N              N                 0         148400            0          185500         185500         185500
   5000198630     N              N                 0         264000            0          330000         330000         330000
   5000198684     N              N                 0          89600            0          114600         114600         114600
   5000198694     N              N                 0         215880            0          269850         269850         269850
   5000198737     N              N                 0         132000            0          165000         165000         165000
   5000198749     N              N                 0         169504            0          211880         211880         211880
   5000198756     N              N                 0         130500            0          145000         151208         145000
   5000198773     N              N                 0         532601            0          665751         665751         665751
   5000198782     N              N                 0         233600            0          292000         292000         292000
   5000198854     N              N                 0         194584            0          243230         243230         243230
   5000198895     N              N                 0         557192            0          696490         696490         696490
   5000198953     N              N                 0         153600            0          192000         192000         192000
   5000199084     N              N                 0         108000            0          135000         135000         135000
   5000199098     N              N                 0         138400            0          173000         173000         173000
   5000199146     N              N                 0         125600            0          157000         157000         157000
   5000199182     N              N                 0         512000            0          640000         640000         640000
   5000199202     N              N                 0         136400            0          170500         170500         170500
   5000199205     N              N                 0         149600            0          187000              0         187000
   5000199212     N              N                 0         192000            0          240000         240000         240000
   5000199313     N              N                 0         100350            0          111500         111500         111500
   5000199330     N              N                 0         312000            0          390000              0         390000
   5000199374     N              N                 0         228000            0          285000         285000         285000
   5000199431     N              N                 0          87920            0          109900         109900         109900
   5000199449     N              N                 0       557990.5            0          619990         619990         619990
   5000199484     N              N                 0         160000            0          200000         200000         200000
   5000199507     N              N                 0          92000            0          115000         115000         115000
   5000199561     N              N                 0         200000            0          250000              0         250000
   5000199564     N              N                 0         110400            0          138000              0         138000
   5000199580     N              N                 0       364725.5            0          405250         405250         405250
   5000199628     N              N                 0         164000            0          205000              0         205000
   5000199635     N              N                 0         632000            0          790000         790000         790000
   5000199646     N              N                 0         500000            0          625000         625000         625000
   5000199705     N              N                 0      110524.25            0          138155         138155         138155
   5000199735     N              N                 0         233600            0          292000         292000         292000
   5000199740     N              N                 0         215200            0          269000              0         269000
   5000199745     N              N                 0         164000            0          205000              0         205000
   5000199758     N              N                 0         191920            0          239900         239900         239900
   5000199792     N              N                 0         220000            0          275000         275000         275000
   5000199808     N              N                 0         468000            0          520000              0         520000
   5000199840     N              N                 0         113600            0          142000              0         142000
   5000199864     N              N                 0         208000            0          260000              0         260000
   5000199893     N              N                 0         149600            0          187000              0         187000
   5000199895     N              N                 0         288000            0          360000         360000         360000
   5000199918     N              N                 0         131992            0          164990         164990         164990
   5000199962     N              N                 0         298800            0          332000         332000         332000
   5000199971     N              N                 0         445600            0          557000              0         557000
   5000200003     N              N                 0         152000            0          190000              0         190000
   5000200012     N              N                 0         369000            0          410000              0         410000
   5000200017     N              N                 0         104538            0          130672         130672         130672
   5000200024     N              N                 0       408004.5            0          515000         515000         515000
   5000200042     N              N                 0         216000            0          270000              0         270000
   5000200055     N              N                 0         139841            0          155379         155379         155379
   5000200066     N              N                 0         496080            0          620100         620100         620100
   5000200103     N              N                 0         520000            0          650000         650000         650000
   5000200141     N              N                 0         125600            0          157000         157000         157000
   5000200154     N              N                 0         104465            0          122900         122900         122900
   5000200199     N              N                 0         344000            0          430000         430000         430000
   5000200209     N              N                 0         203800            0          254750         254750         254750
   5000200231     N              N                 0         375200            0          469000         469000         469000
   5000200245     N              N                 0         245600            0          307000         307000         307000
   5000200257     N              N                 0         140000            0          175000         175000         175000
   5000200283     N              N                 0         720000            0          900000         900000         900000
   5000200305     N              N                 0         164000            0          205000         205000         205000
   5000200316     N              N                 0         214400            0          268000         268000         268000
   5000200324     N              N                 0         182400            0          228000         228000         228000
   5000200367     N              N                 0         388000            0          485000              0         485000
   5000200412     N              N                 0         232000            0          290000         290000         290000
   5000200420     N              N                 0         366400            0          458000         458000         458000
   5000200462     N              N                 0         332000            0          415000              0         415000
   5000200505     N              N                 0         317600            0          397000         397000         397000
   5000200506     N              N                 0          79600            0           99500          99500          99500
   5000200516     N              N                 0         196800            0          246000         246000         246000
   5000200522     N              N                 0         112000            0          140000         140000         140000
   5000200543     N              N                 0         287920            0          359900         359900         359900
   5000200572     N              N                 0         112000            0          140000         140000         140000
   5000200579     N              N                 0         160000            0          200000              0         200000
   5000200590     N              N                 0          91600            0          114500              0         114500
   5000200600     N              N                 0         184025            0          216500         216500         216500
   5000200687     N              N                 0          76000            0           95000          95000          95000
   5000200704     N              N                 0         140000            0          175000         175000         175000
   5000200745     N              N                 0         608000            0          760000         760000         760000
   5000200776     N              N                 0         165960            0          207450         207450         207450
   5000200779     N              N                 0         480000            0          600000         600000         600000
   5000200824     N              N                 0         131760            0          164700         164700         164700
   5000200848     N              N                 0          87906            0          109883         109883         109883
   5000200849     N              N                 0          96000            0          120000         120000         120000
   5000200890     N              N                 0         173953            0          217442         217442         217442
   5000200976     N              N                 0         324000            0          405000         405000         405000
   5000200986     N              N                 0         189000            0          236250         236250         236250
   5000201010     N              N                 0         212000            0          265000              0         265000
   5000201020     N              N                 0         200000            0          250000              0         250000
   5000201029     N              N                 0         137600            0          172000              0         172000
   5000201048     N              N                 0          82400            0          103000         103000         103000
   5000201061     N              N                 0         180000            0          225000         225000         225000
   5000201070     N              N                 0         612000            0          765000         765000         765000
   5000201073     N              N                 0          96800            0          121000         121000         121000
   5000201095     N              N                 0         128800            0          161000         161000         161000
   5000201096     N              N                 0         259200            0          324000         324000         324000
   5000201101     N              N                 0         168000            0          210000         210000         210000
   5000201119     N              N                 0         107600            0          134500         134500         134500
   5000201142     N              N                 0         116000            0          145000         145000         145000
   5000201160     N              N                 0         284000            0          355000         355000         355000
   5000201172     N              N                 0         125840            0          157300         157300         157300
   5000201192     N              N                 0         230032            0          287540         287540         287540
   5000201218     N              N                 0         151200            0          189000         189000         189000
   5000201225     N              N                 0         153600            0          192000         192000         192000
   5000201230     N              N                 0         132800            0          166000         166000         166000
   5000201243     N              N                 0         174280            0          217850         217850         217850
   5000201290     N              N                 0         292000            0          365000         365000         365000
   5000201296     N              N                 0         256000            0          320000         320000         320000
   5000201298     N              N                 0         135920            0          169900         169900         169900
   5000201309     N              N                 0         102000            0          127500         127500         127500
   5000201314     N              N                 0         128000            0          160000         160000         160000
   5000201315     N              N                 0         500000            0          625000         625000         625000
   5000201318     N              N                 0          96720            0          120900         120900         120900
   5000201340     N              N                 0         447200            0          559000         559000         559000
   5000201347     N              N                 0         232000            0          290000         290000         290000
   5000201353     N              N                 0         156000            0          195000              0         195000
   5000201354     N              N                 0       267993.6            0          336000         336000         336000
   5000201363     N              N                 0          73040            0           91300          91300          91300
   5000201407     N              N                 0         135000            0          150000         150000         150000
   5000201419     N              N                 0         107920            0          134900         134900         134900
   5000201460     N              N                 0          94400            0          118000         118000         118000
   5000201465     N              N                 0         104884            0          131105         131105         131105
   5000201469     N              N                 0         116000            0          145000         145000         145000
   5000201480     N              N                 0         148500            0          165000         165000         165000
   5000201498     N              N                 0       236466.2            0       295582.75      295582.75      295582.75
   5000201501     N              N                 0         538400            0          673000              0         673000
   5000201557     N              N                 0         264000            0          330000         330000         330000
   5000201571     N              N                 0         134320            0          167900         167900         167900
   5000201586     N              N                 0         345600            0          432000         432000         432000
   5000201587     N              N                 0         179600            0          224500         224500         224500
   5000201652     N              N                 0         161600            0          202000              0         202000
   5000201683     N              N                 0         503990            0          629990         629990         629990
   5000201687     N              N                 0         136000            0          170000         170000         170000
   5000201694     N              N                 0         101600            0          127000         127000         127000
   5000201707     N              N                 0         384000            0          480000              0         480000
   5000201709     N              N                 0         280000            0          350000              0         350000
   5000201717     N              N                 0         176000            0          220000         220000         220000
   5000201718     N              N                 0          91920            0          114900         114900         114900
   5000201721     N              N                 0         142800            0          178500         178500         178500
   5000201773     N              N                 0         119600            0          149500         149500         149500
   5000201782     N              N                 0         296000            0          370000         370000         370000
   5000201799     N              N                 0       130166.4            0          162708         162708         162708
   5000201852     N              N                 0         360000            0          400000         400000         400000
   5000201862     N              N                 0         121573            0          151967         151967         151967
   5000201869     N              N                 0         237200            0          296500         296500         296500
   5000201888     N              N                 0         198400            0          248000         248000         248000
   5000201938     N              N                 0         328000            0          410000              0         410000
   5000201946     N              N                 0          66320            0           82900          82900          82900
   5000201956     N              N                 0          97600            0          122000         122000         122000
   5000201975     N              N                 0         500000            0          625000         625000         625000
   5000202126     N              N                 0         560000            0          700000         700000         700000
   5000202140     N              N                 0         135200            0          169000         169000         169000
   5000202162     N              N                 0         168000            0          210000         210000         210000
   5000202167     N              N                 0         228000            0          285000         285000         285000
   5000202172     N              N                 0         351200            0          439000         439000         439000
   5000202216     N              N                 0         208000            0          260000         260000         260000
   5000202218     N              N                 0         344000            0          430000         430000         430000
   5000202249     N              N                 0         184000            0          230000         230000         230000
   5000202280     N              N                 0         380000            0          475000              0         475000
   5000202290     N              N                 0         205600            0          257000              0         257000
   5000202329     N              N                 0         156280            0          195350         195350         195350
   5000202335     N              N                 0         112000            0          140000         140000         140000
   5000202349     N              N                 0         164000            0          205000         205000         205000
   5000202368     N              N                 0      198408.86            0          252735         252735         252735
   5000202374     N              N                 0         372000            0          465000         465000         465000
   5000202401     N              N                 0          85200            0          106500              0         106500
   5000202404     N              N                 0         247717            0          309646         309646         309646
   5000202424     N              N                 0         280000            0          350000         350000         350000
   5000202484     N              N                 0         108162            0          135202         135202         135202
   5000202504     N              N                 0         148000            0          185000         185000         185000
   5000202548     N              N                 0          93600            0          117000         117000         117000
   5000202553     N              N                 0         125200            0          156500         156500         156500
   5000202554     N              N                 0         136000            0          170000              0         170000
   5000202595     N              N                 0         107200            0          134000              0         134000
   5000202597     N              N                 0         168000            0          210000         210000         210000
   5000202620     N              N                 0         358400            0          448000         448000         448000
   5000202645     N              N                 0         196000            0          245000         245000         245000
   5000202671     N              N                 0         123920            0          154900         154900         154900
   5000202676     N              N                 0         171840            0          214800         214800         214800
   5000202689     N              N                 0          66800            0           83500          83500          83500
   5000202716     N              N                 0         208000            0          260000              0         260000
   5000202755     N              N                 0         299760            0          374700         374700         374700
   5000202760     N              N                 0         259920            0          324900         324900         324900
   5000202797     N              N                 0         165018            0          206272         206272         206272
   5000202821     N              N                 0         134400            0          168000              0         168000
   5000202831     N              N                 0         111600            0          139500         139500         139500
   5000202836     N              N                 0         169600            0          212000         212000         212000
   5000202839     N              N                 0         108000            0          135000         135000         135000
   5000202848     N              N                 0         240000            0          300000         300000         300000
   5000202854     N              N                 0         312000            0          390000              0         390000
   5000202876     N              N                 0         600000            0          750000         750000         750000
   5000202886     N              N                 0         181600            0          227000         227000         227000
   5000202897     N              N                 0         488000            0          610000         610000         610000
   5000202908     N              N                 0         320000            0          400000         400000         400000
   5000202957     N              N                 0         212000            0          265000         265000         265000
   5000202973     N              N                 0         151920            0          189900         189900         189900
   5000202980     N              N                 0         492000            0          615000         615000         615000
   5000202985     N              N                 0         142320            0          177900         177900         177900
   5000203028     N              N                 0         189600            0          237000              0         237000
   5000203065     N              N                 0         540000            0          675000              0         675000
   5000203082     N              N                 0         115200            0          144000         144000         144000
   5000203089     N              N                 0         309520            0          386900         386900         386900
   5000203103     N              N                 0         500000            0          625000              0         625000
   5000203108     N              N                 0         125800            0          157250         157250         157250
   5000203131     N              N                 0         245600            0          307000              0         307000
   5000203144     N              N                 0         134400            0          168000              0         168000
   5000203235     N              N                 0       220007.5            0          275000              0         275000
   5000203257     N              N                 0         188000            0          235000         235000         235000
   5000203268     N              N                 0      295276.75            0          328085         328085         328085
   5000203333     N              N                 0         272000            0          340000         340000         340000
   5000203343     N              N                 0         110400            0          138000         138000         138000
   5000203399     N              N                 0          87360            0          109200         109200         109200
   5000203408     N              N                 0         182624            0          228280         228280         228280
   5000203416     N              N                 0         208000            0          260000         260000         260000
   5000203426     N              N                 0         103200            0          129000         129000         129000
   5000203431     N              N                 0         480000            0          600000              0         600000
   5000203437     N              N                 0         110400            0          138000         138000         138000
   5000203444     N              N                 0         292500            0          325000              0         325000
   5000203463     N              N                 0          89200            0          111500         111500         111500
   5000203468     N              N                 0         312000            0          390000         390000         390000
   5000203490     N              N                 0         151920            0          189900         189900         189900
   5000203496     N              N                 0         188000            0          235000              0         235000
   5000203516     N              N                 0         456000            0          570000         570000         570000
   5000203518     N              N                 0         207920            0          259900         259900         259900
   5000203519     N              N                 0         270000            0          300000              0         300000
   5000203529     N              N                 0         287392            0          359240         359240         359240
   5000203552     N              N                 0         152380            0          190475         190475         190475
   5000203562     N              N                 0         139120            0          173900         173900         173900
   5000203590     N              N                 0         196720            0          245900         245900         245900
   5000203600     N              N                 0         319200            0          399000         399000         399000
   5000203644     N              N                 0         189600            0          237000         237000         237000
   5000203657     N              N                 0         184000            0          230000         230000         230000
   5000203670     N              N                 0         220050            0          244500         244500         244500
   5000203681     N              N                 0         188000            0          235000         235000         235000
   5000203693     N              N                 0         165600            0          207000         207000         207000
   5000203714     N              N                 0         130400            0          163000         163000         163000
   5000203729     N              N                 0          95760            0          119700         119700         119700
   5000203742     N              N                 0         196000            0          245000         245000         245000
   5000203744     N              N                 0         280000            0          350000         350000         350000
   5000203764     N              N                 0         220800            0          276000         276000         276000
   5000203768     N              N                 0         128000            0          160000         160000         160000
   5000203784     N              N                 0         359200            0          449000         449000         449000
   5000203790     N              N                 0         360000            0          450000         450000         450000
   5000203842     N              N                 0         750025            0          950000              0         950000
   5000203846     N              N                 0         164253            0          205316         205316         205316
   5000203851     N              N                 0         170265            0          200315         200315         200315
   5000203864     N              N                 0         381600            0          477000         477000         477000
   5000203866     N              N                 0         205275            0          241500         241500         241500
   5000203918     N              N                 0         239200            0          299000         299000         299000
   5000203946     N              N                 0         128000            0          160000              0         160000
   5000203954     N              N                 0         156000            0          195000         195000         195000
   5000203967     N              N                 0          94067            0          117584         117584         117584
   5000203972     N              N                 0         228000            0          285000         285000         285000
   5000203973     N              N                 0         355500            0          395000              0         395000
   5000203985     N              N                 0         173600            0          217000         217000         217000
   5000203988     N              N                 0          92000            0          115000         115000         115000
   5000203990     N              N                 0         152000            0          190000         190400         190000
   5000203998     N              N                 0         144000            0          180000         180000         180000
   5000204016     N              N                 0         174000            0          217500         217500         217500
   5000204026     N              N                 0         360020            0          450000              0         450000
   5000204070     N              N                 0         104000            0          130000         130000         130000
   5000204090     N              N                 0         166400            0          208000         208000         208000
   5000204163     N              N                 0         156000            0          195000         195000         195000
   5000204176     N              N                 0         164000            0          205000         205000         205000
   5000204189     N              N                 0         244000            0          305000         305000         305000
   5000204208     N              N                 0         127840            0          159800         159800         159800
   5000204212     N              N                 0         508000            0          635000         635000         635000
   5000204228     N              N                 0         120000            0          150000         150000         150000
   5000204245     N              N                 0         140000            0          175000              0         175000
   5000204248     N              N                 0         192000            0          240000              0         240000
   5000204254     N              N                 0       149992.4            0          188000              0         188000
   5000204284     N              N                 0         100000            0          125000              0         125000
   5000204285     N              N                 0         132916            0          166145         166145         166145
   5000204291     N              N                 0         356000            0          445000         445000         445000
   5000204295     N              N                 0         132000            0          165000         165000         165000
   5000204329     N              N                 0         114080            0          142600         142600         142600
   5000204357     N              N                 0         116358            0          145447         145447         145447
   5000204365     N              N                 0          85600            0          107000         107000         107000
   5000204393     N              N                 0         136000            0          170000         170000         170000
   5000204410     N              N                 0         552000            0          690000              0         690000
   5000204412     N              N                 0         288000            0          360000         360000         360000
   5000204414     N              N                 0         156000            0          195000         195000         195000
   5000204456     N              N                 0         205200            0          256500         265000         256500
   5000204466     N              N                 0         231920            0          289900         289900         289900
   5000204467     N              N                 0         188800            0          236000              0         236000
   5000204475     N              N                 0       251186.6            0          313993         313993         313993
   5000204483     N              N                 0         316000            0          395000         395000         395000
   5000204511     N              N                 0         100000            0          125000         125000         125000
   5000204534     N              N                 0         242250            0          285000              0         285000
   5000204580     N              N                 0         156000            0          195000         195000         195000
   5000204605     N              N                 0         155600            0          194500         194500         194500
   5000204626     N              N                 0         170000            0          200000              0         200000
   5000204637     N              N                 0         235200            0          294000         294000         294000
   5000204658     N              N                 0         125600            0          157000              0         157000
   5000204666     N              N                 0         800008            0         1020000              0        1020000
   5000204680     N              N                 0          97200            0          121500         121500         121500
   5000204700     N              N                 0          62880            0           78600          78600          78600
   5000204754     N              N                 0         241600            0          302000         302000         302000
   5000204772     N              N                 0          80000            0          100000         100000         100000
   5000204788     N              N                 0         140400            0          156000         156000         156000
   5000204851     N              N                 0       385250.2            0          428056              0         428056
   5000204872     N              N                 0         136800            0          171000         171000         171000
   5000204973     N              N                 0         148800            0          186000         186000         186000
   5000204992     N              N                 0         184000            0          230000         230000         230000
   5000205002     N              N                 0         160650            0          189000              0         189000
   5000205004     N              N                 0         624000            0          780000              0         780000
   5000205045     N              N                 0         174400            0          218000         218000         218000
   5000205051     N              N                 0         360000            0          450000         450000         450000
   5000205053     N              N                 0         360000            0          450000         450000         450000
   5000205064     N              N                 0         169600            0          212000         212000         212000
   5000205115     N              N                 0         152000            0          190000              0         190000
   5000205178     N              N                 0       149607.3            0          187000              0         187000
   5000205183     N              N                 0          71040            0           88800          88800          88800
   5000205195     N              N                 0         252000            0          315000         315000         315000
   5000205254     N              N                 0         142000            0          177500         177500         177500
   5000205277     N              N                 0         178400            0          223000         223000         223000
   5000205316     N              N                 0         103920            0          129900         129900         129900
   5000205369     N              N                 0         436000            0          545000         545900         545000
   5000205388     N              N                 0         188000            0          235000         235000         235000
   5000205447     N              N                 0          88972            0          111216         111216         111216
   5000205465     N              N                 0         487984            0          640000         640000         640000
   5000205468     N              N                 0         118400            0          148000         148000         148000
   5000205505     N              N                 0         152000            0          190000         190000         190000
   5000205541     N              N                 0         216000            0          270000         270000         270000
   5000205580     N              N                 0          96000            0          120000         120000         120000
   5000205586     N              N                 0          85160            0          106450         106450         106450
   5000205599     N              N                 0         154400            0          193000         193000         193000
   5000205643     N              N                 0         120000            0          150000         150000         150000
   5000205670     N              N                 0          91375            0          107500         107500         107500
   5000205893     N              N                 0          76000            0           95000          95000          95000
   5000205958     N              N                 0         322400            0          403000         403000         403000
   5000205966     N              N                 0         368000            0          460000         460000         460000
   5000206402     N              N                 0         220000            0          275000         275000         275000
   6000000596     N              N                 0         136000            0          170000         170000         170000
   6000000626     N              N                 0         128000            0          160000         170000         160000
   6000000638     N              N                 0         238400            0          298000         298000         298000
   6000000642     N              N                 0         143920            0          179900         179900         179900
   6000001306     N              N                 0          72000            0           90000          90000          90000
   6000001316     N              N                 0         199920            0          249900         249900         249900
   6000001318     N              N                 0         560000            0          700000         700000         700000
   6000179732     N              N                 0         265600            0          332000              0         332000
   6000182458     N              N                 0         206000            0          257500         257500         257500
   6000182512     N              N                 0         133600            0          167000         167000         167000
   6000184747     N              N                 0         305600            0          382000         382000         382000
   6000186006     N              N                 0         376000            0          470000         470000         470000
   6000187633     N              N                 0       108459.5            0          120510         120510         120510
   6000188111     N              N                 0         576000            0          720000         720000         720000
   6000188806     N              N                 0         151110            0          167900         167900         167900
   6000191231     N              N                 0         198400            0          248000              0         248000
   6000191483     N              N                 0         264000            0          330000         330000         330000
   6000192242     N              N                 0         488000            0          610000         610000         610000
   6000192590     N              N                 0         126000            0          140000         140000         140000
   6000193180     N              N                 0         169336            0          199218         199218         199218
   6000194783     N              N                 0         373540            0          466924         466924         466924
   6000194951     N              N                 0         147200            0          184000         184000         184000
   6000195274     N              N                 0      400705.65            0          445227         445227         445227
   6000195495     N              N                 0         153000            0          170000         170000         170000
   6000195998     N              N                 0         117000            0          130000              0         130000
   6000196143     N              N                 0         121600            0          152000         152000         152000
   6000196513     N              N                 0         200000            0          250000         250000         250000
   6000196583     N              N                 0         191250            0          225000         225000         225000
   6000196621     N              N                 0         424000            0          530000         530000         530000
   6000196637     N              N                 0         371200            0          464000         464000         464000
   6000196790     N              N                 0          53200            0           66500          66500          66500
   6000196842     N              N                 0         183200            0          229000              0         229000
   6000196894     N              N                 0         231300            0          257000         257000         257000
   6000197214     N              N                 0         240000            0          300000         300000         300000
   6000197408     N              N                 0         392000            0          490000         490000         490000
   6000197583     N              N                 0         139920            0          174900         174900         174900
   6000197623     N              N                 0         122400            0          153000         153000         153000
   6000197843     N              N                 0         118320            0          147900         147900         147900
   6000198007     N              N                 0         236000            0          295000         295000         295000
   6000198075     N              N                 0         263200            0          329000         329000         329000
   6000198137     N              N                 0         233910            0          259900         259900         259900
   6000198176     N              N                 0         203400            0          226000              0         226000
   6000198221     N              N                 0         548000            0          685000         685000         685000
   6000198271     N              N                 0         188000            0          235000         235000         235000
   6000198414     N              N                 0         248000            0          310000         310000         310000
   6000198453     N              N                 0         161840            0          202300         202300         202300
   6000198559     N              N                 0         152100            0          169000         169000         169000
   6000198582     N              N                 0          88000            0          110000         110000         110000
   6000198647     N              N                 0         132720            0          165900         165900         165900
   6000198825     N              N                 0         198320            0          247900         247900         247900
   6000198837     N              N                 0         704000            0          880000         880000         880000
   6000198891     N              N                 0         385200            0          428000         428000         428000
   6000199007     N              N                 0         101700            0          113000              0         113000
   6000199176     N              N                 0         184800            0          231000         231000         231000
   6000199271     N              N                 0         103360            0          129200         129200         129200
   6000199272     N              N                 0         126000            0          140000         140000         140000
   6000199352     N              N                 0          99200            0          124000         124000         124000
   6000199390     N              N                 0         226000            0          282500         282500         282500
   6000199483     N              N                 0         164880            0          183200              0         183200
   6000199558     N              N                 0         127200            0          159000         159000         159000
   6000199644     N              N                 0         112800            0          141000         141000         141000
   6000199712     N              N                 0         320000            0          400000              0         400000
   6000199818     N              N                 0         197378            0          246722         246722         246722
   6000199839     N              N                 0         391500            0          435000              0         435000
   6000200236     N              N                 0         383200            0          479000         479000         479000
   6000200358     N              N                 0         212000            0          265000              0         265000
   6000200374     N              N                 0          99900            0          111000         111000         111000
   6000200424     N              N                 0         225000            0          250000         250000         250000
   6000200479     N              N                 0         256000            0          320000              0         320000
   6000200483     N              N                 0         120000            0          150000              0         150000
   6000200565     N              N                 0         262400            0          328000         328000         328000
   6000200620     N              N                 0         439920            0          549900         549900         549900
   6000200897     N              N                 0         100000            0          125000         125000         125000
   6000200951     N              N                 0         121520            0          151900         151900         151900
   6000200965     N              N                 0         126400            0          158000              0         158000
   6000201115     N              N                 0         280000            0          350000         350000         350000
   6000201123     N              N                 0         115434            0          128260         128260         128260
   6000201130     N              N                 0         540000            0          675000         675000         675000
   6000201180     N              N                 0         121500            0          135000         135000         135000
   6000201233     N              N                 0         223200            0          279000         279000         279000
   6000201267     N              N                 0       140497.6            0          156108         156108         156108
   6000201271     N              N                 0         195750            0          217500         217500         217500
   6000201293     N              N                 0         119610            0          132900         132900         132900
   6000201301     N              N                 0         631920            0          789900         789900         789900
   6000201315     N              N                 0         188080            0          235100         235100         235100
   6000201396     N              N                 0         123200            0          154000         154000         154000
   6000201405     N              N                 0         132210            0          146900         146900         146900
   6000201567     N              N                 0         136000            0          170000              0         170000
   6000201572     N              N                 0         391500            0          435000              0         435000
   6000201585     N              N                 0         112000            0          140000              0         140000
   6000201694     N              N                 0         185400            0          206000         206000         206000
   6000201749     N              N                 0         270000            0          300000         300000         300000
   6000201820     N              N                 0         217200            0          271500         271500         271500
   6000201888     N              N                 0         184000            0          230000         230000         230000
   6000201936     N              N                 0         154615            0          181900         181900         181900
   6000202035     N              N                 0         310500            0          345000         345000         345000
   6000202060     N              N                 0         292000            0          365000         365000         365000
   6000202094     N              N                 0         147200            0          184000         184000         184000
   6000202117     N              N                 0       749988.5            0          835000              0         835000
   6000202277     N              N                 0         292800            0          366000         367000         366000
   6000202322     N              N                 0         117000            0          130000         130000         130000
   6000202440     N              N                 0         260000            0          325000         325000         325000
   6000202452     N              N                 0         115120            0          143900         143900         143900
   6000202464     N              N                 0         182949            0          228687         228687         228687
   6000202489     N              N                 0         152000            0          190000         190000         190000
   6000202550     N              N                 0         337450            0          397000         397000         397000
   6000202552     N              N                 0         240000            0          300000         300000         300000
   6000202568     N              N                 0         256000            0          320000         320000         320000
   6000202612     N              N                 0         102636            0          128295         128295         128295
   6000202641     N              N                 0         139500            0          155000              0         155000
   6000202696     N              N                 0         152432            0          179332         179332         179332
   6000202745     N              N                 0          63920            0           79900          79900          79900
   6000202752     N              N                 0         369600            0          462000              0         462000
   6000202792     N              N                 0         256500            0          285000              0         285000
   6000202826     N              N                 0         300000            0          375000         375000         375000
   6000202846     N              N                 0       323954.5            0          359950         359950         359950
   6000202856     N              N                 0         172000            0          215000         215000         215000
   6000202888     N              N                 0         318651            0          410000         410000         410000
   6000202898     N              N                 0         115200            0          128000         128000         128000
   6000202923     N              N                 0         196000            0          245000         245000         245000
   6000202930     N              N                 0         163800            0          182000         182000         182000
   6000203000     N              N                 0         172000            0          215000              0         215000
   6000203053     N              N                 0         250000            0          312500         312500         312500
   6000203103     N              N                 0         632000            0          790000         790000         790000
   6000203203     N              N                 0          78222            0           97777          97777          97777
   6000203207     N              N                 0         112800            0          141000         145250         141000
   6000203214     N              N                 0         176000            0          220000              0         220000
   6000203300     N              N                 0         332800            0          416000         416000         416000
   6000203306     N              N                 0         256500            0          285000         285000         285000
   6000203312     N              N                 0         201600            0          252000         252000         252000
   6000203317     N              N                 0         508000            0          635000              0         635000
   6000203372     N              N                 0         300112            0          375140         375140         375140
   6000203482     N              N                 0         200000            0          250000         250000         250000
   6000203523     N              N                 0         116000            0          145000         145000         145000
   6000203648     N              N                 0          95920            0          119900         122000         119900
   6000203744     N              N                 0         316160            0          395200         395200         395200
   6000203777     N              N                 0         156720            0          195900              0         195900
   6000203808     N              N                 0         222300            0          247000              0         247000
   6000203810     N              N                 0      166642.15            0          185157         185157         185157
   6000203819     N              N                 0         119200            0          149000              0         149000
   6000203863     N              N                 0         200000            0          250000         250000         250000
   6000203913     N              N                 0         452000            0          565000         565000         565000
   6000204070     N              N                 0         159920            0          199900         199900         199900
   6000204077     N              N                 0         103050            0          114500         114500         114500
   6000204087     N              N                 0         540000            0          675000         675000         675000
   6000204114     N              N                 0       116073.5            0          128970         128970         128970
   6000204196     N              N                 0         189600            0          237000         237000         237000
   6000204280     N              N                 0         308000            0          385000              0         385000
   6000204317     N              N                 0         216000            0          270000              0         270000
   6000204327     N              N                 0          91920            0          114900         114900         114900
   6000204404     N              N                 0         269520            0          336900         336900         336900
   6000204411     N              N                 0         146200            0          172000         172000         172000
   6000204476     N              N                 0          96000            0          120000         120000         120000
   6000204548     N              N                 0         113120            0          141400         141400         141400
   6000204617     N              N                 0         204000            0          255000              0         255000
   6000204639     N              N                 0         173015            0          216268         216268         216268
   6000204665     N              N                 0         216092            0          270115         275000         270115
   6000204762     N              N                 0         255920            0          319900         319900         319900
   6000204790     N              N                 0         274392            0          342990         342990         342990
   6000204818     N              N                 0         264000            0          330000         330000         330000
   6000204845     N              N                 0         336000            0          420000         420000         420000
   6000204857     N              N                 0         476012            0          595000         595000         595000
   6000204878     N              N                 0         431120            0          538900         538900         538900
   6000204896     N              N                 0         276000            0          345000         345000         345000
   6000204926     N              N                 0         204000            0          255000         255000         255000
   6000204973     N              N                 0         171200            0          214000         214000         214000
   6000204990     N              N                 0         256800            0          321000              0         321000
   6000205000     N              N                 0         346500            0          385000         385000         385000
   6000205012     N              N                 0         220000            0          275000         275000         275000
   6000205022     N              N                 0         319200            0          399000         399000         399000
   6000205079     N              N                 0         184000            0          230000         230000         230000
   6000205144     N              N                 0         172000            0          215000         215000         215000
   6000205166     N              N                 0         429270            0          536587         536587         536587
   6000205318     N              N                 0         114400            0          143000              0         143000
   6000205335     N              N                 0         352000            0          440000         440000         440000
   6000205371     N              N                 0       131997.3            0          165444         165444         165444
   6000205440     N              N                 0         323200            0          404000              0         404000
   6000205460     N              N                 0         101600            0          127000         127000         127000
   6000205469     N              N                 0         144000            0          180000         180000         180000
   6000205475     N              N                 0         648000            0          810000         810000         810000
   6000205591     N              N                 0         296800            0          371000         371000         371000
   6000205600     N              N                 0         196000            0          245000         245000         245000
   6000205687     N              N                 0         255200            0          319000              0         319000
   6000205700     N              N                 0       141592.8            0          177000              0         177000
   6000205708     N              N                 0         159600            0          199500         199500         199500
   6000205721     N              N                 0         274500            0          305000         305000         305000
   6000205809     N              N                 0         495000            0          550000              0         550000
   6000205826     N              N                 0         102510            0          120600         120600         120600
   6000205873     N              N                 0         117600            0          147000         147000         147000
   6000205924     N              N                 0         118000            0          147500         147500         147500
   6000205930     N              N                 0         122000            0          152500         152500         152500
   6000206014     N              N                 0         204000            0          255000              0         255000
   6000206063     N              N                 0         140000            0          175000         175000         175000
   6000206064     N              N                 0         128000            0          160000         160000         160000
   6000206068     N              N                 0         139200            0          174000         174000         174000
   6000206070     N              N                 0         312000            0          390000         390000         390000
   6000206078     N              N                 0         316000            0          395000         395000         395000
   6000206087     N              N                 0         158400            0          198000         198000         198000
   6000206133     N              N                 0         151385            0          178100         178100         178100
   6000206135     N              N                 0         105400            0          124000         124000         124000
   6000206157     N              N                 0         236000            0          295000         295000         295000
   6000206213     N              N                 0         132000            0          165000         165000         165000
   6000206224     N              N                 0         288000            0          320000         320000         320000
   6000206227     N              N                 0         224000            0          280000         280000         280000
   6000206295     N              N                 0         211920            0          264900         264900         264900
   6000206484     N              N                 0         640000            0          800000              0         800000
   6000206507     N              N                 0         337600            0          422000         428000         422000
   6000206590     N              N                 0         228480            0          285600         285600         285600
   6000206699     N              N                 0         133024            0          166280         166280         166280
   6000206729     N              N                 0         602000            0          752500              0         752500
   6000206739     N              N                 0         292500            0          325000         325000         325000
   6000206744     N              N                 0         100000            0          125000         125000         125000
   6000206809     N              N                 0         319200            0          399000         399000         399000
   6000206837     N              N                 0         504000            0          560000              0         560000
   6000206847     N              N                 0         315350            0          371000         371000         371000
   6000206934     N              N                 0         244000            0          305000         305000         305000
   6000206964     N              N                 0         108000            0          135000              0         135000
   6000207042     N              N                 0         230000            0          287500         287500         287500
   6000207125     N              N                 0      159900.01            0          199900         199900         199900
   6000207168     N              N                 0         196000            0          245000         245000         245000
   6000207201     N              N                 0         144000            0          180000         180000         180000
   6000207218     N              N                 0         388000            0          485000              0         485000
   6000207229     N              N                 0         652000            0          815000         815000         815000
   6000207239     N              N                 0         112000            0          140000         140000         140000
   6000207325     N              N                 0          94400            0          118000         118000         118000
   6000207330     N              N                 0         268000            0          335000         335000         335000
   6000207338     N              N                 0         369000            0          410000              0         410000
   6000207349     N              N                 0         119600            0          149500         149500         149500
   6000207392     N              N                 0         173600            0          217000         217000         217000
   6000207393     N              N                 0         200000            0          250000         250000         250000
   6000207435     N              N                 0         666000            0          740000         740000         740000
   6000207509     N              N                 0         252000            0          315000         315000         315000
   6000207545     N              N                 0         274400            0          343000         343000         343000
   6000207551     N              N                 0         210400            0          263000         263000         263000
   6000207606     N              N                 0         208000            0          260000         260000         260000
   6000207648     N              N                 0         720000            0          900000         900000         900000
   6000207717     N              N                 0         129600            0          162000         162000         162000
   6000207721     N              N                 0         189200            0          236500         236500         236500
   6000207735     N              N                 0         219200            0          274000         274000         274000
   6000207771     N              N                 0         295200            0          369000         369000         369000
   6000207811     N              N                 0         138400            0          173000         173000         173000
   6000207831     N              N                 0         254400            0          318000         318000         318000
   6000207835     N              N                 0         124000            0          155000         155000         155000
   6000207870     N              N                 0         100000            0          125000         125000         125000
   6000207917     N              N                 0         671200            0          839000         839000         839000
   6000207965     N              N                 0         114400            0          143000         143000         143000
   6000207977     N              N                 0         133600            0          167000         167000         167000
   6000207990     N              N                 0         253800            0          282000         282000         282000
   6000207997     N              N                 0         268000            0          335000         335000         335000
   6000208003     N              N                 0         196000            0          245000         245000         245000
   6000208037     N              N                 0         240000            0          300000         300000         300000
   6000208048     N              N                 0         404000            0          505000         505000         505000
   6000208049     N              N                 0         332800            0          416000              0         416000
   6000208066     N              N                 0         316000            0          395000              0         395000
   6000208075     N              N                 0         109920            0          137400         137400         137400
   6000208087     N              N                 0         364000            0          455000         455000         455000
   6000208094     N              N                 0         144000            0          180000         180000         180000
   6000208124     N              N                 0         119200            0          149000         149000         149000
   6000208151     N              N                 0         103233            0          121450         121450         121450
   6000208152     N              N                 0         267200            0          334000              0         334000
   6000208229     N              N                 0         102080            0          127600         127600         127600
   6000208245     N              N                 0         737953            0          922441         922441         922441
   6000208290     N              N                 0          98800            0          123500         123500         123500
   6000208321     N              N                 0         229600            0          287000         287000         287000
   6000208327     N              N                 0         324000            0          405000         405000         405000
   6000208462     N              N                 0         296800            0          371000         371000         371000
   6000208477     N              N                 0         218400            0          273000         273000         273000
   6000208510     N              N                 0         199200            0          249000         249900         249000
   6000208516     N              N                 0         100215            0          117900         117900         117900
   6000208546     N              N                 0         325350            0          361500         361500         361500
   6000208583     N              N                 0         304000            0          380000         380000         380000
   6000208584     N              N                 0         196800            0          246000         246000         246000
   6000208587     N              N                 0         230400            0          288000         288000         288000
   6000208591     N              N                 0         120000            0          150000         150000         150000
   6000208630     N              N                 0         175120            0          218900         218900         218900
   6000208654     N              N                 0         100300            0          118000         118000         118000
   6000208682     N              N                 0         168000            0          210000              0         210000
   6000208703     N              N                 0          99920            0          124900         124900         124900
   6000208706     N              N                 0         308000            0          385000         385000         385000
   6000208729     N              N                 0         368000            0          460000         460000         460000
   6000208736     N              N                 0         134400            0          168000         168000         168000
   6000208754     N              N                 0         128800            0          161000         161000         161000
   6000208755     N              N                 0         300000            0          375000         375000         375000
   6000208760     N              N                 0         444000            0          555000         555000         555000
   6000208764     N              N                 0          99000            0          110000         110000         110000
   6000208770     N              N                 0         216000            0          270000         270000         270000
   6000208774     N              N                 0         207920            0          259900         259900         259900
   6000208779     N              N                 0         660000            0          825000              0         825000
   6000208787     N              N                 0         120000            0          150000         155000         150000
   6000208848     N              N                 0         141600            0          177000              0         177000
   6000208855     N              N                 0         120000            0          150000         150000         150000
   6000208859     N              N                 0       283323.5            0          354170         354170         354170
   6000208886     N              N                 0         193600            0          242000              0         242000
   6000208893     N              N                 0         212000            0          265000         265000         265000
   6000208908     N              N                 0         520000            0          650000         650000         650000
   6000208913     N              N                 0         102000            0          120000         120000         120000
   6000208925     N              N                 0         296000            0          370000         370000         370000
   6000209048     N              N                 0         199920            0          249900         249900         249900
   6000209058     N              N                 0         396000            0          495000         495000         495000
   6000209065     N              N                 0         360000            0          450000         450000         450000
   6000209071     N              N                 0         216000            0          270000              0         270000
   6000209078     N              N                 0         378000            0          420000              0         420000
   6000209082     N              N                 0         274500            0          305000         305000         305000
   6000209088     N              N                 0         116000            0          145000         145000         145000
   6000209100     N              N                 0         272800            0          341000         341000         341000
   6000209114     N              N                 0         128000            0          160000              0         160000
   6000209115     N              N                 0         187200            0          234000         234000         234000
   6000209236     N              N                 0         284000            0          355000         355000         355000
   6000209304     N              N                 0         188000            0          235000              0         235000
   6000209318     N              N                 0         237200            0          296500         296500         296500
   6000209337     N              N                 0         197600            0          247000         247000         247000
   6000209379     N              N                 0         237355            0          296694         296694         296694
   6000209396     N              N                 0         235920            0          294900         294900         294900
   6000209403     N              N                 0          88560            0          110700         110700         110700
   6000209404     N              N                 0         176000            0          220000         220000         220000
   6000209410     N              N                 0         114110            0          142637         142637         142637
   6000209415     N              N                 0         302400            0          378000         378000         378000
   6000209418     N              N                 0         229500            0          270000         270000         270000
   6000209429     N              N                 0         336800            0          421000              0         421000
   6000209444     N              N                 0         152000            0          190000              0         190000
   6000209457     N              N                 0         208000            0          260000         260000         260000
   6000209484     N              N                 0         114000            0          142500         142500         142500
   6000209493     N              N                 0          96000            0          120000         120000         120000
   6000209516     N              N                 0         440000            0          550000         550000         550000
   6000209521     N              N                 0         239920            0          299900         299900         299900
   6000209538     N              N                 0         236000            0          295000         295000         295000
   6000209568     N              N                 0         167200            0          209000         209000         209000
   6000209572     N              N                 0         692800            0          866000              0         866000
   6000209582     N              N                 0         128000            0          160000         160000         160000
   6000209594     N              N                 0         106396            0          132995         132995         132995
   6000209631     N              N                 0         114400            0          143000         143000         143000
   6000209634     N              N                 0         149200            0          186500         186500         186500
   6000209644     N              N                 0         280000            0          350000         350000         350000
   6000209646     N              N                 0         157600            0          197000         197000         197000
   6000209677     N              N                 0         344000            0          430000         430000         430000
   6000209691     N              N                 0         124000            0          155000         155000         155000
   6000209772     N              N                 0         102850            0          121000         121000         121000
   6000209803     N              N                 0         112616            0          140770         140770         140770
   6000209842     N              N                 0         228800            0          286000              0         286000
   6000209856     N              N                 0         552000            0          690000         690000         690000
   6000209902     N              N                 0         102320            0          127900         127900         127900
   6000209920     N              N                 0         180000            0          225000         225000         225000
   6000209944     N              N                 0         198400            0          248000         248000         248000
   6000209947     N              N                 0         104001            0          130000         130000         130000
   6000209951     N              N                 0         208800            0          261000         261000         261000
   6000209969     N              N                 0         245600            0          307000         307000         307000
   6000210037     N              N                 0         328000            0          410000         410000         410000
   6000210040     N              N                 0         179200            0          224000              0         224000
   6000210041     N              N                 0         376000            0          470000              0         470000
   6000210042     N              N                 0         101600            0          127000         127000         127000
   6000210056     N              N                 0         199600            0          249500         249500         249500
   6000210060     N              N                 0         172000            0          215000         215000         215000
   6000210095     N              N                 0         107112            0          133890         133890         133890
   6000210098     N              N                 0         228000            0          285000         285000         285000
   6000210103     N              N                 0         172720            0          215900         215900         215900
   6000210203     N              N                 0         720000            0          900000         900000         900000
   6000210250     N              N                 0         108000            0          135000         135000         135000
   6000210255     N              N                 0         120800            0          151000         151000         151000
   6000210272     N              N                 0         218400            0          273000              0         273000
   6000210284     N              N                 0          95920            0          119900         119900         119900
   6000210307     N              N                 0         304300            0          358000         358000         358000
   6000210340     N              N                 0         140000            0          175000         175000         175000
   6000210403     N              N                 0       545480.5            0          681850         681850         681850
   6000210466     N              N                 0         142294            0          167405         167405         167405
   6000210467     N              N                 0         408000            0          510000         510000         510000
   6000210476     N              N                 0       231205.9            0          289000         289000         289000
   6000210514     N              N                 0         140250            0          165000         165000         165000
   6000210516     N              N                 0         405600            0          507000         507000         507000
   6000210517     N              N                 0         221600            0          277000         277000         277000
   6000210540     N              N                 0         188000            0          235000         235000         235000
   6000210557     N              N                 0         200000            0          250000         250000         250000
   6000210561     N              N                 0         112240            0          140300         140300         140300
   6000210563     N              N                 0          80000            0          100000         110000         100000
   6000210575     N              N                 0          76000            0           95000          95000          95000
   6000210594     N              N                 0         122400            0          153000         153000         153000
   6000210614     N              N                 0         196000            0          245000         245000         245000
   6000210617     N              N                 0         360000            0          450000         450000         450000
   6000210627     N              N                 0         152000            0          190000         190000         190000
   6000210641     N              N                 0         166320            0          207900         207900         207900
   6000210682     N              N                 0         183200            0          229000         229000         229000
   6000210800     N              N                 0         105000            0          131250         131250         131250
   6000210811     N              N                 0         310500            0          345000         345000         345000
   6000210814     N              N                 0         348000            0          435000         435000         435000
   6000210817     N              N                 0         102400            0          128000         128000         128000
   6000210823     N              N                 0         119200            0          149000         152000         149000
   6000210861     N              N                 0         224000            0          280000         280000         280000
   6000210879     N              N                 0         105600            0          132000              0         132000
   6000210896     N              N                 0         344800            0          431000         431000         431000
   6000210913     N              N                 0         212000            0          265000         265000         265000
   6000210917     N              N                 0         131200            0          164000         164000         164000
   6000210942     N              N                 0         400000            0          500000              0         500000
   6000210990     N              N                 0         218400            0          273000         273000         273000
   6000210991     N              N                 0         280000            0          350000              0         350000
   6000210993     N              N                 0         288000            0          360000              0         360000
   6000211031     N              N                 0      121596.75            0          152500         152500         152500
   6000211051     N              N                 0         360000            0          400000         400000         400000
   6000211054     N              N                 0         107120            0          133900         133900         133900
   6000211058     N              N                 0         196000            0          245000         245000         245000
   6000211121     N              N                 0         114400            0          143000         143100         143000
   6000211132     N              N                 0         174400            0          218000         218000         218000
   6000211143     N              N                 0         589829            0          737286         737286         737286
   6000211152     N              N                 0         128000            0          160000         160000         160000
   6000211163     N              N                 0         140800            0          176000         176000         176000
   6000211178     N              N                 0         147200            0          184000         184000         184000
   6000211192     N              N                 0         317600            0          397000         397000         397000
   6000211229     N              N                 0       266201.6            0          332752         332752         332752
   6000211240     N              N                 0         344000            0          430000         430000         430000
   6000211245     N              N                 0         223200            0          279000         279000         279000
   6000211272     N              N                 0         283140            0          314600         314600         314600
   6000211281     N              N                 0         340000            0          425000         425000         425000
   6000211287     N              N                 0         368000            0          460000         460000         460000
   6000211337     N              N                 0          66000            0           82500              0          82500
   6000211357     N              N                 0         117600            0          147000         147000         147000
   6000211395     N              N                 0         560000            0          700000         700000         700000
   6000211428     N              N                 0         312000            0          390000         390000         390000
   6000211468     N              N                 0         270000            0          300000              0         300000
   6000211477     N              N                 0         260000            0          325000         325000         325000
   6000211479     N              N                 0         292000            0          365000              0         365000
   6000211493     N              N                 0         180000            0          225000         225000         225000
   6000211517     N              N                 0         128418            0          160522         160522         160522
   6000211522     N              N                 0         381600            0          477000         477000         477000
   6000211561     N              N                 0         376000            0          470000              0         470000
   6000211580     N              N                 0          96000            0          120000              0         120000
   6000211586     N              N                 0         260000            0          325000         325000         325000
   6000211647     N              N                 0         580000            0          725000              0         725000
   6000211668     N              N                 0         162400            0          203000         203000         203000
   6000211671     N              N                 0         188000            0          235000              0         235000
   6000211676     N              N                 0         192000            0          240000         240000         240000
   6000211685     N              N                 0         320000            0          400000         400000         400000
   6000211724     N              N                 0         160000            0          200000         200000         200000
   6000211727     N              N                 0         172000            0          215000         215000         215000
   6000211753     N              N                 0         117841            0          147301         147301         147301
   6000211784     N              N                 0         112160            0          140200         140200         140200
   6000211814     N              N                 0         198400            0          248000         248000         248000
   6000211836     N              N                 0         139200            0          174000         174000         174000
   6000211837     N              N                 0         101200            0          126500         126500         126500
   6000211840     N              N                 0         380000            0          475000         475000         475000
   6000211891     N              N                 0         184000            0          230000         230000         230000
   6000211962     N              N                 0         169600            0          212000              0         212000
   6000211979     N              N                 0         143200            0          179000         179000         179000
   6000211982     N              N                 0         210400            0          263000              0         263000
   6000212011     N              N                 0         173520            0          216900         216900         216900
   6000212017     N              N                 0         183264            0          229081         229081         229081
   6000212022     N              N                 0         128000            0          160000              0         160000
   6000212026     N              N                 0         102000            0          120000         120000         120000
   6000212060     N              N                 0         392000            0          490000         490000         490000
   6000212066     N              N                 0         272000            0          340000         340000         340000
   6000212071     N              N                 0          87920            0          109900         109900         109900
   6000212072     N              N                 0         104000            0          130000         130000         130000
   6000212076     N              N                 0         315000            0          350000              0         350000
   6000212123     N              N                 0         203920            0          254900         254900         254900
   6000212153     N              N                 0         128000            0          160000         160000         160000
   6000212155     N              N                 0         217600            0          272000         272000         272000
   6000212176     N              N                 0         260000            0          325000         325000         325000
   6000212177     N              N                 0         146400            0          183000         183000         183000
   6000212201     N              N                 0         144000            0          180000         180000         180000
   6000212241     N              N                 0         154400            0          193000              0         193000
   6000212250     N              N                 0         328000            0          410000         410000         410000
   6000212255     N              N                 0         719200            0          899000         899000         899000
   6000212313     N              N                 0         360000            0          400000         400000         400000
   6000212347     N              N                 0         388000            0          485000         485000         485000
   6000212390     N              N                 0         119200            0          149000         149000         149000
   6000212395     N              N                 0         338000            0          422500         422500         422500
   6000212400     N              N                 0         228000            0          285000         285000         285000
   6000212403     N              N                 0         460000            0          575000         575000         575000
   6000212452     N              N                 0         188800            0          236000         236000         236000
   6000212455     N              N                 0         143200            0          179000         179000         179000
   6000212466     N              N                 0         111800            0          139750         139750         139750
   6000212473     N              N                 0         280000            0          350000         350000         350000
   6000212483     N              N                 0         410978            0          513723         513723         513723
   6000212498     N              N                 0         240000            0          300000         300000         300000
   6000212534     N              N                 0          84000            0          105000         105000         105000
   6000212541     N              N                 0         196000            0          245000         245000         245000
   6000212555     N              N                 0         145600            0          182000         182000         182000
   6000212590     N              N                 0         192000            0          240000              0         240000
   6000212599     N              N                 0         147920            0          184900         184900         184900
   6000212652     N              N                 0         133200            0          166500              0         166500
   6000212653     N              N                 0         175120            0          218900         218900         218900
   6000212680     N              N                 0         144000            0          180000         180000         180000
   6000212690     N              N                 0         240000            0          300000         300000         300000
   6000212691     N              N                 0         351000            0          390000              0         390000
   6000212703     N              N                 0         190800            0          238500         238500         238500
   6000212712     N              N                 0          63200            0           79000          79000          79000
   6000212719     N              N                 0         256000            0          320000         320000         320000
   6000212744     N              N                 0         300000            0          375000         375000         375000
   6000212782     N              N                 0         200800            0          251000              0         251000
   6000212787     N              N                 0         412000            0          515000         515000         515000
   6000212791     N              N                 0         248000            0          310000         310000         310000
   6000212842     N              N                 0         106355            0          132944         136000         132944
   6000212853     N              N                 0         144500            0          170000         170000         170000
   6000212863     N              N                 0         124800            0          156000         156000         156000
   6000212871     N              N                 0         432000            0          540000         540000         540000
   6000212881     N              N                 0         103920            0          129900         129900         129900
   6000212910     N              N                 0         148000            0          185000              0         185000
   6000212912     N              N                 0         388000            0          485000         485000         485000
   6000212941     N              N                 0         208000            0          260000         260000         260000
   6000212953     N              N                 0         344000            0          430000              0         430000
   6000212976     N              N                 0         147830            0          184787         184787         184787
   6000212987     N              N                 0         380000            0          475000         475000         475000
   6000213040     N              N                 0         249600            0          312000         312000         312000
   6000213052     N              N                 0         167999            0          209999         209999         209999
   6000213056     N              N                 0         165600            0          207000         207000         207000
   6000213062     N              N                 0         236000            0          295000         295000         295000
   6000213095     N              N                 0         127200            0          159000         159000         159000
   6000213096     N              N                 0      759969.75            0          936500         936500         936500
   6000213119     N              N                 0         192400            0          240500         240500         240500
   6000213130     N              N                 0      759969.75            0          936500         936500         936500
   6000213141     N              N                 0         300000            0          375000         375000         375000
   6000213170     N              N                 0         108000            0          135000         135000         135000
   6000213181     N              N                 0         472000            0          590000         590000         590000
   6000213183     N              N                 0         122800            0          153500         153500         153500
   6000213184     N              N                 0         312000            0          390000              0         390000
   6000213187     N              N                 0         164000            0          205000         205000         205000
   6000213188     N              N                 0          78800            0           98500          98500          98500
   6000213190     N              N                 0          92720            0          115900         115900         115900
   6000213193     N              N                 0         481500            0          535000         535000         535000
   6000213194     N              N                 0         100725            0          118500              0         118500
   6000213249     N              N                 0         131920            0          164900         164900         164900
   6000213300     N              N                 0         272000            0          340000         340000         340000
   6000213303     N              N                 0         130400            0          163000         163000         163000
   6000213324     N              N                 0         102000            0          120000         120000         120000
   6000213342     N              N                 0         168000            0          210000         210000         210000
   6000213369     N              N                 0         223200            0          279000         279000         279000
   6000213370     N              N                 0         247500            0          275000         275000         275000
   6000213375     N              N                 0         108000            0          135000         135000         135000
   6000213414     N              N                 0         100800            0          126000         126000         126000
   6000213419     N              N                 0         111600            0          139500         139500         139500
   6000213425     N              N                 0         620000            0          775000         775000         775000
   6000213434     N              N                 0         132000            0          165000         165000         165000
   6000213443     N              N                 0         220320            0          275400         275400         275400
   6000213445     N              N                 0         344000            0          430000         430000         430000
   6000213454     N              N                 0         168000            0          210000         210000         210000
   6000213458     N              N                 0         104550            0          123000         123000         123000
   6000213472     N              N                 0         148800            0          186000         186000         186000
   6000213476     N              N                 0         224000            0          280000         280000         280000
   6000213535     N              N                 0         580000            0          725000         725000         725000
   6000213547     N              N                 0         348000            0          435000         435000         435000
   6000213549     N              N                 0         456000            0          570000         570000         570000
   6000213559     N              N                 0         163920            0          204900         204900         204900
   6000213577     N              N                 0          87200            0          109000         109000         109000
   6000213578     N              N                 0         256000            0          320000              0         320000
   6000213593     N              N                 0         148000            0          185000         185000         185000
   6000213604     N              N                 0         296000            0          370000         370000         370000
   6000213630     N              N                 0         220000            0          275000         275000         275000
   6000213635     N              N                 0         180000            0          225000         225000         225000
   6000213655     N              N                 0         246400            0          308000         308000         308000
   6000213674     N              N                 0         160000            0          200000         200000         200000
   6000213675     N              N                 0         215200            0          269000         269000         269000
   6000213689     N              N                 0         317600            0          397000              0         397000
   6000213715     N              N                 0         362800            0          453500         453500         453500
   6000213721     N              N                 0         189600            0          237000         237000         237000
   6000213722     N              N                 0         540000            0          675000              0         675000
   6000213744     N              N                 0         173600            0          217000         217000         217000
   6000213850     N              N                 0         205600            0          257000         257000         257000
   6000213908     N              N                 0         456000            0          570000         570000         570000
   6000213912     N              N                 0         344000            0          430000         430000         430000
   6000213924     N              N                 0         220000            0          275000              0         275000
   6000213933     N              N                 0         201060            0          223400         223400         223400
   6000213952     N              N                 0         155860            0          194825         194825         194825
   6000213963     N              N                 0         182400            0          228000         228000         228000
   6000213992     N              N                 0         101520            0          126900         126900         126900
   6000214026     N              N                 0         376000            0          470000         470000         470000
   6000214030     N              N                 0         177600            0          222000         222000         222000
   6000214036     N              N                 0         129600            0          162000         162000         162000
   6000214052     N              N                 0         264000            0          330000         330000         330000
   6000214062     N              N                 0         560000            0          700000              0         700000
   6000214077     N              N                 0         272800            0          341000         341000         341000
   6000214110     N              N                 0         112000            0          140000         140000         140000
   6000214132     N              N                 0         180000            0          225000         225000         225000
   6000214159     N              N                 0         248000            0          310000         310000         310000
   6000214162     N              N                 0         166400            0          208000         208000         208000
   6000214189     N              N                 0       750004.1            0         1003000              0        1003000
   6000214190     N              N                 0         132000            0          165000         165000         165000
   6000214227     N              N                 0         137279            0          171599         171599         171599
   6000214280     N              N                 0         160000            0          200000         200000         200000
   6000214283     N              N                 0         198000            0          247500         247500         247500
   6000214317     N              N                 0         164000            0          205000         205000         205000
   6000214344     N              N                 0         166500            0          185000         185000         185000
   6000214366     N              N                 0         127068            0          158835         158835         158835
   6000214374     N              N                 0          92000            0          115000         115000         115000
   6000214378     N              N                 0         220720            0          275900         275900         275900
   6000214391     N              N                 0         235920            0          294900         294900         294900
   6000214443     N              N                 0         222400            0          278000         278000         278000
   6000214491     N              N                 0         134800            0          168500         168500         168500
   6000214500     N              N                 0          71200            0           89000          89000          89000
   6000214513     N              N                 0       403222.4            0          504000              0         504000
   6000214543     N              N                 0         307200            0          384000              0         384000
   6000214584     N              N                 0         164000            0          205000         205000         205000
   6000214660     N              N                 0         216800            0          271000         271000         271000
   6000214676     N              N                 0         180000            0          200000         200000         200000
   6000214695     N              N                 0         121600            0          152000         152000         152000
   6000214701     N              N                 0         188000            0          235000              0         235000
   6000214708     N              N                 0         154320            0          192900         192900         192900
   6000214711     N              N                 0         289600            0          362000         362000         362000
   6000214773     N              N                 0         260000            0          325000         325000         325000
   6000214798     N              N                 0         244000            0          305000         305000         305000
   6000214800     N              N                 0         160000            0          200000         200000         200000
   6000214801     N              N                 0         165750            0          195000         195000         195000
   6000214812     N              N                 0         240000            0          300000         304900         300000
   6000214858     N              N                 0         100320            0          125400         125400         125400
   6000214932     N              N                 0         343200            0          429000         429000         429000
   6000214962     N              N                 0          76000            0           95000          95000          95000
   6000214996     N              N                 0         182400            0          228000         228000         228000
   6000215016     N              N                 0         284000            0          355000         355000         355000
   6000215018     N              N                 0         256000            0          320000         320000         320000
   6000215157     N              N                 0         164050            0          193000         193000         193000
   6000215245     N              N                 0         312000            0          390000         390000         390000
   6000215280     N              N                 0         440000            0          550000         556000         550000
   6000215313     N              N                 0         231920            0          289900         289900         289900
   6000215506     N              N                 0         183200            0          229000         229000         229000
   6000215779     N              N                 0         124800            0          156000         156000         156000
   7000001289     N              N                 0         528000            0          660000         660000         660000
   7000001291     N              N                 0         108000            0          135000              0         135000
   7000001295     N              N                 0         336000            0          420000         420000         420000
   7000001299     N              N                 0         200000            0          250000         250000         250000
   7000001302     N              N                 0         278100            0          309000         309000         309000
   7000001305     N              N                 0         318400            0          398000         398000         398000
   7000001307     N              N                 0         316000            0          395000         395000         395000
   7000001310     N              N                 0         431920            0          539900         539900         539900
   7000001328     N              N                 0         372000            0          465000         465000         465000
   7000001330     N              N                 0         145600            0          182000         182000         182000
   7000001333     N              N                 0         460000            0          575000         575000         575000
   7000001338     N              N                 0         683200            0          854000              0         854000
   7000001617     N              N                 0         416000            0          520000         520000         520000
   7000166621     N              N                 0         260000            0          325000         325000         325000
   7000170362     N              N                 0         319500            0          355000         355000         355000
   7000171979     N              N                 0         168800            0          211000         211000         211000
   7000173483     N              N                 0         340000            0          425000         425000         425000
   7000174111     N              N                 0         128000            0          160000         160000         160000
   7000174133     N              N                 0         216000            0          270000         270000         270000
   7000175742     N              N                 0         135000            0          150000         150000         150000
   7000175980     N              N                 0         356000            0          445000         445000         445000
   7000176082     N              N                 0         376000            0          470000         470000         470000
   7000176346     N              N                 0         420000            0          525000         525000         525000
   7000176386     N              N                 0         284000            0          355000         355000         355000
   7000176507     N              N                 0         236000            0          295000              0         295000
   7000176531     N              N                 0         200000            0          250000         250000         250000
   7000176899     N              N                 0         196000            0          245000         245000         245000
   7000177022     N              N                 0         436000            0          545000              0         545000
   7000177133     N              N                 0         209600            0          262000         262000         262000
   7000177259     N              N                 0         508500            0          565000         565000         565000
   7000177763     N              N                 0         192000            0          240000         240000         240000
   7000177882     N              N                 0         229500            0          255000         256034         255000
   7000177941     N              N                 0         428000            0          535000         535000         535000
   7000178159     N              N                 0         704000            0          880000         880000         880000
   7000178575     N              N                 0         178168            0          222710         222710         222710
   7000178620     N              N                 0         468000            0          585000         585000         585000
   7000178644     N              N                 0         377600            0          472000         472000         472000
   7000178781     N              N                 0         423200            0          529000         529000         529000
   7000179292     N              N                 0         208000            0          260000         260000         260000
   7000179372     N              N                 0         412800            0          516000         516000         516000
   7000179394     N              N                 0         407040            0          508800         508800         508800
   7000179444     N              N                 0         108800            0          136000         136000         136000
   7000179491     N              N                 0         118640            0          148300              0         148300
   7000179572     N              N                 0         364000            0          455000         455000         455000
   7000179658     N              N                 0         260000            0          325000              0         325000
   7000179752     N              N                 0         408720            0          510900         510900         510900
   7000179772     N              N                 0         108000            0          135000         135000         135000
   7000179853     N              N                 0         164000            0          205000         205000         205000
   7000179878     N              N                 0         315000            0          350000         350000         350000
   7000179880     N              N                 0         157410            0          174900         174900         174900
   7000179983     N              N                 0         130500            0          145000         145000         145000
   7000179989     N              N                 0      439208.55            0          488009         488009         488009
   7000180011     N              N                 0         236000            0          295000         295000         295000
   7000180075     N              N                 0         404320            0          505400         505400         505400
   7000180107     N              N                 0         264500            0          330625         330625         330625
   7000180114     N              N                 0         600000            0          750000              0         750000
   7000180124     N              N                 0         319999            0          399999         399999         399999
   7000180217     N              N                 0         508000            0          635000              0         635000
   7000180237     N              N                 0         105600            0          132000         132000         132000
   7000180244     N              N                 0         403760            0          504700         504700         504700
   7000180249     N              N                 0         204000            0          255000         255000         255000
   7000180357     N              N                 0          84800            0          106000              0         106000
   7000180461     N              N                 0         736000            0          920000         920000         920000
   7000180465     N              N                 0         172000            0          215000         215000         215000
   7000180467     N              N                 0         492000            0          615000         615000         615000
   7000180528     N              N                 0         169600            0          212000         212000         212000
   7000180588     N              N                 0         722400            0          903000              0         903000
   7000180600     N              N                 0         263985            0          330000              0         330000
   7000180647     N              N                 0         171000            0          190000              0         190000
   7000180662     N              N                 0         182320            0          227900         227900         227900
   7000180759     N              N                 0         520000            0          650000         650000         650000
   7000180783     N              N                 0         376000            0          470000         470000         470000
   7000180844     N              N                 0         252000            0          315000              0         315000
   7000180872     N              N                 0         160800            0          201000         201000         201000
   7000180918     N              N                 0         213300            0          237000         237000         237000
   7000180923     N              N                 0         131400            0          146000         146000         146000
   7000181031     N              N                 0       163604.3            0          204750         204750         204750
   7000181061     N              N                 0         248000            0          310000         310000         310000
   7000181088     N              N                 0         596000            0          745000         745000         745000
   7000181093     N              N                 0         330400            0          413000         413000         413000
   7000181098     N              N                 0         544000            0          680000              0         680000
   7000181101     N              N                 0         143010            0          158900         158900         158900
   7000181163     N              N                 0         225000            0          250000         250000         250000
   7000181217     N              N                 0         160000            0          200000         200000         200000
   7000181221     N              N                 0         161100            0          179000         179000         179000
   7000181244     N              N                 0         480000            0          600000         602000         600000
   7000181264     N              N                 0         440000            0          550000         550000         550000
   7000181317     N              N                 0         274400            0          343000         343000         343000
   7000181406     N              N                 0         276000            0          345000         345000         345000
   7000181428     N              N                 0         536000            0          670000         670000         670000
   7000181445     N              N                 0         411200            0          514000         514000         514000
   7000181455     N              N                 0         222400            0          278000         278000         278000
   7000181527     N              N                 0         384720            0          480900         480900         480900
   7000181544     N              N                 0         192000            0          240000         240000         240000
   7000181579     N              N                 0         264000            0          330000         330000         330000
   7000181591     N              N                 0          81200            0          101500         101500         101500
   7000181592     N              N                 0         550422            0          688027         688027         688027
   7000181599     N              N                 0         480000            0          600000         600000         600000
   7000181702     N              N                 0         596000            0          745000         745000         745000
   7000181744     N              N                 0         460000            0          575000         575000         575000
   7000181751     N              N                 0         228000            0          285000              0         285000
   7000181762     N              N                 0         240000            0          300000         300000         300000
   7000181806     N              N                 0         511200            0          639000         639000         639000
   7000181852     N              N                 0         516000            0          645000         645000         645000
   7000181863     N              N                 0         559200            0          699000         699000         699000
   7000181871     N              N                 0         220000            0          275000         275000         275000
   7000181877     N              N                 0         340000            0          425000         425000         425000
   7000181916     N              N                 0         258640            0          323300         323300         323300
   7000181927     N              N                 0         240000            0          300000         300000         300000
   7000181991     N              N                 0         272000            0          340000         340000         340000
   7000181995     N              N                 0         351200            0          439000         439000         439000
   7000182070     N              N                 0         200000            0          250000         250000         250000
   7000182092     N              N                 0         392000            0          490000         490000         490000
   7000182117     N              N                 0         356000            0          445000         445000         445000
   7000182194     N              N                 0         551976            0          690000              0         690000
   7000182213     N              N                 0         184500            0          205000              0         205000
   7000182224     N              N                 0         304000            0          380000         399990         380000
   7000182306     N              N                 0         296000            0          370000         370000         370000
   7000182330     N              N                 0         456000            0          570000         570000         570000
   7000182347     N              N                 0         442600            0          553250         553250         553250
   7000182355     N              N                 0         540000            0          675000         675000         675000
   7000182371     N              N                 0         234000            0          260000         260000         260000
   7000182432     N              N                 0         216000            0          270000              0         270000
   7000182435     N              N                 0         292000            0          365000         365000         365000
   7000182502     N              N                 0         139920            0          174900         174900         174900
   7000182576     N              N                 0         292000            0          365000         365000         365000
   7000182634     N              N                 0         108000            0          135000         135000         135000
   7000182639     N              N                 0         229600            0          287000         287000         287000
   7000182662     N              N                 0      339997.46            0          425125         425125         425125
   7000182680     N              N                 0         652000            0          815000         815000         815000
   7000182795     N              N                 0         309000            0          386250         386250         386250
   7000182811     N              N                 0         464000            0          580000         580000         580000
   7000182851     N              N                 0      553272.84            0          691642         691642         691642
   7000182863     N              N                 0         142800            0          178500         178500         178500
   7000182867     N              N                 0         180000            0          225000         225000         225000
   7000182888     N              N                 0         218320            0          272900         272900         272900
   7000182945     N              N                 0         614399            0          767999         767999         767999
   7000182969     N              N                 0         276000            0          345000              0         345000
   7000182977     N              N                 0         268000            0          335000         335000         335000
   7000183000     N              N                 0         271200            0          339000         339000         339000
   7000183002     N              N                 0         156000            0          195000              0         195000
   7000183027     N              N                 0         208000            0          260000              0         260000
   7000183075     N              N                 0         720000            0          900000              0         900000
   7000183124     N              N                 0         576000            0          720000         720000         720000
   7000183174     N              N                 0         400000            0          500000         500000         500000
   7000183195     N              N                 0         588000            0          735000         735000         735000
   7000183204     N              N                 0          84000            0          105000         105000         105000
   7000183216     N              N                 0         391000            0          460000              0         460000
   7000183268     N              N                 0         412000            0          515000         515000         515000
   7000183310     N              N                 0         632000            0          790000         790000         790000
   7000183318     N              N                 0         188000            0          235000              0         235000
   7000183328     N              N                 0          55920            0           69900          69900          69900
   7000183386     N              N                 0         264000            0          330000         330000         330000
   7000183408     N              N                 0         375200            0          469000         506000         469000
   7000183466     N              N                 0         210924            0          263655         263655         263655
   7000183484     N              N                 0         368000            0          460000         460000         460000
   7000183496     N              N                 0         232000            0          290000              0         290000
   7000183524     N              N                 0         277600            0          347000         347000         347000
   7000183548     N              N                 0         155200            0          194000              0         194000
   7000183579     N              N                 0         521862            0          652328         652328         652328
   7000183580     N              N                 0         372000            0          465000         465000         465000
   7000183601     N              N                 0         164000            0          205000         205000         205000
   7000183667     N              N                 0         180000            0          200000              0         200000
   7000183669     N              N                 0         316000            0          395000         395000         395000
   7000183676     N              N                 0         263200            0          329000              0         329000
   7000183694     N              N                 0         284800            0          356000         356000         356000
   7000183712     N              N                 0         165600            0          184000         184000         184000
   7000183736     N              N                 0         268000            0          335000         335000         335000
   7000183836     N              N                 0         104400            0          130500         130500         130500
   7000183920     N              N                 0      217743.15            0          272177         272177         272177
   7000183930     N              N                 0         304800            0          381000         381000         381000
   7000183942     N              N                 0         328000            0          410000         410000         410000
   7000183943     N              N                 0          97470            0          108300         108300         108300
   7000183956     N              N                 0         440000            0          550000         550000         550000
   7000183961     N              N                 0         292500            0          325000         325000         325000
   7000184064     N              N                 0         320000            0          400000         400000         400000
   7000184072     N              N                 0         588000            0          735000         735000         735000
   7000184073     N              N                 0         297600            0          372000         372000         372000
   7000184110     N              N                 0         240000            0          300000              0         300000
   7000184120     N              N                 0         280000            0          350000         350000         350000
   7000184121     N              N                 0         500000            0          625000         625000         625000
   7000184129     N              N                 0         139600            0          174500         174500         174500
   7000184143     N              N                 0         560000            0          700000         700000         700000
   7000184179     N              N                 0         356160            0          445200         445200         445200
   7000184197     N              N                 0         234000            0          260000              0         260000
   7000184238     N              N                 0         460000            0          575000         575000         575000
   7000184258     N              N                 0         572000            0          715000         715000         715000
   7000184352     N              N                 0         256000            0          320000         320000         320000
   7000184383     N              N                 0         144000            0          180000         180000         180000
   7000184417     N              N                 0         632000            0          790000         790000         790000
   7000184420     N              N                 0         327600            0          409500         409500         409500
   7000184425     N              N                 0         208000            0          260000         260000         260000
   7000184431     N              N                 0         400000            0          500000              0         500000
   7000184573     N              N                 0         532000            0          665000              0         665000
   7000184577     N              N                 0         116000            0          145000         145000         145000
   7000184608     N              N                 0         448000            0          560000         560000         560000
   7000184631     N              N                 0         264000            0          330000         330000         330000
   7000184637     N              N                 0         284000            0          355000         355000         355000
   7000184690     N              N                 0         512000            0          640000         640000         640000
   7000184758     N              N                 0         322240            0          402800         402800         402800
   7000184796     N              N                 0         260000            0          325000         325000         325000
   7000184803     N              N                 0         238400            0          298000         298900         298000
   7000184823     N              N                 0         684210            0          805000         867500         805000
   7000184950     N              N                 0         488800            0          611000         611000         611000
   7000185024     N              N                 0         224000            0          280000         280000         280000
   7000185091     N              N                 0         240000            0          300000         300000         300000
   7000185114     N              N                 0         215920            0          269900         269900         269900
   7000185118     N              N                 0         672000            0          840000         840000         840000
   7000185125     N              N                 0         368000            0          460000         460000         460000
   7000185126     N              N                 0         273728            0          342160         342160         342160
   7000185182     N              N                 0         420000            0          525000         525000         525000
   7000185219     N              N                 0         424000            0          530000         530000         530000
   7000185231     N              N                 0         532000            0          665000         665000         665000
   7000185234     N              N                 0         256800            0          321000         321000         321000
   7000185250     N              N                 0         613880            0          767350         767350         767350
   7000185252     N              N                 0         444000            0          555000         555000         555000
   7000185320     N              N                 0         416000            0          520000              0         520000
   7000185342     N              N                 0         330115            0          412644         412644         412644
   7000185351     N              N                 0         378000            0          420000         420000         420000
   7000185361     N              N                 0         464000            0          580000         580000         580000
   7000185385     N              N                 0         464000            0          580000         580000         580000
   7000185435     N              N                 0         440000            0          550000         550000         550000
   7000185447     N              N                 0         464000            0          580000         580000         580000
   7000185472     N              N                 0         404000            0          505000         505000         505000
   7000185554     N              N                 0          83200            0          104000         104000         104000
   7000185626     N              N                 0         160000            0          200000         200000         200000
   7000185666     N              N                 0         344000            0          430000         430000         430000
   7000185676     N              N                 0         665600            0          832000              0         832000
   7000185678     N              N                 0         182400            0          228000         228000         228000
   7000185685     N              N                 0         580000            0          725000         725000         725000
   7000185713     N              N                 0         488000            0          610000         610000         610000
   7000185789     N              N                 0         224000            0          280000         280000         280000
   7000185795     N              N                 0         236000            0          295000         295000         295000
   7000185817     N              N                 0         148000            0          185000         185000         185000
   7000185818     N              N                 0         559200            0          699000         699000         699000
   7000185833     N              N                 0         712000            0          890000         890000         890000
   7000185841     N              N                 0         173296            0          216619         216619         216619
   7000185953     N              N                 0         372272            0          465340         465340         465340
   7000185958     N              N                 0         632000            0          790000         790000         790000
   7000186009     N              N                 0         528000            0          660000         660000         660000
   7000186050     N              N                 0         368000            0          460000         460000         460000
   7000186062     N              N                 0         376000            0          470000         470000         470000
   7000186075     N              N                 0         512000            0          640000         640000         640000
   7000186076     N              N                 0         352750            0          415000         415000         415000
   7000186078     N              N                 0         357000            0          420000              0         420000
   7000186096     N              N                 0         352000            0          440000         440000         440000
   7000186128     N              N                 0         447200            0          559000         559000         559000
   7000186132     N              N                 0         200000            0          250000         250000         250000
   7000186133     N              N                 0         320000            0          400000              0         400000
   7000186151     N              N                 0         400000            0          500000              0         500000
   7000186158     N              N                 0         469180            0          586475         586475         586475
   7000186223     N              N                 0         500000            0          625000         625000         625000
   7000186231     N              N                 0         161600            0          202000         202000         202000
   7000186245     N              N                 0         432000            0          540000         540000         540000
   7000186335     N              N                 0         476000            0          595000         595000         595000
   7000186356     N              N                 0         488000            0          610000         610000         610000
   7000186357     N              N                 0         317600            0          397000              0         397000
   7000186386     N              N                 0      478804.77            0          598523         598523         598523
   7000186401     N              N                 0         145920            0          182400         182400         182400
   7000186407     N              N                 0         219200            0          274000         274000         274000
   7000186421     N              N                 0      359955.01            0          449950         449950         449950
   7000186470     N              N                 0          94976            0          118720         118720         118720
   7000186487     N              N                 0         468000            0          520000              0         520000
   7000186520     N              N                 0         520000            0          650000              0         650000
   7000186522     N              N                 0         160431            0          200539         200539         200539
   7000186529     N              N                 0         248000            0          310000         310000         310000
   7000186540     N              N                 0         480000            0          600000         600000         600000
   7000186541     N              N                 0         200000            0          250000         250000         250000
   7000186610     N              N                 0         310500            0          345000         345000         345000
   7000186611     N              N                 0         372000            0          465000         465000         465000
   7000186613     N              N                 0         142400            0          178000         178000         178000
   7000186614     N              N                 0         516150            0          573500              0         573500
   7000186623     N              N                 0         200000            0          250000         250000         250000
   7000186628     N              N                 0      682572.43            0          758450         800000         758450
   7000186639     N              N                 0         400000            0          500000         500000         500000
   7000186649     N              N                 0         197920            0          247400         247400         247400
   7000186670     N              N                 0         126000            0          157500         162500         157500
   7000186672     N              N                 0         241028            0          301284         301284         301284
   7000186675     N              N                 0         232000            0          260000         260000         260000
   7000186676     N              N                 0         600000            0          750000              0         750000
   7000186679     N              N                 0         664000            0          830000         830000         830000
   7000186680     N              N                 0         279000            0          310000         310000         310000
   7000186684     N              N                 0         368000            0          460000         460000         460000
   7000186718     N              N                 0         160000            0          200000         200000         200000
   7000186732     N              N                 0         267200            0          334000              0         334000
   7000186769     N              N                 0         408000            0          510000         510000         510000
   7000186800     N              N                 0         464000            0          580000              0         580000
   7000186819     N              N                 0         340000            0          425000         425000         425000
   7000186851     N              N                 0         116000            0          145000         145000         145000
   7000186859     N              N                 0         168000            0          210000              0         210000
   7000186861     N              N                 0         142800            0          168000         168000         168000
   7000186874     N              N                 0         116000            0          145000         145000         145000
   7000186883     N              N                 0         120000            0          150000         150000         150000
   7000186884     N              N                 0         255920            0          319900         319900         319900
   7000186887     N              N                 0         424000            0          530000         540000         530000
   7000186888     N              N                 0         200000            0          250000         250000         250000
   7000186890     N              N                 0         159920            0          199900         199900         199900
   7000186894     N              N                 0         372400            0          465500         465500         465500
   7000186922     N              N                 0         300800            0          376000         376000         376000
   7000186946     N              N                 0         270000            0          300000         300000         300000
   7000186963     N              N                 0         284000            0          355000         355000         355000
   7000186980     N              N                 0         356000            0          445000         445000         445000
   7000186985     N              N                 0         207920            0          259900         259900         259900
   7000186987     N              N                 0         640000            0          800000              0         800000
   7000186997     N              N                 0         300000            0          375000              0         375000
   7000187008     N              N                 0         443200            0          554000         554000         554000
   7000187010     N              N                 0         200000            0          250000         250000         250000
   7000187027     N              N                 0         205600            0          257000         257000         257000
   7000187034     N              N                 0         439960            0          549950         549950         549950
   7000187035     N              N                 0         224000            0          280000         280000         280000
   7000187059     N              N                 0         268000            0          335000         335000         335000
   7000187072     N              N                 0         600000            0          750000         750000         750000
   7000187087     N              N                 0         167200            0          209000         209000         209000
   7000187104     N              N                 0         368000            0          460000         460000         460000
   7000187109     N              N                 0         340000            0          425000         425000         425000
   7000187147     N              N                 0         492000            0          615000         615000         615000
   7000187158     N              N                 0         248000            0          310000              0         310000
   7000187182     N              N                 0         177400            0          221750         221750         221750
   7000187183     N              N                 0         536000            0          670000         670000         670000
   7000187186     N              N                 0         575200            0          719000         719000         719000
   7000187234     N              N                 0         636800            0          796000         796000         796000
   7000187247     N              N                 0         297000            0          330000              0         330000
   7000187282     N              N                 0         460000            0          575000         575000         575000
   7000187306     N              N                 0         171920            0          214900         214900         214900
   7000187308     N              N                 0         432000            0          540000         540000         540000
   7000187314     N              N                 0         248000            0          310000         310000         310000
   7000187369     N              N                 0         140000            0          175000         175000         175000
   7000187417     N              N                 0         247960            0          309950         309950         309950
   7000187440     N              N                 0         483200            0          604000         604000         604000
   7000187464     N              N                 0         444000            0          555000         555000         555000
   7000187495     N              N                 0         386085            0          429000         429000         429000
   7000187514     N              N                 0         368400            0          460500         460500         460500
   7000187524     N              N                 0         197280            0          246600         246600         246600
   7000187535     N              N                 0         336000            0          420000         420000         420000
   7000187537     N              N                 0         422400            0          528000         528000         528000
   7000187548     N              N                 0         392000            0          490000         490000         490000
   7000187553     N              N                 0         343440            0          429300         429300         429300
   7000187567     N              N                 0         572000            0          715000              0         715000
   7000187572     N              N                 0         351000            0          390000         390000         390000
   7000187574     N              N                 0         614999            0          770000         770000         770000
   7000187591     N              N                 0         380000            0          475000              0         475000
   7000187632     N              N                 0         552000            0          690000         690000         690000
   7000187640     N              N                 0         180000            0          225000              0         225000
   7000187657     N              N                 0         516000            0          645000         645000         645000
   7000187668     N              N                 0         478400            0          598000         598000         598000
   7000187675     N              N                 0         338000            0          422500         422500         422500
   7000187680     N              N                 0         332000            0          415000         415000         415000
   7000187686     N              N                 0         204000            0          255000         255000         255000
   7000187688     N              N                 0         150800            0          188500         188500         188500
   7000187700     N              N                 0         188000            0          235000         235000         235000
   7000187718     N              N                 0         616000            0          770000         770000         770000
   7000187734     N              N                 0         418400            0          523000              0         523000
   7000187737     N              N                 0          88000            0          110000         110000         110000
   7000187759     N              N                 0         280000            0          350000         350000         350000
   7000187764     N              N                 0         424000            0          530000              0         530000
   7000187777     N              N                 0         372000            0          465000              0         465000
   7000187781     N              N                 0         367978            0          465000              0         465000
   7000187790     N              N                 0         250400            0          313000              0         313000
   7000187811     N              N                 0         540000            0          675000         675000         675000
   7000187818     N              N                 0         180000            0          225000         225000         225000
   7000187833     N              N                 0         105600            0          132000         132000         132000
   7000187845     N              N                 0         279600            0          349500         349500         349500
   7000187846     N              N                 0         218316            0          272895         272895         272895
   7000187847     N              N                 0         149600            0          187000         187000         187000
   7000187849     N              N                 0       97520.84            0          121900         121900         121900
   7000187857     N              N                 0         611200            0          764000         764000         764000
   7000187885     N              N                 0         364000            0          455000         455000         455000
   7000187887     N              N                 0         400000            0          500000              0         500000
   7000187914     N              N                 0         628320            0          785400         785400         785400
   7000187946     N              N                 0         508000            0          635000         635000         635000
   7000187947     N              N                 0         484000            0          605000         605000         605000
   7000187952     N              N                 0         216000            0          270000         270000         270000
   7000187962     N              N                 0          95200            0          119000         119000         119000
   7000187985     N              N                 0         554400            0          693000         693000         693000
   7000187995     N              N                 0         356000            0          445000              0         445000
   7000188002     N              N                 0         240000            0          300000         300000         300000
   7000188030     N              N                 0         238500            0          265000         265000         265000
   7000188034     N              N                 0         277600            0          347000         347000         347000
   7000188055     N              N                 0         361600            0          452000         452000         452000
   7000188065     N              N                 0         365208            0          456509         456509         456509
   7000188075     N              N                 0         118600            0          148250         148250         148250
   7000188092     N              N                 0         280000            0          350000         350000         350000
   7000188093     N              N                 0         239920            0          299900         299900         299900
   7000188117     N              N                 0         502800            0          628500         628557         628500
   7000188123     N              N                 0         400000            0          500000         500000         500000
   7000188137     N              N                 0         220000            0          275000              0         275000
   7000188143     N              N                 0         252000            0          315000              0         315000
   7000188166     N              N                 0         397800            0          468000         468000         468000
   7000188169     N              N                 0         124000            0          155000         155000         155000
   7000188210     N              N                 0         258559            0          323199         323199         323199
   7000188216     N              N                 0         448000            0          560000         560000         560000
   7000188245     N              N                 0         111200            0          139000         139000         139000
   7000188267     N              N                 0         473600            0          592000         592000         592000
   7000188314     N              N                 0          98800            0          123500         123500         123500
   7000188331     N              N                 0          73600            0           92000              0          92000
   7000188345     N              N                 0         191200            0          239000         239000         239000
   7000188376     N              N                 0         624000            0          780000         780000         780000
   7000188381     N              N                 0         128000            0          160000         160000         160000
   7000188413     N              N                 0         267750            0          315000         315000         315000
   7000188422     N              N                 0         430840            0          538550         538550         538550
   7000188447     N              N                 0         358200            0          398000         398000         398000
   7000188459     N              N                 0         192000            0          240000         240000         240000
   7000188462     N              N                 0         600000            0          750000              0         750000
   7000188478     N              N                 0         303200            0          379000         379000         379000
   7000188481     N              N                 0         420000            0          525000         525000         525000
   7000188528     N              N                 0         334000            0          417500         417500         417500
   7000188561     N              N                 0         348000            0          435000              0         435000
   7000188589     N              N                 0         192786            0          240984         240984         240984
   7000188597     N              N                 0         282400            0          353000         353000         353000
   7000188610     N              N                 0         424000            0          530000         530000         530000
   7000188634     N              N                 0       158397.2            0          198000              0         198000
   7000188676     N              N                 0         166400            0          208000         208000         208000
   7000188725     N              N                 0         328000            0          410000         410000         410000
   7000188742     N              N                 0         448000            0          560000              0         560000
   7000188746     N              N                 0         303300            0          337000              0         337000
   7000188747     N              N                 0         317506            0          373536              0         373536
   7000188763     N              N                 0         252000            0          315000              0         315000
   7000188778     N              N                 0         384000            0          480000              0         480000
   7000188827     N              N                 0         284000            0          355000         355000         355000
   7000188867     N              N                 0         700000            0          875000              0         875000
   7000188908     N              N                 0         680000            0          850000         850000         850000
   7000188910     N              N                 0         528000            0          660000         660000         660000
   7000188961     N              N                 0         129600            0          162000         162000         162000
   7000189016     N              N                 0         178800            0          223500         223500         223500
   7000189021     N              N                 0         320000            0          400000         400000         400000
   7000189022     N              N                 0         108000            0          135000         135900         135000
   7000189033     N              N                 0         444000            0          555000         555000         555000
   7000189044     N              N                 0         527200            0          659000         659000         659000
   7000189060     N              N                 0         304000            0          380000         380000         380000
   7000189069     N              N                 0         436000            0          545000         545000         545000
   7000189073     N              N                 0         384000            0          480000         480000         480000
   7000189080     N              N                 0         215788            0          269735         269735         269735
   7000189099     N              N                 0         500000            0          625000         625000         625000
   7000189106     N              N                 0         464000            0          580000         580000         580000
   7000189111     N              N                 0         294000            0          367500         367500         367500
   7000189116     N              N                 0         328000            0          410000         410000         410000
   7000189130     N              N                 0         100000            0          125000         125000         125000
   7000189133     N              N                 0         200800            0          251000         251000         251000
   7000189137     N              N                 0         500000            0          625000              0         625000
   7000189151     N              N                 0         196000            0          245000              0         245000
   7000189156     N              N                 0         199920            0          249900         249900         249900
   7000189157     N              N                 0         286992            0          358739         358739         358739
   7000189178     N              N                 0         408000            0          510000         510000         510000
   7000189276     N              N                 0         133520            0          166900         166900         166900
   7000189297     N              N                 0         720000            0          900000         900000         900000
   7000189322     N              N                 0         500000            0          625000              0         625000
   7000189325     N              N                 0         342091            0          427613         427613         427613
   7000189328     N              N                 0         184000            0          230000         230100         230000
   7000189350     N              N                 0         225600            0          282000         282000         282000
   7000189376     N              N                 0         268000            0          335000         335000         335000
   7000189381     N              N                 0         308000            0          385000         385000         385000
   7000189428     N              N                 0       191209.7            0          239000              0         239000
   7000189441     N              N                 0         279000            0          310000         310000         310000
   7000189452     N              N                 0         307047            0          395000         390000         390000
   7000189454     N              N                 0         318400            0          398000         398000         398000
   7000189469     N              N                 0         201600            0          252000         252000         252000
   7000189500     N              N                 0         291200            0          364000         364000         364000
   7000189506     N              N                 0         300000            0          375000         375000         375000
   7000189517     N              N                 0         508000            0          635000              0         635000
   7000189524     N              N                 0         398400            0          498000         498000         498000
   7000189556     N              N                 0         140160            0          175200         175200         175200
   7000189589     N              N                 0         117600            0          147000         147000         147000
   7000189615     N              N                 0         287200            0          359000         359000         359000
   7000189631     N              N                 0         500000            0          625000              0         625000
   7000189661     N              N                 0         556000            0          695000         695000         695000
   7000189697     N              N                 0         280000            0          350000         350000         350000
   7000189702     N              N                 0         404000            0          505000         505000         505000
   7000189704     N              N                 0         236000            0          295000         295000         295000
   7000189729     N              N                 0         327992            0          409990         409990         409990
   7000189735     N              N                 0         239200            0          299000         299000         299000
   7000189771     N              N                 0         124000            0          155000         155000         155000
   7000189777     N              N                 0         375200            0          469000         469000         469000
   7000189809     N              N                 0         200000            0          250000         250000         250000
   7000189814     N              N                 0         469600            0          587000         587000         587000
   7000189831     N              N                 0         117525            0          146900         146900         146900
   7000189833     N              N                 0         540000            0          675000         675000         675000
   7000189843     N              N                 0         420000            0          525000         525000         525000
   7000189863     N              N                 0         660000            0          825000         825000         825000
   7000189865     N              N                 0         216000            0          270000         270000         270000
   7000189890     N              N                 0         492000            0          615000         615000         615000
   7000189892     N              N                 0         344000            0          430000              0         430000
   7000189905     N              N                 0         376000            0          470000              0         470000
   7000189909     N              N                 0         232000            0          290000         290000         290000
   7000189912     N              N                 0         520000            0          650000              0         650000
   7000189934     N              N                 0         584000            0          730000         730000         730000
   7000189936     N              N                 0         445600            0          557000         557000         557000
   7000189938     N              N                 0         116800            0          146000         146000         146000
   7000189944     N              N                 0         104000            0          130000         130000         130000
   7000189947     N              N                 0         400000            0          500000         500000         500000
   7000189965     N              N                 0         368000            0          460000         460000         460000
   7000189970     N              N                 0         340000            0          425000              0         425000
   7000189992     N              N                 0         391200            0          489000              0         489000
   7000189995     N              N                 0         252000            0          315000         315000         315000
   7000190044     N              N                 0         532000            0          665000              0         665000
   7000190060     N              N                 0         232000            0          290000         290000         290000
   7000190061     N              N                 0          82400            0          103000         103000         103000
   7000190071     N              N                 0         247960            0          309950         309950         309950
   7000190088     N              N                 0         598000            0          747600         750000         747600
   7000190109     N              N                 0         239920            0          299900         299900         299900
   7000190119     N              N                 0      145191.04            0          181600         181600         181600
   7000190132     N              N                 0         168720            0          210900         210900         210900
   7000190140     N              N                 0         259960            0          324950         324950         324950
   7000190143     N              N                 0         270000            0          337500         337500         337500
   7000190146     N              N                 0         120000            0          150000              0         150000
   7000190155     N              N                 0         155120            0          193900         193900         193900
   7000190156     N              N                 0         208000            0          260000              0         260000
   7000190158     N              N                 0         372800            0          466000         466000         466000
   7000190166     N              N                 0         308000            0          385000         385000         385000
   7000190174     N              N                 0         407200            0          509000         509000         509000
   7000190204     N              N                 0         744000            0          930000              0         930000
   7000190208     N              N                 0         312000            0          390000         390000         390000
   7000190216     N              N                 0         316000            0          395000              0         395000
   7000190260     N              N                 0         155200            0          194000         194000         194000
   7000190270     N              N                 0         496000            0          620000         620000         620000
   7000190273     N              N                 0         340000            0          425000              0         425000
   7000190275     N              N                 0         348000            0          435000         435000         435000
   7000190291     N              N                 0         424000            0          530000         530000         530000
   7000190294     N              N                 0         516000            0          645000         645000         645000
   7000190311     N              N                 0         154700            0          182000         182000         182000
   7000190318     N              N                 0         389064            0          486330         486330         486330
   7000190322     N              N                 0         184000            0          230000         230000         230000
   7000190341     N              N                 0         204800            0          256000              0         256000
   7000190343     N              N                 0         280000            0          350000         350000         350000
   7000190378     N              N                 0         168000            0          210000         210000         210000
   7000190391     N              N                 0         263200            0          329000         329000         329000
   7000190406     N              N                 0         337500            0          375000              0         375000
   7000190447     N              N                 0         600000            0          750000         750000         750000
   7000190451     N              N                 0         352000            0          440000         440000         440000
   7000190464     N              N                 0          84000            0          105000         105000         105000
   7000190466     N              N                 0         143072            0          178840         178840         178840
   7000190495     N              N                 0         349600            0          437000         437000         437000
   7000190508     N              N                 0         636000            0          795000         795000         795000
   7000190517     N              N                 0          95900            0          110900         110900         110900
   7000190537     N              N                 0         179920            0          224900         224900         224900
   7000190568     N              N                 0         152000            0          190000         190000         190000
   7000190597     N              N                 0         264000            0          330000         330000         330000
   7000190603     N              N                 0         624000            0          780000         780000         780000
   7000190617     N              N                 0         200000            0          250000         250000         250000
   7000190624     N              N                 0         184800            0          231000         231000         231000
   7000190645     N              N                 0         354000            0          442500         442500         442500
   7000190649     N              N                 0         316000            0          395000         395000         395000
   7000190665     N              N                 0         444000            0          555000         555000         555000
   7000190673     N              N                 0         624000            0          780000         780000         780000
   7000190697     N              N                 0         584000            0          730000         730000         730000
   7000190741     N              N                 0         213600            0          267000              0         267000
   7000190758     N              N                 0         464000            0          580000              0         580000
   7000190761     N              N                 0         166000            0          207500         207500         207500
   7000190773     N              N                 0         458400            0          573000              0         573000
   7000190789     N              N                 0         250750            0          295000         295000         295000
   7000190792     N              N                 0         116000            0          145000         145000         145000
   7000190798     N              N                 0         279200            0          349000         349000         349000
   7000190805     N              N                 0         500000            0          625000         625000         625000
   7000190823     N              N                 0         328960            0          411200         411200         411200
   7000190871     N              N                 0         496000            0          620000         620000         620000
   7000190892     N              N                 0         356000            0          445000              0         445000
   7000190904     N              N                 0         168800            0          211000         211000         211000
   7000190943     N              N                 0         440000            0          550000         550000         550000
   7000190963     N              N                 0         559200            0          699000         699000         699000
   7000190968     N              N                 0         125520            0          156900         156900         156900
   7000190998     N              N                 0         157600            0          197000         197000         197000
   7000191019     N              N                 0         188000            0          235000         235000         235000
   7000191082     N              N                 0         300000            0          375000              0         375000
   7000191093     N              N                 0         180000            0          225000         225000         225000
   7000191116     N              N                 0         668800            0          836000         840000         836000
   7000191202     N              N                 0         308800            0          386000         386000         386000
   7000191264     N              N                 0         431615            0          539518         539518         539518
   7000191266     N              N                 0         528000            0          660000         660000         660000
   7000191327     N              N                 0         371200            0          464000         464000         464000
   7000191370     N              N                 0         320000            0          400000         400000         400000
   7000191397     N              N                 0         600000            0          750000         750000         750000
   7000191453     N              N                 0         300000            0          375000         375000         375000
   7000191480     N              N                 0         500000            0          625000         625000         625000
   7000191505     N              N                 0         112000            0          140000         140000         140000
   7000191528     N              N                 0         220000            0          275000         275000         275000
   7000191610     N              N                 0          96400            0          120500         120500         120500
   7000191643     N              N                 0         500000            0          625000         625000         625000
   7000191648     N              N                 0         703440            0          879300         879300         879300
   7000191745     N              N                 0         464000            0          580000         580000         580000
   7000191976     N              N                 0         296000            0          370000         370000         370000
   7000192200     N              N                 0         158400            0          198000         199900         198000
   8000061462     N              N                 0         360000            0          450000              0         450000
   8000061625     N              N                 0         260000            0          325000              0         325000
   8000061990     N              N                 0         400005            0          450000              0         450000
   8000063281     N              N                 0         660000            0          825000              0         825000
   8000063452     N              N                 0         283200            0          354000              0         354000
   8000064103     N              N                 0         576000            0          720000         720000         720000
   8000064575     N              N                 0         212000            0          265000              0         265000
   8000066049     N              N                 0         276675            0          325500         325500         325500
   8000066098     N              N                 0         238500            0          265000         265000         265000
   8000066207     N              N                 0          75750            0           85000          85000          85000
   8000067334     N              N                 0         440000            0          550000         550000         550000
   8000067523     N              N                 0         234000            0          260000              0         260000
   8000067629     N              N                 0         188000            0          235000         235000         235000
   8000067728     N              N                 0         107200            0          134000         134000         134000
   8000067943     N              N                 0         456000            0          570000              0         570000
   8000067977     N              N                 0         189000            0          210000         210000         210000
   8000069018     N              N                 0         376000            0          470000         470000         470000
   8000069144     N              N                 0         151920            0          189900         189900         189900
   8000069212     N              N                 0         316000            0          395000         395000         395000
   8000069599     N              N                 0         127200            0          159000         159000         159000
   8000069613     N              N                 0         412008            0          520000              0         520000
   8000069618     N              N                 0         246336            0          307920         307920         307920
   8000069626     N              N                 0         192000            0          240000              0         240000
   8000069729     N              N                 0         448000            0          560000         560000         560000
   8000070366     N              N                 0         348000            0          435000              0         435000
   8000070518     N              N                 0         324000            0          360000              0         360000
   8000070605     N              N                 0         304000            0          380000         380000         380000
   8000070815     N              N                 0         303450            0          357000              0         357000
   8000070991     N              N                 0         202400            0          253000         253000         253000
   8000071032     N              N                 0         189600            0          237000              0         237000
   8000071211     N              N                 0         205600            0          257000              0         257000
   8000071285     N              N                 0         126000            0          140000              0         140000
   8000071307     N              N                 0         400000            0          500000         500000         500000
   8000071384     N              N                 0         580000            0          725000         725000         725000
   8000071511     N              N                 0         407986            0          510000              0         510000
   8000071599     N              N                 0         504000            0          630000              0         630000
   8000071671     N              N                 0         340000            0          425000         425000         425000
   8000071701     N              N                 0         349600            0          437000         437000         437000
   8000071712     N              N                 0         185600            0          232000         232000         232000
   8000071742     N              N                 0         492000            0          615000              0         615000
   8000071746     N              N                 0         340000            0          425000         425000         425000
   8000071761     N              N                 0         193600            0          242000         242000         242000
   8000071796     N              N                 0         139500            0          155000         155000         155000
   8000071860     N              N                 0         502640            0          628300         628300         628300
   8000072006     N              N                 0      194952.75            0          244694         244694         244694
   8000072009     N              N                 0         370800            0          412000         412000         412000
   8000072041     N              N                 0         368000            0          460000         460000         460000
   8000072189     N              N                 0         228000            0          285000         285000         285000
   8000072198     N              N                 0      301037.92            0          376300         376300         376300
   8000072328     N              N                 0         397600            0          497000         497000         497000
   8000072331     N              N                 0       267192.4            0          334000              0         334000
   8000072358     N              N                 0         560000            0          700000         700000         700000
   8000072418     N              N                 0         676000            0          845000              0         845000
   8000072453     N              N                 0         300000            0          375000         375000         375000
   8000072504     N              N                 0         360400            0          450500         450500         450500
   8000072647     N              N                 0         287840            0          359800         359800         359800
   8000072669     N              N                 0         304000            0          380000         380000         380000
   8000072786     N              N                 0         384000            0          480000         480000         480000
   8000072792     N              N                 0         340000            0          425000         425000         425000
   8000072797     N              N                 0         220500            0          245000         245000         245000
   8000072809     N              N                 0         330720            0          413400         413400         413400
   8000072849     N              N                 0         168000            0          210000         211470         210000
   8000072912     N              N                 0         552000            0          690000         690000         690000
   8000072926     N              N                 0         324000            0          405000         405000         405000
   8000072944     N              N                 0         640000            0          800000         800000         800000
   8000072948     N              N                 0         176000            0          220000              0         220000
   8000073098     N              N                 0         376000            0          470000         470000         470000
   8000073118     N              N                 0         412000            0          515000         515000         515000
   8000073151     N              N                 0         344000            0          430000         430000         430000
   8000073206     N              N                 0         360000            0          450000         450000         450000
   8000073482     N              N                 0         163200            0          204000         204000         204000
   8000073514     N              N                 0         356000            0          445000         445000         445000
   8000073516     N              N                 0         182000            0          227500         227500         227500
   8000073520     N              N                 0         749992            0         1051000        1051000        1051000
   8000073573     N              N                 0         540000            0          675000              0         675000
   8000073658     N              N                 0         440100            0          489000         489000         489000
   8000073744     N              N                 0         432000            0          540000              0         540000
   8000073761     N              N                 0         257600            0          322000         322000         322000
   8000073804     N              N                 0         124800            0          156000         156000         156000
   8000073830     N              N                 0         217600            0          272000         272000         272000
   8000073872     N              N                 0         198720            0          248400         248400         248400
   8000073957     N              N                 0         304400            0          380500         380500         380500
   8000073962     N              N                 0         304000            0          380000              0         380000
   8000073988     N              N                 0         131915            0          164894         164894         164894
   8000074066     N              N                 0         150181            0          187726         187726         187726
   8000074116     N              N                 0         144160            0          180200         180200         180200
   8000074118     N              N                 0         236000            0          295000         295000         295000
   8000074161     N              N                 0         368000            0          460000              0         460000
   8000074171     N              N                 0         318360            0          397950         397950         397950
   8000074281     N              N                 0         300000            0          375000         375000         375000
   8000074327     N              N                 0         364000            0          455000         455000         455000
   8000074361     N              N                 0         422550            0          469500         469500         469500
   8000074370     N              N                 0         268000            0          335000         335000         335000
   8000074449     N              N                 0         156800            0          196000         196000         196000
   8000074574     N              N                 0         400000            0          500000              0         500000
   8000074629     N              N                 0         332000            0          415000              0         415000
   8000074949     N              N                 0         376000            0          470000         470000         470000
   8000074953     N              N                 0         242400            0          303000         303000         303000
   8000074954     N              N                 0         279200            0          349000         349000         349000
   8000074969     N              N                 0         196800            0          246000         246000         246000
   8000075068     N              N                 0         355200            0          444000         450000         444000
   8000075147     N              N                 0         531000            0          590000         590000         590000
   8000075158     N              N                 0         248000            0          310000         310000         310000
   8000075171     N              N                 0         512000            0          640000              0         640000
   8000075212     N              N                 0         537600            0          672000         672000         672000
   8000075276     N              N                 0         185400            0          206000         206000         206000
   8000075533     N              N                 0         196000            0          245000         245000         245000
   8000075583     N              N                 0         344000            0          430000         430000         430000
   8000075667     N              N                 0         175500            0          195000              0         195000
   8000075712     N              N                 0         236000            0          295000         295000         295000
   8000075769     N              N                 0         340000            0          425000              0         425000
   8000075844     N              N                 0         248000            0          310000              0         310000
   8000075931     N              N                 0         244000            0          305000              0         305000
   8000075936     N              N                 0         312000            0          390000         390000         390000
   8000075959     N              N                 0         113632            0          142040         142040         142040
   8000076010     N              N                 0         223560            0          279450         279450         279450
   8000076020     N              N                 0         480392            0          600490         600490         600490
   8000076023     N              N                 0         104000            0          130000              0         130000
   8000076029     N              N                 0         283500            0          315000         315000         315000
   8000076107     N              N                 0         338400            0          376000         376000         376000
   8000076129     N              N                 0         139500            0          155000         155000         155000
   8000076164     N              N                 0         397787            0          467984         467984         467984
   8000076180     N              N                 0         348952            0          436190         436190         436190
   8000076196     N              N                 0         696000            0          870000         870000         870000
   8000076200     N              N                 0         492000            0          615000              0         615000
   8000076264     N              N                 0         346400            0          433000         433000         433000
   8000076334     N              N                 0         268000            0          335000         335000         335000
   8000076348     N              N                 0         331200            0          414000         414000         414000
   8000076403     N              N                 0         369000            0          410000         410000         410000
   8000076445     N              N                 0         253552            0          316940         316940         316940
   8000076484     N              N                 0         392800            0          491000         491000         491000
   8000076489     N              N                 0         750000            0         1100000        1100000        1100000
   8000076490     N              N                 0         138000            0          172500              0         172500
   8000076498     N              N                 0          64000            0           80000          80000          80000
   8000076517     N              N                 0         448000            0          560000         560000         560000
   8000076603     N              N                 0         236000            0          295000         295000         295000
   8000076789     N              N                 0         287920            0          359900         359900         359900
   8000076813     N              N                 0         428000            0          535000              0         535000
   8000076929     N              N                 0         311640            0          389550         389550         389550
   8000076990     N              N                 0         320000            0          400000              0         400000
   8000077022     N              N                 0         451064            0          563830         563830         563830
   8000077029     N              N                 0         348000            0          435000         435000         435000
   8000077109     N              N                 0         320000            0          400000         400000         400000
   8000077162     N              N                 0         544000            0          680000         680000         680000
   8000077163     N              N                 0         312000            0          390000         390000         390000
   8000077187     N              N                 0         468000            0          585000         585000         585000
   8000077239     N              N                 0         316000            0          395000         395000         395000
   8000077300     N              N                 0         480000            0          600000         600000         600000
   8000077305     N              N                 0         176000            0          220000              0         220000
   8000077590     N              N                 0         304000            0          380000         380000         380000
   8000077629     N              N                 0         284000            0          355000         355000         355000
   8000077653     N              N                 0         568160            0          710200         710200         710200
   8000077668     N              N                 0          95000            0          120000         120000         120000
   8000077678     N              N                 0         229520            0          286900         286900         286900
   8000077726     N              N                 0         118400            0          148000              0         148000
   8000077758     N              N                 0         104800            0          131000         131000         131000
   8000077881     N              N                 0         480000            0          600000         600000         600000
   8000077924     N              N                 0         160000            0          200000         200000         200000
   8000078002     N              N                 0         392000            0          490000         490000         490000
   8000078044     N              N                 0         168000            0          210000         210000         210000
   8000078051     N              N                 0         176000            0          220000         220000         220000
   8000078081     N              N                 0         399200            0          499000         499000         499000
   8000078109     N              N                 0         344000            0          430000         430000         430000
   8000078164     N              N                 0         280000            0          350000         350000         350000
   8000078175     N              N                 0         240000            0          300000              0         300000
   8000078192     N              N                 0         525000            0          656250         656250         656250
   8000078226     N              N                 0         139920            0          174900         174900         174900
   8000078257     N              N                 0         180000            0          225000              0         225000
   8000078260     N              N                 0         600000            0          750000         750000         750000
   8000078274     N              N                 0         584000            0          730000              0         730000
   8000078289     N              N                 0         193600            0          242000              0         242000
   8000078330     N              N                 0         264000            0          330000              0         330000
   8000078349     N              N                 0         384000            0          480000         480000         480000
   8000078387     N              N                 0         176000            0          220000              0         220000
   8000078392     N              N                 0         381600            0          477000         477000         477000
   8000078491     N              N                 0         303200            0          379000              0         379000
   8000078512     N              N                 0         344000            0          430000              0         430000
   8000078556     N              N                 0         296000            0          370000         370000         370000
   8000078570     N              N                 0         442554            0          553192         553192         553192
   8000078609     N              N                 0         284080            0          355100         355100         355100
   8000078610     N              N                 0         346500            0          385000         385000         385000
   8000078617     N              N                 0         476000            0          595000              0         595000
   8000078627     N              N                 0         568000            0          710000              0         710000
   8000078634     N              N                 0         128960            0          161200         161200         161200
   8000078675     N              N                 0         200000            0          250000         250000         250000
   8000078721     N              N                 0         176800            0          221000         221000         221000
   8000078732     N              N                 0         356000            0          445000         449500         445000
   8000078733     N              N                 0         316000            0          395000         395000         395000
   8000078743     N              N                 0         288000            0          360000              0         360000
   8000078766     N              N                 0         273600            0          342000         342000         342000
   8000078825     N              N                 0         428000            0          535000              0         535000
   8000078826     N              N                 0         360000            0          450000         450000         450000
   8000078829     N              N                 0         208000            0          260000              0         260000
   8000078897     N              N                 0         260000            0          325000              0         325000
   8000078924     N              N                 0         268000            0          335000         335000         335000
   8000078935     N              N                 0         403200            0          504000         504000         504000
   8000078941     N              N                 0         396000            0          495000         495000         495000
   8000078994     N              N                 0         352000            0          440000         440000         440000
   8000078998     N              N                 0         397600            0          497000         497000         497000
   8000079026     N              N                 0         506400            0          633000         633000         633000
   8000079034     N              N                 0         351200            0          439000         439000         439000
   8000079044     N              N                 0         212000            0          265000         265000         265000
   8000079054     N              N                 0         307600            0          384500         384500         384500
   8000079055     N              N                 0         221328            0          276660         276660         276660
   8000079074     N              N                 0         235200            0          294000         294000         294000
   8000079081     N              N                 0         312000            0          390000              0         390000
   8000079102     N              N                 0         400000            0          500000         500000         500000
   8000079104     N              N                 0         440000            0          550000         550000         550000
   8000079107     N              N                 0         327200            0          409000         409000         409000
   8000079108     N              N                 0         300000            0          375000              0         375000
   8000079120     N              N                 0         340800            0          426000         426000         426000
   8000079125     N              N                 0         400080            0          500100         500100         500100
   8000079174     N              N                 0         331360            0          414200         414200         414200
   8000079175     N              N                 0         368000            0          460000         460000         460000
   8000079176     N              N                 0         328800            0          411000         411000         411000
   8000079184     N              N                 0         432000            0          540000         540000         540000
   8000079187     N              N                 0         334960            0          418700         418700         418700
   8000079189     N              N                 0      257501.96            0          322078         322078         322078
   8000079204     N              N                 0         208000            0          260000         260000         260000
   8000079210     N              N                 0         191200            0          239000         239000         239000
   8000079252     N              N                 0         361200            0          451500         451500         451500
   8000079285     N              N                 0         399900            0          499900         499900         499900
   8000079295     N              N                 0         332000            0          415000         415000         415000
   8000079300     N              N                 0         313760            0          392200         392200         392200
   8000079304     N              N                 0         484000            0          605000              0         605000
   8000079306     N              N                 0         316000            0          395000         395000         395000
   8000079312     N              N                 0         136000            0          170000              0         170000
   8000079313     N              N                 0         205600            0          257000         257000         257000
   8000079315     N              N                 0          95776            0          119720         119720         119720
   8000079317     N              N                 0          90600            0          113250         113250         113250
   8000079361     N              N                 0      365044.75            0          456305         456305         456305
   8000079386     N              N                 0         309600            0          387000         387000         387000
   8000079407     N              N                 0         229520            0          286900         286900         286900
   8000079408     N              N                 0         156160            0          195200         195200         195200
   8000079413     N              N                 0         360000            0          450000         450000         450000
   8000079415     N              N                 0         252000            0          315000              0         315000
   8000079489     N              N                 0         593600            0          742000         742000         742000
   8000079500     N              N                 0         408000            0          510000         510000         510000
   8000079563     N              N                 0         216000            0          270000         270000         270000
   8000079581     N              N                 0         656000            0          820000              0         820000
   8000079603     N              N                 0         296000            0          370000         370000         370000
   8000079659     N              N                 0         448000            0          560000         560000         560000
   8000079677     N              N                 0         200000            0          250000         250000         250000
   8000079712     N              N                 0         324000            0          405000         405000         405000
   8000079716     N              N                 0         326480            0          408100         408100         408100
   8000079727     N              N                 0         440000            0          550000         553191         550000
   8000079729     N              N                 0         148000            0          185000              0         185000
   8000079746     N              N                 0         319920            0          399900         399900         399900
   8000079763     N              N                 0         304000            0          380000              0         380000
   8000079768     N              N                 0         278400            0          348000              0         348000
   8000079795     N              N                 0         304468            0          380585         380585         380585
   8000079833     N              N                 0         208000            0          260000         260000         260000
   8000079837     N              N                 0         229500            0          255000              0         255000
   8000079849     N              N                 0         260000            0          325000         325000         325000
   8000079853     N              N                 0         331840            0          414800         414800         414800
   8000079864     N              N                 0         253600            0          317000         317000         317000
   8000079894     N              N                 0         404000            0          505000         505000         505000
   8000079903     N              N                 0         200000            0          250000              0         250000
   8000079907     N              N                 0         504000            0          630000         630000         630000
   8000079950     N              N                 0      131300.76            0          164150         164150         164150
   8000079977     N              N                 0         392000            0          490000         490000         490000
   8000079990     N              N                 0         140160            0          175200         175200         175200
   8000080005     N              N                 0         340000            0          425000         425000         425000
   8000080053     N              N                 0         344000            0          430000         430000         430000
   8000080117     N              N                 0         203200            0          254000         254000         254000
   8000080121     N              N                 0         459574            0          574468         574468         574468
   8000080139     N              N                 0         380000            0          475000         475000         475000
   8000080140     N              N                 0         272000            0          340000         340000         340000
   8000080155     N              N                 0         321560            0          401950         401950         401950
   8000080162     N              N                 0         432000            0          540000              0         540000
   8000080171     N              N                 0         292000            0          365000         365000         365000
   8000080232     N              N                 0         408000            0          510000         510000         510000
   8000080240     N              N                 0         313067            0          391333         391333         391333
   8000080248     N              N                 0         320000            0          400000         400000         400000
   8000080251     N              N                 0         360000            0          450000         450000         450000
   8000080258     N              N                 0         370800            0          412000         412000         412000
   8000080301     N              N                 0         129600            0          162000         162000         162000
   8000080302     N              N                 0         400000            0          500000         500000         500000
   8000080319     N              N                 0         363200            0          454000         454000         454000
   8000080379     N              N                 0         406000            0          507500         507500         507500
   8000080380     N              N                 0         246400            0          308000         308000         308000
   8000080390     N              N                 0         280000            0          350000              0         350000
   8000080402     N              N                 0         408000            0          510000         510000         510000
   8000080422     N              N                 0         296000            0          370000         370000         370000
   8000080443     N              N                 0         336000            0          420000         420000         420000
   8000080473     N              N                 0         144000            0          180000         180000         180000
   8000080479     N              N                 0         328000            0          410000              0         410000
   8000080489     N              N                 0         332000            0          415000         415000         415000
   8000080538     N              N                 0         288000            0          360000         360000         360000
   8000080560     N              N                 0         132000            0          165000         165000         165000
   8000080569     N              N                 0         301750            0          355000         355000         355000
   8000080600     N              N                 0         448000            0          560000         560000         560000
   8000080622     N              N                 0         400000            0          500000         500000         500000
   8000080625     N              N                 0         209520            0          261900         261900         261900
   8000080637     N              N                 0         250160            0          312700         312700         312700
   8000080638     N              N                 0         220056            0          275070         275070         275070
   8000080665     N              N                 0         304000            0          380000         380000         380000
   8000080700     N              N                 0         272000            0          340000         340000         340000
   8000080722     N              N                 0         580000            0          725000         725000         725000
   8000080744     N              N                 0         148160            0          185200         185200         185200
   8000080758     N              N                 0         304000            0          380000              0         380000
   8000080762     N              N                 0         340000            0          425000         425000         425000
   8000080765     N              N                 0         100400            0          125500         125500         125500
   8000080814     N              N                 0         142400            0          178000         178000         178000
   8000080815     N              N                 0         600006            0          765000              0         765000
   8000080817     N              N                 0         191200            0          239000         239000         239000
   8000080849     N              N                 0         172800            0          216000              0         216000
   8000080854     N              N                 0         115200            0          144000         144000         144000
   8000080858     N              N                 0         340000            0          425000         425000         425000
   8000080864     N              N                 0         187920            0          234900         234900         234900
   8000080870     N              N                 0         178080            0          222600         222600         222600
   8000080923     N              N                 0         200000            0          250000         250000         250000
   8000080975     N              N                 0         364000            0          455000         455000         455000
   8000080981     N              N                 0         399640            0          499550         499550         499550
   8000080992     N              N                 0         360000            0          450000         450000         450000
   8000081002     N              N                 0         444352            0          555440         555440         555440
   8000081015     N              N                 0         385600            0          482000         482000         482000
   8000081057     N              N                 0         704800            0          881000         881000         881000
   8000081061     N              N                 0         200000            0          250000         250000         250000
   8000081065     N              N                 0       216893.4            0          271000         271100         271000
   8000081086     N              N                 0         260000            0          325000              0         325000
   8000081092     N              N                 0         129362            0          161703         161703         161703
   8000081137     N              N                 0          70800            0           88500          88500          88500
   8000081139     N              N                 0         343920            0          429900         429900         429900
   8000081193     N              N                 0         103200            0          129000         129000         129000
   8000081197     N              N                 0         204000            0          255000         255000         255000
   8000081203     N              N                 0         336000            0          420000              0         420000
   8000081310     N              N                 0         696000            0          870000         870000         870000
   8000081313     N              N                 0         392000            0          490000              0         490000
   8000081318     N              N                 0         229200            0          286500         286500         286500
   8000081348     N              N                 0         645600            0          807000         807000         807000
   8000081371     N              N                 0         164000            0          205000         205000         205000
   8000081392     N              N                 0         228000            0          285000         285000         285000
   8000081448     N              N                 0         296000            0          370000         370000         370000
   8000081456     N              N                 0         520000            0          650000         650000         650000
   8000081527     N              N                 0         260000            0          325000         325000         325000
   8000081531     N              N                 0         236000            0          295000         305000         295000
   8000081543     N              N                 0         558400            0          698000         698000         698000
   8000081547     N              N                 0         556000            0          695000         695000         695000
   8000081612     N              N                 0         128000            0          160000         160000         160000
   8000081615     N              N                 0         432000            0          540000         540000         540000
   8000081620     N              N                 0         176800            0          221000         221000         221000
   8000081625     N              N                 0         357600            0          447000         447000         447000
   8000081631     N              N                 0         143200            0          179000         179000         179000
   8000081649     N              N                 0         161600            0          202000              0         202000
   8000081653     N              N                 0         385840            0          482300         482300         482300
   8000081695     N              N                 0         325480            0          406850         406850         406850
   8000081709     N              N                 0         108000            0          135000         135000         135000
   8000081711     N              N                 0         111920            0          139900         139900         139900
   8000081775     N              N                 0         395200            0          494000         494000         494000
   8000081793     N              N                 0         240000            0          300000         340000         300000
   8000081881     N              N                 0         127920            0          159900         159900         159900
   8000081950     N              N                 0         360000            0          450000         450000         450000
   8000081956     N              N                 0          74800            0           93500          93500          93500
   8000082001     N              N                 0         508000            0          635000         635000         635000
   8000082034     N              N                 0         220000            0          275000         275000         275000
   8000082060     N              N                 0         253600            0          317000         317000         317000
   8000082106     N              N                 0         306400            0          383000         383000         383000
   8000082109     N              N                 0         204000            0          255000         255000         255000
   8000082178     N              N                 0         192000            0          240000         240000         240000
   8000082198     N              N                 0         381600            0          477000         477000         477000
   8000082252     N              N                 0         404000            0          505000         505000         505000
   8000082287     N              N                 0         116000            0          145000         145000         145000
   8000082302     N              N                 0         411200            0          514000         514000         514000
   8000082307     N              N                 0         448000            0          560000              0         560000
   8000082309     N              N                 0         383200            0          479000         479000         479000
   8000082365     N              N                 0         544800            0          681000         681000         681000
   8000082415     N              N                 0         248000            0          310000              0         310000
   8000082434     N              N                 0         360000            0          450000         450000         450000
   8000082446     N              N                 0          75000            0          100000              0         100000
   8000082575     N              N                 0         376000            0          470000              0         470000
   8000082605     N              N                 0         130000            0          162500              0         162500
   8000082606     N              N                 0         143685            0          159650         159650         159650
   8000082608     N              N                 0         128000            0          160000         160000         160000
   8000082609     N              N                 0         144000            0          180000         180000         180000
   8000082641     N              N                 0         191920            0          239900         239900         239900
   8000082724     N              N                 0         288000            0          360000         360000         360000
   8000082775     N              N                 0         500000            0          625000         625000         625000
   8000082778     N              N                 0         162800            0          203500         203500         203500
   8000082803     N              N                 0         276000            0          345000         345000         345000
   8000082829     N              N                 0         220000            0          275000         280000         275000
   8000082931     N              N                 0         544800            0          681000         712000         681000
   8000082969     N              N                 0         204000            0          255000              0         255000
   8000082987     N              N                 0         384000            0          480000         480000         480000
   8000083053     N              N                 0         270680            0          338350         338350         338350
   8000083129     N              N                 0      408153.55            0          511000         510638         510638
   8000083162     N              N                 0         417200            0          521500         521500         521500
   8100046913     N              N                 0         231200            0          289000         289000         289000
   8100073805     N              N                 0         132000            0          165000         165000         165000
   8100075521     N              N                 0         280000            0          350000         350000         350000
   8100076478     N              N                 0         112000            0          140000         140000         140000
   8100077962     N              N                 0         264000            0          330000         330000         330000
   8100079203     N              N                 0         140000            0          175000         175000         175000
   8110076815     N              N                 0         480000            0          600000         600000         600000
   1103436814     Y              N                 0      303010.76            0          381000         379152         379152
   1103442405     Y              N                 0       321609.8            0          420000         402050         402050
   1103450173     Y              N                 0         413797            0          518000         517197         517197
   1103456086     Y              N                 0       192765.9            0          250000         240990         240990
   1103459657     Y              N                 0      152157.94            0          207000         190215         190215
   1103461147     Y              N                 0         157868            0          205000         197318         197318
   1103466979     Y              N                 0         144000            0          180000         180000         180000
   1103470304     Y              N                 0         154000            0          220000              0         220000
   1103474862     Y              N                 0         267120            0          334000         333900         333900
   1103474884     Y              N                 0         238875            0          320000         318500         318500
   1103476287     Y              N                 0         122430            0          174900         174900         174900
   1103477812     Y              N                 0      170251.72            0          213000         212823         212823
   1103481593     Y              N                 0         199200            0          249000              0         249000
   1103481842     Y              N                 0         236000            0          295000         295000         295000
   1103482293     Y              N                 0       131992.5            0          165000         164990         164990
   1103482641     Y              N                 0         132930            0          190000         189900         189900
   1103484809     Y              N                 0         220000            0          277000         275000         275000
   1103488048     Y              N                 0         201243            0          290000         287490         287490
   1103488154     Y              N                 0         176254            0          236000         235500         235500
   1103488928     Y              N                 0      274556.36            0          345000         343225         343225
   1103489258     Y              N                 0      343303.09            0          435000         429146         429146
   1103490538     Y              N                 0      233070.34            0          335000         334940         334940
   1103492865     Y              N                 0       167992.5            0          210000         209990         209990
   1103493269     Y              N                 0         178500            0          255000         255000         255000
   1103493332     Y              N                 0      328855.89            0          422000         411097         411097
   1103493654     N              N                 0          94500            0          135000         135000         135000
   1103494020     Y              N                 0         110250            0          179000         147000         147000
   1103494788     Y              N                 0      118331.25            0          220000         157775         157775
   1103496459     Y              N                 0         137820            0          175000         172275         172275
   1103496486     Y              N                 0         612500            0          890000         875000         875000
   1103497084     Y              N                 0      245662.04            0          312690         312690         312690
   1103497226     Y              N                 0       174742.5            0          235000         232990         232990
   1103498778     Y              N                 0         183920            0          230000         229900         229900
   1103499660     Y              N                 0      395002.99            0          497000         496092         496092
   1103499693     Y              N                 0       159367.5            0          215000         212490         212490
   1103500330     Y              N                 0         267120            0          334000         333900         333900
   1103500439     Y              N                 0       117943.5            0          190000         168490         168490
   1103501556     Y              N                 0         219992            0          280000         274990         274990
   1103501582     Y              N                 0       203992.5            0          255000         254990         254990
   1103501953     Y              N                 0         154503            0          194000         195000         194000
   1103502006     Y              N                 0       296785.3            0          415000         395714         395714
   1103503921     Y              N                 0         559200            0          700000         699000         699000
   1103504013     Y              N                 0         131243            0          180000         174990         174990
   1103504182     Y              N                 0         167993            0          245000         239990         239990
   1103504415     Y              N                 0         144193            0          255000         205990         205990
   1103506264     Y              N                 0         169743            0          249000         242490         242490
   1103507488     Y              N                 0         157143            0          230000         224490         224490
   1103508164     Y              N                 0         614549            0          886000         877926         877926
   1103508169     Y              N                 0         216300            0          309000              0         309000
   1103508261     Y              N                 0      202173.18            0          252800         252749         252749
   1103509874     N              N                 0         361900            0          520000         517000         517000
   1103510078     Y              N                 0         178493            0          255000         254990         254990
   1103510098     Y              Y                60       348031.7            0          436000         435810         435810
   1103510110     Y              N                 0      217969.66            0          280000         272441         272441
   1103511065     Y              N                 0         153743            0          205000         204990         204990
   1103511546     Y              N                 0         167192            0          218000         208990         208990
   1103511598     Y              N                 0         140000            0          175000         175000         175000
   1103514923     Y              N                 0       155759.7            0          223000         223000         223000
   1103515243     Y              N                 0         217000            0          310000              0         310000
   1103515481     Y              N                 0         111675            0          153000         148900         148900
   1103516085     Y              N                 0      125910.46            0          162000         157396         157396
   1103516189     Y              N                 0         208800            0          261000         261000         261000
   1103516708     Y              Y                60      311476.06            0          390000         389365         389365
   1103517545     Y              N                 0         232500            0          310000         310000         310000
   1103518231     Y              N                 0         234400            0          293000         293000         293000
   1103518267     Y              N                 0         432960            0          554000         541200         541200
   1103518371     Y              N                 0         213750            0          285000         285000         285000
   1103518584     Y              N                 0         300000            0          400000         400000         400000
   1103518724     Y              N                 0         283500            0          378000         378000         378000
   1103519594     Y              N                 0       188337.9            0          239000         235422         235422
   1103519666     N              N                 0      196010.97            0          282000         280100         280100
   1103519827     Y              N                 0          93750            0          145000         125000         125000
   1103519901     Y              N                 0         330754            0          415000         413454         413454
   1103520285     Y              N                 0         388000            0          485000              0         485000
   1103520403     Y              N                 0         303800            0          445000         434000         434000
   1103520447     N              N                 0         244000            0          305000         305000         305000
   1103520747     Y              N                 0         129500            0          220000         185000         185000
   1103520750     Y              N                 0      101905.44            0          149000         145600         145600
   1103521615     Y              N                 0         135000            0          180000         180000         180000
   1103521760     Y              N                 0         252800            0          320000         316000         316000
   1103521854     N              Y                60         380000            0          475000              0         475000
   1103521957     Y              N                 0      116977.45            0          170000         167111         167111
   1103521964     Y              N                 0       101062.5            0          135000         134750         134750
   1103522694     Y              N                 0      141314.62            0          202000         201900         201900
   1103522787     Y              Y                60         623000            0          890000         890000         890000
   1103522916     Y              N                 0      150724.13            0          243000         188762         188762
   1103523141     Y              N                 0         136000            0          170000         170000         170000
   1103523370     Y              N                 0         463200            0          579000         579000         579000
   1103523584     Y              N                 0         255120            0          333000         318900         318900
   1103523748     Y              N                 0         162400            0          232000              0         232000
   1103523898     Y              N                 0         200900            0          287000         287000         287000
   1103524326     Y              N                 0         155920            0          197000         194900         194900
   1103524654     N              N                 0         167650            0          239500         239500         239500
   1103524714     Y              N                 0         117600            0          168000         168000         168000
   1103525373     Y              N                 0       128617.5            0          183000         171490         171490
   1103525410     Y              N                 0         262500            0          375000         375900         375000
   1103525519     Y              N                 0         287000            0          415000         410000         410000
   1103525629     Y              N                 0       172512.3            0          220000         215677         215677
   1103526584     Y              N                 0         280020            0          350000              0         350000
   1103526784     Y              N                 0      125910.46            0          157396         157396         157396
   1103526860     Y              N                 0         560000            0          700000         700000         700000
   1103526885     Y              Y                60      179910.71            0          225000         224916         224916
   1103526920     Y              N                 0         132930            0          189900         189900         189900
   1103526949     Y              N                 0         131920            0          165000         164900         164900
   1103527315     Y              N                 0         236000            0          301000         295000         295000
   1103527489     Y              N                 0         117500            0          150000         150000         150000
   1103527525     Y              N                 0         103500            0          130000         130000         130000
   1103528114     Y              N                 0       169754.5            0          260000         242505         242505
   1103528119     Y              N                 0         217500            0          290000         290000         290000
   1103528249     Y              Y                60         325600            0          408000         407000         407000
   1103528344     Y              N                 0         245000            0          350000              0         350000
   1103528616     Y              N                 0         243000            0          335000         324000         324000
   1103528907     Y              N                 0       131242.5            0          181000         174990         174990
   1103529021     Y              N                 0         103593            0          175000         147990         147990
   1103529169     Y              N                 0         168000            0          210000              0         210000
   1103529283     Y              N                 0         244000            0          305000              0         305000
   1103529328     N              N                 0         148400            0          185500         185500         185500
   1103529382     Y              N                 0       153742.5            0          205000         204990         204990
   1103529385     Y              N                 0          86175            0          115990         114900         114900
   1103529621     Y              N                 0         165130            0          242500         235900         235900
   1103529626     Y              N                 0      121130.54            0          162000         161490         161490
   1103529638     Y              N                 0         160000            0          200000         200000         200000
   1103529674     Y              N                 0         182700            0          270500         261000         261000
   1103529829     Y              N                 0         333200            0          476000              0         476000
   1103529861     Y              N                 0         385000            0          560000         550000         550000
   1103529914     Y              N                 0         360000            0          515000         450000         450000
   1103529961     Y              N                 0         212800            0          270000         266000         266000
   1103531100     Y              N                 0      286961.13            0          380000         358697         358697
   1103531433     Y              N                 0      141316.05            0          255000         201859         201859
   1103531701     Y              N                 0         261600            0          330000         327000         327000
   1103531774     N              N                 0         216000            0          270000         270000         270000
   1103531778     Y              N                 0         280000            0          350000         350000         350000
   1103531815     Y              N                 0         592000            0          740000         740000         740000
   1103532141     Y              N                 0         524000            0          665000         655000         655000
   1103532333     Y              N                 0         190800            0          238500         238500         238500
   1103532487     Y              N                 0         259560            0          348000         324450         324450
   1103532591     N              N                 0         180800            0          226000         226000         226000
   1103532766     Y              N                 0         380000            0          475000              0         475000
   1103532852     Y              N                 0         106400            0          133000              0         133000
   1103532901     Y              N                 0         134000            0          167500         180000         167500
   1103532978     N              N                 0         393755            0          525000              0         525000
   1103533402     Y              N                 0         183750            0          245000              0         245000
   1103533863     Y              N                 0      345714.78            0          432200         432158         432158
   1103534160     Y              N                 0         287775            0          385000         383700         383700
   1103534179     Y              N                 0         183655            0          245000         244900         244900
   1103534311     Y              N                 0         110250            0          150000         147000         147000
   1103534378     Y              N                 0        77002.9            0          129000              0         129000
   1103534544     Y              N                 0         325500            0          465000         465000         465000
   1103534573     Y              N                 0         120400            0          172000         172000         172000
   1103534580     Y              N                 0         175000            0          272000         250000         250000
   1103534587     Y              N                 0         173600            0          217000         217000         217000
   1103534728     Y              N                 0         142400            0          178000              0         178000
   1103534746     Y              N                 0         114000            0          152000         152000         152000
   1103535015     Y              N                 0         191250            0          255000         255000         255000
   1103535208     Y              N                 0         272000            0          340000         340000         340000
   1103535272     Y              N                 0         528500            0          755000              0         755000
   1103535281     Y              N                 0       363149.7            0          525000         453990         453990
   1103535327     Y              N                 0         185430            0          265000         264900         264900
   1103535386     Y              N                 0         704000            0          880000         880000         880000
   1103535396     Y              N                 0         248500            0          360000         355000         355000
   1103535413     Y              N                 0         345000            0          460000         460000         460000
   1103535416     N              N                 0         296250            0          395000         395000         395000
   1103535423     Y              N                 0         332000            0          415000         415000         415000
   1103535427     N              N                 0         368000            0          460000         460000         460000
   1103535429     Y              N                 0         408000            0          510000         510000         510000
   1103535433     Y              N                 0         204000            0          255000         255000         255000
   1103535438     Y              N                 0         214480            0          280000         268100         268100
   1103535441     Y              N                 0         246750            0          352000         329000         329000
   1103535445     Y              N                 0         239200            0          310000         299000         299000
   1103535449     Y              N                 0          96186            0          154000         137409         137409
   1103535450     Y              N                 0         278800            0          351000         348500         348500
   1103535453     Y              N                 0         118400            0          155000         148000         148000
   1103535454     Y              N                 0          56000            0           70000          70000          70000
   1103535457     Y              N                 0         276000            0          354000         345000         345000
   1103535465     Y              N                 0         396000            0          500000         495000         495000
   1103535468     Y              N                 0         444000            0          560000         555000         555000
   1103535469     Y              N                 0         306600            0          440000         438000         438000
   1103535470     Y              N                 0         240000            0          300000         300000         300000
   1103535473     Y              N                 0         332000            0          418000         415000         415000
   1103535474     Y              N                 0         246020            0          330000         330000         330000
   1103535476     Y              N                 0         136000            0          170000              0         170000
   1103535478     Y              N                 0          53560            0           80000          66950          66950
   1103535480     Y              N                 0         257600            0          322000         322000         322000
   1103535483     Y              N                 0         111920            0          143000         139900         139900
   1103535490     Y              N                 0         108000            0          168000         135000         135000
   1103535492     Y              N                 0          60000            0           80000              0          80000
   1103535493     Y              N                 0         100000            0          140000         125000         125000
   1103535497     Y              N                 0         198750            0          300000         265000         265000
   1103535500     Y              N                 0         392000            0          490000              0         490000
   1103535502     Y              N                 0         168000            0          224000              0         224000
   1103535503     Y              N                 0          93200            0          121500         116500         116500
   1103535545     Y              N                 0         169950            0          230000         226600         226600
   1103535560     Y              N                 0         151920            0          195000         189900         189900
   1103535569     N              Y               120         472000            0          610000         590000         590000
   1103535600     Y              Y                60         311500            0          445000         445000         445000
   1103535635     Y              N                 0         518000            0          740000              0         740000
   1103535833     Y              N                 0       118293.5            0          168990         168990         168990
   1103535837     N              N                 0      187600.48            0          250000         234545         234545
   1103535843     Y              N                 0         208000            0          262000         260000         260000
   1103535925     N              N                 0         225600            0          282000         282000         282000
   1103535928     Y              N                 0         168000            0          210000         210000         210000
   1103535983     Y              N                 0         103530            0          155000         147900         147900
   1103536079     Y              N                 0         119920            0          150000         149900         149900
   1103536113     Y              N                 0          97425            0          160000         129900         129900
   1103536132     N              N                 0         260000            0          325000         325000         325000
   1103536182     N              N                 0      106006.87            0          141000         140900         140900
   1103536306     Y              N                 0         340000            0          445000         425000         425000
   1103536383     Y              N                 0       135742.5            0          182000         180990         180990
   1103536551     Y              N                 0         688000            0          870000         860000         860000
   1103536645     Y              N                 0       194992.5            0          265000         259990         259990
   1103536734     Y              N                 0         136500            0          195000         195000         195000
   1103536899     N              Y               120         532000            0          665000         689000         665000
   1103536997     N              N                 0         250400            0          313000         313000         313000
   1103537007     Y              N                 0         359200            0          450000         449000         449000
   1103537012     N              N                 0         113600            0          142000         142000         142000
   1103537014     Y              N                 0         156000            0          195000              0         195000
   1103537043     N              N                 0         370400            0          463000              0         463000
   1103537047     Y              N                 0       168005.7            0          237000              0         237000
   1103537053     Y              N                 0         480000            0          600000         600000         600000
   1103537059     N              N                 0         200000            0          250000              0         250000
   1103537073     N              N                 0          68300            0           95000          93300          93300
   1103537076     Y              N                 0         512000            0          641000         640000         640000
   1103537078     Y              N                 0         183200            0          229000         229000         229000
   1103537085     Y              N                 0         220000            0          275000         275000         275000
   1103537086     Y              N                 0         124000            0          155000              0         155000
   1103537098     Y              N                 0         260100            0          306000              0         306000
   1103537103     Y              N                 0         458400            0          573000         573000         573000
   1103537129     Y              N                 0         187200            0          235000         234000         234000
   1103537140     Y              N                 0         215920            0          270000         269900         269900
   1103537143     Y              N                 0         463200            0          579000         579000         579000
   1103537158     N              N                 0         300000            0          375000              0         375000
   1103537162     Y              N                 0         532500            0          710000         710000         710000
   1103537165     Y              N                 0         272800            0          350000         341000         341000
   1103537168     Y              N                 0         336000            0          420000              0         420000
   1103537170     Y              N                 0          88500            0          118000              0         118000
   1103537171     N              N                 0         537343            0          800000         671679         671679
   1103537173     Y              N                 0         192000            0          240000              0         240000
   1103537185     Y              N                 0         177200            0          229000         221500         221500
   1103537187     Y              N                 0         287600            0          365000         359500         359500
   1103537188     N              N                 0         140000            0          185000         175000         175000
   1103537192     Y              N                 0         308400            0          385500         385500         385500
   1103537207     Y              N                 0         187960            0          234950         234950         234950
   1103537208     N              N                 0         266800            0          336500         333500         333500
   1103537215     Y              N                 0         396000            0          510000         495000         495000
   1103537220     N              N                 0         588000            0          735000         735000         735000
   1103537224     Y              N                 0         332000            0          415000         415000         415000
   1103537225     N              N                 0         155600            0          195000         194500         194500
   1103537230     Y              N                 0         196000            0          245000              0         245000
   1103537234     Y              N                 0          96000            0          121000         121000         121000
   1103537239     Y              N                 0         540000            0          675000         675000         675000
   1103537242     Y              N                 0         600000            0          750000              0         750000
   1103537244     Y              N                 0         162000            0          203000         202500         202500
   1103537251     Y              N                 0         296000            0          370000         370000         370000
   1103537253     Y              N                 0         190000            0          215000              0         215000
   1103537257     N              N                 0         436000            0          545000              0         545000
   1103537265     N              N                 0         348000            0          440000         435000         435000
   1103537384     Y              N                 0       332007.5            0          415000              0         415000
   1103537391     Y              N                 0         272000            0          355000         340000         340000
   1103537484     Y              N                 0         324000            0          438000         405000         405000
   1103537550     Y              N                 0      120207.45            0          150250         150250         150250
   1103537657     Y              N                 0         236250            0          340000         337500         337500
   1103537661     Y              N                 0         248000            0          310000              0         310000
   1103537796     Y              N                 0         291200            0          364000         364000         364000
   1103537804     Y              N                 0         143920            0          179900         179900         179900
   1103537929     Y              N                 0         231000            0          330000         330000         330000
   1103537954     Y              N                 0         152000            0          200000         190000         190000
   1103537996     Y              N                 0         262500            0          380000         375000         375000
   1103538004     Y              N                 0         569858            0          715000         712322         712322
   1103538006     Y              N                 0       137193.5            0          200000         195990         195990
   1103538109     Y              N                 0         141043            0          202000         201490         201490
   1103538180     Y              N                 0         371250            0          495000              0         495000
   1103538223     Y              N                 0         224000            0          307000         280000         280000
   1103538493     Y              N                 0         140000            0          200000         200000         200000
   1103538536     Y              N                 0         148000            0          235000         185000         185000
   1103538556     Y              N                 0         112000            0          175000         160000         160000
   1103538573     Y              N                 0         122500            0          178000         175000         175000
   1103538626     Y              N                 0       259158.1            0          324000         323990         323990
   1103538645     Y              N                 0         213000            0          284000         284900         284000
   1103538675     Y              N                 0         232000            0          290000              0         290000
   1103538771     Y              N                 0         137200            0          200000         196000         196000
   1103538780     N              N                 0         123200            0          154000              0         154000
   1103538802     Y              N                 0         148400            0          215000         212000         212000
   1103538826     Y              N                 0         287000            0          427000         410000         410000
   1103538854     Y              N                 0         648910            0          815000         811138         811138
   1103538889     N              N                 0         236000            0          295000         295000         295000
   1103538897     Y              N                 0         112000            0          160000              0         160000
   1103538950     Y              N                 0       401680.9            0          502102         502102         502102
   1103539049     Y              N                 0         104650            0          145000         138500         138500
   1103539075     Y              N                 0      131183.75            0          190000         187405         187405
   1103539110     Y              N                 0         172425            0          233000         229900         229900
   1103539112     Y              N                 0         301018            0          430000              0         430000
   1103539140     Y              N                 0         181125            0          245700         241500         241500
   1103539217     Y              N                 0         416000            0          520000              0         520000
   1103539238     Y              N                 0      298477.69            0          373200         373115         373115
   1103539262     Y              N                 0         527136            0          658880         658880         658880
   1103539441     Y              N                 0          77375            0          124000         102500         102500
   1103539640     Y              N                 0         256000            0          320000         320000         320000
   1103539671     Y              N                 0         115500            0          171700         165000         165000
   1103539712     N              N                 0         111200            0          145000         139000         139000
   1103539724     Y              N                 0      424386.95            0          535000         530490         530490
   1103539725     Y              N                 0         692000            0          865000         865000         865000
   1103539780     Y              N                 0         121118            0          172000         161490         161490
   1103539785     Y              N                 0         348000            0          435000         435000         435000
   1103539837     Y              N                 0         104925            0          140000         139900         139900
   1103540046     Y              N                 0         120000            0          153000         150000         150000
   1103540269     Y              N                 0         208000            0          262000         260000         260000
   1103540282     Y              N                 0         119000            0          175000         170000         170000
   1103540348     Y              N                 0         166000            0          240000              0         240000
   1103540389     Y              N                 0         181930            0          259900         259900         259900
   1103540421     Y              N                 0         192500            0          275000              0         275000
   1103540510     N              Y                60         210700            0          301000              0         301000
   1103540600     Y              N                 0       214446.2            0          275000         268058         268058
   1103540720     Y              N                 0         240000            0          300000         300000         300000
   1103540767     Y              N                 0       163443.5            0          240000         233490         233490
   1103540812     Y              N                 0         196000            0          245000         245000         245000
   1103540818     Y              N                 0         357000            0          510000         510000         510000
   1103540877     Y              N                 0         264000            0          330000              0         330000
   1103540883     Y              N                 0         187500            0          250000         250000         250000
   1103540964     Y              N                 0         243750            0          325000              0         325000
   1103540987     Y              N                 0         227200            0          287000         284000         284000
   1103540999     Y              N                 0         329000            0          470000         470000         470000
   1103541072     Y              N                 0         330000            0          430000         412500         412500
   1103541114     Y              N                 0         187500            0          256000         250000         250000
   1103541143     Y              N                 0         175200            0          230000         219000         219000
   1103541193     Y              N                 0         152000            0          190000              0         190000
   1103541292     Y              N                 0         235200            0          310000         294000         294000
   1103541451     Y              N                 0         328000            0          475000         410000         410000
   1103541491     Y              N                 0      358764.17            0          463000         462235         462235
   1103541544     Y              N                 0         116193            0          168000         165990         165990
   1103541624     Y              N                 0         405000            0          540000         540000         540000
   1103541637     Y              N                 0         103530            0          155000         147900         147900
   1103541733     Y              N                 0         374250            0          520000         499000         499000
   1103541767     Y              N                 0         119500            0          155000         155000         155000
   1103541836     Y              N                 0         508000            0          690000         635000         635000
   1103541910     Y              N                 0          74050            0           99000              0          99000
   1103541968     Y              Y                60         491200            0          625000         614000         614000
   1103542207     Y              N                 0          80510            0          120000              0         120000
   1103542235     Y              N                 0      100000.05            0          185000         139999         139999
   1103542496     Y              N                 0       228020.5            0          285000              0         285000
   1103542529     Y              N                 0         136000            0          170000         170000         170000
   1103542556     Y              N                 0         279303            0          353000         349128         349128
   1103542653     Y              N                 0         248000            0          310000              0         310000
   1103542682     Y              N                 0         108850            0          155500              0         155500
   1103542688     Y              N                 0         217000            0          310000         310000         310000
   1103542709     Y              N                 0         184000            0          230000              0         230000
   1103542728     Y              N                 0         117500            0          150000         150000         150000
   1103542764     Y              N                 0         146400            0          191000         183000         183000
   1103542904     Y              N                 0       420006.3            0          575000         567000         567000
   1103542911     Y              N                 0         131993            0          176000         175990         175990
   1103542920     Y              N                 0         255500            0          365000         365000         365000
   1103542994     Y              N                 0         233491            0          330000         311321         311321
   1103543168     Y              N                 0         105000            0          170000         140000         140000
   1103543226     Y              N                 0         105000            0          140000              0         140000
   1103543227     Y              N                 0      191025.55            0          240000         239990         239990
   1103543228     Y              N                 0         187875            0          275000         250500         250500
   1103543231     Y              Y                60         112000            0          160000         160000         160000
   1103543233     Y              N                 0         311200            0          390000         389000         389000
   1103543249     Y              N                 0         304000            0          380000              0         380000
   1103543289     Y              N                 0         107870            0          170000         154100         154100
   1103543315     Y              N                 0         141750            0          189000         189000         189000
   1103543373     Y              N                 0         138400            0          173000              0         173000
   1103543378     Y              N                 0      183822.85            0          266000         262603         262603
   1103543430     Y              N                 0          97000            0          133000         130000         130000
   1103543469     Y              N                 0         175476            0          220000         219345         219345
   1103543493     Y              N                 0         574496            0          730000         718120         718120
   1103543538     Y              N                 0         353500            0          505000              0         505000
   1103543582     Y              N                 0         536000            0          670000         670000         670000
   1103543626     Y              Y                60         426005            0          535000         532500         532500
   1103543709     Y              N                 0         527100            0          753000         753000         753000
   1103543823     N              N                 0          78750            0          135000         112500         112500
   1103544257     Y              N                 0       175014.8            0          258000              0         258000
   1103544279     Y              N                 0         182305            0          228000         227900         227900
   1103544298     N              N                 0         148000            0          185000              0         185000
   1103544401     N              Y                60         215920            0          270000         269900         269900
   1103544461     Y              N                 0         203004            0          290000              0         290000
   1103544570     N              Y               120         228000            0          300000         285000         285000
   1103544804     Y              N                 0      256151.93            0          320300         320248         320248
   1103544898     Y              N                 0         135120            0          172000         168900         168900
   1103544904     Y              N                 0         704800            0          881000         881000         881000
   1103544913     Y              N                 0         378000            0          540000         540000         540000
   1103544929     Y              N                 0         268800            0          384000              0         384000
   1103545141     Y              N                 0         516000            0          685000         645000         645000
   1103545144     Y              N                 0         126000            0          180000         180000         180000
   1103545161     Y              N                 0         108500            0          155000         155000         155000
   1103545181     Y              N                 0         152000            0          240000         190000         190000
   1103545189     Y              N                 0         294400            0          390000         368000         368000
   1103545312     Y              N                 0         200000            0          250000              0         250000
   1103545435     Y              N                 0         274400            0          343000         343000         343000
   1103545447     Y              N                 0         148000            0          190000         185000         185000
   1103545498     Y              N                 0         176000            0          220000         220000         220000
   1103545509     Y              N                 0         245000            0          350000         350000         350000
   1103545774     Y              N                 0      349471.31            0          440000         436865         436865
   1103545805     Y              N                 0         440000            0          550000              0         550000
   1103545819     Y              N                 0         221200            0          277000         276500         276500
   1103545848     N              Y                60         455200            0          569000              0         569000
   1103545909     Y              N                 0         107200            0          134000              0         134000
   1103545976     Y              N                 0         250400            0          313000         313000         313000
   1103546035     Y              N                 0         636000            0          795000              0         795000
   1103546081     Y              N                 0         152000            0          190000         190000         190000
   1103546111     N              N                 0         122000            0          153000         152500         152500
   1103546202     Y              N                 0       189880.5            0          255000         237350         237350
   1103546220     Y              N                 0         440000            0          550000         550000         550000
   1103546322     Y              N                 0      304284.17            0          388000         387740         387740
   1103546406     Y              N                 0         248500            0          360000         355000         355000
   1103546483     N              N                 0         156800            0          197000         196000         196000
   1103546519     Y              N                 0         380000            0          475000         475000         475000
   1103546555     Y              N                 0         552000            0          695000         690000         690000
   1103546584     Y              Y                60         184800            0          235000         231000         231000
   1103546689     Y              N                 0         248000            0          310000         310000         310000
   1103546786     Y              N                 0         320000            0          405000         400000         400000
   1103546808     Y              N                 0         232000            0          290000              0         290000
   1103546857     Y              N                 0         222400            0          280000         278000         278000
   1103547035     Y              N                 0         141050            0          201500              0         201500
   1103547102     Y              N                 0         450660            0          645000         643800         643800
   1103547116     Y              N                 0         360000            0          450000         450000         450000
   1103547230     Y              N                 0         116400            0          145500         145500         145500
   1103547244     N              Y                60         640000            0          800000         800000         800000
   1103547342     Y              N                 0         200000            0          293000         250000         250000
   1103547499     Y              N                 0         292000            0          365000              0         365000
   1103547546     Y              N                 0         163200            0          205000         204000         204000
   1103547550     Y              N                 0         480000            0          600000         600000         600000
   1103547650     Y              N                 0         245000            0          350000              0         350000
   1103547728     Y              N                 0         378400            0          473000         473000         473000
   1103547809     Y              N                 0         184793            0          263990         263990         263990
   1103548009     Y              N                 0      162004.75            0          235000         202500         202500
   1103548033     Y              N                 0         124000            0          155000         155000         155000
   1103548129     Y              N                 0         101250            0          135000         135000         135000
   1103548222     Y              N                 0         283200            0          382000         377600         377600
   1103548248     Y              N                 0         320000            0          415000         400000         400000
   1103548294     N              N                 0         183750            0          245000              0         245000
   1103548304     Y              Y                60         311200            0          389000         389000         389000
   1103548520     Y              N                 0         227500            0          325000              0         325000
   1103548632     Y              N                 0         283520            0          360000         354400         354400
   1103548694     Y              N                 0         242000            0          315000         302500         302500
   1103548711     Y              N                 0         329600            0          412000              0         412000
   1103548730     Y              N                 0         178400            0          223000              0         223000
   1103548780     Y              N                 0         492000            0          616000         615000         615000
   1103548848     N              Y               120         264000            0          330000         330000         330000
   1103548929     Y              N                 0         150150            0          219000         219000         219000
   1103548998     Y              N                 0         284000            0          355000         355000         355000
   1103549047     Y              N                 0         149800            0          214000         214000         214000
   1103549057     Y              N                 0         425625            0          567500         567500         567500
   1103549086     Y              N                 0         210000            0          305000         300000         300000
   1103549157     Y              N                 0         186500            0          235000         235000         235000
   1103549223     Y              N                 0         262500            0          350000              0         350000
   1103549401     Y              N                 0         236000            0          295000              0         295000
   1103549414     Y              N                 0      237008.45            0          320000         316011         316011
   1103549582     Y              N                 0         205093            0          293000         292990         292990
   1103549600     Y              N                 0         136792            0          173000         170990         170990
   1103549621     Y              N                 0         502600            0          718000              0         718000
   1103549697     Y              N                 0          85330            0          130000         121900         121900
   1103549857     Y              N                 0          96000            0          122000         120000         120000
   1103549867     Y              N                 0         153750            0          205000         205000         205000
   1103549964     Y              N                 0         250000            0          315000         312500         312500
   1103550181     Y              N                 0         220800            0          276000         276000         276000
   1103550272     Y              N                 0         172000            0          232000         215000         215000
   1103550326     Y              N                 0         154000            0          220000         220000         220000
   1103550387     Y              N                 0         230300            0          330000         329000         329000
   1103550415     Y              N                 0         168000            0          210000              0         210000
   1103550439     Y              N                 0         156300            0          262000         208400         208400
   1103550462     Y              N                 0         605500            0          865000         865000         865000
   1103550501     Y              N                 0         332000            0          430000         415000         415000
   1103550589     Y              N                 0         416000            0          520000              0         520000
   1103550616     Y              N                 0         132000            0          165000              0         165000
   1103550662     N              N                 0         308000            0          415000         385000         385000
   1103550824     Y              N                 0         416000            0          520000         520000         520000
   1103550913     Y              N                 0      315870.15            0          480000         394837         394837
   1103551136     Y              N                 0         123130            0          176000         175900         175900
   1103551430     N              N                 0         524000            0          660000         655000         655000
   1103551480     Y              N                 0         219100            0          325000         313000         313000
   1103551516     Y              N                 0         102900            0          147000         147000         147000
   1103551561     Y              N                 0         750000            0         1150000        1125000        1125000
   1103551626     Y              N                 0         199200            0          260000         249000         249000
   1103552054     Y              N                 0         155200            0          194000         194000         194000
   1103552055     Y              N                 0         222400            0          278000              0         278000
   1103552056     Y              N                 0         144000            0          180000         180000         180000
   1103552057     N              N                 0         392000            0          500000         490000         490000
   1103552058     Y              N                 0         164000            0          205000              0         205000
   1103552059     N              N                 0         175000            0          250000         250000         250000
   1103552060     N              N                 0         188800            0          238000         236000         236000
   1103552062     N              N                 0         110400            0          145000         138000         138000
   1103552093     Y              N                 0          78330            0          114500         111900         111900
   1103552284     Y              Y                60         744000            0          984000         930000         930000
   1103552288     Y              N                 0         162393            0          233000         231990         231990
   1103552712     Y              N                 0         176250            0          242000         235000         235000
   1103553159     N              N                 0         182400            0          228000         228000         228000
   1103553163     Y              N                 0      261160.52            0          366000         363950         363950
   1103553446     Y              Y                60         289607            0          368000         365000         365000
   1103553516     Y              N                 0       165893.5            0          236990         236990         236990
   1103553643     Y              Y                60         140000            0          175000              0         175000
   1103553645     Y              N                 0         128250            0          171000         171000         171000
   1103553646     Y              N                 0         128250            0          171000         171000         171000
   1103553647     Y              N                 0         128000            0          161000         160000         160000
   1103553648     N              Y                60       687483.3            0         1200000         982119         982119
   1103553659     Y              N                 0         166600            0          250000              0         250000
   1103554007     Y              N                 0         206500            0          295000              0         295000
   1103554810     Y              N                 0         556000            0          695000         695000         695000
   1103557197     Y              N                 0         132000            0          165000         165000         165000
   1103557602     Y              N                 0         183750            0          245000         245000         245000
   1103557629     Y              N                 0         108800            0          136000         136000         136000
   1103558889     Y              N                 0         448000            0          560000              0         560000
   1103559852     Y              N                 0         126400            0          158000         158000         158000
   2503102201     Y              N                 0         138750            0          187500         185000         185000
   2503112159     Y              N                 0      175404.21            0          242000         219300         219300
   2503127677     N              Y                60      103911.03            0          130000         129900         129900
   2503131961     Y              N                 0         268544            0          400000         335680         335680
   2503133633     Y              N                 0      259860.35            0          325000         324853         324853
   2503134122     Y              N                 0         210750            0          281000              0         281000
   2503136983     Y              N                 0          89905            0          125000         119900         119900
   2503137067     Y              N                 0         366400            0          458000         458000         458000
   2503137158     Y              N                 0      178300.92            0          250000         222890         222890
   2503137941     Y              Y                60        1237500            0         1650000        1650000        1650000
   2503138135     Y              N                 0      188066.96            0          310000      235119.98      235119.98
   2503138639     N              N                 0      192003.71            0          295000         240105         240105
   2503139403     Y              N                 0         950000            0         1190000        1187500        1187500
   2503139916     Y              N                 0         280000            0          400000              0         400000
   2503140048     Y              N                 0       141706.5            0          195000         188994         188994
   2503140145     Y              N                 0          70002            0          110000              0         110000
   2503140253     Y              N                 0         227200            0          309500         284000         284000
   2503140421     Y              Y                60      334457.94            0          499500         418105         418105
   2503141312     Y              N                 0         162300            0          202900         202900         202900
   2503141340     N              N                 0         445200            0          584000         556500         556500
   2503141358     Y              N                 0         106400            0          159000         152000         152000
   2503141397     N              N                 0         164000            0          205000         205000         205000
   2503141437     Y              N                 0         142000            0          182000         177500         177500
   2503141772     N              Y                60      303664.51            0          404900              0         404900
   2503141793     Y              N                 0         112800            0          141000         141000         141000
   2503141819     Y              N                 0      157205.35            0          197000         196500         196500
   2503142129     N              N                 0      139902.53            0          175000         174900         174900
   2503142277     N              N                 0         565600            0          710000         707000         707000
   2503142447     Y              N                 0       206512.5            0          295000              0         295000
   2503142482     Y              N                 0          73500            0          105000         105000         105000
   2503142498     Y              N                 0         104400            0          145000              0         145000
   2503142649     Y              N                 0         372000            0          465000         465000         465000
   2503142784     N              N                 0       227259.1            0          303000         303000         303000
   2503142813     N              N                 0         272000            0          340000              0         340000
   2503142895     Y              N                 0      127107.33            0          168000         158900         158900
   2503143152     Y              N                 0      255029.23            0          319090         319090         319090
   2503143155     N              N                 0         111100            0          160000         138900         138900
   2503143179     N              N                 0         137520            0          178000         171900         171900
   2503143230     Y              N                 0         121600            0          152000              0         152000
   2503143311     Y              N                 0         146400            0          190000         183000         183000
   2503143340     N              N                 0         672000            0          840000         880000         840000
   2503143361     N              N                 0      133208.35            0          167000         166500         166500
   2503143377     Y              N                 0         192000            0          245000         240000         240000
   2503143406     Y              N                 0         281680            0          402400         402400         402400
   2503143414     Y              N                 0      217905.52            0          275000         272400         272400
   2503143457     Y              N                 0         142500            0          192500         190000         190000
   2503143555     Y              Y                60         134400            0          192000         192000         192000
   2503143858     Y              N                 0      107750.51            0          154000         153975         153975
   2503143890     Y              N                 0         268000            0          335000         335000         335000
   2503143931     N              N                 0         142400            0          178000         178000         178000
   2503143983     Y              N                 0      179656.42            0          235000         224604         224604
   2503144003     Y              N                 0         141400            0          202000         202000         202000
   2503144233     N              N                 0         440000            0          550000         565000         550000
   2503144353     Y              N                 0         256000            0          320000         320000         320000
   2503144450     Y              N                 0      102734.05            0          140000         136979         136979
   2503144539     Y              N                 0       120116.3            0          170000         160154         160154
   2503144543     Y              N                 0         216000            0          270000         270000         270000
   2503144563     N              N                 0         584290            0          730340         730340         730340
   2503144729     Y              N                 0         297000            0          396000         396000         396000
   2503144800     N              Y                60       326203.5            0          434990              0         434990
   2503144829     N              Y                60       326231.6            0          441000              0         441000
   2503144841     Y              N                 0         937500            0         1250000        1250000        1250000
   2503144879     Y              N                 0      184464.64            0          244000         230566         230566
   2503145028     N              N                 0         180800            0          226000              0         226000
   2503145108     Y              N                 0      138661.81            0          185000         184874         184874
   2503145170     Y              N                 0         420000            0          610000         600000         600000
   2503145194     Y              N                 0      155456.93            0          201000         194364         194364
   2503145210     N              N                 0         468000            0          585000         585000         585000
   2503145223     Y              Y                60         344800            0          431000         431000         431000
   2503145251     Y              N                 0      167907.02            0          240000         239900         239900
   2503145257     Y              N                 0         165900            0          250000         237000         237000
   2503145389     Y              N                 0         562500            0          752000         750000         750000
   2503145503     Y              Y                60      157501.45            0          275000         225500         225500
   2503145664     N              N                 0        1000000            0         1500000              0        1500000
   2503145736     Y              N                 0         179968            0          235000         224990         224990
   2503145749     Y              N                 0         129655            0          172900         172900         172900
   2503145803     Y              N                 0         134710            0          172000         171900         171900
   2503145886     Y              N                 0         192000            0          240000              0         240000
   2503146045     Y              N                 0         135905            0          179000         169900         169900
   2503146051     Y              N                 0         636000            0          795000         795000         795000
   2503146080     Y              N                 0       86905.26            0          135000         124150         124150
   2503146102     N              N                 0         394100            0          563000         565000         563000
   2503146126     Y              N                 0         345000            0          520000         460000         460000
   2503146148     Y              N                 0         137505            0          178000         171900         171900
   2503146194     Y              N                 0         175120            0          233000         218900         218900
   2503146205     Y              N                 0         144000            0          180000              0         180000
   2503146226     N              N                 0      364604.42            0          455800         455800         455800
   2503146266     Y              N                 0         792750            0         1151000        1132500        1132500
   2503146366     Y              N                 0         353073            0          460000         441323         441323
   2503146371     Y              N                 0         119475            0          160000         159300         159300
   2503146374     Y              N                 0      134316.42            0          168000         167900         167900
   2503146390     Y              N                 0      163114.22            0          232000         203900         203900
   2503146411     Y              N                 0      151917.02            0          220000         189900         189900
   2503146450     Y              N                 0         218000            0          272500         272500         272500
   2503146497     N              N                 0         260000            0          325000         325000         325000
   2503146501     Y              N                 0         180320            0          257600         257600         257600
   2503146630     N              Y                60         160800            0          201000              0         201000
   2503146635     N              Y                60         112705            0          149000         140900         140900
   2503146703     Y              N                 0       246401.9            0          357000              0         357000
   2503146711     Y              Y                60         296000            0          370000              0         370000
   2503146752     Y              N                 0         511000            0          731000         730000         730000
   2503146775     Y              N                 0         364800            0          456000         456000         456000
   2503146814     N              Y                60         750000            0         1000000              0        1000000
   2503146852     Y              N                 0         197600            0          247000         247000         247000
   2503146925     N              N                 0         143900            0          187000         179900         179900
   2503146943     Y              N                 0         460000            0          575000         575000         575000
   2503146977     Y              N                 0         169600            0          212000              0         212000
   2503147009     N              N                 0         206500            0          295000         295000         295000
   2503147053     Y              N                 0         203965            0          260000         254990         254990
   2503147130     Y              N                 0         160000            0          200000              0         200000
   2503147149     Y              N                 0      173916.52            0          220000         217400         217400
   2503147157     Y              N                 0      184565.68            0          250000         230725         230725
   2503147373     N              N                 0      300852.39            0          415000         401150         401150
   2503147420     Y              N                 0         139200            0          175000         174000         174000
   2503147468     N              N                 0      275920.51            0          344900         344900         344900
   2503147472     Y              N                 0         183200            0          229000              0         229000
   2503147548     N              N                 0      175106.22            0          220000         218900         218900
   2503147573     Y              N                 0         340000            0          430000         425000         425000
   2503147657     Y              N                 0         293600            0          370000         367000         367000
   2503147676     Y              N                 0      646951.13            0          808732         808732         808732
   2503147746     Y              N                 0         504000            0          630000         630000         630000
   2503147761     Y              Y                60          93700            0          130000         125000         125000
   2503147841     Y              N                 0         179200            0          224000         224000         224000
   2503147843     Y              N                 0         390000            0          520000              0         520000
   2503147850     Y              N                 0      107909.53            0          135000         134900         134900
   2503147852     Y              N                 0       658870.6            0          850000         823548         823548
   2503148020     N              N                 0         402800            0          503500         503500         503500
   2503148030     Y              N                 0         484000            0          605000              0         605000
   2503148056     Y              N                 0         384000            0          480000              0         480000
   2503148141     Y              N                 0       495202.6            0          619000              0         619000
   2503148152     Y              N                 0         116000            0          155000         145000         145000
   2503148174     Y              N                 0         598500            0          855000              0         855000
   2503148239     Y              N                 0         104925            0          137000         131500         131500
   2503148300     Y              N                 0      191474.47            0          269000         255300         255300
   2503148335     Y              N                 0         280000            0          472000         400000         400000
   2503148371     Y              Y                60         336000            0          430000         420000         420000
   2503148401     Y              N                 0         106255            0          133000         132900         132900
   2503148418     Y              N                 0      108513.24            0          139000         135650         135650
   2503148432     Y              N                 0         187200            0          245000         234000         234000
   2503148508     Y              N                 0         249600            0          312000         312000         312000
   2503148528     Y              Y                60       136755.8            0          185000         170990         170990
   2503148532     N              N                 0         120400            0          172000              0         172000
   2503148576     Y              N                 0         364000            0          455000         455000         455000
   2503148644     Y              N                 0         460000            0          575000              0         575000
   2503148690     Y              N                 0         416000            0          520000              0         520000
   2503148716     Y              N                 0      220722.41            0          285000         275900         275900
   2503148737     Y              N                 0      207261.75            0          330000         296065         296065
   2503148773     N              N                 0         218400            0          273000              0         273000
   2503148847     Y              Y                60         566000            0          725000         707500         707500
   2503148885     Y              N                 0         559200            0          700000         699000         699000
   2503148893     Y              N                 0         572000            0          715000         715000         715000
   2503148936     Y              N                 0         256000            0          320000         320000         320000
   2503148955     Y              N                 0      157152.55            0          230000         224500         224500
   2503149077     Y              N                 0       357605.3            0          447000              0         447000
   2503149175     Y              N                 0         220000            0          275000         275000         275000
   2503149262     Y              Y                60         246720            0          372000         308400         308400
   2503149321     Y              N                 0         396000            0          495000         495000         495000
   2503149335     Y              N                 0       722434.9            0          903000              0         903000
   2503149362     Y              N                 0         588000            0          745000         735000         735000
   2503149392     Y              N                 0          97800            0          125000         124000         124000
   2503149399     N              N                 0      147113.22            0          188000         183900         183900
   2503149446     Y              N                 0      125209.35            0          161000         156500         156500
   2503149583     Y              N                 0         180000            0          225000         225000         225000
   2503149606     N              N                 0         237200            0          305000         296500         296500
   2503149614     Y              N                 0         101250            0          140000         135000         135000
   2503149732     N              N                 0         276000            0          345000         345000         345000
   2503149738     Y              Y                60         584002            0          820000         735000         735000
   2503149807     Y              Y                60         516000            0          647000         645000         645000
   2503149867     N              N                 0         600000            0          750000              0         750000
   2503149875     Y              N                 0         160000            0          200000              0         200000
   2503149983     Y              N                 0         155200            0          194000         194000         194000
   2503150030     Y              N                 0         361600            0          452000              0         452000
   2503150085     Y              Y                60         596000            0          745000         745000         745000
   2503150122     Y              N                 0         231200            0          291000         289000         289000
   2503150124     N              N                 0         201600            0          252000              0         252000
   2503150160     Y              Y                60         232000            0          290000         290000         290000
   2503150166     Y              N                 0         176000            0          220000         220000         220000
   2503150170     Y              N                 0         107200            0          135000         134000         134000
   2503150171     Y              N                 0         316000            0          395000         395000         395000
   2503150241     N              N                 0         750000            0         1060000         969000         969000
   2503150253     Y              N                 0         273600            0          342000              0         342000
   2503150271     N              N                 0         296000            0          370000         370000         370000
   2503150335     N              N                 0         312000            0          390000         390000         390000
   2503150346     Y              N                 0         283200            0          354000              0         354000
   2503150356     N              N                 0         202400            0          260000         253000         253000
   2503150393     Y              N                 0         158400            0          200000         198000         198000
   2503150518     N              N                 0         246000            0          315000         307500         307500
   2503150530     Y              N                 0         248000            0          310000         310000         310000
   2503150646     N              N                 0        84003.2            0          112000              0         112000
   2503150659     Y              N                 0         750023            0         1000000         958273         958273
   2503150675     Y              N                 0         387200            0          540000         484000         484000
   2503150685     Y              N                 0         172720            0          218000         215900         215900
   2503150687     Y              N                 0         172000            0          258000              0         258000
   2503150690     Y              N                 0         335920            0          420000         419900         419900
   2503150712     Y              N                 0         252000            0          315000         315000         315000
   2503150715     Y              N                 0         217700            0          311000              0         311000
   2503150732     N              N                 0         480000            0          600000         600000         600000
   2503150741     Y              N                 0         520000            0          675000         650000         650000
   2503150824     Y              N                 0         125300            0          200000         179000         179000
   2503150851     Y              N                 0         128000            0          160000         160000         160000
   2503150886     Y              N                 0         232000            0          290000         290000         290000
   2503150894     N              N                 0         368000            0          460000         460000         460000
   2503150925     Y              N                 0         159200            0          199000         199000         199000
   2503150931     Y              N                 0       145554.2            0          185000         183990         183990
   2503151113     Y              Y                60         234276            0          326000         292826         292826
   2503151115     Y              N                 0         192000            0          255000         240000         240000
   2503151121     N              N                 0         592000            0          740000         740000         740000
   2503151125     Y              N                 0         235200            0          294000              0         294000
   2503151150     Y              N                 0         352000            0          440000         440000         440000
   2503151180     Y              N                 0         272000            0          355000         340000         340000
   2503151194     N              N                 0         161600            0          202000              0         202000
   2503151242     Y              N                 0         408000            0          510000              0         510000
   2503151271     Y              N                 0         559920            0          699900         699900         699900
   2503151275     Y              Y                60         200000            0          263000         250000         250000
   2503151288     Y              N                 0         192000            0          240000              0         240000
   2503151311     Y              N                 0         200000            0          269000         250000         250000
   2503151334     Y              N                 0         260000            0          325000         325000         325000
   2503151428     Y              N                 0         243200            0          305000         304000         304000
   2503151429     Y              N                 0      180270.79            0          275000         240381         240381
   2503151445     Y              N                 0         495000            0          680000         660000         660000
   2503151454     Y              N                 0         106800            0          145900         142400         142400
   2503151496     Y              N                 0         168400            0          220000         215000         215000
   2503151579     Y              N                 0         432000            0          552000         540000         540000
   2503151589     Y              N                 0         395200            0          495000         494000         494000
   2503151649     Y              N                 0         638250            0          851000         851000         851000
   2503151696     Y              N                 0         211920            0          265000         264900         264900
   2503151722     Y              N                 0         184000            0          230000         230000         230000
   2503151739     Y              N                 0          81000            0          108000              0         108000
   2503151775     N              N                 0      105911.35            0          165000         136500         136500
   2503151818     Y              N                 0         720000            0          900000         900000         900000
   2503151890     Y              N                 0         180800            0          226000         226000         226000
   2503151964     N              N                 0         431250            0          600000         575000         575000
   2503152001     Y              N                 0      101051.12            0          145000         144400         144400
   2503152014     Y              N                 0         227500            0          368000         325000         325000
   2503152102     Y              N                 0         192000            0          242000         240000         240000
   2503152127     Y              N                 0         225600            0          296000         282000         282000
   2503152144     Y              N                 0      179110.22            0          224000         223900         223900
   2503152221     Y              N                 0         197250            0          263000         263000         263000
   2503152357     Y              N                 0         157500            0          278000         225000         225000
   2503152367     Y              N                 0         157600            0          212000         197000         197000
   2503152382     Y              N                 0         184100            0          280000         263000         263000
   2503152612     Y              N                 0      258760.44            0          346000         345780         345780
   2503152699     Y              N                 0         260000            0          325000         325000         325000
   2503152735     N              N                 0       160019.5            0          215000              0         215000
   2503152882     Y              N                 0         472000            0          590000         590000         590000
   2503152948     Y              N                 0          92000            0          117000              0         117000
   2503152958     Y              N                 0       214942.5            0          287000         286590         286590
   2503153012     Y              N                 0         182400            0          242000         228000         228000
   2503153017     N              N                 0         340000            0          425000         425000         425000
   2503153068     Y              N                 0         148000            0          205000         185000         185000
   2503153086     Y              Y                60         127410            0          169900         169900         169900
   2503153247     Y              N                 0         188000            0          235000         235000         235000
   2503153302     Y              N                 0         368800            0          461000         461000         461000
   2503153357     Y              N                 0         185600            0          232000         232000         232000
   2503153383     Y              N                 0         575000            0          750000              0         750000
   2503153508     Y              Y                60         420000            0          525000         525000         525000
   2503153526     Y              Y                60         316800            0          396000         396000         396000
   2503153573     Y              N                 0         147120            0          184000         183900         183900
   2503153595     Y              N                 0       93655.04            0          129900         124900         124900
   2503153707     Y              N                 0         110250            0          175000              0         175000
   2503153769     Y              Y                60         636000            0          795000         795000         795000
   2503153835     Y              N                 0         400000            0          500000         500000         500000
   2503153883     N              N                 0         188000            0          245000         235000         235000
   2503153938     Y              N                 0       299266.6            0          375000         374074         374074
   2503154074     Y              N                 0         208000            0          260000         260000         260000
   2503154414     Y              N                 0         360000            0          450000         450000         450000
   2503154450     Y              N                 0      103911.03            0          129900         132900         129900
   2503154455     Y              N                 0         157500            0          210000         210000         210000
   2503154538     N              N                 0         457500            0          610000         610000         610000
   2503154572     Y              N                 0         235920            0          297000         294900         294900
   2503154685     Y              N                 0         420000            0          560000         525000         525000
   2503154814     Y              N                 0         157615            0          197800         197015         197015
   2503155496     Y              N                 0         535200            0          670000         669000         669000
   2503155741     Y              N                 0         512000            0          640000         640000         640000
   2503157190     N              N                 0         640000            0          855000         800000         800000
   4503040064     Y              N                 0         140000            0          175000              0         175000
   4503040860     Y              N                 0         572000            0          715000         715000         715000
   4503041175     Y              N                 0         920000            0         1150000        1150000        1150000
   4503041388     Y              N                 0         556000            0          695000              0         695000
   4503041398     Y              N                 0         192000            0          240000         240000         240000
   4503041532     Y              N                 0         256000            0          320000         320000         320000
   4503041622     Y              N                 0         392000            0          490000              0         490000
   4503041635     Y              N                 0         300800            0          376000         376000         376000
   4503042240     Y              N                 0         900090            0         1150000              0        1150000
   4503042721     N              N                 0         260000            0          325000              0         325000
   4503044140     Y              N                 0         244720            0          310000         305900         305900
   1000250041     Y              N                 0         144800            0          181000         181000         181000
   1000250641     Y              N                 0         180000            0          225000         225000         225000
   1000248075     Y              N                 0          90000            0          112500         112500         112500
   1000248428     Y              N                 0         496000            0          620000         620000         620000
   1000249895     Y              N                 0         316000            0          405000         395000         395000
   1000251378     Y              N                 0         320000            0          400000         400000         400000
   1000251011     Y              N                 0         223200            0          289000         279000         279000
   1000249380     Y              N                 0         388000            0          485000              0         485000
   1000252298     Y              N                 0         239200            0          300000         299000         299000
   1000250277     Y              N                 0         452000            0          565000         565000         565000
   1000250937     Y              N                 0         236000            0          295000         295000         295000
   1000246500     Y              N                 0      119370.51            0          150000         149222         149222
   1000245475     Y              N                 0         148800            0          186000         186000         186000
   1000251302     Y              N                 0         320000            0          400000         400000         400000
   1000249409     Y              N                 0         244000            0          307000         305000         305000
   1000250875     Y              N                 0         508000            0          643000         635000         635000
   1000251483     Y              N                 0         500000            0          634000         634000         634000
   1000250588     Y              N                 0         114400            0          143000         143000         143000
   1000250787     Y              N                 0          97600            0          122000         122000         122000
   1000243095     Y              N                 0         303200            0          400000         379000         379000
   1000249936     Y              N                 0         207920            0          259900         259900         259900
   1000250078     Y              N                 0         197600            0          250000         247000         247000
   1000250389     Y              N                 0         130400            0          163000         163000         163000
   1000246402     Y              N                 0          57600            0           75000          72000          72000
   1000252100     Y              N                 0         200000            0          250000         250000         250000
   1000248620     Y              N                 0          99920            0          124900         124900         124900
   1000251396     Y              N                 0          74400            0           94000          93000          93000
   1000248916     Y              N                 0         527600            0          660000         659500         659500
   1000251467     Y              N                 0         256000            0          325000         320000         320000
   1000242693     Y              N                 0         405600            0          507000         507000         507000
   1000252237     Y              N                 0         215200            0          269000         269000         269000
   1000251513     Y              N                 0         279920            0          355000         349900         349900
   1000249095     Y              N                 0         124000            0          158000         155000         155000
   1000250964     Y              N                 0         164800            0          208000         206000         206000
   1000248897     Y              N                 0         462000            0          600000         577500         577500
   1000245331     Y              N                 0          68800            0           86000              0          86000
   1000250465     Y              N                 0         102000            0          127500         127500         127500
   1000251818     Y              N                 0         118400            0          148000              0         148000
   1000251707     Y              N                 0         232000            0          290000         290000         290000
   1000251837     Y              N                 0          72800            0           91000          91000          91000
   1000248527     Y              N                 0         137600            0          172000         172000         172000
   1000251702     Y              N                 0         412000            0          515000         515000         515000
   1000248532     Y              N                 0         191920            0          239900         239900         239900
   1000252177     Y              N                 0          96880            0          121500         121100         121100
   1000251998     Y              N                 0         226000            0          286000         282500         282500
   1000250295     Y              N                 0         278400            0          348000         348400         348000
   1000249664     Y              N                 0          80000            0          100000         100000         100000
   1000247569     Y              N                 0         183200            0          229000         229000         229000
   1000249562     Y              N                 0          69600            0           87000          87000          87000
   1000251550     Y              N                 0         244800            0          330000         306000         306000
   1000243218     Y              N                 0      539988.23            0          695000         684340         684340
   1000250441     Y              N                 0         336000            0          420000         420000         420000
   1000250726     Y              N                 0         120000            0          150000         150000         150000
   1000250462     Y              N                 0         275200            0          345000         344000         344000
   1000250407     Y              N                 0         284000            0          365000         355000         355000
   1000247718     Y              N                 0       231990.3            0          290000         289999         289999
   1000251740     Y              N                 0      182889.28            0          229000         228623         228623
   1000250306     Y              N                 0         206400            0          261000         258000         258000
   1000248706     N              N                 0         244000            0          305000         305000         305000
   1000252365     Y              N                 0         436000            0          545000         545000         545000
   1000251619     Y              N                 0         108200            0          138000         135250         135250
   1000246337     Y              N                 0         123040            0          154000         153800         153800
   1000252621     Y              N                 0         347920            0          445000         434900         434900
   1000252320     Y              N                 0         122000            0          158000         152500         152500
   1000252767     Y              N                 0         200000            0          250000         250000         250000
   1000247488     Y              N                 0         750000            0          942000         942000         942000
   1000252717     Y              N                 0          71200            0           89000          89000          89000
   1000251793     Y              N                 0         400000            0          502000         500000         500000
   1000251419     Y              N                 0         256000            0          329000         320000         320000
   1000250027     Y              N                 0         288000            0          360000         360000         360000
   1000249995     Y              N                 0         400000            0          500000         500000         500000
   1000248848     Y              N                 0      517201.08            0          649000         649000         649000
   1000250271     Y              N                 0         248000            0          310000         310000         310000
   1000250038     Y              N                 0         116000            0          145000         147000         145000
   1000251750     Y              N                 0         187200            0          242000         234000         234000
   1000245637     Y              N                 0         652000            0          815000         815000         815000
   1000248332     Y              N                 0         431200            0          539000         539000         539000
   1000247459     Y              N                 0         560000            0          700000         700000         700000
   1000250756     Y              N                 0          65200            0           81500          81500          81500
   1000243462     Y              N                 0         140800            0          176000         176000         176000
   1000251823     Y              N                 0         113600            0          142000         142000         142000
   1000250384     Y              N                 0         149250            0          186615         186615         186615
   1000252046     Y              N                 0         158400            0          198000              0         198000
   1000249417     Y              N                 0          98400            0          126000         123000         123000
   1000247405     Y              N                 0         176800            0          221000         221000         221000
   1000247845     Y              N                 0          52000            0           65000          65000          65000
   1000249830     Y              N                 0         271920            0          340000         339900         339900
   1000250283     Y              N                 0         432000            0          540000         540000         540000
   1000249600     Y              N                 0         560000            0          700000         700000         700000
   1000251737     Y              N                 0         187920            0          234900         234900         234900
   1000252137     Y              N                 0          76000            0          109000          95000          95000
   1000252057     Y              N                 0         204000            0          263000         255000         255000
   1000250597     Y              N                 0         255920            0          330000         319900         319900
   1000251725     Y              N                 0         207200            0          268500         259000         259000
   1000249904     Y              N                 0         180000            0          230000         225000         225000
   1000249804     Y              N                 0         284000            0          355000         355000         355000
   1000241265     Y              N                 0         421600            0          527000         550000         527000
   1000250947     Y              N                 0         160000            0          200000         200000         200000
   1000247876     Y              N                 0          71600            0           90000          89500          89500
   1000250499     Y              N                 0         104000            0          130000         130000         130000
   1000250854     Y              N                 0          50320            0           75000          62900          62900
   1000249887     Y              N                 0         139920            0          174900         174900         174900
   1000244094     Y              N                 0      360000.55            0          455000         463570         455000
   1000251888     Y              N                 0         188720            0          239000         235900         235900
   1000251596     Y              N                 0         184000            0          230000              0         230000
   1000251712     Y              N                 0         100000            0          125000         125000         125000
   1000252318     Y              N                 0          77200            0           97000          96500          96500
   1000251733     Y              N                 0         180000            0          227000         225000         225000
   1000252182     Y              N                 0         516000            0          645000              0         645000
   1000242588     Y              N                 0         166400            0          212000         208000         208000
   1000250336     Y              N                 0         408000            0          510000         510000         510000
   1000252681     Y              N                 0         428800            0          536000         538550         536000
   1000252244     Y              N                 0         168800            0          211000         211000         211000
   1000252289     Y              N                 0         140000            0          182500         175000         175000
   1000252418     Y              N                 0         220000            0          275000         275000         275000
   1000252432     Y              N                 0         144000            0          180000              0         180000
   1000253413     Y              N                 0         201760            0          252200         252200         252200
   1000252693     Y              N                 0          55120            0           72000          68900          68900
   1000252778     Y              N                 0          85600            0          107000         107000         107000
   1000253564     Y              N                 0         328000            0          410000         410000         410000
   1000252856     Y              N                 0          86000            0          108000         107500         107500
   1000252990     Y              N                 0         112800            0          141000         141000         141000
   1000251049     Y              N                 0          60000            0           82000          75000          75000
   1000252607     Y              N                 0         160000            0          200000              0         200000
   1000253183     Y              N                 0         172000            0          215000         215000         215000
   1000253754     Y              N                 0         232000            0          290000         290000         290000
   1000253762     Y              N                 0         126000            0          160000         157500         157500
   1000252322     Y              N                 0      623217.86            0          779500         779027         779027
   1000253527     Y              N                 0          53600            0           67000          67000          67000
   1000249997     Y              N                 0         520000            0          650000         650425         650000
   1000251339     Y              N                 0         651920            0          815000         814900         814900
   1000253716     Y              N                 0         176000            0          220000         220000         220000
   1000254388     Y              N                 0         127920            0          160000         159900         159900
   1000253276     Y              N                 0         131920            0          165000         164900         164900
   1000251943     Y              N                 0      217388.85            0          273000         271747         271747
   1000252461     Y              N                 0          72000            0           90000          90000          90000
   1000254036     Y              N                 0         260000            0          325000         325000         325000
   1000254569     Y              N                 0         106320            0          133000         132900         132900
   1000253112     Y              N                 0         346400            0          438000         433000         433000
   1000254608     Y              N                 0         252000            0          315000         315000         315000
   1000253964     Y              N                 0         110000            0          142000         137500         137500
   1000254395     Y              N                 0         127920            0          159900         159900         159900
   1000254397     Y              N                 0         171920            0          215000         214900         214900
   1000253860     Y              N                 0         203920            0          260000         254900         254900
   1000252336     Y              N                 0         148000            0          185000         185000         185000
   1000254595     Y              N                 0         150400            0          190000         188000         188000
   1000252876     Y              N                 0         508000            0          635000         635000         635000
   1000251668     Y              N                 0      107019.66            0          135000         133781         133781
   1000254669     Y              N                 0         136000            0          170000         170000         170000
   1000253859     Y              N                 0         184800            0          236000         231000         231000
   1000254125     Y              N                 0          60100            0           75000          75000          75000
   1000254251     Y              N                 0         416000            0          520000              0         520000
   1000254216     Y              N                 0         325600            0          407000         407000         407000
   1000254322     Y              N                 0         272000            0          340000         340000         340000
   1000253824     Y              N                 0         360000            0          450000              0         450000
   1000254706     Y              N                 0         102820            0          133000         128525         128525
   1000254821     Y              N                 0         352000            0          440000         440000         440000
   1000248266     Y              N                 0          90400            0          113000         113000         113000
   1000254554     Y              N                 0          76800            0           98000          96000          96000
   1000254495     Y              N                 0         168800            0          211000         211000         211000
   1000255313     Y              N                 0         300000            0          385000         375000         375000
   1000254836     Y              N                 0          60000            0           87000          75000          75000
   1000254867     Y              N                 0         104400            0          131000         130500         130500
   1000254465     Y              N                 0      185450.36            0          245000         231815         231815
   1000254244     Y              N                 0          60800            0           76000          76000          76000
   1000254729     Y              N                 0          59920            0           75000          74900          74900
   1000254051     Y              N                 0         208000            0          260000         260000         260000
   1000255030     Y              N                 0         216000            0          270000         270000         270000
   1000255091     Y              N                 0         464000            0          590000         580000         580000
   1000254525     Y              N                 0         236000            0          295000         295000         295000
   1000254641     Y              N                 0         199960            0          251000         249950         249950
   1000252610     Y              N                 0         440000            0          550000              0         550000
   1000252435     Y              N                 0         480000            0          600000         600000         600000
   1000250522     Y              N                 0       90550.21            0          117200         113197         113197
      9941049     Y              N                 0         168890            0          211000              0         211000
     10288055     N              N                 0         245425            0          310000              0         310000
     10311912     Y              N                 0         677350            0         1245000              0        1245000
     10312284     Y              N                 0         328000            0          410000              0         410000
     10320520     N              N                 0         110752            0          138440              0         138440
     10320528     N              N                 0      292338.05            0          365259              0         365259
     10320554     Y              N                 0         128800            0          161000              0         161000
     10320560     Y              N                 0         250250            0          412000              0         412000
     10320568     Y              N                 0       359678.3            0          482087              0         482087
     10320590     Y              N                 0         267068            0          333835              0         333835
     10320616     Y              N                 0       86980.75            0          108725              0         108725
     10320700     Y              N                 0         330409            0          413010              0         413010
     10320708     Y              N                 0       236669.5            0          295810              0         295810
     10320714     Y              N                 0         407981            0          495000              0         495000
     10320726     Y              N                 0       168047.5            0          210050              0         210050
     10320728     Y              N                 0      128435.71            0        159121.5              0       159121.5
     10320744     Y              N                 0         322002            0          402502              0         402502
     10320746     Y              N                 0      278642.25            0          348255              0         348255
     10320752     Y              N                 0         212000            0          265000              0         265000
     10320784     Y              N                 0      172427.35            0          215533              0         215533
     10320790     Y              N                 0         150400            0          188000              0         188000
     10320846     Y              N                 0         308001            0          383000              0         383000
     10320854     Y              N                 0         134800            0          163000              0         163000
     10320868     Y              N                 0         199600            0          249500              0         249500
     10320886     Y              N                 0         650275            0          812000              0         812000
     10320892     Y              N                 0         172000            0          215000              0         215000
     10320914     Y              N                 0         130800            0          163500              0         163500
     10320974     Y              N                 0         164000            0          205000              0         205000
     10321014     Y              N                 0         312000            0          390000              0         390000
     10353971     Y              N                 0         232800            0          291000              0         291000
     10354051     Y              N                 0         204000            0          255000              0         255000
     10354523     Y              N                 0          48500            0           65000              0          65000
     10354525     Y              N                 0          48500            0           65000              0          65000
     10354733     Y              N                 0       308282.5            0          385350              0         385350
     10354803     Y              N                 0         438750            0          585000              0         585000
     10354855     N              Y                60       134372.5            0          167965              0         167965
     10354857     N              Y                60       135972.5            0          169965              0         169965
     10355349     Y              N                 0         236000            0          295000              0         295000
     10355394     Y              N                 0         140071            0          174000              0         174000
     10355482     Y              N                 0         370187            0          460000              0         460000
     10355592     Y              N                 0       268007.7            0          334953              0         334953
     10355770     Y              N                 0         363000            0          450000              0         450000
     10356087     Y              N                 0         144005            0          179900              0         179900
     10356094     Y              N                 0       362503.2            0          428000              0         428000
     10356098     Y              N                 0       280566.3            0          350707              0         350707
     10356181     Y              N                 0         185773            0          232173              0         232173
     10356185     Y              N                 0       243041.8            0          303802              0         303802
     10356195     Y              N                 0         488500            0          690000              0         690000
     10356205     Y              N                 0         212000            0          265000              0         265000
     10357189     Y              N                 0         232923            0          291153              0         291153
     10382226     Y              N                 0         245120            0          324000              0         324000
     10391857     Y              N                 0      166892.25            0          208615              0         208615
     10392127     Y              N                 0         351000            0          540000              0         540000
     10392523     Y              N                 0         128260            0          182000              0         182000
     10392601     Y              N                 0         127200            0          159000              0         159000
     10392651     Y              N                 0         192500            0          275000              0         275000
     10392867     Y              N                 0         333750            0          445000              0         445000
     10392925     Y              N                 0         123250            0          165000              0         165000
     10393167     Y              N                 0         210980            0          274000              0         274000
     10393199     Y              N                 0         367500            0          525000              0         525000
     10393201     Y              N                 0         292500            0          450000              0         450000
     10393255     Y              N                 0         210000            0          300000              0         300000
     10393443     Y              N                 0       592253.5            0          740315              0         740315
     10406455     Y              N                 0         145550            0          183000              0         183000
     10406473     Y              N                 0         147380            0          183000              0         183000
     10424663     Y              N                 0         336000            0          420000              0         420000
     10424729     Y              N                 0         104800            0          131000              0         131000
     10424819     Y              N                 0         232000            0          290000              0         290000
     10424869     Y              N                 0         151200            0          189000              0         189000
     10424903     N              N                 0         164000            0          205000              0         205000
     10424973     Y              N                 0       423758.2            0          529698              0         529698
     10425045     Y              N                 0       281574.8            0          347630              0         347630
     10425065     Y              N                 0         672000            0          960000              0         960000
     10425121     Y              N                 0         537200            0          671500              0         671500
     10425163     Y              N                 0         266200            0          380000              0         380000
     10425191     Y              N                 0         165350            0          206500              0         206500
     10425207     Y              N                 0         188720            0          235900              0         235900
     10425447     Y              N                 0         168000            0          210000              0         210000
     10425507     Y              N                 0         180000            0          225000              0         225000
     10425635     Y              N                 0         316000            0          395000              0         395000
     10425927     Y              N                 0         448000            0          560000              0         560000
     10425937     N              Y                60         312200            0          390000              0         390000
     10425941     N              Y                60         196000            0          245000              0         245000
     10425983     Y              N                 0      301772.25            0          377215              0         377215
     10425999     N              Y                60         370624            0          463280              0         463280
     10434343     Y              N                 0         650800            0          805000              0         805000
     10436287     Y              N                 0         212000            0          265000              0         265000
     10438129     N              N                 0         473500            0          645000              0         645000
     10439207     N              N                 0         131980            0          167000              0         167000
     10440769     Y              N                 0         326400            0          408000              0         408000
     10440871     Y              N                 0         307450            0          360000              0         360000
     10440929     N              N                 0         137900            0          174000              0         174000
     10440953     Y              N                 0         196000            0          245000              0         245000
     10441713     Y              N                 0         252550            0          315000              0         315000
     10441905     Y              N                 0         336000            0          420000              0         420000
     10442129     Y              N                 0         109200            0          136500              0         136500
     10442285     Y              N                 0      104019.75            0          130025              0         130025
     10443047     Y              N                 0         124032            0          155000              0         155000
     10445575     Y              N                 0         142400            0          178000              0         178000
     10446469     Y              N                 0          66400            0           83000              0          83000
     10446475     Y              N                 0         111050            0          136000              0         136000
     10446481     N              N                 0         105500            0          131875              0         131875
     10446493     Y              N                 0         600000            0          750000              0         750000
     10446513     N              N                 0         315600            0          394500              0         394500
     10446549     N              N                 0          59200            0           74000              0          74000
     10446579     Y              N                 0         461250            0          615000              0         615000
     10446635     N              N                 0         216000            0          270000              0         270000
     10446747     N              N                 0         127330            0          181900              0         181900
     10446781     Y              N                 0         327900            0          409900              0         409900
     10448053     N              N                 0         442500            0          590000              0         590000
     10448185     N              N                 0          60800            0           76000              0          76000
     10449715     N              N                 0         450000            0          650000              0         650000
     10450135     Y              N                 0         331200            0          414000              0         414000
     10450491     Y              N                 0       244234.9            0          305261              0         305261
     10450865     Y              N                 0         151680            0          198000              0         198000
     10451579     Y              N                 0      227074.25            0          283815              0         283815
     10451661     N              N                 0          93200            0          116500              0         116500
     10451799     Y              N                 0         275230            0          344030              0         344030
     10451813     Y              N                 0         256000            0          320000              0         320000
     10451827     Y              N                 0         154800            0          172000              0         172000
     10451887     N              N                 0         133300            0          166650              0         166650
     10452729     Y              N                 0         295200            0          369000              0         369000
     10453061     Y              N                 0          99400            0          124250              0         124250
     10453097     N              N                 0         137900            0          172000              0         172000
     10453235     Y              N                 0         237600            0          297000              0         297000
     10453283     Y              N                 0         220000            0          275000              0         275000
     10453339     Y              N                 0         151990            0          189987              0         189987
     10453453     Y              N                 0         118460            0          150500              0         150500
     10453883     Y              N                 0         428100            0          615000              0         615000
     10458895     N              N                 0         275155            0          394900              0         394900
     10459251     Y              N                 0         185600            0          232000              0         232000
     10459321     N              N                 0         140000            0          175000              0         175000
     10461231     N              N                 0          71200            0           89000              0          89000
     10461285     N              N                 0         283955            0          354900              0         354900
     10461555     Y              N                 0         400000            0          620000              0         620000
     10461819     N              N                 0         136000            0          170000              0         170000
     10462959     N              Y                60         200000            0          250000              0         250000
     10462965     N              N                 0         142400            0          178000              0         178000
     10462985     N              Y                60          60800            0           76000              0          76000
     10463029     Y              N                 0         146400            0          183000              0         183000
     10463123     N              Y                60         601580            0          859400              0         859400
     10463129     Y              N                 0         134000            0          320000              0         320000
     10463839     Y              N                 0      421833.35            0          527193              0         527193
     10464141     Y              N                 0         247460            0          277000              0         277000
     10465261     N              N                 0         240000            0          300000              0         300000
     10465357     Y              N                 0          82400            0          103000              0         103000
     10465379     Y              N                 0        21102.4            0          176000              0         176000
     10465395     Y              N                 0         288750            0          389000              0         389000
     10468311     N              N                 0      112121.12            0       140151.12              0      140151.12
     10468325     Y              N                 0         135360            0          169200              0         169200
     10468417     Y              N                 0         172000            0          215000              0         215000
     10468421     Y              N                 0         252050            0          315000              0         315000
     10468427     Y              N                 0         239920            0          299900              0         299900
     10469117     Y              N                 0         651600            0          840000              0         840000
     10469161     Y              N                 0         280000            0          350000              0         350000
     10469509     Y              N                 0         500000            0          625000              0         625000
     10469533     Y              N                 0         324000            0          405000              0         405000
     10474543     Y              N                 0         146450            0          265000              0         265000
     10475509     N              Y                60         126400            0          158000              0         158000
     10475521     Y              N                 0          92800            0          116000              0         116000
     10475603     Y              N                 0         148500            0          185000              0         185000
     10475613     N              N                 0         100000            0          125000              0         125000
     10475621     N              Y                60         654750            0          925000              0         925000
     10475973     Y              N                 0       156282.7            0          195353              0         195353
     10476001     N              Y                60         496000            0          620000              0         620000
     10477545     Y              N                 0         256500            0          342000              0         342000
     10477555     Y              N                 0          71900            0           91000              0          91000
     10477573     Y              N                 0          56420            0           73800              0          73800
     10477575     Y              N                 0          53000            0           70000              0          70000
     10477577     Y              N                 0          69920            0           88800              0          88800
     10477585     Y              N                 0          90400            0          113000              0         113000
     10478521     Y              N                 0         372000            0          465000              0         465000
     10478581     Y              N                 0         336000            0          448000              0         448000
     10478625     Y              N                 0         581000            0          850000              0         850000
     10478841     Y              N                 0         321600            0          402000              0         402000
     10478925     Y              N                 0         369200            0          465000              0         465000
     10478979     N              N                 0          96800            0          143000              0         143000
     10479039     Y              N                 0         494400            0          618000              0         618000
     10479085     N              Y                60         240000            0          300000              0         300000
     10479089     Y              N                 0         198400            0          248000              0         248000
     10479181     N              Y                60         365900            0          485000              0         485000
     10479211     N              Y                60         164000            0          205000              0         205000
     10482675     Y              N                 0       252726.4            0          315896              0         315896
     10482969     Y              N                 0         270460            0          362000              0         362000
     10483015     Y              N                 0         246250            0          305000              0         305000
     10483035     Y              N                 0         383800            0          505000              0         505000
     10483095     Y              N                 0         144800            0          181000              0         181000
     10483099     Y              N                 0         358300            0          445000              0         445000
     10483139     Y              N                 0         257975            0          320000              0         320000
     10483161     Y              N                 0         126950            0          158700              0         158700
     10483215     Y              N                 0         238420            0          297000              0         297000
     10483229     N              Y                60         403608            0          503000              0         503000
     10483259     N              Y                60         224000            0          280000              0         280000
     10483263     Y              N                 0         321000            0          400000              0         400000
     10483425     Y              N                 0         399344            0          499180              0         499180
     10483485     N              Y                60         409500            0          585000              0         585000
     10483599     Y              N                 0         261600            0          327000              0         327000
     10483851     Y              N                 0         165525            0          212000              0         212000
     10485007     Y              N                 0         112000            0          145000              0         145000
     10485505     Y              N                 0         480000            0          600000              0         600000
     10486439     Y              N                 0         152000            0          190000              0         190000
     10486519     N              Y                60         160000            0          225000              0         225000
     10486521     N              N                 0          76250            0           95000              0          95000
     10486541     N              Y                60         651800            0          920000              0         920000
     10487819     N              Y                60         468000            0          585000              0         585000
     10488389     Y              N                 0         133600            0          167000              0         167000
     10488565     Y              N                 0         100800            0          126000              0         126000
     10488721     Y              N                 0         487200            0          609000              0         609000
     10489455     Y              N                 0          54170            0           71300              0          71300
     10489777     Y              N                 0       374715.9            0          468351              0         468351
     10490431     N              N                 0         127900            0          250000              0         250000
     10491127     Y              N                 0         356250            0          475000              0         475000
     10491177     N              Y                60         522400            0          653000              0         653000
     10491223     N              Y                60         157000            0          254000              0         254000
     10491231     Y              N                 0         271960            0          339900              0         339900
     10491303     Y              N                 0          86400            0          108000              0         108000
     10491307     N              Y                60       246782.5            0        308432.5              0       308432.5
     10491721     Y              N                 0         144800            0          181000              0         181000
     10491725     Y              N                 0         187200            0          240000              0         240000
     10491877     Y              N                 0         260000            0          325000              0         325000
     10491957     Y              N                 0         258050            0          358000              0         358000
     10493843     Y              N                 0          88700            0          118000              0         118000
     10493853     N              Y                60         458200            0          605000              0         605000
     10493891     Y              N                 0         270000            0          360000              0         360000
     10493919     N              Y                60         182800            0          228500              0         228500
     10493949     N              N                 0         467500            0          615000              0         615000
     10493983     Y              N                 0         158000            0          210000              0         210000
     10494145     N              N                 0         118800            0          148500              0         148500
     10494221     Y              N                 0         115800            0          148500              0         148500
     10494387     N              N                 0         100000            0          125000              0         125000
     10498215     N              Y                60         112000            0          160000              0         160000
     10498303     Y              N                 0          16720            0          190000              0         190000
     10499995     Y              N                 0         384000            0          480000              0         480000
     10500013     Y              N                 0         528900            0          662000              0         662000
     10500665     Y              N                 0         158400            0          198000              0         198000
     10500753     Y              N                 0         172000            0          215000              0         215000
     10502253     N              Y                60         408000            0          510000              0         510000
     10502257     Y              N                 0         110000            0          140000              0         140000
     10502321     N              Y                60         204000            0          255000              0         255000
     10502713     Y              N                 0         648100            0          810000              0         810000
     10502779     Y              N                 0         136000            0          170000              0         170000
     10502801     Y              N                 0         208000            0          260000              0         260000
     10504943     Y              N                 0          97900            0          123000              0         123000
     10504951     Y              N                 0         220000            0          275000              0         275000
     10504957     N              N                 0         106300            0          235000              0         235000
     10504987     Y              N                 0          92000            0          115000              0         115000
     10504997     Y              N                 0         186800            0          233500              0         233500
     10505025     Y              N                 0         356000            0          445000              0         445000
     10505115     Y              N                 0         269200            0          380000              0         380000
     10508731     Y              N                 0         144000            0          180000              0         180000
     10513085     Y              N                 0         374320            0          467900              0         467900
     10514127     Y              N                 0         121700            0          152000              0         152000
     10514139     Y              N                 0         146419            0          183000              0         183000
     10515241     Y              N                 0         366400            0          458000              0         458000
     10515315     Y              N                 0         179925            0          239900              0         239900
     10517057     Y              N                 0         163100            0          233000              0         233000
     10517083     N              Y                60         292000            0          365000              0         365000
     10517155     N              Y                60         135126            0          192890              0         192890
     10517185     Y              N                 0         256000            0          320000              0         320000
     10517199     N              Y                60         371000            0          530000              0         530000
     10521091     N              Y                60         201200            0          251000              0         251000
     10521129     N              Y                60         276500            0          395000              0         395000
     10521243     Y              N                 0         139600            0          174500              0         174500
   3000917884     Y              N                 0         333680            0          440000         417100         417100
   3000922146     Y              N                 0         460000            0          575000         575000         575000
   3000924367     Y              N                 0         142400            0          178000         178000         178000
   3000920385     N              N                 0         231000            0          330000              0         330000
   3000910301     Y              N                 0         204000            0          255000              0         255000
   3000910426     Y              N                 0         417000            0          525000         525000         525000
   3000910539     Y              N                 0         150400            0          188000              0         188000
   3000910738     Y              N                 0         420000            0          525000         525000         525000
   3000910789     N              N                 0         148000            0          185000              0         185000
   3000910801     Y              N                 0         198400            0          250000         248000         248000
   3000911304     N              N                 0         608000            0          770000         760000         760000
   3000911688     N              N                 0          84400            0          105500         105500         105500
   3000911705     N              N                 0         100000            0          125000         125000         125000
   3000911939     N              N                 0         417000            0          553000         552000         552000
   3000912298     Y              N                 0         162320            0          203000         202900         202900
   3000912450     Y              N                 0         412000            0          515000         515000         515000
   3000912504     Y              N                 0          92800            0          116000         116000         116000
   3000912700     N              N                 0         117200            0          146500         146500         146500
   3000912838     Y              N                 0         392040            0          490000         489990         489990
   3000912981     Y              N                 0         195600            0          245000         244500         244500
   3000913078     Y              N                 0         828000            0         1035000        1035000        1035000
   3000913141     Y              N                 0         210700            0          292000         263433         263433
   3000913162     Y              N                 0         133000            0          166000              0         166000
   3000913326     Y              N                 0         484104            0          606000         605104         605104
   3000913431     Y              N                 0         308000            0          385000         385000         385000
   3000913454     Y              N                 0         328040            0          410000         409990         409990
   3000913549     Y              N                 0         376000            0          507500         470000         470000
   3000913624     Y              N                 0         125600            0          160000         157000         157000
   3000913825     Y              N                 0         260000            0          325000              0         325000
   3000913903     Y              N                 0         231920            0          290000         289900         289900
   3000914373     Y              N                 0         224000            0          280000         280000         280000
   3000914380     Y              N                 0         172000            0          215000         215000         215000
   3000914388     Y              N                 0         164000            0          205000         205000         205000
   3000914478     Y              N                 0         391200            0          497000         489000         489000
   3000915253     N              N                 0         306856            0          405000         383570         383570
   3000915749     Y              N                 0         263920            0          330000         329900         329900
   3000915922     Y              N                 0         197600            0          247000              0         247000
   3000916668     Y              N                 0         308000            0          385000         385000         385000
   3000916677     N              N                 0         131077            0          166000         163847         163847
   3000916695     Y              N                 0         168000            0          210000         210000         210000
   3000917011     Y              N                 0          99920            0          130000         124900         124900
   3000917689     Y              N                 0         368000            0          460000         460000         460000
   3000917717     Y              N                 0         547360            0          735000         684200         684200
   3000917993     Y              N                 0         328800            0          415000         411000         411000
   3000918103     Y              N                 0         328920            0          412000         411151         411151
   3000918327     Y              N                 0         417000            0          575000         552000         552000
   3000918422     Y              N                 0         158400            0          248000         198000         198000
   3000918424     N              N                 0         384000            0          480000         480000         480000
   3000918516     Y              N                 0         444000            0          560000         555000         555000
   3000918554     Y              N                 0         290000            0          372000         362500         362500
   3000918570     N              N                 0          41200            0           54900          51500          51500
   3000918877     Y              N                 0         228000            0          285000         285000         285000
   3000919025     N              N                 0         373600            0          475000         467000         467000
   3000919134     Y              N                 0         356800            0          446000         446000         446000
   3000919207     Y              N                 0         202400            0          270000         253000         253000
   3000919327     N              N                 0         476000            0          617000         595000         595000
   3000919438     Y              N                 0         417000            0          545000         545000         545000
   3000919514     N              N                 0         319999            0          399999         399999         399999
   3000919738     Y              N                 0         199920            0          250000         249900         249900
   3000919788     Y              N                 0         122000            0          153000         152500         152500
   3000919841     Y              N                 0         225166            0          297000         281457         281457
   3000919912     Y              N                 0         308000            0          398000         385000         385000
   3000919919     Y              N                 0          72080            0           93000          90100          90100
   3000919936     Y              N                 0         404000            0          530000         505000         505000
   3000919984     Y              N                 0         332000            0          415000         415000         415000
   3000920099     N              N                 0          80000            0          100000              0         100000
   3000920177     Y              N                 0         440000            0          563000         550000         550000
   3000920376     Y              N                 0         215920            0          269900         269900         269900
   3000920810     Y              N                 0         374925            0          500000         499900         499900
   3000920957     Y              N                 0         275100            0          400000         393000         393000
   3000921599     Y              N                 0         126400            0          158000         158000         158000
   3000921715     Y              N                 0         336000            0          440000         420000         420000
   3000921848     Y              N                 0         394400            0          493000         493000         493000
   3000922442     N              N                 0         112000            0          164000         160000         160000
   3000922684     Y              N                 0         106850            0          138000         133500         133500
   3000922764     N              N                 0         448800            0          565000         561000         561000
   3000923300     Y              N                 0         141600            0          183000         177000         177000
   3000923340     N              N                 0          85045            0          125000         121495         121495
   3000923734     Y              N                 0         400040            0          500000         499990         499990
   3000924020     Y              N                 0         130960            0          167000         163700         163700
   3000924061     Y              N                 0         130960            0          167000         163700         163700
   3000924798     N              N                 0         137450            0          172000         171800         171800
   3000926319     Y              N                 0         140000            0          175000         175000         175000
   3000908001     Y              N                 0         130400            0          163000              0         163000
   3000921685     Y              N                 0         304000            0          380000         380000         380000
   3000903236     Y              N                 0         296800            0          424000              0         424000
   3000919403     N              N                 0         262400            0          328000         328000         328000
   3000911386     N              N                 0         348000            0          455000         435000         435000
   3000914096     N              N                 0         248000            0          352000         310000         310000
   3000915548     Y              N                 0         390186            0          487740         487733         487733
   3000900217     N              N                 0         300000            0          375000         375000         375000
   3000856252     Y              N                 0         145600            0          184000         182000         182000
   3000910010     Y              N                 0         232500            0          310000              0         310000
   3000864916     Y              N                 0         168000            0          240000              0         240000
   3000885392     Y              N                 0         162400            0          203000         203000         203000
   3000892593     Y              N                 0         244000            0          305000         305000         305000
   3000892143     Y              N                 0         157500            0          225000              0         225000
   3000898506     Y              N                 0         300000            0          380000              0         380000
   3000900298     Y              N                 0         203200            0          254000         254000         254000
   3000887262     N              N                 0         188130            0          237000              0         237000
   3000877839     Y              N                 0         324000            0          405000         405000         405000
   3000883301     Y              N                 0         245000            0          350000              0         350000
   3000888852     Y              N                 0         156000            0          195000              0         195000
   3000893280     Y              N                 0         234560            0          293200         293200         293200
   3000895236     Y              N                 0         184000            0          231000         230000         230000
   3000897966     Y              N                 0         199500            0          285000              0         285000
   3000901048     Y              N                 0         154000            0          230000         220000         220000
   3000904709     Y              N                 0         165600            0          210000         207000         207000
   3000915504     N              N                 0         135920            0          169900         169900         169900
   3000913274     Y              N                 0         162400            0          210000              0         210000
   3000912371     N              N                 0         160000            0          200000              0         200000
   3000919465     Y              N                 0         332750            0          415000              0         415000
   3000922482     Y              N                 0         381700            0          477000              0         477000
   3000881374     N              N                 0         266000            0          368000         332500         332500
   3000892569     N              N                 0         123830            0          177000         176900         176900
   3000896019     N              N                 0       116184.5            0          147500         145205         145205
   3000902344     Y              N                 0         284000            0          355000         355000         355000
   3000904573     N              N                 0         204000            0          255000              0         255000
   3000907850     Y              N                 0         300230            0          430000         428900         428900
   3000909574     Y              N                 0         176050            0          251500         251500         251500
   3000911862     Y              N                 0         160000            0          200000              0         200000
   3000912584     Y              N                 0          88000            0          110000         110000         110000
   3000912970     Y              N                 0          72700            0           94000          92000          92000
   3000913299     Y              N                 0          72700            0           94000          92000          92000
   3000915442     N              N                 0         429100            0          613000              0         613000
   3000915458     Y              N                 0         576000            0          720000         720000         720000
   3000915564     Y              N                 0         417000            0          590000              0         590000
   3000919742     Y              N                 0          53000            0           70000          70000          70000
   3000919747     N              N                 0          63800            0           82000          82000          82000
   3000920390     N              N                 0         231000            0          330000              0         330000
   3000921104     Y              N                 0         169600            0          214000         212000         212000
   3000921938     N              N                 0         188800            0          236000         236000         236000
   3000922924     Y              N                 0         154000            0          220000              0         220000
   3000923019     Y              N                 0         238000            0          340000              0         340000
   3000912946     Y              N                 0        1003200            0         1280000        1280000        1280000
   3000916048     N              N                 0         352300            0          445000              0         445000
   3000894210     Y              N                 0         105000            0          152000         150000         150000
   3000894780     N              N                 0       239221.5            0          445000         298970         298970
   3000896458     Y              N                 0         260800            0          370000         326000         326000
   3000902938     Y              N                 0         155200            0          195000         194000         194000
   3000906120     Y              N                 0         232450            0          290000              0         290000
   3000907601     Y              N                 0      229198.15            0          286497         286497         286497
   3000909025     Y              N                 0         305600            0          400000         382000         382000
   3000910070     Y              N                 0          32750            0           47600          45000          45000
   3000911216     Y              N                 0      258340.75            0          384000         322925         322925
   3000912755     N              N                 0          76300            0          109000         109000         109000
   3000913631     Y              N                 0         201600            0          255000         252000         252000
   3000915538     Y              N                 0      117068.25            0          154000         146335         146335
   3000915556     Y              N                 0      821303.25            0         1100000        1026635        1026635
   3000915585     Y              N                 0         507600            0          634500              0         634500
   3000915985     Y              N                 0         220000            0          275000         275000         275000
   3000916825     Y              N                 0         100800            0          126000              0         126000
   3000917297     Y              N                 0         528000            0          660000         660000         660000
   3000918672     Y              N                 0      149880.85            0          187243         187243         187243
   3000921300     Y              N                 0         272000            0          350000         340000         340000
   3000921594     Y              N                 0         183920            0          230000         229900         229900
   3000923218     N              N                 0         300000            0          375000         375000         375000
   3000924054     N              N                 0         148000            0          185000         185000         185000
   3000909483     Y              N                 0       65339.04            0          111000          98999          98999
   3000913973     Y              N                 0         191720            0          240000         239000         239000
   3000879270     Y              N                 0         101492            0          171000         144989         144989
   3000888967     Y              N                 0         308000            0          385000              0         385000
   3000889559     N              N                 0         434317            0          543000         542896         542896
   3000891957     Y              N                 0         129600            0          162000         162000         162000
   3000891971     Y              N                 0         129600            0          162000         162000         162000
   3000892641     Y              N                 0         395425            0          495000         494275         494275
   3000894066     Y              N                 0         143920            0          180000         179900         179900
   3000896320     Y              N                 0         138086            0          173000         172607         172607
   3000897078     Y              N                 0         596000            0          745000         745000         745000
   3000897404     Y              N                 0          87496            0          117500         109371         109371
   3000898094     Y              N                 0         392040            0          490000         489990         489990
   3000898430     Y              N                 0         204000            0          260000         255000         255000
   3000899909     Y              N                 0         141600            0          177000         177000         177000
   3000901615     N              N                 0         396040            0          495000         494990         494990
   3000903105     Y              N                 0         412000            0          515000         515000         515000
   3000903812     Y              N                 0         210400            0          263011         263055         263011
   3000907313     N              N                 0          33600            0           48000          48000          48000
   3000907477     Y              N                 0         650000            0          835000         825000         825000
   3000908145     Y              N                 0         435548            0          544500         544398         544398
   3000908597     N              N                 0         208000            0          260000         259990         259990
   3000909282     Y              N                 0         230000            0          290000         287500         287500
   3000909738     Y              N                 0         328500            0          438000         438000         438000
   3000909814     N              N                 0          64000            0           80000          80000          80000
   3000913474     Y              N                 0         327120            0          410000         408900         408900
   3000922971     N              N                 0         288000            0          360000         360000         360000
   3000887683     Y              N                 0         309600            0          390000         387000         387000
   3000907750     Y              N                 0         352000            0          450000         440000         440000
   3000918393     Y              N                 0         216000            0          270000              0         270000
   3000922724     Y              N                 0         417000            0          600000              0         600000
   3000922800     Y              N                 0         350000            0          500000              0         500000
   3000923237     Y              N                 0          97300            0          139000         139000         139000
   3000896583     N              N                 0         183200            0          230000         229000         229000
   3000908495     Y              N                 0         180000            0          260000         260000         260000
   3000876986     Y              N                 0         135920            0          169900         169900         169900
   3000906162     Y              N                 0         176000            0          220000         220000         220000
   3000908822     N              N                 0         284000            0          355000         355000         355000
       417009     Y              N                 0       346232.5            0          433000         432790         432790
       424168     Y              N                 0      178343.55            0          223000         222929         222929
       428561     Y              N                 0      191630.15            0          240000         239537         239537
       429975     Y              N                 0      202340.75            0          255000         252925         252925
       434356     Y              N                 0       207499.3            0          266000         259374         259374
       436000     Y              N                 0      123099.31            0          154000         153895         153895
       442901     Y              N                 0         215040            0          272000         268800         268800
       443076     Y              N                 0         291774            0          365000         364717         364717
       452599     Y              N                 0       269592.5            0          341000         336990         336990
       455664     Y              N                 0         179003            0          245000         223753         223753
       455875     Y              N                 0        95652.3            0          123000         119565         119565
       460039     Y              N                 0      288084.75            0          360500         360105         360105
       460730     Y              N                 0         133391            0          182000         175990         175990
       461473     Y              N                 0          97349            0          125000         122349         122349
       462727     Y              N                 0       316479.2            0          396000         395598         395598
       463218     Y              N                 0      361648.05            0          452500         452059         452059
       463250     Y              N                 0         238072            0          300000         297589         297589
       465218     Y              N                 0      159340.25            0          204000         199175         199175
       465893     Y              N                 0      141244.38            0          182000         176557         176557
       468334     Y              N                 0       307352.5            0          386000         384190         384190
       468737     Y              N                 0       159531.6            0          204000         199414         199414
       468778     Y              N                 0      245124.65            0          306500         306407         306407
       468835     Y              N                 0      142567.55            0          180000         178209         178209
       469603     Y              N                 0      416999.63            0          556000         549920         549920
       472083     Y              N                 0       478617.8            0          598272         598272         598272
       474812     Y              N                 0       283302.6            0          355000         354128         354128
       477005     Y              N                 0       332684.5            0          416000         415855         415855
       480684     Y              N                 0      250775.42            0          354000              0         354000
       483609     Y              N                 0         161600            0          202000              0         202000
       483793     Y              N                 0      280158.66            0          355000      350197.66      350197.66
       483860     Y              N                 0       113573.6            0          166000         161455         161455
       483953     Y              N                 0      201755.19            0          262000         252194         252194
       484165     Y              N                 0       242167.5            0          311000         302710         302710
       484260     Y              N                 0         183992            0          243000         229990         229990
       485640     Y              N                 0       271202.7            0          339003         339003         339003
       486471     Y              N                 0       201220.5            0          260000         251525         251525
       487018     Y              N                 0         429057            0          538000         536322         536322
       487175     Y              N                 0         201600            0          252000         252000         252000
       487455     Y              N                 0       209763.5            0          325000         279685         279685
       487532     Y              N                 0         103610            0          150000         142900         142900
       488410     Y              N                 0       768472.1            0          960589         960589         960589
       488986     Y              N                 0         358392            0          460000         447990         447990
       491057     Y              N                 0         252563            0          316000         315704         315704
       491142     Y              N                 0         327488            0          410000         409359         409359
       492047     Y              N                 0         320000            0          422000         400000         400000
       492667     Y              N                 0       414778.4            0          519000         518472         518472
       494784     Y              N                 0      116849.63            0          148000         146081         146081
       495611     Y              N                 0      337084.25            0          421500         421355         421355
       496011     N              N                 0       182960.3            0          239300         231067         231067
       496380     Y              N                 0         700000            0          875000              0         875000
       496937     Y              N                 0      319300.75            0          399125         399125         399125
       496972     Y              N                 0         176000            0          222000         220000         220000
       497186     Y              N                 0      264879.13            0          338000         331110         331110
       498056     Y              N                 0         132392            0          167000         165490         165490
       498366     Y              N                 0      343592.77            0          435000         429490         429490
       498444     Y              N                 0      194703.05            0          244000         243379         243379
       498845     Y              N                 0         417243            0          522000         521554         521554
       498967     Y              N                 0      235084.25            0          300000         293855         293855
       499706     Y              N                 0         215065            0          269000         268831         268831
       500072     Y              N                 0      189532.25            0          239500         236915         236915
       500704     Y              N                 0         272000            0          340000         340000         340000
       500948     Y              N                 0         410440            0          513500         513050         513050
       501081     Y              N                 0      541401.42            0          677000         676766         676766
       501438     Y              N                 0         369688            0          467500         462110         462110
       501896     Y              N                 0      431387.06            0          540000         539325         539325
       502034     Y              N                 0         156000            0          197000         195000         195000
       503506     Y              N                 0       257201.8            0          330500         321502         321502
       503662     Y              N                 0         326584            0          439000         408230         408230
       503671     Y              N                 0       147584.9            0          185000         184482         184482
       503710     Y              N                 0         186236            0          235000         232796         232796
       503711     Y              N                 0       143346.8            0          182000         179184         179184
       503761     Y              N                 0         133728            0          180000         167160         167160
       503823     Y              N                 0         172000            0          247000         215000         215000
       503843     Y              N                 0       149010.8            0          188000         186264         186264
       504101     Y              N                 0       223959.7            0          305000         279950         279950
       504398     Y              N                 0         151112            0          191000         188890         188890
       504704     Y              N                 0         187992            0          235000         234990         234990
       504947     Y              N                 0         161243            0          220000         214990         214990
       505662     Y              N                 0       315540.4            0          400000         394426         394426
       505889     Y              N                 0         266119            0          332649         332649         332649
       505938     Y              N                 0       351192.5            0          475000         438990         438990
       505940     Y              N                 0         597825            0          747300         747281         747281
       505960     Y              N                 0      143246.97            0          181000         179431         179431
       505977     Y              N                 0       203063.2            0          255000         253828         253828
       506555     Y              N                 0         244000            0          305000         305000         305000
       506595     Y              N                 0      111580.55            0          146000         143769         143769
       506679     Y              N                 0         650000            0          820000         817000         817000
       507336     Y              N                 0       366568.5            0          458500         458210         458210
       507360     Y              N                 0         217030            0          294000         271287         271287
       508246     Y              N                 0         230049            0          297500         287562         287562
       508518     Y              N                 0       159403.3            0          210000         199254         199254
       508577     Y              N                 0      287733.65            0          365000         359667         359667
       508628     Y              N                 0         253344            0          316680         316680         316680
       508697     Y              N                 0         130390            0          163000         162990         162990
       508845     Y              N                 0         192400            0          240500         240500         240500
       508865     Y              N                 0         293361            0          366700         366700         366700
       508898     Y              N                 0         160920            0          204500         201150         201150
       509254     Y              N                 0         406160            0          538000         507700         507700
       509296     Y              N                 0       409121.8            0          511500         511402         511402
       509390     Y              N                 0       259192.5            0          325000         323990         323990
       509483     Y              N                 0      212860.25            0          266500         266075         266075
       509543     Y              N                 0         137080            0          175000         171350         171350
       509682     Y              N                 0         385366            0          481707         481707         481707
       510178     Y              N                 0       152394.1            0          192000         190494         190494
       510251     Y              N                 0         345200            0          470000         431500         431500
       510268     Y              N                 0         183992            0          248000         229990         229990
       510394     Y              N                 0          98228            0          125000         122785         122785
       510543     Y              N                 0       289771.6            0          362214         362214         362214
       510828     N              N                 0       192731.3            0          261000         240914         240914
       511128     Y              N                 0         255773            0          332000         319716         319716
       511365     Y              N                 0         250105            0          313000         312631         312631
       511417     Y              N                 0         257592            0          335000         321990         321990
       511481     Y              N                 0         255200            0          329000         319000         319000
       511484     Y              N                 0         233936            0          293000         292420         292420
       511771     Y              N                 0       390589.4            0          488500         488236         488236
       511912     Y              N                 0         237592            0          315000         296990         296990
       512117     Y              N                 0      243049.23            0          325000         304021         304021
       512144     Y              N                 0         237600            0          310000         297000         297000
       512435     Y              N                 0      105042.65            0          138000         136887         136887
       512459     Y              N                 0      391561.11            0          500000         489457         489457
       512778     Y              N                 0       331991.5            0          445000         414990         414990
       512841     Y              N                 0      155310.06            0          201000         194139         194139
       512898     Y              N                 0         235992            0          295000         294990         294990
       512925     Y              N                 0         163316            0          213000         204145         204145
       513309     Y              N                 0         138400            0          186000         173000         173000
       513454     N              N                 0         220622            0          313000         275777         275777
       513566     Y              N                 0         202322            0          252903         252903         252903
       513715     Y              N                 0         173062            0          220000         216327         216327
       514008     Y              N                 0         167920            0          210000         209900         209900
       514059     Y              N                 0         195192            0          259000         243990         243990
       514797     Y              N                 0         179400            0          280000         276000         276000
       515138     Y              N                 0         126650            0          173000         168500         168500
   1004483543     N              N                 0         383450            0          479500         479359         479359
   1004978135     N              N                 0         164000            0          223000         205000         205000
   1005201042     N              N                 0         572000            0          715000         715000         715000
   1005231858     N              N                 0         216000            0          270000              0         270000
   1005468237     N              N                 0         255960            0          319950         319950         319950
   1005847033     N              N                 0         370400            0          463000              0         463000
   1006030966     N              N                 0         468000            0          585000         585000         585000
   1006072545     N              N                 0         256000            0          320000              0         320000
   1006113813     N              N                 0         180000            0          220000              0         220000
   1006129888     N              N                 0         492000            0          620000         615000         615000
   1006149027     N              N                 0         374000            0          467500         467581         467500
   1006178067     N              N                 0         182076            0          227595         227595         227595
   1006188412     N              N                 0         228720            0          305500         285900         285900
   1006245155     N              N                 0         133600            0          167000         167000         167000
   1006268950     N              N                 0         268000            0          335000              0         335000
   1006277307     N              N                 0         260000            0          340000         325000         325000
   1006288607     N              N                 0         281600            0          353000              0         353000
   1006301619     N              N                 0         316750            0          410000         395950         395950
   1006304527     N              N                 0         512000            0          640000         640000         640000
   1006311715     N              N                 0         380000            0          475000         475000         475000
   1006311779     N              N                 0         631200            0          789000         789000         789000
   1006364338     N              N                 0         352000            0          440000         440000         440000
   1006434860     N              N                 0         182400            0          228000         228000         228000
   1006473158     N              N                 0         240000            0          320000         300000         300000
   1006475824     N              N                 0         260000            0          325000         325000         325000
   1006507201     N              N                 0         204000            0          255000              0         255000
   1003679344     N              N                 0         203200            0          254000         254000         254000
   1003965203     N              N                 0         389600            0          487000         487000         487000
   1004150769     N              N                 0         288800            0          361000         361000         361000
   1004199833     N              N                 0         240000            0          300000         300000         300000
   1004577700     N              N                 0         140000            0          184000         175000         175000
   1004658025     N              N                 0         192000            0          245000         240000         240000
   1004824523     N              N                 0         200000            0          286000         250000         250000
   1004863589     N              N                 0         161200            0          202000         201500         201500
   1004891031     N              N                 0         294400            0          368000         368000         368000
   1004893495     N              N                 0         135200            0          169000         169000         169000
   1004900245     N              N                 0         260000            0          325000         325000         325000
   1004937938     N              N                 0         169600            0          215000         212000         212000
   1004969243     N              N                 0         304000            0          380000         380000         380000
   1005013479     N              N                 0         540000            0          700000         675000         675000
   1005024519     N              N                 0         140000            0          175000         175000         175000
   1005069098     N              N                 0         472000            0          590000         590000         590000
   1005099564     N              N                 0         244000            0          305000         305000         305000
   1005112638     N              N                 0         215920            0          275000         269900         269900
   1005145336     N              N                 0         247200            0          316000         309000         309000
   1005235738     N              N                 0         512000            0          655000              0         655000
   1005291114     N              N                 0         173600            0          217000              0         217000
   1005315937     N              N                 0         239920            0          305000         299900         299900
   1005527619     N              N                 0         139920            0          175000         174900         174900
   1005549310     N              N                 0         424000            0          530000         530000         530000
   1005603723     N              N                 0         196000            0          248000         245000         245000
   1005623097     N              N                 0         204000            0          265000         255000         255000
   1005628877     N              N                 0         176000            0          220000         220000         220000
   1005632602     N              N                 0         304000            0          380000         380000         380000
   1005646367     N              N                 0         212000            0          265000         265000         265000
   1005722685     N              N                 0         252000            0          315000         315000         315000
   1005723611     N              N                 0         500000            0          625000              0         625000
   1005739043     N              N                 0         376000            0          470000         470000         470000
   1005745508     N              N                 0         252800            0          320000         316000         316000
   1005749648     N              N                 0         136000            0          170000         170000         170000
   1005766012     N              N                 0         480000            0          607000         600000         600000
   1005770819     N              N                 0         268000            0          335000         350000         335000
   1005771140     N              N                 0         188461            0          235577         235577         235577
   1005775645     N              N                 0         102000            0          132000         132000         132000
   1005807497     N              N                 0         185500            0          232000         232000         232000
   1005809743     N              N                 0         383800            0          485000         479750         479750
   1005813266     N              N                 0         136800            0          179000         171000         171000
   1005815406     N              N                 0         130991            0          165000         163739         163739
   1005819322     N              N                 0         212000            0          265000              0         265000
   1005820793     N              N                 0         188996            0          237000         236245         236245
   1005846267     N              N                 0         122160            0          156000         152700         152700
   1005897112     N              N                 0         203200            0          280000         254000         254000
   1005903150     N              N                 0         216000            0          270000              0         270000
   1005909500     N              N                 0         412000            0          515000         515000         515000
   1005926019     N              N                 0         356000            0          445000         445000         445000
   1005932529     N              N                 0         294400            0          370000         368000         368000
   1005936213     N              N                 0         122000            0          162000         152500         152500
   1005939238     N              N                 0         276000            0          350000         345000         345000
   1005949968     N              N                 0         168000            0          225000         210000         210000
   1005952524     N              N                 0         347700            0          434650         434650         434650
   1005953195     N              N                 0         292000            0          365000         365000         365000
   1005956968     N              N                 0         216000            0          270000         270000         270000
   1005961300     N              N                 0         137600            0          176000         172000         172000
   1005978294     N              N                 0         200000            0          250000         250000         250000
   1005981789     N              N                 0         334400            0          420000         418000         418000
   1005985062     N              N                 0         135920            0          170000         169900         169900
   1006010201     N              N                 0         385600            0          482000         482000         482000
   1006011228     N              N                 0         415200            0          519000         519000         519000
   1006013976     N              N                 0         220000            0          275000              0         275000
   1006015983     N              N                 0         318400            0          410000         398000         398000
   1006028069     N              N                 0         124000            0          157000         155000         155000
   1006029120     N              N                 0         158320            0          200000         197900         197900
   1006030314     N              N                 0       190599.2            0          243000         238249         238249
   1006033062     N              N                 0         232000            0          290000              0         290000
   1006035685     N              N                 0         157600            0          197000         197000         197000
   1006037086     N              N                 0         226400            0          283000         283000         283000
   1006037530     N              N                 0         208000            0          273000         260000         260000
   1006037692     N              N                 0         293600            0          367000         367000         367000
   1006038646     N              N                 0         180800            0          226000              0         226000
   1006039299     N              N                 0         280000            0          350000         350000         350000
   1006039707     N              N                 0         283200            0          365000         354000         354000
   1006042374     N              N                 0         301600            0          377000         377000         377000
   1006043293     N              N                 0         358400            0          455000         448000         448000
   1006044611     N              N                 0         380000            0          475000         478950         475000
   1006045291     N              N                 0         221880            0          286000         277350         277350
   1006046548     N              N                 0         460000            0          575000         575000         575000
   1006046584     N              N                 0         404000            0          505000         505000         505000
   1006046628     N              N                 0         376000            0          470000         470000         470000
   1006046744     N              N                 0         385561            0          482000         481952         481952
   1006046833     N              N                 0         364000            0          455000              0         455000
   1006047271     N              N                 0         217600            0          272000         310000         272000
   1006052969     N              N                 0         288800            0          361000         361000         361000
   1006053469     N              N                 0         365600            0          457000         457000         457000
   1006056288     N              N                 0         174400            0          218000         218000         218000
   1006056493     N              N                 0         122320            0          153000         152900         152900
   1006056778     N              N                 0         560000            0          700000         700000         700000
   1006058311     N              N                 0         157644            0          215500         197055         197055
   1006060371     N              N                 0         203150            0          239000              0         239000
   1006061165     N              N                 0         248000            0          310000         310000         310000
   1006062725     N              N                 0         276000            0          345000         345000         345000
   1006064340     N              N                 0         337600            0          422000         422000         422000
   1006065278     N              N                 0         228000            0          285000         285000         285000
   1006067427     N              N                 0         388000            0          485000         485000         485000
   1006067739     N              N                 0         406700            0          509000         508378         508378
   1006068836     N              N                 0         644000            0          805000         805000         805000
   1006069194     N              N                 0         404000            0          505000         505000         505000
   1006069602     N              N                 0         351000            0          435000              0         435000
   1006069826     N              N                 0         139150            0          174000         173990         173990
   1006071966     N              N                 0         177600            0          222000         222000         222000
   1006073045     N              N                 0         396000            0          495000              0         495000
   1006076033     N              N                 0         364000            0          460000         455000         455000
   1006076603     N              N                 0         332000            0          415000              0         415000
   1006078790     N              N                 0         177600            0          222000         222000         222000
   1006078825     N              N                 0         188000            0          250000         235000         235000
   1006079209     N              N                 0         604000            0          765000         755000         755000
   1006079487     N              N                 0         136000            0          170000         170000         170000
   1006079502     N              N                 0         142683            0          180000         178354         178354
   1006081429     N              N                 0         190400            0          254000         238000         238000
   1006083105     N              N                 0         228724            0          295000         285905         285905
   1006084774     N              N                 0         384000            0          480000         480000         480000
   1006086317     N              N                 0         672000            0          840000              0         840000
   1006091007     N              N                 0         356000            0          445000         445000         445000
   1006096752     N              N                 0         160000            0          200000              0         200000
   1006100943     N              N                 0         247200            0          310000         309000         309000
   1006106858     N              N                 0         650000            0          843000         841000         841000
   1006107544     N              N                 0       198520.8            0          256500         248151         248151
   1006108213     N              N                 0         254880            0          325000         318600         318600
   1006109882     N              N                 0         416000            0          520000              0         520000
   1006110424     N              N                 0         360000            0          450000         450000         450000
   1006111806     N              N                 0         224000            0          280000         280000         280000
   1006114411     N              N                 0         208000            0          260000              0         260000
   1006117258     N              N                 0         184000            0          230400         230000         230000
   1006123786     N              N                 0         220000            0          275000         275000         275000
   1006124339     N              N                 0         240000            0          300000              0         300000
   1006124838     N              N                 0         266914            0          335000         333642         333642
   1006125365     N              N                 0         264000            0          330000              0         330000
   1006127693     N              N                 0         239200            0          300000         299000         299000
   1006129682     N              N                 0         222062            0          280000         277578         277578
   1006133613     N              N                 0         136000            0          170000         170000         170000
   1006140115     N              N                 0         129200            0          165500         161500         161500
   1006143611     N              N                 0         163600            0          206000         204500         204500
   1006143648     N              N                 0         184000            0          230000         230000         230000
   1006144763     N              N                 0         129064            0          163500         161330         161330
   1006148304     N              N                 0         158400            0          198000         198000         198000
   1006152977     N              N                 0         244800            0          306000              0         306000
   1006156964     N              N                 0         544792            0          680990         680990         680990
   1006160780     N              N                 0         408000            0          510000              0         510000
   1006163402     N              N                 0         205600            0          257500         257000         257000
   1006164633     N              N                 0         429600            0          594000         537000         537000
   1006169200     N              N                 0         202000            0          253000         252500         252500
   1006170154     N              N                 0         268000            0          335000              0         335000
   1006171046     N              N                 0         311920            0          400000         389900         389900
   1006175079     N              N                 0         416000            0          520000         520000         520000
   1006175104     N              N                 0         218800            0          275000         273500         273500
   1006180090     N              N                 0      278067.31            0          390000      347584.14      347584.14
   1006182748     N              N                 0         308000            0          385000         385000         385000
   1006185004     N              N                 0         160000            0          200000              0         200000
   1006187226     N              N                 0         254400            0          350000         318000         318000
   1006187707     N              N                 0         294000            0          370000         367500         367500
   1006191373     N              N                 0         344000            0          430000         430000         430000
   1006192568     N              N                 0         164000            0          205000         205000         205000
   1006194931     N              N                 0         376000            0          470000              0         470000
   1006195896     N              N                 0         196800            0          246000         246000         246000
   1006202076     N              N                 0         200000            0          250000              0         250000
   1006206866     N              N                 0         206400            0          258000              0         258000
   1006207259     N              N                 0         172000            0          215000         215000         215000
   1006207393     N              N                 0      238297.35            0          300000      297872.35      297872.35
   1006210067     N              N                 0         191377            0          242500         239222         239222
   1006210646     N              N                 0         177520            0          235000         221900         221900
   1006214241     N              N                 0         135200            0          180000         169000         169000
   1006214474     N              N                 0         140000            0          175000         175000         175000
   1006216392     N              N                 0         144384            0          194000         180481         180481
   1006218238     N              N                 0         148928            0          187500         186160         186160
   1006225346     N              N                 0         180000            0          225000              0         225000
   1006225578     N              N                 0         179200            0          224000         224000         224000
   1006228263     N              N                 0         370804            0          465000         463504         463504
   1006235175     N              N                 0         312000            0          390000              0         390000
   1006235317     N              N                 0         159200            0          206000         199000         199000
   1006237422     N              N                 0         352000            0          440000         440000         440000
   1006238519     N              N                 0         327200            0          409000         409000         409000
   1006241391     N              N                 0         288000            0          360000         360000         360000
   1006243442     N              N                 0         149600            0          190000         187000         187000
   1006247064     N              N                 0         436000            0          545000              0         545000
   1006253181     N              N                 0         328000            0          410000         410000         410000
   1006255278     N              N                 0         154400            0          195000         193000         193000
   1006258033     N              N                 0         416000            0          550000         520000         520000
   1006258177     N              N                 0         168000            0          450000         210000         210000
   1006259602     N              N                 0         163960            0          205000         204950         204950
   1006259639     N              N                 0         476000            0          595000         595000         595000
   1006259853     N              N                 0         162000            0          202500         202500         202500
   1006261966     N              N                 0         130800            0          165000         163500         163500
   1006262082     N              N                 0         201600            0          252000         252000         252000
   1006262135     N              N                 0         551650            0          650000         649000         649000
   1006263777     N              N                 0         340000            0          425000              0         425000
   1006264419     N              N                 0         204000            0          260000         255000         255000
   1006265720     N              N                 0         176000            0          220000         220000         220000
   1006266541     N              N                 0         221600            0          280000         277000         277000
   1006268095     N              N                 0         200000            0          265000         250000         250000
   1006268111     N              N                 0         181600            0          227000              0         227000
   1006269986     N              N                 0         167200            0          215000         209000         209000
   1006270000     N              N                 0         126400            0          160000         158000         158000
   1006271036     N              N                 0         125520            0          164000         156900         156900
   1006271125     N              N                 0         316800            0          396000         396000         396000
   1006274435     N              N                 0         205600            0          257000         257000         257000
   1006274462     N              N                 0         188000            0          235000         235000         235000
   1006275817     N              N                 0         196000            0          245000         245000         245000
   1006276246     N              N                 0         452000            0          565000         565000         565000
   1006279984     N              N                 0         156400            0          195500         195500         195500
   1006280455     N              N                 0         174400            0          220000         218000         218000
   1006281178     N              N                 0         256000            0          330000         320000         320000
   1006282079     N              N                 0         440000            0          635000         550000         550000
   1006282195     N              N                 0         399200            0          507000         499000         499000
   1006287074     N              N                 0         143920            0          179900         179900         179900
   1006287145     N              N                 0         177600            0          225000         222000         222000
   1006287387     N              N                 0         256000            0          320000              0         320000
   1006287396     N              N                 0         288000            0          390000         360000         360000
   1006288590     N              N                 0         568000            0          710000              0         710000
   1006289571     N              N                 0         263728            0          330000         329660         329660
   1006290961     N              N                 0         436800            0          546000              0         546000
   1006291201     N              N                 0         123200            0          154000              0         154000
   1006291639     N              N                 0         244000            0          305000         305000         305000
   1006292727     N              N                 0         215200            0          278000         269000         269000
   1006295458     N              N                 0         608000            0          760000         760000         760000
   1006295644     N              N                 0         286449            0          373500         358062         358062
   1006296475     N              N                 0         340000            0          425000         425000         425000
   1006296983     N              N                 0         337290            0          433000         421613         421613
   1006297189     N              N                 0         423920            0          530000         529900         529900
   1006297544     N              N                 0         300000            0          375000         375000         375000
   1006297571     N              N                 0         280000            0          352000         350000         350000
   1006297928     N              N                 0         264000            0          330000         330000         330000
   1006298516     N              N                 0         404000            0          505000         505000         505000
   1006299409     N              N                 0         456000            0          570000         570000         570000
   1006299622     N              N                 0         380000            0          475000         475000         475000
   1006301192     N              N                 0         192000            0          240000         240000         240000
   1006303458     N              N                 0      180322.99            0          229000         225423         225423
   1006303859     N              N                 0         300000            0          375000         375000         375000
   1006305385     N              N                 0         207200            0          260000         259000         259000
   1006305811     N              N                 0         256000            0          320000         320000         320000
   1006307114     N              N                 0         196800            0          246000         246000         246000
   1006307374     N              N                 0         279718            0          350000         349648         349648
   1006307935     N              N                 0         396000            0          500000      495000.02      495000.02
   1006308168     N              N                 0         496000            0          620000         620000         620000
   1006309283     N              N                 0         123920            0          155000         154900         154900
   1006309899     N              N                 0         472000            0          590000         590000         590000
   1006310182     N              N                 0         140000            0          175000         175000         175000
   1006310486     N              N                 0         258400            0          323000         323000         323000
   1006312466     N              N                 0         388000            0          503000         485000         485000
   1006313367     N              N                 0         312000            0          390000         390000         390000
   1006313526     N              N                 0         360000            0          450000         450000         450000
   1006314197     N              N                 0         472000            0          590000         590000         590000
   1006314829     N              N                 0         150000            0          188000         187500         187500
   1006315043     N              N                 0         147200            0          255000         184000         184000
   1006316872     N              N                 0         272000            0          345000         340000         340000
   1006317005     N              N                 0         192000            0          240000         240000         240000
   1006317363     N              N                 0         173520            0          217000         216900         216900
   1006319370     N              N                 0         360000            0          460000         450000         450000
   1006320224     N              N                 0         322400            0          403000         403000         403000
   1006320313     N              N                 0         508000            0          635000         635000         635000
   1006321303     N              N                 0         228000            0          289000         285000         285000
   1006325675     N              N                 0         284000            0          355000         355000         355000
   1006327664     N              N                 0         380000            0          475000         475000         475000
   1006328832     N              N                 0         358400            0          460000         448000         448000
   1006329662     N              N                 0         137600            0          190000         172000         172000
   1006332284     N              N                 0         289600            0          362000              0         362000
   1006333176     N              N                 0         135120            0          168900         168900         168900
   1006334282     N              N                 0         320000            0          400000              0         400000
   1006335744     N              N                 0         131200            0          164000         164000         164000
   1006336627     N              N                 0         460000            0          575000         575000         575000
   1006336734     N              N                 0         231200            0          289000         289000         289000
   1006338867     N              N                 0         322400            0          403000         403000         403000
   1006339704     N              N                 0         464000            0          585000         580000         580000
   1006344887     N              N                 0         231480            0          295000         289350         289350
   1006346910     N              N                 0         251776            0          314720         314720         314720
   1006348534     N              N                 0         121684            0          153000         152105         152105
   1006349123     N              N                 0         266800            0          340000         333500         333500
   1006353858     N              N                 0         299920            0          375000         374900         374900
   1006358103     N              N                 0         445200            0          560000         556500         556500
   1006362143     N              N                 0         376000            0          473000         470000         470000
   1006364454     N              N                 0         336000            0          420000         420000         420000
   1006364695     N              N                 0         239200            0          300000         299000         299000
   1006372007     N              N                 0         168000            0          210000              0         210000
   1006374041     N              N                 0         700000            0          875000         875000         875000
   1006379652     N              N                 0         228000            0          285000         285000         285000
   1006380971     N              N                 0         200000            0          250000         250000         250000
   1006385146     N              N                 0         330000            0          415000         412500         412500
   1006385592     N              N                 0         180000            0          225000         225000         225000
   1006390826     N              N                 0         252000            0          315000         315000         315000
   1006392183     N              N                 0         508000            0          635000         635000         635000
   1006392414     N              N                 0         276000            0          345000         345000         345000
   1006392691     N              N                 0         159200            0          201000         199000         199000
   1006396198     N              N                 0         136160            0          190000         170200         170200
   1006402323     N              N                 0         128000            0          173000         160000         160000
   1006404704     N              N                 0         276000            0          349000         345000         345000
   1006404857     N              N                 0         146400            0          183000         183000         183000
   1006408988     N              N                 0         120800            0          151000         151000         151000
   1006411803     N              N                 0         340000            0          425000         425000         425000
   1006412768     N              N                 0         400000            0          510000         500000         500000
   1006415006     N              N                 0         300000            0          375000         375000         375000
   1006419770     N              N                 0         172800            0          216000         216000         216000
   1006421954     N              N                 0       427084.8            0          535000         533856         533856
   1006445732     N              N                 0         284000            0          360000         355000         355000
   1006449621     N              N                 0         292000            0          365000         365000         365000
   1006464453     N              N                 0         272000            0          340000         340000         340000
   1006473318     N              N                 0         123920            0          157000         154900         154900
   1006477038     N              N                 0         220000            0          275000         275000         275000
   1006479447     N              N                 0         304000            0          380000         380000         380000
   1006486698     N              N                 0         351000            0          428000              0         428000
   1006494983     N              N                 0         165600            0          207000         207000         207000
   1006506122     N              N                 0         212000            0          265000         265000         265000
   1006506391     N              N                 0         292000            0          375000         365000         365000
   1006507452     N              N                 0         440000            0          550000         550000         550000
   1006510108     N              N                 0         120000            0          150000         150000         150000
   1006517628     N              N                 0         159200            0          215000         199000         199000
   1006525192     N              N                 0         271600            0          339500         339500         339500
   1006526191     N              N                 0         127920            0          160000         159900         159900
   1006526342     N              N                 0         220000            0          275000              0         275000
   1006536849     N              N                 0         139200            0          176000         174000         174000
   1006540228     N              N                 0         224000            0          280000         280000         280000
   1006555658     N              N                 0         280000            0          350000              0         350000
   1006557665     N              N                 0         428000            0          565000         535000         535000
   1006564149     N              N                 0         200000            0          272000         250000         250000
   1006569386     N              N                 0         148000            0          185000              0         185000
   1006569867     N              N                 0         191920            0          243000         239900         239900
   1006571836     N              N                 0         224000            0          280000              0         280000
   1006572443     N              N                 0         260000            0          325000         325000         325000
   1006572666     N              N                 0         438400            0          610000         548000         548000
   1006573567     N              N                 0         237440            0          300000         296800         296800
   1006573665     N              N                 0         268000            0          350000         335000         335000
   1006573674     N              N                 0         272000            0          340000         340000         340000
   1006574478     N              N                 0         195496            0          245000         244371         244371
   1006575985     N              N                 0         145600            0          184000         182000         182000
   1006576975     N              N                 0         263680            0          387000         329600         329600
   1006576984     N              N                 0         360000            0          450000         450000         450000
   1006580470     N              N                 0         172800            0          220500         216000         216000
   1006581148     N              N                 0         120000            0          155000         150000         150000
   1006581291     N              N                 0         148240            0          185500         185300         185300
   1006582682     N              N                 0         143200            0          179000         179000         179000
   1006584298     N              N                 0         199600            0          262000         249500         249500
   1006585000     N              N                 0         213994            0          268000         267493         267493
   1006588098     N              N                 0         332000            0          415000         415000         415000
   1006588524     N              N                 0         324000            0          407000         405000         405000
   1006590968     N              N                 0         240000            0          300000         300000         300000
   1006596016     N              N                 0         223200            0          279000         279000         279000
   1006600671     N              N                 0         137560            0          171950         171950         171950
   1006619787     N              N                 0         147920            0          185000         184900         184900
   1006658805     N              N                 0         191200            0          240000         239000         239000
   1005956726     N              N                 0         296800            0          371000         371000         371000
   1006039431     N              N                 0         260000            0          325000              0         325000
   1006061922     N              N                 0         179200            0          224000         225000         224000
   1006126541     N              N                 0         212000            0          575000         265000         265000
   1006159337     N              N                 0         127200            0          162000         159000         159000
   1006227479     N              N                 0         173600            0          217000              0         217000
   1006254661     N              N                 0         176000            0          220000              0         220000
   1006260609     N              N                 0         280000            0          353500         350000         350000
   1006289562     N              N                 0         172000            0          215000              0         215000
   1006293673     N              N                 0         600000            0          750000         750000         750000
   1006301539     N              N                 0         147120            0          185000         183900         183900
   1006312901     N              N                 0         228000            0          285000         285000         285000
   1006318576     N              N                 0         240000            0          300000         300000         300000
   1006335165     N              N                 0         280000            0          350000         350000         350000
   1006449373     N              N                 0         416000            0          520000         520000         520000
   1006505221     N              N                 0         480000            0          600000         600000         600000
   1006583814     N              N                 0         122768            0          154000         153460         153460
   1006192611     N              N                 0         188465            0          238000         235582         235582
   1006395439     N              N                 0         288000            0          360000              0         360000
   1004935789     N              N                 0         187920            0          236000         234900         234900
   1006535458     N              N                 0         196000            0          270000         245000         245000
   1006682556     N              N                 0         169600            0          212000         212000         212000
   1006812933     N              N                 0         277600            0          347000         347000         347000
   1006891973     N              N                 0         254400            0          345000         318000         318000
   1007107846     N              N                 0         196000            0          245000         245000         245000
   1007132373     N              N                 0         511920            0          640000         639900         639900
   1007148561     N              N                 0         412000            0          515000         515000         515000
   1007195206     N              N                 0         168800            0          211000         211000         211000
   1007203135     N              N                 0         203072            0          256000         253840         253840
   1007262151     N              N                 0         220800            0          276000         276000         276000
   1007432405     N              N                 0         360000            0          450000              0         450000
   1006331338     N              N                 0      493969.59            0          618000         617462         617462
   1006499363     N              N                 0         191920            0          305000         239900         239900
   1006698978     N              N                 0         214433            0          285000         268042         268042
   1006699281     N              N                 0         172000            0          216000         215000         215000
   1006782252     N              N                 0         316000            0          395000         395000         395000
   1006813870     N              N                 0         316000            0          395000         395000         395000
   1006834223     N              N                 0         502400            0          628000         628000         628000
   1006882064     N              N                 0         127200            0          160000         159000         159000
   1006966875     N              N                 0         207200            0          264000         259000         259000
   1006973714     N              N                 0         156000            0          195000         195000         195000
   1006977177     N              N                 0         172000            0          220000         215000         215000
   1007015810     N              N                 0         130400            0          163000              0         163000
   1007019120     N              N                 0         205495            0          256695         256695         256695
   1007022312     N              N                 0         412000            0          515000         515000         515000
   1007032409     N              N                 0         338000            0          425000         422500         422500
   1007083862     N              N                 0         137600            0          175000         172000         172000
   1007096162     N              N                 0         344000            0          430000         430000         430000
   1007123310     N              N                 0         507200            0          640000         634000         634000
   1007135174     N              N                 0         311200            0          395000         389000         389000
   1007139009     N              N                 0         260000            0          325000         325000         325000
   1007171758     N              N                 0         150800            0          188500              0         188500
   1007172329     N              N                 0         297200            0          377000         371500         371500
   1007173998     N              N                 0         386000            0          483000         482500         482500
   1007189543     N              N                 0         552500            0          675000         650000         650000
   1007200897     N              N                 0         195520            0          249000         244400         244400
   1007204170     N              N                 0         712000            0          890000         890000         890000
   1007206276     N              N                 0         568000            0          710000         710000         710000
   1007223248     N              N                 0         224000            0          280000         280000         280000
   1007224452     N              N                 0         210000            0          265000         262500         262500
   1007225727     N              N                 0         504000            0          630000         630000         630000
   1007232540     N              N                 0         340000            0          435000         425000         425000
   1007234263     N              N                 0         374920            0          500000         468650         468650
   1007236877     N              N                 0         380000            0          475000         475000         475000
   1007239133     N              N                 0         292000            0          365000         365000         365000
   1007245386     N              N                 0         300000            0          383000         375000         375000
   1007247419     N              N                 0         288320            0          376000         360400         360400
   1007247749     N              N                 0         303200            0          379000         379000         379000
   1007248098     N              N                 0         396800            0          496000              0         496000
   1007250146     N              N                 0         252000            0          315000         315000         315000
   1007253580     N              N                 0         160000            0          200000         200000         200000
   1007254080     N              N                 0         271200            0          350000         339000         339000
   1007254437     N              N                 0         152914            0          214000         191143         191143
   1007257620     N              N                 0         436000            0          545000              0         545000
   1007258040     N              N                 0         134800            0          170000         168500         168500
   1007258460     N              N                 0         198400            0          248000         248000         248000
   1007263132     N              N                 0         256000            0          320000              0         320000
   1007263187     N              N                 0         391556            0          490000         489445         489445
   1007264177     N              N                 0         240000            0          310000         300000         300000
   1007268388     N              N                 0         504000            0          630000              0         630000
   1007271837     N              N                 0         226428            0          285000         283035         283035
   1007272453     N              N                 0         244000            0          320000         305000         305000
   1007272747     N              N                 0         380000            0          475000         475000         475000
   1007275183     N              N                 0         332000            0          417000         415000         415000
   1007276770     N              N                 0         269600            0          360000         337000         337000
   1007279562     N              N                 0         284800            0          356000         356000         356000
   1007279786     N              N                 0         311200            0          395000         389000         389000
   1007280792     N              N                 0         220000            0          305000         275000         275000
   1007281130     N              N                 0         158000            0          195000              0         195000
   1007281880     N              N                 0         540000            0          675000              0         675000
   1007282111     N              N                 0         173300            0          216500         216500         216500
   1007284011     N              N                 0         262400            0          330000         328000         328000
   1007284495     N              N                 0         454400            0          568000              0         568000
   1007284609     N              N                 0         244800            0          306000         306000         306000
   1007285476     N              N                 0         132000            0          170000         165000         165000
   1007288534     N              N                 0         186400            0          240000         233000         233000
   1007288678     N              N                 0         349376            0          438000         436720         436720
   1007292262     N              N                 0         373600            0          470000         467000         467000
   1007294420     N              N                 0         412000            0          515000              0         515000
   1007294901     N              N                 0         344000            0          435000         430000         430000
   1007299979     N              N                 0         184000            0          230000         230000         230000
   1007300743     N              N                 0         148000            0          190000         185000         185000
   1007301341     N              N                 0         143200            0          180000         179000         179000
   1007304384     N              N                 0         164000            0          210000         205000         205000
   1007304570     N              N                 0         135200            0          169000         169000         169000
   1007304712     N              N                 0         216000            0          270000         270000         270000
   1007305061     N              N                 0         127200            0          159000         159900         159000
   1007308781     N              N                 0         280000            0          350000              0         350000
   1007312213     N              N                 0         192000            0          240000              0         240000
   1007312231     N              N                 0         480000            0          600000         600000         600000
   1007318440     N              N                 0         472000            0          590000              0         590000
   1007319555     N              N                 0         124000            0          155000              0         155000
   1007323407     N              N                 0         408000            0          520000         510000         510000
   1007325281     N              N                 0         356800            0          450000         446000         446000
   1007325423     N              N                 0         127920            0          160000         159900         159900
   1007325646     N              N                 0         239200            0          299000         299000         299000
   1007325904     N              N                 0         174960            0          219000         218700         218700
   1007328554     N              N                 0         244000            0          305000         305000         305000
   1007328741     N              N                 0         124000            0          170000         155000         155000
   1007329438     N              N                 0         234400            0          293000         293000         293000
   1007330621     N              N                 0         148000            0          185000         185000         185000
   1007330676     N              N                 0         182400            0          228000         228000         228000
   1007330836     N              N                 0         144000            0          180000         180000         180000
   1007331899     N              N                 0         412000            0          530000         515000         515000
   1007334896     N              N                 0         359972            0          449965         449965         449965
   1007337358     N              N                 0         288000            0          360000              0         360000
   1007338231     N              N                 0         298400            0          373000         373000         373000
   1007338464     N              N                 0         377600            0          475000         472000         472000
   1007342244     N              N                 0         280000            0          350000         350000         350000
   1007344625     N              N                 0         357600            0          447000         447000         447000
   1007345376     N              N                 0         128800            0          186000         161000         161000
   1007345615     N              N                 0         384000            0          480000              0         480000
   1007346339     N              N                 0         240000            0          310000         300000         300000
   1007346491     N              N                 0         340000            0          425000         425000         425000
   1007353936     N              N                 0         160000            0          242000         200000         200000
   1007354258     N              N                 0         171200            0          214000         214000         214000
   1007355159     N              N                 0         331500            0          390000              0         390000
   1007356666     N              N                 0         151200            0          200000         189000         189000
   1007356924     N              N                 0         132000            0          165000              0         165000
   1007358986     N              N                 0         326000            0          398000              0         398000
   1007361302     N              N                 0         123520            0          156000         154400         154400
   1007362007     N              N                 0         198400            0          248000              0         248000
   1007362800     N              N                 0         404800            0          506000         506000         506000
   1007365139     N              N                 0         127200            0          210000         159000         159000
   1007366094     N              N                 0         137600            0          177000         172000         172000
   1007366316     N              N                 0         236800            0          313000         296000         296000
   1007370846     N              N                 0         200000            0          250000         250000         250000
   1007371925     N              N                 0         179497            0          241000              0         241000
   1007375431     N              N                 0         520000            0          650000              0         650000
   1007376163     N              N                 0         199200            0          260000         249000         249000
   1007377947     N              N                 0         146800            0          186000         183500         183500
   1007378081     N              N                 0         146400            0          185000         183000         183000
   1007379053     N              N                 0         136000            0          190000         170000         170000
   1007381059     N              N                 0         190400            0          240000         238000         238000
   1007385705     N              N                 0         132000            0          170000         165000         165000
   1007387400     N              N                 0         135120            0          168900         168900         168900
   1007397943     N              N                 0         428800            0          570000         536000         536000
   1007401652     N              N                 0         383912            0          495000         479890         479890
   1007402410     N              N                 0         203200            0          260000         254000         254000
   1007404445     N              N                 0         320000            0          400000         400000         400000
   1007404784     N              N                 0         179200            0          225000         224000         224000
   1007407816     N              N                 0         222000            0          277500         277500         277500
   1007408619     N              N                 0         240000            0          300000         300000         300000
   1007409066     N              N                 0         480000            0          600000              0         600000
   1007409477     N              N                 0         301200            0          380000         376500         376500
   1007412454     N              N                 0         205700            0          246000         242000         242000
   1007417057     N              N                 0         252000            0          320000         315000         315000
   1007420962     N              N                 0         152000            0          190000         190000         190000
   1007426582     N              N                 0      194997.59            0          245000         243747         243747
   1007427126     N              N                 0         189600            0          240000         237000         237000
   1007428777     N              N                 0         153600            0          192000              0         192000
   1007429561     N              N                 0         284000            0          355000              0         355000
   1007450616     N              N                 0         241600            0          302000         302000         302000
   1007452124     N              N                 0         283200            0          354000              0         354000
   1007510650     N              N                 0         149600            0          187000         187000         187000
     38842217     Y              N                 0          85600            0          115000         107055         107055
     38842225     Y              N                 0         206200            0          259000         257766         257766
     38842233     Y              N                 0         177700            0          225000         222249         222249
     38842241     N              N                 0         188200            0          243000         235307         235307
     38842258     Y              N                 0         124300            0          156000         155400         155400
     38842266     N              N                 0         121500            0          155000         151900         151900
     38842274     Y              N                 0         307400            0          389000         384327         384327
     38842282     Y              N                 0         192000            0          240000         240000         240000
     38842290     Y              N                 0         142500            0          180000         178138         178138
     38842308     Y              N                 0         106800            0          134000         133550         133550
     38842316     Y              N                 0         189400            0          250000         236832         236832
     38842324     Y              N                 0         188605            0          295000         235815         235815
     38842332     Y              N                 0         355400            0          445000         444292         444292
     38842340     Y              N                 0         193600            0          250000         242000         242000
     38842357     Y              N                 0         493600            0          650000         617105         617105
     38842365     Y              N                 0          92000            0          116000         115000         115000
     38842373     Y              N                 0         176000            0          220000         220000         220000
     38842381     Y              N                 0         109600            0          138000         137000         137000
     38842399     Y              N                 0         256000            0          320000         320000         320000
     38842407     Y              N                 0         188800            0          240000         236000         236000
     38842415     Y              N                 0         128000            0          160000         160000         160000
     38842423     Y              N                 0         212000            0          265000         265000         265000
     38842431     Y              N                 0         181600            0          270000         227000         227000
     38842449     Y              N                 0         182800            0          232000         228500         228500
     38842456     Y              N                 0         226400            0          283500         283000         283000
     38842464     Y              N                 0         401750            0          530000         502227         502227
     38842472     Y              N                 0         202000            0          252500              0         252500
     38842480     Y              N                 0          96375            0          125000         122500         122500
     38842498     Y              N                 0         214000            0          268000         267500         267500
     38842506     Y              N                 0         191200            0          239000         239000         239000
     38842514     Y              N                 0         203900            0          255500         254900         254900
     38842522     Y              N                 0         197600            0          247000         247000         247000
     38842530     Y              N                 0         104000            0          134900         130000         130000
     38842548     Y              N                 0         600000            0          750000              0         750000
     38842555     Y              N                 0         341175            0          426500         426475         426475
     38842563     N              N                 0          95900            0          122000         119900         119900
     38842571     Y              N                 0         370000            0          462500         462500         462500
     38842589     Y              N                 0         370000            0          462500         462500         462500
     38842597     Y              N                 0         230284            0          475000         287855         287855
     38842605     Y              N                 0         228844            0          475000         286055         286055
     38842613     Y              N                 0         620000            0          775000         775000         775000
     38842621     Y              N                 0         309600            0          387000              0         387000
     38842639     Y              N                 0         668000            0          835000         835000         835000
     38842647     Y              N                 0         316000            0          410000         395000         395000
     38842654     Y              N                 0         368000            0          460000         460000         460000
     38842662     Y              N                 0         358000            0          447500         447500         447500
     38842670     Y              N                 0         238400            0          298000         298000         298000
     38842688     Y              N                 0         216000            0          270000              0         270000
     38842696     Y              N                 0         216000            0          270000              0         270000
     38842704     Y              N                 0         100000            0          125000         125000         125000
     38842712     Y              N                 0         150400            0          188000              0         188000
     38842720     N              N                 0         224000            0          280000              0         280000
     38842738     N              N                 0         159200            0          202000         199000         199000
     38842746     Y              N                 0         168000            0          240000         210000         210000
     38842753     Y              N                 0         102400            0          128000         128000         128000
     38842761     Y              N                 0         288000            0          360000              0         360000
     38842779     Y              N                 0         138320            0          176000         172900         172900
     38842787     Y              N                 0         176000            0          220000              0         220000
     38842795     Y              N                 0         132000            0          175000         165000         165000
     38842803     Y              N                 0         148000            0          185000         185000         185000
     38842837     Y              N                 0         112000            0          172000         140000         140000
     38842811     Y              N                 0         119200            0          150000         149000         149000
     38842829     Y              N                 0         180000            0          225000              0         225000
      3321520     Y              N                 0         150000            0          200000         200000         200000
      3322423     N              N                 0         300800            0          394000         376000         376000
      3323847     Y              N                 0         205200            0          260000         256500         256500
      3323849     Y              N                 0         125280            0          167000         156600         156600
      3328023     N              N                 0         158400            0          204000         198000         198000
      3329332     Y              N                 0          97000            0          123000              0         123000
      3335343     Y              N                 0         288000            0          360000         360000         360000
      3335724     N              N                 0         217550            0          280000         271990         271990
      3336896     Y              N                 0         216120            0          272000         270150         270150
      3336919     Y              N                 0         287120            0          359000         358900         358900
      3338399     Y              N                 0         139896            0          185000         174870         174870
      3338716     Y              N                 0         334700            0          420000         418452         418452
      3338753     Y              N                 0         242400            0          303000         303000         303000
      3341851     N              N                 0         173350            0          218000         216742         216742
      3342721     Y              N                 0         147200            0          184000         184000         184000
      3343712     Y              N                 0         132800            0          173000         166000         166000
      3344166     Y              N                 0         202400            0          253000         253000         253000
      3345040     Y              N                 0         156000            0          195000         195000         195000
      3345045     Y              N                 0         359192            0          455000         448990         448990
      3345733     N              N                 0         204800            0          256000              0         256000
      3347419     Y              N                 0         140000            0          175000         175000         175000
      3348946     Y              N                 0         854400            0         1100000        1100000        1100000
      3350099     Y              N                 0         670000            0          900000         837500         837500
      3351427     Y              N                 0         239240            0          300500         299050         299050
      3352872     Y              N                 0         188000            0          235000         235000         235000
      3352876     Y              N                 0         259920            0          324900         324900         324900
      3352912     Y              N                 0         368000            0          460000         460000         460000
      3352914     Y              N                 0         193600            0          242000         242000         242000
      3353119     Y              N                 0         155760            0          197000         194700         194700
      3353252     N              N                 0         178000            0          223000         222500         222500
      3354948     N              N                 0         175200            0          232500         219000         219000
      3355707     Y              N                 0         107200            0          136000         134000         134000
      3358425     N              N                 0         190700            0          240000         238400         238400
      3358760     Y              N                 0         113600            0          142000              0         142000
      3358788     Y              N                 0          53200            0           78000          76000          76000
      3358790     Y              N                 0         147200            0          184000         184000         184000
      3361371     Y              N                 0         466000            0          582500         582500         582500
      3362311     N              N                 0         572000            0          725000         715000         715000
      3364648     Y              N                 0         159200            0          199000              0         199000
      3365735     N              N                 0         212900            0          270000         266181         266181
      3365739     Y              N                 0         232000            0          290000              0         290000
      3367643     Y              N                 0         231550            0          291000         289437         289437
      3371152     Y              N                 0         180000            0          225000              0         225000
      3371412     Y              N                 0         536000            0          670000         670000         670000
      3372742     N              N                 0         104000            0          133500         130000         130000
      3372744     N              N                 0         167200            0          209000         209000         209000
      3372841     N              N                 0         318800            0          399000         398500         398500
      3373801     N              N                 0         150400            0          195000         188000         188000
      3374412     Y              N                 0         264000            0          330000              0         330000
      3374569     N              N                 0         112800            0          142000         141000         141000
      3375266     Y              N                 0         160000            0          200000         200000         200000
      3375458     N              N                 0         342800            0          431000         428500         428500
      3375719     Y              N                 0          83200            0          104000              0         104000
      3375725     N              N                 0         182700            0          235000         228424         228424
      3376007     N              N                 0         192700            0          245000         240935         240935
      3376038     Y              N                 0         128544            0          161000         160680         160680
      3377129     Y              N                 0         157600            0          197000              0         197000
      3378463     N              N                 0         139200            0          174000         174000         174000
      3379504     N              N                 0         197520            0          246900         246900         246900
      3379826     N              N                 0         126172            0          158000         157715         157715
      3380648     Y              N                 0         124000            0          157000         155000         155000
      3382398     Y              N                 0         267122            0          335000         333902         333902
      3382548     N              N                 0         191600            0          245000         239525         239525
      3383824     Y              N                 0         131920            0          165000         164900         164900
      3392892     Y              N                 0         611600            0          764500         764500         764500
      3395066     Y              N                 0         120000            0          150000              0         150000
      3396567     N              N                 0         185000            0          235000         231270         231270
      3397254     N              N                 0         276000            0          345000              0         345000
      3403727     Y              N                 0         212240            0          287000         282990         282990
      3403730     Y              N                 0         133284            0          285000         177712         177712
      3408561     N              N                 0         118400            0          148000         148000         148000
      3409322     N              N                 0         107216            0          134020         134020         134020
      3411005     N              N                 0         344000            0          430000         430000         430000
      3416121     N              N                 0          66400            0           83000              0          83000
      3416128     Y              N                 0         257120            0          322000         321400         321400
      3416132     Y              N                 0         304560            0          465000         380700         380700
      3416164     Y              N                 0         288000            0          400000         384000         384000
      3417255     Y              N                 0         233255            0          293000         291569         291569
      3418868     Y              N                 0         528750            0          705000         705000         705000
      3420283     N              N                 0         156000            0          195000         195000         195000
      3421966     Y              N                 0         192748            0          260000         256997         256997
      3421968     Y              N                 0         155925            0          208000         207900         207900
      3423253     Y              N                 0         194800            0          245000         243512         243512
      3423280     Y              N                 0         137200            0          171500         171500         171500
      3423394     Y              N                 0         104260            0          160500         160400         160400
      3424225     N              N                 0         158400            0          200000         198000         198000
      3424226     N              N                 0         271200            0          339000         339000         339000
      3424563     Y              N                 0         182400            0          228000              0         228000
      3424565     Y              N                 0         264000            0          330000         330000         330000
      3424567     N              N                 0         140904            0          178000         176130         176130
      3424568     N              N                 0         262500            0          375000              0         375000
      3424569     N              N                 0         357000            0          520000         510000         510000
      3424570     N              N                 0         146194            0          183000         182743         182743
      3425409     Y              N                 0         417000            0          534171         534171         534171
      3425411     Y              N                 0         284000            0          356000         355000         355000
      3425413     N              N                 0         100000            0          125000              0         125000
      3425914     N              N                 0         221600            0          277000              0         277000
      3426892     Y              N                 0         152924            0          194000         191155         191155
      3426894     Y              N                 0         476250            0          645000         635000         635000
      3426896     Y              N                 0         138750            0          225000         185000         185000
      3429138     N              N                 0         192800            0          241000         241000         241000
      3429139     N              N                 0         213600            0          274000         267000         267000
      3429976     N              N                 0         224800            0          300000         281000         281000
      3432284     Y              N                 0         247500            0          330000              0         330000
      3432291     Y              N                 0         111600            0          140000         139500         139500
      3433546     N              N                 0         152000            0          190000         190000         190000
      3435294     N              N                 0         319200            0          401000         399000         399000
      3436378     Y              N                 0         249280            0          320000              0         320000
      3436380     Y              N                 0         262430            0          375000         374900         374900
      3436625     N              N                 0         155200            0          195000         194000         194000
      3436711     Y              N                 0         309292            0          389000         386615         386615
      3439794     N              N                 0         143920            0          179900         179900         179900
      3441128     N              N                 0          79156            0          105000          98945          98945
      3441602     N              N                 0         825000            0         1200000        1100000        1100000
      3442168     Y              N                 0         390750            0          521000         521000         521000
      3442527     N              N                 0         136000            0          180000         170000         170000
      3442528     N              N                 0         175920            0          241500         219900         219900
      3446241     N              N                 0         132000            0          165000              0         165000
      3446244     Y              N                 0         380000            0          475000         475000         475000
      3447176     Y              N                 0         107625            0          152900         143500         143500
      3447178     N              N                 0         154400            0          193000              0         193000
      3448422     N              N                 0         117600            0          147000         147000         147000
      3452132     N              N                 0          88000            0          125000         110000         110000
      3454099     Y              N                 0         339200            0          424000         424000         424000
      3454101     Y              N                 0        53883.2            0           67500          67354          67354
      3458736     N              N                 0         206000            0          259000         257500         257500
      3460597     N              N                 0         142700            0          179000         178377         178377
      3462026     Y              N                 0         214400            0          268000         268000         268000
      3462582     N              N                 0         113600            0          158000         142000         142000
      3462625     N              N                 0         172400            0          240000         215500         215500
      3462713     N              N                 0         236606            0          296000         295757         295757
      3465630     N              N                 0         326400            0          408000              0         408000
      3465997     N              N                 0         177540            0          221925         221925         221925
      3145556     Y              N                 0         720000            0          900000         900000         900000
      3124492     N              Y               120         124000            0          157000              0         157000

ANUM              TOTLIEN      GSOLTV       GSCOLTV       SPCOLTV       SILENT      ABSDELQ       MTM_OCCLIT
--------------------------------------------------------------------------------------------------------------------
   1000001971       351500            5            95            95     N           CURRENT       INVESTOR
   1000001974       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000002107       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000002110       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000002116       592000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000002119       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000002122       255895        17.67         97.67         97.67     N           CURRENT       OWNER OCCUPIED
   1000002128       422750            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000002130       219374           20         99.81         99.81     N           CURRENT       OWNER OCCUPIED
   1000002133       343216            5         94.29         94.29     N           CURRENT       INVESTOR
   1000002135       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000002138       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000272674       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000277555       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000279559       249000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000280821       225990            5            93            93     N           CURRENT       OWNER OCCUPIED
   1000281507       695000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000283655       232750            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000284135       925000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000286489       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000286988       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000287461       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000287938       287755            5            95            95     N           CURRENT       INVESTOR
   1000288003       167000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000289991       192500           15           100           100     N           CURRENT       OWNER OCCUPIED
   1000290912       195300           10            90            90     N           CURRENT       OWNER OCCUPIED
   1000292505       593750            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000292712       206000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000292719       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000292739       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000292862       255500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000293042       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000293518       641250            5            95            95     N           CURRENT       INVESTOR
   1000293607       223250            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000293892       693500            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000294626       473000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000295562       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000295675       190000           10           100           100     N           CURRENT       OWNER OCCUPIED
   1000295759       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000296161       387000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1000296366       498750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000296428       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000298432       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000298639       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000298645       184500            5            90            90     N           CURRENT       INVESTOR
   1000298964       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000299032       395400           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000299139       210000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1000299573       376599           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000299668       224098            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000299925       157000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000300059       337250            5            95            95     N                  30     OWNER OCCUPIED
   1000300089       164350            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000300174       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000300175       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000300346       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000300380       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000300384       561350           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000300395       580000           20           100           100     N                  30     OWNER OCCUPIED
   1000300973       161500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301200       690000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301227       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301253       712500            5            95            95     N           CURRENT       SECOND HOME
   1000301277       312000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301371       303000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301388       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301401       152000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301457       382500            5            90            90     N           CURRENT       OWNER OCCUPIED
   1000301474       334400            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000301800       820000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301813       328700           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000301832       343900            5            95            95     N           CURRENT       SECOND HOME
   1000301976       190000            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000302119       539000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302230       655000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302363       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302420       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302462       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302482       108000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302525       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302599       275500            5            95            95     N                  30     OWNER OCCUPIED
   1000302703       720000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302819       910813           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302830       529277           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000302852       228000            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000303010       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303057       323000            5            95            95     N           CURRENT       INVESTOR
   1000303094       253900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303119       292702            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000303133       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303176       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303240       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303308       283500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303369       849957        10.15         86.29         86.29     N           CURRENT       OWNER OCCUPIED
   1000303441       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303584       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303585       411350           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000303653       564000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303695       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000303698       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304037       234000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304057       148000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304097       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304144       499000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304228       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304275       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304334        81000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304369       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304381       297000           19            99            99     N           CURRENT       OWNER OCCUPIED
   1000304421       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304445       120650            5            95            95     N           CURRENT       SECOND HOME
   1000304452       238450           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000304456       268000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304510       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304592        99500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304714       645000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304814       620000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304825       540000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1000304842       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304892       452000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304969       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000304972       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305040       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305072       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305132       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305170       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305207       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305254       152000            5            95            95     N                  30     INVESTOR
   1000305255       850000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305332       577980         18.8          98.8          98.8     N           CURRENT       OWNER OCCUPIED
   1000305357       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305414       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305452       357252            5            95            95     N           CURRENT       INVESTOR
   1000305463       585000           20           100           100     N                  30     OWNER OCCUPIED
   1000305465       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305510       431750           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305549       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305571       680000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305574       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305608       291680           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305615       660000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305737       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305743       165300            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000305774       324400           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305815       499000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305824       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305864       925000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305865       147000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305870       436274           20           100           100     N                  60     OWNER OCCUPIED
   1000305918       448796         9.58         89.58         89.58     N           CURRENT       OWNER OCCUPIED
   1000305931       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000305999       789638           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306040       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306082       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306106       725000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306140       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306142       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306152       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306185       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306204       208000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306232       859750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000306233       241911           10            90            90     N           CURRENT       OWNER OCCUPIED
   1000306295       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306375       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306443       597000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306450       169000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306461       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306482       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306493       424000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306547       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306577       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306580       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306593       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306614       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306672       198128           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306692       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306733       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306749       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306772       618975        18.25         98.25         98.25     N           CURRENT       OWNER OCCUPIED
   1000306797       529000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306856       559000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306858       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306860       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306866       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306905       831598           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000306946       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307012       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307076       900000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307137       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307164       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307204       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307302       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307303       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307423       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307431       683050           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000307444       413000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307454       514000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307464       335500           20           100           100     N                  30     OWNER OCCUPIED
   1000307469       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307472       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307498       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307525       177000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307532       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307548       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307600       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307608       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307678       265050            5            95            95     N           CURRENT       INVESTOR
   1000307685       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307714       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307722       457500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307799       199000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307836       530000           20           100           100     N                  30     OWNER OCCUPIED
   1000307906       499000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307916       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307949       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307967       825000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000307983       565000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308106       796800         19.6          99.6          99.6     N           CURRENT       OWNER OCCUPIED
   1000308111       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308115       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308131       405000           20           100           100     N                  30     OWNER OCCUPIED
   1000308152       259000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308174        86000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308198       514000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308200       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308229       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308236        85000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308251       277500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308295       400000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1000308313       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308341       319000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308374       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308384       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308438       615000           20           100           100     N                  30     OWNER OCCUPIED
   1000308460       615000           20           100           100     N                  30     OWNER OCCUPIED
   1000308497       173000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308499       236500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308520       118000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1000308532       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308538       368000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308551       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308606       259500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308610       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308644       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308673       685000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308681       222000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308701       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308707       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308711       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308712       275367           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308721       424115           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308741       548000           20           100           100     N                  30     OWNER OCCUPIED
   1000308754       732000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308781       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308782       458000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308785       362000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308795       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308836       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308850       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308872       869800           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308883       509000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308884       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308902       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308903       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308917       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308933       205900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308941       392000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308971       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308973       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308981       294500            5            95            95     N           CURRENT       INVESTOR
   1000308985       590845           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000308986       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309019       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309076       473900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309099       147300           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309127       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309158       999936        17.27         97.27         97.27     N                  30     OWNER OCCUPIED
   1000309185       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309188       610000           20           100           100     N                  30     OWNER OCCUPIED
   1000309248       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309257       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309264       377000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309305       259000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309312       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309322       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309340       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309351       486000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1000309365       221000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309372       372500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309391       349500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309396       989000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309414       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309456       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309459       585000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309460       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309461       670000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309470       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309475       137000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309500       557000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309505       180000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1000309512       357000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309531       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309535       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309538       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309556       655000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309592       254000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309596       526029           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309601       220875           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000309606       825000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309609       216000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309647       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309648       299990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309664       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309665       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309678       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309679       161000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309684       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309695       528540         8.09         88.09         88.09     N           CURRENT       OWNER OCCUPIED
   1000309725       263500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309733       842993        18.87         94.34         94.34     N           CURRENT       OWNER OCCUPIED
   1000309741       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309778       825000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309783       620000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309817       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309825       552000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309861       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309883       815973        18.31         98.31         98.31     N           CURRENT       OWNER OCCUPIED
   1000309905       559000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309926       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309930       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309939       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309941       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309950       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309971       168000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309975       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000309980       459500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310048       173000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310055       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310066       591000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310068       102500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310087       184990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310120       446100           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310156       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310257       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310260       532087           15         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1000310265       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310308       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310310       154900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310329       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310342       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310363       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310366       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310391       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310394       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310407       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310415       278390           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310427       115000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310452       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310458       388986        19.74         99.74         99.74     N           CURRENT       OWNER OCCUPIED
   1000310510       289000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310514       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310517       685000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310548       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310557       937535        19.84         99.21         99.21     N           CURRENT       OWNER OCCUPIED
   1000310566       222600           20           100           100     N                  30     OWNER OCCUPIED
   1000310572       595000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310580       488775            5            95            95     N           CURRENT       INVESTOR
   1000310630       438250           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310634       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310636       732588           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310660       500215           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310665       282000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310667       399900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310719       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310753       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310758       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310800       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310813       216500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310815       488000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310861       298900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310868       455500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310902       341000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310912       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310915       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310919       890445           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000310953       197500           20           100           100     N                  30     OWNER OCCUPIED
   1000311017       718000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311035       391850           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311036       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311062       749900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311066       595000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311068       413250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000311113       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311131       888000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311138       419980           20         95.45         95.45     N           CURRENT       OWNER OCCUPIED
   1000311139       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311140       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311143       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311211       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311221       437500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311260       899000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311266       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311272       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311298       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311306       572005        16.95         96.95         96.95     N           CURRENT       OWNER OCCUPIED
   1000311324       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311343       569500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311349       879928           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311410       471200           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000311415       604000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311446       154000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311453       194900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311458       141700           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311472       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311500       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311505       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311512       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311580       735000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311582       399000            5            95            95     N           CURRENT       INVESTOR
   1000311592       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311598       367004        16.58         96.58         96.58     N           CURRENT       OWNER OCCUPIED
   1000311607       329000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311622       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311705       431000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311706       427500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311708       685000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311718       458000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311753       259000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311762       284000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311770       297000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311774       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311777       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311780       775000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311783       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311788       127900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311796       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311806       800000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311810       417600           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311821       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311828       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311829       845963           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311833       242000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311859       426001        19.07         99.07         99.07     N           CURRENT       OWNER OCCUPIED
   1000311946       925000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311960       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311967       617500            5            95            95     N           CURRENT       INVESTOR
   1000311968       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000311973       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312010       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312025       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312033       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312058       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312082       440000           20           100           100     N                  30     OWNER OCCUPIED
   1000312086       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312100       244900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312133       116000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312156       699900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312162       319200            5            95            95     N                  30     OWNER OCCUPIED
   1000312179       800000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312224       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312230       294500            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000312238       491000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312259       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312266       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312267       459900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312271       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312276       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312289       320000           10           100           100     N           CURRENT       OWNER OCCUPIED
   1000312298       175600           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312303       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312306       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312312       499000           20           100           100     N                  30     OWNER OCCUPIED
   1000312319       323000            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000312338       452000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312366       502500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312379       145000           20           100           100     N                  30     OWNER OCCUPIED
   1000312382       565000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312397       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312435       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312452       188000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312457       230005        19.83         99.14         99.14     N           CURRENT       OWNER OCCUPIED
   1000312460       686000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312464       116000           20           100           100     N                  30     OWNER OCCUPIED
   1000312467       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312484       466398           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312518       607990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312519       454000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312520       502000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312521       504899        19.98         99.98         99.98     N           CURRENT       OWNER OCCUPIED
   1000312524       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312530       232750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000312572       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312579       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312584       640000           20           100           100     N                  30     OWNER OCCUPIED
   1000312597       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312615       810000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312630       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312634       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312636       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312660       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312679       799995           10         84.21         84.21     N           CURRENT       OWNER OCCUPIED
   1000312689       180900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312694       389850           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312708       143000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312717       695000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312721       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312726       553000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312769       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312785        88000           20           100           100     N                  30     OWNER OCCUPIED
   1000312791       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312796       375032           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312816       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312822       537000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312823       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312824       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312839       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312883       281200           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000312889       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312897       599000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312914       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312941       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312970       577720           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000312981       270750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000313009       179900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313012       302000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313027       382998        11.19         91.19         91.19     N           CURRENT       OWNER OCCUPIED
   1000313037       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313052       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313055       357500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313068       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313074       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313081       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313128       849986        19.91         99.53         99.53     N           CURRENT       OWNER OCCUPIED
   1000313131       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313135       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313138       392000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313148       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313155       249000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313164       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313188       289900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313196       402710            5            95            95     N           CURRENT       OWNER OCCUPIED
   1000313201       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313203      1100000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313206       258500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313220       206000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313222       319900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313225       660000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313237       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313249       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313262       529000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313263       420000           20           100           100     N                  30     OWNER OCCUPIED
   1000313269       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313278       502000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313286       630000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313303       830000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313307       669000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313309       388000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313339       880000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313343       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313346       304850           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313347       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313351       685000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313352       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313353      1249966        19.71         98.57         98.57     N           CURRENT       OWNER OCCUPIED
   1000313355       585824        19.97         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   1000313376       213000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313378       809000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313385       275500            5            95            95     N           CURRENT       INVESTOR
   1000313398       380000           20           100           100     N                  30     OWNER OCCUPIED
   1000313409       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313415      1020000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313417       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313430       119500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313441       217000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313452       132000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313454       730000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313456       377900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313457       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313461       376000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313496       249000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313512       214900           10           100           100     N           CURRENT       OWNER OCCUPIED
   1000313514       480000           20           100           100     N                  30     OWNER OCCUPIED
   1000313521       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313524       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313548       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313556       540500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313568       640000           20           100           100     N                  30     OWNER OCCUPIED
   1000313572       315875            5            95            95     N           CURRENT       INVESTOR
   1000313599       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313614       283000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313620       406500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313648       680000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313667       668180           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313682       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313691       509000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313707      1163750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000313713       617000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313714       688714        19.96         99.96         99.96     N           CURRENT       OWNER OCCUPIED
   1000313716       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313718       286900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313745       850000           10           100           100     N           CURRENT       OWNER OCCUPIED
   1000313750       537000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313772       489000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313781       359200           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313793       442000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313800       242180           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313809       657000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313813       520600            5            95            95     N                  30     INVESTOR
   1000313819       955000           20           100           100     N                  30     OWNER OCCUPIED
   1000313844       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313851       302125           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313861       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313862       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313878       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313888       605000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313898       209500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313899       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313905       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313910       594000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313926       840000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313933       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313952       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000313987       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314012       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314017       710000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314051      1002250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000314073       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314076       942200           20           100           100     N                  60     OWNER OCCUPIED
   1000314078       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314081       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314088       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314101       213000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000314111       914970        10.04         79.91         79.91     N           CURRENT       OWNER OCCUPIED
   3000002068       399000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002079       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002080       408000           15           100           100     N           CURRENT       OWNER OCCUPIED
   3000002148       143101           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002193       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002342       339900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002488       249000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002536       294900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000002967       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003003       437007           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003014       670000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003081       177911        19.99         99.95         99.95     N           CURRENT       OWNER OCCUPIED
   3000003092       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003127       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003376       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003467       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003537       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003548       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003640       337000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003684       429000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000003822       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000004219       310900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000004220       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000004561       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000004652       937555        19.74         98.69         98.69     N           CURRENT       OWNER OCCUPIED
   3000004674       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000004732       146965           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000004914       569000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000005027       555000           20           100           100     N                  30     OWNER OCCUPIED
   3000005107       259900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000005185       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000005221       309020        19.76         98.82         98.82     N           CURRENT       OWNER OCCUPIED
   3000005345       187900        19.69           100           100     N           CURRENT       OWNER OCCUPIED
   3000005458       258733        19.97           100           100     N           CURRENT       OWNER OCCUPIED
   3000005492       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000005595       327000           10           100           100     N           CURRENT       OWNER OCCUPIED
   3000006051       138500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000006084       412000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000006404       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000006415       588000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000006493       329198        19.98         99.96         99.96     N           CURRENT       OWNER OCCUPIED
   3000006778       320000           20           100           100     N                  30     OWNER OCCUPIED
   3000007132       860000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007256       599322        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   3000007290       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007392       670000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007461       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007508       269000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007564       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007575       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007688       209000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007871       334000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007906       420568           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000007928       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000008122       383250           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000008326       122185           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000008359       259990           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000008406       358900           12            97            97     N           CURRENT       OWNER OCCUPIED
   3000008462       534000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000008656       235000           20           100           100     N                  30     OWNER OCCUPIED
   3000008907       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009145       639000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009167       145950           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009361       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009372       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009566       599900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009726       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009748       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000009931       159000           15           100           100     N           CURRENT       OWNER OCCUPIED
   3000010104       154000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010160       617500           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000010240       212500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010319       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010499       410000           20           100           100     N                  60     OWNER OCCUPIED
   3000010605       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010638       450000           20           100           100     N                  30     OWNER OCCUPIED
   3000010694       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010821       153500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010865       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010912       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000010945        76000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011070       720000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011229       232275           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000011310       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011423       652000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011445       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011478       299250            5            95            95     N           CURRENT       OWNER OCCUPIED
   3000011559       870307           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011617       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000011720       437000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012004       459000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012015       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012264       194670           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012275       162550           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012322       191000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012823       555000        16.22           100           100     N           CURRENT       OWNER OCCUPIED
   3000012867       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000012878       805000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000013425       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000013470       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000013620       568000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000013686       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000013711       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000013824       355410           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000014153       260000           15           100           100     N           CURRENT       OWNER OCCUPIED
   3000014200       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000014459       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000014621       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000014665       928000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000014698       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000014825       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000015176       799920           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000015347       239900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000015449       438000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000015928       740000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000016086       207000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000016941       167000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000017361       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000017500       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000017613       469990           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000017668       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000017679       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000017920       450000           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000018011       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000018830       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000018841       480000           20           100           100     N                  30     OWNER OCCUPIED
   3000018965       636000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000018998       349900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000019045       605000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000019158       472000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000019465       289900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000019524       225000           15           100           100     N           CURRENT       OWNER OCCUPIED
   3000019728       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000019739       174364           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000019740       343500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000020037       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000020377       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000020561       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000020914       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000020925       124000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000021016       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000021378       614900           20           100           100     N                  30     OWNER OCCUPIED
   3000021711       233100           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000021904       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000022574       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000022858       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000023154       810000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000023622       229000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000023859       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000024623       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000024678       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000024930       238000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025269       489000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025327       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025588       576000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025704       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025840       243000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025895       252000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000025975       288000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000026180       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000026248       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000027090       911000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000027227       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000027318       529000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000027999       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000028126       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000028581       439776        18.34         98.34         98.34     N           CURRENT       OWNER OCCUPIED
   3000028876       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000029003       403000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000030288       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000030585       551000            5            95            95     N           CURRENT       OWNER OCCUPIED
   3000031531       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000031586       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000031848       168500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000032177       412500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000032337       243000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000033361       499900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000035012       338000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000035023       396029        19.92         99.63         99.63     N           CURRENT       OWNER OCCUPIED
   3100005642       333000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3100005744       439000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3100012696       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000003027       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000003035       231000           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000003542       186663           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000003546       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000003557       161500            5            95            95     N           CURRENT       INVESTOR
   5000003560       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000172274       246500            5            85            85     N           CURRENT       INVESTOR
   5000173302       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000174829       304000           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000174897       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000175811       297290           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000176357       426550           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000180978       449006        17.61         97.61         97.61     N           CURRENT       OWNER OCCUPIED
   5000182005       459000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000182096       247000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000184300       372000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000184898       156025           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000185594       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000185794       536750            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000186693       414500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000187019       142500            5            95            95     N           CURRENT       INVESTOR
   5000188035       174070           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000188072       330600            5            95            95     N           CURRENT       INVESTOR
   5000188104       156655            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000188857       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000188884       550000           20           100           100     N                  60     OWNER OCCUPIED
   5000188928       124500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000188958       158000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000189054       189000            5            90            90     N           CURRENT       INVESTOR
   5000189448       171000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000189608       359900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000189725       116769           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000189740       131000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000189749       345000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000189779       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000189866       114000            5            95            95     N           CURRENT       INVESTOR
   5000189875       142500            5            95            95     N           CURRENT       INVESTOR
   5000189893       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000189930       342000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000190283       183000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000190315       145220           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000190326       149000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000190484       187000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000190581       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000190681       196000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000190802       376200            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000191069       186000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191091       115900            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000191137        79200           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191348       292000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191376       107000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191447       178000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191462       161000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191513       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191680       378000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191722       172900            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000191803       310500           10            90            90     N           CURRENT       OWNER OCCUPIED
   5000191880       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191882       144000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191935       127000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000191959       285000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000191984       318000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192169       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192187       223250            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000192227       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192245       131100            5            95            95     N           CURRENT       INVESTOR
   5000192334       179960           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192427        91800            5            90            90     N           CURRENT       OWNER OCCUPIED
   5000192503       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192513       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192616       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192702       394003           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192808       383000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000192923       223250            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000192956       495000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192962       158000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192967       503500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000192972        93000           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000192975       190000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000193188       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000193362       147155            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000193529       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000193593       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000193596       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000193676       189000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000193717       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000193972       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194027        70002        17.72         88.61         88.61     N           CURRENT       OWNER OCCUPIED
   5000194031       169300           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194070       188900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194078       276000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194111       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194188       126350            5            95            95     N           CURRENT       INVESTOR
   5000194381       203000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194427       196000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194577       118750            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000194651       161508         4.86         92.29         92.29     N           CURRENT       OWNER OCCUPIED
   5000194669       760000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194690       290010        12.61         92.36         92.36     N           CURRENT       OWNER OCCUPIED
   5000194848       179500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194857       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000194906       311600            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000194927       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195038       196000           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000195200       148200            5            95            95     N           CURRENT       INVESTOR
   5000195272       117500           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000195360       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195361       121000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195505       937500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195689       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195716       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195753       233000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195847       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195968       255900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000195985       232500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196061       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196093       710000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196147       259900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196163       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196167       161500            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000196188       237500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196223       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196257       223250            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000196269       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196364       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196421       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196456       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196506       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196641       149958            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000196659       157700            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000196694       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196706       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196755       645000           20           100           100     N                  30     OWNER OCCUPIED
   5000196760       149900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196773       113500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196786       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196847       224900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000196876       548000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197013       422000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197073       342000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000197134       309586           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197174       556500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197238       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197266       152400           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197298       244500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197333       170056           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197345       190000           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000197435       104500            5            95            95     N           CURRENT       INVESTOR
   5000197662       134900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197726       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197759       163000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197771       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197794       304000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000197817       121000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197820       190000           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000197824       111150            5            95            95     N           CURRENT       INVESTOR
   5000197833       712500           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000197856       129500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197860       236639           20         99.89         99.89     N           CURRENT       OWNER OCCUPIED
   5000197870       170900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197907       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197927       183340           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000197957       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198105       126900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198190       388445           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198203       260000           20           100           100     N                  60     OWNER OCCUPIED
   5000198230        82000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198246       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198327       250002        19.61         98.04         98.04     N           CURRENT       OWNER OCCUPIED
   5000198395       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198411       147250           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000198433       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198452       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198519       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198522       380000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000198560       140650           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198566       211000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198569       138000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198578       185500           20           100           100     N                  30     OWNER OCCUPIED
   5000198630       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198684       114600        21.82           100           100     N           CURRENT       OWNER OCCUPIED
   5000198694       269850           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198737       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198749       211880           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198756       145000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000198773       665751           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198782       292000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198854       243230           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198895       696490           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000198953       192000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199084       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199098       173000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199146       157000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199182       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199202       170500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199205       187000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199212       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199313       111500           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000199330       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199374       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199431       109900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199449       588991            5            95            95     N                  30     SECOND HOME
   5000199484       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199507       115000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199561       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199564       138000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199580       384988            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000199628       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199635       790000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199646       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199705       131247           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000199735       292000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199740       269000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199745       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199758       239900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199792       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199808       520000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000199840       134900           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000199864       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199893       187000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199895       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199918       164990           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000199962       315400            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000199971       557000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200003       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200012       389500            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000200017       130672           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200024       510005        19.81         99.03         99.03     N           CURRENT       OWNER OCCUPIED
   5000200042       270000           20           100           100     N                  30     OWNER OCCUPIED
   5000200055       155379           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000200066       620100           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200103       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200141       157000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200154       122900           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000200199       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200209       254750           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200231       469000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200245       307000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200257       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200283       900000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200305       205000           20           100           100     N                  30     OWNER OCCUPIED
   5000200316       268000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200324       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200367       460750           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000200412       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200420       458000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200462       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200505       397000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200506        99500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200516       246000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200522       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200543       359900           20           100           100     N                  30     OWNER OCCUPIED
   5000200572       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200579       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200590       114500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200600       216500           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000200687        95000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200704       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200745       760000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200776       207450           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200779       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200824       164700           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200848       109883           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200849       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200890       217442           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200976       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000200986       236250           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201010       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201020       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201029       172000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201048       103000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201061       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201070       765000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201073       121000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201095       161000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201096       324000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201101       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201119       134500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201142       145000           20           100           100     N                  30     OWNER OCCUPIED
   5000201160       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201172       157300           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201192       287540           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201218       189000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201225       192000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201230       166000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201243       196065           10            90            90     N           CURRENT       OWNER OCCUPIED
   5000201290       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201296       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201298       169900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201309       127500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201314       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201315       625000           20           100           100     N                  30     OWNER OCCUPIED
   5000201318       120900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201340       559000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201347       290000           20           100           100     N                  30     OWNER OCCUPIED
   5000201353       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201354       335194           20         99.76         99.76     N           CURRENT       OWNER OCCUPIED
   5000201363        91300           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201407       150000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000201419       134900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201460       118000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201465       131105           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201469       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201480       165000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000201498       295583           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201501       673000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201557       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201571       167900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201586       432000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201587       224500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201652       202000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201683       629990           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201687       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201694       127000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201707       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201709       315000           10            90            90     N           CURRENT       OWNER OCCUPIED
   5000201717       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201718       114900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201721       178500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201773       149500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201782       370000           20           100           100     N                  30     OWNER OCCUPIED
   5000201799       162708           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201852       400000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000201862       151967           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201869       296500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201888       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201938       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201946        82900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201956       122000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000201975       625000           20           100           100     N                  60     OWNER OCCUPIED
   5000202126       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202140       169000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202162       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202167       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202172       439000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202216       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202218       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202249       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202280       451250           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000202290       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202329       195350           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202335       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202349       194750           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000202368       248009        19.63         98.13         98.13     N           CURRENT       OWNER OCCUPIED
   5000202374       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202401       106500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202404       309646           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202424       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202484       135202           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202504       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202548       117000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202553       156500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202554       161500           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000202595       134000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202597       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202620       448000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202645       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202671       154900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202676       214800           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202689        83500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202716       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202755       374700           20           100           100     N                  30     OWNER OCCUPIED
   5000202760       324900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202797       206272           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202821       159600           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000202831       139500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202836       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202839       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202848       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202854       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202876       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202886       227000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202897       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202908       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202957       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202973       189900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202980       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000202985       177900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203028       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203065       675000           20           100           100     N                  30     OWNER OCCUPIED
   5000203082       144000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203089       386900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203103       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203108       157250           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203131       307000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203144       168000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203235       271508        18.73         98.73         98.73     N           CURRENT       OWNER OCCUPIED
   5000203257       235000           20           100           100     N                  30     OWNER OCCUPIED
   5000203268       311681            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000203333       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203343       138000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203399       109200           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203408       228280           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203416       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203426       129000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203431       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203437       138000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203444       308750            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000203463       111500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203468       370500           15            95            95     N           CURRENT       OWNER OCCUPIED
   5000203490       189900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203496       211500           10            90            90     N           CURRENT       OWNER OCCUPIED
   5000203516       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203518       259900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203519       285000            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000203529       359240           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203552       190475           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203562       173900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203590       245900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203600       399000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203644       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203657       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203670       244500           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000203681       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203693       207000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203714       163000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203729       119700           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203742       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203744       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203764       276000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203768       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203784       449000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203790       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203842       892525           15         93.95         93.95     N           CURRENT       OWNER OCCUPIED
   5000203846       205316           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203851       200315           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000203864       477000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203866       241500           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000203918       299000           20           100           100     N                  30     OWNER OCCUPIED
   5000203946       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203954       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203967       117584           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203972       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203973       375250            5            95            95     N           CURRENT       INVESTOR
   5000203985       217000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203988       115000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203990       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000203998       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204016       217500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204026       448020        19.56         99.56         99.56     N           CURRENT       OWNER OCCUPIED
   5000204070       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204090       208000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204163       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204176       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204189       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204208       159800           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204212       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204228       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204245       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204248       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204254       187492        19.95         99.73         99.73     N           CURRENT       OWNER OCCUPIED
   5000204284       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204285       166145           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204291       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204295       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204329       142600           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204357       145447           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204365       107000           20           100           100     N                  30     OWNER OCCUPIED
   5000204393       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204410       690000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204412       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204414       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204456       256500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204466       289900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204467       236000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204475       313962        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   5000204483       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204511       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204534       285000           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000204580       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204605       194500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204626       190000           10            95            95     N           CURRENT       OWNER OCCUPIED
   5000204637       294000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204658       157000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204666      1000008        19.61         98.04         98.04     N           CURRENT       OWNER OCCUPIED
   5000204680       121500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204700        78600           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204754       302000           20           100           100     N                  30     OWNER OCCUPIED
   5000204772       100000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204788       156000           10           100           100     N           CURRENT       OWNER OCCUPIED
   5000204851       406653            5            95            95     N           CURRENT       OWNER OCCUPIED
   5000204872       171000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204973       186000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000204992       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205002       189000           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000205004       780000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205045       218000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205051       450000           20           100           100     N                  30     OWNER OCCUPIED
   5000205053       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205064       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205115       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205178       186607        19.79         99.79         99.79     N           CURRENT       OWNER OCCUPIED
   5000205183        88800           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205195       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205254       177500           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205277       223000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205316       129900           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205369       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205388       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205447       111216           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205465       609984        19.06         95.31         95.31     N           CURRENT       OWNER OCCUPIED
   5000205468       148000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205505       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205541       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205580       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205586       106450           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205599       193000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205643       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205670       107500           15           100           100     N           CURRENT       OWNER OCCUPIED
   5000205893        95000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205958       403000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000205966       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   5000206402       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000000596       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000000626       160000           20           100           100     N                  30     OWNER OCCUPIED
   6000000638       298000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000000642       179900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000001306        90000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000001316       249900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000001318       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000179732       332000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000182458       257500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000182512       167000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000184747       382000           20           100           100     N                  30     OWNER OCCUPIED
   6000186006       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000187633       114485            5            95            95     N           CURRENT       INVESTOR
   6000188111       720000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000188806       167900           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000191231       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000191483       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000192242       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000192590       133000            5            95            95     N                  30     OWNER OCCUPIED
   6000193180       199218           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000194783       466924           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000194951       184000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000195274       422966            5            95            95     N           CURRENT       INVESTOR
   6000195495       161500            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000195998       130000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000196143       152000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000196513       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000196583       202500            5            90            90     N           CURRENT       INVESTOR
   6000196621       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000196637       464000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000196790        66500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000196842       229000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000196894       244150            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000197214       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000197408       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000197583       174900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000197623       153000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000197843       147900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198007       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198075       329000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198137       246905            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000198176       214700            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000198221       685000           20           100           100     N                  30     OWNER OCCUPIED
   6000198271       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198414       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198453       202300           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198559       160550            5            95            95     N           CURRENT       INVESTOR
   6000198582       110000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198647       165900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198825       247900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198837       880000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000198891       406600            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000199007       107350            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000199176       231000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199271       129200           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199272       133000            5            95            95     N           CURRENT       SECOND HOME
   6000199352       124000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199390       282500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199483       174040            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000199558       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199644       141000           20           100           100     N                  30     OWNER OCCUPIED
   6000199712       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199818       246722           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000199839       413250            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000200236       479000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200358       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200374       105450            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000200424       237500            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000200479       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200483       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200565       328000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200620       549900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200897       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200951       151900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000200965       158000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201115       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201123       121847            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000201130       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201180       128250            5            95            95     N           CURRENT       INVESTOR
   6000201233       279000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201267       148303            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000201271       217500           10           100           100     N                  30     OWNER OCCUPIED
   6000201293       126255            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000201301       789900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201315       235100           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201396       154000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201405       139555            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000201567       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201572       413250            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000201585       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201694       195700            5            95            95     N           CURRENT       INVESTOR
   6000201749       285000            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000201820       271500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201888       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000201936       181900           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000202035       345000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000202060       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202094       184000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202117       787489         4.49         94.31         94.31     N           CURRENT       OWNER OCCUPIED
   6000202277       366000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202322       123500            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000202440       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202452       143900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202464       228687           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202489       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202550       397000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000202552       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202568       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202612       128295           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202641       147250            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000202696       179332           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000202745        79900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202752       462000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202792       270750            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000202826       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202846       341953            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000202856       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202888       398315        19.43         97.15         97.15     N           CURRENT       OWNER OCCUPIED
   6000202898       128000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000202923       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000202930       172900            5            95            95     N           CURRENT       SECOND HOME
   6000203000       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203053       312500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203103       790000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203203        97777           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203207       141000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203214       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203300       416000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203306       270750            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000203312       252000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203317       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203372       375140           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203482       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203523       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203648       119900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203744       395200           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203777       195900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203808       234650            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000203810       175899            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000203819       149000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203863       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000203913       565000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204070       199900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204077       114500           10           100           100     N                  30     OWNER OCCUPIED
   6000204087       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204114       122522            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000204196       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204280       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204317       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204327       114900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204404       336900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204411       172000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000204476       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204548       141400           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204617       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204639       216268           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204665       270115           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204762       319900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204790       342990           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204818       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204845       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204857       565012        14.96         94.96         94.96     N           CURRENT       OWNER OCCUPIED
   6000204878       538900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204896       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204926       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204973       214000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000204990       321000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205000       365750            5            95            95     N           CURRENT       SECOND HOME
   6000205012       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205022       399000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205079       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205144       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205166       536587           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205318       143000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205335       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205371       164997        19.95         99.73         99.73     N           CURRENT       OWNER OCCUPIED
   6000205440       404000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205460       127000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205469       171000           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000205475       810000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205591       371000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205600       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205687       319000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205700       174593        18.64         98.64         98.64     N           CURRENT       OWNER OCCUPIED
   6000205708       199500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205721       305000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000205809       550000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000205826       120600           15           100           100     N                  30     OWNER OCCUPIED
   6000205873       147000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205924       147500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000205930       152500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206014       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206063       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206064       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206068       174000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206070       390000           20           100           100     N                  30     OWNER OCCUPIED
   6000206078       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206087       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206133       178100           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000206135       124000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000206157       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206213       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206224       304000            5            95            95     N                  30     OWNER OCCUPIED
   6000206227       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206295       264900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206484       800000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206507       422000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206590       285600           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206699       166280           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206729       752500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206739       308750            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000206744       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206809       399000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206837       532000            5            95            95     N                  60     OWNER OCCUPIED
   6000206847       371000           15           100           100     N                  30     OWNER OCCUPIED
   6000206934       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000206964       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207042       287500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207125       199880           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   6000207168       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207201       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207218       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207229       815000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207239       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207325       118000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207330       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207338       389500            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000207349       149500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207392       217000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207393       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207435       703000            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000207509       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207545       343000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207551       263000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207606       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207648       810000           10            90            90     N           CURRENT       OWNER OCCUPIED
   6000207717       162000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207721       236500           20           100           100     N                  30     OWNER OCCUPIED
   6000207735       274000           20           100           100     N                  30     OWNER OCCUPIED
   6000207771       369000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207811       173000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207831       318000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207835       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207870       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207917       839000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207965       143000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207977       167000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000207990       282000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000207997       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208003       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208037       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208048       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208049       416000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208066       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208075       137400           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208087       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208094       180000           20           100           100     N                  30     OWNER OCCUPIED
   6000208124       149000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208151       121450           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000208152       334000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208229       127600           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208245       922441           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208290       123500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208321       287000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208327       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208462       371000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208477       273000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208510       249000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208516       117900           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000208546       343425            5            95            95     N           CURRENT       INVESTOR
   6000208583       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208584       246000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208587       288000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208591       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208630       218900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208654       118000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000208682       199500           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000208703       124900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208706       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208729       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208736       168000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208754       161000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208755       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208760       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208764       110000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000208770       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208774       259900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208779       825000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208787       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208848       177000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208855       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208859       353958        19.94         99.94         99.94     N           CURRENT       OWNER OCCUPIED
   6000208886       242000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000208893       265000           20           100           100     N                  30     OWNER OCCUPIED
   6000208908       650000           20           100           100     N                  30     OWNER OCCUPIED
   6000208913       120000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000208925       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209048       249900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209058       495000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209065       427500           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000209071       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209078       420000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000209082       289750            5            95            95     N           CURRENT       INVESTOR
   6000209088       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209100       341000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209114       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209115       234000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209236       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209304       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209318       296500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209337       247000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209379       296694           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209396       294900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209403       110700           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209404       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209410       142637           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209415       378000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209418       270000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000209429       421000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209444       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209457       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209484       142500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209493       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209516       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209521       299900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209538       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209568       209000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209572       866000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209582       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209594       132995           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209631       143000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209634       186500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209644       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209646       197000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209677       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209691       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209772       121000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000209803       140770           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209842       286000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209856       690000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209902       127900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209920       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209944       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209947       121251        13.27         93.27         93.27     N                  30     OWNER OCCUPIED
   6000209951       261000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000209969       307000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210037       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210040       224000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210041       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210042       127000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210056       249500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210060       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210095       133890           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210098       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210103       215900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210203       855000           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000210250       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210255       151000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210272       273000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210284       119900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210307       358000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000210340       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210403       647758           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000210466       167405           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000210467       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210476       287006        19.31         99.31         99.31     N           CURRENT       OWNER OCCUPIED
   6000210514       165000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000210516       507000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210517       277000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210540       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210557       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210561       140300           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210563       100000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210575        95000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210594       153000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210614       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210617       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210627       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210641       207900           20           100           100     N                  30     OWNER OCCUPIED
   6000210682       229000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210800       131250           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210811       327750            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000210814       413250           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000210817       128000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210823       149000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210861       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210879       132000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210896       431000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210913       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210917       164000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210942       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210990       273000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210991       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000210993       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211031       151997        19.93         99.67         99.67     N           CURRENT       OWNER OCCUPIED
   6000211051       380000            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000211054       133900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211058       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211121       143000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211132       218000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211143       737286           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211152       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211163       176000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211178       184000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211192       397000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211229       316114           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000211240       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211245       279000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211272       298870            5            95            95     N           CURRENT       SECOND HOME
   6000211281       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211287       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211337        82500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211357       147000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211395       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211428       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211468       285000            5            95            95     N           CURRENT       INVESTOR
   6000211477       325000           20           100           100     N                  30     OWNER OCCUPIED
   6000211479       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211493       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211517       160522           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211522       477000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211561       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211580       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211586       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211647       725000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211668       203000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211671       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211676       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211685       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211724       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211727       204250           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000211753       147301           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211784       140200           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211814       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211836       174000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211837       126500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211840       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211891       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211962       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000211979       179000           20           100           100     N                  30     OWNER OCCUPIED
   6000211982       263000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212011       195210           10            90            90     N           CURRENT       OWNER OCCUPIED
   6000212017       229081           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212022       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212026       120000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000212060       490000           20           100           100     N                  30     OWNER OCCUPIED
   6000212066       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212071       109900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212072       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212076       332500            5            95            95     N           CURRENT       INVESTOR
   6000212123       254900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212153       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212155       272000           20           100           100     N                  30     OWNER OCCUPIED
   6000212176       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212177       183000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212201       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212241       193000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212250       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212255       899000           20           100           100     N                  30     OWNER OCCUPIED
   6000212313       380000            5            95            95     N           CURRENT       INVESTOR
   6000212347       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212390       149000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212395       422500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212400       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212403       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212452       236000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212455       179000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212466       139750           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212473       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212483       513723           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212498       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212534       105000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212541       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212555       182000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212590       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212599       184900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212652       166500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212653       218900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212680       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212690       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212691       370500            5            95            95     N           CURRENT       OWNER OCCUPIED
   6000212703       226575           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000212712        79000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212719       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212744       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212782       238450           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000212787       489250           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000212791       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212842       132944           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212853       170000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000212863       156000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212871       513000           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000212881       129900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212910       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212912       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212941       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212953       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212976       184787           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000212987       475000           20           100           100     N                  30     OWNER OCCUPIED
   6000213040       312000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213052       209999           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213056       207000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213062       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213095       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213096       806795            5         86.15         86.15     N           CURRENT       INVESTOR
   6000213119       240500           20           100           100     N                  30     OWNER OCCUPIED
   6000213130       806795            5         86.15         86.15     N           CURRENT       INVESTOR
   6000213141       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213170       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213181       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213183       153500           20           100           100     N                  30     OWNER OCCUPIED
   6000213184       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213187       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213188        98500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213190       115900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213193       508250            5            95            95     N           CURRENT       INVESTOR
   6000213194       118500           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000213249       164900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213300       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213303       163000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213324       120000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000213342       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213369       279000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213370       275000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000213375       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213414       126000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213419       139500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213425       775000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213434       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213443       275400           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213445       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213454       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213458       123000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000213472       186000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213476       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213535       725000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213547       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213549       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213559       204900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213577       109000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213578       288000           10            90            90     N           CURRENT       OWNER OCCUPIED
   6000213593       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213604       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213630       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213635       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213655       308000           20           100           100     N                  30     OWNER OCCUPIED
   6000213674       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213675       269000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213689       397000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213715       453500           20           100           100     N                  30     OWNER OCCUPIED
   6000213721       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213722       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213744       217000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213850       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213908       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213912       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213924       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213933       223400           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000213952       194825           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213963       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000213992       126900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214026       470000           20           100           100     N                  30     OWNER OCCUPIED
   6000214030       222000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214036       162000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214052       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214062       665000           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000214077       341000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214110       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214132       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214159       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214162       208000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214189       937504        18.69         93.47         93.47     N           CURRENT       OWNER OCCUPIED
   6000214190       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214227       171599           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214280       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214283       247500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214317       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214344       185000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000214366       158835           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214374       115000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214378       275900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214391       265410           10            90            90     N           CURRENT       OWNER OCCUPIED
   6000214443       278000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214491       168500           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214500        89000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214513       494222        18.06         98.06         98.06     N           CURRENT       OWNER OCCUPIED
   6000214543       364800           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000214584       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214660       271000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214676       200000           10           100           100     N           CURRENT       OWNER OCCUPIED
   6000214695       152000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214701       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214708       192900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214711       362000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214773       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214798       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214800       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214801       195000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000214812       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214858       125400           20           100           100     N                  30     OWNER OCCUPIED
   6000214932       429000           20           100           100     N                  30     OWNER OCCUPIED
   6000214962        95000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000214996       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000215016       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000215018       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000215157       193000           15           100           100     N           CURRENT       OWNER OCCUPIED
   6000215245       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000215280       522500           15            95            95     N           CURRENT       OWNER OCCUPIED
   6000215313       289900           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000215506       229000           20           100           100     N           CURRENT       OWNER OCCUPIED
   6000215779       156000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001289       660000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001291       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001295       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001299       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001302       293550            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000001305       398000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001307       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001310       539900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001328       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001330       182000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001333       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001338       854000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000001617       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000166621       325000           20           100           100     N                  30     OWNER OCCUPIED
   7000170362       337250            5            95            95     N                  30     OWNER OCCUPIED
   7000171979       211000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000173483       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000174111       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000174133       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000175742       142500            5            95            95     N           CURRENT       INVESTOR
   7000175980       422750           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000176082       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000176346       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000176386       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000176507       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000176531       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000176899       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000177022       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000177133       262000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000177259       536750            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000177763       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000177882       242250            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000177941       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000178159       880000           20           100           100     N                  30     OWNER OCCUPIED
   7000178575       222710           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000178620       585000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000178644       472000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000178781       529000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179292       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179372       516000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179394       508800           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179444       136000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179491       148300           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179572       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179658       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179752       510900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179772       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179853       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000179878       332500            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000179880       166155            5            95            95     N           CURRENT       INVESTOR
   7000179983       137750            5            95            95     N           CURRENT       INVESTOR
   7000179989       463609            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000180011       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180075       505400           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180107       330625           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180114       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180124       399999           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180217       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180237       132000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180244       504700           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180249       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180357       106000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180461       920000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180465       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180467       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180528       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180588       903000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180600       314985        15.45         95.45         95.45     N           CURRENT       OWNER OCCUPIED
   7000180647       180500            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000180662       227900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180759       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180783       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180844       299250           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000180872       201000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000180918       225150            5            95            95     N                  60     OWNER OCCUPIED
   7000180923       138700            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000181031       204504        19.98         99.88         99.88     N           CURRENT       OWNER OCCUPIED
   7000181061       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181088       745000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181093       413000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181098       680000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181101       150955            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000181163       237500            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000181217       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181221       170050            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000181244       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181264       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181317       343000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181406       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181428       670000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181445       514000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181455       278000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181527       480900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181544       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181579       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181591       101500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181592       688027           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181599       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181702       745000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181744       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181751       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181762       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181806       639000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181852       645000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181863       699000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181871       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181877       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181916       323300           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181927       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181991       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000181995       439000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182070       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182092       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182117       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182194       676476        18.04         98.04         98.04     N           CURRENT       OWNER OCCUPIED
   7000182213       194750            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000182224       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182306       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182330       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182347       553250           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182355       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182371       247000            5            95            95     N           CURRENT       INVESTOR
   7000182432       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182435       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182502       174900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182576       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182634       121500           10            90            90     N           CURRENT       OWNER OCCUPIED
   7000182639       287000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182662       424997        19.99         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   7000182680       815000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182795       386250           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182811       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182851       691573           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   7000182863       178500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182867       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182888       272900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182945       767999           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182969       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000182977       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183000       339000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183002       165750            5            85            85     N           CURRENT       OWNER OCCUPIED
   7000183027       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183075       900000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183124       720000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183174       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183195       735000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183204       105000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183216       460000           15           100           100     N           CURRENT       OWNER OCCUPIED
   7000183268       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183310       790000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183318       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183328        69900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183386       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183408       469000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183466       263655           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183484       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183496       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183524       347000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183548       194000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183579       652328           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183580       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183601       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183667       190000            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000183669       395000           20           100           100     N                  30     OWNER OCCUPIED
   7000183676       329000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183694       356000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183712       174800            5            95            95     N           CURRENT       INVESTOR
   7000183736       335000           20           100           100     N                  30     OWNER OCCUPIED
   7000183836       130500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183920       258568           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000183930       381000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183942       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183943       102885            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000183956       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000183961       308750            5            95            95     N           CURRENT       SECOND HOME
   7000184064       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184072       735000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184073       372000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184110       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184120       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184121       625000           20           100           100     N                  30     OWNER OCCUPIED
   7000184129       174500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184143       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184179       445200           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184197       247000            5            95            95     N           CURRENT       INVESTOR
   7000184238       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184258       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184352       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184383       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184417       790000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184420       409500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184425       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184431       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184573       665000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184577       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184608       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184631       330000           20           100           100     N                  30     OWNER OCCUPIED
   7000184637       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184690       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184758       402800           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184796       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184803       298000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000184823       782460         12.2          97.2          97.2     N           CURRENT       OWNER OCCUPIED
   7000184950       611000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185024       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185091       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185114       269900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185118       840000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185125       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185126       342160           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185182       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185219       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185231       665000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185234       321000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185250       767350           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185252       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185320       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185342       412644           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185351       399000            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000185361       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185385       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185435       550000           20           100           100     N                  30     OWNER OCCUPIED
   7000185447       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185472       505000           20           100           100     N                  30     OWNER OCCUPIED
   7000185554       104000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185626       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185666       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185676       832000           20           100           100     N                  30     OWNER OCCUPIED
   7000185678       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185685       725000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185713       579500           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000185789       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185795       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185817       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185818       699000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185833       890000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185841       216619           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185953       465340           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000185958       790000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186009       660000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186050       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186062       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186075       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186076       373500            5            90            90     N           CURRENT       INVESTOR
   7000186078       378000            5            90            90     N           CURRENT       INVESTOR
   7000186096       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186128       559000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186132       237500           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000186133       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186151       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186158       586475           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186223       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186231       202000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186245       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186335       595000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186356       610000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186357       397000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186386       597805        19.88         99.88         99.88     N           CURRENT       OWNER OCCUPIED
   7000186401       182400           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186407       274000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186421       449905        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   7000186470       118720           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186487       494000            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000186520       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186522       200539           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186529       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186540       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186541       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186610       327750            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000186611       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186613       178000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186614       544825            5            95            95     N                  30     OWNER OCCUPIED
   7000186623       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186628       720072         4.94         94.94         94.94     N           CURRENT       OWNER OCCUPIED
   7000186639       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186649       247400           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186670       157500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186672       301284           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186675       247000         5.77            95            95     N           CURRENT       OWNER OCCUPIED
   7000186676       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186679       830000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186680       294500            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000186684       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186718       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186732       334000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186769       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186800       551000           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000186819       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186851       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186859       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186861       168000           15           100           100     N           CURRENT       OWNER OCCUPIED
   7000186874       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186883       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186884       319900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186887       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186888       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186890       199900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186894       465500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186922       376000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186946       285000            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000186963       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186980       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186985       259900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186987       800000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000186997       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187008       498600           10            90            90     N           CURRENT       OWNER OCCUPIED
   7000187010       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187027       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187034       549950           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187035       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187059       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187072       750000           20           100           100     N                  60     OWNER OCCUPIED
   7000187087       209000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187104       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187109       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187147       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187158       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187182       221750           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187183       670000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187186       719000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187234       796000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187247       313500            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000187282       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187306       214900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187308       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187314       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187369       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187417       309950           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187440       604000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187464       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187495       407550            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000187514       460500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187524       246600           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187535       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187537       528000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187548       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187553       429300           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187567       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187572       370500            5            95            95     N           CURRENT       OWNER OCCUPIED
   7000187574       768999           20         99.87         99.87     N           CURRENT       OWNER OCCUPIED
   7000187591       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187632       690000           20           100           100     N                  30     OWNER OCCUPIED
   7000187640       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187657       645000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187668       598000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187675       422500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187680       394250           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000187686       229500           10            90            90     N           CURRENT       OWNER OCCUPIED
   7000187688       188500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187700       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187718       770000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187734       523000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187737       110000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187759       350000           20           100           100     N                  30     OWNER OCCUPIED
   7000187764       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187777       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187781       459978        19.78         98.92         98.92     N                  30     OWNER OCCUPIED
   7000187790       313000           20           100           100     N                  30     OWNER OCCUPIED
   7000187811       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187818       225000           20           100           100     N                  30     OWNER OCCUPIED
   7000187833       132000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187845       349500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187846       272895           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187847       187000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187849       119901        18.36         98.36         98.36     N           CURRENT       OWNER OCCUPIED
   7000187857       764000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187885       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187887       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187914       785400           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187946       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187947       605000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187952       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187962       119000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187985       693000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000187995       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188002       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188030       251750            5            95            95     N           CURRENT       INVESTOR
   7000188034       347000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188055       452000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188065       456509           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188075       148250           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188092       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188093       299900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188117       628500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188123       500000           20           100           100     N                  30     OWNER OCCUPIED
   7000188137       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188143       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188166       421200            5            90            90     N           CURRENT       OWNER OCCUPIED
   7000188169       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188210       323199           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188216       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188245       139000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188267       592000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188314       123500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188331        92000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188345       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188376       780000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188381       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188413       315000           15           100           100     N           CURRENT       OWNER OCCUPIED
   7000188422       538550           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188447       378100            5            95            95     N           CURRENT       SECOND HOME
   7000188459       240000           20           100           100     N                  30     OWNER OCCUPIED
   7000188462       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188478       379000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188481       525000           20           100           100     N                  30     OWNER OCCUPIED
   7000188528       417500           20           100           100     N                  30     OWNER OCCUPIED
   7000188561       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188589       240984           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188597       353000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188610       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188634       186397        14.14         94.14         94.14     N           CURRENT       OWNER OCCUPIED
   7000188676       208000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188725       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188742       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188746       337000           10           100           100     N           CURRENT       OWNER OCCUPIED
   7000188747       373536           15           100           100     N           CURRENT       OWNER OCCUPIED
   7000188763       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188778       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188827       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188867       875000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188908       850000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188910       660000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000188961       162000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189016       223500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189021       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189022       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189033       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189044       659000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189060       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189069       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189073       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189080       269735           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189099       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189106       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189111       367500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189116       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189130       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189133       251000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189137       625000           20           100           100     N                  30     OWNER OCCUPIED
   7000189151       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189156       249900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189157       358739           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189178       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189276       166900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189297       900000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189322       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189325       427613           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189328       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189350       282000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189376       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189381       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189428       225210        14.23         94.23         94.23     N           CURRENT       OWNER OCCUPIED
   7000189441       294500            5            95            95     N           CURRENT       INVESTOR
   7000189452       385047           20         98.73         98.73     N           CURRENT       OWNER OCCUPIED
   7000189454       398000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189469       252000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189500       364000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189506       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189517       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189524       498000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189556       175200           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189589       147000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189615       359000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189631       593750           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000189661       695000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189697       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189702       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189704       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189729       409990           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189735       299000           20           100           100     N                  30     OWNER OCCUPIED
   7000189771       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189777       469000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189809       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189814       587000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189831       146900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189833       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189843       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189863       825000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189865       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189890       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189892       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189905       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189909       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189912       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189934       730000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189936       557000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189938       146000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189944       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189947       500000           20           100           100     N                  30     OWNER OCCUPIED
   7000189965       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189970       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189992       489000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000189995       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190044       665000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190060       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190061       103000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190071       309950           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190088       747600        20.01           100           100     N           CURRENT       OWNER OCCUPIED
   7000190109       299900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190119       181491        19.99         99.94         99.94     N           CURRENT       OWNER OCCUPIED
   7000190132       210900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190140       324950           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190143       337500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190146       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190155       193900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190156       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190158       466000           20           100           100     N                  30     OWNER OCCUPIED
   7000190166       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190174       509000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190204       930000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190208       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190216       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190260       194000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190270       620000           20           100           100     N                  30     OWNER OCCUPIED
   7000190273       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190275       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190291       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190294       645000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190311       182000           15           100           100     N           CURRENT       OWNER OCCUPIED
   7000190318       486330           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190322       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190341       256000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190343       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190378       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190391       329000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190406       356250            5            95            95     N           CURRENT       INVESTOR
   7000190447       750000           20           100           100     N                  60     OWNER OCCUPIED
   7000190451       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190464       105000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190466       178840           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190495       437000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190508       795000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190517       110900        13.53           100           100     N           CURRENT       OWNER OCCUPIED
   7000190537       224900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190568       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190597       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190603       780000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190617       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190624       231000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190645       442500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190649       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190665       555000           20           100           100     N                  30     OWNER OCCUPIED
   7000190673       780000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190697       730000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190741       267000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190758       551000           15            95            95     N           CURRENT       OWNER OCCUPIED
   7000190761       207500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190773       573000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190789       295000           15           100           100     N           CURRENT       OWNER OCCUPIED
   7000190792       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190798       349000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190805       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190823       411200           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190871       620000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190892       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190904       211000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190943       550000           20           100           100     N                  30     OWNER OCCUPIED
   7000190963       699000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190968       156900           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000190998       197000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191019       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191082       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191093       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191116       836000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191202       386000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191264       539518           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191266       660000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191327       464000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191370       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191397       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191453       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191480       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191505       140000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191528       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191610       120500           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191643       625000           20           100           100     N                  30     OWNER OCCUPIED
   7000191648       879300           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191745       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000191976       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   7000192200       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000061462       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000061625       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000061990       422505            5         93.89         93.89     N           CURRENT       OWNER OCCUPIED
   8000063281       825000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000063452       354000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000064103       720000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000064575       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000066049       325500           15           100           100     N           CURRENT       OWNER OCCUPIED
   8000066098       251750            5            95            95     N           CURRENT       SECOND HOME
   8000066207        80750         5.88            95            95     N           CURRENT       INVESTOR
   8000067334       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000067523       247000            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000067629       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000067728       134000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000067943       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000067977       199500            5            95            95     N           CURRENT       INVESTOR
   8000069018       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000069144       189900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000069212       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000069599       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000069613       515008        19.81         99.04         99.04     N           CURRENT       OWNER OCCUPIED
   8000069618       307920           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000069626       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000069729       532000           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000070366       413250           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000070518       342000            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000070605       361000           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000070815       321300            5            90            90     N           CURRENT       INVESTOR
   8000070991       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071032       201450            5            85            85     N           CURRENT       INVESTOR
   8000071211       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071285       133000            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000071307       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071384       725000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071511       493986        16.86         96.86         96.86     N           CURRENT       OWNER OCCUPIED
   8000071599       630000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071671       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071701       437000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071712       232000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071742       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071746       403750           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000071761       242000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000071796       147250            5            95            95     N           CURRENT       INVESTOR
   8000071860       628300           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072006       243691        19.92         99.59         99.59     N           CURRENT       OWNER OCCUPIED
   8000072009       391400            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000072041       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072189       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072198       375698        19.84         99.84         99.84     N           CURRENT       OWNER OCCUPIED
   8000072328       497000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072331       330192        18.86         98.86         98.86     N           CURRENT       OWNER OCCUPIED
   8000072358       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072418       845000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072453       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072504       450500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072647       359800           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072669       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072786       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072792       403750           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000072797       232750            5            95            95     N           CURRENT       SECOND HOME
   8000072809       413400           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072849       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072912       690000           20           100           100     N                  30     OWNER OCCUPIED
   8000072926       405000           20           100           100     N                  30     OWNER OCCUPIED
   8000072944       800000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000072948       198000           10            90            90     N           CURRENT       OWNER OCCUPIED
   8000073098       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073118       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073151       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073206       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073482       204000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073514       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073516       227500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073520       937492        17.84          89.2          89.2     N           CURRENT       OWNER OCCUPIED
   8000073573       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073658       464550            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000073744       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073761       289800           10            90            90     N           CURRENT       OWNER OCCUPIED
   8000073804       156000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073830       272000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073872       248400           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073957       380500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073962       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000073988       164894           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074066       187726           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074116       180200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074118       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074161       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074171       397950           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074281       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074327       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074361       446025            5            95            95     N           CURRENT       SECOND HOME
   8000074370       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074449       196000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074574       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074629       394250           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000074949       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074953       303000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074954       349000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000074969       246000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075068       444000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075147       560500            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000075158       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075171       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075212       672000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075276       195700            5            95            95     N           CURRENT       SECOND HOME
   8000075533       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075583       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075667       185250            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000075712       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075769       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075844       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075931       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075936       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000075959       142040           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076010       279450           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076020       600490           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076023       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076029       299250            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000076107       357200            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000076129       147250            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000076164       467984           15           100           100     N                  30     OWNER OCCUPIED
   8000076180       436190           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076196       870000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076200       522750            5            85            85     N                  30     INVESTOR
   8000076264       433000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076334       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076348       414000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076403       389500            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000076445       316940           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076484       491000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076489       935000        16.82            85            85     N           CURRENT       OWNER OCCUPIED
   8000076490       172500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076498        80000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076517       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076603       280250           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000076789       359900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076813       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076929       389550           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000076990       380000           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000077022       563830           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077029       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077109       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077162       680000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077163       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077187       585000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077239       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077300       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077305       198000           10            90            90     N           CURRENT       OWNER OCCUPIED
   8000077590       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077629       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077653       710200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077668       120000        20.83           100           100     N           CURRENT       OWNER OCCUPIED
   8000077678       286900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077726       148000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077758       131000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077881       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000077924       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078002       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078044       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078051       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078081       499000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078109       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078164       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078175       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078192       656250           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078226       174900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078257       225000           20           100           100     N                  30     OWNER OCCUPIED
   8000078260       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078274       730000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078289       242000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078330       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078349       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078387       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078392       477000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078491       379000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078512       408500           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000078556       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078570       553192           20           100           100     N                  60     OWNER OCCUPIED
   8000078609       355100           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078610       365750            5            95            95     N           CURRENT       INVESTOR
   8000078617       595000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078627       710000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078634       161200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078675       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078721       221000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078732       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078733       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078743       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078766       342000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078825       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078826       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078829       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078897       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078924       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078935       504000           20           100           100     N                  30     OWNER OCCUPIED
   8000078941       470250           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000078994       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000078998       497000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079026       601350           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000079034       439000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079044       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079054       384500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079055       276660           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079074       294000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079081       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079102       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079104       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079107       409000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079108       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079120       426000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079125       500100           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079174       414200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079175       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079176       411000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079184       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079187       418700           20           100           100     N                  30     OWNER OCCUPIED
   8000079189       321917           20         99.95         99.95     N           CURRENT       OWNER OCCUPIED
   8000079204       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079210       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079252       451500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079285       499900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079295       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079300       392200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079304       605000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079306       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079312       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079313       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079315       119720           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079317       113250           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079361       433490           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000079386       387000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079407       286900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079408       195200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079413       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079415       267750            5            85            85     N           CURRENT       OWNER OCCUPIED
   8000079489       742000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079500       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079563       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079581       820000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079603       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079659       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079677       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079712       405000           20           100           100     N                  30     OWNER OCCUPIED
   8000079716       408100           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079727       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079729       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079746       399900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079763       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079768       348000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079795       380585           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079833       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079837       242250            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000079849       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079853       414800           20           100           100     N                  30     OWNER OCCUPIED
   8000079864       317000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079894       505000           20           100           100     N                  30     OWNER OCCUPIED
   8000079903       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079907       630000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079950       164101        19.98         99.97         99.97     N                  30     OWNER OCCUPIED
   8000079977       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000079990       175200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080005       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080053       408500           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000080117       254000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080121       574468           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080139       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080140       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080155       401950           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080162       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080171       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080232       459000           10            90            90     N           CURRENT       OWNER OCCUPIED
   8000080240       391333           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080248       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080251       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080258       391400            5            95            95     N           CURRENT       OWNER OCCUPIED
   8000080301       162000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080302       500000           20           100           100     N                  60     OWNER OCCUPIED
   8000080319       454000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080379       507500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080380       308000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080390       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080402       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080422       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080443       399000           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000080473       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080479       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080489       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080538       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080560       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080569       355000           15           100           100     N           CURRENT       OWNER OCCUPIED
   8000080600       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080622       500000           20           100           100     N                  60     OWNER OCCUPIED
   8000080625       261900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080637       303319           17            97            97     N           CURRENT       OWNER OCCUPIED
   8000080638       275070           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080665       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080700       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080722       725000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080744       185200           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080758       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080762       403750           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000080765       125500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080814       178000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080815       750006        19.61         98.04         98.04     N           CURRENT       OWNER OCCUPIED
   8000080817       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080849       216000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080854       144000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080858       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080864       234900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080870       222600           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080923       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080975       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080981       499550           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000080992       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081002       555440           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081015       482000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081057       810520           12            92            92     N           CURRENT       OWNER OCCUPIED
   8000081061       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081065       257558        15.01         95.04         95.04     N           CURRENT       OWNER OCCUPIED
   8000081086       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081092       161703           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081137        88500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081139       429900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081193       129000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081197       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081203       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081310       870000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081313       465500           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000081318       257850           10            90            90     N           CURRENT       OWNER OCCUPIED
   8000081348       807000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081371       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081392       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081448       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081456       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081527       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081531       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081543       698000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081547       695000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081612       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081615       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081620       221000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081625       447000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081631       179000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081649       202000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081653       482300           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081695       406850           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081709       135000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081711       139900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081775       494000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081793       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081881       159900           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081950       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000081956        93500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082001       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082034       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082060       317000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082106       363850           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000082109       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082178       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082198       477000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082252       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082287       145000           20           100           100     N                  30     OWNER OCCUPIED
   8000082302       514000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082307       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082309       479000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082365       681000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082415       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082434       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082446       100000           25           100           100     N           CURRENT       OWNER OCCUPIED
   8000082575       423000           10            90            90     N           CURRENT       OWNER OCCUPIED
   8000082605       162500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082606       159650           10           100           100     N           CURRENT       OWNER OCCUPIED
   8000082608       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082609       171000           15            95            95     N           CURRENT       OWNER OCCUPIED
   8000082641       239900           20           100           100     N                  30     OWNER OCCUPIED
   8000082724       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082775       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082778       203500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082803       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082829       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082931       681000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082969       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000082987       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000083053       338350           20           100           100     N           CURRENT       OWNER OCCUPIED
   8000083129       510281           20         99.93         99.93     N           CURRENT       OWNER OCCUPIED
   8000083162       521500           20           100           100     N           CURRENT       OWNER OCCUPIED
   8100046913       289000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8100073805       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8100075521       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8100076478       140000           20           100           100     N                  30     OWNER OCCUPIED
   8100077962       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8100079203       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   8110076815       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103436814       378811        19.99         99.91         99.91     N           CURRENT       OWNER OCCUPIED
   1103442405       402010           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103450173       517197        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   1103456086       240966           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103459657       190158        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   1103461147       197318        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   1103466979       171000           15            95            95     N           CURRENT       INVESTOR
   1103470304       198000           20            90            90     N           CURRENT       INVESTOR
   1103474862       317205           15            95            95     N           CURRENT       INVESTOR
   1103474884       302575           20            95            95     N           CURRENT       SECOND HOME
   1103476287       157410           20            90            90     N           CURRENT       INVESTOR
   1103477812       212802        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103481593       236550           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103481842       280250           15            95            95     N           CURRENT       INVESTOR
   1103482293       156741           15            95            95     N           CURRENT       SECOND HOME
   1103482641       170910           20            90            90     N           CURRENT       INVESTOR
   1103484809       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103488048       258741           20            90            90     N           CURRENT       INVESTOR
   1103488154       223254        19.96          94.8          94.8     N           CURRENT       INVESTOR
   1103488928       343156        19.99         99.98         99.98     N           CURRENT       OWNER OCCUPIED
   1103489258       429103        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103490538       299570        19.85         89.44         89.44     N           CURRENT       SECOND HOME
   1103492865       199491           15            95            95     N           CURRENT       INVESTOR
   1103493269       242250           25            95            95     N           CURRENT       SECOND HOME
   1103493332       411056           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103493654       128250           25            95            95     N           CURRENT       INVESTOR
   1103494020       139650           20            95            95     N           CURRENT       SECOND HOME
   1103494788       149886           20            95            95     N           CURRENT       INVESTOR
   1103496459       172275           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103496486       831250           25            95            95     N           CURRENT       INVESTOR
   1103497084       307812        19.88         98.44         98.44     N           CURRENT       OWNER OCCUPIED
   1103497226       221341           20            95            95     N           CURRENT       INVESTOR
   1103498778       229900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103499660       482003        17.54         97.16         97.16     N           CURRENT       OWNER OCCUPIED
   1103499693       201866           20            95            95     N           CURRENT       INVESTOR
   1103500330       317205           15            95            95     N           CURRENT       SECOND HOME
   1103500439       160066           25            95            95     N           CURRENT       SECOND HOME
   1103501556       274990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103501582       242241           15            95            95     N           CURRENT       INVESTOR
   1103501953       174503        10.31         89.95         89.95     N           CURRENT       INVESTOR
   1103502006       375928           20            95            95     N           CURRENT       SECOND HOME
   1103503921       664050           15            95            95     N           CURRENT       INVESTOR
   1103504013       157491           15            90            90     N           CURRENT       INVESTOR
   1103504182       215991           20            90            90     N           CURRENT       INVESTOR
   1103504415       185391           20            90            90     N           CURRENT       INVESTOR
   1103506264       218241           20            90            90     N           CURRENT       INVESTOR
   1103507488       202041           20            90            90     N           CURRENT       INVESTOR
   1103508164       877926           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103508169       278100           20            90            90     N           CURRENT       INVESTOR
   1103508261       252673        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   1103509874       491150           25            95            95     N           CURRENT       SECOND HOME
   1103510078       229491           20            90            90     N           CURRENT       INVESTOR
   1103510098       391532         9.98         89.84         89.84     N           CURRENT       OWNER OCCUPIED
   1103510110       245170         9.98         89.99         89.99     N           CURRENT       INVESTOR
   1103511065       184491           15            90            90     N           CURRENT       INVESTOR
   1103511546       208990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103511598       175000           20           100           100     N                  30     OWNER OCCUPIED
   1103514923       211382        24.94         94.79         94.79     N           CURRENT       INVESTOR
   1103515243       294500           25            95            95     N           CURRENT       SECOND HOME
   1103515481       134010           15            90            90     N           CURRENT       INVESTOR
   1103516085       149510        14.99         94.99         94.99     N           CURRENT       INVESTOR
   1103516189       234900           10            90            90     N           CURRENT       INVESTOR
   1103516708       389326        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103517545       294500           20            95            95     N           CURRENT       INVESTOR
   1103518231       293000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103518267       514140           15            95            95     N           CURRENT       INVESTOR
   1103518371       270750           20            95            95     N           CURRENT       INVESTOR
   1103518584       380000           20            95            95     N           CURRENT       INVESTOR
   1103518724       359100           20            95            95     N           CURRENT       INVESTOR
   1103519594       223651           15            95            95     N           CURRENT       INVESTOR
   1103519666       266011        24.99         94.97         94.97     N           CURRENT       INVESTOR
   1103519827       118750           20            95            95     N           CURRENT       INVESTOR
   1103519901       413454           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103520285       436500           10            90            90     N           CURRENT       INVESTOR
   1103520403       412300           25            95            95     N           CURRENT       INVESTOR
   1103520447       289750           15            95            95     N           CURRENT       SECOND HOME
   1103520747       166500           20            90            90     N           CURRENT       INVESTOR
   1103520750       138305           25         94.99         94.99     N           CURRENT       INVESTOR
   1103521615       171000           20            95            95     N           CURRENT       INVESTOR
   1103521760       300200           15            95            95     N           CURRENT       INVESTOR
   1103521854       427500           10            90            90     N           CURRENT       INVESTOR
   1103521957       158755           25            95            95     N           CURRENT       INVESTOR
   1103521964       128013           20            95            95     N           CURRENT       INVESTOR
   1103522694       191765        24.99         94.98         94.98     N           CURRENT       INVESTOR
   1103522787       890000           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103522916       178984        14.97         94.82         94.82     N           CURRENT       INVESTOR
   1103523141       161500           15            95            95     N           CURRENT       INVESTOR
   1103523370       579000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103523584       287010           10            90            90     N           CURRENT       INVESTOR
   1103523748       220400           25            95            95     N           CURRENT       INVESTOR
   1103523898       272650           25            95            95     N           CURRENT       INVESTOR
   1103524326       185155           15            95            95     N           CURRENT       INVESTOR
   1103524654       227525           25            95            95     N           CURRENT       SECOND HOME
   1103524714       151200           20            90            90     N           CURRENT       INVESTOR
   1103525373       162916           20            95            95     N           CURRENT       OWNER OCCUPIED
   1103525410       356250           25            95            95     N           CURRENT       SECOND HOME
   1103525519       389500           25            95            95     N           CURRENT       INVESTOR
   1103525629       215612        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   1103526584       300020         5.71         85.72         85.72     N           CURRENT       OWNER OCCUPIED
   1103526784       149510        14.99         94.99         94.99     N           CURRENT       INVESTOR
   1103526860       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103526885       213648           15         94.99         94.99     N           CURRENT       SECOND HOME
   1103526920       170910           20            90            90     N           CURRENT       INVESTOR
   1103526949       164900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103527315       280250           15            95            95     N           CURRENT       INVESTOR
   1103527489       142500        16.67            95            95     N           CURRENT       INVESTOR
   1103527525       123500        15.38            95            95     N           CURRENT       INVESTOR
   1103528114       218255           20            90            90     N           CURRENT       INVESTOR
   1103528119       261000           15            90            90     N           CURRENT       INVESTOR
   1103528249       366300           10            90            90     N           CURRENT       INVESTOR
   1103528344       332500           25            95            95     N           CURRENT       INVESTOR
   1103528616       307800           20            95            95     N           CURRENT       INVESTOR
   1103528907       166241           20            95            95     N           CURRENT       INVESTOR
   1103529021       133191           20            90            90     N           CURRENT       SECOND HOME
   1103529169       189000           10            90            90     N           CURRENT       INVESTOR
   1103529283       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103529328       176225           15            95            95     N           CURRENT       INVESTOR
   1103529382       194741           20            95            95     N           CURRENT       INVESTOR
   1103529385       109155           20            95            95     N           CURRENT       INVESTOR
   1103529621       224105           25            95            95     N           CURRENT       INVESTOR
   1103529626       153529        20.06         95.07         95.07     N           CURRENT       INVESTOR
   1103529638       190000           15            95            95     N           CURRENT       INVESTOR
   1103529674       234900           20            90            90     N           CURRENT       INVESTOR
   1103529829       452200           25            95            95     N           CURRENT       SECOND HOME
   1103529861       522500           25            95            95     N           CURRENT       INVESTOR
   1103529914       405000           10            90            90     N           CURRENT       INVESTOR
   1103529961       239400           10            90            90     N           CURRENT       INVESTOR
   1103531100       358661        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103531433       191766        24.99            95            95     N           CURRENT       SECOND HOME
   1103531701       327000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103531774       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103531778       315000           10            90            90     N           CURRENT       INVESTOR
   1103531815       740000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103532141       589500           10            90            90     N           CURRENT       INVESTOR
   1103532333       226575           15            95            95     N           CURRENT       INVESTOR
   1103532487       292005           10            90            90     N           CURRENT       SECOND HOME
   1103532591       214700           15            95            95     N           CURRENT       INVESTOR
   1103532766       427500           10            90            90     N           CURRENT       INVESTOR
   1103532852       133000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103532901       159125           15            95            95     N                  30     INVESTOR
   1103532978       433755         7.62         82.62         82.62     N           CURRENT       INVESTOR
   1103533402       220500           15            90            90     N           CURRENT       INVESTOR
   1103533863       432115        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103534160       364515           20            95            95     N           CURRENT       INVESTOR
   1103534179       232655        20.01            95            95     N           CURRENT       INVESTOR
   1103534311       132300           15            90            90     N           CURRENT       INVESTOR
   1103534378       104503        21.32         81.01         81.01     N           CURRENT       INVESTOR
   1103534544       372000           10            80            80     N           CURRENT       INVESTOR
   1103534573       154800           20            90            90     N           CURRENT       INVESTOR
   1103534580       225000           20            90            90     N           CURRENT       INVESTOR
   1103534587       206150           15            95            95     N           CURRENT       INVESTOR
   1103534728       178000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103534746       144400           20            95            95     N           CURRENT       INVESTOR
   1103535015       229500           15            90            90     N           CURRENT       INVESTOR
   1103535208       323000           15            95            95     N           CURRENT       INVESTOR
   1103535272       755000           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103535281       431200        14.99         94.98         94.98     N           CURRENT       INVESTOR
   1103535327       251655           25            95            95     N           CURRENT       INVESTOR
   1103535386       836000           15            95            95     N           CURRENT       INVESTOR
   1103535396       337250           25            95            95     N           CURRENT       INVESTOR
   1103535413       460000           25           100           100     N           CURRENT       INVESTOR
   1103535416       395000           25           100           100     N           CURRENT       SECOND HOME
   1103535423       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535427       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535429       510000           20           100           100     N           CURRENT       INVESTOR
   1103535433       255000           20           100           100     N           CURRENT       SECOND HOME
   1103535438       268100           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535441       296100           15            90            90     N           CURRENT       INVESTOR
   1103535445       284050           15            95            95     N           CURRENT       INVESTOR
   1103535449       137409           30           100           100     N           CURRENT       INVESTOR
   1103535450       348500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535453       148000           20           100           100     N           CURRENT       INVESTOR
   1103535454        70000           20           100           100     N           CURRENT       INVESTOR
   1103535457       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535465       470250           15            95            95     N           CURRENT       INVESTOR
   1103535468       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535469       438000           30           100           100     N           CURRENT       INVESTOR
   1103535470       300000           20           100           100     N           CURRENT       INVESTOR
   1103535473       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535474       328020        24.85          99.4          99.4     N           CURRENT       OWNER OCCUPIED
   1103535476       153000           10            90            90     N           CURRENT       INVESTOR
   1103535478        66950           20           100           100     N           CURRENT       INVESTOR
   1103535480       322000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535483       139900           20           100           100     N           CURRENT       INVESTOR
   1103535490       135000           20           100           100     N           CURRENT       SECOND HOME
   1103535492        72000           15            90            90     N           CURRENT       INVESTOR
   1103535493       125000           20           100           100     N           CURRENT       INVESTOR
   1103535497       265000           25           100           100     N           CURRENT       INVESTOR
   1103535500       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535502       201600           15            90            90     N           CURRENT       INVESTOR
   1103535503       116500           20           100           100     N           CURRENT       SECOND HOME
   1103535545       215270           20            95            95     N           CURRENT       INVESTOR
   1103535560       189900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535569       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103535600       356000           10            80            80     N           CURRENT       INVESTOR
   1103535635       592000           10            80            80     N           CURRENT       INVESTOR
   1103535833       160541           25            95            95     N           CURRENT       INVESTOR
   1103535837       222700        14.97         94.95         94.95     N           CURRENT       INVESTOR
   1103535843       247000           15            95            95     N           CURRENT       INVESTOR
   1103535925       267900           15            95            95     N           CURRENT       SECOND HOME
   1103535928       199500           15            95            95     N           CURRENT       INVESTOR
   1103535983       140505           25            95            95     N           CURRENT       INVESTOR
   1103536079       142405           15            95            95     N           CURRENT       SECOND HOME
   1103536113       123405           20            95            95     N           CURRENT       INVESTOR
   1103536132       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103536182       126007        14.19         89.43         89.43     N           CURRENT       INVESTOR
   1103536306       403750           15            95            95     N           CURRENT       INVESTOR
   1103536383       171941           20            95            95     N           CURRENT       SECOND HOME
   1103536551       860000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103536645       246991           20            95            95     N           CURRENT       INVESTOR
   1103536734       185250           25            95            95     N           CURRENT       SECOND HOME
   1103536899       665000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103536997       313000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537007       449000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537012       142000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537014       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537043       463000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537047       210006        17.72         88.61         88.61     N           CURRENT       OWNER OCCUPIED
   1103537053       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537059       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537073        93300         26.8           100           100     N           CURRENT       OWNER OCCUPIED
   1103537076       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537078       229000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537085       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537086       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537098       306000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1103537103       573000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537129       234000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537140       269900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537143       579000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537158       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537162       674500           20            95            95     N           CURRENT       OWNER OCCUPIED
   1103537165       341000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537168       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537170       118000           25           100           100     N           CURRENT       OWNER OCCUPIED
   1103537171       671679           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537173       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537185       221500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537187       359500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537188       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537192       385500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537207       234950           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537208       333500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537215       470250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103537220       735000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537224       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537225       194500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537230       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537234       121000        20.66           100           100     N           CURRENT       OWNER OCCUPIED
   1103537239       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537242       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537244       202500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537251       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537253       215000        11.63           100           100     N           CURRENT       OWNER OCCUPIED
   1103537257       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537265       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103537384       382008        12.05         92.05         92.05     N           CURRENT       OWNER OCCUPIED
   1103537391       323000           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103537484       384750           15            95            95     N           CURRENT       INVESTOR
   1103537550       142707        14.98         94.98         94.98     N           CURRENT       INVESTOR
   1103537657       270000           10            80            80     N           CURRENT       INVESTOR
   1103537661       279000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103537796       327600           10            90            90     N           CURRENT       INVESTOR
   1103537804       170905           15            95            95     N           CURRENT       INVESTOR
   1103537929       313500           25            95            95     N           CURRENT       INVESTOR
   1103537954       180500           15            95            95     N           CURRENT       INVESTOR
   1103537996       356250           25            95            95     N           CURRENT       INVESTOR
   1103538004       712322           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103538006       186191           25            95            95     N           CURRENT       SECOND HOME
   1103538109       181341           20            90            90     N           CURRENT       INVESTOR
   1103538180       470250           20            95            95     N           CURRENT       INVESTOR
   1103538223       266000           15            95            95     N           CURRENT       INVESTOR
   1103538493       190000           25            95            95     N           CURRENT       INVESTOR
   1103538536       175750           15            95            95     N           CURRENT       INVESTOR
   1103538556       160000           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103538573       157500           20            90            90     N           CURRENT       INVESTOR
   1103538626       307758           15         94.99         94.99     N           CURRENT       INVESTOR
   1103538645       255600           15            90            90     N           CURRENT       INVESTOR
   1103538675       275500           15            95            95     N                  30     SECOND HOME
   1103538771       176400           20            90            90     N           CURRENT       OWNER OCCUPIED
   1103538780       154000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103538802       190800           20            90            90     N           CURRENT       SECOND HOME
   1103538826       389500           25            95            95     N           CURRENT       SECOND HOME
   1103538854       811138           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103538889       280250           15            95            95     N           CURRENT       INVESTOR
   1103538897       152000           25            95            95     N           CURRENT       INVESTOR
   1103538950       476997           15            95            95     N           CURRENT       INVESTOR
   1103539049       124650        14.44            90            90     N           CURRENT       INVESTOR
   1103539075       178035           25            95            95     N           CURRENT       INVESTOR
   1103539110       206910           15            90            90     N           CURRENT       INVESTOR
   1103539112       401018        23.26         93.26         93.26     N           CURRENT       INVESTOR
   1103539140       229425           20            95            95     N           CURRENT       INVESTOR
   1103539217       494000           15            95            95     N           CURRENT       SECOND HOME
   1103539238       373078        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103539262       625936           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103539441        97375        19.51            95            95     N           CURRENT       INVESTOR
   1103539640       304000           15            95            95     N                  30     INVESTOR
   1103539671       148500           20            90            90     N           CURRENT       INVESTOR
   1103539712       132050           15            95            95     N           CURRENT       INVESTOR
   1103539724       530437        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103539725       865000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103539780       145341           15            90            90     N           CURRENT       INVESTOR
   1103539785       413250           15            95            95     N           CURRENT       INVESTOR
   1103539837       125910           15            90            90     N           CURRENT       INVESTOR
   1103540046       142500           15            95            95     N           CURRENT       SECOND HOME
   1103540269       247000           15            95            95     N           CURRENT       INVESTOR
   1103540282       161500           25            95            95     N           CURRENT       INVESTOR
   1103540348       192000        10.83            80            80     N           CURRENT       INVESTOR
   1103540389       233910           20            90            90     N           CURRENT       INVESTOR
   1103540421       247500           20            90            90     N           CURRENT       INVESTOR
   1103540510       240800           10            80            80     N           CURRENT       INVESTOR
   1103540600       241252           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103540720       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103540767       221816           25            95            95     N           CURRENT       SECOND HOME
   1103540812       232750           15            95            95     N           CURRENT       INVESTOR
   1103540818       459000           20            90            90     N           CURRENT       INVESTOR
   1103540877       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103540883       237500           20            95            95     N           CURRENT       INVESTOR
   1103540964       308750           20            95            95     N           CURRENT       INVESTOR
   1103540987       269800           15            95            95     N           CURRENT       INVESTOR
   1103540999       446500           25            95            95     N           CURRENT       INVESTOR
   1103541072       412500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103541114       237500           20            95            95     N           CURRENT       INVESTOR
   1103541143       208050           15            95            95     N           CURRENT       INVESTOR
   1103541193       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103541292       294000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103541451       369000           10            90            90     N           CURRENT       INVESTOR
   1103541491       448414        19.39         97.01         97.01     N           CURRENT       OWNER OCCUPIED
   1103541544       149391           20            90            90     N           CURRENT       INVESTOR
   1103541624       540000           25           100           100     N           CURRENT       OWNER OCCUPIED
   1103541637       140505           25            95            95     N           CURRENT       INVESTOR
   1103541733       474050           20            95            95     N           CURRENT       INVESTOR
   1103541767       139500         12.9            90            90     N           CURRENT       INVESTOR
   1103541836       603250           15            95            95     N           CURRENT       INVESTOR
   1103541910        94050         20.2            95            95     N           CURRENT       INVESTOR
   1103541968       552600           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103542207       109260        23.96         91.05         91.05     N           CURRENT       INVESTOR
   1103542235       132999        23.57            95            95     N           CURRENT       INVESTOR
   1103542496       274256        16.22         96.23         96.23     N           CURRENT       OWNER OCCUPIED
   1103542529       161500           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103542556       349128           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103542653       294500           15            95            95     N           CURRENT       INVESTOR
   1103542682       147725           25            95            95     N           CURRENT       INVESTOR
   1103542688       294500           25            95            95     N           CURRENT       INVESTOR
   1103542709       207000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103542728       142500        16.67            95            95     N           CURRENT       INVESTOR
   1103542764       173850           15            95            95     N           CURRENT       INVESTOR
   1103542904       504006        14.81         88.89         88.89     N           CURRENT       SECOND HOME
   1103542911       158391           15            90            90     N           CURRENT       INVESTOR
   1103542920       346750           25            95            95     N           CURRENT       INVESTOR
   1103542994       311321           25           100           100     N           CURRENT       OWNER OCCUPIED
   1103543168       133000           20            95            95     N           CURRENT       INVESTOR
   1103543226       126000           15            90            90     N           CURRENT       INVESTOR
   1103543227       226839        14.92         94.52         94.52     N           CURRENT       INVESTOR
   1103543228       237975           20            95            95     N           CURRENT       INVESTOR
   1103543231       152000           25            95            95     N           CURRENT       INVESTOR
   1103543233       369550           15            95            95     N                  30     SECOND HOME
   1103543249       361000           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103543289       146395           25            95            95     N           CURRENT       INVESTOR
   1103543315       179550           20            95            95     N           CURRENT       INVESTOR
   1103543373       173000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103543378       249473           25            95            95     N           CURRENT       INVESTOR
   1103543430       117000        15.38            90            90     N           CURRENT       INVESTOR
   1103543469       219345           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103543493       646308           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103543538       505000           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103543582       636500           15            95            95     N           CURRENT       INVESTOR
   1103543626       505875           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103543709       677700           20            90            90     N           CURRENT       INVESTOR
   1103543823       106875           25            95            95     N           CURRENT       INVESTOR
   1103544257       237515        24.22         92.06         92.06     N           CURRENT       INVESTOR
   1103544279       216505        15.01            95            95     N           CURRENT       INVESTOR
   1103544298       175750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103544401       269900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103544461       240004        12.76         82.76         82.76     N           CURRENT       INVESTOR
   1103544570       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103544804       320152        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   1103544898       168900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103544904       881000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103544913       486000           20            90            90     N           CURRENT       OWNER OCCUPIED
   1103544929       364800           25            95            95     N           CURRENT       INVESTOR
   1103545141       612750           15            95            95     N           CURRENT       SECOND HOME
   1103545144       162000           20            90            90     N           CURRENT       INVESTOR
   1103545161       147250           25            95            95     N           CURRENT       INVESTOR
   1103545181       180500           15            95            95     N           CURRENT       INVESTOR
   1103545189       349600           15            95            95     N           CURRENT       INVESTOR
   1103545312       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103545435       343000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103545447       175750           15            95            95     N           CURRENT       INVESTOR
   1103545498       198000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103545509       315000           20            90            90     N           CURRENT       INVESTOR
   1103545774       436821        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1103545805       495000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103545819       276500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103545848       551930           17            97            97     N           CURRENT       OWNER OCCUPIED
   1103545909       134000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103545976       297350           15            95            95     N           CURRENT       INVESTOR
   1103546035       795000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103546081       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103546111       144875           15            95            95     N           CURRENT       INVESTOR
   1103546202       225483           15            95            95     N           CURRENT       INVESTOR
   1103546220       522500           15            95            95     N           CURRENT       INVESTOR
   1103546322       380334        19.61         98.09         98.09     N           CURRENT       OWNER OCCUPIED
   1103546406       319500           20            90            90     N           CURRENT       INVESTOR
   1103546483       186200           15            95            95     N           CURRENT       INVESTOR
   1103546519       427500           10            90            90     N           CURRENT       SECOND HOME
   1103546555       690000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103546584       207900           10            90            90     N           CURRENT       SECOND HOME
   1103546689       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103546786       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103546808       275500           15            95            95     N           CURRENT       INVESTOR
   1103546857       264100           15            95            95     N           CURRENT       INVESTOR
   1103547035       191425           25            95            95     N           CURRENT       INVESTOR
   1103547102       579420           20            90            90     N           CURRENT       INVESTOR
   1103547116       427500           15            95            95     N           CURRENT       INVESTOR
   1103547230       138225           15            95            95     N           CURRENT       INVESTOR
   1103547244       760000           15            95            95     N           CURRENT       INVESTOR
   1103547342       237500           15            95            95     N           CURRENT       INVESTOR
   1103547499       346750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103547546       193800           15            95            95     N           CURRENT       INVESTOR
   1103547550       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103547650       350000           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103547728       473000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103547809       237591           20            90            90     N           CURRENT       INVESTOR
   1103548009       192355        14.99         94.99         94.99     N           CURRENT       INVESTOR
   1103548033       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103548129       128250           20            95            95     N           CURRENT       INVESTOR
   1103548222       358720           20            95            95     N           CURRENT       INVESTOR
   1103548248       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103548294       215600           13            88            88     N           CURRENT       INVESTOR
   1103548304       389000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103548520       292500           20            90            90     N           CURRENT       INVESTOR
   1103548632       354400           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103548694       302500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103548711       391400           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103548730       211850           15            95            95     N           CURRENT       INVESTOR
   1103548780       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103548848       297000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103548929       175200        11.44            80            80     N           CURRENT       INVESTOR
   1103548998       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103549047       203300           25            95            95     N           CURRENT       INVESTOR
   1103549057       539125           20            95            95     N           CURRENT       INVESTOR
   1103549086       270000           20            90            90     N           CURRENT       INVESTOR
   1103549157       211500        10.64            90            90     N           CURRENT       INVESTOR
   1103549223       332500           20            95            95     N           CURRENT       INVESTOR
   1103549401       280250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103549414       300210           20            95            95     N           CURRENT       SECOND HOME
   1103549582       292990           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103549600       170990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103549621       682100           25            95            95     N           CURRENT       INVESTOR
   1103549697       115805           25            95            95     N           CURRENT       SECOND HOME
   1103549857       120000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103549867       184500           15            90            90     N           CURRENT       INVESTOR
   1103549964       281250           10            90            90     N           CURRENT       INVESTOR
   1103550181       262200           15            95            95     N           CURRENT       INVESTOR
   1103550272       204250           15            95            95     N           CURRENT       INVESTOR
   1103550326       209000           25            95            95     N           CURRENT       INVESTOR
   1103550387       312550           25            95            95     N           CURRENT       INVESTOR
   1103550415       199500           15            95            95     N           CURRENT       INVESTOR
   1103550439       197980           20            95            95     N           CURRENT       INVESTOR
   1103550462       778500           20            90            90     N           CURRENT       OWNER OCCUPIED
   1103550501       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103550589       468000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103550616       156750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103550662       346500           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103550824       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103550913       375095           15            95            95     N           CURRENT       SECOND HOME
   1103551136       158310           20            90            90     N           CURRENT       INVESTOR
   1103551430       622250           15            95            95     N           CURRENT       INVESTOR
   1103551480       313000           30           100           100     N           CURRENT       OWNER OCCUPIED
   1103551516       139650           25            95            95     N           CURRENT       INVESTOR
   1103551561       956250        18.33            85            85     N           CURRENT       INVESTOR
   1103551626       236550           15            95            95     N           CURRENT       INVESTOR
   1103552054       194000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103552055       250200           10            90            90     N           CURRENT       SECOND HOME
   1103552056       180000           20           100           100     N                  30     OWNER OCCUPIED
   1103552057       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103552058       184500           10            90            90     N           CURRENT       OWNER OCCUPIED
   1103552059       225000           20            90            90     N           CURRENT       INVESTOR
   1103552060       236000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103552062       138000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103552093       106305           25            95            95     N           CURRENT       INVESTOR
   1103552284       930000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103552288       208791           20            90            90     N           CURRENT       INVESTOR
   1103552712       223250           20            95            95     N           CURRENT       INVESTOR
   1103553159       216600           15            95            95     N           CURRENT       INVESTOR
   1103553163       333961           20         91.76         91.76     N           CURRENT       OWNER OCCUPIED
   1103553446       362007        19.84         99.18         99.18     N           CURRENT       OWNER OCCUPIED
   1103553516       225141           25            95            95     N           CURRENT       INVESTOR
   1103553643       166250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1103553645       162450           20            95            95     N           CURRENT       INVESTOR
   1103553646       162450           20            95            95     N           CURRENT       INVESTOR
   1103553647       152000           15            95            95     N           CURRENT       INVESTOR
   1103553648       933013           25            95            95     N           CURRENT       OWNER OCCUPIED
   1103553659       226100         23.8         90.44         90.44     N           CURRENT       INVESTOR
   1103554007       265500           20            90            90     N           CURRENT       INVESTOR
   1103554810       695000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103557197       156750           15            95            95     N           CURRENT       INVESTOR
   1103557602       232750           20            95            95     N           CURRENT       SECOND HOME
   1103557629       129200           15            95            95     N           CURRENT       INVESTOR
   1103558889       560000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1103559852       150100           15            95            95     N           CURRENT       INVESTOR
   2503102201       175750           20            95            95     N           CURRENT       OWNER OCCUPIED
   2503112159       197304         9.99         89.97         89.97     N           CURRENT       INVESTOR
   2503127677       129861        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   2503131961       302112           10            90            90     N           CURRENT       INVESTOR
   2503133633       308610        15.01            95            95     N           CURRENT       INVESTOR
   2503134122       238850           10            85            85     N           CURRENT       INVESTOR
   2503136983       113905        20.02            95            95     N           CURRENT       INVESTOR
   2503137067       435100           15            95            95     N           CURRENT       INVESTOR
   2503137158       211701        14.98         94.98         94.98     N           CURRENT       INVESTOR
   2503137941      1485000           15            90            90     N           CURRENT       OWNER OCCUPIED
   2503138135       223317        14.99         94.98         94.98     N           CURRENT       INVESTOR
   2503138639       228004        14.99         94.96         94.96     N           CURRENT       INVESTOR
   2503139403      1068750           10            90            90     N           CURRENT       OWNER OCCUPIED
   2503139916       360000           20            90            90     N           CURRENT       OWNER OCCUPIED
   2503140048       179507           20         94.98         94.98     N           CURRENT       SECOND HOME
   2503140145        90002        18.18         81.82         81.82     N           CURRENT       OWNER OCCUPIED
   2503140253       269800           15            95            95     N           CURRENT       INVESTOR
   2503140421       397158           15         94.99         94.99     N           CURRENT       SECOND HOME
   2503141312       202900        20.01           100           100     N           CURRENT       OWNER OCCUPIED
   2503141340       556500           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503141358       136800           20            90            90     N           CURRENT       INVESTOR
   2503141397       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503141437       168625           15            95            95     N           CURRENT       INVESTOR
   2503141772       384615        19.99         94.99         94.99     N           CURRENT       SECOND HOME
   2503141793       133950           15            95            95     N           CURRENT       INVESTOR
   2503141819       186655        14.99         94.99         94.99     N           CURRENT       INVESTOR
   2503142129       166103        14.98         94.97         94.97     N           CURRENT       INVESTOR
   2503142277       707000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503142447       250013        14.75         84.75         84.75     N           CURRENT       OWNER OCCUPIED
   2503142482        99750           25            95            95     N           CURRENT       INVESTOR
   2503142498       130500           18            90            90     N           CURRENT       INVESTOR
   2503142649       465000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503142784       287759        19.97         94.97         94.97     N           CURRENT       INVESTOR
   2503142813       323000           15            95            95     N           CURRENT       INVESTOR
   2503142895       150907        14.98         94.97         94.97     N           CURRENT       INVESTOR
   2503143152       302529        14.89         94.81         94.81     N           CURRENT       INVESTOR
   2503143155       138900        20.01           100           100     N           CURRENT       OWNER OCCUPIED
   2503143179       163305           15            95            95     N           CURRENT       INVESTOR
   2503143230       144400           15            95            95     N           CURRENT       INVESTOR
   2503143311       173850           15            95            95     N           CURRENT       INVESTOR
   2503143340       840000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503143361       158158        14.98         94.99         94.99     N           CURRENT       SECOND HOME
   2503143377       228000           15            95            95     N           CURRENT       SECOND HOME
   2503143406       382280           25            95            95     N           CURRENT       INVESTOR
   2503143414       245106         9.99         89.98         89.98     N           CURRENT       INVESTOR
   2503143457       171000           15            90            90     N           CURRENT       INVESTOR
   2503143555       182400           25            95            95     N           CURRENT       INVESTOR
   2503143858       138501        19.97         89.95         89.95     N           CURRENT       INVESTOR
   2503143890       318250           15            95            95     N           CURRENT       INVESTOR
   2503143931       169100           15            95            95     N           CURRENT       SECOND HOME
   2503143983       213306        14.98         94.97         94.97     N           CURRENT       INVESTOR
   2503144003       191900           25            95            95     N           CURRENT       INVESTOR
   2503144233       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503144353       304000           15            95            95     N           CURRENT       INVESTOR
   2503144450       130130           20            95            95     N           CURRENT       INVESTOR
   2503144539       152146           20            95            95     N           CURRENT       SECOND HOME
   2503144543       256500           15            95            95     N           CURRENT       INVESTOR
   2503144563       730340           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503144729       376200           20            95            95     N           CURRENT       INVESTOR
   2503144800       413154        19.99         94.98         94.98     N                  30     SECOND HOME
   2503144829       391432        14.78         88.76         88.76     N                  30     INVESTOR
   2503144841      1125000           15            90            90     N           CURRENT       OWNER OCCUPIED
   2503144879       219015        14.98         94.99         94.99     N           CURRENT       INVESTOR
   2503145028       226000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503145108       175612        19.99         94.99         94.99     N           CURRENT       INVESTOR
   2503145170       570000           25            95            95     N           CURRENT       INVESTOR
   2503145194       184607           15         94.98         94.98     N           CURRENT       INVESTOR
   2503145210       585000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503145223       387900           10            90            90     N           CURRENT       INVESTOR
   2503145251       227857        24.99         94.98         94.98     N           CURRENT       INVESTOR
   2503145257       201450           15            85            85     N           CURRENT       INVESTOR
   2503145389       750000           25           100           100     N           CURRENT       OWNER OCCUPIED
   2503145503       213751        24.94         94.79         94.79     N           CURRENT       INVESTOR
   2503145664      1200000        13.33            80            80     N           CURRENT       OWNER OCCUPIED
   2503145736       213718           15         94.99         94.99     N           CURRENT       SECOND HOME
   2503145749       164255        20.01            95            95     N           CURRENT       INVESTOR
   2503145803       154710        11.63            90            90     N           CURRENT       INVESTOR
   2503145886       228000           15            95            95     N           CURRENT       INVESTOR
   2503146045       161405        15.01            95            95     N           CURRENT       INVESTOR
   2503146051       795000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146080       117905        24.97         94.97         94.97     N           CURRENT       INVESTOR
   2503146102       506700           20            90            90     N           CURRENT       INVESTOR
   2503146126       437000           20            95            95     N           CURRENT       INVESTOR
   2503146148       163305        15.01            95            95     N           CURRENT       INVESTOR
   2503146194       207955           15            95            95     N           CURRENT       INVESTOR
   2503146205       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146226       455754           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   2503146266       906000           10            80            80     N           CURRENT       INVESTOR
   2503146366       441323           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146371       143370           15            90            90     N           CURRENT       INVESTOR
   2503146374       167866        19.98         99.98         99.98     N           CURRENT       OWNER OCCUPIED
   2503146390       193664        14.98         94.98         94.98     N           CURRENT       INVESTOR
   2503146411       180367        14.98         94.98         94.98     N           CURRENT       INVESTOR
   2503146450       258875           15            95            95     N           CURRENT       INVESTOR
   2503146497       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146501       244720           25            95            95     N           CURRENT       INVESTOR
   2503146630       201000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146635       133855        15.01            95            95     N           CURRENT       INVESTOR
   2503146703       334402        24.65         93.67         93.67     N           CURRENT       INVESTOR
   2503146711       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146752       693500           25            95            95     N           CURRENT       INVESTOR
   2503146775       433200           15            95            95     N           CURRENT       INVESTOR
   2503146814      1000000           25           100           100     N           CURRENT       OWNER OCCUPIED
   2503146852       247000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146925       179900        20.01           100           100     N           CURRENT       OWNER OCCUPIED
   2503146943       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503146977       201400           15            95            95     N           CURRENT       INVESTOR
   2503147009       280250           25            95            95     N           CURRENT       OWNER OCCUPIED
   2503147053       242215           15         94.99         94.99     N           CURRENT       SECOND HOME
   2503147130       180000           10            90            90     N           CURRENT       INVESTOR
   2503147149       195617         9.98         89.98         89.98     N           CURRENT       INVESTOR
   2503147157       219166           15         94.99         94.99     N           CURRENT       SECOND HOME
   2503147373       381052        19.99         94.99         94.99     N           CURRENT       INVESTOR
   2503147420       165300           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503147468       327621        14.99         94.99         94.99     N           CURRENT       SECOND HOME
   2503147472       206100           10            90            90     N           CURRENT       INVESTOR
   2503147548       218856        19.99         99.98         99.98     N           CURRENT       OWNER OCCUPIED
   2503147573       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503147657       348650           15            95            95     N           CURRENT       INVESTOR
   2503147676       808651        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   2503147746       567000           10            90            90     N           CURRENT       OWNER OCCUPIED
   2503147761       118750        20.04            95            95     N           CURRENT       INVESTOR
   2503147841       224000           20           100           100     N                  30     OWNER OCCUPIED
   2503147843       520000           25           100           100     N           CURRENT       OWNER OCCUPIED
   2503147850       134860        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   2503147852       782371           15            95            95     N           CURRENT       INVESTOR
   2503148020       503500           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148030       544500           10            90            90     N           CURRENT       OWNER OCCUPIED
   2503148056       432000           10            90            90     N           CURRENT       OWNER OCCUPIED
   2503148141       585203        14.54         94.54         94.54     N           CURRENT       OWNER OCCUPIED
   2503148152       137750           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503148174       812250           25            95            95     N                  30     INVESTOR
   2503148239       124925        15.21            95            95     N           CURRENT       INVESTOR
   2503148300       255274        24.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   2503148335       360000           20            90            90     N           CURRENT       INVESTOR
   2503148371       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148401       126255        15.05            95            95     N           CURRENT       INVESTOR
   2503148418       128813        14.96         94.96         94.96     N           CURRENT       INVESTOR
   2503148432       222300           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503148508       312000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148528       170956           20         99.98         99.98     N           CURRENT       OWNER OCCUPIED
   2503148532       163400           25            95            95     N           CURRENT       INVESTOR
   2503148576       409500           10            90            90     N           CURRENT       INVESTOR
   2503148644       575000           20           100           100     N                  30     OWNER OCCUPIED
   2503148690       468000           10            90            90     N           CURRENT       INVESTOR
   2503148716       275872        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   2503148737       281262        24.99            95            95     N           CURRENT       INVESTOR
   2503148773       245700           10            90            90     N           CURRENT       INVESTOR
   2503148847       707500           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148885       699000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148893       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148936       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503148955       190803        14.99         84.99         84.99     N           CURRENT       OWNER OCCUPIED
   2503149077       424605        14.99         94.99         94.99     N           CURRENT       OWNER OCCUPIED
   2503149175       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149262       277560           10            90            90     N           CURRENT       INVESTOR
   2503149321       495000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149335       892435        18.83         98.83         98.83     N           CURRENT       OWNER OCCUPIED
   2503149362       698250           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503149392       117800        16.13            95            95     N           CURRENT       OWNER OCCUPIED
   2503149399       183863        19.98         99.98         99.98     N           CURRENT       OWNER OCCUPIED
   2503149446       148659        14.98         94.99         94.99     N           CURRENT       INVESTOR
   2503149583       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149606       296500           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149614       128250           20            95            95     N           CURRENT       INVESTOR
   2503149732       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149738       730002        19.86         99.32         99.32     N           CURRENT       OWNER OCCUPIED
   2503149807       645000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149867       712500           15            95            95     N           CURRENT       INVESTOR
   2503149875       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503149983       194000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150030       429400           15            95            95     N           CURRENT       INVESTOR
   2503150085       745000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150122       289000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150124       252000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150160       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150166       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150170       127300           15            95            95     N           CURRENT       INVESTOR
   2503150171       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150241       823650          7.6            85            85     N           CURRENT       OWNER OCCUPIED
   2503150253       342000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150271       370000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150335       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150346       336300           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503150356       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150393       188100           15            95            95     N           CURRENT       INVESTOR
   2503150518       276750           10            90            90     N           CURRENT       OWNER OCCUPIED
   2503150530       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150646       104003        17.86         92.86         92.86     N           CURRENT       INVESTOR
   2503150659       958273        21.73           100           100     N           CURRENT       OWNER OCCUPIED
   2503150675       459800           15            95            95     N           CURRENT       INVESTOR
   2503150685       194310           10            90            90     N           CURRENT       INVESTOR
   2503150687       232200        23.33            90            90     N           CURRENT       INVESTOR
   2503150690       419900           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150712       283500           10            90            90     N           CURRENT       INVESTOR
   2503150715       279900           20            90            90     N           CURRENT       INVESTOR
   2503150732       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150741       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150824       170050           25            95            95     N           CURRENT       INVESTOR
   2503150851       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150886       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503150894       437000           15            95            95     N           CURRENT       INVESTOR
   2503150925       189050           15            95            95     N           CURRENT       INVESTOR
   2503150931       165554        10.87         89.98         89.98     N           CURRENT       OWNER OCCUPIED
   2503151113       292826        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   2503151115       228000           15            95            95     N           CURRENT       INVESTOR
   2503151121       703000           15            95            95     N           CURRENT       INVESTOR
   2503151125       294000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151150       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151180       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151194       191900           15            95            95     N           CURRENT       INVESTOR
   2503151242       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151271       699900           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151275       237500           15            95            95     N           CURRENT       SECOND HOME
   2503151288       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151311       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151334       308750           15            95            95     N           CURRENT       INVESTOR
   2503151428       304000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151429       216271        14.98         89.97         89.97     N           CURRENT       INVESTOR
   2503151445       594000           15            90            90     N           CURRENT       INVESTOR
   2503151454       128160           15            90            90     N           CURRENT       INVESTOR
   2503151496       193500        11.67            90            90     N           CURRENT       INVESTOR
   2503151579       540000           20           100           100     N                  30     OWNER OCCUPIED
   2503151589       494000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151649       808450           20            95            95     N           CURRENT       INVESTOR
   2503151696       238410           10            90            90     N           CURRENT       INVESTOR
   2503151722       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151739       102600           20            95            95     N           CURRENT       INVESTOR
   2503151775       129661         17.4         94.99         94.99     N           CURRENT       SECOND HOME
   2503151818       900000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151890       226000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503151964       517500           15            90            90     N           CURRENT       INVESTOR
   2503152001       137151           25         94.98         94.98     N           CURRENT       INVESTOR
   2503152014       308750           25            95            95     N           CURRENT       INVESTOR
   2503152102       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503152127       267900           15            95            95     N           CURRENT       INVESTOR
   2503152144       212660        14.98         94.98         94.98     N           CURRENT       INVESTOR
   2503152221       249850           20            95            95     N           CURRENT       INVESTOR
   2503152357       213750           25            95            95     N           CURRENT       INVESTOR
   2503152367       187150           15            95            95     N           CURRENT       SECOND HOME
   2503152382       236700           20            90            90     N           CURRENT       INVESTOR
   2503152612       310510        14.97          89.8          89.8     N           CURRENT       INVESTOR
   2503152699       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503152735       180020          9.3         83.73         83.73     N           CURRENT       OWNER OCCUPIED
   2503152882       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503152948       117000        21.37           100           100     N           CURRENT       OWNER OCCUPIED
   2503152958       272261           20            95            95     N           CURRENT       INVESTOR
   2503153012       216600           15            95            95     N           CURRENT       INVESTOR
   2503153017       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153068       175750           15            95            95     N           CURRENT       INVESTOR
   2503153086       152910        15.01            90            90     N           CURRENT       INVESTOR
   2503153247       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153302       437950           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503153357       232000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153383       675000        13.33            90            90     N           CURRENT       OWNER OCCUPIED
   2503153508       472500           10            90            90     N           CURRENT       INVESTOR
   2503153526       396000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153573       183900           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153595       118605        19.98         94.96         94.96     N           CURRENT       INVESTOR
   2503153707       157500           27            90            90     N           CURRENT       INVESTOR
   2503153769       795000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153835       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503153883       223250           15            95            95     N           CURRENT       OWNER OCCUPIED
   2503153938       336667           10            90            90     N           CURRENT       OWNER OCCUPIED
   2503154074       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503154414       427500           15            95            95     N           CURRENT       INVESTOR
   2503154450       129861        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
   2503154455       199500           20            95            95     N           CURRENT       INVESTOR
   2503154538       610000           25           100           100     N           CURRENT       OWNER OCCUPIED
   2503154572       280155           15            95            95     N           CURRENT       INVESTOR
   2503154685       498750           15            95            95     N           CURRENT       INVESTOR
   2503154814       197015           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503155496       669000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503155741       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   2503157190       800000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503040064       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503040860       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503041175      1150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503041388       695000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503041398       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503041532       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503041622       490000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503041635       376000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503042240      1100090        17.39         95.66         95.66     N           CURRENT       OWNER OCCUPIED
   4503042721       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   4503044140       305900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250041       181000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250641       225000           20           100           100     N           CURRENT       SECOND HOME
   1000248075       112500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248428       620000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249895       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251378       400000           20           100           100     N           CURRENT       SECOND HOME
   1000251011       279000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249380       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252298       299000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250277       565000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250937       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000246500       149221           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000245475       186000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251302       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249409       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250875       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251483       634000        21.14           100           100     N           CURRENT       OWNER OCCUPIED
   1000250588       143000           20           100           100     N           CURRENT       SECOND HOME
   1000250787       122000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000243095       379000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249936       259900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250078       247000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250389       163000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000246402        72000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252100       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248620       124900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251396        93000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248916       659500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251467       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000242693       507000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252237       269000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251513       349900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249095       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250964       206000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248897       577500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000245331        86000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250465       127500           20           100           100     N                  30     OWNER OCCUPIED
   1000251818       148000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251707       290000           20           100           100     N                  30     OWNER OCCUPIED
   1000251837        91000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248527       172000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251702       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248532       239900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252177       121100           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251998       282500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250295       348000           20           100           100     N                  30     OWNER OCCUPIED
   1000249664       100000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000247569       229000           20           100           100     N           CURRENT       SECOND HOME
   1000249562        87000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251550       306000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000243218       674978        19.73         98.63         98.63     N           CURRENT       OWNER OCCUPIED
   1000250441       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250726       150000           20           100           100     N           CURRENT       SECOND HOME
   1000250462       344000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250407       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000247718       289990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251740       228609           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1000250306       258000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248706       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252365       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251619       135250           20           100           100     N                  30     OWNER OCCUPIED
   1000246337       153800           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252621       434900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252320       152500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252767       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000247488       942000        20.38           100           100     N           CURRENT       OWNER OCCUPIED
   1000252717        89000           20           100           100     N           CURRENT       SECOND HOME
   1000251793       500000           20           100           100     N           CURRENT       SECOND HOME
   1000251419       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250027       342000           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000249995       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248848       647001           20         99.69         99.69     N           CURRENT       OWNER OCCUPIED
   1000250271       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250038       145000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251750       234000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000245637       815000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248332       539000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000247459       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250756        81500           20           100           100     N           CURRENT       SECOND HOME
   1000243462       176000           20           100           100     N                  30     OWNER OCCUPIED
   1000251823       142000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250384       186615        20.02           100           100     N           CURRENT       OWNER OCCUPIED
   1000252046       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249417       123000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000247405       221000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000247845        65000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249830       339900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250283       540000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249600       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251737       234900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252137        95000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252057       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250597       319900           20           100           100     N           CURRENT       SECOND HOME
   1000251725       259000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249904       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249804       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000241265       527000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250947       200000           20           100           100     N           CURRENT       SECOND HOME
   1000247876        89500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250499       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250854        62900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249887       174900           20           100           100     N           CURRENT       SECOND HOME
   1000244094       451001           20         99.12         99.12     N           CURRENT       OWNER OCCUPIED
   1000251888       235900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251596       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251712       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252318        96500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251733       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252182       645000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000242588       208000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250336       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252681       536000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252244       211000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252289       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252418       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252432       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253413       252200           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252693        68900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252778       107000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253564       410000           20           100           100     N                  30     OWNER OCCUPIED
   1000252856       107500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252990       141000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251049        75000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252607       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253183       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253754       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253762       157500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252322       740068           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000253527        67000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000249997       585000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1000251339       814900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253716       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254388       159900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253276       164900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000251943       271739           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252461        90000           20           100           100     N                  30     OWNER OCCUPIED
   1000254036       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254569       132900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253112       433000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254608       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253964       137500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254395       159900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254397       214900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253860       254900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252336       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254595       188000           20           100           100     N                  30     OWNER OCCUPIED
   1000252876       603250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1000251668       133780           20           100           100     N           CURRENT       SECOND HOME
   1000254669       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253859       231000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254125        75000        19.87           100           100     N           CURRENT       OWNER OCCUPIED
   1000254251       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254216       407000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254322       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000253824       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254706       128525           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254821       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000248266       113000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254554        96000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254495       211000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000255313       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254836        75000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254867       130500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254465       231810           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254244        76000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254729        74900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254051       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000255030       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000255091       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254525       295000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000254641       249950           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252610       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000252435       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1000250522       113190           20         99.99         99.99     N           CURRENT       SECOND HOME
      9941049       208890        18.96            99            99     N           CURRENT       OWNER OCCUPIED
     10288055       275900         9.83            89            89     N           CURRENT       OWNER OCCUPIED
     10311912      1033350        28.59            83            83     N           CURRENT       OWNER OCCUPIED
     10312284       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320520       131518           15            95            95     N           CURRENT       OWNER OCCUPIED
     10320528       346996        14.96            95            95     N           CURRENT       OWNER OCCUPIED
     10320554       152950           15            95            95     N           CURRENT       INVESTOR
     10320560       370800        29.26            90            90     N           CURRENT       OWNER OCCUPIED
     10320568       433878        15.39            90            90     N           CURRENT       OWNER OCCUPIED
     10320590       333835           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320616       103289           15            95            95     N           CURRENT       OWNER OCCUPIED
     10320700       371709           10            90            90     N           CURRENT       OWNER OCCUPIED
     10320708       281020        14.99            95            95     N           CURRENT       SECOND HOME
     10320714       495000        17.58           100           100     N           CURRENT       OWNER OCCUPIED
     10320726       199548           15            95            95     N           CURRENT       SECOND HOME
     10320728       138436         6.28            87            87     N           CURRENT       OWNER OCCUPIED
     10320744       402502           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320746       330842        14.99            95            95     N           CURRENT       OWNER OCCUPIED
     10320752       238500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10320784       204756           15            95            95     N           CURRENT       OWNER OCCUPIED
     10320790       188000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320846       383000        19.58           100           100     N           CURRENT       OWNER OCCUPIED
     10320854       163000         17.3           100           100     N           CURRENT       OWNER OCCUPIED
     10320868       249500           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320886       771400        14.92            95            95     N           CURRENT       OWNER OCCUPIED
     10320892       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320914       163500           20           100           100     N           CURRENT       OWNER OCCUPIED
     10320974       184500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10321014       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10353971       261900           10            90            90     N           CURRENT       OWNER OCCUPIED
     10354051       229500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10354523        58500        15.38            90            90     N           CURRENT       INVESTOR
     10354525        58500        15.38            90            90     N           CURRENT       INVESTOR
     10354733       366083           15            95            95     N           CURRENT       OWNER OCCUPIED
     10354803       526500           15            90            90     N           CURRENT       OWNER OCCUPIED
     10354855       151169           10            90            90     N           CURRENT       INVESTOR
     10354857       152969           10            90            90     N           CURRENT       INVESTOR
     10355349       265500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10355394       174000         19.5           100           100     N           CURRENT       OWNER OCCUPIED
     10355482       460000        19.52           100           100     N           CURRENT       OWNER OCCUPIED
     10355592       301458         9.99            90            90     N           CURRENT       SECOND HOME
     10355770       405000         9.33            90            90     N           CURRENT       OWNER OCCUPIED
     10356087       170905        14.95            95            95     N           CURRENT       OWNER OCCUPIED
     10356094       420253        13.49         98.19         98.19     N           CURRENT       OWNER OCCUPIED
     10356098       315636           10            90            90     N           CURRENT       SECOND HOME
     10356181       232173        19.99           100           100     N           CURRENT       OWNER OCCUPIED
     10356185       273422           10            90            90     N           CURRENT       SECOND HOME
     10356195       586500         14.2            85            85     N           CURRENT       OWNER OCCUPIED
     10356205       238500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10357189       291153           20           100           100     N           CURRENT       OWNER OCCUPIED
     10382226       285120        12.35            88            88     N           CURRENT       OWNER OCCUPIED
     10391857       198184           15            95            95     N           CURRENT       OWNER OCCUPIED
     10392127       513000           30            95            95     N           CURRENT       OWNER OCCUPIED
     10392523       169260        22.53            93            93     N           CURRENT       OWNER OCCUPIED
     10392601       151050           15            95            95     N           CURRENT       OWNER OCCUPIED
     10392651       247500           20            90            90     N           CURRENT       OWNER OCCUPIED
     10392867       378250           10            85            85     N           CURRENT       SECOND HOME
     10392925       148500         15.3            90            90     N           CURRENT       INVESTOR
     10393167       265780           20            97            97     N           CURRENT       OWNER OCCUPIED
     10393199       472500           20            90            90     N           CURRENT       OWNER OCCUPIED
     10393201       405000           25            90            90     N           CURRENT       INVESTOR
     10393255       285000           25            95            95     N           CURRENT       OWNER OCCUPIED
     10393443       666284           10            90            90     N           CURRENT       OWNER OCCUPIED
     10406455       155550         5.46            85            85     N           CURRENT       INVESTOR
     10406473       157380         5.46            86            86     N           CURRENT       INVESTOR
     10424663       378000           10            90            90     N           CURRENT       OWNER OCCUPIED
     10424729       117900           10            90            90     N           CURRENT       INVESTOR
     10424819       275500           15            95            95     N           CURRENT       OWNER OCCUPIED
     10424869       179550           15            95            95     N           CURRENT       OWNER OCCUPIED
     10424903       184500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10424973       476728           10            90            90     N           CURRENT       OWNER OCCUPIED
     10425045       333725           15            96            96     N           CURRENT       OWNER OCCUPIED
     10425065       816000           15            85            85     N           CURRENT       OWNER OCCUPIED
     10425121       637925           15            95            95     N           CURRENT       OWNER OCCUPIED
     10425163       342000        19.95            90            90     N           CURRENT       OWNER OCCUPIED
     10425191       185850         9.93            90            90     N           CURRENT       OWNER OCCUPIED
     10425207       200515            5            85            85     N           CURRENT       OWNER OCCUPIED
     10425447       189000           10            90            90     N           CURRENT       OWNER OCCUPIED
     10425507       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10425635       355500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10425927       504000           10            90            90     N           CURRENT       OWNER OCCUPIED
     10425937       351000         9.95            90            90     N           CURRENT       INVESTOR
     10425941       220500           10            90            90     N           CURRENT       INVESTOR
     10425983       358354           15            95            95     N           CURRENT       OWNER OCCUPIED
     10425999       440116           15            95            95     N           CURRENT       OWNER OCCUPIED
     10434343       692300         5.16            86            86     N           CURRENT       OWNER OCCUPIED
     10436287       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10438129       580500        16.59            90            90     N           CURRENT       OWNER OCCUPIED
     10439207       156980        14.97            94            94     N           CURRENT       OWNER OCCUPIED
     10440769       367200           10            90            90     N           CURRENT       OWNER OCCUPIED
     10440871       338400          8.6            94            94     N           CURRENT       OWNER OCCUPIED
     10440929       147900         5.75            85            85     N           CURRENT       OWNER OCCUPIED
     10440953       220500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10441713       274050         6.83            87            87     N           CURRENT       OWNER OCCUPIED
     10441905       378000           10            90            90     N           CURRENT       OWNER OCCUPIED
     10442129       136500           20           100           100     N           CURRENT       OWNER OCCUPIED
     10442285       123524           15            95            95     N           CURRENT       OWNER OCCUPIED
     10443047       139500         9.98            90            90     N           CURRENT       OWNER OCCUPIED
     10445575       160200           10            90            90     N           CURRENT       OWNER OCCUPIED
     10446469        83000           20           100           100     N           CURRENT       INVESTOR
     10446475       136000        18.35           100           100     N           CURRENT       INVESTOR
     10446481       118688           10            90            90     N           CURRENT       INVESTOR
     10446493       637500            5            85            85     N           CURRENT       OWNER OCCUPIED
     10446513       394500           20           100           100     N           CURRENT       OWNER OCCUPIED
     10446549        74000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10446579       553500           15            90            90     N           CURRENT       OWNER OCCUPIED
     10446635       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10446747       154615           15            85            85     N           CURRENT       OWNER OCCUPIED
     10446781       409900           20           100           100     N           CURRENT       OWNER OCCUPIED
     10448053       531000           15            90            90     N           CURRENT       OWNER OCCUPIED
     10448185        76000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10449715       520000        10.77            80            80     N           CURRENT       OWNER OCCUPIED
     10450135       372600           10            90            90     N           CURRENT       SECOND HOME
     10450491       274735         9.99            90            90     N           CURRENT       INVESTOR
     10450865       178200        13.39            90            90     N           CURRENT       OWNER OCCUPIED
     10451579       269624        14.99            95            95     N           CURRENT       OWNER OCCUPIED
     10451661       116500           20           100           100     N           CURRENT       SECOND HOME
     10451799       344030           20           100           100     N           CURRENT       OWNER OCCUPIED
     10451813       304000           15            95            95     N           CURRENT       OWNER OCCUPIED
     10451827       172000           10           100           100     N           CURRENT       OWNER OCCUPIED
     10451887       166650        20.01           100           100     N           CURRENT       OWNER OCCUPIED
     10452729       313650            5            85            85     N           CURRENT       OWNER OCCUPIED
     10453061       124250           20           100           100     N           CURRENT       OWNER OCCUPIED
     10453097       163400        14.83            95            95     N           CURRENT       OWNER OCCUPIED
     10453235       297000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10453283       247500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10453339       189987           20           100           100     N           CURRENT       OWNER OCCUPIED
     10453453       138460        13.29            92            92     N           CURRENT       OWNER OCCUPIED
     10453883       578100        24.39            94            94     N           CURRENT       OWNER OCCUPIED
     10458895       375155        25.32            95            95     N           CURRENT       OWNER OCCUPIED
     10459251       220400           15            95            95     N           CURRENT       OWNER OCCUPIED
     10459321       166250           15            95            95     N           CURRENT       OWNER OCCUPIED
     10461231        89000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10461285       337155        14.99            95            95     N           CURRENT       OWNER OCCUPIED
     10461555       496000        15.48            80            80     N           CURRENT       SECOND HOME
     10461819       153000           10            90            90     N           CURRENT       INVESTOR
     10462959       237500           15            95            95     N           CURRENT       INVESTOR
     10462965       160200           10            90            90     N           CURRENT       OWNER OCCUPIED
     10462985        72200           15            95            95     N           CURRENT       OWNER OCCUPIED
     10463029       164700           10            90            90     N           CURRENT       INVESTOR
     10463123       644550            5            75            75     N           CURRENT       INVESTOR
     10463129       224000        28.13            70            70     N           CURRENT       INVESTOR
     10463839       500833        14.99            95            95     N           CURRENT       OWNER OCCUPIED
     10464141       271460         8.66            98            98     N           CURRENT       OWNER OCCUPIED
     10465261       285000           15            95            95     N           CURRENT       OWNER OCCUPIED
     10465357        97850           15            95            95     N           CURRENT       OWNER OCCUPIED
     10465379        38702           10         21.99         21.99     N           CURRENT       OWNER OCCUPIED
     10465395       350100        15.77            90            90     N           CURRENT       INVESTOR
     10468311       140151           20           100           100     N           CURRENT       OWNER OCCUPIED
     10468325       169200           20           100           100     N           CURRENT       OWNER OCCUPIED
     10468417       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10468421       299250        14.98            95            95     N           CURRENT       OWNER OCCUPIED
     10468427       299900           20           100           100     N           CURRENT       OWNER OCCUPIED
     10469117       831600        21.43            99            99     N           CURRENT       OWNER OCCUPIED
     10469161       332500           15            95            95     N           CURRENT       OWNER OCCUPIED
     10469509       593750           15            95            95     N           CURRENT       INVESTOR
     10469533       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10474543       246450        37.74            93            93     N           CURRENT       OWNER OCCUPIED
     10475509       142200           10            90            90     N           CURRENT       OWNER OCCUPIED
     10475521       110200           15            95            95     N           CURRENT       OWNER OCCUPIED
     10475603       159100         5.73            86            86     N           CURRENT       OWNER OCCUPIED
     10475613       112500           10            90            90     N           CURRENT       INVESTOR
     10475621       804750        16.22            87            87     N           CURRENT       OWNER OCCUPIED
     10475973       175818           10            90            90     N           CURRENT       INVESTOR
     10476001       558000           10            90            90     N                  30     OWNER OCCUPIED
     10477545       307800           15            90            90     N           CURRENT       SECOND HOME
     10477555        81900        10.99            90            90     N           CURRENT       INVESTOR
     10477573        66420        13.55            90            90     N           CURRENT       INVESTOR
     10477575        63000        14.29            90            90     N           CURRENT       INVESTOR
     10477577        79920        11.26            90            90     N           CURRENT       INVESTOR
     10477585       113000           20           100           100     N           CURRENT       INVESTOR
     10478521       418500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10478581       403200           15            90            90     N           CURRENT       OWNER OCCUPIED
     10478625       731000        17.65            86            86     N           CURRENT       OWNER OCCUPIED
     10478841       381900           15            95            95     N           CURRENT       OWNER OCCUPIED
     10478925       409200          8.6            88            88     N           CURRENT       OWNER OCCUPIED
     10478979       128700        22.31            90            90     N           CURRENT       INVESTOR
     10479039       556200           10            90            90     N           CURRENT       SECOND HOME
     10479085       270000           10            90            90     N           CURRENT       INVESTOR
     10479089       223200           10            90            90     N           CURRENT       OWNER OCCUPIED
     10479181       407400         8.56            84            84     N           CURRENT       OWNER OCCUPIED
     10479211       184500           10            90            90     N           CURRENT       INVESTOR
     10482675       284306           10            90            90     N           CURRENT       SECOND HOME
     10482969       300460         8.29            83            83     N           CURRENT       OWNER OCCUPIED
     10483015       259250         4.26            85            85     N           CURRENT       OWNER OCCUPIED
     10483035       505000           24           100           100     N           CURRENT       OWNER OCCUPIED
     10483095       181000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10483099       418300        13.48            94            94     N           CURRENT       OWNER OCCUPIED
     10483139       284800         8.38            89            89     N           CURRENT       OWNER OCCUPIED
     10483161       158700        20.01           100           100     N           CURRENT       OWNER OCCUPIED
     10483215       255420         5.72            86            86     N           CURRENT       OWNER OCCUPIED
     10483229       477850        14.76            95            95     N           CURRENT       INVESTOR
     10483259       252000           10            90            90     N           CURRENT       SECOND HOME
     10483263       360000         9.75            90            90     N           CURRENT       OWNER OCCUPIED
     10483425       474221           15            95            95     N           CURRENT       OWNER OCCUPIED
     10483485       438750            5            75            75     N           CURRENT       INVESTOR
     10483599       310650           15            95            95     N           CURRENT       INVESTOR
     10483851       190800        11.92            90            90     N           CURRENT       OWNER OCCUPIED
     10485007       145000        22.76           100           100     N           CURRENT       OWNER OCCUPIED
     10485505       540000           10            90            90     N           CURRENT       SECOND HOME
     10486439       171000           10            90            90     N           CURRENT       OWNER OCCUPIED
     10486519       202500        18.89            90            90     N           CURRENT       INVESTOR
     10486521        90250        14.74            95            95     N           CURRENT       OWNER OCCUPIED
     10486541       818800        18.15            89            89     N           CURRENT       OWNER OCCUPIED
     10487819       526500           10            90            90     N           CURRENT       SECOND HOME
     10488389       167000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10488565       119700           15            95            95     N           CURRENT       OWNER OCCUPIED
     10488721       548100           10            90            90     N           CURRENT       OWNER OCCUPIED
     10489455        64170        14.03            90            90     N           CURRENT       INVESTOR
     10489777       421516         9.99            90            90     N           CURRENT       OWNER OCCUPIED
     10490431       207500        31.84            83            83     N           CURRENT       OWNER OCCUPIED
     10491127       451250           20            95            95     N           CURRENT       INVESTOR
     10491177       594230           11            91            91     N           CURRENT       OWNER OCCUPIED
     10491223       203200        18.19            80            80     N           CURRENT       INVESTOR
     10491231       305910         9.99            90            90     N           CURRENT       INVESTOR
     10491303        97200           10            90            90     N           CURRENT       INVESTOR
     10491307       308433        19.99           100           100     N           CURRENT       OWNER OCCUPIED
     10491721       181000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10491725       228000           17            95            95     N           CURRENT       OWNER OCCUPIED
     10491877       292500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10491957       322200        17.92            90            90     N           CURRENT       OWNER OCCUPIED
     10493843       100300         9.83            85            85     N           CURRENT       INVESTOR
     10493853       508200         8.26            84            84     N           CURRENT       OWNER OCCUPIED
     10493891       342000           20            95            95     N           CURRENT       OWNER OCCUPIED
     10493919       205650           10            90            90     N           CURRENT       INVESTOR
     10493949       553500        13.98            90            90     N           CURRENT       OWNER OCCUPIED
     10493983       178500         9.76            85            85     N           CURRENT       OWNER OCCUPIED
     10494145       141075           15            95            95     N           CURRENT       OWNER OCCUPIED
     10494221       133650        12.02            90            90     N           CURRENT       OWNER OCCUPIED
     10494387       112500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10498215       144000           20            90            90     N           CURRENT       INVESTOR
     10498303        35720           10          18.8          18.8     N           CURRENT       OWNER OCCUPIED
     10499995       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10500013       628900        15.11            95            95     N           CURRENT       OWNER OCCUPIED
     10500665       178200           10            90            90     N           CURRENT       INVESTOR
     10500753       182750            5            85            85     N           CURRENT       INVESTOR
     10502253       484500           15            95            95     N           CURRENT       OWNER OCCUPIED
     10502257       126000        11.43            90            90     N           CURRENT       OWNER OCCUPIED
     10502321       229500           10            90            90     N           CURRENT       INVESTOR
     10502713       810000        19.99           100           100     N           CURRENT       OWNER OCCUPIED
     10502779       161500           15            95            95     N           CURRENT       OWNER OCCUPIED
     10502801       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10504943       123000        20.41           100           100     N           CURRENT       OWNER OCCUPIED
     10504951       261250           15            95            95     N           CURRENT       OWNER OCCUPIED
     10504957       183300        32.77            78            78     N           CURRENT       OWNER OCCUPIED
     10504987       103500           10            90            90     N           CURRENT       OWNER OCCUPIED
     10504997       210150           10            90            90     N           CURRENT       OWNER OCCUPIED
     10505025       400500           10            90            90     N           CURRENT       INVESTOR
     10505115       361000        24.16            95            95     N           CURRENT       OWNER OCCUPIED
     10508731       162000           10            90            90     N           CURRENT       OWNER OCCUPIED
     10513085       421110           10            90            90     N           CURRENT       INVESTOR
     10514127       136800         9.93            90            90     N           CURRENT       INVESTOR
     10514139       164700         9.99            90            90     N           CURRENT       INVESTOR
     10515241       412200           10            90            90     N           CURRENT       OWNER OCCUPIED
     10515315       215910           15            90            90     N           CURRENT       INVESTOR
     10517057       186400           10            80            80     N           CURRENT       INVESTOR
     10517083       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10517155       154312         9.95            80            80     N           CURRENT       INVESTOR
     10517185       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
     10517199       424000           10            80            80     N           CURRENT       INVESTOR
     10521091       251000        19.84           100           100     N           CURRENT       OWNER OCCUPIED
     10521129       316000           10            80            80     N           CURRENT       INVESTOR
     10521243       157050           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000917884       417100           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000922146       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000924367       178000           20           100           100     N           CURRENT       SECOND HOME
   3000920385       297000           20            90            90     N           CURRENT       INVESTOR
   3000910301       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000910426       525000        20.57           100           100     N           CURRENT       OWNER OCCUPIED
   3000910539       188000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000910738       525000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000910789       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000910801       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000911304       760000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000911688       105500           20           100           100     N           CURRENT       INVESTOR
   3000911705       125000           20           100           100     N           CURRENT       INVESTOR
   3000911939       552000        24.46           100           100     N           CURRENT       OWNER OCCUPIED
   3000912298       202900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000912450       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000912504       116000           20           100           100     N           CURRENT       SECOND HOME
   3000912700       146500           20           100           100     N           CURRENT       INVESTOR
   3000912838       489990        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   3000912981       244500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913078      1035000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913141       263433        20.02           100           100     N           CURRENT       INVESTOR
   3000913162       166000        19.88           100           100     N           CURRENT       OWNER OCCUPIED
   3000913326       605104           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913431       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913454       409990        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   3000913549       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913624       157000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913825       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000913903       289900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000914373       280000           20           100           100     N           CURRENT       INVESTOR
   3000914380       215000           20           100           100     N           CURRENT       INVESTOR
   3000914388       205000           20           100           100     N           CURRENT       INVESTOR
   3000914478       489000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000915253       383570           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000915749       329900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000915922       247000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000916668       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000916677       163847           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000916695       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000917011       124900           20           100           100     N           CURRENT       SECOND HOME
   3000917689       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000917717       684200           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000917993       411000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918103       411151           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918327       552000        24.46           100           100     N           CURRENT       OWNER OCCUPIED
   3000918422       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918424       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918516       555000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918554       362500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918570        51500           20           100           100     N           CURRENT       SECOND HOME
   3000918877       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919025       467000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919134       446000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919207       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919327       595000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919438       545000        23.49           100           100     N           CURRENT       OWNER OCCUPIED
   3000919514       399999           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919738       249900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919788       152500           20           100           100     N                  30     SECOND HOME
   3000919841       281457           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919912       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919919        90100           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919936       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000919984       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000920099       100000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000920177       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000920376       269900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000920810       499900           25           100           100     N           CURRENT       OWNER OCCUPIED
   3000920957       393000           30           100           100     N           CURRENT       OWNER OCCUPIED
   3000921599       158000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000921715       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000921848       493000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000922442       160000           30           100           100     N           CURRENT       OWNER OCCUPIED
   3000922684       133500        19.96           100           100     N           CURRENT       OWNER OCCUPIED
   3000922764       561000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000923300       177000           20           100           100     N           CURRENT       INVESTOR
   3000923340       121495           30           100           100     N           CURRENT       INVESTOR
   3000923734       499990        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   3000924020       163700           20           100           100     N           CURRENT       INVESTOR
   3000924061       163700           20           100           100     N           CURRENT       INVESTOR
   3000924798       171800        19.99           100           100     N           CURRENT       SECOND HOME
   3000926319       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000908001       163000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000921685       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000903236       402800           25            95            95     N           CURRENT       OWNER OCCUPIED
   3000919403       311600           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000911386       435000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000914096       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000915548       487733           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000900217       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000856252       182000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000910010       263500           10            85            85     N           CURRENT       OWNER OCCUPIED
   3000864916       228000           25            95            95     N           CURRENT       INVESTOR
   3000885392       203000           20           100           100     N           CURRENT       INVESTOR
   3000892593       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000892143       202500           20            90            90     N           CURRENT       INVESTOR
   3000898506       342000        11.05            90            90     N           CURRENT       OWNER OCCUPIED
   3000900298       228600           10            90            90     N           CURRENT       INVESTOR
   3000887262       234630        19.62            99            99     N           CURRENT       OWNER OCCUPIED
   3000877839       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000883301       350000           30           100           100     N           CURRENT       OWNER OCCUPIED
   3000888852       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000893280       293200           20           100           100     N           CURRENT       INVESTOR
   3000895236       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000897966       285000           30           100           100     N           CURRENT       OWNER OCCUPIED
   3000901048       220000           30           100           100     N           CURRENT       OWNER OCCUPIED
   3000904709       207000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000915504       152910           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000913274       176400         6.67            84            84     N           CURRENT       OWNER OCCUPIED
   3000912371       170000            5            85            85     N           CURRENT       INVESTOR
   3000919465       352750         4.82            85            85     N           CURRENT       OWNER OCCUPIED
   3000922482       405450         4.98            85            85     N           CURRENT       OWNER OCCUPIED
   3000881374       299250           10            90            90     N           CURRENT       INVESTOR
   3000892569       159210           20            90            90     N           CURRENT       INVESTOR
   3000896019       130685         9.99            90            90     N           CURRENT       INVESTOR
   3000902344       319500           10            90            90     N           CURRENT       INVESTOR
   3000904573       229500           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000907850       386010           20            90            90     N           CURRENT       SECOND HOME
   3000909574       226350           20            90            90     N           CURRENT       OWNER OCCUPIED
   3000911862       180000           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000912584        99000           10            90            90     N           CURRENT       INVESTOR
   3000912970        82800        10.98            90            90     N           CURRENT       INVESTOR
   3000913299        82800        10.98            90            90     N           CURRENT       INVESTOR
   3000915442       551700           20            90            90     N                  30     OWNER OCCUPIED
   3000915458       648000           10            90            90     N           CURRENT       INVESTOR
   3000915564       531000        19.32            90            90     N           CURRENT       OWNER OCCUPIED
   3000919742        63000        14.29            90            90     N           CURRENT       INVESTOR
   3000919747        73800         12.2            90            90     N           CURRENT       INVESTOR
   3000920390       297000           20            90            90     N           CURRENT       INVESTOR
   3000921104       190800           10            90            90     N           CURRENT       INVESTOR
   3000921938       212400           10            90            90     N           CURRENT       INVESTOR
   3000922924       198000           20            90            90     N           CURRENT       INVESTOR
   3000923019       306000           20            90            90     N           CURRENT       INVESTOR
   3000912946      1203200        15.63            94            94     N           CURRENT       OWNER OCCUPIED
   3000916048       418300        14.83            94            94     N           CURRENT       OWNER OCCUPIED
   3000894210       142500           25            95            95     N           CURRENT       INVESTOR
   3000894780       284022        14.98            95            95     N           CURRENT       INVESTOR
   3000896458       309700           15            95            95     N           CURRENT       INVESTOR
   3000902938       184300           15            95            95     N           CURRENT       SECOND HOME
   3000906120       275500        14.84            95            95     N           CURRENT       OWNER OCCUPIED
   3000907601       272172           15            95            95     N           CURRENT       SECOND HOME
   3000909025       362900           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000910070        42750        22.22            95            95     N           CURRENT       INVESTOR
   3000911216       306779           15            95            95     N           CURRENT       SECOND HOME
   3000912755       103550           25            95            95     N           CURRENT       OWNER OCCUPIED
   3000913631       239400           15            95            95     N           CURRENT       INVESTOR
   3000915538       139018           15            95            95     N           CURRENT       SECOND HOME
   3000915556       975303           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000915585       602775           15            95            95     N           CURRENT       INVESTOR
   3000915985       261250           15            95            95     N           CURRENT       SECOND HOME
   3000916825       119700           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000917297       627000           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000918672       177881        14.95            95            95     N           CURRENT       OWNER OCCUPIED
   3000921300       323000           15            95            95     N           CURRENT       OWNER OCCUPIED
   3000921594       218405           15            95            95     N           CURRENT       INVESTOR
   3000923218       356250           15            95            95     N           CURRENT       INVESTOR
   3000924054       175750           15            95            95     N           CURRENT       INVESTOR
   3000909483        95039           30            96            96     N           CURRENT       INVESTOR
   3000913973       234220        17.78            98            98     N           CURRENT       OWNER OCCUPIED
   3000879270       144989           30           100           100     N           CURRENT       INVESTOR
   3000888967       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000889559       542896           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000891957       162000           20           100           100     N           CURRENT       INVESTOR
   3000891971       162000           20           100           100     N           CURRENT       INVESTOR
   3000892641       494275           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000894066       179900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000896320       172607           20           100           100     N           CURRENT       INVESTOR
   3000897078       745000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000897404       109371           20           100           100     N           CURRENT       INVESTOR
   3000898094       489990        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   3000898430       255000           20           100           100     N           CURRENT       SECOND HOME
   3000899909       177000           20           100           100     N           CURRENT       INVESTOR
   3000901615       494990        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   3000903105       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000903812       263011           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000907313        48000           30           100           100     N           CURRENT       SECOND HOME
   3000907477       825000        21.21           100           100     N           CURRENT       OWNER OCCUPIED
   3000908145       544398        19.99           100           100     N           CURRENT       OWNER OCCUPIED
   3000908597       259990           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000909282       287500           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000909738       438000           25           100           100     N           CURRENT       SECOND HOME
   3000909814        80000           20           100           100     N           CURRENT       INVESTOR
   3000913474       408900           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000922971       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000887683       348300           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000907750       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000918393       243000           10            90            90     N           CURRENT       OWNER OCCUPIED
   3000922724       540000         20.5            90            90     N           CURRENT       INVESTOR
   3000922800       450000           20            90            90     N           CURRENT       INVESTOR
   3000923237       125100           20            90            90     N           CURRENT       INVESTOR
   3000896583       229000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000908495       260000        30.77           100           100     N           CURRENT       OWNER OCCUPIED
   3000876986       169900           20           100           100     N           CURRENT       INVESTOR
   3000906162       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   3000908822       355000           20           100           100     N           CURRENT       INVESTOR
       417009       411151           15            95            95     N           CURRENT       OWNER OCCUPIED
       424168       211783           15            95            95     N           CURRENT       OWNER OCCUPIED
       428561       227560           15            95            95     N           CURRENT       OWNER OCCUPIED
       429975       240279           15            95            95     N           CURRENT       OWNER OCCUPIED
       434356       246405           15            95            95     N           CURRENT       OWNER OCCUPIED
       436000       138399         9.94         89.93         89.93     N           CURRENT       SECOND HOME
       442901       268800           20           100           100     N           CURRENT       OWNER OCCUPIED
       443076       364717           20           100           100     N           CURRENT       OWNER OCCUPIED
       452599       320141           15            95            95     N           CURRENT       OWNER OCCUPIED
       455664       223753           20           100           100     N           CURRENT       OWNER OCCUPIED
       455875       107552         9.95         89.95         89.95     N           CURRENT       INVESTOR
       460039       342100           15            95            95     N           CURRENT       OWNER OCCUPIED
       460730       158391        14.21            90            90     N           CURRENT       INVESTOR
       461473       122349        20.43           100           100     N           CURRENT       SECOND HOME
       462727       356038           10            90            90     N           CURRENT       OWNER OCCUPIED
       463218       429456           15            95            95     N           CURRENT       OWNER OCCUPIED
       463250       297589           20           100           100     N           CURRENT       OWNER OCCUPIED
       465218       189216           15            95            95     N           CURRENT       OWNER OCCUPIED
       465893       167727           15            95            95     N           CURRENT       OWNER OCCUPIED
       468334       364981           15            95            95     N           CURRENT       OWNER OCCUPIED
       468737       179473           10            90            90     N           CURRENT       OWNER OCCUPIED
       468778       291087           15            95            95     N           CURRENT       SECOND HOME
       468835       169299           15            95            95     N           CURRENT       OWNER OCCUPIED
       469603       473432        10.26         86.09         86.09     N           CURRENT       OWNER OCCUPIED
       472083       538445           10            90            90     N           CURRENT       OWNER OCCUPIED
       474812       336422           15            95            95     N           CURRENT       OWNER OCCUPIED
       477005       374270           10            90            90     N           CURRENT       OWNER OCCUPIED
       480684       297795        13.28         84.12         84.12     N           CURRENT       SECOND HOME
       483609       202000           20           100           100     N           CURRENT       OWNER OCCUPIED
       483793       350198           20           100           100     N           CURRENT       OWNER OCCUPIED
       483860       138574        15.48         85.83         85.83     N           CURRENT       INVESTOR
       483953       226755         9.91         89.91         89.91     N           CURRENT       OWNER OCCUPIED
       484165       287575           15            95            95     N           CURRENT       OWNER OCCUPIED
       484260       229990           20           100           100     N           CURRENT       OWNER OCCUPIED
       485640       305103           10            90            90     N           CURRENT       OWNER OCCUPIED
       486471       226373           10            90            90     N           CURRENT       INVESTOR
       487018       536322           20           100           100     N           CURRENT       OWNER OCCUPIED
       487175       239400           15            95            95     N           CURRENT       OWNER OCCUPIED
       487455       251717           15            90            90     N           CURRENT       SECOND HOME
       487532       128610        17.49            90            90     N           CURRENT       INVESTOR
       488410       864530           10            90            90     N           CURRENT       OWNER OCCUPIED
       488986       403191           10            90            90     N           CURRENT       OWNER OCCUPIED
       491057       315704           20           100           100     N           CURRENT       OWNER OCCUPIED
       491142       409359           20           100           100     N           CURRENT       OWNER OCCUPIED
       492047       380000           15            95            95     N           CURRENT       OWNER OCCUPIED
       492667       492548           15            95            95     N           CURRENT       OWNER OCCUPIED
       494784       144809        19.14         99.13         99.13     N           CURRENT       OWNER OCCUPIED
       495611       400287           15            95            95     N           CURRENT       OWNER OCCUPIED
       496011       207960        10.82            90            90     N           CURRENT       SECOND HOME
       496380       787500           10            90            90     N           CURRENT       OWNER OCCUPIED
       496937       379169           15            95            95     N           CURRENT       OWNER OCCUPIED
       496972       209000           15            95            95     N           CURRENT       INVESTOR
       497186       297979           10         89.99         89.99     N           CURRENT       OWNER OCCUPIED
       498056       165490           20           100           100     N           CURRENT       INVESTOR
       498366       369804          6.1          86.1          86.1     N           CURRENT       OWNER OCCUPIED
       498444       231210           15            95            95     N           CURRENT       OWNER OCCUPIED
       498845       521554           20           100           100     N           CURRENT       OWNER OCCUPIED
       498967       279162           15            95            95     N           CURRENT       OWNER OCCUPIED
       499706       268831           20           100           100     N           CURRENT       OWNER OCCUPIED
       500072       225069           15            95            95     N           CURRENT       OWNER OCCUPIED
       500704       323000           15            95            95     N           CURRENT       SECOND HOME
       500948       513050           20           100           100     N           CURRENT       SECOND HOME
       501081       609001         9.99         89.99         89.99     N           CURRENT       SECOND HOME
       501438       462110           20           100           100     N           CURRENT       OWNER OCCUPIED
       501896       512267           15         94.98         94.98     N           CURRENT       OWNER OCCUPIED
       502034       185250           15            95            95     N           CURRENT       OWNER OCCUPIED
       503506       289352           10            90            90     N           CURRENT       INVESTOR
       503662       367407           10            90            90     N           CURRENT       OWNER OCCUPIED
       503671       175258           15            95            95     N           CURRENT       INVESTOR
       503710       232796           20           100           100     N           CURRENT       OWNER OCCUPIED
       503711       170225           15            95            95     N           CURRENT       INVESTOR
       503761       158802           15            95            95     N           CURRENT       INVESTOR
       503823       204250           15            95            95     N           CURRENT       OWNER OCCUPIED
       503843       176951           15            95            95     N           CURRENT       INVESTOR
       504101       265950           15            95            95     N           CURRENT       OWNER OCCUPIED
       504398       188890           20           100           100     N           CURRENT       OWNER OCCUPIED
       504704       234990           20           100           100     N           CURRENT       OWNER OCCUPIED
       504947       193491           15            90            90     N           CURRENT       INVESTOR
       505662       354983           10            90            90     N           CURRENT       OWNER OCCUPIED
       505889       332649           20           100           100     N           CURRENT       OWNER OCCUPIED
       505938       417041           15            95            95     N           CURRENT       OWNER OCCUPIED
       505940       747281           20           100           100     N           CURRENT       OWNER OCCUPIED
       505960       170106        14.97          94.8          94.8     N           CURRENT       OWNER OCCUPIED
       505977       228445           10            90            90     N           CURRENT       INVESTOR
       506555       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
       506595       136581        17.39            95            95     N           CURRENT       SECOND HOME
       506679       817000        20.44           100           100     N           CURRENT       OWNER OCCUPIED
       507336       435300           15            95            95     N           CURRENT       OWNER OCCUPIED
       507360       271287           20           100           100     N           CURRENT       OWNER OCCUPIED
       508246       287562           20           100           100     N           CURRENT       OWNER OCCUPIED
       508518       189291           15            95            95     N           CURRENT       INVESTOR
       508577       341684           15            95            95     N           CURRENT       OWNER OCCUPIED
       508628       316680           20           100           100     N           CURRENT       OWNER OCCUPIED
       508697       162990           20           100           100     N           CURRENT       OWNER OCCUPIED
       508845       240500           20           100           100     N           CURRENT       INVESTOR
       508865       330030           10            90            90     N           CURRENT       INVESTOR
       508898       201150           20           100           100     N           CURRENT       OWNER OCCUPIED
       509254       507700           20           100           100     N           CURRENT       OWNER OCCUPIED
       509296       460262           10            90            90     N           CURRENT       OWNER OCCUPIED
       509390       307791           15            95            95     N           CURRENT       SECOND HOME
       509483       252771           15            95            95     N           CURRENT       INVESTOR
       509543       171350           20           100           100     N           CURRENT       OWNER OCCUPIED
       509682       481707           20           100           100     N           CURRENT       OWNER OCCUPIED
       510178       190492           20           100           100     N           CURRENT       INVESTOR
       510251       431500           20           100           100     N           CURRENT       OWNER OCCUPIED
       510268       229990           20           100           100     N           CURRENT       OWNER OCCUPIED
       510394       122785           20           100           100     N           CURRENT       INVESTOR
       510543       325993           10            90            90     N           CURRENT       INVESTOR
       510828       228868           15            95            95     N           CURRENT       INVESTOR
       511128       319716           20           100           100     N           CURRENT       OWNER OCCUPIED
       511365       312631           20           100           100     N           CURRENT       OWNER OCCUPIED
       511417       289791           10            90            90     N           CURRENT       OWNER OCCUPIED
       511481       319000           20           100           100     N           CURRENT       OWNER OCCUPIED
       511484       277799           15            95            95     N           CURRENT       OWNER OCCUPIED
       511771       439412           10            90            90     N           CURRENT       INVESTOR
       511912       296990           20           100           100     N           CURRENT       OWNER OCCUPIED
       512117       303811        19.99         99.93         99.93     N           CURRENT       OWNER OCCUPIED
       512144       297000           20           100           100     N           CURRENT       OWNER OCCUPIED
       512435       130043        18.26            95            95     N           CURRENT       INVESTOR
       512459       489452           20           100           100     N           CURRENT       OWNER OCCUPIED
       512778       394241           15            95            95     N           CURRENT       OWNER OCCUPIED
       512841       194137           20           100           100     N           CURRENT       INVESTOR
       512898       294990           20           100           100     N           CURRENT       OWNER OCCUPIED
       512925       204145           20           100           100     N           CURRENT       INVESTOR
       513309       173000           20           100           100     N           CURRENT       OWNER OCCUPIED
       513454       275777           20           100           100     N           CURRENT       OWNER OCCUPIED
       513566       252903           20           100           100     N           CURRENT       OWNER OCCUPIED
       513715       216327           20           100           100     N           CURRENT       OWNER OCCUPIED
       514008       209900           20           100           100     N           CURRENT       OWNER OCCUPIED
       514059       243990           20           100           100     N           CURRENT       OWNER OCCUPIED
       514797       262200           30            95            95     N           CURRENT       INVESTOR
       515138       151650        14.84            90            90     N           CURRENT       INVESTOR
   1004483543       479300           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1004978135       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005201042       715000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005231858       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005468237       319950           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005847033       463000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006030966       585000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006072545       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006113813       220000        18.18           100           100     N           CURRENT       OWNER OCCUPIED
   1006129888       615000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006149027       467500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006178067       227595           20           100           100     N           CURRENT       SECOND HOME
   1006188412       285900           20           100           100     N           CURRENT       SECOND HOME
   1006245155       167000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006268950       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006277307       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006288607       352000        19.94         99.72         99.72     N           CURRENT       OWNER OCCUPIED
   1006301619       395900        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
   1006304527       640000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006311715       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006311779       789000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006364338       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006434860       228000           20           100           100     N           CURRENT       SECOND HOME
   1006473158       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006475824       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006507201       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1003679344       254000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1003965203       487000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004150769       361000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004199833       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004577700       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004658025       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004824523       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004863589       201500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004891031       368000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004893495       169000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004900245       308750           15            95            95     N           CURRENT       OWNER OCCUPIED
   1004937938       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004969243       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005013479       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005024519       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005069098       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005099564       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005112638       269900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005145336       309000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005235738       640000        19.54         97.71         97.71     N           CURRENT       OWNER OCCUPIED
   1005291114       217000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005315937       299900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005527619       174900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005549310       530000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005603723       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005623097       255000           20           100           100     N           CURRENT       SECOND HOME
   1005628877       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005632602       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005646367       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005722685       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005723611       625000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005739043       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005745508       316000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005749648       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005766012       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005770819       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005771140       235576           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005775645       132000        22.73           100           100     N           CURRENT       OWNER OCCUPIED
   1005807497       231900           20         99.96         99.96     N           CURRENT       OWNER OCCUPIED
   1005809743       479750           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005813266       171000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005815406       163738           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005819322       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005820793       236245           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005846267       152700           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005897112       254000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005903150       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005909500       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005926019       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005932529       368000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005936213       152500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005939238       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005949968       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005952524       434300        19.92         99.92         99.92     N           CURRENT       OWNER OCCUPIED
   1005953195       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005956968       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005961300       172000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005978294       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005981789       418000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005985062       169900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006010201       482000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006011228       519000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006013976       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006015983       378100           15            95            95     N           CURRENT       OWNER OCCUPIED
   1006028069       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006029120       197900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006030314       238249           20           100           100     N           CURRENT       SECOND HOME
   1006033062       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006035685       197000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006037086       283000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006037530       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006037692       348650           15            95            95     N           CURRENT       OWNER OCCUPIED
   1006038646       226000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006039299       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006039707       354000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006042374       377000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006043293       448000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006044611       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006045291       277350           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006046548       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006046584       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006046628       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006046744       481951           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006046833       455000           20           100           100     N           CURRENT       SECOND HOME
   1006047271       272000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006052969       361000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006053469       457000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006056288       218000           20           100           100     N           CURRENT       SECOND HOME
   1006056493       152900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006056778       700000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006058311       197055           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006060371       239000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1006061165       310000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006062725       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006064340       422000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006065278       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006067427       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006067739       508375           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006068836       805000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006069194       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006069602       435000        19.31           100           100     N           CURRENT       SECOND HOME
   1006069826       173900        19.97         99.95         99.95     N           CURRENT       OWNER OCCUPIED
   1006071966       222000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006073045       495000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006076033       455000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006076603       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006078790       222000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006078825       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006079209       755000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006079487       170000           20           100           100     N           CURRENT       SECOND HOME
   1006079502       178353           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006081429       238000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006083105       285905           20           100           100     N           CURRENT       SECOND HOME
   1006084774       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006086317       840000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006091007       445000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006096752       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006100943       309000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006106858       818200           20         97.29         97.29     N           CURRENT       OWNER OCCUPIED
   1006107544       248151           20           100           100     N           CURRENT       SECOND HOME
   1006108213       318600           20           100           100     N           CURRENT       SECOND HOME
   1006109882       494000           15            95            95     N           CURRENT       OWNER OCCUPIED
   1006110424       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006111806       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006114411       260000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006117258       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006123786       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006124339       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006124838       333642           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006125365       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006127693       299000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006129682       277577           20           100           100     N           CURRENT       SECOND HOME
   1006133613       170000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006140115       161500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006143611       204500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006143648       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006144763       161330           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006148304       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006152977       306000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006156964       680990           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006160780       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006163402       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006164633       537000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006169200       252500           20           100           100     N           CURRENT       SECOND HOME
   1006170154       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006171046       389900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006175079       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006175104       273500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006180090       347583           20           100           100     N           CURRENT       SECOND HOME
   1006182748       385000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006185004       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006187226       318000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006187707       367500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006191373       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006192568       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006194931       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006195896       246000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006202076       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006206866       258000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006207259       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006207393       297871           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006210067       239221           20           100           100     N           CURRENT       SECOND HOME
   1006210646       221900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006214241       169000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006214474       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006216392       180480           20           100           100     N           CURRENT       SECOND HOME
   1006218238       186160           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006225346       225000           20           100           100     N           CURRENT       SECOND HOME
   1006225578       224000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006228263       463504           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006235175       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006235317       199000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006237422       440000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006238519       409000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006241391       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006243442       187000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006247064       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006253181       410000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006255278       193000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006258033       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006258177       210000           20           100           100     N           CURRENT       SECOND HOME
   1006259602       204950           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006259639       595000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006259853       202500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006261966       163500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006262082       252000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006262135       649000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1006263777       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006264419       255000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006265720       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006266541       277000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006268095       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006268111       227000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006269986       209000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006270000       158000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006271036       156900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006271125       396000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006274435       257000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006274462       235000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006275817       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006276246       565000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006279984       195500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006280455       218000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006281178       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006282079       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006282195       499000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006287074       179900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006287145       222000           20           100           100     N           CURRENT       SECOND HOME
   1006287387       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006287396       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006288590       639000           10            90            90     N           CURRENT       OWNER OCCUPIED
   1006289571       329660           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006290961       546000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006291201       154000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006291639       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006292727       269000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006295458       760000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006295644       358061           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006296475       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006296983       421612           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006297189       529900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006297544       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006297571       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006297928       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006298516       505000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006299409       570000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006299622       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006301192       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006303458       225373        19.98         99.98         99.98     N           CURRENT       SECOND HOME
   1006303859       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006305385       259000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006305811       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006307114       246000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006307374       349647           20           100           100     N           CURRENT       SECOND HOME
   1006307935       495000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006308168       620000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006309283       154900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006309899       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006310182       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006310486       323000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006312466       485000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006313367       390000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006313526       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006314197       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006314829       187500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006315043       184000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006316872       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006317005       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006317363       216900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006319370       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006320224       403000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006320313       635000           20           100           100     N           CURRENT       SECOND HOME
   1006321303       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006325675       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006327664       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006328832       448000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006329662       172000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006332284       362000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006333176       168900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006334282       390600        17.65         97.65         97.65     N           CURRENT       OWNER OCCUPIED
   1006335744       164000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006336627       575000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006336734       289000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006338867       403000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006339704       580000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006344887       289350           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006346910       314720           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006348534       152105           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006349123       333500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006353858       374900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006358103       556500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006362143       470000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006364454       420000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006364695       299000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006372007       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006374041       875000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006379652       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006380971       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006385146       412500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006385592       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006390826       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006392183       635000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006392414       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006392691       199000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006396198       170200           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006402323       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006404704       345000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006404857       183000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006408988       151000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006411803       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006412768       500000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006415006       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006419770       216000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006421954       533856           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006445732       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006449621       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006464453       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006473318       154900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006477038       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006479447       380000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006486698       428000        17.99           100           100     N           CURRENT       OWNER OCCUPIED
   1006494983       207000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006506122       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006506391       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006507452       550000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006510108       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006517628       199000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006525192       339500           20           100           100     N           CURRENT       SECOND HOME
   1006526191       159900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006526342       275000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006536849       174000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006540228       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006555658       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006557665       535000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006564149       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006569386       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006569867       239900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006571836       275500        18.39         98.39         98.39     N           CURRENT       OWNER OCCUPIED
   1006572443       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006572666       548000           20           100           100     N           CURRENT       SECOND HOME
   1006573567       296800           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006573665       335000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006573674       340000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006574478       244370           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006575985       182000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006576975       329600           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006576984       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006580470       216000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006581148       150000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006581291       185300           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006582682       179000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006584298       249500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006585000       267492           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006588098       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006588524       405000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006590968       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006596016       279000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006600671       171950           20           100           100     N           CURRENT       SECOND HOME
   1006619787       184900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006658805       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1005956726       371000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006039431       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006061922       224000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006126541       265000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006159337       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006227479       217000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006254661       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006260609       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006289562       215000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006293673       750000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006301539       183900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006312901       285000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006318576       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006335165       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006449373       520000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006505221       600000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006583814       153460           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006192611       235581           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006395439       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1004935789       234900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006535458       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006682556       212000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006812933       347000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006891973       318000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007107846       245000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007132373       639900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007148561       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007195206       211000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007203135       253840           20           100           100     N           CURRENT       SECOND HOME
   1007262151       276000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007432405       450000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006331338       617462           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006499363       239900           20           100           100     N           CURRENT       SECOND HOME
   1006698978       268041           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006699281       215000           20           100           100     N                  30     OWNER OCCUPIED
   1006782252       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006813870       395000           20           100           100     N           CURRENT       SECOND HOME
   1006834223       628000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006882064       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006966875       259000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006973714       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1006977177       204250           15            95            95     N           CURRENT       OWNER OCCUPIED
   1007015810       163000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007019120       256695        19.95           100           100     N           CURRENT       OWNER OCCUPIED
   1007022312       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007032409       422500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007083862       172000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007096162       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007123310       634000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007135174       389000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007139009       325000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007171758       188500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007172329       371500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007173998       482500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007189543       650000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1007200897       244400           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007204170       890000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007206276       710000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007223248       280000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007224452       262500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007225727       630000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007232540       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007234263       468650           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007236877       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007239133       365000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007245386       375000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007247419       360400           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007247749       379000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007248098       479800        16.73         96.73         96.73     N           CURRENT       OWNER OCCUPIED
   1007250146       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007253580       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007254080       339000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007254437       191142           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007257620       545000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007258040       168500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007258460       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007263132       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007263187       489445           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007264177       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007268388       630000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007271837       283035           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007272453       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007272747       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007275183       415000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007276770       337000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007279562       356000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007279786       389000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007280792       261250           15            95            95     N           CURRENT       SECOND HOME
   1007281130       195000        18.97           100           100     N           CURRENT       OWNER OCCUPIED
   1007281880       675000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007282111       216500        19.95           100           100     N           CURRENT       OWNER OCCUPIED
   1007284011       328000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007284495       568000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007284609       306000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007285476       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007288534       233000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007288678       436720           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007292262       467000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007294420       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007294901       430000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007299979       230000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007300743       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007301341       179000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007304384       205000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007304570       169000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007304712       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007305061       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007308781       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007312213       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007312231       600000           20           100           100     N           CURRENT       SECOND HOME
   1007318440       590000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007319555       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007323407       510000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007325281       446000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007325423       159900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007325646       299000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007325904       218700           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007328554       305000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007328741       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007329438       293000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007330621       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007330676       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007330836       180000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007331899       515000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007334896       449965           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007337358       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007338231       373000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007338464       472000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007342244       350000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007344625       447000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007345376       161000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007345615       480000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007346339       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007346491       425000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007353936       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007354258       214000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007355159       390000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1007356666       189000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007356924       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007358986       398000        18.09           100           100     N           CURRENT       OWNER OCCUPIED
   1007361302       154400           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007362007       248000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007362800       506000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007365139       159000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007366094       172000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007366316       296000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007370846       250000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007371925       229497        20.75         95.23         95.23     N           CURRENT       OWNER OCCUPIED
   1007375431       650000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007376163       249000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007377947       183500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007378081       183000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007379053       170000           20           100           100     N           CURRENT       SECOND HOME
   1007381059       238000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007385705       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007387400       168900           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007397943       536000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007401652       479890           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007402410       254000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007404445       400000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007404784       224000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007407816       277500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007408619       300000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007409066       555000         12.5          92.5          92.5     N           CURRENT       OWNER OCCUPIED
   1007409477       376500           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007412454       242000           15           100           100     N           CURRENT       OWNER OCCUPIED
   1007417057       315000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007420962       190000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007426582       243747           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007427126       237000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007428777       192000           20           100           100     N           CURRENT       SECOND HOME
   1007429561       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007450616       302000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007452124       354000           20           100           100     N           CURRENT       OWNER OCCUPIED
   1007510650       187000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842217       107000        19.99         99.95         99.95     N           CURRENT       SECOND HOME
     38842225       257700        19.98         99.97         99.97     N           CURRENT       SECOND HOME
     38842233       222100        19.98         99.93         99.93     N           CURRENT       OWNER OCCUPIED
     38842241       235200        19.97         99.95         99.95     N           CURRENT       OWNER OCCUPIED
     38842258       155300        19.95         99.94         99.94     N           CURRENT       OWNER OCCUPIED
     38842266       151800        19.95         99.93         99.93     N           CURRENT       OWNER OCCUPIED
     38842274       365000        14.99         94.97         94.97     N           CURRENT       OWNER OCCUPIED
     38842282       240000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842290       178100        19.98         99.98         99.98     N           CURRENT       OWNER OCCUPIED
     38842308       126800        14.98         94.95         94.95     N           CURRENT       SECOND HOME
     38842316       236700        19.97         99.94         99.94     N           CURRENT       OWNER OCCUPIED
     38842324       235705        19.97         99.95         99.95     N           CURRENT       OWNER OCCUPIED
     38842332       444200        19.99         99.98         99.98     N           CURRENT       OWNER OCCUPIED
     38842340       242000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842357       586100        14.99         94.98         94.98     N           CURRENT       OWNER OCCUPIED
     38842365       115000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842373       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842381       137000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842399       320000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842407       236000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842415       160000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842423       251750           15            95            95     N           CURRENT       OWNER OCCUPIED
     38842431       227000           20           100           100     N           CURRENT       SECOND HOME
     38842449       228500           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842456       268850           15            95            95     N           CURRENT       INVESTOR
     38842464       477050        14.99         94.99         94.99     N           CURRENT       OWNER OCCUPIED
     38842472       239875           15            95            95     N           CURRENT       INVESTOR
     38842480       116375        16.33            95            95     N           CURRENT       INVESTOR
     38842498       254125           15            95            95     N           CURRENT       INVESTOR
     38842506       239000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842514       242125           15         94.99         94.99     N           CURRENT       INVESTOR
     38842522       247000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842530       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842548       712500           15            95            95     N           CURRENT       OWNER OCCUPIED
     38842555       426450           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
     38842563       119875           20         99.98         99.98     N           CURRENT       OWNER OCCUPIED
     38842571       416250           10            90            90     N           CURRENT       INVESTOR
     38842589       416250           10            90            90     N           CURRENT       INVESTOR
     38842597       273462           15            95            95     N           CURRENT       INVESTOR
     38842605       286055           20           100           100     N           CURRENT       SECOND HOME
     38842613       697500           10            90            90     N           CURRENT       SECOND HOME
     38842621       367650           15            95            95     N           CURRENT       OWNER OCCUPIED
     38842639       835000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842647       395000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842654       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842662       447500           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842670       298000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842688       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842696       270000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842704       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842712       188000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842720       268400        15.86         95.86         95.86     N           CURRENT       OWNER OCCUPIED
     38842738       199000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842746       210000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842753       128000           20           100           100     N           CURRENT       SECOND HOME
     38842761       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842779       172900           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842787       220000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842795       165000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842803       185000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842837       133000           15            95            95     N           CURRENT       INVESTOR
     38842811       149000           20           100           100     N           CURRENT       OWNER OCCUPIED
     38842829       225000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3321520       180000           15            90            90     N           CURRENT       OWNER OCCUPIED
      3322423       376000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3323847       256500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3323849       156600           20           100           100     N           CURRENT       OWNER OCCUPIED
      3328023       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3329332       123000        21.14           100           100     N           CURRENT       OWNER OCCUPIED
      3335343       360000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3335724       271950           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
      3336896       270150           20           100           100     N           CURRENT       OWNER OCCUPIED
      3336919       358900           20           100           100     N           CURRENT       OWNER OCCUPIED
      3338399       174870           20           100           100     N           CURRENT       OWNER OCCUPIED
      3338716       418300        19.98         99.96         99.96     N           CURRENT       OWNER OCCUPIED
      3338753       303000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3341851       216650        19.98         99.96         99.96     N           CURRENT       OWNER OCCUPIED
      3342721       184000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3343712       166000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3344166       253000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3345040       195000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3345045       448990           20           100           100     N           CURRENT       OWNER OCCUPIED
      3345733       248800        17.19         97.19         97.19     N           CURRENT       OWNER OCCUPIED
      3347419       175000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3348946       999000        13.15         90.82         90.82     N           CURRENT       OWNER OCCUPIED
      3350099       837500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3351427       299050           20           100           100     N           CURRENT       OWNER OCCUPIED
      3352872       235000           20           100           100     N           CURRENT       SECOND HOME
      3352876       324900           20           100           100     N           CURRENT       SECOND HOME
      3352912       460000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3352914       242000           20           100           100     N           CURRENT       SECOND HOME
      3353119       194700           20           100           100     N           CURRENT       OWNER OCCUPIED
      3353252       222500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3354948       219000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3355707       134000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3358425       238400        20.01           100           100     N           CURRENT       OWNER OCCUPIED
      3358760       134900           15            95            95     N           CURRENT       OWNER OCCUPIED
      3358788        76000           30           100           100     N           CURRENT       OWNER OCCUPIED
      3358790       184000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3361371       582500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3362311       679250           15            95            95     N           CURRENT       OWNER OCCUPIED
      3364648       179100           10            90            90     N           CURRENT       OWNER OCCUPIED
      3365735       266150        20.01         99.99         99.99     N           CURRENT       OWNER OCCUPIED
      3365739       290000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3367643       289400        19.99         99.99         99.99     N           CURRENT       OWNER OCCUPIED
      3371152       202500           10            90            90     N           CURRENT       OWNER OCCUPIED
      3371412       670000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3372742       130000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3372744       209000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3372841       398500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3373801       188000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3374412       297000           10            90            90     N           CURRENT       OWNER OCCUPIED
      3374569       141000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3375266       200000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3375458       428500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3375719        96800        13.08         93.08         93.08     N           CURRENT       OWNER OCCUPIED
      3375725       228350        19.98         99.97         99.97     N           CURRENT       OWNER OCCUPIED
      3376007       240900        20.01         99.99         99.99     N           CURRENT       OWNER OCCUPIED
      3376038       160680           20           100           100     N           CURRENT       OWNER OCCUPIED
      3377129       177300           10            90            90     N           CURRENT       OWNER OCCUPIED
      3378463       174000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3379504       246900           20           100           100     N           CURRENT       OWNER OCCUPIED
      3379826       157715           20           100           100     N           CURRENT       OWNER OCCUPIED
      3380648       155000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3382398       333902           20           100           100     N           CURRENT       OWNER OCCUPIED
      3382548       239500           20         99.99         99.99     N           CURRENT       OWNER OCCUPIED
      3383824       164900           20           100           100     N           CURRENT       OWNER OCCUPIED
      3392892       726275           15            95            95     N           CURRENT       OWNER OCCUPIED
      3395066       135000           10            90            90     N           CURRENT       OWNER OCCUPIED
      3396567       231250           20         99.99         99.99     N           CURRENT       SECOND HOME
      3397254       345000           20           100           100     N           CURRENT       INVESTOR
      3403727       282990           25           100           100     N           CURRENT       SECOND HOME
      3403730       168826           20            95            95     N           CURRENT       SECOND HOME
      3408561       148000           20           100           100     N           CURRENT       INVESTOR
      3409322       134020           20           100           100     N           CURRENT       INVESTOR
      3411005       387000           10            90            90     N           CURRENT       INVESTOR
      3416121        83000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3416128       321400           20           100           100     N           CURRENT       INVESTOR
      3416132       380700           20           100           100     N           CURRENT       INVESTOR
      3416164       384000           25           100           100     N           CURRENT       OWNER OCCUPIED
      3417255       276991           15            95            95     N           CURRENT       OWNER OCCUPIED
      3418868       705000           25           100           100     N           CURRENT       OWNER OCCUPIED
      3420283       185250           15            95            95     N           CURRENT       INVESTOR
      3421966       256997           25           100           100     N           CURRENT       INVESTOR
      3421968       207900           25           100           100     N           CURRENT       INVESTOR
      3423253       243500           20           100           100     N           CURRENT       OWNER OCCUPIED
      3423280       171500           20           100           100     N           CURRENT       INVESTOR
      3423394       128320           15            80            80     N           CURRENT       INVESTOR
      3424225       198000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3424226       339000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3424563       228000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3424565       330000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3424567       167323           15            95            95     N           CURRENT       SECOND HOME
      3424568       375000           30           100           100     N           CURRENT       OWNER OCCUPIED
      3424569       459000           20            90            90     N           CURRENT       OWNER OCCUPIED
      3424570       182742           20           100           100     N           CURRENT       OWNER OCCUPIED
      3425409       534171        21.94           100           100     N           CURRENT       OWNER OCCUPIED
      3425411       355000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3425413       125000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3425914       277000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3426892       191155           20           100           100     N           CURRENT       INVESTOR
      3426894       635000           25           100           100     N           CURRENT       OWNER OCCUPIED
      3426896       185000           25           100           100     N           CURRENT       INVESTOR
      3429138       241000           20           100           100     N           CURRENT       INVESTOR
      3429139       267000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3429976       281000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3432284       313500           20            95            95     N           CURRENT       INVESTOR
      3432291       132525           15            95            95     N           CURRENT       OWNER OCCUPIED
      3433546       190000           20           100           100     N           CURRENT       INVESTOR
      3435294       399000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3436378       311600        19.48         97.38         97.38     N           CURRENT       OWNER OCCUPIED
      3436380       356155           25            95            95     N           CURRENT       INVESTOR
      3436625       194000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3436711       386615           20           100           100     N           CURRENT       OWNER OCCUPIED
      3439794       170905           15            95            95     N           CURRENT       INVESTOR
      3441128        98945           20           100           100     N           CURRENT       INVESTOR
      3441602       935000           10            85            85     N           CURRENT       INVESTOR
      3442168       521000           25           100           100     N           CURRENT       INVESTOR
      3442527       153000           10            90            90     N           CURRENT       INVESTOR
      3442528       219900           20           100           100     N           CURRENT       INVESTOR
      3446241       156750           15            95            95     N           CURRENT       OWNER OCCUPIED
      3446244       475000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3447176       143500           25           100           100     N           CURRENT       INVESTOR
      3447178       193000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3448422       147000           20           100           100     N           CURRENT       OWNER OCCUPIED
      3452132       110000           20           100           100     N           CURRENT       INVESTOR
      3454099       381600           10            90            90     N           CURRENT       INVESTOR
      3454101        63986           15            95            95     N           CURRENT       INVESTOR
      3458736       244625           15            95            95     N           CURRENT       OWNER OCCUPIED
      3460597       178375           20           100           100     N           CURRENT       OWNER OCCUPIED
      3462026       254600           15            95            95     N           CURRENT       INVESTOR
      3462582       142000           20           100           100     N           CURRENT       INVESTOR
      3462625       215500           20           100           100     N           CURRENT       INVESTOR
      3462713       295757           20           100           100     N           CURRENT       OWNER OCCUPIED
      3465630       387600           15            95            95     N           CURRENT       OWNER OCCUPIED
      3465997       221925           20           100           100     N           CURRENT       INVESTOR
      3145556       855000           15            95            95     N                  30     OWNER OCCUPIED
      3124492       155000       19.745        98.726        98.726     N           CURRENT       INVESTOR

ANUM              MTM_PROPLIT        MTM_PURPLIT         MTM_PRODLIT                   MTM_ORIGINATOR        SERVICER
-----------------------------------------------------------------------------------------------------------------------------
   1000001971     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000001974     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002107     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002110     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002116     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002119     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002122     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   FREMONT               FREMONT
   1000002128     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000002130     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002133     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000002135     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000002138     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000272674     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000277555     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000279559     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000280821     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000281507     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000283655     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000284135     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000286489     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000286988     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000287461     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000287938     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000288003     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000289991     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000290912     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000292505     3-4 FAMILY         CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000292712     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000292719     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000292739     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000292862     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000293042     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000293518     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000293607     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000293892     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000294626     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000295562     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000295675     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000295759     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000296161     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000296366     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000296428     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000298432     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000298639     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000298645     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000298964     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000299032     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000299139     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000299573     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000299668     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000299925     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000300059     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000300089     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000300174     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000300175     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000300346     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000300380     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000300384     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000300395     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000300973     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301200     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301227     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301253     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000301277     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301371     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301388     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301401     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301457     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000301474     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000301800     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301813     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000301832     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000301976     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000302119     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302230     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000302363     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302420     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302462     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302482     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000302525     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302599     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000302703     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000302819     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302830     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000302852     2 FAMILY           CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000303010     CONDO              CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   1000303057     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000303094     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303119     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000303133     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303176     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303240     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000303308     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000303369     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000303441     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303584     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303585     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303653     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000303695     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000303698     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304037     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304057     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304097     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304144     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304228     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000304275     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304334     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000304369     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000304381     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000304421     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304445     CONDO              PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   1000304452     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000304456     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304510     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304592     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000304714     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304814     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000304825     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304842     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304892     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000304969     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   1000304972     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305040     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305072     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305170     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305207     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305254     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000305255     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305332     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305357     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305414     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305452     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000305463     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305465     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305510     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305549     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305571     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305574     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305608     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305615     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305737     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305743     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000305774     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305815     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000305824     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305864     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305865     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000305870     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305918     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000305931     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000305999     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306040     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306082     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306106     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306140     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000306142     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306152     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306185     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306204     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306232     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000306233     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306295     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   1000306375     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000306443     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306450     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000306461     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306482     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306493     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306547     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306577     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306580     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000306593     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306614     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306672     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306692     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306733     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306749     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306772     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000306797     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306856     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306858     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306860     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306866     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306905     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000306946     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307012     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307076     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307137     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307164     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307204     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307302     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000307303     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307423     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307431     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307444     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307454     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307464     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307469     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307472     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307498     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000307525     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307532     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000307548     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307600     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307608     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307678     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   1000307685     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000307714     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307722     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307799     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307836     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307906     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307916     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307949     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000307967     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000307983     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308106     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308111     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308115     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308131     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308152     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308174     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000308198     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308200     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308229     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308236     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000308251     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308295     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308313     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308341     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308374     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308384     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308438     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308460     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308497     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308499     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308520     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000308532     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308538     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308551     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308606     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308610     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308644     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308673     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308681     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308701     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308707     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308711     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308712     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308741     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308754     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308781     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   1000308782     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308785     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308795     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308836     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308850     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308872     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308883     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308884     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308902     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308903     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000308917     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308933     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308941     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308971     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308973     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000308981     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   1000308985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000308986     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309019     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309076     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309099     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309127     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309158     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309185     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309188     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309248     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309257     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309264     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309305     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309312     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309322     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309340     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309351     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309365     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309372     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309391     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309396     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309414     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309456     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309459     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309460     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309461     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309470     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309475     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309500     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309505     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309512     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309531     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309535     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309538     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309556     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309592     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309596     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309601     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309606     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309609     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309647     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309648     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309664     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309678     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309679     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309684     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309695     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309725     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309733     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309741     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309778     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   1000309783     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309817     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309825     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309861     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309883     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000309905     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309926     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   1000309930     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309939     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309941     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309950     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309971     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309975     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000309980     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310048     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310055     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310066     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310068     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000310087     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310120     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310156     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310257     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310260     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310265     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310308     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310310     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310329     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310342     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310363     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310366     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310391     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310394     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310407     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310415     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310427     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000310452     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310458     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310510     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310514     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310517     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310548     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310557     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310566     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310572     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310580     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310630     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310634     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310636     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310660     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310665     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310667     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310719     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310753     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310758     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310800     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310813     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310815     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310861     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310868     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310902     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310912     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000310915     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310919     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000310953     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311017     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311035     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311036     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311062     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311066     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311068     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311113     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311131     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311138     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311139     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311140     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311143     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311211     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311221     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311260     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311266     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311272     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311298     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311306     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311324     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311343     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311349     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311410     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311415     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311446     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311453     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311458     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311472     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311500     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311505     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311512     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311580     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311582     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000311592     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311598     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311607     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311622     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311705     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311706     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311708     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311718     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311753     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311762     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311770     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311774     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311777     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311780     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311783     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311788     CONDO              PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   1000311796     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311806     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311810     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311821     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311828     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311829     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311833     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311859     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311946     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311960     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311967     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000311968     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000311973     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312010     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312025     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312033     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312058     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312082     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312086     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312100     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312133     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000312156     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312162     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312179     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312224     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312230     3-4 FAMILY         PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000312238     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312259     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312266     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312267     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312271     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312276     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312289     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312298     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312303     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312306     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312312     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312319     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000312338     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312366     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312379     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312382     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312397     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312435     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312452     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312457     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312460     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312464     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000312467     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312484     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312518     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312519     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312520     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312521     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312524     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312530     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312572     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312579     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312584     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312597     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312615     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312630     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312634     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312636     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312660     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312679     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312689     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312694     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312708     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312717     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312726     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312769     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312785     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000312791     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312796     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312816     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312822     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312823     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312824     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312839     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312883     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000312889     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312897     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312914     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312941     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312970     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000312981     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313009     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000313012     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313027     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313037     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313052     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313055     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313068     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313074     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313081     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313128     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313131     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313135     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313138     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313148     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313155     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313164     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313188     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313196     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000313201     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313203     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313206     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000313220     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313222     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313225     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313237     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313249     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313262     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313263     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313269     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313278     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313286     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313303     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313307     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313309     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313339     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313343     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   1000313346     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313347     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313351     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313352     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313353     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313355     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313376     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313378     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313385     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   1000313398     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313409     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313415     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313417     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313430     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000313441     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   1000313452     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313454     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313456     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313457     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313461     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313496     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313512     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000313514     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313521     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313524     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313548     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313556     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313568     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313572     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   1000313599     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313614     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313620     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313648     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313667     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313682     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313691     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313707     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313713     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313714     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313716     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313718     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313745     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313750     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313772     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313781     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313793     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313800     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313809     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313813     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313819     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313844     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313851     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313861     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313862     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313878     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313898     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313899     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313905     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313910     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313926     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000313933     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313952     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000313987     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314012     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314017     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   1000314051     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314073     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314076     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314078     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314081     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314088     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314101     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1000314111     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000002068     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002079     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002080     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002148     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002193     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000002342     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002488     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002536     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000002967     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003003     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003014     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000003081     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000003092     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003127     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003376     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003467     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000003537     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003548     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   3000003640     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000003684     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000003822     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000004219     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000004220     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000004561     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000004652     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000004674     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   3000004732     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000004914     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005027     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005107     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005185     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005221     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005345     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005458     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000005492     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   FREMONT               FREMONT
   3000005595     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000006051     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000006084     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000006404     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000006415     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000006493     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000006778     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007256     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   3000007290     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007392     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007461     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007508     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000007564     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007575     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000007688     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000007871     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   3000007906     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   3000007928     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000008122     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000008326     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   3000008359     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000008406     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000008462     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000008656     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000008907     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000009145     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000009167     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000009361     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000009372     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   3000009566     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000009726     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000009748     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000009931     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   3000010104     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010160     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000010240     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010319     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000010499     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010605     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010638     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010694     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010821     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010865     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010912     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000010945     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   3000011070     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000011229     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000011310     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000011423     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000011445     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000011478     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   3000011559     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000011617     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000011720     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012004     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012015     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012264     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012275     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012322     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012823     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000012867     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000012878     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000013425     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000013470     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000013620     CONDO              CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   3000013686     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000013711     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000013824     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014153     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014200     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014459     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014621     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014698     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000014825     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000015176     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000015347     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000015449     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000015928     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000016086     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000016941     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000017361     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000017500     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000017613     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000017668     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000017679     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000017920     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000018011     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000018830     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000018841     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000018965     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000018998     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019045     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019158     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019465     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019524     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019728     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019739     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000019740     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000020037     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000020377     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000020561     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000020914     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000020925     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   3000021016     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000021378     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000021711     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000021904     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000022574     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   3000022858     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000023154     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000023622     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000023859     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000024623     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000024678     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000024930     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000025269     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000025327     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000025588     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000025704     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000025840     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000025895     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000025975     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000026180     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000026248     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   3000027090     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000027227     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000027318     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000027999     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000028126     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000028581     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000028876     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000029003     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000030288     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000030585     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000031531     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000031586     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000031848     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000032177     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000032337     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000033361     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000035012     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3000035023     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3100005642     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3100005744     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   3100012696     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000003027     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000003035     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000003542     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000003546     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000003557     2 FAMILY           PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   5000003560     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000172274     2 FAMILY           PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000173302     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000174829     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000174897     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   FREMONT               FREMONT
   5000175811     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000176357     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000180978     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000182005     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000182096     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000184300     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000184898     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000185594     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000185794     3-4 FAMILY         PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000186693     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000187019     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000188035     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000188072     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000188104     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000188857     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000188884     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000188928     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000188958     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000189054     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000189448     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000189608     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000189725     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000189740     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000189749     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000189779     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000189866     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000189875     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000189893     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000189930     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000190283     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000190315     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000190326     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000190484     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000190581     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000190681     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000190802     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000191069     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191091     CONDO              CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000191137     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000191348     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191376     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000191447     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191462     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191513     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000191680     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191722     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000191803     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000191880     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191882     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191935     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000191959     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000191984     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192169     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192187     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000192227     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000192245     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000192334     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192427     SINGLE FAMILY      CASHOUT REFI        5 YR FIXED                    FREMONT               FREMONT
   5000192503     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192513     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000192616     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192702     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192808     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192923     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000192956     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192962     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192967     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000192972     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000192975     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000193188     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000193362     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   5000193529     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000193593     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000193596     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000193676     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000193717     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000193972     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194027     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000194031     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194070     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194078     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194111     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194188     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000194381     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194427     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000194577     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000194651     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000194669     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000194690     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000194848     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194857     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000194906     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000194927     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195038     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195200     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000195272     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000195360     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195361     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000195505     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195689     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195716     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195753     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195847     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195968     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000195985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196061     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196093     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000196147     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196163     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196167     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000196188     2 FAMILY           CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000196223     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196257     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000196269     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196364     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196421     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000196456     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196506     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196641     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000196659     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000196694     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000196706     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196755     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196760     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196773     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000196786     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196847     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000196876     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197013     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197073     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000197134     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197174     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197238     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000197266     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197298     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197333     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197345     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000197435     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000197662     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197726     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197759     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000197771     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197794     3-4 FAMILY         PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000197817     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000197820     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197824     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000197833     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000197856     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197860     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197870     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197907     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197927     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000197957     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198105     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   5000198190     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198203     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198230     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000198246     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198327     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000198395     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198411     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000198433     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198452     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198519     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198522     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000198560     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198566     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000198569     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198578     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198630     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198684     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198694     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198737     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198749     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198756     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000198773     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198782     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198854     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198895     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000198953     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199084     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199098     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199146     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199182     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199202     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199205     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199212     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199313     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000199330     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199374     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199431     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000199449     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199484     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199507     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000199561     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199564     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199580     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   5000199628     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199635     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199646     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199705     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000199735     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199740     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199745     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199758     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199792     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199808     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199840     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000199864     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199893     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000199895     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199918     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000199962     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000199971     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000200003     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000200012     3-4 FAMILY         CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000200017     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200024     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200042     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000200055     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000200066     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200103     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200141     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200154     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000200199     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200209     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200231     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200245     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200257     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200283     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200305     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200316     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200324     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200367     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000200412     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200420     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200462     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000200505     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200506     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000200516     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200522     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200543     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200572     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200579     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000200590     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000200600     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200687     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000200704     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200745     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200776     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200779     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200824     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200848     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000200849     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000200890     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200976     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000200986     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201010     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201020     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201029     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201048     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201061     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201070     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201073     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000201095     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201096     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201101     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201119     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201142     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201160     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201172     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201192     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201218     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201225     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201230     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201243     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201290     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201296     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201298     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201309     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201314     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201315     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201318     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000201340     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201347     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201353     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201354     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201363     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201407     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201419     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   5000201460     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201465     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201469     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201480     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201498     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201501     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   5000201557     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201571     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201586     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201587     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201652     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201683     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201687     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201694     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201707     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201709     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201717     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201718     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201773     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201782     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201799     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201852     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201862     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201869     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000201938     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000201946     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201956     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000201975     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202126     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202140     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202162     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202167     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202172     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202216     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202218     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202249     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202280     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000202290     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000202329     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202335     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202349     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202368     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202374     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202401     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000202404     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202424     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202484     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202504     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202548     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000202553     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202554     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000202595     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   5000202597     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202620     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202645     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202671     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202676     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202689     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000202716     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000202755     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202760     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202797     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202821     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000202831     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202836     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202839     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202848     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202854     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000202876     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202886     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202897     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202908     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202957     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202973     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202980     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000202985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203028     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203065     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203082     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203089     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203103     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203108     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203131     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203144     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203235     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203257     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203268     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203333     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203343     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203399     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203408     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203416     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203426     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203431     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203437     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203444     2 FAMILY           CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000203463     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203468     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203490     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203496     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000203516     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203518     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203519     2 FAMILY           CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000203529     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203552     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203562     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203590     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203600     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203644     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203657     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203670     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203681     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203693     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203714     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203729     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203742     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203764     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203768     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203784     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203790     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203842     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203846     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203851     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203864     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203866     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203918     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203946     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000203954     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203967     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203972     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203973     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000203985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203988     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000203990     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000203998     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204016     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204026     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204070     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204090     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204163     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204176     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204189     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204208     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204212     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204228     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204245     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204248     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204254     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   5000204284     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204285     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204291     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204295     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204329     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204357     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204365     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000204393     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204410     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   5000204412     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204414     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204456     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204466     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204467     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204475     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204483     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204511     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204534     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204580     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204605     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204626     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000204637     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204658     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204666     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000204680     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000204700     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000204754     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204772     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000204788     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000204851     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   5000204872     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204973     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000204992     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205002     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000205004     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000205045     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205051     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205053     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205064     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205115     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000205178     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   5000205183     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000205195     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205254     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205277     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205316     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205369     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205388     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205447     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000205465     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205468     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205505     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205541     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205580     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000205586     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000205599     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205643     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205670     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000205893     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   5000205958     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000205966     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   5000206402     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000000596     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000000626     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000000638     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000000642     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000001306     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000001316     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000001318     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000179732     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000182458     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000182512     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000184747     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000186006     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000187633     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000188111     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000188806     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000191231     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000191483     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000192242     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000192590     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000193180     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000194783     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000194951     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000195274     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000195495     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000195998     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000196143     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000196513     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000196583     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   6000196621     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000196637     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000196790     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000196842     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000196894     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000197214     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000197408     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000197583     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000197623     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000197843     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198007     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198075     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198137     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000198176     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000198221     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198271     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198414     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198453     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198559     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000198582     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000198647     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198825     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198837     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000198891     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000199007     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000199176     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000199271     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000199272     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000199352     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000199390     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000199483     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000199558     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000199644     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000199712     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000199818     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000199839     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   6000200236     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000200358     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000200374     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000200424     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000200479     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000200483     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000200565     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000200620     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000200897     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000200951     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000200965     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000201115     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201123     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201130     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201180     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201233     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201267     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201271     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000201293     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201301     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201315     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201396     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201405     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201567     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000201572     3-4 FAMILY         CASHOUT REFI        20 YR FIXED                   FREMONT               FREMONT
   6000201585     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000201694     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201749     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000201820     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000201936     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202035     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202060     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202094     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202117     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000202277     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202322     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000202440     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202452     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202464     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202489     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202550     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202552     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202568     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202612     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202641     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000202696     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202745     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000202752     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000202792     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000202826     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202846     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000202856     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202898     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000202923     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000202930     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000203000     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000203053     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203103     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203203     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000203207     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203214     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000203300     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203306     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000203312     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203317     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000203372     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203482     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203523     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203648     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000203744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203777     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000203808     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000203810     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000203819     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000203863     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000203913     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204070     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204077     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000204087     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204114     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000204196     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204280     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000204317     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000204327     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000204404     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204411     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204476     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000204548     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204617     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000204639     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204762     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204790     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204818     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204845     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204857     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204878     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204896     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000204926     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204973     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000204990     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000205000     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000205012     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205022     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205079     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205144     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205166     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205318     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000205335     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205371     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205440     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000205460     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205469     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205475     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205591     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205600     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205687     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000205700     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000205708     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205809     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000205826     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000205873     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205924     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000205930     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206014     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000206063     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206064     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206068     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206070     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206078     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206087     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206133     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206135     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000206157     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206213     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206224     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000206227     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206295     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206484     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000206507     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206590     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206699     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206729     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000206739     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000206744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206809     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206837     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000206847     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206934     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000206964     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000207042     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207125     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207168     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207201     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207218     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000207229     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207239     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207325     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000207330     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207338     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   6000207349     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207392     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207393     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207435     3-4 FAMILY         PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207509     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207545     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207551     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207606     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207648     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207717     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207735     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207771     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207811     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207831     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207835     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207870     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207917     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207965     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207977     CONDO              PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   6000207990     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000207997     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208003     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208037     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208048     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208049     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208066     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208075     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208087     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208094     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208124     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208151     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208152     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208229     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208245     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208290     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208321     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208327     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208462     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208477     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208510     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208516     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208546     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208583     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208584     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208587     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208591     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208630     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208654     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208682     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208703     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208706     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208729     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208736     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208754     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208755     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208760     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208764     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208770     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208774     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208779     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208787     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208848     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208855     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208859     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208886     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000208893     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208908     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000208913     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000208925     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209048     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209058     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209065     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209071     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209078     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209082     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000209088     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209100     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209114     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209115     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209236     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209304     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209318     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209337     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209379     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209396     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209403     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000209404     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209410     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209415     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209418     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209429     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209444     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209457     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209484     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209493     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000209516     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209521     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209538     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209568     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209572     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209582     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209594     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209631     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209634     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209644     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209646     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209677     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209691     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209772     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000209803     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209842     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000209856     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209902     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209920     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209944     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209947     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209951     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000209969     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210037     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210040     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000210041     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000210042     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000210056     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210060     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210095     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210098     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210103     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210203     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210250     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210255     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210272     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000210284     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000210307     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210340     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210403     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210466     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210467     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210476     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210514     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000210516     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210517     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210540     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210557     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210561     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210563     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000210575     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000210594     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210614     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210617     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210627     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210641     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210682     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210800     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210811     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   6000210814     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210817     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000210823     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210861     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210879     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000210896     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210913     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210917     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210942     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000210990     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000210991     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000210993     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000211031     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211051     3-4 FAMILY         PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000211054     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211058     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211121     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211143     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211152     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211163     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211178     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211192     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211229     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211240     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211245     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211272     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   6000211281     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211287     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211337     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   6000211357     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211395     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211428     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211468     2 FAMILY           CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   6000211477     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211479     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000211493     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211517     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211522     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211561     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000211580     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   6000211586     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211647     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000211668     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211671     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000211676     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211685     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211724     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211727     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211753     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211784     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211814     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211836     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211837     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211840     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211891     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211962     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000211979     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000211982     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212011     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212017     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212022     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212026     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212060     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212066     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212071     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212072     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212076     CONDO              CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000212123     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212153     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212155     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212176     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212177     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212201     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212241     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212250     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212255     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212313     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212347     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212390     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212395     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212400     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212403     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212452     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212455     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212466     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212473     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212483     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212498     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212534     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212541     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212555     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212590     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212599     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212652     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   6000212653     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212680     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212690     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212691     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   6000212703     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212712     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000212719     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212782     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212787     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212791     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212842     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212853     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212863     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212871     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212881     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212910     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212912     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212941     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212953     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000212976     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000212987     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213040     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213052     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213056     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213062     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213095     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213096     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213119     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213130     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213141     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213170     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213181     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213183     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213184     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000213187     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213188     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213190     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213193     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213194     CONDO              CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   6000213249     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213300     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213303     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213324     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213342     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213369     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213370     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213375     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213414     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213419     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213425     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213434     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213443     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213445     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213454     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213458     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213472     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213476     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213535     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213547     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213549     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213559     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213577     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213578     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000213593     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213604     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213630     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213635     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213655     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213674     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213675     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213689     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000213715     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213722     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   6000213744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213850     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213908     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213912     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213924     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000213933     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000213952     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213963     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000213992     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214026     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214030     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214036     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214052     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214062     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000214077     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214110     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   6000214132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214159     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214162     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214189     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000214190     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214227     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214280     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214283     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214317     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214344     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000214366     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214374     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000214378     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214391     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214443     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214491     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000214500     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000214513     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000214543     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000214584     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214660     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214676     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000214695     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214701     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   6000214708     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214711     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214773     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214798     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214800     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214801     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214812     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214858     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214932     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000214962     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   6000214996     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215016     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215018     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215157     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215245     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215280     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215313     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215506     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   6000215779     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001289     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001291     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000001295     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001299     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001302     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000001305     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001307     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001310     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001328     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001330     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001333     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000001338     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000001617     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000166621     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000170362     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000171979     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000173483     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000174111     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000174133     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000175742     2 FAMILY           PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000175980     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000176082     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000176346     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000176386     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000176507     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000176531     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000176899     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000177022     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000177133     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000177259     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000177763     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000177882     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000177941     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000178159     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000178575     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000178620     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000178644     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000178781     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179292     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179372     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179394     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179444     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179491     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000179572     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179658     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000179752     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179772     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179853     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000179878     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000179880     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000179983     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000179989     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000180011     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180075     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180107     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180114     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000180124     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180217     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000180237     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180244     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180249     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180357     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   7000180461     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180465     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180467     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180528     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180588     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000180600     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000180647     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   7000180662     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180759     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180783     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180844     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000180872     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000180918     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000180923     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000181031     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181061     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181088     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181093     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181098     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000181101     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000181163     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000181217     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181221     CONDO              PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   7000181244     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181264     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181317     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181406     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181428     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181445     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181455     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181527     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181544     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181579     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181591     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000181592     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181599     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181702     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181751     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000181762     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181806     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181852     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181863     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181871     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181877     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181916     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181927     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181991     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000181995     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182070     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   7000182092     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182117     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182194     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000182213     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   7000182224     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182306     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182330     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182347     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182355     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182371     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   7000182432     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000182435     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182502     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182576     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182634     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000182639     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182662     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000182680     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182795     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182811     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182851     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182863     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182867     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182945     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000182969     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000182977     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183000     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183002     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   7000183027     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183075     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183124     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183174     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183195     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183204     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000183216     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183268     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183310     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183318     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183328     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000183386     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183408     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183466     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183484     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183496     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183524     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183548     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183579     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183580     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183601     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183667     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   7000183669     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183676     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000183694     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183712     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000183736     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183836     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183920     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183930     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183942     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183943     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000183956     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000183961     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000184064     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184072     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184073     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184110     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000184120     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184121     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184129     2 FAMILY           PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   7000184143     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184179     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184197     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   7000184238     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184258     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184352     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184383     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184417     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184420     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184425     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184431     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000184573     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000184577     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184608     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184631     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184637     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184690     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184758     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184796     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184803     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184823     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000184950     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185024     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185091     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185114     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185118     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185125     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185126     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185182     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185219     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185231     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185234     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185250     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185252     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185320     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000185342     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185351     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000185361     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185385     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185435     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185447     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185472     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185554     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000185626     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185666     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185676     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000185678     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185685     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185713     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185789     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185795     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000185817     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185818     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185833     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185841     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185953     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000185958     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186009     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186050     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186062     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186075     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186076     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000186078     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   7000186096     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186128     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186133     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186151     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186158     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186223     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186231     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186245     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186335     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186356     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186357     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186386     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186401     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186407     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186421     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186470     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000186487     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186520     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186522     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186529     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186540     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186541     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186610     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000186611     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186613     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186614     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186623     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186628     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   7000186639     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186649     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186670     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186672     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186675     2 FAMILY           PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000186676     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186679     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186680     CONDO              PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000186684     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186718     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186732     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186769     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186800     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186819     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186851     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186859     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186861     SINGLE FAMILY      PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   7000186874     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186883     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186884     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186887     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186890     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186894     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186922     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186946     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000186963     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186980     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000186987     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000186997     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187008     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187010     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187027     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187034     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187035     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187059     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187072     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187087     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187104     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187109     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187147     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187158     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187182     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187183     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187186     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187234     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187247     CONDO              CASHOUT REFI        5 YR FIXED                    FREMONT               FREMONT
   7000187282     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187306     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187308     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187314     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187369     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187417     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187440     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187464     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187495     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000187514     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187524     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187535     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187537     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187548     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187553     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187567     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187572     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000187574     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187591     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187632     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187640     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187657     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187668     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187675     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187680     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187686     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187688     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187700     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187718     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187734     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187737     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000187759     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187764     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187777     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187781     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187790     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187811     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187818     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187833     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187845     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187846     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187847     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187849     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000187857     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187885     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187887     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000187914     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187946     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187947     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187952     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187962     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000187985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000187995     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188002     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188030     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000188034     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188055     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188065     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188075     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188092     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188093     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188117     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188123     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188137     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188143     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188166     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000188169     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188210     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188216     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188245     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188267     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188314     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000188331     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   7000188345     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188376     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188381     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188413     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188422     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188447     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000188459     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188462     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188478     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188481     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188528     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188561     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188589     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188597     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188610     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188634     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188676     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188725     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188742     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188746     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188747     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188763     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188778     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188827     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188867     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000188908     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188910     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000188961     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189016     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189021     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189022     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189033     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189044     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189060     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189069     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189073     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189080     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189099     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189106     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189111     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189116     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189130     CONDO              PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   7000189133     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189137     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189151     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189156     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189157     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189178     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189276     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189297     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189322     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189325     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189328     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189350     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189376     2 FAMILY           PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000189381     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189428     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189441     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000189452     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189454     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189469     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189500     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189506     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189517     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189524     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189556     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   7000189589     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189615     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189631     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189661     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189697     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189702     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189704     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189729     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189735     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189771     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189777     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189809     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189814     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189831     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189833     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189843     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189863     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189865     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189890     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189892     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189905     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189909     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189912     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189934     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189936     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189938     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189944     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189947     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189965     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000189970     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189992     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000189995     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190044     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190060     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190061     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000190071     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190088     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190109     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190119     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190140     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190143     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190146     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190155     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190156     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190158     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190166     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190174     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190204     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190208     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190216     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   7000190260     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190270     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190273     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190275     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190291     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190294     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190311     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190318     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190322     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190341     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190343     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190378     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190391     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190406     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   7000190447     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190451     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190464     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000190466     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190495     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190508     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190517     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000190537     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190568     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190597     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190603     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190617     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190624     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190645     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190649     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190673     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190697     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190741     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190758     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190761     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190773     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190789     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190792     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190798     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190805     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190823     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190871     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190892     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000190904     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190943     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190963     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190968     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000190998     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191019     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191082     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   7000191093     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191116     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191202     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191264     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191266     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191327     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191370     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191397     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191453     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191480     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191505     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191528     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191610     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   7000191643     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191648     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191745     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000191976     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   7000192200     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000061462     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000061625     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000061990     3-4 FAMILY         CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000063281     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000063452     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000064103     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000064575     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000066049     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000066098     SINGLE FAMILY      PURCHASE            5 YR FIXED                    FREMONT               FREMONT
   8000066207     2 FAMILY           PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000067334     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000067523     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000067629     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000067728     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000067943     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000067977     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000069018     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000069144     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000069212     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000069599     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000069613     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000069618     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000069626     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000069729     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000070366     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000070518     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   8000070605     CONDO              PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   8000070815     CONDO              CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000070991     CONDO              PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000071032     3-4 FAMILY         CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000071211     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000071285     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000071307     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071384     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071511     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000071599     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000071671     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071701     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071712     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071742     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000071746     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071761     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000071796     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000071860     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072006     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072009     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000072041     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072189     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072198     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072328     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072331     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000072358     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072418     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000072453     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072504     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072647     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072669     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072786     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072792     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072797     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000072809     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072849     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000072912     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072926     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072944     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000072948     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000073098     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073118     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073151     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073206     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073482     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000073514     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073516     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073520     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073573     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000073658     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000073744     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000073761     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073804     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073830     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073872     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073957     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000073962     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000073988     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074066     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074116     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074118     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074161     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   8000074171     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074281     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074327     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074361     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000074370     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074449     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074574     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000074629     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000074949     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074953     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074954     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000074969     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075068     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075147     3-4 FAMILY         PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075158     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075171     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000075212     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075276     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000075533     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075583     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075667     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000075712     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075769     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000075844     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000075931     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000075936     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000075959     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076010     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076020     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076023     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000076029     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000076107     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000076129     SINGLE FAMILY      PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000076164     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076180     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076196     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076200     3-4 FAMILY         CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000076264     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076334     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076348     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076403     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000076445     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076484     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076489     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076490     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000076498     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000076517     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076603     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076789     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076813     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000076929     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000076990     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000077022     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077029     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077109     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077162     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077163     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077187     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077239     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077300     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077305     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000077590     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077629     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077653     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077668     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000077678     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077726     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000077758     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077881     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000077924     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078002     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078044     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078051     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078081     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078109     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078164     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078175     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078192     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078226     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078257     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078260     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078274     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078289     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078330     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078349     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078387     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078392     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078491     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078512     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078556     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078570     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078609     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078610     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000078617     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078627     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078634     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078675     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078721     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078732     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078733     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078743     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078766     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078825     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078826     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078829     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078897     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000078924     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078935     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078941     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078994     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000078998     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079026     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079034     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079044     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079054     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079055     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079074     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079081     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079102     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079104     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079107     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079108     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079120     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079125     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079174     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079175     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079176     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079184     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079187     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079189     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079204     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079210     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079252     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079285     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079295     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079300     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079304     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079306     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079312     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079313     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079315     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000079317     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000079361     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079386     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079407     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079408     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079413     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079415     2 FAMILY           CASHOUT REFI        15 YR FIXED                   FREMONT               FREMONT
   8000079489     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079500     2 FAMILY           PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   8000079563     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079581     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   8000079603     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079659     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079677     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079712     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079716     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079727     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079729     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079746     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079763     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079768     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079795     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079833     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079837     SINGLE FAMILY      CASHOUT REFI        10 YR FIXED                   FREMONT               FREMONT
   8000079849     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079853     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079864     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079894     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079903     CONDO              CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000079907     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079950     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000079977     2 FAMILY           PURCHASE            10 YR FIXED                   FREMONT               FREMONT
   8000079990     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080005     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080053     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080117     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080121     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080139     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080140     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080155     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080162     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000080171     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080232     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080240     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080248     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080251     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080258     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000080301     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080302     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080319     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080379     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080380     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080390     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   FREMONT               FREMONT
   8000080402     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080422     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080443     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000080473     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080479     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000080489     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080538     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080560     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080569     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080600     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080622     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080625     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080637     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080638     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080700     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080722     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080744     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080758     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000080762     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080765     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080814     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080815     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000080817     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080849     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000080854     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080858     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080864     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080870     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080923     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080975     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080981     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000080992     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081002     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081015     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081057     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081061     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081065     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081086     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000081092     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081137     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000081139     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081193     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081197     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081203     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000081310     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081313     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000081318     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081348     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081371     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081392     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081448     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081456     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081527     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081531     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081543     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081547     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081612     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081615     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081620     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081625     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081631     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081649     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000081653     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081695     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081709     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081711     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081775     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081793     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081881     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081950     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000081956     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000082001     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082034     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082060     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082106     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082109     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082178     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082198     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082252     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082287     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082302     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082307     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000082309     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082365     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082415     2 FAMILY           CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000082434     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082446     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000082575     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000082605     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000082606     SINGLE FAMILY      PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000082608     2 FAMILY           PURCHASE            15 YR FIXED                   FREMONT               FREMONT
   8000082609     CONDO              PURCHASE            20 YR FIXED                   FREMONT               FREMONT
   8000082641     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082724     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082775     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082778     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082803     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082829     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082931     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000082969     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   FREMONT               FREMONT
   8000082987     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000083053     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000083129     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8000083162     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8100046913     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8100073805     CONDO              PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8100075521     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8100076478     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8100077962     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8100079203     2 FAMILY           PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   8110076815     SINGLE FAMILY      PURCHASE            30 YR FIXED                   FREMONT               FREMONT
   1103436814     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103442405     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103450173     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103456086     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103459657     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103461147     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103466979     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103470304     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103474862     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103474884     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103476287     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103477812     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103481593     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103481842     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103482293     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103482641     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103484809     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103488048     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103488154     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103488928     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103489258     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103490538     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103492865     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103493269     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103493332     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103493654     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103494020     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103494788     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103496459     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103496486     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103497084     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103497226     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103498778     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103499660     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103499693     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103500330     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103500439     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103501556     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103501582     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103501953     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103502006     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103503921     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103504013     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103504182     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103504415     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103506264     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103507488     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103508164     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103508169     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103508261     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103509874     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103510078     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103510098     CONDO              PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103510110     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103511065     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103511546     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103511598     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103514923     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103515243     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103515481     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103516085     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103516189     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103516708     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103517545     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103518231     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103518267     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103518371     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103518584     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103518724     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103519594     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103519666     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103519827     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103519901     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103520285     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103520403     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103520447     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103520747     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103520750     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103521615     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103521760     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103521854     2 FAMILY           CASHOUT REFI        30 YR FIXED IO                IMPAC                 IMPAC
   1103521957     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103521964     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103522694     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103522787     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103522916     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103523141     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103523370     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103523584     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103523748     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103523898     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103524326     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103524654     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103524714     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103525373     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103525410     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103525519     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103525629     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103526584     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103526784     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103526860     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103526885     PUD                PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103526920     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103526949     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103527315     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103527489     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103527525     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103528114     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103528119     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103528249     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103528344     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103528616     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103528907     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529021     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529169     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529283     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529328     SINGLE FAMILY      PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   1103529382     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529385     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529621     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529626     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529638     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529674     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529829     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529861     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529914     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103529961     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103531100     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103531433     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103531701     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103531774     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103531778     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103531815     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532141     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532333     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532487     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532591     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103532766     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532852     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532901     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103532978     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   1103533402     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103533863     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534160     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534179     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534311     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534378     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534544     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534573     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534580     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534587     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534728     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103534746     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535015     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535208     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535272     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535281     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535327     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535386     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535396     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535413     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535416     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103535423     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535427     2 FAMILY           PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103535429     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535433     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535438     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535441     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535445     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535449     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535450     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535453     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535454     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535457     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535465     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535468     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535469     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535470     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535473     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535474     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535476     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535478     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535480     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535483     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535490     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535492     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535493     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535497     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535500     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535502     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535503     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535545     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535560     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535569     3-4 FAMILY         PURCHASE            30 YR FIXED IO                IMPAC                 IMPAC
   1103535600     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103535635     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535833     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535837     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103535843     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535925     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103535928     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103535983     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536079     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536113     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536132     CONDO              PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103536182     CONDO              PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   1103536306     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536383     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536551     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536645     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536734     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103536899     3-4 FAMILY         PURCHASE            30 YR FIXED IO                IMPAC                 IMPAC
   1103536997     PUD                PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   1103537007     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537012     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537014     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537043     PUD                CASHOUT REFI        20 YR FIXED                   IMPAC                 IMPAC
   1103537047     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537053     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537059     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   IMPAC                 IMPAC
   1103537073     CONDO              PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537076     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537078     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537085     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537086     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537098     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537103     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537129     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537140     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537143     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537158     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   IMPAC                 IMPAC
   1103537162     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537165     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537168     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537170     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537171     PUD                PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537173     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537185     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537187     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537188     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537192     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537207     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537208     CONDO              PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537215     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537220     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537224     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537225     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537230     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537234     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537239     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537242     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537244     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537251     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537253     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537257     2 FAMILY           CASHOUT REFI        20 YR FIXED                   IMPAC                 IMPAC
   1103537265     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103537384     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537391     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537484     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537550     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537657     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537661     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537796     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537804     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537929     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537954     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103537996     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538004     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538006     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538109     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538180     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538223     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538493     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538536     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538556     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538573     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538626     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538645     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538675     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538771     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538780     CONDO              CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   1103538802     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538826     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538854     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538889     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103538897     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103538950     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539049     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539075     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539110     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539112     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539140     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539217     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539238     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539262     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539441     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539640     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539671     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539712     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103539724     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539725     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539780     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539785     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103539837     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540046     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540269     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540282     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540348     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540389     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540421     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540510     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED IO                IMPAC                 IMPAC
   1103540600     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540720     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540767     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540812     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540818     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540877     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540883     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540964     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540987     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103540999     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541072     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541114     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541143     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541193     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541292     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541451     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541491     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541544     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541624     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541637     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541733     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541767     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541836     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541910     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103541968     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103542207     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542235     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542496     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542529     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542556     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542653     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542682     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542688     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542709     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542728     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542764     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542904     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542911     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542920     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103542994     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543168     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543226     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543227     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543228     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543231     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103543233     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543249     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543289     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543315     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543373     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543378     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543430     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543469     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543493     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543538     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543582     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543626     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103543709     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103543823     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103544257     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544279     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544298     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   1103544401     CONDO              PURCHASE            15 YR FIXED IO                IMPAC                 IMPAC
   1103544461     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544570     SINGLE FAMILY      PURCHASE            30 YR FIXED IO                IMPAC                 IMPAC
   1103544804     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544898     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544904     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544913     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103544929     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545141     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545144     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545161     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545181     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545189     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545312     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545435     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545447     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545498     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545509     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545774     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545805     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545819     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545848     2 FAMILY           RATE/TERM REFI      30 YR FIXED IO                IMPAC                 IMPAC
   1103545909     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103545976     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546035     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546081     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546111     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103546202     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546220     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546322     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546406     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546483     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103546519     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546555     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546584     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103546689     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546786     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546808     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103546857     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547035     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547102     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547116     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547230     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547244     SINGLE FAMILY      PURCHASE            15 YR FIXED IO                IMPAC                 IMPAC
   1103547342     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547499     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547546     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547550     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547650     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547728     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103547809     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548009     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548033     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548129     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548222     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548248     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548294     PUD                RATE/TERM REFI      30 YR FIXED                   IMPAC                 IMPAC
   1103548304     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103548520     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548632     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548694     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548711     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548730     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548780     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548848     PUD                PURCHASE            30 YR FIXED IO                IMPAC                 IMPAC
   1103548929     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103548998     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549047     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549057     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549086     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549157     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549223     CONDO              RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549401     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549414     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549582     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549600     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549621     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549697     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549857     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549867     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103549964     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550181     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550272     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550326     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550387     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550415     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550439     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550462     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550501     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550589     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550616     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550662     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103550824     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103550913     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103551136     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103551430     CONDO              PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103551480     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103551516     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103551561     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103551626     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552054     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552055     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552056     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552057     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103552058     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552059     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103552060     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103552062     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   1103552093     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552284     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103552288     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103552712     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103553159     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   1103553163     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103553446     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103553516     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103553643     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   1103553645     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103553646     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103553647     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103553648     CONDO              PURCHASE            15 YR FIXED IO                IMPAC                 IMPAC
   1103553659     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103554007     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103554810     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103557197     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103557602     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103557629     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103558889     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   1103559852     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503102201     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503112159     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503127677     CONDO              PURCHASE            30 YR FIXED IO                IMPAC                 IMPAC
   2503131961     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503133633     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503134122     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503136983     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503137067     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503137158     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503137941     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503138135     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503138639     PUD                PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   2503139403     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503139916     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503140048     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503140145     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503140253     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503140421     PUD                PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503141312     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503141340     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503141358     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503141397     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503141437     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503141772     PUD                CASHOUT REFI        15 YR FIXED IO                IMPAC                 IMPAC
   2503141793     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503141819     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503142129     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503142277     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503142447     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503142482     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503142498     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503142649     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503142784     CONDO              PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   2503142813     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503142895     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143152     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143155     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503143179     CONDO              PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   2503143230     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143311     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143340     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503143361     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503143377     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143406     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143414     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143457     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143555     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503143858     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143890     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503143931     CONDO              PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   2503143983     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144003     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144233     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503144353     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144450     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144539     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144543     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144563     3-4 FAMILY         PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   2503144729     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144800     PUD                CASHOUT REFI        15 YR FIXED IO                IMPAC                 IMPAC
   2503144829     PUD                CASHOUT REFI        15 YR FIXED IO                IMPAC                 IMPAC
   2503144841     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503144879     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145028     PUD                CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503145108     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145170     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145194     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145210     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503145223     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503145251     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145257     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145389     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145503     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503145664     3-4 FAMILY         CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503145736     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145749     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145803     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503145886     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146045     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146051     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146080     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146102     SINGLE FAMILY      PURCHASE            15 YR FIXED                   IMPAC                 IMPAC
   2503146126     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146148     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146194     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146205     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146226     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503146266     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146366     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146371     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146374     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146390     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146411     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146450     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146497     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503146501     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146630     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED IO                IMPAC                 IMPAC
   2503146635     CONDO              PURCHASE            30 YR FIXED IO                IMPAC                 IMPAC
   2503146703     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146711     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503146752     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146775     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146814     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED IO                IMPAC                 IMPAC
   2503146852     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146925     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503146943     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503146977     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147009     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503147053     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147130     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147149     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147157     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147373     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503147420     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147468     SINGLE FAMILY      PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   2503147472     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147548     CONDO              PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503147573     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147657     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147676     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147746     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147761     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503147841     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147843     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147850     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503147852     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148020     2 FAMILY           PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503148030     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148056     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148141     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148152     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148174     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148239     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148300     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148335     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148371     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503148401     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148418     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148432     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148508     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148528     CONDO              PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503148532     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503148576     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148644     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148690     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148716     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148737     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148773     PUD                CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503148847     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503148885     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148893     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148936     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503148955     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149077     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149175     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149262     CONDO              PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503149321     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149335     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149362     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149392     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149399     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503149446     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149583     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149606     CONDO              PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503149614     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149732     2 FAMILY           PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503149738     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503149807     PUD                PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503149867     2 FAMILY           CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503149875     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503149983     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150030     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150085     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503150122     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150124     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503150160     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503150166     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150170     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150171     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150241     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503150253     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150271     CONDO              PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503150335     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503150346     TOWNHOUSE          RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150356     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503150393     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150518     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503150530     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150646     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503150659     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150675     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150685     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150687     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150690     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150712     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150715     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150732     2 FAMILY           PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503150741     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150824     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150851     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150886     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150894     CONDO              PURCHASE            20 YR FIXED                   IMPAC                 IMPAC
   2503150925     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503150931     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151113     PUD                PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503151115     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151121     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503151125     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151150     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151180     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151194     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503151242     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151271     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151275     PUD                PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503151288     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151311     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151334     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151428     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151429     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151445     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151454     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151496     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151579     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151589     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151649     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151696     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151722     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151739     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151775     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503151818     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151890     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503151964     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503152001     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152014     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152102     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152127     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152144     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152221     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152357     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152367     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152382     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152612     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152699     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152735     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   IMPAC                 IMPAC
   2503152882     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152948     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503152958     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153012     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153017     SINGLE FAMILY      PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503153068     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153086     PUD                PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503153247     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153302     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153357     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153383     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153508     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503153526     CONDO              PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503153573     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153595     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153707     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153769     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15 IO        IMPAC                 IMPAC
   2503153835     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503153883     PUD                PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503153938     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154074     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154414     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154450     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154455     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154538     3-4 FAMILY         PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   2503154572     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154685     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503154814     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503155496     PUD                PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503155741     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   2503157190     CONDO              PURCHASE            30 YR FIXED                   IMPAC                 IMPAC
   4503040064     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503040860     CONDO              PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503041175     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503041388     PUD                CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503041398     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503041532     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503041622     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503041635     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503042240     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           IMPAC                 IMPAC
   4503042721     SINGLE FAMILY      RATE/TERM REFI      15 YR FIXED                   IMPAC                 IMPAC
   4503044140     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           IMPAC                 IMPAC
   1000250041     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250641     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000248075     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000248428     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249895     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251378     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251011     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249380     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252298     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250277     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250937     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000246500     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000245475     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251302     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249409     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250875     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251483     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250588     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250787     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000243095     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249936     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250078     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250389     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000246402     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252100     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000248620     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251396     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000248916     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251467     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000242693     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252237     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251513     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249095     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250964     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000248897     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000245331     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250465     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251818     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251707     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251837     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000248527     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251702     3-4 FAMILY         PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000248532     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252177     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251998     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250295     3-4 FAMILY         PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249664     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000247569     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249562     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251550     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000243218     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250441     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250726     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250462     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250407     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000247718     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251740     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250306     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000248706     PUD                PURCHASE            15 YR FIXED                   MERITAGE              MERITAGE
   1000252365     3-4 FAMILY         PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251619     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000246337     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252621     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252320     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252767     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000247488     3-4 FAMILY         PURCHASE            2 YR ARM BALLOON 30/15        MERITAGE              MERITAGE
   1000252717     CONDO              PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251793     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251419     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250027     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249995     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000248848     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250271     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250038     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251750     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000245637     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000248332     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000247459     3-4 FAMILY         PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250756     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000243462     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251823     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250384     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252046     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249417     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000247405     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000247845     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249830     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250283     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249600     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251737     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252137     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252057     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250597     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251725     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249904     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000249804     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000241265     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250947     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000247876     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250499     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250854     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249887     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000244094     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251888     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251596     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251712     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252318     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251733     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252182     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000242588     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000250336     2 FAMILY           PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252681     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252244     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252289     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252418     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252432     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253413     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252693     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252778     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000253564     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252856     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252990     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251049     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252607     PUD                CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253183     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253754     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253762     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252322     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253527     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000249997     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251339     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253716     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254388     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000253276     CONDO              PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000251943     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252461     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254036     CONDO              PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254569     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000253112     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254608     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253964     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254395     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254397     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253860     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000252336     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254595     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252876     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000251668     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254669     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000253859     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254125     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254251     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254216     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254322     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000253824     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254706     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254821     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000248266     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254554     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254495     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000255313     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254836     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254867     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254465     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254244     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254729     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
   1000254051     2 FAMILY           PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000255030     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000255091     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254525     PUD                PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000254641     SINGLE FAMILY      PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252610     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000252435     2 FAMILY           PURCHASE            FIXED BALLOON 40/15           MERITAGE              MERITAGE
   1000250522     PUD                PURCHASE            FIXED BALLOON 30/15           MERITAGE              MERITAGE
      9941049     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10288055     SINGLE FAMILY      RATE/TERM REFI      20 YR FIXED                   RFC                   RFC
     10311912     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10312284     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10320520     CONDO              PURCHASE            15 YR FIXED                   RFC                   RFC
     10320528     PUD                PURCHASE            15 YR FIXED                   RFC                   RFC
     10320554     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320560     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320568     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320590     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320616     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320700     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320708     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320714     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320726     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320728     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320744     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320746     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320752     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320784     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320790     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320846     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320854     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320868     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320886     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320892     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10320914     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10320974     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10321014     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10353971     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10354051     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10354523     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10354525     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10354733     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10354803     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10354855     CONDO              PURCHASE            25 YR FIXED IO                RFC                   RFC
     10354857     CONDO              PURCHASE            25 YR FIXED IO                RFC                   RFC
     10355349     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10355394     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10355482     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10355592     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10355770     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10356087     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10356094     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10356098     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10356181     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10356185     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10356195     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10356205     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10357189     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10382226     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10391857     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10392127     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10392523     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10392601     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10392651     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10392867     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10392925     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10393167     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10393199     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10393201     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10393255     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10393443     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10406455     2 FAMILY           RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10406473     2 FAMILY           RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10424663     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10424729     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10424819     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10424869     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10424903     SINGLE FAMILY      RATE/TERM REFI      15 YR FIXED                   RFC                   RFC
     10424973     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425045     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425065     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425121     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425163     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425191     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10425207     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425447     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10425507     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10425635     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10425927     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425937     CONDO              CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10425941     CONDO              PURCHASE            25 YR FIXED IO                RFC                   RFC
     10425983     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10425999     PUD                PURCHASE            25 YR FIXED IO                RFC                   RFC
     10434343     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10436287     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10438129     PUD                CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10439207     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   RFC                   RFC
     10440769     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10440871     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10440929     SINGLE FAMILY      RATE/TERM REFI      20 YR FIXED                   RFC                   RFC
     10440953     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10441713     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10441905     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10442129     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10442285     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10443047     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10445575     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10446469     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10446475     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10446481     CONDO              PURCHASE            30 YR FIXED                   RFC                   RFC
     10446493     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10446513     PUD                PURCHASE            30 YR FIXED                   RFC                   RFC
     10446549     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10446579     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10446635     CONDO              PURCHASE            30 YR FIXED                   RFC                   RFC
     10446747     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10446781     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10448053     3-4 FAMILY         PURCHASE            30 YR FIXED                   RFC                   RFC
     10448185     SINGLE FAMILY      PURCHASE            15 YR FIXED                   RFC                   RFC
     10449715     PUD                CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10450135     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10450491     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10450865     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10451579     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10451661     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10451799     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10451813     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10451827     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10451887     PUD                PURCHASE            30 YR FIXED                   RFC                   RFC
     10452729     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10453061     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10453097     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10453235     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10453283     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10453339     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10453453     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10453883     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10458895     SINGLE FAMILY      PURCHASE            15 YR FIXED                   RFC                   RFC
     10459251     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10459321     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10461231     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10461285     PUD                PURCHASE            20 YR FIXED                   RFC                   RFC
     10461555     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10461819     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10462959     PUD                PURCHASE            25 YR FIXED IO                RFC                   RFC
     10462965     SINGLE FAMILY      PURCHASE            15 YR FIXED                   RFC                   RFC
     10462985     PUD                PURCHASE            25 YR FIXED IO                RFC                   RFC
     10463029     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10463123     SINGLE FAMILY      CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10463129     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10463839     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10464141     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10465261     PUD                CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10465357     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10465379     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10465395     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10468311     CONDO              PURCHASE            30 YR FIXED                   RFC                   RFC
     10468325     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10468417     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10468421     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10468427     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10469117     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10469161     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10469509     3-4 FAMILY         CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10469533     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10474543     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10475509     SINGLE FAMILY      PURCHASE            25 YR FIXED IO                RFC                   RFC
     10475521     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10475603     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10475613     PUD                CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10475621     PUD                RATE/TERM REFI      25 YR FIXED IO                RFC                   RFC
     10475973     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10476001     SINGLE FAMILY      CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10477545     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10477555     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10477573     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10477575     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10477577     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10477585     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10478521     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10478581     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10478625     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10478841     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10478925     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10478979     PUD                RATE/TERM REFI      15 YR FIXED                   RFC                   RFC
     10479039     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10479085     3-4 FAMILY         CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10479089     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10479181     SINGLE FAMILY      CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10479211     SINGLE FAMILY      PURCHASE            25 YR FIXED IO                RFC                   RFC
     10482675     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10482969     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10483015     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10483035     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10483095     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10483099     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10483139     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10483161     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10483215     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10483229     PUD                PURCHASE            25 YR FIXED IO                RFC                   RFC
     10483259     SINGLE FAMILY      PURCHASE            25 YR FIXED IO                RFC                   RFC
     10483263     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10483425     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10483485     PUD                CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10483599     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10483851     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10485007     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10485505     TOWNHOUSE          RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10486439     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10486519     SINGLE FAMILY      CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10486521     SINGLE FAMILY      RATE/TERM REFI      15 YR FIXED                   RFC                   RFC
     10486541     SINGLE FAMILY      CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10487819     SINGLE FAMILY      RATE/TERM REFI      25 YR FIXED IO                RFC                   RFC
     10488389     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10488565     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10488721     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10489455     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10489777     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10490431     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   RFC                   RFC
     10491127     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10491177     PUD                RATE/TERM REFI      25 YR FIXED IO                RFC                   RFC
     10491223     SINGLE FAMILY      CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10491231     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10491303     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10491307     PUD                PURCHASE            25 YR FIXED IO                RFC                   RFC
     10491721     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10491725     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10491877     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10491957     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10493843     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10493853     2 FAMILY           CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10493891     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10493919     3-4 FAMILY         PURCHASE            25 YR FIXED IO                RFC                   RFC
     10493949     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10493983     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10494145     SINGLE FAMILY      PURCHASE            30 YR FIXED                   RFC                   RFC
     10494221     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10494387     PUD                RATE/TERM REFI      15 YR FIXED                   RFC                   RFC
     10498215     SINGLE FAMILY      RATE/TERM REFI      25 YR FIXED IO                RFC                   RFC
     10498303     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10499995     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10500013     PUD                CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10500665     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10500753     CONDO              RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10502253     CONDO              CASHOUT REFI        25 YR FIXED IO                RFC                   RFC
     10502257     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10502321     SINGLE FAMILY      PURCHASE            25 YR FIXED IO                RFC                   RFC
     10502713     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10502779     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10502801     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10504943     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10504951     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10504957     SINGLE FAMILY      CASHOUT REFI        15 YR FIXED                   RFC                   RFC
     10504987     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10504997     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10505025     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10505115     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10508731     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10513085     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10514127     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10514139     PUD                PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10515241     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           RFC                   RFC
     10515315     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10517057     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           RFC                   RFC
     10517083     SINGLE FAMILY      PURCHASE            25 YR FIXED IO                RFC                   RFC
     10517155     PUD                PURCHASE            25 YR FIXED IO                RFC                   RFC
     10517185     CONDO              PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
     10517199     2 FAMILY           PURCHASE            25 YR FIXED IO                RFC                   RFC
     10521091     SINGLE FAMILY      PURCHASE            25 YR FIXED IO                RFC                   RFC
     10521129     SINGLE FAMILY      RATE/TERM REFI      25 YR FIXED IO                RFC                   RFC
     10521243     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           RFC                   RFC
   3000917884     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922146     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000924367     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000920385     3-4 FAMILY         RATE/TERM REFI      30 YR FIXED                   GS CONDUIT            AEGIS
   3000910301     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000910426     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000910539     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000910738     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000910789     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            AEGIS
   3000910801     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000911304     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000911688     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000911705     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000911939     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000912298     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912450     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912504     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912700     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000912838     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912981     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913078     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913141     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913162     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913326     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913431     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913454     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913549     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913624     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913825     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913903     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000914373     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000914380     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000914388     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000914478     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915253     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000915749     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915922     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000916668     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000916677     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000916695     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000917011     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000917689     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000917717     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000917993     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918103     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918327     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918422     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918424     TOWNHOUSE          PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000918516     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918554     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918570     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000918877     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919025     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000919134     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919207     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919327     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000919438     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919514     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000919738     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919788     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919841     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919912     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919919     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919936     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919984     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000920099     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            AEGIS
   3000920177     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000920376     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000920810     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000920957     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921599     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921715     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921848     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922442     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000922684     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922764     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000923300     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000923340     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000923734     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000924020     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000924061     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000924798     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000926319     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000908001     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921685     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000903236     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919403     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000911386     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000914096     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000915548     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000900217     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000856252     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000910010     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000864916     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000885392     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000892593     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000892143     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000898506     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000900298     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000887262     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   GS CONDUIT            AEGIS
   3000877839     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000883301     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000888852     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000893280     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000895236     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000897966     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000901048     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000904709     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915504     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000913274     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912371     2 FAMILY           RATE/TERM REFI      30 YR FIXED                   GS CONDUIT            AEGIS
   3000919465     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922482     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000881374     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000892569     CONDO              PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000896019     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000902344     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000904573     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            AEGIS
   3000907850     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000909574     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000911862     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912584     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912970     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913299     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915442     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            AEGIS
   3000915458     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915564     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919742     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000919747     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000920390     3-4 FAMILY         RATE/TERM REFI      30 YR FIXED                   GS CONDUIT            AEGIS
   3000921104     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921938     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000922924     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000923019     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912946     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000916048     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            AEGIS
   3000894210     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000894780     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000896458     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000902938     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000906120     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000907601     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000909025     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000910070     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000911216     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000912755     CONDO              PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000913631     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915538     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915556     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915585     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000915985     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000916825     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000917297     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918672     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921300     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000921594     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000923218     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000924054     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000909483     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000913973     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000879270     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000888967     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000889559     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000891957     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000891971     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000892641     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000894066     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000896320     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000897078     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000897404     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000898094     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000898430     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000899909     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000901615     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000903105     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000903812     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000907313     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000907477     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000908145     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000908597     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000909282     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000909738     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000909814     2 FAMILY           PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000913474     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922971     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000887683     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000907750     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000918393     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922724     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000922800     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000923237     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000896583     CONDO              PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
   3000908495     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000876986     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000906162     TOWNHOUSE          PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AEGIS
   3000908822     2 FAMILY           PURCHASE            30 YR FIXED                   GS CONDUIT            AEGIS
       417009     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       424168     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       428561     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       429975     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       434356     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       436000     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       442901     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       443076     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       452599     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       455664     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       455875     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       460039     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       460730     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       461473     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       462727     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       463218     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       463250     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       465218     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       465893     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       468334     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       468737     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       468778     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       468835     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       469603     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       472083     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       474812     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       477005     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       480684     PUD                RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            DHI
       483609     CONDO              RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            DHI
       483793     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       483860     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       483953     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       484165     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       484260     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       485640     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       486471     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       487018     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       487175     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       487455     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       487532     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       488410     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       488986     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       491057     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       491142     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       492047     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       492667     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       494784     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       495611     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       496011     PUD                PURCHASE            15 YR FIXED                   GS CONDUIT            DHI
       496380     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            DHI
       496937     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       496972     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       497186     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       498056     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       498366     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       498444     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       498845     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       498967     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       499706     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       500072     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       500704     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       500948     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       501081     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       501438     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       501896     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       502034     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503506     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503662     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503671     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503710     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503711     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503761     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503823     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       503843     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       504101     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       504398     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       504704     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       504947     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       505662     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       505889     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       505938     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       505940     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       505960     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       505977     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       506555     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       506595     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       506679     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       507336     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       507360     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508246     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508518     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508577     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508628     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508697     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508845     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508865     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       508898     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       509254     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       509296     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       509390     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       509483     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       509543     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       509682     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       510178     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       510251     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       510268     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       510394     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       510543     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       510828     PUD                PURCHASE            15 YR FIXED                   GS CONDUIT            DHI
       511128     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       511365     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       511417     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       511481     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       511484     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       511771     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       511912     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512117     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512144     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512435     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512459     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512778     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512841     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512898     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       512925     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       513309     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       513454     CONDO              PURCHASE            15 YR FIXED                   GS CONDUIT            DHI
       513566     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       513715     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       514008     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       514059     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       514797     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
       515138     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            DHI
   1004483543     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004978135     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005201042     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005231858     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005468237     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005847033     2 FAMILY           CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006030966     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006072545     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006113813     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006129888     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006149027     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006178067     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006188412     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006245155     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006268950     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006277307     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006288607     CONDO              RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006301619     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006304527     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006311715     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006311779     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006364338     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006434860     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006473158     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006475824     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006507201     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1003679344     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1003965203     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004150769     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004199833     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004577700     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004658025     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004824523     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004863589     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004891031     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004893495     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004900245     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004937938     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004969243     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005013479     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005024519     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005069098     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005099564     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005112638     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005145336     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005235738     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005291114     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005315937     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005527619     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005549310     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005603723     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005623097     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005628877     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005632602     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005646367     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005722685     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005723611     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005739043     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005745508     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005749648     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005766012     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005770819     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005771140     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005775645     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005807497     SINGLE FAMILY      PURCHASE            15 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005809743     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005813266     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005815406     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005819322     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005820793     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005846267     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005897112     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005903150     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005909500     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005926019     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005932529     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005936213     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005939238     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005949968     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005952524     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005953195     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005956968     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005961300     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005978294     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005981789     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005985062     SINGLE FAMILY      PURCHASE            15 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006010201     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006011228     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006013976     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006015983     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006028069     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006029120     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006030314     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006033062     CONDO              CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006035685     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006037086     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006037530     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006037692     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006038646     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006039299     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006039707     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006042374     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006043293     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006044611     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006045291     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006046548     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006046584     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006046628     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006046744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006046833     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006047271     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006052969     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006053469     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006056288     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006056493     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006056778     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006058311     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006060371     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006061165     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006062725     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006064340     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006065278     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006067427     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006067739     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006068836     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006069194     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006069602     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006069826     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006071966     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006073045     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006076033     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006076603     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006078790     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006078825     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006079209     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006079487     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006079502     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006081429     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006083105     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006084774     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006086317     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006091007     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006096752     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006100943     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006106858     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006107544     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006108213     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006109882     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006110424     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006111806     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006114411     2 FAMILY           CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006117258     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006123786     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006124339     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006124838     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006125365     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006127693     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006129682     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006133613     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006140115     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006143611     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006143648     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006144763     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006148304     SINGLE FAMILY      PURCHASE            20 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006152977     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006156964     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006160780     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006163402     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006164633     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006169200     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006170154     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006171046     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006175079     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006175104     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006180090     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006182748     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006185004     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006187226     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006187707     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006191373     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006192568     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006194931     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006195896     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006202076     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006206866     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006207259     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006207393     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006210067     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006210646     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006214241     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006214474     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006216392     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006218238     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006225346     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006225578     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006228263     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006235175     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006235317     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006237422     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006238519     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006241391     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006243442     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006247064     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006253181     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006255278     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006258033     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006258177     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006259602     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006259639     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006259853     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006261966     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006262082     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006262135     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006263777     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006264419     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006265720     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006266541     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006268095     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006268111     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006269986     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006270000     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006271036     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006271125     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006274435     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006274462     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006275817     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006276246     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006279984     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006280455     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006281178     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006282079     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006282195     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006287074     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006287145     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006287387     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006287396     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006288590     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006289571     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006290961     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006291201     2 FAMILY           CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006291639     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006292727     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006295458     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006295644     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006296475     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006296983     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006297189     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006297544     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006297571     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006297928     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006298516     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006299409     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006299622     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006301192     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006303458     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006303859     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006305385     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006305811     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006307114     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006307374     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006307935     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006308168     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006309283     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006309899     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006310182     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006310486     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006312466     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006313367     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006313526     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006314197     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006314829     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006315043     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006316872     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006317005     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006317363     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006319370     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006320224     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006320313     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006321303     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006325675     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006327664     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006328832     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006329662     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006332284     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006333176     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006334282     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006335744     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006336627     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006336734     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006338867     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006339704     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006344887     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006346910     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006348534     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006349123     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006353858     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006358103     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006362143     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006364454     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006364695     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006372007     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006374041     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006379652     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006380971     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006385146     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006385592     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006390826     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006392183     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006392414     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006392691     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006396198     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006402323     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006404704     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006404857     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006408988     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006411803     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006412768     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006415006     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006419770     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006421954     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006445732     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006449621     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006464453     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006473318     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006477038     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006479447     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006486698     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006494983     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006506122     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006506391     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006507452     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006510108     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006517628     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006525192     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006526191     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006526342     CONDO              RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006536849     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006540228     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006555658     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006557665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006564149     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006569386     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006569867     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006571836     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006572443     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006572666     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006573567     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006573665     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006573674     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006574478     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006575985     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006576975     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006576984     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006580470     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006581148     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006581291     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006582682     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006584298     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006585000     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006588098     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006588524     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006590968     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006596016     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006600671     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006619787     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006658805     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1005956726     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006039431     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006061922     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006126541     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006159337     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006227479     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006254661     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006260609     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006289562     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006293673     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006301539     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006312901     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006318576     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006335165     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006449373     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006505221     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006583814     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006192611     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006395439     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1004935789     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006535458     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006682556     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006812933     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006891973     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007107846     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007132373     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007148561     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007195206     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007203135     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007262151     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007432405     SINGLE FAMILY      CASHOUT REFI        20 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006331338     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006499363     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006698978     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006699281     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006782252     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006813870     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006834223     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006882064     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006966875     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006973714     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1006977177     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007015810     CONDO              CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007019120     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007022312     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007032409     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007083862     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007096162     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007123310     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007135174     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007139009     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007171758     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007172329     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007173998     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007189543     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007200897     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007204170     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007206276     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007223248     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007224452     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007225727     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007232540     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007234263     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007236877     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007239133     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007245386     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007247419     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007247749     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007248098     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007250146     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007253580     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007254080     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007254437     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007257620     2 FAMILY           CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007258040     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007258460     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007263132     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007263187     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007264177     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007268388     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007271837     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007272453     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007272747     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007275183     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007276770     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007279562     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007279786     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007280792     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007281130     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007281880     2 FAMILY           CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007282111     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007284011     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007284495     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007284609     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007285476     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007288534     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007288678     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007292262     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007294420     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007294901     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007299979     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007300743     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007301341     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007304384     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007304570     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007304712     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007305061     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007308781     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007312213     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007312231     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007318440     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007319555     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007323407     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007325281     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007325423     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007325646     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007325904     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007328554     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007328741     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007329438     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007330621     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007330676     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007330836     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007331899     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007334896     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007337358     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007338231     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007338464     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007342244     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007344625     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007345376     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007345615     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007346339     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007346491     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007353936     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007354258     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007355159     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007356666     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007356924     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007358986     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007361302     CONDO              PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007362007     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007362800     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007365139     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007366094     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007366316     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007370846     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007371925     PUD                CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007375431     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007376163     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007377947     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007378081     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007379053     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007381059     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007385705     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007387400     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007397943     2 FAMILY           PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007401652     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007402410     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007404445     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007404784     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007407816     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007408619     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007409066     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007409477     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007412454     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007417057     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007420962     PUD                PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007426582     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007427126     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007428777     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007429561     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007450616     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007452124     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   NEW CENTURY           NEWCENTURY
   1007510650     SINGLE FAMILY      PURCHASE            30 YR FIXED                   NEW CENTURY           NEWCENTURY
     38842217     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842225     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842233     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842241     SINGLE FAMILY      PURCHASE            15 YR FIXED                   GS CONDUIT            HOMELOANEXP
     38842258     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842266     SINGLE FAMILY      PURCHASE            15 YR FIXED                   GS CONDUIT            HOMELOANEXP
     38842274     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842282     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842290     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842308     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842316     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842324     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842332     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842340     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842357     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842365     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842373     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842381     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842399     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842407     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842415     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842423     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842431     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842449     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842456     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842464     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842472     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842480     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842498     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842506     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842514     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842522     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842530     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842548     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842555     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842563     SINGLE FAMILY      PURCHASE            15 YR FIXED                   GS CONDUIT            HOMELOANEXP
     38842571     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842589     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842597     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842605     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842613     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842621     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842639     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842647     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842654     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842662     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842670     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842688     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842696     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842704     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842712     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842720     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            HOMELOANEXP
     38842738     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            HOMELOANEXP
     38842746     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842753     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842761     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842779     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842787     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842795     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842803     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842837     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842811     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
     38842829     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            HOMELOANEXP
      3321520     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3322423     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AVELO
      3323847     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3323849     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3328023     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AVELO
      3329332     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3335343     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3335724     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AVELO
      3336896     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3336919     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3338399     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3338716     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3338753     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3341851     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3342721     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3343712     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3344166     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3345040     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3345045     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3345733     PUD                CASHOUT REFI        30 YR FIXED                   GS CONDUIT            AVELO
      3347419     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3348946     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3350099     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3351427     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3352872     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3352876     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3352912     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3352914     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3353119     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3353252     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AVELO
      3354948     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3355707     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3358425     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3358760     CONDO              CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3358788     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3358790     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3361371     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3362311     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AVELO
      3364648     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3365735     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3365739     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3367643     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3371152     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3371412     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3372742     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3372744     CONDO              PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3372841     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3373801     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            AVELO
      3374412     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3374569     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3375266     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3375458     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3375719     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3375725     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3376007     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3376038     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3377129     2 FAMILY           CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3378463     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3379504     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3379826     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3380648     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            AVELO
      3382398     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3382548     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3383824     CONDO              PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3392892     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3395066     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3396567     PUD                PURCHASE            20 YR FIXED                   GS CONDUIT            LYDIAN
      3397254     2 FAMILY           CASHOUT REFI        30 YR FIXED                   GS CONDUIT            LYDIAN
      3403727     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3403730     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3408561     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3409322     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3411005     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3416121     SINGLE FAMILY      RATE/TERM REFI      30 YR FIXED                   GS CONDUIT            LYDIAN
      3416128     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3416132     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3416164     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3417255     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3418868     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3420283     2 FAMILY           PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3421966     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3421968     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3423253     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3423280     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3423394     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3424225     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3424226     2 FAMILY           PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3424563     PUD                CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3424565     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3424567     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3424568     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            LYDIAN
      3424569     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3424570     CONDO              PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3425409     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3425411     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3425413     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            LYDIAN
      3425914     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            LYDIAN
      3426892     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3426894     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3426896     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3429138     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3429139     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3429976     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3432284     SINGLE FAMILY      CASHOUT REFI        FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3432291     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3433546     CONDO              PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3435294     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3436378     SINGLE FAMILY      RATE/TERM REFI      FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3436380     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3436625     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3436711     PUD                PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3439794     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3441128     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3441602     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3442168     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3442527     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3442528     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3446241     SINGLE FAMILY      CASHOUT REFI        30 YR FIXED                   GS CONDUIT            LYDIAN
      3446244     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3447176     3-4 FAMILY         PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3447178     PUD                CASHOUT REFI        15 YR FIXED                   GS CONDUIT            LYDIAN
      3448422     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3452132     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3454099     2 FAMILY           PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3454101     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3458736     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3460597     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3462026     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            LYDIAN
      3462582     2 FAMILY           PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3462625     PUD                PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3462713     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3465630     PUD                CASHOUT REFI        30 YR FIXED                   GS CONDUIT            LYDIAN
      3465997     SINGLE FAMILY      PURCHASE            30 YR FIXED                   GS CONDUIT            LYDIAN
      3145556     SINGLE FAMILY      PURCHASE            FIXED BALLOON 30/15           GS CONDUIT            COUNTRYWIDE
      3124492     SINGLE FAMILY      PURCHASE            30 YR FIXED IO                GS CONDUIT            COUNTRYWIDE

ANUM              MERSID      T30     T60      T90      AFLOOR       LFLOOR       GS_PPLIT          GS_INDEXLIT
----------------------------------------------------------------------------------------------------------------
   1000001971                   0        0        0            0            0     NA
   1000001974                   0        0        0            0            0     HE6MO80PCT
   1000002107                   0        0        0            0            0     HE6MO80PCT
   1000002110                   0        0        0            0            0     HE6MO80PCT
   1000002116                   0        0        0            0            0     HE6MO80PCT
   1000002119                   0        0        0            0            0     HE6MO80PCT
   1000002122                   0        0        0            0            0     HE6MO80PCT
   1000002128                   0        0        0            0            0     NA
   1000002130                   0        0        0            0            0     NA
   1000002133                   0        0        0            0            0     HE6MO80PCT
   1000002135                   0        0        0            0            0     HE6MO80PCT
   1000002138                   0        0        0            0            0     HE6MO80PCT
   1000272674                   0        0        0            0            0     NA
   1000277555                   0        0        0            0            0     NA
   1000279559                   0        0        0            0            0     NA
   1000280821                   0        0        0            0            0     HE6MO80PCT
   1000281507                   0        0        0            0            0     HE6MO80PCT
   1000283655                   0        0        0            0            0     NA
   1000284135                   0        0        0            0            0     NA
   1000286489                   0        0        0            0            0     NA
   1000286988                   0        0        0            0            0     HE6MO80PCT
   1000287461                   0        0        0            0            0     HE6MO80PCT
   1000287938                   0        0        0            0            0     NA
   1000288003                   0        0        0            0            0     HE6MO80PCT
   1000289991                   0        0        0            0            0     HE6MO80PCT
   1000290912                   0        0        0            0            0     HE6MO80PCT
   1000292505                   0        0        0            0            0     NA
   1000292712                   0        0        0            0            0     HE6MO80PCT
   1000292719                   0        0        0            0            0     HE6MO80PCT
   1000292739                   0        0        0            0            0     HE6MO80PCT
   1000292862                   0        0        0            0            0     HE6MO80PCT
   1000293042                   0        0        0            0            0     HE6MO80PCT
   1000293518                   0        0        0            0            0     NA
   1000293607                   0        0        0            0            0     HE6MO80PCT
   1000293892                   0        0        0            0            0     HE6MO80PCT
   1000294626                   0        0        0            0            0     HE6MO80PCT
   1000295562                   0        0        0            0            0     HE6MO80PCT
   1000295675                   0        0        0            0            0     NA
   1000295759                   0        0        0            0            0     NA
   1000296161                   0        0        0            0            0     NA
   1000296366                   0        0        0            0            0     HE6MO80PCT
   1000296428                   0        0        0            0            0     NA
   1000298432                   0        0        0            0            0     NA
   1000298639                   0        0        0            0            0     HE6MO80PCT
   1000298645                   0        0        0            0            0     HE6MO80PCT
   1000298964                   0        0        0            0            0     HE6MO80PCT
   1000299032                   0        0        0            0            0     HE6MO80PCT
   1000299139                   0        0        0            0            0     NA
   1000299573                   0        0        0            0            0     HE6MO80PCT
   1000299668                   0        0        0            0            0     HE6MO80PCT
   1000299925                   0        0        0            0            0     HE6MO80PCT
   1000300059                   0        0        0            0            0     HE6MO80PCT
   1000300089                   0        0        0            0            0     HE6MO80PCT
   1000300174                   0        0        0            0            0     HE6MO80PCT
   1000300175                   0        0        0            0            0     NA
   1000300346                   0        0        0            0            0     HE6MO80PCT
   1000300380                   0        0        0            0            0     HE6MO80PCT
   1000300384                   0        0        0            0            0     NA
   1000300395                   0        0        0            0            0     HE6MO80PCT
   1000300973                   0        0        0            0            0     HE6MO80PCT
   1000301200                   0        0        0            0            0     2MOINT
   1000301227                   0        0        0            0            0     HE6MO80PCT
   1000301253                   0        0        0            0            0     HE6MO80PCT
   1000301277                   0        0        0            0            0     NA
   1000301371                   0        0        0            0            0     HE6MO80PCT
   1000301388                   0        0        0            0            0     HE6MO80PCT
   1000301401                   0        0        0            0            0     HE6MO80PCT
   1000301457                   0        0        0            0            0     HE6MO80PCT
   1000301474                   0        0        0            0            0     HE6MO80PCT
   1000301800                   0        0        0            0            0     HE6MO80PCT
   1000301813                   0        0        0            0            0     HE6MO80PCT
   1000301832                   0        0        0            0            0     HE6MO80PCT
   1000301976                   0        0        0            0            0     HE6MO80PCT
   1000302119                   0        0        0            0            0     HE6MO80PCT
   1000302230                   0        0        0            0            0     NA
   1000302363                   0        0        0            0            0     HE6MO80PCT
   1000302420                   0        0        0            0            0     HE6MO80PCT
   1000302462                   0        0        0            0            0     HE6MO80PCT
   1000302482                   0        0        0            0            0     1PER
   1000302525                   0        0        0            0            0     HE6MO80PCT
   1000302599                   0        0        0            0            0     HE6MO80PCT
   1000302703                   0        0        0            0            0     HE6MO80PCT
   1000302819                   0        0        0            0            0     HE6MO80PCT
   1000302830                   0        0        0            0            0     HE6MO80PCT
   1000302852                   0        0        0            0            0     HE6MO80PCT
   1000303010                   0        0        0            0            0     HE6MO80PCT
   1000303057                   0        0        0            0            0     HE6MO80PCT
   1000303094                   0        0        0            0            0     HE6MO80PCT
   1000303119                   0        0        0            0            0     HE6MO80PCT
   1000303133                   0        0        0            0            0     NA
   1000303176                   0        0        0            0            0     HE6MO80PCT
   1000303240                   0        0        0            0            0     HE6MO80PCT
   1000303308                   0        0        0            0            0     HE6MO80PCT
   1000303369                   0        0        0            0            0     2MOINT
   1000303441                   0        0        0            0            0     HE6MO80PCT
   1000303584                   0        0        0            0            0     HE6MO80PCT
   1000303585                   0        0        0            0            0     HE6MO80PCT
   1000303653                   0        0        0            0            0     HE6MO80PCT
   1000303695                   0        0        0            0            0     NA
   1000303698                   0        0        0            0            0     NA
   1000304037                   0        0        0            0            0     HE6MO80PCT
   1000304057                   0        0        0            0            0     NA
   1000304097                   0        0        0            0            0     NA
   1000304144                   0        0        0            0            0     HE6MO80PCT
   1000304228                   0        0        0            0            0     HE6MO80PCT
   1000304275                   0        0        0            0            0     HE6MO80PCT
   1000304334                   0        0        0            0            0     NA
   1000304369                   0        0        0            0            0     HE6MO80PCT
   1000304381                   0        0        0            0            0     NA
   1000304421                   0        0        0            0            0     HE6MO80PCT
   1000304445                   0        0        0            0            0     2PER
   1000304452                   0        0        0            0            0     HE6MO80PCT
   1000304456                   0        0        0            0            0     HE6MO80PCT
   1000304510                   0        0        0            0            0     NA
   1000304592                   0        0        0            0            0     NA
   1000304714                   0        0        0            0            0     HE6MO80PCT
   1000304814                   0        0        0            0            0     NA
   1000304825                   0        0        0            0            0     HE6MO80PCT
   1000304842                   0        0        0            0            0     HE6MO80PCT
   1000304892                   0        0        0            0            0     NA
   1000304969                   0        0        0            0            0     HE6MO80PCT
   1000304972                   0        0        0            0            0     HE6MO80PCT
   1000305040                   0        0        0            0            0     NA
   1000305072                   0        0        0            0            0     HE6MO80PCT
   1000305132                   0        0        0            0            0     HE6MO80PCT
   1000305170                   0        0        0            0            0     HE6MO80PCT
   1000305207                   0        0        0            0            0     HE6MO80PCT
   1000305254                   0        0        0            0            0     HE6MO80PCT
   1000305255                   0        0        0            0            0     HE6MO80PCT
   1000305332                   0        0        0            0            0     HE6MO80PCT
   1000305357                   0        0        0            0            0     HE6MO80PCT
   1000305414                   0        0        0            0            0     NA
   1000305452                   0        0        0            0            0     NA
   1000305463                   0        0        0            0            0     NA
   1000305465                   0        0        0            0            0     NA
   1000305510                   0        0        0            0            0     HE6MO80PCT
   1000305549                   0        0        0            0            0     NA
   1000305571                   0        0        0            0            0     HE6MO80PCT
   1000305574                   0        0        0            0            0     NA
   1000305608                   0        0        0            0            0     NA
   1000305615                   0        0        0            0            0     HE6MO80PCT
   1000305737                   0        0        0            0            0     NA
   1000305743                   0        0        0            0            0     HE6MO80PCT
   1000305774                   0        0        0            0            0     HE6MO80PCT
   1000305815                   0        0        0            0            0     HE6MO80PCT
   1000305824                   0        0        0            0            0     HE6MO80PCT
   1000305864                   0        0        0            0            0     HE6MO80PCT
   1000305865                   0        0        0            0            0     NA
   1000305870                   0        0        0            0            0     NA
   1000305918                   0        0        0            0            0     HE6MO80PCT
   1000305931                   0        0        0            0            0     HE6MO80PCT
   1000305999                   0        0        0            0            0     NA
   1000306040                   0        0        0            0            0     NA
   1000306082                   0        0        0            0            0     HE6MO80PCT
   1000306106                   0        0        0            0            0     HE6MO80PCT
   1000306140                   0        0        0            0            0     HE6MO80PCT
   1000306142                   0        0        0            0            0     HE6MO80PCT
   1000306152                   0        0        0            0            0     HE6MO80PCT
   1000306185                   0        0        0            0            0     HE6MO80PCT
   1000306204                   0        0        0            0            0     NA
   1000306232                   0        0        0            0            0     NA
   1000306233                   0        0        0            0            0     HE6MO80PCT
   1000306295                   0        0        0            0            0     NA
   1000306375                   0        0        0            0            0     HE6MO80PCT
   1000306443                   0        0        0            0            0     HE6MO80PCT
   1000306450                   0        0        0            0            0     1PER
   1000306461                   0        0        0            0            0     HE6MO80PCT
   1000306482                   0        0        0            0            0     NA
   1000306493                   0        0        0            0            0     HE6MO80PCT
   1000306547                   0        0        0            0            0     2MOINT
   1000306577                   0        0        0            0            0     NA
   1000306580                   0        0        0            0            0     HE6MO80PCT
   1000306593                   0        0        0            0            0     HE6MO80PCT
   1000306614                   0        0        0            0            0     HE6MO80PCT
   1000306672                   0        0        0            0            0     NA
   1000306692                   0        0        0            0            0     HE6MO80PCT
   1000306733                   0        0        0            0            0     HE6MO80PCT
   1000306749                   0        0        0            0            0     HE6MO80PCT
   1000306772                   0        0        0            0            0     HE6MO80PCT
   1000306797                   0        0        0            0            0     HE6MO80PCT
   1000306856                   0        0        0            0            0     HE6MO80PCT
   1000306858                   0        0        0            0            0     NA
   1000306860                   0        0        0            0            0     NA
   1000306866                   0        0        0            0            0     NA
   1000306905                   0        0        0            0            0     NA
   1000306946                   0        0        0            0            0     HE6MO80PCT
   1000307012                   0        0        0            0            0     HE6MO80PCT
   1000307076                   0        0        0            0            0     NA
   1000307137                   0        0        0            0            0     HE6MO80PCT
   1000307164                   0        0        0            0            0     HE6MO80PCT
   1000307204                   0        0        0            0            0     NA
   1000307302                   0        0        0            0            0     HE6MO80PCT
   1000307303                   0        0        0            0            0     NA
   1000307423                   0        0        0            0            0     HE6MO80PCT
   1000307431                   0        0        0            0            0     HE6MO80PCT
   1000307444                   0        0        0            0            0     HE6MO80PCT
   1000307454                   0        0        0            0            0     HE6MO80PCT
   1000307464                   0        0        0            0            0     HE6MO80PCT
   1000307469                   0        0        0            0            0     NA
   1000307472                   0        0        0            0            0     HE6MO80PCT
   1000307498                   0        0        0            0            0     HE6MO80PCT
   1000307525                   0        0        0            0            0     HE6MO80PCT
   1000307532                   0        0        0            0            0     NA
   1000307548                   0        0        0            0            0     HE6MO80PCT
   1000307600                   0        0        0            0            0     HE6MO80PCT
   1000307608                   0        0        0            0            0     HE6MO80PCT
   1000307678                   0        0        0            0            0     HE6MO80PCT
   1000307685                   0        0        0            0            0     HE6MO80PCT
   1000307714                   0        0        0            0            0     HE6MO80PCT
   1000307722                   0        0        0            0            0     HE6MO80PCT
   1000307799                   0        0        0            0            0     HE6MO80PCT
   1000307836                   0        0        0            0            0     NA
   1000307906                   0        0        0            0            0     HE6MO80PCT
   1000307916                   0        0        0            0            0     HE6MO80PCT
   1000307949                   0        0        0            0            0     HE6MO80PCT
   1000307967                   0        0        0            0            0     HE6MO80PCT
   1000307983                   0        0        0            0            0     HE6MO80PCT
   1000308106                   0        0        0            0            0     HE6MO80PCT
   1000308111                   0        0        0            0            0     HE6MO80PCT
   1000308115                   0        0        0            0            0     HE6MO80PCT
   1000308131                   0        0        0            0            0     NA
   1000308152                   0        0        0            0            0     HE6MO80PCT
   1000308174                   0        0        0            0            0     NA
   1000308198                   0        0        0            0            0     NA
   1000308200                   0        0        0            0            0     HE6MO80PCT
   1000308229                   0        0        0            0            0     HE6MO80PCT
   1000308236                   0        0        0            0            0     HE6MO80PCT
   1000308251                   0        0        0            0            0     HE6MO80PCT
   1000308295                   0        0        0            0            0     HE6MO80PCT
   1000308313                   0        0        0            0            0     HE6MO80PCT
   1000308341                   0        0        0            0            0     HE6MO80PCT
   1000308374                   0        0        0            0            0     HE6MO80PCT
   1000308384                   0        0        0            0            0     HE6MO80PCT
   1000308438                   0        0        0            0            0     HE6MO80PCT
   1000308460                   0        0        0            0            0     HE6MO80PCT
   1000308497                   0        0        0            0            0     NA
   1000308499                   0        0        0            0            0     NA
   1000308520                   0        0        0            0            0     NA
   1000308532                   0        0        0            0            0     HE6MO80PCT
   1000308538                   0        0        0            0            0     HE6MO80PCT
   1000308551                   0        0        0            0            0     NA
   1000308606                   0        0        0            0            0     HE6MO80PCT
   1000308610                   0        0        0            0            0     NA
   1000308644                   0        0        0            0            0     HE6MO80PCT
   1000308673                   0        0        0            0            0     HE6MO80PCT
   1000308681                   0        0        0            0            0     HE6MO80PCT
   1000308701                   0        0        0            0            0     HE6MO80PCT
   1000308707                   0        0        0            0            0     HE6MO80PCT
   1000308711                   0        0        0            0            0     HE6MO80PCT
   1000308712                   0        0        0            0            0     HE6MO80PCT
   1000308721                   0        0        0            0            0     HE6MO80PCT
   1000308741                   0        0        0            0            0     HE6MO80PCT
   1000308754                   0        0        0            0            0     HE6MO80PCT
   1000308781                   0        0        0            0            0     NA
   1000308782                   0        0        0            0            0     HE6MO80PCT
   1000308785                   0        0        0            0            0     HE6MO80PCT
   1000308795                   0        0        0            0            0     NA
   1000308836                   0        0        0            0            0     HE6MO80PCT
   1000308850                   0        0        0            0            0     HE6MO80PCT
   1000308872                   0        0        0            0            0     HE6MO80PCT
   1000308883                   0        0        0            0            0     NA
   1000308884                   0        0        0            0            0     HE6MO80PCT
   1000308902                   0        0        0            0            0     HE6MO80PCT
   1000308903                   0        0        0            0            0     HE6MO80PCT
   1000308917                   0        0        0            0            0     NA
   1000308933                   0        0        0            0            0     HE6MO80PCT
   1000308941                   0        0        0            0            0     HE6MO80PCT
   1000308971                   0        0        0            0            0     HE6MO80PCT
   1000308973                   0        0        0            0            0     HE6MO80PCT
   1000308981                   0        0        0            0            0     HE6MO80PCT
   1000308985                   0        0        0            0            0     HE6MO80PCT
   1000308986                   0        0        0            0            0     HE6MO80PCT
   1000309019                   0        0        0            0            0     HE6MO80PCT
   1000309076                   0        0        0            0            0     NA
   1000309099                   0        0        0            0            0     HE6MO80PCT
   1000309127                   0        0        0            0            0     HE6MO80PCT
   1000309158                   0        0        0            0            0     HE6MO80PCT
   1000309185                   0        0        0            0            0     NA
   1000309188                   0        0        0            0            0     HE6MO80PCT
   1000309248                   0        0        0            0            0     NA
   1000309257                   0        0        0            0            0     NA
   1000309264                   0        0        0            0            0     NA
   1000309305                   0        0        0            0            0     NA
   1000309312                   0        0        0            0            0     NA
   1000309322                   0        0        0            0            0     NA
   1000309340                   0        0        0            0            0     HE6MO80PCT
   1000309351                   0        0        0            0            0     HE6MO80PCT
   1000309365                   0        0        0            0            0     NA
   1000309372                   0        0        0            0            0     NA
   1000309391                   0        0        0            0            0     HE6MO80PCT
   1000309396                   0        0        0            0            0     HE6MO80PCT
   1000309414                   0        0        0            0            0     NA
   1000309456                   0        0        0            0            0     HE6MO80PCT
   1000309459                   0        0        0            0            0     HE6MO80PCT
   1000309460                   0        0        0            0            0     HE6MO80PCT
   1000309461                   0        0        0            0            0     NA
   1000309470                   0        0        0            0            0     HE6MO80PCT
   1000309475                   0        0        0            0            0     NA
   1000309500                   0        0        0            0            0     HE6MO80PCT
   1000309505                   0        0        0            0            0     HE6MO80PCT
   1000309512                   0        0        0            0            0     HE6MO80PCT
   1000309531                   0        0        0            0            0     NA
   1000309535                   0        0        0            0            0     NA
   1000309538                   0        0        0            0            0     HE6MO80PCT
   1000309556                   0        0        0            0            0     HE6MO80PCT
   1000309592                   0        0        0            0            0     HE6MO80PCT
   1000309596                   0        0        0            0            0     HE6MO80PCT
   1000309601                   0        0        0            0            0     HE6MO80PCT
   1000309606                   0        0        0            0            0     HE6MO80PCT
   1000309609                   0        0        0            0            0     HE6MO80PCT
   1000309647                   0        0        0            0            0     2MOINT
   1000309648                   0        0        0            0            0     NA
   1000309664                   0        0        0            0            0     HE6MO80PCT
   1000309665                   0        0        0            0            0     HE6MO80PCT
   1000309678                   0        0        0            0            0     HE6MO80PCT
   1000309679                   0        0        0            0            0     HE6MO80PCT
   1000309684                   0        0        0            0            0     HE6MO80PCT
   1000309695                   0        0        0            0            0     HE6MO80PCT
   1000309725                   0        0        0            0            0     NA
   1000309733                   0        0        0            0            0     NA
   1000309741                   0        0        0            0            0     HE6MO80PCT
   1000309778                   0        0        0            0            0     HE6MO80PCT
   1000309783                   0        0        0            0            0     HE6MO80PCT
   1000309817                   0        0        0            0            0     HE6MO80PCT
   1000309825                   0        0        0            0            0     HE6MO80PCT
   1000309861                   0        0        0            0            0     HE6MO80PCT
   1000309883                   0        0        0            0            0     HE6MO80PCT
   1000309905                   0        0        0            0            0     HE6MO80PCT
   1000309926                   0        0        0            0            0     HE6MO80PCT
   1000309930                   0        0        0            0            0     NA
   1000309939                   0        0        0            0            0     HE6MO80PCT
   1000309941                   0        0        0            0            0     HE6MO80PCT
   1000309950                   0        0        0            0            0     1PER
   1000309971                   0        0        0            0            0     HE6MO80PCT
   1000309975                   0        0        0            0            0     HE6MO80PCT
   1000309980                   0        0        0            0            0     HE6MO80PCT
   1000310048                   0        0        0            0            0     NA
   1000310055                   0        0        0            0            0     HE6MO80PCT
   1000310066                   0        0        0            0            0     HE6MO80PCT
   1000310068                   0        0        0            0            0     NA
   1000310087                   0        0        0            0            0     HE6MO80PCT
   1000310120                   0        0        0            0            0     NA
   1000310156                   0        0        0            0            0     NA
   1000310257                   0        0        0            0            0     HE6MO80PCT
   1000310260                   0        0        0            0            0     HE6MO80PCT
   1000310265                   0        0        0            0            0     NA
   1000310308                   0        0        0            0            0     NA
   1000310310                   0        0        0            0            0     NA
   1000310329                   0        0        0            0            0     HE6MO80PCT
   1000310342                   0        0        0            0            0     HE6MO80PCT
   1000310363                   0        0        0            0            0     NA
   1000310366                   0        0        0            0            0     HE6MO80PCT
   1000310391                   0        0        0            0            0     HE6MO80PCT
   1000310394                   0        0        0            0            0     NA
   1000310407                   0        0        0            0            0     NA
   1000310415                   0        0        0            0            0     HE6MO80PCT
   1000310427                   0        0        0            0            0     NA
   1000310452                   0        0        0            0            0     HE6MO80PCT
   1000310458                   0        0        0            0            0     HE6MO80PCT
   1000310510                   0        0        0            0            0     HE6MO80PCT
   1000310514                   0        0        0            0            0     NA
   1000310517                   0        0        0            0            0     HE6MO80PCT
   1000310548                   0        0        0            0            0     HE6MO80PCT
   1000310557                   0        0        0            0            0     NA
   1000310566                   0        0        0            0            0     NA
   1000310572                   0        0        0            0            0     NA
   1000310580                   0        0        0            0            0     NA
   1000310630                   0        0        0            0            0     HE6MO80PCT
   1000310634                   0        0        0            0            0     HE6MO80PCT
   1000310636                   0        0        0            0            0     HE6MO80PCT
   1000310660                   0        0        0            0            0     HE6MO80PCT
   1000310665                   0        0        0            0            0     HE6MO80PCT
   1000310667                   0        0        0            0            0     HE6MO80PCT
   1000310719                   0        0        0            0            0     HE6MO80PCT
   1000310753                   0        0        0            0            0     NA
   1000310758                   0        0        0            0            0     HE6MO80PCT
   1000310800                   0        0        0            0            0     HE6MO80PCT
   1000310813                   0        0        0            0            0     HE6MO80PCT
   1000310815                   0        0        0            0            0     HE6MO80PCT
   1000310861                   0        0        0            0            0     HE6MO80PCT
   1000310868                   0        0        0            0            0     HE6MO80PCT
   1000310902                   0        0        0            0            0     HE6MO80PCT
   1000310912                   0        0        0            0            0     NA
   1000310915                   0        0        0            0            0     HE6MO80PCT
   1000310919                   0        0        0            0            0     NA
   1000310953                   0        0        0            0            0     HE6MO80PCT
   1000311017                   0        0        0            0            0     HE6MO80PCT
   1000311035                   0        0        0            0            0     1PER
   1000311036                   0        0        0            0            0     HE6MO80PCT
   1000311062                   0        0        0            0            0     NA
   1000311066                   0        0        0            0            0     HE6MO80PCT
   1000311068                   0        0        0            0            0     HE6MO80PCT
   1000311113                   0        0        0            0            0     HE6MO80PCT
   1000311131                   0        0        0            0            0     HE6MO80PCT
   1000311138                   0        0        0            0            0     HE6MO80PCT
   1000311139                   0        0        0            0            0     HE6MO80PCT
   1000311140                   0        0        0            0            0     NA
   1000311143                   0        0        0            0            0     NA
   1000311211                   0        0        0            0            0     HE6MO80PCT
   1000311221                   0        0        0            0            0     HE6MO80PCT
   1000311260                   0        0        0            0            0     HE6MO80PCT
   1000311266                   0        0        0            0            0     HE6MO80PCT
   1000311272                   0        0        0            0            0     HE6MO80PCT
   1000311298                   0        0        0            0            0     HE6MO80PCT
   1000311306                   0        0        0            0            0     HE6MO80PCT
   1000311324                   0        0        0            0            0     HE6MO80PCT
   1000311343                   0        0        0            0            0     HE6MO80PCT
   1000311349                   0        0        0            0            0     HE6MO80PCT
   1000311410                   0        0        0            0            0     NA
   1000311415                   0        0        0            0            0     NA
   1000311446                   0        0        0            0            0     HE6MO80PCT
   1000311453                   0        0        0            0            0     NA
   1000311458                   0        0        0            0            0     HE6MO80PCT
   1000311472                   0        0        0            0            0     HE6MO80PCT
   1000311500                   0        0        0            0            0     HE6MO80PCT
   1000311505                   0        0        0            0            0     NA
   1000311512                   0        0        0            0            0     HE6MO80PCT
   1000311580                   0        0        0            0            0     HE6MO80PCT
   1000311582                   0        0        0            0            0     NA
   1000311592                   0        0        0            0            0     HE6MO80PCT
   1000311598                   0        0        0            0            0     HE6MO80PCT
   1000311607                   0        0        0            0            0     HE6MO80PCT
   1000311622                   0        0        0            0            0     HE6MO80PCT
   1000311705                   0        0        0            0            0     HE6MO80PCT
   1000311706                   0        0        0            0            0     HE6MO80PCT
   1000311708                   0        0        0            0            0     2MOINT
   1000311718                   0        0        0            0            0     HE6MO80PCT
   1000311753                   0        0        0            0            0     HE6MO80PCT
   1000311762                   0        0        0            0            0     NA
   1000311770                   0        0        0            0            0     HE6MO80PCT
   1000311774                   0        0        0            0            0     HE6MO80PCT
   1000311777                   0        0        0            0            0     HE6MO80PCT
   1000311780                   0        0        0            0            0     HE6MO80PCT
   1000311783                   0        0        0            0            0     NA
   1000311788                   0        0        0            0            0     NA
   1000311796                   0        0        0            0            0     HE6MO80PCT
   1000311806                   0        0        0            0            0     NA
   1000311810                   0        0        0            0            0     HE6MO80PCT
   1000311821                   0        0        0            0            0     HE6MO80PCT
   1000311828                   0        0        0            0            0     HE6MO80PCT
   1000311829                   0        0        0            0            0     NA
   1000311833                   0        0        0            0            0     HE6MO80PCT
   1000311859                   0        0        0            0            0     NA
   1000311946                   0        0        0            0            0     NA
   1000311960                   0        0        0            0            0     HE6MO80PCT
   1000311967                   0        0        0            0            0     NA
   1000311968                   0        0        0            0            0     HE6MO80PCT
   1000311973                   0        0        0            0            0     HE6MO80PCT
   1000312010                   0        0        0            0            0     HE6MO80PCT
   1000312025                   0        0        0            0            0     HE6MO80PCT
   1000312033                   0        0        0            0            0     HE6MO80PCT
   1000312058                   0        0        0            0            0     HE6MO80PCT
   1000312082                   0        0        0            0            0     NA
   1000312086                   0        0        0            0            0     HE6MO80PCT
   1000312100                   0        0        0            0            0     HE6MO80PCT
   1000312133                   0        0        0            0            0     NA
   1000312156                   0        0        0            0            0     HE6MO80PCT
   1000312162                   0        0        0            0            0     HE6MO80PCT
   1000312179                   0        0        0            0            0     NA
   1000312224                   0        0        0            0            0     HE6MO80PCT
   1000312230                   0        0        0            0            0     HE6MO80PCT
   1000312238                   0        0        0            0            0     HE6MO80PCT
   1000312259                   0        0        0            0            0     HE6MO80PCT
   1000312266                   0        0        0            0            0     NA
   1000312267                   0        0        0            0            0     HE6MO80PCT
   1000312271                   0        0        0            0            0     NA
   1000312276                   0        0        0            0            0     HE6MO80PCT
   1000312289                   0        0        0            0            0     HE6MO80PCT
   1000312298                   0        0        0            0            0     NA
   1000312303                   0        0        0            0            0     HE6MO80PCT
   1000312306                   0        0        0            0            0     HE6MO80PCT
   1000312312                   0        0        0            0            0     NA
   1000312319                   0        0        0            0            0     HE6MO80PCT
   1000312338                   0        0        0            0            0     HE6MO80PCT
   1000312366                   0        0        0            0            0     HE6MO80PCT
   1000312379                   0        0        0            0            0     NA
   1000312382                   0        0        0            0            0     HE6MO80PCT
   1000312397                   0        0        0            0            0     HE6MO80PCT
   1000312435                   0        0        0            0            0     HE6MO80PCT
   1000312452                   0        0        0            0            0     HE6MO80PCT
   1000312457                   0        0        0            0            0     HE6MO80PCT
   1000312460                   0        0        0            0            0     HE6MO80PCT
   1000312464                   0        0        0            0            0     HE6MO80PCT
   1000312467                   0        0        0            0            0     NA
   1000312484                   0        0        0            0            0     HE6MO80PCT
   1000312518                   0        0        0            0            0     NA
   1000312519                   0        0        0            0            0     HE6MO80PCT
   1000312520                   0        0        0            0            0     HE6MO80PCT
   1000312521                   0        0        0            0            0     NA
   1000312524                   0        0        0            0            0     HE6MO80PCT
   1000312530                   0        0        0            0            0     HE6MO80PCT
   1000312572                   0        0        0            0            0     HE6MO80PCT
   1000312579                   0        0        0            0            0     HE6MO80PCT
   1000312584                   0        0        0            0            0     HE6MO80PCT
   1000312597                   0        0        0            0            0     HE6MO80PCT
   1000312615                   0        0        0            0            0     NA
   1000312630                   0        0        0            0            0     HE6MO80PCT
   1000312634                   0        0        0            0            0     HE6MO80PCT
   1000312636                   0        0        0            0            0     HE6MO80PCT
   1000312660                   0        0        0            0            0     NA
   1000312679                   0        0        0            0            0     HE6MO80PCT
   1000312689                   0        0        0            0            0     HE6MO80PCT
   1000312694                   0        0        0            0            0     HE6MO80PCT
   1000312708                   0        0        0            0            0     NA
   1000312717                   0        0        0            0            0     HE6MO80PCT
   1000312721                   0        0        0            0            0     HE6MO80PCT
   1000312726                   0        0        0            0            0     HE6MO80PCT
   1000312769                   0        0        0            0            0     HE6MO80PCT
   1000312785                   0        0        0            0            0     2PER
   1000312791                   0        0        0            0            0     HE6MO80PCT
   1000312796                   0        0        0            0            0     NA
   1000312816                   0        0        0            0            0     HE6MO80PCT
   1000312822                   0        0        0            0            0     HE6MO80PCT
   1000312823                   0        0        0            0            0     HE6MO80PCT
   1000312824                   0        0        0            0            0     HE6MO80PCT
   1000312839                   0        0        0            0            0     HE6MO80PCT
   1000312883                   0        0        0            0            0     HE6MO80PCT
   1000312889                   0        0        0            0            0     HE6MO80PCT
   1000312897                   0        0        0            0            0     HE6MO80PCT
   1000312914                   0        0        0            0            0     HE6MO80PCT
   1000312941                   0        0        0            0            0     HE6MO80PCT
   1000312970                   0        0        0            0            0     HE6MO80PCT
   1000312981                   0        0        0            0            0     HE6MO80PCT
   1000313009                   0        0        0            0            0     HE6MO80PCT
   1000313012                   0        0        0            0            0     NA
   1000313027                   0        0        0            0            0     HE6MO80PCT
   1000313037                   0        0        0            0            0     HE6MO80PCT
   1000313052                   0        0        0            0            0     HE6MO80PCT
   1000313055                   0        0        0            0            0     HE6MO80PCT
   1000313068                   0        0        0            0            0     HE6MO80PCT
   1000313074                   0        0        0            0            0     HE6MO80PCT
   1000313081                   0        0        0            0            0     HE6MO80PCT
   1000313128                   0        0        0            0            0     HE6MO80PCT
   1000313131                   0        0        0            0            0     HE6MO80PCT
   1000313135                   0        0        0            0            0     HE6MO80PCT
   1000313138                   0        0        0            0            0     HE6MO80PCT
   1000313148                   0        0        0            0            0     HE6MO80PCT
   1000313155                   0        0        0            0            0     HE6MO80PCT
   1000313164                   0        0        0            0            0     HE6MO80PCT
   1000313188                   0        0        0            0            0     HE6MO80PCT
   1000313196                   0        0        0            0            0     HE6MO80PCT
   1000313201                   0        0        0            0            0     NA
   1000313203                   0        0        0            0            0     HE6MO80PCT
   1000313206                   0        0        0            0            0     NA
   1000313220                   0        0        0            0            0     HE6MO80PCT
   1000313222                   0        0        0            0            0     HE6MO80PCT
   1000313225                   0        0        0            0            0     HE6MO80PCT
   1000313237                   0        0        0            0            0     HE6MO80PCT
   1000313249                   0        0        0            0            0     HE6MO80PCT
   1000313262                   0        0        0            0            0     HE6MO80PCT
   1000313263                   0        0        0            0            0     HE6MO80PCT
   1000313269                   0        0        0            0            0     HE6MO80PCT
   1000313278                   0        0        0            0            0     HE6MO80PCT
   1000313286                   0        0        0            0            0     NA
   1000313303                   0        0        0            0            0     HE6MO80PCT
   1000313307                   0        0        0            0            0     HE6MO80PCT
   1000313309                   0        0        0            0            0     HE6MO80PCT
   1000313339                   0        0        0            0            0     HE6MO80PCT
   1000313343                   0        0        0            0            0     HE6MO80PCT
   1000313346                   0        0        0            0            0     HE6MO80PCT
   1000313347                   0        0        0            0            0     HE6MO80PCT
   1000313351                   0        0        0            0            0     HE6MO80PCT
   1000313352                   0        0        0            0            0     HE6MO80PCT
   1000313353                   0        0        0            0            0     NA
   1000313355                   0        0        0            0            0     NA
   1000313376                   0        0        0            0            0     HE6MO80PCT
   1000313378                   0        0        0            0            0     HE6MO80PCT
   1000313385                   0        0        0            0            0     HE6MO80PCT
   1000313398                   0        0        0            0            0     HE6MO80PCT
   1000313409                   0        0        0            0            0     HE6MO80PCT
   1000313415                   0        0        0            0            0     NA
   1000313417                   0        0        0            0            0     HE6MO80PCT
   1000313430                   0        0        0            0            0     HE6MO80PCT
   1000313441                   0        0        0            0            0     NA
   1000313452                   0        0        0            0            0     HE6MO80PCT
   1000313454                   0        0        0            0            0     HE6MO80PCT
   1000313456                   0        0        0            0            0     HE6MO80PCT
   1000313457                   0        0        0            0            0     NA
   1000313461                   0        0        0            0            0     HE6MO80PCT
   1000313496                   0        0        0            0            0     HE6MO80PCT
   1000313512                   0        0        0            0            0     HE6MO80PCT
   1000313514                   0        0        0            0            0     HE6MO80PCT
   1000313521                   0        0        0            0            0     HE6MO80PCT
   1000313524                   0        0        0            0            0     HE6MO80PCT
   1000313548                   0        0        0            0            0     HE6MO80PCT
   1000313556                   0        0        0            0            0     HE6MO80PCT
   1000313568                   0        0        0            0            0     HE6MO80PCT
   1000313572                   0        0        0            0            0     HE6MO80PCT
   1000313599                   0        0        0            0            0     HE6MO80PCT
   1000313614                   0        0        0            0            0     HE6MO80PCT
   1000313620                   0        0        0            0            0     HE6MO80PCT
   1000313648                   0        0        0            0            0     HE6MO80PCT
   1000313667                   0        0        0            0            0     HE6MO80PCT
   1000313682                   0        0        0            0            0     HE6MO80PCT
   1000313691                   0        0        0            0            0     HE6MO80PCT
   1000313707                   0        0        0            0            0     NA
   1000313713                   0        0        0            0            0     HE6MO80PCT
   1000313714                   0        0        0            0            0     NA
   1000313716                   0        0        0            0            0     HE6MO80PCT
   1000313718                   0        0        0            0            0     HE6MO80PCT
   1000313745                   0        0        0            0            0     HE6MO80PCT
   1000313750                   0        0        0            0            0     HE6MO80PCT
   1000313772                   0        0        0            0            0     HE6MO80PCT
   1000313781                   0        0        0            0            0     HE6MO80PCT
   1000313793                   0        0        0            0            0     HE6MO80PCT
   1000313800                   0        0        0            0            0     HE6MO80PCT
   1000313809                   0        0        0            0            0     HE6MO80PCT
   1000313813                   0        0        0            0            0     HE6MO80PCT
   1000313819                   0        0        0            0            0     HE6MO80PCT
   1000313844                   0        0        0            0            0     HE6MO80PCT
   1000313851                   0        0        0            0            0     HE6MO80PCT
   1000313861                   0        0        0            0            0     NA
   1000313862                   0        0        0            0            0     HE6MO80PCT
   1000313878                   0        0        0            0            0     NA
   1000313888                   0        0        0            0            0     HE6MO80PCT
   1000313898                   0        0        0            0            0     HE6MO80PCT
   1000313899                   0        0        0            0            0     HE6MO80PCT
   1000313905                   0        0        0            0            0     HE6MO80PCT
   1000313910                   0        0        0            0            0     HE6MO80PCT
   1000313926                   0        0        0            0            0     HE6MO80PCT
   1000313933                   0        0        0            0            0     HE6MO80PCT
   1000313952                   0        0        0            0            0     HE6MO80PCT
   1000313987                   0        0        0            0            0     HE6MO80PCT
   1000314012                   0        0        0            0            0     HE6MO80PCT
   1000314017                   0        0        0            0            0     NA
   1000314051                   0        0        0            0            0     HE6MO80PCT
   1000314073                   0        0        0            0            0     HE6MO80PCT
   1000314076                   0        0        0            0            0     HE6MO80PCT
   1000314078                   0        0        0            0            0     HE6MO80PCT
   1000314081                   0        0        0            0            0     HE6MO80PCT
   1000314088                   0        0        0            0            0     HE6MO80PCT
   1000314101                   0        0        0            0            0     HE6MO80PCT
   1000314111                   0        0        0            0            0     NA
   3000002068                   0        0        0            0            0     HE6MO80PCT
   3000002079                   0        0        0            0            0     HE6MO80PCT
   3000002080                   0        0        0            0            0     HE6MO80PCT
   3000002148                   0        0        0            0            0     2MOINT
   3000002193                   0        0        0            0            0     2MOINT
   3000002342                   0        0        0            0            0     NA
   3000002488                   0        0        0            0            0     HE6MO80PCT
   3000002536                   0        0        0            0            0     HE6MO80PCT
   3000002967                   0        0        0            0            0     HE6MO80PCT
   3000003003                   0        0        0            0            0     HE6MO80PCT
   3000003014                   0        0        0            0            0     HE6MO80PCT
   3000003081                   0        0        0            0            0     NA
   3000003092                   0        0        0            0            0     HE6MO80PCT
   3000003127                   0        0        0            0            0     NA
   3000003376                   0        0        0            0            0     HE6MO80PCT
   3000003467                   0        0        0            0            0     HE6MO80PCT
   3000003537                   0        0        0            0            0     HE6MO80PCT
   3000003548                   0        0        0            0            0     NA
   3000003640                   0        0        0            0            0     NA
   3000003684                   0        0        0            0            0     NA
   3000003822                   0        0        0            0            0     HE6MO80PCT
   3000004219                   0        0        0            0            0     HE6MO80PCT
   3000004220                   0        0        0            0            0     HE6MO80PCT
   3000004561                   0        0        0            0            0     HE6MO80PCT
   3000004652                   0        0        0            0            0     NA
   3000004674                   0        0        0            0            0     HE6MO80PCT
   3000004732                   0        0        0            0            0     HE6MO80PCT
   3000004914                   0        0        0            0            0     HE6MO80PCT
   3000005027                   0        0        0            0            0     HE6MO80PCT
   3000005107                   0        0        0            0            0     NA
   3000005185                   0        0        0            0            0     NA
   3000005221                   0        0        0            0            0     HE6MO80PCT
   3000005345                   0        0        0            0            0     HE6MO80PCT
   3000005458                   0        0        0            0            0     NA
   3000005492                   0        0        0            0            0     NA
   3000005595                   0        0        0            0            0     NA
   3000006051                   0        0        0            0            0     NA
   3000006084                   0        0        0            0            0     NA
   3000006404                   0        0        0            0            0     NA
   3000006415                   0        0        0            0            0     NA
   3000006493                   0        0        0            0            0     NA
   3000006778                   0        0        0            0            0     HE6MO80PCT
   3000007132                   0        0        0            0            0     HE6MO80PCT
   3000007256                   0        0        0            0            0     2%VS2MOINT
   3000007290                   0        0        0            0            0     HE6MO80PCT
   3000007392                   0        0        0            0            0     HE6MO80PCT
   3000007461                   0        0        0            0            0     HE6MO80PCT
   3000007508                   0        0        0            0            0     NA
   3000007564                   0        0        0            0            0     HE6MO80PCT
   3000007575                   0        0        0            0            0     NA
   3000007688                   0        0        0            0            0     HE6MO80PCT
   3000007871                   0        0        0            0            0     HE6MO80PCT
   3000007906                   0        0        0            0            0     NA
   3000007928                   0        0        0            0            0     HE6MO80PCT
   3000008122                   0        0        0            0            0     HE6MO80PCT
   3000008326                   0        0        0            0            0     NA
   3000008359                   0        0        0            0            0     NA
   3000008406                   0        0        0            0            0     HE6MO80PCT
   3000008462                   0        0        0            0            0     NA
   3000008656                   0        0        0            0            0     HE6MO80PCT
   3000008907                   0        0        0            0            0     HE6MO80PCT
   3000009145                   0        0        0            0            0     HE6MO80PCT
   3000009167                   0        0        0            0            0     HE6MO80PCT
   3000009361                   0        0        0            0            0     HE6MO80PCT
   3000009372                   0        0        0            0            0     NA
   3000009566                   0        0        0            0            0     HE6MO80PCT
   3000009726                   0        0        0            0            0     NA
   3000009748                   0        0        0            0            0     HE6MO80PCT
   3000009931                   0        0        0            0            0     HE6MO80PCT
   3000010104                   0        0        0            0            0     NA
   3000010160                   0        0        0            0            0     HE6MO80PCT
   3000010240                   0        0        0            0            0     HE6MO80PCT
   3000010319                   0        0        0            0            0     HE6MO80PCT
   3000010499                   0        0        0            0            0     HE6MO80PCT
   3000010605                   0        0        0            0            0     HE6MO80PCT
   3000010638                   0        0        0            0            0     NA
   3000010694                   0        0        0            0            0     NA
   3000010821                   0        0        0            0            0     HE6MO80PCT
   3000010865                   0        0        0            0            0     HE6MO80PCT
   3000010912                   0        0        0            0            0     HE6MO80PCT
   3000010945                   0        0        0            0            0     NA
   3000011070                   0        0        0            0            0     NA
   3000011229                   0        0        0            0            0     NA
   3000011310                   0        0        0            0            0     NA
   3000011423                   0        0        0            0            0     HE6MO80PCT
   3000011445                   0        0        0            0            0     HE6MO80PCT
   3000011478                   0        0        0            0            0     HE6MO80PCT
   3000011559                   0        0        0            0            0     NA
   3000011617                   0        0        0            0            0     NA
   3000011720                   0        0        0            0            0     HE6MO80PCT
   3000012004                   0        0        0            0            0     NA
   3000012015                   0        0        0            0            0     HE6MO80PCT
   3000012264                   0        0        0            0            0     NA
   3000012275                   0        0        0            0            0     NA
   3000012322                   0        0        0            0            0     HE6MO80PCT
   3000012823                   0        0        0            0            0     HE6MO80PCT
   3000012867                   0        0        0            0            0     NA
   3000012878                   0        0        0            0            0     HE6MO80PCT
   3000013425                   0        0        0            0            0     NA
   3000013470                   0        0        0            0            0     HE6MO80PCT
   3000013620                   0        0        0            0            0     NA
   3000013686                   0        0        0            0            0     HE6MO80PCT
   3000013711                   0        0        0            0            0     NA
   3000013824                   0        0        0            0            0     HE6MO80PCT
   3000014153                   0        0        0            0            0     HE6MO80PCT
   3000014200                   0        0        0            0            0     HE6MO80PCT
   3000014459                   0        0        0            0            0     HE6MO80PCT
   3000014621                   0        0        0            0            0     HE6MO80PCT
   3000014665                   0        0        0            0            0     NA
   3000014698                   0        0        0            0            0     NA
   3000014825                   0        0        0            0            0     HE6MO80PCT
   3000015176                   0        0        0            0            0     2%VS2MOINT
   3000015347                   0        0        0            0            0     HE6MO80PCT
   3000015449                   0        0        0            0            0     HE6MO80PCT
   3000015928                   0        0        0            0            0     HE6MO80PCT
   3000016086                   0        0        0            0            0     HE6MO80PCT
   3000016941                   0        0        0            0            0     HE6MO80PCT
   3000017361                   0        0        0            0            0     NA
   3000017500                   0        0        0            0            0     HE6MO80PCT
   3000017613                   0        0        0            0            0     HE6MO80PCT
   3000017668                   0        0        0            0            0     NA
   3000017679                   0        0        0            0            0     HE6MO80PCT
   3000017920                   0        0        0            0            0     NA
   3000018011                   0        0        0            0            0     HE6MO80PCT
   3000018830                   0        0        0            0            0     HE6MO80PCT
   3000018841                   0        0        0            0            0     HE6MO80PCT
   3000018965                   0        0        0            0            0     HE6MO80PCT
   3000018998                   0        0        0            0            0     HE6MO80PCT
   3000019045                   0        0        0            0            0     NA
   3000019158                   0        0        0            0            0     HE6MO80PCT
   3000019465                   0        0        0            0            0     NA
   3000019524                   0        0        0            0            0     HE6MO80PCT
   3000019728                   0        0        0            0            0     HE6MO80PCT
   3000019739                   0        0        0            0            0     NA
   3000019740                   0        0        0            0            0     NA
   3000020037                   0        0        0            0            0     HE6MO80PCT
   3000020377                   0        0        0            0            0     NA
   3000020561                   0        0        0            0            0     HE6MO80PCT
   3000020914                   0        0        0            0            0     HE6MO80PCT
   3000020925                   0        0        0            0            0     HE6MO80PCT
   3000021016                   0        0        0            0            0     HE6MO80PCT
   3000021378                   0        0        0            0            0     NA
   3000021711                   0        0        0            0            0     NA
   3000021904                   0        0        0            0            0     NA
   3000022574                   0        0        0            0            0     HE6MO80PCT
   3000022858                   0        0        0            0            0     NA
   3000023154                   0        0        0            0            0     HE6MO80PCT
   3000023622                   0        0        0            0            0     HE6MO80PCT
   3000023859                   0        0        0            0            0     NA
   3000024623                   0        0        0            0            0     HE6MO80PCT
   3000024678                   0        0        0            0            0     HE6MO80PCT
   3000024930                   0        0        0            0            0     HE6MO80PCT
   3000025269                   0        0        0            0            0     NA
   3000025327                   0        0        0            0            0     HE6MO80PCT
   3000025588                   0        0        0            0            0     NA
   3000025704                   0        0        0            0            0     NA
   3000025840                   0        0        0            0            0     HE6MO80PCT
   3000025895                   0        0        0            0            0     HE6MO80PCT
   3000025975                   0        0        0            0            0     NA
   3000026180                   0        0        0            0            0     HE6MO80PCT
   3000026248                   0        0        0            0            0     HE6MO80PCT
   3000027090                   0        0        0            0            0     HE6MO80PCT
   3000027227                   0        0        0            0            0     NA
   3000027318                   0        0        0            0            0     NA
   3000027999                   0        0        0            0            0     HE6MO80PCT
   3000028126                   0        0        0            0            0     NA
   3000028581                   0        0        0            0            0     HE6MO80PCT
   3000028876                   0        0        0            0            0     NA
   3000029003                   0        0        0            0            0     HE6MO80PCT
   3000030288                   0        0        0            0            0     HE6MO80PCT
   3000030585                   0        0        0            0            0     NA
   3000031531                   0        0        0            0            0     HE6MO80PCT
   3000031586                   0        0        0            0            0     NA
   3000031848                   0        0        0            0            0     HE6MO80PCT
   3000032177                   0        0        0            0            0     HE6MO80PCT
   3000032337                   0        0        0            0            0     HE6MO80PCT
   3000033361                   0        0        0            0            0     HE6MO80PCT
   3000035012                   0        0        0            0            0     NA
   3000035023                   0        0        0            0            0     NA
   3100005642                   0        0        0            0            0     HE6MO80PCT
   3100005744                   0        0        0            0            0     NA
   3100012696                   0        0        0            0            0     HE6MO80PCT
   5000003027                   0        0        0            0            0     NA
   5000003035                   0        0        0            0            0     NA
   5000003542                   0        0        0            0            0     NA
   5000003546                   0        0        0            0            0     NA
   5000003557                   0        0        0            0            0     NA
   5000003560                   0        0        0            0            0     NA
   5000172274                   0        0        0            0            0     NA
   5000173302                   0        0        0            0            0     NA
   5000174829                   0        0        0            0            0     NA
   5000174897                   0        0        0            0            0     NA
   5000175811                   0        0        0            0            0     NA
   5000176357                   0        0        0            0            0     NA
   5000180978                   0        0        0            0            0     NA
   5000182005                   0        0        0            0            0     2%VS2MOINT
   5000182096                   0        0        0            0            0     NA
   5000184300                   0        0        0            0            0     NA
   5000184898                   0        0        0            0            0     NA
   5000185594                   0        0        0            0            0     HE6MO80PCT
   5000185794                   0        0        0            0            0     NA
   5000186693                   0        0        0            0            0     NA
   5000187019                   0        0        0            0            0     NA
   5000188035                   0        0        0            0            0     NA
   5000188072                   0        0        0            0            0     NA
   5000188104                   0        0        0            0            0     NA
   5000188857                   0        0        0            0            0     HE6MO80PCT
   5000188884                   0        0        0            0            0     NA
   5000188928                   0        0        0            0            0     1PER
   5000188958                   0        0        0            0            0     HE6MO80PCT
   5000189054                   0        0        0            0            0     NA
   5000189448                   0        0        0            0            0     NA
   5000189608                   0        0        0            0            0     NA
   5000189725                   0        0        0            0            0     NA
   5000189740                   0        0        0            0            0     1PER
   5000189749                   0        0        0            0            0     NA
   5000189779                   0        0        0            0            0     HE6MO80PCT
   5000189866                   0        0        0            0            0     NA
   5000189875                   0        0        0            0            0     NA
   5000189893                   0        0        0            0            0     HE6MO80PCT
   5000189930                   0        0        0            0            0     NA
   5000190283                   0        0        0            0            0     NA
   5000190315                   0        0        0            0            0     NA
   5000190326                   0        0        0            0            0     NA
   5000190484                   0        0        0            0            0     NA
   5000190581                   0        0        0            0            0     NA
   5000190681                   0        0        0            0            0     NA
   5000190802                   0        0        0            0            0     NA
   5000191069                   0        0        0            0            0     NA
   5000191091                   0        0        0            0            0     1PER
   5000191137                   0        0        0            0            0     NA
   5000191348                   0        0        0            0            0     NA
   5000191376                   0        0        0            0            0     NA
   5000191447                   0        0        0            0            0     NA
   5000191462                   0        0        0            0            0     NA
   5000191513                   0        0        0            0            0     1PER
   5000191680                   0        0        0            0            0     NA
   5000191722                   0        0        0            0            0     NA
   5000191803                   0        0        0            0            0     NA
   5000191880                   0        0        0            0            0     NA
   5000191882                   0        0        0            0            0     HE6MO80PCT
   5000191935                   0        0        0            0            0     HE6MO80PCT
   5000191959                   0        0        0            0            0     NA
   5000191984                   0        0        0            0            0     NA
   5000192169                   0        0        0            0            0     HE6MO80PCT
   5000192187                   0        0        0            0            0     NA
   5000192227                   0        0        0            0            0     NA
   5000192245                   0        0        0            0            0     NA
   5000192334                   0        0        0            0            0     NA
   5000192427                   0        0        0            0            0     NA
   5000192503                   0        0        0            0            0     NA
   5000192513                   0        0        0            0            0     NA
   5000192616                   0        0        0            0            0     NA
   5000192702                   0        0        0            0            0     HE6MO80PCT
   5000192808                   0        0        0            0            0     NA
   5000192923                   0        0        0            0            0     NA
   5000192956                   0        0        0            0            0     NA
   5000192962                   0        0        0            0            0     1PER
   5000192967                   0        0        0            0            0     NA
   5000192972                   0        0        0            0            0     NA
   5000192975                   0        0        0            0            0     NA
   5000193188                   0        0        0            0            0     NA
   5000193362                   0        0        0            0            0     HE6MO80PCT
   5000193529                   0        0        0            0            0     2MOINT
   5000193593                   0        0        0            0            0     NA
   5000193596                   0        0        0            0            0     NA
   5000193676                   0        0        0            0            0     HE6MO80PCT
   5000193717                   0        0        0            0            0     1PER
   5000193972                   0        0        0            0            0     NA
   5000194027                   0        0        0            0            0     HE6MO80PCT
   5000194031                   0        0        0            0            0     2%VS2MOINT
   5000194070                   0        0        0            0            0     NA
   5000194078                   0        0        0            0            0     HE6MO80PCT
   5000194111                   0        0        0            0            0     NA
   5000194188                   0        0        0            0            0     NA
   5000194381                   0        0        0            0            0     NA
   5000194427                   0        0        0            0            0     2%VS2MOINT
   5000194577                   0        0        0            0            0     HE6MO80PCT
   5000194651                   0        0        0            0            0     NA
   5000194669                   0        0        0            0            0     HE6MO80PCT
   5000194690                   0        0        0            0            0     NA
   5000194848                   0        0        0            0            0     NA
   5000194857                   0        0        0            0            0     NA
   5000194906                   0        0        0            0            0     NA
   5000194927                   0        0        0            0            0     NA
   5000195038                   0        0        0            0            0     2%VS2MOINT
   5000195200                   0        0        0            0            0     HE6MO80PCT
   5000195272                   0        0        0            0            0     NA
   5000195360                   0        0        0            0            0     NA
   5000195361                   0        0        0            0            0     1PER
   5000195505                   0        0        0            0            0     HE6MO80PCT
   5000195689                   0        0        0            0            0     NA
   5000195716                   0        0        0            0            0     NA
   5000195753                   0        0        0            0            0     NA
   5000195847                   0        0        0            0            0     NA
   5000195968                   0        0        0            0            0     HE6MO80PCT
   5000195985                   0        0        0            0            0     NA
   5000196061                   0        0        0            0            0     NA
   5000196093                   0        0        0            0            0     HE6MO80PCT
   5000196147                   0        0        0            0            0     NA
   5000196163                   0        0        0            0            0     HE6MO80PCT
   5000196167                   0        0        0            0            0     2%VS2MOINT
   5000196188                   0        0        0            0            0     NA
   5000196223                   0        0        0            0            0     HE6MO80PCT
   5000196257                   0        0        0            0            0     NA
   5000196269                   0        0        0            0            0     NA
   5000196364                   0        0        0            0            0     1PER
   5000196421                   0        0        0            0            0     NA
   5000196456                   0        0        0            0            0     2%VS2MOINT
   5000196506                   0        0        0            0            0     NA
   5000196641                   0        0        0            0            0     NA
   5000196659                   0        0        0            0            0     NA
   5000196694                   0        0        0            0            0     NA
   5000196706                   0        0        0            0            0     NA
   5000196755                   0        0        0            0            0     NA
   5000196760                   0        0        0            0            0     NA
   5000196773                   0        0        0            0            0     NA
   5000196786                   0        0        0            0            0     NA
   5000196847                   0        0        0            0            0     NA
   5000196876                   0        0        0            0            0     NA
   5000197013                   0        0        0            0            0     HE6MO80PCT
   5000197073                   0        0        0            0            0     NA
   5000197134                   0        0        0            0            0     NA
   5000197174                   0        0        0            0            0     NA
   5000197238                   0        0        0            0            0     NA
   5000197266                   0        0        0            0            0     NA
   5000197298                   0        0        0            0            0     2%VS2MOINT
   5000197333                   0        0        0            0            0     NA
   5000197345                   0        0        0            0            0     NA
   5000197435                   0        0        0            0            0     NA
   5000197662                   0        0        0            0            0     NA
   5000197726                   0        0        0            0            0     NA
   5000197759                   0        0        0            0            0     1PER
   5000197771                   0        0        0            0            0     2%VS2MOINT
   5000197794                   0        0        0            0            0     NA
   5000197817                   0        0        0            0            0     NA
   5000197820                   0        0        0            0            0     2%VS2MOINT
   5000197824                   0        0        0            0            0     NA
   5000197833                   0        0        0            0            0     NA
   5000197856                   0        0        0            0            0     3%2%1%
   5000197860                   0        0        0            0            0     NA
   5000197870                   0        0        0            0            0     NA
   5000197907                   0        0        0            0            0     NA
   5000197927                   0        0        0            0            0     NA
   5000197957                   0        0        0            0            0     NA
   5000198105                   0        0        0            0            0     NA
   5000198190                   0        0        0            0            0     NA
   5000198203                   0        0        0            0            0     NA
   5000198230                   0        0        0            0            0     NA
   5000198246                   0        0        0            0            0     NA
   5000198327                   0        0        0            0            0     NA
   5000198395                   0        0        0            0            0     NA
   5000198411                   0        0        0            0            0     NA
   5000198433                   0        0        0            0            0     NA
   5000198452                   0        0        0            0            0     3%2%1%
   5000198519                   0        0        0            0            0     NA
   5000198522                   0        0        0            0            0     NA
   5000198560                   0        0        0            0            0     1PER
   5000198566                   0        0        0            0            0     NA
   5000198569                   0        0        0            0            0     HE6MO80PCT
   5000198578                   0        0        0            0            0     NA
   5000198630                   0        0        0            0            0     NA
   5000198684                   0        0        0            0            0     NA
   5000198694                   0        0        0            0            0     NA
   5000198737                   0        0        0            0            0     NA
   5000198749                   0        0        0            0            0     HE6MO80PCT
   5000198756                   0        0        0            0            0     HE6MO80PCT
   5000198773                   0        0        0            0            0     NA
   5000198782                   0        0        0            0            0     NA
   5000198854                   0        0        0            0            0     NA
   5000198895                   0        0        0            0            0     NA
   5000198953                   0        0        0            0            0     NA
   5000199084                   0        0        0            0            0     NA
   5000199098                   0        0        0            0            0     HE6MO80PCT
   5000199146                   0        0        0            0            0     NA
   5000199182                   0        0        0            0            0     NA
   5000199202                   0        0        0            0            0     NA
   5000199205                   0        0        0            0            0     1PER
   5000199212                   0        0        0            0            0     NA
   5000199313                   0        0        0            0            0     2PER
   5000199330                   0        0        0            0            0     NA
   5000199374                   0        0        0            0            0     NA
   5000199431                   0        0        0            0            0     NA
   5000199449                   0        0        0            0            0     NA
   5000199484                   0        0        0            0            0     NA
   5000199507                   0        0        0            0            0     NA
   5000199561                   0        0        0            0            0     NA
   5000199564                   0        0        0            0            0     1PER
   5000199580                   0        0        0            0            0     NA
   5000199628                   0        0        0            0            0     NA
   5000199635                   0        0        0            0            0     NA
   5000199646                   0        0        0            0            0     NA
   5000199705                   0        0        0            0            0     HE6MO80PCT
   5000199735                   0        0        0            0            0     NA
   5000199740                   0        0        0            0            0     NA
   5000199745                   0        0        0            0            0     NA
   5000199758                   0        0        0            0            0     NA
   5000199792                   0        0        0            0            0     NA
   5000199808                   0        0        0            0            0     NA
   5000199840                   0        0        0            0            0     NA
   5000199864                   0        0        0            0            0     NA
   5000199893                   0        0        0            0            0     NA
   5000199895                   0        0        0            0            0     NA
   5000199918                   0        0        0            0            0     HE6MO80PCT
   5000199962                   0        0        0            0            0     NA
   5000199971                   0        0        0            0            0     NA
   5000200003                   0        0        0            0            0     2%VS2MOINT
   5000200012                   0        0        0            0            0     NA
   5000200017                   0        0        0            0            0     HE6MO80PCT
   5000200024                   0        0        0            0            0     HE6MO80PCT
   5000200042                   0        0        0            0            0     2%VS2MOINT
   5000200055                   0        0        0            0            0     HE6MO80PCT
   5000200066                   0        0        0            0            0     NA
   5000200103                   0        0        0            0            0     NA
   5000200141                   0        0        0            0            0     1PER
   5000200154                   0        0        0            0            0     HE6MO80PCT
   5000200199                   0        0        0            0            0     NA
   5000200209                   0        0        0            0            0     HE6MO80PCT
   5000200231                   0        0        0            0            0     NA
   5000200245                   0        0        0            0            0     NA
   5000200257                   0        0        0            0            0     NA
   5000200283                   0        0        0            0            0     1PER
   5000200305                   0        0        0            0            0     NA
   5000200316                   0        0        0            0            0     HE6MO80PCT
   5000200324                   0        0        0            0            0     HE6MO80PCT
   5000200367                   0        0        0            0            0     NA
   5000200412                   0        0        0            0            0     NA
   5000200420                   0        0        0            0            0     HE6MO80PCT
   5000200462                   0        0        0            0            0     NA
   5000200505                   0        0        0            0            0     NA
   5000200506                   0        0        0            0            0     2PER
   5000200516                   0        0        0            0            0     NA
   5000200522                   0        0        0            0            0     NA
   5000200543                   0        0        0            0            0     NA
   5000200572                   0        0        0            0            0     HE6MO80PCT
   5000200579                   0        0        0            0            0     NA
   5000200590                   0        0        0            0            0     1PER
   5000200600                   0        0        0            0            0     2%VS2MOINT
   5000200687                   0        0        0            0            0     NA
   5000200704                   0        0        0            0            0     NA
   5000200745                   0        0        0            0            0     HE6MO80PCT
   5000200776                   0        0        0            0            0     NA
   5000200779                   0        0        0            0            0     HE6MO80PCT
   5000200824                   0        0        0            0            0     2%VS2MOINT
   5000200848                   0        0        0            0            0     NA
   5000200849                   0        0        0            0            0     NA
   5000200890                   0        0        0            0            0     NA
   5000200976                   0        0        0            0            0     HE6MO80PCT
   5000200986                   0        0        0            0            0     HE6MO80PCT
   5000201010                   0        0        0            0            0     NA
   5000201020                   0        0        0            0            0     NA
   5000201029                   0        0        0            0            0     NA
   5000201048                   0        0        0            0            0     1PER
   5000201061                   0        0        0            0            0     NA
   5000201070                   0        0        0            0            0     HE6MO80PCT
   5000201073                   0        0        0            0            0     HE6MO80PCT
   5000201095                   0        0        0            0            0     NA
   5000201096                   0        0        0            0            0     NA
   5000201101                   0        0        0            0            0     2%VS2MOINT
   5000201119                   0        0        0            0            0     NA
   5000201142                   0        0        0            0            0     HE6MO80PCT
   5000201160                   0        0        0            0            0     NA
   5000201172                   0        0        0            0            0     NA
   5000201192                   0        0        0            0            0     HE6MO80PCT
   5000201218                   0        0        0            0            0     HE6MO80PCT
   5000201225                   0        0        0            0            0     HE6MO80PCT
   5000201230                   0        0        0            0            0     NA
   5000201243                   0        0        0            0            0     NA
   5000201290                   0        0        0            0            0     NA
   5000201296                   0        0        0            0            0     NA
   5000201298                   0        0        0            0            0     NA
   5000201309                   0        0        0            0            0     NA
   5000201314                   0        0        0            0            0     NA
   5000201315                   0        0        0            0            0     NA
   5000201318                   0        0        0            0            0     NA
   5000201340                   0        0        0            0            0     2%VS2MOINT
   5000201347                   0        0        0            0            0     NA
   5000201353                   0        0        0            0            0     NA
   5000201354                   0        0        0            0            0     NA
   5000201363                   0        0        0            0            0     NA
   5000201407                   0        0        0            0            0     HE6MO80PCT
   5000201419                   0        0        0            0            0     NA
   5000201460                   0        0        0            0            0     NA
   5000201465                   0        0        0            0            0     NA
   5000201469                   0        0        0            0            0     NA
   5000201480                   0        0        0            0            0     NA
   5000201498                   0        0        0            0            0     NA
   5000201501                   0        0        0            0            0     NA
   5000201557                   0        0        0            0            0     NA
   5000201571                   0        0        0            0            0     NA
   5000201586                   0        0        0            0            0     NA
   5000201587                   0        0        0            0            0     HE6MO80PCT
   5000201652                   0        0        0            0            0     NA
   5000201683                   0        0        0            0            0     HE6MO80PCT
   5000201687                   0        0        0            0            0     2%VS2MOINT
   5000201694                   0        0        0            0            0     NA
   5000201707                   0        0        0            0            0     NA
   5000201709                   0        0        0            0            0     NA
   5000201717                   0        0        0            0            0     NA
   5000201718                   0        0        0            0            0     NA
   5000201721                   0        0        0            0            0     NA
   5000201773                   0        0        0            0            0     NA
   5000201782                   0        0        0            0            0     2MOINT
   5000201799                   0        0        0            0            0     NA
   5000201852                   0        0        0            0            0     NA
   5000201862                   0        0        0            0            0     NA
   5000201869                   0        0        0            0            0     2%VS2MOINT
   5000201888                   0        0        0            0            0     NA
   5000201938                   0        0        0            0            0     NA
   5000201946                   0        0        0            0            0     HE6MO80PCT
   5000201956                   0        0        0            0            0     NA
   5000201975                   0        0        0            0            0     NA
   5000202126                   0        0        0            0            0     NA
   5000202140                   0        0        0            0            0     NA
   5000202162                   0        0        0            0            0     NA
   5000202167                   0        0        0            0            0     NA
   5000202172                   0        0        0            0            0     NA
   5000202216                   0        0        0            0            0     NA
   5000202218                   0        0        0            0            0     HE6MO80PCT
   5000202249                   0        0        0            0            0     HE6MO80PCT
   5000202280                   0        0        0            0            0     NA
   5000202290                   0        0        0            0            0     NA
   5000202329                   0        0        0            0            0     NA
   5000202335                   0        0        0            0            0     NA
   5000202349                   0        0        0            0            0     NA
   5000202368                   0        0        0            0            0     HE6MO80PCT
   5000202374                   0        0        0            0            0     NA
   5000202401                   0        0        0            0            0     NA
   5000202404                   0        0        0            0            0     NA
   5000202424                   0        0        0            0            0     NA
   5000202484                   0        0        0            0            0     NA
   5000202504                   0        0        0            0            0     NA
   5000202548                   0        0        0            0            0     NA
   5000202553                   0        0        0            0            0     2MO80PCT
   5000202554                   0        0        0            0            0     HE6MO80PCT
   5000202595                   0        0        0            0            0     NA
   5000202597                   0        0        0            0            0     NA
   5000202620                   0        0        0            0            0     NA
   5000202645                   0        0        0            0            0     NA
   5000202671                   0        0        0            0            0     1PER
   5000202676                   0        0        0            0            0     1PER
   5000202689                   0        0        0            0            0     NA
   5000202716                   0        0        0            0            0     NA
   5000202755                   0        0        0            0            0     NA
   5000202760                   0        0        0            0            0     NA
   5000202797                   0        0        0            0            0     NA
   5000202821                   0        0        0            0            0     1PER
   5000202831                   0        0        0            0            0     NA
   5000202836                   0        0        0            0            0     HE6MO80PCT
   5000202839                   0        0        0            0            0     NA
   5000202848                   0        0        0            0            0     HE6MO80PCT
   5000202854                   0        0        0            0            0     NA
   5000202876                   0        0        0            0            0     NA
   5000202886                   0        0        0            0            0     2%VS2MOINT
   5000202897                   0        0        0            0            0     HE6MO80PCT
   5000202908                   0        0        0            0            0     NA
   5000202957                   0        0        0            0            0     NA
   5000202973                   0        0        0            0            0     NA
   5000202980                   0        0        0            0            0     NA
   5000202985                   0        0        0            0            0     2%VS2MOINT
   5000203028                   0        0        0            0            0     NA
   5000203065                   0        0        0            0            0     NA
   5000203082                   0        0        0            0            0     2%VS2MOINT
   5000203089                   0        0        0            0            0     NA
   5000203103                   0        0        0            0            0     1PER
   5000203108                   0        0        0            0            0     NA
   5000203131                   0        0        0            0            0     NA
   5000203144                   0        0        0            0            0     NA
   5000203235                   0        0        0            0            0     1PER
   5000203257                   0        0        0            0            0     2PER
   5000203268                   0        0        0            0            0     NA
   5000203333                   0        0        0            0            0     HE6MO80PCT
   5000203343                   0        0        0            0            0     NA
   5000203399                   0        0        0            0            0     NA
   5000203408                   0        0        0            0            0     HE6MO80PCT
   5000203416                   0        0        0            0            0     NA
   5000203426                   0        0        0            0            0     NA
   5000203431                   0        0        0            0            0     2%VS2MOINT
   5000203437                   0        0        0            0            0     NA
   5000203444                   0        0        0            0            0     NA
   5000203463                   0        0        0            0            0     HE6MO80PCT
   5000203468                   0        0        0            0            0     NA
   5000203490                   0        0        0            0            0     NA
   5000203496                   0        0        0            0            0     NA
   5000203516                   0        0        0            0            0     NA
   5000203518                   0        0        0            0            0     NA
   5000203519                   0        0        0            0            0     NA
   5000203529                   0        0        0            0            0     NA
   5000203552                   0        0        0            0            0     1PER
   5000203562                   0        0        0            0            0     NA
   5000203590                   0        0        0            0            0     NA
   5000203600                   0        0        0            0            0     NA
   5000203644                   0        0        0            0            0     NA
   5000203657                   0        0        0            0            0     NA
   5000203670                   0        0        0            0            0     NA
   5000203681                   0        0        0            0            0     NA
   5000203693                   0        0        0            0            0     NA
   5000203714                   0        0        0            0            0     NA
   5000203729                   0        0        0            0            0     NA
   5000203742                   0        0        0            0            0     HE6MO80PCT
   5000203744                   0        0        0            0            0     NA
   5000203764                   0        0        0            0            0     HE6MO80PCT
   5000203768                   0        0        0            0            0     NA
   5000203784                   0        0        0            0            0     HE6MO80PCT
   5000203790                   0        0        0            0            0     NA
   5000203842                   0        0        0            0            0     NA
   5000203846                   0        0        0            0            0     NA
   5000203851                   0        0        0            0            0     1PER
   5000203864                   0        0        0            0            0     NA
   5000203866                   0        0        0            0            0     NA
   5000203918                   0        0        0            0            0     NA
   5000203946                   0        0        0            0            0     NA
   5000203954                   0        0        0            0            0     HE6MO80PCT
   5000203967                   0        0        0            0            0     NA
   5000203972                   0        0        0            0            0     NA
   5000203973                   0        0        0            0            0     NA
   5000203985                   0        0        0            0            0     HE6MO80PCT
   5000203988                   0        0        0            0            0     NA
   5000203990                   0        0        0            0            0     HE6MO80PCT
   5000203998                   0        0        0            0            0     NA
   5000204016                   0        0        0            0            0     NA
   5000204026                   0        0        0            0            0     NA
   5000204070                   0        0        0            0            0     NA
   5000204090                   0        0        0            0            0     HE6MO80PCT
   5000204163                   0        0        0            0            0     1PER
   5000204176                   0        0        0            0            0     HE6MO80PCT
   5000204189                   0        0        0            0            0     NA
   5000204208                   0        0        0            0            0     2%VS2MOINT
   5000204212                   0        0        0            0            0     NA
   5000204228                   0        0        0            0            0     HE6MO80PCT
   5000204245                   0        0        0            0            0     NA
   5000204248                   0        0        0            0            0     2%VS2MOINT
   5000204254                   0        0        0            0            0     NA
   5000204284                   0        0        0            0            0     NA
   5000204285                   0        0        0            0            0     NA
   5000204291                   0        0        0            0            0     NA
   5000204295                   0        0        0            0            0     HE6MO80PCT
   5000204329                   0        0        0            0            0     2PER
   5000204357                   0        0        0            0            0     HE6MO80PCT
   5000204365                   0        0        0            0            0     1PER
   5000204393                   0        0        0            0            0     NA
   5000204410                   0        0        0            0            0     2%VS2MOINT
   5000204412                   0        0        0            0            0     NA
   5000204414                   0        0        0            0            0     NA
   5000204456                   0        0        0            0            0     HE6MO80PCT
   5000204466                   0        0        0            0            0     NA
   5000204467                   0        0        0            0            0     HE6MO80PCT
   5000204475                   0        0        0            0            0     NA
   5000204483                   0        0        0            0            0     NA
   5000204511                   0        0        0            0            0     NA
   5000204534                   0        0        0            0            0     2%VS2MOINT
   5000204580                   0        0        0            0            0     NA
   5000204605                   0        0        0            0            0     NA
   5000204626                   0        0        0            0            0     2%VS2MOINT
   5000204637                   0        0        0            0            0     NA
   5000204658                   0        0        0            0            0     NA
   5000204666                   0        0        0            0            0     NA
   5000204680                   0        0        0            0            0     NA
   5000204700                   0        0        0            0            0     HE6MO80PCT
   5000204754                   0        0        0            0            0     NA
   5000204772                   0        0        0            0            0     NA
   5000204788                   0        0        0            0            0     HE6MO80PCT
   5000204851                   0        0        0            0            0     HE6MO80PCT
   5000204872                   0        0        0            0            0     NA
   5000204973                   0        0        0            0            0     NA
   5000204992                   0        0        0            0            0     2%VS2MOINT
   5000205002                   0        0        0            0            0     1PER
   5000205004                   0        0        0            0            0     2MOINT
   5000205045                   0        0        0            0            0     NA
   5000205051                   0        0        0            0            0     NA
   5000205053                   0        0        0            0            0     NA
   5000205064                   0        0        0            0            0     NA
   5000205115                   0        0        0            0            0     HE6MO80PCT
   5000205178                   0        0        0            0            0     NA
   5000205183                   0        0        0            0            0     HE6MO80PCT
   5000205195                   0        0        0            0            0     HE6MO80PCT
   5000205254                   0        0        0            0            0     NA
   5000205277                   0        0        0            0            0     NA
   5000205316                   0        0        0            0            0     NA
   5000205369                   0        0        0            0            0     NA
   5000205388                   0        0        0            0            0     NA
   5000205447                   0        0        0            0            0     NA
   5000205465                   0        0        0            0            0     NA
   5000205468                   0        0        0            0            0     NA
   5000205505                   0        0        0            0            0     NA
   5000205541                   0        0        0            0            0     HE6MO80PCT
   5000205580                   0        0        0            0            0     HE6MO80PCT
   5000205586                   0        0        0            0            0     HE6MO80PCT
   5000205599                   0        0        0            0            0     HE6MO80PCT
   5000205643                   0        0        0            0            0     2%VS2MOINT
   5000205670                   0        0        0            0            0     NA
   5000205893                   0        0        0            0            0     2PER
   5000205958                   0        0        0            0            0     HE6MO80PCT
   5000205966                   0        0        0            0            0     NA
   5000206402                   0        0        0            0            0     HE6MO80PCT
   6000000596                   0        0        0            0            0     HE6MO80PCT
   6000000626                   0        0        0            0            0     NA
   6000000638                   0        0        0            0            0     NA
   6000000642                   0        0        0            0            0     HE6MO80PCT
   6000001306                   0        0        0            0            0     NA
   6000001316                   0        0        0            0            0     HE6MO80PCT
   6000001318                   0        0        0            0            0     HE6MO80PCT
   6000179732                   0        0        0            0            0     NA
   6000182458                   0        0        0            0            0     NA
   6000182512                   0        0        0            0            0     NA
   6000184747                   0        0        0            0            0     NA
   6000186006                   0        0        0            0            0     NA
   6000187633                   0        0        0            0            0     HE6MO80PCT
   6000188111                   0        0        0            0            0     HE6MO80PCT
   6000188806                   0        0        0            0            0     HE6MO80PCT
   6000191231                   0        0        0            0            0     HE6MO80PCT
   6000191483                   0        0        0            0            0     NA
   6000192242                   0        0        0            0            0     NA
   6000192590                   0        0        0            0            0     HE6MO80PCT
   6000193180                   0        0        0            0            0     NA
   6000194783                   0        0        0            0            0     NA
   6000194951                   0        0        0            0            0     NA
   6000195274                   0        0        0            0            0     NA
   6000195495                   0        0        0            0            0     HE6MO80PCT
   6000195998                   0        0        0            0            0     HE6MO80PCT
   6000196143                   0        0        0            0            0     HE6MO80PCT
   6000196513                   0        0        0            0            0     NA
   6000196583                   0        0        0            0            0     HE6MO80PCT
   6000196621                   0        0        0            0            0     NA
   6000196637                   0        0        0            0            0     NA
   6000196790                   0        0        0            0            0     NA
   6000196842                   0        0        0            0            0     HE6MO80PCT
   6000196894                   0        0        0            0            0     HE6MO80PCT
   6000197214                   0        0        0            0            0     NA
   6000197408                   0        0        0            0            0     NA
   6000197583                   0        0        0            0            0     HE6MO80PCT
   6000197623                   0        0        0            0            0     HE6MO80PCT
   6000197843                   0        0        0            0            0     NA
   6000198007                   0        0        0            0            0     NA
   6000198075                   0        0        0            0            0     NA
   6000198137                   0        0        0            0            0     NA
   6000198176                   0        0        0            0            0     HE6MO80PCT
   6000198221                   0        0        0            0            0     NA
   6000198271                   0        0        0            0            0     HE6MO80PCT
   6000198414                   0        0        0            0            0     NA
   6000198453                   0        0        0            0            0     HE6MO80PCT
   6000198559                   0        0        0            0            0     HE6MO80PCT
   6000198582                   0        0        0            0            0     HE6MO80PCT
   6000198647                   0        0        0            0            0     NA
   6000198825                   0        0        0            0            0     HE6MO80PCT
   6000198837                   0        0        0            0            0     HE6MO80PCT
   6000198891                   0        0        0            0            0     HE6MO80PCT
   6000199007                   0        0        0            0            0     NA
   6000199176                   0        0        0            0            0     HE6MO80PCT
   6000199271                   0        0        0            0            0     NA
   6000199272                   0        0        0            0            0     NA
   6000199352                   0        0        0            0            0     NA
   6000199390                   0        0        0            0            0     HE6MO80PCT
   6000199483                   0        0        0            0            0     HE6MO80PCT
   6000199558                   0        0        0            0            0     NA
   6000199644                   0        0        0            0            0     NA
   6000199712                   0        0        0            0            0     NA
   6000199818                   0        0        0            0            0     HE6MO80PCT
   6000199839                   0        0        0            0            0     NA
   6000200236                   0        0        0            0            0     NA
   6000200358                   0        0        0            0            0     HE6MO80PCT
   6000200374                   0        0        0            0            0     NA
   6000200424                   0        0        0            0            0     HE6MO80PCT
   6000200479                   0        0        0            0            0     HE6MO80PCT
   6000200483                   0        0        0            0            0     HE6MO80PCT
   6000200565                   0        0        0            0            0     HE6MO80PCT
   6000200620                   0        0        0            0            0     NA
   6000200897                   0        0        0            0            0     HE6MO80PCT
   6000200951                   0        0        0            0            0     HE6MO80PCT
   6000200965                   0        0        0            0            0     NA
   6000201115                   0        0        0            0            0     NA
   6000201123                   0        0        0            0            0     NA
   6000201130                   0        0        0            0            0     HE6MO80PCT
   6000201180                   0        0        0            0            0     HE6MO80PCT
   6000201233                   0        0        0            0            0     NA
   6000201267                   0        0        0            0            0     NA
   6000201271                   0        0        0            0            0     HE6MO80PCT
   6000201293                   0        0        0            0            0     NA
   6000201301                   0        0        0            0            0     HE6MO80PCT
   6000201315                   0        0        0            0            0     NA
   6000201396                   0        0        0            0            0     HE6MO80PCT
   6000201405                   0        0        0            0            0     NA
   6000201567                   0        0        0            0            0     1PER
   6000201572                   0        0        0            0            0     NA
   6000201585                   0        0        0            0            0     HE6MO80PCT
   6000201694                   0        0        0            0            0     HE6MO80PCT
   6000201749                   0        0        0            0            0     HE6MO80PCT
   6000201820                   0        0        0            0            0     HE6MO80PCT
   6000201888                   0        0        0            0            0     HE6MO80PCT
   6000201936                   0        0        0            0            0     NA
   6000202035                   0        0        0            0            0     NA
   6000202060                   0        0        0            0            0     HE6MO80PCT
   6000202094                   0        0        0            0            0     NA
   6000202117                   0        0        0            0            0     NA
   6000202277                   0        0        0            0            0     HE6MO80PCT
   6000202322                   0        0        0            0            0     HE6MO80PCT
   6000202440                   0        0        0            0            0     NA
   6000202452                   0        0        0            0            0     NA
   6000202464                   0        0        0            0            0     HE6MO80PCT
   6000202489                   0        0        0            0            0     HE6MO80PCT
   6000202550                   0        0        0            0            0     NA
   6000202552                   0        0        0            0            0     HE6MO80PCT
   6000202568                   0        0        0            0            0     HE6MO80PCT
   6000202612                   0        0        0            0            0     NA
   6000202641                   0        0        0            0            0     NA
   6000202696                   0        0        0            0            0     NA
   6000202745                   0        0        0            0            0     HE6MO80PCT
   6000202752                   0        0        0            0            0     NA
   6000202792                   0        0        0            0            0     NA
   6000202826                   0        0        0            0            0     HE6MO80PCT
   6000202846                   0        0        0            0            0     NA
   6000202856                   0        0        0            0            0     HE6MO80PCT
   6000202888                   0        0        0            0            0     NA
   6000202898                   0        0        0            0            0     NA
   6000202923                   0        0        0            0            0     NA
   6000202930                   0        0        0            0            0     HE6MO80PCT
   6000203000                   0        0        0            0            0     HE6MO80PCT
   6000203053                   0        0        0            0            0     HE6MO80PCT
   6000203103                   0        0        0            0            0     NA
   6000203203                   0        0        0            0            0     HE6MO80PCT
   6000203207                   0        0        0            0            0     NA
   6000203214                   0        0        0            0            0     HE6MO80PCT
   6000203300                   0        0        0            0            0     HE6MO80PCT
   6000203306                   0        0        0            0            0     NA
   6000203312                   0        0        0            0            0     NA
   6000203317                   0        0        0            0            0     NA
   6000203372                   0        0        0            0            0     NA
   6000203482                   0        0        0            0            0     HE6MO80PCT
   6000203523                   0        0        0            0            0     HE6MO80PCT
   6000203648                   0        0        0            0            0     NA
   6000203744                   0        0        0            0            0     NA
   6000203777                   0        0        0            0            0     NA
   6000203808                   0        0        0            0            0     NA
   6000203810                   0        0        0            0            0     HE6MO80PCT
   6000203819                   0        0        0            0            0     NA
   6000203863                   0        0        0            0            0     NA
   6000203913                   0        0        0            0            0     NA
   6000204070                   0        0        0            0            0     HE6MO80PCT
   6000204077                   0        0        0            0            0     NA
   6000204087                   0        0        0            0            0     NA
   6000204114                   0        0        0            0            0     NA
   6000204196                   0        0        0            0            0     HE6MO80PCT
   6000204280                   0        0        0            0            0     NA
   6000204317                   0        0        0            0            0     NA
   6000204327                   0        0        0            0            0     NA
   6000204404                   0        0        0            0            0     NA
   6000204411                   0        0        0            0            0     HE6MO80PCT
   6000204476                   0        0        0            0            0     1PER
   6000204548                   0        0        0            0            0     NA
   6000204617                   0        0        0            0            0     NA
   6000204639                   0        0        0            0            0     NA
   6000204665                   0        0        0            0            0     NA
   6000204762                   0        0        0            0            0     HE6MO80PCT
   6000204790                   0        0        0            0            0     HE6MO80PCT
   6000204818                   0        0        0            0            0     NA
   6000204845                   0        0        0            0            0     NA
   6000204857                   0        0        0            0            0     HE6MO80PCT
   6000204878                   0        0        0            0            0     HE6MO80PCT
   6000204896                   0        0        0            0            0     2MOINT
   6000204926                   0        0        0            0            0     HE6MO80PCT
   6000204973                   0        0        0            0            0     HE6MO80PCT
   6000204990                   0        0        0            0            0     NA
   6000205000                   0        0        0            0            0     HE6MO80PCT
   6000205012                   0        0        0            0            0     HE6MO80PCT
   6000205022                   0        0        0            0            0     HE6MO80PCT
   6000205079                   0        0        0            0            0     HE6MO80PCT
   6000205144                   0        0        0            0            0     HE6MO80PCT
   6000205166                   0        0        0            0            0     HE6MO80PCT
   6000205318                   0        0        0            0            0     NA
   6000205335                   0        0        0            0            0     NA
   6000205371                   0        0        0            0            0     NA
   6000205440                   0        0        0            0            0     NA
   6000205460                   0        0        0            0            0     HE6MO80PCT
   6000205469                   0        0        0            0            0     HE6MO80PCT
   6000205475                   0        0        0            0            0     HE6MO80PCT
   6000205591                   0        0        0            0            0     HE6MO80PCT
   6000205600                   0        0        0            0            0     HE6MO80PCT
   6000205687                   0        0        0            0            0     NA
   6000205700                   0        0        0            0            0     NA
   6000205708                   0        0        0            0            0     HE6MO80PCT
   6000205721                   0        0        0            0            0     NA
   6000205809                   0        0        0            0            0     NA
   6000205826                   0        0        0            0            0     NA
   6000205873                   0        0        0            0            0     NA
   6000205924                   0        0        0            0            0     NA
   6000205930                   0        0        0            0            0     NA
   6000206014                   0        0        0            0            0     NA
   6000206063                   0        0        0            0            0     HE6MO80PCT
   6000206064                   0        0        0            0            0     HE6MO80PCT
   6000206068                   0        0        0            0            0     NA
   6000206070                   0        0        0            0            0     HE6MO80PCT
   6000206078                   0        0        0            0            0     NA
   6000206087                   0        0        0            0            0     NA
   6000206133                   0        0        0            0            0     NA
   6000206135                   0        0        0            0            0     NA
   6000206157                   0        0        0            0            0     HE6MO80PCT
   6000206213                   0        0        0            0            0     HE6MO80PCT
   6000206224                   0        0        0            0            0     NA
   6000206227                   0        0        0            0            0     HE6MO80PCT
   6000206295                   0        0        0            0            0     HE6MO80PCT
   6000206484                   0        0        0            0            0     HE6MO80PCT
   6000206507                   0        0        0            0            0     HE6MO80PCT
   6000206590                   0        0        0            0            0     NA
   6000206699                   0        0        0            0            0     HE6MO80PCT
   6000206729                   0        0        0            0            0     HE6MO80PCT
   6000206739                   0        0        0            0            0     NA
   6000206744                   0        0        0            0            0     NA
   6000206809                   0        0        0            0            0     HE6MO80PCT
   6000206837                   0        0        0            0            0     HE6MO80PCT
   6000206847                   0        0        0            0            0     NA
   6000206934                   0        0        0            0            0     HE6MO80PCT
   6000206964                   0        0        0            0            0     HE6MO80PCT
   6000207042                   0        0        0            0            0     HE6MO80PCT
   6000207125                   0        0        0            0            0     NA
   6000207168                   0        0        0            0            0     2MOINT
   6000207201                   0        0        0            0            0     HE6MO80PCT
   6000207218                   0        0        0            0            0     NA
   6000207229                   0        0        0            0            0     NA
   6000207239                   0        0        0            0            0     HE6MO80PCT
   6000207325                   0        0        0            0            0     NA
   6000207330                   0        0        0            0            0     HE6MO80PCT
   6000207338                   0        0        0            0            0     HE6MO80PCT
   6000207349                   0        0        0            0            0     NA
   6000207392                   0        0        0            0            0     NA
   6000207393                   0        0        0            0            0     HE6MO80PCT
   6000207435                   0        0        0            0            0     NA
   6000207509                   0        0        0            0            0     1PER
   6000207545                   0        0        0            0            0     NA
   6000207551                   0        0        0            0            0     HE6MO80PCT
   6000207606                   0        0        0            0            0     NA
   6000207648                   0        0        0            0            0     NA
   6000207717                   0        0        0            0            0     HE6MO80PCT
   6000207721                   0        0        0            0            0     NA
   6000207735                   0        0        0            0            0     HE6MO80PCT
   6000207771                   0        0        0            0            0     HE6MO80PCT
   6000207811                   0        0        0            0            0     NA
   6000207831                   0        0        0            0            0     HE6MO80PCT
   6000207835                   0        0        0            0            0     NA
   6000207870                   0        0        0            0            0     HE6MO80PCT
   6000207917                   0        0        0            0            0     HE6MO80PCT
   6000207965                   0        0        0            0            0     HE6MO80PCT
   6000207977                   0        0        0            0            0     HE6MO80PCT
   6000207990                   0        0        0            0            0     HE6MO80PCT
   6000207997                   0        0        0            0            0     NA
   6000208003                   0        0        0            0            0     HE6MO80PCT
   6000208037                   0        0        0            0            0     NA
   6000208048                   0        0        0            0            0     NA
   6000208049                   0        0        0            0            0     NA
   6000208066                   0        0        0            0            0     NA
   6000208075                   0        0        0            0            0     NA
   6000208087                   0        0        0            0            0     HE6MO80PCT
   6000208094                   0        0        0            0            0     NA
   6000208124                   0        0        0            0            0     HE6MO80PCT
   6000208151                   0        0        0            0            0     NA
   6000208152                   0        0        0            0            0     HE6MO80PCT
   6000208229                   0        0        0            0            0     NA
   6000208245                   0        0        0            0            0     NA
   6000208290                   0        0        0            0            0     HE6MO80PCT
   6000208321                   0        0        0            0            0     NA
   6000208327                   0        0        0            0            0     HE6MO80PCT
   6000208462                   0        0        0            0            0     NA
   6000208477                   0        0        0            0            0     NA
   6000208510                   0        0        0            0            0     HE6MO80PCT
   6000208516                   0        0        0            0            0     HE6MO80PCT
   6000208546                   0        0        0            0            0     NA
   6000208583                   0        0        0            0            0     NA
   6000208584                   0        0        0            0            0     HE6MO80PCT
   6000208587                   0        0        0            0            0     NA
   6000208591                   0        0        0            0            0     HE6MO80PCT
   6000208630                   0        0        0            0            0     NA
   6000208654                   0        0        0            0            0     HE6MO80PCT
   6000208682                   0        0        0            0            0     NA
   6000208703                   0        0        0            0            0     NA
   6000208706                   0        0        0            0            0     NA
   6000208729                   0        0        0            0            0     HE6MO80PCT
   6000208736                   0        0        0            0            0     HE6MO80PCT
   6000208754                   0        0        0            0            0     HE6MO80PCT
   6000208755                   0        0        0            0            0     HE6MO80PCT
   6000208760                   0        0        0            0            0     HE6MO80PCT
   6000208764                   0        0        0            0            0     HE6MO80PCT
   6000208770                   0        0        0            0            0     HE6MO80PCT
   6000208774                   0        0        0            0            0     1PER
   6000208779                   0        0        0            0            0     NA
   6000208787                   0        0        0            0            0     HE6MO80PCT
   6000208848                   0        0        0            0            0     HE6MO80PCT
   6000208855                   0        0        0            0            0     HE6MO80PCT
   6000208859                   0        0        0            0            0     HE6MO80PCT
   6000208886                   0        0        0            0            0     NA
   6000208893                   0        0        0            0            0     HE6MO80PCT
   6000208908                   0        0        0            0            0     NA
   6000208913                   0        0        0            0            0     NA
   6000208925                   0        0        0            0            0     HE6MO80PCT
   6000209048                   0        0        0            0            0     NA
   6000209058                   0        0        0            0            0     HE6MO80PCT
   6000209065                   0        0        0            0            0     HE6MO80PCT
   6000209071                   0        0        0            0            0     HE6MO80PCT
   6000209078                   0        0        0            0            0     NA
   6000209082                   0        0        0            0            0     HE6MO80PCT
   6000209088                   0        0        0            0            0     NA
   6000209100                   0        0        0            0            0     NA
   6000209114                   0        0        0            0            0     HE6MO80PCT
   6000209115                   0        0        0            0            0     HE6MO80PCT
   6000209236                   0        0        0            0            0     HE6MO80PCT
   6000209304                   0        0        0            0            0     NA
   6000209318                   0        0        0            0            0     NA
   6000209337                   0        0        0            0            0     HE6MO80PCT
   6000209379                   0        0        0            0            0     HE6MO80PCT
   6000209396                   0        0        0            0            0     NA
   6000209403                   0        0        0            0            0     NA
   6000209404                   0        0        0            0            0     HE6MO80PCT
   6000209410                   0        0        0            0            0     NA
   6000209415                   0        0        0            0            0     NA
   6000209418                   0        0        0            0            0     NA
   6000209429                   0        0        0            0            0     NA
   6000209444                   0        0        0            0            0     NA
   6000209457                   0        0        0            0            0     HE6MO80PCT
   6000209484                   0        0        0            0            0     HE6MO80PCT
   6000209493                   0        0        0            0            0     NA
   6000209516                   0        0        0            0            0     2MOINT
   6000209521                   0        0        0            0            0     HE6MO80PCT
   6000209538                   0        0        0            0            0     NA
   6000209568                   0        0        0            0            0     NA
   6000209572                   0        0        0            0            0     HE6MO80PCT
   6000209582                   0        0        0            0            0     HE6MO80PCT
   6000209594                   0        0        0            0            0     2PER
   6000209631                   0        0        0            0            0     HE6MO80PCT
   6000209634                   0        0        0            0            0     HE6MO80PCT
   6000209644                   0        0        0            0            0     HE6MO80PCT
   6000209646                   0        0        0            0            0     HE6MO80PCT
   6000209677                   0        0        0            0            0     HE6MO80PCT
   6000209691                   0        0        0            0            0     HE6MO80PCT
   6000209772                   0        0        0            0            0     HE6MO80PCT
   6000209803                   0        0        0            0            0     NA
   6000209842                   0        0        0            0            0     HE6MO80PCT
   6000209856                   0        0        0            0            0     HE6MO80PCT
   6000209902                   0        0        0            0            0     HE6MO80PCT
   6000209920                   0        0        0            0            0     HE6MO80PCT
   6000209944                   0        0        0            0            0     HE6MO80PCT
   6000209947                   0        0        0            0            0     NA
   6000209951                   0        0        0            0            0     NA
   6000209969                   0        0        0            0            0     HE6MO80PCT
   6000210037                   0        0        0            0            0     HE6MO80PCT
   6000210040                   0        0        0            0            0     HE6MO80PCT
   6000210041                   0        0        0            0            0     NA
   6000210042                   0        0        0            0            0     HE6MO80PCT
   6000210056                   0        0        0            0            0     NA
   6000210060                   0        0        0            0            0     HE6MO80PCT
   6000210095                   0        0        0            0            0     NA
   6000210098                   0        0        0            0            0     HE6MO80PCT
   6000210103                   0        0        0            0            0     HE6MO80PCT
   6000210203                   0        0        0            0            0     HE6MO80PCT
   6000210250                   0        0        0            0            0     NA
   6000210255                   0        0        0            0            0     HE6MO80PCT
   6000210272                   0        0        0            0            0     2MOINT
   6000210284                   0        0        0            0            0     NA
   6000210307                   0        0        0            0            0     NA
   6000210340                   0        0        0            0            0     NA
   6000210403                   0        0        0            0            0     NA
   6000210466                   0        0        0            0            0     NA
   6000210467                   0        0        0            0            0     NA
   6000210476                   0        0        0            0            0     NA
   6000210514                   0        0        0            0            0     NA
   6000210516                   0        0        0            0            0     NA
   6000210517                   0        0        0            0            0     NA
   6000210540                   0        0        0            0            0     HE6MO80PCT
   6000210557                   0        0        0            0            0     HE6MO80PCT
   6000210561                   0        0        0            0            0     HE6MO80PCT
   6000210563                   0        0        0            0            0     NA
   6000210575                   0        0        0            0            0     HE6MO80PCT
   6000210594                   0        0        0            0            0     NA
   6000210614                   0        0        0            0            0     HE6MO80PCT
   6000210617                   0        0        0            0            0     HE6MO80PCT
   6000210627                   0        0        0            0            0     HE6MO80PCT
   6000210641                   0        0        0            0            0     NA
   6000210682                   0        0        0            0            0     HE6MO80PCT
   6000210800                   0        0        0            0            0     NA
   6000210811                   0        0        0            0            0     HE6MO80PCT
   6000210814                   0        0        0            0            0     HE6MO80PCT
   6000210817                   0        0        0            0            0     NA
   6000210823                   0        0        0            0            0     HE6MO80PCT
   6000210861                   0        0        0            0            0     2PER
   6000210879                   0        0        0            0            0     NA
   6000210896                   0        0        0            0            0     HE6MO80PCT
   6000210913                   0        0        0            0            0     HE6MO80PCT
   6000210917                   0        0        0            0            0     NA
   6000210942                   0        0        0            0            0     HE6MO80PCT
   6000210990                   0        0        0            0            0     HE6MO80PCT
   6000210991                   0        0        0            0            0     NA
   6000210993                   0        0        0            0            0     NA
   6000211031                   0        0        0            0            0     NA
   6000211051                   0        0        0            0            0     HE6MO80PCT
   6000211054                   0        0        0            0            0     NA
   6000211058                   0        0        0            0            0     HE6MO80PCT
   6000211121                   0        0        0            0            0     HE6MO80PCT
   6000211132                   0        0        0            0            0     HE6MO80PCT
   6000211143                   0        0        0            0            0     NA
   6000211152                   0        0        0            0            0     NA
   6000211163                   0        0        0            0            0     NA
   6000211178                   0        0        0            0            0     NA
   6000211192                   0        0        0            0            0     NA
   6000211229                   0        0        0            0            0     NA
   6000211240                   0        0        0            0            0     NA
   6000211245                   0        0        0            0            0     HE6MO80PCT
   6000211272                   0        0        0            0            0     HE6MO80PCT
   6000211281                   0        0        0            0            0     NA
   6000211287                   0        0        0            0            0     2MOINT
   6000211337                   0        0        0            0            0     NA
   6000211357                   0        0        0            0            0     HE6MO80PCT
   6000211395                   0        0        0            0            0     HE6MO80PCT
   6000211428                   0        0        0            0            0     NA
   6000211468                   0        0        0            0            0     HE6MO80PCT
   6000211477                   0        0        0            0            0     HE6MO80PCT
   6000211479                   0        0        0            0            0     HE6MO80PCT
   6000211493                   0        0        0            0            0     HE6MO80PCT
   6000211517                   0        0        0            0            0     NA
   6000211522                   0        0        0            0            0     HE6MO80PCT
   6000211561                   0        0        0            0            0     NA
   6000211580                   0        0        0            0            0     HE6MO80PCT
   6000211586                   0        0        0            0            0     HE6MO80PCT
   6000211647                   0        0        0            0            0     NA
   6000211668                   0        0        0            0            0     HE6MO80PCT
   6000211671                   0        0        0            0            0     NA
   6000211676                   0        0        0            0            0     HE6MO80PCT
   6000211685                   0        0        0            0            0     HE6MO80PCT
   6000211724                   0        0        0            0            0     NA
   6000211727                   0        0        0            0            0     HE6MO80PCT
   6000211753                   0        0        0            0            0     NA
   6000211784                   0        0        0            0            0     NA
   6000211814                   0        0        0            0            0     HE6MO80PCT
   6000211836                   0        0        0            0            0     HE6MO80PCT
   6000211837                   0        0        0            0            0     NA
   6000211840                   0        0        0            0            0     NA
   6000211891                   0        0        0            0            0     HE6MO80PCT
   6000211962                   0        0        0            0            0     HE6MO80PCT
   6000211979                   0        0        0            0            0     2MO80PCT
   6000211982                   0        0        0            0            0     NA
   6000212011                   0        0        0            0            0     HE6MO80PCT
   6000212017                   0        0        0            0            0     HE6MO80PCT
   6000212022                   0        0        0            0            0     HE6MO80PCT
   6000212026                   0        0        0            0            0     NA
   6000212060                   0        0        0            0            0     NA
   6000212066                   0        0        0            0            0     NA
   6000212071                   0        0        0            0            0     NA
   6000212072                   0        0        0            0            0     NA
   6000212076                   0        0        0            0            0     HE6MO80PCT
   6000212123                   0        0        0            0            0     HE6MO80PCT
   6000212153                   0        0        0            0            0     HE6MO80PCT
   6000212155                   0        0        0            0            0     HE6MO80PCT
   6000212176                   0        0        0            0            0     HE6MO80PCT
   6000212177                   0        0        0            0            0     HE6MO80PCT
   6000212201                   0        0        0            0            0     NA
   6000212241                   0        0        0            0            0     HE6MO80PCT
   6000212250                   0        0        0            0            0     HE6MO80PCT
   6000212255                   0        0        0            0            0     1PER
   6000212313                   0        0        0            0            0     HE6MO80PCT
   6000212347                   0        0        0            0            0     HE6MO80PCT
   6000212390                   0        0        0            0            0     HE6MO80PCT
   6000212395                   0        0        0            0            0     HE6MO80PCT
   6000212400                   0        0        0            0            0     HE6MO80PCT
   6000212403                   0        0        0            0            0     NA
   6000212452                   0        0        0            0            0     NA
   6000212455                   0        0        0            0            0     HE6MO80PCT
   6000212466                   0        0        0            0            0     1PER
   6000212473                   0        0        0            0            0     HE6MO80PCT
   6000212483                   0        0        0            0            0     NA
   6000212498                   0        0        0            0            0     2%VS2MOINT
   6000212534                   0        0        0            0            0     NA
   6000212541                   0        0        0            0            0     NA
   6000212555                   0        0        0            0            0     NA
   6000212590                   0        0        0            0            0     HE6MO80PCT
   6000212599                   0        0        0            0            0     NA
   6000212652                   0        0        0            0            0     NA
   6000212653                   0        0        0            0            0     HE6MO80PCT
   6000212680                   0        0        0            0            0     HE6MO80PCT
   6000212690                   0        0        0            0            0     HE6MO80PCT
   6000212691                   0        0        0            0            0     NA
   6000212703                   0        0        0            0            0     HE6MO80PCT
   6000212712                   0        0        0            0            0     NA
   6000212719                   0        0        0            0            0     2MOINT
   6000212744                   0        0        0            0            0     HE6MO80PCT
   6000212782                   0        0        0            0            0     NA
   6000212787                   0        0        0            0            0     NA
   6000212791                   0        0        0            0            0     NA
   6000212842                   0        0        0            0            0     NA
   6000212853                   0        0        0            0            0     HE6MO80PCT
   6000212863                   0        0        0            0            0     HE6MO80PCT
   6000212871                   0        0        0            0            0     NA
   6000212881                   0        0        0            0            0     NA
   6000212910                   0        0        0            0            0     NA
   6000212912                   0        0        0            0            0     2MOINT
   6000212941                   0        0        0            0            0     HE6MO80PCT
   6000212953                   0        0        0            0            0     NA
   6000212976                   0        0        0            0            0     NA
   6000212987                   0        0        0            0            0     HE6MO80PCT
   6000213040                   0        0        0            0            0     NA
   6000213052                   0        0        0            0            0     HE6MO80PCT
   6000213056                   0        0        0            0            0     NA
   6000213062                   0        0        0            0            0     HE6MO80PCT
   6000213095                   0        0        0            0            0     HE6MO80PCT
   6000213096                   0        0        0            0            0     NA
   6000213119                   0        0        0            0            0     NA
   6000213130                   0        0        0            0            0     NA
   6000213141                   0        0        0            0            0     NA
   6000213170                   0        0        0            0            0     NA
   6000213181                   0        0        0            0            0     HE6MO80PCT
   6000213183                   0        0        0            0            0     HE6MO80PCT
   6000213184                   0        0        0            0            0     HE6MO80PCT
   6000213187                   0        0        0            0            0     NA
   6000213188                   0        0        0            0            0     3%2%1%
   6000213190                   0        0        0            0            0     NA
   6000213193                   0        0        0            0            0     NA
   6000213194                   0        0        0            0            0     NA
   6000213249                   0        0        0            0            0     NA
   6000213300                   0        0        0            0            0     HE6MO80PCT
   6000213303                   0        0        0            0            0     NA
   6000213324                   0        0        0            0            0     NA
   6000213342                   0        0        0            0            0     NA
   6000213369                   0        0        0            0            0     HE6MO80PCT
   6000213370                   0        0        0            0            0     HE6MO80PCT
   6000213375                   0        0        0            0            0     HE6MO80PCT
   6000213414                   0        0        0            0            0     NA
   6000213419                   0        0        0            0            0     NA
   6000213425                   0        0        0            0            0     NA
   6000213434                   0        0        0            0            0     HE6MO80PCT
   6000213443                   0        0        0            0            0     HE6MO80PCT
   6000213445                   0        0        0            0            0     NA
   6000213454                   0        0        0            0            0     NA
   6000213458                   0        0        0            0            0     NA
   6000213472                   0        0        0            0            0     HE6MO80PCT
   6000213476                   0        0        0            0            0     HE6MO80PCT
   6000213535                   0        0        0            0            0     NA
   6000213547                   0        0        0            0            0     NA
   6000213549                   0        0        0            0            0     HE6MO80PCT
   6000213559                   0        0        0            0            0     HE6MO80PCT
   6000213577                   0        0        0            0            0     3%2%1%
   6000213578                   0        0        0            0            0     NA
   6000213593                   0        0        0            0            0     HE6MO80PCT
   6000213604                   0        0        0            0            0     HE6MO80PCT
   6000213630                   0        0        0            0            0     HE6MO80PCT
   6000213635                   0        0        0            0            0     NA
   6000213655                   0        0        0            0            0     NA
   6000213674                   0        0        0            0            0     HE6MO80PCT
   6000213675                   0        0        0            0            0     NA
   6000213689                   0        0        0            0            0     NA
   6000213715                   0        0        0            0            0     HE6MO80PCT
   6000213721                   0        0        0            0            0     HE6MO80PCT
   6000213722                   0        0        0            0            0     NA
   6000213744                   0        0        0            0            0     HE6MO80PCT
   6000213850                   0        0        0            0            0     HE6MO80PCT
   6000213908                   0        0        0            0            0     NA
   6000213912                   0        0        0            0            0     NA
   6000213924                   0        0        0            0            0     HE6MO80PCT
   6000213933                   0        0        0            0            0     NA
   6000213952                   0        0        0            0            0     NA
   6000213963                   0        0        0            0            0     HE6MO80PCT
   6000213992                   0        0        0            0            0     NA
   6000214026                   0        0        0            0            0     NA
   6000214030                   0        0        0            0            0     HE6MO80PCT
   6000214036                   0        0        0            0            0     HE6MO80PCT
   6000214052                   0        0        0            0            0     HE6MO80PCT
   6000214062                   0        0        0            0            0     NA
   6000214077                   0        0        0            0            0     HE6MO80PCT
   6000214110                   0        0        0            0            0     HE6MO80PCT
   6000214132                   0        0        0            0            0     HE6MO80PCT
   6000214159                   0        0        0            0            0     HE6MO80PCT
   6000214162                   0        0        0            0            0     NA
   6000214189                   0        0        0            0            0     HE6MO80PCT
   6000214190                   0        0        0            0            0     HE6MO80PCT
   6000214227                   0        0        0            0            0     2%VS2MOINT
   6000214280                   0        0        0            0            0     HE6MO80PCT
   6000214283                   0        0        0            0            0     NA
   6000214317                   0        0        0            0            0     HE6MO80PCT
   6000214344                   0        0        0            0            0     NA
   6000214366                   0        0        0            0            0     NA
   6000214374                   0        0        0            0            0     NA
   6000214378                   0        0        0            0            0     2%VS2MOINT
   6000214391                   0        0        0            0            0     NA
   6000214443                   0        0        0            0            0     NA
   6000214491                   0        0        0            0            0     NA
   6000214500                   0        0        0            0            0     NA
   6000214513                   0        0        0            0            0     NA
   6000214543                   0        0        0            0            0     NA
   6000214584                   0        0        0            0            0     HE6MO80PCT
   6000214660                   0        0        0            0            0     HE6MO80PCT
   6000214676                   0        0        0            0            0     HE6MO80PCT
   6000214695                   0        0        0            0            0     NA
   6000214701                   0        0        0            0            0     HE6MO80PCT
   6000214708                   0        0        0            0            0     NA
   6000214711                   0        0        0            0            0     HE6MO80PCT
   6000214773                   0        0        0            0            0     NA
   6000214798                   0        0        0            0            0     NA
   6000214800                   0        0        0            0            0     HE6MO80PCT
   6000214801                   0        0        0            0            0     NA
   6000214812                   0        0        0            0            0     HE6MO80PCT
   6000214858                   0        0        0            0            0     NA
   6000214932                   0        0        0            0            0     NA
   6000214962                   0        0        0            0            0     NA
   6000214996                   0        0        0            0            0     HE6MO80PCT
   6000215016                   0        0        0            0            0     HE6MO80PCT
   6000215018                   0        0        0            0            0     NA
   6000215157                   0        0        0            0            0     NA
   6000215245                   0        0        0            0            0     HE6MO80PCT
   6000215280                   0        0        0            0            0     NA
   6000215313                   0        0        0            0            0     HE6MO80PCT
   6000215506                   0        0        0            0            0     HE6MO80PCT
   6000215779                   0        0        0            0            0     NA
   7000001289                   0        0        0            0            0     HE6MO80PCT
   7000001291                   0        0        0            0            0     NA
   7000001295                   0        0        0            0            0     NA
   7000001299                   0        0        0            0            0     HE6MO80PCT
   7000001302                   0        0        0            0            0     HE6MO80PCT
   7000001305                   0        0        0            0            0     NA
   7000001307                   0        0        0            0            0     NA
   7000001310                   0        0        0            0            0     HE6MO80PCT
   7000001328                   0        0        0            0            0     HE6MO80PCT
   7000001330                   0        0        0            0            0     HE6MO80PCT
   7000001333                   0        0        0            0            0     NA
   7000001338                   0        0        0            0            0     HE6MO80PCT
   7000001617                   0        0        0            0            0     HE6MO80PCT
   7000166621                   0        0        0            0            0     HE6MO80PCT
   7000170362                   0        0        0            0            0     NA
   7000171979                   0        0        0            0            0     NA
   7000173483                   0        0        0            0            0     NA
   7000174111                   0        0        0            0            0     HE6MO80PCT
   7000174133                   0        0        0            0            0     HE6MO80PCT
   7000175742                   0        0        0            0            0     NA
   7000175980                   0        0        0            0            0     NA
   7000176082                   0        0        0            0            0     NA
   7000176346                   0        0        0            0            0     HE6MO80PCT
   7000176386                   0        0        0            0            0     HE6MO80PCT
   7000176507                   0        0        0            0            0     NA
   7000176531                   0        0        0            0            0     HE6MO80PCT
   7000176899                   0        0        0            0            0     3%2%1%
   7000177022                   0        0        0            0            0     NA
   7000177133                   0        0        0            0            0     NA
   7000177259                   0        0        0            0            0     HE6MO80PCT
   7000177763                   0        0        0            0            0     HE6MO80PCT
   7000177882                   0        0        0            0            0     HE6MO80PCT
   7000177941                   0        0        0            0            0     HE6MO80PCT
   7000178159                   0        0        0            0            0     NA
   7000178575                   0        0        0            0            0     NA
   7000178620                   0        0        0            0            0     NA
   7000178644                   0        0        0            0            0     HE6MO80PCT
   7000178781                   0        0        0            0            0     HE6MO80PCT
   7000179292                   0        0        0            0            0     NA
   7000179372                   0        0        0            0            0     NA
   7000179394                   0        0        0            0            0     NA
   7000179444                   0        0        0            0            0     NA
   7000179491                   0        0        0            0            0     NA
   7000179572                   0        0        0            0            0     HE6MO80PCT
   7000179658                   0        0        0            0            0     NA
   7000179752                   0        0        0            0            0     HE6MO80PCT
   7000179772                   0        0        0            0            0     HE6MO80PCT
   7000179853                   0        0        0            0            0     NA
   7000179878                   0        0        0            0            0     NA
   7000179880                   0        0        0            0            0     NA
   7000179983                   0        0        0            0            0     NA
   7000179989                   0        0        0            0            0     NA
   7000180011                   0        0        0            0            0     NA
   7000180075                   0        0        0            0            0     NA
   7000180107                   0        0        0            0            0     NA
   7000180114                   0        0        0            0            0     HE6MO80PCT
   7000180124                   0        0        0            0            0     NA
   7000180217                   0        0        0            0            0     NA
   7000180237                   0        0        0            0            0     NA
   7000180244                   0        0        0            0            0     NA
   7000180249                   0        0        0            0            0     NA
   7000180357                   0        0        0            0            0     NA
   7000180461                   0        0        0            0            0     NA
   7000180465                   0        0        0            0            0     HE6MO80PCT
   7000180467                   0        0        0            0            0     NA
   7000180528                   0        0        0            0            0     HE6MO80PCT
   7000180588                   0        0        0            0            0     NA
   7000180600                   0        0        0            0            0     HE6MO80PCT
   7000180647                   0        0        0            0            0     HE6MO80PCT
   7000180662                   0        0        0            0            0     HE6MO80PCT
   7000180759                   0        0        0            0            0     HE6MO80PCT
   7000180783                   0        0        0            0            0     HE6MO80PCT
   7000180844                   0        0        0            0            0     2PER
   7000180872                   0        0        0            0            0     HE6MO80PCT
   7000180918                   0        0        0            0            0     NA
   7000180923                   0        0        0            0            0     HE6MO80PCT
   7000181031                   0        0        0            0            0     NA
   7000181061                   0        0        0            0            0     HE6MO80PCT
   7000181088                   0        0        0            0            0     NA
   7000181093                   0        0        0            0            0     NA
   7000181098                   0        0        0            0            0     HE6MO80PCT
   7000181101                   0        0        0            0            0     NA
   7000181163                   0        0        0            0            0     NA
   7000181217                   0        0        0            0            0     NA
   7000181221                   0        0        0            0            0     HE6MO80PCT
   7000181244                   0        0        0            0            0     HE6MO80PCT
   7000181264                   0        0        0            0            0     HE6MO80PCT
   7000181317                   0        0        0            0            0     HE6MO80PCT
   7000181406                   0        0        0            0            0     NA
   7000181428                   0        0        0            0            0     HE6MO80PCT
   7000181445                   0        0        0            0            0     HE6MO80PCT
   7000181455                   0        0        0            0            0     HE6MO80PCT
   7000181527                   0        0        0            0            0     HE6MO80PCT
   7000181544                   0        0        0            0            0     NA
   7000181579                   0        0        0            0            0     HE6MO80PCT
   7000181591                   0        0        0            0            0     NA
   7000181592                   0        0        0            0            0     NA
   7000181599                   0        0        0            0            0     HE6MO80PCT
   7000181702                   0        0        0            0            0     HE6MO80PCT
   7000181744                   0        0        0            0            0     NA
   7000181751                   0        0        0            0            0     NA
   7000181762                   0        0        0            0            0     HE6MO80PCT
   7000181806                   0        0        0            0            0     HE6MO80PCT
   7000181852                   0        0        0            0            0     HE6MO80PCT
   7000181863                   0        0        0            0            0     HE6MO80PCT
   7000181871                   0        0        0            0            0     HE6MO80PCT
   7000181877                   0        0        0            0            0     HE6MO80PCT
   7000181916                   0        0        0            0            0     HE6MO80PCT
   7000181927                   0        0        0            0            0     HE6MO80PCT
   7000181991                   0        0        0            0            0     NA
   7000181995                   0        0        0            0            0     HE6MO80PCT
   7000182070                   0        0        0            0            0     HE6MO80PCT
   7000182092                   0        0        0            0            0     NA
   7000182117                   0        0        0            0            0     NA
   7000182194                   0        0        0            0            0     HE6MO80PCT
   7000182213                   0        0        0            0            0     HE6MO80PCT
   7000182224                   0        0        0            0            0     HE6MO80PCT
   7000182306                   0        0        0            0            0     NA
   7000182330                   0        0        0            0            0     HE6MO80PCT
   7000182347                   0        0        0            0            0     HE6MO80PCT
   7000182355                   0        0        0            0            0     HE6MO80PCT
   7000182371                   0        0        0            0            0     HE6MO80PCT
   7000182432                   0        0        0            0            0     HE6MO80PCT
   7000182435                   0        0        0            0            0     HE6MO80PCT
   7000182502                   0        0        0            0            0     HE6MO80PCT
   7000182576                   0        0        0            0            0     HE6MO80PCT
   7000182634                   0        0        0            0            0     NA
   7000182639                   0        0        0            0            0     NA
   7000182662                   0        0        0            0            0     NA
   7000182680                   0        0        0            0            0     NA
   7000182795                   0        0        0            0            0     NA
   7000182811                   0        0        0            0            0     NA
   7000182851                   0        0        0            0            0     NA
   7000182863                   0        0        0            0            0     HE6MO80PCT
   7000182867                   0        0        0            0            0     NA
   7000182888                   0        0        0            0            0     NA
   7000182945                   0        0        0            0            0     NA
   7000182969                   0        0        0            0            0     NA
   7000182977                   0        0        0            0            0     HE6MO80PCT
   7000183000                   0        0        0            0            0     HE6MO80PCT
   7000183002                   0        0        0            0            0     HE6MO80PCT
   7000183027                   0        0        0            0            0     HE6MO80PCT
   7000183075                   0        0        0            0            0     NA
   7000183124                   0        0        0            0            0     HE6MO80PCT
   7000183174                   0        0        0            0            0     HE6MO80PCT
   7000183195                   0        0        0            0            0     NA
   7000183204                   0        0        0            0            0     HE6MO80PCT
   7000183216                   0        0        0            0            0     HE6MO80PCT
   7000183268                   0        0        0            0            0     NA
   7000183310                   0        0        0            0            0     NA
   7000183318                   0        0        0            0            0     NA
   7000183328                   0        0        0            0            0     HE6MO80PCT
   7000183386                   0        0        0            0            0     HE6MO80PCT
   7000183408                   0        0        0            0            0     NA
   7000183466                   0        0        0            0            0     NA
   7000183484                   0        0        0            0            0     HE6MO80PCT
   7000183496                   0        0        0            0            0     HE6MO80PCT
   7000183524                   0        0        0            0            0     HE6MO80PCT
   7000183548                   0        0        0            0            0     NA
   7000183579                   0        0        0            0            0     NA
   7000183580                   0        0        0            0            0     HE6MO80PCT
   7000183601                   0        0        0            0            0     HE6MO80PCT
   7000183667                   0        0        0            0            0     NA
   7000183669                   0        0        0            0            0     HE6MO80PCT
   7000183676                   0        0        0            0            0     NA
   7000183694                   0        0        0            0            0     HE6MO80PCT
   7000183712                   0        0        0            0            0     HE6MO80PCT
   7000183736                   0        0        0            0            0     NA
   7000183836                   0        0        0            0            0     HE6MO80PCT
   7000183920                   0        0        0            0            0     HE6MO80PCT
   7000183930                   0        0        0            0            0     NA
   7000183942                   0        0        0            0            0     HE6MO80PCT
   7000183943                   0        0        0            0            0     HE6MO80PCT
   7000183956                   0        0        0            0            0     NA
   7000183961                   0        0        0            0            0     HE6MO80PCT
   7000184064                   0        0        0            0            0     HE6MO80PCT
   7000184072                   0        0        0            0            0     HE6MO80PCT
   7000184073                   0        0        0            0            0     HE6MO80PCT
   7000184110                   0        0        0            0            0     HE6MO80PCT
   7000184120                   0        0        0            0            0     HE6MO80PCT
   7000184121                   0        0        0            0            0     HE6MO80PCT
   7000184129                   0        0        0            0            0     HE6MO80PCT
   7000184143                   0        0        0            0            0     NA
   7000184179                   0        0        0            0            0     NA
   7000184197                   0        0        0            0            0     NA
   7000184238                   0        0        0            0            0     NA
   7000184258                   0        0        0            0            0     HE6MO80PCT
   7000184352                   0        0        0            0            0     NA
   7000184383                   0        0        0            0            0     HE6MO80PCT
   7000184417                   0        0        0            0            0     HE6MO80PCT
   7000184420                   0        0        0            0            0     HE6MO80PCT
   7000184425                   0        0        0            0            0     HE6MO80PCT
   7000184431                   0        0        0            0            0     HE6MO80PCT
   7000184573                   0        0        0            0            0     HE6MO80PCT
   7000184577                   0        0        0            0            0     NA
   7000184608                   0        0        0            0            0     NA
   7000184631                   0        0        0            0            0     NA
   7000184637                   0        0        0            0            0     HE6MO80PCT
   7000184690                   0        0        0            0            0     HE6MO80PCT
   7000184758                   0        0        0            0            0     NA
   7000184796                   0        0        0            0            0     HE6MO80PCT
   7000184803                   0        0        0            0            0     HE6MO80PCT
   7000184823                   0        0        0            0            0     HE6MO80PCT
   7000184950                   0        0        0            0            0     HE6MO80PCT
   7000185024                   0        0        0            0            0     HE6MO80PCT
   7000185091                   0        0        0            0            0     HE6MO80PCT
   7000185114                   0        0        0            0            0     HE6MO80PCT
   7000185118                   0        0        0            0            0     NA
   7000185125                   0        0        0            0            0     HE6MO80PCT
   7000185126                   0        0        0            0            0     HE6MO80PCT
   7000185182                   0        0        0            0            0     HE6MO80PCT
   7000185219                   0        0        0            0            0     HE6MO80PCT
   7000185231                   0        0        0            0            0     NA
   7000185234                   0        0        0            0            0     NA
   7000185250                   0        0        0            0            0     NA
   7000185252                   0        0        0            0            0     HE6MO80PCT
   7000185320                   0        0        0            0            0     HE6MO80PCT
   7000185342                   0        0        0            0            0     NA
   7000185351                   0        0        0            0            0     HE6MO80PCT
   7000185361                   0        0        0            0            0     HE6MO80PCT
   7000185385                   0        0        0            0            0     HE6MO80PCT
   7000185435                   0        0        0            0            0     NA
   7000185447                   0        0        0            0            0     NA
   7000185472                   0        0        0            0            0     HE6MO80PCT
   7000185554                   0        0        0            0            0     2%VS2MOINT
   7000185626                   0        0        0            0            0     HE6MO80PCT
   7000185666                   0        0        0            0            0     NA
   7000185676                   0        0        0            0            0     NA
   7000185678                   0        0        0            0            0     HE6MO80PCT
   7000185685                   0        0        0            0            0     HE6MO80PCT
   7000185713                   0        0        0            0            0     NA
   7000185789                   0        0        0            0            0     HE6MO80PCT
   7000185795                   0        0        0            0            0     NA
   7000185817                   0        0        0            0            0     NA
   7000185818                   0        0        0            0            0     HE6MO80PCT
   7000185833                   0        0        0            0            0     HE6MO80PCT
   7000185841                   0        0        0            0            0     HE6MO80PCT
   7000185953                   0        0        0            0            0     NA
   7000185958                   0        0        0            0            0     NA
   7000186009                   0        0        0            0            0     HE6MO80PCT
   7000186050                   0        0        0            0            0     NA
   7000186062                   0        0        0            0            0     NA
   7000186075                   0        0        0            0            0     NA
   7000186076                   0        0        0            0            0     NA
   7000186078                   0        0        0            0            0     NA
   7000186096                   0        0        0            0            0     HE6MO80PCT
   7000186128                   0        0        0            0            0     HE6MO80PCT
   7000186132                   0        0        0            0            0     NA
   7000186133                   0        0        0            0            0     HE6MO80PCT
   7000186151                   0        0        0            0            0     HE6MO80PCT
   7000186158                   0        0        0            0            0     HE6MO80PCT
   7000186223                   0        0        0            0            0     HE6MO80PCT
   7000186231                   0        0        0            0            0     HE6MO80PCT
   7000186245                   0        0        0            0            0     HE6MO80PCT
   7000186335                   0        0        0            0            0     NA
   7000186356                   0        0        0            0            0     HE6MO80PCT
   7000186357                   0        0        0            0            0     HE6MO80PCT
   7000186386                   0        0        0            0            0     HE6MO80PCT
   7000186401                   0        0        0            0            0     HE6MO80PCT
   7000186407                   0        0        0            0            0     NA
   7000186421                   0        0        0            0            0     HE6MO80PCT
   7000186470                   0        0        0            0            0     NA
   7000186487                   0        0        0            0            0     HE6MO80PCT
   7000186520                   0        0        0            0            0     HE6MO80PCT
   7000186522                   0        0        0            0            0     HE6MO80PCT
   7000186529                   0        0        0            0            0     HE6MO80PCT
   7000186540                   0        0        0            0            0     HE6MO80PCT
   7000186541                   0        0        0            0            0     HE6MO80PCT
   7000186610                   0        0        0            0            0     HE6MO80PCT
   7000186611                   0        0        0            0            0     NA
   7000186613                   0        0        0            0            0     NA
   7000186614                   0        0        0            0            0     NA
   7000186623                   0        0        0            0            0     NA
   7000186628                   0        0        0            0            0     HE6MO80PCT
   7000186639                   0        0        0            0            0     NA
   7000186649                   0        0        0            0            0     HE6MO80PCT
   7000186670                   0        0        0            0            0     HE6MO80PCT
   7000186672                   0        0        0            0            0     NA
   7000186675                   0        0        0            0            0     NA
   7000186676                   0        0        0            0            0     HE6MO80PCT
   7000186679                   0        0        0            0            0     NA
   7000186680                   0        0        0            0            0     NA
   7000186684                   0        0        0            0            0     HE6MO80PCT
   7000186718                   0        0        0            0            0     HE6MO80PCT
   7000186732                   0        0        0            0            0     HE6MO80PCT
   7000186769                   0        0        0            0            0     HE6MO80PCT
   7000186800                   0        0        0            0            0     HE6MO80PCT
   7000186819                   0        0        0            0            0     HE6MO80PCT
   7000186851                   0        0        0            0            0     HE6MO80PCT
   7000186859                   0        0        0            0            0     HE6MO80PCT
   7000186861                   0        0        0            0            0     HE6MO80PCT
   7000186874                   0        0        0            0            0     NA
   7000186883                   0        0        0            0            0     NA
   7000186884                   0        0        0            0            0     HE6MO80PCT
   7000186887                   0        0        0            0            0     HE6MO80PCT
   7000186888                   0        0        0            0            0     HE6MO80PCT
   7000186890                   0        0        0            0            0     HE6MO80PCT
   7000186894                   0        0        0            0            0     HE6MO80PCT
   7000186922                   0        0        0            0            0     HE6MO80PCT
   7000186946                   0        0        0            0            0     NA
   7000186963                   0        0        0            0            0     HE6MO80PCT
   7000186980                   0        0        0            0            0     HE6MO80PCT
   7000186985                   0        0        0            0            0     HE6MO80PCT
   7000186987                   0        0        0            0            0     HE6MO80PCT
   7000186997                   0        0        0            0            0     HE6MO80PCT
   7000187008                   0        0        0            0            0     HE6MO80PCT
   7000187010                   0        0        0            0            0     HE6MO80PCT
   7000187027                   0        0        0            0            0     HE6MO80PCT
   7000187034                   0        0        0            0            0     HE6MO80PCT
   7000187035                   0        0        0            0            0     HE6MO80PCT
   7000187059                   0        0        0            0            0     HE6MO80PCT
   7000187072                   0        0        0            0            0     NA
   7000187087                   0        0        0            0            0     HE6MO80PCT
   7000187104                   0        0        0            0            0     HE6MO80PCT
   7000187109                   0        0        0            0            0     HE6MO80PCT
   7000187147                   0        0        0            0            0     HE6MO80PCT
   7000187158                   0        0        0            0            0     HE6MO80PCT
   7000187182                   0        0        0            0            0     HE6MO80PCT
   7000187183                   0        0        0            0            0     NA
   7000187186                   0        0        0            0            0     NA
   7000187234                   0        0        0            0            0     HE6MO80PCT
   7000187247                   0        0        0            0            0     HE6MO80PCT
   7000187282                   0        0        0            0            0     NA
   7000187306                   0        0        0            0            0     NA
   7000187308                   0        0        0            0            0     HE6MO80PCT
   7000187314                   0        0        0            0            0     HE6MO80PCT
   7000187369                   0        0        0            0            0     2PER
   7000187417                   0        0        0            0            0     HE6MO80PCT
   7000187440                   0        0        0            0            0     HE6MO80PCT
   7000187464                   0        0        0            0            0     NA
   7000187495                   0        0        0            0            0     NA
   7000187514                   0        0        0            0            0     HE6MO80PCT
   7000187524                   0        0        0            0            0     HE6MO80PCT
   7000187535                   0        0        0            0            0     NA
   7000187537                   0        0        0            0            0     HE6MO80PCT
   7000187548                   0        0        0            0            0     NA
   7000187553                   0        0        0            0            0     NA
   7000187567                   0        0        0            0            0     NA
   7000187572                   0        0        0            0            0     NA
   7000187574                   0        0        0            0            0     HE6MO80PCT
   7000187591                   0        0        0            0            0     HE6MO80PCT
   7000187632                   0        0        0            0            0     HE6MO80PCT
   7000187640                   0        0        0            0            0     HE6MO80PCT
   7000187657                   0        0        0            0            0     HE6MO80PCT
   7000187668                   0        0        0            0            0     NA
   7000187675                   0        0        0            0            0     NA
   7000187680                   0        0        0            0            0     NA
   7000187686                   0        0        0            0            0     HE6MO80PCT
   7000187688                   0        0        0            0            0     NA
   7000187700                   0        0        0            0            0     HE6MO80PCT
   7000187718                   0        0        0            0            0     HE6MO80PCT
   7000187734                   0        0        0            0            0     HE6MO80PCT
   7000187737                   0        0        0            0            0     NA
   7000187759                   0        0        0            0            0     HE6MO80PCT
   7000187764                   0        0        0            0            0     NA
   7000187777                   0        0        0            0            0     HE6MO80PCT
   7000187781                   0        0        0            0            0     HE6MO80PCT
   7000187790                   0        0        0            0            0     HE6MO80PCT
   7000187811                   0        0        0            0            0     NA
   7000187818                   0        0        0            0            0     NA
   7000187833                   0        0        0            0            0     HE6MO80PCT
   7000187845                   0        0        0            0            0     HE6MO80PCT
   7000187846                   0        0        0            0            0     HE6MO80PCT
   7000187847                   0        0        0            0            0     NA
   7000187849                   0        0        0            0            0     HE6MO80PCT
   7000187857                   0        0        0            0            0     HE6MO80PCT
   7000187885                   0        0        0            0            0     NA
   7000187887                   0        0        0            0            0     NA
   7000187914                   0        0        0            0            0     HE6MO80PCT
   7000187946                   0        0        0            0            0     HE6MO80PCT
   7000187947                   0        0        0            0            0     HE6MO80PCT
   7000187952                   0        0        0            0            0     2%VS2MOINT
   7000187962                   0        0        0            0            0     HE6MO80PCT
   7000187985                   0        0        0            0            0     HE6MO80PCT
   7000187995                   0        0        0            0            0     HE6MO80PCT
   7000188002                   0        0        0            0            0     HE6MO80PCT
   7000188030                   0        0        0            0            0     NA
   7000188034                   0        0        0            0            0     HE6MO80PCT
   7000188055                   0        0        0            0            0     HE6MO80PCT
   7000188065                   0        0        0            0            0     HE6MO80PCT
   7000188075                   0        0        0            0            0     NA
   7000188092                   0        0        0            0            0     NA
   7000188093                   0        0        0            0            0     NA
   7000188117                   0        0        0            0            0     HE6MO80PCT
   7000188123                   0        0        0            0            0     NA
   7000188137                   0        0        0            0            0     NA
   7000188143                   0        0        0            0            0     NA
   7000188166                   0        0        0            0            0     NA
   7000188169                   0        0        0            0            0     HE6MO80PCT
   7000188210                   0        0        0            0            0     HE6MO80PCT
   7000188216                   0        0        0            0            0     HE6MO80PCT
   7000188245                   0        0        0            0            0     HE6MO80PCT
   7000188267                   0        0        0            0            0     HE6MO80PCT
   7000188314                   0        0        0            0            0     NA
   7000188331                   0        0        0            0            0     HE6MO80PCT
   7000188345                   0        0        0            0            0     HE6MO80PCT
   7000188376                   0        0        0            0            0     HE6MO80PCT
   7000188381                   0        0        0            0            0     HE6MO80PCT
   7000188413                   0        0        0            0            0     HE6MO80PCT
   7000188422                   0        0        0            0            0     HE6MO80PCT
   7000188447                   0        0        0            0            0     HE6MO80PCT
   7000188459                   0        0        0            0            0     HE6MO80PCT
   7000188462                   0        0        0            0            0     HE6MO80PCT
   7000188478                   0        0        0            0            0     HE6MO80PCT
   7000188481                   0        0        0            0            0     NA
   7000188528                   0        0        0            0            0     HE6MO80PCT
   7000188561                   0        0        0            0            0     NA
   7000188589                   0        0        0            0            0     HE6MO80PCT
   7000188597                   0        0        0            0            0     HE6MO80PCT
   7000188610                   0        0        0            0            0     HE6MO80PCT
   7000188634                   0        0        0            0            0     HE6MO80PCT
   7000188676                   0        0        0            0            0     HE6MO80PCT
   7000188725                   0        0        0            0            0     HE6MO80PCT
   7000188742                   0        0        0            0            0     2PER
   7000188746                   0        0        0            0            0     NA
   7000188747                   0        0        0            0            0     NA
   7000188763                   0        0        0            0            0     HE6MO80PCT
   7000188778                   0        0        0            0            0     HE6MO80PCT
   7000188827                   0        0        0            0            0     HE6MO80PCT
   7000188867                   0        0        0            0            0     HE6MO80PCT
   7000188908                   0        0        0            0            0     HE6MO80PCT
   7000188910                   0        0        0            0            0     HE6MO80PCT
   7000188961                   0        0        0            0            0     NA
   7000189016                   0        0        0            0            0     HE6MO80PCT
   7000189021                   0        0        0            0            0     HE6MO80PCT
   7000189022                   0        0        0            0            0     HE6MO80PCT
   7000189033                   0        0        0            0            0     NA
   7000189044                   0        0        0            0            0     NA
   7000189060                   0        0        0            0            0     HE6MO80PCT
   7000189069                   0        0        0            0            0     HE6MO80PCT
   7000189073                   0        0        0            0            0     NA
   7000189080                   0        0        0            0            0     NA
   7000189099                   0        0        0            0            0     NA
   7000189106                   0        0        0            0            0     HE6MO80PCT
   7000189111                   0        0        0            0            0     NA
   7000189116                   0        0        0            0            0     HE6MO80PCT
   7000189130                   0        0        0            0            0     HE6MO80PCT
   7000189133                   0        0        0            0            0     HE6MO80PCT
   7000189137                   0        0        0            0            0     NA
   7000189151                   0        0        0            0            0     HE6MO80PCT
   7000189156                   0        0        0            0            0     NA
   7000189157                   0        0        0            0            0     HE6MO80PCT
   7000189178                   0        0        0            0            0     HE6MO80PCT
   7000189276                   0        0        0            0            0     HE6MO80PCT
   7000189297                   0        0        0            0            0     HE6MO80PCT
   7000189322                   0        0        0            0            0     HE6MO80PCT
   7000189325                   0        0        0            0            0     HE6MO80PCT
   7000189328                   0        0        0            0            0     HE6MO80PCT
   7000189350                   0        0        0            0            0     HE6MO80PCT
   7000189376                   0        0        0            0            0     NA
   7000189381                   0        0        0            0            0     HE6MO80PCT
   7000189428                   0        0        0            0            0     HE6MO80PCT
   7000189441                   0        0        0            0            0     HE6MO80PCT
   7000189452                   0        0        0            0            0     NA
   7000189454                   0        0        0            0            0     HE6MO80PCT
   7000189469                   0        0        0            0            0     HE6MO80PCT
   7000189500                   0        0        0            0            0     NA
   7000189506                   0        0        0            0            0     HE6MO80PCT
   7000189517                   0        0        0            0            0     NA
   7000189524                   0        0        0            0            0     HE6MO80PCT
   7000189556                   0        0        0            0            0     HE6MO80PCT
   7000189589                   0        0        0            0            0     HE6MO80PCT
   7000189615                   0        0        0            0            0     HE6MO80PCT
   7000189631                   0        0        0            0            0     HE6MO80PCT
   7000189661                   0        0        0            0            0     HE6MO80PCT
   7000189697                   0        0        0            0            0     2PER
   7000189702                   0        0        0            0            0     HE6MO80PCT
   7000189704                   0        0        0            0            0     HE6MO80PCT
   7000189729                   0        0        0            0            0     HE6MO80PCT
   7000189735                   0        0        0            0            0     HE6MO80PCT
   7000189771                   0        0        0            0            0     NA
   7000189777                   0        0        0            0            0     2MOINT
   7000189809                   0        0        0            0            0     HE6MO80PCT
   7000189814                   0        0        0            0            0     HE6MO80PCT
   7000189831                   0        0        0            0            0     HE6MO80PCT
   7000189833                   0        0        0            0            0     HE6MO80PCT
   7000189843                   0        0        0            0            0     HE6MO80PCT
   7000189863                   0        0        0            0            0     HE6MO80PCT
   7000189865                   0        0        0            0            0     HE6MO80PCT
   7000189890                   0        0        0            0            0     NA
   7000189892                   0        0        0            0            0     HE6MO80PCT
   7000189905                   0        0        0            0            0     NA
   7000189909                   0        0        0            0            0     NA
   7000189912                   0        0        0            0            0     HE6MO80PCT
   7000189934                   0        0        0            0            0     NA
   7000189936                   0        0        0            0            0     HE6MO80PCT
   7000189938                   0        0        0            0            0     NA
   7000189944                   0        0        0            0            0     NA
   7000189947                   0        0        0            0            0     NA
   7000189965                   0        0        0            0            0     HE6MO80PCT
   7000189970                   0        0        0            0            0     HE6MO80PCT
   7000189992                   0        0        0            0            0     HE6MO80PCT
   7000189995                   0        0        0            0            0     NA
   7000190044                   0        0        0            0            0     NA
   7000190060                   0        0        0            0            0     HE6MO80PCT
   7000190061                   0        0        0            0            0     HE6MO80PCT
   7000190071                   0        0        0            0            0     HE6MO80PCT
   7000190088                   0        0        0            0            0     HE6MO80PCT
   7000190109                   0        0        0            0            0     HE6MO80PCT
   7000190119                   0        0        0            0            0     NA
   7000190132                   0        0        0            0            0     HE6MO80PCT
   7000190140                   0        0        0            0            0     HE6MO80PCT
   7000190143                   0        0        0            0            0     HE6MO80PCT
   7000190146                   0        0        0            0            0     NA
   7000190155                   0        0        0            0            0     HE6MO80PCT
   7000190156                   0        0        0            0            0     NA
   7000190158                   0        0        0            0            0     HE6MO80PCT
   7000190166                   0        0        0            0            0     NA
   7000190174                   0        0        0            0            0     HE6MO80PCT
   7000190204                   0        0        0            0            0     NA
   7000190208                   0        0        0            0            0     HE6MO80PCT
   7000190216                   0        0        0            0            0     NA
   7000190260                   0        0        0            0            0     NA
   7000190270                   0        0        0            0            0     NA
   7000190273                   0        0        0            0            0     NA
   7000190275                   0        0        0            0            0     HE6MO80PCT
   7000190291                   0        0        0            0            0     HE6MO80PCT
   7000190294                   0        0        0            0            0     HE6MO80PCT
   7000190311                   0        0        0            0            0     HE6MO80PCT
   7000190318                   0        0        0            0            0     HE6MO80PCT
   7000190322                   0        0        0            0            0     NA
   7000190341                   0        0        0            0            0     NA
   7000190343                   0        0        0            0            0     NA
   7000190378                   0        0        0            0            0     NA
   7000190391                   0        0        0            0            0     NA
   7000190406                   0        0        0            0            0     HE6MO80PCT
   7000190447                   0        0        0            0            0     HE6MO80PCT
   7000190451                   0        0        0            0            0     NA
   7000190464                   0        0        0            0            0     HE6MO80PCT
   7000190466                   0        0        0            0            0     NA
   7000190495                   0        0        0            0            0     HE6MO80PCT
   7000190508                   0        0        0            0            0     HE6MO80PCT
   7000190517                   0        0        0            0            0     HE6MO80PCT
   7000190537                   0        0        0            0            0     NA
   7000190568                   0        0        0            0            0     HE6MO80PCT
   7000190597                   0        0        0            0            0     NA
   7000190603                   0        0        0            0            0     HE6MO80PCT
   7000190617                   0        0        0            0            0     HE6MO80PCT
   7000190624                   0        0        0            0            0     HE6MO80PCT
   7000190645                   0        0        0            0            0     HE6MO80PCT
   7000190649                   0        0        0            0            0     NA
   7000190665                   0        0        0            0            0     NA
   7000190673                   0        0        0            0            0     HE6MO80PCT
   7000190697                   0        0        0            0            0     NA
   7000190741                   0        0        0            0            0     HE6MO80PCT
   7000190758                   0        0        0            0            0     NA
   7000190761                   0        0        0            0            0     HE6MO80PCT
   7000190773                   0        0        0            0            0     NA
   7000190789                   0        0        0            0            0     HE6MO80PCT
   7000190792                   0        0        0            0            0     HE6MO80PCT
   7000190798                   0        0        0            0            0     NA
   7000190805                   0        0        0            0            0     HE6MO80PCT
   7000190823                   0        0        0            0            0     NA
   7000190871                   0        0        0            0            0     HE6MO80PCT
   7000190892                   0        0        0            0            0     NA
   7000190904                   0        0        0            0            0     3%2%1%
   7000190943                   0        0        0            0            0     NA
   7000190963                   0        0        0            0            0     HE6MO80PCT
   7000190968                   0        0        0            0            0     HE6MO80PCT
   7000190998                   0        0        0            0            0     NA
   7000191019                   0        0        0            0            0     HE6MO80PCT
   7000191082                   0        0        0            0            0     HE6MO80PCT
   7000191093                   0        0        0            0            0     HE6MO80PCT
   7000191116                   0        0        0            0            0     HE6MO80PCT
   7000191202                   0        0        0            0            0     NA
   7000191264                   0        0        0            0            0     HE6MO80PCT
   7000191266                   0        0        0            0            0     NA
   7000191327                   0        0        0            0            0     HE6MO80PCT
   7000191370                   0        0        0            0            0     HE6MO80PCT
   7000191397                   0        0        0            0            0     HE6MO80PCT
   7000191453                   0        0        0            0            0     HE6MO80PCT
   7000191480                   0        0        0            0            0     HE6MO80PCT
   7000191505                   0        0        0            0            0     HE6MO80PCT
   7000191528                   0        0        0            0            0     HE6MO80PCT
   7000191610                   0        0        0            0            0     HE6MO80PCT
   7000191643                   0        0        0            0            0     HE6MO80PCT
   7000191648                   0        0        0            0            0     NA
   7000191745                   0        0        0            0            0     HE6MO80PCT
   7000191976                   0        0        0            0            0     HE6MO80PCT
   7000192200                   0        0        0            0            0     HE6MO80PCT
   8000061462                   0        0        0            0            0     NA
   8000061625                   0        0        0            0            0     NA
   8000061990                   0        0        0            0            0     NA
   8000063281                   0        0        0            0            0     NA
   8000063452                   0        0        0            0            0     NA
   8000064103                   0        0        0            0            0     HE6MO80PCT
   8000064575                   0        0        0            0            0     NA
   8000066049                   0        0        0            0            0     NA
   8000066098                   0        0        0            0            0     HE6MO80PCT
   8000066207                   0        0        0            0            0     NA
   8000067334                   0        0        0            0            0     HE6MO80PCT
   8000067523                   0        0        0            0            0     NA
   8000067629                   0        0        0            0            0     HE6MO80PCT
   8000067728                   0        0        0            0            0     NA
   8000067943                   0        0        0            0            0     NA
   8000067977                   0        0        0            0            0     NA
   8000069018                   0        0        0            0            0     NA
   8000069144                   0        0        0            0            0     HE6MO80PCT
   8000069212                   0        0        0            0            0     NA
   8000069599                   0        0        0            0            0     HE6MO80PCT
   8000069613                   0        0        0            0            0     NA
   8000069618                   0        0        0            0            0     HE6MO80PCT
   8000069626                   0        0        0            0            0     HE6MO80PCT
   8000069729                   0        0        0            0            0     HE6MO80PCT
   8000070366                   0        0        0            0            0     NA
   8000070518                   0        0        0            0            0     NA
   8000070605                   0        0        0            0            0     NA
   8000070815                   0        0        0            0            0     HE6MO80PCT
   8000070991                   0        0        0            0            0     NA
   8000071032                   0        0        0            0            0     HE6MO80PCT
   8000071211                   0        0        0            0            0     NA
   8000071285                   0        0        0            0            0     HE6MO80PCT
   8000071307                   0        0        0            0            0     NA
   8000071384                   0        0        0            0            0     NA
   8000071511                   0        0        0            0            0     HE6MO80PCT
   8000071599                   0        0        0            0            0     NA
   8000071671                   0        0        0            0            0     NA
   8000071701                   0        0        0            0            0     NA
   8000071712                   0        0        0            0            0     HE6MO80PCT
   8000071742                   0        0        0            0            0     NA
   8000071746                   0        0        0            0            0     HE6MO80PCT
   8000071761                   0        0        0            0            0     NA
   8000071796                   0        0        0            0            0     HE6MO80PCT
   8000071860                   0        0        0            0            0     NA
   8000072006                   0        0        0            0            0     NA
   8000072009                   0        0        0            0            0     NA
   8000072041                   0        0        0            0            0     NA
   8000072189                   0        0        0            0            0     NA
   8000072198                   0        0        0            0            0     HE6MO80PCT
   8000072328                   0        0        0            0            0     HE6MO80PCT
   8000072331                   0        0        0            0            0     NA
   8000072358                   0        0        0            0            0     NA
   8000072418                   0        0        0            0            0     HE6MO80PCT
   8000072453                   0        0        0            0            0     HE6MO80PCT
   8000072504                   0        0        0            0            0     NA
   8000072647                   0        0        0            0            0     NA
   8000072669                   0        0        0            0            0     NA
   8000072786                   0        0        0            0            0     NA
   8000072792                   0        0        0            0            0     HE6MO80PCT
   8000072797                   0        0        0            0            0     HE6MO80PCT
   8000072809                   0        0        0            0            0     NA
   8000072849                   0        0        0            0            0     HE6MO80PCT
   8000072912                   0        0        0            0            0     NA
   8000072926                   0        0        0            0            0     NA
   8000072944                   0        0        0            0            0     NA
   8000072948                   0        0        0            0            0     NA
   8000073098                   0        0        0            0            0     NA
   8000073118                   0        0        0            0            0     NA
   8000073151                   0        0        0            0            0     HE6MO80PCT
   8000073206                   0        0        0            0            0     NA
   8000073482                   0        0        0            0            0     HE6MO80PCT
   8000073514                   0        0        0            0            0     NA
   8000073516                   0        0        0            0            0     NA
   8000073520                   0        0        0            0            0     HE6MO80PCT
   8000073573                   0        0        0            0            0     HE6MO80PCT
   8000073658                   0        0        0            0            0     NA
   8000073744                   0        0        0            0            0     HE6MO80PCT
   8000073761                   0        0        0            0            0     HE6MO80PCT
   8000073804                   0        0        0            0            0     NA
   8000073830                   0        0        0            0            0     NA
   8000073872                   0        0        0            0            0     HE6MO80PCT
   8000073957                   0        0        0            0            0     NA
   8000073962                   0        0        0            0            0     NA
   8000073988                   0        0        0            0            0     HE6MO80PCT
   8000074066                   0        0        0            0            0     NA
   8000074116                   0        0        0            0            0     NA
   8000074118                   0        0        0            0            0     NA
   8000074161                   0        0        0            0            0     HE6MO80PCT
   8000074171                   0        0        0            0            0     NA
   8000074281                   0        0        0            0            0     NA
   8000074327                   0        0        0            0            0     NA
   8000074361                   0        0        0            0            0     NA
   8000074370                   0        0        0            0            0     NA
   8000074449                   0        0        0            0            0     NA
   8000074574                   0        0        0            0            0     HE6MO80PCT
   8000074629                   0        0        0            0            0     HE6MO80PCT
   8000074949                   0        0        0            0            0     NA
   8000074953                   0        0        0            0            0     HE6MO80PCT
   8000074954                   0        0        0            0            0     NA
   8000074969                   0        0        0            0            0     HE6MO80PCT
   8000075068                   0        0        0            0            0     HE6MO80PCT
   8000075147                   0        0        0            0            0     NA
   8000075158                   0        0        0            0            0     NA
   8000075171                   0        0        0            0            0     NA
   8000075212                   0        0        0            0            0     NA
   8000075276                   0        0        0            0            0     NA
   8000075533                   0        0        0            0            0     NA
   8000075583                   0        0        0            0            0     NA
   8000075667                   0        0        0            0            0     NA
   8000075712                   0        0        0            0            0     NA
   8000075769                   0        0        0            0            0     NA
   8000075844                   0        0        0            0            0     NA
   8000075931                   0        0        0            0            0     NA
   8000075936                   0        0        0            0            0     NA
   8000075959                   0        0        0            0            0     HE6MO80PCT
   8000076010                   0        0        0            0            0     NA
   8000076020                   0        0        0            0            0     NA
   8000076023                   0        0        0            0            0     NA
   8000076029                   0        0        0            0            0     NA
   8000076107                   0        0        0            0            0     HE6MO80PCT
   8000076129                   0        0        0            0            0     HE6MO80PCT
   8000076164                   0        0        0            0            0     NA
   8000076180                   0        0        0            0            0     NA
   8000076196                   0        0        0            0            0     NA
   8000076200                   0        0        0            0            0     NA
   8000076264                   0        0        0            0            0     NA
   8000076334                   0        0        0            0            0     NA
   8000076348                   0        0        0            0            0     NA
   8000076403                   0        0        0            0            0     NA
   8000076445                   0        0        0            0            0     NA
   8000076484                   0        0        0            0            0     NA
   8000076489                   0        0        0            0            0     NA
   8000076490                   0        0        0            0            0     NA
   8000076498                   0        0        0            0            0     NA
   8000076517                   0        0        0            0            0     NA
   8000076603                   0        0        0            0            0     HE6MO80PCT
   8000076789                   0        0        0            0            0     HE6MO80PCT
   8000076813                   0        0        0            0            0     NA
   8000076929                   0        0        0            0            0     NA
   8000076990                   0        0        0            0            0     NA
   8000077022                   0        0        0            0            0     NA
   8000077029                   0        0        0            0            0     NA
   8000077109                   0        0        0            0            0     HE6MO80PCT
   8000077162                   0        0        0            0            0     NA
   8000077163                   0        0        0            0            0     NA
   8000077187                   0        0        0            0            0     NA
   8000077239                   0        0        0            0            0     NA
   8000077300                   0        0        0            0            0     NA
   8000077305                   0        0        0            0            0     NA
   8000077590                   0        0        0            0            0     NA
   8000077629                   0        0        0            0            0     NA
   8000077653                   0        0        0            0            0     HE6MO80PCT
   8000077668                   0        0        0            0            0     NA
   8000077678                   0        0        0            0            0     NA
   8000077726                   0        0        0            0            0     NA
   8000077758                   0        0        0            0            0     NA
   8000077881                   0        0        0            0            0     NA
   8000077924                   0        0        0            0            0     HE6MO80PCT
   8000078002                   0        0        0            0            0     HE6MO80PCT
   8000078044                   0        0        0            0            0     NA
   8000078051                   0        0        0            0            0     NA
   8000078081                   0        0        0            0            0     NA
   8000078109                   0        0        0            0            0     NA
   8000078164                   0        0        0            0            0     NA
   8000078175                   0        0        0            0            0     NA
   8000078192                   0        0        0            0            0     NA
   8000078226                   0        0        0            0            0     NA
   8000078257                   0        0        0            0            0     NA
   8000078260                   0        0        0            0            0     NA
   8000078274                   0        0        0            0            0     NA
   8000078289                   0        0        0            0            0     NA
   8000078330                   0        0        0            0            0     NA
   8000078349                   0        0        0            0            0     NA
   8000078387                   0        0        0            0            0     NA
   8000078392                   0        0        0            0            0     NA
   8000078491                   0        0        0            0            0     NA
   8000078512                   0        0        0            0            0     NA
   8000078556                   0        0        0            0            0     NA
   8000078570                   0        0        0            0            0     NA
   8000078609                   0        0        0            0            0     NA
   8000078610                   0        0        0            0            0     HE6MO80PCT
   8000078617                   0        0        0            0            0     NA
   8000078627                   0        0        0            0            0     NA
   8000078634                   0        0        0            0            0     NA
   8000078675                   0        0        0            0            0     NA
   8000078721                   0        0        0            0            0     NA
   8000078732                   0        0        0            0            0     NA
   8000078733                   0        0        0            0            0     NA
   8000078743                   0        0        0            0            0     NA
   8000078766                   0        0        0            0            0     NA
   8000078825                   0        0        0            0            0     HE6MO80PCT
   8000078826                   0        0        0            0            0     NA
   8000078829                   0        0        0            0            0     HE6MO80PCT
   8000078897                   0        0        0            0            0     NA
   8000078924                   0        0        0            0            0     NA
   8000078935                   0        0        0            0            0     NA
   8000078941                   0        0        0            0            0     NA
   8000078994                   0        0        0            0            0     NA
   8000078998                   0        0        0            0            0     HE6MO80PCT
   8000079026                   0        0        0            0            0     NA
   8000079034                   0        0        0            0            0     NA
   8000079044                   0        0        0            0            0     NA
   8000079054                   0        0        0            0            0     NA
   8000079055                   0        0        0            0            0     HE6MO80PCT
   8000079074                   0        0        0            0            0     HE6MO80PCT
   8000079081                   0        0        0            0            0     NA
   8000079102                   0        0        0            0            0     NA
   8000079104                   0        0        0            0            0     NA
   8000079107                   0        0        0            0            0     NA
   8000079108                   0        0        0            0            0     NA
   8000079120                   0        0        0            0            0     NA
   8000079125                   0        0        0            0            0     NA
   8000079174                   0        0        0            0            0     NA
   8000079175                   0        0        0            0            0     NA
   8000079176                   0        0        0            0            0     NA
   8000079184                   0        0        0            0            0     NA
   8000079187                   0        0        0            0            0     NA
   8000079189                   0        0        0            0            0     NA
   8000079204                   0        0        0            0            0     HE6MO80PCT
   8000079210                   0        0        0            0            0     NA
   8000079252                   0        0        0            0            0     NA
   8000079285                   0        0        0            0            0     HE6MO80PCT
   8000079295                   0        0        0            0            0     NA
   8000079300                   0        0        0            0            0     NA
   8000079304                   0        0        0            0            0     NA
   8000079306                   0        0        0            0            0     NA
   8000079312                   0        0        0            0            0     HE6MO80PCT
   8000079313                   0        0        0            0            0     2PER
   8000079315                   0        0        0            0            0     NA
   8000079317                   0        0        0            0            0     NA
   8000079361                   0        0        0            0            0     HE6MO80PCT
   8000079386                   0        0        0            0            0     NA
   8000079407                   0        0        0            0            0     HE6MO80PCT
   8000079408                   0        0        0            0            0     NA
   8000079413                   0        0        0            0            0     NA
   8000079415                   0        0        0            0            0     HE6MO80PCT
   8000079489                   0        0        0            0            0     NA
   8000079500                   0        0        0            0            0     NA
   8000079563                   0        0        0            0            0     NA
   8000079581                   0        0        0            0            0     HE6MO80PCT
   8000079603                   0        0        0            0            0     2MOINT
   8000079659                   0        0        0            0            0     HE6MO80PCT
   8000079677                   0        0        0            0            0     HE6MO80PCT
   8000079712                   0        0        0            0            0     NA
   8000079716                   0        0        0            0            0     NA
   8000079727                   0        0        0            0            0     NA
   8000079729                   0        0        0            0            0     NA
   8000079746                   0        0        0            0            0     NA
   8000079763                   0        0        0            0            0     NA
   8000079768                   0        0        0            0            0     HE6MO80PCT
   8000079795                   0        0        0            0            0     NA
   8000079833                   0        0        0            0            0     NA
   8000079837                   0        0        0            0            0     2%VS2MOINT
   8000079849                   0        0        0            0            0     NA
   8000079853                   0        0        0            0            0     NA
   8000079864                   0        0        0            0            0     NA
   8000079894                   0        0        0            0            0     NA
   8000079903                   0        0        0            0            0     NA
   8000079907                   0        0        0            0            0     NA
   8000079950                   0        0        0            0            0     NA
   8000079977                   0        0        0            0            0     NA
   8000079990                   0        0        0            0            0     HE6MO80PCT
   8000080005                   0        0        0            0            0     NA
   8000080053                   0        0        0            0            0     HE6MO80PCT
   8000080117                   0        0        0            0            0     NA
   8000080121                   0        0        0            0            0     NA
   8000080139                   0        0        0            0            0     NA
   8000080140                   0        0        0            0            0     NA
   8000080155                   0        0        0            0            0     NA
   8000080162                   0        0        0            0            0     NA
   8000080171                   0        0        0            0            0     NA
   8000080232                   0        0        0            0            0     HE6MO80PCT
   8000080240                   0        0        0            0            0     NA
   8000080248                   0        0        0            0            0     NA
   8000080251                   0        0        0            0            0     HE6MO80PCT
   8000080258                   0        0        0            0            0     NA
   8000080301                   0        0        0            0            0     HE6MO80PCT
   8000080302                   0        0        0            0            0     NA
   8000080319                   0        0        0            0            0     HE6MO80PCT
   8000080379                   0        0        0            0            0     HE6MO80PCT
   8000080380                   0        0        0            0            0     NA
   8000080390                   0        0        0            0            0     NA
   8000080402                   0        0        0            0            0     NA
   8000080422                   0        0        0            0            0     NA
   8000080443                   0        0        0            0            0     HE6MO80PCT
   8000080473                   0        0        0            0            0     NA
   8000080479                   0        0        0            0            0     NA
   8000080489                   0        0        0            0            0     HE6MO80PCT
   8000080538                   0        0        0            0            0     NA
   8000080560                   0        0        0            0            0     NA
   8000080569                   0        0        0            0            0     NA
   8000080600                   0        0        0            0            0     NA
   8000080622                   0        0        0            0            0     NA
   8000080625                   0        0        0            0            0     HE6MO80PCT
   8000080637                   0        0        0            0            0     NA
   8000080638                   0        0        0            0            0     NA
   8000080665                   0        0        0            0            0     NA
   8000080700                   0        0        0            0            0     NA
   8000080722                   0        0        0            0            0     NA
   8000080744                   0        0        0            0            0     HE6MO80PCT
   8000080758                   0        0        0            0            0     NA
   8000080762                   0        0        0            0            0     NA
   8000080765                   0        0        0            0            0     NA
   8000080814                   0        0        0            0            0     NA
   8000080815                   0        0        0            0            0     HE6MO80PCT
   8000080817                   0        0        0            0            0     NA
   8000080849                   0        0        0            0            0     NA
   8000080854                   0        0        0            0            0     NA
   8000080858                   0        0        0            0            0     NA
   8000080864                   0        0        0            0            0     HE6MO80PCT
   8000080870                   0        0        0            0            0     NA
   8000080923                   0        0        0            0            0     2PER
   8000080975                   0        0        0            0            0     NA
   8000080981                   0        0        0            0            0     NA
   8000080992                   0        0        0            0            0     NA
   8000081002                   0        0        0            0            0     NA
   8000081015                   0        0        0            0            0     NA
   8000081057                   0        0        0            0            0     NA
   8000081061                   0        0        0            0            0     NA
   8000081065                   0        0        0            0            0     NA
   8000081086                   0        0        0            0            0     NA
   8000081092                   0        0        0            0            0     NA
   8000081137                   0        0        0            0            0     NA
   8000081139                   0        0        0            0            0     NA
   8000081193                   0        0        0            0            0     HE6MO80PCT
   8000081197                   0        0        0            0            0     NA
   8000081203                   0        0        0            0            0     NA
   8000081310                   0        0        0            0            0     NA
   8000081313                   0        0        0            0            0     NA
   8000081318                   0        0        0            0            0     HE6MO80PCT
   8000081348                   0        0        0            0            0     NA
   8000081371                   0        0        0            0            0     HE6MO80PCT
   8000081392                   0        0        0            0            0     NA
   8000081448                   0        0        0            0            0     NA
   8000081456                   0        0        0            0            0     NA
   8000081527                   0        0        0            0            0     NA
   8000081531                   0        0        0            0            0     NA
   8000081543                   0        0        0            0            0     HE6MO80PCT
   8000081547                   0        0        0            0            0     NA
   8000081612                   0        0        0            0            0     NA
   8000081615                   0        0        0            0            0     NA
   8000081620                   0        0        0            0            0     HE6MO80PCT
   8000081625                   0        0        0            0            0     NA
   8000081631                   0        0        0            0            0     NA
   8000081649                   0        0        0            0            0     NA
   8000081653                   0        0        0            0            0     NA
   8000081695                   0        0        0            0            0     NA
   8000081709                   0        0        0            0            0     NA
   8000081711                   0        0        0            0            0     NA
   8000081775                   0        0        0            0            0     NA
   8000081793                   0        0        0            0            0     NA
   8000081881                   0        0        0            0            0     NA
   8000081950                   0        0        0            0            0     NA
   8000081956                   0        0        0            0            0     NA
   8000082001                   0        0        0            0            0     NA
   8000082034                   0        0        0            0            0     NA
   8000082060                   0        0        0            0            0     NA
   8000082106                   0        0        0            0            0     HE6MO80PCT
   8000082109                   0        0        0            0            0     2PER
   8000082178                   0        0        0            0            0     NA
   8000082198                   0        0        0            0            0     HE6MO80PCT
   8000082252                   0        0        0            0            0     NA
   8000082287                   0        0        0            0            0     NA
   8000082302                   0        0        0            0            0     NA
   8000082307                   0        0        0            0            0     NA
   8000082309                   0        0        0            0            0     NA
   8000082365                   0        0        0            0            0     NA
   8000082415                   0        0        0            0            0     NA
   8000082434                   0        0        0            0            0     NA
   8000082446                   0        0        0            0            0     NA
   8000082575                   0        0        0            0            0     NA
   8000082605                   0        0        0            0            0     HE6MO80PCT
   8000082606                   0        0        0            0            0     NA
   8000082608                   0        0        0            0            0     2MO80PCT
   8000082609                   0        0        0            0            0     HE6MO80PCT
   8000082641                   0        0        0            0            0     HE6MO80PCT
   8000082724                   0        0        0            0            0     NA
   8000082775                   0        0        0            0            0     HE6MO80PCT
   8000082778                   0        0        0            0            0     NA
   8000082803                   0        0        0            0            0     NA
   8000082829                   0        0        0            0            0     NA
   8000082931                   0        0        0            0            0     NA
   8000082969                   0        0        0            0            0     2PER
   8000082987                   0        0        0            0            0     NA
   8000083053                   0        0        0            0            0     NA
   8000083129                   0        0        0            0            0     HE6MO80PCT
   8000083162                   0        0        0            0            0     NA
   8100046913                   0        0        0            0            0     NA
   8100073805                   0        0        0            0            0     NA
   8100075521                   0        0        0            0            0     NA
   8100076478                   0        0        0            0            0     HE6MO80PCT
   8100077962                   0        0        0            0            0     NA
   8100079203                   0        0        0            0            0     NA
   8110076815                   0        0        0            0            0     NA
   1103436814                   0        0        0            0            0     HE6MO80PCT
   1103442405                   0        0        0            0            0     HE6MO80PCT
   1103450173                   0        0        0            0            0     HE6MO80PCT
   1103456086                   0        0        0            0            0     NA
   1103459657                   0        0        0            0            0     HE6MO80PCT
   1103461147                   0        0        0            0            0     HE6MO80PCT
   1103466979                   0        0        0            0            0     NA
   1103470304                   0        0        0            0            0     HE6MO80PCT
   1103474862                   0        0        0            0            0     NA
   1103474884                   0        0        0            0            0     NA
   1103476287                   0        0        0            0            0     HE6MO80PCT
   1103477812                   0        0        0            0            0     NA
   1103481593                   0        0        0            0            0     NA
   1103481842                   0        0        0            0            0     HE6MO80PCT
   1103482293                   0        0        0            0            0     HE6MO80PCT
   1103482641                   0        0        0            0            0     NA
   1103484809                   0        0        0            0            0     HE6MO80PCT
   1103488048                   0        0        0            0            0     NA
   1103488154                   0        0        0            0            0     NA
   1103488928                   0        0        0            0            0     NA
   1103489258                   0        0        0            0            0     HE6MO80PCT
   1103490538                   0        0        0            0            0     NA
   1103492865                   0        0        0            0            0     NA
   1103493269                   0        0        0            0            0     HE6MO80PCT
   1103493332                   0        0        0            0            0     NA
   1103493654                   0        0        0            0            0     HE6MO80PCT
   1103494020                   0        0        0            0            0     NA
   1103494788                   0        0        0            0            0     NA
   1103496459                   0        0        0            0            0     NA
   1103496486                   0        0        0            0            0     HE6MO80PCT
   1103497084                   0        0        0            0            0     HE6MO80PCT
   1103497226                   0        0        0            0            0     NA
   1103498778                   0        0        0            0            0     NA
   1103499660                   0        0        0            0            0     HE6MO80PCT
   1103499693                   0        0        0            0            0     NA
   1103500330                   0        0        0            0            0     NA
   1103500439                   0        0        0            0            0     NA
   1103501556                   0        0        0            0            0     NA
   1103501582                   0        0        0            0            0     NA
   1103501953                   0        0        0            0            0     HE6MO80PCT
   1103502006                   0        0        0            0            0     HE6MO80PCT
   1103503921                   0        0        0            0            0     HE6MO80PCT
   1103504013                   0        0        0            0            0     NA
   1103504182                   0        0        0            0            0     NA
   1103504415                   0        0        0            0            0     HE6MO80PCT
   1103506264                   0        0        0            0            0     NA
   1103507488                   0        0        0            0            0     NA
   1103508164                   0        0        0            0            0     HE6MO80PCT
   1103508169                   0        0        0            0            0     NA
   1103508261                   0        0        0            0            0     HE6MO80PCT
   1103509874                   0        0        0            0            0     NA
   1103510078                   0        0        0            0            0     NA
   1103510098                   0        0        0            0            0     NA
   1103510110                   0        0        0            0            0     NA
   1103511065                   0        0        0            0            0     NA
   1103511546                   0        0        0            0            0     NA
   1103511598                   0        0        0            0            0     NA
   1103514923                   0        0        0            0            0     HE6MO80PCT
   1103515243                   0        0        0            0            0     HE6MO80PCT
   1103515481                   0        0        0            0            0     HE6MO80PCT
   1103516085                   0        0        0            0            0     NA
   1103516189                   0        0        0            0            0     HE6MO80PCT
   1103516708                   0        0        0            0            0     HE6MO80PCT
   1103517545                   0        0        0            0            0     HE6MO80PCT
   1103518231                   0        0        0            0            0     HE6MO80PCT
   1103518267                   0        0        0            0            0     HE6MO80PCT
   1103518371                   0        0        0            0            0     HE6MO80PCT
   1103518584                   0        0        0            0            0     HE6MO80PCT
   1103518724                   0        0        0            0            0     HE6MO80PCT
   1103519594                   0        0        0            0            0     NA
   1103519666                   0        0        0            0            0     NA
   1103519827                   0        0        0            0            0     HE6MO80PCT
   1103519901                   0        0        0            0            0     HE6MO80PCT
   1103520285                   0        0        0            0            0     NA
   1103520403                   0        0        0            0            0     HE6MO80PCT
   1103520447                   0        0        0            0            0     HE6MO80PCT
   1103520747                   0        0        0            0            0     NA
   1103520750                   0        0        0            0            0     NA
   1103521615                   0        0        0            0            0     HE6MO80PCT
   1103521760                   0        0        0            0            0     NA
   1103521854                   0        0        0            0            0     NA
   1103521957                   0        0        0            0            0     NA
   1103521964                   0        0        0            0            0     NA
   1103522694                   0        0        0            0            0     NA
   1103522787                   0        0        0            0            0     HE6MO80PCT
   1103522916                   0        0        0            0            0     NA
   1103523141                   0        0        0            0            0     HE6MO80PCT
   1103523370                   0        0        0            0            0     HE6MO80PCT
   1103523584                   0        0        0            0            0     HE6MO80PCT
   1103523748                   0        0        0            0            0     HE6MO80PCT
   1103523898                   0        0        0            0            0     NA
   1103524326                   0        0        0            0            0     HE6MO80PCT
   1103524654                   0        0        0            0            0     HE6MO80PCT
   1103524714                   0        0        0            0            0     HE6MO80PCT
   1103525373                   0        0        0            0            0     NA
   1103525410                   0        0        0            0            0     NA
   1103525519                   0        0        0            0            0     NA
   1103525629                   0        0        0            0            0     NA
   1103526584                   0        0        0            0            0     NA
   1103526784                   0        0        0            0            0     NA
   1103526860                   0        0        0            0            0     HE6MO80PCT
   1103526885                   0        0        0            0            0     HE6MO80PCT
   1103526920                   0        0        0            0            0     NA
   1103526949                   0        0        0            0            0     NA
   1103527315                   0        0        0            0            0     HE6MO80PCT
   1103527489                   0        0        0            0            0     HE6MO80PCT
   1103527525                   0        0        0            0            0     NA
   1103528114                   0        0        0            0            0     HE6MO80PCT
   1103528119                   0        0        0            0            0     NA
   1103528249                   0        0        0            0            0     HE6MO80PCT
   1103528344                   0        0        0            0            0     HE6MO80PCT
   1103528616                   0        0        0            0            0     HE6MO80PCT
   1103528907                   0        0        0            0            0     NA
   1103529021                   0        0        0            0            0     HE6MO80PCT
   1103529169                   0        0        0            0            0     HE6MO80PCT
   1103529283                   0        0        0            0            0     HE6MO80PCT
   1103529328                   0        0        0            0            0     NA
   1103529382                   0        0        0            0            0     NA
   1103529385                   0        0        0            0            0     NA
   1103529621                   0        0        0            0            0     NA
   1103529626                   0        0        0            0            0     NA
   1103529638                   0        0        0            0            0     NA
   1103529674                   0        0        0            0            0     HE6MO80PCT
   1103529829                   0        0        0            0            0     NA
   1103529861                   0        0        0            0            0     HE6MO80PCT
   1103529914                   0        0        0            0            0     NA
   1103529961                   0        0        0            0            0     NA
   1103531100                   0        0        0            0            0     HE6MO80PCT
   1103531433                   0        0        0            0            0     NA
   1103531701                   0        0        0            0            0     NA
   1103531774                   0        0        0            0            0     HE6MO80PCT
   1103531778                   0        0        0            0            0     HE6MO80PCT
   1103531815                   0        0        0            0            0     NA
   1103532141                   0        0        0            0            0     HE6MO80PCT
   1103532333                   0        0        0            0            0     HE6MO80PCT
   1103532487                   0        0        0            0            0     HE6MO80PCT
   1103532591                   0        0        0            0            0     NA
   1103532766                   0        0        0            0            0     HE6MO80PCT
   1103532852                   0        0        0            0            0     NA
   1103532901                   0        0        0            0            0     HE6MO80PCT
   1103532978                   0        0        0            0            0     HE6MO80PCT
   1103533402                   0        0        0            0            0     HE6MO80PCT
   1103533863                   0        0        0            0            0     HE6MO80PCT
   1103534160                   0        0        0            0            0     NA
   1103534179                   0        0        0            0            0     NA
   1103534311                   0        0        0            0            0     NA
   1103534378                   0        0        0            0            0     NA
   1103534544                   0        0        0            0            0     HE6MO80PCT
   1103534573                   0        0        0            0            0     HE6MO80PCT
   1103534580                   0        0        0            0            0     HE6MO80PCT
   1103534587                   0        0        0            0            0     HE6MO80PCT
   1103534728                   0        0        0            0            0     HE6MO80PCT
   1103534746                   0        0        0            0            0     HE6MO80PCT
   1103535015                   0        0        0            0            0     HE6MO80PCT
   1103535208                   0        0        0            0            0     HE6MO80PCT
   1103535272                   0        0        0            0            0     HE6MO80PCT
   1103535281                   0        0        0            0            0     HE6MO80PCT
   1103535327                   0        0        0            0            0     HE6MO80PCT
   1103535386                   0        0        0            0            0     HE6MO80PCT
   1103535396                   0        0        0            0            0     NA
   1103535413                   0        0        0            0            0     NA
   1103535416                   0        0        0            0            0     NA
   1103535423                   0        0        0            0            0     NA
   1103535427                   0        0        0            0            0     NA
   1103535429                   0        0        0            0            0     NA
   1103535433                   0        0        0            0            0     HE6MO80PCT
   1103535438                   0        0        0            0            0     NA
   1103535441                   0        0        0            0            0     NA
   1103535445                   0        0        0            0            0     NA
   1103535449                   0        0        0            0            0     NA
   1103535450                   0        0        0            0            0     NA
   1103535453                   0        0        0            0            0     NA
   1103535454                   0        0        0            0            0     NA
   1103535457                   0        0        0            0            0     NA
   1103535465                   0        0        0            0            0     NA
   1103535468                   0        0        0            0            0     NA
   1103535469                   0        0        0            0            0     NA
   1103535470                   0        0        0            0            0     NA
   1103535473                   0        0        0            0            0     NA
   1103535474                   0        0        0            0            0     NA
   1103535476                   0        0        0            0            0     NA
   1103535478                   0        0        0            0            0     NA
   1103535480                   0        0        0            0            0     NA
   1103535483                   0        0        0            0            0     NA
   1103535490                   0        0        0            0            0     HE6MO80PCT
   1103535492                   0        0        0            0            0     NA
   1103535493                   0        0        0            0            0     NA
   1103535497                   0        0        0            0            0     NA
   1103535500                   0        0        0            0            0     NA
   1103535502                   0        0        0            0            0     NA
   1103535503                   0        0        0            0            0     HE6MO80PCT
   1103535545                   0        0        0            0            0     HE6MO80PCT
   1103535560                   0        0        0            0            0     NA
   1103535569                   0        0        0            0            0     NA
   1103535600                   0        0        0            0            0     HE6MO80PCT
   1103535635                   0        0        0            0            0     HE6MO80PCT
   1103535833                   0        0        0            0            0     NA
   1103535837                   0        0        0            0            0     HE6MO80PCT
   1103535843                   0        0        0            0            0     HE6MO80PCT
   1103535925                   0        0        0            0            0     HE6MO80PCT
   1103535928                   0        0        0            0            0     NA
   1103535983                   0        0        0            0            0     HE6MO80PCT
   1103536079                   0        0        0            0            0     NA
   1103536113                   0        0        0            0            0     NA
   1103536132                   0        0        0            0            0     HE6MO80PCT
   1103536182                   0        0        0            0            0     NA
   1103536306                   0        0        0            0            0     NA
   1103536383                   0        0        0            0            0     NA
   1103536551                   0        0        0            0            0     HE6MO80PCT
   1103536645                   0        0        0            0            0     NA
   1103536734                   0        0        0            0            0     HE6MO80PCT
   1103536899                   0        0        0            0            0     HE6MO80PCT
   1103536997                   0        0        0            0            0     HE6MO80PCT
   1103537007                   0        0        0            0            0     HE6MO80PCT
   1103537012                   0        0        0            0            0     HE6MO80PCT
   1103537014                   0        0        0            0            0     HE6MO80PCT
   1103537043                   0        0        0            0            0     NA
   1103537047                   0        0        0            0            0     HE6MO80PCT
   1103537053                   0        0        0            0            0     NA
   1103537059                   0        0        0            0            0     HE6MO80PCT
   1103537073                   0        0        0            0            0     NA
   1103537076                   0        0        0            0            0     HE6MO80PCT
   1103537078                   0        0        0            0            0     NA
   1103537085                   0        0        0            0            0     HE6MO80PCT
   1103537086                   0        0        0            0            0     NA
   1103537098                   0        0        0            0            0     NA
   1103537103                   0        0        0            0            0     HE6MO80PCT
   1103537129                   0        0        0            0            0     NA
   1103537140                   0        0        0            0            0     HE6MO80PCT
   1103537143                   0        0        0            0            0     HE6MO80PCT
   1103537158                   0        0        0            0            0     NA
   1103537162                   0        0        0            0            0     HE6MO80PCT
   1103537165                   0        0        0            0            0     HE6MO80PCT
   1103537168                   0        0        0            0            0     HE6MO80PCT
   1103537170                   0        0        0            0            0     NA
   1103537171                   0        0        0            0            0     NA
   1103537173                   0        0        0            0            0     HE6MO80PCT
   1103537185                   0        0        0            0            0     NA
   1103537187                   0        0        0            0            0     HE6MO80PCT
   1103537188                   0        0        0            0            0     HE6MO80PCT
   1103537192                   0        0        0            0            0     HE6MO80PCT
   1103537207                   0        0        0            0            0     HE6MO80PCT
   1103537208                   0        0        0            0            0     NA
   1103537215                   0        0        0            0            0     HE6MO80PCT
   1103537220                   0        0        0            0            0     HE6MO80PCT
   1103537224                   0        0        0            0            0     HE6MO80PCT
   1103537225                   0        0        0            0            0     HE6MO80PCT
   1103537230                   0        0        0            0            0     NA
   1103537234                   0        0        0            0            0     NA
   1103537239                   0        0        0            0            0     NA
   1103537242                   0        0        0            0            0     HE6MO80PCT
   1103537244                   0        0        0            0            0     NA
   1103537251                   0        0        0            0            0     HE6MO80PCT
   1103537253                   0        0        0            0            0     NA
   1103537257                   0        0        0            0            0     NA
   1103537265                   0        0        0            0            0     NA
   1103537384                   0        0        0            0            0     HE6MO80PCT
   1103537391                   0        0        0            0            0     NA
   1103537484                   0        0        0            0            0     NA
   1103537550                   0        0        0            0            0     NA
   1103537657                   0        0        0            0            0     NA
   1103537661                   0        0        0            0            0     NA
   1103537796                   0        0        0            0            0     HE6MO80PCT
   1103537804                   0        0        0            0            0     HE6MO80PCT
   1103537929                   0        0        0            0            0     HE6MO80PCT
   1103537954                   0        0        0            0            0     NA
   1103537996                   0        0        0            0            0     HE6MO80PCT
   1103538004                   0        0        0            0            0     HE6MO80PCT
   1103538006                   0        0        0            0            0     NA
   1103538109                   0        0        0            0            0     HE6MO80PCT
   1103538180                   0        0        0            0            0     HE6MO80PCT
   1103538223                   0        0        0            0            0     HE6MO80PCT
   1103538493                   0        0        0            0            0     NA
   1103538536                   0        0        0            0            0     NA
   1103538556                   0        0        0            0            0     HE6MO80PCT
   1103538573                   0        0        0            0            0     HE6MO80PCT
   1103538626                   0        0        0            0            0     HE6MO80PCT
   1103538645                   0        0        0            0            0     HE6MO80PCT
   1103538675                   0        0        0            0            0     HE6MO80PCT
   1103538771                   0        0        0            0            0     NA
   1103538780                   0        0        0            0            0     HE6MO80PCT
   1103538802                   0        0        0            0            0     HE6MO80PCT
   1103538826                   0        0        0            0            0     HE6MO80PCT
   1103538854                   0        0        0            0            0     HE6MO80PCT
   1103538889                   0        0        0            0            0     NA
   1103538897                   0        0        0            0            0     NA
   1103538950                   0        0        0            0            0     HE6MO80PCT
   1103539049                   0        0        0            0            0     HE6MO80PCT
   1103539075                   0        0        0            0            0     NA
   1103539110                   0        0        0            0            0     HE6MO80PCT
   1103539112                   0        0        0            0            0     HE6MO80PCT
   1103539140                   0        0        0            0            0     HE6MO80PCT
   1103539217                   0        0        0            0            0     NA
   1103539238                   0        0        0            0            0     HE6MO80PCT
   1103539262                   0        0        0            0            0     NA
   1103539441                   0        0        0            0            0     NA
   1103539640                   0        0        0            0            0     HE6MO80PCT
   1103539671                   0        0        0            0            0     HE6MO80PCT
   1103539712                   0        0        0            0            0     HE6MO80PCT
   1103539724                   0        0        0            0            0     HE6MO80PCT
   1103539725                   0        0        0            0            0     NA
   1103539780                   0        0        0            0            0     NA
   1103539785                   0        0        0            0            0     HE6MO80PCT
   1103539837                   0        0        0            0            0     NA
   1103540046                   0        0        0            0            0     HE6MO80PCT
   1103540269                   0        0        0            0            0     NA
   1103540282                   0        0        0            0            0     HE6MO80PCT
   1103540348                   0        0        0            0            0     HE6MO80PCT
   1103540389                   0        0        0            0            0     HE6MO80PCT
   1103540421                   0        0        0            0            0     HE6MO80PCT
   1103540510                   0        0        0            0            0     NA
   1103540600                   0        0        0            0            0     NA
   1103540720                   0        0        0            0            0     NA
   1103540767                   0        0        0            0            0     NA
   1103540812                   0        0        0            0            0     NA
   1103540818                   0        0        0            0            0     HE6MO80PCT
   1103540877                   0        0        0            0            0     NA
   1103540883                   0        0        0            0            0     HE6MO80PCT
   1103540964                   0        0        0            0            0     HE6MO80PCT
   1103540987                   0        0        0            0            0     HE6MO80PCT
   1103540999                   0        0        0            0            0     NA
   1103541072                   0        0        0            0            0     HE6MO80PCT
   1103541114                   0        0        0            0            0     HE6MO80PCT
   1103541143                   0        0        0            0            0     NA
   1103541193                   0        0        0            0            0     HE6MO80PCT
   1103541292                   0        0        0            0            0     HE6MO80PCT
   1103541451                   0        0        0            0            0     HE6MO80PCT
   1103541491                   0        0        0            0            0     NA
   1103541544                   0        0        0            0            0     HE6MO80PCT
   1103541624                   0        0        0            0            0     HE6MO80PCT
   1103541637                   0        0        0            0            0     HE6MO80PCT
   1103541733                   0        0        0            0            0     NA
   1103541767                   0        0        0            0            0     HE6MO80PCT
   1103541836                   0        0        0            0            0     NA
   1103541910                   0        0        0            0            0     NA
   1103541968                   0        0        0            0            0     NA
   1103542207                   0        0        0            0            0     NA
   1103542235                   0        0        0            0            0     HE6MO80PCT
   1103542496                   0        0        0            0            0     HE6MO80PCT
   1103542529                   0        0        0            0            0     NA
   1103542556                   0        0        0            0            0     HE6MO80PCT
   1103542653                   0        0        0            0            0     HE6MO80PCT
   1103542682                   0        0        0            0            0     NA
   1103542688                   0        0        0            0            0     HE6MO80PCT
   1103542709                   0        0        0            0            0     HE6MO80PCT
   1103542728                   0        0        0            0            0     HE6MO80PCT
   1103542764                   0        0        0            0            0     NA
   1103542904                   0        0        0            0            0     HE6MO80PCT
   1103542911                   0        0        0            0            0     NA
   1103542920                   0        0        0            0            0     HE6MO80PCT
   1103542994                   0        0        0            0            0     HE6MO80PCT
   1103543168                   0        0        0            0            0     NA
   1103543226                   0        0        0            0            0     HE6MO80PCT
   1103543227                   0        0        0            0            0     HE6MO80PCT
   1103543228                   0        0        0            0            0     HE6MO80PCT
   1103543231                   0        0        0            0            0     HE6MO80PCT
   1103543233                   0        0        0            0            0     HE6MO80PCT
   1103543249                   0        0        0            0            0     HE6MO80PCT
   1103543289                   0        0        0            0            0     HE6MO80PCT
   1103543315                   0        0        0            0            0     NA
   1103543373                   0        0        0            0            0     HE6MO80PCT
   1103543378                   0        0        0            0            0     NA
   1103543430                   0        0        0            0            0     HE6MO80PCT
   1103543469                   0        0        0            0            0     NA
   1103543493                   0        0        0            0            0     HE6MO80PCT
   1103543538                   0        0        0            0            0     NA
   1103543582                   0        0        0            0            0     HE6MO80PCT
   1103543626                   0        0        0            0            0     NA
   1103543709                   0        0        0            0            0     HE6MO80PCT
   1103543823                   0        0        0            0            0     HE6MO80PCT
   1103544257                   0        0        0            0            0     HE6MO80PCT
   1103544279                   0        0        0            0            0     NA
   1103544298                   0        0        0            0            0     NA
   1103544401                   0        0        0            0            0     HE6MO80PCT
   1103544461                   0        0        0            0            0     NA
   1103544570                   0        0        0            0            0     HE6MO80PCT
   1103544804                   0        0        0            0            0     HE6MO80PCT
   1103544898                   0        0        0            0            0     HE6MO80PCT
   1103544904                   0        0        0            0            0     NA
   1103544913                   0        0        0            0            0     HE6MO80PCT
   1103544929                   0        0        0            0            0     HE6MO80PCT
   1103545141                   0        0        0            0            0     NA
   1103545144                   0        0        0            0            0     NA
   1103545161                   0        0        0            0            0     HE6MO80PCT
   1103545181                   0        0        0            0            0     NA
   1103545189                   0        0        0            0            0     NA
   1103545312                   0        0        0            0            0     HE6MO80PCT
   1103545435                   0        0        0            0            0     HE6MO80PCT
   1103545447                   0        0        0            0            0     HE6MO80PCT
   1103545498                   0        0        0            0            0     NA
   1103545509                   0        0        0            0            0     HE6MO80PCT
   1103545774                   0        0        0            0            0     NA
   1103545805                   0        0        0            0            0     HE6MO80PCT
   1103545819                   0        0        0            0            0     HE6MO80PCT
   1103545848                   0        0        0            0            0     HE6MO80PCT
   1103545909                   0        0        0            0            0     HE6MO80PCT
   1103545976                   0        0        0            0            0     HE6MO80PCT
   1103546035                   0        0        0            0            0     HE6MO80PCT
   1103546081                   0        0        0            0            0     NA
   1103546111                   0        0        0            0            0     NA
   1103546202                   0        0        0            0            0     NA
   1103546220                   0        0        0            0            0     HE6MO80PCT
   1103546322                   0        0        0            0            0     NA
   1103546406                   0        0        0            0            0     HE6MO80PCT
   1103546483                   0        0        0            0            0     HE6MO80PCT
   1103546519                   0        0        0            0            0     NA
   1103546555                   0        0        0            0            0     HE6MO80PCT
   1103546584                   0        0        0            0            0     NA
   1103546689                   0        0        0            0            0     HE6MO80PCT
   1103546786                   0        0        0            0            0     NA
   1103546808                   0        0        0            0            0     HE6MO80PCT
   1103546857                   0        0        0            0            0     HE6MO80PCT
   1103547035                   0        0        0            0            0     HE6MO80PCT
   1103547102                   0        0        0            0            0     NA
   1103547116                   0        0        0            0            0     NA
   1103547230                   0        0        0            0            0     NA
   1103547244                   0        0        0            0            0     HE6MO80PCT
   1103547342                   0        0        0            0            0     NA
   1103547499                   0        0        0            0            0     HE6MO80PCT
   1103547546                   0        0        0            0            0     NA
   1103547550                   0        0        0            0            0     NA
   1103547650                   0        0        0            0            0     HE6MO80PCT
   1103547728                   0        0        0            0            0     HE6MO80PCT
   1103547809                   0        0        0            0            0     NA
   1103548009                   0        0        0            0            0     HE6MO80PCT
   1103548033                   0        0        0            0            0     HE6MO80PCT
   1103548129                   0        0        0            0            0     HE6MO80PCT
   1103548222                   0        0        0            0            0     HE6MO80PCT
   1103548248                   0        0        0            0            0     HE6MO80PCT
   1103548294                   0        0        0            0            0     NA
   1103548304                   0        0        0            0            0     HE6MO80PCT
   1103548520                   0        0        0            0            0     HE6MO80PCT
   1103548632                   0        0        0            0            0     HE6MO80PCT
   1103548694                   0        0        0            0            0     HE6MO80PCT
   1103548711                   0        0        0            0            0     NA
   1103548730                   0        0        0            0            0     NA
   1103548780                   0        0        0            0            0     HE6MO80PCT
   1103548848                   0        0        0            0            0     HE6MO80PCT
   1103548929                   0        0        0            0            0     NA
   1103548998                   0        0        0            0            0     HE6MO80PCT
   1103549047                   0        0        0            0            0     HE6MO80PCT
   1103549057                   0        0        0            0            0     HE6MO80PCT
   1103549086                   0        0        0            0            0     HE6MO80PCT
   1103549157                   0        0        0            0            0     NA
   1103549223                   0        0        0            0            0     HE6MO80PCT
   1103549401                   0        0        0            0            0     HE6MO80PCT
   1103549414                   0        0        0            0            0     HE6MO80PCT
   1103549582                   0        0        0            0            0     NA
   1103549600                   0        0        0            0            0     HE6MO80PCT
   1103549621                   0        0        0            0            0     NA
   1103549697                   0        0        0            0            0     NA
   1103549857                   0        0        0            0            0     NA
   1103549867                   0        0        0            0            0     NA
   1103549964                   0        0        0            0            0     HE6MO80PCT
   1103550181                   0        0        0            0            0     HE6MO80PCT
   1103550272                   0        0        0            0            0     HE6MO80PCT
   1103550326                   0        0        0            0            0     NA
   1103550387                   0        0        0            0            0     HE6MO80PCT
   1103550415                   0        0        0            0            0     HE6MO80PCT
   1103550439                   0        0        0            0            0     HE6MO80PCT
   1103550462                   0        0        0            0            0     HE6MO80PCT
   1103550501                   0        0        0            0            0     NA
   1103550589                   0        0        0            0            0     HE6MO80PCT
   1103550616                   0        0        0            0            0     HE6MO80PCT
   1103550662                   0        0        0            0            0     HE6MO80PCT
   1103550824                   0        0        0            0            0     HE6MO80PCT
   1103550913                   0        0        0            0            0     NA
   1103551136                   0        0        0            0            0     NA
   1103551430                   0        0        0            0            0     NA
   1103551480                   0        0        0            0            0     HE6MO80PCT
   1103551516                   0        0        0            0            0     HE6MO80PCT
   1103551561                   0        0        0            0            0     HE6MO80PCT
   1103551626                   0        0        0            0            0     NA
   1103552054                   0        0        0            0            0     NA
   1103552055                   0        0        0            0            0     NA
   1103552056                   0        0        0            0            0     NA
   1103552057                   0        0        0            0            0     NA
   1103552058                   0        0        0            0            0     NA
   1103552059                   0        0        0            0            0     NA
   1103552060                   0        0        0            0            0     NA
   1103552062                   0        0        0            0            0     NA
   1103552093                   0        0        0            0            0     NA
   1103552284                   0        0        0            0            0     HE6MO80PCT
   1103552288                   0        0        0            0            0     HE6MO80PCT
   1103552712                   0        0        0            0            0     NA
   1103553159                   0        0        0            0            0     HE6MO80PCT
   1103553163                   0        0        0            0            0     HE6MO80PCT
   1103553446                   0        0        0            0            0     HE6MO80PCT
   1103553516                   0        0        0            0            0     NA
   1103553643                   0        0        0            0            0     HE6MO80PCT
   1103553645                   0        0        0            0            0     HE6MO80PCT
   1103553646                   0        0        0            0            0     HE6MO80PCT
   1103553647                   0        0        0            0            0     HE6MO80PCT
   1103553648                   0        0        0            0            0     NA
   1103553659                   0        0        0            0            0     HE6MO80PCT
   1103554007                   0        0        0            0            0     HE6MO80PCT
   1103554810                   0        0        0            0            0     NA
   1103557197                   0        0        0            0            0     NA
   1103557602                   0        0        0            0            0     HE6MO80PCT
   1103557629                   0        0        0            0            0     HE6MO80PCT
   1103558889                   0        0        0            0            0     HE6MO80PCT
   1103559852                   0        0        0            0            0     HE6MO80PCT
   2503102201                   0        0        0            0            0     NA
   2503112159                   0        0        0            0            0     HE6MO80PCT
   2503127677                   0        0        0            0            0     NA
   2503131961                   0        0        0            0            0     NA
   2503133633                   0        0        0            0            0     NA
   2503134122                   0        0        0            0            0     NA
   2503136983                   0        0        0            0            0     HE6MO80PCT
   2503137067                   0        0        0            0            0     NA
   2503137158                   0        0        0            0            0     NA
   2503137941                   0        0        0            0            0     NA
   2503138135                   0        0        0            0            0     NA
   2503138639                   0        0        0            0            0     NA
   2503139403                   0        0        0            0            0     NA
   2503139916                   0        0        0            0            0     NA
   2503140048                   0        0        0            0            0     NA
   2503140145                   0        0        0            0            0     HE6MO80PCT
   2503140253                   0        0        0            0            0     NA
   2503140421                   0        0        0            0            0     NA
   2503141312                   0        0        0            0            0     HE6MO80PCT
   2503141340                   0        0        0            0            0     HE6MO80PCT
   2503141358                   0        0        0            0            0     HE6MO80PCT
   2503141397                   0        0        0            0            0     NA
   2503141437                   0        0        0            0            0     NA
   2503141772                   0        0        0            0            0     NA
   2503141793                   0        0        0            0            0     HE6MO80PCT
   2503141819                   0        0        0            0            0     NA
   2503142129                   0        0        0            0            0     NA
   2503142277                   0        0        0            0            0     NA
   2503142447                   0        0        0            0            0     NA
   2503142482                   0        0        0            0            0     HE6MO80PCT
   2503142498                   0        0        0            0            0     NA
   2503142649                   0        0        0            0            0     NA
   2503142784                   0        0        0            0            0     NA
   2503142813                   0        0        0            0            0     HE6MO80PCT
   2503142895                   0        0        0            0            0     NA
   2503143152                   0        0        0            0            0     HE6MO80PCT
   2503143155                   0        0        0            0            0     HE6MO80PCT
   2503143179                   0        0        0            0            0     NA
   2503143230                   0        0        0            0            0     NA
   2503143311                   0        0        0            0            0     NA
   2503143340                   0        0        0            0            0     HE6MO80PCT
   2503143361                   0        0        0            0            0     HE6MO80PCT
   2503143377                   0        0        0            0            0     NA
   2503143406                   0        0        0            0            0     NA
   2503143414                   0        0        0            0            0     HE6MO80PCT
   2503143457                   0        0        0            0            0     NA
   2503143555                   0        0        0            0            0     HE6MO80PCT
   2503143858                   0        0        0            0            0     NA
   2503143890                   0        0        0            0            0     NA
   2503143931                   0        0        0            0            0     HE6MO80PCT
   2503143983                   0        0        0            0            0     NA
   2503144003                   0        0        0            0            0     NA
   2503144233                   0        0        0            0            0     HE6MO80PCT
   2503144353                   0        0        0            0            0     HE6MO80PCT
   2503144450                   0        0        0            0            0     HE6MO80PCT
   2503144539                   0        0        0            0            0     NA
   2503144543                   0        0        0            0            0     HE6MO80PCT
   2503144563                   0        0        0            0            0     HE6MO80PCT
   2503144729                   0        0        0            0            0     NA
   2503144800                   0        0        0            0            0     NA
   2503144829                   0        0        0            0            0     NA
   2503144841                   0        0        0            0            0     NA
   2503144879                   0        0        0            0            0     NA
   2503145028                   0        0        0            0            0     HE6MO80PCT
   2503145108                   0        0        0            0            0     HE6MO80PCT
   2503145170                   0        0        0            0            0     NA
   2503145194                   0        0        0            0            0     NA
   2503145210                   0        0        0            0            0     HE6MO80PCT
   2503145223                   0        0        0            0            0     HE6MO80PCT
   2503145251                   0        0        0            0            0     HE6MO80PCT
   2503145257                   0        0        0            0            0     NA
   2503145389                   0        0        0            0            0     HE6MO80PCT
   2503145503                   0        0        0            0            0     NA
   2503145664                   0        0        0            0            0     HE6MO80PCT
   2503145736                   0        0        0            0            0     NA
   2503145749                   0        0        0            0            0     HE6MO80PCT
   2503145803                   0        0        0            0            0     HE6MO80PCT
   2503145886                   0        0        0            0            0     NA
   2503146045                   0        0        0            0            0     HE6MO80PCT
   2503146051                   0        0        0            0            0     NA
   2503146080                   0        0        0            0            0     NA
   2503146102                   0        0        0            0            0     NA
   2503146126                   0        0        0            0            0     NA
   2503146148                   0        0        0            0            0     HE6MO80PCT
   2503146194                   0        0        0            0            0     NA
   2503146205                   0        0        0            0            0     NA
   2503146226                   0        0        0            0            0     HE6MO80PCT
   2503146266                   0        0        0            0            0     NA
   2503146366                   0        0        0            0            0     NA
   2503146371                   0        0        0            0            0     HE6MO80PCT
   2503146374                   0        0        0            0            0     NA
   2503146390                   0        0        0            0            0     NA
   2503146411                   0        0        0            0            0     NA
   2503146450                   0        0        0            0            0     NA
   2503146497                   0        0        0            0            0     HE6MO80PCT
   2503146501                   0        0        0            0            0     NA
   2503146630                   0        0        0            0            0     NA
   2503146635                   0        0        0            0            0     NA
   2503146703                   0        0        0            0            0     NA
   2503146711                   0        0        0            0            0     NA
   2503146752                   0        0        0            0            0     NA
   2503146775                   0        0        0            0            0     HE6MO80PCT
   2503146814                   0        0        0            0            0     NA
   2503146852                   0        0        0            0            0     HE6MO80PCT
   2503146925                   0        0        0            0            0     NA
   2503146943                   0        0        0            0            0     HE6MO80PCT
   2503146977                   0        0        0            0            0     NA
   2503147009                   0        0        0            0            0     HE6MO80PCT
   2503147053                   0        0        0            0            0     NA
   2503147130                   0        0        0            0            0     NA
   2503147149                   0        0        0            0            0     NA
   2503147157                   0        0        0            0            0     NA
   2503147373                   0        0        0            0            0     NA
   2503147420                   0        0        0            0            0     HE6MO80PCT
   2503147468                   0        0        0            0            0     HE6MO80PCT
   2503147472                   0        0        0            0            0     NA
   2503147548                   0        0        0            0            0     HE6MO80PCT
   2503147573                   0        0        0            0            0     NA
   2503147657                   0        0        0            0            0     NA
   2503147676                   0        0        0            0            0     HE6MO80PCT
   2503147746                   0        0        0            0            0     HE6MO80PCT
   2503147761                   0        0        0            0            0     HE6MO80PCT
   2503147841                   0        0        0            0            0     HE6MO80PCT
   2503147843                   0        0        0            0            0     HE6MO80PCT
   2503147850                   0        0        0            0            0     NA
   2503147852                   0        0        0            0            0     NA
   2503148020                   0        0        0            0            0     NA
   2503148030                   0        0        0            0            0     NA
   2503148056                   0        0        0            0            0     HE6MO80PCT
   2503148141                   0        0        0            0            0     HE6MO80PCT
   2503148152                   0        0        0            0            0     NA
   2503148174                   0        0        0            0            0     NA
   2503148239                   0        0        0            0            0     HE6MO80PCT
   2503148300                   0        0        0            0            0     HE6MO80PCT
   2503148335                   0        0        0            0            0     HE6MO80PCT
   2503148371                   0        0        0            0            0     NA
   2503148401                   0        0        0            0            0     NA
   2503148418                   0        0        0            0            0     HE6MO80PCT
   2503148432                   0        0        0            0            0     HE6MO80PCT
   2503148508                   0        0        0            0            0     HE6MO80PCT
   2503148528                   0        0        0            0            0     NA
   2503148532                   0        0        0            0            0     NA
   2503148576                   0        0        0            0            0     NA
   2503148644                   0        0        0            0            0     NA
   2503148690                   0        0        0            0            0     NA
   2503148716                   0        0        0            0            0     NA
   2503148737                   0        0        0            0            0     NA
   2503148773                   0        0        0            0            0     NA
   2503148847                   0        0        0            0            0     HE6MO80PCT
   2503148885                   0        0        0            0            0     HE6MO80PCT
   2503148893                   0        0        0            0            0     HE6MO80PCT
   2503148936                   0        0        0            0            0     HE6MO80PCT
   2503148955                   0        0        0            0            0     HE6MO80PCT
   2503149077                   0        0        0            0            0     NA
   2503149175                   0        0        0            0            0     HE6MO80PCT
   2503149262                   0        0        0            0            0     HE6MO80PCT
   2503149321                   0        0        0            0            0     HE6MO80PCT
   2503149335                   0        0        0            0            0     HE6MO80PCT
   2503149362                   0        0        0            0            0     HE6MO80PCT
   2503149392                   0        0        0            0            0     NA
   2503149399                   0        0        0            0            0     HE6MO80PCT
   2503149446                   0        0        0            0            0     NA
   2503149583                   0        0        0            0            0     HE6MO80PCT
   2503149606                   0        0        0            0            0     NA
   2503149614                   0        0        0            0            0     NA
   2503149732                   0        0        0            0            0     NA
   2503149738                   0        0        0            0            0     HE6MO80PCT
   2503149807                   0        0        0            0            0     HE6MO80PCT
   2503149867                   0        0        0            0            0     NA
   2503149875                   0        0        0            0            0     NA
   2503149983                   0        0        0            0            0     NA
   2503150030                   0        0        0            0            0     HE6MO80PCT
   2503150085                   0        0        0            0            0     HE6MO80PCT
   2503150122                   0        0        0            0            0     NA
   2503150124                   0        0        0            0            0     NA
   2503150160                   0        0        0            0            0     HE6MO80PCT
   2503150166                   0        0        0            0            0     HE6MO80PCT
   2503150170                   0        0        0            0            0     NA
   2503150171                   0        0        0            0            0     HE6MO80PCT
   2503150241                   0        0        0            0            0     NA
   2503150253                   0        0        0            0            0     NA
   2503150271                   0        0        0            0            0     HE6MO80PCT
   2503150335                   0        0        0            0            0     HE6MO80PCT
   2503150346                   0        0        0            0            0     NA
   2503150356                   0        0        0            0            0     NA
   2503150393                   0        0        0            0            0     HE6MO80PCT
   2503150518                   0        0        0            0            0     NA
   2503150530                   0        0        0            0            0     HE6MO80PCT
   2503150646                   0        0        0            0            0     NA
   2503150659                   0        0        0            0            0     HE6MO80PCT
   2503150675                   0        0        0            0            0     NA
   2503150685                   0        0        0            0            0     NA
   2503150687                   0        0        0            0            0     NA
   2503150690                   0        0        0            0            0     HE6MO80PCT
   2503150712                   0        0        0            0            0     NA
   2503150715                   0        0        0            0            0     HE6MO80PCT
   2503150732                   0        0        0            0            0     HE6MO80PCT
   2503150741                   0        0        0            0            0     HE6MO80PCT
   2503150824                   0        0        0            0            0     NA
   2503150851                   0        0        0            0            0     HE6MO80PCT
   2503150886                   0        0        0            0            0     HE6MO80PCT
   2503150894                   0        0        0            0            0     NA
   2503150925                   0        0        0            0            0     NA
   2503150931                   0        0        0            0            0     HE6MO80PCT
   2503151113                   0        0        0            0            0     NA
   2503151115                   0        0        0            0            0     NA
   2503151121                   0        0        0            0            0     NA
   2503151125                   0        0        0            0            0     HE6MO80PCT
   2503151150                   0        0        0            0            0     NA
   2503151180                   0        0        0            0            0     HE6MO80PCT
   2503151194                   0        0        0            0            0     NA
   2503151242                   0        0        0            0            0     NA
   2503151271                   0        0        0            0            0     NA
   2503151275                   0        0        0            0            0     HE6MO80PCT
   2503151288                   0        0        0            0            0     HE6MO80PCT
   2503151311                   0        0        0            0            0     HE6MO80PCT
   2503151334                   0        0        0            0            0     HE6MO80PCT
   2503151428                   0        0        0            0            0     NA
   2503151429                   0        0        0            0            0     HE6MO80PCT
   2503151445                   0        0        0            0            0     HE6MO80PCT
   2503151454                   0        0        0            0            0     NA
   2503151496                   0        0        0            0            0     NA
   2503151579                   0        0        0            0            0     HE6MO80PCT
   2503151589                   0        0        0            0            0     HE6MO80PCT
   2503151649                   0        0        0            0            0     NA
   2503151696                   0        0        0            0            0     HE6MO80PCT
   2503151722                   0        0        0            0            0     HE6MO80PCT
   2503151739                   0        0        0            0            0     NA
   2503151775                   0        0        0            0            0     NA
   2503151818                   0        0        0            0            0     HE6MO80PCT
   2503151890                   0        0        0            0            0     HE6MO80PCT
   2503151964                   0        0        0            0            0     HE6MO80PCT
   2503152001                   0        0        0            0            0     NA
   2503152014                   0        0        0            0            0     NA
   2503152102                   0        0        0            0            0     HE6MO80PCT
   2503152127                   0        0        0            0            0     NA
   2503152144                   0        0        0            0            0     NA
   2503152221                   0        0        0            0            0     NA
   2503152357                   0        0        0            0            0     NA
   2503152367                   0        0        0            0            0     NA
   2503152382                   0        0        0            0            0     NA
   2503152612                   0        0        0            0            0     HE6MO80PCT
   2503152699                   0        0        0            0            0     HE6MO80PCT
   2503152735                   0        0        0            0            0     HE6MO80PCT
   2503152882                   0        0        0            0            0     HE6MO80PCT
   2503152948                   0        0        0            0            0     NA
   2503152958                   0        0        0            0            0     NA
   2503153012                   0        0        0            0            0     NA
   2503153017                   0        0        0            0            0     NA
   2503153068                   0        0        0            0            0     NA
   2503153086                   0        0        0            0            0     HE6MO80PCT
   2503153247                   0        0        0            0            0     HE6MO80PCT
   2503153302                   0        0        0            0            0     NA
   2503153357                   0        0        0            0            0     HE6MO80PCT
   2503153383                   0        0        0            0            0     NA
   2503153508                   0        0        0            0            0     NA
   2503153526                   0        0        0            0            0     HE6MO80PCT
   2503153573                   0        0        0            0            0     NA
   2503153595                   0        0        0            0            0     HE6MO80PCT
   2503153707                   0        0        0            0            0     NA
   2503153769                   0        0        0            0            0     HE6MO80PCT
   2503153835                   0        0        0            0            0     HE6MO80PCT
   2503153883                   0        0        0            0            0     HE6MO80PCT
   2503153938                   0        0        0            0            0     HE6MO80PCT
   2503154074                   0        0        0            0            0     NA
   2503154414                   0        0        0            0            0     NA
   2503154450                   0        0        0            0            0     HE6MO80PCT
   2503154455                   0        0        0            0            0     NA
   2503154538                   0        0        0            0            0     NA
   2503154572                   0        0        0            0            0     NA
   2503154685                   0        0        0            0            0     HE6MO80PCT
   2503154814                   0        0        0            0            0     HE6MO80PCT
   2503155496                   0        0        0            0            0     NA
   2503155741                   0        0        0            0            0     HE6MO80PCT
   2503157190                   0        0        0            0            0     NA
   4503040064                   0        0        0            0            0     HE6MO80PCT
   4503040860                   0        0        0            0            0     HE6MO80PCT
   4503041175                   0        0        0            0            0     NA
   4503041388                   0        0        0            0            0     HE6MO80PCT
   4503041398                   0        0        0            0            0     HE6MO80PCT
   4503041532                   0        0        0            0            0     HE6MO80PCT
   4503041622                   0        0        0            0            0     HE6MO80PCT
   4503041635                   0        0        0            0            0     HE6MO80PCT
   4503042240                   0        0        0            0            0     HE6MO80PCT
   4503042721                   0        0        0            0            0     NA
   4503044140                   0        0        0            0            0     HE6MO80PCT
   1000250041                   0        0        0            0            0     HE6MO80PCT
   1000250641                   0        0        0            0            0     HE6MO80PCT
   1000248075                   0        0        0            0            0     HE6MO80PCT
   1000248428                   0        0        0            0            0     HE6MO80PCT
   1000249895                   0        0        0            0            0     HE6MO80PCT
   1000251378                   0        0        0            0            0     HE6MO80PCT
   1000251011                   0        0        0            0            0     HE6MO80PCT
   1000249380                   0        0        0            0            0     HE6MO80PCT
   1000252298                   0        0        0            0            0     HE6MO80PCT
   1000250277                   0        0        0            0            0     HE6MO80PCT
   1000250937                   0        0        0            0            0     HE6MO80PCT
   1000246500                   0        0        0            0            0     HE6MO80PCT
   1000245475                   0        0        0            0            0     HE6MO80PCT
   1000251302                   0        0        0            0            0     HE6MO80PCT
   1000249409                   0        0        0            0            0     HE6MO80PCT
   1000250875                   0        0        0            0            0     HE6MO80PCT
   1000251483                   0        0        0            0            0     HE6MO80PCT
   1000250588                   0        0        0            0            0     NA
   1000250787                   0        0        0            0            0     HE6MO80PCT
   1000243095                   0        0        0            0            0     HE6MO80PCT
   1000249936                   0        0        0            0            0     HE6MO80PCT
   1000250078                   0        0        0            0            0     HE6MO80PCT
   1000250389                   0        0        0            0            0     HE6MO80PCT
   1000246402                   0        0        0            0            0     HE6MO80PCT
   1000252100                   0        0        0            0            0     HE6MO80PCT
   1000248620                   0        0        0            0            0     HE6MO80PCT
   1000251396                   0        0        0            0            0     HE6MO80PCT
   1000248916                   0        0        0            0            0     HE6MO80PCT
   1000251467                   0        0        0            0            0     HE6MO80PCT
   1000242693                   0        0        0            0            0     HE6MO80PCT
   1000252237                   0        0        0            0            0     HE6MO80PCT
   1000251513                   0        0        0            0            0     HE6MO80PCT
   1000249095                   0        0        0            0            0     HE6MO80PCT
   1000250964                   0        0        0            0            0     HE6MO80PCT
   1000248897                   0        0        0            0            0     NA
   1000245331                   0        0        0            0            0     HE6MO80PCT
   1000250465                   0        0        0            0            0     NA
   1000251818                   0        0        0            0            0     NA
   1000251707                   0        0        0            0            0     HE6MO80PCT
   1000251837                   0        0        0            0            0     HE6MO80PCT
   1000248527                   0        0        0            0            0     NA
   1000251702                   0        0        0            0            0     HE6MO80PCT
   1000248532                   0        0        0            0            0     HE6MO80PCT
   1000252177                   0        0        0            0            0     HE6MO80PCT
   1000251998                   0        0        0            0            0     HE6MO80PCT
   1000250295                   0        0        0            0            0     NA
   1000249664                   0        0        0            0            0     NA
   1000247569                   0        0        0            0            0     HE6MO80PCT
   1000249562                   0        0        0            0            0     HE6MO80PCT
   1000251550                   0        0        0            0            0     HE6MO80PCT
   1000243218                   0        0        0            0            0     HE6MO80PCT
   1000250441                   0        0        0            0            0     HE6MO80PCT
   1000250726                   0        0        0            0            0     HE6MO80PCT
   1000250462                   0        0        0            0            0     HE6MO80PCT
   1000250407                   0        0        0            0            0     HE6MO80PCT
   1000247718                   0        0        0            0            0     HE6MO80PCT
   1000251740                   0        0        0            0            0     HE6MO80PCT
   1000250306                   0        0        0            0            0     HE6MO80PCT
   1000248706                   0        0        0            0            0     HE6MO80PCT
   1000252365                   0        0        0            0            0     HE6MO80PCT
   1000251619                   0        0        0            0            0     NA
   1000246337                   0        0        0            0            0     HE6MO80PCT
   1000252621                   0        0        0            0            0     HE6MO80PCT
   1000252320                   0        0        0            0            0     HE6MO80PCT
   1000252767                   0        0        0            0            0     HE6MO80PCT
   1000247488                   0        0        0            2            0     HE6MO80PCT        6ML
   1000252717                   0        0        0            0            0     HE6MO80PCT
   1000251793                   0        0        0            0            0     HE6MO80PCT
   1000251419                   0        0        0            0            0     HE6MO80PCT
   1000250027                   0        0        0            0            0     NA
   1000249995                   0        0        0            0            0     HE6MO80PCT
   1000248848                   0        0        0            0            0     HE6MO80PCT
   1000250271                   0        0        0            0            0     HE6MO80PCT
   1000250038                   0        0        0            0            0     HE6MO80PCT
   1000251750                   0        0        0            0            0     HE6MO80PCT
   1000245637                   0        0        0            0            0     HE6MO80PCT
   1000248332                   0        0        0            0            0     HE6MO80PCT
   1000247459                   0        0        0            0            0     HE6MO80PCT
   1000250756                   0        0        0            0            0     HE6MO80PCT
   1000243462                   0        0        0            0            0     HE6MO80PCT
   1000251823                   0        0        0            0            0     HE6MO80PCT
   1000250384                   0        0        0            0            0     HE6MO80PCT
   1000252046                   0        0        0            0            0     HE6MO80PCT
   1000249417                   0        0        0            0            0     HE6MO80PCT
   1000247405                   0        0        0            0            0     HE6MO80PCT
   1000247845                   0        0        0            0            0     HE6MO80PCT
   1000249830                   0        0        0            0            0     HE6MO80PCT
   1000250283                   0        0        0            0            0     HE6MO80PCT
   1000249600                   0        0        0            0            0     HE6MO80PCT
   1000251737                   0        0        0            0            0     HE6MO80PCT
   1000252137                   0        0        0            0            0     HE6MO80PCT
   1000252057                   0        0        0            0            0     HE6MO80PCT
   1000250597                   0        0        0            0            0     HE6MO80PCT
   1000251725                   0        0        0            0            0     HE6MO80PCT
   1000249904                   0        0        0            0            0     HE6MO80PCT
   1000249804                   0        0        0            0            0     HE6MO80PCT
   1000241265                   0        0        0            0            0     HE6MO80PCT
   1000250947                   0        0        0            0            0     HE6MO80PCT
   1000247876                   0        0        0            0            0     HE6MO80PCT
   1000250499                   0        0        0            0            0     HE6MO80PCT
   1000250854                   0        0        0            0            0     HE6MO80PCT
   1000249887                   0        0        0            0            0     NA
   1000244094                   0        0        0            0            0     NA
   1000251888                   0        0        0            0            0     HE6MO80PCT
   1000251596                   2        1        3            0            0     HE6MO80PCT
   1000251712                   0        0        0            0            0     HE6MO80PCT
   1000252318                   0        0        0            0            0     HE6MO80PCT
   1000251733                   0        0        0            0            0     HE6MO80PCT
   1000252182                   0        0        0            0            0     HE6MO80PCT
   1000242588                   0        0        0            0            0     HE6MO80PCT
   1000250336                   0        0        0            0            0     NA
   1000252681                   0        0        0            0            0     HE6MO80PCT
   1000252244                   0        0        0            0            0     HE6MO80PCT
   1000252289                   0        0        0            0            0     HE6MO80PCT
   1000252418                   0        0        0            0            0     HE6MO80PCT
   1000252432                   0        0        0            0            0     HE6MO80PCT
   1000253413                   0        0        0            0            0     HE6MO80PCT
   1000252693                   0        0        0            0            0     HE6MO80PCT
   1000252778                   0        0        0            0            0     HE6MO80PCT
   1000253564                   0        0        0            0            0     HE6MO80PCT
   1000252856                   0        0        0            0            0     HE6MO80PCT
   1000252990                   0        0        0            0            0     HE6MO80PCT
   1000251049                   0        0        0            0            0     HE6MO80PCT
   1000252607                   0        0        0            0            0     HE6MO80PCT
   1000253183                   0        0        0            0            0     HE6MO80PCT
   1000253754                   0        0        0            0            0     HE6MO80PCT
   1000253762                   0        0        0            0            0     HE6MO80PCT
   1000252322                   0        0        0            0            0     HE6MO80PCT
   1000253527                   0        0        0            0            0     HE6MO80PCT
   1000249997                   0        0        0            0            0     HE6MO80PCT
   1000251339                   0        0        0            0            0     HE6MO80PCT
   1000253716                   0        0        0            0            0     HE6MO80PCT
   1000254388                   0        0        0            0            0     NA
   1000253276                   0        0        0            0            0     HE6MO80PCT
   1000251943                   0        0        0            0            0     HE6MO80PCT
   1000252461                   0        0        0            0            0     3%2%1%
   1000254036                   0        0        0            0            0     HE6MO80PCT
   1000254569                   0        0        0            0            0     HE6MO80PCT
   1000253112                   0        0        0            0            0     HE6MO80PCT
   1000254608                   0        0        0            0            0     NA
   1000253964                   3        0        0            0            0     HE6MO80PCT
   1000254395                   0        0        0            0            0     HE6MO80PCT
   1000254397                   0        0        0            0            0     HE6MO80PCT
   1000253860                   0        0        0            0            0     HE6MO80PCT
   1000252336                   0        0        0            0            0     HE6MO80PCT
   1000254595                   0        0        0            0            0     HE6MO80PCT
   1000252876                   0        0        0            0            0     HE6MO80PCT
   1000251668                   0        0        0            0            0     NA
   1000254669                   0        0        0            0            0     HE6MO80PCT
   1000253859                   0        0        0            0            0     HE6MO80PCT
   1000254125                   0        0        0            0            0     HE6MO80PCT
   1000254251                   0        0        0            0            0     HE6MO80PCT
   1000254216                   0        0        0            0            0     HE6MO80PCT
   1000254322                   0        0        0            0            0     HE6MO80PCT
   1000253824                   0        0        0            0            0     NA
   1000254706                   0        0        0            0            0     NA
   1000254821                   0        0        0            0            0     HE6MO80PCT
   1000248266                   0        0        0            0            0     HE6MO80PCT
   1000254554                   0        0        0            0            0     HE6MO80PCT
   1000254495                   0        0        0            0            0     HE6MO80PCT
   1000255313                   0        0        0            0            0     HE6MO80PCT
   1000254836                   0        0        0            0            0     HE6MO80PCT
   1000254867                   0        0        0            0            0     HE6MO80PCT
   1000254465                   0        0        0            0            0     HE6MO80PCT
   1000254244                   0        0        0            0            0     HE6MO80PCT
   1000254729                   0        0        0            0            0     HE6MO80PCT
   1000254051                   0        0        0            0            0     HE6MO80PCT
   1000255030                   0        0        0            0            0     HE6MO80PCT
   1000255091                   0        0        0            0            0     HE6MO80PCT
   1000254525                   0        0        0            0            0     HE6MO80PCT
   1000254641                   0        0        0            0            0     HE6MO80PCT
   1000252610                   0        0        0            0            0     HE6MO80PCT
   1000252435                   0        0        0            0            0     HE6MO80PCT
   1000250522                   0        0        0            0            0     HE6MO80PCT
      9941049                   0        0        0            0            0     NA                NA
     10288055                   1        0        0            0            0     NA                NA
     10311912                   0        0        0            0            0     NA                NA
     10312284                   0        0        0            0            0     NA                NA
     10320520                   0        0        0            0            0     NA                NA
     10320528                   0        0        0            0            0     NA                NA
     10320554                   0        0        0            0            0     NA                NA
     10320560                   0        0        0            0            0     NA                NA
     10320568                   0        0        0            0            0     NA                NA
     10320590                   0        0        0            0            0     NA                NA
     10320616                   0        0        0            0            0     NA                NA
     10320700                   0        0        0            0            0     NA                NA
     10320708                   0        0        0            0            0     NA                NA
     10320714                   0        0        0            0            0     NA                NA
     10320726                   0        0        0            0            0     NA                NA
     10320728                   0        0        0            0            0     NA                NA
     10320744                   0        0        0            0            0     NA                NA
     10320746                   0        0        0            0            0     NA                NA
     10320752                   0        0        0            0            0     NA                NA
     10320784                   0        0        0            0            0     NA                NA
     10320790                   0        0        0            0            0     NA                NA
     10320846                   0        0        0            0            0     NA                NA
     10320854                   0        0        0            0            0     NA                NA
     10320868                   0        0        0            0            0     NA                NA
     10320886                   0        0        0            0            0     NA                NA
     10320892                   0        0        0            0            0     NA                NA
     10320914                   0        0        0            0            0     NA                NA
     10320974                   0        0        0            0            0     NA                NA
     10321014                   0        0        0            0            0     NA                NA
     10353971                   0        0        0            0            0     NA                NA
     10354051                   1        0        0            0            0     NA                NA
     10354523                   0        0        0            0            0     NA                NA
     10354525                   0        0        0            0            0     NA                NA
     10354733                   0        0        0            0            0     NA                NA
     10354803                   0        0        0            0            0     6MOINT80          NA
     10354855                   0        0        0            0            0     6MOINT80          NA
     10354857                   0        0        0            0            0     6MOINT80          NA
     10355349                   0        0        0            0            0     NA                NA
     10355394                   0        0        0            0            0     NA                NA
     10355482                   0        0        0            0            0     NA                NA
     10355592                   0        0        0            0            0     NA                NA
     10355770                   0        0        0            0            0     NA                NA
     10356087                   0        0        0            0            0     NA                NA
     10356094                   0        0        0            0            0     NA                NA
     10356098                   0        0        0            0            0     NA                NA
     10356181                   0        0        0            0            0     NA                NA
     10356185                   0        0        0            0            0     NA                NA
     10356195                   0        0        0            0            0     6MOINT80          NA
     10356205                   0        0        0            0            0     NA                NA
     10357189                   0        0        0            0            0     6MOINT80          NA
     10382226                   0        0        0            0            0     6MOINT80          NA
     10391857                   0        0        0            0            0     NA                NA
     10392127                   0        0        0            0            0     NA                NA
     10392523                   0        0        0            0            0     NA                NA
     10392601                   0        0        0            0            0     NA                NA
     10392651                   0        0        0            0            0     NA                NA
     10392867                   0        0        0            0            0     NA                NA
     10392925                   0        0        0            0            0     NA                NA
     10393167                   0        0        0            0            0     NA                NA
     10393199                   0        0        0            0            0     NA                NA
     10393201                   0        0        0            0            0     NA                NA
     10393255                   0        0        0            0            0     NA                NA
     10393443                   0        0        0            0            0     NA                NA
     10406455                   0        0        0            0            0     NA                NA
     10406473                   0        0        0            0            0     NA                NA
     10424663                   0        0        0            0            0     6MOINT80          NA
     10424729                   1        0        0            0            0     NA                NA
     10424819                   0        0        0            0            0     NA                NA
     10424869                   0        0        0            0            0     NA                NA
     10424903                   0        0        0            0            0     NA                NA
     10424973                   0        0        0            0            0     NA                NA
     10425045                   0        0        0            0            0     NA                NA
     10425065                   0        0        0            0            0     6MOINT80          NA
     10425121                   0        0        0            0            0     NA                NA
     10425163                   0        0        0            0            0     NA                NA
     10425191                   0        0        0            0            0     NA                NA
     10425207                   0        0        0            0            0     NA                NA
     10425447                   0        0        0            0            0     6MOINT80          NA
     10425507                   0        0        0            0            0     NA                NA
     10425635                   0        0        0            0            0     6MOINT80          NA
     10425927                   0        0        0            0            0     6MOINT80          NA
     10425937                   0        0        0            0            0     NA                NA
     10425941                   0        0        0            0            0     NA                NA
     10425983                   0        0        0            0            0     NA                NA
     10425999                   0        0        0            0            0     NA                NA
     10434343                   0        0        0            0            0     NA                NA
     10436287                   0        0        0            0            0     NA                NA
     10438129                   0        0        0            0            0     6MOINT80          NA
     10439207                   0        0        0            0            0     NA                NA
     10440769                   0        0        0            0            0     NA                NA
     10440871                   0        0        0            0            0     NA                NA
     10440929                   0        0        0            0            0     NA                NA
     10440953                   0        0        0            0            0     NA                NA
     10441713                   0        0        0            0            0     NA                NA
     10441905                   0        0        0            0            0     NA                NA
     10442129                   0        0        0            0            0     NA                NA
     10442285                   0        0        0            0            0     NA                NA
     10443047                   0        0        0            0            0     NA                NA
     10445575                   0        0        0            0            0     NA                NA
     10446469                   0        0        0            0            0     NA                NA
     10446475                   0        0        0            0            0     NA                NA
     10446481                   0        0        0            0            0     NA                NA
     10446493                   0        0        0            0            0     NA                NA
     10446513                   0        0        0            0            0     NA                NA
     10446549                   1        0        0            0            0     NA                NA
     10446579                   0        0        0            0            0     NA                NA
     10446635                   0        0        0            0            0     NA                NA
     10446747                   0        0        0            0            0     NA                NA
     10446781                   0        0        0            0            0     NA                NA
     10448053                   0        0        0            0            0     NA                NA
     10448185                   0        0        0            0            0     NA                NA
     10449715                   0        0        0            0            0     NA                NA
     10450135                   0        0        0            0            0     6MOINT80          NA
     10450491                   0        0        0            0            0     NA                NA
     10450865                   0        0        0            0            0     NA                NA
     10451579                   0        0        0            0            0     NA                NA
     10451661                   0        0        0            0            0     NA                NA
     10451799                   0        0        0            0            0     NA                NA
     10451813                   0        0        0            0            0     NA                NA
     10451827                   0        0        0            0            0     NA                NA
     10451887                   0        0        0            0            0     NA                NA
     10452729                   0        0        0            0            0     NA                NA
     10453061                   0        0        0            0            0     NA                NA
     10453097                   0        0        0            0            0     NA                NA
     10453235                   0        0        0            0            0     NA                NA
     10453283                   0        0        0            0            0     NA                NA
     10453339                   0        0        0            0            0     NA                NA
     10453453                   0        0        0            0            0     NA                NA
     10453883                   0        0        0            0            0     NA                NA
     10458895                   0        0        0            0            0     NA                NA
     10459251                   0        0        0            0            0     NA                NA
     10459321                   0        0        0            0            0     NA                NA
     10461231                   0        0        0            0            0     NA                NA
     10461285                   0        0        0            0            0     NA                NA
     10461555                   0        0        0            0            0     NA                NA
     10461819                   0        0        0            0            0     6MOINT80          NA
     10462959                   0        0        0            0            0     NA                NA
     10462965                   0        0        0            0            0     NA                NA
     10462985                   0        0        0            0            0     NA                NA
     10463029                   0        0        0            0            0     NA                NA
     10463123                   0        0        0            0            0     NA                NA
     10463129                   0        0        0            0            0     NA                NA
     10463839                   0        0        0            0            0     NA                NA
     10464141                   0        0        0            0            0     6MOINT80          NA
     10465261                   0        0        0            0            0     NA                NA
     10465357                   0        0        0            0            0     NA                NA
     10465379                   0        0        0            0            0     NA                NA
     10465395                   0        0        0            0            0     NA                NA
     10468311                   0        0        0            0            0     NA                NA
     10468325                   0        0        0            0            0     NA                NA
     10468417                   0        0        0            0            0     6MOINT80          NA
     10468421                   0        0        0            0            0     NA                NA
     10468427                   0        0        0            0            0     NA                NA
     10469117                   0        0        0            0            0     NA                NA
     10469161                   0        0        0            0            0     NA                NA
     10469509                   0        0        0            0            0     NA                NA
     10469533                   0        0        0            0            0     NA                NA
     10474543                   0        0        0            0            0     NA                NA
     10475509                   0        0        0            0            0     NA                NA
     10475521                   0        0        0            0            0     NA                NA
     10475603                   0        0        0            0            0     NA                NA
     10475613                   0        0        0            0            0     NA                NA
     10475621                   0        0        0            0            0     NA                NA
     10475973                   0        0        0            0            0     NA                NA
     10476001                   0        0        0            0            0     6MOINT80          NA
     10477545                   0        0        0            0            0     NA                NA
     10477555                   0        0        0            0            0     NA                NA
     10477573                   0        0        0            0            0     NA                NA
     10477575                   0        0        0            0            0     NA                NA
     10477577                   0        0        0            0            0     NA                NA
     10477585                   0        0        0            0            0     NA                NA
     10478521                   0        0        0            0            0     6MOINT80          NA
     10478581                   0        0        0            0            0     6MOINT80          NA
     10478625                   0        0        0            0            0     6MOINT80          NA
     10478841                   0        0        0            0            0     NA                NA
     10478925                   0        0        0            0            0     NA                NA
     10478979                   0        0        0            0            0     NA                NA
     10479039                   0        0        0            0            0     NA                NA
     10479085                   0        0        0            0            0     NA                NA
     10479089                   0        0        0            0            0     NA                NA
     10479181                   0        0        0            0            0     NA                NA
     10479211                   0        0        0            0            0     NA                NA
     10482675                   0        0        0            0            0     6MOINT80          NA
     10482969                   0        0        0            0            0     NA                NA
     10483015                   0        0        0            0            0     NA                NA
     10483035                   0        0        0            0            0     NA                NA
     10483095                   0        0        0            0            0     NA                NA
     10483099                   0        0        0            0            0     NA                NA
     10483139                   0        0        0            0            0     NA                NA
     10483161                   0        0        0            0            0     NA                NA
     10483215                   0        0        0            0            0     NA                NA
     10483229                   0        0        0            0            0     NA                NA
     10483259                   0        0        0            0            0     6MOINT80          NA
     10483263                   0        0        0            0            0     NA                NA
     10483425                   0        0        0            0            0     NA                NA
     10483485                   0        0        0            0            0     6MOINT80          NA
     10483599                   0        0        0            0            0     NA                NA
     10483851                   0        0        0            0            0     NA                NA
     10485007                   0        0        0            0            0     NA                NA
     10485505                   0        0        0            0            0     6MOINT80          NA
     10486439                   0        0        0            0            0     NA                NA
     10486519                   0        0        0            0            0     NA                NA
     10486521                   0        0        0            0            0     NA                NA
     10486541                   0        0        0            0            0     NA                NA
     10487819                   0        0        0            0            0     6MOINT80          NA
     10488389                   0        0        0            0            0     NA                NA
     10488565                   0        0        0            0            0     NA                NA
     10488721                   0        0        0            0            0     6MOINT80          NA
     10489455                   0        0        0            0            0     NA                NA
     10489777                   0        0        0            0            0     NA                NA
     10490431                   0        0        0            0            0     NA                NA
     10491127                   0        0        0            0            0     NA                NA
     10491177                   0        0        0            0            0     NA                NA
     10491223                   0        0        0            0            0     6MOINT80          NA
     10491231                   0        0        0            0            0     NA                NA
     10491303                   0        0        0            0            0     NA                NA
     10491307                   0        0        0            0            0     NA                NA
     10491721                   0        0        0            0            0     NA                NA
     10491725                   0        0        0            0            0     NA                NA
     10491877                   0        0        0            0            0     6MOINT80          NA
     10491957                   0        0        0            0            0     6MOINT80          NA
     10493843                   0        0        0            0            0     NA                NA
     10493853                   0        0        0            0            0     NA                NA
     10493891                   0        0        0            0            0     NA                NA
     10493919                   0        0        0            0            0     NA                NA
     10493949                   0        0        0            0            0     NA                NA
     10493983                   0        0        0            0            0     NA                NA
     10494145                   0        0        0            0            0     NA                NA
     10494221                   0        0        0            0            0     NA                NA
     10494387                   0        0        0            0            0     NA                NA
     10498215                   0        0        0            0            0     6MOINT80          NA
     10498303                   0        0        0            0            0     NA                NA
     10499995                   0        0        0            0            0     NA                NA
     10500013                   0        0        0            0            0     NA                NA
     10500665                   0        0        0            0            0     NA                NA
     10500753                   0        0        0            0            0     NA                NA
     10502253                   0        0        0            0            0     NA                NA
     10502257                   0        0        0            0            0     NA                NA
     10502321                   0        0        0            0            0     NA                NA
     10502713                   0        0        0            0            0     NA                NA
     10502779                   0        0        0            0            0     NA                NA
     10502801                   0        0        0            0            0     NA                NA
     10504943                   0        0        0            0            0     NA                NA
     10504951                   0        0        0            0            0     NA                NA
     10504957                   0        0        0            0            0     NA                NA
     10504987                   0        0        0            0            0     NA                NA
     10504997                   0        0        0            0            0     NA                NA
     10505025                   0        0        0            0            0     NA                NA
     10505115                   0        0        0            0            0     NA                NA
     10508731                   0        0        0            0            0     NA                NA
     10513085                   0        0        0            0            0     NA                NA
     10514127                   1        0        0            0            0     NA                NA
     10514139                   1        0        0            0            0     NA                NA
     10515241                   0        0        0            0            0     NA                NA
     10515315                   0        0        0            0            0     NA                NA
     10517057                   0        0        0            0            0     NA                NA
     10517083                   0        0        0            0            0     6MOINT80          NA
     10517155                   0        0        0            0            0     NA                NA
     10517185                   0        0        0            0            0     NA                NA
     10517199                   0        0        0            0            0     NA                NA
     10521091                   0        0        0            0            0     NA                NA
     10521129                   0        0        0            0            0     NA                NA
     10521243                   0        0        0            0            0     NA                NA
   3000917884                   0        0        0            0            0     NA
   3000922146                   0        0        0            0            0     NA
   3000924367                   0        0        0            0            0     NA
   3000920385                   0        0        0            0            0     NA
   3000910301                   0        0        0            0            0     NA
   3000910426                   0        0        0            0            0     NA
   3000910539                   0        0        0            0            0     NA
   3000910738                   0        0        0            0            0     NA
   3000910789                   0        0        0            0            0     NA
   3000910801                   0        0        0            0            0     NA
   3000911304                   0        0        0            0            0     NA
   3000911688                   0        0        0            0            0     NA
   3000911705                   0        0        0            0            0     NA
   3000911939                   0        0        0            0            0     NA
   3000912298                   0        0        0            0            0     NA
   3000912450                   0        0        0            0            0     NA
   3000912504                   0        0        0            0            0     NA
   3000912700                   0        0        0            0            0     NA
   3000912838                   0        0        0            0            0     NA
   3000912981                   0        0        0            0            0     NA
   3000913078                   0        0        0            0            0     NA
   3000913141                   0        0        0            0            0     NA
   3000913162                   0        0        0            0            0     NA
   3000913326                   0        0        0            0            0     NA
   3000913431                   0        0        0            0            0     NA
   3000913454                   0        0        0            0            0     NA
   3000913549                   0        0        0            0            0     NA
   3000913624                   0        0        0            0            0     NA
   3000913825                   0        0        0            0            0     NA
   3000913903                   0        0        0            0            0     NA
   3000914373                   0        0        0            0            0     NA
   3000914380                   0        0        0            0            0     NA
   3000914388                   0        0        0            0            0     NA
   3000914478                   0        0        0            0            0     NA
   3000915253                   0        0        0            0            0     NA
   3000915749                   0        0        0            0            0     NA
   3000915922                   0        0        0            0            0     NA
   3000916668                   0        0        0            0            0     NA
   3000916677                   0        0        0            0            0     NA
   3000916695                   0        0        0            0            0     NA
   3000917011                   0        0        0            0            0     NA
   3000917689                   0        0        0            0            0     NA
   3000917717                   0        0        0            0            0     NA
   3000917993                   0        0        0            0            0     NA
   3000918103                   0        0        0            0            0     NA
   3000918327                   0        0        0            0            0     NA
   3000918422                   0        0        0            0            0     NA
   3000918424                   0        0        0            0            0     NA
   3000918516                   0        0        0            0            0     NA
   3000918554                   0        0        0            0            0     NA
   3000918570                   0        0        0            0            0     NA
   3000918877                   0        0        0            0            0     NA
   3000919025                   0        0        0            0            0     NA
   3000919134                   0        0        0            0            0     NA
   3000919207                   0        0        0            0            0     NA
   3000919327                   0        0        0            0            0     NA
   3000919438                   0        0        0            0            0     NA
   3000919514                   0        0        0            0            0     NA
   3000919738                   0        0        0            0            0     NA
   3000919788                   0        0        0            0            0     NA
   3000919841                   0        0        0            0            0     NA
   3000919912                   0        0        0            0            0     NA
   3000919919                   0        0        0            0            0     NA
   3000919936                   0        0        0            0            0     NA
   3000919984                   0        0        0            0            0     NA
   3000920099                   0        0        0            0            0     NA
   3000920177                   0        0        0            0            0     NA
   3000920376                   0        0        0            0            0     NA
   3000920810                   0        0        0            0            0     NA
   3000920957                   0        0        0            0            0     NA
   3000921599                   0        0        0            0            0     NA
   3000921715                   0        0        0            0            0     NA
   3000921848                   0        0        0            0            0     NA
   3000922442                   0        0        0            0            0     NA
   3000922684                   0        0        0            0            0     NA
   3000922764                   0        0        0            0            0     NA
   3000923300                   0        0        0            0            0     NA
   3000923340                   0        0        0            0            0     NA
   3000923734                   0        0        0            0            0     NA
   3000924020                   0        0        0            0            0     NA
   3000924061                   0        0        0            0            0     NA
   3000924798                   0        0        0            0            0     NA
   3000926319                   0        0        0            0            0     NA
   3000908001                   0        0        0            0            0     NA
   3000921685                   0        0        0            0            0     NA
   3000903236                   0        0        0            0            0     NA
   3000919403                   0        0        0            0            0     NA
   3000911386                   0        0        0            0            0     NA
   3000914096                   0        0        0            0            0     NA
   3000915548                   0        0        0            0            0     NA
   3000900217                   0        0        0            0            0     NA
   3000856252                   0        0        0            0            0     NA
   3000910010                   0        0        0            0            0     NA
   3000864916                   0        0        0            0            0     NA
   3000885392                   0        0        0            0            0     NA
   3000892593                   0        0        0            0            0     NA
   3000892143                   0        0        0            0            0     NA
   3000898506                   0        0        0            0            0     NA
   3000900298                   0        0        0            0            0     NA
   3000887262                   0        0        0            0            0     NA
   3000877839                   0        0        0            0            0     NA
   3000883301                   0        0        0            0            0     NA
   3000888852                   0        0        0            0            0     NA
   3000893280                   0        0        0            0            0     NA
   3000895236                   0        0        0            0            0     NA
   3000897966                   0        0        0            0            0     NA
   3000901048                   0        0        0            0            0     NA
   3000904709                   0        0        0            0            0     NA
   3000915504                   0        0        0            0            0     NA
   3000913274                   0        0        0            0            0     NA
   3000912371                   0        0        0            0            0     NA
   3000919465                   0        0        0            0            0     NA
   3000922482                   0        0        0            0            0     NA
   3000881374                   0        0        0            0            0     NA
   3000892569                   0        0        0            0            0     NA
   3000896019                   0        0        0            0            0     NA
   3000902344                   0        0        0            0            0     NA
   3000904573                   0        0        0            0            0     NA
   3000907850                   0        0        0            0            0     NA
   3000909574                   0        0        0            0            0     NA
   3000911862                   0        0        0            0            0     NA
   3000912584                   0        0        0            0            0     NA
   3000912970                   0        0        0            0            0     NA
   3000913299                   0        0        0            0            0     NA
   3000915442                   0        0        0            0            0     NA
   3000915458                   0        0        0            0            0     NA
   3000915564                   0        0        0            0            0     NA
   3000919742                   0        0        0            0            0     NA
   3000919747                   0        0        0            0            0     NA
   3000920390                   0        0        0            0            0     NA
   3000921104                   0        0        0            0            0     NA
   3000921938                   0        0        0            0            0     NA
   3000922924                   0        0        0            0            0     NA
   3000923019                   0        0        0            0            0     NA
   3000912946                   0        0        0            0            0     NA
   3000916048                   0        0        0            0            0     NA
   3000894210                   0        0        0            0            0     NA
   3000894780                   0        0        0            0            0     NA
   3000896458                   0        0        0            0            0     NA
   3000902938                   0        0        0            0            0     NA
   3000906120                   0        0        0            0            0     NA
   3000907601                   0        0        0            0            0     NA
   3000909025                   0        0        0            0            0     NA
   3000910070                   0        0        0            0            0     NA
   3000911216                   0        0        0            0            0     NA
   3000912755                   0        0        0            0            0     NA
   3000913631                   0        0        0            0            0     NA
   3000915538                   0        0        0            0            0     NA
   3000915556                   0        0        0            0            0     NA
   3000915585                   0        0        0            0            0     NA
   3000915985                   0        0        0            0            0     NA
   3000916825                   0        0        0            0            0     NA
   3000917297                   0        0        0            0            0     NA
   3000918672                   0        0        0            0            0     NA
   3000921300                   0        0        0            0            0     NA
   3000921594                   0        0        0            0            0     NA
   3000923218                   0        0        0            0            0     NA
   3000924054                   0        0        0            0            0     NA
   3000909483                   0        0        0            0            0     NA
   3000913973                   0        0        0            0            0     NA
   3000879270                   0        0        0            0            0     NA
   3000888967                   0        0        0            0            0     NA
   3000889559                   0        0        0            0            0     NA
   3000891957                   0        0        0            0            0     NA
   3000891971                   0        0        0            0            0     NA
   3000892641                   0        0        0            0            0     NA
   3000894066                   0        0        0            0            0     NA
   3000896320                   0        0        0            0            0     NA
   3000897078                   0        0        0            0            0     NA
   3000897404                   0        0        0            0            0     NA
   3000898094                   0        0        0            0            0     NA
   3000898430                   0        0        0            0            0     NA
   3000899909                   0        0        0            0            0     NA
   3000901615                   0        0        0            0            0     NA
   3000903105                   0        0        0            0            0     NA
   3000903812                   0        0        0            0            0     NA
   3000907313                   0        0        0            0            0     NA
   3000907477                   0        0        0            0            0     NA
   3000908145                   0        0        0            0            0     NA
   3000908597                   0        0        0            0            0     NA
   3000909282                   0        0        0            0            0     NA
   3000909738                   0        0        0            0            0     NA
   3000909814                   0        0        0            0            0     NA
   3000913474                   0        0        0            0            0     NA
   3000922971                   0        0        0            0            0     NA
   3000887683                   0        0        0            0            0     NA
   3000907750                   0        0        0            0            0     NA
   3000918393                   0        0        0            0            0     NA
   3000922724                   0        0        0            0            0     NA
   3000922800                   0        0        0            0            0     NA
   3000923237                   0        0        0            0            0     NA
   3000896583                   0        0        0            0            0     NA
   3000908495                   0        0        0            0            0     NA
   3000876986                   0        0        0            0            0     NA
   3000906162                   0        0        0            0            0     NA
   3000908822                   0        0        0            0            0     NA
       417009                   0        0        0            0            0     NA
       424168                   0        0        0            0            0     NA
       428561                   0        0        0            0            0     NA
       429975                   0        0        0            0            0     NA
       434356                   0        0        0            0            0     NA
       436000                   0        0        0            0            0     NA
       442901                   0        0        0            0            0     NA
       443076                   0        0        0            0            0     NA
       452599                   0        0        0            0            0     NA
       455664                   0        0        0            0            0     NA
       455875                   0        0        0            0            0     NA
       460039                   0        0        0            0            0     NA
       460730                   0        0        0            0            0     NA
       461473                   0        0        0            0            0     NA
       462727                   0        0        0            0            0     NA
       463218                   0        0        0            0            0     NA
       463250                   0        0        0            0            0     NA
       465218                   0        0        0            0            0     NA
       465893                   0        0        0            0            0     NA
       468334                   0        0        0            0            0     NA
       468737                   0        0        0            0            0     NA
       468778                   0        0        0            0            0     NA
       468835                   0        0        0            0            0     NA
       469603                   0        0        0            0            0     NA
       472083                   0        0        0            0            0     NA
       474812                   0        0        0            0            0     NA
       477005                   0        0        0            0            0     NA
       480684                   0        0        0            0            0     NA
       483609                   0        0        0            0            0     NA
       483793                   0        0        0            0            0     NA
       483860                   0        0        0            0            0     NA
       483953                   0        0        0            0            0     NA
       484165                   0        0        0            0            0     NA
       484260                   0        0        0            0            0     NA
       485640                   0        0        0            0            0     NA
       486471                   0        0        0            0            0     NA
       487018                   0        0        0            0            0     NA
       487175                   0        0        0            0            0     NA
       487455                   0        0        0            0            0     NA
       487532                   0        0        0            0            0     NA
       488410                   0        0        0            0            0     NA
       488986                   0        0        0            0            0     NA
       491057                   0        0        0            0            0     NA
       491142                   0        0        0            0            0     NA
       492047                   0        0        0            0            0     NA
       492667                   0        0        0            0            0     NA
       494784                   0        0        0            0            0     NA
       495611                   0        0        0            0            0     NA
       496011                   0        0        0            0            0     NA
       496380                   0        0        0            0            0     NA
       496937                   0        0        0            0            0     NA
       496972                   0        0        0            0            0     NA
       497186                   0        0        0            0            0     NA
       498056                   0        0        0            0            0     NA
       498366                   0        0        0            0            0     NA
       498444                   0        0        0            0            0     NA
       498845                   0        0        0            0            0     NA
       498967                   0        0        0            0            0     NA
       499706                   0        0        0            0            0     NA
       500072                   0        0        0            0            0     NA
       500704                   0        0        0            0            0     NA
       500948                   0        0        0            0            0     NA
       501081                   0        0        0            0            0     NA
       501438                   0        0        0            0            0     NA
       501896                   0        0        0            0            0     NA
       502034                   0        0        0            0            0     NA
       503506                   0        0        0            0            0     NA
       503662                   0        0        0            0            0     NA
       503671                   0        0        0            0            0     NA
       503710                   0        0        0            0            0     NA
       503711                   0        0        0            0            0     NA
       503761                   0        0        0            0            0     NA
       503823                   0        0        0            0            0     NA
       503843                   0        0        0            0            0     NA
       504101                   0        0        0            0            0     NA
       504398                   0        0        0            0            0     NA
       504704                   0        0        0            0            0     NA
       504947                   0        0        0            0            0     NA
       505662                   0        0        0            0            0     NA
       505889                   0        0        0            0            0     NA
       505938                   0        0        0            0            0     NA
       505940                   0        0        0            0            0     NA
       505960                   0        0        0            0            0     NA
       505977                   0        0        0            0            0     NA
       506555                   0        0        0            0            0     NA
       506595                   0        0        0            0            0     NA
       506679                   0        0        0            0            0     NA
       507336                   0        0        0            0            0     NA
       507360                   0        0        0            0            0     NA
       508246                   0        0        0            0            0     NA
       508518                   0        0        0            0            0     NA
       508577                   0        0        0            0            0     NA
       508628                   0        0        0            0            0     NA
       508697                   0        0        0            0            0     NA
       508845                   0        0        0            0            0     NA
       508865                   0        0        0            0            0     NA
       508898                   0        0        0            0            0     NA
       509254                   0        0        0            0            0     NA
       509296                   0        0        0            0            0     NA
       509390                   0        0        0            0            0     NA
       509483                   0        0        0            0            0     NA
       509543                   0        0        0            0            0     NA
       509682                   0        0        0            0            0     NA
       510178                   0        0        0            0            0     NA
       510251                   0        0        0            0            0     NA
       510268                   0        0        0            0            0     NA
       510394                   0        0        0            0            0     NA
       510543                   0        0        0            0            0     NA
       510828                   0        0        0            0            0     NA
       511128                   0        0        0            0            0     NA
       511365                   0        0        0            0            0     NA
       511417                   0        0        0            0            0     NA
       511481                   0        0        0            0            0     NA
       511484                   0        0        0            0            0     NA
       511771                   0        0        0            0            0     NA
       511912                   0        0        0            0            0     NA
       512117                   0        0        0            0            0     NA
       512144                   0        0        0            0            0     NA
       512435                   0        0        0            0            0     NA
       512459                   0        0        0            0            0     NA
       512778                   0        0        0            0            0     NA
       512841                   0        0        0            0            0     NA
       512898                   0        0        0            0            0     NA
       512925                   0        0        0            0            0     NA
       513309                   0        0        0            0            0     NA
       513454                   0        0        0            0            0     NA
       513566                   0        0        0            0            0     NA
       513715                   0        0        0            0            0     NA
       514008                   0        0        0            0            0     NA
       514059                   0        0        0            0            0     NA
       514797                   0        0        0            0            0     NA
       515138                   0        0        0            0            0     NA
   1004483543                   0        0        0            0            0     6MOINT80
   1004978135                   0        0        0            0            0     NA
   1005201042                   0        0        0            0            0     6MOINT80
   1005231858                   0        0        0            0            0     NA
   1005468237                   0        0        0            0            0     6MOINT80
   1005847033                   0        0        0            0            0     NA
   1006030966                   0        0        0            0            0     NA
   1006072545                   0        0        0            0            0     NA
   1006113813                   0        0        0            0            0     NA
   1006129888                   0        0        0            0            0     6MOINT80
   1006149027                   0        0        0            0            0     6MOINT80
   1006178067                   0        0        0            0            0     6MOINT80
   1006188412                   0        0        0            0            0     NA
   1006245155                   0        0        0            0            0     NA
   1006268950                   0        0        0            0            0     6MOINT20
   1006277307                   0        0        0            0            0     6MOINT80
   1006288607                   0        0        0            0            0     NA
   1006301619                   0        0        0            0            0     NA
   1006304527                   0        0        0            0            0     NA
   1006311715                   0        0        0            0            0     6MOINT80
   1006311779                   0        0        0            0            0     NA
   1006364338                   0        0        0            0            0     NA
   1006434860                   0        0        0            0            0     2PER
   1006473158                   0        0        0            0            0     NA
   1006475824                   0        0        0            0            0     NA
   1006507201                   0        0        0            0            0     NA
   1003679344                   0        0        0            0            0     NA
   1003965203                   0        0        0            0            0     NA
   1004150769                   0        0        0            0            0     NA
   1004199833                   0        0        0            0            0     6MOINT80
   1004577700                   0        0        0            0            0     NA
   1004658025                   0        0        0            0            0     NA
   1004824523                   0        0        0            0            0     NA
   1004863589                   0        0        0            0            0     NA
   1004891031                   0        0        0            0            0     6MOINT80
   1004893495                   0        0        0            0            0     NA
   1004900245                   0        0        0            0            0     NA
   1004937938                   0        0        0            0            0     NA
   1004969243                   0        0        0            0            0     NA
   1005013479                   0        0        0            0            0     NA
   1005024519                   0        0        0            0            0     6MOINT20
   1005069098                   0        0        0            0            0     NA
   1005099564                   0        0        0            0            0     NA
   1005112638                   0        0        0            0            0     NA
   1005145336                   0        0        0            0            0     6MOINT80
   1005235738                   0        0        0            0            0     6MOINT80
   1005291114                   0        0        0            0            0     6MOINT80
   1005315937                   0        0        0            0            0     6MOINT20
   1005527619                   0        0        0            0            0     NA
   1005549310                   0        0        0            0            0     6MOINT80
   1005603723                   0        0        0            0            0     6MOINT80
   1005623097                   0        0        0            0            0     NA
   1005628877                   0        0        0            0            0     NA
   1005632602                   0        0        0            0            0     6MOINT80
   1005646367                   0        0        0            0            0     6MOINT80
   1005722685                   0        0        0            0            0     NA
   1005723611                   0        0        0            0            0     NA
   1005739043                   0        0        0            0            0     6MOINT80
   1005745508                   0        0        0            0            0     6MOINT80
   1005749648                   0        0        0            0            0     NA
   1005766012                   0        0        0            0            0     6MOINT80
   1005770819                   0        0        0            0            0     NA
   1005771140                   0        0        0            0            0     6MOINT80
   1005775645                   0        0        0            0            0     NA
   1005807497                   0        0        0            0            0     6MOINT80
   1005809743                   0        0        0            0            0     6MOINT80
   1005813266                   0        0        0            0            0     NA
   1005815406                   0        0        0            0            0     NA
   1005819322                   0        0        0            0            0     NA
   1005820793                   0        0        0            0            0     NA
   1005846267                   0        0        0            0            0     NA
   1005897112                   0        0        0            0            0     6MOINT80
   1005903150                   0        0        0            0            0     NA
   1005909500                   0        0        0            0            0     6MOINT80
   1005926019                   0        0        0            0            0     6MOINT80
   1005932529                   0        0        0            0            0     6MOINT80
   1005936213                   0        0        0            0            0     NA
   1005939238                   0        0        0            0            0     NA
   1005949968                   0        0        0            0            0     6MOINT80
   1005952524                   0        0        0            0            0     6MOINT80
   1005953195                   0        0        0            0            0     6MOINT80
   1005956968                   0        0        0            0            0     6MOINT80
   1005961300                   0        0        0            0            0     NA
   1005978294                   0        0        0            0            0     6MOINT80
   1005981789                   0        0        0            0            0     6MOINT80
   1005985062                   0        0        0            0            0     NA
   1006010201                   0        0        0            0            0     6MOINT80
   1006011228                   0        0        0            0            0     6MOINT80
   1006013976                   0        0        0            0            0     1PER
   1006015983                   0        0        0            0            0     NA
   1006028069                   0        0        0            0            0     NA
   1006029120                   0        0        0            0            0     6MOINT80
   1006030314                   0        0        0            0            0     NA
   1006033062                   0        0        0            0            0     6MOINT80
   1006035685                   0        0        0            0            0     6MOINT80
   1006037086                   0        0        0            0            0     6MOINT80
   1006037530                   0        0        0            0            0     6MOINT80
   1006037692                   0        0        0            0            0     6MOINT80
   1006038646                   0        0        0            0            0     NA
   1006039299                   0        0        0            0            0     6MOINT80
   1006039707                   0        0        0            0            0     6MOINT80
   1006042374                   0        0        0            0            0     6MOINT80
   1006043293                   0        0        0            0            0     6MOINT80
   1006044611                   0        0        0            0            0     NA
   1006045291                   0        0        0            0            0     6MOINT80
   1006046548                   0        0        0            0            0     6MOINT80
   1006046584                   0        0        0            0            0     6MOINT80
   1006046628                   0        0        0            0            0     6MOINT80
   1006046744                   0        0        0            0            0     6MOINT80
   1006046833                   1        0        0            0            0     NA
   1006047271                   0        0        0            0            0     6MOINT80
   1006052969                   0        0        0            0            0     NA
   1006053469                   0        0        0            0            0     NA
   1006056288                   0        0        0            0            0     NA
   1006056493                   0        0        0            0            0     6MOINT20
   1006056778                   0        0        0            0            0     6MOINT80
   1006058311                   0        0        0            0            0     NA
   1006060371                   0        0        0            0            0     6MOINT20
   1006061165                   0        0        0            0            0     6MOINT80
   1006062725                   0        0        0            0            0     6MOINT80
   1006064340                   0        0        0            0            0     NA
   1006065278                   0        0        0            0            0     6MOINT80
   1006067427                   0        0        0            0            0     6MOINT80
   1006067739                   0        0        0            0            0     6MOINT80
   1006068836                   0        0        0            0            0     NA
   1006069194                   0        0        0            0            0     6MOINT80
   1006069602                   1        0        0            0            0     6MOINT80
   1006069826                   0        0        0            0            0     NA
   1006071966                   0        0        0            0            0     NA
   1006073045                   0        0        0            0            0     NA
   1006076033                   0        0        0            0            0     6MOINT80
   1006076603                   0        0        0            0            0     NA
   1006078790                   0        0        0            0            0     6MOINT80
   1006078825                   0        0        0            0            0     6MOINT80
   1006079209                   0        0        0            0            0     6MOINT80
   1006079487                   0        0        0            0            0     NA
   1006079502                   0        0        0            0            0     NA
   1006081429                   0        0        0            0            0     NA
   1006083105                   0        0        0            0            0     6MOINT80
   1006084774                   0        0        0            0            0     6MOINT80
   1006086317                   0        0        0            0            0     6MOINT20
   1006091007                   0        0        0            0            0     6MOINT80
   1006096752                   0        0        0            0            0     NA
   1006100943                   0        0        0            0            0     NA
   1006106858                   0        0        0            0            0     NA
   1006107544                   0        0        0            0            0     NA
   1006108213                   0        0        0            0            0     NA
   1006109882                   0        0        0            0            0     6MOINT80
   1006110424                   0        0        0            0            0     6MOINT80
   1006111806                   0        0        0            0            0     NA
   1006114411                   0        0        0            0            0     NA
   1006117258                   1        0        0            0            0     NA
   1006123786                   0        0        0            0            0     6MOINT80
   1006124339                   0        0        0            0            0     NA
   1006124838                   0        0        0            0            0     6MOINT80
   1006125365                   0        0        0            0            0     NA
   1006127693                   0        0        0            0            0     NA
   1006129682                   0        0        0            0            0     6MOINT80
   1006133613                   0        0        0            0            0     NA
   1006140115                   0        0        0            0            0     NA
   1006143611                   0        0        0            0            0     NA
   1006143648                   0        0        0            0            0     6MOINT20
   1006144763                   0        0        0            0            0     2PER
   1006148304                   0        0        0            0            0     NA
   1006152977                   1        0        0            0            0     1PER
   1006156964                   0        0        0            0            0     NA
   1006160780                   0        0        0            0            0     NA
   1006163402                   0        0        0            0            0     6MOINT80
   1006164633                   0        0        0            0            0     NA
   1006169200                   0        0        0            0            0     6MOINT80
   1006170154                   0        0        0            0            0     NA
   1006171046                   0        0        0            0            0     NA
   1006175079                   0        0        0            0            0     NA
   1006175104                   0        0        0            0            0     NA
   1006180090                   0        0        0            0            0     6MOINT80
   1006182748                   0        0        0            0            0     6MOINT80
   1006185004                   0        0        0            0            0     NA
   1006187226                   0        0        0            0            0     6MOINT80
   1006187707                   0        0        0            0            0     NA
   1006191373                   0        0        0            0            0     2PER
   1006192568                   0        0        0            0            0     6MOINT20
   1006194931                   0        0        0            0            0     NA
   1006195896                   0        0        0            0            0     NA
   1006202076                   0        0        0            0            0     6MOINT80
   1006206866                   0        0        0            0            0     6MOINT80
   1006207259                   0        0        0            0            0     NA
   1006207393                   0        0        0            0            0     NA
   1006210067                   0        0        0            0            0     NA
   1006210646                   0        0        0            0            0     NA
   1006214241                   0        0        0            0            0     NA
   1006214474                   0        0        0            0            0     NA
   1006216392                   0        0        0            0            0     NA
   1006218238                   0        0        0            0            0     NA
   1006225346                   0        0        0            0            0     6MOINT80
   1006225578                   0        0        0            0            0     NA
   1006228263                   0        0        0            0            0     6MOINT80
   1006235175                   0        0        0            0            0     6MOINT20
   1006235317                   1        0        0            0            0     NA
   1006237422                   0        0        0            0            0     6MOINT80
   1006238519                   0        0        0            0            0     6MOINT80
   1006241391                   0        0        0            0            0     NA
   1006243442                   0        0        0            0            0     NA
   1006247064                   0        0        0            0            0     NA
   1006253181                   0        0        0            0            0     6MOINT80
   1006255278                   0        0        0            0            0     NA
   1006258033                   0        0        0            0            0     6MOINT80
   1006258177                   0        0        0            0            0     NA
   1006259602                   0        0        0            0            0     NA
   1006259639                   0        0        0            0            0     6MOINT80
   1006259853                   0        0        0            0            0     NA
   1006261966                   0        0        0            0            0     NA
   1006262082                   0        0        0            0            0     NA
   1006262135                   0        0        0            0            0     NA
   1006263777                   0        0        0            0            0     2MO667PCT
   1006264419                   0        0        0            0            0     NA
   1006265720                   0        0        0            0            0     NA
   1006266541                   0        0        0            0            0     NA
   1006268095                   0        0        0            0            0     6MOINT80
   1006268111                   0        0        0            0            0     6MOINT80
   1006269986                   0        0        0            0            0     NA
   1006270000                   0        0        0            0            0     NA
   1006271036                   1        0        0            0            0     NA
   1006271125                   0        0        0            0            0     6MOINT80
   1006274435                   0        0        0            0            0     2PER
   1006274462                   0        0        0            0            0     NA
   1006275817                   0        0        0            0            0     NA
   1006276246                   0        0        0            0            0     6MOINT80
   1006279984                   0        0        0            0            0     NA
   1006280455                   0        0        0            0            0     6MOINT80
   1006281178                   0        0        0            0            0     6MOINT80
   1006282079                   0        0        0            0            0     NA
   1006282195                   0        0        0            0            0     6MOINT80
   1006287074                   0        0        0            0            0     6MOINT80
   1006287145                   0        0        0            0            0     NA
   1006287387                   0        0        0            0            0     6MOINT20
   1006287396                   0        0        0            0            0     NA
   1006288590                   0        0        0            0            0     NA
   1006289571                   0        0        0            0            0     NA
   1006290961                   0        0        0            0            0     1PER
   1006291201                   0        0        0            0            0     1PER
   1006291639                   0        0        0            0            0     6MOINT80
   1006292727                   0        0        0            0            0     6MOINT80
   1006295458                   0        0        0            0            0     6MOINT80
   1006295644                   0        0        0            0            0     6MOINT80
   1006296475                   0        0        0            0            0     6MOINT80
   1006296983                   0        0        0            0            0     NA
   1006297189                   0        0        0            0            0     6MOINT80
   1006297544                   0        0        0            0            0     6MOINT80
   1006297571                   0        0        0            0            0     NA
   1006297928                   0        0        0            0            0     6MOINT80
   1006298516                   0        0        0            0            0     NA
   1006299409                   0        0        0            0            0     6MOINT80
   1006299622                   0        0        0            0            0     NA
   1006301192                   0        0        0            0            0     NA
   1006303458                   0        0        0            0            0     NA
   1006303859                   0        0        0            0            0     6MOINT80
   1006305385                   0        0        0            0            0     NA
   1006305811                   0        0        0            0            0     6MOINT80
   1006307114                   0        0        0            0            0     NA
   1006307374                   0        0        0            0            0     6MOINT80
   1006307935                   0        0        0            0            0     6MOINT80
   1006308168                   0        0        0            0            0     6MOINT80
   1006309283                   0        0        0            0            0     NA
   1006309899                   0        0        0            0            0     6MOINT80
   1006310182                   0        0        0            0            0     NA
   1006310486                   0        0        0            0            0     6MOINT80
   1006312466                   0        0        0            0            0     NA
   1006313367                   0        0        0            0            0     6MOINT80
   1006313526                   0        0        0            0            0     6MOINT80
   1006314197                   0        0        0            0            0     6MOINT80
   1006314829                   0        0        0            0            0     NA
   1006315043                   0        0        0            0            0     NA
   1006316872                   0        0        0            0            0     6MOINT80
   1006317005                   0        0        0            0            0     6MOINT80
   1006317363                   0        0        0            0            0     NA
   1006319370                   0        0        0            0            0     NA
   1006320224                   0        0        0            0            0     NA
   1006320313                   0        0        0            0            0     6MOINT80
   1006321303                   0        0        0            0            0     6MOINT20
   1006325675                   0        0        0            0            0     6MOINT80
   1006327664                   0        0        0            0            0     6MOINT80
   1006328832                   0        0        0            0            0     6MOINT80
   1006329662                   0        0        0            0            0     NA
   1006332284                   0        0        0            0            0     6MOINT80
   1006333176                   0        0        0            0            0     6MOINT80
   1006334282                   0        0        0            0            0     2PER
   1006335744                   0        0        0            0            0     6MOINT80
   1006336627                   0        0        0            0            0     6MOINT80
   1006336734                   0        0        0            0            0     6MOINT80
   1006338867                   0        0        0            0            0     6MOINT80
   1006339704                   0        0        0            0            0     6MOINT80
   1006344887                   0        0        0            0            0     NA
   1006346910                   0        0        0            0            0     6MOINT80
   1006348534                   0        0        0            0            0     6MOINT80
   1006349123                   0        0        0            0            0     NA
   1006353858                   0        0        0            0            0     NA
   1006358103                   0        0        0            0            0     NA
   1006362143                   1        0        0            0            0     NA
   1006364454                   0        0        0            0            0     6MOINT80
   1006364695                   0        0        0            0            0     NA
   1006372007                   0        0        0            0            0     NA
   1006374041                   0        0        0            0            0     6MOINT80
   1006379652                   0        0        0            0            0     6MOINT80
   1006380971                   0        0        0            0            0     NA
   1006385146                   0        0        0            0            0     NA
   1006385592                   0        0        0            0            0     6MOINT80
   1006390826                   0        0        0            0            0     NA
   1006392183                   0        0        0            0            0     6MOINT80
   1006392414                   0        0        0            0            0     6MOINT80
   1006392691                   0        0        0            0            0     6MOINT20
   1006396198                   0        0        0            0            0     6MOINT80
   1006402323                   0        0        0            0            0     NA
   1006404704                   0        0        0            0            0     6MOINT80
   1006404857                   0        0        0            0            0     NA
   1006408988                   0        0        0            0            0     6MOINT80
   1006411803                   0        0        0            0            0     NA
   1006412768                   0        0        0            0            0     6MOINT80
   1006415006                   0        0        0            0            0     6MOINT80
   1006419770                   0        0        0            0            0     NA
   1006421954                   0        0        0            0            0     2PER
   1006445732                   0        0        0            0            0     NA
   1006449621                   0        0        0            0            0     NA
   1006464453                   0        0        0            0            0     6MOINT80
   1006473318                   0        0        0            0            0     NA
   1006477038                   0        0        0            0            0     6MOINT80
   1006479447                   0        0        0            0            0     6MOINT80
   1006486698                   1        0        0            0            0     6MOINT20
   1006494983                   0        0        0            0            0     6MOINT80
   1006506122                   0        0        0            0            0     NA
   1006506391                   0        0        0            0            0     NA
   1006507452                   0        0        0            0            0     NA
   1006510108                   0        0        0            0            0     NA
   1006517628                   0        0        0            0            0     6MOINT80
   1006525192                   0        0        0            0            0     6MOINT80
   1006526191                   0        0        0            0            0     NA
   1006526342                   0        0        0            0            0     6MOINT80
   1006536849                   0        0        0            0            0     NA
   1006540228                   0        0        0            0            0     NA
   1006555658                   0        0        0            0            0     6MOINT80
   1006557665                   0        0        0            0            0     6MOINT80
   1006564149                   0        0        0            0            0     6MOINT80
   1006569386                   0        0        0            0            0     6MOINT80
   1006569867                   0        0        0            0            0     6MOINT80
   1006571836                   0        0        0            0            0     6MOINT80
   1006572443                   0        0        0            0            0     6MOINT80
   1006572666                   0        0        0            0            0     6MOINT80
   1006573567                   0        0        0            0            0     NA
   1006573665                   0        0        0            0            0     6MOINT80
   1006573674                   0        0        0            0            0     6MOINT80
   1006574478                   0        0        0            0            0     6MOINT20
   1006575985                   0        0        0            0            0     6MOINT80
   1006576975                   0        0        0            0            0     NA
   1006576984                   0        0        0            0            0     6MOINT80
   1006580470                   0        0        0            0            0     6MOINT80
   1006581148                   0        0        0            0            0     NA
   1006581291                   0        0        0            0            0     NA
   1006582682                   0        0        0            0            0     NA
   1006584298                   0        0        0            0            0     6MOINT20
   1006585000                   0        0        0            0            0     NA
   1006588098                   0        0        0            0            0     6MOINT80
   1006588524                   0        0        0            0            0     6MOINT80
   1006590968                   0        0        0            0            0     6MOINT80
   1006596016                   0        0        0            0            0     NA
   1006600671                   0        0        0            0            0     NA
   1006619787                   0        0        0            0            0     6MOINT80
   1006658805                   0        0        0            0            0     NA
   1005956726                   0        0        0            0            0     6MOINT80
   1006039431                   0        0        0            0            0     6MOINT80
   1006061922                   0        0        0            0            0     NA
   1006126541                   0        0        0            0            0     6MOINT80
   1006159337                   0        0        0            0            0     6MOINT80
   1006227479                   0        0        0            0            0     6MOINT80
   1006254661                   0        0        0            0            0     6MOINT20
   1006260609                   0        0        0            0            0     NA
   1006289562                   0        0        0            0            0     6MOINT20
   1006293673                   0        0        0            0            0     6MOINT80
   1006301539                   0        0        0            0            0     6MOINT80
   1006312901                   0        0        0            0            0     6MOINT80
   1006318576                   0        0        0            0            0     6MOINT80
   1006335165                   0        0        0            0            0     6MOINT80
   1006449373                   0        0        0            0            0     NA
   1006505221                   0        0        0            0            0     6MOINT80
   1006583814                   0        0        0            0            0     NA
   1006192611                   0        0        0            0            0     NA
   1006395439                   0        0        0            0            0     6MOINT80
   1004935789                   0        0        0            0            0     NA
   1006535458                   0        0        0            0            0     6MOINT80
   1006682556                   0        0        0            0            0     6MOINT20
   1006812933                   0        0        0            0            0     6MOINT80
   1006891973                   0        0        0            0            0     NA
   1007107846                   0        0        0            0            0     6MOINT80
   1007132373                   0        0        0            0            0     6MOINT80
   1007148561                   0        0        0            0            0     6MOINT80
   1007195206                   0        0        0            0            0     NA
   1007203135                   0        0        0            0            0     6MOINT80
   1007262151                   0        0        0            0            0     NA
   1007432405                   0        0        0            0            0     6MOINT80
   1006331338                   0        0        0            0            0     6MOINT80
   1006499363                   0        0        0            0            0     NA
   1006698978                   0        0        0            0            0     NA
   1006699281                   0        0        0            0            0     NA
   1006782252                   0        0        0            0            0     6MOINT80
   1006813870                   0        0        0            0            0     6MOINT80
   1006834223                   0        0        0            0            0     6MOINT80
   1006882064                   0        0        0            0            0     NA
   1006966875                   0        0        0            0            0     NA
   1006973714                   1        0        0            0            0     6MOINT80
   1006977177                   0        0        0            0            0     NA
   1007015810                   0        0        0            0            0     6MOINT80
   1007019120                   0        0        0            0            0     6MOINT80
   1007022312                   0        0        0            0            0     6MOINT80
   1007032409                   0        0        0            0            0     NA
   1007083862                   0        0        0            0            0     NA
   1007096162                   0        0        0            0            0     NA
   1007123310                   0        0        0            0            0     6MOINT80
   1007135174                   0        0        0            0            0     6MOINT80
   1007139009                   0        0        0            0            0     6MOINT80
   1007171758                   1        0        0            0            0     1PER
   1007172329                   0        0        0            0            0     6MOINT80
   1007173998                   0        0        0            0            0     6MOINT80
   1007189543                   0        0        0            0            0     6MOINT80
   1007200897                   0        0        0            0            0     NA
   1007204170                   0        0        0            0            0     6MOINT80
   1007206276                   0        0        0            0            0     NA
   1007223248                   0        0        0            0            0     NA
   1007224452                   0        0        0            0            0     6MOINT80
   1007225727                   0        0        0            0            0     6MOINT80
   1007232540                   0        0        0            0            0     6MOINT80
   1007234263                   2        0        0            0            0     NA
   1007236877                   0        0        0            0            0     6MOINT80
   1007239133                   0        0        0            0            0     6MOINT80
   1007245386                   0        0        0            0            0     6MOINT80
   1007247419                   0        0        0            0            0     NA
   1007247749                   0        0        0            0            0     6MOINT80
   1007248098                   0        0        0            0            0     6MOINT80
   1007250146                   0        0        0            0            0     6MOINT80
   1007253580                   0        0        0            0            0     6MOINT80
   1007254080                   0        0        0            0            0     6MOINT80
   1007254437                   0        0        0            0            0     NA
   1007257620                   0        0        0            0            0     6MOINT80
   1007258040                   0        0        0            0            0     6MOINT80
   1007258460                   0        0        0            0            0     NA
   1007263132                   0        0        0            0            0     NA
   1007263187                   0        0        0            0            0     6MOINT80
   1007264177                   0        0        0            0            0     6MOINT80
   1007268388                   0        0        0            0            0     6MOINT80
   1007271837                   0        0        0            0            0     NA
   1007272453                   1        0        0            0            0     6MOINT20
   1007272747                   0        0        0            0            0     6MOINT80
   1007275183                   0        0        0            0            0     6MOINT80
   1007276770                   0        0        0            0            0     NA
   1007279562                   0        0        0            0            0     6MOINT80
   1007279786                   0        0        0            0            0     NA
   1007280792                   0        0        0            0            0     6MOINT80
   1007281130                   0        0        0            0            0     2PER
   1007281880                   0        0        0            0            0     NA
   1007282111                   0        0        0            0            0     6MOINT80
   1007284011                   0        0        0            0            0     NA
   1007284495                   0        0        0            0            0     6MOINT80
   1007284609                   0        0        0            0            0     6MOINT80
   1007285476                   0        0        0            0            0     6MOINT20
   1007288534                   0        0        0            0            0     NA
   1007288678                   0        0        0            0            0     NA
   1007292262                   0        0        0            0            0     NA
   1007294420                   0        0        0            0            0     6MOINT80
   1007294901                   0        0        0            0            0     NA
   1007299979                   0        0        0            0            0     6MOINT80
   1007300743                   0        0        0            0            0     6MOINT20
   1007301341                   0        0        0            0            0     6MOINT20
   1007304384                   0        0        0            0            0     6MOINT80
   1007304570                   0        0        0            0            0     NA
   1007304712                   0        0        0            0            0     6MOINT80
   1007305061                   0        0        0            0            0     6MOINT80
   1007308781                   0        0        0            0            0     NA
   1007312213                   1        0        0            0            0     6MOINT80
   1007312231                   0        0        0            0            0     6MOINT80
   1007318440                   0        0        0            0            0     6MOINT80
   1007319555                   0        0        0            0            0     6MOINT20
   1007323407                   0        0        0            0            0     NA
   1007325281                   0        0        0            0            0     NA
   1007325423                   0        0        0            0            0     2PER
   1007325646                   0        0        0            0            0     NA
   1007325904                   0        0        0            0            0     6MOINT80
   1007328554                   0        0        0            0            0     6MOINT80
   1007328741                   0        0        0            0            0     6MOINT80
   1007329438                   0        0        0            0            0     6MOINT80
   1007330621                   0        0        0            0            0     NA
   1007330676                   0        0        0            0            0     NA
   1007330836                   0        0        0            0            0     6MOINT80
   1007331899                   0        0        0            0            0     6MOINT80
   1007334896                   0        0        0            0            0     6MOINT80
   1007337358                   0        0        0            0            0     NA
   1007338231                   0        0        0            0            0     6MOINT80
   1007338464                   0        0        0            0            0     2PER
   1007342244                   0        0        0            0            0     6MOINT80
   1007344625                   0        0        0            0            0     6MOINT80
   1007345376                   0        0        0            0            0     NA
   1007345615                   0        0        0            0            0     6MOINT80
   1007346339                   0        0        0            0            0     6MOINT80
   1007346491                   0        0        0            0            0     6MOINT80
   1007353936                   0        0        0            0            0     6MOINT80
   1007354258                   0        0        0            0            0     NA
   1007355159                   0        0        0            0            0     NA
   1007356666                   0        0        0            0            0     6MOINT80
   1007356924                   0        0        0            0            0     1PER
   1007358986                   0        0        0            0            0     NA
   1007361302                   0        0        0            0            0     6MOINT80
   1007362007                   0        0        0            0            0     6MOINT20
   1007362800                   0        0        0            0            0     6MOINT80
   1007365139                   0        0        0            0            0     NA
   1007366094                   0        0        0            0            0     NA
   1007366316                   0        0        0            0            0     6MOINT80
   1007370846                   0        0        0            0            0     6MOINT80
   1007371925                   0        0        0            0            0     6MOINT20
   1007375431                   1        0        0            0            0     NA
   1007376163                   0        0        0            0            0     6MOINT80
   1007377947                   0        0        0            0            0     NA
   1007378081                   0        0        0            0            0     6MOINT20
   1007379053                   0        0        0            0            0     6MOINT80
   1007381059                   0        0        0            0            0     6MOINT80
   1007385705                   0        0        0            0            0     NA
   1007387400                   0        0        0            0            0     6MOINT80
   1007397943                   0        0        0            0            0     NA
   1007401652                   0        0        0            0            0     NA
   1007402410                   0        0        0            0            0     6MOINT80
   1007404445                   0        0        0            0            0     6MOINT80
   1007404784                   0        0        0            0            0     NA
   1007407816                   0        0        0            0            0     NA
   1007408619                   0        0        0            0            0     6MOINT80
   1007409066                   0        0        0            0            0     NA
   1007409477                   0        0        0            0            0     NA
   1007412454                   1        0        0            0            0     NA
   1007417057                   0        0        0            0            0     6MOINT80
   1007420962                   0        0        0            0            0     6MOINT20
   1007426582                   0        0        0            0            0     NA
   1007427126                   0        0        0            0            0     6MOINT20
   1007428777                   0        0        0            0            0     6MOINT80
   1007429561                   0        0        0            0            0     6MOINT80
   1007450616                   0        0        0            0            0     6MOINT80
   1007452124                   1        0        0            0            0     NA
   1007510650                   0        0        0            0            0     5PER
     38842217                   0        0        0            0            0     NA
     38842225                   0        0        0            0            0     NA
     38842233                   0        0        0            0            0     NA
     38842241                   0        0        0            0            0     NA
     38842258                   0        0        0            0            0     NA
     38842266                   0        0        0            0            0     NA
     38842274                   0        0        0            0            0     NA
     38842282                   0        0        0            0            0     NA
     38842290                   0        0        0            0            0     NA
     38842308                   0        0        0            0            0     NA
     38842316                   0        0        0            0            0     NA
     38842324                   0        0        0            0            0     NA
     38842332                   0        0        0            0            0     NA
     38842340                   0        0        0            0            0     NA
     38842357                   0        0        0            0            0     NA
     38842365                   0        0        0            0            0     NA
     38842373                   0        0        0            0            0     NA
     38842381                   0        0        0            0            0     NA
     38842399                   0        0        0            0            0     5PER
     38842407                   0        0        0            0            0     5PER
     38842415                   0        0        0            0            0     5PER
     38842423                   0        0        0            0            0     5PER
     38842431                   0        0        0            0            0     5PER
     38842449                   0        0        0            0            0     5PER
     38842456                   0        0        0            0            0     5PER
     38842464                   0        0        0            0            0     5PER
     38842472                   0        0        0            0            0     5PER
     38842480                   0        0        0            0            0     NA
     38842498                   0        0        0            0            0     5PER
     38842506                   0        0        0            0            0     5PER
     38842514                   0        0        0            0            0     5PER
     38842522                   0        0        0            0            0     5PER
     38842530                   0        0        0            0            0     NA
     38842548                   0        0        0            0            0     5PER
     38842555                   0        0        0            0            0     NA
     38842563                   0        0        0            0            0     5PER
     38842571                   0        0        0            0            0     NA
     38842589                   0        0        0            0            0     NA
     38842597                   0        0        0            0            0     5PER
     38842605                   0        0        0            0            0     5PER
     38842613                   0        0        0            0            0     HE6MO80PCT
     38842621                   0        0        0            0            0     HE6MO80PCT
     38842639                   0        0        0            0            0     HE6MO80PCT
     38842647                   0        0        0            0            0     NA
     38842654                   0        0        0            0            0     HE6MO80PCT
     38842662                   0        0        0            0            0     HE6MO80PCT
     38842670                   0        0        0            0            0     HE6MO80PCT
     38842688                   0        0        0            0            0     NA
     38842696                   0        0        0            0            0     NA
     38842704                   0        0        0            0            0     NA
     38842712                   0        0        0            0            0     NA
     38842720                   0        0        0            0            0     NA
     38842738                   0        0        0            0            0     NA
     38842746                   0        0        0            0            0     NA
     38842753                   0        0        0            0            0     NA
     38842761                   0        0        0            0            0     NA
     38842779                   0        0        0            0            0     NA
     38842787                   1        0        0            0            0     NA
     38842795                   0        0        0            0            0     NA
     38842803                   0        0        0            0            0     5PER
     38842837                   0        0        0            0            0     NA
     38842811                   0        0        0            0            0     5PER
     38842829                   0        0        0            0            0     NA
      3321520                   0        0        0            0            0     HE6MO80PCT
      3322423                   0        0        0            0            0     NA
      3323847                   0        0        0            0            0     NA
      3323849                   0        0        0            0            0     NA
      3328023                   0        0        0            0            0     NA
      3329332                   0        0        0            0            0     1PER
      3335343                   0        0        0            0            0     HE6MO80PCT
      3335724                   0        0        0            0            0     NA
      3336896                   0        0        0            0            0     HE6MO80PCT
      3336919                   0        0        0            0            0     HE6MO80PCT
      3338399                   0        0        0            0            0     NA
      3338716                   0        0        0            0            0     HE6MO80PCT
      3338753                   0        0        0            0            0     NA
      3341851                   0        0        0            0            0     HE6MO80PCT
      3342721                   0        0        0            0            0     NA
      3343712                   0        0        0            0            0     NA
      3344166                   0        0        0            0            0     NA
      3345040                   0        0        0            0            0     NA
      3345045                   0        0        0            0            0     NA
      3345733                   0        0        0            0            0     NA
      3347419                   0        0        0            0            0     HE6MO80PCT
      3348946                   0        0        0            0            0     NA
      3350099                   0        0        0            0            0     NA
      3351427                   0        0        0            0            0     1PER80%
      3352872                   0        0        0            0            0     NA
      3352876                   0        0        0            0            0     NA
      3352912                   0        0        0            0            0     NA
      3352914                   0        0        0            0            0     NA
      3353119                   0        0        0            0            0     NA
      3353252                   0        0        0            0            0     NA
      3354948                   0        0        0            0            0     NA
      3355707                   0        0        0            0            0     NA
      3358425                   0        0        0            0            0     NA
      3358760                   0        0        0            0            0     NA
      3358788                   0        0        0            0            0     NA
      3358790                   0        0        0            0            0     NA
      3361371                   0        0        0            0            0     HE6MO80PCT
      3362311                   0        0        0            0            0     NA
      3364648                   0        0        0            0            0     NA
      3365735                   0        0        0            0            0     NA
      3365739                   0        0        0            0            0     2PER80%
      3367643                   0        0        0            0            0     NA
      3371152                   0        0        0            0            0     NA
      3371412                   0        0        0            0            0     NA
      3372742                   0        0        0            0            0     NA
      3372744                   0        0        0            0            0     NA
      3372841                   0        0        0            0            0     5PER
      3373801                   0        0        0            0            0     HE6MO80PCT
      3374412                   0        0        0            0            0     NA
      3374569                   0        0        0            0            0     NA
      3375266                   0        0        0            0            0     NA
      3375458                   0        0        0            0            0     NA
      3375719                   0        0        0            0            0     NA
      3375725                   0        0        0            0            0     NA
      3376007                   0        0        0            0            0     NA
      3376038                   0        0        0            0            0     2PER80%
      3377129                   0        0        0            0            0     NA
      3378463                   0        0        0            0            0     2PER
      3379504                   0        0        0            0            0     2PER
      3379826                   0        0        0            0            0     NA
      3380648                   0        0        0            0            0     NA
      3382398                   0        0        0            0            0     NA
      3382548                   0        0        0            0            0     NA
      3383824                   0        0        0            0            0     NA
      3392892                   0        0        0            0            0     NA
      3395066                   0        0        0            0            0     2PER
      3396567                   0        0        0            0            0     NA
      3397254                   0        0        0            0            0     NA
      3403727                   0        0        0            0            0     NA
      3403730                   0        0        0            0            0     HE6MO80PCT
      3408561                   0        0        0            0            0     NA
      3409322                   0        0        0            0            0     NA
      3411005                   0        0        0            0            0     NA
      3416121                   0        0        0            0            0     NA
      3416128                   0        0        0            0            0     HE6MO80PCT
      3416132                   0        0        0            0            0     HE6MO80PCT
      3416164                   0        0        0            0            0     HE6MO80PCT
      3417255                   0        0        0            0            0     NA
      3418868                   0        0        0            0            0     NA
      3420283                   0        0        0            0            0     NA
      3421966                   0        0        0            0            0     NA
      3421968                   0        0        0            0            0     HE6MO80PCT
      3423253                   0        0        0            0            0     NA
      3423280                   0        0        0            0            0     NA
      3423394                   0        0        0            0            0     HE6MO80PCT
      3424225                   0        0        0            0            0     HE6MO80PCT
      3424226                   0        0        0            0            0     NA
      3424563                   0        0        0            0            0     NA
      3424565                   0        0        0            0            0     5PER
      3424567                   0        0        0            0            0     2PER
      3424568                   0        0        0            0            0     NA
      3424569                   0        0        0            0            0     NA
      3424570                   0        0        0            0            0     2PER
      3425409                   0        0        0            0            0     HE6MO80PCT
      3425411                   0        0        0            0            0     1PER
      3425413                   0        0        0            0            0     NA
      3425914                   0        0        0            0            0     NA
      3426892                   0        0        0            0            0     HE6MO80PCT
      3426894                   0        0        0            0            0     NA
      3426896                   0        0        0            0            0     NA
      3429138                   0        0        0            0            0     NA
      3429139                   0        0        0            0            0     NA
      3429976                   0        0        0            0            0     NA
      3432284                   0        0        0            0            0     HE6MO80PCT
      3432291                   0        0        0            0            0     NA
      3433546                   0        0        0            0            0     NA
      3435294                   0        0        0            0            0     NA
      3436378                   0        0        0            0            0     3PER80%
      3436380                   0        0        0            0            0     NA
      3436625                   0        0        0            0            0     NA
      3436711                   0        0        0            0            0     NA
      3439794                   0        0        0            0            0     NA
      3441128                   0        0        0            0            0     NA
      3441602                   0        0        0            0            0     5PER
      3442168                   0        0        0            0            0     NA
      3442527                   0        0        0            0            0     NA
      3442528                   0        0        0            0            0     NA
      3446241                   0        0        0            0            0     5PER
      3446244                   0        0        0            0            0     NA
      3447176                   0        0        0            0            0     HE6MO80PCT
      3447178                   0        0        0            0            0     1PER
      3448422                   0        0        0            0            0     NA
      3452132                   0        0        0            0            0     NA
      3454099                   0        0        0            0            0     NA
      3454101                   0        0        0            0            0     NA
      3458736                   0        0        0            0            0     NA
      3460597                   0        0        0            0            0     NA
      3462026                   0        0        0            0            0     1PER
      3462582                   0        0        0            0            0     2PER80%
      3462625                   0        0        0            0            0     NA
      3462713                   0        0        0            0            0     2PER80%
      3465630                   0        0        0            0            0     HE6MO80PCT
      3465997                   0        0        0            0            0     NA
      3145556                   0        0        0            0            0     NA
      3124492                   0        0        0            0            0     NA

SCHEDULE II

GSAMP Mortgage Loan Trust 2006-S5,
Mortgage Pass-Through Certificates

Representations and Warranties of Ocwen Loan Servicing, LLC, as Servicer

Ocwen Loan Servicing, LLC (“Ocwen”) hereby makes the representations and warranties set forth in this Schedule II to the Depositor, and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) Ocwen is duly organized as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware, and is licensed and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Ocwen in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service each Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

(2) Ocwen has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Ocwen the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Custodian and the Trustee, constitutes a legal, valid and binding obligation of Ocwen, enforceable against Ocwen in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Pooling and Servicing Agreement by Ocwen, the servicing of the Mortgage Loans by Ocwen hereunder, the consummation by Ocwen of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Ocwen and will not (A) result in a breach of any term or provision of the organizational documents of Ocwen or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Ocwen is a party or by which it may be bound, or any statute, order or regulation applicable to Ocwen of any court, regulatory body, administrative agency or governmental body having jurisdiction over Ocwen; and Ocwen is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Ocwen’s knowledge, would in the future materially and adversely affect, (x) the ability of Ocwen to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Ocwen taken as a whole;

(4) Ocwen is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

(5) No litigation is pending against Ocwen that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Ocwen to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Ocwen of, or compliance by Ocwen with, this Pooling and Servicing Agreement or the consummation by Ocwen of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(7) Ocwen covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that Ocwen can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement;

(8) With respect to each Mortgage Loan, to the extent Ocwen serviced such Mortgage Loan and to the extent Ocwen provided monthly reports to the three credit repositories, Ocwen has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

(9) The delinquency recognition policy described in the definition of “Delinquent” is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of Ocwen.

SCHEDULE III

GSAMP Mortgage Loan Trust 2006-S5,
Mortgage Pass-Through Certificates

Representations and Warranties of U.S. Bank National Association, as Custodian

U.S. Bank National Association (“U.S. Bank”) hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Servicer and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(1) U.S. Bank is a national banking association duly organized, validly existing and in good standing under the federal laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by U.S. Bank;

(2) U.S. Bank has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of U.S. Bank the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of U.S. Bank, enforceable against U.S. Bank in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(3) The execution and delivery of this Pooling and Servicing Agreement by U.S. Bank, the consummation by U.S. Bank of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of U.S. Bank and will not (A) result in a breach of any term or provision of the organizational documents of U.S. Bank or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which U.S. Bank is a party or by which it may be bound, or any statute, order or regulation applicable to U.S. Bank of any court, regulatory body, administrative agency or governmental body having jurisdiction over U.S. Bank; and U.S. Bank is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to U.S. Bank’s knowledge, would in the future materially and adversely affect, (x) the ability of U.S. Bank to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of U.S. Bank taken as a whole;

(4) No litigation is pending against U.S. Bank that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of U.S. Bank to perform any of its obligations hereunder in accordance with the terms hereof; and

(5) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by U.S. Bank of, or compliance by U.S. Bank with, this Pooling and Servicing Agreement or the consummation by U.S. Bank of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

EXHIBIT A-1

FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to the Class B-1 Certificates and Class B-2 Certificates while they remain Private Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H (THE “TRANSFEROR LETTER”) TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 (THE ‘RULE 144A LETTER”) OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.]

[To be added to the Class B-1 Certificates and Class B-2 Certificates: NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE THE CERTIFICATIONS SET FORTH IN THE REPRESENTATION LETTER REFERRED TO ABOVE, AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.]

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

Certificate No.	:
Cut-off Date	:	August 1, 2006
First Distribution Date	:	September 25, 2006
Initial Certificate Balance of this Certificate (“Denomination”)	:
Initial Certificate Balances of all Certificates of this Class	:	Class	Class Certificate Balance
		Class A-1	$ 164,416,000.00
		Class A-2	$ 67,155,000.00
		Class M-1	$ 27,789,000.00
		Class M-2	$ 8,601,000.00
		Class M-3	$ 15,879,000.00
		Class M-4	$ 7,609,000.00
		Class M-5	$ 8,436,000.00
		Class M-6	$ 7,278,000.00
		Class M-7	$ 4,962,000.00
		Class B-1	$ 6,451,000.00
		Class B-2	$ 5,624,000.00

CUSIP	:	Class	CUSIP No.
		Class A-1	36244W AA 7
		Class A-2	36244W AB 5
		Class M-1	36244W AC 3
		Class M-2	36244W AD 1
		Class M-3	36244W AE 9
		Class M-4	36244W AF 6
		Class M-5	36244W AG 4
		Class M-6	36244W AH 2
		Class M-7	36244W AJ 8
		Class B-1	36244W AK 5
		Class B-2	36244W AL 3

ISIN	:	Class	ISIN
		Class A-1	US36244WAA71
		Class A-2	US36244WAB54
		Class M-1	US36244WAC38
		Class M-2	US36244WAD11
		Class M-3	US36244WAE93
		Class M-4	US36244WAF68
		Class M-5	US36244WAG42
		Class M-6	US36244WAH25
		Class M-7	US36244WAJ80
		Class B-1	US36244WAK53
		Class B-2	US36244WAL37

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2006-S5
Mortgage Pass-Through Certificates, Series 2006-S5
[Class A-] [Class M-] [Class B-]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[To be added to the Class B-1 Certificates and Class B-2 Certificates while they remain Private Certificates: No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.]

[To be added to the Class B-1 Certificates and Class B-2 Certificates: No transfer of a Certificate of this Class shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the transferee is an insurance company, a representation letter that the transferee is using the assets of its general account and that the purchase and holding of this Certificate are covered under Section I and III of Prohibited Transaction Class Exemption 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee, to the effect that the purchase and holding of this Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which representation letter or Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect. If this Certificate is a Book-Entry Certificate, the proposed transferee will be deemed to have made the certifications set forth in the representation letter referred to above, as if such Certificate were evidenced by a Physical Certificate.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity, but solely as
Trustee

By:_________________________________

Authenticated:

By:_________________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-S5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer (at the direction of the Majority Class X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, the Servicer, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________________________________________________________________________________________.

____________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________ for the account of ____________________________________________ account number                                                                   , or, if mailed by check, to __________________________________________________.

Applicable statements should be mailed to _____________________________________________________________________________________________.

This information is provided by_________________________________________________________________________________________________________________,
the assignee named above, or __________________________________________________________________________________________________________________,
as its agent.

EXHIBIT B

FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1
Cut-off Date	:	August 1, 2006
First Distribution Date	:	September 25, 2006
Percentage Interest of this Certificate (“Denomination”)	:	100%
CUSIP	:	36244W AP 4
ISIN	:	US36244WAP41

GS MORTGAGE SECURITIES CORP.

GSAMP Trust 2006-S5
Mortgage Pass-Through Certificates, Series 2006-S5

Class P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of August 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purpose.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Certificate of this Class shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the transferee is an insurance company, a representation letter that the transferee is using the assets of its general account and that the purchase and holding of this Certificate are covered under Section I and III of Prohibited Transaction Class Exemption 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee, to the effect that the purchase and holding of this Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which representation letter or Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

* * *

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

By:_________________________________

Authenticated:
By:__________________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-S5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer (at the direction of the Majority Class X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, the Servicer, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________________________________________________________________________________________.

____________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________ for the account of ____________________________________________ account number                                                                   , or, if mailed by check, to __________________________________________________.

Applicable statements should be mailed to _____________________________________________________________________________________________.

This information is provided by_________________________________________________________________________________________________________________,
the assignee named above, or __________________________________________________________________________________________________________________,
as its agent.

EXHIBIT C

FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN TWO “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:	1
Cut-off Date	:	August 1, 2006
First Distribution Date	:	September 25, 2006
Percentage Interest of this Certificate (“Denomination”)	:	100%
CUSIP	:	36244W AQ 2
ISIN	:	US36244WAQ24

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates, Series 2006-S5

Class R

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [______] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of August 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

By:_________________________________

Authenticated:

By:___________________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-S5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer (at the direction of the Majority Class X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, the Servicer, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________________________________________________________________________________________.

____________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________ for the account of ____________________________________________ account number                                                                   , or, if mailed by check, to __________________________________________________.

Applicable statements should be mailed to _____________________________________________________________________________________________.

This information is provided by_________________________________________________________________________________________________________________,
the assignee named above, or __________________________________________________________________________________________________________________,
as its agent.

EXHIBIT D-1

FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:	August 1, 2006
First Distribution Date	:	September 25, 2006
Percentage Interest of this Certificate (“Denomination”)	:	100%
Notional Balance	:	$330,816,621.93
CUSIP	:	36244W AM 1
ISIN	:	US36244WAM10

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates, Series 2006-S5

Class X

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate has a Notional Balance equal to the aggregate Stated Principal Balance of the Mortgage Loans. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Goldman, Sachs & Co. is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class X Certificates pursuant to a Pooling and Servicing Agreement dated as of August 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class X Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the transferee is an insurance company, a representation letter that the transferee is using the assets of its general account and that the purchase and holding of this Certificate are covered under Section I and III of Prohibited Transaction Class Exemption 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee and the Servicer, to the effect that the purchase and holding of this Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which representation letter or Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

By:_________________________________

Authenticated:

By:____________________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-S5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer (at the direction of the Majority Class X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, the Servicer, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________________________________________________________________________________________.

____________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________ for the account of ____________________________________________ account number                                                                   , or, if mailed by check, to __________________________________________________.

Applicable statements should be mailed to _____________________________________________________________________________________________.

This information is provided by_________________________________________________________________________________________________________________,
the assignee named above, or __________________________________________________________________________________________________________________,
as its agent.

EXHIBIT D-2

FORM OF CLASS X-1 CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I-1 OR A NON-RULE 144-A INVESTMENT LETTER IN THE FORM OF EXHIBIT I-2 TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW (“SIMILAR LAW”) MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE, THE DEPOSITOR OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.	:
Cut-off Date	:	August 1, 2006
First Distribution Date	:	September 25, 2006
Initial Certificate Balance of this Certificate (“Denomination”)	:	0.00
Initial Certificate Balances of all Certificates of this Class	:	0.00
CUSIP	:	36244W AN 9
ISIN	:	US36244WAN92

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates, Series 2006-S5

Class X-1

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X-1 Certificate is entitled to distributions with respect to certain Mortgage Loans that are initially assets of the Trust. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Custodian or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [___] is the registered owner of any monthly distributions due to the Class X-1 Certificates pursuant to a Pooling and Servicing Agreement dated as of August 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class X-1 Certificate at the offices designated by the Trustee for such purposes.

No transfer of a Class X-1 Certificate shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, a plan or arrangement subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer (ii) if the transferee is an insurance company, a representation letter that the transferee is using the assets of its general account and that the purchase and holding of this Certificate are covered under Section I and III of Prohibited Transaction Class Exemption 95-60 or (iii) an Opinion of Counsel satisfactory to the Trustee, to the effect that the purchase and holding of this Certificate will not constitute or result in a prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those expressly undertaken in the Agreement or to any liability, which representation letter or Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA, Section 4975 of the Code or Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter or a Non-Rule 144A Investment Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

By:_________________________________

Authenticated:

By:____________________________________
Authorized Signatory of
DEUTSCHE BANK NATIONAL TRUST COMPANY,
not in its individual capacity,
but solely as Trustee

GS MORTGAGE SECURITIES CORP.
GSAMP TRUST 2006-S5

Mortgage Pass-Through Certificates

This Certificate is one of a duly authorized issue of Certificates designated as GSAMP Trust 2006-S5 Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the assets of the Trust Fund for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date. The Record Date for each Distribution Date is the last Business Day of the applicable Interest Accrual Period for the related Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month immediately preceding the month of such Distribution Date (or if such day is not a Business Day, on the immediately preceding Business Day).

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicer and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date (i) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Servicer (at the direction of the Majority Class X Certificateholder) or (ii) on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 5% of the Cut-off Date Pool Principal Balance, the Servicer, will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section 9.01 of the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________________________________________________________________________________________________________
____________________________________________________________________________________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_____________________________________________________________________________________________________________________________________________________________.

____________________________________
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________ for the account of ____________________________________________ account number                                                                   , or, if mailed by check, to __________________________________________________.

Applicable statements should be mailed to _____________________________________________________________________________________________.

This information is provided by_________________________________________________________________________________________________________________,
the assignee named above, or __________________________________________________________________________________________________________________,
as its agent.

EXHIBIT E

FORM OF INITIAL CERTIFICATION OF [TRUSTEE][CUSTODIAN]

[date]
[Depositor]
[Servicer]
[Trustee]
_________________________
_________________________

Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Ocwen Loan Servicing, LLC, as Servicer, U.S. Bank National Association, as Custodian and Deutsche Bank National Trust Company, as Trustee and as a Custodian, GSAMP Trust, 2006-S5

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a [Trustee][Custodian], for each Mortgage Loan listed in the Mortgage Loan Schedule as to which the undersigned is identified as [Trustee][Custodian] (other than any Mortgage Loan listed in the attached schedule of exceptions), it has received:

(i) the original Mortgage Note, endorsed as provided in the following form: “Pay to the order of ________, without recourse”; and

(ii) except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The [Trustee][Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The [Trustee][Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the [Trustee][Custodian] has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY][ U.S. BANK
NATIONAL ASSOCIATION],
as [Trustee][Custodian]

By:_________________________________
Name:
Title:

EXHIBIT F

FORM OF DOCUMENT CERTIFICATION
AND EXCEPTION REPORT OF [TRUSTEE][CUSTODIAN]

[date]
[Depositor]
[Servicer]
[Trustee]
________________________
________________________

Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Ocwen Loan Servicing, LLC, as Servicer, U.S. Bank National Association, as Custodian and Deutsche Bank National Trust Company, as Trustee and as a Custodian, GSAMP Trust, 2006-S5

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as a [Trustee][Custodian], hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

(i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

(ii) The original recorded Mortgage.

(iii) Except with respect to each MERS Designated Mortgage Loan, an executed Assignment of Mortgage in the form provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the applicable Original Loan Seller or the Purchaser, as applicable, has certified or the Trustee has actual knowledge that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

(iv) Except with respect to each MERS Designated Mortgage Loan, the original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

(v) The original or duplicate original lender’s title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1) and (12) of the Mortgage Loan Schedule and (1), (2) and (13) the Data Tape Information accurately reflects information set forth in the Custodial File.

The [Trustee][Custodian] has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The [Trustee][Custodian] makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the [Trustee][Custodian] has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[DEUTSCHE BANK NATIONAL TRUST COMPANY] [U.S. BANK
NATIONAL ASSOCIATION],
as [Trustee][Custodian]

By:_________________________________
Name:
Title:

EXHIBIT G

RESIDUAL TRANSFER AFFIDAVIT
GSAMP Trust 2006-S5,

Mortgage Pass-Through Certificates

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of Auust 1, 2006 (the “Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4. The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8. The Transferee’s taxpayer identification number is __________.

9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10. The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12. Check one of the following:

[_] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)  the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)  the present value of the expected future distributions on such Certificate; and

(iii)  the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[_] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)  the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)  at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)  the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)  the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[_] None of the above.

13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan or arrangement that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________, 20__.

_________________________________________
Print Name of Transferee

By:______________________________________
Name:
Title:
[Corporate Seal]

ATTEST:

________________________________
[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this __ day of ________, 20__.

____________________________________
NOTARY PUBLIC

My Commission expires the __ day of _________, 20__

EXHIBIT H

FORM OF TRANSFEROR CERTIFICATE

__________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Re: GSAMP Trust, 2006-S5, Mortgage Pass-Through Certificates, Class [   ]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (C) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Residual Transfer Affidavit are false.

Very truly yours,

____________________________________
Print Name of Transferor

By:_________________________________
Authorized Officer

EXHIBIT I-1

FORM OF RULE 144A LETTER

____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee
1761 East St. Andrew Place
Santa Ana, California 92705-4934

GSAMP Trust 2006-S5, Mortgage Pass-Through Certificates, Class [   ]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) for Certificates other than a Class R Certificate, (A) we are an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (B) we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, we understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $            1  in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

____________________________________
Print Name of Transferor

By:_________________________________
Name:
Title:

Date:_______________________________

ANNEX 2 TO EXHIBIT I-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

____ The Buyer owned $             in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $          in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

____________________________________
Print Name of Transferor

By:_________________________________
Name:
Title:

IF AN ADVISER:

____________________________________
Print Name of Buyer

Date:_______________________________

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

EXHIBIT I-2

FORM OF INVESTMENT LETTER (NON RULE 144A)

_____________________
Date

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705

Re:          GSAMP Trust 2006-S5, Mortgage Pass Through Certificates,
Series 2006-S5, Class [__]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, (ii) for Certificates other than a Class R Certificate, (A) we are an insurance company that is purchasing this certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (B) we have provided the Opinion of Counsel required in Section 5.02 of the Pooling and Servicing Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

____________________________________
Print Name of Transferee

By:_________________________________
Authorized Officer

EXHIBIT J

FORM OF REQUEST FOR RELEASE
(FOR [TRUSTEE][CUSTODIAN])

To:	[Address]

In connection with the administration of the Mortgage Loans held by you as [Trustee][Custodian] on behalf of the Certificateholders we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor’s Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

____1.                   Mortgage Loan Paid in Full. (The Servicer hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____2.                   Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Servicer hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

____3.                    Mortgage Loan Liquidated by _________________. (The Servicer hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

____4.                    Mortgage Loan in Foreclosure.

____5.	Other (explain).

If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan.

If Box 4 or 5 above is checked, upon our return of all of the above documents to you as [Trustee][Custodian] please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

Address to which [Trustee][Custodian] should

Deliver the [Trustee][Custodian]’s Mortgage File:                        __________________________________

___________________________________

___________________________________

By:_________________________________
(authorized signer)

Issuer:______________________________
Address:____________________________
___________________________________

Date:_______________________________

Acknowledged receipt by:

[DEUTSCHE BANK NATIONAL TRUST COMPANY][U.S. BANK
NATIONAL ASSOCIATION],
as [Trustee][Custodian]

By:________________________________________
   Name:
   Title:
   Date

EXHIBIT K

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Custodian or the Trustee, as applicable:

(i)  the original Mortgage Note (except for up to 0.06% of the Mortgage Notes for which there is a lost note affidavit and a copy of the Mortgage Note) bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge unless state law does not so allow and the Trustee has been advised by the Original Loan Seller that state law does not so allow. If the Mortgage Loan was acquired by the Original Loan Seller in a merger, the endorsement must be by “[last endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[last endorsee], formerly known as [previous name]”;

(ii)  with respect to any Fremont Mortgage Loan, Impac Funding Mortgage Loan, NC Capital Mortgage Loan and Meritage Mortgage Loan, the original of any guarantee executed in connection with the Mortgage Note;

(iii)  (A) with respect to the Fremont Mortgage Loans, Impac Funding Mortgage Loans, NC Capital Mortgage Loans, Meritage Mortgage Loans, Residential Funding Mortgage Loans and Conduit Mortgage Loans, the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, Fremont, Impac Funding, NC Capital, Meritage or GSMC with respect to the Conduit Mortgage Loans, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, Fremont, Impac Funding, NC Capital, Meritage or GSMC with respect to the Conduit Mortgage Loans, as applicable, shall deliver or cause to be delivered to the Custodian or the Trustee, as applicable, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an officer’s certificate of Fremont, Impac Funding, NC Capital, Meritage, Residential Funding or GSMC with respect to the Conduit Mortgage Loans, as applicable (or evidence of certification on the face of such photocopy of such Mortgage) or in the case of Fremont, Impac Funding, NC Captial, Meritage or GSMC, certified by the title company, escrow agent, or closing attorney stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian or the Trustee, as applicable, upon receipt thereof by Fremont, Impac Funding, NC Capital, Meritage or GSMC with respect to the Conduit Mortgage Loans, as applicable; and in the case of Residential Funding, certified by the closing attorney or an officer of the title insurer which issued the related title insurance policy certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located. (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(iv)  the originals of all assumption, modification, and except with respect to the Residential Funding Mortgage Loans consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording, unless, in the case of the Residential Funding Mortgage Loans, such originals are unavailable (in which event Residential Funding shall deliver to the Custodian or the Trustee, as applicable, a photocopy of each such original, certified by Residential Funding to be a true and complete copy of the original);

(v)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;

(vi)  (A) except with respect to each Residential Funding Mortgage Loan, the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the applicable Original Loan Seller shall deliver or cause to be delivered to the Custodian or the Trustee, as applicable, a photocopy of such intervening assignment, together with (1) in the case of a delay caused by the public recording office, an officer’s certificate of the applicable Original Loan Seller (or evidence of certification on the face of such photocopy of such intervening assignment of mortgage) or certified by the title company, escrow agent, or closing attorney stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian or the Trustee, as applicable, upon receipt thereof by the applicable Original Loan Seller; or (2) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment and (B) with respect to each Residential Funding Mortgage Loan, originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to Residential Funding, and (y) if such public recording office retains the original recorded intervening assignment of Mortgage, Residential Funding may deliver or cause to be delivered to the Custodian or the Trustee, as applicable, a certified photocopy from the appropriate recording office of such intervening assignment of Mortgage to be a true and complete copy of the original recorded intervening assignment of Mortgage;

(vii)  (A) except with respect to the Residential Funding Mortgage Loans, the original (or a copy of) the mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company and (B) with respect to the Residential Funding Mortgage Loans, a policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan, is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney’s certificate has been provided as described in the Program Guide; and

(viii)  except with respect to the Residential Funding Mortgage Loans, a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

EXHIBIT L

[RESERVED]

EXHIBIT M

FORM OF CERTIFICATION TO BE PROVIDED WITH FORM-10-K

Re:
GSAMP Trust 2006-S5 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian

I, [identify the certifying individual], certify that:
1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Trust;

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee, the Custodian and the Servicer.

Date: _______________________________

_______________________________
[Signature]
[Title]

EXHIBIT N

FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:
GSAMP Trust 2006-S5 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K (the “Annual Report”) for the fiscal year [___], and all reports on Form 10-D containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2. Based on my knowledge, without independent investigation or inquiry, the information in the Monthly Statements (excluding information provided, or based on information provided, by the Servicer or any servicer) and those items on Exhibit S attached to the Pooling and Servicing Agreement which indicate the Monthly Statement (excluding information provided, or based on information provided, by the Servicer or any servicer) or the Trustee as the responsible party, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. Based on my knowledge, the distribution information required to be provided by the Trustee and the servicing information provided to the Trustee by the Servicer under the Pooling and Servicing Agreement is included in the Monthly Statements.

Date:________________________________

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:_________________________________
Name:_______________________________
Title:________________________________

EXHIBIT O

FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

Re:
GSAMP Trust 2006-S5 (the “Trust”) Mortgage Pass-Through Certificates, Series 2006-S5, issued pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling and Servicing Agreement”), among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian

I, [name of certifying individual], a duly elected and acting officer of Ocwen Loan Servicing, LLC (the “Servicer”), certify pursuant to Section 8.12 of the Pooling and Servicing Agreement to the Depositor and the Trustee, each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1. For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.22 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all Servicer Remittance Reports provided by the Servicer during the Relevant Year. Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year.

2. The Relevant Information has been provided to those Persons entitled to receive it.

3. I am responsible for reviewing the activities performed by the Servicer and based on my knowledge and the compliance review conducted in preparing the Annual Compliance Certificate, and except as disclosed in the Exchange Act periodic reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects.

DATED as of ________, 200__.

_____________________________
[Name]
[Title]

EXHIBIT P

FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
OCWEN LOAN SERVICING, LLC
1661 Worthington Road, Suite 100
Centrepark West
West Palm Beach, Florida 33409
Attn: _________________________________

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that Deutsche Bank National Trust Company, a national banking association organized and existing under the laws of the United States, having its principal place of business at 1761 East St. Andrew Place, Santa Ana, California, 92705, as Trustee (the “Trustee”) pursuant to that Pooling and Servicing Agreement dated as of August 1, 2006 (the “Agreement”) among GS Mortgage Securities Corp., as depositor (the “Depositor”), Ocwen Loan Servicing, LLC, as servicer (the “Servicer”), U.S. Bank National Association, as a custodian (“U.S. Bank”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as a custodian, hereby constitutes and appoints the Servicer, by and through the Servicer’s officers, the Trustee’s true and lawful Attorney-in-Fact, in the Trustee’s name, place and stead and for the Trustee’s benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Agreement solely for the purpose of performing such acts and executing such documents in the name of the Trustee necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the “Mortgages” and the “Deeds of Trust” respectively) and promissory notes secured thereby (the "Mortgage Notes”) for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Ocwen Loan Servicing, LLC is acting as the Servicer.

This Appointment shall apply only to the following enumerated transactions and nothing herein or in the Agreement shall be construed to the contrary:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is solely for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued; provided that (i) said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured and (ii) otherwise conforms to the provisions of the Agreement.

2. The subordination of the lien of a Mortgage or Deed of Trust to a mortgage or deed of trust replacing a prior mortgage or deed of trust in accordance with Section 3.01(e) of the Agreement or to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4. The completion of loan assumption agreements.

5. The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage Note.

8. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

b.            the preparation and issuance of statements of breach or non-performance;

c.            the preparation and filing of notices of default and/or notices of sale;

d.            the cancellation/rescission of notices of default and/or notices of sale;

e.             the taking of deed in lieu of foreclosure; and

f.
the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e. above.

9. With respect to the sale of property acquired through a foreclosure or deed-in lieu of foreclosure, including, without limitation, the execution of the following documentation:

a.            listing agreements;

b.            purchase and sale agreements;

c.	grant/warranty/quit claim deeds or any other deed causing the transfer of title of the property to a party contracted to purchase same;

d.            escrow instructions; and

e.            any and all documents necessary to effect the transfer of property.

10. The modification or amendment of escrow agreements established for repairs to the mortgaged property or reserves for replacement of personal property.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall be effective as of _________.

This appointment is to be construed and interpreted as a limited power of attorney. The enumeration of specific items, rights, acts or powers herein is not intended to, nor does it give rise to, and it is not to be construed as a general power of attorney.

Nothing contained herein shall (i) limit in any manner any indemnification provided by the Servicer to the Trustee under the Agreement, or (ii) be construed to grant the Servicer the power to initiate or defend any suit, litigation or proceeding in the name of Deutsche Bank National Trust Company except as specifically provided for herein.

This limited power of attorney is not intended to extend the powers granted to the Servicer under the Agreement or to allow the Servicer to take any action with respect to Mortgages, Deeds of Trust or Mortgage Notes not authorized by the Agreement.

Subject to the limitations in Section 6.05 of the Agreement, the Servicer hereby agrees to indemnify and hold the Trustee and its directors, officers, employees and agents harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by reason or result of or in connection with the exercise by the Servicer of the powers granted to it hereunder. The foregoing indemnity shall survive the termination of this Limited Power of Attorney and the Agreement or the earlier resignation or removal of the Trustee under the Agreement.

This Limited Power of Attorney is entered into and shall be governed by the laws of the State of New York, without regard to conflicts of law principles of such state.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, Deutsche Bank National Trust Company, as Trustee has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by a duly elected and authorized signatory this ___________ day of ____________.

Deutsche Bank National Trust Company, as Trustee

By:________________________________________
Name:
Title:

Acknowledged and Agreed

Ocwen Loan Servicing, LLC

By:_________________________________
Name:
Title:

STATE OF CALIFORNIA

COUNTY OF ____________

On ________________, _____, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________________________ of Deutsche Bank National Trust Company, as Trustee for GSAMP Trust 2006-S5, Mortgage Pass-Through Certificates, Series 2006-S5, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.

(SEAL)

____________________________________
Notary Public, State of California

EXHIBIT Q-1

FREMONT AGREEMENTS

AMENDED AND RESTATED

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

_________________________

GOLDMAN SACHS MORTGAGE COMPANY,

Purchaser

and

FREMONT INVESTMENT & LOAN

Seller

Dated as of January 1, 2006

Conventional Fixed and Adjustable Rate Residential Mortgage Loans

SECTION 1.	DEFINITIONS.

SECTION 2.	AGREEMENT TO PURCHASE.

SECTION 3.	MORTGAGE SCHEDULES.

SECTION 4.	PURCHASE PRICE.

SECTION 5.	EXAMINATION OF MORTGAGE FILES.

SECTION 6.	CONVEYANCE FROM SELLER TO PURCHASER.

Subsection 6.01              Conveyance of Mortgage Loans.

Subsection 6.02              Books and Records.

Subsection 6.03              Delivery of Mortgage Loan Documents.

Subsection 6.04              Quality Control Procedures.

SECTION 7.	SERVICING OF THE MORTGAGE LOANS.

SECTION 8.	TRANSFER OF SERVICING.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES FOR BREACH.

Subsection 9.01              Representations and Warranties Regarding the Seller.

Subsection 9.02              Representations and Warranties Regarding Individual Mortgage Loans.

Subsection 9.03              Remedies for Breach of Representations and Warranties.

Subsection 9.04              Repurchase of Mortgage Loans With First Payment Defaults.

Subsection 9.05              Purchaser’s Right to Review.

SECTION 10.	CLOSING.

SECTION 11.	CLOSING DOCUMENTS.

SECTION 12.	COSTS.

SECTION 13.	COOPERATION OF SELLER WITH A RECONSTITUTION.

SECTION 14.	THE SELLER.

Subsection 14.01            Additional Indemnification by the Seller; Third Party Claims.

Subsection 14.02            Purchaser Indemnification

Subsection 14.03            Merger or Consolidation of the Seller

SECTION 15.	FINANCIAL STATEMENTS.

SECTION 16.	NOTICES.

SECTION 17.	SEVERABILITY CLAUSE.

SECTION 18.	COUNTERPARTS.

SECTION 19.	GOVERNING LAW.

SECTION 20.	INTENTION OF THE PARTIES.

SECTION 21.	SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.

SECTION 22.	WAIVERS.

SECTION 23.	EXHIBITS.

SECTION 24.	GENERAL INTERPRETIVE PRINCIPLES.

SECTION 25.	REPRODUCTION OF DOCUMENTS.

SECTION 26.	FURTHER AGREEMENTS.

SECTION 27.	RECORDATION OF ASSIGNMENTS OF MORTGAGE.

SECTION 28.	NO SOLICITATION.

SECTION 29.	WAIVER OF TRIAL BY JURY.

SECTION 30.	SUBMISSION TO JURISDICTION; WAIVERS.

SECTION 31.	CONFIDENTIAL INFORMATION

SECTION 32.	COMPLIANCE WITH REGULATION AB

Subsection 32.01            Intent of the Parties; Reasonableness.

Subsection 32.02            Additional Representations and Warranties of the Seller.

Subsection 32.03            Information to Be Provided by the Seller.

Subsection 32.04            Indemnification; Remedies.

EXHIBITS

EXHIBIT A	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B	CONTENTS OF EACH CREDIT FILE
EXHIBIT C	MORTGAGE LOAN SCHEDULE FIELDS
EXHIBIT D	RESERVED
EXHIBIT E	FORM OF SELLER’S OFFICER’S CERTIFICATE
EXHIBIT F	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT G	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT H	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT I	UNDERWRITING GUIDELINES
EXHIBIT J	RESERVED
EXHIBIT K	SERVICER ACKNOWLEDGMENT
EXHIBIT L	NEW JERSEY MORTGAGE LOAN STIPULATIONS
EXHIBIT M	FANNIE MAE ANTI-PREDATORY LENDING REPRESENTATIONS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This AMENDED AND RESTATED FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT, dated as of January 1, 2006 (“Agreement”), by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”), and Fremont Investment & Loan having an office at 2727 East Imperial Highway, Brea CA 92821 (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Purchaser and Seller are parties to that certain Flow Mortgage Loan and Purchase Warranties Agreement, dated as of October 1, 2004, as amended (the “Original Purchase Agreement”), pursuant to which the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain fixed and adjustable rate first and second lien residential mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans on the dates as provided herein (each, a “Closing Date”);

WHEREAS, at the present time, the Purchaser and the Seller desire to amend the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired pursuant to this Agreement or the Original Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Act: The National Housing Act, as amended from time to time.

Adjustable Rate Mortgage Loan: A Mortgage Loan purchased pursuant to this Agreement the Mortgage Interest Rate of which is adjusted from time to time in accordance with the terms of the related Mortgage Note.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: the value of the related Mortgaged Property based upon the appraisal made for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such refinanced Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Servicer’s servicing operations are located or (c) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

Code: Internal Revenue Code of 1986, as amended.

Combined Loan-to-Value Ratio or CLTV: With respect to any Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related senior or subordinate lien as of the date of origination of the Mortgage Loan, divided by the lesser of the Appraised Value and the purchase price of the Mortgaged Property as of the origination date.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: That certain Custodial Agreement, by and between the Purchaser and the Custodian, dated as of the date hereof, governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage (if required) and other Mortgage Loan Documents.

Custodian: The Custodian designated by the Purchaser or any successor thereto under the Custodial Agreement.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrow Payments: With respect to any Mortgage Loan with an Escrow Account, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

First Lien Mortgage Loans: A Mortgage Loan secured by a first lien on the related Mortgaged Property.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost,” “threshold,” “covered” (other than New Jersey “covered” loans), “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Insured Depository Institution: As defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

Interest Rate Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicer: Fremont Investment & Loan and its successors in interest.

Interim Servicing Agreement: That certain Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006, by and between the Purchaser and the Seller.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan in Breach: Shall have the meaning set forth in Section 9.04 hereof.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related date of origination (unless otherwise indicated), to the Appraised Value of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien, as applicable, on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents required to be delivered to the Custodian pursuant to Section 6.03 hereof with respect to any Mortgage Loan.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans, attached to the related Assignment and Conveyance as Schedule 1, setting forth the information attached hereto as Exhibit C.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in the related Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan; (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

Repurchase Price: With respect to any Mortgage Loan, a price equal to the then Stated Principal Balance of the Mortgage Loan to be repurchased, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid or advanced through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder, plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loans: A Mortgage Loan secured by a second lien on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Fremont Investment & Loan and its successors in interest.

Seller Information: As defined in Subsection 30.04(a).

Servicing Agreement: The agreement to be entered into by the Purchaser and the Successor Servicer, providing for such successor servicer to service the Mortgage Loans.

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance as of the beginning of the month of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Seller under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Seller, or as otherwise provided under this Agreement.

Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Sections 8 and 9.03 which is entitled to the benefits of the indemnifications set forth in Sections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Transaction Agreement: Shall have the meaning set forth in Section 13 hereof.

Transfer Date: The date set forth in the related Purchase Price and Terms Agreement. If no date is set forth therein, the Transfer Date shall be (a) the earlier of (i) the date on which a Successor Servicer assumes the servicing of the Mortgage Loans pursuant to the Servicing Agreement pursuant to which the Successor Servicer shall service the Mortgage Loans on behalf of the Purchaser and its assignees and (ii) the 1st Business Day of the month following the date which is 90 days after the Closing Date or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: With respect to each Mortgage Loan Package, the related underwriting guidelines of the Seller, as delivered to the Purchaser prior to the related Closing Date.

Whole Loan Agreement: Any Transaction Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans in a Mortgage Loan Package to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans in the related Mortgage Loan Package to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the Closing Date deleted. The related Mortgage Loan Schedule shall be attached to the related Purchase Price and Terms Agreement.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan in a Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule, after giving effect to payments of principal due on or before the related Cut-off Date, whether or not received.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the Cut-off Date through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal due after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate due after the related Cut-off Date.

SECTION 5.  Examination of Mortgage Files.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investors, its financial partners, its designees and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser, its designee or its agents during normal business hours before the related Closing Date. At the Purchaser’s expense, the Purchaser shall have the right to order additional broker’s price opinions in its sole discretion.

Prior to the related Cut-off Date, the Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Credit File is missing or defective in whole or in part, (b) for which the related broker’s price opinion varies substantially below the appraisal provided in connection with the origination of the related Mortgage Loan or poses other marketing issues, (c) which does not generally conform to the Seller’s underwriting or compliance guidelines, (d) which does not conform to the terms of this letter agreement or is in breach of the representations and warranties set forth in Section 9.02, or (e) for which the credit or compliance characteristics do not comply with federal, state or local requirements. Purchaser shall notify the Seller of any such rejected Mortgage Loan no later than three business days prior to the related Closing Date.

Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser or its designee has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in the Purchase Agreement.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan, the Seller shall, upon the request of the Purchaser, repurchase or substitute for such Mortgage Loan at the price and in the manner specified in Subsection 9.04.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, by execution and delivery of the related Assignment and Conveyance on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package and the related Mortgage Files and all rights and obligations arising under the documents contained therein. The Seller shall cause the Servicing File retained by the Seller pursuant to this Agreement to be appropriately identified in the Seller’s computer system and/or books and records, as appropriate, to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement or the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Subsection 9.04.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser, which marking may be evidenced by a designation of electronic files or records maintained by the Seller in connection with each Mortgage Loan. In particular, to the extent required by applicable law, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than three (3) Business Days prior to the related Closing Date the documents and instruments in the Mortgage File for each Mortgage Loan.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the certification and trust receipt of the Custodian in the form annexed to the Custodial Agreement. The Seller shall comply with the terms of the Custodial Agreement and the Purchaser shall pay all fees and expenses charged by the Custodian associated with the initial inventory and maintenance of the Mortgage Loan Documents.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 180 days of the related Closing Date.

In the event any document required to be delivered to the Custodian pursuant to the preceding paragraph, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, within 180 days following the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.04. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction, provided that (i) the Seller shall deliver a recording receipt of such recording office or, if such recording receipt is not available, an Officer’s Certificate of a servicing officer of the Seller, confirming that such documents have been accepted for recording (upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the related Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said Officer’s Certificate relating to the related Mortgage Loans), and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall maintain an internal quality control program that verifies in a manner consistent with accepted industry procedures, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions that the Seller maintain for other mortgage loans purchased, originated and serviced by the Seller. The program includes evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program ensures that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Practices and the Underwriting Guidelines, guards against dishonest, fraudulent, or negligent acts; and guards against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, with respect to the Mortgage Loans, the Seller hereby sells, transfers, assigns and delivers to the Purchaser, on the related Closing Date, the Servicing Rights with respect to the Mortgage Loans in the related Mortgage Loan Package.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the termination of the Interim Servicing Agreement with respect to the related Mortgage Loans as set forth therein, but in no event shall the Seller receive less than 90 days of such compensation.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Seller shall cease all servicing responsibilities under the Interim Servicing Agreement related to the related Mortgage Loans and the Successor Servicer shall service such Mortgage Loans for the benefit of the Purchaser pursuant to the Servicing Agreement.

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990 at least 15 days prior to the related Transfer Date; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than 30 days following the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied by the Seller to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller (a) during the first 30 days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on the date of receipt and (b) after the date which is 30 days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail twice weekly. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with their payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

(1)  All parties shall cooperate in correcting misapplication errors;

(2)  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(3)  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(4)  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

(5)  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Reconciliation. The Seller shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(j)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter, by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the best of the Seller’s knowledge, threatened against the Seller, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement, (iv) relating to fraud, or (v) relating to predatory lending, or the Seller’s origination, servicing or closing practices which is likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller.

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were not intentionally selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could not be made;

(h)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished by the Seller pursuant to this Agreement or any Transaction Agreement or in connection with the transactions contemplated hereby contains or will contain any material untrue statement of fact;

(i)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto or as required by the Seller’s regulator. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement;

(j)  Loan Experience. The Seller has delivered information as to its loan charge-off or loan loss experience, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and delinquency histories for at least the immediately preceding year, and all such information so delivered shall be true and correct in all material respects;

(k)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(l)  Sale Treatment. The Seller has been advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(m)  Reasonable Purchase Price. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(n)  Seller’s Purchase or Origination. The Seller’s decision to purchase or originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(o)  Ability to Service. The Seller has the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Seller is duly qualified, licensed, registered and otherwise authorized under all applicable federal, state and local laws, and regulations, and is in good standing to enforce, originate, sell mortgage loans to, and service mortgage loans in each jurisdiction wherein the Mortgaged Properties are located;

(p)  Insured Depository Institution Representations. The Seller makes the following additional representations and warranties:

(i) This Agreement conforms to all statutory and regulatory requirements applicable to the Seller. This Agreement is (a) executed contemporaneously with the agreement reached by the Seller and the Purchaser, (b) approved by a specific corporate or banking association resolution by the board of directors of the Seller, which approval shall be reflected in the minutes of said board, and (c) continuously, from the time of its execution, an official record of the Seller;

(ii) This Agreement has been duly and validly authorized by a specific corporate or banking association resolution by the board of directors of the Seller. A copy of such resolution, certified by the corporate secretary of the Seller or attested to by a vice president or higher officer of the Seller has been provided to the Purchaser; and

(iii) The Seller will maintain a copy of this Agreement in its official books and records.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments not yet one month delinquent, have been made and credited. No payment required under the Mortgage Loan is one month or more delinquent nor has any payment under the Mortgage Loan been one month or more delinquent at any time since the origination of the Mortgage Loan;

(c)  No Outstanding Charges. Except for payment defaults of less than one month, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one (1) month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at, or subsequent to, the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage, as well as all additional requirements set forth in the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration as in effect, as well as all additional requirements set forth in the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days’ prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the related Mortgage Loan Schedule except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the Mortgaged Property may be a leasehold estate and consists of a single parcel real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae (with respect to each Mortgage Loan which the Seller indicates is a Fannie Mae eligible mortgage loan) and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related Mortgagor occupied the related manufactured home as its primary residence. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid First or Second Lien. Each Mortgage is a valid and subsisting first or second lien (as applicable) of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the related Mortgage Loan, which exceptions are generally acceptable to prudent mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. The lien of the Mortgage is subject only to:

(1)  the lien of current real property taxes and assessments not yet due and payable;

(2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4)  with respect to each Second Lien Mortgage a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to Purchaser;

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties), except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered a proceeding in equity or a law). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)   Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files or any part thereof not delivered to the Custodian, the Purchaser or the Purchaser’s designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  LTV. No Mortgage Loan has an LTV greater than 100%;

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, and each such title insurance policy is issued by a title insurer and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien, as applicable, of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02 and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims are pending under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payment delinquencies of less than one month, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as, in the case of Adjustable Rate Mortgage Loans, the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. Except with respect to interest-only mortgage loans set forth on the related Mortgage Loan Schedule, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a simple interest mortgage loan;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect as of the date of origination of such Mortgage Loan (a copy of which is attached hereto as Exhibit I). The Mortgage Note and Mortgage are on forms generally acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a reconveyance of the deed of trust or a trustee’s sale after default by the Mortgagor;

(z)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(aa)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project is acceptable to Seller and underwritten in accordance with the Underwriting Guidelines;

(bb)  Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller is not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(cc)  Due-On-Sale. The Mortgage contains an enforceable provision (except as such enforcement may be effected by bankruptcy and insolvency laws or by general principals of equity) for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller’s knowledge, such provision is enforceable;

(dd)  Assumability. None of the Mortgage Loans are, by their terms, assumable;

(ee)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ff)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority, as applicable, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(gg)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. As of the related Closing Date, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, hurricane or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is inhabitable under applicable state and local laws;

(hh)  Collection Practices; Escrow Deposits. The origination, servicing and collection practices used by the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(ii)  No Violation of Environmental Laws. To the best of the Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Seller’s knowledge, there is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(jj)  Servicemembers’ Civil Relief Act. Except as disclosed to the Purchaser on the related Mortgage Loan Schedule, the Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(kk)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(ll)   Disclosure Materials. The Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans;

(mm)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(nn)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans originated to the same Underwriting Guidelines held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(oo)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(pp)  Escrow Analysis. With respect to each Mortgage with an Escrow Account, the Seller has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(qq)  Prior Servicing. Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Seller has reported or caused to be reported, the Mortgagor credit files to each of the three primary credit repositories monthly in a timely manner;

(rr)   Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ss)  Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Interim Servicer for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Mortgage Loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium and (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(tt)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(uu)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, mortgage, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Tax Service Contract; Flood Certification Contract. Each First Lien Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(ww)  Qualified Mortgage. The Mortgage Loan is an obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property;

(xx)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust;

(yy)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(zz)  Credit Scores. Unless set forth in the related Purchase Price and Terms Agreement, each Mortgage Loan has a non-zero credit score. No Mortgage Loan has a Mortgagor with a credit score of less than 500 as of the related origination date;

(aaa)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); to the extent applicable to the Seller as of the related Closing Date, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(bbb)  Origination Practices. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation;

(ccc)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the Mortgagor’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(ddd)  Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan, whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(eee)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(fff)  [Reserved]

(ggg)  Fannie Mae Mortgage Loans. With respect to each Mortgage Loan which the Seller indicates is a Fannie Mae eligible mortgage loan, the representations set forth on Exhibit M are true and correct.

(hhh)  Litigation. As of the related Closing Date, the Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(iii)  MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS® System;

(jjj)   Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan.

(kkk)   Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan.

(lll)  Payoffs. No Mortgage Loans prepaid in full prior to the related Closing Date.

(mmm)   Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

(nnn)  Origination Practices. Each Mortgagor was assigned the highest credit grade available with respect to a mortgage loan product offered by such Mortgage Loan’s originator, taking into account the credit history, debt to income ratio and loan requirement of such Mortgagor;

(ooo)   Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(ppp)   Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File; and

(qqq)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Seller’s knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the Mortgagor’s principal residence at the time of the origination of the such Second Lien Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan); (provided, with respect to any representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty) (a “Loan In Breach”), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (ww) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a Loan in Breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price.

However, if the breach shall involve a representation or warranty set forth in Subsections 9.02 or 9.08 (other than the representations and warranties set forth in clauses (ww) of Subsection 9.02 or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, the Seller shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.04 shall be accomplished by either (a) if the Interim Servicing Agreement has been entered into and is in effect, deposit in the Custodial Account of the amount of the Repurchase Price for distribution to the Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution or (b) if the Interim Servicing Agreement is no longer in effect, by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution, whether or not such substitution date is after the related Transfer Date. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03 and the Custodial Agreement, with the Mortgage Note endorsed as required by Subsection 6.03 and the Custodial Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other reasonable costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in this Agreement or any Transaction Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies of the Purchaser and the Successor Servicer respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit L hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01, 9.02 or 9.08 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  Repurchase of Mortgage Loans With First Payment Defaults.

With respect to any Mortgage Loan, if the related Mortgagor fails to make the first Monthly Payment to be made by the Mortgagor after the related Closing Date before the Due Date immediately following such initial Due Date (such date, the “First Payment Default Date”, such failure to pay, a “First Payment Default”), the Seller shall, within five Business Days of receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan (a “First Payment Default Mortgage Loan”) from the Purchaser at the Purchase Price plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including, without limitation, costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder. The Purchaser shall request repurchase of any Mortgage Loans to be repurchased pursuant to this Subsection 9.04 on or before the date which is thirty (30) days after the related First Payment Default Date.

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the Mortgage Files and the Credit Files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right, at its own expense, to order additional broker’s price opinions in its sole discretion.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the Mortgage File documentation is missing or defective in whole or in part, (b) for which (i) the related broker’s price opinion is more than 15% below the appraisal provided in connection with the origination of the related Mortgage Loan (or such other threshold as set forth in the related Purchase Price and Terms Agreement), (c) which does not conform to the Seller’s Underwriting Guidelines or compliance guidelines, (d) which does not conform to the terms of the related Purchase Price and Terms Agreement or is in breach of the representations and warranties set forth herein, or (e) for which the credit or compliance characteristics are unacceptable to the Purchaser.

Notwithstanding the foregoing, the Purchaser may purchase all or part of the Mortgage Loans without conducting any partial or complete due diligence examination. The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

SECTION 10.  Closing.

Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser’s option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)
prior to the related Closing Date, the Seller shall deliver to the Purchaser via electronic medium acceptable to the Purchaser, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the related Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

(ii)
all of the representations and warranties of the Seller under this Agreement and the Interim Servicing Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)	the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

(v)	all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 11.  Closing Documents.

The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.	this Agreement;

2.	the Interim Servicing Agreement;

3.	the Custodial Agreement;

4.	an Officer’s Certificate, in the form of Exhibit E hereto with respect to the Seller, including all attachments thereto;

5.	an Opinion of Counsel of the Seller (who may be an employee of the Seller), in form and substance acceptable to the Purchaser (“Opinion of Counsel of the Seller”);

6.	a Custodial Account Letter Agreement or a Custodial Account Certification, as applicable, as required under the Interim Servicing Agreement;

7.	an Escrow Account Letter Agreement or an Escrow Account Certification, as applicable, as required under the Interim Servicing Agreement;

8.	an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

9.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.	an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.	the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

3.	the initial certification of the Custodian with respect to the related Mortgage Loan Package as required under the Custodial Agreement in the form of Exhibit 2 thereto;

4.
a Security Release Certification, substantially in the form of Exhibit E or F, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

5.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

6.
if requested, by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit E hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit F hereto.

7.	a MERS Report reflecting the Custodian as Investor and no Person as Interim Funder for each MERS Designated Mortgage Loan.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS system of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)	one or more third party purchasers in one or more Whole Loan Transfers; or

(ii)	one or more trusts or other entities to be formed as part of one or more Securitization Transactions;

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2)  to restate the representations and warranties set forth in this Agreement and the Interim Servicing Agreement as of the related Reconstitution Date, provided, that with respect to representations and warranties for which modifications may be necessary to reflect changes due to events that may have occurred since the related Closing Date, such representations and warranties shall be restated as of the related Transfer Date, modified, if necessary, to reflect changes due to events that may have occurred from the related Closing Date through the related Transfer Date and (3) to enter into an assignment and recognition agreement or other agreement in connection with such Transaction (the “Transaction Agreement”) setting forth such restated representations and warranties as of the related Transfer Date and the remedies for breach of same (which remedies will be the same as those set forth in this Agreement). The Seller shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, (ii) restating as of the related Transfer Date, for the benefit of the Purchaser, its assignees and the Successor Servicer, the same representations and warranties as to the Mortgage Loans as set forth in clause (2) above, and (iii) delivering an opinion of counsel (which may be from in-house counsel) in form and substance satisfactory to the Purchaser if requested by the Purchaser, provided that any opinion required of outside counsel with respect to Rule 10B-5 shall be at the expense of Purchaser which shall not exceed $2,500. The Seller agrees to enter into (a) an assignment, assumption and recognition agreement pursuant to which the Seller assigns the restated representations and warranties and remedies to the Transaction. If a Transaction occurs during an Interim Period, the Seller agrees to enter into a sub-servicing agreement with the Purchaser and the related successor servicer mutually acceptable to the parties. Any such sub-servicing agreement shall require the Seller to deliver (but not file) all necessary Sarbanes-Oxley certifications with respect to the Mortgage Loans mutually acceptable to the parties. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Transaction Agreements and Reconstitutions. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate, and any Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other reasonable costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller, the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution which contains or will contain any material untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each Assignment of Mortgage, (except with respect to each MERS Designated Mortgage Loan), track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and, if the Interim Servicing Agreement shall remain in effect with respect to the Mortgage Loans, shall continue to be serviced in accordance with the terms of this Agreement and the Interim Servicing Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other reasonable costs, fees and expenses that the Purchaser or the Successor Servicer have incurred as a result of (a) the failure of the Seller to perform its duties under this Agreement or (b) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (c) any failure to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or (d) any breach of any of Seller’s representations, warranties or covenants set forth in Transaction Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party against the Seller with respect to this Agreement or any Transaction Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense (provided, that if the Purchaser does not consent, the Purchaser shall assume the defense) of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

With respect to any third party claim or defense which Purchaser is defending which relates to an allegation that Seller failed to originate or service a Mortgage Loan in accordance with any federal, state or local law, in the event that the Seller does not possess, and/or fails to deliver to the Purchaser upon demand, evidence of Seller’s compliance with all such requirements of applicable law, Seller shall (a) repurchase such Mortgage Loan at the Repurchase Price and (b) indemnify the Purchaser for all expenses in connection with the Purchaser’s defense of such claim, including legal fees, and (c) assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim.

The Purchaser promptly shall reimburse the Seller for all reasonable amounts advanced by it pursuant to the preceding paragraphs, except when the claim is in any way related to the Servicer’s indemnification pursuant to Section 9.04, this Section 14.01 or the Interim Servicing Agreement, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Transaction Agreement.

Subsection 14.02  Purchaser Indemnification

The Purchaser shall indemnify and hold harmless Seller and its directors, officers, partners and each Person, if any, that controls Seller, within the meaning of either the Securities Act or the Exchange Act, against any and all losses, claims, damages, penalties, fines, forfeitures or liabilities to which Seller or any such director, officer, partner or controlling Person may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures or liabilities (or actions in respect thereof) arise out of the servicing of the Mortgage Loans by a successor servicer, out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any offering document prepared in connection with any Reconstitution or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in any information provided by the Purchaser set forth in any offering document prepared in connection with any Reconstitution, and the Purchaser shall in each case reimburse Seller and each such director, officer, partner or controlling Person for any legal or other expenses reasonably incurred by Seller, and each such director, officer or controlling Person, in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures or action, as such expenses are incurred.

Subsection 14.03  Merger or Consolidation of the Seller

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

Financial information regarding the Seller may be provided to prospective purchasers for a period of three (3) years following the related Closing Date; provided, however, that such information will be limited to the audited financial statements of the Seller for the three (3) years preceding such disclosure; and such information may only be provided if the prospective purchaser has executed a written confidentiality agreement, addressed to the Seller, stating that all non-public information will be used only for the purposes of evaluating the proposed investment and that the prospective purchaser has required such information as integral to its decision-making process. Copies of any such confidentiality agreements must be delivered by the Purchaser to the Seller within five (5) Business Days of receipt thereof by the Purchaser.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to a Seller:

Fremont Investment & Loan
2727 East Imperial Highway
Brea, CA 92821
Attention: Senior Vice President-Finance

(ii)           if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: Eugene Gorelik

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 17.  Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 18.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 19.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

SECTION 20.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 21.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller; provided that with respect to each Mortgage Loan Package, Seller shall not be required to recognize more than (a) three transferees of the Purchaser pursuant to Securitization Transactions and (b) one transferee of the Purchaser pursuant to a Whole Loan Transfer. In the event the Purchaser assigns this Agreement, and the assignee assumes any of the Purchaser’s obligations hereunder, the Seller acknowledges and agrees to look solely to such assignee, and not to the Purchaser, for performance of the obligations so assumed and the Purchaser shall be relieved from any liability to the Seller with respect thereto. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 22.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 23.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 24.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 25.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 26.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 27.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option (except with respect to any MERS Designated Mortgage Loan).

SECTION 28.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans and the attendant rights, title and interest in and to the list of such mortgagors and data relating to their mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant to the Purchase Agreement on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 28. It is understood and agreed that responses to payoff inquiries by the Mortgagors or obligors shall not constitute solicitation for purposes of this Section 28.

SECTION 29.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 30.  Submission To Jurisdiction; Waivers.

Each party hereto hereby irrevocably and unconditionally:

(A) SUBMITS ITSELF IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PARTIES HERETO SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 31.  Confidential Information

The Seller understands and agrees that this Agreement, the Side Letter, the related Purchase Price and Terms Letter, the Interim Servicing Agreement, and any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization (the “Agreements”) are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under the related Purchase Price and Terms Agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder.

Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 32.  Compliance with Regulation AB

Subsection 32.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 32 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). Each of the Seller and the Purchaser acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, each of the Seller and the Purchaser shall cooperate fully with the other party to deliver any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the party requesting such information to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 32.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 32.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 32.03  Information to Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)  the sponsor;
(2)  the depositor;
(3)  the issuing entity;
(4)  any servicer;
(5)  any trustee;
(6)  any originator;
(7)  any significant obligor;
(8)  any enhancement or support provider; and
(9)  any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 32.04  Indemnification; Remedies.

(a)  The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)(A) any untrue statement of a material fact contained in any certification, accountants’ letter or other material provided in written or electronic form under this Section 32 by or on behalf of the Seller, or provided under this Section 32 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 32; or

(3)  any breach by the Seller of a representation or warranty set forth in Subsection 32.02(a) or in a writing furnished pursuant to Subsection 32.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 32.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

(b)  The Purchaser shall indemnify, or shall otherwise provide for the indemnification of, the Seller and each affiliate of the Seller and the respective present and former directors, officers, employees and agents of each of the foregoing, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:any untrue statement of a material fact contained in any certification, accountants’ letter or other material provided in written or electronic form to the Seller under this Section 32 by the Purchaser or a subsequent servicer (collectively, the “Static Pool Data”).

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York
limited partnership
(Purchaser)

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, as General Partner

By: ________________________________
Name: ______________________________
Title: _______________________________

FREMONT INVESTMENT & LOAN
(Seller)

By: ____________________________________
Name: __________________________________
Title: ___________________________________

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “[Seller], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “[Seller], formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the Seller (or MERS with respect to each MERS Designated Mortgage Loan) to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or attorney’s opinion of title accompanied by a title abstract or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

(i)  original powers of attorney, if applicable, with evidence of recording thereon, if required;

In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian.

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

(b)  The original hazard insurance policy and, if required by law, flood insurance policy.

(c)  Residential loan application.

(d)  Mortgage Loan closing statement.

(e)  Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

(f)  Verification of acceptable evidence of source and amount of downpayment.

(g)  Credit report on the Mortgagor.

(h)  Residential appraisal report.

(i)  Photograph of the Mortgaged Property.

(j)  Survey of the Mortgaged Property, if any.

(k)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(l)  All required disclosure statements.

(m)  If available, termite report, structural engineer’s report, water potability and septic certification.

(n)   Sales contract.

(o)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(p)  Amortization schedule.

EXHIBIT C

MORTGAGE LOAN SCHEDULE FIELDS

(1) the Seller’s Mortgage Loan identifying number;

(2) the Mortgagor’s name;

(3) the street address of the Mortgaged Property including the city, state and zip code;

(4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property;

(5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing);

(6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(7)  the LTV at the origination;

(8) the Mortgage Interest Rate as of the related Cut-off Date;

(9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(10) the stated maturity date;

(11) the amount of the Monthly Payment as of the related Cut-off Date;

(12) the last payment date on which a payment was actually applied to the outstanding principal balance;

(13) the original principal amount of the Mortgage Loan;

(14) the Stated Principal Balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due on or before the related Cut-off Date;

(15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date;

(16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin;

(17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note;

(18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index;

(19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note;

(20) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien);

(21) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(22) a code indicating the documentation style (i.e. full, alternative or reduced);

(23) the loan credit classification (as described in the Underwriting Guidelines);

(24) whether such Mortgage Loan provides for a Prepayment Penalty;

(25) the Prepayment Penalty period of such Mortgage Loan, if applicable;

(26) a description of the Prepayment Penalty, if applicable;

(27) the Mortgage Interest Rate as of origination;

(28) the credit risk score (FICO score) at origination;

(29) the date of origination;

(30) the Mortgage Interest Rate adjustment period;

(31) the Mortgage Interest Rate floor;

(32) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other);

(33) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan;

(34) a code indicating whether the Mortgage Loan has been modified;

(35) the Current CLTV;

(36) the one year payment history;

(37) the Due Date for the first Monthly Payment;

(38) the original Monthly Payment due;

(39) with respect to the related Mortgagor, the debt-to-income ratio;

(40) the Appraised Value of the Mortgaged Property;

(41) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property;

(42) the MERS Identification Number

(43) Senior lien balance

(44)  Lien position marker

(45)  CLTV at origination

(46) a code indicating if the Mortgage Loan is a Home Loan as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary.

With respect to the Mortgage Loans in the aggregate:

(1) the number of Mortgage Loans;

(2) the current aggregate outstanding principal balance of the Mortgage Loans;

(3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and

(4) the weighted average maturity of the Mortgage Loans.

EXHIBIT D

RESERVED

EXHIBIT E

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of Fremont Investment & Loan], a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the “Company”) and further as follows:

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), and the Amended and Restated Flow Interim Servicing Agreement, dated as of January 1, 2006, by and between the Company and the Purchaser (the “Interim Servicing Agreement”) and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original [or facsimile] signature], and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement and the Interim Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement and the Interim Servicing Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement and the Interim Servicing Agreement.

8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, and (b) the Interim Servicing Agreement, (and (c) any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9. The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement and the Interim Servicing Agreement.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________	By:__________________________________
Name:________________________________
[Seal]	Title: [Vice] President

I, ________________________, an [Assistant] Secretary of ______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________	By:__________________________________
Name:________________________________
[Seal]	Title: [Assistant] Secretary

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT F

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

EXHIBIT G

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of

________________(the “Association”)]

_________________________________

_________________________________

_________________________________

Attention:	___________________________

___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that Fremont Investment & Loan a [type of entity], organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under an Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

___________________________________

By:________________________________
Name:______________________________
Title:_______________________________
Date:_______________________________

Acknowledged and approved:

[FEDERAL HOME LOAN BANK OF]

_________________________________

By:______________________________
Name:____________________________
Title:_____________________________
Date:____________________________

EXHIBIT H

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

________________________________
(name)

________________________________
(Address)

By:_____________________________

II.  Certification of Release

The Company named below hereby certifies Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans to Goldman Sachs Mortgage Company the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

_____________________________

By:__________________________
Title:_________________________
Date:_________________________

EXHIBIT I

UNDERWRITING GUIDELINES

EXHIBIT J

RESERVED

EXHIBIT K

SERVICER ACKNOWLEDGMENT

As of [_________]

Fremont Investment & Loan
175 North Riverview Drive
Anaheim, CA 92808

Re:
Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the “Purchaser”) and the sale by Fremont Investment & Loan (the “Company”) of mortgage loans pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement (the “Agreement”), dated as of January 1, 2006, by and between the Company and the Purchaser.

Ladies and Gentlemen:

In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1.	Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2.	The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the “Successor Servicer” under the agreement.

3.	This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

[the remainder of this page intentionally left blank]

4.
This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by Federal law.

Very truly yours,

GOLDMAN SACHS MORTGAGE COMPANY

By: ______________________________________
Name: ____________________________________
Title: _____________________________________

Accepted and Agreed:

FREMONT INVESTMENT & LOAN
(Seller)

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXHIBIT L

NEW JERSEY MORTGAGE LOAN STIPULATIONS

The seven stipulations below apply only to Mortgage Loans originated subject to the New Jersey Home Ownership Act of 2002 (“Act”).

1.	No Mortgage Loan is a “high cost home loan,” “home improvement,” “manufactured home,” or junior lien “covered” loan as defined under the Act.

2.	No more than 5% of the pool consists of refinance “covered loans” under the Act.

3.	The points and fees threshold calculations under the Act include yield-spread premiums.

4.	All loans originated under the Act will be subject to up to 100% due diligence.

5.	Mortgage Loan files must contain tangible net benefit and high-cost worksheets.

6.	Points and fees must be included on the related Mortgage Loan Schedule.

7.
Seller will make the representation that all Mortgage Loans subject to New Jersey’s “flipping” prohibition, as defined under the Act, are in compliance with the “reasonable, tangible net benefit” standard.

EXHIBIT M

FANNIE MAE ANTI-PREDATORY LENDING REPRESENTATIONS

(a)  Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide;

(b)  No Mortgage Loan is subject to the requirements of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(c) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

(d) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Georgia Fair Lending Act, as amended (the “Georgia Act”). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003.

(e) No Mortgage Loan is a “High-Cost Home Loan” as defined in New York Banking Law 6-1;

(f) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of 2003);

(g) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(h) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

(i) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(j) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(k) No Mortgage Loan is a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 6, 2004 (Mass. Ann. Laws Ch. 183C);

(l) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the borrower may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the borrower’s application to such affiliate for underwriting consideration;

(m) The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate the borrower’s income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

(n) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(o) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(p) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide.

(q) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(r) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off; and

(s)  No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years.

EXHIBIT N

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Fremont Investment & Loan, as the Seller, under that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Section 7 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

FREMONT INVESTMENT & LOAN
(Seller)

By:________________________
Name:______________________
Title:_______________________

Schedule 1

MORTGAGE LOAN SCHEDULE

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 18, 2006 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and Fremont Investment & Loan (the “Company”).

For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of January 1, 2006 (the “Amended Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), of the GSAMP Trust 2006-S5 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company as Trustee and as a custodian, U.S Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”) and Ocwen Loan Servicing, LLC, as servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the “Servicer”),. The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, the representations and warranties set forth in Subsection 9.01 and in Subsection 9.02 of the Purchase Agreement are true and correct as of August 18, 2006 as if stated on August 18, 2006, except (a) all such representations that may be affected by events occurring between April 11, 2006 and July 1, 2006 are true and correct as if stated on July 1, 2006, and (b) as otherwise set forth on Exhibit B hereto.

Remedies for Breach of Representations and Warranties of the Company

5.  (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

(b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the first sentence of the third full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

“However, if the breach shall involve a representation or warranty set forth in Subsections 9.02 (other than the representations and warranties set forth in clauses (ss), (tt), (uu), (bbb), (ccc), (ddd), (eee), (ggg), (mmm), (nnn) and (ooo) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date.”

(c) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the following language should be added as the last sentence in the fifth full paragraph of Subsection 9.03 of the Purchase Agreement:

“Accordingly, on the date of such substitution, the Seller will remit to the Purchaser from its own funds an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Interest Rate on the Deleted Mortgage Loan.”

6.  In the event a Mortgage Loan is required to be repurchased pursuant to Subsection 9.04 of the Purchase Agreement, the Company shall pay to the Trust the Repurchase Price (as defined in the Purchase Agreement), and the Company shall pay to the Assignor the amount by which the repurchase price set forth in Section N of the Purchase Price and Terms Agreement, dated April 7, 2006, between the Company and the Assignor, exceeds such Repurchase Price.

Representations and Warranties of the Assignor

7.  The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(b)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(c)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(d)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 7(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: Version 5.7 of the Standard & Poor’s LEVELS® Glossary, or such version as may be in effect from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

8.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

9.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

10.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

12.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement, except as expressly set forth herein, and then only with respect to the Mortgage Loans.

14.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By: ___________________________________
Name: _________________________________
Title: __________________________________

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a
New York corporation, as general partner

By: ___________________________________
Name: _________________________________
Title: __________________________________

FREMONT INVESTMENT & LOAN

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

Mortgage Loan Schedule

EXHIBIT B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

Investor Code	Pool	Loan Number	ARM	Note Date	Next Maturity	Loan Balance
11	34	8000081053	N	4/1/2006	3/1/2036	$ 53,000.00	Delinquent
11	34	5000188884	N	5/1/2006	12/1/2035	$ 109,788.88	Delinquent
11	34	5000198203	N	5/1/2006	2/1/2036	$ 51,967.15	Delinquent
11	34	5000201975	N	5/1/2006	4/1/2036	$ 125,000.00	Delinquent
11	34	6000206837	N	5/1/2006	2/1/2016	$ 27,765.84	Delinquent
11	34	7000190447	N	5/1/2006	4/1/2036	$ 150,000.00	Delinquent
11	34	8000075212	N	5/1/2006	2/1/2036	$ 134,309.32	Delinquent
11	34	8000078570	N	5/1/2006	3/1/2036	$ 110,594.74	Delinquent
11	34	8000080302	N	5/1/2006	3/1/2036	$ 99,964.34	Delinquent
11	34	8000080622	N	5/1/2006	3/1/2036	$ 99,974.83	Delinquent
11	34	1000283655	N	6/1/2006	11/1/2015	$ 11,923.05	Delinquent
11	34	1000300059	N	6/1/2006	1/1/2021	$ 17,590.14	Delinquent
11	34	1000300395	N	6/1/2006	1/1/2036	$ 115,850.31	Delinquent
11	34	1000301253	N	6/1/2006	1/1/2021	$ 37,206.45	Delinquent
11	34	1000302525	N	6/1/2006	2/1/2036	$ 39,954.65	Delinquent
11	34	1000302599	N	6/1/2006	2/1/2016	$ 14,317.14	Delinquent
11	34	1000303119	N	6/1/2006	2/1/2021	$ 15,315.85	Delinquent
11	34	1000305254	N	6/1/2006	2/1/2016	$ 7,891.00	Delinquent
11	34	1000306185	N	6/1/2006	2/1/2036	$ 126,870.28	Delinquent
11	34	1000307464	N	6/1/2006	2/1/2036	$ 67,019.28	Delinquent
11	34	1000307836	N	6/1/2006	4/1/2036	$ 105,962.11	Delinquent
11	34	1000308131	N	6/1/2006	3/1/2036	$ 80,927.88	Delinquent
11	34	1000308438	N	6/1/2006	3/1/2036	$ 122,931.95	Delinquent
11	34	1000308460	N	6/1/2006	3/1/2036	$ 122,890.48	Delinquent
11	34	1000308741	N	6/1/2006	2/1/2036	$ 109,487.92	Delinquent
11	34	1000308795	N	6/1/2006	3/1/2036	$ 104,935.67	Delinquent
11	34	1000309158	N	6/1/2006	3/1/2036	$ 177,341.96	Delinquent
11	34	1000309188	N	6/1/2006	4/1/2036	$ 121,945.91	Delinquent
11	34	1000309592	N	6/1/2006	3/1/2036	$ 50,770.77	Delinquent
11	34	1000310566	N	6/1/2006	3/1/2036	$ 44,489.79	Delinquent
11	34	1000310719	N	6/1/2006	3/1/2036	$ 139,888.23	Delinquent
11	34	1000310861	N	6/1/2006	3/1/2036	$ 59,732.27	Delinquent
11	34	1000310953	N	6/1/2006	4/1/2036	$ 39,485.36	Delinquent
11	34	1000312082	N	6/1/2006	3/1/2036	$ 87,957.90	Delinquent
11	34	1000312162	N	6/1/2006	3/1/2036	$ 16,783.21	Delinquent
11	34	1000312379	N	6/1/2006	3/1/2036	$ 28,983.76	Delinquent
11	34	1000312457	N	6/1/2006	3/1/2036	$ 45,974.96	Delinquent
11	34	1000312464	N	6/1/2006	4/1/2021	$ 23,148.92	Delinquent
11	34	1000312584	N	6/1/2006	4/1/2036	$ 127,965.36	Delinquent
11	34	1000313263	N	6/1/2006	4/1/2036	$ 83,975.91	Delinquent
11	34	1000313398	N	6/1/2006	4/1/2036	$ 75,903.90	Delinquent
11	34	1000313568	N	6/1/2006	4/1/2036	$ 127,946.32	Delinquent
11	34	1000313691	N	6/1/2006	4/1/2036	$ 101,761.67	Delinquent
11	34	1000313819	N	6/1/2006	4/1/2036	$ 190,915.05	Delinquent
11	34	1000313844	N	6/1/2006	4/1/2036	$ 104,962.47	Delinquent
11	34	3000005027	N	6/1/2006	2/1/2036	$ 110,858.85	Delinquent
11	34	3000006778	N	6/1/2006	2/1/2036	$ 63,944.39	Delinquent
11	34	3000008656	N	6/1/2006	2/1/2036	$ 46,924.76	Delinquent
11	34	3000010499	N	6/1/2006	3/1/2036	$ 81,952.85	Delinquent
11	34	3000010638	N	6/1/2006	3/1/2036	$ 89,917.02	Delinquent
11	34	3000018841	N	6/1/2006	4/1/2036	$ 95,971.76	Delinquent
11	34	3000021378	N	6/1/2006	3/1/2036	$ 122,917.79	Delinquent
11	34	5000157177	N	6/1/2006	7/1/2020	$ 27,204.42	Delinquent
11	34	5000192962	N	6/1/2006	1/1/2036	$ 31,559.23	Delinquent
11	34	5000193524	N	6/1/2006	1/1/2036	$ 65,927.84	Delinquent
11	34	5000196163	N	6/1/2006	2/1/2036	$ 49,945.89	Delinquent
11	34	5000197174	N	6/1/2006	2/1/2036	$ 111,173.15	Delinquent
11	34	5000198578	N	6/1/2006	3/1/2036	$ 37,065.04	Delinquent
11	34	5000199449	N	6/1/2006	2/1/2036	$ 30,975.95	Delinquent
11	34	5000200042	N	6/1/2006	3/1/2036	$ 53,958.26	Delinquent
11	34	5000201142	N	6/1/2006	3/1/2036	$ 28,979.17	Delinquent
11	34	5000201315	N	6/1/2006	3/1/2036	$ 124,925.67	Delinquent
11	34	5000201347	N	6/1/2006	3/1/2036	$ 57,943.60	Delinquent
11	34	5000201354	N	6/1/2006	3/1/2036	$ 67,152.27	Delinquent
11	34	5000201460	N	6/1/2006	3/1/2021	$ 23,495.96	Delinquent
11	34	5000201782	N	6/1/2006	3/1/2036	$ 73,947.27	Delinquent
11	34	5000202504	N	6/1/2006	3/1/2036	$ 36,979.41	Delinquent
11	34	5000202676	N	6/1/2006	4/1/2036	$ 42,944.64	Delinquent
11	34	5000202716	N	6/1/2006	3/1/2036	$ 51,961.91	Delinquent
11	34	5000202755	N	6/1/2006	4/1/2036	$ 74,920.82	Delinquent
11	34	5000202897	N	6/1/2006	3/1/2036	$ 121,927.85	Delinquent
11	34	5000203065	N	6/1/2006	3/1/2036	$ 134,908.41	Delinquent
11	34	5000203257	N	6/1/2006	4/1/2036	$ 46,983.20	Delinquent
11	34	5000203590	N	6/1/2006	3/1/2036	$ 49,146.63	Delinquent
11	34	5000203918	N	6/1/2006	4/1/2036	$ 59,774.24	Delinquent
11	34	5000204365	N	6/1/2006	4/1/2021	$ 21,351.03	Delinquent
11	34	5000204754	N	6/1/2006	4/1/2036	$ 60,382.03	Delinquent
11	34	6000000626	N	6/1/2006	2/1/2036	$ 31,970.83	Delinquent
11	34	6000184747	N	6/1/2006	10/1/2035	$ 76,169.07	Delinquent
11	34	6000197623	N	6/1/2006	1/1/2036	$ 30,562.52	Delinquent
11	34	6000199644	N	6/1/2006	1/1/2036	$ 28,157.16	Delinquent
11	34	6000201130	N	6/1/2006	1/1/2036	$ 134,738.31	Delinquent
11	34	6000201271	N	6/1/2006	1/1/2021	$ 21,560.87	Delinquent
11	34	6000201956	N	6/1/2006	1/1/2036	$ 105,866.97	Delinquent
11	34	6000202035	N	6/1/2006	1/1/2036	$ 34,457.59	Delinquent
11	34	6000202856	N	6/1/2006	1/1/2036	$ 42,934.70	Delinquent
11	34	6000203482	N	6/1/2006	2/1/2036	$ 49,943.30	Delinquent
11	34	6000204077	N	6/1/2006	2/1/2016	$ 11,290.46	Delinquent
11	34	6000204404	N	6/1/2006	2/1/2036	$ 67,323.81	Delinquent
11	34	6000206070	N	6/1/2006	2/1/2036	$ 77,889.36	Delinquent
11	34	6000206224	N	6/1/2006	3/1/2021	$ 15,940.04	Delinquent
11	34	6000207721	N	6/1/2006	2/1/2036	$ 47,258.97	Delinquent
11	34	6000207735	N	6/1/2006	3/1/2036	$ 54,756.95	Delinquent
11	34	6000207831	N	6/1/2006	3/1/2036	$ 63,556.84	Delinquent
11	34	6000208094	N	6/1/2006	3/1/2036	$ 35,978.39	Delinquent
11	34	6000208893	N	6/1/2006	2/1/2036	$ 52,955.78	Delinquent
11	34	6000208908	N	6/1/2006	3/1/2036	$ 129,897.89	Delinquent
11	34	6000209516	N	6/1/2006	3/1/2036	$ 109,947.38	Delinquent
11	34	6000209644	N	6/1/2006	3/1/2036	$ 69,946.84	Delinquent
11	34	6000209947	N	6/1/2006	3/1/2036	$ 17,239.79	Delinquent
11	34	6000210627	N	6/1/2006	3/1/2036	$ 37,977.51	Delinquent
11	34	6000210641	N	6/1/2006	3/1/2036	$ 41,551.77	Delinquent
11	34	6000212060	N	6/1/2006	3/1/2036	$ 97,945.18	Delinquent
11	34	6000212155	N	6/1/2006	3/1/2036	$ 54,348.75	Delinquent
11	34	6000212255	N	6/1/2006	3/1/2036	$ 179,709.03	Delinquent
11	34	6000212987	N	6/1/2006	4/1/2036	$ 94,976.09	Delinquent
11	34	6000213119	N	6/1/2006	4/1/2036	$ 48,080.25	Delinquent
11	34	6000213183	N	6/1/2006	3/1/2036	$ 30,685.32	Delinquent
11	34	6000213370	N	6/1/2006	4/1/2036	$ 27,491.91	Delinquent
11	34	6000213655	N	6/1/2006	4/1/2036	$ 61,580.63	Delinquent
11	34	6000213715	N	6/1/2006	4/1/2036	$ 90,676.25	Delinquent
11	34	6000214026	N	6/1/2006	4/1/2036	$ 93,968.26	Delinquent
11	34	6000214858	N	6/1/2006	4/1/2036	$ 25,073.43	Delinquent
11	34	6000214932	N	6/1/2006	4/1/2036	$ 85,778.40	Delinquent
11	34	6000215157	N	6/1/2006	4/1/2036	$ 28,941.47	Delinquent
11	34	7000001307	N	6/1/2006	3/1/2036	$ 78,949.24	Delinquent
11	34	7000166621	N	6/1/2006	10/1/2035	$ 64,814.30	Delinquent
11	34	7000170362	N	6/1/2006	11/1/2015	$ 17,265.92	Delinquent
11	34	7000182795	N	6/1/2006	2/1/2036	$ 77,149.85	Delinquent
11	34	7000183669	N	6/1/2006	2/1/2036	$ 78,879.36	Delinquent
11	34	7000183736	N	6/1/2006	2/1/2036	$ 66,924.01	Delinquent
11	34	7000184352	N	6/1/2006	2/1/2036	$ 63,906.28	Delinquent
11	34	7000184631	N	6/1/2006	2/1/2036	$ 65,942.64	Delinquent
11	34	7000185435	N	6/1/2006	2/1/2036	$ 109,917.92	Delinquent
11	34	7000185472	N	6/1/2006	3/1/2036	$ 100,905.92	Delinquent
11	34	7000185676	N	6/1/2006	3/1/2036	$ 166,307.95	Delinquent
11	34	7000186613	N	6/1/2006	3/1/2036	$ 35,561.80	Delinquent
11	34	7000186614	N	6/1/2006	2/1/2036	$ 28,650.07	Delinquent
11	34	7000187072	N	6/1/2006	3/1/2036	$ 149,914.20	Delinquent
11	34	7000187514	N	6/1/2006	3/1/2036	$ 92,027.64	Delinquent
11	34	7000187632	N	6/1/2006	3/1/2036	$ 137,916.11	Delinquent
11	34	7000187759	N	6/1/2006	3/1/2036	$ 69,931.93	Delinquent
11	34	7000187781	N	6/1/2006	3/1/2036	$ 91,949.94	Delinquent
11	34	7000187790	N	6/1/2006	3/1/2036	$ 62,565.36	Delinquent
11	34	7000187818	N	6/1/2006	3/1/2036	$ 44,971.57	Delinquent
11	34	7000188123	N	6/1/2006	4/1/2036	$ 99,964.92	Delinquent
11	34	7000188216	N	6/1/2006	3/1/2036	$ 111,923.17	Delinquent
11	34	7000188459	N	6/1/2006	3/1/2036	$ 47,962.29	Delinquent
11	34	7000189044	N	6/1/2006	3/1/2036	$ 131,707.10	Delinquent
11	34	7000189735	N	6/1/2006	4/1/2036	$ 59,777.60	Delinquent
11	34	7000189947	N	6/1/2006	4/1/2036	$ 99,960.89	Delinquent
11	34	7000190158	N	6/1/2006	4/1/2036	$ 93,174.20	Delinquent
11	34	7000190270	N	6/1/2006	4/1/2036	$ 123,967.54	Delinquent
11	34	7000190943	N	6/1/2006	4/1/2036	$ 109,951.08	Delinquent
11	34	7000191643	N	6/1/2006	4/1/2036	$ 124,941.68	Delinquent
11	34	8000072912	N	6/1/2006	1/1/2036	$ 137,811.99	Delinquent
11	34	8000073098	N	6/1/2006	1/1/2036	$ 93,844.47	Delinquent
11	34	8000074574	N	6/1/2006	1/1/2036	$ 99,795.63	Delinquent
11	34	8000076164	N	6/1/2006	2/1/2036	$ 70,125.64	Delinquent
11	34	8000076200	N	6/1/2006	2/1/2036	$ 30,729.83	Delinquent
11	34	8000078109	N	6/1/2006	2/1/2036	$ 85,907.64	Delinquent
11	34	8000078257	N	6/1/2006	3/1/2036	$ 44,967.75	Delinquent
11	34	8000078935	N	6/1/2006	3/1/2036	$ 100,731.60	Delinquent
11	34	8000079187	N	6/1/2006	3/1/2036	$ 83,693.67	Delinquent
11	34	8000079413	N	6/1/2006	3/1/2036	$ 89,948.17	Delinquent
11	34	8000079603	N	6/1/2006	3/1/2036	$ 73,953.24	Delinquent
11	34	8000079659	N	6/1/2006	3/1/2036	$ 111,938.03	Delinquent
11	34	8000079712	N	6/1/2006	3/1/2036	$ 80,945.04	Delinquent
11	34	8000079746	N	6/1/2006	3/1/2036	$ 79,935.74	Delinquent
11	34	8000079837	N	6/1/2006	3/1/2016	$ 12,644.92	Delinquent
11	34	8000079853	N	6/1/2006	3/1/2036	$ 82,897.58	Delinquent
11	34	8000079894	N	6/1/2006	3/1/2036	$ 100,924.02	Delinquent
11	34	8000079950	N	6/1/2006	3/1/2036	$ 32,771.46	Delinquent
11	34	8000080762	N	6/1/2006	4/1/2036	$ 63,726.12	Delinquent
11	34	8000082287	N	6/1/2006	4/1/2036	$ 28,989.65	Delinquent
11	34	8000082641	N	6/1/2006	4/1/2036	$ 47,966.65	Delinquent
11	34	8000082724	N	6/1/2006	4/1/2036	$ 71,937.60	Delinquent
11	34	8100076478	N	6/1/2006	2/1/2036	$ 27,968.24	Delinquent

EXHIBIT Q-2

IMPAC FUNDING AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

GOLDMAN SACHS MORTGAGE COMPANY

Purchaser

IMPAC FUNDING CORPORATION,

Seller

Dated as of April 1, 2006

Conventional,
Fixed and Adjustable Rate Residential Mortgage Loans

SECTION 1.	DEFINITIONS.

SECTION 2.	AGREEMENT TO PURCHASE.

SECTION 3.	MORTGAGE SCHEDULES.

SECTION 4.	PURCHASE PRICE.

SECTION 5.	EXAMINATION OF MORTGAGE FILES.

SECTION 6.	CONVEYANCE FROM SELLER TO PURCHASER.

Subsection 6.01               Conveyance of Mortgage Loans.
Subsection 6.02              Books and Records.
Subsection 6.03              Delivery of Mortgage Loan Documents.
Subsection 6.04               Quality Control Procedures.

SECTION 7.	SERVICING OF THE MORTGAGE LOANS.

SECTION 8.	TRANSFER OF SERVICING.

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES FOR BREACH.

Subsection 9.01              Representations and Warranties Regarding the Seller.
Subsection 9.02              Representations and Warranties Regarding Individual Mortgage Loans.
Subsection 9.03              Remedies for Breach of Representations and Warranties.
Subsection 9.04              [Reserved].
Subsection 9.05              Purchaser’s Right to Review.

SECTION 10.	CLOSING.

SECTION 11.	CLOSING DOCUMENTS.

SECTION 12.	COSTS.

SECTION 13.	COOPERATION OF SELLER WITH A RECONSTITUTION.

SECTION 14.	THE SELLER.

Subsection 14.01            Additional Indemnification by the Seller; Third Party Claims.
Subsection 14.02            Merger or Consolidation of the Seller.

SECTION 15.	FINANCIAL STATEMENTS.

SECTION 16.	MANDATORY DELIVERY; GRANT OF SECURITY INTEREST.

SECTION 17.	NOTICES.

SECTION 18.	SEVERABILITY CLAUSE.

SECTION 19.	COUNTERPARTS.

SECTION 20.	GOVERNING LAW.

SECTION 21.	INTENTION OF THE PARTIES.

SECTION 22.	SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.

SECTION 23.	WAIVERS.

SECTION 24.	EXHIBITS.

SECTION 25.	GENERAL INTERPRETIVE PRINCIPLES.

SECTION 26.	REPRODUCTION OF DOCUMENTS.

SECTION 27.	FURTHER AGREEMENTS.

SECTION 28.	RECORDATION OF ASSIGNMENTS OF MORTGAGE.

SECTION 29.	NO SOLICITATION.

SECTION 30.	WAIVER OF TRIAL BY JURY.

SECTION 31.	SUBMISSION TO JURISDICTION; WAIVERS.

SECTION 32.	CONFIDENTIAL INFORMATION.

SECTION 33.	COMPLIANCE WITH REGULATION AB.

Subsection 33.01            Intent of the Parties; Reasonableness.
Subsection 33.02            Additional Representations and Warranties of the Seller.
Subsection 33.03            Information To Be Provided by the Seller.
Subsection 33.04            Indemnification.

EXHIBITS
EXHIBIT A	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B	CONTENTS OF EACH CREDIT FILE
EXHIBIT C	FORM OF SELLER’S OFFICER’S CERTIFICATE
EXHIBIT D	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT E	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H	[INTENTIONALLY OMITTED]
EXHIBIT I	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF THE MORTGAGE LOANS
EXHIBIT J	ORIGINATOR’S UNDERWRITING GUIDELINES
EXHIBIT K	MORTGAGE LOAN SCHEDULE
EXHIBIT L	[INTENTIONALLY OMITTED]
EXHIBIT M	ASSIGNMENT AND CONVEYANCE
EXHIBIT N	FORM OF INDEMNIFICATION AGREEMENT

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of April 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and Impac Funding Corporation, a California corporation, having an office at 1401 Dove Street, Newport Beach, California 92660 (the “Seller”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

  Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

  Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

  Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

  Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

  Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

  ALTA: The American Land Title Association, or any successor thereto.

  Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

  Assignment and Assumption Agreement: As defined in Section 22.

  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

  Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

  Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

  CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

  Code: Internal Revenue Code of 1986, as amended.

  Commission: The United States Securities and Exchange Commission.

  Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

  Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

  Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

  Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

  Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

  Custodian: The custodian under a Custodial Agreement, or its successor in interest or permitted assigns, or any successor to such Custodial Agreement as provided therein.

  Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

  Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

  Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

  Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

  Determination Date: The 20th day of each calendar month.

  Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

  Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

  Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

  Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

  Exchange Act: The Securities Exchange Act of 1934, as amended.

  Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

  Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

  Fannie Mae Transfer: As defined in Section 13 hereof.

  FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

  FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

  FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

  FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

  FICO: Fair Isaac Corporation, or any successor thereto.

  Fitch: Fitch, Inc., or its successor in interest.

  Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

  Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

  Freddie Mac Transfer: As defined in Section 13 hereof.

  Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

  High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

  Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

  HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

  Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

  Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

  Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

  Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

  Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

  Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

  MERS: MERSCORP, Inc., its successors and assigns.

  MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS® System.

  MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

  MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

  MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

  Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

  Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

  Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

  Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

  Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

  Mortgage Loan Documents: The documents in the Mortgage File.

  Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

  Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) ) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property and (45) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor’s Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

  Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

  Mortgagor: The obligor on a Mortgage Note.

  Non-Servicing Related Representations and Warranties: Those representations and warranties set forth in Sections 9.01 and 9.02 other than the representations set forth in the definition of Servicing Related Representations and Warranties.

  Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

  Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

  OTS: Office of Thrift Supervision, and any successor thereto.

  Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

  Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect

  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

  Preliminary Mortgage Schedule: As defined in Section 3.

  Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

  Primary Mortgage Insurance: Each policy of primary mortgage insurance represented to be in effect pursuant to Section 9.02 (nnn).

  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

  Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

  Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

  Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

  Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

  Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

  Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

  Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

  Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

  Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

  Reconstitution Date: As defined in Section 13.

  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 29.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

  REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

  REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

  Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

  RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

  Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

  Securities Act: The Securities Act of 1933, as amended.

  Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

  Seller: Impac Funding Corporation, its successors in interest and assigns.

  Seller Information: As defined in Subsection 33.04(a).

  Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

  Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

  Servicing Related Representations and Warranties: Those representations and warranties set forth in Section 9.02(a), the first sentence of (b), the first sentence of (c) (other than the first clause thereof), (d), (f) (except the last sentence of (f)), (n), (o), (p), the last sentence of (s), (t) (except the first sentence of (t)), (w), (x), (y), (ii), (qq), (rr), (ss), (tt) and (iii).

  Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

  Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

  Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

  Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

  Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

  Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

  Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

  Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

  Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

  Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit J.

  Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans which have not been funded prior to the related Closing Date deleted.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate.

SECTION 5.  Examination of Mortgage Files.

At least ten (10) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

Purchaser acknowledges and agrees that Purchaser shall obligate any servicer to hold all nonpublic personal information received or obtained by it with respect to any Mortgage Loan in accordance with all applicable laws, including but not limited to the privacy provisions of the Gramm-Leach-Bliley Act (“GLB”) and any other comparable federal or state law. Purchaser shall obligate any servicer to maintain appropriate safeguards to protect the confidentiality of all information concerning the Mortgage Loans in accordance with the GLB and its implementing regulations, as the same may be amended from time to time, and all other applicable federal and state privacy laws and regulations.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as would be retained by a prudent lender. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the customary requirements of a prudent lender.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than ten (10) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production. The program is to ensure that the Mortgage Loans are originated in accordance with the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof, and, with respect to each Mortgage Loan Package to be interim serviced thereunder, shall execute an Acknowledgement Agreement in the form of Exhibit 6 to the Interim Servicing Agreement on each related Closing Date. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including Primary Mortgage Insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one Business Day after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

1.  All parties shall cooperate in correcting misapplication errors;

2.  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

3.  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

4.  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

5.  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices (as defined in the Interim Servicing Agreement).

(j)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability To Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Section 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit I hereto;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains an untrue statement of fact or omits to state a fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Loan Experience. The Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(p)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(r)  Reports. On or prior to the date which is two Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Custodian as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan; and

(s)  MERS Designations. With respect to each MERS Designated Mortgage Loan, on the related Closing Date, the Seller has initiated the process of designating the Custodian as the Investor on the MERS® System. With respect to each MERS Designated Mortgage Loan, no Person is listed as Interim Funder on the MERS® System.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee, (iii) the related Mortgaged Property is not located in the state of New Jersey and (iv) as of the origination date of the related Mortgage Loan, the related manufactured housing unit that secures such Mortgage Loan either: (x) was the principal residence of the Mortgagor or (y) was classified as real property under applicable state law. This representation and warranty is a Deemed Material Breach Representation;

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

1.  the lien of current real property taxes and assessments not yet due and payable;

2.  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

3.  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

4.  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, unless insured against by a title insurance policy;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on Exhibit I hereto. The Mortgage Note is payable in equal monthly installments of principal and/or interest, which installments of interest, with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient (except with respect to interest-only loans) to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Agency and Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(ee)  Assumability. None of the Mortgage Loans are, by their terms, assumable;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or to the best of Seller’s knowledge threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  Other Insurance Policies. To the best of Seller’s knowledge, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(nn)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(oo)  Disclosure Materials. To the extent required by law, the Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

(pp)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(rr)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any Primary Mortgage Insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(ss)  Escrow Analysis. With respect to each Mortgage, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(tt)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(uu)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)  Prepayment Penalty. The Mortgage Loan is subject to a Prepayment Penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each Prepayment Penalty is permitted pursuant to federal, state and local law. Each such Prepayment Penalty is in an amount not more than the maximum amount permitted under applicable law and no such Prepayment Penalty may provide for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October, 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, except as set forth on the Mortgage Loan Schedule, the duration of the Prepayment Penalty period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the Prepayment Penalty period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in Prepayment Penalty period. With respect to any Mortgage Loan that contains a provision permitting imposition of a penalty upon a prepayment prior to maturity: (i) the Mortgage Loan provides some benefit to the Mortgagor (e.g., a rate or fee reduction) in exchange for accepting such Prepayment Penalty, (ii) the Mortgage Loan’s originator had a policy of offering the Mortgagor or requiring third-party brokers to offer the Mortgagor, the option of obtaining a mortgage loan that did not require payment of such a penalty and (iii) the Prepayment Penalty was adequately disclosed to the Mortgagor in the mortgage loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(zz)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(aaa)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(ccc)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ddd)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(eee)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(fff)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices.

(ggg)  MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS® System;

(hhh)  Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan; and

(iii)  Origination Practices. The Mortgagor was not encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account such facts as, without limitation, the Mortgage Loan’s requirements and the Mortgagor’s credit history, income, assets and liabilities and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. For a Mortgagor who seeks financing through a Mortgage Loan originator’s higher-priced subprime lending channel, the Mortgagor was directed towards or offered the Mortgage Loan originator’s standard mortgage line if the Mortgagor was able to qualify for one of the standard products. This representation and warranty is a Deemed Material Breach Representation;

(jjj)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such extension of credit. The methodology employed objective criteria that related such facts as, without limitation, the Mortgagor’s credit history, income, assets or liabilities, to the proposed mortgage payment and, based on such methodology, the Mortgage Loan’s originator made a reasonable determination that at the time of origination the Mortgagor had the ability to make timely payments on the Mortgage Loan. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(kkk)  Points and Fees. No Mortgagor was charged “points and fees” (whether or not financed) in an amount greater than (i) $1,000, or (ii) 5% of the principal amount of such Mortgage Loan (or such other amount as may be permitted by state law), whichever is greater. For purposes of this representation, such 5% limitation is calculated in accordance with Fannie Mae’s anti-predatory lending requirements as set forth in the Fannie Mae Guides and “points and fees” (x) include origination, underwriting, broker and finder fees and charges that the mortgagee imposed as a condition of making the Mortgage Loan, whether they are paid to the mortgagee or a third party, and (y) exclude bona fide discount points, fees paid for actual services rendered in connection with the origination of the Mortgage Loan (such as attorneys’ fees, notaries fees and fees paid for property appraisals, credit reports, surveys, title examinations and extracts, flood and tax certifications, and home inspections), the cost of mortgage insurance or credit-risk price adjustments, the costs of title, hazard, and flood insurance policies, state and local transfer taxes or fees, escrow deposits for the future payment of taxes and insurance premiums, and other miscellaneous fees and charges that, in total, do not exceed 0.25% of the principal amount of such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(lll)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation. This representation and warranty is a Deemed Material Breach Representation;

(mmm)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(nnn)  Primary Mortgage Insurance. Each Mortgage Loan with an LTV at origination in excess of 80% will be subject to Primary Mortgage Insurance, issued by an insurer acceptable to Fannie Mae or Freddie Mac, in at least such amounts as are required by Freddie Mac or Fannie Mae. All provisions of such Primary Mortgage Insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith unless terminable in accordance with Freddie Mac standards or applicable law; and

(ooo)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan: (1) the related first lien Mortgage Loan does not permit negative amortization; (2) where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder, and the Seller has notified such second lienholder in writing of the existence of the Second Lien Mortgage Loan and requested notification of any action to be taken against the Mortgagor by such senior lienholder; either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien Mortgage Loan or (b) such consent has been obtained and is contained in the related Mortgage File; (3) to the best of Seller’s knowledge, the related first lien Mortgage Loan is in full force and effect, and there is no default, lien, breach, violation or event which would permit acceleration existing under such first lien Mortgage Loan or Mortgage Note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien Mortgage Loan; (4) the related first lien Mortgage contains a provision which provide for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien Mortgage; and (5) the related Mortgaged Property was the Mortgagor’s principal residence at the time of the origination of the such Second Lien Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within thirty (30) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation and warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within thirty (30) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause  (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller may, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans; provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions. With respect to any repurchase under this Subsection 9.03, the repurchase request made by the Purchaser must contain reasonably sufficient information to enable the Seller to evaluate the request.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution. Accordingly, on the date of such substitution, the Seller will remit to the Servicer from its own funds for deposit into the Custodial Account an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Loan remittance rate.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  [Reserved].

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(A)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(B)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(C)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(D)  the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(E)  all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

3.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto;

4.  an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto (“Opinion of Counsel of the Seller”);

5.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  the Underwriting Guidelines to be attached hereto as Exhibit J;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit M hereto, including all exhibits;

2.  a Purchase Price and Terms Agreement;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

8.  if requested by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)  Freddie Mac (the “Freddie Mac Transfer”); or

(iii)  one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”).

With respect to the first three (3) Whole Loan Transfers or Securitization Transactions entered into by the Purchaser with respect to each Mortgage Loan Package, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements reasonably required by the Purchaser; and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; (3) (a) to restate the representations and warranties set forth in this Agreement (i) with respect to Non-Servicing Related Representations and Warranties, as of the related Closing Date and (ii) with respect to Servicing-Related Representations and Warranties, as of the related Transfer Date, or (b) make any representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans in connection with such Reconstitution to the extent standard in the industry at such time. The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit N hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information that contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution; provided that Purchaser requests such information from Seller. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to (a) a breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to materially perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $17,500,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

Impac Funding Corporation
1401 Dove Street
Newport Beach, California 92660
Attention: Ronald Morrison
Fax: (949) 706-6208

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
100 2nd Ave. South, Suite 200N
St. Petersburg, Florida 33701
Attention: Christina Liepold

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff or consensus among participants in the asset-backed securities markets, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Seller or any Third-Party Originator; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, such as the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB; provided that for the avoidance of doubt, such information shall not include the static pool information required by Item 1105 of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated by governmental authorities) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.  the sponsor;
2.  the depositor;
3.  the issuing entity;
4.  any servicer;
5.  any trustee;
6.  any originator;
7.  any significant obligor;
8.  any enhancement or support provider; and
9.  any other material transaction party

provided, that affiliations and relationships with respect to Third-Party Originators are those affiliations and relationships known by the Seller after reasonable investigation.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB, subject to the unavailability of such information as contemplated by Item 1105(f). To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content and presentation of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format as customarily provided by Seller or if Seller does not customarily provide such information as reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after April 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing April 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  With respect to those Mortgage Loans that were originated by the Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (ii) provide to the Purchaser and any Depositor a description of such proceedings.

Subsection 33.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)  (A)  any untrue statement of a material fact contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator at the Seller’s request (collectively, the “Seller Information”), or (B) the omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
(Purchaser)

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a
New York corporation, as General Partner

By: ___________________________________
Name: _________________________________
Title: __________________________________

IMPAC FUNDING CORPORATION,
(Seller)

By: ___________________________________
Name: _________________________________
Title: __________________________________

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

  With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “Impac Funding Corporation, successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “Impac Funding Corporation, formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

  In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety (90) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

  I, ____________________, hereby certify that I am the duly elected [Vice] President of Impac Funding Corporation, a corporation organized under the laws of the State of Delaware (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of April 1, 2006, by and between the Purchaser and the Company (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”) and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.  Each person who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________	By:__________________________________
Name:________________________________
[Seal]	Title: [Vice] President

I, ________________________, an [Assistant] Secretary of Impac Funding Corporation, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________	By:__________________________________
Name:________________________________
[Seal]	Title: [Assistant] Secretary

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to ___________________ (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of _________ __, 200_ (the “Purchase Agreement”) which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of _________ __, 200_ (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

  [We] [I] have examined the following documents:

1.	the Agreements;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

  Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

3.
Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.	The Company has been duly authorized to allow certain of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

5.
The Company has been duly authorized to allow certain employees to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the employee at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

_____________________________
[Name]
[Assistant] General Counsel

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______________ (the “Association”)]
________________________________
________________________________
________________________________

Attention:             ___________________________
                               ___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that Impac Funding Corporation, a corporation organized pursuant to the laws of the State of Delaware (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

____________________________

By:__________________________
Name:________________________
Title:_________________________
Date:_________________________

Acknowledged and approved:

__________________________

By:______________________________

Name:___________________________

Title:____________________________

Date:____________________________

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of ______ __, 200_, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

________________________________
(name)

________________________________
(Address)

By:_____________________________

II.  Certification of Release

The Company named below hereby certifies to _______________________________________________________ that, as of the date and time of the sale of the above-mentioned ___________________________________ the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

_____________________________

By:__________________________
Title:_________________________
Date:_________________________

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

  For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006, by and between the Goldman Sachs Mortgage Company (the “Purchaser”) and Impac Funding Corporation (the “Purchase Agreement”), and (b) that certain Flow Interim Servicing Agreement, dated as of April 1, 2006, by and between the Purchaser and Impac Funding Corporation (the “Servicing Agreement”); and (c) the Purchase Agreement and the Servicing Agreement are collectively referred to as the “Agreements”).

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e.  The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

g.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i.  The Assignee has been furnished with all informa-tion regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4.  (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9.  Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10.  For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

______________________________                                        ______________________________
Assignor                                                                                             Assignee

By:___________________________                                        By:____________________________

Its:___________________________                                         Its:____________________________

Taxpayer                                                                                             Taxpayer
Identification No.____________                                                   Identification No.____________

EXHIBIT H

[INTENTIONALLY OMITTED]

EXHIBIT I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF THE MORTGAGE LOANS

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

EXHIBIT J

ORIGINATOR’S UNDERWRITING GUIDELINES

EXHIBIT K

MORTGAGE LOAN SCHEDULE

EXHIBIT L

[INTENTIONALLY OMITTED]

EXHIBIT M

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Impac Funding Corporation, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 4.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 4.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

IMPAC FUNDING CORPORATION,
(Seller)

By:________________________
Name:______________________
Title:_______________________

EXHIBIT N

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E 60;S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection 1.01  Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as may be amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials, or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials or any Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership, and [____________], a [___________] corporation, and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

  SECTION 2.  REPRESENTATIONS AND WARRANTIES.

(a)  Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c)  Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d)  The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3.  INDEMNIFICATION

  Subsection 3.01  Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

(a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Materials, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

  Subsection 3.02  Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection 4.01  Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02  Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04  Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05  Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co., c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Subsection 4.06  Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By: __________________________________
Name:
Title:

[INDEMNIFYING PARTY]

By: __________________________________
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 18, 2006 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and Impac Funding Corporation (the “Company”).

NOW, THEREFORE, for and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”), (b) solely insofar as it relates to the Mortgage Loans, that certain Purchase Agreement, between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement (as defined below), the “Trustee”), of the GSAMP Trust 2006-S5 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company as Trustee and as a custodian including its successors in interest and any successor custodians of the Mortgage Loans under the Pooling Agreement, U.S. Bank National Association as a custodian including its successors in interest and any successor custodians of the Mortgage Loans under the Pooling Agreement, the “Custodian”, and Ocwen Loan Servicing, LLC, as servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the “Servicer”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the Servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement, the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the Non-Servicing Related Representations and Warranties set forth in Subsections 9.01 and 9.02 of the Purchase Agreement are true and correct as of the Closing Date and the Servicing-Related Representations and Warranties are true and correct as of April 25, 2006.

Remedies for Breach of Representations and Warranties of the Company

5.  (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein, including its obligation to repurchase any Mortgage Loan in breach of the representations in clauses (g), (i), (uu), (ww), (xx), (yy), (iii), (jjj), (kkk), (lll) and (mmm) of Subsection 9.02 of the Purchase Agreement within not more than 30 days of such discovery or receipt of notice of such breach).

(b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the fourth sentence of the second full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

“However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clauses (g), (i), (uu), (ww), (xx), (yy), (iii), (jjj), (kkk), (lll) and (mmm) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date.”

6.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Representations and Warranties of the Assignor

7.  The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  Bring Down. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after the closing date set forth in such Purchase Agreement to August 18, 2006 that would cause any of the Servicing-Related Representations and Warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02 of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof.

(b)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(c)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(d)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(e)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 7(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: Version 5.7 of the Standard & Poor’s LEVELS® Glossary, or such version as may be in effect from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

8.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 7 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

9.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

10.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

11.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

12.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

13.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and, except as expressly set forth herein, nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

14.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

15.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

16.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:______________________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, as general partner

By:______________________________________
Name:
Title:

IMPAC FUNDING CORPORATION

By:______________________________________
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

Mortgage Loan Schedule

EXHIBIT Q-3

NC CAPITAL AGREEMENTS

EXECUTION COPY

SECOND AMENDED AND RESTATED

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

GOLDMAN SACHS MORTGAGE COMPANY,
Purchaser

NC CAPITAL CORPORATION,
Seller

Dated as of May 1, 2006

Conventional,
Fixed and Adjustable Rate, First and Second Residential Mortgage Loans
(Servicing Released)

SECTION 1	DEFINITIONS

SECTION 2	AGREEMENT TO PURCHASE

SECTION 3	MORTGAGE SCHEDULES

SECTION 4	PURCHASE PRICE

SECTION 5	EXAMINATION OF MORTGAGE FILES

SECTION 6	CONVEYANCE FROM SELLER TO PURCHASER

Subsection 6.01	Conveyance of Mortgage Loans

Subsection 6.02	Books and Records

Subsection 6.03	Delivery of Mortgage Loan Documents

Subsection 6.04	Quality Control Procedures

SECTION 7	SERVICING OF THE MORTGAGE LOANS

SECTION 8	TRANSFER OF SERVICING

SECTION 9	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES FOR BREACH

Subsection 9.01	Representations and Warranties Regarding the Seller

Subsection 9.02	Representations and Warranties Regarding Individual Mortgage Loans

Subsection 9.03	Remedies for Breach of Representations and Warranties

Subsection 9.04	Repurchase of Mortgage Loans With First Payment Defaults

SECTION 10	CLOSING

SECTION 11	CLOSING DOCUMENTS

SECTION 12	COSTS

SECTION 13	COOPERATION OF SELLER WITH A RECONSTITUTION

SECTION 14	THE SELLER

Subsection 14.01	Additional Indemnification by the Seller; Third Party Claims

Subsection 14.02	Merger or Consolidation of the Seller

SECTION 15	FINANCIAL STATEMENTS

SECTION 16	MANDATORY DELIVERY; GRANT OF SECURITY INTEREST

SECTION 17	NOTICES

SECTION 18	SEVERABILITY CLAUSE

SECTION 19	COUNTERPARTS

SECTION 20	GOVERNING LAW

SECTION 21	INTENTION OF THE PARTIES

SECTION 22	SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT

SECTION 23	WAIVERS

SECTION 24	EXHIBITS

SECTION 25	GENERAL INTERPRETIVE PRINCIPLES

SECTION 26	REPRODUCTION OF DOCUMENTS

SECTION 27	FURTHER AGREEMENTS

SECTION 28	RECORDATION OF ASSIGNMENTS OF MORTGAGE

SECTION 29	NO SOLICITATION

SECTION 30	WAIVER OF TRIAL BY JURY

SECTION 31	SUBMISSION TO JURISDICTION; WAIVERS

SECTION 32	CONFIDENTIAL INFORMATION

SECTION 33	COMPLIANCE WITH REGULATION AB

Subsection 33.01	Intent of the Parties; Reasonableness

Subsection 33.02	Additional Representations and Warranties of the Seller

Subsection 33.03	Information to Be Provided by the Seller

Subsection 33.04	Indemnification; Remedies

EXHIBITS

EXHIBIT A	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B	CONTENTS OF EACH CREDIT FILE
EXHIBIT C	FORM OF SELLER’S OFFICER’S CERTIFICATE
EXHIBIT D	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT E	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H	INTENTIONALLY OMITTED
EXHIBIT I	FORM OF ASSIGNMENT AND CONVEYANCE
EXHIBIT J	ORIGINATOR’S UNDERWRITING GUIDELINES
EXHIBIT K	MORTGAGE LOAN SCHEDULE
EXHIBIT L	[RESERVED]
EXHIBIT M	NEW JERSEY STIPULATIONS
EXHIBIT N	FORM OF INDEMNIFICATION AGREEMENT

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This SECOND AMENDED AND RESTATED FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of May 1, 2006 by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and NC Capital Corporation, a California corporation, having an office at 18400 Von Karman, Suite 1000, Irvine, CA 92612 (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Purchaser and Seller are parties to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2005, as amended (the “Original Purchase Agreement”), pursuant to which, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans on the dates as provided herein (each, a “Closing Date”);

WHEREAS, at present time, the Purchaser and the Seller desire to amend the Original Purchase Agreement to make certain modifications as set forth herein with respect to all Mortgage Loans acquired to this Agreement or the Original Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Act: The National Housing Act, as amended from time to time.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Second Flow Amended and Restated Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Appropriate Federal Banking Agency: Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

Assignment and Assumption Agreement: As defined in Section 22.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Servicer’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: Deutsche Bank National Trust Company, or its successor in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Determination Date: The 20th day of each calendar month.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Equity Take-Out Refinanced Mortgage Loan: A Mortgage Loan used to refinance an existing mortgage loan, the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

Fitch: Fitch, Inc., or its successor in interest.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a loan identified, classified or characterized as “high cost,” “threshold,” “covered,” or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Only Mortgage Loan: A Mortgage Loan where the related Mortgage Note provides for Monthly Payments of interest only.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Servicing Agreement: That certain Amended and Restated Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Servicer.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan, or, with respect to an Interest Only Mortgage Loan, the scheduled monthly payment of interest.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, the schedule of Mortgage Loans, attached to the related Assignment and Conveyance as Exhibit 1, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and/or the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18)[reserved]; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e., full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) [reserved]; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) [reserved]; (37) [reserved]; (38) the one year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (45) a field indicating if the Mortgage Loan is an Interest Only Mortgage Loan; (46) stand-alone second lien loan (Y/N); and (47) amount of Points and Fees. With respect to the Mortgage Loans in the Mortgage Loan Package in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; and (3) the weighted average Mortgage Interest Rate of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

OTS: Office of Thrift Supervision, and any successor thereto.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

  Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Points and Fees: Points and fees charged pursuant to Seller’s Underwriting Guidelines.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in the related Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, that would be approved as an insurer by a prudent lender making mortgage loans similar to the Mortgage Loans and whose claims paying ability is rated in the highest rating category by any of the Rating Agencies with respect to primary mortgage insurance and in the two highest rating categories by A.M. Best’s with respect to hazard and flood insurance.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

Reconstitution: Any Securitization Transaction, Agency Transfer or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the day prior to the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, and plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation (i) costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder and (ii) any costs and damages incurred by the Purchaser in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: NC Capital Corporation, its successors in interest and assigns.

Seller Information: As defined in Subsection 30.04(a).

Servicer: New Century Mortgage Corporation, its successors in interest and assigns.

Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, a fee payable monthly equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance as of the beginning of the month of such Mortgage Loan. Such fee shall be payable monthly and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under the Interim Servicing Agreement. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, to the extent permitted by this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Section 6.03 hereof.

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller or Servicer for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Subsections 8 and 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Thirty-day Delinquency: The failure of the Mortgagor to make any Monthly Payment due under the Mortgage Note within the month of such payment’s Due Date.

Transfer Date: With respect to each Mortgage Loan, (a) on or before the date set forth in the related Purchase Price and Terms Agreement, or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit J.

VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA mortgage loans.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate scheduled principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans in a Mortgage Loan Package to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

On the date which is two days prior to the related Closing Date (the “Schedule Delivery Date”), the Seller shall deliver to the Purchaser a schedule of the Mortgage Loans to be purchased by the Purchaser on the related Closing Date (the “Mortgage Loan Schedule”) which shall be the Preliminary Mortgage Schedule excluding (a) any mortgage loans which have prepaid in full during the period from the related Cut-off Date to the related Schedule Delivery Date (“Prepaid Mortgage Loans”) and (b) those Mortgage Loans which have not been funded prior to the related Closing Date. The Purchaser shall have no obligation to purchase such Prepaid Mortgage Loans.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan in a Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Closing Schedule, after application of payments of principal actually received on or before the related Cut-off Date.

The initial principal amount of the Mortgage Loans in a Mortgage Loan Package shall be the aggregate principal balance of the related Mortgage Loans, so computed as of the related Cut-off Date as set forth on the related Mortgage Loan Schedule. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the current principal amount of the Mortgage Loans in the related Mortgage Loan Package as of the related Cut-off Date at the weighted average the weighted average Mortgage Interest Rate of such Mortgage Loans (net of the Servicing Fee Rate) from the date to which interest was last paid through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all recoveries of principal collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans received on and after the related Closing Date. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate) shall be the property of the Purchaser. The Seller shall deposit any such prepaid amounts into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Seller to the Purchaser.

SECTION 5.  Examination of Mortgage Files.

At least five (5) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser or its designee in escrow, for examination with respect to each Mortgage Loan to be purchased in the related Mortgage Loan Package, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan to be purchased in the related Mortgage Loan Package, the Seller shall make the agreed amount number of Servicing Files (including payment histories) and Credit Files, as set forth in the related Purchase Price and Terms Agreement available to the Purchaser for examination at such location, as provided in the related Purchase Price and Terms Agreement, or such other mutually agreed upon location.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at the agreed upon time, before or after the related Closing Date, as set forth in the Purchase Price and Terms Agreement, or as otherwise mutually agreed. If the Purchaser makes such examination prior to the related Closing Date and determines, in its reasonable discretion, that any Mortgage Loan is unacceptable to the Purchaser, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. With respect to the Mortgage Loans reviewed by the Purchaser or its designee prior to the related Closing Date, any exceptions to the Underwriting Guidelines disclosed by Seller prior to or during such due diligence review, or documented in the related Mortgage File, shall be deemed approved if the Purchaser or its designee does not reject such Mortgage Loan upon completion of its due diligence review, and such underwriting exceptions shall not be cause for the Purchaser (or any of its successors or assigns) to demand repurchase or other relief or remedy provided for in this Agreement.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, by execution and delivery of the related Assignment and Conveyance on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all right, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package and the related Mortgage Files and all rights and obligations arising under the documents contained therein.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller or the Servicer in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Seller shall or shall cause the Servicer to forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or documents submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage at the Purchaser’s expense.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Servicer’s loan production and the servicing activities of the Servicer. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans in each Mortgage Loan Package have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the related Servicing Rights.

The Purchaser shall retain the Servicer as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Servicer shall execute the Interim Servicing Agreement on the initial Closing Date. Pursuant to the Interim Servicing Agreement, the Servicer shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the termination of the Interim Servicing Agreement as set forth therein.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Servicer shall cease all servicing responsibilities related to the Mortgage Loans. The Transfer Date with respect to the Mortgage Loans in each Mortgage Loan Package shall be the date set forth in the related Mortgage Loan Purchase Price and Terms Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall take, or cause the Servicer to take, such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall, or shall cause the Servicer to, at Servicer’s sole cost and expense, mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall, or shall cause the Servicer to, provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall, or shall cause the Servicer to, at Servicer’s sole cost and expense, transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall, or shall cause the Servicer to, provide the Purchaser or its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall, or shall cause the Servicer to, forward to the Purchaser, or its designee, an electronic copy (on an encrypted computer hard drive) of all servicing records and the Servicing File in the Seller’s or Servicer’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein). In the event Purchaser or its designated servicer requests a physical copy of the servicing records and the Servicing File, Purchaser shall arrange for shipping and pay the costs related thereto.

(d)  Escrow Payments. The Seller shall, or shall cause the Servicer to, provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall, or shall cause the Servicer to, provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall, or shall cause the Servicer to, wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller or the Servicer.

(e)  Payoffs and Assumptions. The Seller shall, or shall cause the Servicer to, provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller or the Servicer on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to the Related Transfer Date. Prior to the related Transfer Date all payments received by the Seller or the Servicer on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received after Transfer Date. The amount of any related Monthly Payments received by the Seller or the Servicer after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one Business Day after the date of receipt. The Seller shall, or shall cause the Servicer to, notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller or the Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall, or shall cause the Servicer to, assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller or the Servicer after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall, or shall cause the Servicer to, comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

(1)  All parties shall cooperate in correcting misapplication errors;

(2)  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(3)  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall, or shall cause the Servicer to, be liable for the amount of such shortage. The Seller shall, or shall cause the Servicer to, reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(4)  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

(5)  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(j)  Reconciliation. The Seller shall, or shall cause the Servicer to, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall, or shall cause the Servicer to, file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall, or shall cause the Servicer to, provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans in each Mortgage Loan Package are as set forth on the description of the pool characteristics for the Mortgage Loans delivered as a schedule to the related Assignment and Conveyance in the form attached as Exhibit 2 to the Assignment and Conveyance;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape, diskette, report, form, or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Loan Experience. The Seller has made available information on its web page as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(p)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(q)  Owner of Record. The Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for the Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan; provided that the application and interpretation of the representations and warranties in this Section in respect of Second Lien Mortgage Loans shall be deemed to be modified only to the extent that a specific requirement or guideline addressed in the Seller’s Underwriting Guidelines for the origination of second lien mortgage loans differs from the comparable requirement or guideline addressed in the Seller’s underwriting guidelines for the origination of first lien mortgage loans:

(a)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has a Thirty-day Delinquency nor has the Mortgage Loan had a Thirty-day Delinquency more than once since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one (1) month the Due Date of the first Monthly Payment;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards generally insured against in the jurisdiction in which the Mortgaged Property is located by a prudent lender making mortgage loans similar to the Mortgage Loans, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory and abusive lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or manufactured housing or by a mixed-use property, a property in excess of 10 acres, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)  the lien of current real property taxes and assessments not yet due and payable;

(2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4)  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

Unless set forth on the Mortgage Loan Schedule, the Mortgaged Property with respect to any Second Lien Mortgage Loan is not subject to a first lien mortgage loan which is not a Mortgage Loan;

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Penalties). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)  Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note subject to the interest of Seller’s Warehouse Lender which will be released on or before the sale to the Purchaser of the Mortgage Loans. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

(n)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(o)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%;

(p)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer that would be acceptable to a prudent lender making mortgage loans similar to the Mortgage Loans and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successor and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q)  No Defaults. Other than payments due but not yet 30 days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(r)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)  Origination; Payment Terms. Either (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the Mortgage Loan: the Seller meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by the Seller, using application forms and related credit documents approved by the Seller, (ii) the Seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the Seller agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by the Seller, and (iv) such Mortgage Loan was actually funded by the Seller and was purchased by the Seller at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Except with respect to Interest Only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on the related Mortgage Loan Schedule. Except with respect to Interest Only Mortgage Loans, the Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. With respect to Adjustable Rate Mortgage Loans, such installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date. Unless otherwise specified on the description of pool characteristics attached as Exhibit I hereto, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(u)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(v)  Conformance with Agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(w)  Occupancy of the Mortgaged Property. As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(y)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)  Acceptable Investment. To the Seller’s knowledge, there are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors who invest in sub-prime mortgage loans to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(aa)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(bb)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller’s Underwriting Guidelines;

(cc)  Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(dd)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and to the best of the Seller’s knowledge, such provision is enforceable;

(ee)  Assumability. With respect to each Adjustable Rate Mortgage Loan, the Mortgage Loan Documents provide that after the related first Interest Rate Adjustment Date, a related Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan Documents;

(ff)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(gg)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(hh)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

(ii)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Servicer, the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Servicer or the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(jj)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(kk)  Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(ll)  No Violation of Environmental Laws. There exists no violation of any local, state or federal environmental law, rule or regulation at the related Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(mm)  Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act;

(nn)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, duly appointed by the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(oo)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

(pp)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(qq)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(rr)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(ss)  Escrow Analysis. With respect to each Mortgage, the Seller or the Servicer has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(tt)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(uu)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis. This representation and warranty is a Deemed Material Breach Representation;

(vv)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(ww)  Prepayment Penalty. The Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of such Mortgage Loan and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Mortgage Loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan’s origination, the Mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, and (iii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law. This representation and warranty is a Deemed Material Breach Representation;

(xx)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(yy)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment, or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment, property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(zz)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(aaa)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(bbb)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(ccc)  Recordation. Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(ddd)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(eee)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(fff)  The Mortgage Loan, by its terms, is not assumable;

(ggg)  [Reserved];

(hhh)  Origination Practices. No Mortgagor was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the Mortgage Loan’s originator or any affiliate of the Mortgage Loan’s originator. If, at the time of loan application, the Mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan’s originator, the Mortgage Loan’s originator referred the Mortgagor’s application to such affiliate for underwriting consideration. This representation and warranty is a Deemed Material Breach Representation;

(iii)  Underwriting Methodology. The methodology used in underwriting the extension of credit for each Mortgage Loan employs, in part, objective mathematical principles which relate such factors as, without limitation, the Mortgagor’s credit history, income, assets or liabilities to the proposed payment and such underwriting methodology does not rely solely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the Mortgagor had a reasonable ability to make timely payments on the Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(jjj)  Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulations;

(kkk)  Fees Charges. [Reserved]; and

(lll)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation; and

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, (i) within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representation or warranty set forth in clause (aaa) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the value of the Mortgage Loan and the interest of the Purchaser therein. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clause (aaa) of such Subsection or any Deemed Material Breach Representation) and the Seller discovers or receives notice of any such breach within one hundred twenty (120) days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than one hundred twenty (120) days after the Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian or to such other party as the Purchaser may designate in writing for such Qualified Substitute Mortgage Loan the documents required by Subsection 6.03, with the Mortgage Note endorsed as required by Subsection 6.03. No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall cause the Servicer to remit directly to the Purchaser, or its designee in accordance with the Purchaser’s instructions the Monthly Payment on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to the Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Seller directly to the Purchaser or its designee in accordance with the Purchaser’s instructions within two (2) Business Days of such substitution.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  Repurchase of Mortgage Loans With First Payment Defaults.

If the related Mortgagor fails to make the first Monthly Payment due after the related Closing Date on or prior to the forty-fifth day following the related Due Date (a “First Payment Default”), the Seller, at the Purchaser’s option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price within ten Business Days; provided, that Seller shall not be required to repurchase any Mortgage Loan for which Purchaser does not notify the Seller of the First Payment Default within 90 days of the date of such First Payment Default or such other terms as may be provided in the related Purchase Price and Terms Agreement.

SECTION 10.  Closing.

Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. At the Purchaser’s option, each closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)
prior to the related Closing Date, the Seller shall deliver to the Purchaser via electronic medium acceptable to the Purchaser, a listing on a loan-level basis of the necessary information to compute the Purchase Price of the Mortgage Loans delivered on the related Closing Date (including accrued interest), and prepare a Mortgage Loan Schedule;

(ii)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all closing documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)	the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

(v)	all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 11.  Closing Documents.

The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Custodial Agreement, dated as of the related Cut-off Date;

3.  the related Mortgage Loan Schedule, one copy to be attached hereto, and one copy to be attached to the Custodian’s counterpart of the Custodial Agreement;

4.  an Officer’s Certificate, in the form of Exhibit C hereto with respect to each Seller, including all attachments thereto;

5.  Opinion of Counsel of the Seller (who may be an employee of the Seller), in form and substance acceptable to the Purchaser (“Opinion of Counsel of the Seller”);

6.  an Opinion of Counsel of the Custodian (who may be an employee of the Custodian), in the form of an exhibit to the Custodial Agreement;

7.  a Security Release Certification, in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

8.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the related Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

9.  a MERS Report reflecting the Custodian as Investor and no Person as Interim Funder for each MERS Designated Mortgage Loan.

  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

3.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

4.  the initial certification of the Custodian with respect to the related Mortgage Loan Package as required under the Custodial Agreement in the form of Exhibit 2 thereto;

5.  a Security Release Certification, substantially in the form of Exhibit E or F, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

7.  if requested, by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. The Purchaser shall pay its costs, fees and expenses (including its legal fees) that relate to its ownership of the Mortgage Loans, including without limitation the costs, fees and expenses incurred to file and record assignments of mortgage for the Mortgage Loans (except as otherwise provided herein). The Seller shall pay its costs, fees and expenses (including its legal fees) that relate to its ownership of the Mortgage Loans, including without limitation all servicing fees incurred prior to the related Closing Date, and that relate to the preparation and delivery to the Purchaser (but not the filing or recording) of assignments in blank of mortgages for the Mortgage Loans and endorsements in blank of the notes for the Mortgage Loans. None of the Mortgage Loans have record ownership on the MERS system and the Seller shall not have any obligation, responsibility or liability to effectuate record ownership of the Mortgage Loans on the MERS system.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)	Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)	Freddie Mac (the “Freddie Mac Transfer”); or

(iii)	one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)	one or more trusts or other entities to be formed as part of one or more Securitization Transaction;

provided that, with respect to the Mortgage Loans in each Mortgage Loan Package, the Seller shall only be required to cooperate with the Purchaser pursuant to this section, (a) with respect to no more than three Transactions and (b) subject to the preceding clause (a), with respect to Transactions occurring on or prior to the date which is one year from the Closing Date.

The Seller agrees to execute in connection with any Agency Transfer, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller, Fannie Mae or Freddie Mac (as the case may be) and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”); provided that there shall be no more than four transferees of the Purchaser at any one time.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser; (3) (a) to restate the representations and warranties set forth in this Agreement as of the related Reconstitution Date; provided, that with respect to the representations and warranties set forth in Section 9.02(b) and 9.02(q), the Seller shall only restate such representations and warranties as of the related Closing Date, and, provided further, that with respect to the representation and warranty set forth in Section 9.02(hh), the Seller’s restatement of such representation and warranty as of the Reconstitution Date shall be qualified “to the best of the Seller’s knowledge”, or (b) make the representations and warranties set forth in the related selling/servicing guide of the master servicer or issuer, as the case may be, or such representations and warranties as may be required by any Rating Agency or prospective purchaser of the related securities or such Mortgage Loans, in connection with such Reconstitution and (4) if a Reconstitution occurs during the related Interim Period, the Seller agrees to enter into a sub-servicing agreement with the Purchaser and the related Successor Servicer mutually acceptable to the parties and service and report on the Mortgage Loans on a scheduled-scheduled basis. Any such sub-servicing agreement shall provide that, for so long as any of the Mortgage Loans are being serviced by the Company as part of a securitization transaction and a certificate with respect to such servicing is required to be furnished by Purchaser or an agent of Purchaser (such as a master servicer or depositor) under the Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations promulgated thereunder, an officer of the Company, on or before March 1st of each year, shall execute and deliver the certification in the form of attached to the Interim Servicing Agreement as Exhibit 7 to such master servicer or the depositor for the benefit of such master servicer or depositor and its officers, directors and affiliates. Should the requirements for such a certificate of Purchaser under the Sarbanes-Oxley Act of 2002 be revised by act of the U.S. Congress, regulation of the Commission or a published Commission staff statement, the requirements of the Company under this Section 13 shall be modified accordingly. The Seller shall use its reasonable best efforts to provide to the master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller or the Servicer as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) and to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit N hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller or the Servicer regarding the Seller, the Servicer, the Seller’s and Servicer’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller or the Servicer hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller or the Servicer, as applicable, acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute or shall cause the Servicer to execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute or shall cause the Servicer to execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and the Successor Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to the failure of the Seller to perform its duties under this Agreement and the Servicer to service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 9, or is in any way related to the failure of the Servicer or the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery; Grant of Security Interest.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Qualified Substitute Mortgage Loans or (iii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date. The Seller hereby grants to the Purchaser a lien on and a continuing security interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligations under the related Purchase Price and Terms Agreement, and the Seller agrees that it shall hold such Mortgage Loans in custody for the Purchaser subject to the Purchaser’s (i) right to reject any Mortgage Loan (or Qualified Substitute Mortgage Loan) under the terms of this Agreement and to require another Mortgage Loan (or Qualified Substitute Mortgage Loan) to be substituted therefor, and (ii) obligation to pay the Purchase Price for the Mortgage Loans. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

NC Capital Corporation
18400 Van Karman, Suite 1000
Irvine, California 92612
Attention: Mr. Kevin Cloyd

With a copy to:

NC Capital Corporation
18400 Van Karman, Suite 1000
Irvine, California 92612
Attention: Mr. Ralph Flick

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: Christopher Gething

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or (ii) written notice from the related Mortgagor under a Mortgage Loan of such party’s intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission To Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller understands and agrees that this Agreement, the Side Letter, the related Purchase Price and Terms Letter, the Interim Servicing Agreement, and any other agreements executed in connection with the sales contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization (the “Agreements”) are confidential and proprietary to the Purchaser, and the Seller agrees to hold the terms of the Agreements confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under the related Purchase Price and Terms Agreements or the other Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 30 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller; (ii) the Interim Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Interim Servicer as servicer has been disclosed or reported by the Seller; (iv) no material changes to the Interim Servicer’s policies or procedures with respect to the servicing function it will perform under the Interim Servicing Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Interim Servicer’s financial condition that could have a material adverse effect on the performance by the Interim Servicer of its servicing obligations under the Interim Servicing Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, Interim Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, Interim Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information to Be Provided by the Seller.

In connection with any Securitization Transaction in which Mortgage Loans purchased from the Seller or any Affiliate of the Seller comprise 20% of more of the aggregate outstanding cut-off date balance, the Seller shall (i) within five Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Section.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification; Remedies.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)  (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(2)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(3)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

(b)  (1)Any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33, or any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Seller under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Interim Servicer as servicer under the Interim Servicing Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Interim Servicer; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Interim Servicer as servicer, such provision shall be given effect.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed by their respective officers thereunto duly authorized, as of May 1, 2006, to this Mortgage Loan Purchase and Warranties Agreement.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
(Purchaser)

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as General Partner

By:_________________________________
Name:
Title:

NC CAPITAL CORPORATION
(Seller)

By:_________________________________
Name:
Title:

Exhibit A

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

  With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “NC Capital Corporation, successor by merger to [name of predecessor].” If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “NC Capital Corporation, formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officers Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

  In the event an Officers Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

Exhibit B

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

Exhibit C

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

  I, ____________________, hereby certify that I am the duly elected [Vice] President of NC Capital Corporation, a [state] [federally] chartered institution organized under the laws of the [state of ____________] [United States] (the “Company”) and further as follows:

1.  Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification

2.  Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.  Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.  Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Flow Mortgage Loan Purchase and Warranties Agreement, dated as of August 25, 2004, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of August 25, 2004, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Servicing Agreement,” together with the Purchase Agreement, the “Agreements”), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5.  Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.  Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.  To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.  Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.  The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.
Dated:_________________________________	By:_________________________________ Name:_______________________________ Title: [Vice President]
[Seal]

I, ________________________, an [Assistant] Secretary of ______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:_________________________________	By:_________________________________ Name:_______________________________ Title: [Assistant] Secretary ]

EXHIBIT 5 to

Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to NC Capital Corporation (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of May 1, 2006 (the “Purchase Agreement”) which sale is in the form of whole loans and that certain Second Amended and Restated Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of May 1, 2006 (the “Servicing Agreement,” together with the Purchase Agreement, the “Agreements”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

[We] [I] have examined the following documents:

1.	the Agreements;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

  Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of ___________ and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

3.
Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.	The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

5.
The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

_________________________________
[Name]
[Assistant] General Counsel

Exhibit E

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of

______(the “Association”)]
________________________
________________________
________________________

Attention:	___________________________ ___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________[COMPANY] a [type of entity], organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to ___________________________________.

Very truly yours,

____________________________

By:________________________________________
Name:
Title:
Date:

Acknowledged and approved:

________________________________________

By:_____________________________________
Name:
Title:
Date:

Exhibit F

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from NC Capital Corporation pursuant to that certain Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

________________________________

(name)

________________________________

(Address)

By:_____________________________

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

____________________________

By:________________________________________
Name:
Title:

Exhibit G

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

  For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement (the “Purchase Agreement”), and (b) that certain Second Amended and Restated Flow Interim Servicing Agreement, each dated as of May 1, 2006 among the Purchaser and New Century Mortgage Corporation (the “Servicing Agreement”); and (c) the Purchase Agreement and the Servicing Agreement are collectively referred to as the “Agreements”).

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c.  The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e.  The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state;

f.  The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

g.  The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h.  The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i.  The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j.  Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k.  Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4.  (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5.  This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6.  This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7.  No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8.  This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9.  Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10.  For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

________________________________________ Assignor	________________________________________ Assignor

By:________________________________________ Name: Title:	By:________________________________________ Name: Title:

Its:________________________________________	Its:________________________________________

Taxpayer Identification No.________________________________________	Taxpayer Identification No.________________________________________

Exhibit H

EXHIBIT H

INTENTIONALLY OMITTED

Exhibit I

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, NC Capital Corporation, as the Seller, under that certain Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement, without recourse except as set forth in the Agreement, all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Section 7 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement with respect to the Seller are true and correct as of the date hereof. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

NC CAPITAL CORPORATION
(Seller)

By:________________________________________
Name:
Title:

Exhibit 1 to Assignment and Conveyance

Mortgage Loan Schedule

Exhibit 2 to Assignment and Conveyance

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

Exhibit J

EXHIBIT J

ORIGINATOR’S UNDERWRITING GUIDELINES

Exhibit K

EXHIBIT K

MORTGAGE LOAN SCHEDULE

Exhibit L

EXHIBIT L

INTENTIONALLY OMITTED

Exhibit M

INTENTIONALLY OMITTED

EXHIBIT N

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E 60;S S E T H:

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

Section 1.01 Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Exchange Act: The federal Securities Act of 1934, as amended.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the Securities Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement or the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Securities Act: The federal Securities Act of 1933, as amended.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Section 1.02 Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. REPRESENTATIONS AND WARRANTIES

(a) Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b) Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party; and

(c) Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

(d) The Indemnifying Party hereto represents that the Indemnifying Party Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3. INDEMNIFICATION

Section 3.01 Indemnification by the Indemnifying Party of the Depositor and the Underwriters. (a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the Securities Act or the Exchange Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the Securities Act, the Exchange Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b) If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

Section 3.02 Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4. GENERAL

Section 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Section 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Section 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Section 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Section 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Section 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:________________________________________
Name:
Title:

[INDEMNIFYING PARTY]

By:________________________________________
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 18, 2006 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and NC Capital Corporation (the “Company”).

For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) solely insofar as it relates to the Mortgage Loans, that certain Second Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the “Amended Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), of the GSAMP Trust 2006-S5 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company as Trustee and as a custodian, U.S. Bank National Association, as a custodian including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”) and Ocwen Loan Servicing, LLC, as servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the “Servicer”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, except as set forth on Exhibit B hereto, the representations and warranties set forth in Subsections 9.01 and 9.02 of the Purchase Agreement are true and correct on the date hereof as if such representations and warranties were made on the date hereof; provided that the representations and warranties set forth in Subsection 9.02(b) and 9.02(q) are true and correct as of May 26, 2006 and provided further that the representation and warranty set forth in Subsection 9.02(hh) is true and correct to the best of the Company’s knowledge.

Remedies for Breach of Representations and Warranties of the Company

5.   (a) The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

(b) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the fourth sentence of the second full paragraph of Subsection 9.03 of the Purchase Agreement is hereby deleted and replaced in its entirety with the following sentence:

“However, if the breach shall involve a representation or warranty set forth in Subsection 9.02 (other than the representations and warranties set forth in clauses (uu), (ww), (xx), (yy), (hhh), (iii), and (lll) of Subsection 9.02) and the Seller discovers or receives notice of any such breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date.”

(c) Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, the following language should be added as the last sentence in the fourth full paragraph of Subsection 9.03 of the Purchase Agreement:

“Accordingly, on the date of such substitution, the Seller will remit to the Purchaser from its own funds an amount equal to the amount of such shortfall plus one month’s interest thereon at the Mortgage Interest Rate on the Deleted Mortgage Loan.”

Representations and Warranties of the Assignor

6.  The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  Bring Down. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after the closing date set forth in such Purchase Agreement to August 18, 2006 that would cause any of the representations and warranties relating to the applicable Mortgage Loans set forth in Subsections 9.02(b) and 9.02(q) of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof.

(b)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(c)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(d)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(e)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 8(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: Version 5.7 of the Standard & Poor’s LEVELS® Glossary, or such version as may be in effect from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

7.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 6 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

8.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

9.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

11.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement, except as expressly set forth herein, and then only with respect to the Mortgage Loans.

13.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

15.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:__________________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as general partner

By:__________________________________
Name:
Title:

NC CAPITAL CORPORATION

By:__________________________________
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

Mortgage Loan Schedule

EXHIBIT B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

EXHIBIT Q-4

MERITAGE AGREEMENTS

AMENDED AND RESTATED
FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

GOLDMAN SACHS MORTGAGE COMPANY

Purchaser

MERITAGE MORTGAGE CORPORATION

Seller

Dated as of November 1, 2005

Conventional,
Fixed and Adjustable Rate Residential Mortgage Loans

SECTION 1.	DEFINITIONS.
SECTION 2.	AGREEMENT TO PURCHASE.
SECTION 3.	MORTGAGE SCHEDULES.
SECTION 4.	PURCHASE PRICE.
SECTION 5.	EXAMINATION OF MORTGAGE FILES.
SECTION 6.	CONVEYANCE FROM SELLER TO PURCHASER.
Subsection 6.01	Conveyance of Mortgage Loans.
Subsection 6.02	Books and Records.
Subsection 6.03	Delivery of Mortgage Loan Documents.
Subsection 6.04	Quality Control Procedures.
SECTION 7.	SERVICING OF THE MORTGAGE LOANS.
SECTION 8.	TRANSFER OF SERVICING.
SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES FOR BREACH.
Subsection 9.01	Representations and Warranties Regarding the Seller.
Subsection 9.02	Representations and Warranties Regarding Individual Mortgage Loans.
Subsection 9.03	Remedies for Breach of Representations and Warranties.
Subsection 9.04	Repurchase of Mortgage Loans With Early Payment Defaults.
Subsection 9.05	Purchaser’s Right to Review.
Subsection 9.06	Prepayments in Full.
SECTION 10.	CLOSING.
SECTION 11.	CLOSING DOCUMENTS.
SECTION 12.	COSTS.
SECTION 13.	COOPERATION OF SELLER WITH A RECONSTITUTION.
SECTION 14.	THE SELLER.
Subsection 14.01	Additional Indemnification by the Seller; Third Party Claims.
Subsection 14.02	Merger or Consolidation of the Seller.
SECTION 15.	FINANCIAL STATEMENTS.
SECTION 16.	MANDATORY DELIVERY.
SECTION 17.	NOTICES.
SECTION 18.	SEVERABILITY CLAUSE.
SECTION 19.	COUNTERPARTS.
SECTION 20.	GOVERNING LAW.
SECTION 21.	INTENTION OF THE PARTIES.
SECTION 22.	SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.
SECTION 23.	WAIVERS.
SECTION 24.	EXHIBITS.
SECTION 25.	GENERAL INTERPRETIVE PRINCIPLES.
SECTION 26.	REPRODUCTION OF DOCUMENTS.
SECTION 27.	FURTHER AGREEMENTS.
SECTION 28.	RECORDATION OF ASSIGNMENTS OF MORTGAGE.
SECTION 29.	NO SOLICITATION.
SECTION 30.	WAIVER OF TRIAL BY JURY.
SECTION 31.	SUBMISSION TO JURISDICTION; WAIVERS.
SECTION 32.	CONFIDENTIAL INFORMATION.
SECTION 33.	COMPLIANCE WITH REGULATION AB.
Subsection 33.01	Intent of the Parties; Reasonableness.
Subsection 33.02	Additional Representations and Warranties of the Seller.
Subsection 33.03	Information To Be Provided by the Seller.
Subsection 33.04	Indemnification.

EXHIBITS

EXHIBIT A	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT B	CONTENTS OF EACH CREDIT FILE
EXHIBIT C	FORM OF SELLER’S OFFICER’S CERTIFICATE
EXHIBIT D	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT E	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H	[INTENTIONALLY OMITTED]
EXHIBIT I	REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF THE MORTGAGE LOANS
EXHIBIT J	ORIGINATOR’S UNDERWRITING GUIDELINES
EXHIBIT K	MORTGAGE LOAN SCHEDULE
EXHIBIT L	FORM OF SERVICER ACKNOWLEDGMENT
EXHIBIT M	[INTENTIONALLY OMITTED]
EXHIBIT N	FORM OF ASSIGNMENT AND CONVEYANCE
EXHIBIT O	FORM OF INDEMNIFICATION AGREEMENT

AMENDED AND RESTATED

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This AMENDED AND RESTATED FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of November 1, 2005, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (the “Purchaser”) and Meritage Mortgage Corporation, an Oregon corporation, having an office at 9300 SW Gemini Drive, Beaverton, OR 97008 (the “Seller”).

W I T N E S S E T H:

WHEREAS, the Seller and the Purchaser are parties to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2005 (the “Original Purchase Agreement”), and, from time to time, the Seller desires to sell to the Purchaser and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans; and

WHEREAS, the Purchaser and the Seller wish to amend the Original Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

Act: The National Housing Act, as amended from time to time.

Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

Agreement: This Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association, or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment and Assumption Agreement: As defined in Section 22.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF: The Bank Insurance Fund, or any successor thereto.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) the state in which the Seller’s servicing operations are located or (c) or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

Code: Internal Revenue Code of 1986, as amended.

  Commission: The United States Securities and Exchange Commission.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the credit File pursuant to this Agreement.

Custodial Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

Custodian: The custodian set forth in the related Purchase Price and Terms Agreement, or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased by the Seller in accordance with the terms of this Agreement.

  Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Equity Take-Out Refinanced Mortgage Loan: A Mortgage Loan used to refinance an existing mortgage loan, the proceeds of which were in excess of the outstanding principal balance of the existing mortgage loan.

Escrow Account: The separate account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

Escrowed Mortgage Loans: Mortgage Loans for which Escrow Payments are required to be made pursuant to the related Mortgage Loan Documents.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

  Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

Fannie Mae Transfer: As defined in Section 13 hereof.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FICO: Fair Isaac Corporation, or any successor thereto.

  Fitch: Fitch Ratings, or its successor in interest.

Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Freddie Mac Transfer: As defined in Section 13 hereof.

Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum set forth on Exhibit I hereto.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

Interim Funder: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the terms of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

MERS: MERSCORP, Inc., its successors and assigns.

MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Seller has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Seller, in accordance with MERS Procedure Manual and (b) the Seller has designated or will designate the Custodian as the Investor on the MERS® System.

MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

MERS Report: The report from the MERS® System listing MERS Designated Mortgage Loans and other information.

MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit A annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

Mortgage Interest Rate Cap: With respect to an Adjustable Rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Servicing File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased mortgage loans.

Mortgage Loan Documents: The documents in the Mortgage File.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

Mortgage Loan Schedule: The schedule of Mortgage Loans with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio at the time of underwriting the Mortgage Loans; (42) the Appraised Value of the Mortgaged Property; (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property and (45) a code indicating if the Mortgage Loan is a High Cost Loan or Home Loan as such terms are defined in the then current Standard & Poor’s Glossary. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Non-Servicing Related Representations and Warranties: Those representations and warranties set forth in Subsections 9.01 and 9.02 other than the representations set forth in the definition of Servicing Related Representations and Warranties.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President or any Officer and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Seller, reasonably acceptable to the Purchaser, provided that any Opinion of Counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) qualification of the Mortgage Loans in a REMIC or (c) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Seller and any master servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller or any master servicer of the Mortgage Loans or in an Affiliate of either and (iii) is not connected with the Seller or any master servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

OTS: Office of Thrift Supervision, and any successor thereto.

Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Preliminary Mortgage Schedule: As defined in Section 3.

Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, acceptable to the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

  Reconstitution: Any Securitization Transaction, Agency Transfer or Whole Loan Transfer.

Reconstitution Agreements: The agreement or agreements entered into by the Seller and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans sold hereunder, in connection with a Whole Loan Transfer, Agency Transfer or a Securitization Transaction pursuant to Section 13, including, but not limited to, a seller’s warranties and servicing agreement with respect to a Whole Loan Transfer, and a pooling and servicing agreement and/or seller/servicer agreements and related custodial/trust agreement and documents with respect to a Securitization Transaction.

Reconstitution Date: As defined in Section 13.

  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Date: The date specified in the Interim Servicing Agreement (with respect to each Mortgage Loan, as specified therein).

Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all reasonable out-of-pocket costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller’s repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

  Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Seller: Meritage Mortgage Corporation, its successors in interest and assigns.

  Seller Information: As defined in Subsection 33.04(a).

  Servicing Fee: With respect to each Mortgage Loan, $35 per calendar month, payable monthly, in arrears. Such fee shall be payable monthly for each month or portion of a month and shall be pro-rated for any portion of a month during which the Mortgage Loan is serviced by the Interim Servicer under the Interim Servicing Agreement.

  Servicing Fee Rate: An amount per annum as set forth in the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

Servicing Related Representations and Warranties: Those representations and warranties set forth in Subsection 9.01(o) (as of the related Closing Date), Subsection 9.02(a), the first sentence of (c), (d), (e), (f) (except the last sentence of (f)), (h), (i), (j), (n), (o), (p), (q), (r), (s), the last sentence of (t), (u) (except the first sentence of (u)), (v), (x), (y), (z), (aa), (cc), (ee), (ff), (gg), (ii), (jj), (ll), (mm), (nn), (tt), (uu), (vv), (ww), (xx), (yy), (aaa), (bbb), (eee), (fff), (ggg), (hhh) and (jjj).

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

  Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

  Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

  Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

Underwriting Guidelines: The underwriting guidelines of the Seller, a copy of which is attached hereto as Exhibit J.

Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

  Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate Actual Principal Balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans in the Mortgage Loan Package to be purchased on a Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

On the date which is two (2) days prior to the related Closing Date (the “Schedule Delivery Date”), the Seller shall deliver to the Purchaser a schedule of the Mortgage Loans to be purchased by the Purchaser on the related Closing Date (the “Mortgage Loan Schedule”) which shall be the Preliminary Mortgage Schedule excluding (a) any mortgage loans which have prepaid in full during the period from the related Cut-off Date to the related Schedule Delivery Date (“Prepaid Mortgage Loans”) and (b) those Mortgage Loans which have not been funded prior to the related Closing Date. The Purchaser shall have no obligation to purchase such Prepaid Mortgage Loans.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan in a Mortgage Loan Package shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the aggregate Actual Principal Balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Closing Schedule, after application of payments actually received on or before the related Cut-off Date.

The initial principal amount of the Mortgage Loans shall be the aggregate Actual Principal Balance of the Mortgage Loans, so computed as of the related Cut-off Date as set forth on the related Mortgage Loan Schedule. If so provided in the related Purchase Price and Terms Agreement, portions of the Mortgage Loans shall be priced separately.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the current principal amount of the Mortgage Loans in the related Mortgage Loan Package as of the related Cut-off Date at the Mortgage Interest Rate of those Mortgage Loans from the date through which interest on the Mortgage Loan has been paid (the “Paid-through Date”) through the day prior to the related Closing Date, inclusive. The Purchase Price for the related Mortgage Loan Package plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

With respect to the Mortgage Loans in a Mortgage Loan Package, the Purchaser shall be entitled to (1) all principal received after the related Cut off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate from the last Due Date until the Closing Date; and (4) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate (net of the Servicing Fee) after the Closing Date.

SECTION 5.  Examination of Mortgage Files.

At least five (5) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser or its designee in escrow, pursuant to a mutually agreed upon bailee agreement, for examination with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the related Mortgage File, including a copy of the Assignment of Mortgage, pertaining to each Mortgage Loan.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Servicing Files and Credit Files available to the Purchaser for examination at such location as shall otherwise be acceptable to the Purchaser.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loan does not satisfy the terms of the related Purchase Price and Terms Agreement, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Closing Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date may be in the name of MERS, the Seller, an Affiliate of the Seller, or one or more designees of the Seller. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche.

Subsection 6.03  Delivery of Mortgage Loan Documents.

The Seller shall deliver and release to the Custodian no later than five (5) Business Days prior to the related Closing Date the Mortgage Files with respect to each Mortgage Loan in the related Mortgage Loan Package.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Seller shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

In the event any document listed on Exhibit A as constituting a part of the Mortgage Files and required to be delivered to the Custodian pursuant to this Subsection 6.03, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, on the related Closing Date (other than with respect to the Assignments of Mortgage which shall be delivered to the Custodian in blank on or prior to the related Closing Date and recorded subsequently by the Purchaser or its designee or document submitted for recordation to the appropriate public recording office), and in the event that the Seller does not cure such failure within thirty (30) days of discovery or receipt of written notification of such failure from the Purchaser, the related Mortgage Loan shall, upon the request of the Purchaser, be repurchased by the Seller at the price and in the manner specified in Subsection 9.03. The foregoing repurchase obligation shall not apply in the event that the Seller cannot deliver an original document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that (i) the Seller shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of an officer of the Seller, confirming that such documents have been accepted for recording; provided that, upon request of the Purchaser and delivery by the Purchaser to the Seller of a schedule of the Mortgage Loans, the Seller shall reissue and deliver to the Purchaser or its designee said officer’s certificate and (ii) such document is delivered within twelve (12) months of the related Closing Date.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans shall be sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof, and, with respect to each Mortgage Loan Package to be interim serviced thereunder, shall execute an Acknowledgement Agreement in the form of Exhibit 6 to the Interim Servicing Agreement on each related Closing Date. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement.

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the reasonable prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement.

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller for sixty (60) days after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is one (1) Business Day after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. For payment received more than sixty (60) days after the related Transfer Date, payments will be returned to the related Mortgagor with instruction to remit payment to the Successor Servicer. With respect to Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy Seller shall endorse the Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

(1)  All parties shall cooperate in correcting misapplication errors;

(2)  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(3)  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(4)  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

(5)  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices (as defined in the Interim Servicing Agreement).

(j)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.	Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(a)  Due Organization and Authority. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power, authority and legal right to hold, transfer and convey the Mortgage Loans and to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Seller, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Seller to make this Agreement and all agreements contemplated hereby valid and binding upon the Seller in accordance with their terms;

(b)  Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)  No Conflicts. Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or other organizational documents or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, or impair the ability of the Purchaser to realize on the Mortgage Loans, impair the value of the Mortgage Loans, or impair the ability of the Purchaser to realize the full amount of any insurance benefits accruing pursuant to this Agreement;

(d)  Ability to Perform; Solvency. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors;

(e)  No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement. There is no action, suit, proceeding or investigation pending against the Seller with respect to the Mortgage Loans relating to fraud, predatory lending, servicing or closing practices;

(f)  No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g)  Selection Process. The Mortgage Loans were selected from among the outstanding one- to four-family mortgage loans in the Seller’s portfolio at the related Closing Date as to which the representations and warranties set forth in Subsection 9.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(h)  Delivery to the Custodian. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, and any other documents required to be delivered with respect to each Mortgage Loan pursuant to Subsection 6.03 hereof, shall be delivered to the Custodian. With respect to each Mortgage Loan, the Seller will be in possession of a complete Mortgage File in compliance with Exhibit A hereto, except for such documents as will be delivered to the Custodian;

(i)  Mortgage Loan Characteristics. The characteristics of the Mortgage Loans are as set forth on the description of the pool characteristics for the Mortgage Loans delivered pursuant to Section 11 on the related Closing Date in the form attached as Exhibit I hereto;

(j)  No Untrue Information. Neither this Agreement nor any information, statement, tape or other document furnished or to be furnished pursuant to this Agreement or any Reconstitution Agreement or in connection with the transactions contemplated hereby (including any Securitization Transaction, Whole Loan Transfer or Agency Transfer) contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary to make the statements contained herein or therein not misleading;

(k)  Financial Statements. The Seller has delivered to the Purchaser financial statements as to its last three (3) complete fiscal years and any later quarter ended more than sixty (60) days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(l)  Loan Experience. To the extent available, the Seller has delivered information as to its loan gain and loss experience in respect of foreclosures, its loan delinquency experience for the immediately preceding three-year period, prepayment speed and individual loan loss severities and delinquency histories for at least the immediately preceding year, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered shall be true and correct in all material respects;

(m)  No Brokers. The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(n)  Sale Treatment. The Seller intends to reflect the transfer of the Mortgage Loans as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for tax and accounting purposes;

(o)  Owner of Record. Except for a MERS Designated Mortgage Loan, the Seller is the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, except for any Assignments of Mortgage which have been sent for recording, and upon recordation the Seller will be the owner of record of each Mortgage and the indebtedness evidenced by each Mortgage Note, and upon the sale of the Mortgage Loans to the Purchaser, the Seller will retain the Mortgage Files with respect thereto in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan;

(p)  Reasonable Purchase Price. The Seller deems the consideration received upon the sale of the Mortgage Loans under this Agreement to be fair consideration and reasonably equivalent value for the Mortgage Loans;

(q)  Seller’s Origination. The Seller’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Seller’s underwriting guidelines, and is in no way made as a result of Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated; and

(r)  Reports. On or prior to the date which is two (2) Business Days after the related Closing Date, Seller will provide the Custodian and the Purchaser with a MERS Report reflecting the Custodian as Investor with respect to each MERS Designated Mortgage Loan and no Person as Interim Funder for each MERS Designated Mortgage Loan.

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(a)  Mortgage Loans as Described. The information set forth in the related Mortgage Loan Schedule is complete, true and correct. The Mortgage Loan Schedule sets forth whether the Mortgage Loan is subject to a prepayment penalty;

(b)  Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty (30) or more days prior to the related Closing Date, have been made and credited. No Mortgage Loan has been delinquent for thirty (30) or more days at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)  No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or with respect to Escrowed Mortgage Loans, an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)  Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Custodian or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the related Mortgage Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)  No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)  Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to Fannie Mae and Freddie Mac, as well as all additional requirements set forth in Section 2.10 of the Interim Servicing Agreement. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any servicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g)  Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations. Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws. The Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(h)  No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i)  Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that any mobile home (double wide only) or manufactured dwelling shall conform with the applicable Fannie Mae or Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or a mobile home erected thereon or by a mixed-use property, or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing, (i) the related manufactured housing unit is permanently affixed to the land, and (ii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Seller as mortgagee and (iii) the related Mortgaged Property is not located in the state of New Jersey.

(j)  Valid First or Second Lien. The Mortgage is a valid, subsisting, enforceable and perfected, first or second lien (as applicable) on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)  the lien of current real property taxes and assessments not yet due and payable;

(2)  covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

(3)  other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

(4)  with respect to Second Lien Mortgage Loans, the lien of the first mortgage on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each first lien mortgage loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and Seller has full right to sell and assign the same to Purchaser.

(k)  Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Charges). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties.

(l)  No Fraud. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Seller, or to the best of the Seller’s knowledge, any other person, including without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(m)  Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(n)  Ownership. As of the related Closing Date, the Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the related Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Seller will have no obligation or right to repurchase the Mortgage Loan, except as provided in this Agreement;

(o)  Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

(p)  CLTV, LTV. No Mortgage Loan that is a Second Lien Mortgage Loan has a CLTV in excess of 100%. No Mortgage Loan has an LTV greater than 100%.

(q)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in Iowa, an attorney’s opinion or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien (with respect to first lien Mortgage Loans) or second priority lien (with respect to Second Lien Mortgage Loans) of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2), (3) and (4) of paragraph (j) of this Subsection 9.02, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(r)  No Defaults. Other than payments due but not yet thirty (30) days or more delinquent, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Seller nor any of its affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) as of the related Closing Date, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(s)  No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(t)  Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(u)  Origination; Payment Terms. At the time the Mortgage Loan was originated, either (a) the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority or (b) the following requirements have been met with respect to the Mortgage Loan: Seller meets the requirements set forth in clause (a), and (i) such Mortgage Loan was underwritten in accordance with standards established by Seller, using application forms and related credit documents approved by Seller, (ii) Seller approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until Seller agreed to fund such Mortgage Loan, (iii) the closing documents for such Mortgage Loan were prepared on forms approved by Seller and (iv) such Mortgage Loan was purchased by Seller at closing or soon thereafter. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgage Loan contains terms or provisions which would result in negative amortization. Except with respect to interest-only Mortgage Loans, principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate as well as the Lifetime Rate Cap and the Periodic Cap, are as set forth on Exhibit I hereto. Except with respect to Mortgage Loans that require principal and interest payments sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term of not more than forty (40) years from commencement of amortization, the Mortgage Note is payable in monthly installments of principal and interest (or with respect to interest-only Mortgage Loans, payments of interest during the interest-only period), which installments of interest with respect to Adjustable Rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years from commencement of amortization. The Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans which contain a provision allowing the Mortgagor to convert the Mortgage Note from an adjustable interest rate Mortgage Note to a fixed interest rate Mortgage Note. No Mortgage Loan is a balloon mortgage loan that has an original stated maturity of less than seven (7) years;

(v)  Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(w)  Conformance with Underwriting Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Standards (a copy of which is attached hereto as Exhibit J). The Mortgage Note and Mortgage are on forms acceptable in the secondary market and the Seller has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

(x)  Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(y)  No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above;

(z)  Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(aa)  Acceptable Investment. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor, the Mortgage File or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment to Seller’s knowledge, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan, or cause the Mortgage Loans to prepay during any period materially faster or slower than the mortgage loans originated by the Seller generally;

(bb)  Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Custodian. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit A hereto, except for such documents the originals of which have been delivered to the Custodian;

(cc)  Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project such Mortgage Loan was originated in accordance with, and the Mortgaged Property meets the guidelines set forth in the Seller’s Underwriting Guidelines;

(dd)  Transfer of Mortgage Loans. The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(ee)  Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable;

(ff)  Assumability. None of the Mortgage Loans are, by their terms, assumable without the related mortgagee’s approval;

(gg)  No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(hh)  Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority (as applicable) by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to prudent lenders and servicers of mortgage loans similar to the Mortgage Loans. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(ii)  Mortgaged Property Undamaged; No Condemnation Proceedings. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, hurricane, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

(jj)  Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination, servicing and collection practices used by the Seller, and any prior servicer with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. With respect to Escrowed Mortgage Loans, an escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage and Mortgage Note on the related Interest Rate Adjustment Date. The Seller executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

(kk)  Conversion to Fixed Interest Rate. With respect to Adjustable Rate Mortgage Loans, the Mortgage Loan is not a Convertible Mortgage Loan;

(ll)  Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(mm)  No Violation of Environmental Laws. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgage Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

(nn)  Servicemembers Civil Relief Act of 2003. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003;

(oo)  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser, acceptable to the related originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(pp)  Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by, and the Seller has complied with, all applicable law with respect to the making of the Mortgage Loans. The Seller shall maintain such statement in the Mortgage File;

(qq)  Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

(rr)  Value of Mortgaged Property. The Seller has no knowledge of any circumstances existing that could be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan or to cause the Mortgage Loans to prepay during any period materially faster or slower than similar mortgage loans held by the Seller generally secured by properties in the same geographic area as the related Mortgaged Property;

(ss)  No Defense to Insurance Coverage. The Seller has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the related Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;

(tt)  Escrow Analysis. With respect to each Escrowed Mortgage Loan, the Seller has within the last twelve (12) months (unless such Mortgage was originated within such twelve-month period) analyzed the required Escrow Payments for each Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the Mortgagor, in accordance with RESPA and any other applicable law;

(uu)  Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

(vv)  Credit Information. As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, that Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. The Seller shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney’s fees) arising from disclosure of credit information in connection with the Purchaser’s secondary marketing operations and the purchase and sale of mortgages. The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(ww)  Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xx)  Prepayment Penalty. With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and will be enforced by the Seller for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount not more than the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five (5) years with respect to Mortgage Loans originated prior to October 1, 2002. With respect to Mortgage Loans originated on or after October 1, 2002, the duration of the prepayment period shall not exceed three (3) years from the date of the Mortgage Note unless the Mortgage Loan was modified to reduce the prepayment period to no more than three (3) years from the date of the note and the Mortgagor was notified in writing of such reduction in prepayment period. With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan’s origination, the Mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, and (ii) the prepayment premium is disclosed to the Mortgagor in the loan documents pursuant to applicable state, local and federal law;

(yy)  Predatory Lending Regulations. No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

(zz)  Single-premium Credit Life Insurance Policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(aaa)  Tax Service Contract; Flood Certification Contract. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(bbb)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(ccc)  Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(ddd)  Recordation. Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(eee)  FICO Scores. Each Mortgagor has a non-zero FICO score. No Mortgage Loan has a Mortgagor with a FICO score of less than 500;

(fff)  Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA PATRIOT Act of 2001 (collectively, the “Anti-Money Laundering Laws”); the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by the said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(ggg)  Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(hhh)  MERS Designations. With respect to each MERS Designated Mortgage Loan, the Seller has designated the Custodian as the Investor and no Person is listed as Interim Funder on the MERS® System;

(iii)  Reports. On or prior to the related Closing Date, the Seller has provided the Custodian and the Purchaser with a MERS Report listing the Custodian as the Investor with respect to each MERS Designated Mortgage Loan;

(jjj)  Arbitration. With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(kkk)  Points and Fees. All points and fees related to each Mortgage Loan were disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation; and

(lll)  Fees Charges. All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Seller’s knowledge, if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within sixty (60) days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Purchaser therein in the case of a representation and warranty relating to a particular Mortgage Loan), the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Notwithstanding the above sentence, within sixty (60) days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clauses (vv), (xx), (yy), (zz), (bbb), (hhh) or (jjj) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. In the event that a breach shall involve any representation or warranty set forth in Subsection 9.01, and such breach cannot be cured within sixty (60) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Subsection 9.03 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or its designee in accordance with the Purchaser’s instructions.

At the time of repurchase, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller representations and warranties contained in this Agreement or any Reconstitution Agreement. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser, its successors and assigns and the Successor Servicer as provided in this Subsection 9.03 constitute the sole remedies respecting a breach of the foregoing representations and warranties. For purposes of this paragraph, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement.

Upon the request of the Purchaser, the Seller hereby agrees to execute a recognition agreement in the form of Exhibit L hereto recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 9.01 and 9.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with this Agreement.

Subsection 9.04  Repurchase of Mortgage Loans With Early Payment Defaults.

If the related Mortgagor fails to make the first Monthly Payment due after the related Closing Date on or prior to the date which is thirty (30) days following the related Due Date (an “Early Payment Default”), the Seller, at the Purchaser’s option, shall repurchase such Mortgage Loan from the Purchaser at the Repurchase Price within five (5) Business Days.

Three (3) days prior to the repurchase date, the Purchaser, the Seller and an independent third party bailee shall arrange for the delivery to such independent third party bailee, pursuant to a bailee agreement mutually acceptable to the Purchaser, Seller and such independent third party bailee, of the Mortgage Loan Documents held by the Purchaser or its designee relating to the repurchased Mortgage Loan. Within three (3) Business Days of repurchase, but in no instance later than the servicing transfer date, all Mortgage Files shall be released to Meritage Mortgage Corporation, 7215 Financial Way, Jacksonville, FL 32256, Attn: Capital Markets Department.

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investor’s, its financial partner’s, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, or (f) for which the credit or compliance characteristics do not conform to the terms of any applicable federal, state or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement; provided, however, that Purchaser may not demand repurchase or other relief or remedy on the basis that a Mortgage Loan examined by Purchaser or its designee prior to purchase does not comply with the Underwriting Guidelines.

Subsection 9.06  Prepayments in Full.

With respect to any Mortgage Loan which prepays in full on or prior to the date which is six (6) months after the related Closing Date or (b) the date of the related net interest margin securitization, the Seller shall pay the Purchaser, within two (2) Business Days of such prepayment in full, (a) with respect to any Mortgage Loan without a Prepayment Penalty, an amount equal to the difference between (i) the Purchase Price (as adjusted) for such Mortgage Loan and (ii) the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, and (b) with respect to any Mortgage Loan with a Prepayment Penalty, an amount equal to the difference between (i) the Purchase Price (as adjusted) for such Mortgage Loan and (ii) the sum of the outstanding principal balance of such Mortgage Loan as of the related Cut-off Date and the Prepayment Penalty contractually due (regardless of whether modified, altered, waived or not collected by the related Successor Servicer).

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. At the Purchaser’s option, the Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(A)
at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(B)
all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(C)
the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(D)	the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(E)	all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.	this Agreement;

2.	the Interim Servicing Agreement, any account certifications and all other documents required thereunder;

3.	an Officer’s Certificate, in the form of Exhibit C hereto with respect to the Seller, including all attachments thereto;

4.	an Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit D hereto (“Opinion of Counsel of the Seller”);

5.
a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.	the Underwriting Guidelines to be attached hereto as Exhibit J;

7.	a Servicer Acknowledgment in form of Exhibit L hereto; and

8.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.	an Assignment and Conveyance in the form of Exhibit N hereto, including all exhibits;

2.	a Purchase Price and Terms Agreement;

3.	the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.	each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.	the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.
a Security Release Certification, substantially in the form of Exhibit E or F, as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

7.
a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable; and

8.
if requested by the Purchaser in connection with a material change in Seller’s financial condition or corporate structure, an updated Officer’s Certificate, in the form of Exhibit C hereto, including all attachments thereto and an updated Opinion of Counsel of the Seller, in the form of Exhibit D hereto.

The Seller shall bear the risk of loss of the closing documents until such time as they are received by the Purchaser or its attorneys.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each, a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)	Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)	Freddie Mac (the “Freddie Mac Transfer”); or

(iii)	one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)
one or more trusts or other entities to be formed as part of one or more Securitization Transactions; provided that, with respect to each Mortgage Loan Package, the Purchaser shall not enter into more than five Reconstitutions per pool of the Mortgage Loans in the first year after the related Closing Date.

The Seller agrees to execute in connection with any Reconstitution, any and all pool purchase contracts, and/or agreements reasonably acceptable to the Seller among the Purchaser, the Seller and any servicer in connection with a Whole Loan Transfer, a seller’s warranties and servicing agreement or a participation and servicing agreement in form and substance reasonably acceptable to the Seller, and in connection with a Securitization Transaction, a pooling and servicing agreement in form and substance reasonably acceptable to the Seller (collectively the agreements referred to herein are designated, the “Reconstitution Agreements”); provided that such agreements will not contain servicing provisions providing for any substantially greater obligations of, impose no greater duties, liabilities, or substantially lower benefits to, the Seller than those contained in this Agreement subject to reasonable additional requirements that are the standard common practice in the market (and with respect to representations and warranties, capable of being made as of the Closing Date).

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to execute, deliver and perform all Reconstitution Agreements required by the Purchaser and deliver an opinion of counsel in form and substance satisfactory to the Purchaser if requested by the Purchaser; and (3)(a) to restate the Non-Servicing Related Representations and Warranties as of the applicable Reconstitution Date in connection with such Reconstitution and (b) to restate the Servicing-Related Representations and Warranties, as of the last date of the interim servicing period, modified (with respect to any restatement under clause (a) or (b) above) to the extent necessary in any case to reflect changed circumstances or events after the Closing Date and the pool statistics of the Mortgage Loans as of the date of such restatement.

The Seller shall use its reasonable best efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall request; (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller/servicer agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Additional Indemnification by the Seller; Third Party Claims.

The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain in any way related to (a) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement, (b) the failure of the Seller to perform its duties under this Agreement or (c) the failure of the Seller to service the Mortgage Loans in strict compliance with the terms of the Interim Servicing Agreement or any Reconstitution Agreement entered into pursuant to Section 13. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to Section 9 or the first sentence of this Subsection 14.01, or is in any way related to the failure of the Seller to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.

SECTION 16.  Mandatory Delivery.

The sale and delivery on the related Closing Date of the Mortgage Loans is mandatory from and after the date of the execution of the related Purchase Price and Terms Agreement, it being specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser (including damages to prospective purchasers of the Mortgage Loans) in the event of the Seller’s failure to deliver (i) each of the related Mortgage Loans or (ii) one or more Mortgage Loans otherwise acceptable to the Purchaser on or before the related Closing Date.

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

Meritage Mortgage Corporation
9300 SW Gemini Drive
Beaverton, Oregon 97008
Attention: Rick Baldwin

With copies to:

RBMG, Inc
9710 Two Notch Road
Columbia, SC 29223
Attn: Director of Loan Administration
cc: Chief Legal Counsel

For issues of Repurchases a copy to:

Meritage Mortgage Corporation
7215 Financial Way
Jacksonville, FL 32256
Attn: Capital Markets

(ii)           if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention: Eugene Gorelik

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected one time at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be specifically targeted at the Mortgagors) and newspaper, radio, Seller or its affiliate’s website and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate fully with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the reasonable good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

With respect to those Mortgage Loans that were originated by Seller and sold to the Purchaser pursuant to this Agreement and subsequently securitized by the Purchaser or any of its Affiliates, the Purchaser shall, to the extent consistent with then-current industry practice, cause the servicer (or another party to such securitization) under the securitization to be obligated to provide, information with respect to the Mortgage Loans from and after cut-off date of such securitization necessary for the Seller to comply with its obligations under Regulation AB, including, without limitation, providing to the Seller static pool information, as set forth in Item 1105(a)(2) and (5) of Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller or any Third-Party Originator and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor, in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent) or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Seller and each Third-Party Originator; and

(D)  a description of any affiliation or relationship between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1)  the sponsor;

(2)  the depositor;

(3)  the issuing entity;

(4)  any servicer;

(5)  any trustee;

(6)  any originator;

(7)  any significant obligor;

(8)  any enhancement or support provider; and

(9)  any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)  If so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(1)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(2)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(3)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York
limited partnership
(Purchaser)

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, as General Partner

By:______________________________
Name:____________________________
Title:_____________________________

MERITAGE MORTGAGE CORPORATION
(Seller)

By:____________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT A

CONTENTS OF EACH MORTGAGE FILE

  With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Custodian, or to such other Person as the Purchaser shall designate in writing, pursuant to Section 6 of the Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement to which this Exhibit is attached (the “Agreement”):

(a)  the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________, without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized officer. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, if state law so allows and the Custodian is so advised by the Seller that state law so allows. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “[Last Endorsee], successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the endorsement must be by “[Last Endorsee], formerly known as [previous name]”;

(b)  the original of any guarantee executed in connection with the Mortgage Note;

(c)  the original Mortgage with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

(d)  the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(e)  except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording. The Assignment of Mortgage must be duly recorded only if recordation is either necessary under applicable law or commonly required by private institutional mortgage investors in the area where the Mortgaged Property is located or on direction of the Purchaser as provided in this Agreement. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned to the Purchaser. If the Assignment of Mortgage is not to be recorded, the Assignment of Mortgage shall be delivered in blank. If the Mortgage Loan was acquired by the Seller in a merger, the Assignment of Mortgage must be made by “Meritage Mortgage Corporation, successor by merger to [name of predecessor]”. If the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the Assignment of Mortgage must be by “Meritage Mortgage Corporation, formerly known as [previous name]”;

(f)  the originals of all intervening assignments of mortgage (if any) evidencing a complete chain of assignment from the originator to the Last Endorsee (or to MERS with respect to each MERS Designated Mortgage Loan) with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

(g)  The original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

(h)  security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage.

In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within ninety (90) days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT B

  CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)   Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

EXHIBIT C

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of Meritage Mortgage Corporation, a state chartered institution organized under the laws of the state of Oregon (the “Company”) and further as follows:

1. Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification since ___________.

2. Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification since ___________.

3. Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten (10) days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4. Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver each of the Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2005, by and between Goldman Sachs Mortgage Company (the “Purchaser”) and the Company (the “Purchase Agreement”), the Flow Interim Servicing Agreement, dated as of July 1, 2005, by and between the Purchaser and the Company (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”), and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original or facsimile signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification since ____________.

5. Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Agreements, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6. Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7. To the best of my knowledge, there is no action, suit, proceeding or investigation pending or threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8. Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Agreements and any other document delivered or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9. The Company is duly authorized to engage in the transactions described and contemplated in the Agreements.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:____________________	By:__________________________________
Name:________________________________
[Seal]	Title: [Vice] President

I, ________________________, an [Assistant] Secretary of ______________[COMPANY], hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:____________________	By:__________________________________
Name:________________________________
[Seal]	Title: [Assistant] Secretary

EXHIBIT 5 to
Company’s Officer’s Certificate

NAME	TITLE	SIGNATURE

EXHIBIT D

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to Meritage Mortgage Corporation (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of November 1, 2005 (the “Purchase Agreement”), which sale is in the form of whole loans and that certain Flow Interim Servicing Agreement by and between the Company and Goldman Sachs Mortgage Company (the “Purchaser”), dated as of July 1, 2005 (the “Servicing Agreement”, together with the Purchase Agreement, the “Agreements”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.

[We] [I] have examined the following documents:

1. the Agreements;

2. the form of Assignment of Mortgage;

3. the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Purchase Agreement. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a corporation duly organized, validly existing and in good standing under the laws of Oregon and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver such Agreements and to perform and observe the terms and conditions of such Agreements.

3.
Each of the Agreements has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.	The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements.

5.
The Company has been duly authorized to allow any of its officers to execute by original [or facsimile] signature the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original [or facsimile] signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

6.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance with the Agreements and the sale of the Mortgage Loans by the Company or the consummation of the transactions contemplated by the Agreements or (ii) any required consent, approval, authorization or order has been obtained by the Company.

7.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or, to the best of the Company’s knowledge, other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

8.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements to which it is a party or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

9.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement and the Servicing Agreement is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

10.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in Exhibit A to the Purchase Agreement. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

_____________________________
[Name]
[Assistant] General Counsel

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______(the “Association”)]
________________________
________________________
________________________

Attention:	___________________________

___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________[COMPANY] a [type of entity], organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under an Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2005, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

____________________________

By:__________________________
Name:________________________
Title:_________________________
Date:_________________________

Acknowledged and approved:

__________________________

By:______________________________
Name:___________________________
Title:____________________________
Date:____________________________

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by to Goldman Sachs Mortgage Company from the Company named below pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2005 and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

________________________________
(name)

________________________________
(Address)

By:_____________________________

II. Certification of Release

The Company named below hereby certifies to ________________________________________________________________ that, as of the date and time of the sale of the above-mentioned ___________________________________ the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

_____________________________

By:__________________________
Title:_________________________
Date:_________________________

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated ______________, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers, conveys and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor with respect to the mortgage loans listed on Exhibit A attached hereto (the “Mortgage Loans”), and with respect to such Mortgage Loans, in, to and under (a) that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, Conventional Residential Adjustable Rate and Fixed Rate Mortgage Loans dated as of November 1, 2005 (the “Purchase Agreement”) and (b) that certain Flow Interim Servicing Agreement, dated as of July 1, 2005, between the Purchaser and Meritage Mortgage Corporation (the “Servicing Agreement” and, together with the Purchase Agreement, the “Agreements”).

2. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage with any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

3. The Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a. The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and purchase the Mortgage Loans;

b. The Assignee has full corporate power and authority to execute, deliver and perform under this Assignment and Assumption Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Assignment and Assumption Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Assignment and Assumption Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c. To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Assignment and Assumption Agreement, or the consummation by it of the transactions contemplated hereby;

d. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller, the Assignor and the Custodian all of the Assignor’s obligations as Purchaser thereunder; including, without limitation, the limitation on assignment set forth in Section 22 of the Purchase Agreement;

e. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;

f. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

g. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

h. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

i. The Assignee has been furnished with all informa-tion regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

j. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans, or otherwise approached or negotiated with respect to the Mortgage Loans or any interest in the Mortgage Loans with any person in any manner which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

k. Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

4. (a)  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans, this Assignment and Assumption Agreement and the Agreements is:

The Assignee’s wire instructions for purposes of all remittances and payments related to the Mortgage Loans are:

(b) The Assignor’s address for purposes for all notices and correspondence related to the Mortgage Loans and this Assignment and Assumption Agreement is:

5. This Assignment and Assumption Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by federal law.

6. This Assignment and Assumption Agreement shall inure to the benefit of the successors and assigns of the parties hereto. This Assignment and Assumption Agreement may not be assigned by the Assignee without the express written consent of the Assignor. Any entity into which the Assignor or Assignee may be merged or consolidated shall, without the requirement for any further writing, be deemed the Assignor or Assignee, respectively, hereunder.

7. No term or provision of this Assignment and Assumption Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

8. This Assignment and Assumption Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Agreements by the Assignor.

9. Notwithstanding the assignment of the Agreements by either the Assignor or Assignee, this Assignment and Assumption Agreement shall not be deemed assigned by the Assignor or the Assignee unless assigned by separate written instrument.

10. For the purpose for facilitating the execution of this Assignment and Assumption Agreement as herein provided and for other purposes, this Assignment and Assumption Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

______________________________                          ______________________________
Assignor                                                                               Assignee

By:___________________________                           By:___________________________

Its:__________________________                              Its:__________________________

Taxpayer                                                                                Taxpayer
Identification No.____________                                     Identification No.____________

EXHIBIT H

[INTENTIONALLY OMITTED]

EXHIBIT I

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE POOL CHARACTERISTICS OF THE MORTGAGE LOANS

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date:

EXHIBIT J

ORIGINATOR’S UNDERWRITING GUIDELINES

EXHIBIT K

MORTGAGE LOAN SCHEDULE

EXHIBIT L

SERVICER ACKNOWLEDGMENT

As of [_________]

Meritage Mortgage Corporation
9300 SW Gemini Drive
Beaverton, Oregon 97008
Attention: Rick Baldwin

Re:
Letter Agreement in connection with the purchase by Goldman Sachs Mortgage Company (the “Purchaser”) and the sale by Meritage Mortgage Corporation (the “Company”) of mortgage loans pursuant to that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement (the “Agreement”), dated as of November 1, 2005, by and between the Company and the Purchaser

Ladies and Gentlemen:

In connection with the above-referenced transaction, and in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Company hereby agree as follows:

1.	Unless otherwise specified in this letter agreement, all capitalized terms herein shall have the meaning as provided in the Agreement.

2.
The Purchaser hereby requests, and the Company hereby acknowledges, that [SERVICER] shall be the “Successor Servicer” under the agreement and shall be entitled to all the rights and benefits granted to a Successor Servicer under the Agreement.

3.	This letter may be executed in any number of counterparts each of which shall constitute one and the same instrument, and either party hereto may execute this letter by signing any such counterpart.

[the remainder of this page intentionally left blank]

4.
This letter shall be deemed in effect when a fully executed counterpart thereof is received by the Company in the State of New York and shall be deemed to have been made in the State of New York. This letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York except to the extent preempted by federal law.

Very truly yours,

GOLDMAN SACHS MORTGAGE COMPANY

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.

By:_________________________________

Name:_______________________________

Title:________________________________

Accepted and Agreed:

MERITAGE MORTGAGE CORPORATION
(Seller)

By:____________________________________

Name:__________________________________

Title:___________________________________

EXHIBIT M

[INTENTIONALLY OMITTED]

EXHIBIT N

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Meritage Mortgage Corporation (the “Seller”), as the Seller, under that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2005 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company (the “Purchaser”), as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit A hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

MERITAGE MORTGAGE CORPORATION  (Seller)

By:____________________________________
Name:_________________________________
Title:__________________________________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT O

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION
AND
CONTRIBUTION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Indemnifying Party”).

W I T N E 60;S S E T H:

WHEREAS, the Indemnifying Party and the Depositor are parties to the Pooling and Servicing Agreement (as defined herein);

WHEREAS, the Indemnifying Party or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Pooling and Servicing Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Indemnifying Party wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection 1.01  Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Indemnified Parties: As defined in Section 3.01.

Indemnifying Party Information: (A) All information in the Prospectus Supplement, the Offering Circular or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Indemnifying Party or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, the Indemnifying Party, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Underwriters: Goldman, Sachs & Co., a New York limited partnership[, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

  SECTION 2.  REPRESENTATIONS AND WARRANTIES. Each party hereto represents and warrants that:

(a)  it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  this Agreement has been duly authorized, executed and delivered by such party; and

(c)  assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party.

SECTION 3.  INDEMNIFICATION

  Subsection 3.01  Indemnification by the Indemnifying Party of the Depositor and the Underwriters.

(a)  The Indemnifying Party shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such Indemnified Party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Indemnifying Party Information, and the Indemnifying Party shall in each case reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Indemnifying Party’s liability under this Section 3.01 shall be in addition to any other liability that the Indemnifying Party may otherwise have.

(b)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an Indemnified Party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Indemnifying Party, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of the Depositor, GSMC, the Underwriter[s] and the Initial Purchaser[s] and their respective Affiliates shall have the same rights to contribution as such Person.

  Subsection 3.02  Notification; Procedural Matters. Promptly after receipt by an Indemnified Party under Section 3.01 of notice of any claim or the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under Section 3.01, notify the Indemnifying Party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the Indemnifying Party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under Section 3.01. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that, by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, the Indemnifying Party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other Indemnified Parties that are different from or additional to those available to the Indemnifying Party, the Indemnified Party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party or parties. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such action and approval by the Indemnified Party of such counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this paragraph for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless (i) the Indemnified Party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (iii) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the Indemnifying Party be liable for the fees and expenses of more than one counsel representing the Indemnified Parties (in addition to any local counsel) separate from its own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Indemnifying Party: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Indemnifying Party hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:____________________________________
Name:
Title:

[INDEMNIFYING PARTY]

By:____________________________________
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 18, 2006 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and Meritage Mortgage Corporation (the “Company”).

For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) solely insofar as it relates to the Mortgage Loans, that certain Amended and Restated Flow Mortgage Loan Purchase and Warranties Agreement, dated as of November 1, 2005 (the “Amended Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), of the GSAMP Trust 2006-S5 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company as Trustee and as a custodian, U.S Bank National Association, as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”) and Ocwen Loan Servicing, LLC, as servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the “Servicer”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, except as set forth on Exhibit B hereto, the Non-Servicing Related Representations and Warranties are true and correct on the date hereof as if such representations and warranties were made on the date hereof and the Servicing-Related Representations and Warranties are true and correct as of June 15, 2006.

Remedies for Breach of Representations and Warranties of the Company

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Representations and Warranties of the Assignor

6.  The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  Bring Down. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after the closing date set forth in such Purchase Agreement to August 18, 2006 that would cause any of the Servicing-Related Representations and Warranties relating to the applicable Mortgage Loans set forth in Subsection 9.02 of such Purchase Agreement to be incorrect in any material respects as of the date hereof as if made on the date hereof.

(b)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(c)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(d)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(e)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 6(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: Version 5.7 of the Standard & Poor’s LEVELS® Glossary, or such version as may be in effect from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

7.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 6 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

8.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

9.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

11.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement, except as expressly set forth herein, and then only with respect to the Mortgage Loans.

13.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

15.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:___________________________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP., a New York corporation, as general partner

By:___________________________________________
Name:
Title:

MERITAGE MORTGAGE CORPORATION

By:___________________________________________
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

Mortgage Loan Schedule

EXHIBIT B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

EXHIBIT Q-5

RESIDENTIAL FUNDING AGREEMENTS

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

GOLDMAN SACHS MORTGAGE COMPANY

Purchaser

RESIDENTIAL FUNDING CORPORATION,

Seller

Dated as of May 1, 2006

Fixed and Adjustable Rate Residential Mortgage Loans

Servicing Released

SECTION 1.	DEFINITIONS.
SECTION 2.	AGREEMENT TO PURCHASE.
SECTION 3.	MORTGAGE SCHEDULES.
SECTION 4.	PURCHASE PRICE.
SECTION 5.	EXAMINATION OF MORTGAGE FILES.
SECTION 6.	CONVEYANCE FROM SELLER TO PURCHASER.
Subsection 6.01	Conveyance of Mortgage Loans.
Subsection 6.02	Books and Records.
Subsection 6.03	Delivery of Mortgage Loan Documents.
Subsection 6.04	Quality Control Procedures.
SECTION 7.	SERVICING OF THE MORTGAGE LOANS.
SECTION 8.	TRANSFER OF SERVICING.
SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER; REMEDIES FOR BREACH.
Subsection 9.01	Representations and Warranties Regarding the Seller.
Subsection 9.02	Representations and Warranties Regarding Individual Mortgage Loans.
Subsection 9.03	Remedies for Breach of Representations and Warranties.
Subsection 9.04	[Reserved].
Subsection 9.05	Purchaser’s Right to Review.
Subsection 9.06	Representations, Warranties and Covenants of the Purchaser.
SECTION 10.	CLOSING.
SECTION 11.	CLOSING DOCUMENTS.
SECTION 12.	COSTS.
SECTION 13.	COOPERATION OF SELLER WITH A RECONSTITUTION.
SECTION 14.	THE SELLER.
Subsection 14.01	Liability of the Seller and Others.
Subsection 14.02	Merger or Consolidation of the Seller.
SECTION 15.	FINANCIAL STATEMENTS.
SECTION 16.	[RESERVED].
SECTION 17.	NOTICES.
SECTION 18.	SEVERABILITY CLAUSE.
SECTION 19.	COUNTERPARTS.
SECTION 20.	GOVERNING LAW.
SECTION 21.	INTENTION OF THE PARTIES.
SECTION 22.	SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.
SECTION 23.	WAIVERS.
SECTION 24.	EXHIBITS.
SECTION 25.	GENERAL INTERPRETIVE PRINCIPLES.
SECTION 26.	REPRODUCTION OF DOCUMENTS.
SECTION 27.	FURTHER AGREEMENTS.
SECTION 28.	RECORDATION OF ASSIGNMENTS OF MORTGAGE.
SECTION 29.	NO SOLICITATION.
SECTION 30.	WAIVER OF TRIAL BY JURY.
SECTION 31.	SUBMISSION TO JURISDICTION; WAIVERS.
SECTION 32.	CONFIDENTIAL INFORMATION.
SECTION 33.	COMPLIANCE WITH REGULATION AB.
Subsection 33.01	Intent of the Parties; Reasonableness.
Subsection 33.02	Additional Representations and Warranties of the Seller.
Subsection 33.03	Information To Be Provided by the Seller.
Subsection 33.04	Indemnification.

EXHIBITS
EXHIBIT A	[RESERVED]
EXHIBIT B	CONTENTS OF EACH CREDIT FILE
EXHIBIT C	[RESERVED]
EXHIBIT D	[RESERVED]
EXHIBIT E	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT F	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT H	[Reserved]
EXHIBIT I	ASSIGNMENT AND CONVEYANCE
EXHIBIT J	FORM OF INDEMNIFICATION AGREEMENT

FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT (the “Agreement”), dated as of May 1, 2006, by and between Goldman Sachs Mortgage Company, a New York limited partnership, having an office at 85 Broad Street, New York, New York 10004 (together with its successors and assigns, the “Purchaser”), and RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, having an office at 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437 (the “Seller”).

W I T N E S S E T H:

WHEREAS, from time to time, the Seller desires to sell to the Purchaser, and, from time to time, the Purchaser desires to purchase from the Seller, certain conventional adjustable and fixed rate residential first and second lien mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as a pool of whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first or second lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule;

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance and control of the Mortgage Loans; and

WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private, rated or unrated mortgage pass-through transaction;

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1.  Definitions.

For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

  Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices specified in the Program Guide and those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and incorporating the Delinquency Collection Policies and Procedures.

  Actual Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage after application of payments of principal actually received at the related Cut-off Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing principal payments.

  Adjustable Rate Mortgage Loan: An adjustable rate Mortgage Loan purchased pursuant to this Agreement.

  Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

  Agency Transfer: A Fannie Mae Transfer or a Freddie Mac Transfer.

  Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

  ALTA: The American Land Title Association, or any successor thereto.

  Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

  Assignment and Assumption Agreement: As defined in Section 22.

  Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

  Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in (a) the State of New York, (b) each state in which the Seller’s servicing operations relating to the Mortgage Loans are located or (c) the State of Minnesota or (iii) the State in which the Custodian’s operations are located, are authorized or obligated by law or executive order to be closed.

  Closing Date: The date or dates set forth on the related Purchase Price and Terms Agreement on which the Purchaser from time to time shall purchase and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule

  CLTV: As of the date of origination and as to any Second Lien Mortgage Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of the Second Lien Mortgage Loan as of the date of origination and (ii) the outstanding principal balance as of the date of origination of any mortgage loan or mortgage loans that are senior or equal in priority to the Second Lien Mortgage Loan and which are secured by the same Mortgaged Property to (b) the lesser of the Appraised Value and the purchase price of the Mortgaged Property.

  Code: Internal Revenue Code of 1986, as amended.

  Commission: The United States Securities and Exchange Commission.

  Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

  Consumer Information: Information including but not limited to all personal information about the Mortgagors that is supplied to any party to this Agreement on behalf of the Mortgagors.

  Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Adjustable Rate Mortgage Loan to a fixed rate Mortgage Loan in accordance with the terms of the related Mortgage Note.

  Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

  Credit File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Credit File pursuant to this Agreement. Additionally, with respect to each Mortgage Loan, the file retained by the Seller consisting of originals of all documents in the Mortgage File which are not delivered to the Purchaser or the Custodian and copies of the Mortgage Loan Documents set forth in as provided in Subsection 6.03 hereof.

  Custodial Account: The account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

  Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the originals of each Mortgage Note, Mortgage, Assignment of Mortgage and other documents constituting the Mortgage Files.

  Custodian: Deutsche Bank National Trust Company (or such other Custodian as specified in the related Purchase Price and Terms Agreement), or its successors in interest or permitted assigns, or any successor to the Custodian under the Custodial Agreement as therein provided.

  Cut-off Date: With respect to each Mortgage Loan in a Mortgage Loan Package, the date set forth on the related Purchase Price and Terms Agreement.

  Deemed Material Breach Representation: Each representation and warranty identified as such in Subsection 9.02.

  Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

  Delinquency Collection Policies and Procedures: The delinquency collection policies and procedures of the Interim Servicer, a copy of which is attached to the Interim Servicing Agreement as Exhibit 7.

  Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

  Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

  Escrow Account: The account or accounts created and maintained pursuant to the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

  Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

  Exchange Act: The Securities Exchange Act of 1934, as amended.

  Fannie Mae: The Federal National Mortgage Association, or any successor thereto.

  Fannie Mae Guides: The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

  Fannie Mae Transfer: As defined in Section 13 hereof.

  FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

FHA Loan: A Mortgage Loan which is the subject of an FHA Mortgage Insurance contract.

FHA Mortgage Insurance: Mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

FHA Regulations: The regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

  FICO: Fair Isaac Corporation, or any successor thereto.

  Fitch: Fitch, Inc., or its successor in interest.

  Fixed Rate Mortgage Loan: A fixed rate mortgage loan purchased pursuant to this Agreement.

  Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

  Freddie Mac Transfer: As defined in Section 13 hereof.

  Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Rate Adjustment Date the Mortgage Interest Rate for such Mortgage Loan.

  High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (b) with an “annual percentage rate” or total “points and fees” payable by the related Mortgagor (as each such term is calculated under HOEPA) that exceed the thresholds set forth by HOEPA and its implementing regulations, including 12 C.F.R. § 226.32(a)(1)(i) and (ii), (c) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (d) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary.

  Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

  HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term “HUD,” for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and Government National Mortgage Association.

  Index: With respect to each Adjustable Rate Mortgage Loan, a rate per annum as specified in the related Mortgage Loan Schedule.

  Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

  Interest Rate Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the related Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

  Interim Funder: With respect to each MOM Loan, the Person named on the MERS® System as the interim funder pursuant to the MERS Procedures Manual.

Interim Servicing Agreement: That certain Flow Interim Servicing Agreement, dated as of the date hereof, by and between the Purchaser and the Seller.

  Investor: With respect to each MOM Loan, the Person named on the MERS® System as the investor pursuant to the MERS Procedures Manual.

  Lifetime Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum Mortgage Interest Rate thereunder. The Mortgage Interest Rate during the term of each Adjustable Rate Mortgage Loan shall not at any time exceed the Mortgage Interest Rate at the time of origination of such Adjustable Rate Mortgage Loan by more than the amount per annum set forth on the related Mortgage Loan Schedule.

  Limited Documentation Program: The guidelines under which the Seller generally originates Mortgage Loans principally on the basis of the Loan-to-Value Ratio of the related Mortgage Loan and the creditworthiness of the Mortgagor.

  Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, net of related liquidation expenses.

  Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

  MERS: MERSCORP, Inc., its successors and assigns.

  MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

  MERS Report: The report from the MERS® System listing MOM Loans and other information.

  MERS® System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

  MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

  MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

  Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

  Moody’s: Moody’s Investors Service, Inc., and any successor thereto.

  Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first or second lien upon a leasehold estate of the Mortgagor.

  Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Subsection 6.03, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

  Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

  Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Credit File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Servicing Rights, Prepayment Penalties, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or Deleted Mortgage Loans.

  Mortgage Loan Documents: The documents in the Mortgage File.

  Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Seller on a Closing Date.

  Mortgage Loan Schedule: The schedule of Mortgage Loans, with respect to each Mortgage Loan Package, attached as Exhibit A to the related Assignment and Conveyance, setting forth the following information with respect to each Mortgage Loan in the related Mortgage Loan Package: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e. a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the LTV and CLTV, each at the origination; (8) the Mortgage Interest Rate as of the related Cut-off Date; (9) the date on which the Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the related Cut-off Date; (12) the last payment date on which a Monthly Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal due and collected on or before the related Cut-off Date; (15) with respect to Adjustable Rate Mortgage Loans, the Interest Rate Adjustment Date; (16) with respect to Adjustable Rate Mortgage Loans, the Gross Margin; (17) with respect to Adjustable Rate Mortgage Loans, the Lifetime Rate Cap under the terms of the Mortgage Note; (18) with respect to Adjustable Rate Mortgage Loans, a code indicating the type of Index; (19) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Cap under the terms of the Mortgage Note; (20) with respect to Adjustable Rate Mortgage Loans, the Periodic Rate Floor under the terms of the Mortgage Note; (21) the type of Mortgage Loan (i.e., Fixed Rate, Adjustable Rate, First Lien, Second Lien); (22) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (23) a code indicating the documentation style (i.e. full, alternative or reduced); (24) the loan credit classification (as described in the Underwriting Guidelines); (25) whether such Mortgage Loan provides for a Prepayment Penalty; (26) the Prepayment Penalty period of such Mortgage Loan, if applicable; (27) a description of the Prepayment Penalty, if applicable; (28) the Mortgage Interest Rate as of origination; (29) the credit risk score (FICO score) at origination; (30) the date of origination; (31) the Mortgage Interest Rate adjustment period; (32) the Mortgage Interest Rate adjustment percentage; (33) the Mortgage Interest Rate floor; (34) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (35) a code indicating whether the Mortgage Loan is a Section 32 Mortgage Loan; (36) a code indicating whether the Mortgage Loan is assumable; (37) a code indicating whether the Mortgage Loan has been modified; (38) the one-year payment history; (39) the Due Date for the first Monthly Payment; (40) the original Monthly Payment due; (41) with respect to the related Mortgagor, the debt-to-income ratio; (42) lesser of the Appraised Value or sales price of the Mortgaged Property and (44) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

  Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

  Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

  Mortgagor: The obligor on a Mortgage Note.

  Originator: As to any Mortgage Loan, a Person that executed an Originator’s Agreement applicable to such Mortgage Loan.

  Originator’s Agreement: An agreement for the origination and sale of Mortgage Loans in the form referred to in the Program Guide or in such other form as has been approved by the Seller.

  Periodic Rate Cap: The provision of each Mortgage Note related to an Adjustable Rate Mortgage Loan which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Rate Adjustment Date above or below the Mortgage Interest Rate previously in effect. The Periodic Rate Cap for each Adjustable Rate Mortgage Loan is the rate set forth on the Mortgage Loan Schedule.

  Periodic Rate Floor: With respect to each Adjustable Rate Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may decrease on an Interest Rate Adjustment Date below the Mortgage Interest Rate previously in effect.

  Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

  Preliminary Mortgage Schedule: As defined in Section 3.

  Prepayment Penalty: With respect to each Mortgage Loan, the fee, if any, payable upon the prepayment, in whole or in part, of such Mortgage Loan, as set forth in the related Mortgage Note.

  Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any Prepayment Penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

  Program Guide: Collectively, the Client Guide and the Servicer Guide for Residential Funding Corporation’s mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by Residential Funding Corporation from time to time.

  Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans in a Mortgage Loan Package as calculated in Section 4 of this Agreement.

  Purchase Price and Terms Agreement: With respect to each purchase of a Mortgage Loan Package hereunder, that certain letter agreement setting forth the general terms and conditions of such transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder, by and between the Seller and the Purchaser.

  Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest and assigns, and any successor to the Purchaser under this Agreement as herein provided.

  Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

  Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within one hundred eighty (180) days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

  Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 1% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one (1) year less than that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with same Periodic Rate Cap, Lifetime Rate Cap, Index and lien priority); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 9 hereof.

  Rating Agency: Any of Fitch, Moody’s or Standard & Poor’s, or their respective successors designated by the Purchaser.

  Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

  Reconstitution Agreement: An agreement similar to the Assignment and Recognition Agreement attached hereto as Exhibit G or such other form as is mutually agreeable to the parties thereto.

  Reconstitution Date: As defined in Section 13.

  Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

  REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

  REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and related provisions and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

  Repurchase Price: With respect to any Mortgage Loan for which a breach of a representation or warranty under this Agreement is found, a price equal to the outstanding principal balance of the Mortgage Loan to be repurchased as of the date of repurchase, plus accrued interest thereon at the Mortgage Interest Rate from the date on which interest had last been paid through the date of such repurchase, plus the amount of any outstanding advances owed to any servicer, plus all costs and expenses incurred by the Purchaser or any servicer arising out of or based upon such breach, including without limitation costs and expenses incurred in the enforcement of the Seller's repurchase obligation hereunder plus any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law.

  RESPA: Real Estate Settlement Procedures Act, as amended from time to time.

  Second Lien Mortgage Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

  Securities Act: The Securities Act of 1933, as amended.

  Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

  Seller: Residential Funding Corporation, its successors in interest and assigns.

  Seller Information: As defined in Subsection 33.04(a).

  Servicing Fee: With respect to each Mortgage Loan subject to the Interim Servicing Agreement, an amount per month as set forth in the Interim Servicing Agreement.

  Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans but not including any Prepayment Penalties; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) to the extent not owned by the related borrower, Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

  Sponsor: The sponsor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

  Standard & Poor’s: Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc., and its successors in interest.

  Standard & Poor’s Glossary: The Standard & Poor’s LEVELS® Glossary, as may be in effect from time to time.

  Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, to the extent received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

  Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

  Successor Servicer: A servicer designated by the Purchaser pursuant to Section 8 and Subsection 9.03 which is entitled to the benefits of the indemnifications set forth in Subsections 9.03 and 14.01.

  Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.

  Transfer Date: With respect to each Mortgage Loan, (a) the date set forth in the related Purchase Price and Terms Agreement or (b) such other date as mutually agreed by the Seller and the Purchaser.

  Underwriting Guidelines: The Program Guide.

  Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.

  Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

SECTION 2.  Agreement to Purchase.

The Seller, on each related Closing Date, agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, Mortgage Loans having an aggregate principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Agreement, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

SECTION 3.  Mortgage Schedules.

The Seller shall provide the Purchaser with certain information constituting a preliminary listing of the Mortgage Loans to be purchased on the related Closing Date in accordance with the related Purchase Price and Terms Agreement and this Agreement (a “Preliminary Mortgage Schedule”).

The Seller shall deliver the related Mortgage Loan Schedule for the Mortgage Loans to be purchased on the related Closing Date to the Purchaser at least two (2) Business Days prior to the related Closing Date. The related Mortgage Loan Schedule shall be the Preliminary Mortgage Schedule with those Mortgage Loans deleted that (i) have not been funded prior to the related Closing Date or (ii) been rejected by Purchaser or otherwise removed from the related Mortgage Loan Package.

SECTION 4.  Purchase Price.

The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Agreement (subject to adjustment as provided therein), multiplied by the Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans, after application of payments of principal actually received on or before the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, on the related Closing Date, accrued interest on the Stated Principal Balance of the related Mortgage Loans as of the related Cut-off Date at the weighted average Mortgage Interest Rate of those Mortgage Loans from the date interest was paid through on the Mortgage Loan through the day prior to the related Closing Date, inclusive. The Purchase Price plus accrued interest as set forth in the preceding paragraph shall be paid to the Seller by wire transfer of immediately available funds to an account designated by the Seller in writing.

The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, prepayment penalties, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate made after the Cut-off Date.

SECTION 5.  Examination of Mortgage Files.

At least ten (10) Business Days prior to the related Closing Date, with respect to each Mortgage Loan in the related Mortgage Loan Package to be purchased, the Seller shall make the related Credit Files available to the Purchaser for examination at such other location as shall otherwise be acceptable to the Purchaser.

Such examination of the Mortgage Files may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and determines, in its sole discretion, that any Mortgage Loans are unacceptable to the Purchaser for any reason, such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule, and may be replaced by a Qualified Substitute Mortgage Loan (or Loans) acceptable to the Purchaser. The Purchaser may, at its option and without notice to the Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files or the Credit Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.

In the event that the Seller fails to deliver the Credit Files with respect to any Mortgage Loan after the related Transfer Date, the Seller shall, upon the request of the Purchaser, repurchase such Mortgage Loan at the price and in the manner specified in Subsection 9.03.

SECTION 6.  Conveyance from Seller to Purchaser.

Subsection 6.01  Conveyance of Mortgage Loans.

The Seller, on each related Closing Date, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in the related Mortgage Loan Package, and the Mortgage Files and all rights and obligations arising under the documents contained therein for each Mortgage Loan in the related Mortgage Loan Package.

Subsection 6.02  Books and Records.

Record title to each Mortgage as of the related Closing Date shall be in the name of MERS, the Seller, an Affiliate of the Seller, the Purchaser or one or more designees of the Purchaser, as the Purchaser shall select. Notwithstanding the foregoing, each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

The Seller shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Seller shall maintain in its possession, available for inspection by the Purchaser, and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the National Flood Insurance Act of 1968, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and periodic inspection reports, as required by the Fannie Mae Guides. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Seller may be in the form of microfilm or microfiche so long as the Seller complies with the requirements of the Fannie Mae Guides.

Subsection 6.03  Delivery of Mortgage Loan Documents.

In connection with the Seller’s assignment of the Mortgage Loans to the Purchaser pursuant to the related Purchase Price and Terms Agreement, not later than 5 Business Days prior to the related Closing Date the Seller shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Purchaser for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i)  The original Mortgage Note, endorsed “Pay to the order of ____________, without recourse,” and signed in the name of the Seller by an authorized officer. Such signature may be an original signature or a facsimile signature of such officer. If the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “Residential Funding Corporation, formerly known as [previous name]”. The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the Seller. In lieu of the original Mortgage Note, the Purchaser will accept lost note affidavits in a form acceptable to the Purchaser for up to five percent (5%) of the Mortgage Loans in any Mortgage Loan Package (measured by unpaid principal balance).

(ii)  Originals or certified true copies from the appropriate recording offices of all assumption and modification agreements, if any, or if the original has not yet been returned from the recording office, a copy of such original certified by the Seller.

(iii)  Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, assigned to ________________, but otherwise in form and substance acceptable for recording and sent for recording; provided however, that certain recording information will not be available if, as of the related Closing Date, the Seller has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”; and if the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “Residential Funding Corporation, formerly known as [previous name]”.

(iv)  The original Mortgage, or a copy of the Mortgage with evidence of recording thereon certified by the appropriate recording office to be a true copy of the recorded Mortgage, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage together with a certificate of a duly authorized representative of the Seller (which certificate may consist of stamped text appearing on such copy of the Mortgage), the closing attorney or an officer of the title insurer which issued the related title insurance policy, certifying that the copy is a true copy of the original of the Mortgage which has been transmitted for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located. The Mortgage shall note the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan.

(v)  Unless the Mortgage Loan is registered on the MERS System, the original Assignment of Mortgage, executed in blank, but otherwise in form and substance acceptable for recording; provided, however, that certain recording information will not be available if, as of the Closing Date, the Seller has not received the related Mortgage from the appropriate recording office. If the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “Residential Funding Corporation, successor by merger to [name of predecessor]”;

(vi)  Originals, or certified true copies from the appropriate recording offices, of any intervening assignments of the Mortgage with evidence of recording thereon, or, if the original intervening assignment has not yet been returned from the recording office, a certified copy of such assignment and if a Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “Residential Funding Corporation, formerly known as [previous name]”; provided, further, that if the Mortgage Loan is a MERS Mortgage Loan (and, except in the case of a MOM Loan where no intervening assignment shall be required, the original or certified true copy of the recorded Assignment of Mortgage to MERS provided pursuant to clause (v) above) no Assignment of Mortgage shall be required.

(b)  Notwithstanding the provisions of Subsection 6.03(a), in the event that in connection with any Mortgage Loan the Seller cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or a copy thereof as permitted by Subsection 6.03(a) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Seller shall deliver to the Custodian a copy of such Mortgage, assignment, modification, assumption agreement or preferred loan agreement. The Seller shall promptly deliver to the Custodian such Mortgage, assignment, modification, assumption agreement or preferred loan agreement with evidence of recording indicated thereon in accordance with Subsection 6.03(a).

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will, at the Purchaser’s request and sole cost and expense, cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field “Pool Field” which identifies the series in which such loans were sold. The Seller further agrees that it will not alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

Certain documents referred to in Subsection 6.01(a) of the Agreement may be missing on or prior to the Closing Date. In the event such missing documents are not provided within 45 days after the Closing Date except as provided in the preceding paragraphs, the Seller shall repurchase the related Mortgage Loans on the second Remittance Date (as defined in the Interim Servicing Agreement) after the Closing Date at the Purchase Price for such Mortgage Loans.

(c)  Any documents required to be delivered to the Custodian by the Seller pursuant to this Subsection 6.03 which are in the possession or control of the Seller or a Subservicer and which are not delivered to the Custodian or are requested from the Custodian in connection with the servicing of the Mortgage Loans are and shall be held by the Seller, either directly or through the related Subservicer, in trust for the benefit of the Purchaser.

(d)  Concurrently with the execution and delivery hereof, the Seller hereby assigns to the Purchaser, and the Purchaser hereby assumes, all of the Seller’s rights and obligations under the Originator’s Agreements with respect to the Mortgage Loans, insofar as such rights and obligations relate to any representations and warranties regarding a Mortgage Loan made by an Originator under any Originator’s Agreement and any remedies available under the Originator’s Agreement for a breach of any such representations and warranties.

The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement.

The Interim Servicer shall forward to the Custodian, or to such other Person as the Purchaser shall designate in writing, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Interim Servicing Agreement within two (2) weeks of their execution, provided, however, that the Interim Servicer shall provide the Custodian, or to such other Person as the Purchaser shall designate in writing, with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall promptly provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation, subject to clause (b) above.

The Seller shall pay all initial recording, registration or transfer fees, if any, for the assignments of mortgage and any other fees or costs in transferring all original documents to the Custodian or, upon written request of the Purchaser, to the Purchaser or the Purchaser’s designee. The Purchaser or the Purchaser’s designee shall be responsible for recording the Assignments of Mortgage and shall be reimbursed by the Seller for the costs associated therewith pursuant to the preceding sentence.

Subsection 6.04  Quality Control Procedures.

The Seller shall have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program shall include evaluating and monitoring the overall quality of the Seller’s loan production and the servicing activities of the Seller. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with Accepted Servicing Standards and the Underwriting Guidelines.

SECTION 7.  Servicing of the Mortgage Loans.

The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller as contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein). The Purchaser and Seller shall execute the Interim Servicing Agreement on the date hereof. Pursuant to the Interim Servicing Agreement, the Seller shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to the Servicing Fee with respect to such Mortgage Loans from the related Closing Date until the related Transfer Date.

SECTION 8.  Transfer of Servicing.

On the related Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller shall cease all servicing responsibilities related to the Mortgage Loans. The related Transfer Date shall be the date determined in accordance with the Interim Servicing Agreement (with respect to each Mortgage Loan, for an interim period, as specified therein).

On or prior to the related Transfer Date, the Seller shall, at its sole cost and expense, take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Successor Servicer, including but not limited to the following:

(a)  Notice to Mortgagors. The Seller shall mail to the Mortgagor of each related Mortgage Loan a letter advising such Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee, in accordance with the Cranston Gonzales National Affordable Housing Act of 1990, as amended; provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller shall provide the Purchaser with copies of all such related notices no later than the related Transfer Date.

(b)  Notice to Taxing Authorities and Insurance Companies. The Seller shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser or its designee from and after the related Transfer Date. The Seller shall provide the Purchaser and its designee with copies of all such notices no later than the related Transfer Date.

(c)  Delivery of Servicing Records. The Seller shall forward to the Purchaser, or its designee, all servicing records and the Credit File in the Seller’s possession relating to each related Mortgage Loan including the information enumerated in the Interim Servicing Agreement (with respect to each such Mortgage Loan, for an interim period, as specified therein).

(d)  Escrow Payments. The Seller shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the related Mortgage Loans. The Seller shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller.

(e)  Payoffs and Assumptions. The Seller shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller on the related Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f)  Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller on each related Mortgage Loan shall be properly applied to the account of the particular Mortgagor.

(g)  Mortgage Payments Received After Transfer Date. The amount of any related Monthly Payments received by the Seller after the related Transfer Date shall be forwarded to the Purchaser by overnight mail on or prior to the date which is two (2) Business Days after the date of receipt. The Seller shall notify the Purchaser of the particulars of the payment, which notification requirement shall be satisfied if the Seller forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser. The Seller shall assume full responsibility for the necessary and appropriate legal application of such Monthly Payments received by the Seller after the related Transfer Date with respect to related Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions and the Seller shall comply with the foregoing requirements with respect to all Monthly Payments received by the it after the related Transfer Date.

(h)  Misapplied Payments. Misapplied payments shall be processed as follows:

1.  All parties shall cooperate in correcting misapplication errors;

2.  The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

3.  If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

4.  If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party; and

5.  Any check issued under the provisions of this Section 8(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)  Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the related Mortgage Loans shall be in accordance with all Accepted Servicing Practices.

(j)  Reconciliation. The Seller shall on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments necessary to accurately and correctly reconcile all servicing activities with respect to such Mortgage Loan, including all payments received and all advances made relating to such Mortgage Loan. Any such monetary adjustments will be transferred between the Seller and the Purchaser as appropriate.

(k)  IRS Forms. The Seller shall file all IRS Forms 1099, 1099A, 1098 or 1041 and K-1 which are required to be filed on or before the related Transfer Date in relation to the servicing and ownership of the related Mortgage Loans. The Seller shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s failure to comply with this paragraph.

SECTION 9.  Representations, Warranties and Covenants of the Seller; Remedies for Breach.

Subsection 9.01  Representations and Warranties Regarding the Seller.

The Seller represents, warrants and covenants to the Purchaser, its successors and assigns and the Successor Servicer that as of the date hereof and as of each Closing Date:

(i)  The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii)  The execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not violate the Seller’s Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Seller is a party or which may be applicable to the Seller or any of its assets;

(iii)  This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv)  The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v)  No litigation is pending or, to the best of the Seller’s knowledge, threatened against the Seller which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vi)  The Seller will comply in all material respects in the performance of this Agreement;

(vii)  No information, certificate of an officer, statement furnished in writing or report delivered by the Seller to the Purchaser will, to the knowledge of the Seller, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading;

(viii)  The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS;

(ix)  The performance of the Seller’s obligations under this Agreement and the consummation of the transactions contemplated hereby do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given;

(x)  Each Mortgage Loan was originated by a Seller that was in good standing with the Seller as a seller under the Program Guide at the time of purchase of the Mortgage Loan by the Seller;

(xi)  The electronic data file listing the Mortgage Loans and characteristics thereof provided to the Purchaser by the Seller prior to the Closing Date is true and correct in all material respects;

(xii)  The Seller has complied with all anti-money laundering laws, including without limitation the USA Patriot Act of 2001, and regulations currently in effect and applicable to it;

Subsection 9.02  Representations and Warranties Regarding Individual Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser, its successors and assigns and the Successor Servicer that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:

(i)  The information set forth in the Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct, in all material respects;

(ii)  No action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan has taken place, nor has any incident or action that would give rise to a claim or alleged claim of any action, error, omission, misrepresentation, negligence, fraud, identity theft or similar occurrence in respect of a Mortgage Loan taken place on the part of any Person including, without limitation, the Mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained or any pool insurance policy covering such Mortgage Loan;

(iii)  [Reserved];

(iv)  Immediately prior to the assignment of the Mortgage Loans to the Purchaser, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation), and no action has been taken or failed to be taken by the Seller that would materially adversely affect the enforceability of any Mortgage Loan or the interests therein of any holder of the Mortgage Loans;

(v)  No Mortgage Loan was 30 or more days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent in the 12-month period prior to the Cut-off Date;

(vi)  Subject to clause (v) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by the Seller or by any other entity involved in originating or servicing a Mortgage Loan;

(vii)  There is no delinquent tax or assessment lien against any Mortgaged Property;

(viii)  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(ix)  There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiv) below;

(x)  Each Mortgaged Property is free of damage and in good repair and no notice of condemnation has been given with respect to any pending or threatened proceeding for the total or partial condemnation of the Mortgaged Property, and the Seller knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property;

(xi)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, predatory, abusive and fair lending laws, equal credit opportunity and disclosure laws or unfair and deceptive practices laws applicable to the Mortgage Loan including, without limitation, any provisions relating to prepayment penalties, have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements. This representation and warranty is a Deemed Material Breach Representation;

(xii)  Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (A) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (B) by summary foreclosure, if available under applicable law, and (C) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

(xiii)  With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are payable by the Purchaser to the trustee under any Mortgage that is a deed of trust;

(xiv)  A policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each Mortgage Loan, is valid and binding and remains in full force and effect, unless the Mortgaged Properties are located in the State of Iowa and an attorney’s certificate has been provided as described in the Program Guide;

(xv)  The Seller has no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards on, in or that could affect any of the Mortgaged Property. The Mortgaged Property is in compliance with all local, State or federal environmental laws or regulations;

(xvi)  The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide including flood insurance if required under the National Flood Insurance Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor’s expense, and on the Mortgagor’s failure to do so, authorize the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefore from the Mortgagor;

(xvii)  If any of the Mortgage Loans are secured by a leasehold interest, with respect to each leasehold interest: the use of leasehold estates for residential properties is an accepted practice in the area where the related Mortgaged Property is located; residential property in such area consisting of leasehold estates is readily marketable; the lease is recorded and no party is in any way in breach of any provision of such lease; the leasehold is in full force and effect and is not subject to any prior lien or encumbrance by which the leasehold could be terminated or subject to any charge or penalty; and the remaining term of the lease does not terminate less than ten years after the maturity date of such Mortgage Loan;

(xviii)  [Reserved];

(xix)  No Mortgage Loan is a pledged asset Mortgage Loan;

(xx)  [Reserved];

(xxi)  The Seller is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS;

(xxii)  No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan;

(xxiii)  With respect to each Mortgage Loan, the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

(xxiv)  The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make monthly payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid;

(xxv)  The appraisal was made by an appraiser who satisfies the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxvi)  Any escrow arrangements established with respect to any Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage Note;

(xxvii)  Each Mortgage Loan was originated (A) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (B) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (C) by a mortgage broker or correspondent lender in a manner such that any mortgage-backed securities backed by the Mortgage Loan would not fail to qualify as “mortgage related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended;

(xxviii)  All improvements which were considered in determining the Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

(xxix)  Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the borrower enforceable in accordance with its terms (including, without limitation, any provisions therein relating to prepayment premiums) except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights;

(xxx)  Each Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

(xxxi)  To the best of the Seller’s knowledge, no Mortgagor has filed for relief under the Servicemembers Civil Relief Act or any similar state laws;

(xxxii)  Each Mortgage constitutes a valid, subsisting, enforceable and perfected first or second lien on the related Mortgaged Property subject only to (A) the lien of current real property taxes and assessments, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, and such other permissible title exceptions as are listed in the Program Guide, (C) the lien of the senior mortgage loan in the case of a Second Lien Mortgage Loan and (D) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment and marketability of the Mortgaged Property;

(xxxiii)  [Reserved];

(xxxiv)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. The Mortgaged Property is not located in a jurisdiction where a breach of this representation with respect to the related Mortgage Loan may result in additional assignee liability to the Purchaser, as determined by Purchaser in its reasonable discretion. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan. Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. This representation and warranty is a Deemed Material Breach Representation;

(xxxv)  No Mortgage Loan is subject to the provisions of the Home Ownership and Equity Protection Act of 1994 (“HOEPA”);

(xxxvi)  No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a prepayment premium beyond the three year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a prepayment premium beyond the five year term following the origination of the Mortgage Loan;

(xxxvii)  The Seller has furnished, in accordance with the Program Guide and Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xxxviii)  Article XVI, Section 50(a)(6) of the Texas Constitution is not applicable to the Mortgage Loan or the origination thereof. If the Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

(xxxix)  The Mortgaged Property is located in the state identified in the related Mortgage Loan Schedule and consists a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less, provided, however, that no Mortgage Loan is secured by a cooperative stock property, mobile home, manufactured housing or by a mixed-use property. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, to the Seller’s knowledge, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties that contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes;

(xl)  [Reserved];

(xli)  The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee), with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

(xlii)  No Mortgage Loan was made in connection with the construction of a Mortgaged Property;

(xliii)  Each Mortgage Loan has been serviced in accordance with Accepted Servicing Practices;

(xliv)  In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy. No Mortgagor was required to purchase any single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, accident, unemployment or property insurance policy) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan. This representation and warranty is a Deemed Material Breach Representation;

(xlv)  Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and a paid in full, life of loan, flood certification contract and each of these contracts is assignable to the Purchaser;

(xlvi)  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts;

(xlvii)  Each original Mortgage was recorded and, except for those Mortgage Loans subject to the MERS identification system, all subsequent assignments of the original Mortgage (other than the assignment to the Owner) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or is in the process of being recorded;

(xlviii)  The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

(xlix)  With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction. This representation and warranty is a Deemed Material Breach Representation;

(l)  To the knowledge of the Seller, the Mortgaged Property is lawfully occupied under applicable law. To the knowledge of the Seller, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(li)  [Reserved];

(lii)  [Reserved];

(liii)  [Reserved];

(liv)  [Reserved];

(lv)  [Reserved];

(lvi)  [Reserved];

(lvii)  Second Lien Mortgage Loans. With respect to each Second Lien Mortgage Loan:

(A)  No Negative Amortization of Related First Lien Loan. The related first lien loan does not permit negative amortization;

(B)  Request for Notice; No Consent Required. Where required or customary in the jurisdiction in which the Mortgaged Property is located, the original lender has filed for record a request for notice of any action by the related senior lienholder. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien loan or (b) such consent has been obtained and is contained in the related Mortgage File;

(C)  No Default Under First Lien. To the best of Seller’s knowledge, the related first lien loan is in full force and effect, and there is no default lien, breach, violation or event which would permit acceleration existing under such first lien mortgage or mortgage note, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration under such first lien loan;

(D)  Right to Cure First Lien. The related first lien mortgage contains a provision which provides for giving notice of default or breach to the mortgagee under the Mortgage Loan and allows such mortgagee to cure any default under the related first lien mortgage; and

(E)  Principal Residence. The related Mortgaged Property is the Mortgagor’s principal residence.

Subsection 9.03  Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Subsections 9.01 and 9.02 of the Agreement shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser its successors and assigns and the Successor Servicer, notwithstanding any restrictive or qualified endorsement or Mortgage Assignment. Upon discovery by either the Seller or the Purchaser of a breach of any of the representations and warranties in Subsections 9.01 or 9.02 that materially and adversely affects the interest of the Purchaser in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of its discovery or its receipt of notice of any such breach, the Seller shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase. Upon receipt of the Repurchase Price, the Purchaser shall cause the Custodian to promptly deliver the related Mortgage File to the Seller. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, the Seller of any breach of the representations or warranties set forth in clause (xxx) of Subsection 9.02, the Seller shall repurchase such Mortgage Loan at the Purchase Price, together with all expenses incurred by the Purchaser as a result of such repurchase and (ii) any breach of a Deemed Material Breach Representation shall automatically be deemed to materially and adversely affect the interest of the Purchaser in the Mortgage Loan. The Seller shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Purchaser, as applicable, and shall pay all costs and expenses reasonably incurred by the Purchaser in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS.

Further, with respect to those representations and warranties that are made to the Seller’s knowledge other than the representations included in Subsection 9.02(l), if it is discovered by the Seller or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the interest of the Purchaser in the related Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

In addition to such repurchase obligation, the Seller shall indemnify the Purchaser, its successors and assigns and the Successor Servicer as specified in Subsection 14.01. It is understood and agreed that the obligations of the Seller set forth in this Subsection 9.03 to cure, or repurchase a defective Mortgage Loan, and in Subsection 14.01 to indemnify the Purchaser, its successors and assigns and the Successor Servicer constitute the sole remedies respecting a breach of the foregoing representations and warranties.

Subsection 9.04  [Reserved].

Subsection 9.05  Purchaser’s Right to Review.

Prior to the related Closing Date, the Purchaser shall have the right to perform on-site due diligence at the premises of the Seller with respect to the Mortgage Loans. The Seller will provide information and otherwise cooperate with the due diligence reviews of the Purchaser, its co-investors, its financial partners, and the rating agencies. The Seller shall make the legal files and the credit files, together with any payment histories, collection histories, bankruptcy histories, broker’s price opinions, to the extent available, and any other information with respect to the Mortgage Loans reasonably requested by the Purchaser, available at the Seller’s offices for review by Purchaser or its agents during normal business hours before the related Closing Date. The Purchaser shall have the right to order additional broker’s price opinions in its sole discretion at the Purchaser’s expense.

The Purchaser shall have the right to reject any Mortgage Loan (a) for which the documentation listed in Subsection 6.03 is missing or defective in whole or in part, (b) for which the related broker’s price opinion is below the appraisal provided in connection with the origination of the related Mortgage Loan, (c) for which the loan-to-value ratio calculated based upon the broker’s price opinion is greater than 100%, (d) which does not conform to the Seller’s underwriting guidelines, (e) which does not conform to the terms of the related Purchase Price and Terms Letter or is in breach of the representations and warranties set forth in this Purchase Agreement, (f) that is not securitizable in the reasonable opinion of the Purchaser, or (g) which does not conform to the terms of any applicable federal, state, or local law or regulation. The Purchaser shall use its best efforts to notify the Seller of any such rejected Mortgage Loan immediately upon discovery.

The fact that the Purchaser has conducted or failed to conduct any partial or complete examination of the files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase or other relief for breach of Mortgage Loan representations and warranties, missing or defective documents or as otherwise provided in this Agreement.

Subsection 9.06  Representations, Warranties and Covenants of the Purchaser.

The Purchaser hereby represents and warrants to, and covenants with, the Seller that as of the Closing Date:

(i)  The Purchaser understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Purchaser is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Purchaser considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Purchaser has been furnished with all information regarding the Mortgage Loans that it has requested from the Seller. Neither the Purchaser nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(ii)  The Purchaser is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(iii)  The Seller and Purchaser have executed this Agreement and the Purchase Price and Terms Agreement contemporaneously with the sale of the Mortgage Loans by the Seller to the Purchaser and the transfer of the purchase price by the Purchaser to the Seller; and

(iv)  The Purchaser has the full power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement and the Purchase Price and Terms Agreement, has duly authorized the execution and delivery of this Agreement and the Purchase Price and Terms Agreement, and this Agreement and the Purchase Price and Terms Agreement each constitute the legal, valid and binding obligation of the Purchaser, enforceable against it in accordance with their respective terms.

SECTION 10.  Closing.

The closing for the purchase and sale of the Mortgage Loans in each Mortgage Loan Package shall take place on the related Closing Date. The Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

  The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:

(i)  at least two (2) Business Days prior to the related Closing Date or such later date on which the Purchaser has identified to the Seller the final list of Mortgage Loans the Purchaser desires to purchase, the Seller shall deliver to the Purchaser via electronic medium a Mortgage Loan Schedule acceptable to the Purchaser;

(ii)  all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(iii)  the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 11 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

(iv)  the Seller shall have delivered and released to the Custodian all documents required hereunder; and

(v)  all other terms and conditions of this Agreement and the related Purchase Price and Terms Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account(s) designated by the Seller.

SECTION 11.  Closing Documents.

(a)  The Closing Documents for the Mortgage Loans to be purchased on the initial Closing Date shall consist of fully executed originals of the following documents:

1.  this Agreement;

2.  the Interim Servicing Agreement and all other documents required thereunder;

3.  [Reserved];

4.  [Reserved];

5.   a Security Release Certification, substantially in the form of Exhibit E or F, or such other form as is mutually acceptable to the parties as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

6.  the Underwriting Guidelines (which may be delivered electronically by Seller giving Purchaser access thereto via the internet); and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

(b)  The Closing Documents to be delivered on each Closing Date shall consist of fully executed originals of the following documents:

1.  an Assignment and Conveyance in the form of Exhibit I hereto, including all exhibits;

2.  a Purchase Price and Terms Agreement;

3.  the related Mortgage Loan Schedule, with one copy to be attached to the related Assignment and Conveyance;

4.  each of the documents required to be delivered by the Seller pursuant to Subsection 6.03 hereof;

5.  the initial certification of the Custodian with respect to the related Mortgage Loan Package;

6.  a Security Release Certification, substantially in the form of Exhibit E or F, or such other form as may be mutually acceptable to the parties as applicable, hereto executed by any person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person; and

7.  a certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable.

SECTION 12.  Costs.

The Purchaser shall pay its due diligence fees and the fees and expenses of its counsel. All servicing fees incurred prior to the related Closing Date, and all costs and expenses incurred in connection with the transfer of the Mortgage Loans, fees to transfer files and prepare assignments/endorsements, all initial recording fees, if any, for the assignments of mortgage for all Mortgage Loans not recorded in the name of MERS, all fees, if any, for transferring record ownership on the MERS® System of Mortgage Loans recorded in the name of MERS, custodial fees, including the costs associated with clearing exceptions, (including costs to record intervening assignments and any existing assumption and modification agreements), together with the fees and expenses of Seller’s counsel, shall be payable by the Seller.

SECTION 13.  Cooperation of Seller with a Reconstitution.

The Seller and the Purchaser agree that with respect to some or all of the Mortgage Loans, after the related Closing Date, on one or more dates (each a “Reconstitution Date”) at the Purchaser’s sole option, the Purchaser may effect a sale (each a “Reconstitution”) of some or all of the Mortgage Loans then subject to this Agreement, without recourse, to:

(i)  Fannie Mae under its Cash Purchase Program or MBS Program (Special Servicing Option) (each a “Fannie Mae Transfer”); or

(ii)  Freddie Mac (the “Freddie Mac Transfer”); or

(iii)  one or more third party purchasers in one or more Whole Loan Transfers; or

(iv)  one or more trusts or other entities to be formed as part of one or more Securitization Transactions.

With respect to each Whole Loan Transfer and each Securitization Transaction entered into by the Purchaser, the Seller agrees (1) to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures; (2) to negotiate in good faith all Reconstitution Agreements required by the Purchaser; provided that the Seller’s obligations under any such agreement shall no be greater than those specified in this Agreement; and (3) to restate the representations and warranties set forth in Section 9.01 of this Agreement as of the settlement or closing date in connection with such Reconstitution (each, a “Reconstitution Date”). The Seller shall use commercially reasonable efforts to provide to such master servicer or issuer, as the case may be, and any other participants in such Reconstitution: (i) any and all information and appropriate verification of information which may be reasonably available to the Seller or its affiliates, whether through letters of its auditors and counsel or otherwise, as the Purchaser or any such other participant shall reasonably request; (ii) such additional letters from auditors, and certificates of public officials as are reasonably believed necessary by the Purchaser or any such other participant; and (iii) to execute, deliver and satisfy all conditions set forth in an indemnity agreement substantially in the form of Exhibit O hereto. The Seller shall indemnify the Purchaser, each Affiliate designated by the Purchaser, each Person who controls the Purchaser or such Affiliate and the Successor Servicer and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any information provided by or on behalf of the Seller regarding the Seller (or if the Seller is not the originator, the originator of the Mortgage Loans), the Seller’s servicing practices or performance, the Mortgage Loans or the Underwriting Guidelines set forth in any offering document prepared in connection with any Reconstitution. For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement and “Successor Servicer” shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were “Successor Servicers” under this Agreement. Moreover, the Seller agrees to cooperate with all reasonable requests made by the Purchaser to effect such Reconstitution Agreements.

In the event the Purchaser has elected to have the Seller hold record title to the Mortgages, prior to the Reconstitution Date, the Seller shall prepare an assignment of mortgage in blank or to the prospective purchaser or trustee, as applicable, from the Seller acceptable to the prospective purchaser or trustee, as applicable, for each Mortgage Loan that is part of the Reconstitution and shall pay all preparation and recording costs associated therewith. In connection with the Reconstitution, the Seller shall execute each assignment of mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by the prospective purchaser or trustee, as applicable, upon the Seller’s receipt thereof. Additionally, the Seller shall prepare and execute, at the direction of the Purchaser, any note endorsement in connection with any and all seller agreements.

All Mortgage Loans not sold or transferred pursuant to a Reconstitution shall remain subject to this Agreement and with respect thereto this Agreement shall remain in full force and effect.

SECTION 14.  The Seller.

Subsection 14.01  Liability of the Seller and Others.

(a)  The Seller shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller herein.

(b)  Neither the Seller, nor any of the directors, officers, employees or agents of the Seller shall be under any liability to any Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such person against any breach of warranties or representations made herein or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

(c)  The Seller shall indemnify the Purchaser its successors and assigns and the Successor Servicer and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees (including (without limitation) legal fees incurred in connection with the enforcement of the Seller’s indemnification obligation under this Subsection 14.01) and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the Successor Servicer may sustain arising out of, resulting from, caused by, or claimed by a third party to have been caused by or resulted from (i) any breach of any of Seller’s representations, warranties or covenants set forth in this Agreement or (ii) the failure by the Seller to perform its duties hereunder, under the Interim Servicing Agreement or under a Reconstitution Agreement. The Seller immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence, except when the claim is in any way related to the Seller’s indemnification pursuant to the first sentence of this Subsection 14.01(c).

Subsection 14.02  Merger or Consolidation of the Seller.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its formation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000.

SECTION 15.  Financial Statements.

[The Seller understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers audited financial statements of the Seller for the most recently completed three (3) fiscal years respecting which such statements are available, as well as a Consolidated Statement of Condition of the Seller at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. The Seller shall also make available any comparable interim statements to the extent any such statements have been prepared by the Seller (and are available upon request to members or stockholders of the Seller or the public at large). The Seller, if it has not already done so, agrees to furnish promptly to the Purchaser copies of the statements specified above. The Seller shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.

The Seller also agrees to allow reasonable access to a knowledgeable financial or accounting officer for the purpose of answering questions asked by any prospective purchaser regarding recent developments affecting the Seller or the financial statements of the Seller.]

SECTION 16.  [Reserved].

SECTION 17.  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address as follows:

(i)	if to the Seller:

Residential Funding Corporation
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437
Attention: Mark White

(ii)	if to the Purchaser:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004
Attention:

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 18.  Severability Clause.

Any part, provision representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

SECTION 19.  Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 20.  Governing Law.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles), except to the extent preempted by federal law.

SECTION 21.  Intention of the Parties.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 22.  Successors and Assigns; Assignment of Purchase Agreement.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective permitted successors and assigns of the Seller and the successors and assigns of the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller to a third party without the prior written consent of the Purchaser, which consent may be withheld by the Purchaser in its sole discretion. This Agreement may be assigned, pledged or hypothecated by the Purchaser in whole or in part, and with respect to one or more of the Mortgage Loans, without the consent of the Seller. If the Purchaser assigns any or all of its rights as Purchaser hereunder, the assignee of the Purchaser will become the “Purchaser” hereunder to the extent of such assignment. Any such assignment by the Purchaser shall be accompanied by the delivery and execution of an Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) in the form attached hereto as Exhibit G.

SECTION 23.  Waivers.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 24.  Exhibits.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 25.  General Interpretive Principles.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)  the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c)  references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d)  reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e)  the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)  the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 26.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 27.  Further Agreements.

The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 28.  Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, for Mortgage Loans which are not registered with MERS, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser (which request may be made by the Purchaser at any time following the related Closing Date) at its sole option.

SECTION 29.  No Solicitation.

From and after the related Closing Date, the Seller agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing, internet and e-mail solicitations, based in all instances, on commercially acquired mailing lists (which may not be targeted at the Mortgagors) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 29.

SECTION 30.  Waiver of Trial by Jury.

THE SELLER AND THE PURCHASER EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 31.  Submission to Jurisdiction; Waivers.

The Seller hereby irrevocably and unconditionally:

(A)  SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)  CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)  AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE PURCHASER SHALL HAVE BEEN NOTIFIED; AND

(D)  AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

SECTION 32.  Confidential Information.

(a)  The Seller and Purchaser understand and agree that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with any Reconstitution, and any offering circulars or other disclosure documents produced in connection with any Reconstitution are confidential and proprietary to the Purchaser or Seller, and the Seller and Purchaser agree to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller or the Purchaser, as the case may be, (c) as is necessary in working with legal counsel, rating agencies, auditors, agents, taxing authorities or other governmental agencies or (d) the federal income tax treatment of the transactions hereunder, any fact relevant to understanding the federal tax treatment of the transactions hereunder, and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment; provided that the Seller may not disclose the name of or identifying information with respect to Purchaser or any pricing terms or other nonpublic business or financial information that is unrelated to the purported or claimed federal income tax treatment of the transactions hereunder and is not relevant to understanding the purported or claimed federal income tax treatment of the transactions hereunder. Moreover, the Seller understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Seller agrees to hold such documents confidential and not to divulge such documents to anyone except (a) to the extent required by law or judicial order or to enforce its rights or remedies under this Agreement, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, rating agencies, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

(b)  The Purchaser agrees that the Originators are customers of the Seller and that the relationships between the Seller and such Originators are confidential (the “Confidential Information”). The Purchaser agrees that it shall not directly solicit the Originators of Mortgage Loans for the purpose of purchasing loans similar to the Mortgage Loans from any such Originator following the Closing Date unless (i) such a relationship already exists between the Purchaser or its affiliates and such Originator, (ii) such a purchase of a mortgage loan is established by a broker or agent of the Purchaser, which agent or broker is acting independently, and neither the Purchaser nor its affiliates have provided such broker or agent with any Confidential Information, or (iii) such a purchase of a mortgage loan is in the Purchaser’s ordinary course of business and is not based on the use of Confidential Information.

(c)  The Purchaser agrees that the Purchaser (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Seller of any actual or suspected breach of the confidentiality of Consumer Information.

(d)  The Seller agrees that the Seller (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access, and (v) shall immediately notify the Purchaser of any actual or suspected breach of the confidentiality of Consumer Information.

(e)  The agreements under this Section 32 shall survive any termination of this Agreement.

SECTION 33.  Compliance with Regulation AB.

Subsection 33.01  Intent of the Parties; Reasonableness.

The Purchaser and the Seller acknowledge and agree that the purpose of Section 33 of this Agreement is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller shall cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any Depositor to permit the Purchaser or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

The Purchaser (including any of its assignees or designees) shall cooperate with the Seller by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Purchaser’s reasonable judgment, to comply with Regulation AB.

Subsection 33.02  Additional Representations and Warranties of the Seller.

(a)  The Seller shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) there are no legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Seller or any Third-Party Originator that are material to investors in the related Securitization Transaction; and (ii) there are no affiliations, relationships or transactions relating to the Seller or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type required to be described in Item 1119 of Regulation AB.

(b)  If so requested by the Purchaser or any Depositor on any date following the date on which information is first provided to the Purchaser or any Depositor under Subsection 33.03, the Seller shall, within five (5) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Subsection or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 33.03  Information To Be Provided by the Seller.

In connection with any Securitization Transaction the Seller shall (i) within five (5) Business Days following request by the Purchaser or any Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Third-Party Originator to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a) and (b) of this Subsection, and (ii) as promptly as practicable following notice to or discovery by the Seller, provide to the Purchaser and any Depositor (in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor) the information specified in paragraph (d) of this Subsection.

(a)  If so requested by the Purchaser or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A)  the originator’s form of organization;

(B)  a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Purchaser or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originator’s credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C)  a description of any legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Seller and each Third-Party Originator that are material to investors in the related Securitization Transaction; and

(D)  a description of any affiliation or relationship of the type required to be disclosed under Item 1119 of Regulation AB between the Seller, each Third-Party Originator and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

1.  the sponsor;
2.  the depositor;
3.  the issuing entity;
4.  any servicer;
5.  any trustee;
6.  any originator;
7.  any significant obligor;
8.  any enhancement or support provider; and
9.  any other material transaction party.

(b)  If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Purchaser as provided below) originated by (i) the Seller, if the Seller is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type similar to Mortgage Loans purchased hereunder, the Purchaser or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Purchaser or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than one hundred thirty-five (135) days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Seller shall provide corrected Static Pool Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Seller.

If so requested by the Purchaser or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Purchaser or such Depositor.

(c)  [Reserved]

(d)   For so long as the Depositor required to file reports under the Exchange Act with respect to a transaction that includes Mortgage Loans, if so requested by the Purchaser or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any such class of asset-backed securities, the Seller shall (or shall cause each Third-Party Originator to) (i) notify the Purchaser and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller or any Third-Party Originator and (B) any affiliations or relationships of the type required to be disclosed under Item 1119 of Regulation AB that develop following the closing date of a Securitization Transaction between the Seller or any Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

Subsection 33.04  Indemnification.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser, the Depositor and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees and agents of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, accountants’ letter or other material provided in written or electronic form under this Section 33 by or on behalf of the Seller, or provided under this Section 33 by or on behalf of any Third-Party Originator (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Seller Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Seller Information or any portion thereof is presented together with or separately from such other information;

(ii)  any failure by the Seller or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 33; or

(iii)  any breach by the Seller of a representation or warranty set forth in Subsection 33.02(a) or in a writing furnished pursuant to Subsection 33.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller of a representation or warranty in a writing furnished pursuant to Subsection 33.02(b) to the extent made as of a date subsequent to such closing date.

In the case of any failure of performance described in clause (a)(ii) of this Subsection, the Seller shall promptly reimburse the Purchaser, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller or any Third-Party Originator.

[Signatures Commence on Following Page]

  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership
(Purchaser)

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, as General Partner

By:____________________________________
Name:
Title:

RESIDENTIAL FUNDING CORPORATION
(Seller)

By:____________________________________
Name:
Title:

EXHIBIT A

[RESERVED]

EXHIBIT B

CONTENTS OF EACH CREDIT FILE

(a)  The original hazard insurance policy and, if required by law, flood insurance policy.

(b)  Residential loan application.

(c)  Mortgage Loan closing statement.

(d)  Verification of employment and income (except for Mortgage Loans originated under a Limited Documentation Program).

(e)  Verification of acceptable evidence of source and amount of downpayment.

(f)  Credit report on the Mortgagor.

(g)  Residential appraisal report, if available.

(h)  Photograph of the Mortgaged Property.

(i)  Survey of the Mortgaged Property, if any.

(j)  Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(k)  All required disclosure statements.

(l)  If available, termite report, structural engineer’s report, water potability and septic certification.

(m)  Sales contract, if applicable.

(n)  Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

(o)  Amortization schedule, if applicable.

EXHIBIT C

[RESERVED]

EXHIBIT D

[RESERVED]

EXHIBIT E

FORM OF SECURITY RELEASE CERTIFICATION

___________________, 200__

[Federal Home Loan Bank of
______ (the “Association”)]
________________________
________________________
________________________

Attention:              ___________________________
                                ___________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that ________________________ Residential Funding Corporation, a corporation organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Goldman Sachs Mortgage Company under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Goldman Sachs Mortgage Company are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Goldman Sachs Mortgage Company shall not be used as additional or substitute collateral for advances made by the Association. Goldman Sachs Mortgage Company understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Goldman Sachs Mortgage Company.

Very truly yours,

____________________________________

By:__________________________________
Name:
Title:
Date:

Acknowledged and approved:

_________________________________

By:______________________________
Name:
Title:
Date:

EXHIBIT F

FORM OF SECURITY RELEASE CERTIFICATION

I.  Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Goldman Sachs Mortgage Company from Residential Funding Corporation (the “Company”) pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to Goldman Sachs Mortgage Company or its designees, as of the date and time of the sale of such Mortgage Loans to Goldman Sachs Mortgage Company.

Name and Address of Financial Institution

[FINANCIAL INSTITUTION]

[ADDRESS]

By:____________________________________
Name:
Title:

II.  Certification of Release

The Company named below hereby certifies to Goldman Sachs Mortgage Company that, as of the date and time of the sale of the above-mentioned Mortgage Loans, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

RESIDENTIAL FUNDING CORPORATION

By:____________________________________
Name:
Title:

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is dated _______, among ___________ (“Assignor”), ____________ (“Assignee”) and ____________ (“Company”).

  For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  With respect to the mortgage loans listed in Schedule A hereto (the “Mortgage Loans”), the Assignor hereby grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Owner, in, to and under that certain (the “Flow Mortgage Loan Purchase and Warranties Agreement”), dated as of ____________, _________________ by and between the Company and _________________, the Mortgage Loans delivered thereunder by the Company to the Assignor.

2.  The Assignor warrants and represents to, and covenants with, the Assignee that:

a.  The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer such Mortgage Loans, which transfer is made subject to the terms and provisions of the Agreement but free from any other claims and encumbrances;

b.  The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Agreement or the Mortgage Loans;

c.  Unless noted below, the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreement or the Mortgage Loans; and

d.  Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “Securities Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Mortgage Loans and the Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b.  The Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

c.  The Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

d.  The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Agreement is:

[Assignee’s address]
Attention:
Telephone:
Fax:
Email:

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Agreement is:

For the account of
ABA#:
A/C#:
A/C Name:
Taxpayer ID#:

4.  From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans. The Company acknowledges that the Mortgage Loans may become part of a REMIC. It is the intention of the Assignor, the Company and the Assignee that the Agreement shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

5.  Capitalized words and phrases used but not otherwise defined in this Assignment and Assumption Agreement shall have the respective meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee
[Name of Assignor] By::__________________________________ Name:________________________________ Title:_________________________________	[Name of Assignee] By::___________________________________ Name:_________________________________ Title:__________________________________
Taxpayer Identification No._________________	Taxpayer Identification No._________________
Company
[Name of Company ] By:___________________________________ Name:________________________________ Title:_________________________________

Series 2005-[___]

EXHIBIT H

[Reserved]

EXHIBIT I

ASSIGNMENT AND CONVEYANCE

On this __ day of _________, 200_, Residential Funding Corporation, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Goldman Sachs Mortgage Company, as Purchaser under the Agreement all rights, title and interest of the Seller in and to (a) the Mortgage Loans listed on the related Mortgage Loan Schedule attached as Exhibit 1 hereto, and (b) the Servicing Rights, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser. The Mortgage Loans have the pool characteristics set forth on Exhibit 2 hereto.

The Seller confirms to the Purchaser that, unless otherwise agreed upon in writing by the Seller and the Purchaser, the representations and warranties set forth in Subsection 9.02 of the Agreement with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Subsection 9.01 of the Agreement with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

RESIDENTIAL FUNDING CORPORATION
(Seller)

By:____________________________________
Name:
Title:

Exhibit 1 to Assignment and Conveyance

Mortgage Loan Schedule

Exhibit 2 to Assignment and Conveyance

Pool Characteristics of the Mortgage Loans as delivered on the Closing Date

EXHIBIT J

FORM OF INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AND CONTRIBUTION AGREEMENT dated [_______], 200___ (“Agreement”) between GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”), and [___________________], a [_________] corporation (the “Seller”).

W I T N E S S E T 60;H:

WHEREAS, the Seller or its Affiliate originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to an Affiliate of the Depositor in anticipation of the securitization transaction; and

WHEREAS, as an inducement to the Depositor to enter into the Assignment and Recognition Agreement, to the Underwriter[s] to enter into the Underwriting Agreement (as defined herein), and to the Initial Purchaser[s] to enter into the Certificate Purchase Agreement (as defined herein), the Seller wishes to provide for indemnification and contribution on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

Subsection 1.01  Certain Defined Terms. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

1933 Act: The Securities Act of 1933, as amended.

1934 Act: The Securities Exchange Act of 1934, as amended.

ABS Informational and Computational Material: Any written communication as defined in Item 1101(a) of Regulation AB under the 1933 Act and the 1934 Act, as amended from time to time.

Agreement: This Indemnification and Contribution Agreement, as the same may be amended in accordance with the terms hereof.

Certificate Purchase Agreement: The Purchase Agreement, dated as of [______], 200___, [among] the Depositor and the Initial Purchaser[s], relating to the Privately Offered Certificates.

Depositor Information:  All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto other than Seller Information.

Free Writing Prospectus: Any written communication that constitutes a “free writing prospectus,” as defined in Rule 405 under the 1933 Act.

GSMC: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors and assigns.

Seller Information: (A) All information in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or any Free Writing Prospectus or any amendment or supplement thereto, (i) contained under the headings [“Transaction Overview—Parties—The Responsible Party”] and [“The Mortgage Loan Pool—Underwriting Guidelines”] and (ii) regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties (but in the case of this clause (ii), only to the extent any untrue statement or omission or alleged untrue statement or omission arises from or is based upon errors or omissions in the information concerning the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties, as applicable, provided to the Depositor or any Affiliate thereof by or on behalf of the Seller or any Affiliate thereof), and (B) [and static pool information regarding mortgage loans originated or acquired by the Seller [and included in the Prospectus Supplement, the Offering Circular, ABS Informational and Computational Material or the Free Writing Prospectus] [incorporated by reference from the website located at ______________].

Offering Circular: The offering circular, dated [_______], 200___, relating to the private offering of the Privately Offered Certificates.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of [_______], 200___, among the Depositor, [Servicer], as servicer, and [Trustee], as trustee.

Privately Offered Certificates: [__________________], issued pursuant to the Pooling and Servicing Agreement.

Prospectus Supplement: The prospectus supplement, dated [______], 200___, relating to the public offering of the Publicly Offered Certificates.

Publicly Offered Certificates: [______________________________], issued pursuant to the Pooling and Servicing Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Underwriters: Goldman, Sachs & Co., a New York limited partnership, and [____________], a [___________] corporation], and their successors and assigns.

Underwriting Agreement: The Underwriting Agreement, dated as of [________], 200__, [among] the Depositor and the Underwriter[s], relating to the Publicly Offered Certificates.

Other Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

  SECTION 2.  REPRESENTATIONS AND WARRANTIES.

(a)  Each party hereto represents and warrants that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)  Each party hereto represents and warrants that this Agreement has been duly authorized, executed and delivered by such party;

(c)  Each party hereto represents and warrants that assuming the due authorization, execution and delivery by each other party hereto, this Agreement constitutes the legal, valid and binding obligation of such party; and

(d)  The Seller hereto represents that the Seller Information satisfies the requirements of the applicable provisions of Regulation AB.

SECTION 3.  INDEMNIFICATION

  Subsection 3.01  Indemnification.

(a)  The Seller shall indemnify and hold harmless the Depositor, GSMC, [each of] the Underwriter[s], the Initial Purchaser[s], and their respective Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Depositor, GSMC, such Underwriter, such Initial Purchaser, or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of the representation and warranty set forth in Section 2(d) above or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Seller Information, and the Seller shall in each case reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Seller’s liability under this Section 3.01 shall be in addition to any other liability that the Seller may otherwise have.

(b)  The Depositor shall indemnify and hold harmless the Seller and its Affiliates and their respective present and former directors, officers, partners and each Person, if any, that controls the Seller or such Affiliate, within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, penalties, fines, forfeitures, or liabilities, joint or several, to which each such indemnified party may become subject, under the 1933 Act, the 1934 Act or otherwise, to the extent that such losses, claims, damages, penalties, fines, forfeitures, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement, the Offering Circular, the ABS Informational and Computational Material, any Free Writing Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to information set forth in the Depositor Information, and the Depositor shall in each case reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, penalties, fines, forfeitures, or action. The Depositor’s liability under this Section 3.01 shall be in addition to any other liability that the Depositor may otherwise have.

(c)  If the indemnification provided for in this Section 3.01 shall for any reason be unavailable to an indemnified party under this Section 3.01, then the party which would otherwise be obligated to indemnify with respect thereto, on the one hand, and the parties which would otherwise be entitled to be indemnified, on the other hand, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated herein and incurred by the parties hereto in such proportions that are appropriate to reflect the relative fault of the Depositor, GSMC, the Underwriter[s], and the Initial Purchaser[s], on one hand, and the Seller, on the other hand, in connection with the applicable misstatements or omissions as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person that was not guilty of such fraudulent misrepresentation. For purposes of this Section 3.01, each director, officer, partner and controlling Person, of an indemnified party and their respective Affiliates shall have the same rights to contribution as such Person.

  Subsection 3.02  Notification; Procedural Matters. Promptly after receipt by an indemnified party under Section 3.01 of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 3.01, notify the indemnifying party (or other contributing party) in writing of the claim or the commencement of such action; provided, however, that the failure to notify the indemnifying party (or other contributing party) shall not relieve it from any liability which it may have under Section 3.01 except to the extent it has been materially prejudiced by such failure; and provided further, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under Section 3.01. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party elects to assume the defense thereof, it may participate with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall reasonably have concluded that there may be legal defenses available to it or them and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party under this paragraph for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel (plus any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party shall have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel representing the indemnified parties (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 4.  GENERAL.

Subsection 4.01 Survival. This Agreement and the obligations of the parties hereunder shall survive the purchase and sale of the Publicly Offered Certificates and the Privately Offered Certificates.

Subsection 4.02 Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, each Indemnified Party and their respective successors and assigns, and no other Person shall have any right or obligation hereunder.

Subsection 4.03 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflict of laws.

Subsection 4.04 Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

Subsection 4.05 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, GSMC, the Underwriter[s], or the Initial Purchaser[s], GS Mortgage Securities Corp., Goldman Sachs Mortgage Company or Goldman, Sachs & Co. c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething, and (b) in the case of the Seller: [______________], [Address], Attention: [____________].

Subsection 4.06 Submission To Jurisdiction; Waivers. The Seller hereby irrevocably and unconditionally:

(A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH THE DEPOSITOR SHALL HAVE BEEN NOTIFIED; AND

(D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:____________________________________
Name:
Title:

[SELLER]

By:____________________________________
Name:+
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated August 18, 2006 (“Agreement”), is among Goldman Sachs Mortgage Company (“Assignor”), GS Mortgage Securities Corp. (“Assignee”), and Residential Funding Corporation (the “Company”).

For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

Assignment, Assumption and Conveyance

1.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as purchaser, in, to and under (a) those certain mortgage loans listed on the schedule (the “Mortgage Loan Schedule”) attached hereto as Exhibit A (the “Mortgage Loans”) and (b) solely insofar as it relates to the Mortgage Loans, that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of May 1, 2006 (the “Purchase Agreement”), between the Assignor, as purchaser (in such capacity, the “Purchaser”), and the Company, as seller. The Assignor hereby agrees that it will (i) deliver possession of notes evidencing the Mortgage Loans to, or at the direction of, the Assignee or its designee and (ii) take in a timely manner all necessary steps under all applicable laws to convey and to perfect the conveyance of the Mortgage Loans as required under the Pooling Agreement (as defined below).

The Assignor specifically reserves and does not assign to the Assignee hereunder (i) any and all right, title and interest in, to and under and any obligations of the Assignor with respect to any mortgage loans subject to the Purchase Agreement that are not the Mortgage Loans set forth on the Mortgage Loan Schedule and are not the subject of this Agreement or (ii) the rights of the Purchaser under Section 13 and Subsection 14.01 of the Purchase Agreement.

The Assignee hereby assumes all of the Assignor’s obligations from and after the date hereof under the Mortgage Loans and the Purchase Agreement solely insofar as such obligations relate to the Mortgage Loans. The Assignee does not assume hereby such obligations of Assignor prior to the date hereof.

Recognition of the Company

2.  From and after the date hereof (the “Securitization Closing Date”), the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the “Trustee”), of the GSAMP Trust 2006-S5 (the “Trust”) created pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2006 (the “Pooling Agreement”), among the Assignee, Deutsche Bank National Trust Company “Deutsche Bank” as Trustee and as custodian, U.S. Bank National Association as a custodian (including its successors in interest and any successor custodian of the Mortgage Loans under the Pooling Agreement, the “Custodian”) and Ocwen Loan Servicing, LLC, as servicer of the Mortgage Loans (including its successors in interest and any successor servicers of the Mortgage Loans under the Pooling Agreement, the “Servicer”). The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans on or after the Transfer Date pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) for performance of any obligations of the Assignor under the Mortgage Loans and the Purchase Agreement (solely insofar as they relate to the Mortgage Loans), (iii) the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf) shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, including without limitation, the remedies for breaches of representations and warranties set forth in Subsection 9.03 of the Purchase Agreement and (iv) all references to the Purchaser, the Trustee or the Custodian under the Purchase Agreement as they relate to the Mortgage Loans shall be deemed to refer to the Trust (including the Trustee, the Custodian and the Servicer acting on the Trust’s behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans or the Company’s performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

Representations and Warranties of the Company

3.  The Company warrants and represents to and covenants with, the Assignor, the Assignee and the Trust as of the date hereof that:

(a)  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b)  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under this Agreement and the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by it of the transaction contemplated hereby; and

(d)  There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement, the Purchase Agreement, or which, either in any one instance or in the aggregate, is likely to result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement.

4.  Pursuant to Section 13 of the Purchase Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that, except as set forth on Exhibit B hereto, the representations and warranties set forth in Subsection 9.01 are true and correct as of the date hereof, the representation and warranty set forth in Subsection 9.02(xliii) of the Purchase Agreement is true and correct as of July 3, 2006, and the representations and warranties set forth in Subsection 9.02 (other than Subsection 9.02(xliii)) are true and correct as of May 25, 2006.

Remedies for Breach of Representations and Warranties of the Company

5.  The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) in connection with any breach of the representations and warranties made by the Company set forth in Sections 3 and 4 hereof shall be as set forth in Subsection 9.03 of the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

Representations and Warranties of the Assignor

6.  The Assignor warrants and represents to the Assignee and the Trust as of the date hereof that, with respect to each Mortgage Loan:

(a)  Bring Down. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after the closing date set forth in such Purchase Agreement to the date hereof that would cause any of the representations and warranties relating to the applicable Mortgage Loans set forth in Subsections 9.02 of such Purchase Agreement (other than Subsection 9.02(xliii)) to be incorrect in any material respect as of the date hereof as if made on the date hereof. To the Assignor’s knowledge, nothing has occurred or failed to occur from and after July 3, 2006 to the date hereof that would cause the representation and warranty set forth in Subsection 9.02(xliii)) to be incorrect in any material respect as of the date hereof as if made on the date hereof.

(b)  The Assignor is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged, and the Assignor has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Assignee free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, the Assignee will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Assignor intends to relinquish all rights to possess, control and monitor the Mortgage Loan;

(c)  The Assignor has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(d)  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the Mortgage Loans have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws; and

(e)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable. No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

For the purposes of this Section 6(d) the following definitions shall apply:

Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Home Loan: A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Standard & Poor’s Glossary: Version 5.7 of the Standard & Poor’s LEVELS® Glossary, or such version as may be in effect from time to time.

High Cost Loan: A Mortgage Loan (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as High Cost pursuant to Appendix E of Standard & Poor’s Glossary. For avoidance of doubt, the parties agree that this definition shall apply to any law regardless of whether such law is presently, or in the future becomes, the subject of judicial review or litigation.

Remedies for Breach of Representations and Warranties of the Assignor

7.  The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in Section 6 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, it shall cure, purchase or cause the purchase of the applicable Mortgage Loan at the Repurchase Price set forth in the Pooling Agreement.

Enforcement of Representations and Warranties of the Company

8.  The Assignor hereby agrees to use its best efforts to enforce the remedies for a breach of the representations and warranties of the Company set forth in Section 5 herein.

Miscellaneous

9.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

11.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust’s behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

12.  Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement, except as expressly set forth herein, and then only with respect to the Mortgage Loans.

13.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

14.  In the event that any provision of this Agreement conflicts with any provision of the Purchase Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

15.  Capitalized terms used in this Agreement (including the exhibits hereto) but not defined in this Agreement shall have the meanings given to such terms in the Purchase Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

GS MORTGAGE SECURITIES CORP.

By:_______________________________
Name:
Title:

GOLDMAN SACHS MORTGAGE COMPANY,
a New York limited partnership

By: GOLDMAN SACHS REAL ESTATE FUNDING CORP.,
a New York corporation, as general partner

By:________________________________
Name:
Title:

RESIDENTIAL FUNDING CORPORATION

By:________________________________
Name:
Title:

EXHIBIT A TO ASSIGNMENT AND RECOGNITION AGREEMENT

Mortgage Loan Schedule

EXHIBIT B

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

EXHIBIT R

SERVICING CRITERIA TO BE ADDRESSED
IN ASSESSMENT OF COMPLIANCE
Key:
X - obligation
[X] - under consideration for obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements.

Reg AB Reference	Servicing Criteria	Servicer	Trustee	Custodian

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
		X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X	X
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

EXHIBIT S

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the Trustee pursuant to Section 8.12(a)(i), (ii) and (iii). If the Trustee is indicated below as to any item, then the Trustee is primarily responsible for obtaining that information.

Under Item 1 of Form 10-D: a) items marked “4.03 statement” are required to be included in the periodic Distribution Date statement under Section 4.03, provided by the Trustee based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 4.03 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. Items indicated as “N/A” are not applicable to the transaction.

Form	Item	Description	Responsible Party
10-D
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.	4.03 statement
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.	4.03 statement
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	4.03 statement
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	4.03 statement
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
N/A
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	4.03 statement
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	4.03 statement
		(4) Beginning and ending principal balances of the asset-backed securities.	4.03 statement
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
4.03 statement
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	4.03 statement
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
N/A
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average life, weighted average remaining term, pool factors and prepayment amounts.
4.03 statement Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period. In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets.	4.03 statement. Form 10-D report: Purchaser
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
4.03 statement
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	4.03 statement: Servicer
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	Form 10-D report: Purchaser (subject to Depositor approval)
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	4.03 statement
(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,

[information regarding] any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.

Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
Form 10-D report: Depositor Form 10-D report: Servicer Form 10-D report: Purchaser
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	N/A
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian
Purchaser Depositor Trustee Depositor Servicer Purchaser Custodian
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
Depositor
	4	Defaults Upon Senior Securities
Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default of which the Trustee has received written notice or has actual knowledge (after expiration of any grace period and provision of any required notice)
Trustee
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q	Party submitting matter to vote of Certificateholders
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*	N/A
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A
Item 1115(b) - Derivative Counterparty Financial Information*

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K item as indicated below
	9	Exhibits
		Distribution report	Trustee
		Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor
8-K
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
Any of the following that is entering into a material definitive agreement: Servicer, Trustee, Purchaser, Depositor
	1.02	Termination of a Material Definitive Agreement
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
Any of the following that is requesting termination of a material definitive agreement: Servicer, Trustee, Purchaser, Depositor
	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Depositor, with respect to any of the following:

Sponsor (Seller), Depositor, Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
Any of the following that is in bankruptcy or receivership: Servicer, Trustee, Purchaser, Depositor, Custodian
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 4.03 statement
N/A
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement	Party requesting modification
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”	Depositor
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]	Depositor
	6.01	ABS Informational and Computational Material	Depositor
[Not included in reports to be filed under Section 8.12]
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee. Reg AB disclosure about any new servicer or trustee is also required.
Trustee or Servicer
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives. Reg AB disclosure about any new enhancement provider is also required.
Depositor
	6.04	Failure to Make a Required Distribution	Trustee
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
	7.01	Regulation FD Disclosure	Depositor
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.	Depositor
	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event
10-K
	9B	Other Information
		Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	The Responsible Party for the applicable Form 8-K item as indicated above
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information	N/A
		Item 1114(b)(2) - Credit Enhancement Provider Financial Information Determining applicable disclosure threshold Obtaining required financial information or effecting incorporation by reference	N/A
Item 1115(b) - Derivative Counterparty Financial Information

Determining current maximum probable exposure

Determining current significance percentage

Obtaining required financial information or effecting incorporation by reference
Depositor
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

Sponsor (Seller)

Depositor

Trustee

Issuing entity

Servicer, Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator of 20% or more of pool assets as of the Cut-off Date

Custodian

Purchaser Depositor Trustee Depositor Servicer Purchaser Custodian
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:

Sponsor (Seller) - Goldman Sachs Mortgage Company

Depositor - GS Mortgage Securities Corp.

Trustee - Deutsche Bank National Trust Company

Servicer (Ocwen Loan Servicing, LLC), Subservicer or any other subservicer to which Servicer delegates servicing function to that is servicing 20% or more of pool assets at time of report

Originator - As identified on the Mortgage Loan Schedule

Counterparty - Goldman Sachs Capital Markets, L.P.

Custodian -U.S. Bank National Association
Purchaser Depositor Trustee Servicer Purchaser Depositor Custodian
		Item 1122 - Assessment of Compliance with Servicing Criteria	Each Party participating in the servicing function
		Item 1123 - Servicer Compliance Statement	Servicer

EXHIBIT T

YIELD MAINTENANCE AGREEMENT

The purpose of this communication is to set forth the terms and conditions of the above referenced transaction entered into on the Trade Date specified below (the “Transaction”) between Goldman Sachs Capital Markets, L.P. (“GSCM”), guaranteed by The Goldman Sachs Group, Inc. (“Goldman Group”) and Goldman Sachs Mortgage Company, L.P. (“Counterparty”). This communication supersedes and replaces all prior communication between the parties hereto with respect to the Transaction described below. This communication constitutes a “Confirmation” as referred to in paragraph 2. below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation.

2. This Confirmation evidences a complete and binding agreement between GSCM and Counterparty as to the terms of the Transaction to which this Confirmation relates, and this Confirmation evidences the sole Transaction for the benefit of the GSAMP Trust 2006-S5 (“GSAMP”). This Transaction shall constitute a “Transaction” within the scope of, and this Confirmation shall supplement, form a part of, and be subject to, an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency-Cross Border) (the “Agreement”) as if the parties had executed an agreement in such form effective as of the Trade Date but without any Schedule except for (i) the election of Market Quotation and Second Method, (ii) New York law (without regard to the conflicts of law principles) as the governing law, (iii) US Dollars as the Termination Currency, (iv) the election that subparagraph (ii) of Section 2(c) will apply to Transactions, (v) only Section 5(a)(i) Failure to Pay and Section 5(a)(vii) Bankruptcy will be applicable to the parties; provided however, with respect to GSAMP only, Section 5(a)(vii)(2) is hereby amended as follows: “(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate certificates) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate certificates) as they become due” (all other Events of Default will not apply to either party), (vi) Section 5(a)(i) is modified by replacing the word “third” in the last line of Section 5(a)(i) with the word “first”, (vii) only 5(b)(i) illegality, 5(b)(ii) Tax Event and 5(b)(iii) Tax Event Upon Merger will be applicable to the parties (all other Termination Events will not apply to either party), (viii) the Limited Recourse; Non-Petition Provision (as described below in section 4B) shall apply and (ix) Set-off under Section 6(e) will not apply. In the event of any inconsistency between the Definitions, the Agreement and this Confirmation, this Confirmation will govern.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Applicable Notional Amount:	USD 173,609,266 (subject to adjustment in accordance with the Schedule set forth in Annex I)
Notional Amount for each Calculation Period:
The lesser of:

(i) The Applicable Notional Amount; and

(ii) The Aggregate Current Principal Balance of the Reference Securities on the monthly statement from the Trustee for the distribution occurring on the first day of the applicable Calculation Period; provided, however, that any reductions in the Notional Amount shall not give rise to a payment by either party of any settlement amount, breakage costs, or other amounts representing the future value of the portion of the Notional Amount which has been reduced.

Aggregate Current Principal Balance shall mean the sum of the amounts published on the GS065$ distribution statement on the internet website https://www.tss.db.com/invr under the column heading Current Principal Balance for Class A-1, M-1, M-2, M-3, M-4 and M-7.

If such report does not appear on the internet website referenced above, the Current Principal Balance can be obtained by contacting the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - GSO65S, or by contacting the trustee’s investor relations desk at (800) 735-7777; provided, however, if the Current Principal Balance is still not available from the above sources on the fifth Business Day following the first day of the Calculation Period the Notional Amount will be

The lesser of:
(i) The Applicable Notional Amount
(ii) The Aggregate Current Principal Balance of the Reference Securities applicable to the previous Calculation Period
Reference Securities:	GSAMP Mortgage Pass-Through Certificates 2006-S5, Class A-1 (CUSIP 36244W AA 7)
GSAMP Mortgage Pass-Through Certificates 2006-S5, Class M-1 (CUSIP 36244W AC 3)
GSAMP Mortgage Pass-Through Certificates 2006-S5, Class M-2 (CUSIP 36244W AD 1)
GSAMP Mortgage Pass-Through Certificates 2006-S5, Class M-3 (CUSIP 36244W AE 9)
GSAMP Mortgage Pass-Through Certificates 2006-S5, Class M-4 (CUSIP 36244W AF 6)
GSAMP Mortgage Pass-Through Certificates 2006-S5, Class M-7 (CUSIP 36244W AJ 8)
Trade Date:	August 7, 2006
Effective Date:	February 25, 2007
Termination Date:	April 25, 2011, subject to adjustment in accordance with the Modified Following Business Day Convention
Floating Amounts:
Floating Rate Payer (Cap Seller):	GSCM
Cap Rate:	6.10%
Floating Rate Payer Payment Dates:	On the day that is one (1) Business Day prior to each Floating Rate Period End Date.
Floating Rate Option:	USD-LIBOR-BBA
Floating Rate Designated Maturity:	1 Month
Floating Rate Reset Dates:	The first day of each Calculation Period
Floating Rate Day Count Fraction:	Actual/360
Floating Rate Period End Dates:	Monthly, on the 25th day of each month, commencing on March 25, 2007 and ending on the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Amounts:
Fixed Rate Payer (Cap Buyer):	Counterparty
Fixed Rate Payer Payment Date:	August 9, 2006, subject to adjustment in accordance with the Modified Following Business Day Convention.
Fixed Amount:	USD 432,000 payable by Goldman Sachs Mortgage Company, L.P. to GSCM on the Fixed Rate Payer Payment Date
Business Days:	New York and Los Angeles
Calculation Agent:	GSCM
Governing Law:	New York law
4. Additional Provisions:

A. Assignment Provisions:

It is acknowledged and agreed by the parties that this Transaction shall be subject to assignment first by Counterparty to GS Mortgage Securities Corp., then, simultaneously, (i) by GSCM to Goldman Sachs Mitsui Marine Derivative Products, L.P. (“GSMMDP”) and (ii) by GS Mortgage Securities Corp. to Deutsche Bank National Trust Company, solely as trustee (the ‘Trustee”) on behalf of the holders of GSAMP Mortgage Pass-Through Certificates, Series 2006-S5 (CUSIP Number: see Reference Securities; the “Certificates”) (each such assignee is referred to herein as an “Assignee” and each such assignor is referred to herein as an “Assignor”). These assignments shall occur on the day the Assignor and Assignee agree to such assignment and provide written or oral notification of the effective date of assignment to the relevant constant party, or, in the case of a simultaneous double assignment, the other assignor and/or assignee, as appropriate (the “Constant Party”) (each such day hereinafter referred to as an “Assignment Date”). Furthermore, with respect to each assignment of the Transaction to an Assignee, the Assignee shall accept assignment of the Transaction subject to all terms of this Confirmation and all references to the term “Counterparty” herein shall be deemed references to each subsequent assignee of Counterparty and all references to the term “GSCM” herein shall be deemed references to each subsequent assignee of “GSCM”. On each Assignment Date, Constant Party, the relevant Assignor and the relevant Assignee, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration received, agree as follows:

(a) Assignor sells, assigns, transfers, and sets over to Assignee, its successors and permitted assigns, all of its right, title, and interest in, to, under, and in respect of, the Transaction. Assignor releases and discharges Constant Party from, and agrees not to make any claim against Constant Party with respect to, any obligations of Constant Party arising and to be performed under and in respect of the Transaction after the Assignment Date. Assignor agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(b) Assignee accepts such sale, assignment and transfer and assumes and agrees to perform each and every obligation of Assignor arising and to be performed under the Transaction after the Assignment Date, with the same force and effect as if Assignee had been a party to the Transaction originally; it being understood and agreed that, with respect to the Trustee as Assignee, the Trustee is an assignee solely by reason of its capacity as trustee (and not in its individual capacity) and the Trustee in its individual capacity shall have no obligation or liability for payment of any indebtedness or expenses and shall not be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken hereunder.

(c) Constant Party consents to the sale, assignment and transfer by Assignor and the assumption by Assignee referred to above. Constant Party releases and discharges Assignor from, and agrees not to make any claim against Assignor with respect to any obligations of Assignor arising and to be performed under and in respect of the Transaction after the Assignment Date. Constant Party agrees that Assignee has no liability with respect to any obligation arising or to be performed under and in respect of the Transaction prior to or on the Assignment Date.

(d) Assignor hereby represents and warrants to, and covenants and agrees with, Assignee and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assign and delegate to Assignee its rights and obligations under the Transaction as provided herein and has taken all necessary action to authorize such assignment and delegation; and (iii) such assignment and delegation is its legal, valid, and binding obligation enforceable against Assignor in accordance with the terms hereof.

(e) Assignee hereby represents and warrants to, and covenants and agrees with, Assignor and Constant Party that: (i) it is duly organized, validly existing, and in good standing under the law of the jurisdiction of its organization; (ii) it has all requisite power and authority to assume the rights and obligations of Assignor under the Transaction as provided herein and perform its obligations under the Transaction and has taken all necessary action to authorize such assumption and performance; and (iii) such assumption and the Transaction is its legal, valid, and binding obligation enforceable against Assignee in accordance with the terms hereof.

(f) Any additional assignments of this Transaction to a party other than an Assignee shall require the consent of GSCM or GSMMDP, as the case may be, such consent not to be unreasonably withheld. Notwithstanding any provision to the contrary, no additional assignments of this Transaction to a party other than an Assignee shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such additional assignments of this Transaction until written confirmation is received from the rating agencies that have rated the Certificates that such assignment will not result in a withdrawal or downgrade of the ratings of the Certificates. Furthermore, no amendment of this Confirmation by an Assignee or other permitted assign shall be made, and GSCM or GSMMDP, as the case may be, shall not consent to such amendment of this Confirmation, until written confirmation from the rating agencies that have rated the Certificates that such amendment will not result in a withdrawal or downgrade of the ratings of the Certificates is received.

B. Limited Recourse; Non-Petition Provision:

To the extent GSAMP or the Trustee is a counterparty to GSMMDP under the terms of this Transaction, the obligations of GSAMP hereunder shall be limited recourse obligations and GSMMDP agrees that it will not, prior to the date that is one year and one day after the payment in full of all the Certificates (as defined in the Goldman, Sachs & Co. Offering Memorandum dated [ TBD ] in connection with the Certificates offering by GSAMP), acquiesce, petition or otherwise invoke or cause such permitted assigns to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against such permitted assigns under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such permitted assigns or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such permitted assigns or making an assignment for the benefit of creditors. Nothing contained herein shall prohibit GSMMDP from submitting a claim or proof of claim, in any proceeding or process instituted by or against such permitted assigns.

C. Additional Termination Events:

(a) It shall be an Additional Termination Event, with GSMMDP as the sole Affected Party, if the Depositor determines at any time that it is required for purposes of compliance with Item 1115(b) of Regulation AB to provide any financial or other data relating to GSMMDP and, within 15 calendar days of such determination, GSMMDP fails to assign this Agreement and all of its obligations hereunder to a substitute counterparty that (A) has agreed to provide any financial or other data required under Regulation AB, (B) has agreed to provide indemnifications relating to such financial or other data acceptable to the Depositor, (C) satisfies the Rating Agency Condition and (D) is approved by the Depositor (which approval shall not be unreasonably withheld). For the avoidance of doubt, unless otherwise specified in this Agreement, GSMMDP shall be under no obligation to provide any such financial or other data, whether in connection with this Termination Event or otherwise. For purposes of this Termination Event, (i) “Commission” shall mean the Securities and Exchange Commission, (ii) “Depositor” shall mean GS Mortgage Securities Corp., and (iii) “Regulation AB” shall mean the Asset Backed Securities Regulation AB, 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

(b) It shall be an Additional Termination Event, with GSMMDP as the sole Affected Party (except as expressly provided herein) if GSMMDP, a replacement counterparty, or a person or an entity that guarantees the obligations of GSMMDP or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least “BBB-” or “A-3” (if applicable) by S&P and at least “Al” by Moody’s) and none of the following events has occurred:

(I) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, GSMMDP or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

(II) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, GSMMDP or such replacement counterparty, as the case may be, posts collateral to GSAMP pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for GSMMDP pursuant to an amendment of this Agreement in a form acceptable to the Trustee which amendment shall also be subject to satisfaction of Rating Agency Condition;

(III) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of GSMMDP or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

(IV) within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, GSMMDP or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

(c) It shall also be an Additional Termination Event, with GSMMDP as the sole Affected Party (except as expressly provided herein) if GSMMDP, a replacement counterparty, or a person or an entity that guarantees the obligations of GSMMDP or a replacement counterparty, as the case may be, has a rating withdrawn or reduced below “BBB-” or “A-3” (if applicable) by S&P or below “A1” by Moody’s and within 7 days thereafter, GSMMDP or such replacement counterparty, as the case may be, while posting collateral to GSAMP, fails to transfer this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

Upon downgrade of GSMMDP below the Required Hedge Counterparty Rating or below “BBB-” or “A-3” (if applicable) by S&P or below “A1” by Moody’s, or if S&P or Moody’s withdraws its ratings for any reason, GSMMDP will promptly give notice of the circumstances to GSAMP and to the rating agencies that at the time are providing ratings for the Certificates.

GSAMP shall be entitled to (A)(l) in case of an Additional Termination Event described in Paragraph 4C(b), designate a date that is not earlier than the expiration of the 30 day period referred to in Paragraph 4C(b) as an Early Termination Date in respect of this transaction by giving notice to GSMMDP at least 10 days prior to the date so designated as the Early Termination Date (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in Paragraph 4C(c), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to GSMMDP and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of GSMMDP hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

In connection with a transfer of this Agreement as described in this Paragraph 4C, GSMMDP shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty. In addition, if GSMMDP pursues any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Paragraph 4C(b) above, it shall do so at its sole cost and expense.

As used herein, “Moody’s” means Moody’s Investors Service, Inc., including any official successor to Moody’s.

As used herein, “S&P” means Standard & Poor’s Ratings, a division of the McGraw-Hill Companies, Inc., including any official successor to S&P.

As used herein, “Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency then rating the Certificates shall have been given ten days (or such shorter period as is acceptable to each such rating agency) prior notice of that action and that each such rating agency shall have notified the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the Certificates that it maintains.

As used herein, “Required Hedge Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “Al” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty, or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

For any Additional Termination Event, the date that GSMMDP or GSAMP, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions.

D. GSMMDP Covenant: Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Paragraph 4C(b), GSMMDP shall take the actions described in accordance with Paragraph 4C(b)(i), (ii), (iii) or (iv). Following a failure to satisfy the rating requirements set forth in Paragraph 4C(c), GSMMDP shall take the actions described in accordance with Paragraph 4C(c).

E. Payer Representation: GSMMDP and GSAMP (each, a “Payer”) represents that they are not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any relevant jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the other party under the Agreement. Each Payer is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement. In making this representation, each Payer may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

5. Credit Support Documents:
(i) Support Agreement dated as of October 8, 1993 among GSMMDP, Mitsui Sumitomo Insurance Company, Limited (formerly known as Mitsui Marine and Fire Insurance Co., Ltd.,) (Mitsui Marine) and The Goldman Sachs Group, Inc. (Goldman Group) shall constitute a Credit Support Document with respect to the obligations of GSMMDP.

(ii) Guaranty dated as of December 20, 2000 between Mitsui Marine and Goldman Group in favor of Counterparty as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of GSMMDP.

Annex I

Schedule

For the Calculation Periods from and including**:	to but excluding**:	The applicable USD Notional Amount shall be:
February 25, 2007	March 25, 2007	173,609,266
March 25, 2007	April 25, 2007	161,123,781
April 25, 2007	May 25, 2007	148,330,145
May 25, 2007	June 25, 2007	136,139,446
June 25, 2007	July 25, 2007	124,433,446
July 25, 2007	August 25, 2007	113,234,973
August 25, 2007	September 25, 2007	102,483,147
September 25, 2007	October 25, 2007	93,110,912
October 25, 2007	November 25, 2007	84,160,296
November 25, 2007	December 25, 2007	75,585,957
December 25, 2007	January 25, 2008	68,214,634
January 25, 2008	February 25, 2008	68,214,634
February 25, 2008	March 25, 2008	68,214,634
March 25, 2008	April 25, 2008	68,214,634
April 25, 2008	May 25, 2008	66,214,634
May 25, 2008	June 25, 2008	68,214,634
June 25, 2008	July 25, 2008	66,214,634
July 25, 2008	August 25, 2008	68,214,634
August 25, 2008	September 25, 2008	68,214,634
September 25, 2008	October 25, 2008	68,214,634
October 25, 2008	November 25, 2008	68,214,634
November 25, 2008	December 25, 2008	68,214,634
December 25, 2008	January 25, 2009	68,214,634
January 25, 2009	February 25, 2009	68,214,634
February 25, 2009	March 25, 2009	66,157,384
March 25, 2009	April 25, 2009	65,918,713
April 25, 2009	May 25, 2009	65,790,712
May 25, 2009	June 25, 2009	63,761,795
June 25, 2009	July 25, 2009	61,068,078
July 25, 2009	August 25, 2009	58,487,812
August 25, 2009	September 25, 2009	56,018,232
September 25, 2009	October 25, 2009	53,648,769
October 25, 2009	November 25, 2009	51,381,049
November 25, 2009	December 25, 2009	49,208,878
December 25, 2009	January 25, 2010	47,128,241
January 25, 2010	February 25, 2010	45,135,291
February 25, 2010	March 25, 2010	43,226,341
March 25, 2010	April 25, 2010	41,397,860
April 25, 2010	May 25, 2010	39,646,464
May 25, 2010	June 25, 2010	37,968,912
June 25, 2010	July 25, 2010	36,362,098
July 25, 2010	August 25, 2010	34,823,048
August 25, 2010	September 25, 2010	33,348,910
September 25, 2010	October 25, 2010	31,936,956
October 25, 2010	November 25, 2010	30,584,568
November 25, 2010	December 25, 2010	29,289,240
December 25, 2010	January 25, 2011	28,048,573
January 25, 2011	February 25, 2011	26,860,263
February 25, 2011	March 25, 2011	25,722,196
March 25, 2011	April 25, 2011	24,632,181

**subject to adjustment in accordance with the Modified Following Business Day Convention

6. The parties hereby agree (a) to check this Confirmation (Reference No.: NUUC608171 (900000000)) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between GSCM, GSMMDP and Counterparty, with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Swap Administration, facsimile No. 212-902-5692.

Very truly yours,
GOLDMAN SACHS CAPITAL MARKETS, L.P.
By: Goldman Sachs Capital Markets, L.L.C. General Partner
By: ___________________________________ Name: James Gavin Title: Vice President

Agreed and Accepted By:

GOLDMAN SACKS MITSUI MARINE DERIVATIVE PRODUCTS, LP.

By: GSMMDPGP, Inc.,
General Partner

By: _______________________________
Name:
Title:

Agreed and Accepted By:
Goldman Sachs Mortgage Company, L.P.

By: _______________________________
Name:
Title:

Counterparty Reference No.: _______________________

EXHIBIT U

REPRESENTATIONS AND WARRANTIES AGREEMENT

This REPRESENTATIONS AND WARRANTIES AGREEMENT (“Agreement”), dated as of August 18, 2006 (the “Closing Date”), is between GOLDMAN SACHS MORTGAGE COMPANY (“GSMC” or the “Seller”) and GS MORTGAGE SECURITIES CORP. (the “Depositor” or the “Purchaser”).

W I T N E S S E T H:

WHEREAS, GSMC acquired certain mortgage loans (the “Conduit Mortgage Loans”) set forth on the mortgage loan schedule attached hereto as Schedule I (the “Conduit Mortgage Loan Schedule”) from various mortgage loan sellers pursuant to certain Master Loan Purchase Agreements (the “Conduit Purchase Agreements”), each between GSMC, as purchaser, and the applicable mortgage loan seller, as seller;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Defined Terms.

(a)  Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement. In the event of a conflict between any of the defined terms contained in this Agreement and the Pooling and Servicing Agreement, the definitions contained in the Pooling and Servicing Agreement shall control.

(b)  The following capitalized terms shall have the meanings assigned to such terms below:

Accepted Servicing Practices: With respect to any Mortgage Loan those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

ALTA: The American Land Title Association, or any successor thereto.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan by GSMC in accordance with the terms of this Agreement.

High Cost Loan: A Mortgage Loan that is (a) covered by the Home Ownership and Equity Protection Act of 1994, (b) identified, classified or characterized as “high cost,” “threshold,” “covered”, or “predatory” under any other applicable state, federal or local law (or a similarly identified, classified or characterized loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) categorized as “High Cost” or “Covered” pursuant to Appendix E of the then current Standard & Poor’s LEVELs Glossary.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the outstanding principal amount of the such Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) the Appraised Value of the Mortgaged Property at origination and (b) if such Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property,

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Original Sale Date: With regard to each Conduit Mortgage Loan, the date on which GSMC acquired such Mortgage Loan from the applicable original loan seller.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by GSMC for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be paid by GSMC to the Depositor or its designee in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than, and not more than one year less than, that of the Deleted Mortgage Loan (iv) be of the same type as the Deleted Mortgage Loan (i.e., fixed rate or adjustable rate with the same Periodic Rate Cap, and Index); and (v) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Section 2 of this Agreement.

Section 2.  Representations and Warranties of GSMC.

(a)  As to each Conduit Mortgage Loan (except as otherwise set forth on Exhibit II hereto), GSMC hereby makes the representations and warranties set forth in Exhibit I hereto to the Depositor as of the Closing Date (or such other date as set forth herein).

Section 3.  Repurchase or Substitution Obligation for Breach of a Representation or Warranty.

(a)  Within sixty (60) days of the earlier of either discovery by or notice to GSMC of any breach of a representation or warranty which materially and adversely affects the value of the Mortgage Loans or the interest of the Depositor therein (or which materially and adversely affects the value of the applicable Mortgage Loan or the interest of the Depositor therein), GSMC shall cure such breach in all material respects and, if such breach cannot be cured, GSMC shall, at the Depositor’s option, within sixty (60) calendar days of GSMC’s receipt of request from the Depositor, repurchase such Mortgage Loan at the Repurchase Price. Notwithstanding the above sentence, within 60 days of the earlier of either discovery by, or notice to, GSMC of any breach of the representations or warranties set forth in clauses (t), (x), (bb), (cc), (dd) or (ff) of Exhibit I hereto, GSMC shall repurchase such affected Mortgage Loan at the Repurchase Price. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s instructions.

However, if the breach shall involve a representation or warranty set forth in Section 2 of this Agreement relating to any Mortgage Loan and GSMC discovers or receives notice of any such breach within two years of the Closing Date, GSMC shall, at the Depositor’s option and provided that GSMC has a Qualified Substitute Mortgage Loan, rather than repurchase such Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Mortgage Loans, provided that any such substitution shall be effected not later than two years after the Closing Date. If GSMC has no Qualified Substitute Mortgage Loan, GSMC shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Mortgage Loans pursuant to the foregoing provisions of this Section 3 shall be accomplished by direct remittance of the Repurchase Price to the Depositor or its designee in accordance with the Depositor’s instructions.

At the time of repurchase or substitution, the Depositor and GSMC shall arrange for the reassignment of the Deleted Mortgage Loan to GSMC and the delivery to GSMC of any documents held by the Trustee or the related Custodian, as the case may be, relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, GSMC shall, simultaneously with such reassignment, give written notice to the Depositor that such repurchase or substitution has taken place, amend the applicable Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the applicable Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, GSMC shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. GSMC shall effect such substitution by delivering to the Trustee or the related Custodian or to such other party as the Depositor may designate in writing for such Qualified Substitute Mortgage Loan the documents required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required by the Pooling and Servicing Agreement. No substitution will be made in any calendar month after the initial Determination Date for such month. GSMC shall remit directly to the Depositor, or its designee in accordance with the Depositor’s instructions the monthly payment less the Servicing Fee due, if any, on such Qualified Substitute Mortgage Loan or Mortgage Loans in the month following the date of such substitution. Monthly payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by GSMC. For the month of substitution, distributions to the Depositor shall include the monthly payment due on any Deleted Mortgage Loan in the month of substitution, and GSMC shall thereafter be entitled to retain all amounts subsequently received by GSMC in respect of such Deleted Mortgage Loan.

For any month in which GSMC substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, GSMC shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall, together with one month’s interest at the Mortgage Interest Rate on the Deleted Mortgage Loan, shall be distributed by GSMC directly to the Depositor or its designee in accordance with the Depositor’s instructions within two (2) Business Days of such substitution.

Any cause of action against GSMC relating to or arising out of the breach of any representations and warranties made in Section 2 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Depositor or notice thereof by GSMC to the Depositor, (ii) failure by GSMC to cure such breach, repurchase such Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as specified above, and (iii) demand upon GSMC by the Depositor for compliance with this Agreement.

(b)  It is understood and agreed that the obligation of GSMC set forth in Section 3(a) to repurchase or substitute for a Mortgage Loan in breach of a representation or warranty contained in Section 2 constitutes the sole remedy of the Depositor or any other person or entity with respect to such breach.

(c)  In the event a Conduit Mortgage Loan is required to be repurchased due to an early payment default under the Conduit Purchase Agreements, GSMC shall pay to GSAMP Trust 2006-S5 (the “Trust”) the applicable repurchase price pursuant to the Conduit Purchase Agreements.

Section 4.  Document Delivery Requirements.

GSMC shall deliver to the Depositor all documents and instruments required under Section 2.01 of the Pooling and Servicing Agreement with respect to the Conduit Mortgage Loans. In the event any document or instrument required to be delivered to the Depositor pursuant to Section 2.01 of the Pooling and Servicing Agreement, including an original or copy of any document submitted for recordation to the appropriate public recording office, is not so delivered to the Depositor, and in the event that GSMC does not cure such failure within 60 days of discovery or receipt of written notification of such failure from the Depositor, GSMC shall, at the Depositor’s option, repurchase such Conduit Mortgage Loan at the Repurchase Price, together with all expenses incurred by the Depositor as a result of such repurchase.

Section 5.  Term of Representation and Warranties.

The representations and warranties of GSMC set forth in Section 2 shall inure to the benefit of the Depositor and its successors and assigns until all amounts payable to Certificateholders under the Pooling and Servicing Agreement have been paid in full.

Section 6.  Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.  GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARDS TO CONFLICTS OF LAWS PRINCIPLES.

Section 8.  Severability of Provisions.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 9.  Captions.

The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.  Successors and Assigns.

This Agreement may not be assigned, pledged or hypothecated by any party hereto, except that the Depositor’s rights under this Agreement may be assigned to the Trustee and are exercisable by the Trustee (and its successors and assigns) and will be enforceable by the Trustee. Any entity into which GSMC or the Depositor may be merged or consolidated shall, without the requirement for any further writing, be deemed GSMC or the Depositor, respectively, hereunder.

Section 11.  Third Party Beneficiary.

The parties agree that the Trust (including the Trustee and the Servicer acting on the Trust’s behalf) is an intended third-party beneficiary of this Agreement with the right to enforce the provisions hereof and the rights to obtain the benefit of the enforcement of the obligations and covenants of GSMC under Section 3 of this Agreement as if the Trustee were a party to this Agreement.

Section 12.  Amendments.

This Agreement may be amended from time to time by the parties hereto.

[Remainder of this Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

GOLDMAN SACHS MORTGAGE COMPANY

By: Goldman Sachs Real Estate Funding Corp.,
its General Partner

By:_________________________________
Name:
Title:

GS MORTGAGE SECURITIES CORP.

By:_________________________________
Name:
Title:

EXHIBIT I

  Representations and Warranties Regarding the Conduit Mortgage Loans

(a)  Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loans is complete, true and accurate;

(b)  Criteria for Eligible Loans. The Mortgage Loan has been underwritten in accordance with, and meets the parameters of, the underwriting requirements set forth in the Underwriting Guide or the Seller’s underwriting guidelines. No Mortgage Loan is (i) covered by the provisions of the Homeownership and Equity Protection Act of 1994 or (ii) in violation of, or classified as a “high cost”, “threshold”, “covered” or “predatory” loan under, any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). No Mortgage Loan is subject to any rights of rescission, counterclaims or defenses;

(c)  Compliance with Applicable Laws: Each Mortgage Loan has been originated in compliance with all applicable local, state and federal laws and regulations including, without limitation, usury and predatory lending laws;

(d)  Origination/Doing Business: The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. All parties who have had any interest in the Mortgage Loan, whether as a mortgagee, assignee, pledgee or otherwise are (or during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state where the Mortgaged Property is located, and (b) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (c) not doing business in such state;

(e)  Validity of Loan Documents: The Mortgage Note and the Mortgage and any other agreement executed by a Mortgagor in connection with a Mortgage Loan are genuine and each is the legal, valid, and binding obligation of its maker. Each is enforceable according with its terms (including without limitation, any provisions relating to prepayment charges or penalties), except as limited by bankruptcy, insolvency or other similar laws generally affecting the enforcement of creditor’s rights. To the best of the Seller’s knowledge, all parties associated with the Mortgage Note, the Mortgage and any related document had legal capacity to enter into the Mortgage Loan and to execute and deliver said documents and said documents have been duly and properly executed by all such related parties;

(f)  No Defenses: The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury. The operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, will not render the Mortgage Note or the Mortgage unenforceable, in whole or in part or subject to any right of rescission, set-off, counterclaim or defense, including without limitation, the defense of usury. In addition, no such right of rescission, set-off, counterclaim or defense has been asserted with respect to the Mortgage Note or the Mortgage. To the best of the Seller’s knowledge, no Mortgagor was a debtor in any local, state or federal bankruptcy or insolvency proceeding at the time the related Mortgage Loan was originated or as of the related origination date;

(g)  No Defaults: Other than payments due but not yet 30 days or more delinquent, to the best of the Seller’s knowledge, there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration. No such default, breach, violation or event which would permit acceleration has been waived by the Seller or by any other entity involved in originating the Mortgage Loan. With respect to each second lien loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event which would permit acceleration existing under such prior mortgage or the related mortgage note, (iii) there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the second lien loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(h)  Original Terms Unmodified: The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by written instrument. Any such instrument was recorded in the applicable public recording office if necessary to protect the interests of the Purchaser in the related Mortgage Loan. In addition, the changes to the terms have been delivered to the Purchaser or its designee and reflected on the Loan Schedule. No Mortgage Loan has been modified so as to restructure the payment obligations or extend the maturity date of the Mortgage Loan. The substance of any such waiver, alteration or modification has been approved by the title insurer to the extent required by the title policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the issuer of the title insurance, to the extent required by the policy, and which assumption agreement is part of the Custodial File delivered to the Purchaser or its designee and the terms of which are reflected in the Loan Schedule;

(i)  No Satisfaction of Mortgage: The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(j)  Customary Provisions: The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including: by trustee’s sale, in the case of a Mortgage designated as a deed of trust; and by judicial foreclosure. There are no homestead or other exemptions or other rights or interests available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage, subject to applicable federal, state and local laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(k)  Full Disbursement of Loan Proceeds: Each Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed. There is no obligation for the Mortgagee to advance additional funds and any and all requirements to complete any on-site or off-site improvement have been complied with as well as any disbursements of escrow funds;

(l)  Ownership: The Seller is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note. The Mortgage Loan is not assigned or pledged other than for normal warehouse arrangements or other warehouse arrangements previously disclosed to the Purchaser, and the Seller has good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to the underlying purchase documents, as applicable;

(m)  Improvements: All the improvements that were considered in determining the appraised value of the Mortgaged Property lie wholly within its boundaries and the building restriction lines of the Mortgaged Property. Otherwise, the title insurance policy insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey. No improvements to adjoining properties encroach upon the Mortgaged Property in any respect so as to affect the value or marketability of the Mortgaged Property. No improvement located on, or being part of, the Mortgaged Property is in violation of any applicable zoning law or regulation;

(n)  Proper Servicing: The Mortgage Loan has been serviced by the Seller (or a servicer or subservicer on its behalf) and any predecessor servicer in accordance with Accepted Servicing Practices, applicable laws and regulations and have been in all respects legal and proper and prudent in the mortgage origination and servicing business;

(o)  All Payments Made: Other than with respect to payments not yet 30 days delinquent, no Mortgage Loan is 30 or more days delinquent on the Closing Date, nor has any Mortgage Loan been delinquent since its origination date. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds, directly or indirectly, from a party other than the owner of the related Mortgaged Property for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the date which precedes by one month the due date of the first installment of principal and interest;

(p)  Title Insurance Policy: Each Mortgage Loan is covered by an ALTA lender’s title insurance policy, or with respect to any Mortgage Loan for which the related Mortgaged Property is located in California, a CLTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac. The title insurance policy:

(1)	is issued by a title insurer who is qualified to do business in the jurisdiction where the Mortgaged Property is located;

(2)	insures the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan;

(3)
insures against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the interest rate and monthly payment for any adjustable rate Mortgage Loan;

(4)	affirmatively insures ingress and egress to and from the Mortgaged Property;

(5)	insures against encroachments by or upon the Mortgaged Property or any interest therein;

(6)	names the Seller, its successors and assigns, as the sole insured of the title insurance policy;

(7)	is valid and remains in full force and effect; and

(8)
does not contain any special exceptions (other than standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard exceptions with a specific survey reading;

In addition, no claims are pending under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such policy;

(q)  Fire, Hazard and Flood Insurance: All buildings and other improvements on the Mortgaged Property are insured. The buildings and other improvements are insured against loss by fire, hazards of extended coverage and other hazards. If the Mortgaged Property is in an area identified on a Flood Hazard Map or Flood Insurance Rate Map issued by the Federal Emergency Management Agency as having special flood hazards, the property must have a flood insurance policy in effect. The flood insurance policy meets the requirements of the current guidelines of the Federal Insurance Administration. All such insurance policies contain a standard Mortgagee clause naming the Seller, its successors and assigns as Mortgagee and all premiums due have been paid. Each Mortgage obligates the Mortgagor to maintain all such insurance at the Mortgagor’s cost and expense. If the Mortgagor fails to maintain such insurance, then the holder of the Mortgage is authorized to obtain such insurance and to seek reimbursement from the Mortgagor;

(r)  Mortgaged Property Undamaged; No Condemnation Proceedings: (i) There is no proceeding pending or, to the Seller’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. (ii) To the Seller’s knowledge, the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty.

(s)  No Mechanics’ Liens: There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

(t)  Single-premium Credit Insurance: In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life, credit disability, credit unemployment or credit property insurance policy;

(u)  Valid First and Second Lien: Each Mortgage is a valid, enforceable and perfected second lien on real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time, with respect to the foregoing. The lien of the Mortgage is subject only to: the lien of the first mortgage on the Mortgaged Property; the lien of current real estate property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected second lien and second priority security interest on the property described therein and Seller has full right to sell and assign the same to the Seller;

(v)  No Delinquent Amounts: There are no delinquent amounts that affect the Mortgaged Property including, but not limited to: real estate property taxes; ground rents; water charges; sewer and municipal charges; insurance premiums; leasehold payments; and governmental assessments;

(w)  Payment Terms: Principal payments on each Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with such Mortgage Loan. The Mortgage Interest Rate as well as, with respect to Adjustable Rate Mortgage Loan, the lifetime rate cap and the periodic cap are as set forth on the Mortgage Loan Schedule. Except during the interest only period for any Interest Only Mortgage Loan and with respect to any balloon Mortgage Loan, the Mortgage Note is payable in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable-rate loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each adjustment date, as set forth in the related Mortgage Note, with interest calculated and payable in arrears, sufficient to fully amortize the Mortgage Loan by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. No Mortgage Loan contains a provision allowing the Mortgagor to convert the mortgage interest rate from an adjustable interest rate to a fixed interest rate. No Mortgage Loan contains terms or provisions which would result in negative amortization;

(x)  Prepayment Premiums: Except as set forth in the Mortgage Loan Schedule, each Mortgage Loan is subject to a Prepayment Premium. With respect to each Mortgage Loan that has a Prepayment Premium feature, each such Prepayment Premium is enforceable, and each Prepayment Premium is permitted pursuant to federal, state and local law. Each such Prepayment Premium is in an amount equal to or less than the maximum amount permitted under applicable law; however, no such Prepayment Premium may be imposed for a term in excess of three (3) years (or five years with respect to Mortgage Loans originated prior to October 1, 2002);

(y)  Location and Type of Mortgaged Property: The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development;

(z)  Occupancy of Mortgaged Property: To the best of the Seller’s knowledge, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(aa)  Leaseholds: If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than fifteen (15) years; (5) the term of such lease to extend at least five (5) years beyond the term of the Mortgage unless such lease contains a provision for future vesting of land to the Mortgagor or homeowner’s association after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(bb)  Credit Information: (i) As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Seller to the Purchaser, the Seller has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded by the terms of the Mortgage Loan Documents from furnishing the same to any subsequent or prospective purchaser of such Mortgage. (ii) The Seller has in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian Credit Information Services, Inc. and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(cc)  Predatory Lending Regulations: No Mortgage Loan is a High Cost Loan. No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

(dd)  Arbitration: With respect to any Mortgage Loan originated after August 1, 2004, no Mortgagor agreed to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(ee)  LTV. No Mortgage Loan has a LTV greater than 100%;

(ff)  Qualified Mortgage. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(gg)  Delivery to the Custodian. With respect to each Mortgage Loan, GSMC is in possession of a complete Mortgage File except for the documents which have been delivered to the Custodian or which have been submitted for recording and not yet returned;

(hh) No Fraud. To the best of the Seller’s knowledge, no action, error, omission, misrepresentation, negligence, fraud or similar occurrence regarding the Mortgage Loans has taken place on the part of the Seller or any person, including, without limitation, the Mortgagor, any independent contractor retained by the Seller, any appraiser, any broker, any correspondent, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loans; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty; and

(ii) Environmental Laws. To the best of the Seller’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation; provided, however, that if it is discovered by the Seller that the substance of such representation and warranty is inaccurate, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of such representation and warranty.

EXHIBIT II

Exceptions to Representations and Warranties Regarding the Mortgage Loans

Representation	Exceptions
(o)
As of the Statistical Calculation Date, approximately 0.140% of the Conduit Mortgage Loans are one Monthly Payment delinquent and none of the Conduit Mortgage Loans are two Monthly Payments delinquent.

(o)	As of the Cut-off Date, approximately 0.147% of the Conduit Mortgage Loans are one Monthly Payment delinquent and none of the Conduit Mortgage Loans are two Monthly Payments delinquent.

SCHEDULE I

Conduit Mortgage Loan Schedule

EXHIBIT V

FORM OF ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA EMAIL TO DBSec.Notifications@db.com AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Deutsche Bank National Trust Company, as trustee
1761 St. Andrew Place
Santa Ana, California 92705
Email: DBSec.Notifications@db.com

Attn.: Trust & Securities Services - GS065S

RE: **Additional Form [10-D] [10-K] [8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section 8.12 of the Pooling and Servicing Agreement (the “Agreement”), dated as of August 1, 2006, among GS Mortgage Securities Corp., as depositor, Ocwen Loan Servicing, LLC, as servicer, U.S. Bank National Association, as a custodian, and Deutsche Bank National Trust Company, as trustee and as a custodian, the undersigned, as [_______________________] hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of additional Form [10-D] [10-K] [8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D] [10-K] [8-K] Disclosure:

Any inquiries related to this notification should be directed to [___________________] phone number [_________________]; email address [__________________].

[NAME OF PARTY], As [Role]

By:__________________________________________ Name: